                                                FILED PURSUANT TO RULE 424(b)(5)
                                          REGISTRATION STATEMENT NO.: 333-130408

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 1, 2007)

                                 $3,527,828,000
                                  (APPROXIMATE)

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
                                as Issuing Entity

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  as Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                          KEYBANK NATIONAL ASSOCIATION
                          IXIS REAL ESTATE CAPITAL INC.

                          as Sponsors and Loan Sellers

                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                                 as Loan Seller

                              ---------------------

      We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to the securitization transaction that is the subject of this prospectus supplement. Only the classes of commercial mortgage pass-through certificates listed in the table below are being offered by this prospectus supplement and the accompanying base prospectus. The offered certificates represent beneficial interests only in the issuing entity identified above and will not represent obligations of or interests in the depositor, any sponsor or any of their respective affiliates. The assets of the issuing entity will consist primarily of a pool of 333 commercial, multifamily and manufactured housing community mortgage loans with an initial mortgage pool balance of approximately
$4,417,019,866 and the other characteristics described in this prospectus supplement.

      INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD CAREFULLY
REVIEW THE FACTORS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE 51 OF THIS
PROSPECTUS SUPPLEMENT AND ON PAGE 18 OF THE ACCOMPANYING BASE PROSPECTUS.

      The holders of each class of offered certificates will be entitled to receive monthly distributions of interest, principal or both, commencing in
April 2007. The offered certificates will accrue interest from March 1, 2007.
The pass-through rates for some classes of the offered certificates will be variable. Credit enhancement for any particular class of the offered certificates is being provided through the subordination of various other classes, including multiple non-offered classes, of the certificates.

                                           APPROXIMATE INITIAL   APPROXIMATE
                            EXPECTED         TOTAL PRINCIPAL       INITIAL      ASSUMED FINAL    RATED FINAL
                         RATINGS (FITCH/   BALANCE OR NOTIONAL   PASS-THROUGH    DISTRIBUTION    DISTRIBUTION
                          MOODY'S/S&P)           AMOUNT              RATE            DATE            DATE
                         ---------------   -------------------   ------------   --------------   ------------

Class A-1 ............     AAA/Aaa/AAA      $     87,368,000        4.275%      December 2011    August 2048
Class A-2 ............     AAA/Aaa/AAA      $     63,315,000        5.282%        March 2012     August 2048
Class A-3 ............     AAA/Aaa/AAA      $    153,428,000        5.364%        July 2016      August 2048
Class A-SB ...........     AAA/Aaa/AAA      $    187,053,000        5.362%       October 2016    August 2048
Class A-4 ............     AAA/Aaa/AAA      $  1,090,152,000        5.378%       January 2017    August 2048
Class A-1A ...........     AAA/Aaa/AAA      $  1,205,597,000        5.371%       January 2017    August 2048
Class AM .............     AAA/Aaa/AAA      $    341,702,000        5.419%       January 2017    August 2048
Class AJ .............     AAA/Aaa/AAA      $    211,490,000        5.450%      February 2017    August 2048
Class B ..............      AA/Aa2/AA       $     77,297,000        5.479%      February 2017    August 2048
Class C ..............     AA-/Aa3/AA-      $     33,128,000        5.509%      February 2017    August 2048
Class D ..............       A/A2/A         $     77,298,000        5.558%      February 2017    August 2048
Class X ..............     AAA/Aaa/AAA      $  4,417,019,866       Variable      January 2022    August 2048

____________________

      No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association. The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates offered to you or determined if this prospectus supplement or the accompanying base prospectus is adequate or accurate. Any representation to the contrary is a criminal offense.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide Securities
Corporation, IXIS Securities North America Inc., KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Banc of America Securities LLC and Bear,
Stearns & Co. Inc. are the underwriters of this offering. Merrill Lynch, Pierce,
Fenner & Smith Incorporated and Countrywide Securities Corporation are acting as joint bookrunning managers in the following manner: Countrywide Securities
Corporation is acting as sole bookrunning manager with respect to 3.02% of the class C certificates, and Merrill Lynch, Pierce, Fenner & Smith Incorporated is
acting as sole bookrunning manager with respect to the remainder of the class C certificates and all other classes of offered certificates. IXIS Securities
North America Inc., KeyBanc Capital Markets, a Division of McDonald Investments
Inc., Banc of America Securities LLC and Bear, Stearns & Co. Inc. will act as co-managers. We will sell the offered certificates to the underwriters, who will sell their respective allotments of those securities from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about March 14, 2007. We expect to receive from this offering approximately $3,735,682,315 in sale proceeds, plus accrued interest on the offered certificates from and including March 1, 2007, before deducting expenses payable by us. Not every underwriter will have an obligation to buy offered certificates from us.

MERRILL LYNCH & CO.                           COUNTRYWIDE SECURITIES CORPORATION
IXIS SECURITIES NORTH AMERICA                           BEAR, STEARNS & CO. INC.
KEYBANC CAPITAL MARKETS                           BANC OF AMERICA SECURITIES LLC

             THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MARCH 1, 2007

ML-CFC Commercial Mortgage Trust 2007-5

Washington
5 properties
$25,334,798
0.6% of IPB
Idaho
1 property
$671,625
0.0% of IPB
Missouri
11 properties
$23,119,442
0.5% of IPB
North Dakota
2 properties
$3,344,587
0.1% of IPB
Minnesota
4 properties
$54,839,786
1.2% of IPB
Iowa
4 properties
$24,528,507
0.6% of IPB
Wisconsin
2 properties
$2,536,983
0.1% of IPB
Indiana
5 properties
$62,230,117
1.4% of IPB
Pennsylvania
8 properties
$143,352,300
3.2% of IPB
Vermont
2 properties
$5,348,158
0.1% of IPB
New Hampshire
1 property
$636,425
0.0% of IPB
Massachusetts
3 properties
$46,342,115
1.0% of IPB
Oregon
5 properties
$12,100,346
0.3% of IPB
Illinois
5 properties
$22,811,793
0.5% of IPB
Michigan
3 properties
$35,665,000
0.8% of IPB
New York
18 properties
$1,263,266,173
28.6% of IPB
Connecticut
5 properties
$56,321,717
1.3% of IPB
Nevada
3 properties
$38,510,000
0.9% of IPB
Ohio
12 properties
$78,637,753
1.8% of IPB
New Jersey
6 properties
$117,325,525
2.7% of IPB
Northern California
11 properties
$58,043,918
1.3% of IPB
Delaware
1 property
$3,450,000
0.1% of IPB
California
69 properties
$488,932,619
11.1% of IPB
District of Columbia
1 property
$32,500,000
0.7% of IPB
Virginia
10 properties
$78,863,788
1.8% of IPB
Maryland
19 properties
$181,101,265
4.1% of IPB
Southern California
58 properties
$430,888,702
9.8% of IPB
Utah
3 properties
$10,840,746
0.2% of IPB
North Carolina
14 properties
$80,966,393
1.8% of IPB
South Carolina
5 properties
$45,744,467
1.0% of IPB
Arizona
27 properties
$244,091,655
5.5% of IPB
Colorado
7 properties
$46,982,677
1.1% of IPB
Georgia
33 properties
$165,607,344
3.7% of IPB
Alaska
4 properties
$24,337,039
0.6% of IPB
New Mexico
9 properties
$15,607,607
0.4% of IPB
Florida
28 properties
$240,506,258
5.4% of IPB
Arkansas
5 properties
$630,911
0.0% of IPB
Tennessee
32 properties
$130,417,453
3.0% of IPB
Kentucky
3 properties
$44,253,750
1.0% of IPB
Kansas
8 properties
$42,396,574
1.0% of IPB
Oklahoma
11 properties
$15,989,889
0.4% of IPB
Texas
143 properties
$396,362,050
9.0% of IPB
Louisiana
5 properties
$44,055,079
1.0% of IPB
Mississippi
8 properties
$1,009,458
0.0% of IPB
Alabama
20 properties
$63,449,694
1.4% of IPB
< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

                 [LOGO] ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

          Commercial Mortgage Pass-Through Certificates, Series 2007-5
                      Geographic Overview of Mortgage pool

                [MAP OF ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5]

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS

     Cross-Collateralized and Cross-Defaulted Mortgage Loans,
         Multi-Property Mortgage Loans, Multi-Borrower Arrangements and

     The Controlling Class Representative and the Loan Combination

                                        3

     Reductions to Certificate Principal Balances in Connection with
         Realized Losses and Additional Trust Fund Expenses..................214
     Advances of Delinquent Monthly Debt Service Payments and

Annex A-1    --    Certain Characteristics of the Mortgage Loans

Annex A-2    --    Certain Statistical Information Regarding the Mortgage Loans

Annex A-3    --    Resurgens Plaza Trust Mortgage Loan Amortization Schedule

Annex A-4    --    Towne Park Apartments Trust Mortgage Loan Amortization
                   Schedule

Annex A-5    --    10000 Business Blvd. Trust Mortgage Loan Amortization
                   Schedule

Annex A-6    --    4010 Airpark Drive Trust Mortgage Loan Amortization Schedule

Annex B      --    Certain Characteristics Regarding Multifamily Properties in
                   Loan Group 2

Annex C      --    Description of the Ten Largest Mortgage Loans or Groups of
                   Cross-Collateralized Mortgage Loans

Annex D      --    Form of Certificate Administrator Report

Annex E      --    Class A-SB Planned Principal Balance Schedule

Annex F      --    Global Clearance, Settlement And Tax Documentation Procedures

                                        4

       IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS
                 SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS

      Information about the offered certificates is contained in two separate documents--

      o     this prospectus supplement, which describes the specific terms of the offered certificates; and

      o     the accompanying base prospectus, which provides general
            information, some of which may not apply to the offered
            certificates.

      You should read both this prospectus supplement and the accompanying base prospectus in full to obtain material information concerning the offered certificates. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement and the accompanying base prospectus.

      The annexes attached to this prospectus supplement are hereby incorporated into and made a part of this prospectus supplement.

      This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the certificates offered in this prospectus supplement and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Glossary" beginning on page 248 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Glossary" beginning on page 180 in the prospectus.

      Merrill Lynch Mortgage Investors, Inc., which is the depositor for the subject securitization transaction, has prepared this prospectus supplement and the accompanying base prospectus. Accordingly references to "we," "us," "our"
and "depositor" in either this prospectus supplement or the accompanying base prospectus refer or relate to Merrill Lynch Mortgage Investors, Inc.

                      NOTICE TO RESIDENTS OF UNITED KINGDOM

      The issuing entity described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority
and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

      The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act
2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act
2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all
such persons together being referred to as "PCIS Persons" and, together with the
FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

                                        5

      Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the issuing entity and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

      Each underwriter has represented and agreed, and each further underwriter appointed under the Programme will be required to represent and agree, that

      o     it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any offered certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

      o     it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any offered certificates in, from or otherwise involving the United
            Kingdom.

                             EUROPEAN ECONOMIC AREA

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed, and each further underwriter appointed under the Programme will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Member State (the Relevant Implementation Date) it has not made and will not make an offer of offered certificates to the public in that Relevant Member
State, except that it may, with effect from and including the Relevant
Implementation Date, make an offer of offered certificates to the public in that
Relevant Member State:

      (a)   in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those offered certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

      (b)   at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in
            securities;

      (c)   at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year;
            (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (d)   at any time in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression an "offer of offered certificates to the public" in relation to any offered certificates in any
Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the offered certificates to be offered so as to enable an investor to decide to purchase or subscribe the offered certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

      Until the date that is ninety days from the date of the prospectus supplement, all dealers that effect transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a

                                        6

prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                                        7

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand more fully the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying base prospectus in full.

                   OVERVIEW OF THE SERIES 2007-5 CERTIFICATES

      The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as Commercial Mortgage Pass-Through
Certificates, Series 2007-5, and issued in multiple classes. The immediately following table identifies and specifies various characteristics for those classes of certificates, both offered and non-offered, that bear interest.

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                                            APPROX.       APPROX.
                                         INITIAL TOTAL      % OF
                              APPROX.      PRINCIPAL      INITIAL                                      WEIGHTED
           EXPECTED RATINGS   % TOTAL     BALANCE OR      MORTGAGE   PASS-THROUGH   APPROX. INITIAL    AVERAGE
            FITCH/MOODY'S/     CREDIT      NOTIONAL         POOL         RATE         PASS-THROUGH       LIFE      PRINCIPAL
 CLASS           S&P          SUPPORT       AMOUNT        BALANCE    DESCRIPTION          RATE         (YEARS)       WINDOW
--------   ----------------   -------   ---------------   --------   ------------   ---------------    --------   -----------

Offered Certificates
A-1          AAA/Aaa/AAA       30.000%  $    87,368,000     1.978%      Fixed            4.275%          2.76     04/07-12/11
A-2          AAA/Aaa/AAA       30.000%  $    63,315,000     1.433%      Fixed            5.282%          4.87     12/11-03/12
A-3          AAA/Aaa/AAA       30.000%  $   153,428,000     3.474%      Fixed            5.364%          7.61      12/13-7/16
A-SB         AAA/Aaa/AAA       30.000%  $   187,053,000     4.235%      Fixed            5.362%          7.39     03/12-10/16
A-4          AAA/Aaa/AAA       30.000%  $ 1,090,152,000    24.681%      Fixed            5.378%          9.76     10/16-01/17
A-1A         AAA/Aaa/AAA       30.000%  $ 1,205,597,000    27.294%      Fixed            5.371%          9.35     04/07-01/17
AM           AAA/Aaa/AAA       20.000%  $   341,702,000     7.736%      Fixed            5.419%          9.83     01/17-01/17
AJ           AAA/Aaa/AAA       11.250%  $   211,490,000     4.788%     WAC Cap           5.450%          9.91     01/17-02/17
B             AA/Aa2/AA         9.500%  $    77,297,000     1.750%     WAC Cap           5.479%          9.91     02/17-02/17
C            AA-/Aa3/AA-        8.750%  $    33,128,000     0.750%     WAC Cap           5.509%          9.91     02/17-02/17
D               A/A2/A          7.000%  $    77,298,000     1.750%     WAC Cap           5.558%          9.91     02/17-02/17
X            AAA/Aaa/AAA         N/A    $ 4,417,019,866       N/A      Variable          0.736%          N/A          N/A

Certificates Not Offered
A-2FL        AAA/Aaa/AAA       30.000%  $    60,000,000     1.358%     Floating     LIBOR + 0.10%(1)     4.87     12/11-03/12
A-4FL        AAA/Aaa/AAA       30.000%  $   245,000,000     5.547%     Floating     LIBOR + 0.16%(1)     9.76     10/16-01/17
AM-FL        AAA/Aaa/AAA       20.000%  $   100,000,000     2.264%     Floating     LIBOR + 0.18%(1)     9.83     01/17-01/17
AJ-FL        AAA/Aaa/AAA       11.250%  $   175,000,000     3.962%     Floating     LIBOR + 0.24%(1)     9.91     01/17-02/17
E              A-/A3/A-         6.125%  $    38,649,000     0.875%     WAC Cap           5.588%          9.91     02/17-02/17
F           BBB+/Baa1/BBB+      4.875%  $    55,213,000     1.250%   WAC - 0.106%        6.014%          9.91     02/17-02/17
G            BBB/Baa2/BBB       3.750%  $    49,691,000     1.125%   WAC - 0.010%        6.110%          9.93     02/17-03/17
H           BBB-/Baa3/BBB-      2.625%  $    49,692,000     1.125%       WAC             6.120%          9.99     03/17-03/17
J             BB+/NR/BB+        2.250%  $    16,563,000     0.375%     WAC Cap           5.042%          9.99     03/17-03/17
K              BB/NR/BB         2.000%  $    11,043,000     0.250%     WAC Cap           5.042%          9.99     03/17-03/17
L             BB-/NR/BB-        1.750%  $    11,043,000     0.250%     WAC Cap           5.042%          9.99     03/17-03/17
M              NR/B1/B+         1.500%  $    11,042,000     0.250%     WAC Cap           5.042%          9.99     03/17-03/17
N               B/NR/B          1.375%  $     5,521,000     0.125%     WAC Cap           5.042%          9.99     03/17-03/17
P              NR/B3/B-         1.125%  $    11,043,000     0.250%     WAC Cap           5.042%          9.99     03/17-03/17
Q              NR/NR/NR         0.000%  $    49,691,866     1.125%     WAC Cap           5.042%         10.21     03/17-01/22

_________________

(1)   Under certain circumstances described in this prospectus supplement, (i)
      the pass-through rate applicable to the class A-2FL certificates may convert to a fixed rate equal to 5.282% per annum, which is the pass-through rate of the corresponding class A-2FL REMIC II regular interest; (ii) the pass-through rate applicable to the class A-4FL certificates may convert to a fixed rate equal to 5.378% per annum, which is the pass-through rate of the corresponding class A-4FL REMIC II regular interest; (iii) the pass-through rate applicable to the class AM-FL certificates may convert to a fixed rate equal to 5.419% per annum, which is the pass-through rate of the corresponding class AM-FL REMIC II regular interest and (iv) the pass-through rate applicable to the class AJ-FL certificates may convert to a variable rate equal to the lesser of (i)
      5.450% per annum and (ii) a weighted average of the adjusted net mortgage interest rates on the mortgage loans (excluding the additional interest distributable to the class Y and class Z certificates) from time to time, which is the pass-through rate of the corresponding class AJ-FL REMIC II regular interest.

      In reviewing the foregoing table, prospective investors should note that--

                                        8

      o     The class A-1, A-2, A-2FL, A-3, A-SB, A-4, A-4FL, A-1A, AM, AM-FL,
            AJ, AJ-FL, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates are the only certificates identified in the table that have principal balances and are sometimes referred to in this prospectus supplement as principal balance certificates. The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cash flow received on or with respect to the mortgage loans.

      o     The class X certificates do not have principal balances. They are interest-only certificates and will accrue interest on a notional amount. The total notional amount of the Class X Certificates will equal the total principal balance of the principal balance certificates.

      o     For purposes of calculating the amount of accrued interest on the class X certificates, that class of certificates will have a total notional amount equal to the total principal balance of the class
            A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C, D, E, F, G, H, J, K,
            L, M, N, P and Q certificates and the class A-2FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL
            REMIC II regular interest and the class AJ-FL REMIC II regular interest outstanding from time to time.

      o     The actual total principal balance or notional amount, as
            applicable, of any class of certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

      o     The ratings shown in the table are those expected from Standard &
            Poor's Ratings Services, a division of The McGraw-Hill Companies,
            Inc., Moody's Investors Service, Inc. and Fitch, Inc., respectively.
            It is a condition to the issuance of the offered certificates that they receive ratings no lower than those shown in the table. The rated final distribution date for the offered certificates is the distribution date in August 2048. See "Ratings" in this prospectus supplement.

      o     The percentages indicated under the column "Approx. % Total Credit
            Support" with respect to the class A-1, A-2, A-2FL, A-3, A-SB, A-4,
            A-4FL and A-1A certificates represent the approximate credit support for those classes of certificates, collectively. No class of certificates will provide any credit support to any of the class
            A-2FL, A-4FL, AM-FL or AJ-FL certificates for a failure by the swap counterparty to make any payment under the related swap agreement.

      o     Each class of certificates identified in the table as having a
            "Fixed" pass-through rate will have a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in the table.

      o     Each class of certificates identified in the table as having a "WAC
            Cap" pass-through rate will have a variable pass-through rate equal to the lesser of--

            (a)   the initial pass-through rate identified in the table with respect to that class, and

            (b)   a weighted average of the adjusted net mortgage interest rates on the mortgage loans (excluding the additional interest
                  distributable to the class Y and class Z certificates) from time to time.

      o     The class of certificates identified in the table as having a "WAC"
            pass-through rate will have a variable pass-through rate equal to a weighted average of the adjusted net mortgage interest rates on the mortgage loans (excluding amounts payable to the class Y and class Z certificates) from time to time.

      o     Each class of certificates identified in the table as having a
            "WAC-x%" pass-through rate will have a variable pass-through rate equal to a weighted average of the adjusted net mortgage interest

                                        9

            rates on the mortgage loans (excluding amounts payable to the class
            Y and class Z certificates) from time to time, minus x%.

      o     The assets of the issuing entity will include swap agreements that relate to each of the class A-2FL, A-4FL, AM-FL and AJ-FL
            certificates. No class of offered certificates will have any beneficial interest in any swap agreement.

      o     The pass-through rate for the class X certificates will equal the weighted average of the respective strip rates at which interest accrues from time to time on the respective components of the total notional amount of the subject class of certificates. The total principal balance of each class of principal balance certificates will constitute a separate component of the total notional amount of the class X certificates. The class X strip rate applicable to the accrual of interest on any particular component of the total principal balance of the class X certificates will generally equal the excess, if any, of--

            1.    a weighted average of the adjusted net mortgage interest rates on the mortgage loans (excluding the additional interest
                  distributable to the class Y and class Z certificates) from time to time, over

            2.    the weighted average of the pass-through rates from time to time on the classes of certificates identified in the table that have principal balances and that constitute components of the subject class (or, in the case of each of the A-2FL,
                  A-4FL, AM-FL and/or AJ-FL classes, the pass-through rate from time to time on the related REMIC II regular interest).

            See "Description of the Offered Certificates--Calculation of
            Pass-Through Rates" in this prospectus supplement.

      o     The initial pass-through rates listed in the table for the class X certificates and each class of certificates identified in the table as having a WAC or a WAC-x% pass-through rate are approximate.

      o     As to any given class of offered certificates, the weighted average life is the average amount of time in years between the assumed settlement date for that class of certificates and the payment of each dollar of principal of that class of certificates.

      o     As to any given class of offered certificates, the principal window is the period during which holders of those certificates would receive distributions of principal. The distribution date in the last month of the principal window for any class of offered certificates would be the final principal distribution date for that class.

      o     The weighted average lives and principal windows for the respective classes of offered certificates have been calculated based on the assumptions, among others, that--

            1.    each mortgage loan with an anticipated repayment date is paid in full on that date,

            2.    each mortgage loan which converts from a fixed rate of
                  interest to a floating rate of interest is paid in full on its first open prepayment date,

            3.    no mortgage loan is otherwise prepaid prior to maturity,

            4.    no defaults or losses occur with respect to the mortgage
                  loans, and

            5.    no extensions of maturity dates of mortgage loans occur.

      See "Yield and Maturity Considerations--Weighted Average Lives" in this prospectus supplement.

                                       10

      o     The certificates will also include the class R-I, R-II, Y and Z certificates, which are not presented in the table. The class R-I,
            R-II, Y and Z certificates do not have principal balances or notional amounts and do not accrue interest. The class R-I, R-II, Y and Z certificates are not offered by this prospectus supplement.

      o     When we refer to the "adjusted net mortgage interest rate" of a mortgage loan in the bullets above, we mean the mortgage interest rate for that mortgage loan in effect as of the date of initial issuance of the certificates--

            1.    without regard to any increase in the mortgage interest rate that may occur in connection with a default,

            2.    without regard to any modification of the mortgage interest rate that may occur after the date of initial issuance of the certificates,

            3.    without regard to any increase in the mortgage interest rate that may occur if that mortgage loan, if it has an anticipated repayment date, is not repaid in full on or before that
                  anticipated repayment date,

            4.    without regard to any change in the mortgage rate that may occur when certain of the mortgage loans in this pool convert from fixed rate to floating rate; and

            5.    net of the sum of the per annum rates at which the related master servicing fee (which is inclusive of primary servicing fees with respect to each mortgage loan) and the trust
                  administration fee accrue,

      as that net mortgage interest rate for that mortgage loan, unless it accrues interest on the basis of a 360-day year consisting of twelve
      30-day months, may be adjusted in the manner described in this prospectus supplement for purposes of calculating the pass-through rates of the various classes of interest-bearing certificates.

                                       11

      The offered certificates will evidence beneficial ownership interests in the assets of the issuing entity. The primary assets of the issuing entity will consist of a segregated pool of commercial, multifamily and manufactured housing community mortgage loans. When we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to transfer to the issuing entity, unless the context clearly indicates otherwise. We identify the mortgage loans that we intend to transfer to the issuing entity on Annex A-1 to this prospectus supplement.

      The governing document for purposes of issuing the offered certificates, as well as the other certificates, and forming the issuing entity will be a pooling and servicing agreement to be dated as of March 1, 2007. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and the other assets that back the certificates. The parties to the pooling and servicing agreement will include us, a trustee, a certificate administrator, a custodian, two master servicers and a special servicer. A copy of the pooling and servicing agreement will be filed with the Securities and
Exchange Commission as an exhibit to a current report on Form 8-K following the initial issuance of the certificates. The Securities and Exchange Commission will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Available Information" in the accompanying base prospectus.

                                RELEVANT PARTIES

ISSUING ENTITY.........................   ML-CFC Commercial Mortgage Trust 2007-5, a New York common law trust, is the entity that will hold and own the mortgage loans and in whose name the certificates will be issued. See "Transaction Participants--The
                                          Issuing Entity" in this prospectus supplement and "The Trust
                                          Fund--Issuing Entities" in the accompanying base prospectus.

DEPOSITOR..............................   We are Merrill Lynch Mortgage Investors, Inc., the depositor of the series 2007-5 securitization transaction. We are a special purpose
                                          Delaware corporation. Our address is 4 World Financial Center, 16th
                                          Floor, 250 Vesey Street, New York, New York 10080 and our telephone number is (212) 449-1000. We will acquire the mortgage loans and transfer them to the issuing entity. We are an affiliate of Merrill Lynch Mortgage
                                          Lending, Inc., one of the sponsors, and Merrill Lynch, Pierce, Fenner &
                                          Smith Incorporated, one of the underwriters. See "Transaction
                                          Participants--The Depositor" in this prospectus supplement and "The
                                          Depositor" in the accompanying base prospectus.

SPONSORS / MORTGAGE LOAN SELLERS.......   Merrill Lynch Mortgage Lending, Inc., Countrywide Commercial Real Estate
                                          Finance, Inc., KeyBank National Association and IXIS Real Estate Capital
                                          Inc. will be the sponsors with respect to the series 2007-5 securitization transaction. Merrill Lynch Mortgage Lending, Inc. is our affiliate, an affiliate of Merrill Lynch, Pierce, Fenner & Smith
                                          Incorporated, one of the underwriters and an affiliate of Merrill Lynch
                                          Capital Services, Inc., the swap counterparty. Countrywide Commercial
                                          Real Estate Finance, Inc. is an affiliate of Countrywide Securities
                                          Corporation, one of the underwriters. KeyBank National Association is an affiliate of KeyCorp Real Estate Capital Markets, Inc., which will act as one of the master servicers and KeyBanc Capital Markets, a Division of
                                          McDonald Investments Inc., one of the underwriters. IXIS Real Estate
                                          Capital, Inc. is an affiliate of IXIS Securities North America Inc., one of the underwriters. The sponsors are also referred to as mortgage loan sellers in this prospectus supplement.

MORTGAGE LOAN SELLER...................   Wells Fargo Bank, National Association will be a mortgage loan seller with respect to the series 2007-5 securitization transaction. Wells

                                       12

                                          Fargo Bank, National Association will also act as one of the master servicers and will also act as the certificate administrator.

                                          We will acquire the mortgage loans that will back the certificates from the mortgage loan sellers, each of which originated or acquired from a third party the mortgage loans to be transferred to the issuing entity.
                                          One (1) mortgage loan, identified on Annex A-1 to this prospectus supplement as "Peter Cooper Village and Stuyvesant Town," which represents 18.1% of the initial mortgage pool balance, was co-originated by Merrill Lynch Mortgage Lending, Inc. and Wachovia Bank, National
                                          Association.

                                          The following table shows the number of mortgage loans that we expect will be sold to us by each mortgage loan seller and the respective percentages that those mortgage loans represent of the initial mortgage pool balance, the initial loan group 1 balance and the initial loan group
                                          2 balance.

                                                         AGGREGATE
                                          NUMBER OF    CUT-OFF DATE     % OF INITIAL   % OF INITIAL   % OF INITIAL
                                          MORTGAGE       PRINCIPAL        MORTGAGE     LOAN GROUP 1   LOAN GROUP 2
          MORTGAGE LOAN SELLER              LOANS         BALANCE       POOL BALANCE     BALANCE        BALANCE
---------------------------------------   ---------   ---------------   ------------   ------------   ------------

1. Merrill Lynch Mortgage Lending, Inc.       54      $ 1,735,571,061       39.3%         24.5%           78.6%
2. Countrywide Commercial Real Estate
   Finance, Inc.                             168        1,387,144,690       31.4%         37.3%           15.6%
3. KeyBank National Association               48          560,107,033       12.7%         16.4%            2.8%
4. IXIS Real Estate Capital Inc.              32          402,050,377        9.1%         11.9%            1.6%
5. Wells Fargo Bank, National
   Association                                31          332,146,705        7.5%          9.8%            1.4%
                                          ---------   ---------------   ------------   ------------   ------------
                                             333      $ 4,417,019,866      100.0%        100.0%          100.0%
                                          =========   ===============   ============   ============   ============

                                          See "Transaction Participants--The Sponsors" and "--The Mortgage Loan
                                          Seller" in this prospectus supplement and "The Sponsor" in the accompanying base prospectus.

TRUSTEE AND CUSTODIAN..................   Upon initial issuance of the certificates, LaSalle Bank National
                                          Association, a national banking association with corporate trust offices located in Chicago, Illinois, will act as trustee and custodian of the assets of the issuing entity on behalf of all the certificateholders. The trustee will be primarily responsible for back-up advancing.

                                          The custodian will be responsible for maintaining possession of the promissory notes for the mortgage loans and various other important loan documents.

                                          See "Transaction Participants--The Trustee and Custodian" in this prospectus supplement."

CERTIFICATE ADMINISTRATOR..............   Upon initial issuance of the certificates, Wells Fargo Bank, National
                                          Association, a national banking association, whose principal offices are located in Columbia, Maryland and its office for certificate transfer services is located in Minneapolis, Minnesota will act as certificate administrator. Wells Fargo Bank, National Association is also a master servicer and mortgage loan seller. The certificate administrator will be responsible for: (a) distributing payments to certificateholders and (b)
                                          delivering or otherwise making available certain reports to certificateholders that provide various details regarding the certificates and the mortgage loans. In addition, the certificate administrator will have, or be responsible for appointing an agent to perform, additional

                                       13

                                          duties with respect to tax administration. See "Transaction
                                          Participants--The Certificate Administrator" in this prospectus supplement.

MASTER SERVICERS.......................   Upon initial issuance of the certificates, KeyCorp Real Estate Capital
                                          Markets, Inc., an Ohio corporation and Wells Fargo Bank, National
                                          Association, a national banking association, will act as the master servicers with respect to the mortgage loans (other than the two mortgage loans identified on Annex A-1 to this prospectus supplement as Peter
                                          Cooper Village and Stuyvesant Town and FRIS Chicken). KeyCorp Real Estate
                                          Capital Markets, Inc. is an affiliate of KeyBank National Association, one of the sponsors and KeyBanc Capital Markets, a Division of McDonald
                                          Investments Inc., one of the underwriters. Wells Fargo Bank, National
                                          Association is also one of the mortgage loan sellers and the certificate administrator.

                                          KeyCorp Real Estate Capital Markets, Inc. will act as master servicer with respect to the mortgage loans that we acquire from Merrill Lynch
                                          Mortgage Lending, Inc., KeyBank National Association and IXIS Real Estate
                                          Capital Inc. and which we will transfer to the issuing entity. Wells
                                          Fargo Bank, National Association will act as master servicer with respect to the mortgage loans that we acquire from Countrywide Real Estate
                                          Finance, Inc. and Wells Fargo Bank, National Association and which we will transfer to the issuing entity.

                                          The master servicers will be primarily responsible for servicing and administering, directly or through sub-servicers: (a) mortgage loans as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and (b)
                                          mortgage loans as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out. In addition, the master servicers will be the primary parties responsible for making delinquency advances and servicing advances under the pooling and servicing agreement. See "Transaction Participants--The Master Servicers
                                          and the Special Servicer" in this prospectus supplement.

SPECIAL SERVICER.......................   Upon initial issuance of the certificates, CWCapital Asset Management
                                          LLC, a Massachusetts limited liability company, will act as special servicer with respect to the mortgage loans and any related foreclosure properties. The special servicer will be primarily responsible for making decisions and performing certain servicing functions, including work-outs and foreclosures, with respect to the mortgage loans that, in general, are in default or as to which default is reasonably foreseeable and for liquidating foreclosure properties that are acquired as part of the assets of the issuing entity. See "Transaction Participants--The Master
                                          Servicers and the Special Servicer" in this prospectus supplement.

SIGNIFICANT OBLIGOR....................   The mortgage loan identified on Annex A-1 to this prospectus supplement as Peter Cooper Village and Stuyvesant Town, represents a portion of the initial mortgage pool balance in excess of 10% and therefore, the related borrower will be considered a significant obligor. See Annex C,
                                          "Description of the Ten Largest Mortgage Loans or Groups of
                                          Cross-Collateralized Mortgage Loans--Peter Cooper Village and Stuyvesant
                                          Town" in this prospectus supplement.

                                       14

PETER COOPER VILLAGE AND STUYVESANT
  TOWN MORTGAGE LOAN--MASTER SERVICER
  AND SPECIAL SERVICER.................   The mortgage loan identified on Annex A-1 to this prospectus supplement as Peter Cooper Village and Stuyvesant Town will be serviced and administered pursuant to the Wachovia Bank Commercial Mortgage Trust
                                          Commercial Mortgage Pass-Through Certificates Series 2007-C30 pooling and servicing agreement (the governing document for the Wachovia 2007-C30 securitization) upon the closing of that commercial mortgage securitization (which is expected to occur shortly after the closing of the 2007-5 securitization), which provides for servicing arrangements that are similar but not identical to those under the pooling and servicing agreement. In that regard--

                                          o     Wells Fargo Bank, National Association, which is expected to be the trustee under the Wachovia 2007-C30 pooling and servicing agreement will, in that capacity, be the mortgagee of record for the mortgage loan secured by the Peter Cooper Village and Stuyvesant Town mortgaged real property;

                                          o     Wachovia Bank, National Association, which is expected to be the master servicer under the Wachovia 2007-C30 pooling and servicing agreement, will, in that capacity, be the master servicer for the
                                                Peter Cooper Village and Stuyvesant Town trust mortgage loan; and

                                          o     CWCapital Asset Management LLC, which is expected to be the special servicer under the Wachovia 2007-C30 pooling and servicing agreement, will, in that capacity, be the special servicer of the
                                                Peter Cooper Village and Stuyvesant Town trust mortgage loan.

                                          The controlling class representative from the 2007-5 securitization will be permitted to replace the special servicer under the Wachovia 2007-C30 pooling and servicing agreement only as part of a group of controlling class representatives of securitizations holding a majority of the notes comprising the Peter Cooper Village and Stuyvesant Town loan combination described in "The Loan Combination Parties."

                                          Prior to the closing of the Wachovia 2007-C30 securitization, the Peter
                                          Cooper Village and Stuyvesant Town loan combination will be serviced pursuant to an interim servicing agreement, which is substantially similar to the Wachovia 2007-C30 pooling and servicing agreement.

                                          References in this prospectus supplement, however, to the trustee, the applicable master servicer and the special servicer will mean the trustee, the master servicer and the special servicer under the series
                                          2007-5 pooling and servicing agreement unless the context clearly indicates otherwise.

FRIS CHICKEN MORTGAGE LOAN-- MASTER
  SERVICER AND SPECIAL SERVICER........   The mortgage loan identified on Annex A-1 to this prospectus supplement as FRIS Chicken will be serviced and administered pursuant to the MSCI
                                          2005-HQ6 pooling and servicing agreement (the governing document for the
                                          MSCI 2005-HQ6 commercial mortgage securitization), which provides for servicing arrangements that are

                                       15

                                          similar but not identical to those under the pooling and servicing agreement. In that regard--

                                          o     LaSalle Bank National Association, which is the trustee under the
                                                MSCI 2005-HQ6 pooling and servicing agreement, will, in that capacity, be the mortgagee of record for the mortgage loan secured by the FRIS Chicken mortgaged real property;

                                          o     Wells Fargo Bank, National Association, which is the master servicer under the MSCI 2005-HQ6 pooling and servicing agreement, will, in that capacity, be the master servicer for the FRIS Chicken trust mortgage loan; and

                                          o     CWCapital Asset Management LLC, which is the special servicer under the MSCI 2005-HQ6 pooling and servicing agreement, will, in that capacity, be the special servicer of the FRIS Chicken trust mortgage loan.

                                          The controlling class representative from the 2007-5 securitization will not be permitted to replace the special servicer under the MSCI 2005-HQ6 pooling and servicing agreement.

CONTROLLING CLASS OF CERTIFICATEHOLDERS   The holders--or, if applicable, beneficial owners--of certificates representing a majority interest in a designated controlling class of the certificates will have the right, subject to the conditions described under "Servicing of the Mortgage Loans--The Controlling Class
                                          Representative and the Loan Combination Controlling Parties" and
                                          "--Replacement of the Special Servicer" in this prospectus supplement, to--

                                          o     replace the special servicer;

                                          o     select a representative that may direct and advise the special servicer on various servicing matters with respect to the mortgage loans, except to the extent that the holder of a related A-note loan or a related B-note loan, which holders are described under
                                                "--The Loan Combination Controlling Parties" below, may exercise those, or similar, rights with respect to any of the mortgage loans
                                                (loan numbers 1 and 40) that we identify on Annex A-1 to this prospectus supplement as being secured by the Peter Cooper Village and Stuyvesant Town and FRIS Chicken mortgaged real properties, respectively.

                                          Unless there are significant losses on the mortgage loans, the controlling class of certificateholders will be the holders of a non-offered class of certificates. The initial controlling class of certificateholders will be the class Q certificateholders.

THE LOAN COMBINATION
  CONTROLLING PARTIES..................   As indicated under "--The Mortgage Loans and the Mortgaged Real
                                          Properties--The Loan Combinations" below, seven (7) mortgage loans are each part of a loan combination that is comprised of that mortgage loan, which will be transferred to the issuing entity, and one or more pari passu A-note and/or subordinate B-note loans that will not be transferred to the issuing entity.

                                       16

                                          In the case of one (1) of the seven (7) loan combinations referred to above, which is secured by the mortgaged real property identified on
                                          Annex A-1 to this prospectus supplement as Peter Cooper Village and
                                          Stuyvesant Town, such loan combination will be serviced by the servicing parties pursuant to the pooling and servicing agreement governing the
                                          Wachovia 2007-C30 commercial mortgage securitization upon the closing of such securitization as described above under "--Peter Cooper Village and
                                          Stuyvesant Town Trust Mortgage Loan, Master Servicer and Special
                                          Servicer." The controlling class representative of the Wachovia 2007-C30 securitization (as designee of the holder of one of the related A-note loans that will be included in such securitization), will have the right, in lieu of the controlling class representative, to direct and advise the master servicer and the special servicer under the Wachovia 2007-C30 pooling and servicing agreement on various servicing matters with respect to the mortgage loan combination and the related mortgaged real property.
                                          The controlling class representative will have consultation rights in respect of certain servicing actions involving the Peter Cooper Village and Stuyvesant Town loan combination.

                                          In the case of one (1) of the seven (7) loan combinations referred to above, which is secured by the mortgaged real property identified on
                                          Annex A-1 to this prospectus supplement as Fort Henry Mall, such loan combination consists of the related trust mortgage loan and a future advance obligation currently held by Merrill Lynch Mortgage Lending, Inc.
                                          (which may be sold or transferred at any time), which requires the holder to make three or fewer future advances to the related borrower in an aggregate amount up to $5,100,000 (each future advance in a minimum amount of $1,700,000), on or before January 8, 2009, upon the satisfaction of certain conditions under the related loan documents. Upon each future advance, the borrower will issue a promissory note to the holder of the future funding obligation evidencing an A-note non-trust loan that is pari passu in right of payment to the related trust mortgage loan. The controlling class representative of the series 2007-5 securitization will have the right to direct and advise the applicable master servicer and special servicer on various servicing matters regarding the related loan combination. The holder of the related A-note non-trust loan will not have any voting, consent or other rights with respect to any servicing actions involving the Fort Henry Mall loan combination.

                                          In the case of one (1) of the seven (7) loan combinations referred to above, which is secured by the mortgaged real property identified on
                                          Annex A-1 to this prospectus supplement as FRIS Chicken, such loan combination will be serviced by the servicing parties under and pursuant to the pooling and servicing agreement governing the MSCI 2005-HQ6 securitization as described above under "--FRIS Chicken Trust Mortgage
                                          Loan, Master Servicer and Special Servicer." The holder of the related
                                          FRIS Chicken B-Note non-trust loan, will have the right, in lieu of the controlling class representative, to direct and advise the master servicer and the special servicer under the MSCI 2005-HQ6 pooling and servicing agreement on various servicing matters with respect to the mortgage loan combination and the related mortgaged real properties. The controlling class representative will have consultation rights in respect of certain servicing actions involving the FRIS Chicken loan combination.

                                       17

                                          In the case of four (4) of the seven (7) loan combinations referred to above, which are secured by the mortgaged real properties identified on
                                          Annex A-1 to this prospectus supplement as Detroit Riverview Medical
                                          Complex, St. Luke's Cornwall Medical Complex, 10000 Business Blvd. and
                                          4010 Airpark Drive, respectively, the respective holders of the related
                                          B-note loans will have no voting, consent or other rights with respect to any servicing actions.

                                          See "Description of the Mortgage Pool--The Loan Combinations--The Peter
                                          Cooper Village and Stuyvesant Town Loan Combination," "--The Fort Henry
                                          Mall Loan Combination" and "--The FRIS Chicken Loan Combination," "--The
                                          MezzCap Loan Combinations," "--The 10000 Business Blvd. and 4010 Airpark
                                          Drive Loan Combinations" and "Servicing of the Mortgage Loans--The
                                          Controlling Class Representative and the Loan Combination Controlling
                                          Parties" in this prospectus supplement.

SWAP COUNTERPARTY......................   It is expected that Merrill Lynch Capital Services, Inc., one of our affiliates and an affiliate of Merrill Lynch Mortgage Lending, Inc., one of the mortgage loan sellers, and of Merrill Lynch, Pierce, Fenner &
                                          Smith Incorporated, one of the underwriters, will be the counterparty under the swap agreements relating to the class A-2FL, A-4FL, AM-FL and
                                          AJ-FL certificates. The obligations of Merrill Lynch Capital Services,
                                          Inc. under the swap agreements will be guaranteed by Merrill Lynch & Co.,
                                          Inc., another of our affiliates. As of the date of this prospectus supplement, Merrill Lynch & Co., Inc. has been assigned senior unsecured debt ratings of "AA-" by S&P, "Aa3" by Moody's Investors Services, Inc.
                                          and "AA-" by Fitch, Inc. See "Description of the Swap Agreements" in this prospectus supplement.

                                          None of the holders of any offered certificate will have any beneficial interest in any swap agreement.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE...........................   References in this prospectus supplement to the "cut-off date" mean, individually and collectively, as the context may require, with respect to each mortgage loan, the related due date of that mortgage loan in
                                          March 2007 or, with respect to any mortgage loan that has its first due date in April 2007, March 1, 2007. All payments and collections received on each mortgage loan after the cut-off date, excluding any payments or collections that represent amounts due on or before that date, will belong to the issuing entity.

CLOSING DATE...........................   The date of initial issuance for the offered certificates will be on or about March 14, 2007.

DETERMINATION DATE.....................   For any distribution date, the eighth day of each month, or if such eighth day is not a business day, the business day immediately succeeding, commencing in April 2007.

                                          Notwithstanding the foregoing, the applicable master servicer may make its determination as to the collections received in respect of certain mortgage loans as of a later date during each month because those mortgage loans provide for monthly debt-service payments to be due on a day later than the first day of each month, but which, subject

                                       18

                                          to the applicable business day convention, is not later than the 11th day of each month.

                                          With respect to any distribution date, references in this prospectus supplement to "determination date" mean, as to each mortgage loan, the applicable determination date occurring in the same month as that distribution date.

DISTRIBUTION DATE......................   Payments on the offered certificates are scheduled to occur monthly, commencing in April 2007. During any given month, the distribution date will be the fourth business day after the related determination date.

RECORD DATE............................   The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month. The registered holders of the offered certificates at the close of business on each record date will be entitled to receive any payments on those certificates on the following distribution date, except that the last payment on any offered certificate will be made only upon presentation and surrender of that certificate.

RATED FINAL DISTRIBUTION DATE..........   The rated final distribution date for each class of the offered certificates is the distribution date in August 2048.

ASSUMED FINAL DISTRIBUTION DATES.......   Set forth opposite each class of offered certificates in the table below is the distribution date on which the principal balance of that class is expected to be paid in full (or, in the case of the class X certificates, the distribution date on which its notional amount is expected to be reduced to zero), assuming, among other things, no delinquencies, losses, modifications, extensions of maturity dates, repurchases or, except as contemplated by the next sentence, prepayments of the mortgage loans after the initial issuance of the certificates. For purposes of the table, each mortgage loan with an anticipated repayment date is assumed to be repaid in full on its anticipated repayment date and each mortgage loan which converts from a fixed rate of interest to a floating rate is assumed to be repaid in full on its first open prepayment date.

                                                                         MONTH AND YEAR OF ASSUMED FINAL
                                                  CLASS                         DISTRIBUTION DATE
                                          ---------------------         ---------------------------------

                                                   A-1                            December 2011
                                                   A-2                             March 2012
                                                   A-3                              July 2016
                                                  A-SB                            October 2016
                                                   A-4                            January 2017
                                                  A-1A                            January 2017
                                                   AM                             January 2017
                                                   AJ                             February 2017
                                                    B                             February 2017
                                                    C                             February 2017
                                                    D                             February 2017
                                                    X                             January 2022

                                          See the maturity assumptions described under "Yield and Maturity
                                          Considerations" in this prospectus supplement for further assumptions that were taken into account in determining the assumed final distribution dates.

                                       19

COLLECTION PERIOD......................   On any distribution date, amounts available for payment on the offered certificates will depend on the payments and other collections received, and any advances of payments due, on the mortgage loans during the related collection period. In general, each collection period--

                                          o     will relate to a particular distribution date;

                                          o     will be approximately one month long;

                                          o     will begin on the day after the determination date in the
                                                immediately preceding month or, in the case of the first collection period, will begin immediately following the cut-off date; and

                                          o     will end on the determination date in the month of the related distribution date.

                                          However, the collection period for any distribution date for certain mortgage loans may differ from the collection period with respect to the rest of the mortgage pool for that distribution date because the determination dates for those mortgage loans may not be the same as the determination date for the rest of the mortgage pool. Accordingly, there may be more than one collection period with respect to some distribution dates.

                                          With respect to any distribution date, references in this prospectus supplement to "collection period" mean, as to each mortgage loan, the applicable collection period ending in the month in which that distribution date occurs.

INTEREST ACCRUAL PERIOD................   The amount of interest payable with respect to the offered certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period with respect to each class of interest-bearing offered certificates and the class A-2FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest and the class
                                          AJ-FL REMIC II regular interest for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest will be calculated with respect to each class of interest-bearing offered certificates and the class A-2FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class
                                          AM-FL REMIC II regular interest and the class AJ-FL REMIC II regular interest assuming that each interest accrual period consists of 30 days and each year consists of 360 days.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL................................   The issuing entity will issue multiple classes of certificates with an approximate total principal balance at initial issuance equal to
                                          $4,417,019,866. Twelve (12) of those classes of the certificates are being offered by this prospectus supplement. The classes offered by this prospectus supplement are identified on the cover hereof. The remaining classes of the certificates will be offered separately in a private offering.

REGISTRATION AND DENOMINATIONS.........   We intend to deliver the offered certificates in book-entry form in original denominations of (excluding the class X certificates) $25,000

                                       20

                                          initial principal balance and in any whole dollar denomination in excess of $25,000. We intend to deliver the class X certificates in original denominations of $100,000 initial notional amount and in any whole dollar denominations in excess thereof.

                                          You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company and they will be registered in the name of Cede & Co. as nominee for The Depository Trust
                                          Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the
                                          Offered Certificates--Registration and Denominations" in this prospectus supplement and under "Description of the Certificates--Book-Entry
                                          Registration" in the accompanying base prospectus.

PAYMENTS

A. GENERAL.............................   For purposes of making distributions with respect to the class A-1, A-2,
                                          A-3, A-SB, A-4 and A-1A certificates and the class A-2FL and A-4FL certificates (through the respective REMIC II regular interests), the mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 259 mortgage loans, with an initial loan group 1 balance of $3,211,422,742 and representing approximately 72.7% of the initial mortgage pool balance, that are secured by the various property types that constitute collateral for those mortgage loans. Loan group 2 will consist of 74 mortgage loans, with an initial loan group 2 balance of $1,205,597,124 and representing approximately 27.3% of the initial mortgage pool balance, that are secured by multifamily and manufactured housing community properties.
                                          Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan.

                                          On each distribution date, to the extent of available funds attributable to the mortgage loans as described below, which available funds will be net of specified expenses of the issuing entity, including all servicing fees, trust administration fees and other compensation, the certificate administrator will make payments of interest and, except in the case of the class X certificates, principal to the holders of the following classes of certificates (or, in the case of the reference to "A-2FL"
                                          below, with respect to the class A-2FL REMIC II regular interest, in the case of the reference to "A-4FL" below, with respect to the class A-4FL
                                          REMIC II regular interest, in the case of the reference to "AM-FL" below, with respect to the class AM-FL REMIC II regular interest, and in the case of the reference to "AJ-FL" below, with respect to the class AJ-FL
                                          REMIC II regular interest), in the following order:

                                              PAYMENT ORDER                        CLASS
                                          --------------------       ----------------------------------

                                                    1                 A-1, A-2, A-2FL, A-3, A-SB, A-4,
                                                                             A-4FL, A-1A and X
                                                    2                           AM and AM-FL
                                                    3                           AJ and AJ-FL
                                                    4                                B
                                                    5                                C
                                                    6                                D
                                                    7                                E
                                                    8                                F
                                                    9                                G

                                       21

                                              PAYMENT ORDER                        CLASS
                                          --------------------       ----------------------------------

                                                   10                                H
                                                   11                                J
                                                   12                                K
                                                   13                                L
                                                   14                                M
                                                   15                                N
                                                   16                                P
                                                   17                                Q

                                          In general, payments of interest in respect of the class A-1, A-2, A-3,
                                          A-SB and A-4 certificates, and the class A-2FL REMIC II regular interest and the class A-4FL REMIC II regular interest will be made pro rata, based on entitlement, out of available funds attributable to the mortgage loans in loan group 1. Payments of interest in respect of the class A-1A certificates will be made out of available funds attributable to the mortgage loans in loan group 2. Payments of interest on the class X certificates will be made out of available funds attributable to both loan groups. However, if the funds available for those distributions of interest on any distribution date are insufficient to pay in full the total amount of interest to be paid with respect to any of the class A-1,
                                          A-2, A-3, A-SB, A-4, A-1A and/or X certificates, the class A-2FL REMIC II regular interest and/or the class A-4FL REMIC II regular interest, then the funds available for distribution will be allocated among all these classes pro rata in accordance with their interest entitlements, without regard to loan groups.

                                          The allocation of principal payments among the class A-1, A-2, A-3, A-SB,
                                          A-4 and A-1A certificates, the class A-2FL certificates (through the class A-2FL REMIC II regular interest) and the class A-4FL certificates
                                          (through the class A-4FL REMIC II regular interest) also takes into account loan groups and is described under "--Payments--Payments of
                                          Principal" below. The class X certificates do not have principal balances and do not entitle their holders to payments of principal. They are interest only certificates. They will accrue interest on a total notional amount equal to the total principal balance of the principal balance certificates outstanding from time to time. See "Description of the
                                          Offered Certificates--Payments--Priority of Payments" in this prospectus supplement.

                                          No payments or other collections on the non-trust loans described under
                                          "--The Mortgage Loans and the Mortgaged Real Properties--Loan
                                          Combinations" below, which are not assets of the issuing entity, will be available for distributions on the certificates. See "Description of the
                                          Mortgage Pool--Loan Combination" in this prospectus supplement.

B. PAYMENTS OF INTEREST................   Each class of certificates (other than the class Y, Z, R-I and R-II certificates), the class A-2FL REMIC II regular interest, the class A-4FL
                                          REMIC II regular interest, the class AM-FL REMIC II regular interest and the class AJ-FL REMIC II regular interest will bear interest. With respect to each interest-bearing class of certificates, the class A-2FL
                                          REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest and the

                                       22

                                          class AJ-FL REMIC II regular interest, that interest will accrue during each interest accrual period based upon--

                                          o     the pass-through rate applicable for the particular class of certificates, the class A-2FL REMIC II regular interest, the class
                                                A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest or the class AJ-FL REMIC II regular interest, as the case may be, for that interest accrual period;

                                          o     the total principal balance or notional amount, as the case may be, of the particular class of certificates, the class A-2FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest or the class AJ-FL REMIC II regular interest, as the case may be, outstanding immediately prior to the related distribution date; and

                                          o     the assumption that each year consists of twelve 30-day months (or, in the case of each of the class A-2FL, A-4FL, AM-FL and AJ-FL certificates, for so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, based on the actual number of days in the applicable interest accrual period and the assumption that each year consists of 360 days).

                                          A whole or partial prepayment on a mortgage loan may not be accompanied by the amount of one full month's interest on the prepayment. As and to the extent described under "Description of the Offered
                                          Certificates--Payments--Payments of Interest" in this prospectus supplement, these shortfalls may be allocated (in the case of the class
                                          A-2FL certificates, through the class A-2FL REMIC II regular interest, in the case of the class A-4FL certificates, through the class A-4FL REMIC
                                          II regular interest, in the case of the class AM-FL certificates, through the class AM-FL REMIC II regular interest and in the case of the class
                                          AJ-FL certificates, through the class AJ-FL REMIC II regular interest) to reduce the amount of accrued interest otherwise payable to the holders of the respective interest-bearing classes of the certificates (other than the class X certificates).

                                          On each distribution date, subject to available funds and the payment priorities described under "--Payments--General" above, you will be entitled to receive your proportionate share of: (a) all interest accrued with respect to your class of offered certificates during the related interest accrual period; plus (b) any interest that was payable with respect to your class of offered certificates on all prior distribution dates, to the extent not previously paid; less (c) except in the case of the class X certificates, your class's share of any shortfalls in interest collections due to prepayments on mortgage loans that are not offset by certain payments made by, in each case, the applicable master servicer.

                                          If, as described below under "--Payments of Principal," collections of principal are insufficient to make a full reimbursement for nonrecoverable advances, those amounts may be reimbursed from interest on the mortgage loans, thereby reducing the amount of interest

                                       23

                                          otherwise distributable on the interest-bearing certificates on the related distribution date.

                                          See "Description of the Offered Certificates--Payments--Payments of
                                          Interest," "--Payments--Priority of Payments" and "--Calculation of
                                          Pass-Through Rates" in this prospectus supplement.

C. PAYMENTS OF PRINCIPAL...............   The class X, R-I, R-II, Y and Z certificates do not have principal balances and do not entitle their holders to payments of principal.
                                          Subject to available funds and the payment priorities described under
                                          "--Payments--General" above, however, the holders of each class of principal balance certificates will be entitled to receive a total amount of principal over time equal to the initial principal balance of their particular class. The certificate administrator will be required to make payments of principal in a specified sequential order (in the case of the class A-2FL certificates, through the class A-2FL REMIC II regular interest, in the case of the class A-4FL certificates, through the class
                                          A-4FL REMIC II regular interest, in the case of the class AM-FL certificates, through the class AM-FL REMIC II regular interest or, in the case of the class AJ-FL certificates, through the class AJ-FL REMIC
                                          II regular interest) to ensure that--

                                          o     no payments of principal will be made to the holders of the class
                                                E, F, G, H, J, K, L, M, N, P or Q certificates until the total principal balance of the offered certificates is reduced to zero;

                                          o     no payments of principal will be made to the holders of the class
                                                AM, AM-FL, AJ, AJ-FL, B, C or D certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates is reduced to zero; and

                                          o     except as described under "--Amortization, Liquidation and Payment
                                                Triggers" below, payments of principal will be made--

                                                (i)   to, first, the holders of the class A-1 certificates, until the total principal balance of such certificates is reduced to zero, second, the holders of the class A-2 and class A-2FL certificates, on a pro rata basis by principal balance, until the total principal balance of such certificates is reduced to zero, third, the holders of the class A-3 certificates, until the total principal balance of such certificates is
                                                      reduced to zero, fourth, the holders of the class A-SB
                                                      certificates, until the total principal balance of such
                                                      certificates is reduced to zero, fifth, the holders of the class A-4 certificates and class A-4FL certificates, on a pro rata basis by principal balance, until the total principal balance of such certificates is reduced to zero, in an
                                                      aggregate amount equal to the funds allocated to principal with respect to mortgage loans in loan group 1 and, after the total principal balance of the class A-1A certificates has been reduced to zero, the funds allocated to principal with respect to mortgage loans in loan group 2, provided that, on each distribution date the total

                                       24

                                                      principal balance of the class A-SB certificates must,
                                                      subject to available funds, be paid down, if necessary, to the scheduled principal balance for that class for that
                                                      distribution date that is set forth on Annex E to this
                                                      prospectus supplement before any payments of principal are made with respect to the class A-1, A-2, A-2FL, A-3, A-4
                                                      and/or A-4FL certificates,

                                                (ii)  to the holders of the class A-1A certificates, until the total principal balance of such certificates is reduced to zero, in an aggregate amount equal to the funds allocated to principal with respect to mortgage loans in loan group 2 and, after the total principal balance of the class A-1, A-2,
                                                      A-2FL, A-3, A-SB, A-4 and A-4FL certificates has been reduced to zero, the funds allocated to principal with respect to
                                                      mortgage loans in loan group 1.

                                          The total payments of principal to be made on the principal balance certificates on any distribution date will generally be a function of--

                                          o     the amount of scheduled payments of principal due or, in some cases, deemed due on the mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the applicable master servicer or the trustee; and

                                          o     the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the mortgage loans that are received during the related collection period.

                                          However, if the applicable master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance, together with any interest accrued on that advance, that it has determined is not ultimately recoverable out of collections on the related mortgage loan, then that advance, together with interest accrued on that advance, will be reimbursed first out of payments and other collections of principal on all the mortgage loans, thereby reducing the amount of principal otherwise distributable in respect of the principal balance certificates on the related distribution date, prior to being reimbursed out of payments and other collections of interest on all the mortgage loans.

                                          Additionally, if any advance, together with interest accrued on that advance, with respect to a defaulted mortgage loan remains unreimbursed following the time that the mortgage loan is modified and returned to performing status, then (even though that advance has not been deemed nonrecoverable from collections on the related mortgage loan) the applicable master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement for that advance, with interest, on a monthly basis, out of payments and other collections of principal on all the mortgage loans after the application of those principal payments and collections to reimburse any party for advances that are nonrecoverable on a loan-specific basis as described in the prior paragraph, thereby reducing the amount of principal otherwise distributable in respect of the principal balance certificates on the related distribution date.

                                       25

                                          Reimbursements of the advances described in the prior two paragraphs will generally be made first from principal collections on the mortgage loans included in the loan group which includes the mortgage loan in respect of which the advance was made, and if those collections are insufficient to make a full reimbursement, then from principal collections on the mortgage loans in the other loan group. As a result, distributions of principal with respect to the class A-1, A-2, A-3, A-SB, A-4 or A-1A certificates, the class A-2FL certificates (through the class A-2FL REMIC
                                          II regular interest) or the class A-4FL certificates (through the class
                                          A-4FL REMIC II regular interest) may be reduced even if the advances being reimbursed were made in respect of mortgage loans included in the loan group that does not primarily relate to such class of certificates.

                                          If any advance described above is not reimbursed in whole on any distribution date due to insufficient principal collections and, solely in the case of an advance that is nonrecoverable on a loan-specific basis, interest collections on the mortgage pool during the related collection period, then the portion of that advance which remains unreimbursed will be carried over, and continue to accrue interest, for reimbursement on the following distribution date.

                                          The payment of certain default-related or otherwise unanticipated expenses with respect to any mortgage loan may reduce the amounts allocable as principal of that mortgage loan and, accordingly, the principal distributions on the principal balance certificates.

                                          See "Description of the Offered Certificates--Payments--Payments of
                                          Principal" and "--Payments--Priority of Payments" in this prospectus supplement.

D. AMORTIZATION, LIQUIDATION
   AND PAYMENT TRIGGERS................   As a result of losses on the mortgage loans and/or default-related or other unanticipated expenses of the issuing entity, the total principal balance of the class AM, AM-FL, AJ, AJ-FL, B, C, D, E, F, G, H, J, K, L,
                                          M, N, P and Q certificates could be reduced to zero at a time when the class A-1, A-2, A-2FL, A-3, A-SB, A-4, A-4FL and A-1A certificates remain outstanding. See "--Description of the Offered Certificates--Allocation
                                          of Losses on the Mortgage Loans and Other Unanticipated Expenses" below.
                                          If the total principal balance of the class AM, AM-FL, AJ, AJ-FL, B, C,
                                          D, E, F, G, H, J, K, L, M, N, P and Q certificates is reduced to zero at a time when the class A-1, A-2, A-2FL, A-3, A-SB, A-4, A-4FL and A-1A certificates, or any two or more of those classes, remain outstanding, any payments of principal will be distributed to the holders of the outstanding class A-1, A-2, A-2FL, A-3, A-SB, A-4, A-4FL and A-1A certificates (in the case of the class A-2FL and A-4FL certificates, through the class A-2FL REMIC II regular interest and class A-4FL REMIC
                                          II regular interest, respectively), pro rata, rather than sequentially, in accordance with their respective principal balances and without regard to loan groups.

E. PAYMENTS OF PREPAYMENT PREMIUMS
   AND YIELD MAINTENANCE CHARGES.......   You may, in certain circumstances, also receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans. Any distributions of those amounts would be in addition to the distributions of principal and interest described above.

                                       26

                                          If any prepayment premium or yield maintenance charge is collected on any of the mortgage loans, then the certificate administrator will pay that amount in the proportions described under "Description of the Offered
                                          Certificates--Payments--Payments of Prepayment Premiums and Yield
                                          Maintenance Charges" (other than to the holders of any class A-2FL, class
                                          A-4FL, class AM-FL and class AJ-FL certificates) in this prospectus supplement, to--

                                          o     the holders of any of the class A-1, A-2, A-3, A-SB, A-4, A-1A, AM,
                                                AJ, B, C, D, E, F, G and/or H certificates and/or the class A-2FL
                                                REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest and/or the class AJ-FL REMIC II regular interest that are then entitled to receive payments of principal with respect to the loan group that includes the prepaid mortgage loan; and/or

                                          o     the holders of the class X certificates.

                                          All prepayment premiums and yield maintenance charges payable as described above will be reduced, with respect to specially serviced mortgage loans, by an amount equal to certain expenses of the issuing entity and losses realized in respect of the mortgage loans previously allocated to any class of certificates.

                                          See "Description of the Offered Certificates--Payments--Payments of
                                          Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement.

F. FEES AND EXPENSES...................   The amounts available for distribution on the certificates on any distribution date will generally be net of the following amounts:

           TYPE / RECIPIENT                                      AMOUNT/SOURCE                             FREQUENCY
---------------------------------------   --------------------------------------------------------------   ----------

FEES

Master Servicing Fee / Master Servicers   Payable with respect to each and every mortgage loan held by     Monthly
                                          the issuing entity, including each specially serviced mortgage loan, if any, and each mortgage loan, if any, as to which the corresponding mortgaged real property has been acquired as foreclosure property as part of the assets of the issuing
                                          entity. With respect to each such mortgage loan, the master servicing fee will: (1) generally be calculated for the same number of days and on the same principal amount as interest accrues or is deemed to accrue on that mortgage loan; (2)
                                          accrue at an annual rate that ranges from 0.02000% to 0.11000%
                                          per annum; and (3) be payable (a) monthly from amounts
                                          allocable as interest with respect to that mortgage loan
                                          and/or (b) if the subject mortgage loan and any related
                                          foreclosure property has been liquidated on behalf of, among others, the certificateholders, out of general collections on the mortgage pool. Master servicing fees with respect to any mortgage loan will include the primary servicing fees payable by the applicable master servicer to any

                                       27

           TYPE / RECIPIENT                                      AMOUNT/SOURCE                             FREQUENCY
---------------------------------------   --------------------------------------------------------------   ----------

                                          sub-servicer with respect to that mortgage loan.

Additional Master Servicing                     o     Prepayment interest excesses collected on mortgage   Time to time
Compensation / Master Servicers                       loans that are the subject of a principal
                                                      prepayment in full or in part after their
                                                      respective due dates in any collection period;

                                                o     All interest and investment income earned on         Monthly
                                                      amounts on deposit in accounts maintained by a
                                                      master servicer, to the extent not otherwise
                                                      payable to the borrowers;

                                                o     On non-specially serviced mortgage loans, late       Time to time
                                                      payment charges and default interest actually
                                                      collected with respect to the subject mortgage
                                                      loan during any collection period, but only to the
                                                      extent not otherwise allocable to pay the
                                                      following items with respect to the subject
                                                      mortgage loan: (i) interest on advances; or (ii)
                                                      additional trust fund expenses currently payable
                                                      or previously paid with respect to the subject
                                                      mortgage loan or related mortgaged real property
                                                      from collections on the mortgage pool and not
                                                      previously reimbursed; and

                                                o     100%--or, if the consent of the special servicer     Time to Time
                                                      is required with respect to the subject action,
                                                      50%-- of each assumption application fee,
                                                      assumption fee, modification fee, extension fee
                                                      other similar fee or fees paid in connection with
                                                      a defeasance of a mortgage loan that is actually
                                                      paid by a borrower in connection with the related
                                                      action.

Special Servicing Fee / Special           Payable with respect to each mortgage loan that is being         Monthly
Servicer                                  specially serviced or as to which the corresponding mortgaged real property has been acquired as foreclosure property as part of the assets of the issuing entity. With respect to each such mortgage loan, the special servicing fee will: (a) accrue for the same number of days and on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan; (b) accrue at a special servicing fee rate of 0.25% per annum; and (c) be payable monthly from
                                          general collections on the mortgage pool.

Workout Fee / Special Servicer            Payable with respect to each specially serviced mortgage loan    Time to time
                                          that the special servicer successfully works out. The workout fee will be payable out of, and will be calculated by
                                          application of a workout fee rate of 1.0% to, each collection of interest and principal received on the subject mortgage loan for so long as it is not returned to special servicing by reason of an actual or reasonably foreseeable default.

                                       28

           TYPE / RECIPIENT                                      AMOUNT/SOURCE                             FREQUENCY
---------------------------------------   --------------------------------------------------------------   ----------

Principal Recovery Fee / Special          Subject to the exceptions described under "Servicing of the      Time to time
Servicer                                  Mortgage Loans--Servicing and Other Compensation and Payment
                                          of Expenses--Principal Special Servicing Compensation--The
                                          Principal Recovery Fee" in this prospectus supplement, payable with respect to: (a) each specially serviced mortgage loan--or any replacement mortgage loan substituted for it--as to which the special servicer obtains a full or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or foreclosure property as to which the special servicer receives any liquidation proceeds, sale proceeds, insurance proceeds or condemnation proceeds. As to each such specially serviced mortgage loan or foreclosure property, the principal recovery fee will be payable from, and will be calculated by application of a principal recovery fee rate of 1.0% to, the related payment or proceeds.

Additional Special Servicing                    o     All interest and investment income earned on         Monthly
Compensation / Special Servicer                       amounts on deposit in accounts maintained by the
                                                      special servicer;

                                                o     On specially serviced mortgage loans, late payment   Time to time
                                                      charges and default interest actually collected
                                                      with respect to the subject mortgage loan during
                                                      any collection period, but only to the extent not
                                                      otherwise allocable to pay the following items
                                                      with respect to the subject mortgage loan: (i)
                                                      interest on advances; or (ii) additional trust
                                                      fund expenses currently payable or previously paid
                                                      with respect to the subject mortgage loan or
                                                      related mortgaged real property from collections
                                                      on the mortgage pool and not previously
                                                      reimbursed;

                                                o     With respect to any specially serviced mortgage      Time to time
                                                      loan, 100% of assumption fees or modification fee
                                                      actually paid by a borrower with respect to any
                                                      assumption or modification; and

                                                o     With respect to any non-specially serviced           Time to time
                                                      mortgage loan, if the consent of the special
                                                      servicer is required with respect to the subject
                                                      action, 50% of assumption application fees,
                                                      assumption fees, modification fees and other fees
                                                      actually paid by a borrower with respect to any
                                                      assumption, modification or other agreement
                                                      entered into by the applicable master servicer.

                                       29

           TYPE / RECIPIENT                                      AMOUNT/SOURCE                             FREQUENCY
---------------------------------------   --------------------------------------------------------------   ----------

Trust Administration Fee /                Payable out of general collections on the mortgage pool and,     Monthly
Certificate Administrator,                for any distribution date, will equal one month's interest at
  Trustee and Custodian                   0.00051% per annum with respect to each and every mortgage loan held by the issuing entity, including each specially
                                          serviced mortgage loan, if any, and each mortgage loan, if any, as to which the corresponding mortgaged real property has been acquired as foreclosure property as part of the assets of the issuing entity.

Additional Trust Administration           All interest and investment income earned on amounts on          Monthly
Compensation/ Certificate Administrator   deposit in accounts maintained by the certificate
                                          administrator.

EXPENSES

Servicing Advances / Trustee,             To the extent of funds available, the amount of any servicing    Time to time
Master Servicers or Special Servicer      advances.(1)

Interest on Servicing Advances /          At a rate per annum equal to a published prime rate, accrued     Time to time
Master Servicers, Special Servicer        on the amount of each outstanding servicing advance.(2)
or Trustee

P&I Advances / Master Servicers and       To the extent of funds available, the amount of any P&I          Time to Time
Trustee                                   advances.(1)

Interest on P&I Advances /                At a rate per annum equal to a published prime rate, accrued     Time to Time
Master Servicers and Trustee              on the amount of each outstanding P&I advance.(2)

Indemnification Expenses / Trustee,       Amount to which such party is entitled to indemnification        Time to time
Custodian and Certificate Administrator   under the pooling and servicing agreement.(3)
and any director, shareholder, officer,
employee or agent of the Trustee,
Custodian or the Certificate
Administrator; Depositor, Master
Servicers or Special Servicer and any
shareholder, director, officer,
employee or agent of Depositor, the
Master Servicers or Special Servicer

__________________

(1)   Reimbursable out of collections on the related mortgage loan, except that:
      (a) advances that are determined not to be recoverable out of related collections will be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool; and (b) advances that remain outstanding after a specially serviced mortgage loan has been worked out and the servicing of that mortgage loan has been returned to the applicable master servicer may be reimbursable out of general collections of principal on the mortgage pool.

(2)   Payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool, although in some cases interest on advances may be payable first or solely out of general collections of principal on the mortgage pool.

(3)   Payable out of general collections on the mortgage pool. In general, none of the above specified persons are entitled to indemnification for (1) any liability specifically required to be borne by the related person pursuant to the terms of the pooling and servicing agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the pooling and servicing agreement.

                                       30

                                          The foregoing fees and expenses will generally be payable prior to distribution on the offered certificates. If any of the foregoing fees and expenses are identified as being payable out of a particular source of funds, then the subject fee or expense, as the case may be, will be payable out of that particular source of funds prior to any application of those funds to make payments with respect to the offered certificates.
                                          In addition, if any of the foregoing fees and expenses are identified as being payable out of general collections with respect to the mortgage pool, then the subject fee or expense, as the case may be, will be payable out of those general collections prior to any application of those general collections to make payments with respect to the offered certificates. Further information with respect to the foregoing fees and expenses, including information regarding the general purpose of and the source of payment for these fees and expenses, as well as information regarding other fees and expenses, is set forth under "Description of the
                                          Offered Certificates--Fees and Expenses" in this prospectus supplement.

G. PAYMENTS OF ADDITIONAL INTEREST.....   On each distribution date, any additional interest collected during the related collection period on a mortgage loan that converts from a fixed rate of interest to a floating rate of interest will be distributed to the holders of the class Y certificates, and any additional interest collected during the related collection period on a mortgage loan with an anticipated repayment date will be distributed to the holders of the class Z certificates. See "Description of the Offered
                                          Certificates--Payments--Payments of Additional Interest" in this prospectus supplement.

H. ALLOCATION OF LOSSES ON THE MORTGAGE
  LOANS AND OTHER UNANTICIPATED
  EXPENSES.............................   Because of losses on the mortgage loans, reimbursements of advances determined to be nonrecoverable on a loan-specific basis and/or default-related and other unanticipated expenses of the issuing entity
                                          (such as interest on advances, special servicing fees, workout fees and liquidation fees), the total principal balance of the mortgage pool, less any related outstanding advances of principal, may fall below the total principal balance of the principal balance certificates. For purposes of this determination only, effect will not be given to any reductions of the principal balance of any mortgage loan for payments of principal collected on the mortgage loans that were used to reimburse any advances outstanding after a workout of another mortgage loan to the extent those advances are not otherwise determined to be nonrecoverable on a loan-specific basis. If and to the extent that those losses, reimbursements and expenses cause the total principal balance of the mortgage pool, less any related outstanding advances of principal, to be less than the total principal balance of the principal balance certificates following the payments made on the certificates on any distribution date, the total principal balances of the following classes of principal balance certificates (or, in the case of the reference to
                                          "A-2FL" below, the class A-2FL REMIC II regular interest, in the case of the reference to "A-4FL" below, the class A-4FL REMIC II regular interest, in the case of the reference to "AM-FL" below, the class AM-FL
                                          REMIC II regular interest and in the case of the reference to "AJ-FL"
                                          below, the class AJ-FL REMIC II regular interest) will be successively reduced in the following order, until the deficit is eliminated:

                                       31

                                                    REDUCTION ORDER                             CLASS
                                          ------------------------------------  ------------------------------------

                                                           1                                      Q
                                                           2                                      P
                                                           3                                      N
                                                           4                                      M
                                                           5                                      L
                                                           6                                      K
                                                           7                                      J
                                                           8                                      H
                                                           9                                      G
                                                           10                                     F
                                                           11                                     E
                                                           12                                     D
                                                           13                                     C
                                                           14                                     B
                                                           15                                 AJ, AJ-FL
                                                           16                                 AM, AM-FL
                                                           17                      A-1, A-2, A-2FL, A-3, A-SB, A-4,
                                                                                            A-4FL and A-1A

                                          Any reduction to the total principal balances of the class A-1, A-2, A-3,
                                          A-SB, A-4 and A-1A certificates and the class A-2FL and A-4FL REMIC II regular interests will be made on a pari passu and pro rata basis in accordance with the relative sizes of those principal balances, without regard to loan groups.

                                          Any losses realized on the mortgage loans or additional trust fund expenses allocated in reduction of the principal balance of any Class of principal balance certificates will result in a corresponding reduction in the notional amount of the class X certificates.

                                          See "Description of the Offered Certificates--Reductions to Certificate
                                          Principal Balances in Connection with Realized Losses and Additional
                                          Trust Fund Expenses" in this prospectus supplement.

I. ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS..................   Except as described below, each master servicer will be required to make advances of principal and/or interest due on the mortgage loans master serviced thereby with respect to any delinquent monthly payments, other than balloon payments. In addition, the trustee must make any of those advances that the applicable master servicer is required to but fails to make. As described under "Description of the Offered
                                          Certificates--Advances of Delinquent Monthly Debt Service Payments and
                                          Reimbursement of Advances" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at a published prime rate, as described in that section of this prospectus supplement.

                                          Notwithstanding the foregoing, none of the master servicers or the trustee will be required to make any advance that it determines, in its reasonable judgment, will not be recoverable (together with interest accrued on that advance) from proceeds of the related mortgage loan. The trustee will be entitled to rely on any determination of
                                          non-recoverability made by a master servicer. The special servicer may also determine that any interest and/or principal advance made or proposed to be made by a master servicer or the trustee is not or will

                                       32

                                          not be, as applicable, recoverable, together with interest accrued on that advance, from proceeds of the mortgage loan to which that advance relates, and the applicable master servicer and the trustee will be entitled to rely on any determination of nonrecoverability made by the special servicer and will be required to act in accordance with that determination.

                                          In addition, if any of the adverse events or circumstances that we refer to under "Servicing of the Mortgage Loans--Required Appraisals" in, and
                                          described in the glossary to, this prospectus supplement occur or exist with respect to any mortgage loan or the mortgaged real property for that mortgage loan (excluding the Peter Cooper Village and Stuyvesant Town trust mortgage loan and the FRIS Chicken trust mortgage loan), the special servicer will be obligated to obtain a new appraisal or, at the special servicer's option in cases involving mortgage loans with relatively small principal balances, conduct a valuation of that property. If, based on that appraisal or other valuation, subject to the discussion below regarding the loan combinations, it is determined that:

                                          o     the sum of the principal balance of the subject mortgage loan plus other delinquent amounts due under the subject mortgage loan exceeds

                                          o     an amount generally equal to:

                                                1.    90% of the new estimated value of the related mortgaged real property, which value may be reduced by the special servicer based on its review of the related appraisal and other
                                                      relevant information; plus

                                                2.    certain other amounts such as escrow funds,

                                          then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced in the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, which will be deemed to be reduced by any outstanding advances of principal in respect of that mortgage loan. In the event advances of interest are so reduced, funds available to make payments on the certificates then outstanding will be reduced.

                                          The calculation of any appraisal reduction amount in respect of any trust mortgage loan that is part of a loan combination will take into account the related A-note and/or B-note loan, if applicable. The special servicer will determine whether an appraisal reduction amount exists with respect to any of those loan combinations based on a calculation that generally treats the subject loan combination as if it were a single mortgage loan. Any resulting appraisal reduction amount with respect to any of those loan combinations will be allocated, first (if applicable)
                                          to the related B-note loan (up to the amount of the outstanding principal balance of that B-note loan), and then to the related mortgage loan held by the issuing entity and the other related A-note mortgage loans not held by the issuing entity, on a pro rata basis. The amount of advances of interest on each of the mortgage loans held by the issuing entity that is part of a loan combination will be reduced

                                       33

                                          so as to take into account any appraisal reduction amount allocable to the subject mortgage loan.

                                          In the case of the Peter Cooper Village and Stuyvesant Town trust mortgage loan and the FRIS Chicken trust mortgage loan, if adverse events or circumstances similar to those referred to above occur or exist with respect to the Peter Cooper Village and Stuyvesant Town loan combination, the Wachovia 2007-C30 special servicer or, with respect to the FRIS
                                          Chicken trust mortgage loan, the MSCI 2005-HQ6 special servicer, will be similarly required to obtain a new appraisal and determine, in a manner similar to the foregoing discussion, whether an appraisal reduction amount exists with respect to the Peter Cooper Village and Stuyvesant
                                          Town loan combination or FRIS Chicken loan combination, as applicable, which would be treated as a single mortgage loan for those purposes, taking into account the Peter Cooper Village and Stuyvesant Town A-note non-trust loans or FRIS Chicken A-note non-trust loan and B-note non-trust loan, as applicable. Any resulting appraisal reduction amount with respect to the Peter Cooper Village and Stuyvesant Town loan combination will be allocated to the Peter Cooper Village and Stuyvesant
                                          Town trust mortgage loan and the Peter Cooper Village and Stuyvesant Town
                                          A-note non-trust loans, on a pari passu basis. Any resulting appraisal reduction amount with respect to the FRIS Chicken loan combination will be allocated first, to the FRIS Chicken B-note non-trust loan and then, to the FRIS Chicken trust mortgage loan and the FRIS Chicken A-note non-trust loan, on a pari passu basis. The interest portion of any advance in respect of a delinquent debt service payment with respect to the Peter Cooper Village and Stuyvesant Town trust mortgage loan and the
                                          FRIS Chicken trust mortgage loan will be reduced as a result of an appraisal reduction amount determined by the Wachovia 2007-C30 master servicer or MSCI 2005-HQ6 master servicer, respectively, being allocated to that mortgage loan.

                                          None of the master servicers or the trustee will be required to make advances of principal and/or interest with respect to any mortgage loan that is not held by the issuing entity.

                                          See "Description of the Offered Certificates--Advances of Delinquent
                                          Monthly Debt Service Payments and Reimbursement of Advances" and
                                          "Servicing of the Mortgage Loans--Required Appraisals" in this prospectus supplement. See also "Description of the Governing Documents--Advances"
                                          in the accompanying base prospectus.

J. REPORTS TO CERTIFICATEHOLDERS.......   On each distribution date, the certificate administrator will make available on its internet website, initially located at www.ctslink.com, or provide on request, to the registered holders of the offered certificates, a monthly report substantially in the form of Annex D to this prospectus supplement. The certificate administrator reports will detail, among other things, the distributions made to the
                                          certificateholders on that distribution date and the performance of the mortgage loans and the mortgaged real properties.

                                          You may also review on the certificate administrator's website, initially located at www.ctslink.com, or, upon reasonable prior notice, at the certificate administrator's offices during normal business hours, a variety of information and documents that pertain to the mortgage loans and the mortgaged real properties for those loans.

                                       34

                                          See "Description of the Offered Certificates--Reports to
                                          Certificateholders; Available Information" in this prospectus supplement.

K. OPTIONAL AND OTHER TERMINATION......   Specified parties to the transaction may purchase all of the mortgage loans and any foreclosure properties held by the issuing entity, and thereby terminate the issuing entity, when the aggregate principal balance of the mortgage loans, less any outstanding advances of principal, is less than approximately 1.0% of the initial mortgage pool balance.

                                          In addition, if, following the date on which the total principal balance of the offered certificates is reduced to zero, all of the remaining certificates (but excluding the class Y, Z, R-I and R-II certificates)
                                          are held by the same certificateholder, the issuing entity may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates (other than the class Y, Z, R-I and R-II certificates) for all the mortgage loans and any foreclosure properties held by the issuing entity at the time of exchange.

                                          See "Description of the Offered Certificates--Termination" in this prospectus supplement.

              THE MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL................................   In this section, we provide summary information with respect to the mortgage loans that we intend to transfer to the issuing entity. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                          o     "Description of the Mortgage Pool";

                                          o     "Risk Factors--Risks Related to the Mortgage Loans";

                                          o     Annex A-1--Certain Characteristics of the Mortgage Loans;

                                          o     Annex A-2--Certain Statistical Information Regarding the Mortgage
                                                Loans;

                                          o     Annex A-3--Resurgens Plaza Trust Mortgage Loan Amortization
                                                Schedule;

                                          o     Annex A-4--Towne Park Apartments Trust Mortgage Loan Amortization
                                                Schedule;

                                          o     Annex A-5--10000 Business Blvd. Trust Mortgage Loan Amortization
                                                Schedule;

                                          o     Annex A-6--4010 Airpark Drive Trust Mortgage Loan Amortization
                                                Schedule;

                                          o     Annex B--Certain Characteristics Regarding Multifamily Properties
                                                in Loan Group 2; and

                                          o     Annex C--Description of the Ten Largest Mortgage Loans or Groups of
                                                Cross-Collateralized Mortgage Loans.

                                       35

                                          When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to be transferred to the issuing entity, please note that--

                                          o     all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

                                          o     all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and that no
                                                prepayments occur prior to the cut-off date;

                                          o     all weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances; the initial mortgage pool balance will equal the total cut-off date principal balance of the entire mortgage pool, and the initial loan group 1 balance and the initial loan group 2 balance will each equal the total cut-off date principal balance of the mortgage loans in the subject loan group; we show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this prospectus supplement;

                                          o     when information with respect to the mortgage loans is expressed as a percentage of the initial mortgage pool balance, the initial loan group 1 balance or the initial loan group 2 balance, the
                                                percentages are based upon the cut-off date principal balances of the subject mortgage loans;

                                          o     when information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group 1 balance or the initial loan group 2 balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans;

                                          o     if any mortgage loan is secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among the individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan and (iii)
                                                an allocated loan balance specified in the related loan documents;

                                          o     unless specifically indicated otherwise, statistical information presented in this prospectus supplement with respect to any mortgage loan held by the issuing entity that is part of a loan combination includes the related A-note loans not included in the issuing entity;

                                          o     unless specifically indicated otherwise, statistical information presented in this prospectus supplement with respect to any mortgage loan held by the issuing entity that is part of a loan

                                       36

                                                combination excludes the related B-note loan not included in the issuing entity;

                                          o     statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, which may result in the initial mortgage pool balance being as much as 5% larger or smaller than indicated;

                                          o     the sum of numbers presented in any column within a table may not equal the indicated total due to rounding;

                                          o     when a mortgage loan is identified by loan number, we are referring to the loan number indicated for that mortgage loan on Annex A-1 to this prospectus supplement; and

                                          o     when a mortgage loan does not have a fixed interest rate for the loan term, the interest rate shown or used in calculations throughout is the initial interest rate, unless otherwise
                                                specified.

SUBSTITUTIONS, ACQUISITIONS AND
  REMOVALS OF MORTGAGE LOANS...........   On or prior to the date of initial issuance of the offered certificates, we will acquire the mortgage loans from the sponsors and will transfer the mortgage loans to the issuing entity. Except as contemplated in the following paragraphs regarding the replacement of a defective mortgage loan, no mortgage loan may otherwise be added to the assets of the issuing entity.

                                          Each sponsor, with respect to each mortgage loan transferred by it to us for inclusion in the pool as assets held by the issuing entity, will:

                                          o     make, as of the date of initial issuance of the offered
                                                certificates, and subject to any applicable exceptions, the representations and warranties generally described under
                                                "Description of the Mortgage Pool--Representations and Warranties"
                                                in this prospectus supplement; and

                                          o     agree to deliver the loan documents described under "Description of the Mortgage Pool--Assignment of the Mortgage Loans" in this prospectus supplement.

                                          If there exists a breach of any of those representations and warranties, or if there exists a document defect with respect to any mortgage loan, which breach or document defect materially and adversely affects the value of the subject mortgage loan or the interests of the certificateholders, and if that breach or document defect is not cured within the period contemplated under "Description of the Mortgage
                                          Pool--Repurchases and Substitutions" in this prospectus supplement, then the affected mortgage loan will be subject to repurchase or substitution as described under "Description of the Mortgage Pool--Repurchases and
                                          Substitutions" in this prospectus supplement.

                                          If any mortgage loan experiences payment defaults similar to the payment defaults that would result in a transfer of servicing from the applicable master servicer to the special servicer, then it will be subject

                                       37

                                          to a fair value purchase option on the part of the special servicer, the holder--or, if applicable, the beneficial owner--of certificates representing the largest percentage interest of voting rights allocated to the controlling class or an assignee of the foregoing, as described under "Servicing of the Mortgage Loans--Realization Upon Defaulted
                                          Mortgage Loans--Fair Value Call" in this prospectus supplement.

                                          If, in the case of any mortgage loan held by the issuing entity, there exists additional debt that is secured by the related mortgaged real property or by an interest in the related borrower, which additional debt is not held by the issuing entity, then the lender on that additional debt may be entitled to acquire that mortgage loan--generally at a price no less than the unpaid principal balance of the subject mortgage loan, plus interest, exclusive of default interest, accrued thereon--upon the occurrence of a default or, in some cases, a reasonably foreseeable default.

                                          The issuing entity will be subject to optional termination as discussed under "Description of the Offered Certificates--Termination" in this prospectus supplement.

PAYMENT AND OTHER TERMS................   Each of the mortgage loans is the obligation of a borrower to repay a specified sum with interest. Each of the mortgage loans is secured by a first mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily or manufactured housing community real properties. Each mortgage lien will be subject to the limited permitted encumbrances that we describe in the glossary to this prospectus supplement.

                                          All of the mortgage loans are or should be considered nonrecourse. None of the mortgage loans is insured or guaranteed by any governmental agency or instrumentality, by any private mortgage insurer, by any sponsor or by any of the parties to the pooling and servicing agreement.

                                          Each of the mortgage loans currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this prospectus supplement. Except as otherwise described below with respect to mortgage loans that have anticipated repayment dates or that are converting mortgage loans, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the mortgage loan.

A. Amortizing Balloon Loans............   One hundred twelve (112) of the mortgage loans, representing approximately 17.2% of the initial mortgage pool balance (ninety three
                                          (93) mortgage loans in loan group 1, representing approximately 20.6% of the initial loan group 1 balance, and nineteen (19) mortgage loans in loan group 2, representing approximately 8.1% of the initial loan group 2 balance), provide for:

                                          o     the amortization of principal commencing, in each such case, no later than the first regular payment date following origination;

                                          o     an amortization schedule that is significantly longer than its remaining term to stated maturity; and

                                       38

                                          o     a substantial payment of principal on its maturity date.

                                          These 112 balloon mortgage loans do not include any of the balloon mortgage loans described under "--Partial Interest-Only Balloon Loans" or
                                          "--Interest-Only Balloon Loans" below.

B. Partial Interest-Only Balloon Loans.   One hundred thirty-two (132) of the mortgage loans, representing approximately 35.4% of the initial mortgage pool balance (One hundred thirteen (113) mortgage loans in loan group 1, representing approximately
                                          45.6% of the initial loan group 1 balance, and nineteen (19) mortgage loans in loan group 2, representing approximately 8.2% of the initial loan group 2 balance), require:

                                          o     the payment of interest only on each due date until the expiration of a designated period;

                                          o     the amortization of principal following the expiration of that interest-only period based on an amortization schedule that is significantly longer than its remaining term to stated maturity;
                                                and

                                          o     a substantial payment of principal on its maturity date.

C. Interest-Only Balloon Loans.........   Forty seven (47) of the mortgage loans, representing approximately 43.0%
                                          of the initial mortgage pool balance (thirty eight (38) mortgage loans in loan group 1, representing approximately 28.4% of the initial loan group
                                          1 balance, and nine (9) mortgage loans in loan group 2, representing approximately 81.7% of the initial loan group 2 balance), require the payment of interest only until the related maturity date and provide for the repayment of the entire principal balance on the related maturity date.

D. ARD Loans...........................   Twelve (12) of the mortgage loans, representing approximately 3.6% of the initial mortgage pool balance and approximately 4.9% of the initial loan group 1 balance, respectively, which are commonly referred to as hyper-amortization loans or ARD loans, each provide for material changes to their terms to encourage the related borrower to pay the mortgage loan in full by a specified date. We consider that date to be the anticipated repayment date for each of those ARD loans. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The changes to the loan terms, which, in each case, will become effective as of the related anticipated repayment date, include:

                                          o     accrual of interest at a rate in excess of the initial mortgage interest rate with the additional interest to be deferred and payable only after the outstanding principal balance of the subject mortgage loan is paid in full; and

                                          o     applying excess cash flow from the mortgaged real property to pay down the principal amount of the subject mortgage loan, which payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

                                       39

                                          Four (4) of the above-identified 12 ARD loans, representing approximately
                                          2.1% of the initial mortgage pool balance and approximately 2.9% of the initial loan group 1 balance, each requires:

                                          o     the payment of interest only until the expiration of a designated period; and

                                          o     the amortization of principal following the expiration of that interest-only period.

E. Fully Amortizing Loans..............   Thirty (30) of the mortgage loans, representing approximately 0.9% of the initial mortgage pool balance, (three (3) mortgage loan representing approximately 0.5% of the initial loan group 1 balance and twenty-seven
                                          (27) mortgage loans representing approximately 1.9% of the initial loan group 2 balance, respectively, have a payment schedule that provides for the payment of principal of the subject mortgage loan substantially in full by its maturity date.

F. Converting Loans....................   Thirty-five (35) mortgage loans, representing approximately 0.8% of the initial mortgage pool balance (five (5) mortgage loans in loan group 1, representing approximately 0.2% of the initial loan group 1 balance, and thirty (30) loans in loan group 2, representing approximately 2.3% of the initial loan group 2 balance), convert from a fixed rate loan to a floating rate loan commencing ten years after the first payment date for the related mortgage loan. These mortgage loans provide that during the floating rate period the interest rate must be at least as high as the related fixed interest rate specified in this prospectus supplement.

                                          Twenty-seven (27) of the 35 converting loans listed above, representing approximately 0.5% of the initial mortgage pool balance and approximately
                                          1.9% of the initial loan group 2 balance, are fully-amortizing loans, as described above.

                                          Six (6) of the 35 converting loans listed above, representing approximately 0.1% of the initial mortgage pool balance (five (5)
                                          mortgage loans in loan group 1, representing approximately 0.2% of the initial loan group 1 balance, and one (1) loan in loan group 2, representing approximately 0.1% of the initial loan group 2 balance), are amortizing balloon loans, as described above.

                                          Two (2) of the 35 converting loans listed above, representing approximately 0.1% of the initial mortgage pool balance and approximately
                                          0.3% of the initial loan group 2 balance, are interest-only balloon loans, as described above.

LOAN COMBINATIONS......................   Seven (7) mortgage loans are, in each case, part of a loan combination comprised of two (2) or more mortgage loans that are obligations of the same borrower, only one of which will be transferred to the issuing entity. The remaining mortgage loans in each loan combination will not be transferred to the issuing entity, however all of the mortgage loans in the subject loan combination are together secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties.
                                          In the case of the Peter Cooper Village and Stuyvesant Town loan combination, the mortgage loans that will not be transferred to the issuing entity are, in general, equal in priority in respect of payment with the mortgage loan in the same loan combination that has been transferred to the issuing entity, but only to the extent set forth in

                                       40

                                          the related co-lender or intercreditor agreement. In the case of the Fort
                                          Henry Mall loan combination, upon the funding of a future advance obligation currently held by Merrill Lynch Mortgage Lending, Inc., the mortgage loan that will not be transferred to the issuing entity will be equal in priority in respect of payment with the mortgage loan in the same loan combination that has been transferred to the issuing entity, but only to the extent set forth in the related co-lender or intercreditor agreement. In the case of the FRIS Chicken loan combination, the mortgage loan transferred to the issuing entity consists of an A-note mortgage loan. The mortgage loan that will be transferred to the issuing entity is, in general, (i) equal in priority in respect of payment of principal with the A-note mortgage loan in the FRIS Chicken loan combination that has not been transferred to the issuing entity and
                                          (ii) senior in priority in respect of payment of interest and principal to the B-note mortgage loan not in the FRIS Chicken loan combination but, in each case, only to the extent set forth in the related co-lender or intercreditor agreement. In the case of the Detroit Riverview Medical
                                          Complex, St. Luke's Cornwall Medical Complex, 10000 Business Blvd. and
                                          4010 Airpark Drive mortgage loans, the mortgage loan that will be transferred to the issuing entity is, in general, senior in priority in respect of payment of interest and principal to the related B-note mortgage loan but only to the extent set forth in the related co-lender or intercreditor agreement.

                                       41

                                          The following mortgage loans are each part of a loan combination:

                                                                                                 U/W NCF DSCR AND
                                                                                                   CUT-OFF DATE
 MORTGAGED REAL PROPERTY NAME (AS                          % OF INITIAL    ORIGINAL PRINCIPAL    LOAN-TO-VALUE OF
  IDENTIFIED ON ANNEX A-1 TO THIS        CUT-OFF DATE      MORTGAGE POOL   BALANCE OF RELATED      ENTIRE LOAN
      PROSPECTUS SUPPLEMENT)           PRINCIPAL BALANCE      BALANCE      NON-TRUST LOAN(S)       COMBINATION
-----------------------------------    -----------------   -------------   ------------------    ----------------

Peter Cooper Village and Stuyvesant       $800,000,000         18.1%         $2,200,000,000            1.70x(1)
Town
                                                                                                       55.6%

Fort Henry Mall(2)                        $ 39,500,000          0.9%                     --(2)           --(3)
                                                                                                         --
FRIS Chicken                              $ 24,226,992          0.5%         $   50,000,000            1.73x
                                                                                                       62.2%

Detroit Riverview Medical Complex         $ 11,665,000          0.3%         $      777,500            1.08x
                                                                                                       84.8%

St. Luke's Cornwall Medical Complex       $ 10,874,000          0.2%         $      692,500            1.07x
                                                                                                       89.3%

10000 Business Blvd.(4)                   $  6,637,500          0.2%         $    4,467,355            1.45x
                                                                                                       66.1%

4010 Airpark Drive(4)                     $  5,936,250          0.1%         $    4,180,704            1.46x
                                                                                                       65.7%

_________________________

(1)   The borrower with respect to the Peter Cooper Village and Stuyvesant Town
      Loan Combination is permitted to obtain up to $300,000,000 of any combination of pari passu mortgage debt secured by a second mortgage on the related mortgaged real property and subordinate mezzanine debt at any time between November 2011 and May 2013, subject to certain conditions.
      The figures presented in this table do not take into account such potential additional debt.

(2)   The Fort Henry Mall Loan Combination consists of the related trust mortgage loan and a future advance obligation in an amount up to
      $5,100,000. Upon each future advance, the borrower will issue a promissory note to the holder of the future advance obligation, each of which will be pari passu in right of payment to the trust mortgage loan. The figures presented in this table do not take into account any potential future advance.

(3)   To obtain any future advance, the then-current debt service coverage ratio of the Fort Henry Mall Loan Combination (including any prior future advances) must be equal or greater to 1.42x and the then-current loan-to-value ratio of the Fort Henry Mall Loan Combination (including any prior future advances) must not exceed 80%.

(4)   The DSCR excludes the excess payment specified under the column titled
      "Curtailment" as set forth in Annexes A-5 and A-6.

                                          See "Description of the Mortgage Pool--The Loan Combinations" in this prospectus supplement for a more detailed description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans constituting such loan combination. Also, see "Description of the Mortgage Pool--Additional Loan
                                          and Property Information--Additional and Other Financing" in this prospectus supplement.

DELINQUENCY STATUS.....................   None of the mortgage loans was 30 days or more delinquent with respect to any monthly debt service payment as of its cut-off date or at any time since the date of its origination. None of the mortgage loans has experienced any losses of principal or interest (through forgiveness of debt or restructuring) since origination.

PREPAYMENT LOCK-OUT PERIODS............   Except as described under "Description of the Mortgage Pool--Terms and
                                          Conditions of the Mortgage Loans--Prepayment Lock-out Periods" in this prospectus supplement with respect to thirty-five (35) mortgage loans representing 4.1% of the initial mortgage pool balance (twenty (20)
                                          mortgage loans in loan group 1, representing approximately 5.2% of the initial loan group 1 balance, and fifteen (15) mortgage loans in loan group 2, representing approximately 1.2% of the initial loan group 2 balance), all of the mortgage loans restrict

                                       42

                                          prepayment for a particular period commonly referred to as a lock-out period and, in most cases (see "--Defeasance" below), a period during which the subject mortgage loan may be defeased but not prepaid. The weighted average remaining prepayment lock-out period and defeasance period of the mortgage loans as of the cut-off date is approximately 100 months (approximately 99 months for the mortgage loans in loan group 1 and approximately 105 months for the mortgage loans in loan group 2).

DEFEASANCE.............................   Two hundred fifty-eight (258) of the mortgage loans, representing approximately 88.4% of the initial mortgage pool balance (two hundred seventeen (217) mortgage loans in loan group 1, representing approximately 86.3% of the initial loan group 1 balance, and forty-one
                                          (41) mortgage loans in loan group 2, representing approximately 93.9% of the initial loan group 2 balance), permit the related borrower, under certain conditions, to obtain a full or, in certain cases, a partial release of the mortgaged real property from the mortgage lien by delivering U.S. Treasury obligations or other non-callable government securities as substitute collateral. None of these mortgage loans permits defeasance prior to the second anniversary of the date of initial issuance of the certificates. The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all debt service payments on the defeased mortgage loan or portion thereof allocated to the related mortgaged real property, including any balloon payment.

PREPAYMENT CONSIDERATION...............   Ninety-seven (97) of the mortgage loans, representing approximately 17.6%
                                          of the initial mortgage pool balance (fifty-nine (59) mortgage loans in loan group 1, representing approximately 20.9% of the initial loan group
                                          1 balance, and thirty-eight (38) mortgage loans in loan group 2, representing approximately 8.8% of the initial loan group 2 balance), provide for the payment of prepayment consideration in connection with a voluntary prepayment. See "Description of the Mortgage Pool--Terms and
                                          Conditions of the Mortgage Loans--Prepayment Consideration" in this prospectus supplement.

                                          In the case of forty (40) of the 97 mortgage loans listed above representing 7.5% of the initial mortgage pool balance (Twenty-two (22)
                                          mortgage loans in loan group 1, representing approximately 8.5% of the initial loan group 1 balance, and eighteen (18) mortgage loans in loan group 2, representing approximately 4.9% of the initial loan group 2 balance), the related borrower may, following the initial lockout period, prepay the mortgage loan with prepayment consideration (i.e. a yield maintenance amount or a prepayment premium, as provided in the related loan documents).

                                          In the case of fifteen (15) of the 97 mortgage loans listed above, representing approximately 3.0% of the initial mortgage pool balance
                                          (twelve (12) mortgage loans in loan group 1, representing approximately
                                          3.9% of the initial loan group 1 balance, and three (3) mortgage loans in loan group 2, representing approximately 0.6% of the initial loan group 2 balance), the related loan documents provide for an initial lockout period followed by a period during which the subject mortgage loan may be prepaid with prepayment consideration or defeased.

                                       43

                                          In the case of four (4) of the 97 mortgage loans listed above representing approximately 2.0% of the initial mortgage pool balance
                                          (three (3) mortgage loans in loan group 1, representing approximately
                                          2.4% of the initial loan group 1 balance, and one (1) mortgage loan in loan group 2, representing approximately 1.2% of the initial loan group 2 balance), the related loan documents provide for an initial lockout period followed by a period during which the subject mortgage loan may only be defeased, followed by a period during which the subject mortgage loan may be prepaid with prepayment consideration.

                                          In the case of three (3) of the 97 mortgage loans listed above representing approximately 1.0% of the initial mortgage pool balance (two
                                          (2) mortgage loans in loan group 1, representing approximately 1.1% of the initial loan group 1 balance, and one (1) mortgage loan in loan group
                                          2, representing approximately 1.0% of the initial loan group 2 balance), the related loan documents provide for an initial lockout period followed by a period during which the subject mortgage loan may only be prepaid with prepayment consideration, followed by a period during which the subject mortgage loan may be prepaid with prepayment consideration or defeased.

                                          [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY.]

                                       44

ADDITIONAL STATISTICAL INFORMATION.....   The mortgage pool will have the following general characteristics as of the cut-off date:

                                                               MORTGAGE POOL       LOAN GROUP 1      LOAN GROUP 2
                                                             ---------------    ---------------    ---------------

Initial mortgage pool/loan group balance                     $ 4,417,019,866    $ 3,211,422,742    $ 1,205,597,124
Number of mortgage loans                                                 333                259                 74
Number of mortgaged real properties                                      570                490                 80
Percentage of investment grade, shadow rated loans(1)                   19.7%               2.1%              66.5%
Average cut-off date principal balance                            13,264,324         12,399,316         16,291,853
Largest cut-off date principal balance                           800,000,000        170,000,000        800,000,000
Smallest cut-off date principal balance                              431,373            586,804            431,373
Weighted average mortgage interest rate(2)                            5.9533%            5.8472%            6.2361%
Highest mortgage interest rate                                        7.5000%            7.5000%            7.4250%
Lowest mortgage interest rate                                         4.9900%            4.9900%            5.4500%
Number of cross-collateralized loan groups                                 9                  9                  0
Cross-collateralized loan groups as a percentage of                      1.5%               2.0%               0.0%
   initial mortgage pool/loan group balance
Number of multi-property mortgage loans                                   18                 13                  5
Multi-property mortgage loans as a percentage of initial                25.3%               7.7%              72.1%
   mortgage pool/loan group balance
Weighted average underwritten debt service coverage                     1.44x              1.39x              1.58x
   ratio(3)(4)

Highest underwritten debt service coverage ratio                       15.11x              3.48x             15.11x
Lowest underwritten debt service coverage ratio                         1.05x              1.05x              1.10x
Weighted average cut-off date loan-to-value ratio(3)(4)                 67.5%              69.8%              61.2%
Highest cut-off date loan-to-value ratio                                84.0%              84.0%              81.1%
Lowest cut-off date loan-to-value ratio                                  5.0%              31.2%               5.0%
Weighted average original term to maturity or anticipated                118                117                122
   repayment date (months)
Longest original term to maturity or anticipated repayment               360                180                360
   date (months)
Shortest original term to maturity or anticipated                         60                 60                 60
   repayment date (months)
Weighted average remaining term to maturity or anticipated               116                114                119
   repayment date (months)
Longest remaining term to maturity or anticipated                        353                178                353
   repayment date (months)
Shortest remaining term to maturity or anticipated                        57                 57                 57
   repayment date (months)

___________________

(1)   It has been confirmed to us by each of S&P, Moody's and Fitch, in accordance with their respective methodologies, that loan numbers 1, 13,
      14, 15, 40 and 257 have credit characteristics consistent with investment grade-rated obligations.

(2)   In the case of thirty-seven (37) mortgage loans that do not have a fixed interest rate for the related loan term, the interest rate used to calculate the weighted average mortgage interest rate is the initial interest rate for such loan as shown in this prospectus supplement.

(3)   In the case of each of two (2) mortgage loans (loan numbers 11 and 264)
      the related debt service coverage ratio and/or loan-to-value ratio was calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a
      "stabilized" basis. See the footnotes to Annex A-1 to this prospectus supplement for more information regarding the calculations of debt service coverage ratios and loan-to-value ratios with respect to the mortgage loans identified above. In the case of one (1) mortgage loan (loan number
      1), representing approximately 18.1% of the initial mortgage pool balance and approximately 66.4% of the initial loan group 2 balance, the debt service coverage ratio was calculated using the underwritten cash flow for
      2011 based on an assumed annual rate of conversion of units from rent-stabilized units to deregulated units.

(4)   In the case of the Peter Cooper Village and Stuyvesant Town and FRIS
      Chicken trust mortgage loans, the debt service coverage ratio and the cut-off date loan-to-value ratio were determined taking into consideration, in the case of the debt service coverage ratio, the aggregate annualized amount of debt service that will be payable under the
      Peter Cooper Village and Stuyvesant Town and FRIS Chicken mortgage loans and the Peter Cooper Village and Stuyvesant Town and FRIS Chicken mortgage pari-passu non-trust loans and, in the case of the cut-off date loan-to-value ratio, the cut-off date principal balance of the Peter
      Cooper Village and Stuyvesant Town and FRIS Chicken trust mortgage loans and the Peter Cooper Village and Stuyvesant Town and FRIS Chicken A-note non-trust loans. The borrower with respect to the Peter Cooper

                                       45

      Village and Stuyvesant Town Loan Combination is permitted to obtain up to
      $300,000,000 of any combination of pari passu mortgage debt secured by a second mortgage on the related mortgaged real property and subordinate mezzanine debt at any time between November 2011 and May 2013, subject to certain conditions. The figures presented in this table do not take into account such potential additional debt.

      The Fort Henry Mall Loan Combination consists of the related trust mortgage loan and a future advance obligation in an amount up to
      $5,100,000. Upon each future advance, the borrower will issue a promissory note to the holder of the future advance obligation, each of which will be pari passu in right of payment to the trust mortgage loan. The figures presented in this table do not take into account any potential future advance.

PROPERTY TYPE..........................   The table below shows the number of and the total cut-off date principal balance and percentages of the initial mortgage pool balance, the loan group 1 balance and the loan group 2 balance, respectively, secured by mortgaged real properties operated primarily for each indicated purpose:

                              NUMBER OF
                              MORTGAGED    TOTAL CUT-OFF    % OF INITIAL    % OF INITIAL   % OF INITIAL
                                 REAL      DATE PRINCIPAL   MORTGAGE POOL   LOAN GROUP 1   LOAN GROUP 2
        PROPERTY TYPES        PROPERTIES     BALANCE(1)      BALANCE(1)      BALANCE(1)     BALANCE(1)
---------------------------   ----------   --------------   -------------   ------------   ------------

Multifamily                       83       $1,218,290,763       27.6%            0.4%         100.0%
   Multifamily                    79        1,200,159,477       27.2%            0.1%          99.4%
   Manufactured Housing            4           18,131,286        0.4%            0.3%           0.6%
Office(2)                         57        1,031,241,937       23.3%           32.1%           0.0%
Retail                           331          978,570,432       22.2%           30.5%           0.0%
   Anchored(3)                    40          589,866,335       13.4%           18.4%           0.0%
   Unanchored                     42          184,239,862        4.2%            5.7%           0.0%
   Single Tenant                 232          121,764,018        2.8%            3.8%           0.0%
   Shadow Anchored(3)             17           82,700,216        1.9%            2.6%           0.0%
Hospitality                       28          549,794,238       12.4%           17.1%           0.0%
Industrial                        37          367,324,641        8.3%           11.4%           0.0%
Self Storage                      24          156,682,890        3.5%            4.9%           0.0%
Mixed Use                          7           71,739,441        1.6%            2.2%           0.0%
Healthcare                         3           43,375,525        1.0%            1.4%           0.0%
                              ----------   --------------   -------------   ------------   ------------
TOTAL:                           570       $4,417,019,867      100.0%          100.0%         100.0%
                              ==========   ==============   =============   ============   ============

____________________

(1)   For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii) an allocated loan balance specified in the related loan documents.

(2)   In the case of thirteen (13) mortgage loans representing approximately
      3.8% of the initial mortgage pool balance, and approximately 5.2% of the initial loan group 1 balance, related mortgaged real properties are medical offices.

(3)   A mortgaged real property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

                                       46

PROPERTY LOCATION......................   The mortgaged real properties are located in 42 states and the District of Columbia. The following table sets forth the indicated information regarding those states where 5% or more of mortgaged real properties, based on allocated loan balance, are located.

                              NUMBER OF
                              MORTGAGED    TOTAL CUT-OFF    % OF INITIAL    % OF INITIAL   % OF INITIAL
                                 REAL      DATE PRINCIPAL   MORTGAGE POOL   LOAN GROUP 1   LOAN GROUP 2
           STATE              PROPERTIES     BALANCE(1)      BALANCE(1)      BALANCE(1)     BALANCE(1)
---------------------------   ----------   --------------   -------------   ------------   ------------

California                        69       $  488,932,619       11.1%           13.0%           6.0%
   Southern(2)                    58          430,888,702        9.8%           11.2%           6.0%
   Northern(2)                    11           58,043,918        1.3%            1.8%           0.1%
New York                          18        1,263,266,173       28.6%           14.3%          66.7%
Texas                            143          396,362,050        9.0%           10.3%           5.4%
Arizona                           27          244,091,655        5.5%            6.2%           3.7%
Florida                           28          240,506,258        5.4%            7.4%           0.3%
Other                            285        1,783,861,111       40.4%           48.9%          17.8%
                              ----------   --------------   -------------   ------------   ------------
TOTAL:                           570       $4,417,019,866      100.0%          100.0%         100.0%
                              ==========   ==============   =============   ============   ============

____________________

(1)   For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii) an allocated loan balance specified in the related loan documents.

(2)   For purposes of determining whether a mortgaged real property is located in Northern California or Southern California, Northern California
      includes areas with zip codes of 93600 and above, and Southern California includes areas with zip codes below 93600.

ENCUMBERED INTERESTS...................   The table below shows the number of, as well as the total cut-off date principal balance and percentage of the initial mortgage pool balance, the initial loan group 1 balance and the initial loan group 2 balance, respectively, secured by mortgaged real properties for which the significant encumbered interest is as indicated:

                              NUMBER OF
    ENCUMBERED INTEREST       MORTGAGED    TOTAL CUT-OFF    % OF INITIAL    % OF INITIAL   % OF INITIAL
     IN THE MORTGAGED            REAL      DATE PRINCIPAL   MORTGAGE POOL   LOAN GROUP 1   LOAN GROUP 2
       REAL PROPERTY          PROPERTIES     BALANCE(1)      BALANCE(1)      BALANCE(1)     BALANCE(1)
---------------------------   ----------   --------------   -------------   ------------   ------------

Fee(2)                           543       $3,745,680,026       84.8%           79.3%          99.5%
Fee/Leasehold                     12          449,096,421       10.2%           13.8%           0.5%
Leasehold                         15          222,243,419        5.0%            6.9%           0.0%
                              ----------   --------------   -------------   ------------   ------------
TOTAL:                           570       $4,417,019,886      100.0%          100.0%         100.0%
                              ==========   ==============   =============   ============   ============

____________________

(1)   For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii) an allocated loan balance specified in the related loan documents.

(2)   In circumstances where both the fee interest and the overlapping leasehold interest in a mortgaged real property are encumbered, a mortgage loan is considered to be secured by the fee interest in the subject mortgaged real property.

                                       47

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCES........   The certificate administrator or its agent will make elections to treat designated portions of the assets of the issuing entity as two separate real estate mortgage investment conduits or REMICs under sections 860A through 860G of the Internal Revenue Code of 1986, as amended. The designations for each of those two REMICs are as follows:

                                          o     REMIC I, the lower tier REMIC, which will consist of, among other things--

                                                1.    the mortgage loans, and

                                                2.    various other related assets; and

                                          o     REMIC II, which will hold the non-certificated regular interests in
                                                REMIC I.

                                          The class R-I and R-II certificates will represent the respective residual interests in those REMICs.

                                          The issuing entity will also hold (i) the class A-2FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL
                                          REMIC II regular interest, the class AJ-FL REMIC II regular interest, each related swap agreement and each related Certificate Administrator's floating rate account, which will be represented by the related class of
                                          Floating Rate Certificates, (ii) the portion that is represented by the class Y certificates that will entitle the holders of those certificates to receive any additional interest accrued as to payment with respect to each mortgage loan that converts from a fixed rate of interest to a floating rate of interest and (iii) the portion that is represented by the class Z certificates that will entitle the holders of those certificates to receive any additional interest accrued and deferred as to payment with respect to each mortgage loan with an anticipated repayment date that remains outstanding past that date, which portions will constitute one or more grantor trusts for federal income tax purposes and will not be part of the REMICs referred to above.

                                          The offered certificates will be treated as regular interests in REMIC
                                          II. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

                                          It is anticipated that the class A-1 certificates and the class X certificates will be issued with original issue discount and that the other classes of offered certificates will be issued at a premium. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

                                          The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any,

                                       48

                                          for U.S. federal income tax purposes, will be that, subsequent to any date of determination--

                                          o     each mortgage loan with an anticipated repayment date will be paid in full on that date,

                                          o     no mortgage loan will otherwise be prepaid prior to maturity, and

                                          o     there will be no extension of maturity for any mortgage loan.

                                          However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all.

                                          For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax
                                          Consequences" in this prospectus supplement and "Federal Income Tax
                                          Consequences" in the accompanying base prospectus.

ERISA CONSIDERATIONS...................   We anticipate that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, employee benefit plans and other retirement plans or arrangements subject to--

                                          o     Title I of the Employee Retirement Income Security Act of 1974, as
                                                amended, or

                                          o     section 4975 of the Internal Revenue Code of 1986, as amended,

                                          will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon individual prohibited transaction exemptions granted to Merrill Lynch, Pierce, Fenner & Smith
                                          Incorporated, Countrywide Securities Corporation and Bear, Stearns & Co.
                                          Inc. by the U.S. Department of Labor.

                                          If you are a fiduciary of any employee benefit plan or other retirement plan or arrangement subject to Title I of ERISA or section 4975 of the
                                          Internal Revenue Code of 1986, as amended, you are encouraged to review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code of 1986, as amended. See "ERISA Considerations" in this prospectus supplement and in the accompanying base prospectus.

LEGAL INVESTMENT.......................   The offered certificates will not be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                          All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates will be legal investments for them. See "Legal Investment"
                                          in this prospectus supplement and in the accompanying base prospectus.

                                       49

INVESTMENT CONSIDERATIONS..............   The rate and timing of payments and other collections of principal on or with respect to the mortgage loans -- and, in particular, in the case of the class A-1, A-2, A-2FL, A-3, A-SB, A-4 and A-4FL certificates, on or with respect to the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on or with respect to the mortgage loans in loan group 2 -- may affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the mortgage loans -- and, in particular, in the case of the class A-1, A-2, A-2FL, A-3, A-SB, A-4 and A-4FL certificates, on or with respect to the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on or with respect to the mortgage loans in loan group 2 -- could result in a lower than anticipated yield. In the case of the offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the mortgage loans -- and, in particular, in the case of the class A-1, A-2,
                                          A-2FL, A-3, A-SB, A-4 and A-4FL certificates, on or with respect to the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on or with respect to the mortgage loans in loan group 2 --
                                          could result in a lower than anticipated yield.

                                          If you are contemplating the purchase of class X certificates, you should be aware that--

                                          o     the yield to maturity on those certificates will be highly sensitive to the rate and timing of principal prepayments and other liquidations on or with respect to the mortgage loans,

                                          o     a faster than anticipated rate of payments and other collections of principal on the mortgage loans could result in a lower than anticipated yield with respect to those certificates, and

                                          o     an extremely rapid rate of prepayments and/or other liquidations on or with respect to the mortgage loans could result in a substantial loss of your initial investment with respect to those certificates.

                                          The yield on any offered certificate with a variable or capped pass-through rate, could also be adversely affected if the mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

                                          In addition, depending on timing and other circumstances, the pass-through rate for the Class X Certificates will vary with changes in the relative sizes of the total principal balances of the Principal
                                          Balance Certificates.

                                          See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying base prospectus.

                                       50

                                  RISK FACTORS

      The offered certificates are not suitable investments for all investors.
In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

      The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying base prospectus in the context of your financial situation.

      YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THOSE SET FORTH
UNDER "RISK FACTORS" IN THE ACCOMPANYING BASE PROSPECTUS, IN DECIDING WHETHER TO
PURCHASE ANY OFFERED CERTIFICATES. THE "RISK FACTORS" SECTION IN THE
ACCOMPANYING BASE PROSPECTUS INCLUDES A NUMBER OF GENERAL RISKS ASSOCIATED WITH
MAKING AN INVESTMENT IN THE OFFERED CERTIFICATES.

      THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND UNDER "RISK FACTORS" IN
THE ACCOMPANYING BASE PROSPECTUS ARE NOT THE ONLY ONES RELATING TO YOUR OFFERED
CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR
THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR INVESTMENT.

      THIS PROSPECTUS SUPPLEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT
INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM
THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN
FACTORS, INCLUDING RISKS DESCRIBED BELOW, ELSEWHERE IN THIS PROSPECTUS
SUPPLEMENT AND IN THE ACCOMPANYING BASE PROSPECTUS.

      IF ANY OF THE FOLLOWING EVENTS OR CIRCUMSTANCES IDENTIFIED AS RISKS
ACTUALLY OCCUR OR MATERIALIZE, YOUR INVESTMENT COULD BE MATERIALLY AND ADVERSELY
AFFECTED.

Risks Related to the Offered Certificates

THE CLASS AM, AJ, B, C AND D CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE
RISKIER THAN, THE CLASS A-1, A-2, A-3, A-SB, A-4, A-1A AND X CERTIFICATES

      If you purchase class AM, AJ, B, C and D certificates, then your offered certificates will provide credit support to other classes of offered certificates and to the class A-2FL, A-4FL and X certificates (in the case of the A-2FL certificates, through the A-2FL REMIC II regular interest and in the case of the A-4FL certificates, through the A-4FL REMIC II regular interest). As a result, you will receive payments after, and must bear the effects of losses on the mortgage loans before, the holders of those other classes of certificates.

      When making an investment decision, you should consider, among other things--

      o     the payment priorities of the respective classes of the
            certificates;

      o     the order in which the principal balances of the respective classes of the certificates with principal balances will be reduced in connection with losses and default-related shortfalls; and

      o     the characteristics and quality of the mortgage loans.

      See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable," "--Any Credit Support for Your Offered Certificates May Be
Insufficient to Protect You Against All Potential Losses" and "--Payments on the
Offered Certificates Will Be Made Solely from the Limited Assets of the Related
Trust, and Those Assets May Be Insufficient to Make All Required Payments on
Those Certificates" in the accompanying base prospectus.

                                       51

CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT

      If you purchase any of the offered certificates that are expected to have relatively longer weighted average lives, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own offered certificates that are expected to have relatively shorter weighted average lives. See "Risk Factors--Changes in
Pool Composition Will Change the Nature of Your Investment" in the accompanying base prospectus.

THE OFFERED CERTIFICATES WILL HAVE LIMITED LIQUIDITY AND MAY EXPERIENCE
FLUCTUATIONS IN MARKET VALUE UNRELATED TO THE PERFORMANCE OF THE MORTGAGE LOANS

      Your offered certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your offered certificates. While one or more of the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of your offered certificates. Accordingly, you may not have an active or liquid secondary market for your offered certificates. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. The market value of your offered certificates also may be affected by many other factors, including the then prevailing interest rates and market perceptions of risks associated with commercial mortgage lending, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your
Offered Certificates and May Have an Adverse Effect on the Market Value of Your
Offered Certificates" and "--The Market Value of Your Offered Certificates May
Be Adversely Affected by Factors Unrelated to the Performance of Your Offered
Certificates and the Underlying Mortgage Assets, such as Fluctuations in
Interest Rates and the Supply and Demand of CMBS Generally" in the accompanying base prospectus.

THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY

      The yield on your offered certificates will depend on--

      o     the price you paid for your offered certificates; and

      o     the rate, timing and amount of payments on your offered
            certificates.

      o     The frequency, timing and amount of payments on your offered certificates will depend on:

      o     the pass-through rate for, and other payment terms of, your offered certificates;

      o     the frequency and timing of payments and other collections of principal on the mortgage loans or, in some cases, a particular group of mortgage loans;

      o     the frequency and timing of defaults, and the severity of losses, if any, on the mortgage loans or, in some cases, a particular group of mortgage loans;

      o     the frequency, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

      o     repurchases of mortgage loans--or, in some cases, mortgage loans of a particular group--for material breaches of representations or warranties and/or material document defects;

      o     the collection and payment of prepayment premiums and yield maintenance charges with respect to the mortgage loans or, in some cases, a particular group of mortgage loans; and

      o     servicing decisions with respect to the mortgage loans or, in some cases, a particular group of mortgage loans.

                                       52

      In general, the factors described in the preceding paragraph cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates. Further, in the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-SB and A-4 certificates should be concerned with the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the mortgage loans in loan group 1. Until the class A-1, A-2, A-2FL, A-3, A-SB, A-4 and A-4FL certificates are retired, holders of the class A-1A certificates would, in the absence of significant losses on the mortgage pool, be affected by the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the mortgage loans in loan group
2.

      See "Description of the Mortgage Pool," "Servicing of the Mortgage Loans,"
"Description of the Offered Certificates--Payments" and "--Reductions to
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable" and "Yield and Maturity Considerations" in the accompanying base prospectus.

THE CLASS X CERTIFICATES ARE SUBJECT TO SPECIAL PREPAYMENT, LOSS AND YIELD
CONSIDERATIONS

      If you purchase class X certificates, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the mortgage loans. Each payment of principal in reduction of the total principal balance of a class of principal balance certificates will result in a reduction in the total notional amount of the class X certificates. Accordingly, if principal payments on the mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class X certificates will be lower than that assumed at the time of purchase. Your yield to maturity could also be adversely affected by:

      o     the repurchase of any mortgage loan by any mortgage loan seller in connection with a material breach of representation and warranty or a material document deficiency, all as described under "Description of the Mortgage Pool--Repurchases and Substitutions" in this prospectus supplement,

      o     any other purchase of a mortgage loan from the issuing entity, and

      o     the termination of the issuing entity, as described under
            "Description of the Offered Certificates--Termination" in this prospectus supplement.

      Prior to investing in the class X certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in your failure to fully recover your initial investment. The ratings on the class X certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

      In addition, the pass through rate for, and the yield on, the class X certificates will vary with changes in the relative sizes of the total principal balances of the respective classes of the principal balance certificates that make up the related total notional amount.

      See "Description of the Mortgage Pool," "Servicing of the Mortgage Loans,"
"Description of the Offered Certificates--Payments" and "--Reductions to
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" and "Yield and Maturity Considerations" and "Yield and
Maturity Considerations--Yield Sensitivity of the Class X Certificates" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable" and "Yield and Maturity Considerations" in the accompanying base prospectus.

                                       53

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES MAY VARY MATERIALLY AND
ADVERSELY FROM YOUR EXPECTATIONS BECAUSE THE RATE OF PREPAYMENTS AND OTHER
UNSCHEDULED COLLECTIONS OF PRINCIPAL ON THE MORTGAGE LOANS IS FASTER OR SLOWER
THAN YOU ANTICIPATED

      If you purchase any offered certificates at a premium relative to their principal or notional balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class
A-1, A-2, A-3, A-SB and A-4 certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on the mortgage loans in loan group 2--occur with a greater frequency than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificates at a discount from their principal or notional balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class A-1, A-2, A-3, A-SB and A-4 certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on the mortgage loans in loan group 2--occur with less frequency than you anticipated, then your actual yield to maturity may be lower than you had assumed. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances and no prepayment premium or yield maintenance charge will be paid in connection with a purchase or repurchase of a mortgage loan. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

      Some of the mortgage loans may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if specified conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Mortgage Pool--Terms and
Conditions of the Mortgage Loans--Mortgage Loans Which May Require Principal
Paydowns" in this prospectus supplement.

      The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the mortgage loans with higher net mortgage interest rates pay principal faster than the mortgage loans with lower net mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of the adjusted net mortgage interest rates derived from the mortgage loans.

      Prepayments resulting in a shortening of weighted average lives of the offered certificates may be made at a time of low interest rates when investors may be unable to reinvest the resulting payment of principal on their certificates at a rate comparable to the yield anticipated by them in making their initial investment in those certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when investors may have been able to reinvest principal payments that would otherwise have been received by them at higher rates.

      The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

      o     the terms of the mortgage loans;

      o     the length of any prepayment lockout period;

      o     the level of prevailing interest rates;

      o     the availability of mortgage credit;

      o     the applicable yield maintenance charges or prepayment premiums;

      o     the applicable master servicer's or the special servicer's ability to enforce yield maintenance charges and prepayment premiums;

      o     the failure to meet certain requirements for the release of escrows;

                                       54

      o     the occurrence of casualties or natural disasters; and

      o     economic, demographic, tax, legal or other factors.

      A borrower is generally less likely to prepay its mortgage loan if prevailing interest rates are at or above the mortgage interest rate borne by that mortgage loan. On the other hand, a borrower is generally more likely to prepay its mortgage loan if prevailing rates fall significantly below the mortgage interest rate borne by that mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges. None of the master servicers, the special servicer or the trustee will be required to advance any yield maintenance charges.

      Provisions requiring yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

      Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

      See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans--Voluntary Prepayment Provisions" in this prospectus supplement for a discussion of prepayment restrictions with respect to the mortgage loans.
No assurance can be given to you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

      In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to material breaches of representations or warranties or material document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT

      The actual yield to maturity of your offered certificates will be lower than expected and could be negative under certain extreme scenarios if (a) you calculate the anticipated yield of your offered certificates based on a default rate or amount of losses lower than that actually experienced by the mortgage loans and (b) the additional losses are allocable to or otherwise required to be borne by your class of offered certificates. The actual yield to maturity of your offered certificates will also be affected by the timing of any loss on a liquidated mortgage loan if a portion of the loss is allocable to or otherwise required to be borne by your class of offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. Delinquencies on the mortgage loans may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month if the delinquent amounts are not advanced.
Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Losses on the mortgage loans may affect the weighted average life and/or yield to maturity of a particular class of offered certificates even if those losses are not allocated to, or required to be borne by the holders of, that class of offered certificates. The special servicer may accelerate the maturity of the related mortgage loan in the case of any monetary or material non-monetary default, which could result in an acceleration of payments to the certificateholders. In addition, losses on the mortgage loans may result in a higher percentage ownership interest evidenced by a class of offered certificates in the remaining mortgage loans than would otherwise have been the case absent the loss, even if those losses are not allocated to that class of offered certificates. The consequent effect on the weighted average life and/or yield to maturity of a class of offered certificates will depend upon the characteristics of the remaining mortgage loans.

                                       55

THE RIGHT OF THE MASTER SERVICERS, THE SPECIAL SERVICER AND THE TRUSTEE TO
RECEIVE INTEREST ON ADVANCES, SPECIAL SERVICING FEES, PRINCIPAL RECOVERY FEES
AND WORKOUT FEES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS

      To the extent described in this prospectus supplement and provided in the pooling and servicing agreement, the master servicers, the special servicer and the trustee will each be entitled to receive interest (which will generally accrue from the date on which the related advance is made through the date of reimbursement) on unreimbursed advances made by it. In addition, the special servicer will be entitled to receive, in connection with its servicing, liquidation and/or workout of defaulted mortgage loans, compensation consisting of special servicing fees, principal recovery fees and workout fees, respectively. The right to receive these amounts is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in shortfalls and losses being allocated to the offered certificates that would not have otherwise resulted.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

      You and other holders of the offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. See "Description of the Offered
Certificates--Voting Rights" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by a master servicer, the trustee, the certificate administrator or the special servicer, as applicable. Any decision made by one of those parties in respect of the assets of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of the offered certificates would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO THE MASTER SERVICERS, THE
SPECIAL SERVICER AND THE CONTROLLING CLASS REPRESENTATIVE

      KeyCorp Real Estate Capital Markets, Inc., an initial master servicer, is an affiliate of KeyBank National Association, one of the sponsors and KeyBanc
Capital Markets, a Division of McDonald Investments Inc., one of the
underwriters. Wells Fargo Bank, National Association, an initial master servicer, is also one of the mortgage loan sellers. These affiliations could cause a conflict with that master servicers' duties to the issuing entity under the pooling and servicing agreement notwithstanding the fact that the pooling and servicing agreement provides that the mortgage loans serviced pursuant to that agreement must be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with any other party involved in the transaction.

      A master servicer, the special servicer or any affiliate of a master servicer or the special servicer may acquire certificates. This could cause a conflict between a master servicer's or the special servicer's duties to the issuing entity under the pooling and servicing agreement and its or its affiliate's interest as a holder of certificates issued under that agreement. In addition, the master servicers, the special servicer and each of their affiliates own and are in the business of acquiring assets similar in type to the assets of the issuing entity. Accordingly, the assets of those parties and their affiliates may, depending upon the particular circumstances including the nature and location of those assets, compete with the mortgaged real properties for tenants, purchasers, financing and in other matters related to the management and ownership of real estate. See "Servicing of the Mortgage
Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

      The special servicer will have the right to determine that any P&I advance made or to be made by a master servicer or the trustee is not recoverable from proceeds of the mortgage loan to which that advance relates. The applicable master servicer or the trustee will then be required to not make a proposed advance or may obtain reimbursement for a previously made advance from collections of principal and, in some cases, interest, which may reduce the amount of principal and, in some cases, interest that will be paid on your offered certificates.

      In addition, in connection with the servicing of the specially serviced mortgage loans (other than, in two cases involving loan combinations (see
"Summary of Prospectus Supplement--Relevant Parties--The Loan Combination
Controlling Parties"), prior to the occurrence of certain "change of control"
events with respect to the related non-trust loans included therein), the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the

                                       56

holders of some or all of the classes of offered certificates. Similarly, the special servicer may, at the direction of the holder of a non-trust loan or its designee (prior to the occurrence of a "change of control" event with respect to that non-trust loan), take generally similar but not identical actions with respect to the related loan combination that could adversely affect the holders of some or all of the classes of offered certificates. Furthermore, the holders of certain non-trust loans may have par purchase options and, in some cases, cure rights with respect to the related A-note mortgage loans that will be the assets of the issuing entity, upon the occurrence of specified adverse circumstances with respect to the related loan combination. See "Description of the Mortgage Pool--The Loan Combinations and "Servicing of the Mortgage
Loans--The Controlling Class Representative and the Loan Combination Controlling
Parties" in this prospectus supplement.

      The controlling class representative will be selected by the holders of certificates representing a majority interest in the controlling class. The controlling class of certificateholders and the holders of the non-trust loans may have interests that conflict with those of the holders of the offered certificates. As a result, it is possible that the controlling class representative or the holders of the non-trust loans may direct the special servicer to take actions which conflict with the interests of the holders of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

Risks Related to the Mortgage Loans

CONCENTRATION OF MORTGAGED REAL PROPERTY TYPES SUBJECT THE TRUST TO INCREASED
RISK OF DECLINE IN A PARTICULAR INDUSTRY

      The inclusion, among the assets of the issuing entity, of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type.

MULTIFAMILY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

      Seventy-nine (79) of the mortgaged real properties, which represent security for approximately 27.2% of the initial mortgage pool balance (one (1)
property securing mortgage loans in loan group 1, representing approximately
0.1% of the initial loan group 1 balance, and 78 properties securing mortgage loans in loan group 2, representing approximately 99.4% of the initial loan group 2 balance) are fee and/or leasehold interests in multifamily properties.
Mortgage loans that are secured by liens on multifamily properties are exposed to unique risks particular to multifamily properties, including, for instance, in some cases, restrictions on rent that may be charged or restrictions on the age of tenants who may reside at a multifamily property.

      In the case of one (1) mortgage loan (loan number 1), which is secured by the mortgaged real property identified on Annex A-1 as Peter Cooper Village and
Stuyvesant Town, representing approximately 18.1% of the initial mortgage pool balance and approximately 66.4% of the initial loan group 2 balance, certain of the apartment units at the mortgaged real property are subject to rent-stabilization. For a discussion regarding rent stabilization, see "Risk
Factors - Various Types of Income-Producing Properties May Secure Mortgage Loans
Underlying a Series of Offered Certificates and Each Type of Income-Producing
Property May Present Special Risks as Collateral for a Loan - Multifamily Rental
Properties" in the accompanying base prospectus. See also "Description of the
Ten Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans -
Stuyvesant Town and Peter Cooper Village" attached hereto as Annex C and "Risk
Factors--Litigation or Other Legal Proceedings May Have Adverse Effects on
Borrowers" in this prospectus supplement.

      For a more detailed discussion of factors uniquely affecting multifamily properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Multifamily Rental Properties."

                                       57

OFFICE PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

      Fifty-seven (57) of the mortgaged real properties, which represent security for approximately 23.3% of the initial mortgage pool balance and approximately 32.1% of the initial loan group 1 balance, are fee and/or leasehold interests in office properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting office properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Office Properties."

      In the case of thirteen (13) mortgage loans representing approximately
3.8% of the initial mortgage pool balance, and approximately 5.2% of the initial loan group 1 balance, the related mortgaged real properties are medical offices.
Mortgage loans secured by liens on medical office properties are also exposed to the unique risks particular to health care related properties. For a more detailed discussion of factors uniquely affecting medical offices, you should refer to the section in the accompanying base prospectus captioned "Risk
Factors--Various Types of Income-Producing Properties May Secure Mortgage Loans
Underlying a Series of Offered Certificates and Each Type of Income-Producing
Property May Present Special Risks as Collateral for a Loan--Health Care Related
Properties."

RETAIL PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

      Three hundred thirty-one (331) of the mortgaged real properties, which represent security for approximately 22.2% of the initial mortgage pool balance and approximately 30.5% of the initial loan group 1 balance, are fee and/or leasehold interests in retail properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

For a more detailed discussion of factors uniquely affecting retail properties, you should refer to the section in the accompanying base prospectus captioned
"Risk Factors--Various Types of Income-Producing Properties May Secure Mortgage
Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Retail Properties."

HOSPITALITY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

      Twenty-eight (28) of the mortgaged real properties, which represent security for approximately 12.4% of the initial mortgage pool balance and approximately 17.1% of the initial loan group 1 balance, are fee and/or leasehold interests in hospitality properties. Mortgage loans secured by liens on those types of properties are exposed to unique risks particular to those types of properties. In addition, for certain of the mortgage loans secured by hospitality properties that are a franchise of a national or regional hotel chain, the related franchise agreement is scheduled to terminate during the term of the related mortgage loan.

      For a more detailed discussion of factors uniquely affecting hospitality properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Hospitality Properties."

INDUSTRIAL FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

      Thirty-seven (37) of the mortgaged real properties, which represent security for approximately 8.3% of the initial mortgage pool balance and approximately 11.4% of the initial loan group 1 balance, are fee and/or leasehold interests in industrial properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting industrial properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing

                                       58

Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates
and Each Type of Income-Producing Property May Present Special Risks as
Collateral for a Loan--Industrial Properties."

SELF STORAGE FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

      Twenty-four (24) of the mortgaged real properties, which represent security for approximately 3.5% of the initial mortgage pool balance and approximately 4.9% of the initial loan group 1 balance, are fee interests in self storage facility properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting self storage facilities, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Warehouse, Mini-Warehouse and Self Storage Facilities."

MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE
PARKS ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

      Four (4) of the mortgaged real properties, which represent security for approximately 0.4% of the initial mortgage pool balance (comprised of two (2)
mortgage loans in loan group 1, representing approximately 0.3% of the initial loan group 1 balance, and two (2) mortgage loans in loan group 2, representing approximately 0.6% of the initial loan group 2 balance), are fee interests in manufactured housing community properties, mobile home parks and/or recreational vehicle parks. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting manufactured housing community properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan--Manufactured Housing Communities, Mobile
Home Parks and Recreational Vehicle Parks."

HEALTH CARE-RELATED PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE
PAYMENTS ON YOUR CERTIFICATES

      Three (3) of the mortgaged real properties, which represent security for approximately 1.0% of the initial mortgage pool balance and approximately 1.4%
of the initial loan group 1 balance, are fee interests in health care-related properties that are not medical office properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting industrial properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Health Care Related Properties."

RISKS ASSOCIATED WITH ALTERNATIVE FORMS OF PROPERTY OWNERSHIP

      Five (5) mortgage loans (loan numbers 80, 106, 165, 201 and 301), representing in the aggregate approximately 0.8% of the initial mortgage pool balance and approximately 1.1% of the initial loan group 1 balance, are, or may become, secured by the related borrower's interest in residential and/or commercial condominium units. Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. See "Risk
Factors--Lending on Condominium Units Creates Risks for Lenders That Are Not
Present When Lending on Non-Condominiums" in the base prospectus.

      Three (3) mortgage loans (loan numbers 78, 257 and 289), representing approximately 0.4% of the initial mortgage pool balance and approximately 1.4%
of the initial loan group 2 balance is secured by a residential cooperative property. The risks which apply to residential condominium units may also apply to residential

                                       59

cooperative properties, in addition to other risks, including an inability to meet debt service obligations on the mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments, the failure of a borrower to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make payments on the related mortgage loan, and that, upon foreclosure, in the event a residential cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

REPAYMENT OF THE MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE MORTGAGED REAL
PROPERTIES

      The mortgage loans are secured by mortgage liens on fee and/or leasehold
(which may include sub-leasehold) interests in commercial, multifamily and manufactured housing community real property. The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, such mortgage loans are often larger and repayment of each of the mortgage loans is dependent on--

      o     the successful operation and value of the mortgaged real property;
            and

      o     the related borrower's ability to sell or refinance the mortgaged real property.

      See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" and "Risk Factors--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan" in the accompanying base prospectus.

THE MORTGAGED REAL PROPERTY WILL BE THE SOLE ASSET AVAILABLE TO SATISFY THE
AMOUNTS OWING UNDER A MORTGAGE LOAN IN THE EVENT OF DEFAULT

      The mortgage loans will not be an obligation of, or be insured or guaranteed by, us, any sponsor, any governmental entity, any private mortgage insurer, any mortgage loan seller, any underwriter, either master servicer, the special servicer, the trustee, the certificate administrator or any of their respective affiliates or any other person or entity.

      All of the mortgage loans are or should be considered nonrecourse loans.
If the related borrower defaults on any of the mortgage loans, only the related mortgaged real property (together with any related insurance policies or other pledged collateral), and none of the other assets of the borrower, is available to satisfy the debt. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged real property. Payment at maturity is primarily dependent upon the market value of the mortgaged real property or the borrower's ability to refinance the mortgaged real property. Even if the related loan documents permit recourse to the borrower or a guarantor, the issuing entity may not be able to ultimately collect the amount due under a defaulted mortgage loan. We have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage
Loan Depends upon the Performance and Value of the Underlying Real Property,
Which May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" in the accompanying base prospectus.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

      Although many of the mortgage loans require that funds be put aside for specific reserves, certain of the mortgage loans do not require any reserves. We cannot assure you that any such reserve amounts will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged real properties will be sufficient to fully fund any ongoing monthly reserve requirements.

                                       60

OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH
RESPECT TO THE MORTGAGED REAL PROPERTIES

      The borrower under certain of the mortgage loans has given to one or more tenants or another person a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. In the case of the mortgage loan identified by loan number 19, representing approximately 0.9% of the initial mortgage pool balance and approximately 1.2% of the initial loan group 1 balance, in the event that the related mortgaged real property is damaged or destroyed, in whole or in part, by fire or other casualty, the single tenant at the property has the right to purchase the property for a purchase price equal to the outstanding principal balance of the mortgage loan as of the date of purchase. In connection with the tenant's exercise of such purchase option, the related borrower may prepay the mortgage loan without a prepayment penalty or a yield maintenance premium. In the case of one (1) mortgage loan (loan number 58), secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Homewood
Suites by Hilton Jacksonville, representing approximately 0.4% of the initial mortgage pool balance and approximately 0.5% of the initial loan group 1 balance, the previous owner of the mortgaged real property retained the option to purchase such property if the hotel remains closed for a period of 90 consecutive days (for reasons other than casualty or condemnation) at a purchase price equal to the lesser of fair market value of the mortgaged real property or loan payoff amount (including yield maintenance costs). The related mortgage loan sponsors have provided a recourse guaranty covering any losses incurred by the lender arising from the exercise of the repurchase option. There can be no assurance that the fair market value of the mortgaged real property will cover the loan amount. These rights, which may not be subordinated to the related mortgage, may impede the lender's ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged real property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited and/or without any yield maintenance consideration.

      In certain jurisdictions, mortgage loans may be structured with a borrower
(obligated under the related note) that is different from the owner of the mortgaged real property. In such cases, the related property owner, although not obligated under the note, will guaranty all amounts payable by the borrower under the related note which guaranty is secured by an indemnity deed of trust in favor of the lender executed by the property owner. With respect to certain references to the borrower in this prospectus supplement, such references may apply to such property owner instead.

INCREASES IN REAL ESTATE TAXES DUE TO TERMINATION OF PAYMENT-IN-LIEU-OF-TAXES OR
OTHER TAX ABATEMENT ARRANGEMENTS MAY REDUCE PAYMENTS TO CERTIFICATEHOLDERS

      In the case of some of the mortgage loans, the related mortgaged real properties may be the subject of municipal payment-in-lieu-of-taxes programs or other tax abatement arrangements, whereby the related borrower pays payments in lieu of taxes that are less than what its tax payment obligations would be absent the program or pays reduced real estate taxes. These programs or arrangements may be scheduled to terminate or provide for significant tax increases prior to the maturity of the related mortgage loans or may require increased payments in the future, in each case resulting in increased payment obligations (which could be substantial) in the form of real estate taxes or increased payments in lieu of taxes, which could adversely impact the ability of the related borrowers to pay debt service on their mortgage loans.

THE EXCESS CASH FLOW AMOUNT SHOWN ON ANNEXES A-5 AND A-6 MAY NOT BE AVAILABLE
FOR THE LOAN TERM

      In the case of two (2) mortgage loans (loan numbers 81 and 82), representing approximately 0.3% of the initial mortgage pool balance and representing approximately 0.4% of the initial loan group 1 balance and which loans are part of the 10000 Business Blvd. Loan Combination and the 4010 Airpark
Drive Loan Combination, respectively, the related loan documents require that for so long as the single tenant, Dana Corporation has a credit rating of "B+"
or lower from S&P and "B1" or lower from Moody's (such period, a Dana Cash
Management Period), excess cash flow amounts (after payments of debt service and certain reserves) will be applied to pay down the subject underlying mortgage loan (without any prepayment premium or yield maintenance charge). A Dana Cash
Management Period will terminate upon Dana Corporation having a credit rating of
"BB" or higher from S&P

                                       61

and "Ba2" or higher from Moody's. As of the date hereof, the above mortgage loans are each in a Dana Cash Management Period.

      The amortization schedules for these mortgage loans, set forth on Annexes
A-5 and A-6 to this prospectus supplement, assume that, among other things, the mortgage loans will continue to be in a Dana Cash Management Period until the related maturity date The mortgage loan amortization will be materially different if the related mortgage loans are not in a Dana Cash Management
Period, which may result in a considerably longer amortization period and a substantial balloon balance. In addition, certain assumptions were used to determine the monthly excess cash flow amount. Such assumptions may be inaccurate and the excess cash flow amount may materially differ from the amount assumed herein. There can be no assurance that the excess cash flow amount shown on the related amortization schedules will continue for the life of the related mortgage loan. Therefore, payments on certificates may materially differ.

IN SOME CASES, A MORTGAGED REAL PROPERTY IS DEPENDENT ON A SINGLE TENANT OR ON
ONE OR A FEW MAJOR TENANTS

      In the case of three hundred sixty-nine (369) mortgaged real properties, securing approximately 37.0% of the initial mortgage pool balance and approximately 50.9% of the initial loan group 1 balance, the related borrower has leased the property to one tenant that occupies 25% or more of the particular property. In the case of 301 of those properties, securing approximately 17.3% of the initial mortgage pool balance and approximately 23.8%
of the initial loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies 50% or more of the particular property. In the case of 261 mortgaged real properties, securing approximately 10.5% of the initial mortgage pool balance and approximately 14.4%
of the initial loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies 100% of the particular property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the mortgaged real property. In addition, the leases of some of these tenants may terminate on or prior to the term of the related mortgage loan. For information regarding the lease expiration dates of significant tenants at the mortgaged real properties, see Annex A-1 to this prospectus supplement. See "Risk Factors--Repayment of a
Commercial or Multifamily Mortgage Loan Depends upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related
Borrower's Ability to Refinance the Property, of Which There Is No Assurance" in
the accompanying base prospectus.

THE BANKRUPTCY OR INSOLVENCY OF A TENANT WILL HAVE A NEGATIVE IMPACT ON THE
RELATED MORTGAGED REAL PROPERTY

      The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged real property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited. One or more tenants at a particular mortgaged real property may have been the subject of bankruptcy or insolvency proceedings. See "Risk Factors--Bankruptcy Proceedings
Entail Certain Risks" in this prospectus supplement and "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable--Dependence on a Single Tenant
or a Small Number of Tenants Makes a Property Riskier Collateral" in the
accompanying base prospectus.

      In the case of one of the mortgaged real properties (identified by loan number 21), representing approximately 0.8% of the initial mortgage pool balance and approximately 1.2% of the initial loan group 1 balance, the third largest tenant, Mesaba Aviation, Inc. is subject to bankruptcy proceedings. The borrower deposited $436,000 into a reserve account, which funds will be held as additional collateral for the mortgage loan until the earlier of (i) the effective date of Mesaba Aviation, Inc.'s confirmed plan of reorganization or
(ii) the execution of a new lease regarding the space currently occupied by
Mesaba Aviation, Inc., combined with the delivery of an acceptable estoppel.

                                       62

      In the case of two of the mortgaged real properties (identified by loan numbers 81 and 82), representing approximately 0.3% of the initial mortgage pool balance and approximately 0.4% of the initial loan group 1 balance, the single tenant at both mortgaged real properties, Dana Corporation, operating under
Chapter 11 as a debtor-in-possession. Dana Corporation affirmed its leases at these mortgaged real properties.

      In the case of one of the mortgaged real properties (identified by loan number 92), representing approximately 0.3% of the initial mortgage pool balance and approximately 0.4% of the initial loan group 1 balance, XO Communications, the predecessor company for the second largest tenant, filed for bankruptcy in
2002.

      In the case of two of the mortgaged real properties (identified by loan numbers 172 and 216), representing approximately 0.2% of the initial mortgage pool balance and approximately 0.3% of the initial loan group 1 balance, Kmart, the single tenant at the mortgaged real property (identified by loan number 216)
and an anchor tenant at the mortgaged real property (identified by loan number
172) filed for bankruptcy in 2002.

      In the case of one of the mortgaged real properties (identified by loan number 199), representing approximately 0.1% of the initial mortgage pool balance and approximately 0.1% of the initial loan group 1 balance, Winn Dixie, the parent company of the anchor tenant filed for bankruptcy in 2005. In 2006, the bankruptcy court approved and authorized the debtors to assume non-residential real property leases, including the mortgaged real property.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

      The income from, and market value of, the mortgaged real properties leased to various tenants would be adversely affected if, among other things:

      o     space in the mortgaged real properties could not be leased or re-leased;

      o     substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

      o     tenants were unwilling or unable to meet their lease obligations;

      o     a significant tenant were to become a debtor in a bankruptcy case;
            or

      o     rental payments could not be collected for any other reason.

      Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged real properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged real properties may have concentrations of leases expiring at varying rates in varying percentages, including single-tenant mortgaged real properties, during the term of the related mortgage loans and in some cases most or all of the leases on a mortgaged real property may expire prior to the related anticipated repayment date or maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged real property.

      The risks described above are increased if there is a concentration of tenants in a particular industry at one or more of the mortgaged real properties. For example, if a particular industry experiences an economic downturn, a concentration among tenants of any mortgaged real property in that industry may lead to losses on the related mortgage loan that are substantially more severe than would be the case if its tenants were in diversified industries. In addition, business objectives for tenants at mortgaged real properties may change over time. A business may downsize, creating a need for less space, or a business may expand or increase its size and/or number of employees, creating a need for more space.

                                       63

      Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

      Certain of the mortgaged real properties may have tenants that are related to or affiliated with a borrower (for example, loan numbers 4, 99, 235 and 171).
In such cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant. If a mortgaged real property is leased in whole or substantial part to an affiliate of the borrower, it may be more likely that a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged real property will not adversely impact the value of the related mortgage loan. In some cases the affiliated lessee may be physically occupying space related to its business; in other cases, the affiliated lessee may be a tenant under a master lease with the borrower, under which the tenant is generally obligated to make rent payments but does not occupy any space at the mortgaged real property. These master leases are typically used to bring occupancy to a "stabilized" level but may not provide additional economic support for the mortgage loan. We cannot assure you the space "master leased" by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the related mortgaged real property if the borrower's or its affiliate's financial condition worsens.

      If a mortgaged real property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged real properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
Multi-tenant mortgaged real properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

MORTGAGE LOANS SECURED BY MORTGAGED REAL PROPERTIES SUBJECT TO ASSISTANCE AND
AFFORDABLE HOUSING PROGRAMS ARE SUBJECT TO THE RISK THAT THOSE PROGRAMS MAY
TERMINATE OR BE ALTERED

      Certain of the mortgaged real properties may be secured by mortgage loans that are eligible (or may become eligible in the future) for and have received
(or in the future may receive) low income housing tax credits pursuant to
Section 42 of the Internal Revenue Code in respect of various units within the related mortgaged real property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the
Section 8 Tenant Based Assistance Rental Certificate Program of the United
States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the related borrowers may receive subsidies or other assistance from government programs. Generally, in the case of mortgaged real properties that are subject to assistance programs of the kind described above, the subject mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. No assurance can be given that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or that the owners of a borrower will continue to receive tax credits or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans even though the related mortgage loan seller may have underwritten the related mortgage loan on the assumption that any applicable assistance program would remain in place. Loss of any applicable assistance could have an adverse effect on the ability of a borrower whose property is subject to an assistance program to make debt service payments. Additionally, the restrictions described above relating to the use of the related mortgaged real property could reduce the market value of the related mortgaged real property.

                                       64

GEOGRAPHIC CONCENTRATION EXPOSES INVESTORS TO GREATER RISKS ASSOCIATED WITH THE
RELEVANT GEOGRAPHIC AREAS

      Mortgaged real properties located in New York, California, Texas, Arizona and Florida will represent approximately 28.6%, 11.1%, 9.0%, 5.5% and 5.4%, respectively, by allocated loan amount, of the initial mortgage pool balance;
mortgaged real properties located in New York, California, Texas, Florida,
Arizona, Maryland and Georgia will represent approximately 14.3%, 13.0%, 10.3%,
7.4%, 6.2%, 5.2% and 5.2%, respectively, of the initial loan group 1 balance;
and mortgaged real properties located in New York, California, Texas and North
Carolina will represent approximately 66.7%, 6.0%, 5.4% and 4.1%, respectively, of the initial loan group 2 balance. The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "-- Certain State-Specific Considerations" below and
"Risk Factors--Geographic Concentration Within a Trust Exposes Investors to
Greater Risk of Default and Loss" in the accompanying base prospectus.

CERTAIN STATE-SPECIFIC CONSIDERATIONS

      New York. Eighteen (18) mortgaged real properties representing approximately 28.6%, by allocated loan amount, of the initial mortgage pool balance are located in New York. New York and various other states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. The mortgage loans are limited recourse loans and are, therefore, generally not recourse to the borrowers but limited to the mortgaged real property. Even though recourse is available pursuant to the terms of the mortgage loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse. The limitations described below and similar or other restrictions in other jurisdictions where mortgaged real properties are located may restrict the ability of either master servicer or the special servicer, as applicable, to realize on the mortgage loan and may adversely affect the amount and the timing of receipts on the mortgage loan.

      New York law requires a mortgagee to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

      California. Sixty-nine (69) mortgaged real properties representing approximately 11.1%, by allocated loan amount, of the initial mortgage pool balance are located in California. Mortgaged real properties located in
California are generally secured by deeds of trust on the related real estate.
Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either a trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by a trustee, if foreclosed pursuant to a trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property.
California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under
California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.
California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an

                                       65

assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default.
Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

THE MORTGAGE POOL WILL INCLUDE MATERIAL CONCENTRATIONS OF BALLOON LOANS AND
LOANS WITH ANTICIPATED REPAYMENT DATES

      Two hundred ninety-one (291) of the mortgage loans, representing approximately 95.5% of the initial mortgage pool balance (two hundred forty-four
(244) mortgage loans in loan group 1, representing approximately 94.6% of the initial loan group 1 balance, and forty-seven (47) mortgage loans in loan group
2, representing approximately 98.1% of the initial loan group 2 balance), are balloon loans that will each have a substantial remaining principal balance at their stated maturity dates. In addition, twelve (12) mortgage loans, representing approximately 3.6% of the initial mortgage pool balance and approximately 4.9% of the initial loan group 1 balance, provide material incentives for the related borrower to repay the mortgage loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the mortgage loan or to sell the mortgaged real property. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including--

      o     the value of the related mortgaged real property;

      o     the level of available mortgage interest rates at the time of sale or refinancing;

      o     the borrower's equity in the mortgaged real property;

      o     the financial condition and operating history of the borrower and the mortgaged real property,

      o     tax laws;

      o     prevailing general and regional economic conditions;

      o     the fair market value of the related mortgaged real property;

      o     reductions in applicable government assistance/rent subsidy programs; and

      o     the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

      Although a mortgage loan may provide the related borrower with incentives to repay the mortgage loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that mortgage loan. See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment
Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
May Be Highly Unpredictable" in the accompanying base prospectus.

THE MORTGAGE POOL WILL INCLUDE SOME DISPROPORTIONATELY LARGE MORTGAGE LOANS AND
GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

      The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. In this regard:

      o     The largest mortgage loan or group of cross-collateralized mortgage loans to be included in the assets of the issuing entity represents approximately 18.1% of the initial mortgage pool balance. The largest mortgage loan or group of cross-collateralized mortgage loans in loan group 1

                                       66

            represents approximately 5.3% of the initial loan group 1 balance, and the largest mortgage loan in loan group 2 represents
            approximately 66.4% of the initial loan group 2 balance.

      o     The five (5) largest mortgage loans and groups of
            cross-collateralized mortgage loans to be included in the assets of the issuing entity represent approximately 28.5% of the initial mortgage pool balance. The five (5) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 16.4% of the initial loan group 1 balance, and the five (5) largest mortgage loans and groups of
            cross-collateralized mortgage loans in loan group 2 represent approximately 76.5% of the initial loan group 2 balance.

      o     The ten (10) largest mortgage loans and groups of
            cross-collateralized mortgage loans to be included in the assets of the issuing entity represent approximately 35.4% of the initial mortgage pool balance. The ten (10) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 25.3% of the initial loan group 1 balance, and the ten (10) largest mortgage loans and groups of
            cross-collateralized mortgage loans in loan group 2 represent approximately 83.4% of the initial loan group 2 balance.

      See "Description of the Mortgage Pool--General," "--Cross-Collateralized
and Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage
Loans with Affiliated Borrowers" and "--Significant Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust
Exposes Investors to Greater Risk of Default and Loss" in the accompanying base prospectus.

TWO OF THE MORTGAGE LOANS THAT WE INTEND TO INCLUDE IN THE ISSUING ENTITY ARE
BEING SERVICED AND ADMINISTERED PURSUANT TO THE SERVICING ARRANGEMENTS FOR
DIFFERENT SECURITIZATIONS; THEREFORE, THE SERIES 2007-5 CERTIFICATEHOLDERS WILL
HAVE LIMITED ABILITY TO CONTROL THE SERVICING OF THOSE MORTGAGE LOANS

      The mortgage loans identified on Annex A-1 to this prospectus supplement as Peter Cooper Village and Stuyvesant Town and FRIS Chicken are each secured on a pari passu basis with one or more other mortgage loans pursuant to a single mortgage instrument encumbering the Peter Cooper Village and Stuyvesant Town mortgaged real property or FRIS Chicken mortgaged real property, as the case may
be. In addition, the FRIS Chicken mortgage loan is also secured by a related
B-note. These other mortgage loans will not be included in the assets of ML-CFC
Commercial Mortgage Trust 2007-5. One of the other pari passu mortgage loans secured by the Peter Cooper Village and Stuyvesant Town mortgaged real property will be separately securitized in the Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2007-C30 commercial mortgage securitization, and the other pari passu mortgage loan secured by the
FRIS Chicken mortgaged real property has been separately securitized in the
Morgan Stanley Capital I Inc, Commercial Mortgage Pass-Through Certificates,
Series 2005-HQ6 commercial mortgage securitization. Intercreditor agreements govern the relationship between the holders of the two Peter Cooper Village and
Stuyvesant Town mortgage loans and the holders of the three FRIS Chicken mortgage loans and generally provide that all of those mortgage loans, in the case of the Peter Cooper Village and Stuyvesant Town mortgage loans, will be serviced and administered pursuant to the Wachovia 2007-C30 pooling and servicing agreement (the governing document for the Wachovia 2007-C30 securitization), and in the case of the FRIS Chicken mortgage loans, will be serviced and administered pursuant to the MSCI 2005-HQ6 pooling and servicing agreement (the governing document for the MSCI 2005-HQ6 securitization) upon the closing of each commercial mortgage securitization. Neither the series 2007-5 certificateholders nor the trustee on their behalf will have any right, title or interest in or to, or any other claim to any asset of the Wachovia 2007-C30 securitization or MSCI 2005-HQ6 securitization issuing entity, including as security for or in satisfaction of any claim it might have arising from the performance or failure of performance by any party under the Wachovia 2007-C30 pooling and servicing agreement or the MSCI 2005-HQ6 pooling and servicing agreement, except as related to the ML-CFC Commercial Mortgage Trust 2007-5 rights to receive payments of principal and interest on the Peter Cooper Village and Stuyvesant Town mortgage loan or FRIS Chicken mortgage loan, as the case may be, included in the ML-CFC Commercial Mortgage Trust 2007-5 and certain rights to payments of servicing fees and to reimbursement for advances and rights to servicing reports. However, the ML-CFC Commercial Mortgage Trust 2007-5, as the
holder of the Peter Cooper Village and Stuyvesant Town mortgage loan, will be a third party beneficiary of the Wachovia 2007-C30 pooling and servicing agreement, and, as the holder of the FRIS Chicken mortgage loan, will be a third party beneficiary of the MSCI 2005-HQ6 pooling and servicing agreement.
Furthermore, the master servicer, the special servicer and trustee under the series 2007-5 pooling and servicing

                                       67

agreement may not independently exercise remedies following a default with respect to the Peter Cooper Village and Stuyvesant Town mortgage loan or FRIS
Chicken mortgage loan. The series 2007-5 controlling class representative will be entitled to consult with the master servicer and special servicer under the
Wachovia 2007-C30 pooling and servicing agreement and MSCI 2005-HQ6 pooling and servicing agreement regarding servicing actions proposed to be taken in respect of the Peter Cooper Village and Stuyvesant Town loan combination or FRIS Chicken loan combination, as the case may be. The master servicer and special servicer under the Wachovia 2007-C30 pooling and serving agreement are required to service the Peter Cooper Village and Stuyvesant Town loan group in accordance with the servicing standard set forth in the Wachovia 2007-C30 pooling and servicing agreement on behalf of the Wachovia 2007-C30 securitization certificateholders, the series 2007-5 certificateholders and the holders of the other portions of the Peter Cooper Village and Stuyvesant Town loan combination, as a collective whole. The master servicer and special servicer under the MSCI
2005-HQ6 pooling and serving agreement are required to service the FRIS Chicken loan combination in accordance with the servicing standard set forth in the MSCI
2005-HQ6 pooling and servicing agreement on behalf of the MSCI 2005-HQ6 certificateholders, the series 2007-5 certificateholders and the holders of the other portions of the FRIS Chicken loan combination, as a collective whole.

THE EXERCISE OF CERTAIN RIGHTS AND POWERS BY THE HOLDER OF A PARI PASSU
COMPANION LOAN THAT IS PART OF A LOAN COMBINATION WITH A MORTGAGE LOAN INCLUDED
IN THE MORTGAGE POOL MAY CONFLICT WITH YOUR INTERESTS

      Three (3) mortgage loans (loan numbers 1, 18 and 40), which are secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Peter Cooper Village and Stuyvesant Town, Fort Henry Mall and FRIS
Chicken, respectively, representing approximately 19.6% of the initial mortgage pool balance in the aggregate (in the case of Peter Cooper Village and
Stuyvesant Town, approximately 66.4% of the initial loan group 2 balance, in the case of Fort Henry Mall, approximately 1.2% of the initial loan group 1 balance and, in the case of FRIS Chicken, approximately 0.8% of the initial loan group 1 balance), are each part of a group of loans (or, with respect to the Fort Henry
Mall Loan Combination, will be part of a group of loans upon any future advance), that we refer to as a loan combination that are made to the same borrower and secured by a single mortgage instrument on the same mortgaged real property. In the case of Peter Cooper Village and Stuyvesant Town and FRIS
Chicken, the other loans in the loan combination and, in the case of Fort Henry
Mall, the other loan in the loan combination (upon funding), will not be included as assets of the issuing entity.

      With respect to the Peter Cooper Village and Stuyvesant Town loan combination, as described under "Description of the Mortgage Pool--The Loan
Combinations" in this prospectus supplement, the controlling class representative of the Wachovia 2007-C30 securitization will have the right, in lieu of the controlling class representative of the 2007-5 securitization, to direct and advise the master servicer and the special servicer under the
Wachovia 2007-C30 pooling and servicing agreement on various servicing matters with respect to the mortgage loans in the related loan combination and the related mortgaged real property.

      With respect to the FRIS Chicken loan combination, as described under
"Description of the Mortgage Pool--The Loan Combinations" in this prospectus supplement, the holder of the related B-Note will have the right, in lieu of the controlling class representative of the 2007-5 securitization, to direct and advise the master servicer and the special servicer under the MSCI 2005-HQ6 pooling and servicing agreement on various servicing matters with respect to the mortgage loans in the related loan combination and the related mortgaged real property.

      In connection with exercising any of the foregoing rights, the holder of a
A-note non-trust loan or B-note non-trust loan may have interests that conflict with your interests.

      See "Description of the Mortgage Pool-- The Loan Combinations" in this prospectus supplement.

THE EXERCISE OF CERTAIN RIGHTS AND POWERS BY THE HOLDER OF A SUBORDINATE
COMPANION LOAN THAT IS PART OF A LOAN COMBINATION WITH A MORTGAGE LOAN INCLUDED
IN THE MORTGAGE POOL MAY CONFLICT WITH YOUR INTERESTS

      Five (5) mortgage loans (loan numbers 40, 81, 82, 93 and 101), which are secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as FRIS Chicken, Detroit Riverview Medical Complex, St.
Luke's Cornwall Medical Complex, 10000 Business Blvd. and 4010 Airpark Drive,
respectively (representing approximately 1.3% of the initial mortgage pool balance and approximately 1.8% of the initial loan group 1 balance), are each a part of a group of loans, that we refer to as a loan combination, made to the same

                                       68

borrower and that are secured by a single mortgage instrument on the same mortgaged real property. The other loans in these loan combinations will not be included as assets of the issuing entity.

      As described under "Description of the Mortgage Pool--The Loan
Combinations" in this prospectus supplement, the holders of the loans making up the FRIS Chicken loan combination have entered into an intercreditor arrangement, which include provisions to the following effect--

      o     the holder of the related B-note non-trust loan (in each case, for so long as the related B-Note non-trust loan has an outstanding principal balance, as deemed reduced by any appraisal reduction amount with respect to the related loan combination allocable thereto, that is generally equal to or greater than 25%, as applicable depending on the related loan combination involved, of its original or outstanding principal balance, without taking into account any appraisal reduction amount or a designee thereof) will have the right, in lieu of the controlling class representative, to direct and advise the applicable master servicer and the special servicer on various servicing matters with respect to the mortgage loans in the related loan combinations to which they relate and the related mortgaged real properties;

      o     if certain specified uncured events of default have occurred and are continuing with respect to the related mortgage loan that will be included in the assets of the issuing entity, the holder of the related B-note non-trust loan has the right, within 45 days of receiving written notice of such default, to purchase the related mortgage loan that will be included in the assets of the issuing entity at the purchase price set forth in the related intercreditor agreement; and

      o     the holder of the related B-note non-trust loan has cure rights with respect to the related mortgage loan that will be included in the assets of the issuing entity.

      In connection with exercising any of the foregoing rights, the holder of
FRIS Chicken B-note non-trust loan may have interests that conflict with your interests.

      The holders of the Detroit Riverview Medical Complex B-note non-trust loan, the St. Luke's Cornwall Medical Complex B-note non-trust loan, the 10000
Business Blvd. B-note non-trust loan and the 4010 Airpark Drive B-note non-trust loan, will not have any voting, consent or other rights with respect to the servicing of such loan combinations.

      See "Description of the Mortgage Pool-- The Loan Combinations" in this prospectus supplement.

ONE OF THE PARI PASSU LOANS THAT IS PART OF A LOAN COMBINATION INCLUDES A FUTURE
ADVANCE OBLIGATION THAT WILL NOT BE AN OBLIGATION OF THE TRUST

      One (1) mortgage loan (loan number 18), which is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Fort
Henry Mall, (representing approximately 0.9% of the initial mortgage pool balance and approximately 1.2% of the initial loan group 1 balance), includes an obligation held by Merrill Lynch Mortgage Lending, Inc. (which may be sold or transferred at any time) to make three or fewer future advances on or before
January 8, 2009, up to the aggregate amount of $5,100,000, upon certain conditions set forth in the loan documents. Upon each future funding, the borrower will issue the holder of the future funding obligation a promissory note that will be pari passu in right of payment to the mortgage loan that will be deposited into the trust. After a future funding, the mortgage loan will be one of a group of loans that we refer to as a loan combination, made to the same borrower and that are secured by a single mortgage instrument on the same mortgaged real property. The right to repayment of such future advance, with interest, will be retained by the holder of the future funding obligation and will not be transferred to the trust. Although such holder of the non-trust loan has agreed for the benefit of the trust that it will satisfy its future advance obligations and the related borrower has acknowledged in writing that it will not have any right of offset or other claim against the trust in connection with the future advance, nevertheless if the holder of the non-trust loan fails to make such advance, the related borrower may default under its obligations under the related loan combination, which will impact the related trust mortgage loan.
The holder of the non-trust loan will also have the right to determine in its sole discretion whether the conditions to future advances have been satisfied and may have the right to waive the failure of the related borrower to satisfy certain of those conditions, subject to specified materiality conditions and/or the consent of the applicable

                                       69

master servicer. The failure of the holder of the non-trust loan to make any future advance could effectively prevent the related borrower from making improvements to or entering into leases for the related mortgaged real property that are necessary to achieve the stabilized cash flow required for such loan combination to achieve stabilization and therefore to refinance the loan combination upon maturity.

      See "Description of the Mortgage Pool-- The Loan Combinations" in this prospectus supplement.

THE MORTGAGE POOL WILL INCLUDE LEASEHOLD MORTGAGE LOANS AND LENDING ON A
LEASEHOLD INTEREST IN REAL PROPERTY IS RISKIER THAN LENDING ON THE FEE INTEREST
IN THAT PROPERTY

      In the case of twenty-seven (27) mortgaged real properties representing approximately 15.2% of the initial mortgage pool balance and approximately 20.7%
of the initial loan group 1 balance, and approximately 0.5% of the initial loan group 2 balance, the related mortgage constitutes a lien on the related borrower's leasehold interest, but not on the corresponding fee interest, in all or a material portion of the related mortgaged real property, which leasehold interest is subject to a ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual fee interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the issuing entity, generally will have the right to cure defaults under the related ground lease.
In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the ground leases securing a mortgage loan contain all of the provisions, including a lender's right to obtain a new lease if the current ground lease is rejected in bankruptcy that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See "Description of the Mortgage Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement. See also
"Risk Factors--Lending on Ground Leases Creates Risks for Lenders that Are Not
Present When Lending on an Actual Ownership Interest in a Real Property" and
"Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the
accompanying base prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL
NONCONFORMING STRUCTURES

      Some of the mortgaged real properties are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty.

      Certain of the mortgaged real properties that do not conform to current zoning laws may not be legal non-conforming uses or legal non-conforming structures. The failure of a mortgaged real property to comply with zoning laws or to be a legal non-conforming use or legal non-conforming structure may adversely affect market value of the mortgaged real property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

      In addition, certain of the mortgaged real properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements or historical landmark designations. Use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' rights to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged real property on favorable terms, thereby adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan. See "Description of the
Mortgage Pool--Additional Loan and Property Information--Zoning and Building
Code Compliance" in this prospectus supplement and "Risk Factors--Changes in
Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the
accompanying base prospectus.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
REAL PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED REAL PROPERTY

      Seven (7) mortgage loans, which represent approximately 20.3% of the initial mortgage pool balance, approximately 3.1% of the initial loan group 1 balance and approximately 66.4% of the initial loan group 2 balance,

                                       70

are each, individually or together with one or more other loans that will not be included in the assets of the issuing entity, senior loans in multiple loan structures that we refer to as loan combinations. The other loans will not be included in the trust but are secured in each case by the same mortgage instrument on the same mortgaged real property that secures the related trust mortgage loan. See "Description of the Mortgage Pool--The Loan Combinations" and
"Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this prospectus supplement.

      In the case of six (6) mortgage loans (loan number 1, 18, 109, 199, 257 and 259) representing approximately 19.4% of the initial mortgage pool balance
(four (4) mortgage loans in loan group 1, representing approximately 1.8% of the initial loan group 1 balance, and two (2) mortgage loans in loan group 2, representing approximately 66.5% of the initial loan group 2 balance), the related borrower has incurred or is permitted to incur in the future additional debt that is secured by the related mortgaged real property as identified under
"Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this prospectus supplement.

      Except as indicated above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by their mortgaged real properties without the lender's consent.

      In the case of thirty-four (34) of the mortgage loans, representing approximately 31.8% of the initial mortgage pool balance (thirty-one (31)
mortgage loans in loan group 1, representing approximately 17.9% of the initial loan group 1 balance, and three (3) mortgage loans in loan group 2, representing approximately 68.9% of the initial loan group 2 balance), as identified under
"Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this prospectus supplement, direct and indirect equity owners of the related borrower have pledged, or are permitted in the future to pledge, their respective equity interests to secure financing generally referred to as mezzanine debt. Holders of mezzanine debt may have the right to purchase the related borrower's mortgage loan from the issuing entity if certain defaults on the mortgage loan occur and, in some cases, may have the right to cure certain defaults occurring on the related mortgage loan.

      Under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not generally prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Also, certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

      The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including, but not limited to, trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the operation of the mortgaged real property.

      We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in a related borrower.

      Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged real property. While the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged real property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged real property to suffer by not making capital infusions to support the mortgaged real property.

      When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged real property, the issuing entity is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain

                                       71

refinancing of the mortgage loan or sell the related mortgaged real property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged real property. If the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be wiped out, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan.

      Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders or the borrower could impair the security available to the issuing entity. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the issuing entity's ability to foreclose on the mortgaged real property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the issuing entity. Further, if another loan secured by the mortgaged real property is in default, the other lender may foreclose on the mortgaged real property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

      In addition, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

      See "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this prospectus supplement for a discussion of additional debt with respect to the mortgaged real properties and the borrowers. See also "Risk Factors--Additional Secured Debt Increases the
Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your
Offered Certificates" in the accompanying base prospectus.

COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS MAY RESULT IN LOSSES

      A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged real property securing a mortgage loan. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of
1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. For example, not all of the mortgaged real properties securing the mortgage loans comply with the
Americans with Disabilities Act of 1990. See "Risk Factors--Compliance with the
Americans with Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of
Mortgage Loans--Americans with Disabilities Act" in the accompanying base prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

      In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances. The costs of this compliance may be high and the penalties for noncompliance may be severe. Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related mortgage loan.

MULTIPLE MORTGAGED REAL PROPERTIES ARE OWNED BY THE SAME BORROWER OR AFFILIATED
BORROWERS OR ARE OCCUPIED, IN WHOLE OR IN PART, BY THE SAME TENANT OR AFFILIATED
TENANTS

      Thirty (30) separate groups of mortgage loans, representing approximately
16.0% of the initial mortgage pool balance, are loans made to borrowers that, in the case of each of those groups, are the same or under common control.
Mortgaged real properties owned by affiliated borrowers are likely to:

                                       72

      o     have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

      o     have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

      See "Description of the Mortgage Pool--Cross-Collateralized and
Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans
with Affiliated Borrowers" in this prospectus supplement.

      In addition, there may be tenants which lease space at more than one mortgaged real property securing mortgage loans. There may also be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and industrial purposes.

      The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.
See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance," "--Borrower Concentration Within a
Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower
Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan
Underlying Your Offered Certificates" in the accompanying base prospectus.

THE MORTGAGE LOANS HAVE NOT BEEN REUNDERWRITTEN BY US

      We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by representations or warranties given by the mortgage loan sellers.
In addition, we cannot assure you that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and
Warranties" and "--Repurchases and Substitutions" in this prospectus supplement.

ASSUMPTIONS MADE IN DETERMINING UNDERWRITTEN NET CASH FLOW MAY PROVE TO BE
INAPPROPRIATE

      As described under "Glossary" in this prospectus supplement, underwritten net cash flow means cash flow as adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date is predictive of future net cash flows. In certain cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. Each originator of commercial mortgage loans has its own underwriting criteria and no assurance can be given that adjustments or calculations made by one originator would be made by other lenders. Each investor should review the assumptions discussed in this prospectus supplement and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

      In addition, net cash flow reflects calculations and assumptions used by the mortgage loan sellers and should not be used as a substitute for, and may vary (perhaps substantially) from, cash flow as determined in accordance with
GAAP as a measure of the results of a mortgaged real property's operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity.

      The debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans

                                       73

and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See "Glossary" for a discussion of the assumptions used in determining net cash flow. The underwriters express no opinion as to the accuracy of the determination of, or the appropriateness or reasonableness of the assumptions used in determining, net cash flow.

      In the case of one (1) mortgage loan (loan number 1), which is secured by the mortgaged real property identified on Annex A-1 as Peter Cooper Village and
Stuyvesant Town, representing approximately 18.1% of the initial mortgage pool balance and approximately 66.4% of the initial loan group 2 balance, the debt service coverage ratio set forth in this prospectus supplement was calculated using the underwritten cash flow for 2011 derived based on an assumed annual rate of conversion of units from rent-stabilized units to deregulated units.
There can be no assurance that conversion of units from rent-stabilized unit to deregulated units will occur at the mortgaged real property at the assumed rate.
Conversion of units from rent-stabilized units to deregulated units at a rate lower than the assumed rate would have a negative impact on the debt service coverage ratio. Moreover, certain tenants at the mortgaged real property have brought legal actions against the borrower, among others, seeking, among other things, a declaration that certain deregulated units at the mortgaged real property remain subject to rent-stabilization. See "Risk Factors-Litigation or
Other Legal Proceedings May Have Adverse Effects on Borrowers." In addition, any change in the rent-stabilization laws adverse to the borrower may cause the actual debt service coverage ratio to vary substantially from the underwritten debt service coverage ratio. The debt service coverage ratio for the mortgaged real property calculated based on the net operating income for year 2006 is
0.57x. A general reserve of $590,000,000 was established at origination of the mortgage loan, $400,000,000 of which can be used for debt service on the mortgage loan and the related mezzanine loans. See "Description of the Ten
Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans-Peter
Cooper Village and Stuyvesant Town" attached hereto as Annex C.

SOME MORTGAGED REAL PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE
USES

      Some of the mortgaged real properties securing the mortgage loans may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. For example, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any such mortgaged real property consequently may be substantially less than would be the case if the property were readily adaptable to other uses. See "--Industrial Facilities are Subject to Unique Risks Which May Reduce Payments on Your Certificates,"
"--Self Storage Facilities are Subject to Unique Risks Which May Reduce Payments
on Your Certificates" and "--Manufactured Housing Community Properties, Mobile
Home Parks and Recreational Vehicle Parks are Subject to Unique Risks Which May
Reduce Payments on Your Certificates" above.

LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS

      The issuing entity could become liable for a material adverse environmental condition at one of the mortgaged real properties securing the mortgage loans. Any potential environmental liability could reduce or delay payments on the offered certificates.

      If an adverse environmental condition exists with respect to a mortgaged real property securing a mortgage loan, the issuing entity will be subject to certain risks including the following:

      o     a reduction in the value of such mortgaged real property which may make it impractical or imprudent to foreclose against such mortgaged real property;

      o     the potential that the related borrower may default on the related mortgage loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

      o     liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged real property or the unpaid balance of the related mortgage loan; and

                                       74

      o     the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged real property to potential tenants.

      A third-party consultant conducted an environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all of the mortgaged real properties for the mortgage loans. Generally, if any assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged real property and the consultant recommended action, then, depending on the nature of the condition or circumstance, one of the actions identified in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments" was taken. See "Description of the
Mortgage Pool--Assessments of Property Condition--Environmental Assessments" for
further information regarding these environmental site assessments and the resulting environmental reports, including information regarding the periods during which these environmental reports were prepared.

      In the case of one (1) mortgage loan (loan number 1), which is secured by the mortgaged real property identified on Annex A-1 as Peter Cooper Village and
Stuyvesant Town, representing approximately 18.1% of the initial mortgage pool balance and approximately 66.4% of the initial loan group 2 balance, the Phase I environmental assessment conducted with respect to the mortgaged real property noted that Consolidated Edison of New York, Inc. ("Con Edison") had owned and operated Manufactured Gas Plant ("MGP") facilities (primarily gas holder stations) at the mortgaged real property from 1853 through 1944 and that investigations conducted by Con Edison from 2003 through 2006, pursuant to a
Voluntary Cleanup Agreement ("Voluntary Cleanup Agreement") it entered into in
2002 with the New York State Department of Environmental Conservation ("NYSDEC")
and the previous property owner, found soil and groundwater contamination at certain of the previous MGP sites marked by concentrations of some volatile organic compounds and semi-volatile organic compounds, arsenic, lead and cyanide above the acceptable levels set by NYSDEC. Some studies also reveal possible impact on air quality at the mortgaged real property. Con Edison is the responsible party identified by the Environmental Protection Agency and NYSDEC with respect to such contamination, and under the Voluntary Cleanup Agreement,
Con Edison has agreed to fund the investigation and, if necessary, the remediation of MGP-related environmental impacts at the former gas holder locations at the mortgaged real property. A remedial action plan is expected in mid to late 2007. The related borrower, nonetheless, has procured Environmental
Impairment Liability insurance in an amount of not less than $50 million with the lender named as insureds under the policy. The insurer under the policy is
Indian Harbor Insurance Co. (rated "A+" by S&P and "A+/XV" by A.M. Best).

      In addition, the Phase I assessment noted that a previous Phase I assessment had identified the presence of chlorinated solvents above NYSDEC standards in the groundwater near the location of a dry cleaning facility at the mortgaged real property. According to the Phase I assessment, however, any proposed groundwater remediation systems installed at the mortgaged real property to address the contamination from the prior site usage by Con Edison would also likely capture groundwater contamination from the dry cleaning facility, and thus no other specific action would be required.

      In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents generally require, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program.

      We cannot assure you that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental issues. In addition, the environmental condition of the mortgaged real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

      See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments." Also see "Risk Factors--Environmental
Liabilities Will Adversely Affect the Value and Operation of the Contaminated
Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage
Loans--Environmental Considerations" in the accompanying base prospectus.

                                       75

LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY
CONDITION

      Licensed engineers inspected all of the mortgaged real properties that secure the mortgage loans, in connection with the originating of such mortgage loans to assess--

      o     the structure, exterior walls, roofing, interior construction, mechanical and electrical systems; and

      o     the general condition of the site, buildings and other improvements located at each property.

      The resulting reports may have indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. We, however, cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates. See "Description of the Mortgage
Pool--Assessments of Property Condition--Engineering Assessments" for
information regarding these engineering inspections and the resulting engineering reports, including the periods during which these engineering reports were prepared. Generally, with respect to many of the mortgaged real properties for which recommended repairs, corrections or replacements were deemed material, the related borrowers were required to deposit with the lender an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.
See "Risk Factors--Risks Related to the Mortgage Loans--Reserves to Fund Capital
Expenditures May Be Insufficient and This May Adversely Affect Payments on Your
Certificates" in this prospectus supplement.

INSPECTIONS AND APPRAISALS PERFORMED ON MORTGAGED REAL PROPERTIES MAY NOT
ACCURATELY REFLECT VALUE OR CONDITION OF MORTGAGED REAL PROPERTIES

      Any appraisal performed with respect to a mortgaged real property represents only the analysis and opinion of a qualified expert and is not a guarantee of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.
We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged real properties.
See "Description of the Mortgage Pool--Assessments of Property
Condition--Appraisals" in this prospectus supplement for a description of the appraisals that were performed with respect to the mortgaged real properties.
Any engineering reports or site inspections obtained with respect to a mortgaged real property represents only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.
See "Description of the Mortgage Pool--Assessments of Property
Condition--Property Inspections" and "--Engineering Assessments" in this prospectus supplement for a description of the engineering assessments and site inspections that were performed with respect to the mortgaged real properties.

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION AND MULTI-BORROWER
ARRANGEMENTS; MULTI-PROPERTY MORTGAGE LOANS

      The mortgage pool will include twenty-seven (27) mortgage loans, representing approximately 26.8% of the initial mortgage pool balance
(twenty-two (22) mortgage loans in loan group 1, representing approximately 9.7%
of the initial loan group 1 balance, and five (5) mortgage loans in loan group
2, representing approximately 72.1% of the initial loan group 2 balance), that may involve multiple borrowers and are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are
cross-collateralized. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans. These mortgage loans are identified in the

                                       76

tables contained in Annex A-1. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties or multiple properties within a single mortgaged real property is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, certain of these mortgage loans, as described under
"Description of the Mortgage Pool--Cross-Collateralized and Cross-Defaulted
Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliate
Borrowers" in this prospectus supplement, entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more specified conditions.

      Nine (9) of the mortgage loans referred to in the preceding paragraph, representing approximately 1.5% of the initial mortgage pool balance and approximately 2.0% of the initial loan group 1 balance, are secured by deeds of trust or mortgages, as applicable, on multiple properties or parcels that, through cross-collateralization arrangements or otherwise, secure the obligations of multiple borrowers. Such multi-borrower arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case.
Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

      o     such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured;
            and

      o     the borrower did not, when it allowed its mortgaged real property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive "fair consideration"
            or "reasonably equivalent value" for pledging such mortgaged real property for the equal benefit of the other related borrowers.

      We cannot assure you that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See
"Description of the Mortgage Pool--Cross-Collateralized and Cross-Defaulted
Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
Borrowers" in this prospectus supplement and Annex A-1 to this prospectus supplement for more information regarding the cross-collateralized mortgage loans. No mortgage loan is cross-collateralized with a mortgage loan not included in the assets of the issuing entity.

      Four (4) mortgage loans, representing approximately 1.0% of the initial mortgage pool balance and approximately 1.4% of the initial loan group 1 balance, are, in each case, secured by real properties located in two or more states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS AND/OR HINDER RECOVERY

      The borrowers under sixty-four (64) mortgage loans, representing in the aggregate approximately 3.2% of the initial mortgage pool balance (thirty (30)
mortgage loans in loan group 1, representing 3.3% of the initial loan group 1 balance, and thirty-four (34) mortgage loan in loan group 2, representing 3.0%
of the initial loan group 2 balance), are either individuals or are not structured to diminish the likelihood of their becoming bankrupt and some of the other borrowers so structured may not satisfy all the characteristics of special purpose entities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related mortgage loan, may own other property that is not part of the collateral for the mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of such borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all of its assets, or amend its organizational documents). These provisions are designed to mitigate the

                                       77

possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

      Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

      o     operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

      o     individuals that have personal liabilities unrelated to the property.

      However, any borrower, even an entity structured to be bankruptcy-remote, as owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

      With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions which typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity. For example, in many cases, the entity that is the related borrower does not have an independent director.

      Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Legal Aspects of Mortgage Loans--Bankruptcy
Laws" in the accompanying base prospectus.

RISKS RELATED TO REDEVELOPMENT AND RENOVATION AT THE MORTGAGED REAL PROPERTIES

      Certain of the mortgaged real properties are properties which are currently undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

      In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

TENANCIES IN COMMON MAY HINDER RECOVERY

      Forty-seven (47) of the mortgage loans, representing approximately 14.7%
of the initial mortgage pool balance (thirty-seven (37) mortgage loans in loan group 1, representing approximately 18.5% of the initial loan group 1 balance, and ten (10) mortgage loans in loan group 2, representing approximately 4.8% of the initial loan group 2 balance), have borrowers that own the related mortgaged real properties as tenants-in-common. In addition, some of the mortgage loans may permit the related borrower to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, except as discussed in the paragraph below, each tenant-in-common

                                       78

borrower under the mortgage loan(s) referred to above (other than with respect to one (1) of the mortgage loans (loan number 60, representing approximately
0.4% of the initial mortgage pool balance and approximately 0.5% of the initial loan group 1 balance)) has waived its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

      The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

      The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

      Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged real property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged real property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged real property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3)
change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

      Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the special servicer on behalf of the issuing entity may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy. Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicers' or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged real property or for other court authorized expenses.

      Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. In its decision in In re 203
North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10,
2000), the United States Bankruptcy Court for the Northern District of Illinois
refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

                                       79

      As a result of the foregoing, the special servicer's recovery on behalf of the issuing entity with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

LITIGATION OR OTHER LEGAL PROCEEDINGS MAY HAVE ADVERSE EFFECTS ON BORROWERS

      From time to time, there may be legal proceedings pending or threatened against the borrowers, sponsors, managers of the mortgaged real properties and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, sponsors, managers of the mortgaged real properties and their affiliates, and certain of the borrowers, sponsors, managers of the mortgaged real properties and their affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, sponsors, managers of the mortgaged real properties or their affiliates. It is possible that such legal proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

      For example, one (1) mortgage loan (loan number 1), which is secured by the mortgaged real property identified on Annex A-1 as Peter Cooper Village and
Stuyvesant Town, representing approximately 18.1% of the initial mortgage pool balance and approximately 66.4% of the initial loan group 2 balance, is the subject of litigations. On January 22, 2007, a lawsuit was commenced in New York
State Supreme Court (New York County) by four persons claiming to be current or former tenants of the mortgaged real property (the "January Action"). The plaintiffs are seeking to assert their claims as a class action on behalf of themselves and other current and former tenants of the mortgaged real property, who, the plaintiffs allege, have been and continue to be charged market-rate rents for their rental units, although they were and are legally entitled to pay considerably lower stabilized rents. The plaintiffs' complaint names as defendants, among others, the borrower and certain subsidiaries of the prior owner that were title holders to the mortgaged real property prior to its sale in November 2006. Among other things, the complaint alleges that from 1992 through the present, the owners of the mortgaged real property applied for and received from New York City approximately $24.5 million in real estate tax abatements and exemptions under a program known as the "J-51 program," and that the most recent such benefits are scheduled to expire in or about 2017 or 2018.
The complaint further alleges that, under the Rent Stabilization Law of 1969, as a condition to receiving such tax benefits, the units in the premises receiving the benefits must be rent stabilized for the period during which the premises receive the benefits, and until they may thereafter be properly deregulated. The plaintiffs seek a judicial declaration to this effect (which would have the effect of returning approximately 3,000 de-controlled units at the mortgaged real property to stabilized status), as well as money damages and attorneys'
fees for the alleged rent overcharges. The plaintiffs allege that the overcharges for the four years preceding the commencement of their lawsuit were at least $215 million. The plaintiffs also seek treble damages in the amount of three times the alleged overcharges for the two years preceding the commencement of their lawsuit, or a total of at least $320 million, or in the alternative, interest on the alleged rent overcharges during the four years preceding the commencement of their lawsuit, as well as attorneys fees. On February 14, 2007, a second lawsuit was commenced in New York State Supreme Court (New York County)
by a person claiming to be a tenant at the mortgaged real property (the
"February Action," together with the January Action, the "Actions"). The plaintiff's complaint names as defendants the same parties named in the January
Action and, as in the January Action, seeks to assert the plaintiff's claims as a class action on behalf of itself and other current and former tenants of the mortgaged real property. Although the complaint is still under review, the allegations made in the complaint appears to be substantially similar to those made in the January Action, except for an additional allegation that the defendants engaged in deceptive acts and practices in violation of the New York
General Business Law in the alleged overcharge of rents. The complaint also seeks a judicial declaration similar to that sought in the January Action as well as unspecified monetary damages.

      The related sponsor and borrower have expressed the belief that the
Actions are without merit and have expressed their intent to vigorously contest the Actions. However, as in any litigation, there can be no assurance that sponsor and borrower will prevail in either of the Actions. If the plaintiffs in either of the Actions were to prevail on behalf of themselves and the class which they seek to represent, and a court were to grant the requested judicial declaration, such a result could (i) lower certain rents in place at the mortgaged real property, thereby decreasing cash flows, and (ii) preclude borrower from carrying out a significant part of its plan to convert rent-stabilized units to market-rate units. Such a result (or any interim relief granted to the plaintiffs in either Action prior to final judgment) could adversely impact borrower's ability to make debt service payments on the mortgage

                                       80

loan or to refinance the mortgage loan at maturity. In addition, if any similar actions were to be successfully brought by other tenants, either on behalf of themselves or on behalf of a certified class, such actions would have a similar impact on the borrower and the mortgaged real property. The lender's underwriting of the mortgage loan was based upon the assumption that apartment units at the mortgaged real property would continue to be de-controlled throughout the term of the mortgage loan. See "--Risks Relating to Underwritten
Net Cash Flow" and "Description of the Ten Largest Mortgage Loans or Groups of
Cross-Collateralized Mortgage Loans - Stuyvesant Town and Peter Cooper Village"
attached hereto as Annex C. In addition, under applicable laws and regulations, the current owner of a property could be held liable for any rent overcharges received by a predecessor owner. An outcome favoring the plaintiffs in either
Action in respect of the monetary damages for the alleged rent overcharges may further adversely impact the borrower's financial condition and its ability to meet its obligations under the mortgage loan. The borrower purchased the mortgaged real property from the previous owner on an "as-is" basis. It is unclear whether the borrower would have recourse against the previous owner for a possible judgment entered against the borrower in connection with the Actions.
As in any litigation, it is not possible to predict what applications the plaintiffs in either Action may make or what remedies (including interim relief)
may be sought or granted or what the effect of any applications or remedies may be on the future performance of the mortgaged real property.

      Copies of the complaints filed in connection with the Actions are included in the CD-ROM attached to this prospectus supplement.

      In addition, in the case of one of the mortgage loans (loan number 3), which is secured by the mortgaged real property identified on Annex A-1 as Hotel
Gansevoort and representing approximately 2.8% of the initial mortgage pool balance and approximately 3.9% of the initial group 1 balance, affiliates of the borrower were named in a litigation in 2004 related to development fees at the mortgaged real property allegedly owed to the plaintiff. The borrower's affiliates were successful in their motion for summary judgment but the plaintiff appealed the order, and no decision has been rendered regarding this appeal. The Achenbaum Family Partnership, an indirect principal of the borrower, provided an indemnity to the lender for all legal fees incurred by lender and up to $1,500,000 in losses.

      From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

PRIOR BANKRUPTCIES OR OTHER PROCEEDINGS MAY BE RELEVANT TO FUTURE PERFORMANCE

      There can be no assurance that any borrower, or any principals of a borrower, have not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings, in the past or that certain principals have not been equity owners in other mortgaged real properties that have been subject to foreclosure proceedings. In addition, there may be pending or threatened foreclosure proceedings or other material proceedings of the borrowers, the borrower principals and the managers of the mortgaged real properties securing the pooled mortgage loans and/or their respective affiliates.

      If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged real property. We cannot assure you that any foreclosure proceedings or other material proceedings will not have a material adverse effect on your investment.

      Certain of the mortgage loans, for example loan numbers 49, 75 and 152, have sponsors that have filed for bankruptcy protection in the last ten years.
In each case, the related entity or person has emerged from bankruptcy. With respect to one (1) mortgage loan (identified as loan number 9 on Annex A-1 to this prospectus supplement),

                                       81

representing 1.2% of the initial mortgage pool balance and 1.7% of the initial loan group 1 balance, the related sponsor filed for bankruptcy protection in
1996 and emerged from bankruptcy protection in 1997.

      From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

POOR PROPERTY MANAGEMENT WILL LOWER THE PERFORMANCE OF THE RELATED MORTGAGED
REAL PROPERTY

      The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

      o     responding to changes in the local market;

      o     planning and implementing the rental structure;

      o     operating the property and providing building services;

      o     managing operating expenses; and

      o     assuring that maintenance and capital improvements are carried out in a timely fashion.

      Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases or daily room rentals, are generally more management intensive than properties leased to creditworthy tenants under long-term leases. We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR
SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

      Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Merrill Lynch Mortgage
Lending, Inc. in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller's representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot assure you that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a
"qualified mortgage" for a REMIC may cause the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See
"Description of the Mortgage Pool--Assignment of the Mortgage Loans,"
"--Representations and Warranties" and "--Repurchases and Substitutions" in this prospectus supplement and "Description of the Governing
Documents--Representations and Warranties with Respect to Mortgage Assets" in the accompanying base prospectus.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO
FORECLOSE ON THE MORTGAGED REAL PROPERTY

      Some states (including California) have laws that prohibit more than one judicial action to enforce a mortgage obligation, and some courts have construed the term judicial action broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the issuing entity's rights under any of the mortgage loans that include mortgaged real properties where this rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by

                                       82

mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delay and expense in foreclosing on mortgaged real properties located in states affected by one action rules. See "--Risks Related to Geographic
Concentration" "--Certain State-Specific Considerations" in this prospectus supplement. See also "Legal Aspects of Mortgage Loans--Foreclosure--One Action
and Security First Rules" in the accompanying base prospectus.

LIMITED INFORMATION CAUSES UNCERTAINTY

      Some of the mortgage loans are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

TAX CONSIDERATIONS RELATED TO FORECLOSURE

      The special servicer, on behalf of the issuing entity, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. The issuing entity will be able to perform construction work on a foreclosed real property only through an independent contractor (more than 90 days after acquisition), and then only if construction was at least 10% complete at the time default on the related mortgage loan became imminent. Any net income from the operation and management of any such property that is not qualifying
"rents from real property," within the meaning of section 856(d) of the Internal
Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the issuing entity to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels and other property types that rely on business rather than rental income. The pooling and servicing agreement permits the special servicer to cause the issuing entity to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. In addition, if the issuing entity were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, the issuing entity may in certain jurisdictions, particularly in New York or California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying base prospectus.

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO PROPERTY MANAGERS, THE BORROWERS
AND THE MORTGAGE LOAN SELLERS

      Property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged real properties securing the mortgage loans because:

      o     a substantial number of the mortgaged real properties are managed by property managers affiliated with the respective borrowers;

      o     the property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged real properties; and

      o     affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including competing properties.

      Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand. Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, lease, finance and dispose of real estate-related assets in the ordinary course of their businesses.

                                       83

During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties (or by ownership interests in the related borrowers)
which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged real properties.

      Further, certain mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of one of the mortgage loan sellers and/or the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged real properties under certain of the mortgage loans. Each of the mortgage loan sellers and its affiliates have made and/or may make loans to, or equity investments in, or otherwise have business relationships with, affiliates of borrowers under the mortgage loans. For example, in the case of certain of the mortgage loans, the holder of related mezzanine debt secured by a principal's interest in the related borrower may be the related mortgage loan seller, which relationship could represent a conflict of interest.

      In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interest of the trust fund. Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the certificates.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

      All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged real properties that secure the mortgage loans may suffer casualty losses due to risks that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of those mortgaged real properties are located in California, Florida, Texas and Louisiana and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

      Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

      After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk
Insurance Act of 2002 (TRIA), which was amended and extended by the Terrorism
Risk Insurance Extension Act of 2005 (TRIA Extension Act), signed into law by
President Bush on December 22, 2005. The TRIA Extension Act requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 90% (85% for acts of terrorism occurring in 2007) of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group's prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 17.5% of such premiums for losses occurring in 2006, and 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the TRIA Extension Act, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $5 million prior to April 2006, $50 million from
April 2006 through December 2006, and $100 million for acts of terrorism occurring in 2007. The TRIA Extension Act now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners'
multiperil. The TRIA Extension Act will expire on December 31, 2007. The TRIA
Extension Act applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the TRIA Extension Act. Moreover, the TRIA Extension Act's
deductible and co-payment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the TRIA Extension Act prevents an insurer from raising premium rates on policyholders to cover potential losses,

                                       84

or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

      We cannot assure you that all of the mortgaged real properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

      Each master servicer, with respect to each of the mortgage loans that it is servicing, including those of such mortgage loans that have become specially serviced mortgage loans, and the special servicer, with respect to mortgaged real properties acquired through foreclosure, which we refer to in this prospectus supplement as REO property, will be required to use reasonable efforts, consistent with the servicing standard under the pooling and servicing agreement, to cause each borrower to maintain for the related mortgaged real property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein which are to be obtained from an insurer meeting the requirements of the applicable loan documents.
Notwithstanding the foregoing, the master servicers and the special servicer will not be required to maintain, and will not be required to cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance that does not contain any carve-out for terrorist or similar acts, if and only if the special servicer has determined in accordance with the servicing standard under the pooling and servicing agreement (and other consultation with the controlling class representative) that either--

      o     such insurance is not available at commercially reasonable rates, and such hazards are not commonly insured against by prudent owners of properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

      o     such insurance is not available at any rate.

      If the related loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

      If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, If the federal insurance back-stop program referred to above is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain "sunset clauses" (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance coverage upon the expiration of the federal insurance backstop program.

      Most of the mortgage loans specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. For example, with respect to one
(1) mortgage loan (identified as loan number 10) on Annex A-1 to this prospectus supplement, representing approximately 1.2% of the initial mortgage pool balance and approximately 1.7% of the initial group 1 loan balance, the related terrorism insurance cap is limited to 200% of the cost of the premium for the immediately preceding year's "All Risk of Physical Loss" insurance (excluding windstorm and flood insurance), and with respect to one (1) mortgage loan
(identified as loan number 2 on Annex A-1 to this prospectus supplement), representing approximately 3.8% of the initial mortgage pool balance and approximately 5.3% of the initial group 1 balance, the borrower is only required to purchase the greatest amount of terrorism insurance coverage up to a premium cap equal to 175% of the premium payable at loan origination for its "All-Risk"
and business interruption insurance policies. In addition, with respect to certain of the mortgage loans, terrorism insurance coverage is required only with respect to "certified acts of terrorism," as defined in the TRIA.
Additionally, in the case of certain mortgage loans that are secured by mortgaged real properties that are not located

                                       85

in or near major metropolitan areas, the terrorism insurance coverage required may be limited to acts of domestic terrorism (i.e., non-certified acts of terrorism under TRIA).

      With respect to forty-five (45) mortgage loans, representing approximately
2.3% of the initial mortgage pool balance, approximately 1.7% of the initial loan group 1 balance and approximately 4.0% of the initial loan group 2 balance, the borrower does not currently maintain insurance against terrorist acts.

      Additionally, there can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Hazard, Liability and Other
Insurance" in this prospectus supplement.

      IN THE EVENT THAT ANY MORTGAGED REAL PROPERTY SECURING A MORTGAGE LOAN
SUSTAINS DAMAGE AS A RESULT OF AN UNINSURED ACT OR IF THE INSURANCE POLICIES
WITH RESPECT TO THAT MORTGAGED REAL PROPERTY DO NOT ADEQUATELY COVER THE DAMAGE
SUSTAINED, SUCH DAMAGED MORTGAGED REAL PROPERTY MAY NOT GENERATE ADEQUATE CASH
FLOW TO PAY, AND/OR PROVIDE ADEQUATE COLLATERAL TO SATISFY, ALL AMOUNTS OWING
UNDER SUCH MORTGAGE LOAN, WHICH COULD RESULT IN A DEFAULT ON THAT MORTGAGE LOAN
AND, POTENTIALLY, LOSSES ON SOME CLASSES OF THE CERTIFICATES.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS (MERS)

      The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of MERS, solely as nominee for the related mortgage loan seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged real properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

INCREASES IN REAL ESTATE TAXES DUE TO TERMINATION OF PAYMENT-IN-LIEU-OF-TAXES OR
OTHER TAX ABATEMENT ARRANGEMENTS MAY REDUCE PAYMENTS TO CERTIFICATEHOLDERS

      In the case of some of the mortgage loans, the related mortgaged real properties may be the subject of municipal payment-in-lieu-of-taxes programs or other tax abatement arrangements, whereby the related borrower pays payments in lieu of taxes that are less than what its tax payment obligations would be absent the program or pays reduced real estate taxes. These programs or arrangements may be scheduled to terminate or provide for significant tax increases prior to the maturity of the related mortgage loans or may require increased payments in the future, in each case resulting in increased payment obligations (which could be substantial) in the form of real estate taxes or increased payments in lieu of taxes, which could adversely impact the ability of the related borrowers to pay debt service on their mortgage loans.

                                       86

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

      From time to time we use capitalized terms in this prospectus supplement.
Frequently used capitalized terms will have the respective meanings assigned to them in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

      This prospectus supplement and the accompanying base prospectus includes the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
We discuss some of these risks and uncertainties under "Risk Factors" in this prospectus supplement and the accompanying base prospectus. The forward-looking statements made in this prospectus supplement are accurate as of the date stated
on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      We intend to include the 333 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $4,417,019,866. However, the actual initial mortgage pool balance may be as much as 5.0% smaller or larger than such amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

      For purposes of making distributions with respect to the class A-1, A-2,
A-2FL, A-3, A-SB, A-4, A-4FL and A-1A certificates, as described under
"Description of the Offered Certificates," the pool of mortgage loans will be deemed to consist of two loan groups, loan group 1 and loan group 2. Loan group
1 will consist of 259 mortgage loans, representing approximately 72.7% of the initial mortgage pool balance that are secured by the various property types that constitute collateral for those mortgage loans. Loan group 2 will consist of 74 mortgage loans, representing approximately 27.3% of the initial mortgage pool balance, that are secured by multifamily and manufactured housing community properties (representing approximately 99.8%, by balance, of all the mortgage loans secured by multifamily properties and 41.0%, by balance, of the mortgage loans secured by manufactured housing community properties). Annex A-1 to this prospectus supplement indicates the loan group designation for each mortgage loan.

      The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The initial loan group 1 balance and the initial loan group 2 balance will equal the cut-off date principal balance of the mortgage loans in loan group 1 and loan group 2, respectively. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan is shown on Annex A-1 to this prospectus supplement. The cut-off date principal balances of all the mortgage loans in the trust range from $431,373 to $800,000,000 and the average of those cut-off date principal balances is $13,264,324; the cut-off date principal balances of the mortgage loans in loan group 1 range from $586,804 to $170,000,000, and the average of those cut-off date principal balances is $12,399,316; and the cut-off date principal balances of the mortgage loans in loan group 2 range from
$431,373 to $800,000,000, and the average of those cut-off date principal balances is $16,291,853.

                                       87

      When we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust and do not, unless the context otherwise indicates, include the non-trust loans, which will not be included in the trust.

      Each of the mortgage loans is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily and manufactured housing community mortgaged real properties. That mortgage lien will be a first priority lien, subject only to Permitted
Encumbrances.

      You should consider each of the mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

      We provide in this prospectus supplement a variety of information regarding the mortgage loans. When reviewing this information, please note that--

      o     all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

      o     all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and that no prepayments occur prior to the cut-off date;

      o     all weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances; the initial mortgage pool balance will equal the total cut-off date principal balance of the entire mortgage pool, and the initial loan group 1 balance and the initial loan group 2 balance will each equal the total cut-off date principal balance of the mortgage loans in the subject loan group; we show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this prospectus supplement;

      o     if any mortgage loan does not have a fixed interest rate for the related loan term, then the interest rate used to calculate the weighted average mortgage interest rate is the initial interest rate for such loan as shown in this prospectus supplement;

      o     when information with respect to the mortgage loans is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the subject mortgage loans;

      o     when information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans;

      o     if any mortgage loan is secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among the individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan and (iii)
            an allocated loan balance specified in the related loan documents;

                                       88

      o     unless specifically indicated otherwise, statistical information presented in this prospectus supplement with respect to any mortgage loan that is part of a Loan Combination excludes the related non-trust loan;

      o     statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, which may result in the initial mortgage pool balance being as much as 5% larger or smaller than indicated;

      o     the sum of numbers presented in any column within a table may not equal the indicated total due to rounding; and

      o     when a mortgage loan is identified by loan number, we are referring to the loan number indicated for that mortgage loan on Annex A-1 to this prospectus supplement.

SOURCE OF THE MORTGAGE LOANS

      The mortgage loans that will constitute the primary assets of the trust fund will be acquired on the date of initial issuance of the certificates by us from the mortgage loan sellers, who acquired or originated the mortgage loans.

      Merrill Lynch Mortgage Lending, Inc. originated or acquired 54 of the mortgage loans to be included in the trust fund, representing approximately
39.3% of the initial mortgage pool balance (comprised of 45 mortgage loans in loan group 1, representing approximately 24.5% of the initial loan group 1 balance, and nine (9) mortgage loans in loan group 2, representing approximately
78.6% of the initial loan group 2 balance). One (1) mortgage loan, identified on
Annex A-1 to this prospectus supplement as "Peter Cooper Village and Stuyvesant
Town," which represents 18.1% of the initial mortgage pool balance, was co-originated by Merrill Lynch Mortgage Lending, Inc. and Wachovia Bank,
National Association.

      Countrywide Commercial Real Estate Finance, Inc. originated or acquired
168 of the mortgage loans to be included in the trust fund, representing approximately 31.4% of the initial mortgage pool balance (comprised of 116 mortgage loans in loan group 1, representing approximately 37.3% of the initial loan group 1 balance, and 52 mortgage loans in loan group 2, representing approximately 15.6% of the initial loan group 2 balance).

      KeyBank National Association originated or acquired 48 of the mortgage loans to be included in the trust fund, representing approximately 12.7% of the initial mortgage pool balance (comprised of 43 mortgage loans in loan group 1, representing approximately 16.4% of the initial loan group 1 balance, and 5 mortgage loans in loan group 2, representing approximately 2.8% of the initial loan group 2 balance).

      IXIS Real Estate Capital Inc. originated or acquired 32 of the mortgage loans to be included in the trust fund, representing approximately 9.1% of the initial mortgage pool balance (comprised of 29 mortgage loans in loan group 1, representing approximately 11.9% of the initial loan group 1 balance, and 3 mortgage loans in loan group 2, representing approximately 1.6% of the initial loan group 2 balance).

      Wells Fargo Bank, National Association originated or acquired 31 of the mortgage loans to be included in the trust fund, representing approximately 7.5%
of the initial mortgage pool balance (comprised of 26 mortgage loans in loan group 1, representing approximately 9.8% of the initial loan group 1 balance, and 5 mortgage loans in loan group 2, representing approximately 1.4% of the initial loan group 2 balance).

CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE
LOANS, MULTI-BORROWER ARRANGEMENTS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

      The mortgage pool will include twenty-seven (27) mortgage loans, representing approximately 26.8% of the initial mortgage pool balance
(twenty-two (22) mortgage loans in loan group 1, representing approximately 9.7%
of the initial loan group 1 balance and five (5) mortgage loans in loan group 2, representing approximately 72.1% of the initial loan group 2 balance), that may involve multiple borrowers and are, in each case, individually or through cross-collateralization with other mortgage loans or multiple parcels within a single mortgaged real property,

                                       89

secured by two or more real properties or parcels and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are cross-collateralized. These mortgage loans are identified in the tables contained in Annex A-1. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax.
The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

      Twenty-four (24) of the mortgage loans referred to in the prior paragraph entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties or multiple parcels within a single mortgaged real property and/or a termination of any applicable cross-collateralization and cross-default provisions, subject, in each case, to the fulfillment of one or more of the following conditions--

      o     the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 110% to 125% (but could be as low as 100% in certain cases), of the portion of the total loan amount allocated to the property or properties to be released;

      o     the satisfaction of certain criteria set forth in the related loan documents;

      o     the satisfaction of certain leasing goals or other performance tests;

      o     the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral;
            and/or

      o     receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

      The cross-collateralized mortgage loans identified on Annex A-1 as 10000
Business Blvd. and 4010 Airpark Drive permit release of the cross-collateralized mortgage loan at any time after the fourth year of the loan term, provided that
Dana Corporation, the sole tenant at each mortgaged real property, has an investment grade credit rating from S&P and Moody's.

      For additional information relating to mortgaged real properties that secure an individual multi-property mortgage loan or a group of cross-collateralized mortgage loans, see Annex A-1 to this prospectus supplement.

      The table below shows each group of mortgaged real properties that:

      o     are owned by the same or affiliated borrowers; and

      o     secure in total two or more mortgage loans that are not
            cross-collateralized and that represent in the aggregate over 1.0%
            of the initial mortgage pool balance.

                                                 NUMBER OF STATES
                                                    WHERE THE       AGGREGATE CUT-OFF   % OF INITIAL
                                                  PROPERTIES ARE     DATE PRINCIPAL     MORTGAGE POOL
GROUP           PROPERTY NAMES                      LOCATED(1)           BALANCE           BALANCE
-----    -------------------------------------   ----------------   -----------------   -------------

  1      EZ Self Storage - Pasadena                                      8,325,000          0.2%
         EZ Self Storage - Beltsville                                   11,190,000          0.3%
         EZ Self Storage - Catonsville                                   8,250,000          0.2%
         EZ Self Storage - Laurel                                        8,385,000          0.2%
         EZ Self Storage - Perring                                       8,510,000          0.2%
         EZ Storage - Chevrolet Drive                                   11,885,000          0.3%
         EZ Self Storage - Middlebrook                                   7,740,000          0.2%
         EZ Self Storage - Owings Mill                                   6,490,000          0.1%
         EZ Self Storage - South Bowie                                  11,950,000          0.3%
         EZ Self Storage - Bethesda                                     17,570,000          0.4%
         EZ Self Storage - Westminster                                   5,060,000          0.1%
         EZ Self Storage - Windsor Mill                                  4,645,000          0.1%
                                                                    -----------------   -------------

                                       90

                                                 NUMBER OF STATES
                                                    WHERE THE       AGGREGATE CUT-OFF   % OF INITIAL
                                                  PROPERTIES ARE     DATE PRINCIPAL     MORTGAGE POOL
GROUP           PROPERTY NAMES                      LOCATED(1)           BALANCE           BALANCE
-----    -------------------------------------   ----------------   -----------------   -------------

         TOTAL                                          1              110,000,000          2.5%
                                                                    =================   =============

  2      Discount Drug Mart Plaza - Carrollton                           2,432,122          0.1%
         Gabriel Brothers Plaza - Kent                                   3,189,668          0.1%
         Discount Drug Mart Plaza - Hudson                               2,566,857          0.1%
         Discount Drug Mart Plaza - Westlake                             3,335,197          0.1%
         Camp Hill Shopping Center                                      65,000,000          1.5%
                                                                    -----------------   -------------
         TOTAL                                          2               76,523,843          1.7%
                                                                    =================   =============

  3      Conejo Spectrum                                                23,437,500          0.5%
         Landmark Center Office                                         14,925,000          0.3%
         3930 Watkins                                                   11,700,000          0.3%
                                                                    -----------------   -------------
         TOTAL                                          3               50,062,500          1.1%
                                                                    =================   =============

  4      1351 Washington Blvd FIXED                                     27,464,243          0.6%
         400 Columbus                                                   20,000,000          0.5%
                                                                    -----------------   -------------
         TOTAL                                          2               47,464,243          1.1%
                                                                    =================   =============

_____________________

(1)   Total represents number of states where properties within the subject group are located.

TERMS AND CONDITIONS OF THE MORTGAGE LOANS

      Due Dates. One hundred forty-one (141) of the mortgage loans, representing approximately 27.8% of the initial mortgage pool balance, provide for monthly debt service payments to be due on the first day of each month. One hundred sixty (160) of the mortgage loans, representing approximately 63.1% of the initial mortgage pool balance, provide for monthly debt-service payments to be due on the eighth day of each month. Twenty-four (24) of the mortgage loans, representing approximately 6.6% of the initial mortgage pool balance, provide for monthly debt-service payments to be due on the fifth day of each month. One
(1) of the mortgage loans, representing approximately 0.2% of the initial mortgage pool balance, provide for monthly debt-service payments to be due on the third day of each month. Five (5) of the mortgage loans representing approximately 1.3% of the initial mortgage pool balance provide for debt service payments due on the seventh day of each month. Two (2) of the mortgage loans, representing approximately 1.1% of the initial mortgage pool balance, provide for monthly debt-service payments to be due on the eleventh day of each month.

      Mortgage Rates; Calculations of Interest. In general, except as specified in the next sentence and as described below under "--ARD Loans" and
"--Converting Loans," each of the mortgage loans bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. One (1)
mortgage loan (loan number 107, provides that the interest rate will vary throughout the mortgage loan term as follows: a fixed interest rate of 5.59%
through November 7, 2008; a fixed interest rate of 5.64% from November 8, 2008 through November 7, 2010; a fixed interest rate of 5.69% from November 8, 2010 through November 7, 2012; a fixed interest rate of 5.79% from November 8, 2012 through November 7, 2014; and a fixed interest rate of 5.84% from November 8,
2014 through and including the mortgage loan maturity date.

      The mortgage interest rate for each of the mortgage loans is shown on
Annex A-1 to this prospectus supplement. The mortgage interest rates of the mortgage loans range from 4.9900% per annum to 7.5000% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.9533%
per annum. The mortgage interest rates of the mortgage loans in loan group 1 range from 4.9900% to 7.5000% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.8472% per annum. The mortgage interest rates of the mortgage loans in loan group 2 range from 5.4500%
to 7.4250% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 6.2361% per annum.

      Except in the case of mortgage loans with anticipated repayment dates, none of the mortgage loans provides for negative amortization or for the deferral of interest.

                                       91

      Three hundred thirty (330) of the mortgage loans, representing approximately 99.1% of the initial mortgage pool balance (two hundred fifty-six
(256) mortgage loans in loan group 1, representing approximately 98.8% of the initial loan group 1 balance, and seventy-four (74) mortgage loans in loan group
2, representing approximately 100% of the initial loan group 2 balance), will accrue interest on an Actual/360 Basis. Three (3) of the mortgage loans, representing approximately 0.9% of the initial mortgage pool balance (three (3)
mortgage loans in loan group 1, representing approximately 1.2% of the initial loan group 1 balance) will accrue interest on a 30/360 Basis.

      Amortizing Balloon Loans. One hundred twelve (112) of the mortgage loans, representing approximately 17.2% of the initial mortgage pool balance (93 mortgage loans in loan group 1, representing approximately 20.6% of the initial loan group 1 balance, and 19 mortgage loans in loan group 2, representing approximately 8.1% of the initial loan group 2 balance), are characterized by--

      o     an amortization schedule that is significantly longer than the actual term of the subject mortgage loan; and

      o     a substantial payment being due with respect to the subject mortgage loan on its stated maturity date.

      These 112 mortgage loans do not include any of the subject mortgage loans described under "--Partial Interest-Only Balloon Loans" above and
"--Interest-Only Balloon and ARD Loans" below.

      Partial Interest-Only Balloon Loans. One hundred thirty-two (132) of the mortgage loans, representing approximately 35.4% of the initial mortgage pool balance (113 mortgage loans in loan group 1, representing approximately 45.6% of the initial loan group 1 balance, and (19 mortgage loans in loan group 2, representing approximately 8.2% of the initial loan group 2 balance), provide for the payment of interest only to be due on each due date until the expiration of a designated interest-only period, and the amortization of principal commencing on the due date following the expiration of such interest-only period on the basis of an amortization schedule that is significantly longer than the remaining term to stated maturity, with a substantial payment of principal to be due on the maturity date.

      Interest-Only Balloon Loans. Forty-seven (47) of the mortgage loans, representing approximately 43.0% of the initial mortgage pool balance
(thirty-eight (38) mortgage loans in loan group 1, representing approximately
28.4% of the initial loan group 1 balance, and nine (9) mortgage loans in loan group 2, representing approximately 81.7% of the initial loan group 2 balance)
require the payment of interest only until the related maturity date and provide for the repayment of the entire principal balance on the related maturity date.

      Fully Amortizing Loans. Thirty (30) of the mortgage loans, representing approximately 0.9% of the initial mortgage pool balance (three (3) mortgage loan in loan group 1, representing approximately 0.5% of the initial loan group 1 balance, and twenty-seven (27) mortgage loans in loan group 2, representing approximately 1.9% of the initial loan group 2 balance), is characterized by--

      o     constant monthly debt service payments throughout the substantial term of the mortgage loan; and

      o     amortization schedules that are approximately equal to the actual terms of the mortgage loan.

      This fully amortizing loan has neither--

      o     an anticipated repayment date; nor

      o     the associated repayment incentives.

      ARD Loans. Twelve (12) of the mortgage loans, representing approximately
3.6% of the initial mortgage pool balance and approximately 4.9% of the initial loan group 1 balance, are characterized by the following features:

      o     a maturity date that is more than 10 years following origination;

                                       92

      o     the designation of an anticipated repayment date that is generally 5 to 10 years following origination; the anticipated repayment date for each such mortgage loan is listed on Annex A-1 to this prospectus supplement;

      o     the ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally one to six months prior to the related anticipated repayment date;

      o     until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate;

      o     from and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be in excess of its initial mortgage interest rate;

      o     the deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This post-anticipated repayment date additional interest may, in some cases, compound at the new revised mortgage interest rate. Any post-anticipated repayment date additional interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full; and

      o     from and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments, permitted operating expenses, capital expenditures and/or funding of any required reserves. These accelerated amortization payments and the post-anticipated repayment date additional interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

      Three (3) of the above-identified twelve (12) ARD loans, representing approximately 2.0% of the initial mortgage pool balance and approximately 2.7%
of the initial loan group 1 balance, require the payment of interest only until the expiration of a designated period and the payment of principal following the interest only period.

      As discussed under "Ratings" in this prospectus supplement, the ratings on the respective classes of offered certificates do not represent any assessment of whether any mortgage loan having an anticipated repayment date will be paid in full by its anticipated repayment date or whether and to what extent post-anticipated repayment date additional interest will be received.

      In the case of each ARD loan, the related borrower has agreed to enter into a cash management agreement prior to the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under such mortgage loan.

      Any amount received in respect of additional interest payable on the ARD
Loans will be distributed to the holders of the class Z certificates. Generally, additional interest will not be included in the calculation of the mortgage interest rate for a mortgage loan, and will only be paid after the outstanding principal balance of the mortgage loan together with all interest thereon at the mortgage interest rate has been paid. With respect to such mortgage loans, no prepayment premiums or yield maintenance charges will be due in connection with any principal prepayment after the anticipated repayment date.

                                       93

      Converting Loans. Thirty-five (35) of the mortgage loans, representing approximately 0.8% of the initial mortgage pool balance (five (5) mortgage loans in loan group 1, representing approximately 0.2% of the initial loan group 1 balance and thirty (30) mortgage loans in loan group 2, representing approximately 2.3% of the initial loan group 2 balance, are characterized by the following features:

      o     a maturity date that is 15 years (five (5) of the mortgage loans) or
            30 years (thirty (30) of the mortgage loans) after mortgage loan origination;

      o     a fixed interest rate for the first 10 years of the mortgage loan term, followed by an adjustable interest rate period, during which period, the interest rate will adjust, based on a specified index, every six months, provided that such adjusted interest rate has a floor set at the related initial fixed interest rate; and

      o     voluntary prepayment, in whole or in part (with respect to twenty
            (20) of the mortgage loans, after a lockout period, as specified in the related mortgage loan documents) with a prepayment premium percentage that reduces over time (such period, the Prepayment
            Premium Period);

      o     open prepayment (ranging from 61-253 months) following the
            Prepayment Premium Period.

      Any amount received in respect of additional interest (accruing at a rate in excess of the initial fixed interest rate) payable on the Converting Loans will be distributed to the holders of the class Y certificates. Generally, additional interest will not be included in the calculation of the mortgage interest rate for a mortgage loan, and will only be paid after the outstanding principal balance of the mortgage loan together with all interest thereon at the mortgage interest rate has been paid. With respect to such mortgage loans, no prepayment premiums or yield maintenance charges will be due in connection with any principal prepayment after the related open prepayment period.

      Twenty-seven (27) of the 35 Converting Loans, representing approximately
0.5% of the initial mortgage pool balance and approximately 1.9% of the initial loan group 2 balance, are fully-amortizing loans, as described above.

      Six (6) of the 35 Converting Loans, representing approximately 0.1% of the initial mortgage pool balance five (5) mortgage loans in loan group 1, representing approximately 0.2% of the initial loan group 1 balance, and one (1)
loan in loan group 2, representing approximately 0.1% of the initial loan group
2 balance), are amortizing balloon loans, as described above.

      Two (2) of the 35 converting loans listed above, representing approximately 0.1% of the initial mortgage pool balance and approximately 0.3%
of the initial loan group 2 balance, are interest-only balloon loans, as described above.

      Recasting of Amortization Schedules. Some of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds, or in certain cases, upon a partial prepayment, to pay the related unpaid principal balance.

      Voluntary Prepayment Provisions. In general (except as described below under "--Prepayment Lock-out Periods"), at origination, the mortgage loans provided for a prepayment lock-out period, during which voluntary principal prepayments were prohibited, followed by:

      o     a prepayment consideration period during which voluntary prepayments must be accompanied by prepayment consideration, followed by an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration; or

      o     an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration.

                                       94

      All of the mortgage loans permit voluntary prepayment without payment of a yield maintenance charge or prepayment premium at any time during the final one to 253 payment periods prior to the stated maturity date or anticipated repayment date. Additionally, none of the mortgage loans with anticipated repayment dates requires a yield maintenance charge after the anticipated repayment date.

      The prepayment terms of each of the mortgage loans are more particularly described in Annex A-1 to this prospectus supplement.

      As described below under "--Defeasance Loans," most of the mortgage loans will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property from the related mortgage lien by delivering U.S. government securities as substitute collateral. None of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

      Prepayment Lock-out Periods. Except as described below in the second following sentence, in the case of two hundred ninety-eight (298) of the mortgage loans, representing approximately 95.9% of the initial mortgage pool balance (and approximately 94.8% of the initial loan group 1 balance and approximately 98.8% of the initial loan group 2 balance), the related loan documents provide for prepayment lock-out periods as of the cut-off date and, in most cases (see "--Defeasance Loans" below), a period during which they may be defeased but not prepaid. The weighted average remaining prepayment lock-out period and defeasance period of the mortgage loans as of the cut-off date is approximately 100 months (approximately 99 months for the mortgage loans in loan group 1 and approximately 105 months for the mortgage loans in loan group 2). In the case of thirty-five (35) mortgage loans representing in the aggregate approximately 4.1% of the initial mortgage pool balance (and approximately 5.2%
of the initial loan group 1 balance and approximately 1.2% of the initial loan group 2 balance), the related borrower may prepay the mortgage loan, in whole or in some cases in part, on any payment date with the payment of yield maintenance amount or a prepayment penalty.

      In the case of forty (40) mortgage loans, representing 7.5% of the initial mortgage pool balance (Twenty-two (22) mortgage loans in loan group 1, representing approximately 8.5% of the initial loan group 1 balance, and eighteen (18) mortgage loans in loan group 2, representing approximately 4.9% of the initial loan group 2 balance) the related borrower may, following the initial lockout period, prepay the mortgage loan with prepayment consideration
(i.e. a yield maintenance amount or a prepayment premium, as provided in the related loan documents).

      In the case of fifteen (15) mortgage loans, representing approximately
3.0% of the initial mortgage pool balance (twelve (12) mortgage loans in loan group 1, representing approximately 3.9% of the initial loan group 1 balance, and three (3) mortgage loans in loan group 2, representing approximately 0.6% of the initial loan group 2 balance), the related loan documents provide for an initial lockout period followed by a period during which the subject mortgage loan may be prepaid with prepayment consideration or defeased.

      In the case of four (4) mortgage loans, representing approximately 2.0% of the initial mortgage pool balance (three (3) mortgage loans in loan group 1, representing approximately 2.4% of the initial loan group 1 balance, and one (1)
mortgage loan in loan group 2, representing approximately 1.2% of the initial loan group 2 balance), the related loan documents provide for an initial lockout period followed by a period during which the subject mortgage loan may only be defeased, followed by a period during which the subject mortgage loan may be prepaid with prepayment consideration.

      In the case of three (3) mortgage loans, representing approximately 1.0%
of the initial mortgage pool balance (two (2) mortgage loans in loan group 1, representing approximately 1.1% of the initial loan group 1 balance, and one (1)
mortgage loan in loan group 2, representing approximately 1.0% of the initial loan group 2 balance), the related loan documents provide for an initial lockout period followed by a period during which the subject mortgage loan may only be prepaid with prepayment consideration, followed by a period during which the subject mortgage loan may be prepaid with prepayment consideration or defeased.

      Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the mortgage loans will be required under the circumstances described under "Risk Factors--Risks Related to the Mortgage Loans--Options and Other
Purchase Rights May Affect Value or Hinder Recovery with Respect to the
Mortgaged Real

                                       95

Properties," "--Terms and Conditions of the Mortgage Loans--Other Prepayment
Provisions" and "--Mortgage Loans Which May Require Principal Paydowns" below.

      Prepayment Consideration. Ninety-seven (97) of the mortgage loans, representing approximately 17.6% of the initial mortgage pool balance
(fifty-nine (59) mortgage loans in loan group 1, representing approximately
20.9% of the initial loan group 1 balance, and thirty-eight (38) mortgage loans in loan group 2, representing approximately 8.8% of the initial loan group 2 balance), provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term, in some cases, following an initial prepayment lock-out period. That prepayment consideration is calculated on the basis of either a percentage of the amount to be prepaid or a yield maintenance formula that is, in some cases, based on the greater of a percentage of the principal amount prepaid and the yield maintenance formula.

      Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the certificateholders in the amounts and in accordance with the priorities described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the mortgage loans that require payment of prepayment premiums or yield maintenance charges.
In addition, in the event of a liquidation of a defaulted mortgage loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make, and none of the mortgage loan sellers has made, any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans or with respect to the enforceability of any provision in a mortgage loan that requires the payment of a prepayment premium or yield maintenance charge. See "Risk Factors--Yield Maintenance
Charges or Defeasance Provisions May Not Fully Protect Against Prepayment Risk"
in this prospectus supplement, "Risk Factors--Some Provisions in the Mortgage
Loans Underlying Your Offered Certificates May Be Challenged As Being
Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of
Mortgage Loans--Default Interest and Limitations on Prepayments" in the
accompanying base prospectus.

      Other Prepayment Provisions. Generally, the mortgage loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration.

      Investors should not expect any prepayment consideration to be paid in connection with any mandatory partial prepayment described in the prior paragraph.

      Additionally, the exercise of a purchase option by a tenant with respect to all or a portion of a mortgaged real property may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

      Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph, these clauses either--

      o     permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage; or

      o     prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the

                                       96

Amount and Timing of Payments on Your Offered Certificates; and the Rate and
Timing of Those Delinquencies and Defaults, and the Severity of Those Losses,
are Highly Unpredictable," "--Some Provisions in the Mortgage Loans Underlying
Your Offered Certificates May Be Challenged as Being Unenforceable--Due-on-Sale
and Debt Acceleration Clauses" and "Legal Aspects of Mortgage Loans--Due on Sale
and Due-on-Encumbrance Provisions" in the accompanying base prospectus.

      Many of the mortgage loans permit one or more of the following types of transfers:

      o     transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

            1.    confirmation by each applicable rating agency that the
                  transfer will not result in a qualification, downgrade or
                  withdrawal of any of its then-current ratings of the
                  certificates; or

            2.    the reasonable acceptability of the transferee to the lender;

      o     a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or the sponsor;

      o     transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related loan documents;

      o     transfers of ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or other standards specified in the related loan documents;

      o     a transfer of non-controlling ownership interests in the related borrower;

      o     a transfer of a controlling ownership interest in the related borrower, subject to (i) receipt of written confirmation from the rating agencies that the proposed transfer would not result in a qualification, downgrade or withdrawal of any of the then current ratings of the offered certificates, (ii) lender consent or (iii)
            there being no change in the management of the mortgaged real property;

      o     involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

      o     issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

      o     a transfer of ownership interests for estate planning purposes;

      o     changes in ownership between existing partners and members of the related borrower;

      o     a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower;

      o     transfers of shares in a publicly held corporation or in connection with the initial public offering of a private company;

      o     with respect to tenant-in-common borrowers, transfers among and/or to additional tenant-in-common borrowers; or

      o     other transfers similar in nature to the foregoing.

                                       97

      Mortgage Loans Which May Require Principal Paydowns. Six (6) mortgage loans (loan numbers 36, 61, 81, 82, 136 and 264, representing approximately 1.5%
of the initial mortgage pool balance (five (5) mortgage loans in loan group 1, representing approximately 2.0% of the initial loan group 1 balance, and one (1)
mortgage loan in loan group 2, representing approximately 0.2% of the initial loan group 2 balance) are secured by letters of credit or cash reserves that in each such case:

      o     in the case of four (4) mortgage loans (loan numbers 36, 61, 136 and
            264), representing approximately 1.2% of the initial mortgage pool balance (three (3) mortgage loans in loan group 1, representing approximately 1.6% of the initial loan group 1 balance, and one (1)
            mortgage loan in loan group 2, representing approximately 0.2% of the initial loan group 2 balance), such letters of credit or cash reserves may be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; or

      o     in the case of two (2) mortgage loans (loan numbers 81 and 82), representing approximately 0.3% of the initial mortgage pool balance and approximately 0.4% of the initial loan group 1 balance, such mortgage loans provide that any excess cash remaining after payment of amounts due under the related mortgage loan, each a part of a
            Loan Combination, will be applied toward the outstanding principal balance of the related mortgage loan without any prepayment premium or yield maintenance charge. See the related amortization schedules set forth on Annex A-5 and A-6 to this prospectus supplement.

      See also "--Other Prepayment Provisions" above.

      Defeasance Loans. Two hundred fifty-eight (258) mortgage loans, representing approximately 88.4% of the initial mortgage pool balance (two hundred seventeen (217) mortgage loans in loan group 1, representing approximately 86.3% of the initial loan group 1 balance and 41 mortgage loans in loan group 2, representing approximately 93.9% of the initial loan group 2 balance), permit the borrower to defease the related mortgage loan, in whole or in part, by delivering U.S. government securities or other non-callable government securities within the meaning of Section 2(a)(16) of the Investment
Company Act of 1940 and that satisfy applicable U.S. Treasury regulations regarding defeasance, as substitute collateral during a period in which voluntary prepayments are prohibited. See "--Prepayment Lock-out Periods" in this prospectus supplement.

      Each of these mortgage loans permits the related borrower, during the applicable specified periods and subject to the applicable specified conditions, to pledge to the holder of the mortgage loan the requisite amount of government securities and obtain a full or partial release of the mortgaged real property.
In general, the government securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that--

      o     will be made prior, but as closely as possible, to all successive due dates through and including the first day of the "open period"
            (the date on which prepayment is permitted without the payment of any prepayment premium or yield maintenance charge), the maturity date or, if applicable, the related anticipated repayment date; and

      o     will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment scheduled to be due on that date, together with, in the case of the last due date, any remaining defeased principal balance, with any excess to be returned to the related borrower.

      For purposes of determining the defeasance collateral for each of these mortgage loans that has an anticipated repayment date, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

      If fewer than all of the real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on any one or more of: (i) the allocated loan amount for the property to be released and the portion of the monthly debt service payments attributable to the property to be released, (ii) an estimated or otherwise determined sales price of the property to be released or (iii) the achievement or maintenance of a specified debt

                                       98

service coverage ratio with respect to the real properties that are not being released. Seventeen (17) mortgage loans, representing approximately 24.1% of the initial mortgage pool balance (fourteen (14) mortgage loans in loan group 1, representing approximately 7.3% of the initial loan group 1 balance, and three
(3) mortgage loan in loan group 2, representing approximately 68.9% of the initial loan group 2 balance, permit the partial release of collateral in connection with partial defeasance.

      In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the defeasance collateral, together with an opinion of counsel confirming the first priority status of the security interest.

      None of the mortgage loans may be defeased prior to the second anniversary of the date of initial issuance of the certificates.

      See "Risk Factors--Risks Related to the Offered Certificates--Yield
Maintenance Charges or Defeasance Provisions May Not Fully Protect Against
Prepayment Risk" in this prospectus supplement.

Collateral Substitution and Partial Releases Other Than In Connection With
Defeasance

      In addition to the release of a mortgaged real property in connection with full or partial defeasance, certain of the loan documents provide for (i) the substitution of an individual mortgaged real property for another property, (ii)
the partial release of a portion of the mortgaged real property upon a partial prepayment with yield maintenance or other prepayment consideration or (iii) the free release of a portion of the mortgaged real property, which portion is undeveloped, non-income producing or an out-parcel, and/or which portion was not material in the underwriting of the mortgage loan (even if it was included in the appraised value of the mortgaged real property). Below is a description of the mortgage loans that permit property substitution and partial release upon a partial prepayment.

      Property Substitutions.

      In the case of one (1) mortgage loan (loan number 6), representing approximately 1.5% of the initial mortgage pool balance and approximately 2.1%
of the initial loan group 1 balance, the related borrower may from time to time substitute a portion of the related mortgaged real property with another parcel of real property subject to the satisfaction of certain conditions, including:

      o     the loan to value ratio after giving effect to the proposed property substitution is no greater than the lesser of the loan to value ratio as of the origination date and the loan to value ratio immediately prior to the proposed property substitution;

      o     after giving effect to the proposed property substitution, the debt service coverage ratio for the aggregate of all the individual properties for the preceding 12 months will be no less than the greater of (x) the debt service coverage ratio as of the origination date, and (y) the debt service coverage ratio immediately prior to the property substitution.

      In the case of one (1) mortgage loan (loan number 40), representing approximately 0.5% of the initial mortgage pool balance and approximately 0.8%
of the initial loan group 1 balance, the related borrower may obtain release of a property by substituting another property for it, subject to certain conditions, including:

      o     receipt of a current appraisal showing that the substitute property has an appraised value and financial operating history equal or greater than the release property;

      o     that the substitute property is located in same geographic area with equal or better customer demographics, equal or less business competition, and equal or greater traffic flows than the release property; and

      o     receipt of written confirmation from the rating agencies that the proposed substitution will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the
            certificates.

                                       99

      In the case of one (1) mortgage loan (loan number 63), representing approximately 0.3% of the initial mortgage pool balance and approximately 0.5%
of the initial loan group 1 balance, the related borrower may from time to time substitute a portion of the related mortgaged real property with another parcel of real property subject to the satisfaction of certain conditions, including:

      o     the purchase price of the proposed substitution property is equal to or less than the sales price of the proposed substitute release property;

      o     the proposed substitution property must be located in the state of
            South Carolina;

      o     delivery to lender of an appraisal for the substitution property and the release property;

      o     the loan to value ratio after giving effect to the proposed property substitution is no greater than the lesser of the loan to value ratio as of the origination date and the loan to value ratio immediately prior to the proposed property substitution;

      o     after giving effect to the proposed property substitution, the debt service coverage ratio for the aggregate of all the individual properties for the preceding 12 months will be no less than the greater of (x) the debt service coverage ratio as of the origination date, and (y) the debt service coverage ratio immediately prior to the property substitution; and

      o     receipt of written confirmation from the rating agencies that the proposed substitution will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the
            certificates.

      In the case of one (1) mortgage loan (loan number 179), representing approximately 0.1% of the initial mortgage pool balance and approximately 0.2%
of the initial loan group 1 balance, the related borrower may obtain release of no more than one property by substituting another property for it, subject to certain conditions, including:

      o     that the substitute property has equal or better market
            characteristics and locational attributes than the release property
            (i.e., submarket strength, population and accessibility); and

      o     receipt of written confirmation from the rating agencies that the proposed substitution will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the
            certificates.

      In the case of two cross-collateralized mortgage loans (loan numbers 81 and 82), that are secured by the mortgaged real properties identified on Annex
A-1 to this prospectus supplement as 10000 Business Blvd. and 4010 Airpark
Drive, representing approximately 0.3% of the initial mortgage pool balance and approximately 0.4% of the initial loan group 1 balance, the related borrower may, from time to time, substitute a mortgaged real property with another real property, subject to the satisfaction of certain conditions, including:

      o     the then-current market value of any proposed substitute property is equal to or greater than the market value of the property
            immediately prior to the property substitution, in each case as determined by an MAI appraisal acceptable to lender;

      o     if prior to the date on which the loan documents permit the release of the cross (the "Uncross Date"), the ratio of the (A) current principal balance of the loan secured by the property to be substituted plus the current principal balance of the loan secured by the other mortgaged real property to (B) the value of the proposed substitute property plus the value of the other mortgaged real property must be less than 100%;

      o     if on or after the Uncross Date, then the ratio of (A) the current principal balance of the mortgage loan secured by the property to be substituted to (B) the market value of the proposed substitute property is less than 100%;

      o     receipt and approval of amendments to the lease with respect to the substitute property.

                                       100

      Property Releases.

      In the case of one (1) mortgage loan (loan number 1), representing approximately 18.1% of the initial mortgage pool balance and approximately 66.4%
of the initial group 2 balance, the related loan documents permit the release of certain development rights consisting of approximately 700,000 square feet of so called "excess development floor area ratio" associated with the mortgaged real property from the lien of the related mortgage and the other applicable loan documents upon satisfaction of certain conditions, including, without limitation, the payment of an amount equal to the greater of (1) the disposition proceeds related to such rights that are the subject of the sale, exchange, transfer, assignment or other disposition and (2) $225.00 per square foot. of rights being released; provided that any such release of development rights prior to the defeasance lockout period must be accompanied by the applicable yield maintenance premium; provided, further, that any disposition paid after the permitted defeasance date will be allocated pro rata between the Peter
Cooper Village and Stuyvesant Town Loan Combination and each of the related mezzanine loans.

      With respect to such mortgage loan, the related documents also permit a release of individual parcels subject to casualty, or condemnation, upon satisfaction of certain conditions, including, without limitation:

      o     payment of an amount equal to 110% of the fair market value of the release parcel immediately prior to such damage, destruction or taking;

      o     the debt service coverage ratio immediately following such partial release with respect to the mortgaged real property that remains subject to the mortgage is not less than 1.00x;

      o     the loan to value ratio immediately following such partial release with respect to the mortgaged real property that remains subject to the mortgage is not greater than seventy percent (70%); and

      o     receipt of written confirmation from the rating agencies that the proposed partial release will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the certificates.

      Each related release of a building or parcel (other than in connection with a condemnation) is subject to the remainder of the Peter Cooper Village and
Stuyvesant Town mortgaged real property (i) for the first 10 releases (including development rights releases and releases in connection with partial defeasance), having a debt service coverage ratio of not less than the lesser of (A) debt service coverage ratio immediately prior to the release and (B) 1.00x, and (ii)
for each release thereafter, a debt service coverage ratio of not less than
1.00x and in each instance after the release of 10 buildings or parcels
(including development rights releases and releases in connection with partial defeasance), a loan to value ratio of not more than 70%. Any prepayment received in connection with a release will be applied pro rata to each of the mortgage notes based on the principal amount evidenced by each such note.

      In the case of three (3) mortgage loans (loan number 13, 14 and 15), which are cross-collateralized and cross-defaulted with each other, representing approximately 1.0% of the initial mortgage pool balance and approximately 1.4%
of the initial group 1 balance, the related loan documents permit the entirety of the mortgaged real property securing a mortgage loan in the related portfolio to be released from the lien of the related mortgage and the other applicable loan documents upon satisfaction of certain conditions, including, without limitation:

      o     payment of the outstanding principal balance of the related mortgage loan secured by the release property, together with the applicable yield maintenance premium;

      o     payment of a prepayment charge; and

      o     the debt service coverage ratio immediately following such partial release with respect to the mortgaged real property that remains subject to the mortgage being not less than 2.15x.

      In the case of one (1) mortgage loan (loan number 39), representing approximately 0.6% of the initial mortgage pool balance and approximately 2.2%
of the initial group 2 balance, the related loan documents permit a

                                       101

designated parcel of the related mortgaged real property to be released from the lien of the related mortgage and the other applicable loan documents upon satisfaction of certain conditions, including, without limitation:

      o     payment of a prepayment penalty;

      o     payment of a release price equal to 115% of the allocated loan amount for the release parcel; and

      o     the debt service coverage ratio immediately following such partial release with respect to the mortgaged real property that remains subject to the mortgage being not less than 1.20x.

      In the case of one (1) mortgage loan (loan number 58), secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
Homewood Suites by Hilton Jacksonville, representing approximately 0.4% of the initial mortgage pool balance and approximately 0.5% of the initial loan group 1 balance, the previous owner of the mortgaged real property retained the option to purchase such property if the hotel remains closed for a period of 90 consecutive days (for reasons other than casualty or condemnation) at a purchase price equal to the lesser of fair market value of the mortgaged real property or loan payoff amount (including yield maintenance costs). The related mortgage loan sponsors have provided a recourse guaranty covering any losses incurred by the lender arising from the exercise of the repurchase option. There can be no assurance that the fair market value of the mortgaged real property will cover the loan amount.

      In the case of one (1) mortgage loan (loan number 116), representing approximately 0.2% of the initial mortgage pool balance and approximately 0.3%
of the initial loan group 1 balance, the related loan documents permit any of the constituent parcels comprising the mortgaged real property to be released from the lien of the related mortgage, subject to certain conditions, including:

      o     payment of a prepayment charge;

      o     payment of release price equal to 150% of allocated loan amount for the release property,

      o     the debt service ratio immediately following such partial release with respect to the remaining mortgaged real property is not less than 1.45x; and

      o     the loan-to-value ratio immediately following such partial release with respect to the remaining mortgaged real property is not greater than 73%.

      In the case of one (1) mortgage loan (loan number 179), representing approximately 0.1% of the initial mortgage pool balance and approximately 0.2%
of the initial loan group 1 balance, the related borrower may obtain the release of no more than one individual property having an allocated loan amount not greater than 10% of the original principal balance, subject to certain conditions, including, without limitation:

      o     payment of a prepayment charge;

      o     payment of a release price equal to 125% of the allocated loan amount for the release property;

      o     the debt service ratio immediately following such partial release with respect to the remaining mortgaged real property is not less than 1.20x; and

      o     the loan-to-value ratio immediately following such partial release with respect to the remaining mortgaged real property is not greater than 46.3%.

      In the case of one (1) mortgage loan (loan number 225), representing approximately 0.1% of the initial mortgage pool balance and approximately 0.1%
of the initial group 1 balance, the related loan documents permit a designated parcel of the related mortgaged real property to be released from the lien of the mortgage upon satisfaction of certain conditions, including, without limitation:

                                       102

      o     prepayment of the mortgage loan in an amount equal to the greater of
            (i) 100% of the allocated net proceeds received for the released parcel or (ii) $595,000, together with a yield maintenance premium;

      o     the debt service coverage ratio for the property that remains subject to the mortgage equaling or exceeding the greater of (i) a debt service coverage ratio of 1.40x and (ii) the debt service coverage ratio immediately prior to such release;

      o     there being no event of default at the time such release is requested or at the time such release is consummated; and

      o     after release the remaining parcel having a sufficient number of parking spaces available to satisfy the applicable legal
            requirements and all leases affecting the remaining parcel not being in violation of any legal requirements.

      In the case of one (1) mortgage loan (loan number 248), representing approximately 0.1% of the initial mortgage pool balance and approximately 0.1%
of the initial group 1 balance, the related loan documents permit a designated parcel of the related mortgaged real property to be released from the lien of the related mortgage and the other applicable loan documents upon satisfaction of certain conditions, including:

      o     prepayment of an amount which, when deducted from the then current outstanding principal balance, would cause the loan to value ratio for the remaining portion of the mortgaged real property to be no more than 60% and the debt service coverage ratio for the remaining portion of the mortgaged real property to be no less than 1.40x, provided, however, no such prepayment shall be required unless necessary to cause the specified loan to value and debt service coverage ratios to be achieved;

      o     if a payment is made as described above, payment of the applicable yield maintenance premium;

      o     no event of default exists; and

      o     appropriate easement rights are granted burdening the release parcel and benefiting the remaining portion of the mortgaged real property.

      In the case of two (2) mortgage loan (loan numbers 268 and 281), representing approximately 0.1% of the initial mortgage pool balance and approximately 0.1% of the initial group 1 balance, the related loan documents permit a designated parcel of the related mortgaged real property to be released from the lien of the related mortgage and the other applicable loan documents after January 31, 2010 upon satisfaction of certain conditions, including, without limitation:

      o     payment of a prepayment charge;

      o     payment of a release price equal to 125% of the allocated loan amount for the release parcel;

      o     the debt service coverage ratio immediately following such partial release with respect to the mortgaged real property that remains subject to the mortgage being not less than 1.20x; and

      o     the loan to value ratio immediately following such partial release with respect to the mortgaged real property that remains subject to the mortgage being not greater than eighty percent (80%) (based on an update of the appraisal prepared for the mortgage loan).

MORTGAGE POOL CHARACTERISTICS

      General. A detailed presentation of various characteristics of the mortgage loans, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annexes A-1, A-2, B and C to this prospectus supplement. Some of the terms that appear in those exhibits, as well as elsewhere in this prospectus supplement, are defined or otherwise discussed in the glossary to this prospectus supplement. The statistics in the

                                       103

tables and schedules on Annexes A-1, A-2, B and C to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

SIGNIFICANT MORTGAGE LOANS

      The following table shows certain characteristics of the ten largest mortgage loans or groups of cross-collateralized mortgage loans in the trust, by cut-off date principal balance.

                                                                                                       % OF INITIAL  % OF INITIAL
                                           NUMBER OF                                     % OF INITIAL  LOAN GROUP 1  LOAN GROUP 2
                            MORTGAGE LOAN  MORTGAGE   MORTGAGED REAL    CUT-OFF DATE       MORTGAGE      MORTGAGE    MORTGAGE POOL
LOAN NAME                      SELLER        LOANS      PROPERTIES    PRINCIPAL BALANCE  POOL BALANCE  POOL BALANCE     BALANCE
-------------------------   -------------  ---------  --------------  -----------------  ------------  ------------  -------------

Peter Cooper Village and        MLML           1            2          $  800,000,000        18.1%          0.0%         66.4%
   Stuyvesant Town(2)(3)
Tower 45                        MLML           1            1          $  170,000,000         3.8%          5.3%          0.0%
Hotel Gansevoort                 CRF           1            1          $  125,000,000         2.8%          3.9%          0.0%
Renaissance Austin Hotel        MLML           1            1          $   83,000,000         1.9%          2.6%          0.0%
Resurgens Plaza                KeyBank         1            1          $   82,000,000         1.9%          2.6%          0.0%
HSA Memphis Industrial           CRF           1           15          $   67,000,000         1.5%          2.1%          0.0%
   Portfolio
Camp Hill Shopping Center      KeyBank         1            1          $   65,000,000         1.5%          2.0%          0.0%
Medical Centre of Santa          CRF           1            1          $   62,000,000         1.4%          1.9%          0.0%
   Monica
Holiday Inn Express -           IXIS           1            1          $   55,000,000         1.2%          1.7%          0.0%
   Chelsea
Miami Airport Industrial         CRF           1            1          $   53,500,000         1.2%          1.7%          0.0%
   Parks
Total/Wtd. Avg.                               10           25          $1,562,500,000        35.4%         23.7%         66.4%

                                                          CUT-OFF DATE         CUT-OFF
                                                           PRINCIPAL            DATE
                                           PROPERTY SIZE  BALANCE PER            LTV
LOAN NAME                   PROPERTY TYPE    SF/UNIT(1)     SF/UNIT     DSCR    RATIO
-------------------------   -------------  -------------  ------------  -----  -------

Peter Cooper Village and     Multifamily        11,227    $   267,213   1.70    55.6
   Stuyvesant Town(2)(3)
Tower 45                       Office          443,956    $       383   1.17    52.3
Hotel Gansevoort             Hospitality           187    $   668,449   1.49    61.3
Renaissance Austin Hotel     Hospitality           492    $   168,699   1.57    76.9
Resurgens Plaza                Office          393,107    $       209   1.22    72.6
HSA Memphis Industrial       Industrial      1,586,544    $        42   1.35    78.8
   Portfolio
Camp Hill Shopping Center      Retail          466,195    $       139   1.20    74.8
Medical Centre of Santa        Office          204,747    $       303   1.65    63.3
   Monica
Holiday Inn Express -        Hospitality           228    $   241,228   1.38    58.5
   Chelsea
Miami Airport Industrial     Industrial        746,189    $        72   1.37    79.9
   Parks
Total/Wtd. Avg.                                                         1.53x   60.8

_____________________

(1)   Property size is indicated in square feet, except with respect to hospitality properties (in which case it is indicated in rooms).

(2)   It has been confirmed to us by S&P, Moody's and Fitch, in accordance with their respective methodologies, that the indicated mortgage loan has credit characteristics consistent with investment grade-rated obligations.

(3)   Calculations with respect to the Peter Cooper Village and Stuyvesant Town
      Trust Mortgage Loan are based on the aggregate principal balance of the
      Peter Cooper Village and Stuyvesant Town Loan Combination.

      See Annex C to this prospectus supplement for descriptions of the ten largest mortgage loans or groups of cross-collateralized mortgage loans.

THE LOAN COMBINATIONS

      General. The mortgage pool will include seven (7) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular Loan Combination is evidenced by a separate promissory note. The aggregate debt represented by the entire Loan
Combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans that are part of a particular Loan Combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a Loan Combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is effected either through one or more co-lender agreements or other intercreditor arrangements to which the respective holders of the subject promissory notes are parties or may be reflected by virtue of relevant provisions contained in the subject promissory notes and a common loan agreement. Such co-lender agreements or other intercreditor arrangements will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan Combination.

                                       104

      The table below identifies each mortgage loan that is part of a Loan
Combination.

                                                                                            U/W DSCR (NCF) AND CUT-OFF DATE
                       MORTGAGE LOANS THAT ARE                              RELATED        LOAN-TO-VALUE RATIO OF ENTIRE LOAN
                     PART OF A LOAN COMBINATION                         NON-TRUST LOANS               COMBINATION
---------------------------------------------------------------------  ------------------  ----------------------------------

        TRUST MORTGAGE LOAN                             % OF INITIAL
(AS IDENTIFIED ON ANNEX A-1 TO THIS    CUT-OFF DATE     MORTGAGE POOL  ORIGINAL PRINCIPAL                    CUT-OFF DATE
      PROSPECTUS SUPPLEMENT)         PRINCIPAL BALANCE     BALANCE          BALANCE        U/W NCF DSCR   LOAN-TO-VALUE RATIO
-----------------------------------  -----------------  -------------  ------------------  ------------   -------------------

Peter Cooper Village and              $   800,000,000      18.1%        $ 2,200,000,000        1.70x(1)          55.6%
  Stuyvesant Town
Fort Henry Mall                       $    39,500,000       0.9%              (2)               (3)               (4)
FRIS Chicken                          $    24,226,992       0.5%        $    50,000,000        1.73x             62.2%
Detroit Riverview Medical             $    11,665,000       0.3%        $       777,500        1.08x             84.8%
  Complex
St. Luke's Cornwall Medical           $    10,874,000       0.2%        $       692,500        1.07x             89.3%
  Complex
10000 Business Blvd.(5)               $     6,637,500       0.2%        $     4,467,355        1.45x             66.1%
4010 Airpark Drive(5)                 $     5,936,250       0.1%        $     4,180,704        1.46x             65.7%

_____________________

(1)   The borrower with respect to the Peter Cooper Village and Stuyvesant Town
      Loan Combination is permitted to obtain up to $300,000,000 of any combination of pari passu mortgage debt secured by a second mortgage on the related mortgaged real property and subordinate mezzanine debt at any time between payment dates November 2011 and May 2013, subject to certain conditions. The figures presented in this table do not take into account such potential additional debt.

(2)   The Fort Henry Mall Loan Combination consists of the related trust mortgage loan and a future advance obligation in an amount up to
      $5,100,000. Upon each future advance, the borrower will issue a promissory note to the holder of the future advance obligation, each of which will be pari passu in right of payment to the trust mortgage loan. The figures presented in this table do not take into account any potential future advance.

(3)   To obtain any future advance, the then-current debt service coverage ratio of the Fort Henry Mall Loan Combination (including any prior future advances) must be equal or greater to 1.42x.

(4)   To obtain any future advance, the then-current loan-to-value ratio of the
      Fort Henry Mall Loan Combination (including any prior future advances)
      must not exceed 80%.

(5)   The DSCR excludes the excess payment specified under the column titled
      "Curtailment" as set forth in Annexes A-5 and A-6.

      The Peter Cooper Village and Stuyvesant Town Loan Combination

      General. The Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan,
which has a cut-off date principal balance of $800,000,000, representing approximately 18.1% of the initial mortgage pool balance and approximately 66.4%
of the initial loan group 2 balance, is part of the Loan Combination that we refer to as the Peter Cooper Village and Stuyvesant Town Loan Combination. The
Peter Cooper Village and Stuyvesant Town Loan Combination was co-originated by
Merrill Lynch Mortgage Lending, Inc. and Wachovia Bank, National Association.
The Peter Cooper Village and Stuyvesant Town Loan Combination consists of the
Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan and five pari passu
A-note non-trust loans (the "Peter Cooper Village and Stuyvesant Town A-Note
Non-Trust Mortgage Loans"), which are not included in this trust, but are secured by the same mortgaged real property. Four of the Peter Cooper Village and Stuyvesant Town A-Note Non-Trust Mortgage Loans, in the aggregate principal balance as of the cut-off date of $1,997,727,273 are currently held by Wachovia
Bank, National Association and one of such loans will be deposited into the
Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through
Certificates, Series 2007-C30 securitization. Another Peter Cooper Village and
Stuyvesant Town A-Note Non-Trust Mortgage Loan, having a principal balance as of the cut-off date of $202,272,727, is currently held by Merrill Lynch Mortgage
Lending, Inc. and is expected to be deposited into the ML-CFC 2007-6 Commercial
Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-6
securitization. The Peter Cooper Village and Stuyvesant Town Loan Combination
will be serviced under the pooling and servicing agreement relating to the
Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through
Certificates Series 2007-C30 securitization upon the closing of such securitization (which is expected to be shortly after the closing of the 2007-5 securitization). Prior to the closing of the Wachovia 2007-C30 securitization, the Peter Cooper Village and Stuyvesant Town Loan Combination will be

                                       105

serviced pursuant to an interim servicing agreement, which is substantially similar to the Wachovia 2007-C30 pooling and servicing agreement. The relative rights of the holders of the loans comprising the Peter Cooper Village and
Stuyvesant Town Loan Combination are governed by the Peter Cooper Village and
Stuyvesant Town Intercreditor Agreement.

      Priority of Payments. Pursuant to the Peter Cooper Village and Stuyvesant
Town Intercreditor Agreement, collections on the Peter Cooper Village and
Stuyvesant Town Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents)
will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and interest thereon, incurred under the Wachovia 2007-C30 pooling and servicing agreement), to the issuing entity, as holder of the Peter Cooper Village and Stuyvesant Town Trust
Mortgage Loan, and to the holders of the Peter Cooper Village and Stuyvesant
Town A Note Non-Trust Mortgage Loans, on a pari passu and pro rata basis, in accordance with the respective principal balances of the loans.

      Peter Cooper Village and Stuyvesant Town Consultation Rights. Pursuant to
the Peter Cooper Village and Stuyvesant Town Intercreditor Agreement, any
decision to be made with respect to the servicing of the Peter Cooper Village and Stuyvesant Town Loan Combination that requires the approval of a majority of holders of the controlling class of a securitization will be made by the Peter
Cooper Village and Stuyvesant Town Controlling Party after consultation with the controlling class representative of the Series 2007-5 securitization including decisions regarding the following: (A) any modification of a monetary term of the Peter Cooper Village and Stuyvesant Town Loan Combination (other than a modification consisting of the extension of the maturity for one year or less)
or a material non-monetary term, (B) any actual or proposed sale of an REO
Property other than in connection with the termination of the trust fund or pursuant to an exercise of a purchase option, (C) any determination to bring an
REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property, (D) any acceptance of substitute or additional collateral or release of material collateral for the
Peter Cooper Village and Stuyvesant Town Loan Combination unless required by the underlying loan documents, (E) any waiver of a "due-on-sale" clause or
"due-on-encumbrance" clause, (F) any release of any performance or "earn-out"
reserves, escrows or letters of credit, (G) any acceptance of an assumption agreement releasing the Peter Cooper Village and Stuyvesant Town Borrower from liability under the Peter Cooper Village and Stuyvesant Town Loan Combination
(other than in connection with a defeasance permitted under the terms of the applicable mortgage loan documents), (H) any termination of the related property manager, (I) any determination to allow the Peter Cooper Village and Stuyvesant
Town Borrower not to maintain terrorism insurance and (J) any determination to decrease the 60-day time period with regard to failure to maintain terrorism insurance coverage.

      Notwithstanding the foregoing, (I) if the Peter Cooper Village and
Stuyvesant Town Controlling Party fails to notify the Wachovia 2007-C30 master servicer or the Wachovia 2007-C30 special servicer, as applicable, of its approval or disapproval of any such proposed action within ten (10) Business
Days after delivery to such Peter Cooper Village and Stuyvesant Town Controlling
Party by the Wachovia 2007-C30 master servicer or the Wachovia 2007-C30 special servicer, as applicable, of written notice of such a proposed action, together with all information reasonably necessary to make an informed decision with respect thereto, such proposed action by the Wachovia 2007-C30 master servicer or the Wachovia 2007-C30 special servicer, as applicable, will be deemed to have been approved by the Peter Cooper Village and Stuyvesant Town Controlling Party,
(II) if the Peter Cooper Village and Stuyvesant Town Controlling Party has not
approved (or been deemed to have approved) such a proposed action within ten
(10) Business Days after delivery to Peter Cooper Village and Stuyvesant Town
Controlling Party by the Wachovia 2007-C30 master servicer or the Wachovia
2007-C30 special servicer, as applicable, of written notice of such proposed action, together with all information reasonably necessary to make an informed decision with respect thereto, and such proposed action would not violate any law of any applicable jurisdiction or be inconsistent with the Servicing
Standard, then the Wachovia 2007-C30 master servicer or the Wachovia 2007-C30 special servicer, as applicable, may take such proposed action, (III) the Peter
Cooper Village and Stuyvesant Town Controlling Party will not be permitted to approve or disapprove of an action of the Wachovia 2007-C30 master servicer or the Wachovia 2007-C30 special servicer, as applicable, that would cause the
Wachovia 2007-C30 master servicer or the Wachovia 2007-C30 special servicer, as applicable, to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction or be inconsistent with the
Servicing Standard, the Peter Cooper Village and Stuyvesant Town Intercreditor
Agreement, the REMIC provisions of the Code or the related loan documents, and
(IV) the Wachovia 2007-C30 master servicer or the Wachovia 2007-C30 special servicer, as

                                       106

applicable, may act without the Peter Cooper Village and Stuyvesant Town
Controlling Party's approval if it reasonably believes in good faith that immediate action is required to protect the Peter Cooper Village and Stuyvesant
Town Mortgaged Property.

      The Fort Henry Mall Loan Combination

      General. The Fort Henry Mall Trust Mortgage Loan, which has a cut-off date principal balance of $39,500,000, representing approximately 0.9% of the initial mortgage pool balance and approximately 1.2% of the initial loan group 1 balance, is part of the Loan Combination that we refer to as the Fort Henry Mall
Loan Combination. The Fort Henry Mall Loan Combination consists of the related trust mortgage loan (the "Fort Henry Mall Trust Mortgage Loan") and a future funding obligation held by Merrill Lynch Mortgage Lending, Inc. (which may be sold or transferred at any time) up to the amount of $5,100,000, upon certain conditions set forth in the loan documents. Upon each future funding, the borrower will issue the holder of the future funding obligation a promissory note that will be pari passu in right of payment to the Fort Henry Mall Trust
Mortgage Loan (each, upon any future funding, the "Fort Henry Mall A-Note
Non-Trust Mortgage Loan"). No Fort Henry Mall A-Note Non-Trust Mortgage Loan
will be deposited into the trust, but will be secured by the same mortgaged real property. The Fort Henry Mall Loan Combination will be serviced under the series
2007-5 pooling and servicing agreement. The relative rights of the holders of the loans comprising the Fort Henry Mall Loan Combination are governed by the
Fort Henry Mall Intercreditor Agreement.

      Future Advances. The holder of the related future funding obligation has the obligation to advance up to $5,100,000 in three or fewer future advances
(each in a minimum amount of $1,700,000) on or before January 8, 2009, which will be pari passu to the Fort Henry Mall Trust Mortgage Loan, subject to certain conditions, including, among other things, (i) the absence of a mortgage loan event of default, (ii) the loan-to-value ratio of such Loan Combination
(including each future advance previously made) does not exceed 80%; (iii) the debt service coverage ratio of such Loan Combination (including each future advance previously made) is equal to or greater than 1.42x; (iv) the continued
accuracy of the representations and warranties provided by the related borrower and (v) the delivery of such other documents as the mortgage loan seller or relevant third party may require. The Fort Henry Mall Intercreditor Agreement and the related mortgage loan documents provide that (i) the relevant advancing party will retain the obligation to make any future advances, (ii) the relevant advancing party will indemnify the trust against any loss resulting from its failure to fund any such future advance, and (iii) the relevant advancing party acquired an interest in the related loan combination entitling it, if any future advance is made, to amounts repaid by the related borrower in respect of the future advance.

      Priority of Payments. Pursuant to the Fort Henry Mall Intercreditor
Agreement and following a future funding of any Fort Henry Mall A-Note Non-Trust
Mortgage Loan, collections on the Fort Henry Mall Loan Combination (excluding any amounts as to which other provisions for their application has been made in the related loan documents) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of Advances and interest thereon, incurred under the pooling and servicing agreement) to the issuing entity, as holder of the Fort Henry Mall Trust Mortgage Loan, and to the
holder of each Fort Henry Mall A-Note Non-Trust Mortgage Loan, on a pari passu and pro rata basis in accordance with the respective principal balances of the loans.

      Rights of the Holder of Each Fort Henry Mall A-Note Non-Trust Mortgage
Loan. Under the Fort Henry Mall Intercreditor Agreement, the holder of each Fort
Henry Mall A-Note Non-Trust Mortgage Loan will have no consultation or consent rights with respect to the Fort Henry Mall Loan Combination.

      The FRIS Chicken Loan Combination

      General. The FRIS Chicken Trust Mortgage Loan, which has a cut-off date principal balance of $24,226,992, representing approximately 0.5% of the initial mortgage pool balance and approximately 0.8% of the initial loan group 1 balance, is part of the Loan Combination that we refer to as the FRIS Chicken
Loan Combination. The FRIS Chicken Loan Combination consists of the FRIS Chicken
Trust Mortgage Loan, and one Pari Passu A-note non-trust loan (the "FRIS Chicken
A Note Non-Trust Mortgage Loan") and one B-note non-trust loan (the "FRIS
Chicken B Note Non-Trust Mortgage Loan"), which are not included in this trust, but are secured by the same mortgaged real properties. The FRIS Chicken Loan
Combination is being serviced under the pooling

                                       107

and servicing agreement relating to the Morgan Stanley Capital I Inc.,
Commercial Mortgage Pass-Through Certificates, Series 2005-HQ6 securitization.
The relative rights of the holders of the loans comprising the FRIS Chicken Loan
Combination are governed by the FRIS Chicken Intercreditor Agreements.

      Priority of Payments. Payments from the borrower under the FRIS Chicken
Loan Combination will be made on a pari passu basis to the holders of the FRIS
Chicken Trust Mortgage Loan and the FRIS Chicken A-Note Non-Trust Mortgage Loan,
and on a subordinated basis as described herein to the holder of the FRIS
Chicken B-Note Non-Trust Mortgage Loan.

      Under the terms of the FRIS Chicken Intercreditor Agreements, prior to the occurrence and continuance of (i) a monetary event of default or a material event of default, (ii) the acceleration of the FRIS Chicken Trust Mortgage Loan, or (iii) the FRIS Chicken Trust Mortgage Loan becoming a Specially Serviced
Mortgage Loan as a result of a monetary event of default or a material event of default or the occurrence of the maturity date and after payment or reimbursement of the servicing fees due under the related pooling and servicing agreement, any additional trust fund expenses and/or advances and any costs or fees payable pursuant to the FRIS Chicken Loan Documents, all payments and proceeds received with respect to the FRIS Chicken Loan Combination to the extent not otherwise required to be applied under the FRIS Chicken Loan
Documents will be paid to the extent of available funds:

      o     first, pari passu to the holders of the FRIS Chicken Trust Mortgage
            Loan and the FRIS Chicken A-Note Non-Trust Mortgage Loan in an
            amount equal to the accrued and unpaid interest on the principal balance thereof;

      o     second, to each holder of the FRIS Chicken Trust Mortgage Loan and the FRIS Chicken A-Note Non-Trust Mortgage Loan, in an amount equal to the respective principal portion allocable thereto (other than any principal prepayment allocation amounts);

      o     third, to each holder of the FRIS Chicken Trust Mortgage Loan and the FRIS Chicken A-Note Non-Trust Mortgage Loan in an amount equal to any respective principal prepayment allocation amount required by the related promissory note;

      o     fourth, to the holder of the FRIS Chicken B-Note Non-Trust Mortgage
            Loan in an amount equal to the accrued and unpaid interest on the principal balance thereof;

      o     fifth, to the holder of the FRIS Chicken B-Note Non-Trust Mortgage
            Loan, in an amount equal to the allocable principal portion thereof
            (other than any principal prepayment allocation amount);

      o     sixth, to the holder of the FRIS Chicken B-Note Non-Trust Mortgage
            Loan in an amount equal to any principal prepayment allocation amount required by the related promissory note;

      o     seventh, to the extent actually paid, any default interest in excess of the interest paid respectively in accordance with clauses first and fourth above and any late charges (but in each case only to the extent, if any, not required to be otherwise applied pursuant to the
            Morgan Stanley Series 2005-HQ6 and ML-CFC Series 2007-5 pooling and servicing agreements), shall be paid first to each holder of the
            FRIS Chicken Trust Mortgage Loan and the FRIS Chicken A-Note
            Non-Trust Mortgage Loan and then to the holder of the FRIS Chicken
            B-Note Non-Trust Mortgage Loan based on the total amount of default interest and/or late charges then owing to each such party;

      o     eighth, first to each holder of the FRIS Chicken Trust Mortgage Loan and the FRIS Chicken A-Note Non-Trust Mortgage Loan on a pro rata basis, and second to the holder of the FRIS Chicken B-Note Non-Trust
            Mortgage Loan, in an amount equal to the prepayment premium, to the extent actually paid, allocable to the respective notes;

      o     ninth, to the holder of the FRIS Chicken B-Note Non-Trust Mortgage
            Loan, up to the amount of any unreimbursed costs and expenses; and

                                       108

      o     tenth, any excess, pro rata, to each holder of the FRIS Chicken
            Trust Mortgage Loan, the FRIS Chicken A-Note Non-Trust Mortgage Loan
            and the holder of the FRIS Chicken B-Note Non-Trust Mortgage Loan based upon the initial principal balances thereof, respectively.

      Following the occurrence and during the continuance of a monetary event of default or material event of default, the acceleration of the FRIS Chicken Trust
Mortgage Loan, the FRIS Chicken Trust Mortgage Loan becoming a Specially
Serviced Mortgage Loan as a result of a monetary event of default or material event of default or the occurrence of the maturity date, after payment or reimbursement of the servicing fees due under the respective pooling and servicing agreements, any additional trust fund expenses and/or advances and any costs or fees payable, all payments and proceeds (of whatever nature) received with respect to the FRIS Chicken B-Note Non-Trust Mortgage Loan will be subordinated to all payments due under each of the FRIS Chicken Trust Mortgage
Loan and the FRIS Chicken A-Note Non-Trust Mortgage Loan, and all amounts received will be paid:

      o     first, to each holder of the FRIS Chicken Trust Mortgage Loan and the FRIS Chicken A-Note Non-Trust Mortgage Loan in an amount equal to accrued and unpaid interest on the respective principal balance thereof;

      o     second, to each holder of the FRIS Chicken Trust Mortgage Loan and the FRIS Chicken A-Note Non-Trust Mortgage Loan in an amount equal to the respective principal balance thereof until paid in full;

      o     third, to the holder of the FRIS Chicken B-Note Non-Trust Mortgage
            Loan, in an amount equal to the accrued and unpaid interest;

      o     fourth, to the holder of the FRIS Chicken B-Note Non-Trust Mortgage
            Loan, in an amount equal to the principal balance thereof until paid in full;

      o     fifth, to each holder of the FRIS Chicken Trust Mortgage Loan and the FRIS Chicken A-Note Non-Trust Mortgage Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable thereto;

      o     sixth, to the holder of the FRIS Chicken B-Note Non-Trust Mortgage
            Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable thereto;

      o     seventh, to the holder of the FRIS Chicken Trust Mortgage Loan and the FRIS Chicken A-Note Non-Trust Mortgage Loan, in an amount equal to any default interest and any late payment fees allocable thereto;

      o     eighth, to the holder of the FRIS Chicken B-Note Non-Trust Mortgage
            Loan, in an amount equal to any default interest and any late payment fees allocable thereto;

      o     ninth, to the holder of the FRIS Chicken B-Note Non-Trust Mortgage
            Loan up to the amount of any unreimbursed costs and expenses; and

      o     tenth, any excess, pro rata, to each holder of the FRIS Chicken Loan
            Combination based upon their respective initial principal balances.

      Rights of the Holders of the FRIS Chicken B-Note Non-Trust Mortgage Loan
and the FRIS Chicken A-Note Non-Trust Mortgage Loan.

      Except under the circumstances described below in this section, the MSCI
2005-HQ6 master servicer and the MSCI 2005-HQ6 special servicer will be required to obtain the prior written consent of the holder of the FRIS Chicken B-Note
Non-Trust Mortgage Loan prior to taking any of the following actions (which consent may be deemed given under the circumstances contemplated by the related intercreditor agreement):

      o     any modification or waiver that would result in the extension of the maturity date, a reduction in the interest rate or the monthly debt service payment, a deferral or a forgiveness of interest or

                                       109

            principal, or any other monetary term (other than default interest), a modification or waiver of any provision covering additional indebtedness, transferring any related mortgaged real property or any interest therein;

      o     any modification of, or waiver with respect to, the FRIS Chicken
            Loan Combination or any loan therein that would result in a discounted pay-off of that loan;

      o     any foreclosure upon or comparable conversion of the ownership of any related mortgaged real property or any acquisition of mortgaged real property by deed-in-lieu of foreclosure;

      o     any proposed sale of a related REO Property for less than the amount approximately equal to the purchase price;

      o     any determination to bring a related mortgaged real property into compliance with applicable environmental laws;

      o     any acceptance of substitute or additional collateral;

      o     any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

      o     any release of the borrower, any guarantor or other obligor from liability with respect to the FRIS Chicken Loan Combination or any loan therein;

      o     any consent to the execution, termination, modification or any other matter under the master lease related to the mortgaged properties that secure the FRIS Chicken Loan Combination, to the extent the lender's approval is required under the loan documents;

      o     any approval of additional indebtedness secured by any related mortgaged real property, to the extent the lender's approval is required under the related mortgage loan documents; or

      o     any renewal or replacement of the then existing insurance policies, to the extent the lender's approval is required under the related mortgage loan documents, or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents.

provided, that approval by the holder of the FRIS Chicken B-Note Non-Trust
Mortgage Loan to any such proposed action requiring its approval shall be deemed given if the holder of the FRIS Chicken B-Note Non-Trust Mortgage Loan fails to notify the MSCI 2005-HQ6 master servicer or the MSCI 2005-HQ6 special servicer, as the case may be, of its approval or disapproval of any such proposed action within five (5) business days of delivery to the holder of the FRIS Chicken
B-Note Non-Trust Mortgage Loan of written notice of such a proposed action, together with the information requested by the holder of the FRIS Chicken B-Note
Non-Trust Mortgage Loan. In addition, the foregoing approval rights shall terminate upon termination of the rights of the holder of the FRIS Chicken
B-Note Non-Trust Mortgage Loan to purchase the FRIS Chicken Trust Mortgage Loan and FRIS Chicken A-Note Non-Trust Mortgage Loan during the repurchase period, which begins upon its receipt of a notice of default by the related borrower and ends 45 days later.

      Whether or not the repurchase period has ended, the holder of the FRIS
Chicken B-Note Non-Trust Mortgage Loan will have the right to consult with the
MSCI 2005-HQ6 master servicer or the MSCI 2005-HQ6 special servicer, as applicable, regarding the FRIS Chicken Loan Combination.

      Pursuant to an intercreditor agreement, the holders of the FRIS Chicken
Trust Mortgage Loan and the FRIS Chicken A-Note Non-Trust Mortgage Loan also have the right to vote on taking the actions discussed above, subject to similar qualifications, which vote will be determined by holders of a majority in principal amount of the FRIS Chicken Trust Mortgage Loan and the FRIS Chicken
A-Note Non-Trust Mortgage Loan; provided, however, that if such majority cannot agree on a course of action within 45 days, then the controlling class representative of the Morgan Stanley Series 2005-HQ6 securitization may direct the MSCI 2005-HQ6 master servicer or the MSCI 2005-HQ6 special servicer to take such action as satisfies the requirements of the pooling and servicing agreement, including the Servicing Standard.

                                       110

      The holder of the FRIS Chicken Trust Mortgage Loan will have the right to consult with the MSCI 2005-HQ6 master servicer and the MSCI 2005-HQ6 special servicer, regarding the FRIS Chicken Loan Combination.

      Notwithstanding the foregoing, the MSCI 2005-HQ6 master servicer and the
MSCI 2005-HQ6 special servicer are not required to comply with any advice, consultation, approval or non-approval provided by the holder of the FRIS
Chicken B-Note Non-Trust Mortgage Loan or the holder of the FRIS Chicken Trust
Mortgage Loan if such advice, or consultation, approval or non-approval would
(A) cause a violation of any applicable law, (B) be inconsistent with the
Servicing Standard, (C) cause a violation of the REMIC provisions of the FRIS
Chicken Intercreditor Agreements or either pooling and servicing agreement, (D)
cause a violation of any other provisions of the FRIS Chicken Intercreditor
Agreements or either pooling and servicing agreement, (E) cause a violation of the terms of the FRIS Chicken Loan Combination loan documents, or (F) materially expand the scope of any servicer's responsibilities under either pooling and servicing agreement.

      The holder of the FRIS Chicken B-Note Non-Trust Mortgage Loan will also have the option to purchase the FRIS Chicken Trust Mortgage Loan and the FRIS
Chicken A-Note Non-Trust Mortgage Loan (in whole but not in part) if an event of default occurs and is continuing. This right may be exercised during the 45-day period beginning upon receipt by the holder of the FRIS Chicken B-Note Non-Trust
Mortgage Loan of a notice of borrower default and transfer of the loan to the
MSCI 2005-HQ6 special servicer.

      The FRIS Chicken B-Note Non-Trust Mortgage Loan is currently held by Wells
Fargo Bank, National Association, which is also the related mortgage loan seller and a master servicer, but may be transferred at any time subject to the provisions of the FRIS Chicken Intercreditor Agreements.

      The holder of the FRIS Chicken B-Note Non-Trust Mortgage Loan may have relations and interests that conflict with those of the certificateholders. It has no obligations to the certificateholders and may act solely in its own interests. No certificateholder may take any action against the holder of the
FRIS Chicken B-Note Non-Trust Mortgage Loan for acting solely in its own interests.

      The MezzCap Loan Combinations

      The Detroit Riverview Medical Complex Trust Mortgage Loan, which has a cut-off date principal balance of $11,665,000, representing approximately 0.3%
of the initial mortgage pool balance and approximately 0.4% of the initial loan group 1 balance, is part of the Loan Combination that we refer to as the Detroit
Riverview Medical Complex Loan Combination. The St. Luke's Cornwall Medical
Complex Trust Mortgage Loan, which has a cut-off date principal balance of
$10,874,000, representing approximately 0.2% of the initial mortgage pool balance and approximately 0.3% of the initial loan group 1 balance, is part of the Loan Combination that we refer to as the St. Luke's Cornwall Medical Complex
Loan Combination. In each case, the related borrower has encumbered the subject mortgaged real property with subordinate debt, which constitutes the related
B-Note Non-Trust Loan. In each case, the aggregate debt consisting of the underlying trust mortgage loan and the related B-Note Non-Trust Loan, which two mortgage loans constitute a Loan Combination, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include each of the underlying mortgage loans in the trust fund. Each of those B-Note
Non-Trust Loans was sold immediately after origination to CBA-Mezzanine Capital
Finance, LLC, and will not be included in the trust fund. We refer to each of the Detroit Riverview Medical Complex Loan Combination and the St. Luke's
Cornwall Medical Complex Loan Combination as a "MezzCap Loan Combination."

      In the case of each MezzCap Loan Combination, the underlying mortgage loan and related B-Note Non-Trust Loan are cross-defaulted. Each such B-Note
Non-Trust Loan has the same maturity date and prepayment structure as the related underlying trust mortgage loan. For purposes of the information presented in this prospectus supplement with respect to each underlying mortgage loan that is part of any MezzCap Loan Combination, unless the context clearly indicates otherwise, the loan-to-value ratio and debt service coverage ratio information reflects only that underlying mortgage loan and does not take into account the related B-Note Non-Trust Loan.

      In the case of each MezzCap Loan Combination, the trust, as the holder of the related underlying mortgage loan, and the holder of the related B-Note
Non-Trust Loan are parties to an intercreditor agreement, which we refer to as a
MezzCap Intercreditor Agreement. The servicing and administration of each underlying mortgage loan (and, to the extent described below, the related B-Note
Non-Trust Loan) that is part of a MezzCap Loan Combination will be performed by the master servicer (and, in the case of the related B-Note Non-Trust Loan, on behalf of the holder

                                       111

of that loan). The master servicer will be required to collect payments with respect to any B-Note Non-Trust Loan following the occurrence of certain events of default with respect to the related MezzCap Loan Combination set forth in the related MezzCap Intercreditor Agreement, each of which events of default is referred to as a MezzCap Material Default. The following describes certain provisions of the MezzCap Intercreditor Agreements.

      Priority of Payments. The rights of the holder of each B-Note Non-Trust
Loan that is part of a MezzCap Loan Combination to receive payments of interest, principal and other amounts are subordinate to the rights of the holder of the related underlying mortgage loan to receive such amounts. So long as a MezzCap
Material Default has not occurred or, if a MezzCap Material Default has occurred but is no longer continuing with respect to a MezzCap Loan Combination, the borrower under the related MezzCap Loan Combination will be required to make separate payments of principal and interest to the holder of the related underlying trust mortgage loan and B-Note Non-Trust Loan. Escrow and reserve payments will be made to the master servicer on behalf of the trust as the holder of the underlying mortgage loans. Any voluntary principal prepayments will be applied as provided in the related loan documents; provided that any prepayment resulting from the payment of insurance proceeds or condemnation awards or accepted during the continuance of an event of default will be applied as though there were an existing MezzCap Material Default. If a MezzCap Material
Default occurs and is continuing with respect to a MezzCap Loan Combination, then all amounts tendered by the borrower on the related B-Note Non-Trust Loan will be subordinate to all payments due with respect to the subject underlying trust mortgage loan and the amounts with respect to the applicable MezzCap Loan
Combination will be paid in the following manner:

      o     first, to the master servicer, the special servicer and the trustee, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

      o     second, to the master servicer and the special servicer, in an amount equal to the accrued and unpaid servicing fees and/or other compensation earned by them;

      o     third, to the subject underlying mortgage loan, in an amount equal to interest (other than default interest) due with respect to the subject underlying mortgage loan;

      o     fourth, to the subject underlying mortgage loan, in an amount equal to the principal balance of the subject underlying mortgage loan until paid in full;

      o     fifth, to the subject underlying mortgage loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the subject underlying mortgage loan;

      o     sixth, to the related B-Note Non-Trust Loan up to the amount of any unreimbursed costs and expenses paid by the holder of the related
            B-Note Non-Trust Loan;

      o     seventh, to the related B-Note Non-Trust Loan, in an amount equal to interest (other than default interest) due with respect to the related B-Note Non-Trust Loan;

      o     eighth, to the related B-Note Non-Trust Loan, in an amount equal to the principal balance of the related B-Note Non-Trust Loan until paid in full;

      o     ninth, to the related B-Note Non-Trust Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related B-Note Non-Trust Loan;

      o     tenth, to the subject underlying mortgage loan and the related
            B-Note Non-Trust Loan, in that order, in an amount equal to any unpaid default interest accrued on the subject underlying mortgage loan and the related B-Note Non-Trust Loan, respectively; and

      o     eleventh, to the subject underlying mortgage loan and the related
            B-Note Non-Trust Loan, pro rata, based upon the initial principal balances, any amounts actually collected that represent late payment charges, other than a prepayment premium or default interest, that are not payable to the applicable master servicer, the special servicer or the trustee; and

                                       112

      o     twelfth, any excess, to the subject underlying mortgage loan and the related B-Note Non-Trust Loan, pro rata, based upon the initial principal balances.

      Notwithstanding the foregoing, amounts payable with respect to a B-Note
Non-Trust Loan that is part of a MezzCap Loan Combination will not be available to cover all costs and expenses associated with the related underlying mortgage loan. Unless a MezzCap Material Default exists with respect to a MezzCap Loan
Combination, payments of principal and interest with respect to the related
B-Note Non-Trust Loan will be distributed to the holder of the related B-Note
Non-Trust Loan and, accordingly, will not be available to cover certain expenses that, upon payment out of the trust fund, will constitute Additional Trust Fund
Expenses. For example, a Servicing Transfer Event could occur with respect to a
MezzCap Loan Combination, giving rise to special servicing fees, at a time when no MezzCap Material Default exists. In addition, following the resolution of all
Servicing Transfer Events (and presumably all MezzCap Material Defaults) with respect to a MezzCap Loan Combination, workout fees would be payable. The special servicer has agreed that special servicing fees, workout fees and principal recovery fees earned with respect to any B-Note Non-Trust Loan that is part of a MezzCap Loan Combination will be payable solely out of funds allocable thereto. However, special servicing compensation earned with respect to an underlying mortgage loan that is part of a MezzCap Loan Combination, as well as interest on related advances and various other servicing expenses, will be payable out of collections allocable to that underlying mortgage loan and/or general collections on the mortgage pool if collections allocable to the related
B-Note Non-Trust Loan are unavailable or insufficient to cover such items.

      If, after the expiration of the right of the holder of any B-Note
Non-Trust Loan that is part of a MezzCap Loan Combination to purchase the related underlying mortgage loan (as described under "--Purchase Option" below), the related underlying mortgage loan or the subject B-Note Non-Trust Loan is modified in connection with a workout so that, with respect to either the related underlying mortgage loan or the subject B-Note Non-Trust Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of that MezzCap Loan Combination, then all payments to the trust, as the holder of the related underlying mortgage loan, will be made as if the workout did not occur and the payment terms of the related underlying mortgage loan will remain the same. In that case, the holder of the subject
B-Note Non-Trust Loan will be required to bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the related underlying mortgage loan or the subject B-Note Non-Trust Loan attributable to the workout
(up to the outstanding principal balance, together with accrued interest, of the subject B-Note Non-Trust Loan).

      So long as a MezzCap Material Default has not occurred with respect to a
MezzCap Loan Combination, the master servicer will have no obligation to collect payments with respect to the related B-Note Non-Trust Loan. A separate servicer of that B-Note Non-Trust Loan will be responsible for collecting amounts payable in respect of that B-Note Non-Trust Loan. That servicer will have no servicing duties or obligations with respect to the related underlying mortgage loan or the related mortgaged real property. If a MezzCap Material Default occurs with respect to a MezzCap Loan Combination, the master servicer or the special servicer, as applicable, will (during the continuance of that MezzCap Material
Default) collect and distribute payments for both the related underlying mortgage loan and the related B-Note Non-Trust Loan according to the sequential order of priority provided for in the related MezzCap Intercreditor Agreement.

      Consent Rights. Subject to certain limitations with respect to modifications and certain rights of the holder of a B-Note Non-Trust Loan that is part of a MezzCap Loan Combination to purchase the related underlying mortgage loan (as discussed in the next paragraph and under "--Purchase Option"
below), the holder of that B-Note Non-Trust Loan has no voting, consent or other rights with respect to the master servicer's or special servicer's administration of, or the exercise of rights and remedies with respect to, the related MezzCap Loan Combination.

      In the case of each MezzCap Loan Combination, the ability of the master servicer or the special servicer, as applicable, to enter into any assumption, amendment, deferral, extension, increase or waiver of any term or provision of the related B-Note Non-Trust Loan, the related underlying mortgage loan or the related loan documents, is limited by the rights of the holder of the related
B-Note Non-Trust Loan to approve modifications and other actions as contained in the related MezzCap Intercreditor Agreement; provided that the consent of the holder of a B-Note Non-Trust Loan will not be required in connection with any modification or other action with respect to the related MezzCap Loan
Combination after the expiration of the right of the holder of the related
B-Note Non-

                                       113

Trust Loan to purchase the related underlying mortgage loan; and provided, further, that no consent or failure to provide consent by the holder of the related B-Note Non-Trust Loan may cause the master servicer or special servicer to violate applicable law or any term of the series 2007-5 pooling and servicing agreement, including the Servicing Standard. The holder of a B-Note Non-Trust
Loan that is part of the MezzCap Combination may not enter into any assumption, amendment, deferral, extension, increase or waiver of the subject B-Note
Non-Trust Loan or the related loan documents without the prior written consent of the trustee, as holder of the related underlying mortgage loan, acting through the master servicer and/or the special servicer as specified in the series 2007-5 pooling and servicing agreement.

      Purchase Option. In the case of each MezzCap Loan Combination, upon the occurrence of any one of certain defaults that are set forth in the related
MezzCap Intercreditor Agreement, the holder of the related B-Note Non-Trust Loan will have the right to purchase the related underlying mortgage loan at a purchase price determined under the related MezzCap Intercreditor Agreement and generally equal to the sum of (a) the outstanding principal balance of the related underlying mortgage loan, (b) accrued and unpaid interest on the outstanding principal balance of the related underlying mortgage loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the master servicer, the special servicer or the trustee with respect to the related mortgaged real property, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject MezzCap Loan Combination by the master servicer or the special servicer in accordance with its duties and related to an event of default, (e) any interest on any unreimbursed P&I advances made by the master servicer the trustee with respect to the related underlying mortgage loan, (f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the series 2007-5 pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee, the special servicer or the master servicer with respect to the subject MezzCap Loan Combination together with advance interest thereon.

      The 10000 Business Blvd. Loan Combination and the 4010 Airpark Drive Loan
Combination

      The 10000 Business Blvd. Trust Mortgage Loan, which has a cut-off date principal balance of $6,637,500, representing approximately 0.2% of the initial mortgage pool balance and approximately 0.2% of the initial loan group 1 balance is part of the loan combination that we refer to as the 10000 Business Blvd.
Loan Combination. The 4010 Airpark Drive Trust Mortgage Loan, which has a cut-off date principal balance of $5,936,250, representing approximately 0.1% of the initial mortgage pool balance and approximately 0.2% of the initial loan group 1 balance is part of the loan combination that we refer to as the 4010
Airpark Drive Loan Combination. In each case, the related borrower has encumbered the subject mortgaged real property with subordinate debt, which constitutes the related B-Note Non-Trust Loan. Each of those B-Note Non-Trust
Loans will not be included in the trust but will be serviced under the pooling and servicing agreement. The relative rights of the holders of the loans comprising each loan combination are governed by an intercreditor agreement, namely the 10000 Business Blvd. Intercreditor Agreement and the 4010 Airpark
Drive Intercreditor Agreement. The following describes certain provisions of the each of the 10000 Business Blvd. Intercreditor Agreement and the 4010 Airpark
Drive Intercreditor Agreement:

      Priority of Payments: The rights of the holder of each B-Note Non-Trust
Loan that is part of the 10000 Business Blvd. Loan Combination and the 4010
Airpark Drive Loan Combination to receive payments of interest, principal and other amounts are subordinate to the rights of the holder of the related underlying mortgage loan to receive such amounts. Prior to the occurrence and continuance of a monetary or other material event of default, collections on the
10000 Business Blvd. Loan Combination and the 4010 Airpark Drive Loan
Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents and excluding any principal prepayments and related yield maintenance payments in respect of each
B-Note Non-Trust Loan following a defeasance of the underlying mortgage loan)
will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and interest thereon, incurred under the pooling and servicing agreement) generally in the following manner, to the extent of available funds:

      o     first, to the applicable servicer, all unreimbursed costs and expenses paid by such entity and to the subject underlying mortgage loan any unreimbursed property protection advances;

                                       114

      o     second, to the subject underlying mortgage loan an amount equal to all accrued and unpaid interest (excluding default interest) on its principal balance (net of related servicing fees);

      o     third, to the subject underlying mortgage loan in an amount equal to scheduled principal payments due with respect to such loan (but, for purposes of determining the amount due with respect to the underlying mortgage loan, not including any reduction in such principal balance resulting from the application of excess cash flow
            (as described below)) and to be applied in reduction of the principal balance of such loan;

      o     fourth, to the subject underlying mortgage loan an amount equal to any default interest in excess of the interest paid above on a pro rata basis to the extent not payable to any party pursuant to the pooling and servicing agreement;

      o     fifth, to the subject underlying mortgage loan, on a pro rata basis, any late payment charges actually paid, to the extent not payable to any party pursuant to the pooling and servicing agreement;

      o     sixth, to the subject underlying mortgage loan, any prepayment premium due and actually received with respect to such loan;

      o     seventh, to the related B-Note Non-Trust Mortgage Loan, an amount equal to all accrued and unpaid interest (excluding default interest) on its principal balance (net of related servicing fees);

      o     eighth, to the related B-Note Non-Trust Mortgage Loan, an amount equal to its pro rata portion of scheduled principal payments due with respect to such loan and to be applied in reduction of the principal balance of such loan;

      o     ninth, to the related B-Note Non-Trust Mortgage Loan, an amount equal to any default interest in excess of the interest paid above on a pro rata basis to the extent not payable to any party pursuant to the pooling and servicing agreement;

      o     tenth, to the related B-Note Non-Trust Mortgage Loan, any late payment charges actually paid, to the extent not payable to any party pursuant to the pooling and servicing agreement;

      o     eleventh, to the related B-Note Non-Trust Loan, any prepayment premium due and actually received with respect to such loan; and

      o     twelfth, to the subject underlying mortgage loan and the related
            B-Note Non-Trust Loan, on a pro rata basis (based on their respective initial principal balances), any excess amounts paid by, but not required to be returned to, the 10000 Business Blvd.
            Borrower or 4010 Airpark Drive Borrower.

      Notwithstanding paragraph twelfth above, at any time that the Dana
Corporation has a credit rating of "B+" or lower from S&P and "B1" or lower from
Moody's (such period, a "Dana Cash Management Period"), all excess cash flow will be applied to reduce the principal balance of each subject underlying mortgage loan, without any prepayment premium or yield maintenance charge. As of the date hereof, the mortgage loans are in a Dana Cash Management Period.

      Pursuant to the 10000 Business Blvd. Intercreditor Agreement and the 4010
Airpark Drive Intercreditor Agreement, subsequent to the occurrence and during the continuation of a monetary or other material event of default, collections on the 10000 Business Blvd. Loan Combination and the 4010 Airpark Drive Loan
Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents and excluding (x)
proceeds, awards or settlements to be applied to the restoration or repair of the related mortgaged property or released to the 10000 Business Blvd. Borrower or the 4010 Airpark Drive Borrower in accordance with the Servicing Standard or the related loan documents and (y) all amounts for required reserves or escrows required by the related loan documents to be held as reserves or escrows) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and/or interest

                                       115

thereon, incurred under the pooling and servicing agreement) generally in the following manner, to the extent of available funds:

      o     first, to the applicable servicer, all unreimbursed costs and expenses paid by such entity and to the subject underlying mortgage loan any unreimbursed property protection advances;

      o     second, to the subject underlying mortgage loan an amount equal to all accrued and unpaid interest (excluding default interest) on its principal balance (net of related servicing fees);

      o     third, to the subject underlying mortgage loan an amount equal to the principal balance of the subject underlying mortgage loan until such loan has been paid in full;

      o     fourth, to the subject underlying mortgage loan an amount equal to any default interest in excess of the interest paid above on a pro rata basis to the extent not payable to any party pursuant to the pooling and servicing agreement;

      o     fifth, to the subject underlying mortgage loan, on a pro rata basis, any late payment charges actually paid, to the extent not payable to any party pursuant to the pooling and servicing agreement;

      o     sixth, to the subject underlying mortgage loan, any prepayment premium due and actually received with respect to such loan;

      o     seventh, to the related B-Note Non-Trust Mortgage Loan, an amount equal to all accrued and unpaid interest (excluding default interest) on its principal balance (net of related servicing fees);

      o     eighth, to the related B-Note Non-Trust Mortgage Loan, an amount equal to the principal balance of the related B-Note Non Trust
            Mortgage Loan until such loan has been paid in full;

      o     ninth, to the related B-Note Non-Trust Mortgage Loan, an amount equal to any default interest in excess of the interest paid above on a pro rata basis to the extent not payable to any party pursuant to the pooling and servicing agreement;

      o     tenth, to the related B-Note Non-Trust Mortgage Loan, any late payment charges actually paid, to the extent not payable to any party pursuant to the pooling and servicing agreement;

      o     eleventh, to the related B-Note Non-Trust Loan, any prepayment premium due and actually received with respect to such loan; and

      o     twelfth, to the subject underlying mortgage loan and the related
            B-Note Non-Trust Loan, on a pro rata basis (based on their respective initial principal balances), any excess amounts paid by, but not required to be returned to, the 10000 Business Blvd.
            Borrower or 4010 Airpark Drive Borrower.

      Consent Rights. The holder of the related B-Note Non-Trust Mortgage Loan has no voting, consent or other rights with respect to the master servicer's or special servicer's administration of, or the exercise of rights and remedies with respect to, the 10000 Business Blvd. Loan Combination and 4010 Airpark
Drive Loan Combination.

      Purchase Option. The holder of the related B-Note Non-Trust Mortgage Loan does not have the right to purchase the related underlying mortgage loan.

      Cure Rights. The holder of the related B-Note Non-Trust Mortgage Loan does not have any rights to cure any default.

                                       116

ADDITIONAL LOAN AND PROPERTY INFORMATION

      Delinquencies. Each mortgage loan seller will represent in its mortgage loan purchase agreement that, with respect to the mortgage loans that we will purchase from that mortgage loan seller, no scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the cut-off date for such mortgage loan, without giving effect to any applicable grace period, nor was any scheduled payment 30 days or more delinquent with respect to any monthly debt service payment at any time since the date of its origination, without giving effect to any applicable grace period. None of the mortgage loans has experienced any losses of principal or interest (through forgiveness of debt or restructuring) since origination.

      Tenant Matters. Described and listed below are certain aspects of the some of the tenants at the mortgaged real properties for the mortgage loans--

      o     Three hundred sixty-nine (369) of the mortgaged real properties, securing approximately 37.0% of the initial mortgage pool balance and approximately 50.9% of the initial loan group 1 balance, are, in each case, a retail property, an office property or an
            industrial/warehouse property that is leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property. A number of companies are major tenants at more than one of the mortgaged real properties.

      o     Two hundred sixty-two (262) of the mortgaged real properties, securing approximately 10.5% of the initial mortgage pool balance and approximately 14.5% of the initial loan group 1 balance, are entirely or substantially leased to a single tenant.

      o     There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

      o     Certain tenant leases at the mortgaged real properties (including mortgaged real properties leased to a single tenant) have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter. See Annex A-1 to this prospectus supplement for information regarding lease term expirations with respect to the three largest tenants at the mortgaged real properties.

      o     Four (4) of the mortgaged real properties, representing security for approximately 0.6% of the initial mortgage pool balance and approximately 2.3% of the initial loan group 2 balance, is a multifamily rental property that has a material tenant concentration of students. Those kinds of mortgaged real properties may experience more fluctuations in occupancy rate than other types of properties.

      o     With respect to certain of the mortgage loans, one or more of the tenants may be local, state or federal governmental entities
            (including mortgaged real properties leased to a single tenant).
            These entities may have the right to terminate their leases at any time, subject to various conditions, including notice to the landlord or a loss of available funding.

      o     With respect to certain of the mortgage loans, one or more tenants
            (which may include significant tenants) have lease expiration dates or early termination options, that occur prior to the maturity date of the related mortgage loan. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases, at a mortgaged real property may expire prior to the related maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties.

      o     With respect to certain of the mortgage loans, one or more of the tenants at the related mortgaged real property have yet to take possession of their leased premises or may have taken possession of

                                       117

            their leased premises but have yet to open their respective businesses to the general public and, in some cases, may not have commenced paying rent under their leases.

      Ground Leases. In the case of each of twenty-seven (27) mortgaged real properties, representing approximately 15.2% of the initial mortgage pool balance and approximately 20.7% of the initial loan group 1 balance, and approximately 0.5% of the initial loan group 2 balance, the related mortgage constitutes a lien on the related borrower's leasehold or sub-leasehold interest in the subject mortgaged real property, but not on the corresponding fee interest. In each case (except as specified below), the related ground lease or sub-ground lease, after giving effect to all extension options exercisable at the option of the relevant lender, expires more than 10 years after the stated
maturity of the related mortgage loan and the ground lessor has agreed to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the related ground lessee.

      In the case of one (1) mortgage loan (loan number 28), secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
Capitol Hill Suites, representing approximately 0.7% of the initial mortgage pool balance and approximately 1.0% of the initial loan group 1 balance, the related mortgaged real property consists of the borrower's fee interest in a hotel and leasehold interest in a parking garage. The parking garage ground lease expires approximately 12 years after the mortgage loan maturity date.

      In the case of one (1) mortgage loan (loan number 56, secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
1735 Baltimore, representing approximately 0.4% of the initial mortgage pool balance and approximately 0.5% of the initial loan group 1 balance, the related mortgaged real property consists of the borrower's fee interest in an office building and leasehold interest in a parking garage. The parking garage ground lease expires nine years and two months after the mortgage loan maturity date.
The related borrower may terminate the ground lease at any time and acquire the fee interest in the parking garage through satisfaction of outstanding revenue bonds it has been issued by the Planned Industrial Expansion Authority of Kansas
City ("PIEA"). Upon expiration of the ground lease, the borrower is obligated to purchase the fee interest in the parking garage.

      See "Risk Factors--Lending on Ground Leases Creates Risks for Lenders That
Are Not Present When Lending on an Actual Ownership Interest in a Real Property"
and "Legal Aspects Of Mortgage Loans--Foreclosure--Leasehold Considerations" in
the accompanying base prospectus.

      Additional and Other Financing.

      Additional Secured Debt. In the case of each of the A-Note Trust Mortgage
Loans, the related mortgage also secures the related Non-Trust Loan, which will not be included in the trust fund. See "--The Loan Combinations" above for a description of certain aspects of the related Loan Combinations.

      In the case of one (1) mortgage loan (loan number 1), representing approximately 18.1% of the initial mortgage pool balance and approximately 66.4%
of the initial loan group 2 balance, the related borrower is permitted to obtain up to $300,000,000 of any combination of pari passu mortgage debt secured by a second mortgage on the related mortgaged real property and subordinate mezzanine debt at any time between November 2011 and May 2013, subject to certain conditions, including, among other things, that such additional financing will not result in a DSCR of less than 1.30x or an LTV Ratio of greater than 70%, and the receipt of rating agency confirmation. The borrower will also be required to enter into an intercreditor agreement in the form set forth in the related loan documents, which does not entitle such new pari passu mortgage lender to any consultation or consent rights with respect to servicing.

                                       118

      In the case of five (5) mortgage loans, representing approximately 0.7% of the initial mortgage pool balance (four (4) mortgage loans in loan group 1, representing approximately 0.8% of the initial loan group 1 balance, and one (1)
mortgage loans in loan group 2, representing approximately 0.2% of the initial loan group 2 balance), the owners of the related borrowers are permitted to incur subordinate debt secured by a lien on the related mortgaged real property, as identified in the table below. The incurrence of this subordinate indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions--

      o     consent of the mortgage lender;

      o     satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related mortgage loan and the subject subordinate debt may not exceed a specified percentage of the value of the related mortgaged real property and debt service coverage tests, which provide that the combined debt service coverage ratio of the related mortgage loan and the subject subordinate loan may not be less than a specified number;

      o     subordination of the subordinate debt pursuant to a subordination and intercreditor agreement; and/or

      o     confirmation from each rating agency that the subordinate financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

                                         MORTGAGE LOAN CUT-OFF   MAXIMUM COMBINED   MINIMUM COMBINED
LOAN GROUP    MORTGAGED REAL PROPERTY        DATE BALANCE           LTV RATIO             DSCR
----------   -------------------------   ---------------------   ----------------   ----------------

    1        Park Place Marketplace          $  4,300,000              70%                1.25x
    1        Huffman Self-Storage            $  2,242,952              75%                1.30x
    1        Bonita Professional Plaza       $ 10,300,000              70%                1.30x
    2        789 West End Avenue             $  2,289,908*             N/A                 N/A
    1        Village Faire Shoppes           $ 10,000,000              80%                1.25x

_____________________

*     Additional debt permitted to a maximum of $500,000.

      Except as described above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by the related mortgaged real properties without the lender's consent.
See "Risk Factors--Risks Relating to the Mortgage Loans--A Borrower's Other
Loans May Reduce the Cash Flow Available to the Mortgaged Real Property Which
May Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a
Principal's Equity in, and Therefore Its Incentive to Support, a Mortgaged Real
Property" in this prospectus supplement. See also, See "Risk Factors--Additional
Secured Debt Increases the Likelihood That a Borrower Will Default on a Mortgage
Loan Underlying Your Offered Certificates" and "Legal Aspects Of Mortgage
Loans--Subordinate Financing" in the accompanying base prospectus.

                                       119

      Mezzanine Debt. In the case of twelve (12) mortgage loans, representing approximately 25.8% of the initial mortgage pool balance (ten (10) mortgage loans in loan group 1, representing approximately 9.6% of the initial loan group
1 balance, and two (2) mortgage loans in loan group 2, representing approximately 68.9% of the initial loan group 2 balance), the owner(s) of the related borrower have pledged their interests in the borrower to secure secondary financing in the form of mezzanine debt, as indicated in the table below.

 LOAN    LOAN                                    ORIGINAL MEZZANINE      AGGREGATE DEBT    MATURITY DATE(S)   INTEREST RATE ON
NUMBER   GROUP      MORTGAGED REAL PROPERTY         DEBT BALANCE             BALANCE         OF MEZZ LOAN        MEZZ LOAN
------   -----   -----------------------------   ---------------------   ---------------   ----------------   ----------------

   1       2       Peter Cooper Village and      $    1,400,000,000      $ 4,400,000,000       12/8/16             6.277%
                        Stuyvesant Town
   6       1        HSA Memphis Industrial       $        5,000,000      $    72,000,000        1/8/17              11.0%
                           Portfolio
   9       1     Holiday Inn Express - Chelsea   $       15,000,000      $    70,000,000        6/1/07              10.0%
  12       1           Plaza Squaw Creek         $        1,250,000      $    51,250,000       12/8/07                  (1)
  13       1          OMNI - Castle Hill         $        6,525,641      $    25,395,848        1/8/17             6.489%
  14       1     OMNI - Chancellor/Brookville    $        4,238,462      $    16,494,828        1/8/17             6.489%
  15       1           OMNI - Harborview         $        4,235,897      $    16,484,849        1/8/17             6.489%
  20       1      Cerritos Corporate Tower-LA    $        1,500,000(3)   $    39,000,000        1/5/07              10.0%
  26       1            Highland Plaza           $        2,500,000      $    36,000,000        1/1/17              11.5%
  33       2          Somerset Apartments        $        5,500,000      $    36,000,000       12/1/11              11.0%
  63       1          Carmax - Greenville        $        3,000,000      $    18,125,000        5/3/07              16.0%
 164       1     Coca-Cola Distribution Center   $        1,800,000      $     7,570,000        8/5/07              13.0%

_____________________

(1)   The interest rate on the related mezzanine loan is equal to the greater of
      (i) LIBOR + 6.00% and (ii) 10.0%.

(2)   The related borrower may request that the lender extend the maturity date of the outstanding mezzanine up to two (2) consecutive periods of twelve
      (12) months each.

(3)   In addition, one hundred percent (100%) of the equity interests in the borrower under the related mezzanine loan are pledged to secure a
      $21,950,000 revolving credit facility provided by the related mortgage loan seller to the sponsor of the mortgage loan.

      In the case of each of the above described mortgage loans with existing mezzanine debt, the mezzanine loan was made by the related mortgage loan seller as mezzanine lender simultaneously with the origination of the mortgage loan and is subject to an intercreditor agreement entered into between the holder of the mortgage loan and the mezzanine lender, under which, generally, the mezzanine lender--

      o     has agreed, among other things, not to enforce its rights to realize upon the collateral securing its related mezzanine loan without written confirmation from the rating agencies that an enforcement action would not cause the downgrade, withdrawal or qualification of the then current ratings of the offered certificates, unless certain conditions are met relating to the identity and status of the transferee of the collateral and the replacement property manager and, in certain cases, the delivery of an acceptable
            non-consolidation opinion letter by counsel, and

      o     has subordinated and made junior its related mezzanine loan to the related mortgage loan (other than as to its interest in the pledged collateral) and has the option to purchase the related mortgage loan if that mortgage loan becomes a defaulted mortgage loan or to cure the default.

      In the case of thirty-four (34) mortgage loans, representing approximately
31.8% of the initial mortgage pool balance (31 mortgage loans in loan group 1, representing approximately 17.9% of the initial loan group 1 balance, and three
(3) mortgage loans in loan group 2, representing approximately 68.9% of the initial loan group 2 balance), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt in the future, as identified in the table below. The incurrence of this mezzanine indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions--

                                       120

      o     consent of the mortgage lender;

      o     satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related mortgage loan and the subject mezzanine debt may not exceed a specified percentage of the value of the related mortgaged real property and debt service coverage tests, which provide that the combined debt service coverage ratio of the related mortgage loan and the subject mezzanine loan may not be less than a specified number;

      o     subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or

      o     confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

                                                                                             INTERCREDITOR
 LOAN                                                    MAXIMUM LTV       MINIMUM DSCR     AGREEMENT REQUIRED
NUMBER          MORTGAGED REAL PROPERTY                RATIO PERMITTED      PERMITTED             (Y/N)
------   -------------------------------------------   ---------------   ----------------   ------------------

  1      Peter Cooper Village and Stuyvesant Town(1)         70%              1.30x                Yes
  6      HSA Memphis Industrial Portfolio(2)                 85%              1.10x                Yes
  8      Medical Centre of Santa Monica                      70%          1.30x (actual)           Yes
                                                                         0.90x (stressed)
  12     Plaza Squaw Creek                                   80%         1.00x (stressed)          Yes
  18     Fort Henry Mall                                     80%              1.25x                Yes
  22     One Belmont Avenue                                  80%              1.20x                Yes
  34     Yankee Candle Company                               85%              1.10x                Yes
  35     Lennox Center                                       85%              1.20x                Yes
  38     Cellco Building                                     80%              1.20x                Yes
  43     Conejo Spectrum                                     75%              1.20x                Yes
  45     Flextronics-Plano                                   70%              1.20x                Yes
  46     Pahrump Valley Junction                             85%              1.10x                Yes
  57     Coastal South Carolina Portfolio                    85%              1.31x                Yes
  61     Greenfield Gateway                                  90%              1.05x                Yes
  64     Carefree Shopping Center                            85%              1.15x                Yes
  67     Landmark Center Office                              75%              1.20x                Yes
  69     Tallahassee Residence Inn                           85%              1.15x                Yes
  74     River Pointe                                        85%              1.10x                Yes
  79     Broadway Business Center                            80%          1.15x (actual)           Yes
                                                                         0.90x (stressed)
  92     3930 Watkins                                        75%              1.20x                Yes
 104     48317-48389 Fremont Boulevard                       75%              1.20x                Yes
 125     Woodland Mall                                       80%              1.07x                Yes
 126     Grossmont Medical Office Building                   80%              1.20x                Yes
 138     Wilmette Commons                                    80%              1.20x                Yes
 144     Oak Hill Shopping Center                            80%              1.20x                Yes
 145     Chapline Place Shopping Center                      85%              1.10x                Yes
 146     Herbalife Center(3)                                 90%              1.05x                Yes
 152     Mission Plaza                                       80%              1.20x                Yes
 177     Calumet City Sports Authority                       80%              1.20x                Yes
 188     Gadsby Building                                     85%              1.15x                Yes
 201     6800 Broken Sound Parkway                           80%              1.20x                Yes
 256     Gateway Plaza                                       75%              1.30x                Yes
 268     Dollar General II (Pool 3)                          85%              1.07x                Yes
 281     Dollar General II (Pool 7)                          85%              1.07x                Yes

_____________________

(1)   The related borrower may obtain $300,000,000 of any combination of pari passu mortgage debt and subordinate mezzanine debt.

(2)   Future mezzanine debt permitted only after original mezzanine loan is repaid.

(3)   Additionally, the tenant at the mortgaged real property must have exercised its expansion option (pursuant to its lease) in order for the borrower to incur future mezzanine debt.

                                       121

      While a mezzanine lender has no security interest in or rights to the mortgaged real property securing the related mortgage borrower's mortgage loan, a default under a mezzanine loan could cause a change in control in the related mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine lender. See "Risk Factors--Risks Relating to the
Mortgage Loans--A Borrower's Other Loans May Reduce the Cash Flow Available to
the Mortgaged Real Property Which May Adversely Affect Payment on Your
Certificates; Mezzanine Financing Reduces a Principal's Equity in, and Therefore
Its Incentive to Support, a Mortgaged Real Property" in this prospectus supplement.

      Unsecured and Other Debt. The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including, but not limited to, trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the mortgaged real property. Therefore, under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not prohibited from incurring additional debt.

      In addition to the foregoing kinds of additional debt a borrower may have incurred, we are aware that in the case of three (3) mortgage loans (loan numbers 25, 118 and 129), representing approximately 1.2% of the initial mortgage pool balance and approximately 1.6% of the initial loan group 1 balance, the related borrowers have incurred, or are permitted to incur, subordinate unsecured indebtedness.

      Except as disclosed under this "--Additional and Other Financing"
subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding. We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

      Zoning and Building Code Compliance. In connection with the origination of each mortgage loan, the related originator examined whether the use and operation of the mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In some cases, a certificate of occupancy was not available. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

      o     the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form; and

      o     whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

            1.    to satisfy the entire mortgage loan; or

            2.    taking into account the cost of repair, to pay down the
                  mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

      Notwithstanding the foregoing, we cannot assure you, however, that any such analysis, or that the above determinations, were made in each and every case.

      Lockboxes. One hundred twenty-one (121) mortgage loans, representing approximately 65.4% of the initial mortgage pool balance (one hundred thirteen
(113) mortgage loans in loan group 1, representing approximately 62.6% of the initial loan group 1 balance and eight (8) mortgage loans in loan group 2, representing approximately 73.0% of the initial loan group 2 balance), generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

                                       122

      o     LOCKBOXES IN EFFECT ON THE DATE OF CLOSING. Income (or a portion thereof sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, or both the borrower and the lender, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables are deposited directly into a lockbox account. In the case of such lockboxes, funds deposited into the lockbox account are disbursed either--

            1.    in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits; or

            2.    to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

            In some cases, the lockbox account is currently under the control of both the borrower and the lender, to which the borrower will have access until the occurrence of the triggering event, after which no such access will be permitted. In other cases, the related loan documents require the borrower to establish the lockbox but each account has not yet been established.

            For purposes of this prospectus supplement, a lockbox is considered to be a "hard" lockbox when income from the subject property is paid directly into a lockbox account controlled by the lender. A lockbox is considered to be a "soft" lockbox when income from the subject property is paid into a lockbox account controlled by the lender, by the borrower or a property manager that is affiliated with the borrower.

      o     SPRINGING LOCKBOX. Income is collected by or otherwise accessible to the borrower until the occurrence of a triggering event, following which a lockbox of the type described above is put in place, from which funds are disbursed to a lender controlled account and used to pay, among other things, debt service payments, taxes and insurance and reserve account deposits. Examples of triggering events may include:

            1.    a failure to pay the related mortgage loan in full on or
                  before any related anticipated repayment date; or

            2.    a decline by more than a specified amount, in the net
                  operating income of the related mortgaged real property; or

            3.    a failure to meet a specified debt service coverage ratio; or

            4.    an event of default under the mortgage.

      For purposes of this prospectus supplement, a springing lockbox is an account, which may be a hard or soft lockbox, that is required to be established by the borrower upon the occurrence of a trigger event.

                                       123

      The 121 mortgage loans referred to above provide for lockbox accounts as follows:

                                                                 % OF        % OF INITIAL
                                  NUMBER OF                     INITIAL       LOAN GROUP 1     % OF INITIAL
                                  MORTGAGE                      MORTGAGE       PRINCIPAL       LOAN GROUP 2
             LOCKBOXES*             LOANS         BALANCE     POOL BALANCE      BALANCE      PRINCIPAL BALANCE
-------------------------------   ---------   -------------   ------------   -------------   -----------------

Hard                                  65      2,142,318,835      48.5%           40.4%             70.0%
None at Closing, Springing Hard       49        572,087,759      13.0%           17.6%              0.6%
Soft at Closing, Springing Hard        2         91,800,000       2.1%            2.9%              0.0%
Soft                                   5         82,503,363       1.9%            1.7%              2.3%
TOTAL                                121      2,888,709,957      65.4%           62.6%             73.0%

_____________________

*     Includes lockboxes required to be in effect on the date of closing but not yet established. In certain cases the loan documents require that the related lockbox be established within a specified period following the loan closing date.

      Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage--

      o     hazard insurance in an amount that generally is, subject to an approved deductible, at least equal to the lesser of--

            1.    the outstanding principal balance of the mortgage loan; and

            2.    the full insurable replacement cost or insurable value of the improvements located on the insured property;

      o     if any portion of the improvements on the property was in an area identified in the federal register by the Federal Emergency
            Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

            1.    the outstanding principal balance of the related mortgage
                  loan;

            2.    the full insurable replacement cost or insurable value of the improvements on the insured property; and

            3.    the maximum amount of insurance available under the National
                  Flood Insurance Act of 1968;

      o     commercial general liability insurance against claims for personal and bodily injury, death or property damage; and

      o     business interruption or rent loss insurance.

      Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure (including with respect to terrorism insurance coverage).

      In general, the mortgaged real properties for the mortgage loans, including those properties located in California, are not insured against earthquake risks. In the case of those properties located in California, other than those that are manufactured housing communities or self storage facilities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. Additionally, with respect to the mortgaged properties securing the Converting Loans, no seismic studies were conducted.
None of the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements.

      Each master servicer (with respect to each of the mortgage loans serviced by it, including those of such mortgage loans that have become specially serviced mortgage loans), and the special servicer, with respect to REO
Properties, will be required to use reasonable efforts, consistent with the
Servicing Standard, to cause each borrower

                                       124

to maintain, or if the borrower does not maintain, the applicable master servicer will itself maintain, to the extent available at commercially reasonable rates and that the trustee has an insurable interest therein, for the related mortgaged real property, all insurance required by the terms of the loan documents and the related mortgage.

      Where insurance coverage at the mortgaged real property for any mortgage loan is left to the lender's discretion, the master servicers will be required to exercise such discretion in accordance with the Servicing Standard, and to the extent that any mortgage loan so permits, the related borrower will be required to exercise its efforts to obtain insurance from insurers which have a minimum claims-paying ability rating of at least "A" by each of S&P, Moody's and
Fitch (or the obligations of which are guaranteed or backed by a company having such claims-paying ability), and where insurance is obtained by a master servicer, such insurance must be from insurers that meet such requirements. In addition to the foregoing, neither master servicer will be required to cause to be maintained or to itself obtain and maintain any earthquake or environmental insurance policy unless a policy providing such coverage was in effect either at the time of the origination of the related mortgage loan or at the time of initial issuance of the certificates.

      In some cases, however, insurance may not be available from insurers that are rated by any of S&P, Moody's or Fitch. In that case, the applicable master servicer or the special servicer, as the case may be, will be required to use reasonable efforts, consistent with the servicing standard, to cause the borrower to maintain, or will itself maintain, as the case may be, insurance with insurers having the next highest ratings that are offering the required insurance at commercially reasonable rates.

      Various forms of insurance maintained with respect to any of the mortgaged real properties for the mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust. See "Risk Factors--Risks Related to the Mortgage Loans--The Absence or
Inadequacy of Insurance Coverage on the Property May Adversely Affect Payments
on Your Certificates" in this prospectus supplement and "Risk Factors--Lack of
Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses"
in the accompanying base prospectus.

      With limited exception, the mortgage loans generally provide that insurance and condemnation proceeds are to be applied either--

      o     to restore the mortgaged real property; or

      o     towards payment of the mortgage loan.

      If any mortgaged real property is acquired by the trust through foreclosure, deed in lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same types of insurance policies providing coverage in the same amounts as were previously required under the related mortgage loan.
The special servicer will not be required to obtain any insurance for an REO
Property that was previously required under the related mortgage if (a) such insurance is not available at any rate; or (b) as determined by the special servicer following due inquiry conducted in a manner consistent with the
Servicing Standard and subject to the rights of and consultation with the controlling class representative, such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales.

      The master servicers and the special servicer may each satisfy their obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or a master force-placed insurance policy insuring (or entitling the applicable party to obtain insurance) against hazard losses on all of the mortgage loans for which they are responsible. If any blanket insurance policy maintained by a master servicer or the special servicer contains a deductible clause, however, the applicable master servicer or the special servicer, as the case may be, will be required, in the event of a casualty covered by that policy, to pay out of its own funds all sums that--

      o     are not paid because of the deductible clause; and

                                       125

      o     would have been paid if an individual hazard insurance policy referred to above had been in place.

      The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan. It is expected that each title insurer will enter into co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the certificateholders for claims made against the trustee regarding the priority and validity of the borrower's title to the subject mortgaged real property.

ASSESSMENTS OF PROPERTY CONDITION

      Property Inspections. All of the mortgaged real properties for the mortgage loans were inspected in connection with the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the offered certificates, except in such cases where adequate reserves have been established.

      Appraisals. All of the mortgaged real properties for the mortgage loans were appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A-1 to this prospectus supplement.

      Environmental Assessments. A third-party environmental consultant conducted a Phase I environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to most of the mortgaged real properties except the mortgaged real properties securing the Converting Loans. All of the Phase I environmental site assessments or updates occurred during the 12-month period ending on the cut-off date, except with respect to loan numbers 27, 81, 84 and 86.

      In the case of eight (8) mortgaged real properties, representing approximately 2.9% of the initial mortgage pool balance, and approximately 4.0%
of the initial loan group 1 balance, a third-party consultant also conducted a
Phase II environmental site assessment of each such mortgaged real property.

      The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

      If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan or at a nearby property with potential to affect a mortgaged real property, then one of the following occurred:

      o     an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

      o     an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation; or

      o     those conditions were remediated or abated prior to the closing date; or

      o     a letter was obtained from the applicable regulatory authority stating that no further action was required; or

                                       126

      o     an environmental insurance policy (which was not for the primary benefit of a secured lender) was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility, or an indemnity from the
            responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation; or

      o     in those cases where an offsite property is the location of a leaking underground storage tank or groundwater or soil
            contamination, a responsible party has been identified under applicable law, and generally either--

            1.    that condition is not known to have affected the mortgaged real property; or

            2.    the responsible party has either received a letter from the applicable regulatory agency stating no further action is
                  required, established a remediation fund, engaged in
                  responsive remediation, or provided an indemnity or guaranty to the borrower; or

            3.    an environmental insurance policy was obtained (which was not for the primary benefit of a secured lender).

      In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold, and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

      o     the establishment of an operation and maintenance plan to address the issue, or

      o     in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program or a long-term testing program.

      In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

      In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan, because a responsible party with respect to that condition had already been identified.
There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

      In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan required the related borrower generally:

      o     to carry out the specific remedial measures prior to closing;

      o     carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

      o     to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

      Some borrowers under the mortgage loans have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

                                       127

      In some cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

      o     the mortgaged real property had not been affected or had been minimally affected,

      o     the potential for the problem to affect the mortgaged real property was limited, or

      o     a person responsible for remediation had been identified.

      The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental
Assessments" subsection and has not been independently verified by--

      o     us,

      o     any of the other parties to the pooling and servicing agreement,

      o     any of the mortgage loan sellers,

      o     any of the underwriters, or

      o     the affiliates of any of these parties.

      There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

      See "Risk Factors--Risks Related to the Mortgage Loans--Lending on
Income-Producing Real Properties Entails Environmental Risks" in this prospectus supplement.

      Secured Creditor Environmental Insurance Policy. Certain mortgaged real properties are covered by individual secured creditor impaired property environmental insurance policies. In general, each policy insures the trust fund against losses resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the subject mortgage real properties during the applicable policy periods, which periods continue at least five years beyond the maturity date of the mortgage loans to which they relate
(with the exception of loan numbers 17, 40 and 179, which have policy terms that are co-terminus with the related mortgage loans), provided no foreclosure has occurred. Subject to certain conditions and exclusions, each insurance policy, by its terms, generally provides coverage, up to a maximum of 125% of the original loan balance (with the exception of loan numbers 17, 40 and 179, which have policy limits of approximately 36%, 52% and 100%, respectively, of the related senior loan amount) against (i) losses resulting from default under the mortgage loans to which they relate if on site environmental conditions in violation of the applicable environmental standards are discovered at the mortgage real properties during the policy periods and no foreclosures of the mortgaged real properties have taken place, (ii) clean-up costs discovered by the insured resulting from environmental conditions in violation of the applicable environmental standards at or emanating from the mortgaged real properties, and (iii) losses from third-party claims against the trust during the policy period for any losses for bodily injury, property damage or related claim expenses caused by conditions in violation of applicable environmental standards.

      The premiums for each of the secured creditor impaired property policies described above, have been or, as of the date of initial issuance of the offered certificates, will have been paid in full. We cannot assure you, however, that should environmental insurance be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

      In the case of eleven (11) mortgage loans (loan numbers 263, 268, 271,
277, 280, 281, 290, 294, 296, 297 and 307), representing approximately 0.4% of the initial mortgage pool balance, approximately 0.4% of the initial loan group
1 balance and approximately 0.6% of the initial loan group 2 balance, are each the subject of a group

                                       128

secured creditor impaired property policy provided by Steadfast Insurance
Company, an affiliate of Zurich North America. In the case of each of these policies, the insurance was obtained to provide coverage for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged real property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. The policies will be assigned to the trust. The premiums for these policies have been or, as of the initial issuance of the series 2007-5 certificates will be paid, in full.

      Engineering Assessments. Except as indicated in the following paragraph, in connection with the origination of the mortgage loans, a licensed engineer inspected the related mortgaged real properties except those properties securing the Converting Loans to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting engineering reports were prepared:

      o     in the case of three hundred sixty-three (363) mortgaged real properties, representing security for approximately 80.5% of the initial mortgage pool balance, during the 12-month period preceding the cut-off date, and

      o     in the case of three hundred sixty-seven (367) mortgaged real properties, representing security for approximately 81.2% of the initial mortgage pool balance, during the 21-month period preceding the cut-off date.

      The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. Generally, with respect to a majority of the mortgaged real properties, where the engineer's recommended repairs, corrections or replacements were deemed material by the related originator, the related borrowers were required to carry out the necessary repairs, corrections or replacements, and in some instances, to establish reserves, generally in an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention.

ASSIGNMENT OF THE MORTGAGE LOANS

      On or before the date of initial issuance of the offered certificates, each mortgage loan seller will transfer its mortgage loans to us, and we will then transfer all the mortgage loans to the trust. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

      In connection with the foregoing transfers, the related mortgage loan seller will be required to deliver the following documents, among others, to the custodian with respect to each of the mortgage loans--

      o     either:

            1.    the original promissory note, endorsed without recourse to the order of the trustee or in blank; or

            2.    if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

      o     the original or a copy of the related mortgage instrument, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

      o     the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

                                       129

      o     either:

            1.    a completed assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for completion of the assignee's name if delivered in blank and except for missing recording information; or

            2.    a certified copy of that assignment as sent for recording;

      o     either:

            1.    a completed assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in
                  recordable form except for completion of the assignee's name if delivered in blank and except for missing recording
                  information; or

            2.    a certified copy of that assignment as sent for recording;

      o     an original or copy of the lender's policy or certificate of title insurance or, if a title insurance policy has not yet been issued or located, a commitment for title insurance, which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

      o     in those cases where applicable, the original or a copy of the related ground lease;

      o     originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the related mortgage instrument or promissory note have been consolidated or modified or the subject mortgage loan has been assumed; and

      o     a copy of any related letter of credit (the original of which will be required to be delivered to the applicable master servicer).

provided that mortgage loan seller may deliver certain documents, including those identified in the third, fourth and fifth bullets, within the 30-day period following the date of issuance of the offered certificates.

      The custodian is required to hold all of the documents delivered to it with respect to the mortgage loans, in trust for the benefit of the certificateholders. Within a specified period of time following that delivery, the custodian will be further required to conduct a review of those documents.
The scope of the custodian's review of those documents will, in general, be limited solely to confirming that those documents have been received. None of the trustee, either master servicer, the special servicer or custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

      If--

      o     any of the above-described documents required to be delivered by the respective mortgage loan sellers to the custodian is not delivered or is otherwise defective in the manner contemplated by the pooling and servicing agreement; and

      o     that omission or defect materially and adversely affects the value of, or the interests of the certificateholders in, the subject loan,

then the omission or defect will constitute a material document defect as to which the certificateholders will have the rights against us described below under "--Repurchases and Substitutions," provided that no document defect (other than with respect to a mortgage note, mortgage, title insurance policy, ground lease or any letter of credit) will be considered to materially and adversely affect the interests of the certificateholders or the value of the related mortgage loan unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender's rights or remedies under the related mortgage loan, defending any claim

                                       130

asserted by any borrower or third party with respect to the mortgage loan, establishing the validity or priority of any lien on any collateral securing the mortgage loan or for any immediate servicing obligations.

      Within a specified period following the later of--

      o     the date on which the offered certificates are initially issued; and

      o     the date on which all recording information necessary to complete the subject document is received by the custodian,

the custodian or one or more independent third-party contractors retained at the expense of the mortgage loan sellers must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

      In each mortgage loan purchase agreement, the applicable mortgage loan seller has represented and warranted with respect to each mortgage loan (subject to certain exceptions specified in each mortgage loan purchase agreement), as of the issuance date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

      (a)   The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement will be true and correct in all material respects as of the cut-off date.

      (b)   Immediately prior to its transfer and assignment of the mortgage loan, it had good title to, and was the sole owner of, the mortgage loan.

      (c)   The related mortgage instrument is a valid and, subject to the exceptions and limitations on enforceability set forth in clause (d)
            below, enforceable first priority lien upon the related mortgaged real property, prior to all other liens and there are no other liens and/or encumbrances that are pari passu with the lien of the mortgage, in any event subject, however, to the Permitted
            Encumbrances, which Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

      (d)   The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing documents is enforceable against the related borrower in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, reorganization, receivership, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, (2) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (3) public policy considerations regarding provisions purporting to provide indemnification for securities law violations, except that certain provisions in those documents may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1),
            (2) and (3), such limitations or unenforceability will not render those loan documents invalid as a whole or substantially interfere with the lender's realization of the principal benefits and/or security provided thereby.

                                       131

      (e)   It has not received notice and has no actual knowledge, of any proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

      (f)   There exists an American Land Title Association or equivalent form of the lender's title insurance policy (or, if the title policy has yet to be issued, a pro forma policy or a marked up title insurance commitment binding on the title insurer) on which the required premium has been paid, insuring the first priority lien of the related mortgage instrument or, if more than one, mortgage instruments, in the original principal amount of the mortgage loan after all advances of principal, subject only to Permitted
            Encumbrances, which Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

      (g)   The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs or other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

      (h)   If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law, has either been properly designated and currently so serves or may be substituted in accordance with the deed of trust and applicable law.

      (i)   Except as identified in the engineering report prepared by an independent engineering consultant obtained in connection with the origination of the mortgage loan (if such a report was prepared), to its knowledge, the related mortgaged real property is in good repair and free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan, except in any such case where an escrow of funds, letter of credit or insurance coverage exists sufficient to effect the necessary repairs and maintenance.

      In addition to the above-described representations and warranties, each mortgage loan seller will also make additional representations and warranties regarding the mortgage loans being sold by them to depositor, which (subject to certain exceptions specified in each mortgage loan purchase agreement), will include representations and warranties generally to the following effect:

      o     the borrower is obligated to be in material compliance with environmental laws and regulations;

      o     the mortgage loan is eligible to be included in a REMIC;

      o     there are no liens for delinquent real property taxes on the related mortgaged real property;

      o     the related borrower is not the subject of bankruptcy proceedings;

      o     if applicable, a mortgage loan secured by a borrower's leasehold interest contains certain provisions for the benefit of the lender;
            and

      o     the borrower is obligated to provide financial information regarding the related mortgaged real property on at least an annual basis.

REPURCHASES AND SUBSTITUTIONS

      In the case of (i) a breach of any of the loan-specific representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of a mortgage loan or the interests of the certificateholders in that mortgage loan or (ii) a material document defect as described above under "--Assignment of the Mortgage Loans" above, the applicable mortgage loan seller, if it does not cure such breach or defect in all material respects within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the

                                       132

applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a qualified substitute mortgage loan (so long as that substitution is effected prior to the second anniversary of the Closing Date) and pay any substitution shortfall amount or to repurchase the affected mortgage loan within such 90-day period at the purchase price described below; provided that, unless the breach or defect would cause the mortgage loan not to be a qualified mortgage within the meaning of section 860G(a)(3) of the Code, the applicable mortgage loan seller generally has an additional 90-day period to cure such breach or defect if it is diligently proceeding with such cure. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility. The purchase price at which a mortgage loan seller will be required to repurchase a mortgage loan as to which there remains an uncured material breach or material document defect, as described above, will be generally equal to the sum (without duplication) of--

      o     the unpaid principal balance of that mortgage loan at the time of purchase, plus

      o     all unpaid interest due and accrued with respect to that mortgage loan at its mortgage interest rate to, but not including, the due date in the collection period of purchase (exclusive of any portion of that interest that constitutes Additional Interest), plus

      o     all unpaid interest accrued on Advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

      o     all unreimbursed servicing advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

      o     any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the applicable master servicer, the special servicer, the trustee, the certificate administrator, the custodian or the trust fund in connection with any such purchase by a mortgage loan seller (to the extent not included in the preceding bullet), plus

      o     other Additional Trust Fund Expenses related to that mortgage loan, including special servicing fees, plus

      o     if the circumstances (which are discussed under "Servicing of the
            Mortgage Loans--Servicing and Other Compensation and Payment of
            Expenses--The Principal Recovery Fee") under which a principal recovery fee would be payable to the special servicer are present, a principal recovery fee.

      If (i) any mortgage loan is required to be repurchased or substituted for in the manner described above, (ii) such mortgage loan is then a Crossed Loan, and (iii) the applicable document defect (including any omission) or breach of a representation and warranty does not constitute a defect or breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable defect or breach, as the case may be, will be deemed to constitute a defect or breach, as the case may be, as to any other
Crossed Loan in the Crossed Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group unless (A) the weighted average debt service coverage ratio for all the remaining related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution; and
(B) the weighted average loan-to-value ratio of the remaining related Crossed
Loans determined at the time of repurchase or substitution, based upon an appraisal obtained by the special servicer, is not greater than the weighted average loan-to-value ratio for all such Crossed Loans, including the affected
Crossed Loan, at the time of repurchase or substitution. In the event that one or more of such other Crossed Loans satisfy the aforementioned criteria, the mortgage loan seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related breach or defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed
Group.

      To the extent that the related mortgage loan seller repurchases or substitutes only for an affected Crossed Loan as described in the immediately preceding paragraph while the trustee continues to hold any related Crossed
Loans, we and the related mortgage loan seller will agree in the related mortgage loan purchase agreement to forbear

                                       133

from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its
Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related mortgage loan purchase agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified to remove the threat of material impairment as a result of the exercise of remedies.

      Notwithstanding the foregoing discussion, if any mortgage loan is otherwise required to be repurchased or substituted for in the manner described above, as a result of a document defect or breach with respect to one or more mortgaged real properties that secure a mortgage loan that is secured by multiple properties, the related mortgage loan seller will not be required to effect a repurchase or substitution of the subject mortgage loan if--

      o     the affected mortgaged real property(ies) may be released pursuant to the terms of any partial release provisions in the related loan documents and such mortgaged real property(ies) are, in fact, released,

      o     the remaining mortgaged real property(ies) satisfy the requirements, if any, set forth in the loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on prohibited transactions or contributions after the startup day of either REMIC I or REMIC II under the Code, and

      o     the related mortgage loan seller obtains written confirmation from each applicable rating agency that the release will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

      Except with respect to breaches of certain representations regarding the borrower's obligation to pay certain costs (in respect of which the remedy is the payment of costs), the foregoing substitution or repurchase obligation constitutes the sole remedy available to the certificateholders and the trustee for any uncured material breach of any mortgage loan seller's representations and warranties or material document defects regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold to us by such mortgage loan seller, and neither we nor any of our affiliates will be obligated to substitute or repurchase any such affected mortgage loan in connection with a material breach of a mortgage loan seller's representations and warranties or material document defects if such mortgage loan seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

      The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued; however, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

      A current report on Form 8-K, together with the pooling and servicing agreement, will be filed with the Securities and Exchange Commission and be available to purchasers of the offered certificates on or shortly after the

                                       134

date of initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                            TRANSACTION PARTICIPANTS

THE ISSUING ENTITY

      In connection with the issuance of the certificates, the issuing entity will be ML-CFC Commercial Mortgage Trust 2007-5, a common law trust created under the laws of the State of New York pursuant to the pooling and servicing agreement. ML-CFC Commercial Mortgage Trust 2007-5 is sometimes referred to in this prospectus supplement and the accompanying base prospectus as the "issuing entity," the "trust" or the "trust fund." We will transfer the mortgage loans to the trust in exchange for the issuance of the certificates to us or at our direction. The trust assets will initially consist of the mortgage loans, any collections of interest or principal thereon that are allocable to the period after the cut-off date but were received on or prior to the date of initial issuance of the certificates, and any related reserve or escrow funds being held pending application as of the date of initial issuance of the certificates.

      The trust's activities will be limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement and, except for those activities, the trust will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities.
Consequently, the trust will not be permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Because the trust will be created pursuant to the pooling and servicing agreement, the trust and its permissible activities can only be amended or modified by amending the pooling and servicing agreement. See "Description of the Governing
Documents--Amendment" in the accompanying base prospectus. The fiscal year end of the trust will be December 31.

      The trust will not have any directors, officers or employees. The trustee, the certificate administrator, the custodian, the master servicers and the special servicer will be responsible for administration of the trust assets, in each case to the extent of its duties expressly set forth in the pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

      Because the trust fund will be a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust."

THE DEPOSITOR

      We are Merrill Lynch Mortgage Investors, Inc., the depositor for the series 2007-5 securitization transaction. We will acquire the mortgage loans from the sponsors and the other mortgage loan seller and will transfer the mortgage loans to the trust. At this time, we are only engaged in the securitization of mortgage loans of the type described in the accompanying base prospectus. The accompanying base prospectus contains a more detailed description of us under the heading "The Depositor."

THE SPONSORS AND MORTGAGE LOAN SELLERS

      MERRILL LYNCH MORTGAGE LENDING, INC. Merrill Lynch Mortgage Lending, Inc.
("MLML"), our affiliate, an affiliate of Merrill Lynch, Pierce, Fenner & Smith
Incorporated, one of the underwriters and an affiliate of Merrill Lynch Capital
Services, Inc., the swap counterparty, will transfer to us, for inclusion in the series 2007-5 securitization transaction, fifty-four (54) mortgage loans, representing approximately 39.3% of the initial mortgage pool balance. MLML has been originating and/or acquiring multifamily and commercial mortgage loans for securitization since 1994. MLML securitized, in registered public offerings, approximately: (a) $1.45 billion of multifamily and commercial mortgage loans during 2005; (b) $1.97 billion of multifamily and commercial mortgage loans during 2004; and (c) $4.83 billion of multifamily and commercial mortgage loans during 2003. For additional information regarding MLML, see "The Sponsor" in the accompanying base prospectus.

                                       135

      COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC. Countrywide Commercial
Real Estate Finance, Inc. ("CRF") is a California corporation with its principal offices located in Calabasas, California. CRF is a wholly owned direct subsidiary of Countrywide Capital Markets, Inc., which is a wholly owned direct subsidiary of Countrywide Financial Corporation. Countrywide Financial
Corporation, through its subsidiaries, provides mortgage banking and diversified financial services in domestic and international markets. Founded in 1969,
Countrywide Financial Corporation is headquartered in Calabasas, California. CRF is an affiliate of Countrywide Securities Corporation, one of the underwriters and a registered broker dealer specializing in underwriting, buying, and selling mortgage backed debt securities. CRF is also an affiliate of Countrywide Home
Loans, Inc. ("CHL"), a New York corporation headquartered in Calabasas, CA. CHL is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. CHL originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated or serviced by CHL are principally first lien, fixed or adjustable rate mortgage loans secured by single family residences. CHL and its consolidated subsidiaries, including Countrywide Servicing, service substantially all of the mortgage loans CHL originates or acquires. In addition, Countrywide Servicing has purchased in bulk the rights to service mortgage loans originated by other lenders.

      CRF was founded in 2004 and originates and purchases from other lenders, commercial and multifamily mortgage loans for the purpose of securitizing them in commercial mortgage backed securitization ("CMBS") transactions. CRF also engages in the origination, and/or buying and selling, of mortgages and other interests related to commercial real estate for investment and other purposes.

      Neither CRF, CHL, Countrywide Servicing nor any of their affiliates services the commercial and multifamily loans that CRF originates or acquires for securitization in CMBS transactions.

      The table below indicates the size and growth of CRF's commercial mortgage loan origination program:

        COUNTRYWIDE COMMERCIAL REAL ESTATE LOAN ORIGINATION (IN MILLIONS)

                         2004          2005       THROUGH 6/7/2006      TOTAL
                      ----------   ------------   ----------------   -----------
Fixed Rate Loans       $  756.0     $  4,640.0      $   6,406.2       $11,802.2
Floating Rate Loans    $   52.0     $    527.0      $   1,534.0       $ 2,113.0
                      ----------   ------------   ----------------   -----------
TOTAL                  $  808.0     $  5,167.0      $   7,940.2       $13,915.2
                      ==========   ============   ================   ===========

      CRF's Securitization Program. CRF originates multifamily and commercial mortgage loans throughout the United States since 2004 and may potentially originate abroad. CRF originates both fixed and floating rate multifamily and commercial mortgage loans. To date, substantially all of the multifamily and commercial mortgage loans contributed to commercial mortgage securitizations by
CRF have been originated, directly or through correspondents, by CRF.

      In the normal course of its securitization program, CRF, may also acquire multifamily and commercial mortgage loans from various third party originators.
These mortgage loans may have been originated using underwriting guidelines not established by CRF. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

      CRF may also originate multifamily and commercial mortgage loans in conjunction with third party correspondents and, in those cases, the third party correspondents may perform the underwriting based on various criteria established or reviewed by CRF, and CRF would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

      In connection with its commercial mortgage securitization transactions,
CRF generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. The issuing entity issues commercial mortgage pass through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

      CRF and its affiliates also work with rating agencies, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction. Neither CRF nor any of its affiliates acts as servicer of any multifamily or

                                       136

commercial mortgage loan in the commercial mortgage securitizations for which it contributes these loans. Instead, CRF and/or the applicable depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund established with respect to a series of certificates.

      In connection with CRF contributing mortgage loans to a commercial mortgage securitization transaction, CRF may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

      o     deliver various specified loan documents;

      o     file and/or record or cause a third party to file and/or record on its behalf various specified loan documents and assignments of those documents; and

      o     make various loan specific representations and warranties.

      If it is later determined that any mortgage asset contributed by CRF fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related prospectus supplement, then after being notified, CRF will generally have an obligation to cure the subject defect, omission or breach or to repurchase or, under certain circumstances, substitute the subject mortgage asset.

      The table below indicates the size and growth of CRF's commercial mortgage loan securitization program:

    COUNTRYWIDE COMMERCIAL REAL ESTATE LOAN SECURITIZATION/SALE (IN MILLIONS)

                         2004          2005       THROUGH 6/7/2006      TOTAL
                      ----------   ------------   ----------------   -----------
Fixed Rate Loans       $   58.0     $  2,914.4      $   4,240.1       $ 7,212.5
Floating Rate Loans          --          102.2            332.6           434.8
                      ----------   ------------   ----------------   -----------
TOTAL                  $   58.0     $  3,016.6      $   4,572.7       $ 7,647.3
                      ==========   ============   ================   ===========

      CRF's Underwriting Standards. Set forth below is a discussion of certain general underwriting guidelines of CRF with respect to multifamily and commercial mortgage loans originated by CRF. The underwriting guidelines described below may not apply to multifamily and commercial mortgage loans acquired by CRF from third party originators.

      Notwithstanding the discussion below, given the unique nature of income producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "--CRF's Underwriting
Standards" section.

      1.    LOAN ANALYSIS. CRF performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single purpose entities, although exceptions may be made from time to time on a case by case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, a current rent roll, a budget and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances, CRF's underwriting staff and/or legal counsel will review leases of significant tenants. CRF may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. CRF generally requires third party appraisals, as well as environmental reports, building condition reports and, if

                                       137

applicable, seismic reports. Each report is reviewed for acceptability by a CRF staff member or a third party reviewer. The results of these reviews are incorporated into the underwriting report.

      2.    LOAN APPROVAL. Prior to commitment, all multifamily and commercial mortgage loans to be originated by CRF must be approved by the CRF credit committee, which is comprised of representatives of CRF and its affiliates. The requirements of the committee vary by loan size. The committee may approve a mortgage loan as presented, request additional due diligence, modify the loan terms or decline a loan transaction.

      3.    DEBT SERVICE COVERAGE RATIO. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make debt service payments on the loan.
Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, CRF will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

      The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

      o     the amount of income, net of operating expenses and capital expenditures, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

      o     the sum of the scheduled payments of principal and/or interest during that given period required to be paid (i) on the subject mortgage loan under the related loan documents and (ii) on any other loan that is secured by a lien of senior or equal priority on the related real property collateral.

      However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

      For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, CRF may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

      o     the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

      o     the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

      o     the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

      o     the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

      o     assumptions regarding the probability of renewal of particular leases and/or the re leasing of certain space at the subject real property collateral and the anticipated effect on capital and re leasing expenditures; and

                                       138

      o     various additional lease up assumptions and other assumptions regarding the payment of rent not currently being paid.

      There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

      Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by CRF, calculated as described above, will be equal to or greater than 1.20:1 (subject to the discussion under "--Additional Debt"
below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CRF may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20:1 based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CRF's judgment of improved property performance in the future and/or other relevant factors. In addition, CRF may originate a multifamily loan on a property in what is considered by CRF to be a strong market at a debt service coverage ratio that is lower than 1.20:1.

      4.    LOAN TO VALUE RATIO. CRF also looks at the loan to value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan to value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

      o     the sum of the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

      o     the estimated as is or as stabilized value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      Generally, the loan to value ratio for multifamily and commercial mortgage loans originated by CRF, calculated as described above, will be equal to or less than 81% (subject to the discussion under "--Additional Debt" below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CRF may originate a multifamily or commercial mortgage loan with a loan to value ratio above 81% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CRF or the appraiser's judgment of improved property performance in the future and/or other relevant factors.

      5.    ADDITIONAL DEBT. When underwriting a multifamily or commercial mortgage loan, CRF will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that
CRF or an affiliate will be the lender on that additional debt.

      The debt service coverage ratio described above under "--Debt Service
Coverage Ratio" and the loan to value ratio described above under "--Loan to
Value Ratio" may be below 1.20:1 and above 81%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

      6.    ASSESSMENTS OF PROPERTY CONDITION. As part of the underwriting process, CRF will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis,
CRF may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

      (a)   Appraisals. CRF will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition, CRF will generally require that those appraisals be conducted in

                                       139

            accordance with the Uniform Standards of Professional Appraisal
            Practices developed by The Appraisal Foundation, a not for profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform,
            Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, CRF may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      (b)   Environmental Assessment. CRF may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, CRF may utilize an update of a prior environmental assessment or a desktop review. Alternatively, CRF might forego an environmental assessment in limited circumstances, such as when it requires the borrowers or its principal to obtain an environmental insurance policy or an environmental guarantee.
            Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when CRF or the environmental consultant believes that such an analysis is warranted under the circumstances.

      Depending on the findings of the initial environmental assessment, CRF may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

      (c)   Engineering Assessment. In connection with the origination process,
            CRF may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, CRF will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

      (d)   Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, CRF may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is equal to or greater than
            20% of the estimated replacement cost for the improvements at the property, CRF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that in assessing probable maximum loss different assumptions may be used with respect to each seismic assessment, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

      7.    ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of a multifamily or commercial mortgage loan, CRF will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; zoning reports; and/or representations by the related borrower.

      Where a property as currently operated is a permitted non conforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, CRF will analyze whether--

      o     any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

      o     casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by
            CRF to be sufficient to pay off the related mortgage loan in full;

                                       140

      o     the real property collateral, if permitted to be repaired or restored in conformity with current law, would in CRF's judgment constitute adequate security for the related mortgage loan; and/or

      o     to require the related borrower to obtain law and ordinance insurance (which may or may not be adequate to cover any potential related loss).

      8.    ESCROW REQUIREMENTS. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, CRF may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. CRF conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by CRF. Furthermore, CRF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In certain situations, CRF may not require any reserves or escrows.

      Notwithstanding the foregoing discussion under this "--CRF's Underwriting
Standards" section, CRF may sell mortgage loans to the depositor for inclusion in the trust fund that vary from, or do not comply with, CRF's underwriting guidelines. In addition, in some cases, CRF's and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case by case permitted exception based upon other compensating factors.

      KEYBANK NATIONAL ASSOCIATION. KeyBank National Association ("KeyBank") is
a sponsor of this securitization and is one of the mortgage loan sellers.
KeyBank is the seller of forty-eight (48) of the underlying mortgage loans or
12.7% of the initial mortgage pool balance, all of which loans were underwritten and originated by KeyBank.

      KeyBank is a national banking association that is a wholly-owned subsidiary of KeyCorp (NYSE: KEY). KeyBank is the parent of KeyCorp Real Estate
Capital Markets, Inc., one of the master servicers. KeyBank maintains its primary offices at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its
telephone number is (216) 689-6300. KeyBank has approximately 950 banking centers located in 13 states. As of December 31, 2006, KeyBank had total assets of approximately $88.081 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $81.228 billion and approximately
$6.853 billion in stockholder's equity.

      KeyBank provides financial services, including commercial real estate financing, throughout the United States. In 2006, KeyBank's Real Estate Capital
Group originated a total of $16.0 billion in construction, development, permanent and private equity loans from 32 offices nationwide. Of this total,
$3.3 billion was originated for sale through commercial mortgage-backed securities (CMBS) transactions, acquisition by Fannie Mae or Freddie Mac, or sale to life insurance companies and pension funds.

      KeyBank began selling commercial mortgage loans into CMBS transactions in
2000. KeyBank's commercial mortgage loans that are originated for sale into a
CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed rate and are secured primarily by retail, office, multifamily, industrial, self-storage, and hospitality properties. As of
December 31, 2006, KeyBank had originated approximately $8.2 billion of commercial mortgage loans that have been securitized in 33 securitization transactions. The following table sets forth information for the past three years regarding the amount of commercial mortgage loans that KeyBank (i)
originated for the purposes of securitization in CMBS transactions and (ii)
actually securitized in CMBS transactions (which amounts include mortgage loans that were originated or purchased by KeyBank).

                YEAR             LOANS ORIGINATED     LOANS SECURITIZED
         --------------------   ------------------   -------------------
          2006 (in billions)          $2.221                $1.905
          2005 (in billions)          $1.385                $1.323
          2004 (in billions)          $1.213                $1.099

      Generally, KeyBank originates the commercial mortgage loans that it contributes to CMBS transactions. However, if KeyBank purchases mortgage loans from third-party originators (which mortgage loans may have been

                                       141

originated using underwriting guidelines not established by KeyBank), KeyBank re-underwrites those mortgage loans and performs other procedures to ascertain the quality of those mortgage loans, which procedures are subject to approval by a credit officer of KeyBank.

      KeyBank originates commercial mortgage loans and, together with other sponsors or loan sellers, participates in a securitization by transferring the mortgage loans to an unaffiliated securitization depositor, which then transfers the mortgage loans to the issuing entity for the related securitization. KeyBank initially selects the mortgage loans that it will contribute to the securitization, but it has no input on the mortgage loans contributed by other sponsors or loan sellers. KeyBank generally participates in securitizations with multiple mortgage loan sellers and an unaffiliated depositor.

      KeyBank's wholly-owned subsidiary, KeyCorp Real Estate Capital Markets,
Inc., acts as the primary servicer of KeyBank's commercial mortgage loans that are securitized and in most cases, including this transaction, acts as a master servicer for securitizations in which KeyBank participates. Other than the securitization of commercial mortgage loans, KeyBank securitizes federal and private student loans that it originates or purchases from third parties.

      KeyBank's Underwriting Standards

      General. Set forth below is a general discussion of certain of KeyBank's underwriting guidelines for originating commercial mortgage loans. KeyBank also generally applies these underwriting guidelines when it re-underwrites commercial mortgage loans acquired from third-party originators. KeyBank generally does not outsource to third parties any credit underwriting decisions or originating duties other than those services performed by providers of environmental, engineering and appraisal reports and other related consulting services.

      The underwriting and origination procedures and credit analysis described below may vary from one commercial mortgage loan to another based on the unique circumstances of the related commercial property (including its type, current use, size, location, market conditions, tenants and leases, performance history and/or other factors), and KeyBank may, on a case-by-case basis, permit exceptions to its underwriting guidelines based upon other compensating factors.
Consequently, there can be no assurance that the underwriting of any particular underlying mortgage loan sold into this transaction by KeyBank strictly conformed to the general guidelines described in this "--KeyBank's Underwriting
Standards" section.

      Loan Analysis. KeyBank generally performs both a credit analysis and a collateral analysis for each commercial mortgage loan as well as a site inspection of the related real property collateral. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches as well as searches to determine OFAC and PATRIOT Act compliance. Generally, borrowers of loans greater than $4.0 million are required to be special-purpose entities, although exceptions are made on a case-by-case basis. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. KeyBank's credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, property condition reports and seismic reports, if applicable.

      Loan Approval. Prior to commitment, all commercial mortgage loans to be originated or purchased by KeyBank must be approved by a dedicated credit officer of KeyBank. The credit officer may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

      Debt Service Coverage Ratio and Loan-to-Value Ratio. KeyBank's
underwriting includes a calculation of the debt service coverage ratio (DSCR) in connection with the origination of a commercial mortgage loan. The DSCR will generally be calculated based on the underwritten net cash flow from the subject property as determined by KeyBank and payments on the mortgage loan based on actual principal and/or interest due on the mortgage loan. However, underwritten net cash flow is a subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral, and there is no assurance that those assumptions or adjustments will, in fact, be consistent with actual property performance.
KeyBank's underwriting also generally includes a calculation of the loan-to-value ratio of a prospective commercial mortgage loan in connection with its origination. In general, the loan-to-value ratio of a commercial mortgage loan at any given time is the ratio, expressed as a percentage, of (i) the then outstanding principal balance of the mortgage loan,

                                       142

to (ii) the estimated value of the related real property collateral based on an appraisal. See also the discussion of "UW Net Cash Flow" in the "Glossary" to this prospectus supplement and "Annex A-1 Characteristics of the Mortgage Loans"
and "Annex A-2 Certain Statistical Information Regarding the Mortgage Loans" in
this prospectus supplement.

      Property Assessments. As part of its underwriting process, KeyBank will obtain the following property assessments.

      Appraisals. KeyBank will require independent appraisals in connection with the origination of each commercial mortgage loan that meet the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the
Appraisal Standards Board of the Appraisal Foundation and the guidelines in
Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of
1989.

      Environmental Assessment. KeyBank will require a Phase I environmental assessment with respect to the real property collateral for a prospective commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Depending on the findings of the initial environmental assessment, KeyBank may require additional environmental testing, such as a
Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy, an escrow of funds or a guaranty or indemnity with respect to environmental matters.

      Property Condition Assessment. KeyBank will require that an engineering firm inspect the real property collateral for any prospective commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

      Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4,
KeyBank may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, KeyBank may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

      Zoning and Building Code Compliance. KeyBank will generally examine whether the use and occupancy of the subject real property collateral securing a commercial mortgage loan is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.
Evidence of this compliance may be in the form of one or more of the following:
legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering, appraisal or consulting reports; and/or representations by the related borrower.

      Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, KeyBank may require a borrower under a commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, potential re-tenanting expenses and/or environmental remediation. KeyBank conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by KeyBank. Furthermore,
KeyBank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

      Notwithstanding the foregoing discussion under this "--KeyBank's
Underwriting Standards" section, the depositor may purchase underlying mortgage loans for inclusion in the issuing entity that vary from, or do not comply with,
KeyBank's underwriting guidelines.

      IXIS REAL ESTATE CAPITAL INC. IXIS Real Estate Capital Inc. ("IXIS RE"),
is a sponsor of this securitization and one of the mortgage loan sellers. IXIS
RE is an affiliate of IXIS Securities North America Inc., one of the underwriters. IXIS RE originated and underwrote all of the mortgage loans it is selling to the depositor, which represent 9.1% of the initial mortgage pool balance.

                                       143

      IXIS RE, formerly known as CDC Mortgage Capital Inc., is a New York corporation. IXIS RE is a wholly-owned subsidiary of IXIS Capital Markets North
America Inc., which is more than a 95% owned subsidiary of IXIS North America
Inc., a wholly-owned subsidiary of IXIS Corporate & Investment Bank ("IXIS
CIB"), a fully licensed bank under French law. The executive offices of IXIS RE are located at 9 West 57th Street, New York, New York 10019, telephone number
(212) 891-6152.

      IXIS RE primarily engages in originating, purchasing and securitizing commercial and residential mortgage loans. IXIS RE also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment. IXIS CIB and its affiliates are engaged in a wide range of banking and investment banking activities in France and internationally.

      IXIS RE's Commercial Real Estate Securitization Program

      IXIS RE's primary business is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for IXIS RE's securitization program. Substantially all mortgage loans originated by IXIS RE are sold to securitizations as to which IXIS RE acts as a mortgage loan seller.
IXIS RE, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in 1998. As of December 31, 2006, the total amount of commercial mortgage loans originated and securitized by IXIS RE and its predecessors is in excess of $11 billion. In its fiscal year ended
December 31, 2006, IXIS RE securitized in excess of $3.1 billion of commercial mortgage loans.

      IXIS RE's annual origination of loans secured by commercial real estate has grown from approximately $870 million in 1999 to approximately $4.8 billion in 2006. The commercial mortgage loans originated by IXIS RE include both fixed-
and floating-rate loans and both smaller "conduit" loans and large loans. IXIS
RE primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. IXIS RE originates loans in every state.

      IXIS RE originates or acquires mortgage loans and, together with other sponsors or mortgage loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with its affiliate, IXIS
Capital Markets North America Inc., and with other underwriters, IXIS RE works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. IXIS RE currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, mortgage loan sellers and/or depositors. Neither IXIS RE nor any of its affiliates currently act as servicer of the mortgage loans in its securitization.

      Underwriting Standards

      Loan Analysis and Approval. Conduit mortgage loans originated by IXIS RE will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved.
Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The IXIS RE credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged real property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the IXIS RE underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and

                                       144

visibility and demand generators. As part of its underwriting procedures, IXIS
RE also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Additional Loan and Property Information--Zoning and Building
Code Compliance" and "Assessments of Property Condition."

      Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from IXIS RE and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and Loan-to-Value Ratio. IXIS RE's
underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, IXIS may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, IXIS RE's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by IXIS there may exist subordinate debt secured by the related mortgaged real property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Annex A-1 hereto may differ from the amount calculated at the time of origination. In addition, IXIS RE's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in this prospectus supplement.

      Escrow Requirements. IXIS RE often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. IXIS RE conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by IXIS RE.

      WELLS FARGO BANK, NATIONAL ASSOCIATION. Wells Fargo Bank, National
Association, a national banking association ("Wells Fargo Bank"), is one of the mortgage loan sellers. Wells Fargo Bank originated and underwrote all of the mortgage loans it is selling to us. Wells Fargo Bank is also one of the master servicers and the certificate administrator. See "Transaction Participants--The
Master Servicers and Special Servicer-Wells Fargo Bank, National Association"
and "--The Certificate Administrator" in this prospectus supplement.

      Wells Fargo Bank is a wholly-owned subsidiary of Wells Fargo & Company
(NYSE: WFC). The principal office of Wells Fargo Bank's commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco,
California 94105, and its telephone number is (415) 396-7697.

      Wells Fargo Bank is engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells
Fargo Bank is a national banking association chartered by the Office of the
Comptroller of the Currency (the "OCC") and is subject to the regulation, supervision and examination of the OCC.

      Wells Fargo Bank's Commercial Mortgage Securitization Program. Wells Fargo
Bank has been active as a participant in securitizations of commercial and multifamily mortgage loans since 1995. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which
Wells

                                       145

Fargo Bank has participated include the "TOP" program in which Morgan Stanley
Capital I Inc. and Bear, Stearns Commercial Mortgage Securities Inc. have alternately acted as depositor, the "PWR" program in which the BSCMSI Depositor or Bear, Stearns Commercial Mortgage Securities II Inc. act as depositor and the
"HQ" and "LIFE" programs in which Morgan Stanley Capital I Inc. acts as depositor.

      Between the inception of its commercial mortgage securitization program in
1995 and December 31, 2006, Wells Fargo Bank originated approximately 3,553 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $18.4 billion, which were included in approximately 50 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured housing and self-storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. In the year ended December 31, 2006, Wells Fargo Bank originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $3.8 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

      Servicing. Wells Fargo Bank services the mortgage loans that it originates, and is acting as master servicer in this transaction. See "--The
Master Servicers and Special Servicer-Wells Fargo Bank, National Association" in
this prospectus supplement. Wells Fargo Bank is also acting as certificate administrator in this transaction. See "--The Certificate Administrator" in this prospectus supplement.

      Underwriting Standards. Wells Fargo Bank generally underwrites commercial and multifamily mortgage loans originated for securitization in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged real property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved. Accordingly, no representation is made that each mortgage loan originated by Wells Fargo Bank will comply in all respects with the underwriting criteria.

      An underwriting team comprised of real estate professionals conducts a review of the mortgaged real property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged real property and other factors, the credit of key tenants also may also be reviewed.
Each mortgaged real property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. Wells Fargo Bank generally obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property
Condition."

      A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction with additional due diligence.

      Debt Service Coverage Ratio and LTV Ratio. Wells Fargo Bank's underwriting criteria generally require a minimum debt service coverage ratio of 1.20x and a maximum LTV Ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, Wells Fargo Bank may originate a mortgage loan with a lower debt service coverage ratio or a higher LTV Ratio based on relevant factors such as the types of tenants and leases at the mortgaged real property or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by Wells Fargo Bank or its affiliates there may exist subordinate debt secured by the related mortgaged real property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

      For purposes of the underwriting criteria, Wells Fargo Bank calculates the debt service coverage ratio for each mortgage loan on the basis of underwritten net cash flow at loan origination. Therefore, the debt service

                                       146

coverage ratio for each mortgage loan as reported in this prospectus supplement and Annex A-1 hereto may differ from the ratio for such loan calculated at the time of origination. In addition, Wells Fargo Bank's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. Wells Fargo Bank may require a borrower to fund escrows or reserves for taxes and insurance or, in some cases, requires such escrows or reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Wells Fargo Bank may also require a borrower to fund escrows or reserves for other purposes such as deferred maintenance, re-tenanting expenses and capital expenditures, in some cases only during periods when certain debt service coverage ratios are not satisfied. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. Wells Fargo Bank reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves to be funded for each mortgage loan.

THE MASTER SERVICERS AND THE SPECIAL SERVICER

      KEYCORP REAL ESTATE CAPITAL MARKETS, INC. KeyCorp Real Estate Capital
Markets, Inc. ("KRECM") will be a master servicer under the series 2007-5 pooling and servicing agreement. KRECM is an Ohio corporation that is a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers and a sponsor, and an affiliate of KeyBanc Capital Markets, a
Division of McDonald Investments Inc., one of the underwriters. KeyBank National
Association and KeyBanc Capital Markets, a Division of McDonald Investments Inc.
are both wholly-owned subsidiaries of KeyCorp. KRECM maintains servicing offices at 911 Main Street, Suite 1500, Kansas City, Missouri 64105 and 1717 Main
Street, Suite 1000, Dallas, Texas 75201.

      KRECM has been engaged in the servicing of commercial mortgage loans since
1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KRECM's portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

                          LOANS                              12/31/2004     12/31/2005     12/31/2006
---------------------------------------------------------   ------------   ------------   ------------

By Approximate Number:                                          5,345         11,218          11,322
By Approximate Aggregate Principal Balance (in billions):     $34.094        $73.692         $94.726

      Within this servicing portfolio are, as of December 31, 2006, approximately 9,384 loans with a total principal balance of approximately $70 billion that are included in approximately 116 commercial mortgage-backed securitization transactions. KRECM's servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KRECM also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third-parties. Based on the aggregate outstanding principal balance of loans being serviced as of June 30, 2006, the Mortgage Bankers Association of
America ranked KRECM the fifth largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

      KRECM is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and
Fitch. Moody's does not assign specific ratings to servicers. KRECM is on S&P's
Select Servicer list as a U.S. Commercial Mortgage Master Servicer, and S&P has
assigned to KRECM the rating of STRONG as a master servicer, primary servicer and special servicer. Fitch has assigned to KRECM the ratings of CMS1- as a master servicer, CPS1- as a primary servicer and CSS2+ as a special servicer.
S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

      No securitization transaction involving commercial mortgage loans in which
KRECM is or has been acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of KRECM as master servicer, including as a result of KRECM's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

                                       147

      KRECM's servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KRECM to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KRECM generally uses the
CMSA format to report to trustees of commercial mortgage-backed securities
(CMBS) transactions and maintains a website (www.Key.com\Key2CRE) that provides access to reports and other information to investors in CMBS transactions for which KRECM is a master servicer.

      Certain duties and obligations of the master servicer and the provisions of the series 2007-5 pooling and servicing agreement are described in this prospectus supplement under "Servicing of the Mortgage Loans." KRECM's ability to waive or modify any terms, fees, penalties or payments on the underlying mortgage loans and the effect of that ability on the potential cash flows from the underlying mortgage loans are described in the prospectus supplement under
"Servicing of the Mortgage Loans--The Controlling Class Representative and the
Loan Combination Controlling Parties"; "--Enforcement of Due-on-Sale and
Due-on-Encumbrance Provisions"; and "--Modifications, Waivers, Amendments and
Consents."

      The master servicer's obligations to make debt service advances and/or servicing advances, and the interest or other fees charged for those advances and the terms of the master servicer's recovery of those advances, are described in this prospectus supplement under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" and "Servicing of the Mortgage Loans --Required
Appraisals" and "--Servicing and Other Compensation and Payment of Expenses."
KRECM will not have primary responsibility for the custody of original documents evidencing the underlying mortgage loans. Rather, the trustee acts as custodian of the original documents evidencing the underlying mortgage loans. But on occasion, KRECM may have custody of certain original documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent KRECM performs custodial functions as the master servicer, original documents will be maintained in a manner consistent with the Servicing Standard.

      Certain terms of the series 2007-5 pooling and servicing agreement regarding the master servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under "Servicing of the Mortgage
Loans--Events of Default" and "--Rights Upon Event of Default."

      The manner in which collections on the underlying mortgage loans are to be maintained is described under "Servicing of the Mortgage Loans--Collection
Accounts" in this prospectus supplement. Generally, all amounts received by
KRECM on the underlying mortgage loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by
KRECM and are then allocated and transferred to the appropriate account described under "Servicing of the Mortgage Loans--Collection Accounts" in this prospectus supplement within the time required by the series 2007-5 pooling and servicing agreement. Similarly, KRECM generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

      KRECM maintains the accounts it uses in connection with servicing commercial mortgage loans with its parent company, KeyBank National Association.
The following table sets forth the ratings assigned to KeyBank National
Association's long-term deposits and short-term deposits.

                                      S&P       FITCH      MOODY'S
                                    -------    -------    ---------
            Long-Term Deposits:        A          A          A1
            Short-Term Deposits:      A-1        F1          P-1

      KRECM believes that its financial condition will not have any material adverse effect on the performance of its duties under the series 2007-5 pooling and servicing agreement and, accordingly, will not have any material adverse impact on the mortgage pool performance or the performance of the series 2007-5 certificates. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against KRECM or of which any of its property is the subject, that is material to the series
2007-5 certificateholders.

                                       148

      KRECM has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item
1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, and (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer.
KRECM's servicing policies and procedures for the servicing functions it will perform under the series 2007-5 pooling and servicing agreement for assets of the same type included in the series 2007-5 securitization transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KRECM has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii)
established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KRECM's servicing policies and procedures have been generally consistent for the last three years in all material respects.

      KRECM is, as the master servicer, generally responsible for both master servicing functions and primary servicing functions with respect to the underlying mortgage loans it is obligated to service under the series 2007-5 pooling and servicing agreement. However, KRECM will be permitted to appoint one or more subservicers to perform all or any portion of its primary servicing functions under the series 2007-5 pooling and servicing agreement, as further described in this prospectus supplement under "Servicing of the Mortgage
Loans--Sub-Servicers." At the request of certain of the mortgage loan sellers,
KRECM intends to appoint six (6) subservicers to perform primary servicing functions for certain underlying mortgage loans or groups of underlying mortgage loans (in each case aggregating less than 10% of the initial mortgage pool balance) pursuant to subservicing agreements that will require and entitle the respective subservicers to handle collections, hold escrow and reserve accounts and respond to and make recommendations regarding assignments and assumptions and other borrower requests.

      In addition, KRECM may from time to time perform some of its servicing obligations under the series 2007-5 pooling and servicing agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches or filing UCC financing statements and amendments.

      KRECM will, in accordance with its internal procedures and applicable law, monitor and review the performance of the subservicers that it appoints and any third-party vendors retained by it to perform servicing functions.

      KRECM is not an affiliate of the depositor, the sponsors (other than
KeyBank National Association), the issuing entity, the special servicer, the trustee, or any originator of any of the underlying mortgage loans identified in this prospectus supplement (other than KeyBank National Association).

      The information set forth in this prospectus supplement concerning KRECM has been provided by it. KRECM will make no representations as to the validity or sufficiency of the series 2007-5 pooling and servicing agreement, the series
2007-5 certificates, the underlying mortgage loans or this prospectus supplement.

      See also "Servicing of the Mortgage Loans--General," "--Servicing and
Other Compensation and Payment of Expenses," "--Enforcement of Due-on-Sale and
Due-on-Encumbrance Provisions," "--Modifications, Waivers, Amendments and
Consents," "--Required Appraisals," "--Collection Accounts" and "--Inspections;
Collection of Operating Information" below in this prospectus supplement.

      WELLS FARGO BANK, NATIONAL ASSOCIATION. Wells Fargo Bank, National
Association will act as master servicer with respect to those mortgage loans acquired by us from Countrywide Commercial Real Estate Finance, Inc. and Wells
Fargo Bank, National Association and transferred by us to the trust. Certain servicing and administration functions will also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable mortgage loan seller.

      Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch.

                                       149

Moody's does not assign specific ratings to servicers. S&P has assigned to Wells
Fargo Bank the ratings of STRONG as a primary servicer and as a master servicer and ABOVE AVERAGE as a special servicer. Fitch has assigned to Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

      As of December 31, 2006, the commercial mortgage servicing group of Wells
Fargo Bank was responsible for servicing approximately 11,665 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $103.7 billion, including approximately 10,434 loans securitized in approximately 93 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $99.4 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage
Bankers Association of America, as of June 30, 2006, Wells Fargo Bank was the
fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being master and/or primary serviced in commercial mortgage-backed securitization transactions.

      Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a Servicing Transfer Event.

      A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro)
provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer.

      Wells Fargo Bank may appoint one or more sub-servicers to perform all or any portion of its duties under the pooling and servicing agreement. Wells Fargo
Bank monitors and reviews the performance of sub-servicers appointed by it.

      Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's.
Wells Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P and "AA+" by Fitch.

      Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells
Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

      There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

      WACHOVIA BANK, NATIONAL ASSOCIATION. Wachovia Bank, National Association
("Wachovia") will act as the master servicer under the Wachovia 2007-C30 pooling and servicing agreement with respect to the Peter Cooper Village and Stuyvesant
Town trust mortgage loan. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly-owned subsidiary of Wachovia Corporation. Wachovia's principal servicing offices are located at
NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

                                       150

      Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia's primary servicing system runs on EnableUs software. Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia's portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

                                                         AS OF            AS OF            AS OF            AS OF
COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS              12/31/2003       12/31/2004       12/31/2005       12/31/2006
-------------------------------------------------    --------------   --------------   --------------   --------------

By Approximate Number............................        10,015           15,531           17,641           20,725
By Approximate Aggregate Unpaid Principal
   Balance (in billions).........................       $  88.6          $ 141.3          $ 182.5          $ 262.1

      Within this portfolio, as of December 31, 2006, are approximately 20,725 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $262.1 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia's servicing portfolio as of December 31, 2006 were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands
and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

      Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

      The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by Wachovia, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii)
outstanding as of the dates indicated:

                              APPROXIMATE SECURITIZED
                             MASTER-SERVICED PORTFOLIO      APPROXIMATE OUTSTANDING      APPROXIMATE OUTSTANDING
          DATE                        (UPB)*                ADVANCES (P&I AND PPA)*        ADVANCES AS % OF UPB
------------------------   -----------------------------    -----------------------      ------------------------

   December 31, 2003             $74,461,414,561                 $ 84,616,014                      0.1%
   December 31, 2004             $113,159,013,933                $129,858,178                      0.1%
   December 31, 2005             $142,222,662,628                $164,516,780                      0.1%
   December 31, 2006             $201,283,960,215                $162,396,491                      0.1%

_____________________

*     "UPB" means unpaid principal balance, "P&I" means principal and interest advances and "PPA" means property protection advances.

      Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia's ratings by each of these agencies is outlined below:

                                          FITCH                      S&P
                                    ------------------        ------------------
      Primary Servicer                    CPS2+                     Strong
      Master Servicer                     CMS2                      Strong

      The short-term debt ratings of Wachovia are "A-1+" by S&P, "P-1" by
Moody's and "F1+" by Fitch.

      Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.
Wachovia's servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia's policies and procedures have come in response to changes in

                                       151

federal or state law or investor requirements, such as updates issued by the
Federal National Mortgage Association or the Federal Home Loan Mortgage
Corporation.

      Wachovia may perform any of its obligations under the pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

      o     monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

      o     provision of Strategy and Strategy CS software;

      o     identification, classification, imaging and storage of documents;

      o     analysis and determination of amounts to be escrowed for payment of taxes and insurance;

      o     entry of rent roll information and property performance data from operating statements;

      o     tracking and reporting of flood zone changes;

      o     tracking, maintenance and payment of rents due under ground leases;

      o     abstracting of insurance requirements contained in loan documents;

      o     comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

      o     abstracting of leasing consent requirements contained in loan documents;

      o     legal representation;

      o     assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia;

      o     maintenance and storage of letters of credit;

      o     tracking of anticipated repayment dates for loans with such terms;

      o     reconciliation of deal pricing, tapes and annexes prior to securitization;

      o     entry of new loan data and document collection;

      o     initiation of loan payoff process and provision of payoff quotes;

      o     printing, imaging and mailing of statements to borrowers;

      o     performance of property inspections;

      o     performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

      o     review of financial spreads performed by sub-servicers;

                                       152

      o     review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval; and

      o     performance of UCC searches and filing of UCCs.

      Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account pursuant to the Wachovia 2007-C30 pooling and servicing agreement within the time required by the Wachovia 2007-C30 pooling and servicing agreement. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

      Wachovia will not have primary responsibility for custody services of original documents evidencing the Peter Cooper Village and Stuyvesant Town trust mortgage loan. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as the
Wachovia 2007-C30 master servicer, documents will be maintained in a manner consistent with the servicing standard.

      There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

      The Wachovia 2007-C30 master servicer will be responsible for master servicing of the Peter Cooper Village and Stuyvesant Town trust mortgage loan.
The Wachovia 2007-C30 master servicer may elect to sub-service some or all of its servicing duties with respect to the Peter Cooper Village and Stuyvesant
Town trust mortgage loan.

      The information set forth in this prospectus supplement concerning the
Wachovia 2007-C30 master servicer has been provided by the Wachovia 2007-C30 master servicer.

      CWCAPITAL ASSET MANAGEMENT LLC. CWCapital Asset Management LLC ("CWCAM"),
a Massachusetts limited liability company, will initially be appointed as special servicer (the "Special Servicer") under the pooling and servicing agreement. CWCAM's primary special servicing office is located at 700 Twelfth
Street N.W., Suite 700, Washington D.C. 20005 and it's telephone number is (888)
880-8958. CWCAM or its affiliates are involved in real estate investment, finance and management business, including:

      o     originating commercial and multifamily real estate loans;

      o     investing in high-yielding real estate loans; and

      o     investing in, and managing as special servicer, unrated and non-investment grade rated securities issued pursuant to CMBS and
            CDO transactions.

      CWCAM was organized in June 2005. In July of 2005, it acquired Allied
Capital Corporation's special servicing operations and replaced Allied Capital
Corporation as special servicer for all transactions for which Allied Capital
Corporation served as special servicer. In February 2006, an affiliate of CWCAM merged with CRIIMI MAE, Inc. ("CMAE") and the special servicing operations of
CRIIMI MAE Services L.P., the special servicing subsidiary of CMAE, were consolidated into the special servicing operations of CWCAM. An affiliate or affiliates of CWCAM may acquire certain of the non-offered certificates. CWCAM is a wholly-owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, the assets of CWCAM and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth.

      Because CWCAM was not formed until June 2005, CWCAM did not serve as special servicer for any CMBS pools as of December 31, 2003, or as of December
31, 2004. As of December 31, 2005, CWCAM acted as

                                       153

special servicer with respect to 25 domestic CMBS pools containing approximately
3670 loans secured by properties throughout the United States with a then-current face value in excess of $32 billion. As of December 31, 2006, CWCAM acted as special servicer with respect to 94 domestic and 2 Canadian pools containing approximately 11,100 loans secured by properties throughout the
United States and Canada with a then-current face value in excess of $108.7 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the Mortgage Loans backing the
Certificates.

      CWCAM has three offices (Washington, D.C., Rockville, Maryland and
Needham, Massachusetts) and CWCAM provides special servicing activities in over
88 markets throughout the United States. As of December 31, 2006, CWCAM had 57
employees responsible for the special servicing of commercial real estate assets. As of December 31, 2006, within the CMBS pools described in the preceding paragraph, 162 assets were actually in special servicing. The assets owned or managed by CWCAM and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying Mortgage Loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

      Since its formation, policies and procedures of special servicing at CWCAM have been adopted from the best practices of the Allied Capital Corporation and
CRIIMI MAE Services L.P., operations that it has acquired. These policies and procedures for the performance of its special servicing obligations, among other things, in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB of the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

      CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM does not believe that its financial condition will have any adverse effect on the performance of its duties under the pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the
Certificates. CWCAM does not have any material primary principal and interest advancing obligations with respect to the CMBS pools as to which it acts as special servicer and only has primary property protection advancing obligations for one CMBS pool.

      CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that
CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standard.

      There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that is material to the Certificateholders.

      CWCAM is not an affiliate of the Depositor, the trust fund, the Master
Servicer or the Trustee. However, CWCAM is an affiliate of Cadim TACH Inc., the anticipated initial holder of certain non-offered certificates. There are no specific relationships involving or relating to this transaction or the underlying Mortgage Loans between CWCAM or any of its affiliates, on the one hand, and the Depositor, the Master Servicer or the trust fund, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party--apart from the subject securitization transaction--between CWCAM or any of its affiliates, on the one hand, and the
Depositor, the Master Servicer or the trust fund, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates.

      No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer. In addition, there has been no previous disclosure of material non-compliance with

                                       154

servicing criteria by CWCAM with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer.

      From time-to-time, CWCAM and its affiliates may be parties to lawsuits and other legal proceedings arising in the ordinary course of business. CWCAM does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as special servicer. Additionally, CWCAM has no actual knowledge of any proceedings contemplated by governmental authorities that it believes would have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

      The Special Servicer may elect to sub-service some or all of its servicing duties with respect to each of the Specially Serviced Mortgage Loans and REO
Properties and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement; provided that the Special Servicer may not appoint a sub-servicer after the closing date if such sub-servicer is listed on a "do not hire" list to be provided by the Depositor, which "do not hire" list will reflect any parties who have failed to comply with Exchange Act reporting requirements in connection with this or any other securitization conducted by the Depositor. Additionally, any subservicing is subject to various other conditions set forth in the pooling and servicing agreement including the requirement that the Special Servicer will remain liable for its servicing obligations under the pooling and servicing agreement.

      Certain of the duties of the Special Servicer and the provisions of the pooling and servicing agreement regarding the Special Servicer, including, without limitation, information regarding the rights of the Special Servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the Special Servicer to waive or modify the terms of the Mortgage
Loans are set forth herein under "Servicing of the Mortgage
Loans--Modifications, Waivers, Amendments and Consents" and "--Realization Upon
Defaulted Mortgage Loans." Certain terms of the pooling and servicing agreement regarding the Special Servicer's removal, replacement, resignation or transfer are described herein under "Servicing of the Mortgage Loans--Events of Default"
and "--Rights Upon an Event of Default." For a description of the Special
Servicer's compensation see "Servicing of the Mortgage Loans--Servicing and
Other Compensation and Payment of Expenses."

      The information set forth in this section "Transaction Participants--The
Master Servicers and Special Servicer--CWCapital Asset Management LLC"
concerning the Special Servicer (other than the two immediately preceding paragraphs) has been provided by the Special Servicer. The Special Servicer makes no representations as to the validity or sufficiency of the pooling and servicing agreement (other than as to its being binding on the Special
Servicer), the certificates, the mortgage loans, this prospectus supplement
(other than as to the accuracy of the information regarding the Special Servicer under this section "Transaction Participants--The Master Servicers and Special
Servicer--CWCapital Asset Management LLC") or any related documents.

THE TRUSTEE AND CUSTODIAN

      LaSalle Bank National Association ("LaSalle") will act as trustee under the pooling and servicing agreement, on behalf of the certificateholders. In addition, LaSalle will act as custodian on behalf of the trustee. The trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625,
Chicago, Illinois, 60603. Attention: Global Securities and Trust
Services--ML-CFC Commercial Mortgage Trust 2007-5 or at such other address as the trustee may designate from time to time.

      LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation.
LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as trustee or paying agent on over 685 commercial mortgage-backed security transactions involving assets similar to the mortgage loans to be included in the trust. As of December
31, 2006, LaSalle served as trustee or paying agent in over 460 commercial mortgage-backed security transactions. The long-term unsecured debt of LaSalle is rated "A+" by S&P, "Aa3" by Moody's and "AA-" by Fitch. The depositor, the master servicers, the special servicer and the certificate administrator may maintain other banking relationships in the ordinary course of business with the trustee.

      In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents,

                                       155

instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the pooling and servicing agreement.
LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine,
California. LaSalle's two vault locations can maintain a total of approximately
6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

      There are no legal proceedings pending against LaSalle, or to which any property of LaSalle is subject, that is material to the certificateholders, nor does LaSalle have actual knowledge of any proceedings of this type contemplated by governmental authorities.

      In addition to having express duties under the pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

      See also "Description of the Governing Documents--The Trustee," "--Duties
of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and
Removal of the Trustee" in the accompanying base prospectus.

THE CERTIFICATE ADMINISTRATOR

      Wells Fargo Bank, National Association ("Wells Fargo Bank") will act as certificate administrator under the pooling and servicing agreement. Wells Fargo
Bank is a national banking association and a wholly-owned subsidiary of Wells
Fargo & Company. A diversified financial services company with approximately
$483 billion in assets, 23+ million customers and 167,000 employees as of
September 30, 2006, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the mortgage loan sellers, the master servicers and the special servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis Road,
Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113.

      Under the terms of the pooling and servicing, the certificate administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the certificate administrator is responsible for the preparation of all REMIC and grantor trust tax returns on behalf of the trust fund and the preparation of monthly reports on Form 10-D (in regards to distribution and pool performance information) and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells

                                       156

Fargo Bank has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage-backed securities since 1997. It has acted as securities administrator with respect to more than 360 series of commercial mortgage-backed securities, and, as of December 31, 2006, was acting as securities administrator with respect to more than $340 billion of outstanding commercial mortgage-backed securities.

      There have been no material changes to Wells Fargo's policies or procedures with respect to its securities administration function other than changes required by applicable laws.

      In the past three years, Wells Fargo has not materially defaulted in its certificate administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo with respect to commercial mortgage-backed securities.

         AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      We, the depositor, are affiliated with the following parties: (i) Merrill
Lynch Mortgage Lending, Inc, a sponsor and mortgage loan seller, (ii) Merrill
Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters and (iii)
Merrill Lynch Capital Services, Inc., the swap counterparty

      Merrill Lynch Mortgage Lending, Inc., a sponsor and mortgage loan seller, is affiliated with the following parties: (i) Merrill Lynch Mortgage Investors,
Inc, the depositor, (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, one
of the underwriters and (iii) Merrill Lynch Capital Services, Inc., the swap counterparty.

      Countrywide Commercial Real Estate Finance, Inc., a sponsor and mortgage loan seller, is affiliated with Countrywide Securities Corporation, one of the underwriters.

      KeyBank National Association, a sponsor and mortgage loan seller, is affiliated with KeyCorp Real Estate Capital Markets, Inc., one of the master servicers and KeyBanc Capital Markets, a Division of McDonald Investments Inc.,
one of the underwriters.

      IXIS Real Estate Capital Inc., a sponsor and mortgage loan seller, is affiliated with IXIS Securities North America Inc., one of the underwriters.

      Wells Fargo Bank, National Association, a mortgage loan seller, is also one of the master servicers and the certificate administrator with regard to the mortgage loans and the trust fund.

      LaSalle Bank National Association and Merrill Lynch Mortgage Lending, Inc.
("MLML") are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to MLML for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by MLML to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

      LaSalle Bank National Association and IXIS Real Estate Capital Inc.,
formerly known as CDC Mortgage Capital Inc., are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to
IXIS RE for certain commercial mortgage loans originated or purchased by it.
Pursuant to this custodial agreement, LaSalle is currently providing custodial services for some of the mortgage loans to be sold by IXIS RE to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

                                       157

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

      The servicing of the mortgage loans in the trust will be governed by the pooling and servicing agreement. This section contains summary descriptions of some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the mortgage loans and any real estate owned by the trust. You should also refer to the accompanying base prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicer.

      The servicing of the Peter Cooper Village and Stuyvesant Town Loan
Combination will be governed exclusively by the Wachovia 2007-C30 pooling and servicing agreement and the Peter Cooper Village and Stuyvesant Town
Intercreditor Agreement, and the servicing of the FRIS Chicken Loan Combination will be governed exclusively by the MSCI 2005-HQ6 pooling and servicing agreement and the FRIS Chicken Intercreditor Agreement. All decisions, consents, waivers, approvals and other actions in respect of the Peter Cooper Village and
Stuyvesant Town Loan Combination will be effected in accordance with the
Wachovia 2007-C30 pooling and servicing agreement, and all decisions, consents, waivers, approvals and other actions in respect of the FRIS Chicken Loan
Combination will be effected in accordance with the MSCI 2005-HQ6 pooling and servicing agreement. Consequently, the servicing provisions set forth herein will not be applicable to the Peter Cooper Village and Stuyvesant Town Loan
Combination, the servicing of which will instead be governed by the Wachovia
2007-C30 pooling and servicing agreement, and the servicing provisions set forth herein will not be applicable to the FRIS Chicken Loan Combination, the servicing of which will instead be governed by the MSCI 2005-HQ6 pooling and servicing agreement. The servicing standards under the Wachovia 2007-C30 pooling and servicing agreement and the MSCI 2005-HQ6 pooling and servicing agreement are substantially similar to the Servicing Standard under the pooling and servicing agreement.

      The pooling and servicing agreement provides that the master servicers and the special servicer must each service and administer the mortgage loans and any real estate owned by the trust for which it is responsible, directly or through sub-servicers, in accordance with--

      o     any and all applicable laws; and

      o     the express terms of the pooling and servicing agreement and the respective mortgage loans.

      Furthermore, to the extent consistent with the preceding paragraph, the master servicers and the special servicer must each service and administer the mortgage loans and any real estate owned by the trust for which it is responsible in accordance with the Servicing Standard.

      In general, the master servicers will be responsible for the servicing and administration of--

      o     all mortgage loans as to which no Servicing Transfer Event has occurred; and

      o     all worked out mortgage loans as to which no new Servicing Transfer
            Event has occurred.

      The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan as to which a Servicing
Transfer Event has occurred and which has not yet been worked out with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each mortgaged real property that has been acquired by the trust with respect to a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

      Despite the foregoing, the pooling and servicing agreement will require each master servicer to continue to receive payments and prepare certain reports to the certificate administrator required to be prepared with respect to any specially serviced mortgage loans that were previously non-specially serviced mortgage loans it was responsible for servicing and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans and
REO Properties. None of the masters servicers or the special servicer will have responsibility for the

                                       158

performance by either of the other servicers of its respective obligations and duties under the pooling and servicing agreement.

      The applicable master servicer will transfer servicing of a mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of the subject mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing
Transfer Events with respect to that mortgage loan cease to exist as described in the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement, in which event that mortgage loan would be considered to be a worked out mortgage loan.

      The MezzCap B-Note Non-Trust Loans, the 10000 Business Blvd. B-Note
Non-Trust Loan and the 4010 Airpark Drive B-Note Non-Trust Loan will be serviced by the applicable master servicer and the special servicer in accordance with the pooling and servicing agreement and the related Loan Combination
Intercreditor Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicing Fee. The principal compensation to be paid to each master servicer with respect to its master servicing activities will be the related master servicing fee.

      With respect to each master servicer, the master servicing fee:

      o     will be earned with respect to each and every mortgage loan in the trust that it is responsible for servicing as of the date of the initial issuance of the certificates, including--

            1.    each such mortgage loan, if any, that becomes a specially
                  serviced mortgage loan; and

            2.    each such mortgage loan, if any, as to which the corresponding mortgaged real property has become REO Property; and

      o     in the case of each applicable mortgage loan, will--

            1.    be calculated on the same interest accrual basis as that
                  mortgage loan, which will be any of a 30/360 Basis or an
                  Actual/360 Basis (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a
                  360-day year);

            2.    accrue at the related master servicing fee rate;

            3.    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that
                  mortgage loan; and

            4.    be payable (a) monthly from amounts received with respect to interest on that mortgage loan and/or (b) if the subject
                  mortgage loan and any related REO Property has been
                  liquidated, out of general collections on the mortgage pool.

      For purposes of this prospectus supplement, master servicing fees include primary servicing fees. Each master servicer will be the primary servicer for certain of the mortgage loans it is responsible for servicing.

      Subject to certain conditions, the master servicers are each entitled, under the pooling and servicing agreement, to receive, or to assign or pledge to any qualified institutional buyer or institutional accredited investor (other than a Plan), an excess servicing strip, which is a portion of the master servicing fee. If a master servicer resigns or is terminated as a master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip (except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming its duties as a master servicer under the pooling and servicing agreement). We make no representation or warranty regarding whether, following any resignation or termination of a master servicer, (a) any holder of the excess servicing strip would dispute the trustee's determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip

                                       159

from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

      The master servicing fee rate with respect to the mortgage loans varies on a loan-by-loan basis and ranges from 0.02000% per annum to 0.11000% per annum.
The weighted average master servicing fee rate for the mortgage pool was
0.02840% per annum as of the cut-off date. That master servicing fee rate includes any sub-servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of a master servicer.

      Investment Income. Each master servicer will be authorized, but not required, to invest or direct the investment of funds held in its collection account, or in any and all accounts maintained by it that are escrow and/or reserve accounts, only in Permitted Investments. See "--Collection Account"
below. Each master servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds.

      The special servicer will be authorized, but not required, to invest or direct the investment of funds held in its REO account in Permitted Investments.
See "--REO Properties" below. The special servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds without any right to reimbursement.

      Prepayment Interest Shortfalls. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred by reason of voluntary principal prepayments being made by borrowers with respect to any mortgage loans during any collection period (other than principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds and other than following a material default), the applicable master servicer must make a nonreimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

      o     the total amount of those Prepayment Interest Shortfalls; and

      o     the sum of the following components of that master servicer's total servicing compensation for that same collection period--

            1.    that portion of the master servicing fees that represents an accrual at a rate of 0.01% per annum; and

            2.    the total amount of Prepayment Interest Excesses that were collected during the subject collection period;

provided, however, that if a Prepayment Interest Shortfall occurs as a result of the applicable master servicer's allowing the related borrower to deviate from the terms of the related loan documents regarding principal prepayments (other than (a) subsequent to a material default under the related loan documents, (b)
pursuant to applicable law or a court order, or (c) at the request or with the consent of the special servicer or the controlling class representative), then, for purposes of determining the payment that the applicable master servicer will be required to make to cover that Prepayment Interest Shortfall, the reference to "master servicing fee" in clause 1 of the second bullet of this paragraph will be construed to include the entire master servicing fee payable to that master servicer for that same collection period, inclusive of any portion payable to a third-party primary servicer, and the amount of any investment income earned by that master servicer on the related principal prepayment while on deposit in its collection account.

      No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls, and the applicable master servicer's obligation to make payments to cover Prepayment Interest Shortfalls in respect of a particular collection period will not carry over to any following collection period. In addition, the applicable master servicer will be required to apply any Prepayment Interest Excesses with respect to a particular collection period, that are not otherwise used to cover Prepayment Interest Shortfalls as described above, to cover any shortfalls in interest caused as a result of the prepayment of a mortgage loan by the application of a condemnation award or

                                       160

casualty insurance proceeds, in each case that are actually received, in reduction of the subject mortgage loan's principal balance.

      Any payments made by the master servicers with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the certificates on that distribution date as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the aggregate amount of the payments made by the master servicers with respect to any distribution date to cover Prepayment
Interest Shortfalls is less than the total of all the Prepayment Interest
Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest
Shortfall will be allocated among the respective interest-bearing classes of the certificates (other than the class X certificates), in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement.

      Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

      o     the special servicing fee;

      o     the workout fee; and

      o     the principal recovery fee.

      The Special Servicing Fee. The special servicing fee:

      o     will be earned with respect to--

            1.    each specially serviced mortgage loan, if any; and

            2.    each mortgage loan (other than the Peter Cooper Village and
                  Stuyvesant Town Trust Mortgage Loan and the FRIS Chicken Trust
                  Mortgage Loan), if any, as to which the corresponding
                  mortgaged real property has become REO Property; and

      o     with respect to each such mortgage loan, will--

            1.    be calculated on the same interest accrual basis as that
                  mortgage loan, which will be any of a 30/360 Basis or an
                  Actual/360 Basis (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a
                  360-day year);

            2.    accrue at a special servicing fee rate of 0.25% per annum;

            3.    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan; and

            4.    will be payable monthly from related liquidation proceeds, insurance proceeds and condemnation proceeds and then from general collections on all the mortgage loans and any REO
                  Properties, that are on deposit in the master servicers'
                  collection accounts from time to time.

      The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan that has been worked out by it. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest and principal received on the subject mortgage loan for so long as it remains a worked out mortgage loan. The workout fee with respect to any worked out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to the mortgage loan. However, a new workout fee would become payable if the mortgage loan again became a worked out mortgage loan with respect to that new Servicing Transfer Event. If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to those mortgage loans (other than

                                       161

the Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan and the FRIS
Chicken Trust Mortgage Loan) that became worked out mortgage loans during the period that it acted as special servicer and remained (and with respect to those mortgage loans that, subject to the conditions set forth in the pooling and servicing agreement, were about to become) worked out mortgage loans at the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees. Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the certificateholders.

      The Principal Recovery Fee. Except as described in the following paragraph, the special servicer will be entitled to receive a principal recovery fee with respect to: (a) each specially serviced mortgage loan (or any replacement mortgage loan substituted for it) for which the special servicer obtains a full or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or REO Property as to which the special servicer receives any liquidation proceeds, insurance proceeds or condemnation proceeds. The principal recovery fee will be payable from any full or discounted payoff, liquidation proceeds, insurance proceeds or condemnation proceeds. As to each specially serviced mortgage loan and REO Property, the principal recovery fee will be payable from, and will be calculated by application of a principal recovery fee rate of 1.0% to, the related payment or proceeds.

      Notwithstanding anything to the contrary described in the prior paragraph, no principal recovery fee will be payable based on, or out of, payments or proceeds received in connection with:

      o     the repurchase or replacement of any mortgage loan by a loan seller for a breach of representation or warranty or for defective or deficient loan documentation, as described under "Description of the
            Mortgage Pool--Repurchases and Substitutions" in this prospectus supplement within the time period (or extension thereof) provided for such repurchase or replacement or, if such repurchase or replacement occurs after such time period, if the mortgage loan seller was acting in good faith to resolve such breach or defect;

      o     except as described under "--Realization Upon Defaulted Mortgage
            Loans" below with respect to certain assignees, the purchase of any defaulted mortgage loan or REO Property by the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates, as described under "--Realization Upon
            Defaulted Mortgage Loans" below;

      o     the purchase of an A-Note Trust Mortgage Loan by the holder of the related B-Note Non-Trust Loan, as described under "Description of the Mortgage Pool--The Loan Combinations" in this prospectus supplement, unless provided for under the related Loan Combination
            Intercreditor Agreement;

      o     the purchase of all the mortgage loans and REO Properties by a master servicer, the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates in connection with the termination of the trust, as described under
            "Description of the Offered Certificates--Termination" in this prospectus supplement; and

      o     the exchange, following the date on which the total principal balances of the offered certificates are reduced to zero, of all the remaining certificates (other than the class Y, Z, R-I and R-II certificates) for all the mortgage loans and REO Properties in the trust at the time of exchange, subject to the conditions set forth in the pooling and servicing agreement.

      Although principal recovery fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any principal recovery fee will reduce amounts payable to the certificateholders.

      Loan Combinations. Any special servicing fees, workout fees and principal recovery fees with respect to a Loan Combination may be paid out of collections on the entire Loan Combination, except that to the extent those fees relate to a
B-Note Non-Trust Loan, the special servicer will be entitled to receive those fees solely from collections in respect of the subject B-Note Non-Trust Loan.

                                       162

      If the Peter Cooper Village and Stuyvesant Town Loan Combination becomes a specially serviced mortgage loan under the Wachovia 2007-C30 pooling and servicing agreement, the Wachovia 2007-C30 special servicer will be entitled to substantially similar compensation pursuant to such Wachovia 2007-C30 pooling and servicing agreement, except that the workout fee and the principal recovery fee under the Wachovia 2007-C30 pooling and servicing agreement will be the lesser of (i) such fee calculated at a per annum rate of 0.50% and (ii)
$15,000,000. If the FRIS Chicken Loan Combination becomes a specially serviced mortgage loan under the MSCI 2005-HQ6 pooling and servicing agreement, the MSCI
2005-HQ6 special servicer will be entitled to substantially similar compensation pursuant to such MSCI 2005-HQ6 pooling and servicing agreement. The special servicer under the pooling and servicing agreement is not entitled to the foregoing fees with respect to the Peter Cooper Village and Stuyvesant Town
Trust Mortgage Loan and the FRIS Chicken Trust Mortgage Loan.

      Additional Servicing Compensation. As additional master servicing compensation, each master servicer will be entitled to receive any Prepayment
Interest Excesses collected with respect to the mortgage loans it is responsible for servicing (except to the extent required to offset any Prepayment Interest
Shortfalls).

      In addition, the following items collected on any mortgage loan in the mortgage pool will be allocated between the applicable master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

      o     any late payment charges and Penalty Interest actually collected on any particular mortgage loan in the mortgage pool, which late payment charges and Penalty Interest are not otherwise applied--

            1.    to pay the applicable master servicer, the special servicer or the trustee, as applicable, any unpaid interest on Advances made by that party with respect to that mortgage loan or the related mortgaged real property,

            2.    to reimburse the issuing entity for any interest on Advances that were made with respect to that mortgage loan or the
                  related mortgaged real property, which interest was paid to the applicable master servicer, the special servicer or the trustee, as applicable, from a source of funds other than late payment charges and Penalty Interest collected on that
                  mortgage loan,

            3.    to pay, or to reimburse the issuing entity, any expenses
                  incurred by the special servicer in connection with inspecting the related mortgaged real property following a Servicing
                  Transfer Event with respect to that mortgage loan or after that property has become an REO Property, or

            4.    to pay, or to reimburse the issuing entity for, any other
                  expenses incurred with respect to that mortgage loan or the related mortgaged real property that are or, if paid from a source other than Penalty Interest and/or late payment charges collected on that mortgage loan, would result in an Additional
                  Trust Fund Expense; and

      o     any modification fees, assumption fees, assumption application fees, earnout fees, release fees, consent/waiver fees, extension fees, defeasance fees and other comparable transaction fees and charges.

      Payment of Expenses; Servicing Advances. The master servicers and the special servicer will each be required to pay their respective overhead costs and any general and administrative expenses they incur in connection with their servicing activities under the pooling and servicing agreement. None of the master servicers or the special servicer will be entitled to reimbursement for expenses except as expressly provided in the pooling and servicing agreement.

      Any and all customary, reasonable and necessary out of pocket costs and expenses incurred by a master servicer, the trustee or, in some cases, the special servicer, in connection with the servicing of a mortgage loan, if a default is imminent thereunder or after a default, delinquency or other unanticipated event, or in connection with the administration of any REO
Property, will be servicing advances. Servicing advances will be reimbursable from

                                       163

future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

      The special servicer will be required to notify the applicable master servicer as to when it must make servicing advances with respect to a specially serviced mortgage loan or REO Property. Generally, the special servicer must make the request 10 business days, if reasonably practicable, and in any event at least five business days, prior to the date the Advance must be made. The applicable master servicer must make the requested servicing advance within a specified number of days following its receipt of the request. The special servicer will have the option, but not the obligation, to make such Advances.

      If a master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

      o     if it has actual knowledge of the failure, to give that master servicer notice of its failure; and

      o     if the failure continues for five more business days, to make the servicing advance.

      Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicer or the trustee will be obligated to make servicing advances that, it determines in accordance with the Servicing Standard (in the case of a master servicer or special servicer) or its good faith business judgment (in the case of the trustee), would not be ultimately recoverable, together with interest accrued on that advance, from expected collections on the related mortgage loan or REO
Property. The trustee will be entitled to rely on any determination of non-recoverability made by a master servicer. In addition, the special servicer may also determine that any servicing advance made or proposed to be made by a master servicer or the trustee is not recoverable, together with interest accrued on that servicing advance, from proceeds of the mortgage loan to which that Advance relates, and the applicable master servicer and the trustee will be required to act in accordance with that determination (on which determination they will, as provided in the pooling and servicing agreement, be entitled to conclusively rely).

      If a master servicer, the special servicer or the trustee makes any servicing advance that it (or, in the case of a master servicer or the trustee, the special servicer) subsequently determines, in its judgment, is not recoverable, together with interest accrued on that Advance, from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that Advance, together with interest on that Advance, out of general collections on the mortgage loans it is responsible for servicing and any REO Properties on deposit in its collection account (or, if those funds in its collection account are insufficient, from the similar funds in the other master servicer's collection account) from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of Delinquent
Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement. Each master servicer, the special servicer or the trustee may also obtain reimbursement for any servicing advance that constitutes a
Workout-Delayed Reimbursement Amount out of general principal collections on the mortgage loans and any REO Properties on deposit in the applicable master servicer's collection account (or, if those funds in its collection account are insufficient, from the similar funds in the other master servicer's collection account) from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments
and Reimbursement of Advances" in this prospectus supplement.

      The master servicers will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of the applicable master servicer's collection account (or, if those funds in its collection account are insufficient, from the similar funds in the other master servicer's collection account) and at times without regard to the relationship between the expense and the funds from which it is being paid (subject to the limitations for reimbursement of Advances from general collections), which may include servicing expenses relating to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties.

      Each master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates"

                                       164

section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period in which that Advance is reimbursed--

      o     first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

      o     second, if and to the extent that the Penalty Interest and late charges referred to in clause first above are insufficient to cover the advance interest, out of any amounts then on deposit in the applicable master servicer's collection account (or, if those funds in its collection account are insufficient, from the similar funds in the other master servicer's collection account) subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the
            Offered Certificates--Advances of Delinquent Monthly Debt Service
            Payments and Reimbursement of Advances" in this prospectus supplement.

      The special servicer may, but is not obligated to, make any servicing advance on a specially serviced mortgage loan or REO Property (as required on an emergency or urgent basis) and then request from the applicable master servicer reimbursement of the servicing advance, together with interest thereon as set forth in the pooling and servicing agreement. Upon the applicable master servicer's reimbursing the special servicer for any such servicing advance, that master servicer will be considered to have made that servicing advance as of the date that the special servicer actually made it.

      Subject to certain conditions, the applicable master servicer may (and must, if directed by the special servicer in connection with a specially serviced mortgage loan or an REO Property) pay directly out of the collection account any servicing advance that it considers to be nonrecoverable in accordance with the Servicing Standard, provided that the applicable master servicer or the special servicer has determined, in accordance with the
Servicing Standard, that this payment is in the best interests of the certificateholders (or, if a Loan Combination is involved, the certificateholders and holder(s) of the related Non-Trust Loan(s)), as a collective whole.

      For additional information regarding reimbursement of servicing advances, see "Description of the Offered Certificates--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" in this prospectus supplement.

      The master servicers, special servicer and trustee under the pooling and servicing agreement will not have any obligation or authority to supervise the master servicer, special servicer or trustee under the Wachovia 2007-C30 pooling and servicing agreement or the MSCI 2005-HQ6 pooling and servicing agreement or to make servicing advances with respect to the Peter Cooper Village and
Stuyvesant Town Loan Combination or the FRIS Chicken Loan Combination.

TRUST ADMINISTRATION COMPENSATION

      The trustee, the certificate administrator and the custodian will each be entitled to a monthly fee for its services, which fees (in the aggregate) will--

      o     accrue at a rate of 0.00051% per annum,

      o     accrue on the Stated Principal Balance of each mortgage loan outstanding from time to time, and

      o     be calculated on the same interest accrual basis as is applicable to each mortgage loan.

      The trust administration fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

      In addition, the certificate administrator will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. See "Description of the Offered
Certificates--Distribution Account" and "--Interest Reserve Account" in this prospectus supplement. It will be--

      o     entitled to retain any interest or other income earned on those funds, and

                                       165

      o     required to cover any losses of principal of those investments from its own funds.

      The certificate administrator will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company (other than itself or an affiliate) holding the distribution account or the interest reserve account.

SUB-SERVICERS

      Subject to such limitations as may be provided for in the pooling and servicing agreement, each master servicer and the special servicer may each delegate any of its servicing obligations under the pooling and servicing agreement to any one or more third-party primary servicers. Any delegation of servicing obligations by the special servicer will be subject to the consent of the controlling class representative. Either master servicer or the special servicer, as the case may be, will remain obligated under the pooling and servicing agreement for any duties delegated to a sub-servicer. Each sub-servicing agreement between a master servicer or special servicer, as the case may be, and a sub-servicer must provide that, if for any reason that master servicer or the special servicer, as the case may be, is no longer acting in that capacity, the trustee or any designee of that master servicer or the special servicer, as applicable, may:

      o     assume the party's rights and obligations under the sub-servicing agreement; or

      o     if there is an event of default thereunder, terminate the
            sub-servicing agreement.

      The pooling and servicing agreement will permit each master servicer and, with the consent of the controlling class representative, the special servicer to enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the pooling and servicing agreement, provided that in each case, the sub-servicing agreement:
(a) is consistent with the pooling and servicing agreement in all material respects, requires the sub-servicer to comply with all of the applicable conditions of the pooling and servicing agreement and, with limited exceptions, includes events of default with respect to the sub-servicer substantially similar to the events of default applicable to the applicable master servicer or the special servicer, as the case may be; (b) provides that if the applicable master servicer or the special servicer, as the case may be, for any reason no longer acts in that capacity thereunder, including by reason of an event of default, the trustee or its designee may (i) assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the applicable master servicer or the special servicer, as the case may be, under such agreement or (ii) except with respect only to the sub-servicing agreements in effect as of the date of initial issuance of the certificates, terminate the sub-servicing agreement without cause and without payment of any penalty or termination fee; (c) provides that the trustee, for the benefit of the certificateholders and, in the case of a sub-servicing agreement relating to a Loan Combination, for benefit of the related B-Note Loan
Noteholder(s), will be a third party beneficiary under such agreement; (d)
permits any purchaser of a mortgage loan pursuant to the pooling and servicing agreement to terminate the sub-servicing agreement with respect to the purchased mortgage loan at its option and without penalty; (e) does not permit the sub-servicer to enter into or consent to any material modification, extension, waiver or amendment or otherwise take any enforcement action on behalf of the applicable master servicer or the special servicer, without the consent of the applicable master servicer or the special servicer, as the case may be, or conduct any sale of a mortgage loan or REO Property; and (f) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the pooling and servicing agreement, each sub-servicing agreement entered into by a master servicer must provide that such agreement will, with respect to any mortgage loan, terminate at the time such mortgage loan becomes a specially serviced mortgage loan or, alternatively, be subject to the special servicer's rights to service such mortgage loan for so long as such mortgage loan continues to be a specially serviced mortgage loan; and each sub-servicing agreement entered into by the special servicer may relate only to specially serviced mortgage loans and must terminate with respect to any such mortgage loan which ceases to be a specially serviced mortgage loan.

      The pooling and servicing agreement will require the master servicers and the special servicer, for the benefit of the trustee, the certificateholders and, in the case of a Loan Combination, the related B-Note Loan Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the pooling and servicing agreement will provide that, notwithstanding any sub-servicing agreement, the master servicers and the special servicer will remain obligated and liable to the

                                       166

trustee, the certificateholders and the B-Note Loan Noteholder(s) for the performance of their respective obligations and duties under the pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans, and each master servicer and the special servicer will be responsible, without right of reimbursement, for all compensation of each sub-servicer retained by it.

THE CONTROLLING CLASS REPRESENTATIVE AND THE LOAN COMBINATION CONTROLLING
PARTIES

      Controlling Class. As of any date of determination, the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class X, Y, Z, R-I and R-II certificates, that has a total principal balance that is greater than 25% of that class's original total principal balance. However, if no class of certificates, other than the class X, Y, Z, R-I and R-II certificates, has a total principal balance that satisfies this requirement, then the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class X, Y, Z, R-I and R-II certificates. The class A-1, A-2, A-2FL, A-3, A-SB, A-4, A-4FL and A-1A certificates will be treated as a single class for purposes of determining, and exercising the rights of, the controlling class. Appraisal Reduction Amounts will not be considered in determining the principal balance outstanding on the applicable class of certificates for the purpose of determining the controlling class.

      Selection of the Controlling Class Representative. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates will be entitled to--

      o     select a representative having the rights and powers described under
            "--Rights and Powers of The Controlling Class Representative and the
            Loan Combination Controlling Parties" below; or

      o     replace an existing controlling class representative.

      The certificate administrator will be required to promptly notify all the certificateholders of the controlling class that they may select a controlling class representative upon:

      o     the receipt by the certificate administrator of written requests for the selection of a controlling class representative from the holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates;

      o     the resignation or removal of the person acting as controlling class representative; or

      o     a determination by the certificate administrator that the
            controlling class of certificateholders has changed.

      The notice will explain the process for selecting a controlling class representative. The appointment of any person as the controlling class representative will generally not be effective until that person provides the trustee, the certificate administrator, each master servicer and the special servicer with--

      o     written confirmation of its acceptance of its appointment;

      o     an address and facsimile number for the delivery of notices and other correspondence; and

      o     a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and facsimile numbers.

      We anticipate that an affiliate of the initial special servicer will purchase certain non-offered classes of certificates, including the class Q certificates (which will be the initial controlling class of certificates), and will be the initial controlling class representative.

      Resignation and Removal of the Controlling Class Representative. The
controlling class representative may at any time resign by giving written notice to the certificate administrator and each certificateholder of the controlling class. The holders of certificates representing more than 50% of the total principal balance of the

                                       167

controlling class of certificates, will be entitled to remove any existing controlling class representative by giving written notice to the certificate administrator and to the existing controlling class representative.

      Rights and Powers of the Controlling Class Representative and the Loan
Combination Controlling Parties. The special servicer will be required to prepare an asset status report for each mortgage loan that becomes a specially serviced mortgage loan, not later than 60 days (or, in the case of any Loan
Combination such other number of days provided for in the related Loan
Combination Intercreditor Agreement) after the servicing of the mortgage loan is transferred to the special servicer. Each asset status report is to include, among other things, a summary of the status of the subject specially serviced mortgage loan and negotiations with the related borrower and a summary of the special servicer's recommended action with respect to the subject specially serviced mortgage loan. Each asset status report is required to be delivered to the controlling class representative (and, in the case of the a Loan
Combination, the related Loan Combination Controlling Party (if any)), among others, by the special servicer.

      If, within 10 business days of receiving an asset status report that relates to a mortgage loan and relates to a recommended action to which the controlling class representative is entitled to object, as described below, the controlling class representative does not disapprove the asset status report in writing, then the special servicer will be required to take the recommended action as outlined in the asset status report; provided, however, that the special servicer may not take any action that is contrary to applicable law, the
Servicing Standard or the terms of the applicable loan documents. If the controlling class representative disapproves an initial asset status report, the special servicer will be required to revise that asset status report and deliver to the controlling class representative, among others, a new asset status report as soon as practicable, but in no event later than 30 days after such disapproval.

      The special servicer will be required to continue to revise an asset status report as described above until the controlling class representative does not disapprove a revised asset status report in writing within 10 business days of receiving the revised asset status report or until the special servicer makes one of the determinations described below. The special servicer may, from time to time, modify any asset status report it has previously so delivered and implement such modified report; provided that the modified report shall have been prepared, reviewed and not rejected as described above. Notwithstanding the foregoing, the special servicer may, following the occurrence of an extraordinary event with respect to the related mortgaged real property, take any action set forth in an asset status report (that is consistent with the terms of the pooling and servicing agreement) before the expiration of a 10 business day period if the special servicer has reasonably determined that failure to take the action would materially and adversely affect the interests of the certificateholders, and the special servicer has made a reasonable effort to contact the controlling class representative. The foregoing discussion notwithstanding, the special servicer will be required to determine whether any affirmative disapproval is not in the best interest of all the certificateholders pursuant to the Servicing Standard.

      In the event the controlling class representative and the special servicer have been unable to agree upon an asset status report with respect to a specially serviced mortgage loan within 90 days of the controlling class representative's receipt of the initial asset status report, the special servicer must implement the actions directed by the controlling class representative unless doing so would result in any of the consequences contemplated in clauses (a) through (d) in the third following paragraph, in which event the special servicer must implement the actions described in the most recent asset status report submitted to the controlling class representative by the special servicer that is consistent with the Servicing
Standard. Notwithstanding the fact that an asset status report has been prepared and/or approved, the controlling class representative will remain entitled to advise and object regarding the actions described below and any related asset status report will not be a substitute for the exercise of those rights.

      Notwithstanding the foregoing discussion, with respect to each mortgage loan in the trust fund that is part of a Loan Combination, the related Loan
Combination Intercreditor Agreement may contain provisions regarding the review, approval and implementation of asset status reports with respect to the related
Loan Combination that are different from those described above.

      No direction of the controlling class representative or a Loan Combination
Controlling Party in connection with any asset status report may (a) require or cause the special servicer to violate the terms of the subject mortgage loan, applicable law or any provision of the related Loan Combination Intercreditor
Agreement, if applicable, or the pooling and servicing agreement, including the special servicer's obligation to act in the best interests of all the certificateholders (and, in the case of a Loan Combination, the holders of the related B-Note Non-Trust Loan(s)) in

                                       168

accordance with the Servicing Standard and to maintain the REMIC status of REMIC
I and REMIC II, (b) result in the imposition of any tax on "prohibited transactions" or contributions after the startup date of either REMIC I or REMIC
II under the Code, (c) expose any party to the pooling and servicing agreement, any mortgage loan seller or the trust fund to any claim, suit or liability or
(d) expand the scope of the applicable master servicer's, the trustee's, the certificate administrator's or special servicer's responsibilities under the pooling and servicing agreement.

      In addition, the controlling class representative will be entitled to advise the special servicer with respect to the following actions (except with respect to the Peter Cooper Village and Stuyvesant Town Loan Combination and the
FRIS Chicken Loan Combination), and the special servicer will not be permitted to take (or consent to the applicable master servicer taking) any of the following actions with respect to the mortgage loans in the trust fund
(exclusive of the mortgage loans that are part of the two Loan Combinations identified above) as to which the controlling class representative has objected in writing within 10 business days of having been notified in writing of the particular proposed action (provided that, with respect to non-specially serviced mortgage loans, this 10-business day notice period may not exceed by more than five (5) business days the 10 business days during which the special servicer can object to the applicable master servicer waiving Additional
Interest or taking actions described under "--Enforcement of Due-on-Sale and
Due-on-Encumbrance Provisions" and "--Modifications, Waivers, Amendments and
Consents" below):

      o     any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing a specially serviced mortgage loan as comes into and continues in default;

      o     any modification or consent to a modification of a material term of a mortgage loan, including the timing of payments or an extension of the maturity date of a mortgage loan;

      o     any proposed sale of any defaulted mortgage loan or any REO
            Property, other than in connection with the termination of the trust as described under "Description of the Offered
            Certificates--Termination" in this prospectus supplement or, in the case of a defaulted mortgage loan, other than in connection with the purchase option described under "--Realization Upon Defaulted
            Mortgage Loans--Fair Value Call" in this prospectus supplement, for less than the outstanding principal balance of the related mortgage loan, plus accrued interest (exclusive of Penalty Interest and
            Additional Interest), expenses and fees;

      o     any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

      o     any release of material real property collateral for any mortgage loan, other than (a) where the release is not conditioned upon obtaining the consent of the lender or certain specified conditions being fulfilled, (b) upon satisfaction of that mortgage loan, (c) in connection with a pending or threatened condemnation action or (d)
            in connection with a full or partial defeasance of that mortgage loan;

      o     any acceptance of substitute or additional real property collateral for any mortgage loan (except where the acceptance of the substitute or additional collateral is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

      o     any waiver of a due-on-sale or due-on-encumbrance clause in any mortgage loan;

      o     any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan (other than where the release is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

      o     any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged real property or any termination or change, or consent to the termination or change, of the franchise for any mortgaged real property operated as a

                                       169

            hospitality property (other than where the action is not conditioned upon obtaining the consent of the lender, in which case only prior notice will be required to be delivered to the controlling class representative);

      o     any determination that an insurance-related default is an Acceptable
            Insurance Default or that earthquake or terrorism insurance is not available at commercially reasonable rates; and

      o     any waiver of insurance required under the related loan documents
            (except as contemplated in the preceding bullet).

      Furthermore, the controlling class representative may direct the special servicer to take, or to refrain from taking, any such actions with respect to the mortgage loans and REO Properties in the trust fund as the controlling class representative may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

      Notwithstanding the foregoing, no advice, direction or objection given or made by the controlling class representative, as contemplated by any of the preceding paragraphs of this "--Rights and Powers of The Controlling Class
Representative and the Loan Combination Controlling Parties" subsection, may--

      o     require or cause the applicable master servicer or the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the pooling and servicing agreement, including the applicable master servicer's or the special servicer's obligation to act in accordance with the Servicing Standard and the loan documents;

      o     result in an adverse tax consequence for the trust;

      o     expose the trust, us, the applicable master servicer, the special servicer, the trustee, the certificate administrator, the custodian or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability; or

      o     materially expand the scope of the applicable master servicer's or the special servicer's responsibilities under the pooling and servicing agreement.

      The master servicers and the special servicer are each required to disregard any advice, direction or objection on the part of the controlling class representative (or, if applicable, any Loan Combination Controlling Party)
that would have any of the effects described in the immediately preceding five bullets.

      Furthermore, the special servicer will not be obligated to seek approval from the controlling class representative for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if (i) the special servicer has notified the controlling class representative in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan and (ii) for 60 days following the first such notice, the controlling class representative has objected to all of the proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

      NOTWITHSTANDING THE FOREGOING DISCUSSION, WITH RESPECT TO THE PETER COOPER
VILLAGE AND STUYVESANT TOWN LOAN COMBINATION AND THE FRIS CHICKEN LOAN
COMBINATION, THE CONTROLLING CLASS REPRESENTATIVE WILL HAVE NO APPROVAL RIGHTS
FOR ACTIONS THE MASTER SERVICER AND SPECIAL SERVICER UNDER THE WACHOVIA 2007-C30
POOLING AND SERVICING AGREEMENT OR MSCI 2005-HQ6 POOLING AND SERVICING AGREEMENT
TAKE IN REGARD TO THE PETER COOPER VILLAGE AND STUYVESANT TOWN LOAN COMBINATION
OR THE FRIS CHICKEN LOAN COMBINATION, AS APPLICABLE. THE CONTROLLING CLASS
REPRESENTATIVE OF THE WACHOVIA 2007-C30 SECURITIZATION WILL ACT AS LOAN
COMBINATION CONTROLLING PARTY WITH RESPECT TO THE PETER COOPER VILLAGE AND
STUYVESANT TOWN LOAN COMBINATION, AND THE CONTROLLING CLASS REPRESENTATIVE OF
THE MSCI 2005-HQ6 SECURITIZATION WILL ACT AS LOAN COMBINATION CONTROLLING PARTY
WITH RESPECT TO THE FRIS CHICKEN LOAN COMBINATION. AS DESIGNEE OF THE HOLDER OF
THE PETER COOPER VILLAGE AND STUYVESANT TOWN TRUST MORTGAGE LOAN AND THE FRIS
CHICKEN TRUST MORTGAGE LOAN, THE CONTROLLING CLASS REPRESENTATIVE WILL SOLELY
HAVE THE RIGHT TO CONSULT WITH THE MASTER SERVICER AND SPECIAL SERVICER UNDER
THE WACHOVIA 2007-C30 POOLING AND SERVICING AGREEMENT AND THE MSCI

                                       170

2005-HQ6 POOLING AND SERVICING AGREEMENT REGARDING SUCH SERVICING ACTIONS AS
DESCRIBED ABOVE UNDER "LOAN COMBINATIONS--THE PETER COOPER VILLAGE AND
STUYVESANT TOWN LOAN COMBINATION" AND "--THE FRIS CHICKEN LOAN COMBINATION."

      WHEN REVIEWING THE REST OF THIS "SERVICING OF THE MORTGAGE LOANS" SECTION,
IT IS IMPORTANT THAT YOU CONSIDER THE EFFECTS THAT THE RIGHTS AND POWERS OF THE
CONTROLLING CLASS REPRESENTATIVE (AND, IN THE CASE OF THE MORTGAGE LOANS THAT
ARE PART OF LOAN COMBINATIONS, THE RELATED NON-TRUST LOAN NOTEHOLDERS) COULD
HAVE ON THE ACTIONS OF THE SPECIAL SERVICER AND, IN SOME CASES, THE APPLICABLE
MASTER SERVICER.

      Certain Liability and Expense Matters. In general, any and all expenses of the controlling class representative are to be borne by the holders of the controlling class in proportion to their respective percentage interests in that class, and not by the trust; and all expenses borne by any Non-Trust Loan
Noteholder acting as a Loan Combination Controlling Party are to be borne by that holder. However, if a claim is made against the controlling class representative (or, in the case of a mortgage loan that is part of a Loan
Combination, the related Non-Trust Loan Noteholder in its capacity as the related Loan Combination Controlling Party) by a borrower under a mortgage loan, the controlling class representative (or that Non-Trust Loan Noteholder, as applicable) is required to immediately notify the trustee, the certificate administrator, the applicable master servicer and the special servicer. The special servicer on behalf of the trust will, subject to the discussion under
"Description of the Governing Documents--Matters Regarding the Master Servicer,
the Special Servicer, the Manager and Us" in the accompanying base prospectus, assume the defense of the claim against the controlling class representative
(or, in the case of a mortgage loan that is part of a Loan Combination, the related Non-Trust Loan Noteholder in its capacity as Loan Combination
Controlling Party), but only if--

      o     the special servicer or the trust are also named parties to the same action; and

      o     in the sole reasonable judgment of the special servicer:

            1.    the controlling class representative (or, in the case of a mortgage loan that is part of a Loan Combination, any
                  applicable Non-Trust Loan Noteholder in its capacity as the related Loan Combination Controlling Party) acted in good
                  faith, without gross negligence or willful misfeasance, with regard to the particular matter at issue; and

            2.    there is no potential for the special servicer or the trust to be an adverse party in the action as regards the controlling class representative (or, in the case of a mortgage loan that is part of a Loan Combination, any applicable Non-Trust Loan
                  Noteholder in its capacity as the related Loan Combination
                  Controlling Party).

      The controlling class representative and the Non-Trust Loan Noteholders may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the controlling class representative does not have any duties or liabilities to the holders of any class of certificates other than the controlling class, and the
Non-Trust Loan Noteholders do not have any duties or liabilities to the holders of any class of certificates. The controlling class representative may act solely in the interests of the certificateholders of the controlling class and, with respect to the Loan Combinations, the related Non-Trust Loan Noteholders may act solely in their own interests, and none of such parties will have any liability to any certificateholders for having done so. No certificateholder may take any action against the controlling class representative for its having acted solely in the interests of the certificateholders of the controlling class. Similarly, no certificateholder may take any action against a Non-Trust
Loan Noteholder for having acted solely in its own interest.

REPLACEMENT OF THE SPECIAL SERVICER

      Certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may terminate an existing special servicer and appoint a successor thereto. In addition, if the special servicer is terminated in connection with an event of default, certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may appoint a successor. See "--Events of Default" and "--Rights
Upon Event of Default" below. In either case, any appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

                                       171

      o     written confirmation from each rating agency rating the certificates that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the certificates; and

      o     the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

      Subject to the foregoing, any certificateholder or any affiliate of a certificateholder may be appointed as special servicer.

      If the controlling class of certificateholders terminates an existing special servicer without cause, then the reasonable out-of-pocket costs and expenses of any related transfer of servicing duties are to be paid by the certificateholders that voted to remove the terminated special servicer. Any terminated special servicer will be entitled to reclaim all amounts accrued or owing to it under the pooling and servicing agreement.

      With respect to the Peter Cooper Village and Stuyvesant Town Loan
Combination, the special servicer may be removed at any time, with or without cause, by the controlling class representatives of the securitization holding a majority of the notes comprising the Peter Cooper Village and Stuyvesant Town
Loan Combination.

      With respect to the FRIS Chicken Loan Combination, the related Loan
Combination Controlling Party will have the right, subject to the conditions and restrictions set forth in the pooling and servicing agreement and the applicable intercreditor agreement, to cause the special servicer to be terminated without cause with respect to the related Loan Combination. If the resulting special servicer for any Loan Combination is different from the special servicer for the rest of the mortgage pool, then all references to the special servicer in this prospectus supplement are intended to mean the applicable special servicer or both special servicers together, as the context may require.

BENEFICIAL OWNERS OF THE CONTROLLING CLASS

      If the controlling class of certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the certificate administrator, will be entitled--

      o     to receive all notices described under "--The Controlling Class
            Representative and the Loan Combination Controlling Parties" and
            "--Replacement of the Special Servicer" above; and

      o     to exercise directly all rights described under "--The Controlling
            Class Representative and the Loan Combination Controlling Parties"
            and "--Replacement of the Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the controlling class.

      Beneficial owners of controlling class certificates held in book-entry form will likewise be subject to the same limitations on rights and the same obligations as they otherwise would if they were registered holders of certificates of the controlling class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Subject to the foregoing discussion and the discussions under "--The
Controlling Class Representative and the Loan Combination Controlling Parties"
above and "--Modifications, Waivers, Amendments and Consents" below, the applicable master servicer, with respect to non-specially serviced mortgage loans, and the special servicer, with respect to all other mortgage loans, will be required to enforce, on behalf of the trust fund, any right the lender under any mortgage loan may have under either a due-on-sale or due-on-encumbrance clause, unless the applicable master servicer or the special servicer, as applicable, has determined that waiver of the lender's rights under such clauses would be in accordance with the Servicing Standard. However, subject to the related loan documents and applicable law, neither the applicable master servicer nor the special servicer may waive its rights or grant its consent under any related due-on-sale or due-on-encumbrance clause--

                                       172

      o     in respect of any mortgage loan that--

            1.    has a principal balance of $20,000,000 or more at the time of determination or has, whether (a) individually, (b) as part of a group of cross-collateralized mortgage loans or (c) as part of a group of mortgage loans made to affiliated borrowers, a principal balance that is equal to or greater than 5% or more of the aggregate outstanding principal balance of the mortgage pool at the time of determination; or

            2.    is one of the ten largest mortgage loans (which for this
                  purpose includes groups of cross-collateralized mortgage loans and groups of mortgage loans made to affiliated borrowers) by outstanding principal balance at the time of determination; or

      o     where, in the case of a due-on-encumbrance clause only, the subject mortgage loan, taking into account existing debt on the related mortgaged real property and the proposed additional debt as if such total debt were a single mortgage loan, would have a loan-to-value ratio equal to or greater than 85% or a debt service coverage ratio equal to or less than 1.20:1;

unless, with some exceptions, it receives prior written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the certificates (or placement of the certificates on negative credit watch status in contemplation of such rating action). Also, a master servicer may not waive its rights or grant its consent under any due-on-sale or due-on-encumbrance clause described in this paragraph until it has received consent of the special servicer. Further, none of the master servicers or the special servicer may consent to the transfer of any mortgaged real property that secures a group of cross-collateralized mortgage loans, unless all of the mortgaged real properties securing such group of mortgage loans are transferred at the same time, or the controlling class representative consents to the transfer.

      With respect to the Peter Cooper Village and Stuyvesant Town Loan
Combination, the master servicer and special servicer under the Wachovia
2007-C30 pooling and servicing agreement will be required to enforce, on behalf of the issuing entity, any right the lenders under the Peter Cooper Village and
Stuyvesant Town Loan Combination may have under either a due-on-sale or due-on-encumbrance clause in accordance with the Wachovia 2007-C30 pooling and servicing agreement. With respect to the FRIS Chicken Loan Combination, the master servicer and special servicer under the MSCI 2005-HQ6 pooling and servicing agreement will be required to enforce, on behalf of the issuing entity
(and the other Non-Trust Loan Holder), any right the lenders under the FRIS
Chicken Loan Combination may have under either a due-on-sale or due-on-encumbrance clause in accordance with the MSCI 2005-HQ6 pooling and servicing agreement.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

      The special servicer, with respect to any specially serviced mortgage loan, may, consistent with the Servicing Standard, agree to:

      o     modify, waive or amend any term of the subject mortgage loan;

      o     extend the maturity of the subject mortgage loan;

      o     defer or forgive the payment of interest on and principal of the subject mortgage loan;

      o     defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on the subject mortgage loan;

      o     permit the release, addition or substitution of collateral securing the subject mortgage loan;

      o     permit the release, addition or substitution of the borrower or any guarantor with respect to the subject mortgage loan; or

                                       173

      o     provide consents with respect to any leasing activity at the mortgaged real property securing the subject mortgage loan;

provided that the ability of the special servicer to agree to any of the foregoing, however, is subject to the discussion under "--The Controlling Class
Representative and the Loan Combination Controlling Parties" and "--Enforcement
of Due-on-Sale and Due-on-Encumbrance Provisions" above in this prospectus supplement and further, to the limitations, conditions and restrictions discussed below.

      The special servicer may agree to or consent to (or permit the applicable master servicer to agree to or consent to) the modification, waiver or amendment of any term of any mortgage loan that would--

      o     affect the amount or timing of any related payment of principal, interest or other amount (including prepayment premiums or yield maintenance charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable under the mortgage loan (including, subject to the discussion in the third following paragraph, extend the date on which any related balloon payment is due); or

      o     affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during any period in which the related mortgage note prohibits principal prepayments; or

      o     in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan;

provided that a material default on the mortgage loan has occurred or, in the special servicer's judgment, a material default on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the certificateholders, as a collective whole, on a present value basis, than would liquidation.

      Neither a master servicer nor the special servicer may release any mortgaged real property securing a mortgage loan, except as otherwise allowed by the pooling and servicing agreement.

      Neither a master servicer nor the special servicer may extend the maturity date of any mortgage loan to a date beyond the earliest of--

            1.    two years prior to the rated final distribution date; and

            2.    if the mortgage loan is secured by a mortgage on the related borrower's leasehold interest (and not the corresponding fee interest) in the related mortgaged real property, 20 years
                  (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the related ground lease and with the consent of the controlling class representative, 10 years) prior to the end of the then-current term of the related ground lease, plus any unilateral options to extend such term.

      Neither a master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan that would--

      o     cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code;

      o     result in the imposition of any tax on prohibited transactions or contributions after the startup date of either of REMIC I or REMIC
            II under the Code; or

      o     adversely affect the status of any portion of the trust that is intended to be a grantor trust under the Code.

      Generally, the master servicers may not agree to modify, waive or amend the term of any mortgage loan without the consent of the special servicer.
Subject to the foregoing discussion, however, either master servicer,

                                       174

without the approval of the special servicer, the controlling class representative or any of the rating agencies, may modify, waive or amend certain terms of non-specially serviced mortgage loans for which it is acting as master servicer as specified in the pooling and servicing agreement, including, without limitation--

      o     approving certain waivers of non-material covenant defaults;

      o     approving certain leasing activity;

      o     waiving certain late payment charges and Penalty Interest subject to the limitations in the pooling and servicing agreement;

      o     permitting the release, addition or substitution of collateral securing the subject mortgage loan;

      o     permitting the release, addition or substitution of the borrower or any guarantor with respect to the subject mortgage loan;

      o     approving certain consents with respect to rights-of-way, easements or similar agreements and consents to subordination of the related mortgage loan to such easements, rights-of-way or similar
            agreements, that do not materially affect the use or value of the mortgaged real property or materially interfere with the borrower's ability to make related payments;

      o     approving releases of unimproved parcels of a mortgaged real property;

      o     approving annual budgets to operate mortgaged real properties;

      o     approving certain temporary waivers of requirements in loan documents with respect to insurance deductible amounts or
            claims-paying ability ratings of insurance providers; and

      o     consenting to changing the property manager with respect to a mortgage loan with an unpaid principal balance of less than
            $2,000,000.

      The foregoing limitations, conditions and restrictions will not apply to any of the acts or circumstances referenced in this "--Modifications, Waivers,
Amendments and Consents" section that is provided for under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or that is solely within the control of the related borrower. Also, neither master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

      Notwithstanding the foregoing, in the case of an ARD Loan, the applicable master servicer will be permitted, in its discretion, after the related anticipated repayment date, to waive any or all of the Additional Interest accrued on that mortgage loan, if the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the applicable master servicer's determination to waive the trust's right to receive that Additional Interest--

      o     must be in accordance with the Servicing Standard; and

      o     will be subject to approval by the special servicer and the controlling class representative.

      The pooling and servicing agreement will also limit the master servicers'
and the special servicer's ability to institute an enforcement action solely for the collection of Additional Interest.

      Neither a master servicer nor the special servicer will have any liability to the trust, the certificateholders or any other person for any determination made by it in connection with a modification, waiver or amendment of a mortgage loan that is made on a reasonable basis and in accordance with the Servicing
Standard.

      All modifications, waivers and amendments entered into by a master servicer and/or the special servicer with respect to the mortgage loans are to be in writing. Each master servicer and the special servicer must deliver to

                                       175

the custodian for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

      Modifications, waivers, amendments and consents in respect of the Peter
Cooper Village and Stuyvesant Town Loan Combination will be administered by the master servicer or special servicer, as applicable, under and in accordance with the Wachovia 2007-C30 pooling and servicing agreement. Modifications, waivers, amendments and consents in respect of the FRIS Chicken Loan Combination will be administered by the master servicer or special servicer, as applicable, under and in accordance with the MSCI 2005-HQ6 pooling and servicing agreement.

REQUIRED APPRAISALS

      The special servicer must make commercially reasonable efforts to obtain, within 60 days of the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans, and deliver to the trustee, the custodian, the applicable master servicer and the controlling class representative, a copy of an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer has no actual knowledge of a material adverse change in the condition of the related mortgaged real property in which case such appraisal may be a letter update of the prior appraisal.

      Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan, net of related unreimbursed advances of principal, is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of an appraisal.

      As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan.
An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in
this prospectus supplement.

      If an Appraisal Trigger Event occurs with respect to any mortgage loan, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, once every 12 months after the occurrence of that Appraisal
Trigger Event (or sooner if the special servicer has actual knowledge of a material adverse change in the condition of the related mortgaged real property), an update of the prior required appraisal or other valuation. The special servicer is to deliver to the trustee, the custodian, the applicable master servicer and the controlling class representative the new appraisal or valuation within ten business days of obtaining or performing such appraisal or valuation (or update thereof). This ongoing obligation will cease if and when--

      o     if the Appraisal Trigger Event was the failure by the borrower to make any monthly debt service payment for 60 days or more, or involved the special servicer modifying the amount or timing of any monthly debt service payment (other than a balloon payment), the related borrower has made three consecutive full and timely monthly debt service payments under the terms of the mortgage loan (as such terms may have been modified); or

      o     with respect to the other Appraisal Trigger Events (other than the related mortgaged real property becoming REO Property), such circumstances cease to exist in the reasonable judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings, no later than the entry of an order or decree dismissing such proceeding, and with respect to the extension of any date on which a balloon payment is due, no later than the date that the special servicer agrees to an extension;

provided that no other Appraisal Trigger Event then exists with respect to the subject mortgage loan.

      The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer and will be reimbursable to the applicable master servicer as a servicing advance.

                                       176

COLLECTION ACCOUNTS

      General. Each master servicer will be required to establish and maintain one or more segregated accounts or sub-accounts as a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

      The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the applicable master servicer's collection account will be paid to the applicable master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

      Deposits. Under the pooling and servicing agreement, each master servicer must deposit or cause to be deposited in its collection account within one business day following receipt of available funds, in the case of payments and other collections on the mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of that master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

      o     all payments on account of principal on the mortgage loans, including principal prepayments;

      o     all payments on account of interest on the mortgage loans, including
            Additional Interest and Penalty Interest;

      o     all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the mortgage loans;

      o     all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

      o     all amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure or as otherwise contemplated under "--Realization Upon Defaulted Mortgage Loans"
            below;

      o     any amounts paid by the mortgage loan sellers in connection with the repurchase or replacement of a mortgage loan as described under
            "Description of the Mortgage Pool--Repurchases and Substitutions" in
            this prospectus supplement;

      o     any amounts required to be deposited by that master servicer in connection with losses incurred with respect to Permitted
            Investments of funds held in the collection account;

      o     all payments required to be paid by that master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "Description of the
            Mortgage Pool--Additional Loan and Property Information--Hazard,
            Liability and Other Insurance" in this prospectus supplement;

      o     any amounts required to be transferred from the special servicer's
            REO account;

      o     any amounts representing compensating interest payments in respect of prepayment interest shortfalls as described under "--Servicing and Other Compensation and Payment of Expenses--Prepayment Interest
            Shortfalls" above; and

                                       177

      o     any amount paid by a borrower to cover items for which a servicing advance has been previously made and for which the that master servicer or the trustee, as applicable, has been previously reimbursed out of the collection account.

      Upon receipt of any of the amounts described in the first five bullets and the last bullet of the preceding paragraph with respect to any specially serviced mortgage loan, the special servicer is required to promptly remit these amounts to the applicable master servicer for deposit in that master servicer's collection account.

      Notwithstanding the foregoing, amounts received on any A-Note Trust
Mortgage Loan will be deposited into a separate account or sub-account of the collection account maintained by the applicable master servicer before being transferred to that master servicer's collection account.

      Withdrawals. The master servicers may make withdrawals from their respective collection accounts for any of the following purposes, which are not listed in any order of priority:

      o     to remit to the certificate administrator for deposit in the certificate administrator's distribution account described under
            "Description of the Offered Certificates--Distribution Account" in
            this prospectus supplement, on the business day preceding each distribution date, an aggregate amount of immediately available funds equal to that portion of the Available Distribution Amount
            (calculated without regard to clauses (a)(ii), (a)(v), (b)(ii)(B)
            and (b)(v) of the definition of that term in this prospectus supplement, and exclusive of other amounts received after the end of the related collection period) for the related distribution date then on deposit in the collection account, together with any prepayment premiums, yield maintenance charges and/or Additional
            Interest received on the mortgage loans during the related collection period and, in the case of the final distribution date, any additional amounts which the relevant party is required to pay in connection with the purchase of all the mortgage loans and REO
            Properties, plus any amounts required to be remitted in respect of
            P&I advances;

      o     to reimburse the trustee and itself, in that order, for any unreimbursed P&I advances made by that party (or made by the master servicer under the Wachovia 2007-C30 pooling and servicing agreement with respect to the Peter Cooper Village and Stuyvesant Town Trust
            Mortgage Loan or the master servicer under the MSCI 2005-HQ6 pooling and servicing agreement with respect to the FRIS Chicken Trust
            Mortgage Loan) under the pooling and servicing agreement, which reimbursement is to be made out of late collections of interest (net of related master servicing fees) and principal (net of any related workout fee or principal recovery fee) received in respect of the particular mortgage loan or REO Property as to which the Advance was made; provided that, if such P&I advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such P&I advance will be reimbursed out of general collections of principal as described under "Description of the
            Offered Certificates--Advances of Delinquent Monthly Debt Service
            Payments and Reimbursement of Advances" in this prospectus supplement;

      o     to pay itself earned and unpaid master servicing fees with respect to each mortgage loan, which payment is to be made out of
            collections on that mortgage loan that are allocable as interest or, if that mortgage loan and any related REO Property have been previously liquidated, out of general collections on the other mortgage loans and REO Properties;

      o     to pay the special servicer, out of general collections on the mortgage loans and any REO Properties, earned and unpaid special servicing fees with respect to each mortgage loan that is either--

            1.    a specially serviced mortgage loan; or

            2.    a mortgage loan as to which the related mortgaged real
                  property has become an REO Property;

                                       178

      o     to pay the special servicer earned and unpaid workout fees and principal recovery fees to which it is entitled, which payment is to be made from the sources described under "--Servicing and Other
            Compensation and Payment of Expenses" above;

      o     to reimburse the trustee or the special servicer/itself, in that order (with reimbursements to the special servicer and the subject master servicer to be made concurrently on a pro rata basis), for any unreimbursed servicing advances, first, out of payments made by the borrower that are allocable to such servicing advance, and then, out of liquidation proceeds, insurance proceeds, condemnation proceeds and, if applicable, revenues from REO Properties relating to the mortgage loan in respect of which the servicing advance was made, and then out of general collections; provided that, if such
            Advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such Advance will be reimbursed out of general collections of principal as described under "--Servicing and Other Compensation and Payment of Expenses"
            above and "Description of the Offered Certificates--Advances of
            Delinquent Monthly Debt Service Payments and Reimbursement of
            Advances" in this prospectus supplement;

      o     to reimburse the trustee or the special servicer/itself, in that order (with reimbursements to the special servicer and the subject master servicer to be made concurrently on a pro rata basis), first out of REO Property revenues, liquidation proceeds and insurance and condemnation proceeds received in respect of the mortgage loan relating to the Advance, and then out of general collections on the mortgage loans and any REO Properties, for any unreimbursed Advance made by that party under the pooling and servicing agreement that has been determined not to be ultimately recoverable, together with interest thereon, subject to the limitations set forth in the pooling and servicing agreement and the limitations described under, as applicable, "--Servicing and Other Compensation and Payment of
            Expenses" above and/or "Description of the Offered
            Certificates--Advances of Delinquent Monthly Debt Service Payments
            and Reimbursement of Advances" in this prospectus supplement;

      o     to pay the trustee or the special servicer/itself, in that order
            (with payments to the special servicer and the subject master servicer to be made concurrently on a pro rata basis), unpaid interest on any Advance made by that party under the pooling and servicing agreement, which payment is to be made out of Penalty
            Interest and late payment charges collected on the related mortgage loan during the collection period during which that Advance is reimbursed;

      o     in connection with the reimbursement of Advances as described in the second bullet, the sixth bullet or the seventh bullet under this
            "--Withdrawals" subsection and subject to the limitations described in each of those three bullets, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties, any interest accrued and payable on that Advance and not otherwise payable under the preceding bullet;

      o     to pay for costs and expenses incurred by the trust fund in connection with property inspections;

      o     to pay the special servicer or itself any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of
            Expenses--Additional Servicing Compensation" above;

      o     to pay for the cost of an independent appraiser or other expert in real estate matters, to the extent such cost is not required to be advanced under the pooling and servicing agreement;

      o     to pay itself, the special servicer, any of the mortgage loan sellers, any holder (or, if applicable, beneficial owner) of certificates of the controlling class or any other person, as the case may be, with respect to each mortgage loan, if any, previously purchased by such person pursuant to the pooling and servicing agreement, all amounts received in respect of any such purchased mortgage loan subsequent to the date of purchase;

                                       179

      o     to pay, out of general collections on the mortgage loans and any REO
            Properties, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan;

      o     to pay itself, the special servicer, us, or any of their or our respective members, managers, shareholders, directors, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties, any of the
            reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the
            Special Servicer, the Manager and Us" in the accompanying base prospectus;

      o     to pay, out of general collections on the mortgage loans and any REO
            Properties, for the costs of various opinions of counsel, the cost of recording the pooling and servicing agreement and expenses properly incurred by the certificate administrator in connection with consulting with the special servicer as to tax matters;

      o     to pay any other items described in this prospectus supplement as being payable from the collection account;

      o     to withdraw amounts deposited in the collection account in error;
            and

      o     to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

      The pooling and servicing agreement will prohibit the application of amounts received on the Non-Trust Loans to cover expenses payable or reimbursable out of general collections with respect to mortgage loans and REO
Properties in the trust that are not related to the related Loan Combination.

      In addition, in general, if at any time a master servicer is entitled to make a payment, reimbursement or remittance from its collection account,

      o     the payment, reimbursement or remittance is permitted or required to be made from any funds on deposit in that master servicer's collection account,

      o     the amounts on deposit in that master servicer's collection account are insufficient to satisfy the payment, reimbursement or
            remittance, and

      o     the amount on deposit in the other master servicer's collection account is sufficient to make such payment, reimbursement or remittance in full or in part,

then the other master servicer must make the payment, reimbursement or remittance from that other master servicer's collection account within a specified number of days following a written request from the first master servicer. The written request must indicate the nature and amount of the payment, reimbursement or remittance and include a certification from the first master servicer that the first master servicer's collection account does not then have funds on deposit that are sufficient for the payment, reimbursement or remittance.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      Fair Value Call. The pooling and servicing agreement grants to the special servicer and the holder (or, if applicable, the beneficial owner) of the certificates with the largest percentage of voting rights allocated to the controlling class of certificates (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class certificateholder) a right to purchase from the trust defaulted mortgage loans under the circumstances described below in this "--Fair Value Call" subsection. The defaulted mortgage loans in respect of which this right may be exercised are mortgage loans that have experienced payment defaults similar to the payment defaults that would constitute a Servicing Transfer Event as described in the glossary to this prospectus supplement or mortgage loans as to which the related indebtedness has been accelerated by the applicable master servicer or the special servicer following default. The fair value call option will not apply to the Peter Cooper
Village and

                                       180

Stuyvesant Town Loan Combination or the FRIS Chicken Loan Combination. Instead,
the Wachovia 2007-C30 pooling and servicing agreement provides for a comparable fair value call option for the Peter Cooper Village and Stuyvesant Town Trust
Mortgage Loan, and the MSCI 2005-HQ6 pooling and servicing agreement provides for a comparable fair value call option for the FRIS Chicken Trust Mortgage
Loan, as described below.

      At the time a mortgage loan becomes a defaulted mortgage loan satisfying the criteria described in the preceding paragraph, each of the special servicer and the plurality controlling class certificateholder will have a purchase option (which option will be assignable when the opportunity to exercise it arises) to purchase the defaulted mortgage loan, from the trust fund at an option price generally equal to (i) if the special servicer has not yet determined the fair value of the defaulted mortgage loan, the sum of the unpaid principal balance of that mortgage loan at the time of purchase, together with unpaid and accrued interest on that mortgage loan at its mortgage interest rate, unpaid interest accrued on related Advances, related unreimbursed servicing advances and other related Additional Trust Fund Expenses, including special servicing fees, or (ii) the fair value of the defaulted mortgage loan as determined by the special servicer, if the special servicer has made such fair value determination; provided that if (i) the option is being exercised by an assignee of the special servicer or the plurality controlling class certificateholder that is not affiliated with the special servicer or the plurality controlling class certificateholder, (ii) the assignment of the purchase right or option was made for no material consideration, and (iii) the purchase option is exercised more than 90 days following the making of a fair value determination, the special servicer will be entitled to receive a principal recovery fee. The special servicer will be permitted to change from time to time, its determination of the fair value of a defaulted mortgage loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the special servicer will update its determination of the fair value of a defaulted mortgage loan at least once every 90 days; and, provided, further, that absent the special servicer having actual knowledge of a material change in circumstances affecting the value of the related mortgaged real property, the special servicer will not be obligated to update such determination. The purchase option in respect of a defaulted mortgage loan will first belong to the plurality controlling class certificateholder. If the purchase option is not exercised by the plurality controlling class certificateholder or any assignee thereof within 60 days of a fair value determination being made, then the purchase option will belong to the special servicer for 15 days. If the purchase option is not exercised by the special servicer or its assignee within such 15-day period, then the purchase option will revert to the plurality controlling class certificateholder.

      Notwithstanding the foregoing, the holder of a B-Note Non-Trust Loan will have the right to purchase the related A-Note Trust Mortgage Loan from the trust in certain default situations, as described above under "Description of the
Mortgage Pool--The Loan Combinations" in this prospectus supplement. In addition, notwithstanding the discussion in the preceding paragraph, the holders of a mezzanine loan may have the right to purchase the related mortgage loan from the trust if certain defaults on the related mortgage loan occur.

      Unless and until the purchase option with respect to a defaulted mortgage loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including workout and foreclosure consistent with the Servicing Standard, but the special servicer will not be permitted to sell the defaulted mortgage loan other than pursuant to the exercise of the purchase option.

      If not exercised sooner, the purchase option with respect to any defaulted mortgage loan will automatically terminate upon (i) the related borrower's cure of all related defaults on the defaulted mortgage loan, (ii) the acquisition on behalf of the trust fund of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off
(full or discounted) of the defaulted mortgage loan in connection with a workout. In addition, the purchase option with respect to a defaulted mortgage loan held by any person will terminate upon the exercise of the purchase option and consummation of the purchase by any other holder of a purchase option.

      If (a) a purchase option is exercised with respect to a defaulted mortgage loan and the person expected to acquire the defaulted mortgage loan pursuant to such exercise is the plurality controlling class certificateholder, the special servicer, or any affiliate of any of them, which means that the purchase option has not been assigned to another unaffiliated person, and (b) the option price is based on the special servicer's determination of the fair value of the defaulted mortgage loan, then the applicable master servicer or, if that master servicer and the special servicer are the same person, the trustee (or a third-party appraiser designated by the applicable master servicer or the trustee, as applicable, at its option, upon whose determination the applicable master servicer or the trustee, as the case may

                                       181

be, may, absent manifest error, conclusively rely) will be required to confirm that the option price (as determined by the special servicer) represents a fair value for the defaulted mortgage loan. The applicable master servicer or the trustee, as applicable, will be entitled to receive, out of the collection account, a fee of $2,500 for the initial confirmation, but not for any subsequent confirmations, of fair value with respect to that mortgage loan. The costs of all appraisals, inspection reports and opinions of value incurred by the applicable master servicer, the special servicer, the trustee or any third-party appraiser in connection with any determination of fair value will be reimbursable to the applicable master servicer, the special servicer or the trustee, as applicable, as servicing advances.

      With respect to the Peter Cooper Village and Stuyvesant Town Loan
Combination, upon the Peter Cooper Village and Stuyvesant Town Loan Combination
becoming defaulted mortgage loans, the controlling class of the Wachovia
2007-C30 securitization will have right to exercise a fair value call option with respect to the entire Peter Cooper Village and Stuyvesant Town Loan
Combination, including the Peter Cooper Village and Stuyvesant Town Trust
Mortgage Loan. If the controlling class of the Wachovia 2007-C30 securitization does not exercise the option, then the controlling class of the series 2007-5 securitization and each other securitization holding a Peter Cooper Village and
Stuyvesant Town A-Note Non-Trust Mortgage Loan will have the right to exercise the fair value call option with respect to the entire Peter Cooper Village and
Stuyvesant Town Loan Combination, in the order of priority based on the size of principal balance of the related notes. If none of the controlling class representatives exercise such option, then the controlling class representative of the series 2007-5 securitization and each other securitization holding a
Peter Cooper Village and Stuyvesant Town A-Note Non-Trust Mortgage Loan will have the right to exercise the fair value call option with respect to its own loan only.

      With respect to the FRIS Chicken Loan Combination, upon the FRIS Chicken
Loan Combination becoming defaulted mortgage loans, any person exercising the fair value call option with respect to the FRIS Chicken A-Note Non-Trust
Mortgage Loan under the MSCI 2005-HQ6 pooling and servicing agreement must also purchase the FRIS Chicken Trust Mortgage Loan.

      Foreclosure and Similar Proceedings. Neither master servicer may institute foreclosure proceedings, exercise any power of sale contained in a mortgage or acquire title to a mortgaged real property. If a default on a mortgage loan has occurred and is continuing and no satisfactory arrangements can be made for collection of delinquent payments, then, subject to the discussion under "--The
Controlling Class Representative and the Loan Combination Controlling Parties"
above, the special servicer may, on behalf of the trust, take any of the following actions:

      o     institute foreclosure proceedings;

      o     exercise any power of sale contained in the related mortgage;

      o     obtain a deed in lieu of foreclosure; or

      o     otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

      The special servicer may not acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the certificateholders (or, if a Loan
Combination is involved, the certificateholders and the holder(s) of the related
B-Note Non-Trust Loan(s)), to be considered to hold title to, to be a
"mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of federal environmental laws, unless--

      o     the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust; and

      o     either:

            1.    the report indicates that--

                                       182

      o     the particular mortgaged real property is in compliance with applicable environmental laws and regulations; and

      o     there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

            2.    the special servicer (who may rely conclusively on the report)
                  determines that taking the actions necessary to bring the
                  particular mortgaged real property into compliance with
                  applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, is reasonably likely to maximize the recovery to
                  certificateholders (or, if a Loan Combination is involved, the certificateholders and the holder(s) of the related B-Note
                  Non-Trust Loan(s)), taking into account the time value of
                  money.

      If the environmental testing contemplated above establishes that any of the conditions described in clauses 1. and 2. have not been satisfied with respect to any mortgaged real property and there is no breach of a representation or warranty requiring repurchase under the applicable mortgage loan purchase agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard (other than proceeding against the related mortgaged real property). At such time as it deems appropriate, the special servicer may, on behalf of the trust, release all or a portion of the subject mortgaged real property from the lien of the related mortgage instrument; provided that, if the related mortgage loan has a then outstanding principal balance of greater than $1 million, then prior to the release of all or a portion of the related mortgaged real property, (i) the special servicer shall have notified the rating agencies, the certificate administrator, the trustee, the controlling class representative and the applicable master servicer in writing of its intention to so release all or a portion of such mortgaged real property and the bases for such intention, and
(ii) the certificate administrator shall have notified the certificateholders in writing of the special servicer's intention to so release all or a portion of such mortgaged real property.

      If the trust acquires title to any mortgaged real property, the special servicer, on behalf of the trust, has to sell the particular real property prior to the close of the third calendar year following the calendar year in which that acquisition occurred, subject to limited exceptions as described under
"--REO Properties" below.

      If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the applicable master servicer in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer, the applicable master servicer and/or the trustee will be entitled to payment or reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of the liquidation proceeds to the certificateholders, for--

      o     any and all amounts that represent unpaid servicing fees and additional servicing compensation with respect to the mortgage loan;

      o     unreimbursed (from the related mortgage loan) servicing expenses and
            Advances incurred with respect to the mortgage loan;

      o     any P&I advances made with respect to the mortgage loan that are unreimbursed from that mortgage loan; and

      o     any interest payable (or paid from general collections) to the applicable master servicer and/or special servicer on any expenses and Advances and not reimbursed from that mortgage loan.

      In the event a default has occurred and is continuing and no satisfactory arrangements can be made for collection of delinquent payments with respect to the Peter Cooper Village and Stuyvesant Town Loan Combination or the FRIS
Chicken Loan Combination, the special servicer under the Wachovia 2007-C30 pooling and servicing agreement or the special servicer under the MSCI 2005-HQ6 pooling and servicing agreement, as applicable, will be required to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a

                                       183

deed in lieu of foreclosure or otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise in accordance with the procedures set forth in the Wachovia 2007-C30 pooling and servicing agreement or the MSCI 2005-HQ6 pooling and servicing agreement, as applicable.

REO PROPERTIES

      If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

      o     the IRS grants an extension of time to sell the property; or

      o     the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code.

      Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.

      The special servicer may be required to retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property.

      In general, the special servicer, or an independent contractor employed by the special servicer at the expense of the trust, will be obligated to operate and manage any REO Property in a manner that:

      o     maintains its status as foreclosure property under the REMIC provisions of the Code; and

      o     is in accordance with the Servicing Standard.

      The special servicer must review the operation of each REO Property and consult with the certificate administrator or any person appointed by the certificate administrator to act as tax administrator to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of section
857(b)(4)(B) of the Code.

      Generally, net income from foreclosure property means income that does not qualify as "rents from real property" within the meaning of Section 856(c)(3)(A)
of the Code and Treasury regulations thereunder or as income from the sale of such REO Property. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the mortgaged real properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged real properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to an REO Property would not constitute "rents from real property," or that all of such income would fail to so qualify if a separate charge is not stated for such non-customary services or such services are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on an REO
Property owned by REMIC, such as a hotel, will not constitute "rents from real property." Any of the foregoing types of income instead constitute "net income from foreclosure property," which would be taxable to such REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable

                                       184

against the related income for purposes of determining the net proceeds from the
REO Property available for distribution to holders of Certificates. See "Federal
Income Tax Consequences-REMICs" in the accompanying prospectus.

      The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO
Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property. The funds held in this REO account may be held as cash or invested in Permitted Investments.
Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

      The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Shortly after the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the applicable master servicer for deposit, into that master servicer's collection account the total of all amounts received with respect to each REO Property during that collection period, net of--

      o     any withdrawals made out of those amounts as described in the preceding sentence; and

      o     any portion of those amounts that may be retained as reserves as described in the next paragraph.

      The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

      The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

      The special servicer with respect to the Wachovia 2007-C30 securitization will be required to administer any REO Property related to the Peter Cooper
Village and Stuyvesant Town Loan Combination in a substantially similar manner pursuant to the Wachovia 2007-C30 pooling and servicing agreement, and the special servicer with respect to the MSCI 2005-HQ6 securitization will be required to administer any REO Property related to the FRIS Chicken Loan
Combination in a substantially similar manner pursuant to the MSCI 2005-HQ6 pooling and servicing agreement.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

      The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the corresponding mortgaged real property as soon as practicable after any mortgage loan becomes a specially serviced mortgage loan and annually so long as such mortgage loan is a specially serviced mortgage loan. Beginning in 2007, the applicable master servicer, for each mortgage loan that it is responsible for servicing that is not a specially serviced mortgage loan and does not relate to an REO Property, will be required, at its own expense, to inspect or cause an inspection of the mortgaged real property at least once every calendar year, unless such mortgaged real property has been inspected in such calendar year by the special servicer. The applicable master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

      o     any sale, transfer or abandonment of the property of which the subject master servicer or the special servicer, as applicable, is aware; or

                                       185

      o     any change in the property's condition or value of which the subject master servicer or the special servicer, as applicable, is aware and considers to be material; or

      o     any visible waste committed on the property of which the subject master servicer or special servicer, as applicable, is aware and considers to be material.

      The special servicer, in the case of each specially serviced mortgage loan, and the applicable master servicer, in the case of each other mortgage loan, will each be required to use reasonable efforts to collect from the related borrower, the quarterly (if any) and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, nor is the applicable master servicer or the special servicer likely to have any practical means of compelling delivery.

      The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO
Property.

      Each master servicer, with respect to each mortgage loan that it is responsible for servicing, will be required to prepare and maintain an operating statement analysis for each mortgaged real property and each REO Property, as applicable, and copies of such operating statement analyses are to be made available by the applicable master servicer to the certificate administrator, the trustee, the special servicer and/or the controlling class representative upon request or as otherwise provided in the pooling and servicing agreement
(but not more frequently than quarterly).

EVIDENCE AS TO COMPLIANCE

      On or before May 1 of each year, beginning in 2008 (provided that, if any of the following items are required in connection with any filing with the
Securities and Exchange Commission, each master servicer and the special servicer will be required to deliver such items on or before March 15 of each year, beginning in 2008), each master servicer and the special servicer must deliver or cause to be delivered to the certificate administrator and us, among others, the following items:

      o     a report on an assessment of compliance by it with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB, signed by an authorized officer of the subject master servicer or the special servicer, as the case may be, which report will contain
            (a) a statement by the subject master servicer or the special servicer, as the case may be, of its responsibility for assessing compliance with the servicing criteria applicable to it, (b) a statement that the subject master servicer or the special servicer, as the case may be, used the servicing criteria set forth in Item
            1122(d) of Regulation AB to assess compliance with the applicable servicing criteria, (c) the subject master servicer's or the special servicer's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending
            December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by the subject master servicer or the special servicer, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on the subject master servicer's or the special servicer's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending December 31st of the preceding calendar year;

      o     as to each report delivered by the subject master servicer or the special servicer as described in the immediately preceding bullet, a report from a registered public accounting firm (made in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board) that attests to, and reports on, the assessment made by the asserting party in the report delivered as described in the immediately preceding bullet; and

      o     a statement signed by an authorized officer of the subject master servicer or the special servicer, as the case may be, to the effect that: (a) a review of the activities of the subject master servicer or the special servicer, as the case may be, during the preceding calendar year (or, if applicable, the portion of such year during which the offered certificates were outstanding) and of its performance

                                       186

            under the pooling and servicing agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, the subject master servicer or special servicer, as the case may be, has fulfilled its material obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or portion of that year during which the certificates were outstanding or, if there has been a material default, specifying each material default known to such officer and the nature and status of that default.

      The pooling and servicing agreement will require that: (1) the certificate administrator, the custodian and any party to the pooling and servicing agreement (in addition to the master servicers and special servicer) that is
"participating in the servicing function" (within the meaning of Item 1122 of
Regulation AB) with respect to the mortgage pool, must deliver a separate assessment report and attestation report similar to those described in the first two bullets of the prior paragraph; (2) any party to the pooling and servicing agreement that has retained a sub-servicer, subcontractor or agent that is
"participating in the servicing function" (within the meaning of Item 1122 of
Regulation AB) with respect to the mortgage pool, must cause (or, in the case of a sub-servicer that was servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor, must use commercially reasonable efforts to cause) that sub-servicer, subcontractor or agent to deliver a separate assessment report and attestation report similar to those described in the first two bullets of the prior paragraph; and (3) (i) the certificate administrator and the custodian must deliver and (ii) any party to the pooling and servicing agreement that has retained a sub-servicer that meets the criteria in Item 1108(a)(2)(i), (ii) or
(iii) of Regulation AB, must cause (or, in the case of a sub-servicer that was servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor, must use commercially reasonable efforts to cause) that sub-servicer to deliver, a separate servicer compliance statement similar to that described in the third bullet of the prior paragraph.

EVENTS OF DEFAULT

      Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

      o     any failure by either master servicer to deposit into the collection account any amount required to be so deposited by it under the pooling and servicing agreement, which failure continues unremedied for two business days following the date on which the deposit was required to be made; or

      o     any failure by either master servicer to remit to the certificate administrator for deposit into the distribution account any amount required to be so remitted by it under the pooling and servicing agreement, which failure continues unremedied until 11:00 a.m., New
            York City time, on the business day following the date on which the remittance was required to be made; or

      o     any failure by the special servicer to deposit into the REO account or to deposit into, or to remit to the applicable master servicer for deposit into, the collection account, any amount required to be so deposited or remitted under the pooling and servicing agreement, provided, however, that the failure to deposit or remit such amount will not be an event of default if such failure is remedied within one business day and in any event on or prior to the related P&I advance date; or

      o     a master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for five business days following the date on which notice has been given to that master servicer by the certificate administrator or the trustee; or

      o     a master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to the subject master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by
            certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that (A) with respect to any such failure

                                       187

            (other than a failure described in clause (B) below) that is not curable within such 30-day period, the subject master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the subject master servicer or the special servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the certificate administrator and any affected B-Note
            Loan Noteholders with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure, or
            (B) in the case of the failure to deliver to the certificate administrator the annual statement of compliance, the annual assessment report and/or the annual attestation report with respect to the subject master servicer or the special servicer, as applicable, pursuant to the pooling and servicing agreement, which is required to be part of or incorporated in a report to be filed with the Securities and Exchange Commission, continues unremedied beyond the time specified in the pooling and servicing agreement; or

      o     it is determined that there is a breach by either master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of certificateholders, and that breach continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to the applicable master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that with respect to any such breach which is not curable within such 30-day period, the applicable master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the applicable master servicer or the special servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

      o     a decree or order of a court having jurisdiction in an involuntary case under federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against a master servicer or the special servicer and the decree or order remains in force for a period of 60 days, provided, however, that the subject master servicer or the special servicer, as appropriate, will have an additional period of 30 days to effect a discharge, dismissal or stay of the decree or order if it commenced the appropriate proceedings to effect such discharge, dismissal or stay within the initial 60-day period; or

      o     a master servicer or the special servicer consents to the
            appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to it or of or relating to all or substantially all of its property; or

      o     a master servicer or the special servicer admits in writing its inability to pay its debts or takes other actions specified in the pooling and servicing agreement indicating its insolvency or inability to pay its obligations; or

      o     any of S&P, Moody's or Fitch has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of
            certificates, or (b) placed any class of certificates on "watch status" in contemplation of possible rating downgrade or withdrawal
            (and that "watch status" placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with a master servicer or the special servicer as the sole or a material factor in such rating action; or

      o     a master servicer or the special servicer is removed from S&P's
            Select Servicer List as a U.S. Commercial Mortgage Master Servicer
            or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated within 60 days after its removal therefrom; or

                                       188

      o     a master servicer ceases to be rated at least CMS3 by Fitch or the special servicer ceases to be rated at least CSS3 by Fitch and such rating is not restored within 30 days after the subject downgrade or withdrawal.

RIGHTS UPON EVENT OF DEFAULT

      If an event of default described under "--Events of Default" above occurs with respect to the either master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of either the controlling class representative or the certificateholders entitled to not less than 25% of the voting rights for all the classes of certificates, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a certificateholder; provided that the terminated defaulting party will continue to be entitled to receive all amounts due and owing to it in accordance with the terms of the pooling and servicing agreement and will continue to be entitled to the benefit of any provisions for reimbursement or indemnity as and to the extent provided in the pooling and servicing agreement. Upon any termination, the trustee must either:

      o     succeed to all of the responsibilities, duties and liabilities of the applicable master servicer or the special servicer, as the case may be, under the pooling and servicing agreement; or

      o     appoint an established mortgage loan servicing institution to act as successor a successor master servicer or the successor special servicer, as the case may be, provided such successor is reasonably acceptable to the controlling class representative.

      Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if a master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last three bullets under "--Events of Default" above, that master servicer will have the right for a period of approximately 45 days--during which time that master servicer will continue to master service the mortgage loans it is responsible for servicing--to sell its master servicing rights with respect to the mortgage loans it is responsible for servicing to a master servicer whose appointment S&P, Moody's and Fitch have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the certificates. The terminated master servicer will be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the mortgage loans, to the extent such expenses are not reimbursed by the replacement servicer.

      Either the controlling class representative or the holders of certificates entitled to a majority of the voting rights for the certificates may require the trustee to appoint an established mortgage loan servicing institution to act as a successor master servicer or as the successor special servicer, as the case may be, rather than have the trustee act as that successor, provided such successor is reasonably acceptable to the controlling class representative. The appointment of a successor special servicer by the trustee is subject to the rights of the controlling class of certificateholders to designate a successor special servicer as described under "--Replacement of the Special Servicer"
above.

      In general, the certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of certificates affected by any event of default may waive the event of default. However, the events of default described in the first, second, third, tenth or eleventh bullets under "--Events of
Default" above may only be waived by all of the holders of the affected classes of the certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

ADDITIONAL MATTERS RELATING TO THE TRUSTEE

      The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S.
or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

      o     be authorized under those laws to exercise trust powers;

                                       189

      o     with limited exception, have a combined capital and surplus of at least $100,000,000; and

      o     be subject to supervision or examination by a federal or state banking authority.

      If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

      We, the master servicers, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the master servicer and the trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

      The certificates will be issued, on or about March 14, 2007, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

      o     a segregated pool of mortgage loans;

      o     any and all payments under and proceeds of those mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

      o     the loan documents for those mortgage loans;

      o     our rights under the mortgage loan purchase agreements between us and the respective mortgage loan sellers;

      o     any REO Properties acquired by the trust with respect to any of those mortgage loans that come into and continue in default;

      o     those funds or assets as from time to time are deposited in the master servicers' collection accounts, the special servicer's REO account, the certificate administrator's distribution account described under "--Distribution Account" below or the certificate administrator's interest reserve account described under "--Interest
            Reserve Account" below; and

      o     the swap agreements relating to the class A-2FL certificates, the class A-4FL certificates, the class AM-FL certificates and the class
            AJ-FL certificates, respectively; provided, that none of the holders of any offered certificates will have any beneficial interest in any swap agreement.

      Whenever we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust fund, unless the context clearly indicates otherwise.

      The certificates will include the following classes:

      o     the A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C, D and X classes, which are the classes of certificates that are offered by this prospectus supplement; and

                                       190

      o     the A-2FL, A-4FL, AM-FL, AJ-FL, E, F, G, H, J, K, L, M, N, P, Q, Y,
            Z, R-I and R-II classes, which are the classes of certificates that--

            1.    will be retained or privately placed by us; and

            2.    are not offered by this prospectus supplement.

      The trust will also include the class A-2FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest and the class AJ-FL REMIC II regular interest, which will be represented by the class A-2FL, class A-4FL, class AM-FL and class AJ-FL certificates, respectively, which are not offered by this prospectus supplement.

      The class A-1, A-2, A-2FL, A-3, A-SB, A-4, A-4FL, A-1A, AM, AM-FL, AJ,
AJ-FL, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates are the only certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each certificate having a principal balance will be permanently reduced by any payments of principal actually made with respect to that certificate on that distribution date. See "--Payments"
below.

      On any particular distribution date, the principal balance of each class of principal balance certificates may also be reduced, without any corresponding payment, in connection with losses on the mortgage loans and default-related and otherwise unanticipated expenses of the trust. However, in limited circumstances, the total principal balance of a class of principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of Nonrecoverable
Advances or interest thereon that were reimbursed and/or paid in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal Distribution
Amount for that distribution date. See "--Reductions to Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
below.

      The class X certificates will not have principal balances, and the holders of the class X certificates will not be entitled to receive payments of principal. However, each class X certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate.

      The total notional amount of the class X certificates will equal the total principal balance of all the class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C,
D, E, F, G, H, J, K, L, M, N, P and Q certificates and the class A-2FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL
REMIC II regular interest and the class AJ-FL REMIC II regular interest outstanding from time to time. The total initial notional amount of the class X certificates will be approximately $4,417,019,866, although it may be as much as
5% larger or smaller, depending on the actual size of the initial mortgage pool balance.

      In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the monthly certificate administrator report.

REGISTRATION AND DENOMINATIONS

      General. The offered certificates will be issued in book-entry form in original denominations of $25,000 initial principal balance and in any whole dollar denomination (excluding the class X certificates) in excess of

                                       191

$25,000. The class X certificates will be issued in original denominations of
$100,000 initial notional amount and in any whole dollar denominations in excess thereof.

      Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under
"Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

      o     all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations; and

      o     all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those
            certificates, for payment to beneficial owners of offered
            certificates through its participating organizations in accordance with DTC's procedures.

      The certificate administrator will initially serve as certificate registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

      DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking Luxembourg or Euroclear Bank
S.A./N.V., as operator of the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and
Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.
For a discussion of DTC, Euroclear and Clearstream, see "Description of the
Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream" in the
accompanying base prospectus.

      Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or
Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry
Registration--Holding and Transferring Book-Entry Certificates" in the
accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex F hereto.

DISTRIBUTION ACCOUNT

      General. The certificate administrator must establish and maintain an account in which it will hold funds pending their payment on the certificates
(exclusive of the class A-2FL, A-4FL, AM-FL and AJ-FL certificates), the class
A-2FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest and the class AJ-FL REMIC II regular interest and from which it will make those payments. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the certificate administrator's distribution account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the certificate administrator's distribution account will be paid to the certificate administrator subject to the limitations set forth in the pooling and servicing agreement.

      Although the certificate administrator may establish and maintain collections of Additional Interest in an account separate from, but comparable to, its distribution account, it is anticipated that, and the discussion in this

                                       192

prospectus supplement assumes that, any collections of Additional Interest will be held as part of a sub-account of the certificate administrator's distribution account.

      Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the certificate administrator for deposit in the distribution account the following funds:

      o     all payments and other collections on the mortgage loans and any REO
            Properties that are then on deposit in the subject master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

            1.    monthly debt service payments due on a due date subsequent to the end of the related collection period;

            2.    payments and other collections received after the end of the related collection period;

            3.    amounts that are payable or reimbursable from the subject
                  master servicer's collection account to any person other than the certificateholders, including--

                  (a)   amounts payable to the subject master servicer or the
                        special servicer as compensation, including master
                        servicing fees, special servicing fees, workout fees,
                        principal recovery fees, assumption fees, modification
                        fees and, to the extent not otherwise applied to cover
                        interest on Advances and/or certain other actual or
                        potential Additional Trust Fund Expenses, Penalty
                        Interest and late payment charges,

                  (b)   amounts payable in reimbursement of outstanding
                        Advances, together with interest on those Advances,

                  (c)   amounts payable with respect to other expenses of the
                        trust, and

                  (d)   amounts payable at the request of the other master
                        servicer as described in the last paragraph under
                        "--Collection Account--Withdrawals" above.

            4.    amounts deposited in the subject master servicer's collection account in error;

      o     any compensating interest payment deposited in the subject master servicer's collection account to cover Prepayment Interest
            Shortfalls incurred with respect to the mortgage loans during the related collection period;

      o     any P&I advances made with respect to that distribution date; and

      o     any amounts paid by the subject master servicer, the special servicer or the plurality controlling class certificateholder to purchase all the mortgage loans and any REO Properties (minus certain required deductions) in connection with the termination of the trust as contemplated under "Description of the Offered
            Certificates--Termination" in this prospectus supplement.

      See "--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" below and "Servicing of the Mortgage
Loans--Collection Account" and "--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement.

      With respect to each distribution date that occurs during March, commencing in March 2008, the certificate administrator will be required to transfer from its interest reserve account, which we describe under "--Interest
Reserve Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis.

      Withdrawals. The certificate administrator may from time to time make withdrawals from its distribution account for any of the following purposes:

                                       193

      o     to pay itself, the custodian and the trustee a monthly fee which is described under "--Trust Administration Compensation" above and any interest or other income earned on funds in the distribution account;

      o     to indemnify the trustee and various related persons, as described under "Description of the Governing Documents--Matters Regarding the
            Trustee" in the accompanying base prospectus;

      o     to indemnify itself and the custodian and any corresponding related persons similar to those described in preceding bullet;

      o     to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and certain other opinions of counsel provided for in the pooling and servicing agreement;

      o     to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--Taxation of Owners of REMIC
            Residual Certificates--Prohibited Transactions Tax and Other Taxes"
            in the accompanying base prospectus and "Servicing of the Mortgage
            Loans--REO Properties" in this prospectus supplement;

      o     to pay any separate tax administrator any amounts reimbursable to it;

      o     to transfer from its distribution account to its interest reserve account interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis, as and when described under "--Interest Reserve Account" below;

      o     to pay to either master servicer any amounts deposited by such master servicer in the distribution account not required to be deposited therein; and

      o     to clear and terminate the distribution account at the termination of the pooling and servicing agreement.

      On each distribution date, all amounts on deposit in the certificate administrator's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the certificates
(exclusive of the class A-2FL, A-4FL, AM-FL, and AJ-FL certificates), the class
A-2FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest and the class AJ-FL REMIC II regular interest. For any distribution date, those funds will consist of four separate components--

      o     the portion of those funds that represent prepayment consideration collected on the mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of certain classes of certificates as described under "--Payments--Payments of Prepayment
            Premiums and Yield Maintenance Charges" below;

      o     the portion of those funds that represent Additional Interest collected on the Converting Loans during the related collection period, which will be paid to the holders of the class Y
            certificates as described under "--Payments--Payments of Additional
            Interest" below;

      o     the portion of those funds that represent Additional Interest collected on the ARD Loans during the related collection period, which will be paid to the holders of the class Z certificates as described under "--Payments--Payments of Additional Interest" below;
            and

      o     the remaining portion of those funds, which--

            1.    we refer to as the Available Distribution Amount; and

                                       194

            2.    will be paid to the holders of all the certificates, other than the class A-2FL, A-4FL, AM-FL and AJ-FL certificates, and with respect to the class A-2FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC
                  II regular interest and the class AJ-FL REMIC II regular
                  interest, as described under "--Payments--Priority of
                  Payments" below.

INTEREST RESERVE ACCOUNT

      The certificate administrator must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. The interest reserve account may be a sub-account of the distribution account, but for purposes of the discussion in this prospectus supplement it is presented as if it were a separate account.
Funds held in the certificate administrator's interest reserve account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the certificate administrator's interest reserve account will be paid to the certificate administrator subject to the limitations set forth in the pooling and servicing agreement.

      During January, except in a leap year, and February of each calendar year, beginning in 2008, the certificate administrator will, on or before the distribution date in that month (unless such distribution date is the final distribution date), withdraw from the distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced.
That interest reserve amount for each of those mortgage loans will generally equal one day's interest (exclusive of Penalty Interest and Additional Interest and net of any master servicing fees and trust administration fees payable therefrom) accrued on the Stated Principal Balance of the subject mortgage loan as of the end of the related collection period.

      During March of each calendar year, beginning in 2008 (or February, if the related distribution date is the final distribution date), the certificate administrator will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360
Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available
Distribution Amount for the distribution date during the month of transfer.

FLOATING RATE ACCOUNT

      The certificate administrator, on behalf of the holders of the class
A-2FL, A-4FL, AM-FL and AJ-FL certificates, will be required to establish and maintain an account in which it will hold funds pending their distribution on the class A-2FL, A-4FL, AM-FL and/or AJ-FL certificates or to the swap counterparty and from which it will make those distributions. No holder of any class of offered certificates will have any beneficial interest in any such floating rate account.

                                       195

FEES AND EXPENSES

      The following summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, general purpose, source and frequency of payments for those fees and expenses:

          TYPE / RECIPIENT                     AMOUNT                GENERAL PURPOSE             SOURCE                 FREQUENCY
---------------------------------  ------------------------------  -------------------  -----------------------------  -------------

Fees

Master Servicing Fee / Master      The master servicers will          Compensation      First, out of collections        Monthly
   Servicers                       earn a master servicing fee                          of interest with respect to
                                   with respect to each and                             the subject mortgage loan
                                   every mortgage loan in the                           and then, if the subject
                                   trust, including each                                mortgage loan and any
                                   specially serviced mortgage                          related REO Property has
                                   loan, if any, and each                               been liquidated, out of
                                   mortgage loan, if any, as to                         general collections on
                                   which the corresponding                              deposit in the collection
                                   mortgaged real property has                          account.
                                   become an REO Property. With
                                   respect to each mortgage
                                   loan, the master servicing
                                   fee will: (1) generally be
                                   calculated for the same
                                   number of days and on the
                                   same principal amount as
                                   interest accrues or is deemed
                                   to accrue on that mortgage
                                   loan; and (2) accrue at an
                                   annual rate that ranges from
                                   0.02000% to 0.11000% per
                                   annum. Master servicing fees
                                   with respect to any mortgage
                                   loan will include the primary
                                   servicing fees payable by the
                                   applicable master servicer to
                                   any sub-servicer with respect
                                   to that mortgage loan.

Additional Master Servicing        Prepayment Interest Excesses       Compensation      Interest payments made by      Time to time
   Compensation /  Master          collected on mortgage loans                          the related borrower
   Servicers                       that are the subject of a                            intended to cover interest
                                   principal prepayment in full                         accrued on the subject
                                   or in part after their                               principal prepayment with
                                   respective due dates in any                          respect to the subject
                                   collection period;                                   mortgage loan during the
                                                                                        period from and after the
                                                                                        related due date.

                                   All interest and investment        Compensation      Interest and investment          Monthly
                                   income earned on amounts on                          income related to the
                                   deposit in accounts                                  subject accounts (net of
                                   maintained by the master                             investment losses).
                                   servicers, to the extent not
                                   otherwise payable to the
                                   borrowers;

                                                                  196

          TYPE / RECIPIENT                     AMOUNT                GENERAL PURPOSE             SOURCE                 FREQUENCY
---------------------------------  ------------------------------  -------------------  -----------------------------  -------------

                                   On performing mortgage loans,      Compensation      Payments of late payment       Time to time
                                   late payment charges and                             charges and default
                                   default interest actually                            interest made by borrowers
                                   collected with respect to the                        with respect to the
                                   subject mortgage loan during                         mortgage loans.
                                   any collection period, but
                                   only to the extent not
                                   otherwise allocable to pay
                                   the following items with
                                   respect to the subject
                                   mortgage loan: (i) interest
                                   on advances; or (ii)
                                   Additional Trust Fund
                                   Expenses currently payable or
                                   previously paid with respect
                                   to the subject mortgage loan
                                   or mortgaged real property
                                   from collections on the
                                   mortgage pool and not
                                   previously reimbursed; and

                                   100%--or, if the consent of         Compensation     Payments of the applicable     Time to time
                                   the special servicer is                              fee(s) made by the borrower
                                   required with respect to the                         under the subject mortgage
                                   subject action, 50%-- of each                        loan.
                                   assumption application fee,
                                   assumption fee, modification
                                   fee, extension fee other
                                   similar fee or fees paid in
                                   connection with a defeasance
                                   of a mortgage loan that is
                                   actually paid by a borrower
                                   in connection with the
                                   related action.

Special Servicing  Fee /           The special servicer will          Compensation      Out of general collections       Monthly
   Special Servicer                earn a special servicing fee                         on all the mortgage loans
                                   with respect to each mortgage                        and any REO Properties in
                                   loan that is being specially                         the trust on deposit in the
                                   serviced or as to which the                          master servicers'
                                   corresponding mortgaged real                         collection accounts.
                                   property has become an REO
                                   Property. With respect to
                                   each such mortgage loan
                                   described in the preceding
                                   sentence, the special
                                   servicing fee will: (a)
                                   accrue for the same number of
                                   days and on the same
                                   principal amount as interest
                                   accrues or is deemed to
                                   accrue from time to time on
                                   that mortgage loan; (b)
                                   accrue at a special servicing
                                   fee rate of 0.25% per annum;
                                   and (c) be payable monthly
                                   from general collections on
                                   the mortgage pool.

                                                                  197

          TYPE / RECIPIENT                     AMOUNT                GENERAL PURPOSE             SOURCE                 FREQUENCY
---------------------------------  ------------------------------  -------------------  -----------------------------  -------------

Workout Fee / Special              The special servicer will, in      Compensation      Out of each collection of      Time to time
   Servicer                        general, be entitled to                              interest (other than
                                   receive a workout fee with                           default interest) and
                                   respect to each specially                            principal received on the
                                   serviced mortgage loan that                          subject mortgage loan.
                                   it successfully works out.
                                   The workout fee will be
                                   payable out of, and will be
                                   calculated by application of
                                   a workout fee rate of 1.0%
                                   to, each collection of
                                   interest and principal
                                   received on the subject
                                   mortgage loan for so long as
                                   it is not returned to special
                                   servicing by reason of an
                                   actual or reasonably
                                   foreseeable default.

Principal Recovery Fee /           Subject to the exceptions          Compensation      Out of the full, partial or    Time to time
   Special Servicer                described under "The Pooling                         discounted payoff obtained
                                   and Servicing                                        from the related borrower
                                   Agreement--Servicing and Other                       and/or liquidation proceeds
                                   Compensation and Payment of                          (exclusive of any portion
                                   Expenses--Principal Special                          of that payment or proceeds
                                   Servicing Compensation--The                          that represents a recovery
                                   Principal Recovery Fee" in                           of default interest) in
                                   this prospectus supplement,                          respect of the related
                                   the special servicer will, in                        specially serviced mortgage
                                   general, be entitled to                              loan or related REO
                                   receive a principal recovery                         Property, as the case may
                                   fee with respect to:  (a)                            be.
                                   each specially serviced
                                   mortgage loan--or any
                                   replacement mortgage loan
                                   substituted for it--as to
                                   which the special servicer
                                   obtains a full or discounted
                                   payoff from the related
                                   borrower; and (b) any
                                   specially serviced mortgage
                                   loan or REO Property as to
                                   which the special servicer
                                   receives any liquidation
                                   proceeds, sale proceeds,
                                   insurance proceeds or
                                   condemnation proceeds. As to
                                   each such specially serviced
                                   mortgage loan or foreclosure
                                   property, the principal
                                   recovery fee will be payable
                                   from, and will be calculated
                                   by application of a principal
                                   recovery fee rate of 1.0% to,
                                   the related payment or
                                   proceeds.

Additional Special Servicing       All interest and investment        Compensation      Interest and investment          Monthly
   Compensation / Special          income earned on amounts on                          income related to the
   Servicer                        deposit in accounts                                  subject accounts (net of
                                   maintained by the special                            investment losses).
                                   servicer;

                                                                  198

          TYPE / RECIPIENT                     AMOUNT                GENERAL PURPOSE             SOURCE                 FREQUENCY
---------------------------------  ------------------------------  -------------------  -----------------------------  -------------

                                   On specially serviced              Compensation      Payments of late payment       Time to time
                                   mortgage loans, late payment                         charges and default
                                   charges and default interest                         interest made by borrowers
                                   actually collected with                              in respect of the mortgage
                                   respect to the subject                               loans.
                                   mortgage loan during any
                                   collection period, but only
                                   to the extent not otherwise
                                   allocable to pay the
                                   following items with respect
                                   to the subject mortgage loan:
                                   (i) interest on advances; or
                                   (ii) additional trust fund
                                   expenses currently payable or
                                   previously paid with respect
                                   to the subject mortgage loan
                                   or mortgaged real property
                                   from collections on the
                                   mortgage pool and not
                                   previously reimbursed;

                                   With respect to any specially      Compensation      Payments of the applicable     Time to time
                                   serviced mortgage loan, 100%                         fee(s) made by the borrower
                                   of assumption fees or                                under the subject mortgage
                                   modification fee actually                            loan.
                                   paid by a borrower with
                                   respect to any assumption or
                                   modification; and

                                   With respect to any                Compensation      Payments of the applicable     Time to time
                                   performing mortgage loan, if                         fee(s) made by the borrower
                                   the consent of the special                           under the subject mortgage
                                   servicer is required with                            loan.
                                   respect to the subject
                                   action, 50% of assumption
                                   fees, assumption application
                                   fees, modification fees and
                                   other fees actually paid by a
                                   borrower with respect to any
                                   assumption, modification or
                                   other agreement entered into
                                   by the applicable master
                                   servicer.

Trust Administration Fee /         The trust administration fee,      Compensation      General collections on the       Monthly
   Trustee, Certificate            for any distribution date,                           mortgage loans and any REO
   Administrator and Custodian     will equal one month's                               Properties on deposit in
                                   interest at 0.00051% per                             the master servicers'
                                   annum with respect to each                           collection accounts and/or
                                   and every mortgage loan in                           the certificate
                                   the trust, including each                            administrator's
                                   specially serviced mortgage                          distribution account.
                                   loan, if any, and each
                                   mortgage loan, if any, as to
                                   which the corresponding
                                   mortgaged real property has
                                   become an REO Property.

Additional Trust                   All interest and investment        Compensation      Interest and investment          Monthly
   Administration                  income earned on amounts on                          income related to the
   Compensation / Certificate      deposit in accounts                                  subject account (net of
   Administrator                   maintained by the certificate                        investment losses).
                                   administrator.

                                                                  199

          TYPE / RECIPIENT                     AMOUNT                GENERAL PURPOSE             SOURCE                 FREQUENCY
---------------------------------  ------------------------------  -------------------  -----------------------------  -------------

EXPENSES

Servicing Advances /               To the extent of funds           Reimbursement of    Amounts on deposit in the      Time to time
   Trustee, Master Servicers or    available, the amount of any         expenses        applicable master
   Special Servicer                servicing advances.(1)                               servicer's collection
                                                                                        account that represent (a)
                                                                                        payments made by the
                                                                                        related borrower to cover
                                                                                        the item for which such
                                                                                        servicing advance was made
                                                                                        or (b) liquidation
                                                                                        proceeds, condemnation
                                                                                        proceeds, insurance
                                                                                        proceeds and, if
                                                                                        applicable, REO revenues
                                                                                        (in each case, if
                                                                                        applicable, net of any
                                                                                        principal recovery fee or
                                                                                        workout fee payable
                                                                                        therefrom) received in
                                                                                        respect of the particular
                                                                                        mortgage loan or related
                                                                                        REO Property, provided that
                                                                                        if the applicable master
                                                                                        servicer, special servicer
                                                                                        or trustee determines that
                                                                                        a servicing advance is not
                                                                                        recoverable out of
                                                                                        collections on the related
                                                                                        underlying mortgage loan,
                                                                                        then out of general
                                                                                        collections on the mortgage
                                                                                        loans and any REO
                                                                                        Properties in the trust on
                                                                                        deposit in the applicable
                                                                                        master servicer's
                                                                                        collection  account or, if
                                                                                        funds in that master
                                                                                        servicer's collection
                                                                                        account are insufficient,
                                                                                        the other master servicer's
                                                                                        collection account.

Interest on servicing advances /   At a rate per annum equal to        Payment of       First, out of default          Time to time
   Master Servicers, Special       a published prime rate,             interest on      interest and late payment
   Servicer or Trustee             accrued on the amount of each   Servicing Advances   charges on the related
                                   outstanding servicing                                mortgage loan and then,
                                   advance.(2)                                          after or at the same time
                                                                                        that advance is reimbursed,
                                                                                        out of any other amounts
                                                                                        then on deposit in the
                                                                                        applicable master
                                                                                        servicer's collection
                                                                                        account or, if funds in
                                                                                        that master servicer's
                                                                                        collection account are
                                                                                        insufficient, the other
                                                                                        master servicer's
                                                                                        collection account.

                                                                  200

          TYPE / RECIPIENT                     AMOUNT                GENERAL PURPOSE             SOURCE                 FREQUENCY
---------------------------------  ------------------------------  -------------------  -----------------------------  -------------

P&I Advances /                     To the extent of funds           Reimbursement of    Amounts on deposit in the      Time to time
   Master Servicer and Trustee     available, the amount of any     P&I Advances made   applicable master
                                   P&I advances.(1)                  with respect to    servicer's collection
                                                                    the mortgage pool   account that represent late
                                                                                        collections of interest and
                                                                                        principal (net of related
                                                                                        master servicing, workout
                                                                                        and principal recovery
                                                                                        fees) received in respect
                                                                                        of the related mortgage
                                                                                        loans or REO Property as to
                                                                                        which such P&I advance was
                                                                                        made, provided that if the
                                                                                        applicable master servicer
                                                                                        or trustee determines that
                                                                                        a P&I advance is not
                                                                                        recoverable out of
                                                                                        collections on the related
                                                                                        underlying mortgage loan,
                                                                                        then out of general
                                                                                        collections on the mortgage
                                                                                        loans and any REO
                                                                                        Properties in the trust on
                                                                                        deposit in the applicable
                                                                                        master servicer's
                                                                                        collection account or, if
                                                                                        funds in that master
                                                                                        servicer's collection
                                                                                        account are insufficient,
                                                                                        the other master servicer's
                                                                                        collection account.

Interest on P&I Advances /         At a rate per annum equal to        Payment of       First, out of default          Time to time
   Master Servicers and Trustee    a published prime rate,           interest on P&I    interest and late payment
                                   accrued on the amount of each        advances        charges on the related
                                   outstanding P&I advance.(2)                          mortgage loan and then,
                                                                                        after or at the same time
                                                                                        that advance is reimbursed,
                                                                                        out of any other amounts
                                                                                        then on deposit in the
                                                                                        applicable master
                                                                                        servicer's collection
                                                                                        account or, if funds in
                                                                                        that master servicer's
                                                                                        collection account are
                                                                                        insufficient, the other
                                                                                        master servicer's
                                                                                        collection account.

Indemnification Expenses/          Amount to which such party is     Indemnification    General collections on the     Time to time
   Trustee, Custodian and          entitled to indemnification                          mortgage loans and any REO
   Certificate Administrator and   under the pooling and                                Properties on deposit in
   any director, officer,          servicing agreement.(3)                              the applicable master
   employee or agent of the                                                             servicer's collection
   Trustee, Custodian or the                                                            account or, if funds in
   Certificate Administrator;                                                           that master servicer's
   Depositor, Master Servicers                                                          collection account are
   or Special Servicer and any                                                          insufficient, the other
   director, officer, employee or                                                       master servicer's
   agent of Depositor, either                                                           collection account and/or
   Master Servicer or the                                                               the certificate
   Special Servicer                                                                     administrator's
                                                                                        distribution account.

__________________________________________

(1)   Reimbursable out of collections on the related mortgage loan, except that:
      (a) advances that are determined not to be recoverable out of related collections will be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool; and (b) advances that remain outstanding after a specially serviced mortgage loan has been worked out and the servicing of that mortgage loan has been returned to the applicable master servicer may be reimbursable out of general collections of principal on the mortgage pool.

                                       201

(2)   Payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool, although in some cases interest on advances may be payable first or solely out of general collections of principal on the mortgage pool.

(3)   Payable out of general collections on the mortgage pool. In general, none of the above specified persons are entitled to indemnification for (1) any liability specifically required to be borne thereby pursuant to the terms of the pooling and servicing agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the pooling and servicing agreement.

                                       202

CALCULATION OF PASS-THROUGH RATES

      The pass-through rates for the class A-1, class A-2, class A-3, class
A-SB, class A-4, class A-1A and class AM certificates will, in the case of each of these classes, be fixed at the rate per annum identified as the initial pass-through rate for the subject class in the table under "Summary of
Prospectus Supplement--Overview of the Series 2007-5 Certificates" in this prospectus supplement.

      The pass-through rates for the class AJ, class B, class C, class D, class
E, class J, class K, class L, class M, class N, class P and class Q certificates will, in the case of each of these classes, with respect to any interest accrued period, equal the lesser of (a) the Weighted Average Net Mortgage Rate for the related distribution date and (b) the rate per annum identified as the initial pass-through rate for the subject class in the table under "Summary of
Prospectus Supplement--Overview of the Series 2007-5 Certificates" in this prospectus supplement.

      The pass-through rate for the class F, class G and class H certificates will, in the case of each of these classes, be a variable rate that, with respect to any interest accrual period, is equal the Weighted Average Net
Mortgage Rate for the related distribution date minus, in the case of the class
F and class G certificates, a class margin. That class margin will be 0.106% in the case of the class F certificates and 0.010% in the case of the class G certificates.

      The pass-through rates applicable to the class A-2FL REMIC II regular interest, the class A-4FL REMIC II regular interest and the class AM-FL REMIC II regular interest for each interest accrual period will equal 5.282%, 5.378%, and
5.419%, respectively. The pass-through rate applicable to the class AJ-FL REMIC
II regular interest for each interest accrual period will equal the lesser of
(a) the Weighted Average Net Mortgage Rate for the related distribution date and
(b) 5.450% per annum.

      For so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rates applicable to the class A-2FL, class A-4FL, class AM-FL and class AJ-FL certificates will be floating rates based on LIBOR. However, the pass-through rate with respect to the class A-2FL, A-4FL, AM-FL or AJ-FL certificates may be effectively reduced as a result of shortfalls allocated to the corresponding REMIC II regular interest. In addition, if there is a continuing payment default under the related swap agreement, or if the related swap agreement is terminated and a replacement swap agreement is not obtained, then the pass-through rate with respect to the class A-2FL certificates, the class A-4FL certificates, the class AM-FL certificates or the class AJ-FL certificates, as applicable, will convert to a per annum rate equal to the pass-through rate on the corresponding REMIC II regular interest, and accordingly the interest accrual period and interest accrual basis for that class of certificates will convert to those of the corresponding REMIC II regular interest.

      The term "LIBOR" means, with respect to the class A-2FL, A-4FL, AM-FL and
AJ-FL certificates and each interest accrual period for those certificates, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the related LIBOR Determination Date. If that rate does not appear on Reuters Screen
LIBOR01 Page, LIBOR for that interest accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any five major reference banks in the London interbank market selected by the calculation agent under each swap agreement to provide that bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR
Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of the subject interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The calculation agent under each swap agreement will request the principal London office of any five major reference banks in the London interbank market selected by the calculation agent to provide a quotation of those rates, as offered by each such bank. If at least two such quotations are provided, LIBOR for that interest accrual period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR for that interest accrual period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the calculation agent under each swap agreement, at approximately 11:00 a.m., New York City time, on the related LIBOR Determination Date with respect to the subject interest accrual period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The calculation agent under each swap agreement

                                       203

will determine LIBOR for each interest accrual period and the determination of
LIBOR by the calculation agent will be binding absent manifest error.

      The "LIBOR Determination Date" for the class A-2FL, A-4FL, AM-FL and AJ-FL certificates is (i) with respect to the initial interest accrual period, the date that is two LIBOR business days prior to the date of initial issuance of the certificates, and (ii) with respect to each applicable interest accrual period thereafter, the date that is two LIBOR Business Days prior to the commencement of the subject interest accrual period. A "LIBOR Business Day" is any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England and/or New York, New York.

      The pass-through rate for the class X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of the total principal balance of one of the respective classes of the principal balance certificates. The total principal balance of each class of principal balance certificates (other than the class A-2FL, class A-4FL, class AM-FL and class AJ-FL certificates) or REMIC II regular interests will constitute a separate component of the total notional amount of the class X certificates.

      For purposes of accruing interest on the class X certificates during any interest accrual period, the applicable class X strip rate with respect to any component of the total notional amount of the class X certificates for that interest accrual period will equal the excess, if any, of (a) the Weighted
Average Net Mortgage Rate for the related distribution date, over (b) the pass-through rate in effect during such interest accrual period for the class of principal balance certificates whose principal balance makes up such component.

      The class Y, Z, R-I and R-II certificates will not be interest-bearing and, therefore, will not have pass-through rates.

PAYMENTS

      General. On each distribution date, the certificate administrator will, to the extent of available funds, make all payments required to be made on the certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the offices of the certificate registrar or such other location to be specified in a notice of the pendency of that final payment.

      In order for a certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no later than five business days prior to the last business day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

      Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

      Payments of Interest. All of the classes of the certificates except for the class Y, Z, R-I and R-II certificates, the class A-2FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest, and the class AJ-FL REMIC II regular interest, will bear interest based upon:

      o     the pass-through rate with respect to that particular class of certificates, the class A-2FL REMIC II regular interest, the class
            A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest, and the class AJ-FL REMIC II regular interest, as the case may be, for that interest accrual period;

                                       204

      o     the total principal balance or notional amount, as the case may be, of that particular class of certificates, the class A-2FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest, and the class AJ-FL REMIC II regular interest, as the case may be, outstanding immediately prior to the related distribution date; and

      o     the assumption that each year consists of twelve 30-day months (or, in the case of each of the class A-2FL, A-4FL, AM-FL and AJ-FL certificates, for so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days). In addition, if the pass-through rate of class AJ-FL
            REMIC II regular interest for any interest accrual period is limited by the Weighted Average Net Mortgage Rate, then the amount by which the interest distributable with respect to that REMIC II regular interest is reduced as a result of that limitation will result in a corresponding reduction to the amount of interest payable by the swap counterparty with respect to the related distribution date and therefore a corresponding reduction to the amount of interest distributable with respect to the class AJ-FL certificates on that distribution date.

      On each distribution date, subject to available funds and the priorities of payment described under "--Payments--Priority of Payments" below, the total amount of interest payable to the holders of each interest-bearing class of the certificates (exclusive of the class A-2FL, A-4FL, AM-FL and AJ-FL certificates)
and with respect to each of the class A-2FL REMIC II regular interest, A-4FL
REMIC II regular interest, AM-FL REMIC II regular interest and the class AJ-FL
REMIC II regular interest will include the total amount of interest accrued during the related interest accrual period with respect to that class of certificates or that REMIC II regular interest, as the case may be, reduced
(except in the case of the class X certificates) by the portion of any Net
Aggregate Prepayment Interest Shortfall for that distribution date allocable to the subject class of certificates.

      The portion of the Net Aggregate Prepayment Interest Shortfall for any
distribution date that is allocable to any class of principal balance certificates will equal the product of:

      o     the amount of that Net Aggregate Prepayment Interest Shortfall for that distribution date (less the amount allocated to the applicable class of certificates as specified in the following paragraph)
            multiplied by

      o     a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject class of principal balance certificates or the subject
            REMIC II regular interest, as the case may be, and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest bearing classes of certificates (exclusive of the class A-2FL, A-4FL, AM-FL and AJ-FL certificates), the class A-2FL REMIC II regular interest, the class A4-FL REMIC II regular interest, the class AM-FL REMIC II regular interest and the class AJ-FL REMIC II regular interest.

      If the holders of any interest-bearing class of the certificates do not receive all of the interest to which they or it, as applicable, are/is entitled on any distribution date, then they or it, as applicable, will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the available funds for those future distribution dates and the priorities of payment described under "--Payments--Priority of Payments"
below.

      Although Net Aggregate Prepayment Interest Shortfalls will not be allocated directly to the class A-2FL, A-4FL, AM-FL or AJ-FL certificates, any such shortfalls allocated to the corresponding REMIC II regular interest will result in a dollar-for-dollar reduction in the interest distributable on the class A-2FL, A-4FL, AM-FL or AJ-FL certificates, as the case may be. Any distributions of interest allocated to the class A-2FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest and the class AJ-FL REMIC II regular interest, will be deposited in the certificate administrator's floating rate account and will thereafter be distributed to the holders of the class A-2FL, A-4FL, AM-FL and
AJ-FL certificates, as applicable, and/or the swap counterparty, as applicable.

      If the holders of any interest-bearing class of the certificates (other than the class A-2FL, A-4FL, AM-FL and AJ-FL certificates) or the grantor trust with respect to the class A-2FL REMIC II regular interest, the class A-

                                       205

4FL REMIC II regular interest, the class AM-FL REMIC II regular interest or the class AJ-FL REMIC II regular interest do not receive all of the interest to which they are entitled on any distribution date, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the available funds for those future distribution dates and the priorities of payment described under "--Payments--Priority of Payments"
below. However, no interest will accrue on any of that unpaid interest, and a portion of any past due interest payable with respect to each of the class A-2FL
REMIC II regular interest, the class A-4FL REMIC II regular interest, the class
AM-FL REMIC II regular interest and the class AJ-FL REMIC II regular interest may be payable to the swap counterparty.

      Payments of Principal. In general, subject to available funds and the priority of payments described under "--Payments--Priority of Payments" below, the total distributions of principal to be made with respect to the principal balance certificates (other than the class A-2FL, A-4FL, AM-FL and AJ-FL certificates), the class A-2FL REMIC II regular interest, the class A-4FL REMIC
II regular interest, the class AM-FL REMIC II regular interest and the class
AJ-FL REMIC II regular interest, on any given distribution date will equal the
Principal Distribution Amount for that distribution date, and the total distributions of principal to be made with respect to any particular class of principal balance certificates on any given distribution date will equal the portion of the Principal Distribution Amount for that distribution date that is allocable to that particular class of principal balance certificates. So long as the class A-4 and A-4FL certificates, on the one hand, and class A-1A certificates, on the other hand, remain outstanding, however, except as otherwise set forth below, the Principal Distribution Amount for each distribution date will be calculated on a loan group-by-loan group basis. On each distribution date after the total principal balance of either the class A-4 and A-4FL certificates on the one hand, or the class A-1A certificates, on the other hand, has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups.

      As indicated in the definition of "Principal Distribution Amount" in the glossary to this prospectus supplement, the Principal Distribution Amount for any distribution date will generally be:

      o     reduced by any Nonrecoverable Advance, with interest thereon, or any
            Workout-Delayed Reimbursement Amount with respect to any mortgage loan (or, in the case of a servicing advance, the related Loan
            Combination) that is reimbursed out of general collections of principal on the mortgage pool received during the related collection period; and

      o     increased by any items recovered during the related collection period that previously constituted a Nonrecoverable Advance or interest thereon or a Workout-Delayed Reimbursement Amount that was reimbursed out of general collections of principal on the mortgage pool during a prior collection period.

      If any Nonrecoverable Advance, with interest thereon, or Workout-Delayed
Reimbursement Amount with respect to a mortgage loan is reimbursed out of general collections of principal on the mortgage pool, then any corresponding reduction in the Principal Distribution Amount for the relevant distribution date, as contemplated by the first bullet of the prior paragraph, will generally result first in a reduction in the portion of such Principal Distribution Amount attributable to the loan group that includes the subject mortgage loan, until such portion is reduced to zero, and then in the portion of such Principal
Distribution Amount that is attributable to the other loan group. Increases in the Principal Distribution Amount for any distribution date, as contemplated by the second bullet of the prior paragraph, will generally be made to offset prior reductions in reverse order to that described in the prior sentence. See
"Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement and "--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" below.

      The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

      In general, the portion of the Principal Distribution Amount consisting of the Loan Group 1 Principal Distribution Amount will be allocated to the class
A-1, A-2, A-3, A-SB and A-4 certificates and the class A-2FL REMIC II regular interest and the class A-4FL REMIC II regular interest on each distribution date as follows:

                                       206

      o     first, to the class A-SB certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, and

            2.    the excess, if any, of (a) the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date, over (b) the Class A-SB Planned Principal
                  Balance for that distribution date;

      o     second, to the class A-1 certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-SB certificates as described in the preceding bullet, and

            2.    the total principal balance of the class A-1 certificates
                  outstanding immediately prior to that distribution date;

      o     third, to the class A-2 certificates and the class A-2FL REMIC II regular interest, on a pro rata basis by principal balance, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-SB and/or A-1 certificates as
                  described in the preceding two bullets, and

            2.    the total principal balance of the class A-2 certificates and the class A-2FL REMIC II regular interest outstanding
                  immediately prior to that distribution date;

      o     fourth, to the class A-3 certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-SB, A-1 and/or A-2 certificates
                  and/or the class A-2FL REMIC II regular interest as described in the preceding three bullets, and

            2.    the total principal balance of the class A-3 certificates
                  outstanding immediately prior to that distribution date;

      o     fifth, to the class A-SB certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-SB, A-1, A-2 and/or A-3 certificates and/or the class A-2FL REMIC II regular interest as described in the preceding four bullets, and

            2.    the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date (as reduced by any portion of the Loan Group 1 Principal
                  Distribution Amount for that distribution date allocable to the class A-SB certificates as described in the first bullet of this paragraph); and

      o     sixth, to the class A-4 certificates and the class A-4FL REMIC II regular interest, on a pro rata basis by principal balance, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-1, A-2, A-3 and/or A-SB certificates and/or the class A-2FL REMIC II regular interest as described in the preceding five bullets, and

                                       207

            2.    the total principal balance of the class A-4 certificates and the class A-4FL REMIC II regular interest outstanding
                  immediately prior to that distribution date;

      In general, the portion of the Principal Distribution Amount consisting of the Loan Group 2 Principal Distribution Amount will be allocated to the class
A-1A certificates on each distribution date up to the lesser of--

      o     the entire Loan Group 2 Principal Distribution Amount for that distribution date; and

      o     the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date.

      If the Loan Group 1 Principal Distribution Amount for any distribution date exceeds the total principal balance of the class A-1, A-2, A-3, A-SB and
A-4 certificates, the class A-2FL REMIC II regular interest and the class A-4FL
REMIC II regular interest outstanding immediately prior to that distribution date, then (following retirement of the class A-1, A-2, A-3, A-SB and A-4 certificates, the class A-2FL REMIC II regular interest and the class A-4FL
REMIC II regular interest) the remaining portion thereof would be allocated to the class A-1A certificates, up to the extent necessary to retire such class of certificates. Similarly, if the Loan Group 2 Principal Distribution Amount for
any distribution date exceeds the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date, then
(following retirement of the class A-1A certificates) the remaining portion thereof would be allocated (after taking account of the allocations of the Loan
Group 1 Principal Distribution Amount for that distribution date described in the second preceding paragraph): first, to the class A-SB certificates, up to the extent necessary to pay down the then total principal balance thereof to the
Class A-SB Planned Principal Balance for that distribution date; second, to the class A-1 certificates, up to the extent necessary to retire that class of certificates; third, to the class A-2 certificates and the class A-2FL REMIC II regular interest, on a pro rata basis by principal balance, up to the extent necessary to retire that class of certificates and that REMIC II regular interest; fourth, to the class A-3 certificates, up to the extent necessary to retire that class of certificates; fifth, to the class A-SB certificates, up to the extent necessary to retire that class of certificates; and sixth, to the class A-4 certificates and the class A-4FL REMIC II regular interest, on a pro rata basis by principal balance, up to the extent necessary to retire that class of certificates and that REMIC II regular interest.

      Notwithstanding the foregoing, if any of two or more of the A-1, A-2,
A-2FL, A-3, A-SB, A-4, A-4FL and A-1A classes are outstanding at a time when the total principal balance of the class AM, AM-FL, AJ, AJ-FL, B, C, D, E, F, G, H,
J, K, L, M, N, P and Q certificates has been reduced to zero as described under
"--Reductions to Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" below, then the Principal
Distribution Amount for each distribution date thereafter will be allocable among the A-1, A-2, A-3, A-SB, A-4 and A-1A classes and, if applicable, the class A-2FL REMIC II regular interest and the class A-4FL REMIC II regular interest that remain outstanding on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance.

      Following the retirement of the class A-1, A-2, A-3, A-SB, A-4, A-1A certificates and the class A-2FL REMIC II regular interest and A-4FL REMIC II regular interest, the Principal Distribution Amount for each distribution date will be allocated to the respective classes of certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

      o     the portion of that Principal Distribution Amount that remains unallocated; and

      o     the total principal balance of the particular class immediately prior to that distribution date.

                                       208

              ORDER OF ALLOCATION                             CLASS
       --------------------------------          -----------------------------
                       1                                  AM and AM-FL*
                       2                                  AJ and AJ-FL*
                       3                                        B
                       4                                        C
                       5                                        D
                       6                                        E
                       7                                        F
                       8                                        G
                       9                                        H
                       10                                       J
                       11                                       K
                       12                                       L
                       13                                       M
                       14                                       N
                       15                                       P
                       16                                       Q
__________________

*     Pro rata and pari passu based on the respective principal balances thereof. References to "AM-FL" and "AJ-FL" in the table refer to the class
      AM-FL and class AJ-FL REMIC II regular interests.

      In no event will the holders of any class of certificates or REMIC II regular interests listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of the class A-1, A-2,
A-3, A-SB, A-4, A-1A certificates and the class A-2FL REMIC II regular interest and A-4FL REMIC II regular interest is reduced to zero. Furthermore, in no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of all other classes of certificates, if any, listed above it in the foregoing table is reduced to zero.

      Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of principal balance certificates (exclusive of the class A-2FL, A-4FL, AM-FL and AJ-FL certificates), the class A-2FL REMIC II regular interest, the class A-4FL REMIC
II regular interest, the class AM-FL REMIC II regular interest and the class
AJ-FL REMIC II regular interest may be reduced without a corresponding payment of principal. If that occurs with respect to any such class of principal balance certificates or with respect to the class A-2FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest or the class AJ-FL REMIC II regular interest, then, subject to available funds from time to time and the priority of payments described under
"--Payments--Priority of Payments" below, there may be distributed with respect to that class of principal balance certificates or that REMIC II regular interest, as applicable, a reimbursement of the amount of any such reduction, without interest. References to the "loss reimbursement amount" under
"--Payments--Priority of Payments" below mean, in the case of any class of principal balance certificates (exclusive of the class A-2FL, A-4FL, AM-FL and
AJ-FL certificates) or in the case of the class A-2FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest or the class AJ-FL REMIC II regular interest, for any distribution date, the total amount of all previously unreimbursed reductions, if any, made in the total principal balance of that class of principal balance certificates or the total principal balance of that REMIC II regular interest, as applicable, on all prior distribution dates as discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below. Any such reimbursements with respect to the class A-2FL REMIC
II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL
REMIC II regular interest or the class AJ-FL REMIC II regular interest, will be deposited in the certificate administrator's floating rate account and thereafter will be distributed to the holders of the class A-2FL certificates, the class A-4FL certificates, the class AM-FL certificates or the class AJ-FL certificates, as applicable.

      In limited circumstances, the total principal balance of a class of principal balance certificates or REMIC II regular interest that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with interest. Any such

                                       209

reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount with respect to the subject class of principal balance certificates or REMIC II regular interest. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of Nonrecoverable Advances (or interest thereon) that was reimbursed in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the
Principal Distribution Amount for such Distribution Date.

      Priority of Payments. On each distribution date, the certificate administrator will apply the Available Distribution Amount for that date applicable to the related loan group or both loan groups, to make the following payments in the following order of priority, in each case to the extent of the remaining applicable portion of the Available Distribution Amount:

   ORDER OF       RECIPIENT CLASS
   PAYMENT           OR CLASSES                                       TYPE AND AMOUNT OF PAYMENT
-------------   -------------------   --------------------------------------------------------------------------------------------

      1                  X*           From the entire Available Distribution Amount, interest up to the total interest payable on that class, without regard to loan groups
----------------------------------------------------------------------------------------------------------------------------------
                A-1, A-2, A-2FL(1),   From the portion of the Available Distribution Amount attributable to the mortgage loans
                   A-3, A-SB, A-4     in loan group 1, interest up to the total interest payable on those classes, pro rata,
                   and A-4FL*(2)      based on entitlement

                       A-1A*          From the portion of the Available Distribution Amount attributable to the mortgage loans in loan group 2, interest up to the total interest payable on such class

      2         A-1, A-2, A-2FL(1),   Principal up to the Loan Group 1 Principal Distribution Amount (and, if the class A-1A
                   A-3, A-SB, A-4     certificates are retired, any remaining portion of the Loan Group 2 Principal Distribution
                   and A-4FL**(2)     Amount), first to the class A-SB certificates, until the total principal balance thereof is reduced to the applicable Class A-SB Planned Principal Balance, and then to (a) the class A-1 certificates, (b) the class A-2 certificates and the class A-2FL REMIC II regular interest, on a pro rata basis by principal balance, (c) the class A-3 certificates, (d) the class A-SB certificates and (e) the class A-4 certificates and the class A-4FL REMIC II regular interest, on a pro rata basis by principal balance.

                       A-1A**         Principal up to the Loan Group 2 Principal Distribution Amount (and, if the class A-4 and class A-4FL certificates are retired, any remaining portion of the Loan Group 1 Principal
                                      Distribution Amount), until the class A-1A certificates are retired

      3         A-1, A-2, A-2FL(1),   Reimbursement up to the loss reimbursement amounts for those classes and those REMIC II
                  A-3, A-SB, A-4,     regular interests, pro rata, based on entitlement, without regard to loan groups
                 A-4FL(2) and A-1A
----------------------------------------------------------------------------------------------------------------------------------
      4           AM and AM-FL(3)     Interest up to the total interest payable on that class and that REMIC II regular interest, on a pro rata basis, by principal balance

      5           AM and AM-FL(3)     Principal up to the portion of the Principal Distribution Amount allocable to that class and that REMIC II regular interest, on a pro rata basis, by principal balance

      6           AM and AM-FL(3)     Reimbursement up to the loss reimbursement amount for that class and that REMIC II regular interest, pro rata, based on entitlement
----------------------------------------------------------------------------------------------------------------------------------
      7           AJ and AJ-FL(4)     Interest up to the total interest payable on that class and that REMIC II regular interest, on a pro rata basis, by principal balance

      8           AJ and AJ-FL(4)     Principal up to the portion of the Principal Distribution Amount allocable to that class and that REMIC II regular interest, on a pro rata basis, by principal balance

      9           AJ and AJ-FL(4)     Reimbursement up to the loss reimbursement amount for that class and that REMIC II regular interest, pro rata, based on entitlement
----------------------------------------------------------------------------------------------------------------------------------
      10                 B            Interest up to the total interest payable on that class

      11                 B            Principal up to the portion of the Principal Distribution Amount allocable to that class

      12                 B            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------------

                                       210

   ORDER OF       RECIPIENT CLASS
   PAYMENT           OR CLASSES                                       TYPE AND AMOUNT OF PAYMENT
-------------   -------------------   --------------------------------------------------------------------------------------------

      13                 C            Interest up to the total interest payable on that class

      14                 C            Principal up to the portion of the Principal Distribution Amount allocable to that class

      15                 C            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------------
      16                 D            Interest up to the total interest payable on that class

      17                 D            Principal up to the portion of the Principal Distribution Amount allocable to that class

      18                 D            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------------
      19                 E            Interest up to the total interest payable on that class

      20                 E            Principal up to the portion of the Principal Distribution Amount allocable to that class

      21                 E            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------------
      22                 F            Interest up to the total interest payable on that class

      23                 F            Principal up to the portion of the Principal Distribution Amount allocable to that class

      24                 F            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------------
      25                 G            Interest up to the total interest payable on that class

      26                 G            Principal up to the portion of the Principal Distribution Amount allocable to that class

      27                 G            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------------
      28                 H            Interest up to the total interest payable on that class

      29                 H            Principal up to the portion of the Principal Distribution Amount allocable to that class

      30                 H            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------------
      31                 J            Interest up to the total interest payable on that class

      32                 J            Principal up to the portion of the Principal Distribution Amount allocable to that class

      33                 J            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------------
      34                 K            Interest up to the total interest payable on that class

      35                 K            Principal up to the portion of the Principal Distribution Amount allocable to that class

      36                 K            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------------
      37                 L            Interest up to the total interest payable on that class

      38                 L            Principal up to the portion of the Principal Distribution Amount allocable to that class

      39                 L            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------------
      40                 M            Interest up to the total interest payable on that class

      41                 M            Principal up to the portion of the Principal Distribution Amount allocable to that class

      42                 M            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------------
      43                 N            Interest up to the total interest payable on that class

      44                 N            Principal up to the portion of the Principal Distribution Amount allocable to that class

      45                 N            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------------
      46                 P            Interest up to the total interest payable on that class

      47                 P            Principal up to the portion of the Principal Distribution Amount allocable to that class

      48                 P            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------------
      49                 Q            Interest up to the total interest payable on that class

      50                 Q            Principal up to the portion of the Principal Distribution Amount allocable to that class

      51                 Q            Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------------

                                       211

   ORDER OF       RECIPIENT CLASS
   PAYMENT           OR CLASSES                                       TYPE AND AMOUNT OF PAYMENT
-------------   -------------------   --------------------------------------------------------------------------------------------

      52            R-I and R-II      Any remaining portion of the Available Distribution Amount

____________________

*     If the portion of the Available Distribution Amount allocable to pay interest on any one or more of the A-1, A-2, A-3, A-SB, A-4, A-1A and X classes, the class A-2FL REMIC II regular interest and the class A-4FL
      REMIC II regular interest, as set forth in the table above, is insufficient for that purpose, then the Available Distribution Amount will be applied to pay interest on all those classes and those REMIC II regular interest, pro rata based on entitlement.

**    In general, no payments of principal will be made in respect of the class
      A-1, A-2, A-3 or A-4 certificates or the class A-2FL REMIC II regular interest or the class A-4FL REMIC II regular interest on any given distribution date until the total principal balance of the class A-SB certificates is paid down to the then applicable Class A-SB Planned
      Principal Balance. In addition, no payments of principal will be made in respect of the class A-2 certificates or the class A-2FL REMIC II regular interest until the total principal balance of the class A-1 certificates is reduced to zero, no payments of principal will be made in respect of the class A-3 certificates until the total principal balance of the class
      A-2 certificates and the class A-2FL REMIC II regular interest is reduced to zero, no payments of principal will be made in respect of the class
      A-SB certificates (other than as described in the prior sentence) until the total principal balance of the class A-3 certificates is reduced to zero and no payments of principal will be made in respect of the class A-4 certificates and the class A-4FL REMIC II regular interest until the total principal balance of the class A-SB certificates is reduced to zero.
      Furthermore, for purposes of receiving distributions of principal from the
      Loan Group 1 Principal Distribution Amount, the class A-1, A-2, A-3, A-SB and A-4 certificates and the class A-2FL REMIC II regular interest and the class A-4FL REMIC II regular interest will evidence a prior right, relative to the class A-1A certificates, to any available funds attributable to loan group 1; and, for purposes of receiving distributions of principal from the Loan Group 2 Principal Distribution Amount, the class A-1A certificates will evidence a prior right, relative to the class
      A-1, A-2, A-3, A-SB and A-4 certificates and the class A-2FL REMIC II regular interest and the class A-4FL REMIC II regular interest, to any available funds attributable to loan group 2. However, if any two or more of the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates and the class
      A-2FL REMIC II regular interest and the class A-4FL REMIC II regular interest are outstanding at a time when the total principal balance of the class AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates, the class AJ-FL REMIC II regular interest and the class AM-FL REMIC II regular interest have been reduced to zero as described under
      "--Reductions to Certificate Principal Balances in Connection with
      Realized Losses and Additional Trust Fund Expenses" below, payments of principal on the outstanding class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates and the class A-2FL REMIC II regular interest and the class
      A-4FL REMIC II regular interest will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, without regard to loan groups.

(1)   Refers to class A-2FL REMIC II regular interest. Interest, principal and loss reimbursement amounts in respect of the class A-2FL REMIC II regular interest will be paid to the applicable sub-account of the certificate administrator's floating rate account for distribution to the holders of the class A-2FL certificates and/or the swap counterparty on the subject distribution date.

(2)   Refers to class A-4FL REMIC II regular interest. Interest, principal and loss reimbursement amounts in respect of the class A-4FL REMIC II regular interest will be paid to the applicable sub-account of the certificate administrator's floating rate account for distribution to the holders of the class A-4FL certificates and/or the swap counterparty on the subject distribution date.

(3)   Refers to class AM-FL REMIC II regular interest. Interest, principal and loss reimbursement amounts in respect of the class AM-FL REMIC II regular interest will be paid to the applicable sub-account of the certificate administrator's floating rate account for distribution to the holders of the class AM-FL certificates and/or the swap counterparty on the subject distribution date.

(4)   Refers to class AJ-FL REMIC II regular interest. Interest, principal and loss reimbursement amounts in respect of the class AJ-FL REMIC II regular interest will be paid to the applicable sub-account of the certificate administrator's floating rate account for distribution to the holders of the class AJ-FL certificates and/or the swap counterparty on the subject distribution date.

      Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that prepayment consideration to the holders of the class A-1, A-2,
A-3, A-SB, A-4, A-1A, AM, AJ, B, C, D, E, F, G and/or H certificates and/or to the class A-2FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest and/or the class AJ-FL REMIC

                                       212

II regular interest (or, for so long as the class A-4 and A-1A certificates and the class A-4FL REMIC II regular interest are outstanding, payments of principal on that distribution date from collections on the loan group that includes the prepaid mortgage loan), up to an amount equal to, in the case of any particular class of those principal balance certificates or REMIC II regular interests, the product of--

      o     the full amount of that prepayment consideration, net of workout fees and principal recovery fees payable from it, multiplied by

      o     a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate for the subject class of certificates, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

      o     a fraction, the numerator of which is equal to the amount of principal payable with respect to the subject class of certificates or the REMIC II regular interest, as the case may be, on that distribution date (or, for so long as the class A-4 and A-1A certificates and the class A-4FL REMIC II regular interest are outstanding, the amount of principal payable with respect to the subject class of certificates, or that REMIC II regular interest, as the case may be, on that distribution date from collections on the loan group that includes the prepaid mortgage loan), and the denominator of which is the Principal Distribution Amount (or, so long as the A-4 and A-1A certificates and the class A-4FL REMIC II regular interest are outstanding, the Loan Group 1 Principal
            Distribution Amount or the Loan Group 2 Principal Distribution
            Amount, as applicable, based on which loan group includes the prepaid mortgage loan) for that distribution date.

      The discount rate applicable to any such class of principal balance certificates, the class A-2FL REMIC II regular interest, the class A-4FL REMIC
II regular interest, the class AM-FL REMIC II regular interest or the class
AJ-FL REMIC II regular interest, as the case may be, with respect to any prepaid mortgage loan will be equal to the discount rate stated in the relevant loan documents, or if none is stated, will equal the yield, when compounded monthly, on the U.S. Treasury issue, primary issue, with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan. In the event that there are two or more U.S. Treasury issues--

      o     with the same coupon, the issue with the lowest yield will be selected; or

      o     with maturity dates equally close to the maturity date or
            anticipated repayment date, as applicable, for the prepaid mortgage loan, the issue with the earliest maturity date will be selected.

      The calculation of the discount rate with respect to certain mortgage loans may vary from the above description.

      Following any payment of prepayment consideration as described above, the certificate administrator will pay any remaining portion of the prepayment consideration, net of workout fees and principal recovery fees payable from it, to the holders of the class X certificates.

      NOTWITHSTANDING THE FOREGOING, ALL PREPAYMENT PREMIUMS AND YIELD
MAINTENANCE CHARGES PAYABLE AS DESCRIBED ABOVE, WILL BE REDUCED, WITH RESPECT TO
SPECIALLY SERVICED MORTGAGE LOANS, BY AN AMOUNT EQUAL TO ADDITIONAL TRUST FUND
EXPENSES AND REALIZED LOSSES PREVIOUSLY ALLOCATED TO ANY CLASS OF CERTIFICATES.

      Neither we nor the underwriters make any representation as to--

      o     the enforceability of the provision of any promissory note evidencing one of the mortgage loans or any other loan document requiring the payment of a prepayment premium or yield maintenance charge; or

      o     the collectability of any prepayment premium or yield maintenance charge.

                                       213

      See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans--Voluntary Prepayment Provisions" and "--Other Prepayment
Provisions" in this prospectus supplement.

      Payments of Additional Interest. On each distribution date, any Additional
Interest collected on the Converting Loans during the related collection period will be distributed to the holders of the class Y certificates, and any
Additional Interest collected on the ARD Loans during the related collection period will be distributed to the holders of the class Z certificates.

      Treatment of REO Properties. Notwithstanding that any mortgaged real property may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

      o     payments on the certificates (exclusive of the class A-2FL, A-4FL,
            AM-FL and AJ-FL certificates), the class A-2FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL
            REMIC II regular interest and the class AJ-FL REMIC II regular interest;

      o     allocations of Realized Losses and Additional Trust Fund Expenses to
            the certificates (exclusive of the class A-2FL, A-4FL, AM-FL and
            AJ-FL certificates), the class A-2FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest and the class AJ-FL REMIC II regular interest; and

      o     the amount of all fees payable to the applicable master servicer, the special servicer, the certificate administrator, the custodian and the trustee under the pooling and servicing agreement.

      In connection with the foregoing, that mortgage loan deemed to remain outstanding will be taken into account when determining the Weighted Average Net
Mortgage Rate and the Principal Distribution Amount for each distribution date.

      Operating revenues and other proceeds derived from an REO Property administered under the pooling and servicing agreement will be applied--

      o     first, to pay or reimburse the applicable master servicer, the special servicer and/or the trustee for the payment of some of the costs and expenses incurred in connection with the operation and disposition of the REO Property; and

      o     second, as collections of principal, interest and other amounts due on the related mortgage loan (or, if the REO Property relates thereto, on a Loan Combination).

      To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments and Reimbursement of Advances" below, the applicable master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

      As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may decline below the total principal balance of the principal balance certificates (exclusive of the class A-2FL, A-4FL, AM-FL and AJ-FL certificates), the class A-2FL REMIC II regular interest, the class
A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest and the class AJ-FL REMIC II regular interest.

      On each distribution date, following the payments to be made to the certificateholders (exclusive of the class A-2FL, A-4FL, AM-FL and AJ-FL certificates) and with respect to the class A-2FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest and the class AJ-FL REMIC

                                       214

II regular interest on that distribution date, the certificate administrator will be required to allocate to the respective classes of the principal balance certificates (exclusive of the class A-2FL, A-4FL, AM-FL and AJ-FL certificates), the class A-2FL REMIC II regular interest, the class A-4FL REMIC
II regular interest, the class AM-FL REMIC II regular interest and the class
AJ-FL REMIC II regular interest, sequentially in the order described in the following table and, in each case, up to the total principal balance of the subject class, the aggregate of all Realized Losses and Additional Trust Fund
Expenses that were incurred at any time following the cut-off date through the end of the related collection period and were not previously allocated on any prior distribution date, but only to the extent that the total principal balance of the principal balance certificates following all payments made to certificateholders (exclusive of the class A-2FL, A-4FL, AM-FL and AJ-FL certificates) and with respect to the class A-2FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest and the class AJ-FL REMIC II regular interest on that distribution date exceeds the total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool that will be outstanding immediately following that distribution date.

            ORDER OF ALLOCATION                       CLASS
       ------------------------------    -----------------------------
                     1                                  Q
                     2                                  P
                     3                                  N
                     4                                  M
                     5                                  L
                     6                                  K
                     7                                  J
                     8                                  H
                     9                                  G
                     10                                 F
                     11                                 E
                     12                                 D
                     13                                 C
                     14                                 B
                     15                           AJ and AJ-FL*
                     16                           AM and AM-FL*
                     17                       A-1, A-2, A-2FL, A-3,
                                           A-SB, A-4, A-4FL and A-1A*
_____________________

*     Pro rata and pari passu based on the respective total principal balances thereof.

      The reference in the foregoing table to "A-2FL" means the class A-2FL
REMIC II regular interest. However, any reduction in the total principal balance of the class A-2FL REMIC II regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-2FL certificates. The reference in the foregoing table to "A-4FL" means the class
A-4FL REMIC II regular interest. However, any reduction in the total principal balance of the class A-4FL REMIC II regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-4FL certificates. The reference in the foregoing table to "AM-FL" means the class AM-FL REMIC II regular interest. However, any reduction in the total principal balance of the class AM-FL REMIC II regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class AM-FL certificates. The reference in the foregoing table to
"AJ-FL" means the class AJ-FL REMIC II regular interest. However, any reduction in the total principal balance of the class AJ-FL REMIC II regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class AJ-FL certificates.

      All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a class of principal balance certificates or REMIC II regular interest will be made by reducing the total principal balance of such class by the amount so allocated.

      In no event will the total principal balance of any class of principal balance certificates or REMIC II regular interest identified in the foregoing table be reduced until the total principal balance of all other classes of principal balance certificates or REMIC II regular interest listed above it in the table have been reduced to zero.

                                       215

      A Realized Loss can result from the liquidation of a defaulted mortgage loan or any related REO Property for less than the full amount due thereunder.
In addition, if any portion of the debt due under any of the mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Penalty Interest and
Additional Interest, also will be treated as a Realized Loss. Furthermore, any
Nonrecoverable Advance reimbursed from principal collections will constitute a
Realized Loss.

      Some examples of Additional Trust Fund Expenses are:

      o     any special servicing fees, workout fees and principal recovery fees paid to the special servicer; which fees are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

      o     any interest paid to the applicable master servicer, the special servicer and/or the trustee with respect to unreimbursed Advances, which interest payment is not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

      o     any amounts payable to the special servicer in connection with inspections of mortgaged real properties, which amounts are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

      o     the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans and the administration of the other trust assets;

      o     any unanticipated, non-mortgage loan specific expenses of the trust, including--

            1.    any reimbursements and indemnifications to the trustee and/or various related persons described under "Description of the
                  Governing Documents--Matters Regarding the Trustee" in the
                  accompanying base prospectus;

            2.    any reimbursements and indemnifications to the certificate administrator and the custodian and/or various corresponding related persons similar to those described in the preceding bullet;

            3.    any reimbursements and indemnification to either master
                  servicer, the special servicer, us and/or various related
                  persons described under "Description of the Governing
                  Documents--Matters Regarding the Master Servicer, the Special
                  Servicer, the Manager and Us" in the accompanying base
                  prospectus; and

            4.    any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal
                  Income Tax Consequences--Taxation of Owners of REMIC Residual
                  Certificates--Prohibited Transactions Tax and Other Taxes" in
                  the accompanying base prospectus; and

      o     any amount (other than normal monthly payments) specifically payable or reimbursable to the holder of a Non-Trust Loan by the trust, in its capacity as holder of the related mortgage loan in the trust that is part of the related Loan Combination, pursuant to the related Loan Combination Intercreditor Agreement; and

      o     any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the
            Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

      Any expenses under the Wachovia 2007-C30 pooling and servicing agreement that are similar to those described in the prior paragraph and that relate to the Peter Cooper Village and Stuyvesant Town Loan Combination

                                       216

will be deducted on a pari passu basis out of collections on the Peter Cooper
Village and Stuyvesant Town Trust Mortgage Loan and the Peter Cooper Village and
Stuyvesant Town A Note Non-Trust Mortgage Loan, thereby potentially resulting in a loss to the trust. Any expenses under the MSCI 2005-HQ6 pooling and servicing agreement that are similar to those described in the prior paragraph and that relate to the FRIS Chicken Loan Combination will be deducted on a pari passu basis out of collections on the FRIS Chicken Trust Mortgage Loan and the FRIS
Chicken A Note Non-Trust Mortgage Loan, thereby potentially resulting in a loss to the trust. Any such expenses payable out of amounts allocable to the related
Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan or the FRIS Chicken
Trust Mortgage Loan would effectively constitute Additional Trust Fund Expenses.

      From time to time, the Principal Distribution Amount may include items that represent a recovery of Nonrecoverable Advances (or interest thereon) that were previously reimbursed out of the principal portion of general collections on the mortgage pool. In such circumstances, it is possible that the total
Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may exceed the total principal balance of the principal balance certificates. If and to the extent that any such excess exists as a result of the inclusion of such items in the Principal Distribution Amount
(and, accordingly, the distribution of such items as principal with respect to the principal balance certificates), the total principal balances of one or more classes that had previously been reduced as described above in this
"--Reductions to Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" section may be increased (in each case, up to the amount of any such prior reduction). Any such increase would be made among the respective classes of principal balance certificates in reverse order that such reductions had been made (i.e., such increases would be made in descending order of seniority); provided that such increases may not result in the total principal balance of the principal balance certificates being in excess of the total Stated Principal Balance of, together with any Unliquidated
Advances with respect to, the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest that would otherwise have accrued if the reinstated principal amounts had never been written off.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS AND REIMBURSEMENT OF
ADVANCES

      Each master servicer will be required to make, for each distribution date, a total amount of P&I advances generally equal to all monthly debt service payments (other than balloon payments), and assumed monthly debt service payments (including with respect to balloon mortgage loans and mortgage loans as to which the related mortgaged real properties have become REO Properties), in each case net of related master servicing fees, in the case of the Peter Cooper
Village and Stuyvesant Town Trust Mortgage Loan, the servicing fee of the master servicer under the Wachovia 2007-C30 securitization and, in the case of the FRIS
Chicken Trust Mortgage Loan, the servicing fee of the master servicer under the
MSCI 2005-HQ6 securitization, that:

      o     were due or deemed due, as the case may be, with respect to the mortgage loans serviced by that master servicer during the related collection period; and

      o     were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the related determination date.

      The master servicers will not make P&I advances prior to the related P&I advance date, which is the business day immediately preceding each distribution date. Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

      o     the amount of the interest portion of the P&I advance for that mortgage loan for the related distribution date without regard to this or the prior sentence; and

      o     a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related distribution date, net of the related

                                       217

            Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related distribution date.

      In the case of any A-Note Trust Mortgage Loan, any reduction in the interest portion of P&I advances to be made with respect to that mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any
Appraisal Reduction Amount with respect to the related Loan Combination that is allocable to the subject A-Note Trust Mortgage Loan. Each Loan Combination will be treated as single mortgage loan for purposes of calculating an Appraisal
Reduction Amount. Any Appraisal Reduction Amount with respect to a Loan
Combination will be allocated first to the related B-Note Non-Trust Loan, in each case, up to the outstanding principal balance thereof, and then to the applicable A-Note Trust Mortgage Loan and A-note non-trust mortgage loan, pro rata.

      With respect to any distribution date, the applicable master servicer will be required to make P&I advances either out of its own funds or, subject to the replacement as and to the extent provided in the pooling and servicing agreement, funds held in its collection account that are not required to be paid on the certificates (exclusive of the class A-2FL, A-4FL, AM-FL and AJ-FL certificates) or with respect to the class A-2FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest or the class AJ-FL REMIC II regular interest on that distribution date (or a combination of both methods).

      The trustee will be required to make any P&I advance that the applicable master servicer fails to make with respect to a mortgage loan. See "--The
Trustee" below.

      The master servicers and the trustee will each be entitled to recover any
P&I advance made by it, out of its own funds, from collections on the mortgage loan as to which the Advance was made out of late collections, liquidation proceeds or insurance and condemnation proceeds. None of the master servicers or the trustee will be obligated to make any P&I advance that, in its judgment or in the judgment of the special servicer, would not ultimately be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan. In addition, the special servicer may also determine that any P&I advance made or proposed to be made by the applicable master servicer or the trustee is not recoverable, together with interest accrued on that Advance, from proceeds of the related mortgage loan, and the applicable master servicer and the trustee will be required to act in accordance with such determination.
If the applicable master servicer or the trustee makes any P&I advance that it or the special servicer subsequently determines, in its judgment, will not be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, it may obtain reimbursement for that Advance from amounts on deposit in the applicable master servicer's collection account together with interest accrued on the Advance as described in the next paragraph, out of general collections on the mortgage loans and any REO
Properties on deposit in the applicable master servicer's collection account from time to time subject to the limitations and requirements described below.
See also "Description of the Governing Documents--Advances" in the accompanying base prospectus and "Servicing of the Mortgage Loans--Collection Account" in
this prospectus supplement.

      The master servicers and the trustee will each be entitled to receive interest on P&I advances made thereby out of its own funds; provided, however, that no interest will accrue on any P&I advance made with respect to a mortgage loan if the related monthly debt service payment is received on its due date or prior to the expiration of any applicable grace period. That interest will accrue on the amount of each P&I advance, for so long as that Advance is outstanding, at an annual rate equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any P&I advance will be payable in the collection period in which that Advance is reimbursed--

      o     first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

      o     second, if and to the extent that the Penalty Interest and late charges referred to in clause first are insufficient to cover the advance interest, out of any amounts then on deposit in the applicable master servicer's collection account subject to the limitations for reimbursement of the P&I advances described below.

      A monthly debt service payment will be assumed to be due with respect to:

                                       218

      o     each balloon mortgage loan that is delinquent in respect of its balloon payment on its stated maturity date, provided that such mortgage loan has not been paid in full and no other liquidation event has occurred in respect thereof before such maturity date; and

      o     each mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

      The assumed monthly debt service payment deemed due on any mortgage loan described in the first bullet of the prior paragraph that is delinquent as to its balloon payment will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second bullet of the prior paragraph sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO
Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment that would have been due or deemed due on that mortgage loan had it remained outstanding. Assumed monthly debt service payments for ARD Loans do not include Additional Interest.

      None of the master servicers or the trustee will be required to make any
P&I advance with respect to a Non-Trust Loan, and none of the master servicers or the special servicer will be required to make any servicing advance with respect to the Peter Cooper Village and Stuyvesant Town Loan Combination or the
FRIS Chicken Loan Combination.

      Upon a determination that a previously made Advance, whether it be a servicing advance or P&I advance, is not recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, the applicable master servicer, the special servicer or the trustee, as applicable, will have the right to be reimbursed for such Advance and interest accrued on such Advance from amounts on deposit in the applicable master servicer's collection account (or if funds are insufficient in such account, from the other master servicer's collection account) that constitute principal collections received on all of the mortgage loans serviced by it during the related collection period; provided, however, that if amounts of principal on deposit in the collection accounts are not sufficient to fully reimburse such party, the party entitled to the reimbursement may elect at its sole option to be reimbursed at that time from general collections in its collection account or to defer the portion of the reimbursement of that Advance equal to the amount in excess of the principal on deposit in the collection account, in which case interest will continue to accrue on the portion of the Advance that remains outstanding. In either case, the reimbursement will be made first from principal received on the mortgage loans serviced by the applicable master servicer during the collection period in which the reimbursement is made, prior to reimbursement from other collections received during that collection period. In that regard, in the case of reimbursements from principal, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any Workout-Delayed Reimbursement Amount (which includes interest on the subject Advance) will be reimbursable (together with advance interest thereon) to the applicable master servicer, the special servicer or the trustee, as applicable, in full, only from amounts on deposit in the applicable master servicer's collection account that constitute principal received on all of the mortgage loans being serviced by it during the related collection period (net of amounts necessary to reimburse for Nonrecoverable
Advances and pay interest thereon) and, to the extent that the principal collections during that collection period are not sufficient to reimburse such
Workout-Delayed Reimbursement Amount, will be reimbursable (with interest continuing to accrue thereon) from collections of principal on the mortgage loans serviced by the applicable master servicer during subsequent collection periods. In that regard, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any reimbursement for Nonrecoverable Advances and interest on
Nonrecoverable Advances should result in a Realized Loss which will be allocated in accordance with the loss allocation rules described under "--Reductions to
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" above. The fact that a decision to recover such
Nonrecoverable Advances over time, or not to do so, benefits some classes of certificateholders to the detriment of other classes will not, with respect to the

                                       219

applicable master servicer or special servicer, constitute a violation of the
Servicing Standard or any contractual duty under the pooling and servicing agreement and/or, with respect to the trustee, constitute a violation of any fiduciary duty to certificateholders or contractual duty under the pooling and servicing agreement.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

      Reports by the Certificate Administrator. Based solely on information provided in monthly reports prepared by the master servicers and the special servicer and delivered to the certificate administrator, the certificate administrator will be required to prepare and make available electronically via its website at www.ctslink.com or, upon written request, provide by first class mail, on each distribution date to each registered holder of a certificate, a certificate administrator report substantially in the form of, and containing the information set forth in, Annex D to this prospectus supplement. The certificate administrator report for each distribution date will detail the distributions on the certificates on that distribution date and the performance, both in total and individually to the extent available, of the mortgage loans and the related mortgaged real properties, including the following items of information:

      o     the applicable record date, interest accrual period, determination date and distribution date;

      o     the amount of the distribution on such distribution date to the holders of each class of principal balance certificates, the class
            A-2FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest and the class
            AJ-FL REMIC II regular interest, in reduction of the total principal balance thereof;

      o     the amount of the distribution on such distribution date to the holders of each class of interest-bearing certificates, the class
            A-2FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest and the class
            AJ-FL REMIC II regular interest, allocable to interest;

      o     the amount of the distribution on such distribution date to the holders of each class of interest-bearing certificates allocable to prepayment premiums and/or yield maintenance charges;

      o     the amount of the distribution on such distribution date to the holders of each class of principal balance certificates in reimbursement of previously allocated Realized Losses and Additional
            Trust Fund Expenses;

      o     the Available Distribution Amount for such distribution date, and related information regarding cash flows received for distributions, fees and expenses;

      o     payments made to and by the swap counterparty with respect to the class A-2FL, class A-4FL, class AM-FL and class AJ-FL certificates;

      o     (a) the aggregate amount of P&I advances made with respect to the entire mortgage pool for such distribution date pursuant to the pooling and servicing agreement and the aggregate amount of unreimbursed P&I advances with respect to the entire mortgage pool that had been outstanding at the close of business on the related determination date and the aggregate amount of interest accrued and payable to the master servicers or the trustee in respect of such unreimbursed P&I advances as of the close of business on the related
            Determination Date, (b) the aggregate amount of servicing advances with respect to the entire mortgage pool as of the close of business on the related determination date and (c) the aggregate amount of all advances with respect to the entire mortgage pool as of the close of business on the related determination date that are nonrecoverable on a loan specific basis;

      o     the aggregate unpaid principal balance of the mortgage pool outstanding as of the close of business on the related determination date;

      o     the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after such
            distribution date;

                                       220

      o     the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage interest rate of the mortgage loans as of the close of business on the related
            determination date;

      o     the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated
            Principal Balance (immediately after such distribution date) of the mortgage loans (a) delinquent 30-59 days, (b) delinquent 60-89 days,
            (c) delinquent more than 89 days, (d) as to which foreclosure proceedings have been commenced, and (e) to the actual knowledge of either master servicer or special servicer, in bankruptcy
            proceedings;

      o     as to each mortgage loan referred to in the preceding bullet above,
            (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such distribution date, and (c) a brief description of any executed loan modification;

      o     with respect to any mortgage loan that was liquidated during the related collection period (other than by reason of a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (c) the amount of any Realized Loss in connection with such liquidation ;

      o     with respect to any REO Property included in the trust fund that was liquidated during the related collection period, (a) the loan number of the related mortgage loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (c) the amount of any
            Realized Loss in respect of the related mortgage loan in connection with such liquidation;

      o     the amount of interest accrued and the amount of interest payable in respect of each class of interest-bearing certificates for such distribution date;

      o     any unpaid interest in respect of each class of interest-bearing certificates after giving effect to the distributions made on such distribution date;

      o     the pass-through rate for each class of interest-bearing
            certificates for such distribution date;

      o     the Principal Distribution Amount, separately identifying the respective components thereof (and, in the case of any voluntary principal prepayment or other unscheduled collection of principal received during the related collection period, the loan number for the related mortgage loan and the amount of such prepayment or other collection of principal);

      o     the aggregate of all Realized Losses incurred during the related collection period and all Additional Trust Fund Expenses incurred during the related collection period;

      o     the aggregate of all Realized Losses and Additional Trust Fund
            Expenses that were allocated on such distribution date;

      o     the total principal balance or notional amount, as applicable, of each class of interest-bearing certificates outstanding immediately before and immediately after such distribution date, separately identifying any reduction therein due to the allocation of Realized
            Losses and Additional Trust Fund Expenses on such distribution date;

      o     the certificate factor for each class of interest-bearing
            certificates immediately following such distribution date;

      o     the aggregate amount of interest on P&I advances in respect of the mortgage pool paid to the master servicers and the trustee during the related collection period in accordance with the pooling and servicing agreement;

                                       221

      o     the aggregate amount of interest on servicing advances in respect of the mortgage pool paid to the master servicers, the special servicer and the trustee during the related collection period in accordance with the pooling and servicing agreement;

      o     the aggregate amount of servicing compensation paid to the master servicers and the special servicer during the related collection period;

      o     information regarding any Appraisal Reduction Amount existing with respect to any mortgage loan as of the related determination date;

      o     the original and then current credit support levels for each class of interest-bearing certificates;

      o     the original and then current ratings known to the certificate administrator for each class of interest-bearing certificates;

      o     the aggregate amount of prepayment premiums and yield maintenance charges collected during the related collection period;

      o     the value of any REO Property included in the trust fund as of the end of the related determination date for such distribution date, based on the most recent appraisal or valuation;

      o     the amounts, if any, actually distributed with respect to the class
            Y certificates, the class Z certificates, the class R-I certificates and the class R-II certificates, respectively, on such distribution date; and

      o     any material information known to the certificate administrator regarding any material breaches of representations and warranties of the respective mortgage loan sellers with respect to the mortgage loans and any events of default under the pooling and servicing agreement.

      Recipients will be deemed to have agreed to keep the information contained in any certificate administrator report confidential to the extent such information is not publicly available.

      The special servicer is required to deliver to the master servicers monthly, beginning in April 2007, a CMSA special servicer loan file that contains the information called for in, or that will enable the master servicers to produce, the CMSA reports required to be delivered by the master servicers to the certificate administrator as described below, in each case with respect to all specially serviced mortgage loans and the REO Properties.

      Each master servicer is required to deliver to the certificate administrator monthly, beginning in April 2007, the CMSA loan periodic update file with respect to the subject distribution date.

      Monthly, beginning in June 2007, each master servicer must deliver to the certificate administrator a copy of each of the following reports relating to the mortgage loans and, if applicable, any REO Properties:

      o     a CMSA comparative financial status report;

      o     a CMSA delinquent loan status report;

      o     a CMSA historical loan modification and corrected mortgage loan report;

      o     a CMSA REO status report;

      o     a CMSA loan level reserve/LOC report;

      o     a CMSA advance recovery report;

      o     a CMSA servicer watchlist;

                                       222

      o     a CMSA property file;

      o     a CMSA loan set-up file; and

      o     a CMSA financial file.

      These reports will provide required information as of the related determination date and will be in an electronic format reasonably acceptable to both the certificate administrator and each of the master servicers.

      In addition, each master servicer will be required to deliver to the controlling class representative and upon request, the certificate administrator, the following reports required to be prepared and maintained by it and/or the special servicer:

      o     with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

      o     with respect to any mortgaged real property or REO Property, a CMSA
            NOI adjustment worksheet.

      Absent manifest error of which it has actual knowledge, none of the master servicers or the special servicer will be responsible for the accuracy or completeness of any information supplied to it by a borrower or a third party that is included in reports or other information provided by or on behalf of a master servicer or the special servicer, as the case may be. None of the certificate administrator, the master servicers and the special servicer will make any representations or warranties as to the accuracy or completeness of, and the certificate administrator, the master servicers and the special servicer will disclaim responsibility for, any information made available by the certificate administrator, the master servicers or the special servicer, as the case may be, for which it is not the original source.

      The reports identified in the preceding paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package or otherwise approved by the Commercial
Mortgage Securities Association. Current forms of these reports are available at the Commercial Mortgage Securities Association's internet website, located at
www.cmbs.org.

      Information Available From Certificate Administrator. The certificate administrator will, and the master servicers may, but are not required to, make available each month via their respective internet websites to any interested party (i) the certificate administrator report, (ii) the pooling and servicing agreement and (iii) the final prospectus supplement for the offered certificates and the accompanying base prospectus. In addition, the certificate administrator will make available each month, on each distribution date, the Unrestricted
Servicer Reports, the CMSA loan periodic update file, the CMSA loan setup file, the CMSA bond level file, and the CMSA collateral summary file to any interested party on its internet website. The certificate administrator will also make available each month, to the extent received, on each distribution date, (i) the
Restricted Servicer Reports and (ii) the CMSA property file, to any holder of a certificate, any certificate owner or any prospective transferee of a certificate or interest therein that provides the certificate administrator with certain required certifications, via the certificate administrator's internet website initially located at www.ctslink.com with the use of a password (or other comparable restricted access mechanism) provided by the certificate administrator. Assistance with the certificate administrator's website can be obtained by calling its CMBS customer service number: (301) 815-6600.

      The certificate administrator will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the certificate administrator for which it is not the original source.

      The certificate administrator and the master servicers may require registration and the acceptance of a disclaimer in connection with providing access to their respective internet websites. The certificate administrator and the master servicers will not be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

      Availability of Exchange Act Reports. The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust

                                       223

pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the certificate administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

      Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the certificate administrator as if you were a certificateholder, provided that you deliver a written certification to the certificate administrator confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the certificate administrator's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicers, the special servicer, the trustee, the certificate administrator and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.

      Other Information. The pooling and servicing agreement will obligate the master servicers (with respect to the items listed in clauses 1, 2, 3, 4, 5, 6,
8 and 9 below, to the extent those items are in its possession), the special servicer (with respect to the items in clauses 4, 5, 6, 7, 8 and 9 below, to the extent those items are in its possession), the trustee or the certificate administrator, as applicable (with respect to the items in clauses 1 through 10 below, in the case of the certificate administrator, and clause 3 below, in the case of the trustee, to the extent those items are in their respective possessions), to make available at their respective offices, during normal business hours, upon 10 days' advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the certificate administrator as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

            1.    the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

            2.    all certificate administrator reports and monthly reports of the master servicers delivered, or otherwise electronically made available, to certificateholders since the date of
                  initial issuance of the offered certificates;

            3.    all officer's certificates delivered to the trustee and the certificate administrator by the master servicers and/or the special servicer since the date of initial issuance of the certificates, as described under "Servicing of the Mortgage
                  Loans--Evidence as to Compliance" in this prospectus
                  supplement;

            4.    all accountants' reports delivered to the certificate
                  administrator with respect to the master servicers and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the
                  Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

            5.    the most recent inspection report with respect to each
                  mortgaged real property for a mortgage loan prepared by or on behalf of the applicable master servicer and delivered to the certificate administrator as described under "Servicing of the
                  Mortgage Loans--Inspections; Collection of Operating
                  Information" in this prospectus supplement and any
                  environmental assessment prepared as described under
                  "Realization Upon Defaulted Mortgage Loans--Foreclosure and
                  Similar Proceedings" in this prospectus supplement;

            6.    the most recent annual operating statement and rent roll for each mortgaged real property for a mortgage loan and financial statements of the related borrower collected by or on behalf of the master servicers as described under "Servicing of the
                  Mortgage Loans--Inspections; Collection of Operating
                  Information" in this prospectus supplement;

                                       224

            7.    all modifications, waivers and amendments of the mortgage
                  loans that are to be added to the mortgage files from time to time and any asset status report prepared by the special
                  servicer;

            8.    the servicing file relating to each mortgage loan;

            9.    any and all officer's certificates and other evidence
                  delivered by the master servicers or the special servicer, as the case may be, to support its determination that any advance was, or if made, would be, a nonrecoverable advance; and

            10.   all reports filed with the SEC with respect to the trust
                  pursuant to Sections 13(a), 13(c), 14 or 15(d) of the
                  Securities Exchange Act of 1934, as amended.

      Copies of the foregoing items will be available from the certificate administrator, the master servicers or the special servicer, as applicable, upon request. However, except in the case of the items described in item 10 above, the certificate administrator, the master servicers and the special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

      In connection with providing access to or copies of the items described above, the certificate administrator, the master servicers or the special servicer, as applicable, may require:

      o     in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, the certificate administrator, the master servicers or the special servicer, as applicable, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and

      o     in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, the certificate administrator, the master servicers or the special servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

      The certifications referred to in the prior paragraph may include an indemnity from the certifying party for a breach. Registered holders of the offered certificates will be deemed to have agreed to keep the information described above confidential by the acceptance of their certificates.

VOTING RIGHTS

      At all times during the term of the pooling and servicing agreement, 100%
of the voting rights for the certificates will be allocated among the respective classes of certificates as follows:

      o     2% in the aggregate in the case of the class X certificates, and

      o     in the case of any class of principal balance certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the then total principal balance of such class of principal balance certificates and the denominator of which is equal to the then total principal balance of all the principal balance certificates.

      The holders of the class R-I, R-II, Y or Z certificates will not be entitled to any voting rights. Voting rights allocated to a class of certificates will be allocated among the related certificateholders in proportion to the percentage interests in such class evidenced by their respective certificates. See "Description of the Certificates--Voting Rights" in
the accompanying base prospectus.

                                       225

TERMINATION

      The obligations created by the pooling and servicing agreement will terminate following the earliest of--

      o     the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust; and

      o     the purchase of all of the mortgage loans and REO Properties remaining in the trust by the holder (or, if applicable, the beneficial owner) of certificates with the largest percentage of voting rights allocated to the controlling class (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class certificateholder), a master servicer or the special servicer, in that order of preference, after the Stated
            Principal Balance of the mortgage pool prior to the application of principal payments and losses in the related collection period has been reduced to less than 1.0% of the initial mortgage pool balance.

      Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final payment with respect to each certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate registrar or at any other location specified in the notice of termination.

      Any purchase by either master servicer, the special servicer or the plurality controlling class certificateholder of all the mortgage loans and REO
Properties remaining in the trust is required to be made at a price equal to:

      o     the sum of--

            1.    the then total principal balance of all the mortgage loans then included in the trust (excluding any mortgage loans as to which the related mortgaged real properties have become REO
                  Properties), together with interest thereon plus any accrued and unpaid interest on P&I advances made with respect to such mortgage loans, unreimbursed servicing advances for those
                  mortgage loans plus any accrued and unpaid interest on such servicing advances, any reasonable costs and expenses incurred in connection with any such purchase and any other Additional
                  Trust Fund Expenses (including any Additional Trust Fund
                  Expenses previously reimbursed or paid by the trust fund but not so reimbursed by the related borrower or from insurance proceeds or condemnation proceeds); and

            2.    the appraised value of all REO Properties then included in the trust, as determined by an appraiser mutually agreed upon by the applicable master servicer, the special servicer and the trustee, minus

      o     solely in the case of a purchase by a master servicer, the total of all amounts payable or reimbursable to the such master servicer under the pooling and servicing agreement.

      The purchase will result in early retirement of the outstanding certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the certificateholders, will constitute part of the Available Distribution Amount for the final distribution date.

      In addition, if, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificates (but excluding the class Y, Z, R-I and R-II certificates), are held by the same certificateholder, the trust fund may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates
(other than the class Y, Z, R-I and R-II certificates) for all the mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

                                       226

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

      General. The yield on any offered certificate will depend on:

      o     the price at which the certificate is purchased by an investor; and

      o     the rate, timing and amount of payments on the certificate.

      o     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things:

      o     the pass-through rate for the certificate;

      o     the rate and timing of principal payments, including principal prepayments, and other principal collections on the mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate;

      o     the rate, timing and severity of Realized Losses and Additional
            Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate;

      o     the timing and severity of any Net Aggregate Prepayment Interest
            Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

      Pass-Through Rates. The pass-through rates for some classes of the offered certificates will be, in the case of each of these classes, equal to, based on or limited by the Weighted Average Net Mortgage Rate. See "Description of the
Offered Certificates - Calculation of Pass-Through Rates" in this prospectus supplement. As a result, the respective pass-through rates (and, accordingly, the respective yields to maturity) on these classes of offered certificates could be adversely affected if mortgage loans with relatively high Net Mortgage
Rates experienced a faster rate of principal payments than mortgage loans with relatively low Net Mortgage Rates. This means that the respective yields to maturity on these classes of offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of mortgage loans following default.

      See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

      Rate and Timing of Principal Payments. The yield to maturity of the class
X certificates will be extremely sensitive to, and the yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the frequency and timing of principal payments made in reduction of the total principal balances or notional amounts of the certificates. In turn, the frequency and timing of principal payments that are paid or otherwise result in reduction of the total principal balance or notional amount, as the case may be, of any offered certificate will be directly related to the frequency and timing of principal payments on or with respect to the mortgage loans (or, in some cases, a particular group of mortgage loans). Finally, the rate and timing of principal payments on or with respect to the mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of mortgage loans from the trust.

      The yield to maturity of the class X certificates will be extremely sensitive to the rate and timing of reductions to the total notional amounts of those certificates. The rate and timing of reductions to the total notional amount of the class X certificates will, in turn, be directly related to, among other things, the rate and timing of

                                       227

principal payments on or with respect to the mortgage loans. The rate and timing of principal payments on or with respect to the mortgage loans will be affected by--

      o     the amortization schedules of the mortgage loans,

      o     the dates on which balloon payments are due on the mortgage loans that provide for substantial balloon payments of principal at maturity,

      o     whether the ARD Loans are paid in full on or before their respective anticipated repayment dates,

      o     whether the Converting Loans are paid in full on or before their first respective open prepayment dates; and

      o     the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of mortgage loans out of the assets of the issuing entity.

      If you are considering the purchase of class X certificates, you should fully consider the risk that an extremely rapid rate of payments and other collections of principal on or with respect to the Mortgage Loans could result in your failure to fully recover your initial investment.

      If an investor purchases class X certificates, the investor should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to the investor that is lower than the investor's anticipated yield.

      Prepayments and other early liquidations of the mortgage loans will result in payments on the certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to (i) shorten the weighted average lives of some or all of the offered certificates and (ii)
accelerate the rate at which the total notional amount of the class X certificates is reduced. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans and, accordingly, on the certificates, while workouts are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of some or all of the offered certificates. See
"Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and
Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan will be paid in full on its anticipated repayment date. Failure of a borrower under an ARD Loan to repay that mortgage loan by or shortly after the related anticipated repayment date, for whatever reason, will tend to lengthen the weighted average lives of the offered certificates.

      Similarly, the ability of a borrower under a Converting Loan to repay that mortgage loan on the first open prepayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related date if then-current market interest rates are particularly high. Accordingly, there can be no assurance that any Converting
Loan will be paid in full on its first open prepayment date. Failure of a borrower under a Converting Loan to repay that mortgage loan by or shortly after the related open prepayment date, for any reason, will tend to lengthen the weighted average lives of the offered certificates.

      The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-2FL, A-3, A-SB, A-4 and A-4FL certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) are in turn paid or otherwise result in a reduction of the principal balance of the certificate. If you purchase your offered certificates, excluding the class X certificates, at a discount from their total principal balance, your actual yield could be lower than your anticipated yield if the principal

                                       228

payments on the mortgage loans (and, in particular, with respect to the class
A-1, A-2, A-2FL, A-3, A-SB, A-4 and A-4FL certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) are slower than you anticipated. If you purchase any offered certificates, including class X certificates, at a premium relative to their total principal or notional balance, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-2FL, A-3, A-SB, A-4 and
A-4FL certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) could result in an actual yield to you that is lower than your anticipated yield.

      Because the rate of principal payments on or with respect to the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

      Even if they are available and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the mortgage loans. Prepayment consideration payable on specially serviced mortgage loans will be applied to reimburse Realized Losses and Additional Trust Fund Expenses previously allocated to any class of certificates.

      The yield on the class A-1, A-2, A-2FL, A-3, A-SB, A-4 and A-4FL certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1, and the yield on the class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

      Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-2FL, A-3, A-SB, A-4 and A-4FL certificates, on the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) may affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates.

      Delinquencies on the mortgage loans, unless covered by P&I advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month. Although any shortfalls in payments of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in payments of interest would adversely affect the yield to maturity of your offered certificates.

      If--

      o     you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the mortgage loans that is lower than the default rate and amount of losses actually experienced; and

      o     the additional losses result in a reduction of the total payments on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

      Reimbursement of Advances from general collections of principal on the mortgage pool may reduce distributions of the principal in respect of the offered certificates.

      The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on, or the total principal balance of, your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations.
In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

      Even if losses on the mortgage loans do not result in a reduction of the total payments on or the total principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

                                       229

      Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans:

      o     prevailing interest rates;

      o     the terms of the mortgage loans, including provisions that require the payment of prepayment premiums and yield maintenance charges, provisions that impose prepayment lock-out periods and amortization terms that require balloon payments;

      o     the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

      o     the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which the mortgaged real properties are located;

      o     the quality of management of the mortgaged real properties;

      o     the servicing of the mortgage loans;

      o     possible changes in tax laws; and

      o     other opportunities for investment.

      See "Risk Factors--Risks Related to the Mortgage Loans," "Description of
the Mortgage Pool" and "Servicing of the Mortgage Loans" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity
Considerations--Yield and Prepayment Considerations" in the accompanying base prospectus.

      The rate of prepayment on the mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

      A number of the borrowers are limited or general partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

      We make no representation or warranty regarding:

      o     the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans (or any particular group of mortgage loans);

      o     the relative importance of those factors;

                                       230

      o     the percentage of the total principal balance of the mortgage loans
            (or any particular group of mortgage loans) that will be prepaid or as to which a default will have occurred as of any particular date;
            or

      o     the overall rate of prepayment or default on the mortgage loans (or any particular group of mortgage loans).

      Unpaid Interest. If the portion of the Available Distribution Amount payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to available funds on those subsequent distribution dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

      Delay in Payments. Because monthly payments will not be made on the certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

CPR MODEL

      Prepayments on loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the constant prepayment rate, or "CPR," model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans for the life of those loans. The CPR model does not purport to be either a historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage pool. We do not make any representations about the appropriateness of the CPR model.

YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

      The yield to maturity on the class X certificates will be extremely sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) to the extent applied to reduce the total notional amount of such class and reductions in the Weighted Average Net
Mortgage Rate. Accordingly, investors in the class X certificates should fully consider the associated risks, including the risk that a rapid rate of prepayment of the mortgage loans could result in the failure of such investors to fully recoup their initial investments. The allocation of a portion of collected yield maintenance charges and prepayment premiums to the class X certificates is intended to reduce those risks; however, such allocation may be insufficient to offset fully the adverse effects on the yield on such Class of
Certificates that the related prepayments may otherwise have.

      Any optional termination of the Trust Fund would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the class X certificates because a termination would have an effect similar to a prepayment in full of the mortgage loans (without, however, the payment of any yield maintenance charges or prepayment premiums) and, as a result, investors in the class X certificates might not fully recoup their initial investment. See
"Description of the Offered Certificates--Termination" in this prospectus supplement. Similarly, any early liquidations of the mortgage loans as a result of the purchase of any mortgage loan out of the Trust Fund as described under
"Description of the Mortgage Pool--Repurchases and Substitutions" and "Servicing
of the Mortgage Loans--Fair Value Call" in this prospectus supplement, would have an adverse effect on the yield of the class X certificates and no yield maintenance charge or prepayment premium would be payable in connection with such a purchase.

      The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the class X certificates at various prices and constant prepayment rates. The calculations take into account allocation of any prepayment premiums to Certificates as described under "Description of the
Offered Certificates-- Payments--Payments of Prepayment Premiums and Yield
Maintenance Charges" in this prospectus supplement. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed

                                       231

stream of cash flows to be paid on the class X certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices plus accrued interest of such Class of Certificates and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the class X certificates and consequently do not purport to reflect the return on any investment in such Class of Certificates when such reinvestment rates are considered.

      The table below has been prepared based on the assumption that distributions are made in accordance with "Description of the Offered
Certificates--Payments" in this prospectus supplement and on the Modeling
Assumptions and with the assumed respective purchase prices of the class X certificates (expressed as a percentage of the total notional amount of the class X certificates) set forth in the table, plus accrued interest thereon from
March 1, 2007 to the date of initial issuance of the class X certificates and on the additional assumption that the pass-through rates for all of the Principal
Balance Certificates are as stated in this prospectus supplement.

SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX YIELDS TO MATURITY OF THE CLASS X CERTIFICATES
--------------------------------------------------------------------------------------------------

                                       0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                  CHARGES OTHERWISE AT INDICATED CPR
                                    --------------------------------------------------------------

     ASSUMED PURCHASE PRICE           0% CPR      25% CPR      50% CPR       75% CPR     100% CPR
--------------------------------    ---------    ---------    ---------     ---------    ---------

             3.28255                 13.3945%     13.1421%     13.0068%      12.9080%     12.5272%
             3.40755                 12.3569      12.1050      11.9705       11.8721      11.4845
             3.53255                 11.3789      11.1275      10.9938       10.8958      10.5016
             3.65755                 10.4547      10.2038      10.0708        9.9731       9.5725
             3.78255                  9.5794       9.3289       9.1966        9.0992       8.6923
             3.90755                  8.7485       8.4984       8.3667        8.2696       7.8566
             4.03255                  7.9582       7.7085       7.5774        7.4804       7.0615
             4.15755                  7.2050       6.9557       6.8252        6.7284       6.3037
             4.28255                  6.4860       6.2371       6.1071        6.0105       5.5801
             4.40755                  5.7986       5.5500       5.4204        5.3240       4.8881
             4.53255                  5.1402       4.8919       4.7629        4.6665       4.2253
             4.65755                  4.5088       4.2608       4.1322        4.0360       3.5895
             4.78255                  3.9024       3.6548       3.5266        3.4304       2.9788
             4.90755                  3.3194       3.0721       2.9443        2.8481       2.3916
             5.03255                  2.7581       2.5111       2.3837        2.2876       1.8261
             5.15755                  2.2172       1.9704       1.8434        1.7473       1.2811
             5.28255                  1.6953       1.4488       1.3221        1.2261       0.7552
Weighted Average Life (in Years)      9.24         9.18         9.14          9.11         8.92

      There can be no assurance that the mortgage loans (or any particular mortgage loan or group of mortgage loans) will prepay at any of the rates shown in the table or at any other particular rate, that the cash flows on the class X certificates will correspond to the cash flows assumed for purposes of the above tables or that the aggregate purchase price of the class X certificates will be as assumed. In addition, it is unlikely that the mortgage loans (or any particular mortgage loan or group of mortgage loans) will prepay at any of the specified percentages of CPR until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate assumptions, including prepayment assumptions to be used in deciding whether to purchase the class X certificates.

WEIGHTED AVERAGE LIVES

      The tables set forth below indicate the respective weighted average lives of the respective classes of the offered certificates (other than the class X certificates) and set forth the percentages of the respective initial total principal balances of those classes that would be outstanding after the distribution dates in each of the calendar months shown, subject, however, to the following discussion and the assumptions specified below.

      For purposes of this prospectus supplement, "weighted average life" of any offered certificate refers to the average amount of time that will elapse from the assumed date of settlement of that certificate, which is March 14,

                                       232

2007, until each dollar of principal of the certificate will be repaid to the investor, based on the Modeling Assumptions. For purposes of this "Yield and
Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

      o     multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

      o     summing the results; and

      o     dividing the sum by the total amount of the reductions in the principal balance of the certificate.

      The weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments, liquidation proceeds, condemnation proceeds or insurance proceeds.
The weighted average life of any offered certificate may also be affected to the extent that additional payments in reduction of the principal balance of that certificate occur as a result of the purchase or other removal of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the holders of the privately offered certificates as if the mortgage loan had prepaid in full, except that no prepayment consideration is collectable with respect thereto.

      The tables set forth below have been prepared on the basis of the Modeling
Assumptions. The actual characteristics and performance of the mortgage loans will differ from the assumptions used in calculating the tables set forth below.
The tables set forth below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under each assumed prepayment scenario. In particular, the tables were prepared on the basis of the assumption that there are no losses or defaults on the mortgage loans. Any difference between those assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of the respective initial total principal balances of the various classes of subject offered certificates (other than the class X certificates) outstanding over time and their respective weighted average lives.

      PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES

         DISTRIBUTION DATE            0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
-----------------------------------  --------  ---------  ---------  ---------  ----------

Initial Percentage ................     100%      100%       100%       100%        100%
March 12, 2008 ....................      86        86         85         85          85
March 12, 2009 ....................      69        69         69         69          69
March 12, 2010 ....................      47        44         40         36          29
March 12, 2011 ....................      21        12          5          0           0
March 12, 2012 and thereafter .....       0         0          0          0           0
Weighted Average Life (in Years) ..    2.76      2.63       2.54       2.46        2.32

      PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-2 CERTIFICATES

         DISTRIBUTION DATE            0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
-----------------------------------  --------  ---------  ---------  ---------  ----------

Initial Percentage ................     100%      100%       100%       100%        100%
March 12, 2008 ....................     100       100        100        100         100
March 12, 2009 ....................     100       100        100        100         100
March 12, 2010 ....................     100       100        100        100         100
March 12, 2011 ....................     100       100        100         99          94
March 12, 2012 ....................       0         0          0          0           0
March 12, 2013 ....................       0         0          0          0           0
March 12, 2014 and thereafter .....       0         0          0          0           0
Weighted Average Life (in Years) ..    4.87      4.82       4.76       4.70        4.50

                                       233

      PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-3 CERTIFICATES

         DISTRIBUTION DATE            0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
-----------------------------------  --------  ---------  ---------  ---------  ----------

Initial Percentage ................     100%      100%       100%       100%        100%
March 12, 2008 ....................     100       100        100        100         100
March 12, 2009 ....................     100       100        100        100         100
March 12, 2010 ....................     100       100        100        100         100
March 12, 2011 ....................     100       100        100        100         100
March 12, 2012 ....................     100        93         88         84          74
March 12, 2013 ....................     100        88         81         77          74
March 12, 2014 ....................      44        29         22         19          18
March 12, 2015 ....................      36        17         10          7           0
March 12, 2016 ....................      11         0          0          0           0
March 12, 2017 and thereafter .....       0         0          0          0           0
Weighted Average Life (in Years) ..    7.61      7.00       6.78       6.65        6.43

      PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-SB CERTIFICATES

         DISTRIBUTION DATE            0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
-----------------------------------  --------  ---------  ---------  ---------  ----------

Initial Percentage ................     100%      100%       100%       100%        100%
March 12, 2008 ....................     100       100        100        100         100
March 12, 2009 ....................     100       100        100        100         100
March 12, 2010 ....................     100       100        100        100         100
March 12, 2011 ....................     100       100        100        100         100
March 12, 2012 ....................     100       100        100        100         100
March 12, 2013 ....................      81        81         81         81          81
March 12, 2014 ....................      58        58         58         58          59
March 12, 2015 ....................      35        35         35         35          24
March 12, 2016 ....................      12         4          0          0           0
March 12, 2017 and thereafter .....       0         0          0          0           0
Weighted Average Life (in Years) ..    7.39      7.35       7.30       7.28        7.24

      PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-4 CERTIFICATES

         DISTRIBUTION DATE            0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
-----------------------------------  --------  ---------  ---------  ---------  ----------

Initial Percentage ................     100%      100%       100%       100%        100%
March 12, 2008 ....................     100       100        100        100         100
March 12, 2009 ....................     100       100        100        100         100
March 12, 2010 ....................     100       100        100        100         100
March 12, 2011 ....................     100       100        100        100         100
March 12, 2012 ....................     100       100        100        100         100
March 12, 2013 ....................     100       100        100        100         100
March 12, 2014 ....................     100       100        100        100         100
March 12, 2015 ....................     100       100        100        100         100
March 12, 2016 ....................     100       100        100        100         100
March 12, 2017 and thereafter .....       0         0          0          0           0
Weighted Average Life (in Years) ..    9.76      9.74       9.71       9.66        9.48

                                       234

      PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1A CERTIFICATES

         DISTRIBUTION DATE            0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
-----------------------------------  --------  ---------  ---------  ---------  ----------

Initial Percentage ................     100%      100%       100%       100%        100%
March 12, 2008 ....................     100       100         99         99          99
March 12, 2009 ....................     100        99         99         99          99
March 12, 2010 ....................     100        99         99         99          99
March 12, 2011 ....................      99        99         98         98          98
March 12, 2012 ....................      95        94         94         93          93
March 12, 2013 ....................      95        94         93         93          93
March 12, 2014 ....................      91        90         90         89          89
March 12, 2015 ....................      91        90         89         89          89
March 12, 2016 ....................      90        89         89         89          89
March 12, 2017 and thereafter .....       0         0          0          0           0
Weighted Average Life (in Years) ..    9.35      9.27       9.22       9.18        8.97

       PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AM CERTIFICATES

         DISTRIBUTION DATE            0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
-----------------------------------  --------  ---------  ---------  ---------  ----------

Initial Percentage ................     100%      100%       100%       100%        100%
March 12, 2008 ....................     100       100        100        100         100
March 12, 2009 ....................     100       100        100        100         100
March 12, 2010 ....................     100       100        100        100         100
March 12, 2011 ....................     100       100        100        100         100
March 12, 2012 ....................     100       100        100        100         100
March 12, 2013 ....................     100       100        100        100         100
March 12, 2014 ....................     100       100        100        100         100
March 12, 2015 ....................     100       100        100        100         100
March 12, 2016 ....................     100       100        100        100         100
March 12, 2017 and thereafter .....       0         0          0          0           0
Weighted Average Life (in Years) ..    9.83      9.83       9.83       9.83        9.61

       PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AJ CERTIFICATES

         DISTRIBUTION DATE            0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
-----------------------------------  --------  ---------  ---------  ---------  ----------

Initial Percentage ................     100%      100%       100%       100%        100%
March 12, 2008 ....................     100       100        100        100         100
March 12, 2009 ....................     100       100        100        100         100
March 12, 2010 ....................     100       100        100        100         100
March 12, 2011 ....................     100       100        100        100         100
March 12, 2012 ....................     100       100        100        100         100
March 12, 2013 ....................     100       100        100        100         100
March 12, 2014 ....................     100       100        100        100         100
March 12, 2015 ....................     100       100        100        100         100
March 12, 2016 ....................     100       100        100        100         100
March 12, 2017 and thereafter .....       0         0          0          0           0
Weighted Average Life (in Years) ..    9.91      9.90       9.88       9.86        9.67

                                       235

       PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS B CERTIFICATES

         DISTRIBUTION DATE            0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
-----------------------------------  --------  ---------  ---------  ---------  ----------

Initial Percentage ................     100%      100%       100%       100%        100%
March 12, 2008 ....................     100       100        100        100         100
March 12, 2009 ....................     100       100        100        100         100
March 12, 2010 ....................     100       100        100        100         100
March 12, 2011 ....................     100       100        100        100         100
March 12, 2012 ....................     100       100        100        100         100
March 12, 2013 ....................     100       100        100        100         100
March 12, 2014 ....................     100       100        100        100         100
March 12, 2015 ....................     100       100        100        100         100
March 12, 2016 ....................     100       100        100        100         100
March 12, 2017 and thereafter .....       0         0          0          0           0
Weighted Average Life (in Years) ..    9.91      9.91       9.91       9.91        9.74

       PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS C CERTIFICATES

         DISTRIBUTION DATE            0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
-----------------------------------  --------  ---------  ---------  ---------  ----------

Initial Percentage ................     100%      100%       100%       100%        100%
March 12, 2008 ....................     100       100        100        100         100
March 12, 2009 ....................     100       100        100        100         100
March 12, 2010 ....................     100       100        100        100         100
March 12, 2011 ....................     100       100        100        100         100
March 12, 2012 ....................     100       100        100        100         100
March 12, 2013 ....................     100       100        100        100         100
March 12, 2014 ....................     100       100        100        100         100
March 12, 2015 ....................     100       100        100        100         100
March 12, 2016 ....................     100       100        100        100         100
March 12, 2017 and thereafter .....       0         0          0          0           0
Weighted Average Life (in Years) ..    9.91      9.91       9.91       9.91        9.74

       PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS D CERTIFICATES

         DISTRIBUTION DATE            0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
-----------------------------------  --------  ---------  ---------  ---------  ----------

Initial Percentage ................     100%      100%       100%       100%        100%
March 12, 2008 ....................     100       100        100        100         100
March 12, 2009 ....................     100       100        100        100         100
March 12, 2010 ....................     100       100        100        100         100
March 12, 2011 ....................     100       100        100        100         100
March 12, 2012 ....................     100       100        100        100         100
March 12, 2013 ....................     100       100        100        100         100
March 12, 2014 ....................     100       100        100        100         100
March 12, 2015 ....................     100       100        100        100         100
March 12, 2016 ....................     100       100        100        100         100
March 12, 2017 and thereafter .....       0         0          0          0           0
Weighted Average Life (in Years) ..    9.91      9.91       9.91       9.91        9.74

      The foregoing tables were prepared assuming a 0% CPR during lockout, defeasance and yield maintenance periods and otherwise assuming that prepayments occur at indicated CPR. The indicated CPRs are applied to the mortgage loans in the trust fund and do not take into account the A-Note Non-Trust Loans or the
B-Note Non-Trust Loans.

                                       236

                               THE SWAP AGREEMENTS

      On the closing date, the certificate administrator, on behalf of the trust, will enter into four interest rate swap agreements with Merrill Lynch
Capital Services, Inc., as swap counterparty, relating to the class A-2FL, class
A-4FL, class AM-FL and class AJ-FL certificates, respectively. None of the holders of any class of offered certificates will have any beneficial interest in any of the swap agreements.

                                 USE OF PROCEEDS

      Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust and to pay those expenses incurred in connection with the issuance of the certificates.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      This is a general summary of the material federal income tax consequences of owning the offered certificates. This summary is directed to initial investors that hold the offered certificates as "capital assets" within the meaning of section 1221 of the Code. It does not discuss all United States federal income tax consequences that may be relevant to owners of the offered certificates, particularly as to investors subject to special treatment under the Code, including banks and insurance companies. Prospective investors should consult their tax advisors regarding the federal, state, local, and, if relevant, foreign tax consequences to them of owning offered certificates.

      Further, this summary and any legal opinions referred to in this summary are based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department, rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively.

      Upon the issuance of the offered certificates, Cadwalader, Wickersham &
Taft LLP, New York, New York, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, assuming the Wachovia 2007-C30 pooling and servicing agreement and the MSCI
2005-HQ6 pooling and servicing agreement are administered in accordance with their terms and the REMICs formed thereunder continue to be treated as REMICs, and subject to any other assumptions set forth in the opinion, REMIC I and REMIC
II, respectively, will each qualify as a REMIC under the Code and the arrangements under which the class A-2FL REMIC II regular interest, the class
A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest, the class AJ-FL REMIC II regular interest, the related swap agreements, the related
Certificate Administrator's floating rate account and the right to Additional
Interest are held will be classified as one or more grantor trusts for U.S.
federal income tax purposes.

      The assets of REMIC I will generally include--

      o     the mortgage loans;

      o     any REO Properties acquired on behalf of the certificateholders;

      o     the master servicers' collection accounts;

      o     the special servicer's REO account; and

      o     the certificate administrator's distribution account and interest reserve account, but will exclude any collections of Additional
            Interest on the ARD Loans.

      For federal income tax purposes,

      o     the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II;

                                       237

      o     the class R-I certificates will evidence the sole class of residual interests in REMIC I;

      o     the class A-1, A-2, A-3, A-SB, A-4, A-1A, X, AM, AJ, B, C, D, E, F,
            G, H, J, K, L, M, N, P and Q certificates, the class A-2FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest and the class AJ-FL REMIC II regular interest will evidence or constitute the regular interests in, and will generally be treated as debt obligations of, REMIC II;

      o     the class R-II certificates will evidence the sole class of residual interests in REMIC II;

      o     the class A-2FL, class A-4FL, class AM-FL and class AJ-FL
            certificates will each evidence interests in a grantor trust consisting of the respective REMIC II regular interest, the related swap agreement and the applicable sub-account of the certificate administrator's floating rate account. No holder of any offered certificates will have any beneficial interest in any such grantor trust;

      o     the portion of the trust consisting of Additional Interest on the
            Converting Loans will be treated as a grantor trust for federal income tax purposes, and the class Y certificates will represent undivided interests in these assets; and

      o     the portion of the trust consisting of Additional Interest on the
            ARD Loans will be treated as a grantor trust for federal income tax purposes, and the class Z certificates will represent undivided interests in these assets.

      See "Federal Income Tax Consequences--REMICs" and "--Grantor Trusts" in
the accompanying base prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

      Holders of the offered certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

      It is anticipated that the class A-1 certificates and the class X certificates will be issued with original issue discount and that the other classes of offered certificates will be issued at a premium. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

      When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes the prepayment assumption used will be that subsequent to the date of any determination:

      o     the ARD Loans will be paid in full on their respective anticipated repayment dates;

      o     no mortgage loan will otherwise be prepaid prior to maturity; and

      o     there will be no extension of maturity for any mortgage loan.

      However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the
accompanying base prospectus.

      The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and section
1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

                                       238

      If the method for computing original issue discount described in this prospectus supplement results in a negative amount for any period with respect to any holder of Class X Certificates, the amount of original issue discount allocable to that period would be zero. This is a possibility of particular relevance to a holder of a Class X Certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her Certificates. Although the matter is not free from doubt, a holder of a Class X Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the Certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the mortgage loans. Any loss might be treated as a capital loss.

      Whether a holder of any of the offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium"
in the accompanying base prospectus.

      Prepayment premiums and yield maintenance charges actually collected on the mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount.
For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. The correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

      The offered certificates will be treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT." Most of the mortgage loans are not secured by real estate used for residential or certain other purposes prescribed in section
7701(a)(19)(C) of the Code. Consequently, the offered certificates generally will not be treated as assets qualifying under that section. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association"
under section 7701(a)(19)(C) of the Code. In addition, the offered certificates will be "qualified mortgages" within the meaning of section 860G(a)(3) of the
Code in the hands of another REMIC if transferred to such REMIC on its startup date in exchange for regular or residual interests in such REMIC.

      Finally, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the
Code if received by a REIT if 95% or more of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code.
To the extent that less than 95% of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, a REIT holding offered certificates will be treated as receiving directly its proportionate share of the income of the REMIC.

      To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

      o     a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Code;

                                       239

      o     a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Code; and

      o     the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

      In addition, most of the mortgage loans contain defeasance provisions under which the lender may release its lien on the collateral securing the subject mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the
Treasury regulations require that--

      1.    the borrower pledges substitute collateral that consist solely of certain government securities,

      2.    the related loan documents allow that substitution,

      3.    the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

      4.    the release is not within two years of the startup day of the REMIC.

      Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(e)(3)(B) of the Code, respectively.

      See "Description of the Mortgage Pool" in this prospectus supplement and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying base prospectus.

                              ERISA CONSIDERATIONS

      The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Code consequences, each potential investor that is a Plan or is investing on behalf of, or with plan assets of a Plan, is advised to consult its own legal advisor with respect to the specific ERISA and
Code consequences of investing in the certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

      ERISA and section 4975 of the Code impose various requirements on--

      o     Plans, and

      o     persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include qualified pension, profit sharing and Code section
401(k) plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including, as applicable, insurance company general accounts, in which other Plans are invested.

      A fiduciary of any Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be or give rise to a transaction that is prohibited or is not otherwise permitted under ERISA or section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Some fiduciary and prohibited transaction issues arise only if the assets of the trust are "plan assets" for purposes of Part 4 of Title I of ERISA and section 4975 of the Code. Whether the assets of the trust will be plan

                                       240

assets at any time will depend on a number of factors, including the portion of any class of certificates that is held by benefit plan investors within the meaning of U.S. Department of Labor Regulation Section 2510.3-101.

      The U.S. Department of Labor has issued an individual prohibited transaction exemption to each of Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation and Bear, Stearns & Co. Inc.,
each as amended by Prohibited Transaction Exemption 2002-41. Subject to the
satisfaction of conditions set forth in the Exemption, the Exemption generally exempts from the application of the prohibited transaction provisions of
Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Code, specified transactions relating to, among other things, the servicing and operation of pools of real estate loans, such as the mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

      The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the Exemption. The conditions are as follows:

      o     first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      o     second, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by S&P, Moody's or Fitch;

      o     third, the trustee cannot be an affiliate of any other member of the
            Restricted Group, other than any of the Exemption Favored Parties;

      o     fourth, the following must be true--

            1.    the sum of all payments made to and retained by
                  Exemption-Favored Parties must represent not more than
                  reasonable compensation for underwriting the relevant class of certificates;

            2.    the sum of all payments made to and retained by us in
                  connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the
                  obligations; and

            3.    the sum of all payments made to and retained by the trustee, the certificate administrator, the master servicers, the
                  special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

      o     fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

      It is a condition of their issuance that each class of offered certificates receive an investment grade rating from each of S&P, Moody's and
Fitch. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of any such offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of any such offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any such offered certificate.

      The Exemption also requires that the trust meet the following requirements:

                                       241

      o     the trust assets must consist solely of assets of the type that have been included in other investment pools;

      o     certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic rating categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

      o     certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

      We believe that these requirements have been satisfied as of the date of this prospectus supplement.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b)
of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with--

      o     the direct or indirect sale, exchange or transfer of an offered certificate to a Plan upon initial issuance from us or an
            Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, a master servicer, the special servicer or any
            sub-servicer, any provider of credit support, Exemption-Favored
            Party or borrower is, a Party in Interest with respect to the investing Plan;

      o     the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan; and

      o     the continued holding of class A-1, A-2, A-3, A-SB, A-4, A-1A, AM,
            AJ, B, C, D or X certificates by a Plan.

      However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

      Moreover, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c)(1)(E) of the Code in connection with:

      o     the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the mortgage loans;

      o     the direct or indirect acquisition or disposition in the secondary market of such offered certificates by a Plan; and

      o     the continued holding of such offered certificates by a Plan.

      Further, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a)
of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust assets.

      Lastly, if the general conditions of the Exemption are satisfied, the
Exemption also may provide an exemption from the restrictions imposed by
Sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a)
and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions or taxes

                                       242

are deemed to otherwise apply merely because a person is deemed to be a Party in
Interest with respect to an investing Plan by virtue of--

      o     providing services to the Plan, or

      o     having a specified relationship to this person,

solely as a result of the Plan's ownership of class offered certificates.

      Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of the purchase.

      Certain employee benefit plans, such as governmental plans (as defined in
Section 3(32) of ERISA) and, if no election has been made under section 410(d)
of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Title I of ERISA or section 4975 of the Code. However, governmental and church plans may be subject to a federal, state or local law which is, to a material extent, similar to the above-mentioned provisions of ERISA and the
Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

      Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Such fiduciary must also determine on its own whether an offered certificate is an appropriate investment for a Plan under ERISA and the Code with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule.

      The sale of offered certificates to a Plan is in no way a representation or warranty by us or the underwriters that the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that the investment is appropriate for Plans generally or for any particular Plan.

      Persons who have an ongoing relationship with the California Public
Employees' Retirement System, which is a governmental plan, should note that this plan has an indirect ownership interest in the borrower with respect to the mortgage loan identified in Annex A-1 as Peter Cooper Village and Stuyvesant
Town. Likewise, persons who have an ongoing relationship with California State
Teachers' Retirement System, which is also a governmental plan, should note that this plan has an indirect ownership interest in the borrower with respect to the mortgage loan identified in Annex A-1 as Broadway Business Center. Such persons should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold offered certificates.

                                LEGAL INVESTMENT

      The offered certificates will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. As a
result, the appropriate characterization of the offered certificates under various legal investment restrictions, and therefore the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

      Neither we nor the underwriters make any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

      o     are legal investments for them; or

      o     are subject to investment, capital or other restrictions.

      See "Legal Investment" in the accompanying base prospectus.

                                       243

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in an underwriting agreement to be entered into between us as seller, and Merrill Lynch, Pierce, Fenner &
Smith Incorporated, Countrywide Securities Corporation, IXIS Securities North
America Inc., KeyBanc Capital Markets, a division of McDonald Investments Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. as underwriters, we have agreed to sell to each of the underwriters and each of the underwriters has agreed to purchase from us, severally but not jointly, the respective principal balances of each class of the offered certificates as set forth below subject in each case to a variance of 5%.

                     MERRILL LYNCH,                                                           BANC OF
                    PIERCE, FENNER &    COUNTRYWIDE                                           AMERICA       BEAR,
                         SMITH           SECURITIES     IXIS SECURITIES        KEYBANC       SECURITIES   STEARNS &
   CLASS              INCORPORATED      CORPORATION    NORTH AMERICA INC.  CAPITAL MARKETS      LLC       CO. INC.
----------          ----------------   --------------  ------------------  ---------------   ----------   ---------

Class A-1            $    59,930,483   $   27,437,517          --                --              --          --
Class A-2            $    43,431,217   $   19,883,783          --                --              --          --
Class A-3            $   105,244,645   $   48,183,355          --                --              --          --
Class A-SB           $   128,309,869   $   58,743,131          --                --              --          --
Class A-4            $   747,794,799   $  342,357,201          --                --              --          --
Class A-1A           $   826,984,830   $  378,612,170          --                --              --          --
Class AM             $   234,392,065   $  107,309,935          --                --              --          --
Class AJ             $   145,072,542   $   66,417,458          --                --              --          --
Class B              $    53,022,234   $   24,274,766          --                --              --          --
Class C              $    22,724,305   $   10,403,695          --                --              --          --
Class D              $    53,022,920   $   24,275,080          --                --              --          --
Class X              $ 3,029,875,176   $1,387,144,690          --                --              --          --

      Merrill Lynch, Pierce, Fenner & Smith Incorporated and Countrywide
Securities Corporation are acting as joint bookrunning managers in the following manner: Countrywide Securities Corporation is acting as sole bookrunning manager with respect to 3.02% of the class C certificates, and Merrill Lynch, Pierce,
Fenner & Smith Incorporated is acting as sole bookrunning manager with respect to the remainder of the class C certificates and all other classes of offered certificates. IXIS Securities North America Inc., KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Banc of America Securities LLC and Bear,
Stearns & Co. Inc. will act as co-managers for this offering.

      Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately $3,735,682,315 before adjusting for accrued interest.

      Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Sales of the offered certificates may also occur on and after the date of initial issuance of the offered certificates, as agreed upon in negotiated transactions with various purchasers. The underwriters may effect such transactions by selling the offered certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts.

      Purchasers of the offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters"
within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and resales by them of offered certificates. Any profit on the resale of the offered certificates purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.
Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

      We also have been advised by the underwriters that one or more of them, through one or more of their respective affiliates, currently intends to make a market in the offered certificates; however, none of the underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the offered certificates will develop. See "Risk Factors--Risks Related to the Offered Certificates--The
Offered Certificates Will Have Limited Liquidity and May Experience Fluctuations
in Market Value Unrelated to the Performance of the Mortgage Loans" in this prospectus supplement and "Risk

                                       244

Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Offered
Certificates and May Have an Adverse Effect on the Market Value of Your Offered
Certificates" in the accompanying base prospectus.

      We have agreed to indemnify the underwriters and each person, if any, who controls any underwriter within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, against, or to make contributions to the underwriters and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the
underwriters, is our affiliate and an affiliate of Merrill Lynch Mortgage
Lending, Inc., which is a sponsor and one of the mortgage loan sellers, and
Merrill Lynch Capital Services, Inc., the swap counterparty. Countrywide
Securities Corporation, one of the underwriters, is a subsidiary of Countrywide
Commercial Real Estate Finance, Inc., which is a sponsor and one of the mortgage loan sellers. KeyBanc Capital Markets, a Division of McDonald Investments Inc.,
one of the underwriters, is an affiliate of KeyBank National Association, a sponsor and mortgage loan seller and KeyCorp Real Estate Capital Markets, Inc., one of the master servicers. IXIS Securities North America Inc., one of the underwriters, is affiliated with IXIS Real Estate Capital Inc., a sponsor and mortgage loan seller.

      Each underwriter has represented to and agreed with us that:

      o     it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA") received by it in connection with the issue or sale of any offered
            certificates in circumstances in which section 21(1) of the FSMA does not apply to us; and

      o     it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United
            Kingdom.

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed with us that with effect from and including the date on which the Prospectus Directive is implemented in that
Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the certificates to the public in that Relevant Member
State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the
Relevant Implementation Date, make an offer of the certificates to the public in that Relevant Member State at any time:

      (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
(euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (c)   in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of the foregoing, the expression an "offer of the certificates to the public" in relation to any of the certificates in any
Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression
"Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                       245

                                  LEGAL MATTERS

      Particular legal matters relating to the certificates will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York and for the
underwriters by Latham & Watkins LLP, New York, New York.

                                     RATINGS

      It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

         CLASS          FITCH          MOODY'S          S&P
       ----------       -----          -------          ---
       Class A-1         AAA             Aaa            AAA
       Class A-2         AAA             Aaa            AAA
       Class A-3         AAA             Aaa            AAA
       Class A-SB        AAA             Aaa            AAA
       Class A-4         AAA             Aaa            AAA
       Class A-1A        AAA             Aaa            AAA
        Class AM         AAA             Aaa            AAA
        Class AJ         AAA             Aaa            AAA
        Class B          AA              Aa2            AA
        Class C          AA-             Aa3            AA-
        Class D           A              A2              A
        Class X          AAA             Aaa            AAA

      The ratings on the offered certificates address the likelihood of the timely receipt by their holders of all payments of interest to which they are entitled on each distribution date and (excluding the class X certificates) the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and/or principal required under the offered certificates.

      The ratings on the respective classes of offered certificates do not represent any assessment of--

      o     the tax attributes of the offered certificates or of the trust;

      o     whether or to what extent prepayments of principal may be received on the mortgage loans;

      o     the likelihood or frequency of prepayments of principal on the mortgage loans;

      o     the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated;

      o     whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
            Prepayment Interest Shortfalls; and

      o     whether and to what extent prepayment premiums, yield maintenance charges, Penalty Interest or Additional Interest will be received.

      Also, a security rating does not represent any assessment of the yield to maturity that investors may experience.

      In general, ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class X certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the holders of the class X certificates receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the respective ratings received on the class X certificates.
The total notional amount of the class X certificates is subject to reduction in connection with each reduction of the respective total principal balances of the various classes of

                                       246

principal balance certificates, whether as a result of payments of principal or in connection with the allocation of realized losses and additional trust fund expenses. The ratings of the class X certificates do not address the timing or magnitude of reduction of the notional amounts of those certificates, but only the obligation to pay interest timely on those notional amounts as so reduced from time to time.

      There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P, Moody's or
Fitch.

      The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying base prospectus.

                                       247

                                    GLOSSARY

      The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement.

      "10000 BUSINESS BLVD. B-NOTE NON-TRUST MORTGAGE LOAN" means that loan that--

      o     is not a part of the trust fund,

      o     has been designated under the 10000 Business Blvd. Intercreditor
            Agreement as "Note B," with an unpaid principal balance of
            $4,467,355 as of the cut-off date, and

      o     is secured by the same mortgage encumbering the 10000 Business Blvd.
            Mortgaged Property as the 10000 Business Blvd. Trust Mortgage Loan.

      "10000 BUSINESS BLVD. BORROWER" means the borrower under the 10000
Business Blvd. Loan Combination.

      "10000 BUSINESS BLVD. INTERCREDITOR AGREEMENT" means the co-lender agreement by and between the holders of the 10000 Business Blvd. Trust Mortgage
Loan and the 10000 Business Blvd. B-Note Non-Trust Mortgage Loan. Following the
inclusion of the 10000 Business Blvd. Trust Mortgage Loan in the issuing entity, the trust, acting through the trustee, will be the holder of that mortgage loan and a party to the 10000 Business Blvd. Intercreditor Agreement.

      "10000 BUSINESS BLVD. LOAN COMBINATION" means, collectively, the 10000
Business Blvd. Trust Mortgage Loan and the 10000 Business Blvd. B-Note Non-Trust
Mortgage Loan.

      "10000 BUSINESS BLVD. TRUST MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 10000 Business
Blvd.

      "10000 BUSINESS BLVD. TRUST MORTGAGE LOAN" means that loan that--

      o     is part of the issuing entity,

      o     has been designated under the 10000 Business Blvd. Intercreditor
            Agreement as "Note A," with an unpaid principal balance of
            $6,637,500 as of the cut-off date, and

      o     is secured by the same mortgage encumbering the 10000 Business Blvd.
            Mortgaged Property as is the 10000 Business Blvd. B-Note Non-Trust
            Mortgage Loan.

      "30/360 BASIS" means the accrual of interest calculated on the basis of a
360-day year consisting of twelve 30-day months.

      "4010 AIRPARK DRIVE B-NOTE NON-TRUST MORTGAGE LOAN" means that loan that--

      o     is not a part of the trust fund,

      o     has been designated under the 4010 Airpark Drive Intercreditor
            Agreement as "Note B," with an unpaid principal balance of
            $4,180,704 as of the cut-off date, and

      o     is secured by the same mortgage encumbering the 4010 Airpark Drive
            Mortgaged Property as the 4010 Airpark Drive Trust Mortgage Loan.

      "4010 AIRPARK DRIVE BORROWER" means the borrower under the 4010 Airpark
Drive Loan Combination.

                                       248

      "4010 AIRPARK DRIVE INTERCREDITOR AGREEMENT" means the co-lender agreement by and between the holders of the 4010 Airpark Drive Trust Mortgage Loan and the
4010 Airpark Drive B-Note Non-Trust Mortgage Loan. Following the inclusion of the 4010 Airpark Drive Trust Mortgage Loan in the issuing entity, the trust, acting through the trustee, will be the holder of that mortgage loan and a party to the 4010 Airpark Drive Intercreditor Agreement.

      "4010 AIRPARK DRIVE LOAN COMBINATION" means, collectively, the 4010
Airpark Drive Trust Mortgage Loan and the 4010 Airpark Drive B-Note Non-Trust
Mortgage Loan.

      "4010 AIRPARK DRIVE TRUST MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 4010 Airpark
Drive.

      "4010 AIRPARK DRIVE TRUST MORTGAGE LOAN" means that loan that--

      o     is part of the issuing entity,

      o     has been designated under the 4010 Airpark Drive Intercreditor
            Agreement as "Note A," with an unpaid principal balance of
            $5,936,250 as of the cut-off date, and

      o     is secured by the same mortgage encumbering the 4010 Airpark Drive
            Mortgaged Property as the 4010 Airpark Drive B-Note Non-Trust
            Mortgage Loan.

      "ACCEPTABLE INSURANCE DEFAULT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any default under the related loan documents resulting from (i) the exclusion of acts of terrorism from coverage under the related "all risk" casualty insurance policy maintained on the related mortgaged real property and (ii) the related borrower's failure to obtain insurance that specifically covers acts of terrorism, but only if the special servicer has determined, in its reasonable judgment, exercised in accordance with the Servicing Standard, that (a) such insurance is not available at commercially reasonable rates and the relevant hazards are not commonly insured against by prudent owners of similar real properties in similar locales
(but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) such insurance is not available at any rate. In making such determination, the special servicer will be entitled to rely on the opinion of an insurance consultant at the expense of the trust.

      "ACTUAL/360 BASIS" means the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

      "ADDITIONAL INTEREST" means (i) with respect to any ARD Loan in the trust fund, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan and (ii) with respect to any Converting Loan in the trust fund, the additional interest, in excess of the original fixed rate, that may accrue with respect to that mortgage loan as a result of the conversion of the mortgage loan from bearing interest at a fixed rate to bearing interest on a floating rate.

      "ADDITIONAL TRUST FUND EXPENSE" means any of certain specified expenses of the trust that, in each case, generally:

      o     arises out of a default on a mortgage loan or in respect of a mortgage loan as to which a default is imminent or arises out of an otherwise unanticipated event; and

      o     is not covered by a servicing advance or a corresponding collection from the related borrower.

      Examples of some Additional Trust Fund Expenses are set forth under
"Description of the Offered Certificates--Reductions to Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

      "ADVANCE" means a P&I advance or a servicing advance made, or that may be made, under the pooling and servicing agreement.

                                       249

      "A-NOTE TRUST MORTGAGE LOAN" means any of the Peter Cooper Village and
Stuyvesant Town A-Note Trust Mortgage Loan, the Fort Henry Mall A-Note Trust
Mortgage Loan and the FRIS Chicken A-Note Trust Mortgage Loan.

      "A-NOTE NON-TRUST MORTGAGE LOAN" means any of the Peter Cooper Village and
Stuyvesant Town A-Note Non-Trust Mortgage Loan, the Fort Henry Mall A-Note
Non-Trust Mortgage Loan and the FRIS Chicken A-Note Non-Trust Mortgage Loan.

      "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan as to which an
Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

      1.    "x" is an amount, as of the determination date immediately succeeding the date on which the knowledge of the occurrence of the relevant Appraisal Trigger Event is obtained, if no new appraisal
            (or letter update or internal valuation) is required, or otherwise the date on which the appraisal (or letter update or internal valuation, if applicable) is obtained, and each anniversary of such determination date thereafter so long as appraisals are required to be obtained in connection with the subject mortgage loan, equal to the sum (without duplication) of:

            (a)   the Stated Principal Balance of the subject mortgage loan;

            (b)   to the extent not previously advanced by or on behalf of the applicable master servicer, the special servicer or the
                  trustee, all unpaid interest accrued on the subject mortgage loan through the most recent due date prior to the date of determination at the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest);

            (c)   all accrued but unpaid (from related collections) master
                  servicing fees and special servicing fees with respect to the subject mortgage loan and, without duplication, all accrued or otherwise incurred but unpaid (from related collections)
                  Additional Trust Fund Expenses with respect to the subject mortgage loan;

            (d)   all related unreimbursed Advances made by or on behalf of the applicable master servicer or the trustee with respect to the subject mortgage loan, together with (i) interest on those
                  Advances and (ii) any related Unliquidated Advances; and

            (e)   all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums and, if applicable, ground rents with respect to the related
                  mortgaged real property; and

      2.    "y" is equal to the sum of (x) 90% of an amount equal to (i) the resulting appraised or estimated value of the related mortgaged real property or REO Property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information (without implying any duty to do so), reduced, to not less than zero, by (ii) the amount of any
            obligations secured by liens on the property that are prior to the lien of the subject mortgage loan and estimated liquidation expenses, and (y) all escrows, reserves and letters of credit held as additional collateral with respect to the subject mortgage loan.

      If, however, any required appraisal, letter update or internal valuation is not obtained or performed within 60 days of the relevant Appraisal Trigger
Event, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan.

      The foregoing notwithstanding, in the case of any Loan Combination, any
Appraisal Reduction Amount will be calculated as if it were a single loan, and then will be allocated first to the related B-Note Non-Trust Loan, in each case up to the outstanding principal balance thereof, and then to the applicable
A-Note Trust Mortgage Loan and the related A-Note Non-Trust Mortgage Loan, pro rata.

                                       250

      "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust, any of the following events:

      o     the mortgage loan has been modified by the special servicer in a manner that affects the amount or timing of any monthly debt service payment due on it, other than a balloon payment (except, or in addition to, bringing monthly debt service payments current and extending the maturity date for less than six months);

      o     the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues for 60 days;

      o     60 days following the receipt by the special servicer of notice that a receiver has been appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan;

      o     60 days following the receipt by the special servicer of notice that the related borrower has become the subject of a bankruptcy proceeding;

      o     the mortgaged real property securing the mortgage loan becomes an
            REO Property; or

      o     any balloon payment on such mortgage loan has not been paid by the
            60th day following its scheduled maturity date, so long as the applicable master servicer has, on or prior to the 60th day after the due date of that balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance the mortgage loan within 120 days after the due date of such balloon payment, provided the borrower continues, during that period, to make in respect of each due date without omission, monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date.

      For purposes of the foregoing, each Loan Combination will be treated as a single mortgage loan.

      "ARD LOAN" means any mortgage loan in, or to be included in, the trust fund, that has the characteristics described in the first paragraph under
"Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--ARD Loans" in this prospectus supplement and identified on Annex A-1 to this prospectus supplement as an "ARD Loan."

      "AVAILABLE DISTRIBUTION AMOUNT" means, with respect to any distribution date:

      (a)   an amount equal to the sum, without duplication, of the following amounts:

            (i)   the aggregate of all amounts on deposit in the master
                  servicers' collection accounts and the certificate
                  administrator's distribution account as of the close of
                  business on the related determination date and the amounts collected by or on behalf of the master servicers as of the close of business on such determination date and required to be deposited in the collection account;

            (ii)  the aggregate amount of all P&I advances made by either master servicer or the trustee for distribution on the certificates on that distribution date;

            (iii) the aggregate amount transferred from the special servicer's
                  REO account and/or any separate custodial account maintained with respect to a Loan Combination to the applicable master servicer's collection account during the month of that
                  distribution date, on or prior to the date on which P&I
                  advances are required to be made in that month;

            (iv)  the aggregate amount deposited by the master servicers in their collection accounts for that distribution date in
                  connection with Prepayment Interest Shortfalls and any
                  shortfalls in interest caused by the application of a
                  condemnation award or casualty insurance proceeds to prepay a mortgage loan; and

                                       251

            (v)   for each distribution date occurring in March, the aggregate of all interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 Basis or an
                  Actual/365 Basis deposited in the certificate administrator's distribution account;

      exclusive of

      (b)   any portion of the amounts described in clause (a) above that represents one or more of the following:

            (i)   any monthly debt service payments collected but due on a due date after the end of the related collection period;

            (ii)  all amounts in the master servicers' collection accounts or the certificate administrator's distribution account that are payable or reimbursable to any person other than the
                  certificateholders from:

                  (A)   the master servicers' collection accounts, including,
                        but not limited to, servicing compensation, as described
                        under "Servicing of the Mortgage Loans--Collection
                        Account--Withdrawals" in this prospectus supplement; and

                  (B)   the certificate administrator's distribution account,
                        including, but not limited to, trust administration
                        fees, as described under "Description of the Offered
                        Certificates--Distribution Account--Withdrawals" in this
                        prospectus supplement;

            (iii) any prepayment premiums and yield maintenance charges;

            (iv)  any Additional Interest on the Converting Loans (which is separately distributed to the holders of the class Y
                  certificates);

            (v)   any Additional Interest on the ARD Loans (which is separately distributed to the holders of the class Z certificates);

            (vi)  if such distribution date occurs during February of any year or during January of any year that is not a leap year, the interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 Basis or an Actual/365 Basis to be deposited in the certificate administrator's interest reserve account and held for future distribution; and

            (vii) any amounts deposited in the master servicers' collection account or the certificate administrator's distribution
                  account in error.

      In no event will the Available Distribution Amount include amounts payable to the holders of the B-Note Non-Trust Loans.

      "B-NOTE LOAN NOTEHOLDER" means the holder of a B-Note Non-Trust Loan.

      "B-NOTE NON-TRUST LOAN" means the FRIS Chicken B-Note Non-Trust Loan, the
MezzCap B-Note Non-Trust Loans, the 10000 Business Blvd. B-Note Non-Trust Loan
and the 4010 Airpark Drive B-Note Non-Trust Loan.

      "CLASS A-SB PLANNED PRINCIPAL BALANCE" means, with respect to the class
A-SB certificates for any distribution date, the principal balance specified for that distribution date on Annex E to this prospectus supplement. The principal balances set forth on Annex E to this prospectus supplement were calculated using, among other things, the Modeling Assumptions and a 0% CPR. Based on the
Modeling Assumptions and a 0% CPR, the total principal balance of the class A-SB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex E to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-SB certificates on any distribution

                                       252

date will be equal to (and, furthermore, following retirement of the class A-1,
A-2 and A-3 certificates, that total principal balance may be less than) the principal balance that is specified for that distribution date on Annex E to this prospectus supplement.

      "CLEARSTREAM" means Clearstream Banking Luxembourg.

      "CLOSING DATE" means the date of the initial issuance of the offered certificates, which will be on or about March 14, 2007.

      "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "CONVERTING LOAN" means any mortgage loan in, or to be included in, the trust fund, that has the characteristics described in the first paragraph under
"Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--Converting Loans" in this prospectus supplement and identified on Annex
A-1 to this prospectus supplement as a "Converting Loan."

      "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

      "CROSSED LOAN" means a mortgage loan in the trust fund that is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund.

      "CROSSED GROUP" means a group of related Crossed Loans.

      "DETROIT RIVERVIEW MEDICAL COMPLEX B-NOTE NON-TRUST MORTGAGE LOAN" means that loan that--

      o     is not a part of the trust fund,

      o     has been designated under the Detroit Riverview Medical Complex
            Intercreditor Agreement as "Note B," with an unpaid principal balance of $777,500.00 as of the cut-off date, and

      o     is secured by the same mortgage encumbering the Detroit Riverview
            Medical Complex Mortgaged Property as is the Detroit Riverview
            Medical Complex Trust Mortgage Loan.

      "DETROIT RIVERVIEW MEDICAL COMPLEX BORROWER" means the borrower under the
Detroit Riverview Medical Complex Loan Combination.

      "DETROIT RIVERVIEW MEDICAL COMPLEX INTERCREDITOR AGREEMENT" means the co-lender agreement by and among the holders of the Detroit Riverview Medical
Complex Trust Mortgage Loan and the Detroit Riverview Medical Complex B-Note
Non-Trust Mortgage Loan. Following the inclusion of the Detroit Riverview
Medical Complex Trust Mortgage Loan in the trust fund, the trust, acting through the trustee, will be the holder of that mortgage loan and a party to the Detroit
Riverview Medical Complex Intercreditor Agreement.

      "DETROIT RIVERVIEW MEDICAL COMPLEX LOAN COMBINATION" means, collectively, the Detroit Riverview Medical Complex Trust Mortgage Loan and the Detroit
Riverview Medical Complex B-Note Non-Trust Mortgage Loan.

      "DETROIT RIVERVIEW MEDICAL COMPLEX MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Detroit
Riverview Medical Complex.

      "DETROIT RIVERVIEW MEDICAL COMPLEX TRUST MORTGAGE LOAN" means the loan that -

      o     is part of the issuing entity,

                                       253

      o     has been designated under the Detroit Riverview Medical Complex
            Intercreditor Agreement as the "Note A," with an unpaid principal balance of $11,665,000 as of the cut-off date, and

      o     is secured by the same mortgage encumbering the Detroit Riverview
            Medical Complex Mortgaged Property as is the Detroit Riverview
            Medical Complex B-Note Non-Trust Mortgage Loan.

      "DTC" means The Depository Trust Company.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear
System.

      "EXEMPTION" means, collectively, Prohibited Transaction Exemption 90-29
(granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated), Prohibited
Transaction Exemption 2000-55 (granted to Countrywide Securities Corporation)
and Prohibited Transaction Exemption 90-30 (granted to Bear, Stearns & Co.
Inc.), each as amended by Prohibited Transaction Exemption 2002-41, or any successor thereto, all as issued by the U.S. Department of Labor.

      "EXEMPTION-FAVORED PARTY" means any of--

      o     Merrill Lynch, Pierce, Fenner & Smith Incorporated;

      o     any person directly or indirectly, through one or more
            intermediaries, controlling, controlled by or under common control with any entity referred to in the prior bullet; and

      o     any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to those mortgage pass-through certificates.

      "FITCH" means Fitch, Inc.

      "FORT HENRY MALL A-NOTE NON-TRUST MORTGAGE LOAN" means, following each related future advance, each loan that--

      o     is not a part of the trust fund,

      o     has been designated under the Fort Henry Mall Intercreditor
            Agreement as a "Future Advance Note," with an aggregate maximum principal balance of $5,100,000, and

      is secured by the same mortgage encumbering the Fort Henry Mall Mortgaged
Property as is the Fort Henry Mall Trust Mortgage Loan.

      "FORT HENRY MALL BORROWER" means the borrower under the Fort Henry Mall
Loan Combination.

      "FORT HENRY MALL INTERCREDITOR AGREEMENT" means, the co-lender agreement by and between the holders of the Fort Henry Mall Trust Mortgage Loan and each
Fort Henry Mall A-Note Non-Trust Mortgage Loan. Following the inclusion of the
Fort Henry Mall Trust Mortgage Loan in the issuing entity, the trust, acting through the trustee, will be the holder of that mortgage loan and a party to the
Fort Henry Mall Intercreditor Agreement.

      "FORT HENRY MALL LOAN COMBINATION" means, collectively, the Fort Henry
Mall Trust Mortgage Loan and each Fort Henry Mall A-Note Non-Trust Mortgage Loan
(upon funding).

      "FORT HENRY MALL MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Fort Henry Mall.

      "FORT HENRY MALL TRUST MORTGAGE LOAN" means that loan that--

      o     is part of the issuing entity,

                                       254

      o     has been designated under the Fort Henry Mall Intercreditor
            Agreement as the "Initial Note," with an unpaid principal balance of
            $39,500,000 as of the cut-off date, and

      o     is secured by the same mortgage encumbering the Fort Henry Mall
            Mortgaged Property as is the Fort Henry Mall A-Note Non-Trust
            Mortgage Loan.

      "FRIS CHICKEN A-NOTE NON-TRUST MORTGAGE LOAN" means that loan that--

      o     is not a part of the trust fund,

      o     has been designated under the FRIS Chicken Intercreditor Agreement as "Note A-1," with an original principal balance of $25,000,000,
            and

      o     is secured by the same mortgage encumbering the FRIS Chicken
            Mortgaged Property as is the FRIS Chicken Trust Mortgage Loan and
            the FRIS Chicken B Note Non-Trust Mortgage Loan.

      "FRIS CHICKEN B-NOTE NON-TRUST MORTGAGE LOAN" means that loan that--

      o     is not a part of the trust fund,

      o     has been designated under the FRIS Chicken Intercreditor Agreement as "Note B," with an original principal balance of $25,000,000, and

      o     is secured by the same mortgage encumbering the FRIS Chicken
            Mortgaged Property as is the FRIS Chicken Trust Mortgage Loan and
            the FRIS Chicken A-Note Non-Trust Mortgage Loan.

      "FRIS CHICKEN BORROWER" means the borrower under the FRIS Chicken Loan
Combination.

      "FRIS CHICKEN CONTROLLING PARTY" means, with respect to the FRIS Chicken
Loan Combination, the holder of the FRIS Chicken B-Note Non-Trust Mortgage Loan, subject to certain conditions in the FRIS Chicken Intercreditor Agreements and as set forth in "Description of the Mortgage Pool--The Loan Combinations--The
FRIS Chicken Loan Combination."

      "FRIS CHICKEN INTERCREDITOR AGREEMENTS" means, collectively (i) the co-lender agreement by and between the holders of the FRIS Chicken Trust
Mortgage Loan and the FRIS Chicken A-Note Non-Trust Mortgage Loan and (ii) the
co-lender agreement by and among the holders of the FRIS Chicken Trust Mortgage
Loan, the FRIS Chicken A-Note Non-Trust Mortgage Loan and the FRIS Chicken
B-Note Non-Trust Mortgage Loan. Following the inclusion of the FRIS Chicken
Trust Mortgage Loan in the trust fund, the trust, acting through the trustee, will be the holder of that mortgage loan and a party to the FRIS Chicken
Intercreditor Agreements.

      "FRIS CHICKEN LOAN COMBINATION" means, collectively, the FRIS Chicken
Trust Mortgage Loan, the FRIS Chicken A-Note Non-Trust Mortgage Loan and the
FRIS Chicken B-Note Non-Trust Mortgage Loan.

      "FRIS CHICKEN MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as FRIS Chicken.

      "FRIS CHICKEN TRUST MORTGAGE LOAN" means the loan that -

      o     is part of the issuing entity,

      o     has been designated under the FRIS Chicken Intercreditor Agreement as the "Note A-2," with an original principal balance of
            $25,000,000, and

      o     is secured by the same mortgage encumbering the FRIS Chicken
            Mortgaged Property as is the FRIS Chicken A-Note Non-Trust Mortgage
            Loan and the FRIS Chicken B-Note Non-Trust Mortgage Loan.

      "IRS" means the Internal Revenue Service.

                                       255

      "LOAN COMBINATION" means any of the Peter Cooper Village and Stuyvesant
Town Loan Combination, the Fort Henry Mall Loan Combination, the FRIS Chicken
Loan Combination, the MezzCap Loan Combinations, the 10000 Business Blvd. Loan
Combination and the 4010 Airpark Drive Loan Combination.

      "LOAN COMBINATION CONTROLLING PARTY" means either of the Peter Cooper
Village and Stuyvesant Town Controlling Party and the FRIS Chicken Controlling
Party.

      "LOAN COMBINATION INTERCREDITOR AGREEMENT" means any of the Peter Cooper
Village and Stuyvesant Town Intercreditor Agreement, the Fort Henry Mall
Intercreditor Agreement, the FRIS Chicken Intercreditor Agreement, the MezzCap
Intercreditor Agreements, the 10000 Business Blvd. Intercreditor Agreement and
the 4010 Airpark Drive Intercreditor Agreement.

      "LOAN GROUP 1 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 1.

      "LOAN GROUP 2 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 2.

      "MEZZCAP B-NOTE NON-TRUST MORTGAGE LOANS" means the Detroit Riverview
Medical Complex B-Note Non-Trust Mortgage Loan and the St. Luke's Cornwall
Medical Complex B-Note Non-Trust Mortgage Loan.

      "MEZZCAP INTERCREDITOR AGREEMENTS" means the Detroit Riverview Medical
Complex Intercreditor Agreement and the St. Luke's Cornwall Medical Complex
Intercreditor Agreement.

      "MEZZCAP LOAN COMBINATIONS" means the Detroit Riverview Medical Complex
Loan Combination and the St. Luke's Cornwall Medical Complex Loan Combination.

      "MEZZCAP MATERIAL DEFAULT" means, with respect to a MezzCap Loan
Combination, one of the following events: (a) either of the related underlying mortgage loan or B-Note Non-Trust Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy action has been filed by or against the related borrower.

      "MEZZCAP TRUST MORTGAGE LOANS" means the Detroit Riverview Medical Complex
Trust Mortgage Loan and the St. Luke's Cornwall Medical Complex Trust Mortgage
Loan.

      "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the certificates and the mortgage loans in, or to be included in, the trust fund:

      o     the mortgage loans have the characteristics set forth on Annex A-1, and the initial mortgage pool balance is approximately
            $4,417,019,866; and the mortgage loans are allocated to loan group 1 and loan group 2 as described in this prospectus supplement;

      o     the initial total principal balance or notional amount, as the case may be, of each class of certificates is as described in this prospectus supplement;

      o     the pass-through rate for each class of certificates is as described in this prospectus supplement;

      o     there are no delinquencies or losses with respect to the mortgage loans;

      o     there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

      o     there are no Appraisal Reduction Amounts with respect to the mortgage loans;

      o     there are no casualties or condemnations affecting the corresponding mortgaged real properties;

      o     each of the mortgage loans provides monthly debt service payments to be due on the first day of each month, and accrues interest on the basis described in this prospectus supplement, which is any of an
            Actual/360 Basis or a 30/360 Basis;

                                       256

      o     all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

      o     there are no breaches of our representations and warranties regarding the mortgage loans;

      o     no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's lockout period, yield maintenance period or defeasance period, in each case if any;

      o     each ARD Loan is paid in full on its anticipated repayment date;

      o     except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

      o     each Converting Loan is paid in full on the first payment date when no prepayment charge is due;

      o     no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under
            "Description of the Offered Certificates--Termination";

      o     no mortgage loan is required to be repurchased by any mortgage loan seller;

      o     any mortgage loans that allow a choice between yield maintenance or fixed penalties and defeasance have been assumed to be mortgage loans providing for voluntary prepayment with prepayment
            consideration in the form of yield maintenance or fixed penalties, as applicable;

      o     no prepayment premiums or yield maintenance charges are collected;

      o     with respect to mortgage loan numbers 81 and 82, each month excess cash will be available and be used to pay down the principal balance of the related mortgage loan as described in the amortization schedules set forth on Annex A-5 and Annex A-6 to this prospectus supplement;

      o     there are no Additional Trust Fund Expenses;

      o     payments on the offered certificates are made on the 12th day of each month, whether or not a business day, commencing in April 2007;
            and

      o     the offered certificates are settled on March 14, 2007.

      "MOODY'S" means Moody's Investors Service, Inc.

      "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of--

      o     the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

      o     the total payments made by the master servicers to cover those
            Prepayment Interest Shortfalls.

      "NET MORTGAGE RATE" means with respect to any mortgage loan, in general, a per annum rate equal to the related mortgage interest rate in effect from time to time (excluding the Additional Interest distributable to the class Y and class Z certificates), minus the sum of the applicable master servicing fee rate under the pooling and servicing agreement (which includes the rate at which any primary servicing fees accrue) and the per annum rate at which the monthly trust administration fee is calculated; provided, however, that for purposes of calculating the Weighted Average Net Mortgage Rate and the respective pass-through rates for the class A-2FL REMIC II regular interest, the class
A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest, the class AJ-FL REMIC II regular interest and the various classes of the non-fixed rate interest-bearing certificates, from time to time--

                                       257

      o     the Net Mortgage Rate for the subject mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan, or any other change in the related mortgage interest rate, subsequent to the date of issuance of the certificates, and

      o     if any mortgage loan does not accrue interest on the basis of a
            360-day year consisting of twelve 30-day months, then the Net
            Mortgage Rate of such mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce, in general, the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related mortgage interest rate (net of the aggregate per annum rate at which the related master servicing fee and the trust
            administration fee are calculated under the pooling and servicing agreement), except that, with respect to any such mortgage loan, the
            Net Mortgage Rate for the one-month period (a) prior to the respective due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be determined so as to produce an aggregate amount of interest that excludes any related interest reserve amount transferred to the certificate administrator's interest reserve account in respect of that one-month period and (b) prior to the due date in March will be determined so as to produce an aggregate amount of interest that includes the related interest reserve amount(s) retained in the certificate administrator's interest reserve account for the respective one-month periods prior to the due dates in January and
            February in any year which is not a leap year or the one-month period prior to the due date in February in any year which is a leap year.

      As of the cut-off date (without regard to the adjustment described in the proviso to the prior sentence), the Net Mortgage Rates for the mortgage loans ranged from 4.96949% per annum to 7.47949%, with a weighted average of those Net
Mortgage Rates of 5.92443% per annum. See "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

      "NONRECOVERABLE ADVANCE" means any Advance previously made or proposed to be made, or any Workout-Delayed Reimbursement Amount previously made, with respect to any mortgage loan or REO Property that is determined, in accordance with the pooling and servicing agreement, not to be ultimately recoverable, together with interest accrued on that Advance, from payments or other collections on or with respect to that mortgage loan or REO Property (or, in the case of an A-Note Trust Mortgage Loan, on or with respect to the related Loan
Combination).

      "NON-TRUST LOAN NOTEHOLDER" means the holder of a Non-Trust Loan.

      "NON-TRUST LOAN" means any of the Peter Cooper Village and Stuyvesant Town
A-Note Non-Trust Loans, any Fort Henry Mall A-Note Non-Trust Loan, the FRIS
Chicken A-Note Non-Trust Loan, the FRIS Chicken B-Note Non-Trust Loan, MezzCap
B-Note Non-Trust Loans, the 10000 Business Blvd. B-Note Non-Trust Loan and the
4010 Airpark Drive B-Note Non-Trust Loan.

      "P&I" means principal and/or interest payments, excluding balloon payments, required to be paid in respect of a mortgage loan in accordance with the schedule for repayment provided for by that mortgage loan.

      "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of section 4975(e)(2) of the Code.

      "PENALTY INTEREST" means any interest, other than late payment charges,
Additional Interest, prepayment premiums or yield maintenance charges, that--

      o     accrues on a defaulted mortgage loan solely by reason of the subject default; and

      o     is in excess of all interest at the related mortgage interest rate.

      "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan, any and all of the following in, or to be included in, the trust fund:

                                       258

      o     the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties;

      o     covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment binding upon the title insurer;

      o     exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment binding upon the title insurer;

      o     other matters to which like properties are commonly subject;

      o     the rights of tenants, as tenants only, under leases and subleases, pertaining to the related mortgaged real property;

      o     if the related mortgage loan is cross-collateralized with any other mortgage loan within the mortgage pool, the lien of the mortgage for the other mortgage loan(s) contained in the same group of
            cross-collateralized loans; and

      o     if the related mortgaged real property consists of one or more units in a condominium, the related condominium declaration,

none of which, as represented by the related mortgage loan seller in the related mortgage loan purchase agreement (subject to any exceptions set forth in that agreement), materially interferes with the security intended to be provided by the related mortgage, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan.

      "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations, including:

      o     direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

      o     repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are investment grade rated;

      o     federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are investment grade rated;

      o     commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper is investment grade rated;

      o     money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized statistical rating organization; and

                                       259

      o     any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

      "PETER COOPER VILLAGE AND STUYVESANT TOWN BORROWER" means the borrower under the Peter Cooper Village and Stuyvesant Town Loan Combination.

      "PETER COOPER VILLAGE AND STUYVESANT TOWN CONTROLLING PARTY" means, the controlling class representative of the Wachovia 2007-C30 securitization.

      "PETER COOPER VILLAGE AND STUYVESANT TOWN INTERCREDITOR AGREEMENT" means, the co-lender agreement by and between the holders of the Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan and the Peter Cooper Village and
Stuyvesant Town A-Note Non-Trust Mortgage Loan. Following the inclusion of the
Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan in the issuing entity, the trust, acting through the trustee, will be the holder of that mortgage loan and a party to the Peter Cooper Village and Stuyvesant Town
Intercreditor Agreement.

      "PETER COOPER VILLAGE AND STUYVESANT TOWN LOAN COMBINATION" means, collectively, the Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan
and the Peter Cooper Village and Stuyvesant Town A Note Non-Trust Mortgage Loan.

      "PETER COOPER VILLAGE AND STUYVESANT TOWN MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as
Peter Cooper Village and Stuyvesant Town.

      "PETER COOPER VILLAGE AND STUYVESANT TOWN TRUST MORTGAGE LOAN" means that loan that--

      o     is part of the issuing entity,

      o     has been designated under the Peter Cooper Village and Stuyvesant
            Town Intercreditor Agreement as "Note A-5," with an unpaid principal balance of $800,000,000 as of the cut-off date, and

      o     is secured by the same mortgage encumbering the Peter Cooper Village and Stuyvesant Town Mortgaged Property as is the Peter Cooper
            Village and Stuyvesant Town A Note Non-Trust Mortgage Loan.

      "PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA or section 4975 of the Code.

      "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Penalty Interest and/or Additional Interest included in that interest collection.

      "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a mortgage loan voluntarily made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest, without regard to any prepayment premium or yield maintenance charge actually collected, that would have accrued on that prepayment to, but not including, that due date at a rate per annum equal to the sum of the related Net Mortgage Rate for such mortgage loan and the trust administration fee rate (net of any Penalty Interest and Additional Interest, if
applicable).

                                       260

      "PRIMARY COLLATERAL" means the mortgaged real property directly securing a
Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of that Crossed Loan with other related Crossed Loans.

      "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to each distribution date, the aggregate of the following (without duplication):

      (a)   the aggregate of the principal portions of all monthly debt service payments (other than balloon payments) due or deemed due on or in respect of the mortgage loans (including mortgage loans as to which the related mortgaged real properties have become REO Properties)
            for their respective due dates occurring during the related collection period, to the extent paid by the related borrower during or prior to, or otherwise received during, the related collection period or advanced by either master servicer or the trustee, as applicable, for such distribution date;

      (b)   the aggregate of all principal prepayments received on the mortgage loans during the related collection period;

      (c)   with respect to any mortgage loan as to which the related stated
            maturity date occurred during or prior to the related collection period, any payment of principal (other than a principal prepayment)
            made by or on behalf of the related borrower during the related collection period (including any balloon payment), net of any portion of such payment that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause
            (a) above;

      (d)   the aggregate of the principal portion of all liquidation proceeds, sale proceeds, insurance proceeds, condemnation proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and revenues that were received on or in respect of the mortgage loans and REO Properties during the related collection period and that were identified and applied by the applicable master servicer and/or the special servicer as recoveries of principal of the mortgage loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the
            Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause (a) above; and

      (e)   if such distribution date is subsequent to the initial distribution date, the excess, if any, of the Principal Distribution Amount for the immediately preceding distribution date, over the aggregate distributions of principal made on the principal balance
            certificates on such immediately preceding distribution date;

provided that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Workout-Delayed
Reimbursement Amounts in respect of any particular mortgage loan that are reimbursed from principal collections on the mortgage pool during the related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs);
and

provided, further, that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Nonrecoverable
Advances in respect of any particular mortgage loan (and advance interest thereon) that are reimbursed from principal collections on the mortgage pool during related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected
(notwithstanding the nonrecoverability determination) on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

                                       261

      If the reimbursement of any Workout-Delayed Reimbursement Amount or
Nonrecoverable Advance (and accompanying interest) results in a reduction in the
Principal Distribution Amount for any distribution date, as contemplated by the provisos to the prior sentence, then that reduction shall, to the fullest extent permitted, be applied to the portion of the Principal Distribution Amount attributable to the loan group that includes the related mortgage loan before affecting the portion of the Principal Distribution Amount attributable to the other loan group. Any additions to the Principal Distribution Amount for any distribution date, as contemplated by the provisos to the first sentence of this definition, will be allocated between the respective portions of the Principal
Distribution Amount allocable to the two loan groups to offset the earlier corresponding reductions, generally in the reverse order in which the reductions were made.

      The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

      The Principal Distribution Amount will not include any payments or other collections of principal on the Non-Trust Loans.

      "REALIZED LOSSES" mean losses arising from the inability to collect all amounts due and owing under any defaulted mortgage loan, including by reason of the fraud or bankruptcy of the borrower, modifications, bankruptcy or a casualty of any nature at the related mortgaged real property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated mortgage loan (or related REO Property) is an amount generally equal to the excess, if any, of (a)
the outstanding principal balance of such mortgage loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the due date in the collection period in which the liquidation occurred (exclusive of any Penalty Interest, Additional Interest, prepayment premiums or yield maintenance charges in respect of such mortgage loan) and (ii)
related servicing expenses and servicing advances (together with interest accrued thereon), and related Unliquidated Advances in respect of servicing advances, in any event not reimbursed from collections on the subject mortgage loan (or related REO Property), and any related due and unpaid servicing compensation (including principal recovery fees) and any other related unpaid
Additional Trust Fund Expenses, over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation (net of any portion of such liquidation proceeds that is payable or reimbursable in respect of the related liquidation and other servicing expenses and, in the case of an
A-Note Trust Mortgage Loan, net of any portion of such liquidation proceeds payable to the holder of the related B-Note Non-Trust Loan. If any portion of the debt due under a mortgage loan (other than Additional Interest and Penalty
Interest) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. Any reimbursement of Advances determined to be nonrecoverable from collections on the related mortgage loan
(and interest on such Advances) that are made from collections of principal that would otherwise be included in the Principal Distribution Amount, will be
Realized Losses.

      "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and sections 860A through 860G of the Code.

      "REO PROPERTY" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan.

      "RESTRICTED GROUP" means, collectively--

      1.    the trustee;

      2.    the Exemption-Favored Parties;

      3.    us;

      4.    the master servicers;

      5.    the special servicer;

                                       262

      6.    any sub-servicers;

      7.    the mortgage loan sellers;

      8.    the swap counterparty;

      9.    each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates; and

      10.   any and all affiliates of any of the aforementioned persons.

      "RESTRICTED SERVICER REPORTS" means collectively, to the extent not filed with the Securities and Exchange Commission, the CMSA servicer watchlist, the
CMSA operating statement analysis report, the CMSA NOI adjustment worksheet, the
CMSA financial file, the CMSA comparative financial status report and the CMSA loan level reserve/LOC report.

      "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

      "SERVICING STANDARD" means, with respect to each master servicer or the special servicer, the obligation to service and administer the mortgage loans for which that party is responsible under the pooling and servicing agreement:

      o     in the same manner in which, and with the same care, skill, prudence and diligence with which, each master servicer or the special servicer, as the case may be, generally services and administers similar mortgage loans that either are part of other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans for third parties, or are held as part of its own portfolio, whichever standard is higher;

      o     with a view to (i) the timely recovery of all scheduled payments of principal and interest under the mortgage loans, (ii) in the case of the special servicer, if a mortgage loan comes into and continues in default, the maximization of the recovery on that mortgage loan to the certificateholders and, in the case of a Loan Combination, the holder of the related B-Note Non-Trust Loan, all taken as a collective whole, on a net present value basis (the relevant discounting of the anticipated collections to be performed at the related mortgage interest rate) and (iii) the best interests (as determined by each master servicer or special servicer, as applicable, in its reasonable judgment) of the holders of the certificates and the trust fund and, in the case of a Loan
            Combination, the holder of the related B-Note Non-Trust Loan, taking into account, to the extent consistent with the related Loan
            Combination Intercreditor Agreement, the subordinate nature of the related B-Note Non-Trust Loan; and

      o     without regard to--

            1.    any relationship that each master servicer or the special
                  servicer, as the case may be, or any of its affiliates may have with any of the borrowers (or any affiliate thereof), us, any mortgage loan seller or any other party to the
                  transaction;

            2.    the ownership of any certificate by each master servicer or the special servicer, as the case may be, or by any of its affiliates;

            3.    the obligation of each master servicer or the special
                  servicer, as the case may be, to make Advances;

            4.    the right of each master servicer or the special servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the pooling and servicing
                  agreement;

                                       263

            5.    the ownership, servicing or management by each master servicer or the special servicer, as the case may be, or any of its affiliates of any other loans or real properties not included in or securing, as the case may be, the mortgage pool;

            6.    any obligation of each master servicer or any of its
                  affiliates to repurchase or substitute a mortgage loan as a mortgage loan seller;

            7.    any obligation of each master servicer or any of its
                  affiliates to cure a breach of representation and warranty with respect to any mortgage loan; and

            8.    any debt each master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any of the borrowers or any affiliate thereof.

      "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any of the following events:

      1.    the related borrower fails to make when due any monthly debt service payment, including a balloon payment, and the failure continues unremedied--

            (a)   except in the case of a balloon payment, for 60 days; or

            (b)   solely in the case of a delinquent balloon payment, for 60 days, so long as the related borrower (A) continues to make in respect of each due date without omission, monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date, and (B) delivers a refinancing commitment within 60 days after the related
                  maturity date, then for such period (not to exceed 120 days)
                  beyond the related maturity date ending on the date on which it is determined that the refinancing could not reasonably be expected to occur;

      2.    the applicable master servicer or, with the consent of the controlling class representative, the special servicer determines in its reasonable judgment (exercised in accordance with the Servicing
            Standard) that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and is likely to remain unremedied for at least 60 days;

      3.    the applicable master servicer or, with the consent of the controlling class representative, the special servicer determines in its reasonable judgment (exercised in accordance with the Servicing
            Standard) that a non-payment default (other than an Acceptable
            Insurance Default) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied beyond the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days, provided that a default that gives rise to an acceleration right without any cure period shall be deemed to have a cure period equal to zero;

      4.    various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

      5.    the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the
            corresponding mortgaged real property.

      A Servicing Transfer Event will cease to exist, if and when:

      o     with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or

                                       264

            similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer;

      o     with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the reasonable judgment of the special servicer (exercised in accordance with the Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

      o     with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

      o     with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated;

so long as at that time no other circumstance identified in clauses 1. through
5. of this definition continues to exist.

      If a Servicing Transfer Event exists with respect to the mortgage loan in a Loan Combination that will be included in the trust or any other loan in the related Loan Combination, it will also be considered to exist for each other mortgage loan in the subject Loan Combination; provided that, if the holder of a
B-Note Non-Trust Loan prevents the occurrence of a Servicing Transfer Event with respect to the related A-Note Trust Mortgage Loan through the exercise of cure rights as set forth in the related Loan Combination Intercreditor Agreement, then the existence of such Servicing Transfer Event with respect to that B-Note
Non-Trust Loan will not, in and of itself, result in the existence of a
Servicing Transfer Event with respect to the related A-Note Trust Mortgage Loan or cause the servicing of the related Loan Combination to be transferred to the special servicer, unless a separate Servicing Transfer Event has occurred with respect thereto.

      "STATED PRINCIPAL BALANCE" means, for each mortgage loan, an amount that:

      o     will initially equal its cut-off date principal balance (or, in the case of a replacement mortgage loan, its principal balance as of the date of substitution); and

      o     will be permanently reduced on each distribution date, to not less than zero, by--

            1.    all payments and other collections of principal, if any, with respect to that mortgage loan that are included as part of the
                  Principal Distribution Amount for such distribution date
                  pursuant to clause (a), clause (b), clause (c) and/or clause
                  (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount" in this glossary;

            2.    any amount of reduction in the outstanding principal balance of any mortgage loan resulting from a deficient valuation that occurred during the related collection period; and

            3.    any other related Realized Losses incurred during the related collection period that represents a loss of principal with respect to that mortgage loan.

      With respect to each mortgage loan relating to, and deemed to remain outstanding with respect to, an REO Property, the "Stated Principal Balance"
will be an amount equal to the Stated Principal Balance of that mortgage loan as of the date of the acquisition of the related REO Property, permanently reduced on each subsequent distribution date, to not less than zero, by:

      o     all amounts, if any, collected with respect to the related REO
            Property that are allocable as principal of the subject mortgage loan and that are included as part of the Principal Distribution
            Amount for such distribution date pursuant to clause (a), clause
            (b), clause (c) and/or clause (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount" in this glossary; and

                                       265

      o     any related Realized Loss incurred during the related collection period that represents a loss of principal with respect to the subject mortgage loan.

      o     "Unliquidated Advance" means, with respect to any mortgage loan, any
            Advance made by a party to the pooling and servicing agreement that:

      o     is not a Nonrecoverable Advance;

      o     has been reimbursed to the party that made the Advance as a
            Workout-Delayed Reimbursement Amount out of principal collections on other mortgage loans; and

      o     was originally made with respect to an item that has not been subsequently recovered out of collections on or proceeds of the subject mortgage loan or any related REO Property.

      "ST. LUKE'S CORNWALL MEDICAL COMPLEX B-NOTE NON-TRUST MORTGAGE LOAN" means that loan that--

      o     is not a part of the trust fund,

      o     has been designated under the St. Luke's Cornwall Medical Complex
            Intercreditor Agreement as "Note B," with an unpaid principal balance of $692,500.00 as of the cut-off date, and

      o     is secured by the same mortgage encumbering the St. Luke's Cornwall
            Medical Complex Mortgaged Property as is the St. Luke's Cornwall
            Medical Complex Trust Mortgage Loan.

      "ST. LUKE'S CORNWALL MEDICAL COMPLEX BORROWER" means the borrower under the St. Luke's Cornwall Medical Complex Loan Combination.

      "ST. LUKE'S CORNWALL MEDICAL COMPLEX INTERCREDITOR AGREEMENT" means the co-lender agreement by and among the holders of the St. Luke's Cornwall Medical
Complex Trust Mortgage Loan and the St. Luke's Cornwall Medical Complex B-Note
Non-Trust Mortgage Loan. Following the inclusion of the St. Luke's Cornwall
Medical Complex Trust Mortgage Loan in the trust fund, the trust, acting through the trustee, will be the holder of that mortgage loan and a party to the St.
Luke's Cornwall Medical Complex Intercreditor Agreement.

      "ST. LUKE'S CORNWALL MEDICAL COMPLEX LOAN COMBINATION" means, collectively, the St. Luke's Cornwall Medical Complex Trust Mortgage Loan and
the St. Luke's Cornwall Medical Complex B-Note Non-Trust Mortgage Loan.

      "ST. LUKE'S CORNWALL MEDICAL COMPLEX MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as
St. Luke's Cornwall Medical Complex.

      "ST. LUKE'S CORNWALL MEDICAL COMPLEX TRUST MORTGAGE LOAN" means the loan that -

      o     is part of the issuing entity,

      o     has been designated under the St. Luke's Cornwall Medical Complex
            Intercreditor Agreement as the "Note A," with an unpaid principal balance of $10,874,000 as of the cut-off date, and

      o     is secured by the same mortgage encumbering the St. Luke's Cornwall
            Medical Complex Mortgaged Property as is the St. Luke's Cornwall
            Medical Complex B-Note Non-Trust Mortgage Loan.

      "UNRESTRICTED SERVICER REPORTS" means collectively, the CMSA delinquent loan status report, CMSA historical loan modification and corrected mortgage loan report, CMSA REO status report, CMSA advance recovery report and, if and to the extent filed with the Securities and Exchange Commission, such reports and files as would, but for such filing, constitute Restricted Servicer Reports.

                                       266

      "WEIGHTED AVERAGE NET MORTGAGE RATE" means, for any distribution date, the weighted average of the applicable Net Mortgage Rates for all the mortgage loans, weighted on the basis of their respective Stated Principal Balances immediately following the preceding distribution date.

      "WORKOUT-DELAYED REIMBURSEMENT AMOUNT" means, with respect to any mortgage loan that had been subject to special servicing and has subsequently been returned to performing status (including as a result of a modification of its terms), any Advance made with respect to that mortgage loan as of a date coinciding with or, depending on the circumstances, shortly before the date on which that mortgage loan stopped being specially serviced, together with interest on that Advance, to the extent that (a) such Advance is not reimbursed to the party that made it as of the date that the subject mortgage loan stopped being specially serviced and (b) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents.

      The following defined terms and descriptions of underwriting standards are used in Annexes A-1 and A-2:

      (i)   References to "UW DSCR (x)" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the mortgage loan) to
(b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.
The UW DSCR (x) for any mortgage loan is the ratio of "UW Net Cash Flow"
produced by the related mortgaged real property to the annualized amount of debt service that will be payable under that mortgage loan commencing after the origination date; provided, however, for purposes of calculating the UW DSCR (x)
provided in this prospectus supplement with respect to one hundred thirty-six
(136) mortgage loans, representing approximately 37.5% of the initial mortgage pool balance, where periodic payments are interest-only for a certain amount of time after origination, after which period each mortgage loan amortizes principal for its remaining term, the debt service used is the annualized amount of debt service that will be payable under the mortgage loan commencing after the amortization period begins; and provided, further, that for purposes of calculating the UW DSCR(x) provided in this prospectus supplement with respect to forty-seven (47) mortgage loans, representing approximately 43.0% of the initial mortgage pool balance, where periodic payments are interest-only up to the related maturity date or, if applicable, the related anticipated repayment date, the debt service used is the product of (a) the principal balance of the subject mortgage loan as of the cut-off date and (b) the annual mortgage rate as adjusted for the interest accrual method.

      As indicated in the footnotes to the table in the section captioned
"Summary of Prospectus Supplement--The Mortgage Loans and the Mortgaged Real
Properties--Additional Statistical Information," the debt service coverage ratio for certain mortgage loans may have been calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis. See Annex A-1 to this prospectus supplement for more information regarding the debt service coverage ratios on the mortgage loans referred to in the foregoing sentence.

      (ii)  The "UW Net Cash Flow" or "UW NCF ($)" for a mortgaged real property is the "net cash flow" of such mortgaged real property as set forth in, or determined by the applicable mortgage loan seller on the basis of, mortgaged real property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, manufactured housing community, industrial, self storage and office properties (each, a "Rental Property"). In general, the mortgage loan sellers relied on either full-year operating statements, rolling
12-month operating statements and/or applicable year to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining UW Net Cash Flow for the mortgaged real properties.

      In general, "net cash flow" is the revenue derived from the use and operation of a mortgaged real property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses
(such as insurance, real estate taxes and, if applicable, ground lease payments)
and replacement reserves and an allowance for vacancies and credit

                                       267

losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures.

      In determining the "revenue" component of UW Net Cash Flow for each Rental
Property, the applicable mortgage loan seller generally relied on the most recent rent roll supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective mortgage loan seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable mortgage loan seller determined revenue from rents by generally relying on the most recent rent roll supplied and the greater of (a) actual historical vacancy at the related mortgaged real property, (b) historical vacancy at comparable properties in the same market as the related mortgaged real property, and (c) 5.0%. In determining rental revenue for multifamily, self storage and manufactured housing community properties, the mortgage loan sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling three-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other
Rental Properties, the mortgage loan sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates)
of the leases shown thereon.

      In determining the "expense" component of UW Net Cash Flow for each mortgaged real property, the mortgage loan sellers generally relied on rolling
12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to single tenant properties, where fees as low as 2.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, the mortgage loan sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses
(thus increasing "net cash flow") where the mortgage loan sellers determined appropriate.

      The borrowers' financial information used to determine UW Net Cash Flow was in most cases borrower certified, but unaudited, and neither we nor the mortgage loan sellers verified their accuracy.

      The UW Net Cash Flow for each mortgaged real property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such mortgaged real property to differ materially from the UW Net Cash Flow set forth herein.
Some assumptions and subjective judgments related to future events, conditions and circumstances, including future expense levels, the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the mortgage loan sellers, the master servicers, the special servicer, the trustee or the certificate administrator have control. In some cases, the UW Net Cash Flow for any mortgaged real property is higher, and may be materially higher, than the actual annual net cash flow for that mortgaged real property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining and presenting operating information. See
"Risk Factors--Risks Relating to Underwritten Net Cash Flow" in this prospectus supplement.

      (iii) References to "Cut-off Date LTV %" or "LTV Ratio" are references to the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers.

      As indicated in the footnotes to the table in the section captioned
"Summary of Prospectus Supplement--The Mortgage Loans and the Mortgaged Real
Properties--Additional Statistical Information," the loan-to-value ratio for certain mortgage loans may have been calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related

                                       268

mortgaged real property on a "stabilized" basis. See Annex A-1 to this prospectus supplement for more information regarding the loan to value ratios of the mortgage loans referred to in the preceding sentence.

      (iv)  References to "Maturity LTV %," "Maturity Date LTV Ratio" or "ARD
LTV Ratio" are references to the ratio, expressed as a percentage, of the expected balance of a balloon loan on its scheduled maturity date (or an ARD
Loan on its anticipated repayment date) (prior to the payment of any balloon payment or principal prepayments) to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers prior to the cut-off date.

      (v)   References to "Original Balance per Unit ($)" and "Cut-off Date
Balance per Unit ($)" are, for each mortgage loan secured by a lien on a multifamily property (including a manufactured housing community) or hospitality property, are references to the original principal balance and the cut-off date principal balance of such mortgage loan, respectively, divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related mortgaged real property comprises, and, for each mortgage loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the cut-off date principal balance of such mortgage loan, respectively, divided by the net rentable square foot area of the related mortgaged real property.

      (vi)  References to "Year Built" are references to the year that a mortgaged real property was originally constructed or substantially renovated.
With respect to any mortgaged real property which was constructed in phases, the
"Year Built" refers to the year that the first phase was originally constructed.

      (vii) References to "Admin. Fee %" for each mortgage loan represent the sum of (a) the master servicing fee rate (excluding the primary servicing fee rate) for such mortgage loan and (b) a specified percentage that may vary on a loan-by-loan basis, which percentage represents the trust administration fee rate, the primary servicer fee rate and, in some cases, a correspondent fee rate. The administrative fee rate for each mortgage loan is set forth on Annex
A-1 to this prospectus supplement.

      (viii) References to "Rem. Term" represent, with respect to each mortgage loan, the number of months and/or payments remaining from the cut-off date to the stated maturity date of such mortgage loan (or the remaining number of months and/or payments to the anticipated repayment date of such mortgage loan if it is an ARD Loan).

      (ix)  References to "Rem. Amort." represent, with respect to each mortgage loan, the number of months and/or payments remaining from the later of the cut-off date and the end of any interest-only period, if any, to the month in which such mortgage loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any balloon payment, if any, due on such mortgage loan.

      (x)   References to "LO ()" represent, with respect to each mortgage loan, the period during which prepayments of principal are prohibited and no substitution of defeasance collateral is permitted. The number indicated in the parentheses indicates the number of monthly payment periods within such period
(calculated for each mortgage loan from the date of its origination). References to "O ()" represent the period for which (a) no prepayment premium or yield maintenance charge is assessed and (b) defeasance is no longer required.
References to "YM ()" represent the period for which a yield maintenance charge is assessed. The periods, if any, between consecutive due dates occurring prior to the maturity date or anticipated repayment date, as applicable, of a mortgage loan during which the related borrower will have the right to prepay such mortgage loan without being required to pay a prepayment premium or a yield maintenance charge (each such period, an "Open Period") with respect to all of the mortgage loans have been calculated as those Open Periods occurring immediately prior to the maturity date or anticipated repayment date, as applicable, of such mortgage loan as set forth in the related loan documents.

      (xi)  References to "Def ()" represent, with respect to each mortgage loan, the period during which the related borrower, in lieu of a principal prepayment, is permitted to pledge defeasance collateral to the holder of the mortgage.

      (xii) References to "Occupancy %" are, with respect to any mortgaged real property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and manufactured housing communities, the percentage of units rented, (b) in the case of office and retail properties, the percentage of the net

                                       269

rentable square footage rented, and (c) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting).

      (xiii) References to "Upfront Capex Reserve ($)" are references to funded reserves escrowed for repairs, replacements and corrections of issues other than those outlined in the engineering reports. In certain cases, the funded reserves may also include reserves for ongoing repairs, replacements and corrections.

      (xiv) References to "Upfront Engineering Reserve ($)" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

      (xv)  References to "Monthly Capex Reserve ($)"are references to funded reserves escrowed for ongoing items such as repairs and replacements. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

      (xvi) References to "Upfront TI/LC Reserve ($)"are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

      (xvii) References to "Monthly TI/LC Reserve ($)"are references to funded reserves, in addition to any escrows funded at loan closing for potential
TI/LCs, that require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

                                       270

                                   ANNEX A-1

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                      A-1-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

          LOAN
         GROUP
 LOAN #  1 OR 2  ORIGINATOR(1)  PROPERTY NAME                                                     STREET ADDRESS (34)
------------------------------------------------------------------------------------------------------------------------------------

    1       2    MLML           Peter Cooper Village and Stuyvesant Town            110 Building Development Between 1st Avenue &
                                                                                    Avenue C, Between 14th & East 23rd Streets
  1.01      2    MLML           Stuyvesant Town
  1.02      2    MLML           Peter Cooper Village
    2       1    MLML           Tower 45                                            120 West 45th Street
    3       1    CRF            Hotel Gansevoort                                    18 Ninth Avenue at 13th Street
    4       1    MLML           Renaissance Austin Hotel                            9721 Arboretum Boulevard
    5       1    Key            Resurgens Plaza                                     945 East Paces Ferry Road
    6       1    CRF            HSA Memphis Industrial Portfolio                    Various
  6.01      1    CRF            4002 Willow Lake Blvd.                              4002 Willow Lake Boulevard
  6.02      1    CRF            3900 Willow Lake Blvd.                              3900 Willow Lake Boulevard
  6.03      1    CRF            4095 Willow Lake Blvd.                              4095 Willow Lake Boulevard
  6.04      1    CRF            3834 Knight Rd.                                     3834 Knight Road
  6.05      1    CRF            4090 Willow Lake Blvd.                              4090 Willow Lake Boulevard
  6.06      1    CRF            5146 Raines Rd.                                     5146 Raines Road
  6.07      1    CRF            5838 Advantage Cove                                 5838 Advantage Cove
  6.08      1    CRF            5250 Raines Rd.                                     5250 Raines Road
  6.09      1    CRF            3960 Willow Lake Blvd.                              3960 Willow Lake Boulevard
  6.10      1    CRF            3635 Knight Rd.                                     3635 Knight Road
  6.11      1    CRF            5070 Raines Rd.                                     5070 Raines Road
  6.12      1    CRF            4135 Willow Lake Blvd.                              4135 Willow Lake Boulevard
  6.13      1    CRF            3605 Knight Rd.                                     3605 Knight Road
  6.14      1    CRF            3660 Knight Rd.                                     3660 Knight Road
  6.15      1    CRF            4600 Cromwell Rd.                                   4600 Cromwell Road
    7       1    Key            Camp Hill Shopping Center                           32 South 32nd Street
    8       1    CRF            Medical Centre of Santa Monica                      2001 & 2021 Santa Monica Boulevard
    9       1    IXIS           Holiday Inn Express - Chelsea                       232-238 West 29th Street
   10       1    CRF            Miami Airport Industrial Parks                      2600-3070 NW 72nd Avenue; 7200-7256 NW 31st
                                                                                    Street; 4400 NW 72nd Avenue; 4500 NW 73rd
                                                                                    Avenue; 7301 NW 46th Street
   11       1    MLML           East Thunderbird Square North                       14202-418 North Scottsdale Road
   12       1    CRF            Plaza Squaw Peak                                    7500 North Dreamy Draw, 7600 North 16th Street,
                                                                                    7600 North 15th Street
  12.01     1    CRF            Plaza Squaw Peak I                                  7500 North Dreamy Draw Drive
  12.02     1    CRF            Plaza Squaw Peak II                                 7600 North 16th Street
  12.03     1    CRF            Plaza Squaw Peak III                                7600 North 15th Street
                 MLML           OMNI Senior Living Portfolio                        Various
   13       1    MLML           OMNI - Castle Hill                                  615 23rd Street
   14       1    MLML           OMNI - Chancellor/Brookville                        155 40th Street
   15       1    MLML           OMNI - Harborview                                   178-198 Ogden Avenue
   16       2    MLML           Villas at Camelback Crossing                        5150 North 99th Avenue
   17       1    WFB            Renaissance Dallas                                  2222 Stemmons Freeway
   18       1    MLML           Fort Henry Mall                                     2101 Fort Henry Drive
   19       1    IXIS           San Diego Gas and Electric                          8315, 8330, 8335 Century Park Court
   20       1    IXIS           Cerritos Corporate Tower - LA                       18000 Studebaker Road
   21       1    MLML           Spectrum Commerce Center                            1000 Blue Gentian Road
   22       1    MLML           One Belmont Avenue                                  One Belmont Avenue
   23       1    IXIS           650 Poydras Center                                  650 Poydras Street
   24       1    Key            Quintiles Transnational Building                    6700 West 115th Street
   25       1    CRF            Park Fletcher                                       Various
   26       1    Key            Highland Plaza                                      6199 Wilson Mills Road
   27       1    Key            Raymour & Flanigan                                  7230, 7238 & 7270 Morgan Road
   28       1    CRF            Capitol Hill Suites                                 200 and 220 C Street Southeast
   29       1    WFB            Woodhill Circle Plaza                               1505-1557 E New Circle Road, 2300-2330 Palumbo
                                                                                    Drive, 2313-2343 Woodhill Drive and 369-425
                                                                                    Codell Drive
   30       1    WFB            San Antonio Airport Hotel Portfolio                 Various
  30.01     1    WFB            Drury Inn & Suites - San Antonio Airport            95 NE Loop 410
  30.02     1    WFB            Holiday Inn Express - San Antonio Airport           91 NE Loop 410
   31       1    MLML           Windsor Corporate Park                              50 Millstone Road
   32       1    CRF            AMCOR Pet Packaging                                 1380 Kents Lane
   33       2    MLML           Somerset Apartments                                 42211 Stonewood Road
   34       1    MLML           Yankee Candle Company                               16 and 27 Yankee Candle Way
   35       1    MLML           Lennox Center                                       1300 West Campbell Road
   36       1    IXIS           1351 Washington Blvd FIXED                          1351 Washington Boulevard
   37       1    CRF            El Dorado Mecial Center                             1400 North Wilmot Road
   38       1    MLML           Cellco Building                                     7401 Coca Cola Drive
   39       2    MLML           Fayetteville Portfolio                              Various
  39.01     2    MLML           Carlson Bay Apartments                              3500 Carlson Bay Circle
  39.02     2    MLML           Meadowbrook Apartments                              6707 Watertrail Drive
  39.03     2    MLML           Stoney Ridge Apartments                             5441 Basking Ridge Drive
   40       1    WFB            FRIS Chicken                                        Various
 40.001     1    WFB            CFC-00283                                           5423 W. 12th Street
 40.002     1    WFB            CFC-00286                                           1601 S. Cherry Street
 40.003     1    WFB            CFC-00300                                           4620 S. Flores St.
 40.004     1    WFB            CFC-00301                                           830 Jackson Ave.
 40.005     1    WFB            CFC-00309                                           2304 Chelsea Ave.
 40.006     1    WFB            CFC-00342                                           5903 San Pedro Ave.
 40.007     1    WFB            CFC-00347                                           1025 W. Camp Wisdom Rd.
 40.008     1    WFB            CFC-00349                                           1424 N. E. 23rd St.
 40.009     1    WFB            CFC-00350                                           2963 Park Avenue
 40.010     1    WFB            CFC-00365                                           3728 S. Third Street
 40.011     1    WFB            CFC-00395                                           1155 S. Bellevue Blvd
 40.012     1    WFB            CFC-00401                                           2321 Pass Rd a/k/a 25th St.
 40.013     1    WFB            CFC-00404                                           215 Beacon St.
 40.014     1    WFB            CFC-00423                                           905 E. U.S. Hwy #83
 40.015     1    WFB            CFC-00424                                           2473 Wesley Chapel Rd
 40.016     1    WFB            CFC-00428                                           1320 Clay Street
 40.017     1    WFB            CFC-00443                                           3403 Wesley St.
 40.018     1    WFB            CFC-00448                                           2121 International Blvd.
 40.019     1    WFB            CFC-00450                                           202 N. Midkiff Rd.
 40.020     1    WFB            CFC-00455                                           3800 Andrews Highway
 40.021     1    WFB            CFC-00457                                           2100 Broadway Blvd. S.E.
 40.022     1    WFB            CFC-00468                                           507 N. Texas Avenue
 40.023     1    WFB            CFC-00470                                           618 W. Old US Hwy 90
 40.024     1    WFB            CFC-00481                                           611 N. Washington St.
 40.025     1    WFB            CFC-00496                                           311 West Fairview Avenue
 40.026     1    WFB            CFC-00518                                           824 W San Antonio
 40.027     1    WFB            CFC-00556                                           616 North Main
 40.028     1    WFB            CFC-00557                                           921 W. Tyler Ave.
 40.029     1    WFB            CFC-00564                                           11910 Perrin Beitel Rd.
 40.030     1    WFB            CFC-00565                                           11623 West Avenue
 40.031     1    WFB            CFC-00568                                           9331 Wurzbach Rd.
 40.032     1    WFB            CFC-00574                                           3335 Isleta Blvd. S.W.
 40.033     1    WFB            CFC-00579                                           501 E. Hwy 190
 40.034     1    WFB            CFC-00590                                           702 N. Dal Paso St.
 40.035     1    WFB            CFC-00595                                           1141 S Main St.
 40.036     1    WFB            CFC-00599                                           2700 Candler Rd
 40.037     1    WFB            CFC-00619                                           3036 S. Garnett Road
 40.038     1    WFB            CFC-00655                                           7621 Geyer Spring Road
 40.039     1    WFB            CFC-00670                                           4296 W. Thomas Rd.
 40.040     1    WFB            CFC-00675                                           4245 S. Central Ave
 40.041     1    WFB            CFC-00679                                           12040 N. 35th Avenue
 40.042     1    WFB            CFC-00681                                           1546 E. Roosevelt St.
 40.043     1    WFB            CFC-00686                                           3150 E. Thomas Rd.
 40.044     1    WFB            CFC-00688                                           546 N. Grand Avenue
 40.045     1    WFB            CFC-00694                                           5112 Fourth St. N.W.
 40.046     1    WFB            CFC-00696                                           4925 Walzem Rd
 40.047     1    WFB            CFC-00700                                           2616 E. Veterans Memorial Blvd.
 40.048     1    WFB            CFC-00707                                           2307 Juan Tabo Blvd. N.E.
 40.049     1    WFB            CFC-00708                                           1298 Hwy 121
 40.050     1    WFB            CFC-00709                                           3234 S 14th St
 40.051     1    WFB            CFC-00713                                           5339 Cameron Road
 40.052     1    WFB            CFC-00725                                           3561 MLK Jr Dr
 40.053     1    WFB            CFC-00727                                           3667 Campbellton Rd. SW
 40.054     1    WFB            CFC-00732                                           75 S. Marietta Parkway, SW
 40.055     1    WFB            CFC-00751                                           777 Shurling Dr
 40.056     1    WFB            CFC-00762                                           535 S. Beckham Avenue
 40.057     1    WFB            CFC-00765                                           8545 Research Blvd.
 40.058     1    WFB            CFC-00767                                           1600 S. Brahma Blvd
 40.059     1    WFB            CFC-00771                                           2405 Airways Blvd
 40.060     1    WFB            CFC-00775                                           5034 N. Peoria Ave.
 40.061     1    WFB            CFC-00778                                           7090 E. Golf Links Rd.
 40.062     1    WFB            CFC-00794                                           2395 Boca Chica Blvd
 40.063     1    WFB            CFC-00795                                           1430 Main Street
 40.064     1    WFB            CFC-00796                                           295 E. Hwy 77
 40.065     1    WFB            CFC-00803                                           1336 W. County Road
 40.066     1    WFB            CFC-00808                                           2626 North Decatur Rd
 40.067     1    WFB            CFC-00818                                           911 Cleveland Ave
 40.068     1    WFB            CFC-00819                                           238 W. Woodrow Wilson Ave.
 40.069     1    WFB            CFC-00824                                           1264 Ellis Avenue
 40.070     1    WFB            CFC-00826                                           4458 Elvis Presley
 40.071     1    WFB            CFC-00827                                           4970 S. Peoria Ave.
 40.072     1    WFB            CFC-00841                                           7444 S. Central Ave
 40.073     1    WFB            CFC-00871                                           1425 Georgia Ave
 40.074     1    WFB            CFC-00899                                           3221 Mansfield Hwy.
 40.075     1    WFB            CFC-00908                                           1306 US 280 By-Pass
 40.076     1    WFB            CFC-00911                                           4256 Buena Vista Road
 40.077     1    WFB            CFC-00915                                           1322 East Lamar Street
 40.078     1    WFB            CFC-00916                                           213 New Franklin Rd
 40.079     1    WFB            CFC-00919                                           526 West Taylor St
 40.080     1    WFB            CFC-00931                                           9253 N Pennsylvania
 40.081     1    WFB            CFC-00939                                           1805 Candler Rd
 40.082     1    WFB            CFC-00996                                           2275 Elvis Presley Blvd.
 40.083     1    WFB            CFC-01009                                           1035 W. Mockingbird Ln.
 40.084     1    WFB            CFC-01020                                           2237 Frayser Blvd
 40.085     1    WFB            CFC-01023                                           104 E. 16th Avenue
 40.086     1    WFB            CFC-01035                                           820 N Main St
 40.087     1    WFB            CFC-01043                                           401 W. Pioneer Pkwy
 40.088     1    WFB            CFC-01047                                           714 Northwest Grand Avenue
 40.089     1    WFB            CFC-01061                                           515 W. 2nd Street
 40.090     1    WFB            CFC-01136                                           1145 Third Avenue, West
 40.091     1    WFB            CFC-01167                                           3869 E. Grant
 40.092     1    WFB            CFC-01169                                           1710 S. 31St Street
 40.093     1    WFB            CFC-01174                                           1122 Fort Benning Road
 40.094     1    WFB            CFC-01182                                           2138 Pio Nono Ave
 40.095     1    WFB            CFC-01187                                           1850 S. General McMullen
 40.096     1    WFB            CFC-01209                                           4009 Vanderbilt Road
 40.097     1    WFB            CFC-01211                                           4224 Miller Ave.
 40.098     1    WFB            CFC-01231                                           2600 E. Gregory Blvd.
 40.099     1    WFB            CFC-01246                                           8757 Huebner Rd
 40.100     1    WFB            CFC-01267                                           2308 E. Princess Ann Road
 40.101     1    WFB            CFC-01268                                           917 Pat Booker Road
 40.102     1    WFB            CFC-01271                                           719 Hooks Ave.
 40.103     1    WFB            CFC-01275                                           128 1/2 Edinburg St.
 40.104     1    WFB            CFC-01278                                           8459 Five Palms Dr.
 40.105     1    WFB            CFC-01281                                           2915 Lower Wetumpka Road
 40.106     1    WFB            CFC-01289                                           1889 Rigsby Avenue
 40.107     1    WFB            CFC-01295                                           7600 a/k/a 7620 Hampton Blvd
 40.108     1    WFB            CFC-01296                                           694 E. Hidalgo Ave.
 40.109     1    WFB            CFC-01303                                           4305 N. Ben Jordan St.
 40.110     1    WFB            CFC-01305                                           350 Effingham St.
 40.111     1    WFB            CFC-01319                                           U.S. 83 & FM 907 Rd.
 40.112     1    WFB            CFC-01329                                           US Business Hwy 83 & Star Plaza
 40.113     1    WFB            CFC-01331                                           206 W Rio Grande St.
 40.114     1    WFB            CFC-01342                                           806 US Hwy 259 N.
 40.115     1    WFB            CFC-01349                                           1714 S. 77 Sunshine Strip
 40.116     1    WFB            CFC-01352                                           1018 Second Street
 40.117     1    WFB            CFC-01362                                           1317 10th Street
 40.118     1    WFB            CFC-01363                                           5096 Farm Rd. 78
 40.119     1    WFB            CFC-01384                                           1220 Buckner Blvd
 40.120     1    WFB            CFC-01386                                           4210 Gaston Avenue
 40.121     1    WFB            CFC-01391                                           2205 Nolana Ave.
 40.122     1    WFB            CFC-01394                                           2000 Toler Rd
 40.123     1    WFB            CFC-01401                                           901 E. Main St.
 40.124     1    WFB            CFC-01423                                           820 E. University Dr.
 40.125     1    WFB            CFC-01427                                           100 Vineville St
 40.126     1    WFB            CFC-01435                                           9010 N.E. 23rd St.
 40.127     1    WFB            CFC-01442                                           1104 FM 802
 40.128     1    WFB            CFC-01463                                           419 Hwy 35 N Bypass
 40.129     1    WFB            CFC-01501                                           358 Live Oak St.
 40.130     1    WFB            CFC-01536                                           535 W. Elizabeth St.
 40.131     1    WFB            CFC-01562                                           207 Grant St.
 40.132     1    WFB            CFC-01564                                           5602 Broadway Blvd
 40.133     1    WFB            CFC-01570                                           1801 E. Riverside Drive
 40.134     1    WFB            CFC-01615                                           2423 Commercial Ave.
 40.135     1    WFB            CFC-01619                                           11913 Lake June Rd.
 40.136     1    WFB            CFC-01671                                           1505 State Street
 40.137     1    WFB            CFC-01675                                           1702 E. Broadway St.
 40.138     1    WFB            CFC-03060                                           1308 North Texas Blvd
 40.139     1    WFB            CFC-03280                                           151 W. Bitters
 40.140     1    WFB            CFC-04131                                           327 W. Northside Drive
 40.141     1    WFB            CFC-04141                                           801 South Jackson Rd.
 40.142     1    WFB            CFC-04142                                           2020 E. Beltline Road
 40.143     1    WFB            CFC-04313                                           4428 SE 44th St.
 40.144     1    WFB            CFC-04478                                           3515 Day Street
 40.145     1    WFB            CFC-04556                                           7650 Glenview Drive
 40.146     1    WFB            CFC-04577                                           4604 East Broadway St.
 40.147     1    WFB            CFC-04599                                           808 E. Battle Street
 40.148     1    WFB            CFC-04608                                           2408 East South Blvd.
 40.149     1    WFB            CFC-04609                                           4770 Mobile Highway
 40.150     1    WFB            CFC-04673                                           1668 Sycamore View Road
 40.151     1    WFB            CFC-04757                                           2516 Inwood Road
 40.152     1    WFB            CFC-04988                                           785 Division Street
 40.153     1    WFB            CFC-05297                                           3061 Terry Road
 40.154     1    WFB            CFC-05338                                           4826 Southmost Rd.
 40.155     1    WFB            CFC-05342                                           728 N. Galloway Ave.
 40.156     1    WFB            CFC-05566                                           500 South International Blvd.
 40.157     1    WFB            CFC-05889                                           7460 E 14th St.
 40.158     1    WFB            CFC-07384                                           1748 Highway 100
 40.159     1    WFB            CFC-08560                                           716 North Main St
 40.160     1    WFB            CFC-08769                                           905 Avenue Q
 40.161     1    WFB            CFC-00003                                           430 S. New Braunfels Ave.
 40.162     1    WFB            CFC-00008                                           1923 Goliad Rd
 40.163     1    WFB            CFC-00022                                           1702 Guadalupe St.
 40.164     1    WFB            CFC-00024                                           510 W. Oltorf St.
 40.165     1    WFB            CFC-00025                                           1150 Airport Blvd.
 40.166     1    WFB            CFC-00031                                           501 N. O'Connor Rd
 40.167     1    WFB            CFC-00034                                           2019 Singleton Blvd
 40.168     1    WFB            CFC-00048                                           3420 San Bernardo Ave.
 40.169     1    WFB            CFC-00055                                           2120 W. Seminary Dr.
 40.170     1    WFB            CFC-00056                                           7848 N. Oracle Rd.
 40.171     1    WFB            CFC-00057                                           11500 Blue Ridge Blvd.
 40.172     1    WFB            CFC-00068                                           1000 East Abram St.
 40.173     1    WFB            CFC-00073                                           1318 S. WW White Rd
 40.174     1    WFB            CFC-00080                                           3605 S. Lancaster Rd
 40.175     1    WFB            CFC-00087                                           200 Cleveland Ave, SW
 40.176     1    WFB            CFC-00127                                           1515 S. Valley Mills Dr.
 40.177     1    WFB            CFC-00129                                           2515 East 12th Street
 40.178     1    WFB            CFC-00131                                           3900 Indiana Ave.
 40.179     1    WFB            CFC-00136                                           5500 Prospect Avenue
 40.180     1    WFB            CFC-00142                                           3052 Jefferson Avenue, SW
 40.181     1    WFB            CFC-00145                                           402 W. Valencia Rd.
 40.182     1    WFB            CFC-00168                                           1405 Moreland Ave. SE
 40.183     1    WFB            CFC-00173                                           2324 29th Avenue,
 40.184     1    WFB            CFC-00190                                           3344 Lackland Rd
 40.185     1    WFB            CFC-00193                                           1822 S. Zarzamora St.
 40.186     1    WFB            CFC-00196                                           1819 N. 10th Street
 40.187     1    WFB            CFC-00197                                           205 W. Hwy 83
 40.188     1    WFB            CFC-00199                                           2442 Summer Avenue
 40.189     1    WFB            CFC-00217                                           2501 E. Ensley Avenue
 40.190     1    WFB            CFC-00236                                           1222 Central Avenue
 40.191     1    WFB            CFC-00239                                           3900 NE 28th Street
 40.192     1    WFB            CFC-00254                                           1401 Dr. Martin Luther King Dr.
   41       1    WFB            Paramus Plaza                                       545 Route 17 South
   42       1    MLML           Parkview Plaza                                      832 - 898 Plaza Boulevard
   43       1    CRF            Conejo Spectrum                                     1525 & 1535 Rancho Conejo Boulevard
   44       1    IXIS           Mall de las Aguilas                                 455 S. Bibb Avenue
   45       1    CRF            Flextronics - Plano                                 600, 620 & 640 Shiloh Road
   46       1    Key            Pahrump Valley Junction                             100-250 South Nevada Highway 160
   47       2    CRF            The Cross Creek Apartments                          2701 Grapevine Mills Boulevard
   48       1    CRF            Renaissance Victorville Shopping Center II          16200 Bear Valley Road
   49       1    CRF            Chantilly Residence Oxford                          14440 Chantilly Crossing Lane
   50       1    IXIS           400 Columbus                                        400 Columbus Avenue
   51       2    CRF            Waterford Square Apartments                         201 Queensbury Drive
   52       1    WFB            Sunnymead Town Center                               24757-24875 Alessandro & 14055 Perris Boulevards
   53       1    WFB            4800 & 4801 Broadway                                4800-4816 & 4801-4807 Broadway
   54       1    CRF            3191 Broadbridge Avenue                             3191 Broadbridge Avenue
   55       1    CRF            EZ Self Storage - Bethesda                          5329 Westbard Ave
   56       1    CRF            1735 Baltimore                                      1735 Baltimore and 1716 & 1722 Main
   57       2    CRF            Coastal South Carolina Portfolio                    Various
  57.01     2    CRF            South Pointe                                        6220 North Murray Avenue
  57.02     2    CRF            Rosewood Townhomes                                  4501 Harbour Lake Drive
   58       1    CRF            Homewood Suites by Hilton Jacksonville              10434 Midtown Parkway
   59       2    MLML           Abbey at Hightower                                  6889 Hightower Drive
   60       1    Key            Shoppes of Blue Lake                                1150-1200 Yamato Road
   61       1    Key            Greenfield Gateway                                  1728 and 1762 South Greenfield Road
   62       2    CRF            Sierra Vista Apartments - Redlands                  10558 Mountain View Avenue
   63       1    MLML           Carmax - Greenville                                 2800 Laurens Road
   64       1    MLML           Carefree Shopping Center                            3515-3541 North Carefree Circle
   65       1    IXIS           Rainbow Village Minnesota                           Various
  65.01     1    IXIS           Rainbow Village                                     405-551 87th Lane NE
  65.02     1    IXIS           Northtown Shopping Center                           170 89th Ave NE
   66       1    CRF            Holiday Inn - Hollywood, FL                         2905 Sheridan Street
   67       1    CRF            Landmark Center Office                              1801 North Lamar Street
   68       1    IXIS           Wild Oats Marketplace                               7208 - 7290 W. Lake Mead Blvd
   69       1    CRF            Tallahassee Residence Inn                           600 West Gaines Street
   70       1    MLML           Pinel Retail Portfolio                              Various
  70.01     1    MLML           Lake Grove Shopping Center                          10121 Lake June Road
  70.02     1    MLML           University Hills Shopping Center                    1101 North Judge Ely Boulevard
  70.03     1    MLML           Plaza Shopping Center                               540 10th Street
  70.04     1    MLML           Limestone Square Shopping Center                    511 East Yeagua Street
  70.05     1    MLML           Brookhaven Shopping Center                          1500-1546 11th Street
   71       1    Key            Alutiiq Center                                      3909 Arctic Boulevard
   72       2    MLML           Town Center Apartments                              2292 Onslow Drive
   73       1    Key            Gladstone Portfolio                                 Various
  73.01     1    Key            Tuscany Center One                                  9100 East Highway 290
  73.02     1    Key            Nationwide Insurance Building                       7545 Midllothian Turnpike
  73.03     1    Key            San Jacinto Surgery Center                          1025 Birdsong Drive
   74       2    IXIS           River Pointe                                        8340 Indian Head Highway
   75       1    CRF            Sheraton Denver West                                360 Union Boulevard
   76       2    Key            Stoney Park Place Apartments                        56114 Stoney Place Drive
   77       1    MLML           Mars Powerline                                      5300 North Powerline Road
   78       2    CRF            Westwood and Jordan Creek Apartments                Various
  78.01     2    CRF            Westwood Apartments                                 238 52nd Street
  78.02     2    CRF            Jordan Creek Apartments                             2120 Grand Avenue
   79       1    CRF            Broadway Business Center                            3925 & 3945 East Broadway Road
   80       1    IXIS           Colonial Bank Building                              305 Church Street
                 CRF            4010 Airpark Drive & 10000 Business Blvd.           Various
   81       1    CRF            10000 Business Blvd.                                10000 Business Boulevard
   82       1    CRF            4010 Airpark Drive                                  4010 Airpark Drive
   83       1    Key            Dupont Station Shopping Center                      1520-1595 Wilmington Drive
   84       1    WFB            Park Place at Metrowest                             1768 Park Center Drive
   85       1    CRF            Shade at Desert Ridge                               21050 North Tatum Boulevard
   86       2    Key            Slippery Rock Portfolio                             Various
  86.01     2    Key            South Rock Apartments                               347 Keister Road
  86.02     2    Key            Monteleone Apartments                               654 South Main Street
   87       2    CRF            Walnut Knolls                                       2036 North Walnut Street
   88       1    CRF            EZ Self Storage - South Bowie                       1010 NE Crain Highway
   89       1    CRF            EZ Storage - Chevrolet Drive                        3485 & 3487 South Chevrolet Drive
   90       1    CRF            Homewood Suites Birmingham AL                       215 Inverness Center Drive
   91       1    MLML           110 Pine Building                                   110 Pine Avenue
   92       1    CRF            3930 Watkins                                        3930 East Watkins Street
   93       1    Key            Detroit Riverview Medical Complex                   7633 East Jefferson Avenue
   94       1    Key            GreatWoods Marketplace                              170 -182 Mansfield Avenue, Route 140
   95       1    IXIS           Southern Square                                     715, 701, 703 and 719 Northside Drive East
   96       1    CRF            EZ Self Storage - Beltsville                        10401 Rhode Island Avenue
   97       1    IXIS           Crestwood Office                                    3675 Crestwood Parkway
   98       1    Key            The Medical Pavilion at St. John's                  1700 North Rose Avenue
   99       1    CRF            52-15 Grand Avenue                                  52-15 Grand Avenue
   100      1    CRF            Newmarket Shopping Center                           627-682 79th Street and 2-124 Newmarket Square
   101      1    Key            St. Luke's Cornwall Medical Complex                 19 Laurel Avenue
   102      1    Key            Metrowest Shoppes                                   3120 South Kirkman Road
   103      1    Key            Conyers Plaza I                                     1370 Dogwood Drive South East
   104      1    WFB            48317-48389 Fremont Boulevard                       48317-48389 Fremont Boulevard
   105      1    Key            Gateway East and West                               6188 & 6192 Oxon Hill Road
   106      1    Key            TCF Bank Headquarters                               17440 College Parkway
   107      2    CRF            Towne Park Apartments                               1850 Towne Park Drive
   108      1    WFB            Valle Del Sol Shopping Center                       1625 Rio Bravo Boulevard SW
   109      1    WFB            Bonita Professional Plaza                           180 Otay Lakes Road
   110      1    WFB            Marketplace Club                                    1500 Pleasant Hill Road
   111      1    CRF            377 Carlls Path                                     377 Carlls Path
   112      1    CRF            Commerce Plaza                                      755 Commerce Drive
   113      2    WFB            Summerstone                                         2301 L. Don Dodson Drive
   114      1    Key            Village Faire Shoppes                               1100-1198 South Coast Highway
   115      1    MLML           Yonkers Shopping Center                             1703 Central Park Avenue
   116      1    WFB            Choi Anchorage Portfolio                            Various
 116.01     1    WFB            3020 Minnesota Drive                                3020 Minnesota Drive
 116.02     1    WFB            5011 & 5121 Arctic Blvd                             5011 & 5121 Arctic Blvd
 116.03     1    WFB            703 West Northern Lights Blvd                       703 West Northern Lights Blvd
   117      1    MLML           255 Riverside Plaza                                 255 Gold Rivers Court
   118      1    WFB            Bridgewood Plaza                                    100-240 S. Jordan Creek Parkway
   119      1    CRF            Sedona Retail                                       6601 Highway 179
   120      1    WFB            Folsom Town Center                                  850 East Bidwell Street
   121      1    CRF            Jefferson Plaza & South Winton Court                Various
 121.01     1    CRF            Jefferson Plaza                                     376 Jefferson Road
 121.02     1    CRF            Winton Court                                        3136 Winton Road South
   122      1    CRF            Tresierras Stagecoach Plaza                         23744-23792 San Fernando Road
   123      1    WFB            Hazeltine Commerce Center                           14141 Covello Street
   124      1    WFB            Calaveras Landing                                   30057-30081 Industrial Parkway Southwest
   125      1    MLML           Woodland Mall                                       1234 North Main Road
   126      1    CRF            Grossmont Medical Office Building                   8851 Center Drive
   127      1    Key            The Shoppes at Deerfoot                             7268-7274 U.S. Highway 11/Gadsden Highway
   128      1    CRF            EZ Self Storage - Perring                           7304 McClean Boulevard
   129      1    CRF            Century Office                                      36 South Pennsylvania Street
   130      1    Key            Wellington Medical Arts Pavilion III                1397 State Road 7
   131      1    CRF            EZ Self Storage - Laurel                            8401 Contee Road
   132      1    CRF            EZ Self Storage - Pasadena                          8195 Old Jumpers Hole Road
   133      1    CRF            TownePlace Suites - Tampa                           6800 Woodstork Road
   134      1    CRF            Stor-Mor Torrance                                   4300 Emerald Street
   135      1    CRF            EZ Self Storage - Catonsville                       5525 Baltimore National Pike
   136      1    IXIS           Kent Island Shopping Center                         1205 - 1243 Shopping Center Road
   137      1    CRF            12 Oaks Plaza                                       7290 East 55th Avenue
   138      1    CRF            Wilmette Commons                                    60-126 Skokie Boulevard
   139      1    CRF            Marriott Courtyard Winston-Salem NC                 1600 Westbrook Plaza Drive
   140      1    CRF            EZ Self Storage - Middlebrook                       12211 Middlebrook Road
   141      1    CRF            Aaron Rents - Kennesaw                              1015 Cobb Place Boulevard
   142      1    MLML           HSBC Tampa                                          10210 Windhorst Boulevard
   143      1    IXIS           Holiday Inn Danbury                                 80 Newtown Road
   144      1    WFB            Oak Hill Shopping Center                            6705 West Highway 290
   145      1    IXIS           Chapline Place Shopping Center                      700 Prince Frederick Boulevard
   146      1    CRF            Herbalife Center                                    5025 Crumpler Road
   147      2    MLML           Lincoln Glen Apartments                             6732 South Peoria Avenue
   148      1    IXIS           Comfort Suites Columbia                             750 Saturn Parkway
   149      2    CRF            Forest Oaks Apartments                              4100 West Woods Edge Lane
   150      1    IXIS           Wingate Inn - Kennesaw                              560 Greers Chapel Drive, NW
   151      1    CRF            Residence Inn by Marriott - Greenville/Spartanburg
                                Airport                                             120 Milestone Way
   152      1    CRF            Mission Plaza                                       35781-35935 Date Palm Drive
   153      1    CRF            EZ Self Storage - Owings Mill                       11333 Owings Mills Boulevard
   154      1    CRF            Walgreens - Alhambra                                2531-2551 West Main Street
   155      1    MLML           Cal-Fair Plaza                                      1 West California Boulevard
   156      2    CRF            Park Place MHP                                      80 East Dawes Street
   157      1    Key            Bayside Technology Center                           46531 - 46665 Fremont Boulevard
   158      2    CRF            Kingsgate Apartments                                5750 North Major Drive
   159      1    IXIS           Hampton Inn - Auburn                                736 Southbridge Street
   160      1    CRF            Grand Park Plaza                                    310 East Grand Avenue
   161      2    MLML           Townhouse Apartments                                1437 Central Avenue
   162      1    CRF            Hidden Valley Office Plaza                          12176, 12222, 12226 S. 1000 East
   163      1    CRF            Coddingtown Estates MHC                             801 Piner Road
   164      1    Key            Coca-Cola Distribution Center                       2150 47th Street
   165      1    CRF            Comfort Suites Cary                                 350 Ashville Avenue
   166      1    MLML           Hampton Inn - Chesapeake                            3235 Western Branch Boulevard
   167      1    CRF            Hampton Inn - Knoxville                             117 Cedar Lane
   168      1    MLML           Fedway Corporate Center                             34210 9th Avenue South
   169      1    CRF            Walgreens-Vestavia, AL                              737 Montgomery Highway
   170      1    MLML           Boardwalk Shopping Center                           1002-1052 West State Road 436
   171      1    CRF            Stickney Point Retail                               1870-1894 Stickney Point Road
   172      1    CRF            Greenville Square Shopping Center                   703 Greenwood Boulevard SE
   173      1    CRF            214 & 223 E.  9th Street                            214 & 223 East 9th Street
                 CRF            Airport Mini Storage & All Your Treasures Storage   Various
   174      1    CRF            All Your Treasures Storage                          2520 Jacksonville Highway
   175      1    CRF            Airport Mini Storage                                3030 Bullock Road
   176      1    IXIS           Hampton Bay Inn                                     2000 West Mercury Boulevard
   177      1    CRF            Calumet City Sports Authority                       1530 South Torrence Avenue
   178      1    CRF            EZ Self Storage - Westminster                       1200 Baltimore Boulevard
   179      1    WFB            JL Group Holdings - Burger King Portfolio           Various
 179.01     1    WFB            Unit BK12313 - Roeland Park, KS                     4811 Roe Boulevard
 179.02     1    WFB            Unit BK12264 - Mission, KS                          6880 Johnson Drive
 179.03     1    WFB            Unit BK04330 - Kansas City, MO                      340 West 72nd Street
 179.04     1    WFB            Unit BK02643 - Gladstone, MO                        6001 Northeast Antioch Rd.
 179.05     1    WFB            Unit BK02831 - Olathe, KS                           2004 East Santa Fe
 179.06     1    WFB            Unit BK13080 - Slidell, LA                          120 Browns Switch Rd.
 179.07     1    WFB            Unit BK06906 - Warrensburg, MO                      215 East Young
 179.08     1    WFB            Unit BK03685 - Kansas City, MO                      3441 Main Street
 179.09     1    WFB            Unit BK13081 - New Iberia, LA                       2919 S. Lewis
   180      1    CRF            Holiday Inn Express - McAllen                       205 West Nolana Loop
   181      1    CRF            9140 E. Westview                                    9140 East Westview
   182      1    Key            Elk Grove Self Storage                              9480 West Stockton Boulevard
   183      1    CRF            Enterprise Self Storage                             10711 Vinedale Street
   184      1    CRF            Grass Valley Mobile Home Park                       15329 Little Valley Road
   185      1    CRF            Spare Space Self Storage                            9420 Spectrum Drive
   186      1    Key            Ashley Furniture Home Store                         1150 Hanes Mall Boulevard
   187      1    MLML           Holiday Inn Express - Bourbonnais                   62 Ken Hayes Drive
   188      1    CRF            Gadsby Building                                     1306 NW Hoyt Street
   189      1    CRF            EZ Self Storage - Windsor Mill                      7233 Windsor Mill Road
                 Key            Pelloni Portfolio                                   Various
   190      1    Key            Barnes & Noble                                      1955 West New Haven Avenue
   191      1    Key            FedEx Kinko's                                       2700 West New Haven Avenue
   192      1    IXIS           Hawthorne Suites                                    5701 Tinker Diagonal
   193      1    CRF            Walgreens - Houma, LA                               1435 West Tunnel Boulevard
   194      1    IXIS           Barnard and Whitaker                                114 Barnard & 109 Whitaker Street
   195      1    Key            Vista Plaza                                         1111 North Hamilton Road
   196      1    CRF            861 S. Atlantic Retail                              861 South Atlantic Boulevard
   197      1    IXIS           805-811 N. La Cienega                               805-811 North La Cienega Boulevard
   198      2    MLML           Country Village Apartments                          900 Highway 1417 South
   199      1    CRF            Park Place MarketPlace                              12999 Park Boulevard
   200      1    IXIS           Bobby Jones Plaza                                   220 Bobby Jones Expressway
   201      1    MLML           6800 Broken Sound Parkway                           6800 Broken Sound Parkway
   202      1    MLML           CVS - Jacksonville                                  3544 West University Boulevard
   203      1    MLML           1501 Wilson                                         1501 Wilson Street
   204      2    CRF            Park Apartments                                     1300 S. Pleasant Valley
   205      1    MLML           Parmer Metric Plaza                                 1701 West Parmer Lane
   206      1    MLML           Walgreen's Pinehurst                                32320 State Highway 249
   207      1    MLML           Terraces at Cheshire Place                          3509 David Cox Road
   208      1    MLML           Walgreen's Panama City                              301 North Tyndall Parkway
   209      1    MLML           CVS - Royersford                                    342 North Lewis Road
   210      1    CRF            Rosedale Village                                    4800 Burnet Road
   211      1    CRF            Stor-Mor Anaheim                                    1050 N Armando Street
   212      1    CRF            Stor-Mor Cypress                                    6322 Lincoln Avenue
   213      1    MLML           525-529 Los Angeles Street                          525-529 Los Angeles Street
   214      1    CRF            Energy Plaza                                        202 Rue Iberville
   215      1    IXIS           Ramada Salt Lake City                               2455 South State Street
   216      1    CRF            Kmart-Milton                                        6050 Hwy 90
   217      1    Key            Washington Grandview Building                       12211 West Washington Boulevard
   218      1    IXIS           Ardmore GSA                                         8335-8373 Ardwick/Ardmore Road
   219      1    CRF            Stoney Creek Self Storage                           7404 Boulder Avenue
   220      1    Key            Greenway Hayden Loop                                15500 Greenway Hayden Loop
   221      2    CRF            Dillon Park                                         1015 North Chowning Avenue
   222      2    CRF            Ticon-Bentley Ridge Apartments                      5523 NC Highway 55
   223      1    MLML           CVS - Bennington                                    8 Kocher Drive
   224      2    IXIS           Southpoint Place Apartments                         3530 Victoria Park Road
   225      1    IXIS           Compass Commons                                     Various
 225.01     1    IXIS           61-Wilton Road                                      61 Wilton Road
 225.02     1    IXIS           59-Wilton Road                                      59 Wilton Road
   226      1    MLML           Deer Park Plaza                                     2689-2719 Pulaski Highway
   227      1    CRF            Washington Plaza - Houston                          5555 Washington Avenue
   228      1    MLML           Hart Industrial Park                                2600 NE Andresen Road
   229      2    CRF            The Woods                                           39 Cotterrew Drive
   230      1    Key            Discount Drug Mart Plaza - Westlake                 27300 Detroit Road
   231      1    Key            Fry's Plaza                                         3904-3944 East Grant Road
   232      2    Key            Shakertown Apartments I                             5900-5934 Shakertown Drive Northwest
   233      1    MLML           Tower Pavillion                                     3571 South Tower Road
   234      1    Key            Gabriel Brothers Plaza - Kent                       1830 East Main Street
   235      1    CRF            Maple Ayer Medical Office                           1825 & 1829 Maple Road
   236      1    CRF            CVS Ft. Walton Beach                                1081 Beal Parkway
   237      2    CRF            Buena Vida                                          1505 La Fonda Drive
   238      1    Key            Deer Creek Woods Building 3S                        7300 West 135th Street
   239      2    CRF            Northview Manor                                     1805 30th Street Northwest
   240      1    MLML           Rhode Place                                         807 Taft Street and 805-901 Rhode Place
   241      1    CRF            CVS Pensacola                                       1 East Nine Mile Road
   242      1    CRF            Visco                                               335 East Avenue K-10
   243      1    Key            The Marketplace at Hanford Shopping Center          150 North 12th Avenue
   244      1    MLML           3002 Prigmor                                        3002 Prigmor Avenue
   245      2    CRF            Ticon-Avalon at Bridgefield                         325 Bridgefield Place
   246      1    CRF            Eastdale Storage                                    5550 Wares Ferry Road
   247      1    Key            Discount Drug Mart Plaza - Hudson                   5863 Darrow Road
   248      1    Key            Falletti Plaza                                      1275 Fell Street
   249      1    CRF            Opportunity Plaza                                   12601-12623 East Sprague Avenue
   250      1    CRF            Farmand Retail Center                               1864-1870 North Vermont Avenue
   251      2    CRF            Ticon-Highgate Townhomes                            5523 NC Highway 55
   252      2    CRF            9707 Cedar Avenue                                   9707 Cedar Avenue
   253      2    CRF            Fedora Apartments                                   823 South Fedora Street
   254      1    Key            Discount Drug Mart Plaza - Carrollton               592 12th Street
   255      2    CRF            2nd Street Apartements                              3441 West 2nd Street
   256      1    Key            Gateway Plaza                                       345 West Pearl Avenue
   257      2    Key            789 West End Avenue                                 789 West End Avenue
   258      1    Key            Regions Bank                                        5204 Maryland Way
   259      1    CRF            Huffman Self Storage                                11620 FM 1960 East
   260      1    CRF            Venture Crossing                                    8250 FM 78
   261      1    IXIS           Valley Oaks Shopping Center                         200 East Highway 12
   262      1    MLML           Rising Sun Plaza                                    5921 Rising Sun Avenue
   263      2    WFB            Canberra Apartments                                 2929 North 36th Street
   264      2    Key            Shakertown Apartments II                            5940-5958 Shakertown Drive Northwest
   265      1    Key            CVS - Clayton                                       11911 US Highway 70 West
   266      1    CRF            Stor Mor Mini Storage                               470 North Midway Drive
   267      1    IXIS           Staples Henlo                                       160 Dabney Road
   268      1    WFB            Dollar General II (Pool 3)                          Various
 268.01     1    WFB            Palmview                                            1510 S. Bentsen Palm Dr (FM 2062)
 268.02     1    WFB            San Antonio (Stahl)                                 5603 Stahl Rd
 268.03     1    WFB            Bellmead                                            4200 Bellmead Dr
   269      1    CRF            620 Parmer Crossing                                 9225 West Parmer Lane
   270      1    CRF            Main/Mason                                          1980 Main Street
   271      1    WFB            Scottsdale Airpark Retail Building                  14740 North Northsight Boulevard
   272      1    CRF            Weiner Corp. Building                               3501 Del Prado Boulevard South
   273      1    CRF            1875 Pacific Apts                                   1875 Pacific Avenue
   274      1    CRF            1848 Second Avenue                                  1848 Second Avenue
   275      1    CRF            Concord Corners                                     821 Concord Road
   276      1    CRF            CVS Pace                                            3888 Highway 90
   277      2    WFB            Cedarwood Apartments - Minot                        525 22nd Avenue NW and 1400 8th Street NW
   278      1    CRF            Office Depot Marble Falls                           1311 Morman Mill Road
   279      1    CRF            Pawnee Place Retail                                 2570 South Broadway Street
   280      1    WFB            Love Field Financial Center Office Building         6310 Lemmon Avenue
   281      1    WFB            Dollar General II (Pool 7)                          Various
 281.01     1    WFB            Bessemer                                            1750 4th Ave SW
 281.02     1    WFB            Stockdale                                           511 Hwy 123 South
 281.03     1    WFB            Orange Grove                                        417 E. Orange Ave
   282      2    CRF            Otterside Court Apartments                          21-43 Otterside Court
   283      1    CRF            Tutor Time Child Care/ Learning Center              6020 Hamner Avenue
   284      2    IXIS           Parkesedge Apartments                               601 Green Street
   285      1    Key            Panera Bread                                        1037 Glenbrook Way
   286      2    CRF            16844 Passage Avenue                                16844 Passage Avenue
   287      1    IXIS           18101 Preston Road                                  18101 Preston Road
   288      1    CRF            Colorado Terrace                                    1011 SW Emkay Drive
   289      2    CRF            Executive Heights                                   8405 & 8355 Alice Avenue
   290      1    WFB            Hobbs Shopping Center                               3900 North Lovington Highway
   291      1    CRF            Woodmen Plaza Shops                                 3560 East Woodmen Road
   292      1    CRF            Grimes Square                                       1255 Grimes Bridge Road
   293      2    CRF            Timothy Apartments                                  12010-12040 East Marietta Avenue
   294      2    WFB            Glacial Manor                                       1524 - 1638 12th Street NW
   295      1    CRF            Gateway Center - College Station                    1730 University Drive East
   296      2    WFB            Ashton Park Apartments                              2917-3039 E 47th Street
   297      1    WFB            The Boulevard - Avery Park                          10 The Boulevard
   298      2    CRF            Carmelita Court                                     2071 West 4th Street
   299      2    CRF            156 Robert Drive and 193-195 Mead Street            156 Robert Drive & 193-195 Mead Street
   300      1    CRF            Short Stop Plaza                                    75 Rancho Road
   301      1    MLML           Redwood Road Retail                                 215 North Redwood Road
   302      1    CRF            Shoppes at Bonneville                               12923 East Colonial Drive
   303      2    CRF            Two Town Creek Apartments                           1277-1317 Lost Nation Road
   304      2    CRF            Ivy Garden Apartments                               208 Turner Street
   305      2    CRF            Sundance Apartments                                 904 Atlantic Avenue
   306      2    CRF            Clintonview Townhomes                               55-57 Clintonview Blvd
   307      1    WFB            Falcon Valley Retail Center                         10103 Cherry Lane
   308      2    CRF            1497 Granite Hills Drive                            1497 Granite Hills Drive
   309      1    CRF            Kipling Medical                                     2290 Kipling Street & 9845 West 22nd Place
   310      2    CRF            813 S. Ramona Ave                                   813 South Ramona Avenue
   311      2    CRF            20 Williamson Way                                   20 Williamson Way
   312      2    CRF            3012 Harrison Street                                3012 Harrison Street
   313      1    CRF            Paradise Junction Shopping Center                   6409-6415 Frederick Road
   314      1    CRF            Dollar General Chicago Heights                      114 Halsted Street
   315      2    CRF            17920 Sierra Hwy                                    17920 Sierra Highway
   316      2    CRF            9236 Somerset Blvd.                                 9236 Somerset Boulevard
   317      2    CRF            909-911 Standard Street                             909-911 Standard Street
   318      1    CRF            Calderwood North                                    8915 West Overland Road
   319      2    CRF            Stonegate Apartments                                1609 & 1701 Walnut Street
   320      2    CRF            138 Pearl Street                                    138 Pearl Street
   321      2    CRF            1440 Elm Street                                     1440 Elm Street
   322      1    CRF            Starbucks                                           709 Southgate
   323      2    CRF            2067 Cedar Avenue                                   2067 Cedar Avenue
   324      2    CRF            613-615 McHugh Road                                 613-615 McHugh Road
   325      2    CRF            Ten Ten Apartments                                  1010 Pico Boulevard
   326      2    CRF            Bayport Apartments                                  233 Bayshore Drive
   327      2    CRF            1523 West Jefferson Boulevard                       1523 West Jefferson Boulevard
   328      2    CRF            825 South Westlake Avenue                           825 South Westlake Avenue
   329      2    CRF            1034 North Kemp Street                              1034 North Kemp Street
   330      2    CRF            2124 West 157th Street                              2124 West 157th Street
   331      2    CRF            1105 S. Standard Avenue                             1105 South Standard Avenue
   332      2    CRF            Ambercourt Apartments                               981 West F Street
   333      2    CRF            5255 Riverton Avenue                                5255 Riverton Avenue

                                                                             NUMBER OF       PROPERTY              PROPERTY
 LOAN #           CITY          STATE      ZIP CODE          COUNTY         PROPERTIES         TYPE                 SUBTYPE
------------------------------------------------------------------------------------------------------------------------------------

    1     New York                NY     10009, 10010  New York                 2       Multifamily           High Rise
  1.01    New York                NY     10009, 10010  New York                 1       Multifamily           High Rise
  1.02    New York                NY     10009, 10010  New York                 1       Multifamily           High Rise
    2     New York                NY        10036      New York                 1       Office                CBD
    3     New York                NY        10014      New York                 1       Hospitality           Full Service
    4     Austin                  TX        78759      Travis                   1       Hospitality           Full Service
    5     Atlanta                 GA        30326      Fulton                   1       Office                Suburban
    6     Memphis                 TN       Various     Shelby                  15       Industrial            Warehouse
  6.01    Memphis                 TN        38118      Shelby                   1       Industrial            Warehouse
  6.02    Memphis                 TN        38118      Shelby                   1       Industrial            Warehouse
  6.03    Memphis                 TN        38118      Shelby                   1       Industrial            Warehouse
  6.04    Memphis                 TN        38118      Shelby                   1       Industrial            Warehouse
  6.05    Memphis                 TN        38118      Shelby                   1       Industrial            Warehouse
  6.06    Memphis                 TN        38118      Shelby                   1       Industrial            Warehouse
  6.07    Memphis                 TN        38141      Shelby                   1       Industrial            Warehouse
  6.08    Memphis                 TN        38118      Shelby                   1       Industrial            Warehouse
  6.09    Memphis                 TN        38118      Shelby                   1       Industrial            Warehouse
  6.10    Memphis                 TN        38118      Shelby                   1       Industrial            Warehouse
  6.11    Memphis                 TN        38118      Shelby                   1       Industrial            Warehouse
  6.12    Memphis                 TN        38118      Shelby                   1       Industrial            Warehouse
  6.13    Memphis                 TN        38118      Shelby                   1       Industrial            Warehouse
  6.14    Memphis                 TN        38118      Shelby                   1       Industrial            Warehouse
  6.15    Memphis                 TN        38118      Shelby                   1       Industrial            Warehouse
    7     Camp Hill               PA        17011      Cumberland               1       Retail                Anchored
    8     Santa Monica            CA        90404      Los Angeles              1       Office                Medical
    9     New York                NY        10001      New York                 1       Hospitality           Limited Service
   10     Miami                   FL     33122; 33166  Miami-Dade               1       Industrial            Warehouse
   11     Scottsdale              AZ        85254      Maricopa                 1       Retail                Anchored
   12     Phoenix                 AZ        85020      Maricopa                 3       Office                Suburban
  12.01   Phoenix                 AZ        85020      Maricopa                 1       Office                Suburban
  12.02   Phoenix                 AZ        85020      Maricopa                 1       Office                Suburban
  12.03   Phoenix                 AZ        85020      Maricopa                 1       Office                Suburban
          Various                 NJ       Various     Various                  3       Healthcare            Senior Living
   13     Union City              NJ        07087      Hudson                   1       Healthcare            Senior Living
   14     Irvington               NJ        07111      Essex                    1       Healthcare            Senior Living
   15     Jersey City             NJ        07307      Hudson                   1       Healthcare            Senior Living
   16     Glendale                AZ        85305      Maricopa                 1       Multifamily           Garden
   17     Dallas                  TX        75207      Dallas                   1       Hospitality           Full Service
   18     Kingsport               TN        37664      Sullivan                 1       Retail                Anchored
   19     San Diego               CA        92123      San Diego                1       Office                Suburban
   20     Cerritos                CA        90703      Los Angeles              1       Office                Suburban
   21     Eagan                   MN        55121      Dakota                   1       Office                Suburban
   22     Bala Cynwyd             PA        19004      Montgomery               1       Office                Suburban
   23     New Orleans             LA        70130      Orleans Parish           1       Office                CBD
   24     Overland Park           KS        66211      Johnson                  1       Office                Suburban
   25     Indianapolis            IN        46241      Marion                   1       Industrial            Flex Office
   26     Highland Heights        OH        44143      Cuyahoga                 1       Retail                Anchored
   27     Liverpool               NY        13090      Onondaga                 1       Industrial            Warehouse/Distribution
   28     Washington              DC        10022      District of Columbia     1       Hospitality           Limited Service
   29     Lexington               KY        40509      Fayette                  1       Retail                Anchored
   30     San Antonio             TX        78216      Bexar                    2       Hospitality           Limited Service
  30.01   San Antonio             TX        78216      Bexar                    1       Hospitality           Limited Service
  30.02   San Antonio             TX        78216      Bexar                    1       Hospitality           Limited Service
   31     East Windsor            NJ        08520      Mercer                   1       Office                Suburban
   32     Wytheville              VA        24382      Wythe                    1       Industrial            Warehouse
   33     Temecula                CA        92591      Riverside                1       Multifamily           Garden
   34     South Deerfield         MA        01373      Franklin                 1       Mixed Use             Office/Industrial
   35     Richardson              TX        75080      Dallas                   1       Retail                Anchored
   36     Stamford                CT        06902      Fairfield                1       Office                Suburban
   37     Tucson                  AZ        85712      Pima                     1       Office                Medical
   38     Elkridge                MD        21076      Anne Arundel             1       Office                Suburban
   39     Fayetteville            NC       Various     Cumberland               3       Multifamily           Garden
  39.01   Fayetteville            NC        28314      Cumberland               1       Multifamily           Garden
  39.02   Fayetteville            NC        28311      Cumberland               1       Multifamily           Garden
  39.03   Fayetteville            NC        28311      Cumberland               1       Multifamily           Garden
   40     Various              Various     Various     Various                 192      Retail                Free Standing
 40.001   Little Rock             AR        72204      Pulaski                  1       Retail                Free Standing
 40.002   Pine Bluff              AR        71601      Jefferson                1       Retail                Free Standing
 40.003   San Antonio             TX        78214      Bexar                    1       Retail                Free Standing
 40.004   Memphis                 TN        38107      Shelby                   1       Retail                Free Standing
 40.005   Memphis                 TN        38108      Shelby                   1       Retail                Free Standing
 40.006   San Antonio             TX        78212      Bexar                    1       Retail                Free Standing
 40.007   Dallas                  TX        75232      Dallas                   1       Retail                Free Standing
 40.008   Oklahoma City           OK        73111      Oklahoma                 1       Retail                Free Standing
 40.009   Memphis                 TN        38114      Shelby                   1       Retail                Free Standing
 40.010   Memphis                 TN        38109      Shelby                   1       Retail                Free Standing
 40.011   Memphis                 TN        38106      Shelby                   1       Retail                Free Standing
 40.012   Gulfport                MS        39501      Harrison                 1       Retail                Free Standing
 40.013   Laurel                  MS        39440      Jones                    1       Retail                Free Standing
 40.014   Mission                 TX        78504      Hildago                  1       Retail                Free Standing
 40.015   Decatur                 GA        30035      DeKalb                   1       Retail                Free Standing
 40.016   Vicksburg               MS        39183      Warren                   1       Retail                Free Standing
 40.017   Greenville              TX        75401      Hunt                     1       Retail                Free Standing
 40.018   Brownsville             TX        78521      Cameron                  1       Retail                Free Standing
 40.019   Midland                 TX        79701      Midland                  1       Retail                Free Standing
 40.020   Odessa                  TX        79762      Ector                    1       Retail                Free Standing
 40.021   Albuquerque             NM        87102      Bernalillo               1       Retail                Free Standing
 40.022   Bryan                   TX        77803      Brazos                   1       Retail                Free Standing
 40.023   San Antonio             TX        78237      Bexar                    1       Retail                Free Standing
 40.024   Beeville                TX        78102      Bee                      1       Retail                Free Standing
 40.025   Montgomery              AL        36105      Montgomery               1       Retail                Free Standing
 40.026   New Braunfels           TX        78130      Comal                    1       Retail                Free Standing
 40.027   Cleburne                TX        76033      Johnson                  1       Retail                Free Standing
 40.028   Harlingen               TX        78550      Cameron                  1       Retail                Free Standing
 40.029   San Antonio             TX        78217      Bexar                    1       Retail                Free Standing
 40.030   San Antonio             TX        78213      Bexar                    1       Retail                Free Standing
 40.031   San Antonio             TX        78240      Bexar                    1       Retail                Free Standing
 40.032   Albuquerque             NM        87105      Bernalillo               1       Retail                Free Standing
 40.033   Copperas Cove           TX        76522      Coryell                  1       Retail                Free Standing
 40.034   Hobbs                   NM        88240      Lea                      1       Retail                Free Standing
 40.035   Roswell                 NM        88203      Chaves                   1       Retail                Free Standing
 40.036   Decatur                 GA        30034      DeKalb                   1       Retail                Free Standing
 40.037   Tulsa                   OK        74129      Tulsa                    1       Retail                Free Standing
 40.038   Little Rock             AR        72209      Pulaski                  1       Retail                Free Standing
 40.039   Phoenix                 AZ        85019      Maricopa                 1       Retail                Free Standing
 40.040   Phoenix                 AZ        85040      Maricopa                 1       Retail                Free Standing
 40.041   Phoenix                 AZ        85029      Maricopa                 1       Retail                Free Standing
 40.042   Phoenix                 AZ        85006      Maricopa                 1       Retail                Free Standing
 40.043   Phoenix                 AZ        85016      Maricopa                 1       Retail                Free Standing
 40.044   Nogales                 AZ        85621      Santa Cruz               1       Retail                Free Standing
 40.045   Albuquerque             NM        87107      Bernalillo               1       Retail                Free Standing
 40.046   San Antonio             TX        78218      Bexar                    1       Retail                Free Standing
 40.047   Killeen                 TX        76543      Bell                     1       Retail                Free Standing
 40.048   Albuquerque             NM        87112      Bernalillo               1       Retail                Free Standing
 40.049   Lewisville              TX        75057      Denton                   1       Retail                Free Standing
 40.050   Abilene                 TX        79605      Taylor                   1       Retail                Free Standing
 40.051   Austin                  TX        78723      Travis                   1       Retail                Free Standing
 40.052   Atlanta                 GA        30331      Fulton                   1       Retail                Free Standing
 40.053   Atlanta                 GA        30331      Fulton                   1       Retail                Free Standing
 40.054   Marietta                GA        30064      Cobb                     1       Retail                Free Standing
 40.055   Macon                   GA        31211      Bibb                     1       Retail                Free Standing
 40.056   Tyler                   TX        75702      Smith                    1       Retail                Free Standing
 40.057   Austin                  TX        78758      Travis                   1       Retail                Free Standing
 40.058   Kingsville              TX        78363      Kleberg                  1       Retail                Free Standing
 40.059   Memphis                 TN        38114      Shelby                   1       Retail                Free Standing
 40.060   Tulsa                   OK        74126      Tulsa                    1       Retail                Free Standing
 40.061   Tucson                  AZ        85730      Pima                     1       Retail                Free Standing
 40.062   Brownsville             TX        78521      Cameron                  1       Retail                Free Standing
 40.063   Eagle Pass              TX        78852      Maverick                 1       Retail                Free Standing
 40.064   San Benito              TX        78586      Cameron                  1       Retail                Free Standing
 40.065   Odessa                  TX        79764      Ector                    1       Retail                Free Standing
 40.066   Decatur                 GA        30033      DeKalb                   1       Retail                Free Standing
 40.067   East Point              GA        30344      Fulton                   1       Retail                Free Standing
 40.068   Jackson                 MS        39213      Hinds                    1       Retail                Free Standing
 40.069   Jackson                 MS        39209      Hinds                    1       Retail                Free Standing
 40.070   Memphis                 TN        38116      Shelby                   1       Retail                Free Standing
 40.071   Tulsa                   OK        74105      Tulsa                    1       Retail                Free Standing
 40.072   Phoenix                 AZ        85042      Maricopa                 1       Retail                Free Standing
 40.073   Macon                   GA        31201      Bibb                     1       Retail                Free Standing
 40.074   Fort Worth              TX        76119      Tarrant                  1       Retail                Free Standing
 40.075   Phenix City             AL        36867      Russell                  1       Retail                Free Standing
 40.076   Columbus                GA        31907      Muscogee                 1       Retail                Free Standing
 40.077   Americus                GA        31709      Sumtes                   1       Retail                Free Standing
 40.078   Lagrange                GA        30240      Troup                    1       Retail                Free Standing
 40.079   Griffin                 GA        30223      Spalding                 1       Retail                Free Standing
 40.080   Village                 OK        73120      Oklahoma                 1       Retail                Free Standing
 40.081   Decatur                 GA        30032      DeKalb                   1       Retail                Free Standing
 40.082   Memphis                 TN        38106      Shelby                   1       Retail                Free Standing
 40.083   Dallas                  TX        75247      Dallas                   1       Retail                Free Standing
 40.084   Memphis                 TN        38127      Shelby                   1       Retail                Free Standing
 40.085   Cordele                 GA        31015      Crisp                    1       Retail                Free Standing
 40.086   Altus                   OK        73521      Jackson                  1       Retail                Free Standing
 40.087   Grand Prairie           TX        75051      Dallas                   1       Retail                Free Standing
 40.088   Phoenix                 AZ        85007      Maricopa                 1       Retail                Free Standing
 40.089   Mercedes                TX        78570      Hidalgo                  1       Retail                Free Standing
 40.090   Birmingham              AL        35204      Jefferson                1       Retail                Free Standing
 40.091   Tucson                  AZ        85716      Pima                     1       Retail                Free Standing
 40.092   Temple                  TX        76504      Bell                     1       Retail                Free Standing
 40.093   Columbus                GA        31903      Muscogee                 1       Retail                Free Standing
 40.094   Macon                   GA        31206      Bibb                     1       Retail                Free Standing
 40.095   San Antonio             TX        78226      Bexar                    1       Retail                Free Standing
 40.096   Birmingham              AL        35217      Jefferson                1       Retail                Free Standing
 40.097   Fort Worth              TX        76119      Tarrant                  1       Retail                Free Standing
 40.098   Kansas City             MO        64132      Jackson                  1       Retail                Free Standing
 40.099   San Antonio             TX        78240      Bexar                    1       Retail                Free Standing
 40.100   Norfolk                 VA        23504      Norfolk                  1       Retail                Free Standing
 40.101   Universal City          TX        78148      Bexar                    1       Retail                Free Standing
 40.102   Donna                   TX        78537      Hidalgo                  1       Retail                Free Standing
 40.103   Elsa                    TX        78543      Hidalgo                  1       Retail                Free Standing
 40.104   San Antonio             TX        78242      Bexar                    1       Retail                Free Standing
 40.105   Montgomery              AL        36110      Montgomery               1       Retail                Free Standing
 40.106   San Antonio             TX        78210      Bexar                    1       Retail                Free Standing
 40.107   Norfolk                 VA        23505      Norfolk                  1       Retail                Free Standing
 40.108   Raymondville            TX        78580      Willacy                  1       Retail                Free Standing
 40.109   Victoria                TX        77901      Victoria                 1       Retail                Free Standing
 40.110   Portsmouth              VA        23704      Portsmouth               1       Retail                Free Standing
 40.111   Alamo                   TX        78516      Hidalgo                  1       Retail                Free Standing
 40.112   Rio Grande City         TX        78582      Starr                    1       Retail                Free Standing
 40.113   Victoria                TX        77901      Victoria                 1       Retail                Free Standing
 40.114   Kilgore                 TX        75662      Gregg                    1       Retail                Free Standing
 40.115   Harlingen               TX        78550      Cameron                  1       Retail                Free Standing
 40.116   Pleasanton              TX        78064      Atascosa                 1       Retail                Free Standing
 40.117   Floresville             TX        78114      Wilson                   1       Retail                Free Standing
 40.118   San Antonio             TX        78219      Bexar                    1       Retail                Free Standing
 40.119   Dallas                  TX        75217      Dallas                   1       Retail                Free Standing
 40.120   Dallas                  TX        75246      Dallas                   1       Retail                Free Standing
 40.121   McAllen                 TX        78504      Hidalgo                  1       Retail                Free Standing
 40.122   Longview                TX        75605      Gregg                    1       Retail                Free Standing
 40.123   Grand Prairie           TX        75050      Dallas                   1       Retail                Free Standing
 40.124   Edinburg                TX        78539      Hidalgo                  1       Retail                Free Standing
 40.125   Fort Valley             GA        31030      Peach                    1       Retail                Free Standing
 40.126   Midwest City            OK        73141      Oklahoma                 1       Retail                Free Standing
 40.127   Brownsville             TX        78526      Cameron                  1       Retail                Free Standing
 40.128   Port Lavaca             TX        77979      Calhoun                  1       Retail                Free Standing
 40.129   Marlin                  TX        76661      Falls                    1       Retail                Free Standing
 40.130   Brownsville             TX        78520      Cameron                  1       Retail                Free Standing
 40.131   Roma                    TX        78584      Starr                    1       Retail                Free Standing
 40.132   Garland                 TX        75043      Dallas                   1       Retail                Free Standing
 40.133   Austin                  TX        78741      Travis                   1       Retail                Free Standing
 40.134   San Antonio             TX        78221      Bexar                    1       Retail                Free Standing
 40.135   Balch Springs           TX        75180      Dallas                   1       Retail                Free Standing
 40.136   Greensboro              AL        36744      Hale                     1       Retail                Free Standing
 40.137   Lubbock                 TX        79403      Lubbock                  1       Retail                Free Standing
 40.138   Weslaco                 TX        78596      Hidalgo                  1       Retail                Free Standing
 40.139   San Antonio             TX        78216      Bexar                    1       Retail                Free Standing
 40.140   Jackson                 MS        39206      Hinds                    1       Retail                Free Standing
 40.141   Pharr                   TX        78577      Hidalgo                  1       Retail                Free Standing
 40.142   Carrollton              TX        75006      Denton                   1       Retail                Free Standing
 40.143   Oklahoma City           OK        73135      Oklahoma                 1       Retail                Free Standing
 40.144   Montgomery              AL        36108      Montgomery               1       Retail                Free Standing
 40.145   Richland Hills          TX        76180      Tarrant                  1       Retail                Free Standing
 40.146   N. Little Rock          AR        72117      Pulaski                  1       Retail                Free Standing
 40.147   Talladega               AL        35160      Talladega                1       Retail                Free Standing
 40.148   Montgomery              AL        36116      Montgomery               1       Retail                Free Standing
 40.149   Montgomery              AL        36108      Montgomery               1       Retail                Free Standing
 40.150   Memphis                 TN        38134      Shelby                   1       Retail                Free Standing
 40.151   Dallas                  TX        75235      Dallas                   1       Retail                Free Standing
 40.152   Biloxi                  MS        39530      Harrison                 1       Retail                Free Standing
 40.153   Jackson                 MS        39212      Hinds                    1       Retail                Free Standing
 40.154   Brownsville             TX        78521      Cameron                  1       Retail                Free Standing
 40.155   Mesquite                TX        75149      Dallas                   1       Retail                Free Standing
 40.156   Hidalgo                 TX        78557      Hidalgo                  1       Retail                Free Standing
 40.157   Brownsville             TX        78521      Cameron                  1       Retail                Free Standing
 40.158   Port Isabel             TX        78578      Cameron                  1       Retail                Free Standing
 40.159   La Feria                TX        78559      Cameron                  1       Retail                Free Standing
 40.160   Lubbock                 TX        79401      Lubbock                  1       Retail                Free Standing
 40.161   San Antonio             TX        78203      Bexar                    1       Retail                Free Standing
 40.162   San Antonio             TX        78223      Bexar                    1       Retail                Free Standing
 40.163   Laredo                  TX        78043      Webb                     1       Retail                Free Standing
 40.164   Austin                  TX        78704      Travis                   1       Retail                Free Standing
 40.165   Austin                  TX        78702      Travis                   1       Retail                Free Standing
 40.166   Irving                  TX        75061      Dallas                   1       Retail                Free Standing
 40.167   Dallas                  TX        75212      Dallas                   1       Retail                Free Standing
 40.168   Laredo                  TX        78040      Webb                     1       Retail                Free Standing
 40.169   Fort Worth              TX        76115      Tarrant                  1       Retail                Free Standing
 40.170   Tucson                  AZ        85704      Pima                     1       Retail                Free Standing
 40.171   Kansas City             MO        64134      Jackson                  1       Retail                Free Standing
 40.172   Arlington               TX        76010      Tarrant                  1       Retail                Free Standing
 40.173   San Antonio             TX        78220      Bexar                    1       Retail                Free Standing
 40.174   Dallas                  TX        75216      Dallas                   1       Retail                Free Standing
 40.175   Atlanta                 GA        30315      Fulton                   1       Retail                Free Standing
 40.176   Waco                    TX        76711      McLennan                 1       Retail                Free Standing
 40.177   Kansas City             MO        64127      Jackson                  1       Retail                Free Standing
 40.178   Kansas City             MO        64130      Jackson                  1       Retail                Free Standing
 40.179   Kansas City             MO        64130      Jackson                  1       Retail                Free Standing
 40.180   Birmingham              AL        35211      Jefferson                1       Retail                Free Standing
 40.181   Tucson                  AZ        85706      Pima                     1       Retail                Free Standing
 40.182   Atlanta                 GA        30316      Fulton                   1       Retail                Free Standing
 40.183   Birmingham              AL        35207      Jefferson                1       Retail                Free Standing
 40.184   Fort Worth              TX        76116      Tarrant                  1       Retail                Free Standing
 40.185   San Antonio             TX        78207      Bexar                    1       Retail                Free Standing
 40.186   McAllen                 TX        78501      Hidalgo                  1       Retail                Free Standing
 40.187   Weslaco                 TX        78596      Hidalgo                  1       Retail                Free Standing
 40.188   Memphis                 TN        38112      Shelby                   1       Retail                Free Standing
 40.189   Birmingham              AL        35211      Jefferson                1       Retail                Free Standing
 40.190   Kansas City             KS        66102      Wyandotte                1       Retail                Free Standing
 40.191   Haltom City             TX        76111      Tarrant                  1       Retail                Free Standing
 40.192   Little Rock             AR        72202      Pulaski                  1       Retail                Free Standing
   41     Paramus                 NJ        07652      Bergen                   1       Retail                Anchored
   42     Lancaster               PA        17601      Lancaster                1       Retail                Anchored
   43     Thousand Oaks           CA        91320      Ventura                  1       Office                R & D
   44     Eagle Pass              TX        78852      Maverick                 1       Retail                Regional Mall
   45     Plano                   TX        75023      Collin                   1       Industrial            Distribution
   46     Pahrump                 NV        89048      Nye                      1       Retail                Anchored
   47     Grapevine               TX        76051      Tarrant                  1       Multifamily           Garden
   48     Victorville             CA        92392      San Bernardino           1       Retail                Anchored
   49     Chantilly               VA        20151      Fairfax                  1       Hospitality           Limited Service
   50     Valhalla                NY        10595      Westchester              1       Office                Suburban
   51     Huntsville              AL        35802      Madison                  1       Multifamily           Garden
   52     Moreno Valley           CA        92553      Riverside                1       Retail                Anchored
   53     Union City              NJ        07087      Hudson                   1       Mixed Use             Office/Retail
   54     Stratford               CT        06614      Fairfield                1       Office                Suburban
   55     Bethesda                MD        20814      Montgomery               1       Self Storage          Self Storage
   56     Kansas City             MO        64108      Jackson                  1       Office                CBD
   57     Various                 SC       Various     Berkeley                 2       Multifamily           Garden
  57.01   Hanahan                 SC        29406      Berkeley                 1       Multifamily           Garden
  57.02   Goose Creek             SC        29445      Berkeley                 1       Multifamily           Garden
   58     Jacksonville            FL        32246      Duval                    1       Hospitality           Limited Service
   59     North Richland Hills    TX        76180      Tarrant                  1       Multifamily           Garden
   60     Boca Raton              FL        33431      Palm Beach               1       Retail                Shadow Anchored
   61     Mesa                    AZ        85206      Maricopa                 1       Retail                Shadow Anchored
   62     Redlands                CA        92373      San Bernardino           1       Multifamily           Garden
   63     Greenville              SC        29607      Greenville               1       Retail                Single Tenant
   64     Colorado Springs        CO        80917      El Paso                  1       Retail                Unanchored
   65     Blaine                  MN        55434      Anoka                    2       Retail                Anchored
  65.01   Blaine                  MN        55434      Anoka                    1       Retail                Anchored
  65.02   Blaine                  MN        55434      Anoka                    1       Retail                Anchored
   66     Hollywood               FL        33020      Broward                  1       Hospitality           Full Service
   67     Dallas                  TX        75202      Dallas                   1       Office                CBD
   68     Las Vegas               NV        89128      Clark                    1       Retail                Anchored
   69     Tallahassee             FL        32304      Leon                     1       Hospitality           Limited Service
   70     Various                 TX       Various     Various                  5       Retail                Anchored
  70.01   Dallas                  TX        75217      Dallas                   1       Retail                Anchored
  70.02   Abilene                 TX        79601      Taylor                   1       Retail                Anchored
  70.03   Floresville             TX        78114      Wilson                   1       Retail                Anchored
  70.04   Groesbeck               TX        76642      Limestone                1       Retail                Anchored
  70.05   Huntsville              TX        77340      Walker                   1       Retail                Anchored
   71     Anchorage               AK        99503      Anchorage                1       Office                Suburban
   72     Jacksonville            NC        28540      Onslow                   1       Multifamily           Garden
   73     Various              Various     Various     Various                  3       Office                Various
  73.01   Austin                  TX        78724      Travis                   1       Office                Suburban
  73.02   Richmond                VA        23225      Chesterfield             1       Office                Suburban
  73.03   Baytown                 TX        77521      Harris                   1       Office                Medical
   74     Fort Washington         MD        20744      Prince George's          1       Multifamily           Garden
   75     Lakewood                CO        80228      Jefferson                1       Hospitality           Full Service
   76     Shelby Township         MI        48316      Macomb                   1       Multifamily           Garden
   77     Fort Lauderdale         FL        33309      Broward                  1       Industrial            Flex
   78     West Des Moines         IA        50265      Polk                     2       Multifamily           Garden
  78.01   West Des Moines         IA        50265      Polk                     1       Multifamily           Garden
  78.02   West Des Moines         IA        50265      Polk                     1       Multifamily           Garden
   79     Phoenix                 AZ        85040      Maricopa                 1       Industrial            Flex Office
   80     Huntsville              AL        35801      Madison                  1       Office                Suburban
          Various                 KY       Various     Various                  2       Industrial            Manufacturing
   81     Dry Ridge               KY        41035      Grant                    1       Industrial            Manufacturing
   82     Owensboro               KY        42301      Daviess                  1       Industrial            Manufacturing
   83     Dupont                  WA        98327      Pierce                   1       Retail                Unanchored
   84     Orlando                 FL        32835      Orange                   1       Office                Suburban
   85     Phoenix                 AZ        85054      Maricopa                 1       Retail                Anchored
   86     Slippery Rock           PA        16057      Butler                   2       Multifamily           Student
  86.01   Slippery Rock           PA        16057      Butler                   1       Multifamily           Student
  86.02   Slippery Rock           PA        16057      Butler                   1       Multifamily           Student
   87     Bloomington             IN        47404      Monroe                   1       Multifamily           Student Housing
   88     Bowie                   MD        20715      Prince George's          1       Self Storage          Self Storage
   89     Ellicott City           MD        21042      Howard                   1       Self Storage          Self Storage
   90     Birmingham              AL        35242      Shelby                   1       Hospitality           Limited Service
   91     Long Beach              CA        90802      Los Angeles              1       Office                Suburban
   92     Phoenix                 AZ        85034      Maricopa                 1       Industrial            Flex Office
   93     Detroit                 MI        48214      Wayne                    1       Office                Medical
   94     Norton                  MA        02766      Bristol                  1       Retail                Anchored
   95     Statesboro              GA        30458      Bulloch                  1       Retail                Anchored
   96     Beltsville              MD        20705      Prince Georges           1       Self Storage          Self Storage
   97     Duluth                  GA        30096      Gwinnett                 1       Office                Suburban
   98     Oxnard                  CA        93030      Ventura                  1       Office                Medical
   99     Maspeth                 NY        11378      Queens                   1       Industrial            Warehouse
   100    Newport News            VA        23605      Newport News City        1       Retail                Anchored
   101    Cornwall                NY        12518      Orange                   1       Office                Medical
   102    Orlando                 FL        32811      Orange                   1       Retail                Unanchored
   103    Conyers                 GA        30013      Rockdale                 1       Retail                Shadow Anchored
   104    Fremont                 CA        94538      Alameda                  1       Industrial            Flex
   105    Oxon Hill               MD        20745      Prince George's          1       Office                Suburban
   106    Livonia                 MI        48152      Wayne                    1       Office                Suburban
   107    Troy                    OH        45373      Miami                    1       Multifamily           Garden
   108    Albuquerque             NM        87105      Bernalillo               1       Retail                Anchored
   109    Bonita                  CA        91902      San Diego                1       Office                Medical
   110    Duluth                  GA        30096      Gwinnett                 1       Retail                Anchored
   111    Deer Park               NY        11729      Suffolk County           1       Industrial            Warehouse
   112    Decatur                 GA        30030      Dekalb                   1       Office                Suburban
   113    Bedford                 TX        76021      Tarrant                  1       Multifamily           Garden
   114    Laguna Beach            CA        92651      Orange                   1       Retail                Unanchored
   115    Yonkers                 NY        10710      Westchester              1       Retail                Anchored
   116    Anchorage               AK        99503      Anchorage                3       Retail                Unanchored
 116.01   Anchorage               AK        99503      Anchorage                1       Retail                Unanchored
 116.02   Anchorage               AK        99503      Anchorage                1       Retail                Unanchored
 116.03   Anchorage               AK        99503      Anchorage                1       Retail                Unanchored
   117    Basalt                  CO        81621      Eagle                    1       Mixed Use             Office/Retail
   118    West Des Moines         IA        50266      Dallas                   1       Retail                Unanchored
   119    Sedona                  AZ        86351      Yavapai                  1       Retail                Unanchored
   120    Folsom                  CA        95630      Sacramento               1       Retail                Anchored
   121    Rochester               NY       Various     Monroe                   2       Various               Various
 121.01   Rochester               NY        14623      Monroe                   1       Retail                Unanchored
 121.02   Rochester               NY        14623      Monroe                   1       Office                Suburban
   122    Newhall                 CA        91321      Los Angeles              1       Retail                Shadow Anchored
   123    Van Nuys                CA        91405      Los Angeles              1       Industrial            Flex
   124    Union City              CA        94587      Alameda                  1       Retail                Anchored
   125    Bowling Green           OH        43402      Wood                     1       Retail                Anchored
   126    La Mesa                 CA        91942      San Diego                1       Office                Medical
   127    Trussville              AL        35173      Jefferson                1       Retail                Anchored
   128    Baltimore               MD        21234      Baltimore                1       Self Storage          Self Storage
   129    Indianapolis            IN        46204      Marion                   1       Office                CBD
   130    Wellington              FL        33414      Palm Beach               1       Office                Medical
   131    Laurel                  MD        20708      Prince Georges           1       Self Storage          Self Storage
   132    Pasadena                MD        21122      Anne Arundel             1       Self Storage          Self Storage
   133    Tampa                   FL        33637      Hillsborough             1       Hospitality           Limited Service
   134    Torrance                CA        90503      Los Angeles              1       Self Storage          Self Storage
   135    Catonsville             MD        21228      Baltimore                1       Self Storage          Self Storage
   136    Stevensville            MD        21666      Queen Anne               1       Retail                Anchored
   137    Bradenton               FL        34203      Manatee                  1       Retail                Anchored
   138    Wilmette                IL        60091      Cook                     1       Retail                Unanchored
   139    Winston Salem           NC        27103      Forsyth                  1       Hospitality           Full Service
   140    Germantown              MD        20874      Montgomery               1       Self Storage          Self Storage
   141    Kennesaw                GA        30144      Cobb                     1       Office                Suburban
   142    Tampa                   FL        33619      Hillsborough             1       Office                Suburban
   143    Danbury                 CT        06810      Fairfield                1       Hospitality           Full Service
   144    Austin                  TX        78735      Travis                   1       Retail                Unanchored
   145    Prince Frederick        MD        20678      Calvert                  1       Retail                Anchored
   146    Memphis                 TN        38141      Shelby                   1       Industrial            Distribution
   147    Tulsa                   OK        74136      Tulsa                    1       Multifamily           Garden
   148    Columbia                SC        29212      Lexington                1       Hospitality           Limited Service
   149    Muncie                  IN        47304      Delaware                 1       Multifamily           Garden
   150    Kennesaw                GA        30144      Cobb                     1       Hospitality           Limited Service
   151    Greenville              SC        29615      Greenville               1       Hospitality           Limited Service
   152    Cathedral City          CA        92234      Riverside                1       Retail                Anchored
   153    Owings Mills            MD        21117      Baltimore                1       Self Storage          Self Storage
   154    Alhambra                CA        91801      Los Angeles              1       Retail                Single Tenant
   155    Pasadena                CA        91105      Los Angeles              1       Retail                Unanchored
   156    Perris                  CA        92571      Riverside                1       Manufactured Housing  Mobile Home Park
   157    Fremont                 CA        94538      Alameda                  1       Office                Suburban
   158    Beaumont                TX        77713      Jefferson                1       Multifamily           Garden
   159    Auburn                  MA        01501      Worcester                1       Hospitality           Limited Service
   160    El Segundo              CA        90245      Los Angeles              1       Mixed Use             Multifamily/Retail
   161    Memphis                 TN        38104      Shelby                   1       Multifamily           High Rise
   162    Draper                  UT        84020      Salt Lake                1       Office                Medical
   163    Santa Rosa              CA        95403      Sonoma                   1       Manufactured Housing  Mobile Home Park
   164    Sarasota                FL        34234      Sarasota                 1       Industrial            Office/Industrial
   165    Cary                    NC        27511      Wake                     1       Hospitality           Limited Service
   166    Chesapeake              VA        23321      Chesapeake City          1       Hospitality           Limited Service
   167    Knoxville               TN        37912      Knox                     1       Hospitality           Limited Service
   168    Federal Way             WA        98003      King                     1       Industrial            Flex
   169    Vestavia                AL        35216      Jefferson                1       Retail                Single Tenant
   170    Altamonte Springs       FL        32714      Seminole                 1       Retail                Unanchored
   171    Sarasota                FL        34231      Sarasota                 1       Retail                Unanchored
   172    Greenwood               NC        27858      Pitt                     1       Retail                Anchored
   173    Los Angeles             CA        90015      Los Angeles              1       Retail                Unanchored
          Medford                 OR       Various     Jackson                  2       Self Storage          Self Storage
   174    Medford                 OR        97501      Jackson                  1       Self Storage          Self Storage
   175    Medford                 OR        97504      Jackson                  1       Self Storage          Self Storage
   176    Hampton                 VA        23666      Monroe                   1       Hospitality           Full Service
   177    Calumet City            IL        60409      Cook                     1       Retail                Anchored
   178    Westminster             MD        21157      Carroll                  1       Self Storage          Self Storage
   179    Various              Various     Various     Various                  9       Retail                Free Standing
 179.01   Roeland Park            KS        66205      Johnson                  1       Retail                Free Standing
 179.02   Mission                 KS        66202      Johnson                  1       Retail                Free Standing
 179.03   Kansas City             MO        64114      Jackson                  1       Retail                Free Standing
 179.04   Gladstone               MO        64110      Clay                     1       Retail                Free Standing
 179.05   Olathe                  KS        66062      Johnson                  1       Retail                Free Standing
 179.06   Slidell                 LA        70458      St Tammany               1       Retail                Free Standing
 179.07   Warrensburg             MO        64093      Johnson                  1       Retail                Free Standing
 179.08   Kansas City             MO        64111      Jackson                  1       Retail                Free Standing
 179.09   New Iberia              LA        70560      Iberia                   1       Retail                Free Standing
   180    Pharr                   TX        78577      Hidalgo                  1       Hospitality           Limited Service
   181    Lone Tree               CO        80124      Douglas                  1       Retail                Unanchored
   182    Elk Grove               CA        95758      Sacramento               1       Self Storage          Self Storage
   183    Sun Valley              CA        91352      Los Angeles              1       Self Storage          Self Storage
   184    Grass Valley            CA        95949      Nevada                   1       Manufactured Housing  Mobile Home Park
   185    Austin                  TX        78717      Williamson               1       Self Storage          Self Storage
   186    Winston-Salem           NC        27103      Forsyth                  1       Retail                Single Tenant
   187    Bourbonnais             IL        60914      Kankakee                 1       Hospitality           Limited Service
   188    Portland                OR        97209      Multnomah                1       Mixed Use             Office/Retail
   189    Woodlawn                MD        21201      Baltimore                1       Self Storage          Self Storage
          Melbourne               FL        32904      Brevard                  2       Retail                Single Tenant
   190    Melbourne               FL        32904      Brevard                  1       Retail                Single Tenant
   191    Melbourne               FL        32904      Brevard                  1       Retail                Single Tenant
   192    Midwest City            OK        73110      Oklahoma                 1       Hospitality           Limited Service
   193    Houma                   LA        70360      Terrebonne               1       Retail                Single Tenant
   194    Savannah                GA        31401      Chatham                  1       Office                Suburban
   195    Gahanna                 OH        43230      Franklin                 1       Retail                Shadow Anchored
   196    Monterey Park           CA        91754      Los Angeles              1       Office                Medical
   197    Los Angeles             CA        90069      Los Angeles              1       Retail                Unanchored
   198    Sherman                 TX        75092      Grayson                  1       Multifamily           Garden
   199    Seminole                FL        33756      Pinellas                 1       Retail                Anchored
   200    Martinez                GA        30907      Columbia                 1       Retail                Shadow Anchored
   201    Boca Raton              FL        33487      Palm Beach               1       Office                Suburban
   202    Jacksonville            FL        32217      Duval                    1       Retail                Single Tenant
   203    Batavia                 IL        60510      Kane                     1       Industrial            Warehouse
   204    Austin                  TX        78741      Travis                   1       Multifamily           Garden
   205    Austin                  TX        78727      Travis                   1       Retail                Unanchored
   206    Pinehurst               TX        77362      Montgomery               1       Retail                Single Tenant
   207    Charlotte               NC        28269      Mecklenburg              1       Retail                Unanchored
   208    Panama City             FL        32404      Bay                      1       Retail                Single Tenant
   209    Royersford              PA        19468      Montgomery               1       Retail                Single Tenant
   210    Austin                  TX        78756      Travis                   1       Retail                Unanchored
   211    Anaheim                 CA        92806      Orange                   1       Self Storage          Self Storage
   212    Cypress                 CA        90630      Orange                   1       Self Storage          Self Storage
   213    Los Angeles             CA        90013      Los Angeles              1       Retail                Unanchored
   214    Lafayette               LA        70508      Lafayette Parish         1       Office                Suburban
   215    Salt Lake City          UT        84115      Salt Lake                1       Hospitality           Limited Service
   216    Milton                  FL        32570      Santa Rosa               1       Retail                Anchored
   217    Los Angeles             CA        90066      Los Angeles              1       Office                Suburban
   218    Hyattsville             MD        20785      Prince George's          1       Industrial            Industrial
   219    Highland                CA        92346      San Bernardino           1       Self Storage          Self Storage
   220    Scottsdale              AZ        85260      Maricopa                 1       Industrial            Office/Warehouse
   221    Edmond                  OK        73034      Oklahoma                 1       Multifamily           Student Housing
   222    Durham                  NC        27713      Durham                   1       Multifamily           Garden
   223    Bennington              VT        05201      Bennington               1       Retail                Single Tenant
   224    Jacksonville            FL        32216      Duval                    1       Multifamily           Garden
   225    Westport                CT        06880      Fairfield                2       Office                Suburban
 225.01   Westport                CT        06880      Fairfield                1       Office                Suburban
 225.02   Westport                CT        06880      Fairfield                1       Office                Suburban
   226    Newark                  DE        19702      New Castle               1       Retail                Anchored
   227    Houston                 TX        77007      Harris                   1       Retail                Unanchored
   228    Vancouver               WA        98661      Clark                    1       Industrial            Warehouse
   229    Blacklick               OH        43004      Franklin                 1       Multifamily           Garden
   230    Westlake                OH        44145      Cuyahoga                 1       Retail                Single Tenant
   231    Tucson                  AZ        85712      Pima                     1       Retail                Shadow Anchored
   232    Canton                  OH        44718      Stark                    1       Multifamily           Garden
   233    Aurora                  CO        80012      Arapahoe                 1       Retail                Shadow Anchored
   234    Kent                    OH        44240      Portage                  1       Retail                Unanchored
   235    Amherst                 NY        14221      Erie County              1       Office                Medical
   236    Fort Walton Beach       FL        32547      Okaloosa                 1       Retail                Single Tenant
   237    Las Cruces              NM        88001      Dona Ana                 1       Multifamily           Garden
   238    Overland Park           KS        66223      Johnson                  1       Retail                Single Tenant
   239    Bemidji                 MN        56601      Beltrami                 1       Multifamily           Garden
   240    Houston                 TX        77019      Harris                   1       Retail                Unanchored
   241    Pensacola               FL        32534      Escambia                 1       Retail                Single Tenant
   242    Lancaster               CA        93534      Los Angeles              1       Office                Suburban
   243    Hanford                 CA        93230      Kings                    1       Retail                Shadow Anchored
   244    Joplin                  MO        64804      Jasper                   1       Industrial            Single Tenant
   245    Durham                  NC        27705      Durham                   1       Multifamily           Garden
   246    Montgomery              AL        36117      Montgomery               1       Self Storage          Self Storage
   247    Hudson                  OH        44236      Summit                   1       Retail                Single Tenant
   248    San Francisco           CA        94117      San Francisco            1       Retail                Unanchored
   249    Spokane Valley          WA        99216      Spokane                  1       Retail                Unanchored
   250    Los Angeles             CA        90027      Los Angeles              1       Retail                Unanchored
   251    Durham                  NC        27713      Durham                   1       Multifamily           Garden
   252    Bellflower              CA        90706      Los Angeles              1       Multifamily           Garden
   253    Los Angeles             CA        90005      Los Angeles              1       Multifamily           Garden
   254    Carrollton              OH        44615      Carroll                  1       Retail                Unanchored
   255    Los Angeles             CA        90004      Los Angeles              1       Multifamily           Mid-Rise
   256    Redlands                CA        92374      San Bernardino           1       Retail                Unanchored
   257    New York                NY        10025      New York                 1       Multifamily           Garden
   258    Brentwood               TN        37027      Williamson               1       Retail                Single Tenant
   259    Huffman                 TX        77336      Harris                   1       Self Storage          Self Storage
   260    San Antonio             TX        78205      Bexar                    1       Retail                Shadow Anchored
   261    Valley Springs          CA        95252      Calaveras                1       Retail                Shadow Anchored
   262    Philadelphia            PA        19120      Philadelphia             1       Retail                Unanchored
   263    Phoenix                 AZ        85018      Maricopa                 1       Multifamily           Garden
   264    Canton                  OH        44718      Stark                    1       Multifamily           Garden
   265    Clayton                 NC        27520      Johnston                 1       Retail                Single Tenant
   266    Escondido               CA        92027      San Diego                1       Self Storage          Self Storage
   267    Henderson               NC        27537      Vance                    1       Retail                Single Tenant
   268    Various                 TX       Various     Various                  3       Retail                Free Standing
 268.01   Palmview                TX        78575      Cameron                  1       Retail                Free Standing
 268.02   San Antonio             TX        78247      Bexar                    1       Retail                Free Standing
 268.03   Waco                    TX        76705      McLennan                 1       Retail                Free Standing
   269    Austin                  TX        78717      Travis                   1       Retail                Unanchored
   270    Green Bay               WI        54302      Brown                    1       Retail                Unanchored
   271    Scottsdale              AZ        85260      Maricopa                 1       Retail                Shadow Anchored
   272    Cape Coral              FL        33904      Lee                      1       Office                Suburban
   273    San Francisco           CA        94019      San Francisco            1       Multifamily           Mid-Rise
   274    New York                NY        10128      New York                 1       Mixed Use             Multifamily/Retail
   275    Smyrna                  GA        30080      Cobb                     1       Retail                Unanchored
   276    Pace                    FL        32571      Santa Rosa               1       Retail                Single Tenant
   277    Minot                   ND        58703      Ward                     1       Multifamily           Garden
   278    Marble Falls            TX        78654      Burnet                   1       Retail                Single Tenant
   279    Wichita                 KS        67216      Sedgwick                 1       Retail                Shadow Anchored
   280    Dallas                  TX        75209      Dallas                   1       Office                Suburban
   281    Various              Various     Various     Various                  3       Retail                Free Standing
 281.01   Bessemer                AL        35022      Jefferson                1       Retail                Free Standing
 281.02   Stockdale               TX        78160      Wilson                   1       Retail                Free Standing
 281.03   Orange Grove            TX        78372      Jim Wells                1       Retail                Free Standing
   282    Middlebury              VT        05753      Addison                  1       Multifamily           Garden
   283    Mira Loma               CA        91752      Riverside                1       Retail                Child Care Facility
   284    Parkesburg              PA        19365      Chester                  1       Multifamily           Senior Housing
   285    Hendersonville          TN        37075      Sumner                   1       Retail                Single Tenant
   286    Paramount               CA        90723      Los Angeles              1       Multifamily           Garden
   287    Dallas                  TX        75252      Collin                   1       Retail                Unanchored
   288    Bend                    OR        97702      Deschutes                1       Office                Suburban
   289    Clive                   IA        50325      Polk                     1       Multifamily           Garden
   290    Hobbs                   NM        88240      Lea                      1       Retail                Shadow Anchored
   291    Colorado Springs        CO        80920      El Paso                  1       Retail                Shadow Anchored
   292    Roswell                 GA        30075      Fulton                   1       Retail                Unanchored
   293    Spokane                 WA        99206      Spokane                  1       Multifamily           Garden
   294    Minot                   ND        58703      Ward                     1       Multifamily           Garden
   295    College Station         TX        77840      Brazos                   1       Retail                Shadow Anchored
   296    Indianapolis            IN        46205      Marion                   1       Multifamily           Garden
   297    Newnan                  GA        30263      Coweta                   1       Mixed Use             Retail/Multifamily
   298    Reno                    NV        89501      Washoe                   1       Manufactured Housing  Mobile Home Park
   299    North Tonawanda         NY        14120      Niagara                  1       Multifamily           Garden
   300    Thousand Oaks           CA        91362      Ventura                  1       Retail                Unanchored
   301    North Salt Lake         UT        84054      Davis                    1       Retail                Single Tenant
   302    Orlando                 FL        32826      Orange                   1       Retail                Unanchored
   303    Willoughby              OH        44094      Lake                     1       Multifamily           Garden
   304    Blacksburg              VA        24060      Montgomery               1       Multifamily           Garden
   305    Long Beach              CA        90813      Los Angeles              1       Multifamily           Garden
   306    New Hartford            NY        13413      Oneida                   1       Multifamily           Garden
   307    Lenexa                  KS        66220      Johnson                  1       Retail                Unanchored
   308    El Cajon                CA        92019      San Diego                1       Multifamily           Garden
   309    Lakewood                CO        80215      Jefferson                1       Office                Medical
   310    Corona                  CA        92879      Riverside                1       Multifamily           Garden
   311    Bakersfield             CA        93306      Kern                     1       Multifamily           Garden
   312    Oakland                 CA        94611      Alameda                  1       Multifamily           Garden
   313    Catonsville             MD        21228      Baltimore                1       Retail                Shadow Anchored
   314    Chicago Heights         IL        60411      Cook                     1       Retail                Unanchored
   315    Santa Clarita           CA        91351      Los Angeles              1       Multifamily           Garden
   316    Bellflower              CA        90706      Los Angeles              1       Multifamily           Garden
   317    Santa Ana               CA        92701      Orange                   1       Multifamily           Garden
   318    Boise                   ID        83709      Ada                      1       Retail                Unanchored
   319    Commerce                TX        75428      Hunt                     1       Multifamily           Garden
   320    Manchester              NH        03101      Hillsborough             1       Multifamily           Garden
   321    Long Beach              CA        90813      Los Angeles              1       Multifamily           Garden
   322    Pendleton               OR        97801      Umitilla                 1       Retail                Single Tenant
   323    Long Beach              CA        90806      Los Angeles              1       Multifamily           Garden
   324    Holmen                  WI        54636      La Crosse                1       Multifamily           Garden
   325    Santa Monica            CA        90405      Los Angeles              1       Multifamily           Garden
   326    La Porte                TX        77571      Harris                   1       Multifamily           Garden
   327    Los Angeles             CA        90018      Los Angeles              1       Multifamily           Garden
   328    Los Angeles             CA        90057      Los Angeles              1       Multifamily           Garden
   329    Ahaheim                 CA        92801      Orange                   1       Multifamily           Garden
   330    Gardena                 CA        90249      Los Angeles              1       Multifamily           Garden
   331    Santa Ana               CA        92701      Orange                   1       Multifamily           Garden
   332    Colton                  CA        92324      San Bernardino           1       Multifamily           Garden
   333    Los Angeles             CA        91601      Los Angeles              1       Multifamily           Garden

          3RD MOST RECENT     3RD MOST RECENT       2ND MOST RECENT                  2ND MOST RECENT                   MOST RECENT
 LOAN #       NOI ($)            NOI DATE               NOI ($)                          NOI DATE                        NOI ($)
------------------------------------------------------------------------------------------------------------------------------------

    1          92,102,906             12/31/2004         98,862,497                                    12/31/2005      112,242,474
  1.01
  1.02
    2          13,550,918             12/31/2004         10,045,955                                    12/31/2005       11,090,546
    3                                                    13,530,299                                    12/31/2005       16,242,762
    4           5,016,916             12/31/2004          5,711,158                                    12/31/2005        8,316,634
    5           7,192,295             12/31/2004          7,147,128                                    12/31/2005        6,541,567
    6                                                     5,055,458                                    12/31/2005        5,335,526
  6.01                                                      730,541                                    12/31/2005          757,789
  6.02                                                      453,247                                    12/31/2005          452,167
  6.03                                                      545,926                                    12/31/2005          572,301
  6.04                                                      643,882                                    12/31/2005          690,035
  6.05                                                      517,591                                    12/31/2005          532,341
  6.06                                                      485,599                                    12/31/2005          452,184
  6.07                                                      380,517                                    12/31/2005          343,266
  6.08                                                      138,027                                    12/31/2005          222,653
  6.09                                                      244,866                                    12/31/2005          250,707
  6.10                                                       96,876                                    12/31/2005          162,201
  6.11                                                      228,779                                    12/31/2005          231,664
  6.12                                                       93,482                                    12/31/2005          113,573
  6.13                                                      208,162                                    12/31/2005          237,070
  6.14                                                      220,112                                    12/31/2005          189,353
  6.15                                                       67,851                                    12/31/2005          128,222
    7                                                     3,852,352                                    12/31/2005        5,482,454
    8                                                     6,246,619                                    12/31/2005        6,696,082
    9
   10           4,108,713             12/31/2004          4,026,770                                    12/31/2005        4,370,818
   11           3,615,947             12/31/2004          3,219,476           12/31/2005 (T-9 Actuals+ T-3 Budget)       4,447,454
   12                                                     1,979,209                                    12/31/2005        2,897,124
  12.01                                                      53,685                                    12/31/2005          318,379
  12.02                                                   1,138,101                                    12/31/2005        1,540,579
  12.03                                                     787,423                                    12/31/2005        1,038,166
               10,039,603             12/31/2004         10,882,442                                    12/31/2005       12,832,629
   13           4,139,556             12/31/2004          4,761,307                                    12/31/2005        5,565,962
   14           3,968,823             12/31/2004          3,078,265                                    12/31/2005        3,639,915
   15           1,931,224             12/31/2004          3,042,870                                    12/31/2005        3,626,752
   16                                                                                                                    2,340,607
   17                                                     4,126,882                                    12/31/2005        5,189,083
   18                                                                                                                    4,227,390
   19                                                                                                                    2,260,650
   20           3,062,058             12/31/2004          3,025,060                                    12/31/2005        3,174,101
   21                                                     2,025,322                                    12/31/2005        2,803,960
   22           1,755,151             12/31/2004          2,620,916                                    12/31/2005        3,058,587
   23           3,360,243             12/31/2004          2,577,116                                    12/31/2005        2,901,351
   24
   25           3,446,141             12/31/2004          3,359,746                                    12/31/2005        3,264,604
   26
   27
   28           2,254,085             12/31/2004          2,802,872                                    12/31/2005        2,784,414
   29                                                     2,349,320                                    12/31/2005        2,224,445
   30           2,720,360             12/31/2004          3,492,530                                    12/31/2005        4,111,951
  30.01         1,914,228             12/31/2004          2,424,723                                    12/31/2005        2,734,163
  30.02           806,132             12/31/2004          1,067,807                                    12/31/2005        1,377,788
   31           1,535,698             12/31/2004          1,480,794                                    12/31/2005        1,857,139
   32
   33                                                     2,329,385                                    12/31/2005        2,276,478
   34                                                                                                                    2,723,033
   35           2,323,075             12/31/2004          2,042,416                                    12/31/2005        2,077,816
   36           1,161,511             12/31/2003          1,251,580                                    12/31/2004          827,459
   37
   38
   39           2,291,552             12/31/2004          2,088,155                                    12/31/2005        2,353,066
  39.01           900,975             12/31/2004            830,421                                    12/31/2005          966,525
  39.02           938,139             12/31/2004            868,572                                    12/31/2005          950,215
  39.03           452,438             12/31/2004            389,163                                    12/31/2005          436,326
   40                                                                                                                   10,940,765
 40.001                                                                                                                     56,983
 40.002                                                                                                                     56,983
 40.003                                                                                                                     56,983
 40.004                                                                                                                     56,983
 40.005                                                                                                                     56,983
 40.006                                                                                                                     56,983
 40.007                                                                                                                     56,983
 40.008                                                                                                                     56,983
 40.009                                                                                                                     56,983
 40.010                                                                                                                     56,983
 40.011                                                                                                                     56,983
 40.012                                                                                                                     56,983
 40.013                                                                                                                     56,983
 40.014                                                                                                                     56,983
 40.015                                                                                                                     56,983
 40.016                                                                                                                     56,983
 40.017                                                                                                                     56,983
 40.018                                                                                                                     56,983
 40.019                                                                                                                     56,983
 40.020                                                                                                                     56,983
 40.021                                                                                                                     56,983
 40.022                                                                                                                     56,983
 40.023                                                                                                                     56,983
 40.024                                                                                                                     56,983
 40.025                                                                                                                     56,983
 40.026                                                                                                                     56,983
 40.027                                                                                                                     56,983
 40.028                                                                                                                     56,983
 40.029                                                                                                                     56,983
 40.030                                                                                                                     56,983
 40.031                                                                                                                     56,983
 40.032                                                                                                                     56,983
 40.033                                                                                                                     56,983
 40.034                                                                                                                     56,983
 40.035                                                                                                                     56,983
 40.036                                                                                                                     56,983
 40.037                                                                                                                     56,983
 40.038                                                                                                                     56,983
 40.039                                                                                                                     56,983
 40.040                                                                                                                     56,983
 40.041                                                                                                                     56,983
 40.042                                                                                                                     56,983
 40.043                                                                                                                     56,983
 40.044                                                                                                                     56,983
 40.045                                                                                                                     56,983
 40.046                                                                                                                     56,983
 40.047                                                                                                                     56,983
 40.048                                                                                                                     56,983
 40.049                                                                                                                     56,983
 40.050                                                                                                                     56,983
 40.051                                                                                                                     56,983
 40.052                                                                                                                     56,983
 40.053                                                                                                                     56,983
 40.054                                                                                                                     56,983
 40.055                                                                                                                     56,983
 40.056                                                                                                                     56,983
 40.057                                                                                                                     56,983
 40.058                                                                                                                     56,983
 40.059                                                                                                                     56,983
 40.060                                                                                                                     56,983
 40.061                                                                                                                     56,983
 40.062                                                                                                                     56,983
 40.063                                                                                                                     56,983
 40.064                                                                                                                     56,983
 40.065                                                                                                                     56,983
 40.066                                                                                                                     56,983
 40.067                                                                                                                     56,983
 40.068                                                                                                                     56,983
 40.069                                                                                                                     56,983
 40.070                                                                                                                     56,983
 40.071                                                                                                                     56,983
 40.072                                                                                                                     56,983
 40.073                                                                                                                     56,983
 40.074                                                                                                                     56,983
 40.075                                                                                                                     56,983
 40.076                                                                                                                     56,983
 40.077                                                                                                                     56,983
 40.078                                                                                                                     56,983
 40.079                                                                                                                     56,983
 40.080                                                                                                                     56,983
 40.081                                                                                                                     56,983
 40.082                                                                                                                     56,983
 40.083                                                                                                                     56,983
 40.084                                                                                                                     56,983
 40.085                                                                                                                     56,983
 40.086                                                                                                                     56,983
 40.087                                                                                                                     56,983
 40.088                                                                                                                     56,983
 40.089                                                                                                                     56,983
 40.090                                                                                                                     56,983
 40.091                                                                                                                     56,983
 40.092                                                                                                                     56,983
 40.093                                                                                                                     56,983
 40.094                                                                                                                     56,983
 40.095                                                                                                                     56,983
 40.096                                                                                                                     56,983
 40.097                                                                                                                     56,983
 40.098                                                                                                                     56,983
 40.099                                                                                                                     56,983
 40.100                                                                                                                     56,983
 40.101                                                                                                                     56,983
 40.102                                                                                                                     56,983
 40.103                                                                                                                     56,983
 40.104                                                                                                                     56,983
 40.105                                                                                                                     56,983
 40.106                                                                                                                     56,983
 40.107                                                                                                                     56,983
 40.108                                                                                                                     56,983
 40.109                                                                                                                     56,983
 40.110                                                                                                                     56,983
 40.111                                                                                                                     56,983
 40.112                                                                                                                     56,983
 40.113                                                                                                                     56,983
 40.114                                                                                                                     56,983
 40.115                                                                                                                     56,983
 40.116                                                                                                                     56,983
 40.117                                                                                                                     56,983
 40.118                                                                                                                     56,983
 40.119                                                                                                                     56,983
 40.120                                                                                                                     56,983
 40.121                                                                                                                     56,983
 40.122                                                                                                                     56,983
 40.123                                                                                                                     56,983
 40.124                                                                                                                     56,983
 40.125                                                                                                                     56,983
 40.126                                                                                                                     56,983
 40.127                                                                                                                     56,983
 40.128                                                                                                                     56,983
 40.129                                                                                                                     56,983
 40.130                                                                                                                     56,983
 40.131                                                                                                                     56,983
 40.132                                                                                                                     56,983
 40.133                                                                                                                     56,983
 40.134                                                                                                                     56,983
 40.135                                                                                                                     56,983
 40.136                                                                                                                     56,983
 40.137                                                                                                                     56,983
 40.138                                                                                                                     56,983
 40.139                                                                                                                     56,983
 40.140                                                                                                                     56,983
 40.141                                                                                                                     56,983
 40.142                                                                                                                     56,983
 40.143                                                                                                                     56,983
 40.144                                                                                                                     56,983
 40.145                                                                                                                     56,983
 40.146                                                                                                                     56,983
 40.147                                                                                                                     56,983
 40.148                                                                                                                     56,983
 40.149                                                                                                                     56,983
 40.150                                                                                                                     56,983
 40.151                                                                                                                     56,983
 40.152                                                                                                                     56,983
 40.153                                                                                                                     56,983
 40.154                                                                                                                     56,983
 40.155                                                                                                                     56,983
 40.156                                                                                                                     56,983
 40.157                                                                                                                     56,983
 40.158                                                                                                                     56,983
 40.159                                                                                                                     56,983
 40.160                                                                                                                     56,983
 40.161                                                                                                                     56,983
 40.162                                                                                                                     56,983
 40.163                                                                                                                     56,983
 40.164                                                                                                                     56,983
 40.165                                                                                                                     56,983
 40.166                                                                                                                     56,983
 40.167                                                                                                                     56,983
 40.168                                                                                                                     56,983
 40.169                                                                                                                     56,983
 40.170                                                                                                                     56,983
 40.171                                                                                                                     56,983
 40.172                                                                                                                     56,983
 40.173                                                                                                                     56,983
 40.174                                                                                                                     56,983
 40.175                                                                                                                     56,983
 40.176                                                                                                                     56,983
 40.177                                                                                                                     56,983
 40.178                                                                                                                     56,983
 40.179                                                                                                                     56,983
 40.180                                                                                                                     56,983
 40.181                                                                                                                     56,983
 40.182                                                                                                                     56,983
 40.183                                                                                                                     56,983
 40.184                                                                                                                     56,983
 40.185                                                                                                                     56,983
 40.186                                                                                                                     56,983
 40.187                                                                                                                     56,983
 40.188                                                                                                                     56,983
 40.189                                                                                                                     56,983
 40.190                                                                                                                     56,983
 40.191                                                                                                                     56,983
 40.192                                                                                                                     56,983
   41           1,977,988             12/31/2004          2,107,090                                    12/31/2005        1,971,820
   42           1,450,858             12/31/2004          1,520,876                                    12/31/2005        1,486,420
   43                                                                                                                      535,336
   44           1,726,459             12/31/2004          1,810,284                                    12/31/2005        2,065,621
   45
   46                                                                                                                    1,969,524
   47           1,449,258             12/31/2004          1,514,064                                    12/31/2005        1,613,784
   48           1,233,752             12/31/2004          1,258,086                                    12/31/2005        1,156,838
   49                                                                                                                    2,140,936
   50           1,963,684             12/31/2004          1,551,320                                    12/31/2005        1,489,957
   51           1,658,223             12/31/2004          1,476,063                                    12/31/2005        1,848,554
   52             737,740             12/31/2004          1,087,261                                    12/31/2005        1,330,525
   53                                                                                                                    1,748,309
   54             315,279             12/31/2004            731,726                                    12/31/2005          680,319
   55           1,165,268             12/31/2004          1,453,204                                    12/31/2005        1,741,751
   56
   57                                                     1,405,386                                    12/31/2005        1,237,527
  57.01                                                     957,647                                    12/31/2005          774,948
  57.02                                                     447,739                                    12/31/2005          462,579
   58                                                       764,834                                    12/31/2005        1,824,749
   59             840,924             12/31/2004            822,877     01-05/31/2005 and 10-12/31/2005 (T-8 Ann.)       1,144,377
   60                                                                                                                      927,691
   61                                                                                                                    1,291,626
   62           1,073,823             12/31/2004          1,201,780                                    12/31/2005        1,263,505
   63
   64             942,618             12/31/2004            930,611                                    12/31/2005        1,057,037
   65           1,231,417             12/31/2004          1,483,918                                    12/31/2005        1,707,329
  65.01           848,216             12/31/2004          1,064,083                                    12/31/2005        1,283,616
  65.02           383,201             12/31/2004            419,835                                    12/31/2005          423,713
   66           1,827,454             12/31/2004          2,252,984                                    12/31/2005        2,560,467
   67                                                                                                                      354,792
   68                                                     1,473,863                                    12/31/2004        1,366,562
   69
   70           1,584,056             12/31/2004          1,783,303                                    12/31/2005        1,754,295
  70.01           538,926             12/31/2004            524,077                                    12/31/2005          486,163
  70.02           436,143             12/31/2004            544,368                                    12/31/2005          535,402
  70.03           229,976             12/31/2004            350,251                                    12/31/2005          409,601
  70.04           160,268             12/31/2004            174,388                                    12/31/2005          177,620
  70.05           218,744             12/31/2004            190,220                                    12/31/2005          145,509
   71
   72           1,058,937             12/31/2004          1,329,160                                    12/31/2005        1,537,272
   73
  73.01                                                     622,787                                    12/31/2005          893,424
  73.02                                                                                                                    588,482
  73.03
   74             850,518             12/31/2004          1,002,435                                    12/31/2005        1,086,427
   75           1,239,126             12/31/2004          1,428,943                                    12/31/2005        1,714,899
   76                                                                                                                      980,958
   77           1,413,783             12/31/2004            913,242                                    12/31/2005          232,105
   78             790,148             12/31/2004            770,820                                    12/31/2005        1,033,864
  78.01           387,336             12/31/2004            370,958                                    12/31/2005          417,867
  78.02           402,812             12/31/2004            399,862                                    12/31/2005          615,997
   79                                                     1,130,209                                    12/31/2004        1,004,890
   80                                                     1,197,314                                    12/31/2005        1,203,449

   81
   82
   83
   84           1,202,322             12/31/2003            706,340                                    12/31/2004        1,026,119
   85                                                                                                                      915,610
   86                                                                                                                    1,086,113
  86.01
  86.02
   87             545,866             12/31/2004            538,840                                    12/31/2005          708,775
   88           1,146,076             12/31/2004          1,124,587                                    12/31/2005        1,132,838
   89             973,038             12/31/2004          1,053,566                                    12/31/2005        1,177,639
   90                                                     2,323,548                                    12/31/2005        3,019,506
   91           1,093,606             12/31/2004          1,178,505                                    12/31/2005        1,201,305
   92                                                     1,183,863                                    12/31/2005        1,187,628
   93
   94
   95           1,437,355             12/31/2004          1,413,054                                    12/31/2005        1,477,046
   96           1,048,311             12/31/2004          1,046,806                                    12/31/2005        1,084,069
   97             822,443             12/31/2004            928,037                                    12/31/2005          817,430
   98           1,120,305             12/31/2004          1,265,837                                    12/31/2005        1,581,064
   99             179,550             12/31/2004             84,153                                    12/31/2005          189,110
   100            831,914             12/31/2004            998,876                                    12/31/2005        1,159,463
   101
   102
   103          1,128,971             12/31/2004          1,217,586                                    12/31/2005          668,515
   104          4,238,429             12/31/2004          4,120,953                                    12/31/2005        3,412,704
   105          1,111,313             12/31/2004          1,263,971                                    12/31/2005        1,233,944
   106
   107
   108            961,575             12/31/2004            963,980                                    12/31/2005          966,515
   109            838,675             12/31/2004            833,110                                    12/31/2005        1,006,150
   110            861,750   12/31/2005 (T-4 Ann.)         1,112,990                          06/30/2006 (T-6 Ann.)       1,043,595
   111            839,109             12/31/2004          1,539,840                                    12/31/2005        1,115,956
   112            785,717             12/31/2004            626,632                                    12/31/2005          624,690
   113            720,002             12/31/2004            720,649                                    12/31/2005          648,497
   114          1,089,735             12/31/2004          1,178,417                                    12/31/2005          944,128
   115
   116            393,391             12/31/2004          1,217,871                                       Various        1,359,307
 116.01           393,391             12/31/2004            437,212                                    12/31/2005          507,363
 116.02                                                     467,414                                      9/1/2004          416,020
 116.03                                                     313,245                                    12/31/2005          435,924
   117            839,136             12/31/2004            885,220                                    12/31/2005        1,006,489
   118
   119                                                    1,047,859                                    12/31/2005        1,102,068
   120            581,047             12/31/2004            722,421                                    12/31/2005          798,631
   121                                                                                                                     923,630
 121.01                                                                                                                    613,338
 121.02                                                                                                                    310,292
   122
   123            852,050             12/31/2004            835,137                                    12/31/2005          840,268
   124
   125                                                                                                                     903,917
   126            756,131             12/31/2004            882,131                                    12/31/2005          920,266
   127                                                      693,992                                    12/31/2005          631,898
   128            831,040             12/31/2004            841,306                                    12/31/2005          818,285
   129                                                      736,325                                    12/31/2004          396,163
   130                                                                                                                     785,040
   131            788,180             12/31/2004            792,199                                    12/31/2005          823,774
   132            767,484             12/31/2004            752,473                                    12/31/2005          802,742
   133            526,236             12/31/2004            697,098                                    12/31/2005          968,085
   134          1,052,833             12/31/2004          1,222,548                                    12/31/2005        1,272,506
   135            789,333             12/31/2004            793,018                                    12/31/2005          776,386
   136                                                      407,359                                    12/31/2005          539,602
   137            744,588             12/31/2003            741,118                                    12/31/2004          782,038
   138                                                      600,871                                    12/31/2004          480,873
   139            755,143             12/31/2004            802,075                                    12/31/2005          636,782
   140            648,551             12/31/2004            680,713                                    12/31/2005          715,005
   141
   142                                                                                                                     633,350
   143                                                      960,543                                    12/31/2005        1,001,470
   144                                                      504,951                                    12/31/2005          647,076
   145            722,279             12/31/2004            655,584                                    12/31/2005          721,111
   146
   147            335,537             12/31/2004            316,913                                    12/31/2005          412,516
   148            595,293             12/31/2004            717,660                                    12/31/2005          828,045
   149            493,939             12/31/2004            531,934                                    12/31/2005          566,987
   150            592,358             12/31/2004            855,277                                    12/31/2005          838,272
   151            515,450             12/31/2004            609,373                                    12/31/2005          672,489
   152            340,477             12/31/2004            514,975                                    12/31/2005          534,636
   153            665,557             12/31/2004            659,166                                    12/31/2005          656,258
   154
   155            507,134             12/31/2004            527,105                                    12/31/2005          549,584
   156            400,750             12/31/2004            395,368                                    12/31/2005          450,231
   157          1,590,334             12/31/2004          1,024,699                                    12/31/2005          951,411
   158            341,669             12/31/2004            491,270                                    12/31/2005          582,489
   159                                                      527,633                                    12/31/2005          764,245
   160
   161            431,822             12/31/2004            504,216                                    12/31/2005          544,323
   162            629,219             12/31/2004            666,897                                    12/31/2005          571,747
   163                                                      480,373                                    12/31/2005          509,908
   164
   165            390,040             12/31/2004            493,440                                    12/31/2005          738,987
   166            765,833             12/31/2004            775,737                                    12/31/2005          737,258
   167            718,049             12/31/2004            747,927                                    12/31/2005          971,206
   168            289,548             12/31/2004            385,051                                    12/31/2005          477,633
   169
   170                                                                                                                     407,537
   171                                                                                                                     296,339
   172                                                      412,326                                    12/31/2004          439,101
   173            454,090             12/31/2004            416,515                                    12/31/2005          439,824
                  297,755             12/31/2004            569,935                                    12/31/2005          665,546
   174                                                      277,311                                    12/31/2005          359,395
   175            297,755             12/31/2004            292,624                                    12/31/2005          306,151
   176          1,454,022             12/31/2004          1,307,803                                    12/31/2005        1,524,946
   177                                                      470,808                                    12/31/2004          482,425
   178            478,974             12/31/2004            492,839                                    12/31/2005          501,098
   179                                                      602,661                         12/31/2005 (T-10 Ann.)         747,724
 179.01                                                      85,517                         12/31/2005 (T-10 Ann.)         106,101
 179.02                                                      83,205                         12/31/2005 (T-10 Ann.)         103,233
 179.03                                                      79,738                         12/31/2005 (T-10 Ann.)          98,932
 179.04                                                      76,849                         12/31/2005 (T-10 Ann.)          95,347
 179.05                                                      66,449                         12/31/2005 (T-10 Ann.)          82,443
 179.06                                                      63,560                         12/31/2005 (T-10 Ann.)          78,859
 179.07                                                      61,826                         12/31/2005 (T-10 Ann.)          76,708
 179.08                                                      60,093                         12/31/2005 (T-10 Ann.)          74,557
 179.09                                                      25,424                         12/31/2005 (T-10 Ann.)          31,543
   180                                                      413,316                                    12/31/2005          596,833
   181                                                      551,549                                    12/31/2005          545,121
   182                                                      372,455                                    12/31/2005          471,786
   183            372,957             12/31/2004            608,765                                    12/31/2005          518,141
   184                                                                                                                     388,317
   185                                                       57,429                                    12/31/2005          287,107
   186
   187            531,825             12/31/2004            555,353                                    12/31/2005          608,936
   188            243,718             12/31/2004            112,828                                    12/31/2005          266,259
   189            462,813             12/31/2004            495,733                                    12/31/2005          469,110
                  503,376             12/31/2004            503,376                                    12/31/2005          501,682
   190            386,400             12/31/2004            386,400                                    12/31/2005          386,400
   191            116,976             12/31/2004            116,976                                    12/31/2005          115,282
   192            635,347             12/31/2004            591,002                                    12/31/2005          625,628
   193            355,172             12/31/2004            400,000                                    12/31/2005          400,000
   194            295,970             12/31/2004            376,388                                    12/31/2005          394,063
   195            393,895             12/31/2004            406,057                                    12/31/2005          442,403
   196                                                                                                                     360,073
   197
   198                                                      273,484                                    12/31/2005          398,285
   199            590,572             12/31/2004            590,634                                    12/31/2005          595,398
   200            617,898             12/31/2004            612,479                                    12/31/2005          608,318
   201             67,335             12/31/2004            197,640                                    12/31/2005          256,175
   202
   203
   204            353,037             12/31/2004            336,662                                    12/31/2005          431,831
   205
   206
   207                                                                                                                     350,995
   208
   209
   210
   211            470,416             12/31/2004            509,574                                    12/31/2005          538,484
   212            511,321             12/31/2004            535,893                                    12/31/2005          639,260
   213
   214            174,443             12/31/2004            125,652                                    12/31/2005          177,557
   215            281,626             12/31/2004            430,385                                    12/31/2005          584,071
   216            454,416             12/31/2004            456,373                                    12/31/2005          464,107
   217            322,767             12/31/2004            343,165                                    12/31/2005          414,116
   218            322,420             12/31/2004            371,332                                    12/31/2005          324,591
   219                                                      272,043                                    12/31/2005          266,620
   220            321,087             12/31/2004            455,500                                    12/31/2005          497,649
   221                                                      286,723                                    12/31/2005          339,268
   222                                                                                                                     131,423
   223
   224            374,715             11/30/2004            362,049                                    11/30/2005          399,755
   225            352,272             12/31/2004            371,790                                    12/31/2005          424,336
 225.01           294,610             12/31/2004            317,837                                    12/31/2005          355,761
 225.02            57,662             12/31/2004             53,953                                    12/31/2005           68,575
   226            408,708             12/31/2004            423,885                                    12/31/2005          414,488
   227
   228            324,344             12/31/2003            468,220                                    12/31/2004          428,725
   229            166,223             12/31/2004            219,689                                    12/31/2005          260,736
   230                                                                                                                     374,346
   231            270,216             12/31/2004            299,617                                    12/31/2005          324,420
   232            314,806             12/31/2004            284,276                                    12/31/2005          328,402
   233
   234                                                                                                                     409,529
   235                                                                                                                     105,344
   236                                                      265,137                                    12/31/2005          265,137
   237            265,955             12/31/2004            206,516                                    12/31/2005          251,727
   238
   239            292,473             12/31/2004            298,798                                    12/31/2005          270,852
   240
   241                                                      244,422                                    12/31/2005          244,422
   242
   243
   244
   245            268,046             12/31/2004            312,857                                    12/31/2005          348,659
   246            163,576             12/31/2004            174,282                                    12/31/2005          246,037
   247                                                      327,441                                    12/31/2005          316,879
   248
   249            264,829             12/31/2004            259,165                                    12/31/2005          294,869
   250            233,614             12/31/2004            248,251                                    12/31/2005          269,226
   251            282,085             12/31/2004            265,828                                    12/31/2005          293,250
   252            214,269             12/31/2004            242,424                                    12/31/2005          304,398
   253            191,101             12/31/2004            180,361                                    12/31/2005          227,762
   254                                                      208,123                                    12/31/2005          299,400
   255            190,078             12/31/2004            212,642                                    12/31/2005          240,492
   256
   257                                                      205,118                                    12/31/2004          137,524
   258                                                      173,335                                    12/31/2005          208,002
   259            181,987             12/31/2004            228,670                                    12/31/2005          205,368
   260
   261
   262            176,998             12/31/2004            201,484                                    12/31/2005          191,465
   263            146,945             12/31/2004            163,478                                    12/31/2005          188,716
   264            160,437             12/31/2004            186,107                                    12/31/2005          202,005
   265                                                                                                                     182,503
   266                                                      245,820                                    12/31/2005          262,552
   267            206,547             12/31/2004            199,379                                    12/31/2005          205,992
   268
 268.01
 268.02
 268.03
   269
   270
   271
   272            270,899             12/31/2004            288,861                                    12/31/2005          310,257
   273                                                                                                                     208,567
   274                                                      235,283                                    12/31/2005          232,526
   275                                                      123,519                                    12/31/2004          142,465
   276                                                      172,021                                    12/31/2005          172,021
   277            188,905             12/31/2004            123,434                                    12/31/2005          238,443
   278
   279                                                                                                                     185,630
   280            324,151             12/31/2004            233,023                                    12/31/2005          233,857
   281
 281.01
 281.02
 281.03
   282            161,647             12/31/2004            163,779                                    12/31/2005          168,876
   283
   284            181,683             12/31/2004            180,893                                    12/31/2005          179,302
   285                                                                                                                     151,388
   286            134,719             12/31/2004            152,085                                    12/31/2005          207,270
   287            138,246             12/31/2003            156,389                                    12/31/2004          137,595
   288            173,332             12/31/2004            107,873                                    12/31/2005          223,831
   289            136,760             12/31/2004            181,165                                    12/31/2005          149,305
   290
   291                                                      146,060                                    12/31/2005          156,053
   292                                                                                                                     202,032
   293            181,434             12/31/2004            191,726                                    12/31/2005          193,695
   294                                                      155,929                                    12/31/2005          170,273
   295
   296            131,280             12/31/2004            133,075                                    12/31/2005          161,257
   297                                                        7,836                                    12/31/2005           68,128
   298             84,917             12/31/2003             72,331                                    12/31/2004           46,995
   299            145,425             10/31/2004            156,308                                    10/31/2005          142,992
   300                                                      106,754                                    12/31/2005          129,488
   301
   302                                                                                                                     111,574
   303            133,405             12/31/2004            128,261                                    12/31/2005          133,649
   304            140,936             12/31/2004            148,339                                    12/31/2005          184,354
   305             48,573             12/31/2004            103,840                                    12/31/2005          109,150
   306            102,102             12/31/2004            107,044                                    12/31/2005          106,295
   307
   308            109,826             12/31/2004            118,639                                    12/31/2005          125,562
   309            105,160             12/31/2004             98,255                                    12/31/2005           97,486
   310                                                       83,243                                    12/31/2004           91,985
   311                                                       88,515                                    12/31/2005           92,154
   312                                                       77,893                                    12/31/2004           99,479
   313                                                       67,213                                    12/31/2005           66,581
   314
   315             59,233             12/31/2004             59,466                                    12/31/2005           82,849
   316             32,363             12/31/2004             74,114                                    12/31/2005          115,734
   317             82,782             12/31/2004             82,526                                    12/31/2005           77,589
   318             61,307             12/31/2004             28,240                                    12/31/2005           44,551
   319             84,090             12/31/2004             89,084                                    12/31/2005           86,802
   320             76,798             12/31/2004             77,562                                    12/31/2005          143,498
   321             54,466             12/31/2004             65,067                                    12/31/2005           85,059
   322
   323             35,392             12/31/2004             34,504                                    12/31/2005           44,404
   324             51,588             12/31/2004             60,467                                    12/31/2005           63,475
   325             71,904             12/31/2004             88,719                                    12/31/2005          103,984
   326             39,297             12/31/2004             33,713                                    12/31/2005           58,681
   327             62,734             12/31/2004             69,928                                    12/31/2005           77,079
   328                                                       90,509                                    12/31/2005          122,490
   329             45,287             12/31/2004             54,810                                    12/31/2005           57,191
   330             37,226             12/31/2004             37,992                                    12/31/2005           63,609
   331             52,976             12/31/2004             56,269                                    12/31/2005           53,274
   332                                                       48,879                                    12/31/2004           55,029
   333             47,958             12/31/2004             57,447                                    12/31/2005           73,956

             MOST RECENT              UW            UW           UW              UW                        UW
 LOAN #       NOI DATE           REVENUES(11)  EXPENSES(11)  NOI ($)(11)  NCF ($)(2)(8)(11)  DSCR (X)(2)(3)(4)(6)(7)(11)(13)(41)(42)
------------------------------------------------------------------------------------------------------------------------------------

    1               12/31/2006    481,725,392   145,569,012  336,156,380       333,909,980               1.70
  1.01
  1.02
    2          10/31/2006 (TTM)    24,095,283    11,173,354   12,921,928        12,366,983               1.17
    3               12/31/2006     30,321,686    14,679,500   15,642,186        14,425,953               1.49
    4               12/31/2006     32,440,990    23,825,860    8,615,130         7,317,491               1.57
    5               10/31/2006     11,333,727     3,687,675    7,646,052         6,885,370               1.22
    6           8/31/2006 (TTM)     7,969,833     2,601,028    5,368,805         5,048,525               1.35
  6.01          8/31/2006 (TTM)       918,452       282,966      635,486           606,224
  6.02          8/31/2006 (TTM)       842,866       263,608      579,258           554,081
  6.03          8/31/2006 (TTM)       727,363       185,643      541,720           510,681
  6.04          8/31/2006 (TTM)       750,750       207,257      543,493           520,231
  6.05          8/31/2006 (TTM)       725,504       263,390      462,114           429,892
  6.06          8/31/2006 (TTM)       604,356       192,846      411,510           389,508
  6.07          8/31/2006 (TTM)       545,600       150,834      394,766           371,860
  6.08          8/31/2006 (TTM)       541,112       205,545      335,567           313,241
  6.09          8/31/2006 (TTM)       529,170       199,218      329,952           314,675
  6.10          8/31/2006 (TTM)       368,012       119,920      248,092           227,599
  6.11          8/31/2006 (TTM)       247,401        52,176      195,225           186,661
  6.12          8/31/2006 (TTM)       331,105       138,000      193,105           181,483
  6.13          8/31/2006 (TTM)       294,229       106,398      187,831           158,709
  6.14          8/31/2006 (TTM)       288,484       109,332      179,152           165,592
  6.15          8/31/2006 (TTM)       255,429       123,895      131,534           118,088
    7               10/31/2006      6,697,457     1,144,537    5,552,920         5,318,262               1.20
    8    10/31/2006 (T-10 Ann.)     9,711,758     3,532,997    6,178,761         5,790,980               1.65
    9                              14,205,850     7,709,854    6,495,996         5,927,762               1.38
   10               12/31/2006      6,608,008     2,264,137    4,343,871         4,071,802               1.37
   11     10/31/2006 (T-8 Ann.)     4,902,056       957,582    3,944,474         3,794,655               1.20
   12               10/31/2006      8,541,006     3,690,491    4,850,515         4,210,128               1.41
  12.01             10/31/2006      2,896,010     1,232,828    1,663,182         1,403,198
  12.02             10/31/2006      3,314,973     1,519,184    1,795,789         1,552,779
  12.03             10/31/2006      2,330,023       938,479    1,391,544         1,254,151
                6/30/2006 (TTM)    53,152,216    40,682,734   12,469,482        12,257,032               3.48
   13           6/30/2006 (TTM)    19,549,376    14,051,105    5,498,271         5,423,021               3.48
   14           6/30/2006 (TTM)    18,373,870    14,891,276    3,482,594         3,408,394               3.48
   15           6/30/2006 (TTM)    15,228,970    11,740,353    3,488,617         3,425,617               3.48
   16    10/31/2006 (T-10 Ann.)     4,907,261     1,843,322    3,063,939         2,956,083               1.19
   17    11/03/2006 (T-11 Ann.)    24,382,339    18,734,620    5,647,719         4,672,426               1.61
   18               12/31/2005      6,485,463     2,305,490    4,179,974         3,814,926               1.68
   19               12/31/2005      4,667,059     1,250,275    3,416,784         3,365,372               1.49
   20                8/31/2006      4,930,654     1,688,306    3,242,348         2,985,996               1.14
   21               12/31/2006      5,284,972     1,718,944    3,566,029         3,138,421               1.28
   22          10/31/2006 (TTM)     5,594,766     2,379,241    3,215,525         2,863,653               1.18
   23                9/30/2006      7,059,712     3,317,368    3,742,344         3,242,787               1.26
   24                               5,745,838     2,603,105    3,142,732         2,894,644               1.20
   25           9/30/2006 (TTM)     5,242,398     1,980,156    3,262,242         2,862,223               1.24
   26                               3,738,668       984,296    2,754,372         2,686,679               1.15
   27                               5,883,297     2,115,366    3,767,931         3,470,584               1.38
   28          11/30/2006 (TTM)     7,795,517     4,632,760    3,162,757         2,850,936               1.49
   29    10/31/2006 (T-10 Ann.)     3,671,123       856,278    2,814,845         2,621,340               1.22
   30          08/31/2006 (TTM)    10,153,978     6,026,026    4,127,952         3,721,793               1.66
  30.01        08/31/2006 (TTM)     6,496,886     3,764,323    2,732,563         2,472,687
  30.02        08/31/2006 (TTM)     3,657,092     2,261,704    1,395,389         1,249,105
   31           9/30/2006 (TTM)     5,996,050     2,846,298    3,149,752         3,005,274               1.41
   32                               2,788,896        83,667    2,705,229         2,626,497               1.22
   33           9/30/2006 (TTM)     3,793,284     1,438,659    2,354,626         2,275,126               1.30
   34               12/31/2005      3,282,236       505,577    2,776,659         2,634,504               1.29
   35      8/31/2006 (T-8 Ann.)     3,422,273     1,157,119    2,265,154         2,154,122               1.22
   36               11/30/2005      4,800,815     1,947,481    2,853,334         2,576,546               1.25
   37                               5,340,300     1,919,635    3,420,665         3,034,149               1.48
   38                               2,568,374        77,051    2,491,322         2,339,466               1.51
   39           9/30/2006 (TTM)     3,981,651     1,634,475    2,347,176         2,245,360               1.45
  39.01         9/30/2006 (TTM)     1,705,470       688,250    1,017,220           974,420
  39.02         9/30/2006 (TTM)     1,478,888       583,236      895,652           858,452
  39.03         9/30/2006 (TTM)       797,293       362,988      434,305           412,489
   40               12/31/2005     10,528,240             0   10,528,240        10,528,240               2.67
 40.001             12/31/2005         54,835             0       54,835            54,835
 40.002             12/31/2005         54,835             0       54,835            54,835
 40.003             12/31/2005         54,835             0       54,835            54,835
 40.004             12/31/2005         54,835             0       54,835            54,835
 40.005             12/31/2005         54,835             0       54,835            54,835
 40.006             12/31/2005         54,835             0       54,835            54,835
 40.007             12/31/2005         54,835             0       54,835            54,835
 40.008             12/31/2005         54,835             0       54,835            54,835
 40.009             12/31/2005         54,835             0       54,835            54,835
 40.010             12/31/2005         54,835             0       54,835            54,835
 40.011             12/31/2005         54,835             0       54,835            54,835
 40.012             12/31/2005         54,835             0       54,835            54,835
 40.013             12/31/2005         54,835             0       54,835            54,835
 40.014             12/31/2005         54,835             0       54,835            54,835
 40.015             12/31/2005         54,835             0       54,835            54,835
 40.016             12/31/2005         54,835             0       54,835            54,835
 40.017             12/31/2005         54,835             0       54,835            54,835
 40.018             12/31/2005         54,835             0       54,835            54,835
 40.019             12/31/2005         54,835             0       54,835            54,835
 40.020             12/31/2005         54,835             0       54,835            54,835
 40.021             12/31/2005         54,835             0       54,835            54,835
 40.022             12/31/2005         54,835             0       54,835            54,835
 40.023             12/31/2005         54,835             0       54,835            54,835
 40.024             12/31/2005         54,835             0       54,835            54,835
 40.025             12/31/2005         54,835             0       54,835            54,835
 40.026             12/31/2005         54,835             0       54,835            54,835
 40.027             12/31/2005         54,835             0       54,835            54,835
 40.028             12/31/2005         54,835             0       54,835            54,835
 40.029             12/31/2005         54,835             0       54,835            54,835
 40.030             12/31/2005         54,835             0       54,835            54,835
 40.031             12/31/2005         54,835             0       54,835            54,835
 40.032             12/31/2005         54,835             0       54,835            54,835
 40.033             12/31/2005         54,835             0       54,835            54,835
 40.034             12/31/2005         54,835             0       54,835            54,835
 40.035             12/31/2005         54,835             0       54,835            54,835
 40.036             12/31/2005         54,835             0       54,835            54,835
 40.037             12/31/2005         54,835             0       54,835            54,835
 40.038             12/31/2005         54,835             0       54,835            54,835
 40.039             12/31/2005         54,835             0       54,835            54,835
 40.040             12/31/2005         54,835             0       54,835            54,835
 40.041             12/31/2005         54,835             0       54,835            54,835
 40.042             12/31/2005         54,835             0       54,835            54,835
 40.043             12/31/2005         54,835             0       54,835            54,835
 40.044             12/31/2005         54,835             0       54,835            54,835
 40.045             12/31/2005         54,835             0       54,835            54,835
 40.046             12/31/2005         54,835             0       54,835            54,835
 40.047             12/31/2005         54,835             0       54,835            54,835
 40.048             12/31/2005         54,835             0       54,835            54,835
 40.049             12/31/2005         54,835             0       54,835            54,835
 40.050             12/31/2005         54,835             0       54,835            54,835
 40.051             12/31/2005         54,835             0       54,835            54,835
 40.052             12/31/2005         54,835             0       54,835            54,835
 40.053             12/31/2005         54,835             0       54,835            54,835
 40.054             12/31/2005         54,835             0       54,835            54,835
 40.055             12/31/2005         54,835             0       54,835            54,835
 40.056             12/31/2005         54,835             0       54,835            54,835
 40.057             12/31/2005         54,835             0       54,835            54,835
 40.058             12/31/2005         54,835             0       54,835            54,835
 40.059             12/31/2005         54,835             0       54,835            54,835
 40.060             12/31/2005         54,835             0       54,835            54,835
 40.061             12/31/2005         54,835             0       54,835            54,835
 40.062             12/31/2005         54,835             0       54,835            54,835
 40.063             12/31/2005         54,835             0       54,835            54,835
 40.064             12/31/2005         54,835             0       54,835            54,835
 40.065             12/31/2005         54,835             0       54,835            54,835
 40.066             12/31/2005         54,835             0       54,835            54,835
 40.067             12/31/2005         54,835             0       54,835            54,835
 40.068             12/31/2005         54,835             0       54,835            54,835
 40.069             12/31/2005         54,835             0       54,835            54,835
 40.070             12/31/2005         54,835             0       54,835            54,835
 40.071             12/31/2005         54,835             0       54,835            54,835
 40.072             12/31/2005         54,835             0       54,835            54,835
 40.073             12/31/2005         54,835             0       54,835            54,835
 40.074             12/31/2005         54,835             0       54,835            54,835
 40.075             12/31/2005         54,835             0       54,835            54,835
 40.076             12/31/2005         54,835             0       54,835            54,835
 40.077             12/31/2005         54,835             0       54,835            54,835
 40.078             12/31/2005         54,835             0       54,835            54,835
 40.079             12/31/2005         54,835             0       54,835            54,835
 40.080             12/31/2005         54,835             0       54,835            54,835
 40.081             12/31/2005         54,835             0       54,835            54,835
 40.082             12/31/2005         54,835             0       54,835            54,835
 40.083             12/31/2005         54,835             0       54,835            54,835
 40.084             12/31/2005         54,835             0       54,835            54,835
 40.085             12/31/2005         54,835             0       54,835            54,835
 40.086             12/31/2005         54,835             0       54,835            54,835
 40.087             12/31/2005         54,835             0       54,835            54,835
 40.088             12/31/2005         54,835             0       54,835            54,835
 40.089             12/31/2005         54,835             0       54,835            54,835
 40.090             12/31/2005         54,835             0       54,835            54,835
 40.091             12/31/2005         54,835             0       54,835            54,835
 40.092             12/31/2005         54,835             0       54,835            54,835
 40.093             12/31/2005         54,835             0       54,835            54,835
 40.094             12/31/2005         54,835             0       54,835            54,835
 40.095             12/31/2005         54,835             0       54,835            54,835
 40.096             12/31/2005         54,835             0       54,835            54,835
 40.097             12/31/2005         54,835             0       54,835            54,835
 40.098             12/31/2005         54,835             0       54,835            54,835
 40.099             12/31/2005         54,835             0       54,835            54,835
 40.100             12/31/2005         54,835             0       54,835            54,835
 40.101             12/31/2005         54,835             0       54,835            54,835
 40.102             12/31/2005         54,835             0       54,835            54,835
 40.103             12/31/2005         54,835             0       54,835            54,835
 40.104             12/31/2005         54,835             0       54,835            54,835
 40.105             12/31/2005         54,835             0       54,835            54,835
 40.106             12/31/2005         54,835             0       54,835            54,835
 40.107             12/31/2005         54,835             0       54,835            54,835
 40.108             12/31/2005         54,835             0       54,835            54,835
 40.109             12/31/2005         54,835             0       54,835            54,835
 40.110             12/31/2005         54,835             0       54,835            54,835
 40.111             12/31/2005         54,835             0       54,835            54,835
 40.112             12/31/2005         54,835             0       54,835            54,835
 40.113             12/31/2005         54,835             0       54,835            54,835
 40.114             12/31/2005         54,835             0       54,835            54,835
 40.115             12/31/2005         54,835             0       54,835            54,835
 40.116             12/31/2005         54,835             0       54,835            54,835
 40.117             12/31/2005         54,835             0       54,835            54,835
 40.118             12/31/2005         54,835             0       54,835            54,835
 40.119             12/31/2005         54,835             0       54,835            54,835
 40.120             12/31/2005         54,835             0       54,835            54,835
 40.121             12/31/2005         54,835             0       54,835            54,835
 40.122             12/31/2005         54,835             0       54,835            54,835
 40.123             12/31/2005         54,835             0       54,835            54,835
 40.124             12/31/2005         54,835             0       54,835            54,835
 40.125             12/31/2005         54,835             0       54,835            54,835
 40.126             12/31/2005         54,835             0       54,835            54,835
 40.127             12/31/2005         54,835             0       54,835            54,835
 40.128             12/31/2005         54,835             0       54,835            54,835
 40.129             12/31/2005         54,835             0       54,835            54,835
 40.130             12/31/2005         54,835             0       54,835            54,835
 40.131             12/31/2005         54,835             0       54,835            54,835
 40.132             12/31/2005         54,835             0       54,835            54,835
 40.133             12/31/2005         54,835             0       54,835            54,835
 40.134             12/31/2005         54,835             0       54,835            54,835
 40.135             12/31/2005         54,835             0       54,835            54,835
 40.136             12/31/2005         54,835             0       54,835            54,835
 40.137             12/31/2005         54,835             0       54,835            54,835
 40.138             12/31/2005         54,835             0       54,835            54,835
 40.139             12/31/2005         54,835             0       54,835            54,835
 40.140             12/31/2005         54,835             0       54,835            54,835
 40.141             12/31/2005         54,835             0       54,835            54,835
 40.142             12/31/2005         54,835             0       54,835            54,835
 40.143             12/31/2005         54,835             0       54,835            54,835
 40.144             12/31/2005         54,835             0       54,835            54,835
 40.145             12/31/2005         54,835             0       54,835            54,835
 40.146             12/31/2005         54,835             0       54,835            54,835
 40.147             12/31/2005         54,835             0       54,835            54,835
 40.148             12/31/2005         54,835             0       54,835            54,835
 40.149             12/31/2005         54,835             0       54,835            54,835
 40.150             12/31/2005         54,835             0       54,835            54,835
 40.151             12/31/2005         54,835             0       54,835            54,835
 40.152             12/31/2005         54,835             0       54,835            54,835
 40.153             12/31/2005         54,835             0       54,835            54,835
 40.154             12/31/2005         54,835             0       54,835            54,835
 40.155             12/31/2005         54,835             0       54,835            54,835
 40.156             12/31/2005         54,835             0       54,835            54,835
 40.157             12/31/2005         54,835             0       54,835            54,835
 40.158             12/31/2005         54,835             0       54,835            54,835
 40.159             12/31/2005         54,835             0       54,835            54,835
 40.160             12/31/2005         54,835             0       54,835            54,835
 40.161             12/31/2005         54,835             0       54,835            54,835
 40.162             12/31/2005         54,835             0       54,835            54,835
 40.163             12/31/2005         54,835             0       54,835            54,835
 40.164             12/31/2005         54,835             0       54,835            54,835
 40.165             12/31/2005         54,835             0       54,835            54,835
 40.166             12/31/2005         54,835             0       54,835            54,835
 40.167             12/31/2005         54,835             0       54,835            54,835
 40.168             12/31/2005         54,835             0       54,835            54,835
 40.169             12/31/2005         54,835             0       54,835            54,835
 40.170             12/31/2005         54,835             0       54,835            54,835
 40.171             12/31/2005         54,835             0       54,835            54,835
 40.172             12/31/2005         54,835             0       54,835            54,835
 40.173             12/31/2005         54,835             0       54,835            54,835
 40.174             12/31/2005         54,835             0       54,835            54,835
 40.175             12/31/2005         54,835             0       54,835            54,835
 40.176             12/31/2005         54,835             0       54,835            54,835
 40.177             12/31/2005         54,835             0       54,835            54,835
 40.178             12/31/2005         54,835             0       54,835            54,835
 40.179             12/31/2005         54,835             0       54,835            54,835
 40.180             12/31/2005         54,835             0       54,835            54,835
 40.181             12/31/2005         54,835             0       54,835            54,835
 40.182             12/31/2005         54,835             0       54,835            54,835
 40.183             12/31/2005         54,835             0       54,835            54,835
 40.184             12/31/2005         54,835             0       54,835            54,835
 40.185             12/31/2005         54,835             0       54,835            54,835
 40.186             12/31/2005         54,835             0       54,835            54,835
 40.187             12/31/2005         54,835             0       54,835            54,835
 40.188             12/31/2005         54,835             0       54,835            54,835
 40.189             12/31/2005         54,835             0       54,835            54,835
 40.190             12/31/2005         54,835             0       54,835            54,835
 40.191             12/31/2005         54,835             0       54,835            54,835
 40.192             12/31/2005         54,835             0       54,835            54,835
   41          08/31/2006 (TTM)     2,587,536       539,579    2,047,957         2,032,436               1.19
   42           9/30/2006 (TTM)     2,493,404       598,753    1,894,651         1,845,994               1.19
   43           7/31/2006 (TTM)     3,004,569       831,561    2,173,008         1,990,864               1.15
   44                9/30/2006      3,942,858     1,707,167    2,235,691         2,030,181               1.27
   45                               3,731,944     1,458,049    2,273,895         1,990,023               1.55
   46               12/15/2006      2,395,823       502,704    1,893,119         1,804,656               1.17
   47           5/31/2006 (TTM)     3,628,848     1,837,707    1,791,141         1,693,141               1.29
   48          10/31/2006 (TTM)     2,225,540       501,688    1,723,852         1,668,826               1.32
   49           8/11/2006 (TTM)     4,775,940     2,596,673    2,179,267         1,988,229               1.36
   50               11/30/2006      3,268,984     1,419,579    1,849,405         1,683,038               1.19
   51          12/25/2006 (TTM)     3,435,752     1,513,101    1,922,651         1,800,901               1.27
   52      9/30/2006 (T-9 Ann.)     2,330,305       797,635    1,532,671         1,418,448               1.28
   53               12/31/2005      2,080,736       507,299    1,573,437         1,536,844               1.17
   54      9/30/2006 (T-9 Ann.)     2,388,040       472,919    1,915,121         1,672,638               1.31
   55          10/31/2006 (TTM)     2,286,620       633,363    1,653,257         1,638,394               1.59
   56                               2,672,972       700,550    1,972,422         1,830,918               1.22
   57          10/31/2006 (TTM)     2,800,647     1,354,773    1,445,874         1,356,874               1.35
  57.01        10/31/2006 (TTM)     1,925,974       965,897      960,077           896,077
  57.02        10/31/2006 (TTM)       874,673       388,876      485,797           460,797
   58          10/31/2006 (TTM)     4,109,927     2,327,188    1,782,739         1,618,217               1.30
   59          10/31/2006 (TTM)     2,485,880     1,245,089    1,240,791         1,172,841               1.19
   60               12/31/2006      2,084,884       507,175    1,577,709         1,524,566               1.28
   61               12/16/2006      1,654,175       364,677    1,289,498         1,245,042               1.15
   62           9/30/2006 (TTM)     1,990,599       840,673    1,149,926         1,102,118               1.26
   63                               1,572,694        47,181    1,525,513         1,498,153               1.39
   64      9/30/2006 (T-9 Ann.)     1,681,952       333,711    1,348,242         1,253,100               1.21
   65               10/31/2006      2,264,058       920,539    1,343,519         1,232,105               1.19
  65.01             10/31/2006      1,662,607       678,402      984,205           900,272
  65.02             10/31/2006        601,451       242,137      359,314           331,833
   66           9/30/2006 (TTM)     6,704,888     4,650,881    2,054,007         1,785,726               1.77
   67      9/30/2006 (T-9 Ann.)     2,463,978     1,058,405    1,405,573         1,291,538               1.17
   68               12/31/2005      2,338,019     1,015,123    1,322,896         1,225,145               1.21
   69                               3,925,904     2,311,674    1,614,230         1,464,426               1.40
   70           6/30/2006 (TTM)     2,317,324       787,427    1,529,897         1,324,282               1.26
  70.01         6/30/2006 (TTM)       710,726       237,778      472,948           422,062
  70.02         6/30/2006 (TTM)       630,582       197,043      433,539           380,656
  70.03         6/30/2006 (TTM)       429,834       158,393      271,441           235,175
  70.04         6/30/2006 (TTM)       302,014        92,134      209,880           172,372
  70.05         6/30/2006 (TTM)       244,168       102,080      142,088           114,017
   71                               2,222,438       691,127    1,531,311         1,453,508               1.19
   72           9/30/2006 (TTM)     3,411,753     1,881,470    1,530,283         1,354,783               1.33
   73                               1,846,193       614,363    1,231,830         1,119,975               1.34
  73.01        2006 Annualized        824,816       261,460      563,356           526,948
  73.02        2006 Annualized        733,565       237,508      496,057           433,137
  73.03                               287,812       115,395      172,417           159,890
   74               10/31/2006      2,073,782       967,619    1,106,163         1,063,493               1.31
   75           9/30/2006 (TTM)     8,485,714     6,745,066    1,740,648         1,401,219               1.47
   76               11/30/2006      1,814,495       684,995    1,129,500         1,129,500               1.20
   77           9/30/2006 (TTM)     2,921,778     1,555,347    1,366,431         1,278,863               1.36
   78          11/30/2006 (TTM)     2,473,172     1,255,892    1,217,280         1,128,780               1.20
  78.01        11/30/2006 (TTM)       941,239       521,206      420,033           387,033
  78.02        11/30/2006 (TTM)     1,531,933       734,686      797,247           741,747
   79               12/31/2005      1,689,659       524,063    1,165,596         1,069,637               1.41
   80                9/30/2006      1,983,656       853,683    1,129,973         1,065,197               1.22
                                    2,404,284        48,086    2,356,198         2,151,512               2.60
   81                               1,278,501        25,570    1,252,931         1,135,209               2.60
   82                               1,125,783        22,516    1,103,267         1,016,303               2.60
   83                               1,383,033       303,779    1,079,254         1,009,520               1.15
   84               12/31/2005      1,603,263       413,580    1,189,684         1,112,782               1.24
   85    10/31/2006 (T-10 Ann.)     1,349,607       310,489    1,039,118         1,007,506               1.21
   86                9/30/2006      1,578,966       452,110    1,126,856         1,091,756               1.27
  86.01
  86.02
   87    10/31/2006 (T-10 Ann.)     1,690,683       605,570    1,085,113         1,035,559               1.24
   88          10/31/2006 (TTM)     1,701,314       523,728    1,177,586         1,164,192               1.66
   89          10/31/2006 (TTM)     1,681,535       448,532    1,233,003         1,217,872               1.75
   90          10/31/2006 (TTM)     3,108,374     1,884,433    1,223,941         1,099,608               1.29
   91      8/31/2006 (T-8 Ann.)     2,220,525     1,025,821    1,194,704         1,101,096               1.35
   92      9/30/2006 (T-9 Ann.)     1,525,510       436,270    1,089,240         1,016,066               1.23
   93                               1,803,146       730,265    1,072,881         1,026,482               1.20
   94                               1,565,059       436,719    1,128,340         1,024,691               1.66
   95               10/31/2006      1,345,518       144,877    1,200,641         1,123,914               1.18
   96          10/31/2006 (TTM)     1,585,759       460,474    1,125,285         1,112,646               1.70
   97                9/30/2006      1,553,565       567,450      986,115           913,035               1.19
   98               10/31/2006      2,770,954     1,589,167    1,181,787         1,041,218               1.37
   99          10/31/2006 (TTM)     1,649,278       476,807    1,172,471         1,112,371               1.19
   100          8/31/2006 (TTM)     1,539,506       603,384      936,122           799,589               1.07
   101                              1,470,225       503,777      966,448           943,502               1.19
   102                              1,266,305       356,107      910,198           877,406               1.15
   103               5/31/2006      1,266,168       340,415      925,753           831,807               1.33
   104   11/30/2006 (T-11 Ann.)     1,615,415       510,658    1,104,757           991,007               1.20
   105              11/30/2006      2,156,609       900,253    1,256,356         1,074,039               1.74
   106                              1,080,388       122,039      958,349           949,377               1.27
   107                              1,811,740       709,085    1,102,655         1,061,855               1.46
   108         08/31/2006 (TTM)     1,282,392       349,234      933,158           882,532               1.25
   109     7/31/2006 (T-7 Ann.)     1,473,670       423,034    1,050,636           993,868               1.39
   110         08/31/2006 (TTM)     1,483,300       526,389      956,911           905,085               1.20
   111         10/31/2006 (TTM)     1,579,531       593,109      986,422           921,389               1.63
   112     9/30/2006 (T-9 Ann.)     1,782,940       704,497    1,078,443           956,261               1.36
   113     9/30/2006 (T-9 Ann.)     1,707,836       856,718      851,118           807,918               1.16
   114               9/30/2006      1,622,015       536,386    1,085,629         1,010,352               1.77
   115                              1,745,842       764,517      981,325           944,525               1.35
   116                 Various      2,058,692       769,697    1,288,995         1,075,521               1.46
 116.01    8/31/2006 (T-8 Ann.)       913,690       370,455      543,236           427,080
 116.02        08/31/2006 (TTM)       626,302       188,045      438,257           364,689
 116.03    8/31/2006 (T-8 Ann.)       518,700       211,197      307,503           283,752
   117        11/30/2006 (T-12)     1,160,899       246,007      914,892           870,425               1.51
   118                              1,096,961       336,548      760,412           712,894               1.05
   119         10/31/2006 (TTM)     1,334,329       408,736      925,593           869,095               1.31
   120   10/31/2006 (T-10 Ann.)       997,062       263,460      733,602           699,540               1.10
   121              12/31/2005      1,417,690       521,310      896,380           794,757               1.23
 121.01             12/31/2005        753,624       260,797      492,827           439,572
 121.02             12/31/2005        664,066       260,513      403,553           355,185
   122                                945,778       234,554      711,224           687,144               1.14
   123   10/31/2006 (T-10 Ann.)     1,175,662       328,425      847,236           807,741               1.30
   124                              1,172,655       365,285      807,370           749,868               1.22
   125   10/31/2006 (T-10 Ann.)     1,822,518       901,615      920,903           753,674               1.20
   126          8/31/2006 (TTM)     1,851,571       933,932      917,639           805,068               1.21
   127              10/31/2006        961,240       206,391      754,849           734,345               1.24
   128         10/31/2006 (TTM)     1,152,493       342,359      810,134           799,345               1.60
   129              12/31/2005      1,982,459     1,080,708      901,751           755,007               1.28
   130               11/1/2007      1,173,277       395,628      777,649           724,783               1.20
   131         10/31/2006 (TTM)     1,256,631       397,746      858,885           848,272               1.73
   132         10/31/2006 (TTM)     1,229,197       387,168      842,029           831,353               1.71
   133         10/31/2006 (TTM)     2,302,699     1,292,869    1,009,830           894,700               1.49
   134          8/31/2006 (TTM)     1,582,903       362,947    1,219,956         1,205,983               2.00
   135         10/31/2006 (TTM)     1,173,690       359,112      814,578           804,022               1.66
   136              10/31/2006        875,807       161,804      714,003           683,720               1.21
   137              12/31/2005      1,047,532       345,224      702,308           651,997               1.16
   138              12/31/2005      1,146,161       389,059      757,102           714,277               1.26
   139          9/30/2006 (TTM)     2,879,910     1,918,485      961,425           817,429               1.43
   140         10/31/2006 (TTM)     1,129,837       387,306      742,531           730,718               1.61
   141                              1,034,394       368,094      666,300           623,924               1.38
   142              12/31/2006        938,893       283,167      655,727           616,727               1.18
   143               9/30/2006      4,007,426     2,965,359    1,042,067           881,770               1.31
   144              12/31/2006        935,212       267,179      668,033           627,553               1.21
   145               9/30/2006        802,229       179,102      623,127           590,572               1.20
   146                                855,682       227,903      627,779           599,764               1.20
   147        10/31/2006 (T-12)     1,272,344       647,170      625,174           569,174               1.20
   148              10/31/2006      1,833,809     1,072,825      760,984           687,632               1.20
   149          9/30/2006 (TTM)     1,219,449       588,355      631,095           597,095               1.24
   150               8/31/2006      1,785,132     1,023,987      761,145           689,740               1.39
   151         10/31/2006 (TTM)     2,010,951     1,297,675      713,276           612,727               1.30
   152         10/31/2006 (TTM)       993,935       383,499      610,436           559,788               1.20
   153         10/31/2006 (TTM)       985,546       302,668      682,878           674,091               1.77
   154                                510,000        15,300      494,700           493,479               1.39
   155          9/30/2006 (TTM)       754,097       208,379      545,718           513,730               1.20
   156          9/30/2006 (TTM)     1,022,648       482,387      540,261           530,011               1.22
   157              11/30/2006      1,463,146       640,958      822,188           713,782               1.70
   158          9/30/2006 (TTM)       943,423       370,566      572,857           548,857               1.35
   159              10/31/2006      1,796,328     1,061,590      734,738           662,885               1.52
   160                                771,255       179,079      592,176           577,898               1.29
   161          6/30/2006 (TTM)     1,382,920       780,317      602,603           569,573               1.36
   162         11/30/2006 (TTM)       797,955       214,310      583,645           540,242               1.33
   163         11/30/2006 (TTM)       796,194       329,944      466,250           460,400               1.21
   164                                579,254        17,378      561,876           553,224               1.68
   165         10/31/2006 (TTM)     2,398,006     1,692,607      705,399           585,499               1.44
   166          9/30/2006 (TTM)     2,155,375     1,410,819      744,556           658,341               1.65
   167              12/31/2006      2,717,717     1,921,828      795,889           660,003               1.51
   168          9/30/2006 (TTM)       658,212       146,037      512,175           476,788               1.26
   169                                428,000        12,840      415,160           413,711               1.26
   170    11/30/2006 (T-9 Ann.)       870,988       302,358      568,630           533,910               1.41
   171              12/31/2005        673,606       185,140      488,466           466,020               1.20
   172   10/31/2006 (T-10 Ann.)       727,926       209,669      518,257           465,486               1.22
   173          9/30/2006 (TTM)       736,929       145,830      591,099           566,634               1.57
                       Various        886,333       333,571      552,762           523,174               1.44
   174          9/30/2006 (TTM)       490,214       190,825      299,389           284,891               1.44
   175         10/31/2006 (TTM)       396,119       142,746      253,373           238,283               1.44
   176               9/30/2006      2,226,451     1,031,632    1,194,819         1,105,761               2.29
   177              12/31/2005      1,040,569       459,545      581,024           527,242               1.49
   178         10/31/2006 (TTM)       792,360       267,596      524,764           516,694               1.74
   179    09/30/2006 (T-9 Ann.)       629,803        36,000      593,803           593,803               1.29
 179.01   09/30/2006 (T-9 Ann.)        89,368         5,108       84,260            84,260
 179.02   09/30/2006 (T-9 Ann.)        86,953         4,970       81,982            81,982
 179.03   09/30/2006 (T-9 Ann.)        83,330         4,763       78,567            78,567
 179.04   09/30/2006 (T-9 Ann.)        80,311         4,591       75,720            75,720
 179.05   09/30/2006 (T-9 Ann.)        69,441         3,969       65,472            65,472
 179.06   09/30/2006 (T-9 Ann.)        66,422         3,797       62,625            62,625
 179.07   09/30/2006 (T-9 Ann.)        64,611         3,693       60,918            60,918
 179.08   09/30/2006 (T-9 Ann.)        62,799         3,590       59,210            59,210
 179.09   09/30/2006 (T-9 Ann.)        26,569         1,519       25,050            25,050
   180         10/31/2006 (TTM)     1,864,925     1,280,092      584,833           510,996               1.42
   181   11/30/2006 (T-13 Ann.)       712,382       210,257      502,125           483,225               1.36
   182              10/31/2006        830,616       335,384      495,232           482,812               1.35
   183     8/31/2006 (T-8 Ann.)       651,294       223,348      427,946           419,398               1.20
   184         10/31/2006 (TTM)       705,427       293,848      411,579           406,379               1.36
   185          9/30/2006 (TTM)       807,337       344,348      462,989           449,318               1.27
   186                                624,599       122,873      501,726           468,820               1.25
   187          8/31/2006 (TTM)     1,851,671     1,287,457      564,214           490,147               1.45
   188         10/31/2006 (TTM)       591,572       153,088      438,484           402,624               1.21
   189         10/31/2006 (TTM)       726,086       262,260      463,826           457,386               1.68
                    11/30/2006        666,155       223,120      443,035           422,160               1.28
   190              11/30/2006        532,313       195,198      337,115           320,015               1.28
   191              11/30/2006        133,842        27,922      105,920           102,145               1.28
   192              10/31/2006      1,571,218     1,001,097      570,121           507,272               1.23
   193   10/31/2006 (T-10 Ann.)       400,000        12,000      388,000           385,826               1.19
   194               9/30/2006        568,953       165,069      403,884           374,982               1.20
   195              10/31/2006        718,883       297,082      421,801           391,087               1.25
   196          9/30/2006 (TTM)       544,582       144,700      399,882           385,195               1.23
   197                                507,009        93,345      413,664           407,444               1.28
   198        11/30/2006 (T-12)       895,635       478,869      416,766           379,766               1.24
   199   10/31/2006 (T-10 Ann.)       852,122       342,273      509,849           465,151               1.53
   200              10/31/2006        604,096       107,698      496,398           458,333               1.28
   201          9/30/2006 (TTM)     1,367,419       679,561      687,859           602,618               2.03
   202                                365,115        10,953      354,161           354,161               1.19
   203                                564,809       176,884      387,924           362,482               1.25
   204          9/30/2006 (TTM)       923,119       525,873      397,246           342,166               1.21
   205                                513,845       157,134      356,711           341,524               1.20
   206                                368,000        11,040      356,960           356,960               1.27
   207              12/31/2005        554,840       161,759      393,081           383,901               1.41
   208                                340,000        10,200      329,800           329,800               1.23
   209                                328,618         9,859      318,759           318,759               1.15
   210                                541,849       152,934      388,915           377,285               1.37
   211          8/31/2006 (TTM)       737,818       214,030      523,788           513,961               1.85
   212          8/31/2006 (TTM)       743,662       184,546      559,116           550,500               1.98
   213                                421,263        89,142      332,121           318,778               1.24
   214          8/31/2006 (TTM)       909,828       476,490      433,338           338,647               1.23
   215               9/30/2006      1,578,157     1,073,453      504,704           441,578               1.35
   216     9/30/2006 (T-9 Ann.)       573,363       153,768      419,595           379,458               1.42
   217              11/30/2006        549,935       178,926      371,009           340,090               1.29
   218               7/31/2006        860,218       191,770      668,448           625,063               1.45
   219          8/31/2006 (TTM)       714,782       291,397      423,385           414,323               1.60
   220              11/30/2006        734,408       251,526      482,882           427,124               1.68
   221          9/30/2006 (TTM)       654,527       312,410      342,117           331,317               1.32
   222         11/30/2006 (TTM)       623,048       254,108      368,940           348,540               1.39
   223                                327,778        17,751      310,026           307,813               1.22
   224              11/30/2006        780,033       422,613      357,420           333,884               1.29
   225               9/30/2006        565,499       190,060      375,439           335,880               1.37
 225.01              9/30/2006        449,317       136,998      312,319           282,817
 225.02              9/30/2006        116,182        53,062       63,120            53,063
   226         11/30/2006 (TTM)       531,122       115,025      416,097           395,166               1.64
   227                                405,008       130,430      274,578           255,004               1.05
   228              12/31/2005        699,866       165,248      534,618           481,463               1.85
   229         10/31/2006 (TTM)       888,327       541,228      347,099           304,755               1.31
   230               9/30/2006        530,083       178,966      351,117           333,228               1.44
   231              10/31/2006        495,209       154,673      340,536           310,374               1.35
   232              11/30/2006        668,016       317,378      350,638           314,224               1.35
   233                                378,824        73,935      304,889           297,694               1.35
   234               9/30/2006        602,716       242,834      359,882           330,525               1.50
   235    11/29/2006 (T-7 Ann.)       462,699       151,425      311,274           278,501               1.26
   236          8/31/2006 (TTM)       285,846        29,284      256,562           255,218               1.21
   237     9/30/2006 (T-9 Ann.)       671,640       377,543      294,097           262,847               1.26
   238                                500,599       142,588      358,011           351,105               1.17
   239     5/31/2006 (T-1 Ann.)       507,952       225,642      282,310           268,810               1.14
   240                                391,687        84,441      307,246           284,112               1.31
   241          8/31/2006 (TTM)       268,313        31,940      236,373           234,844               1.19
   242                                509,226       101,524      407,702           374,474               1.29
   243                                349,439        78,514      270,926           259,841               1.30
   244                                246,840         7,405      239,435           235,235               1.18
   245         11/30/2006 (TTM)       446,474       195,225      251,249           236,417               1.24
   246          9/30/2006 (TTM)       468,930       227,174      241,756           233,224               1.23
   247               9/30/2006        418,096       123,349      294,747           277,892               1.55
   248                                562,094       152,985      409,109           401,872               2.34
   249              12/31/2006        342,873        98,111      244,762           213,509               1.20
   250     6/30/2006 (T-6 Ann.)       331,099        79,801      251,298           239,336               1.34
   251         11/30/2006 (TTM)       390,883       142,746      248,137           237,269               1.36
   252     5/31/2006 (T-7 Ann.)       332,973       101,494      231,479           225,854               1.16
   253         11/30/2006 (TTM)       345,052       117,817      227,235           218,985               1.25
   254               9/30/2006        377,152        93,675      283,477           256,555               1.52
   255          6/31/2006 (TTM)       482,950       242,998      239,952           221,202               1.29
   256                                351,731       100,238      251,493           239,030               1.46
   257              12/31/2005      3,748,502     1,076,205    2,672,297         2,672,297               15.11
   258              10/31/2006        203,429        11,514      191,915           191,324               1.21
   259          9/30/2006 (TTM)       399,623       180,016      219,607           213,599               1.35
   260                                275,546        60,725      214,821           200,821               1.30
   261                                255,206        59,238      195,968           186,726               1.20
   262              12/31/2006        401,373       161,841      239,532           218,893               1.41
   263         09/30/2006 (TTM)       422,489       211,687      210,802           194,802               1.27
   264              11/30/2006        420,841       199,829      221,012           192,086               1.23
   265              10/31/2006        182,872         3,657      179,214           178,196               1.21
   266          9/30/2006 (TTM)       326,886       129,501      197,385           191,504               1.30
   267              10/31/2006        281,886        88,413      193,473           178,459               1.14
   268                                240,949        50,559      190,390           177,064               1.24
 268.01                                89,431        22,398       67,033            62,494
 268.02                                79,417        13,784       65,633            61,135
 268.03                                72,101        14,377       57,724            53,436
   269                                287,383        78,736      208,647           195,650               1.38
   270                                251,311        43,913      207,398           196,328               1.39
   271                                256,183        58,749      197,433           190,169               1.32
   272          8/31/2006 (TTM)       426,859       141,462      285,397           242,022               1.69
   273     8/31/2006 (T-8 Ann.)       397,022       173,187      223,835           219,835               1.58
   274          9/30/2006 (TTM)       305,718        94,358      211,360           206,268               1.18
   275              12/31/2005        271,590        78,965      192,625           170,850               1.22
   276          8/31/2006 (TTM)       188,945        22,592      166,353           164,777               1.20
   277         11/01/2006 (TTM)       373,464       174,559      198,905           179,105               1.33
   278                                180,139         3,603      176,536           165,522               1.23
   279              12/31/2006        353,014        87,290      265,724           244,481               2.21
   280              12/31/2006        360,870       157,346      203,524           176,263               1.42
   281                                214,007        48,046      165,961           153,284               1.20
 281.01                                72,210        15,803       56,407            52,152
 281.02                                66,268        10,493       55,775            51,540
 281.03                                75,529        21,750       53,779            49,592
   282     5/31/2006 (T-3 Ann.)       268,438       105,464      162,974           156,224               1.10
   283                                304,875        71,297      233,578           221,160               1.58
   284              10/31/2006        449,305       275,734      173,571           163,626               1.35
   285              11/30/2006        151,373         3,027      148,345           144,871               1.20
   286     5/31/2006 (T-4 Ann.)       228,553        78,360      150,193           145,693               1.11
   287              12/31/2005        221,267        62,984      158,283           150,427               1.28
   288     5/31/2006 (T-4 Ann.)       285,672        93,274      192,398           163,294               1.22
   289              12/31/2006        354,412       171,410      183,002           170,752               1.49
   290                                202,043        29,414      172,629           160,598               1.52
   291              12/31/2006        186,426        46,032      140,394           133,057               1.22
   292              12/31/2005        233,722        78,795      154,927           140,709               1.31
   293     5/31/2006 (T-4 Ann.)       259,722       111,411      148,311           136,489               1.15
   294         10/31/2006 (TTM)       233,552        92,102      141,450           132,426               1.28
   295                                195,543        59,243      136,300           127,333               1.27
   296              12/31/2006        270,543       127,353      143,191           131,601               1.32
   297              12/31/2006        211,147        71,616      139,531           124,912               1.26
   298              12/31/2005        222,038       105,253      116,785           114,485               1.18
   299     5/31/2006 (T-3 Ann.)       280,831       151,256      129,575           117,650               1.17
   300     9/30/2006 (T-9 Ann.)       152,088        29,913      122,175           117,399               1.27
   301                                153,751        41,844      111,908           107,563               1.19
   302          7/31/2006 (TTM)       148,029        40,023      108,006           100,899               1.29
   303     5/31/2006 (T-4 Ann.)       253,890       129,239      124,651           116,551               1.39
   304     5/31/2006 (T-4 Ann.)       266,406       145,138      121,268           107,993               1.35
   305     5/31/2006 (T-3 Ann.)       149,631        52,700       96,931            91,931               1.19
   306     9/30/2006 (T-9 Ann.)       167,909        72,064       95,845            88,069               1.20
   307                                239,859        79,989      159,870           149,433               1.49
   308     5/31/2006 (T-6 Ann.)       146,415        55,934       90,481            86,881               1.15
   309     5/31/2006 (T-3 Ann.)       165,275        75,311       89,964            85,468               1.17
   310              12/31/2005        118,047        35,532       82,515            80,265               1.19
   311     5/31/2006 (T-4 Ann.)       134,314        53,553       80,761            76,261               1.16
   312              12/31/2005        114,114        34,720       79,394            77,819               1.19
   313   10/31/2006 (T-10 Ann.)       113,589        36,903       76,686            71,766               1.25
   314                                105,914        30,860       75,054            69,197               1.20
   315     5/31/2006 (T-4 Ann.)       106,308        35,631       70,677            68,427               1.17
   316     5/31/2006 (T-5 Ann.)       143,640        49,117       94,523            91,773               1.62
   317          5/31/2006 (TTM)        91,200        23,811       67,389            65,389               1.16
   318          5/31/2006 (TTM)       140,889        57,461       83,428            72,948               1.30
   319     5/31/2006 (T-4 Ann.)       124,740        64,330       60,410            57,210               1.12
   320          5/31/2006 (TTM)       144,831        73,148       71,683            67,183               1.33
   321     5/31/2006 (T-3 Ann.)       104,025        40,889       63,136            60,636               1.28
   322                                 82,739        19,881       62,858            59,255               1.20
   323          5/31/2006 (TTM)        89,790        32,972       56,818            54,118               1.16
   324     5/31/2006 (T-4 Ann.)        96,720        39,397       57,323            53,207               1.25
   325          5/31/2006 (TTM)       127,121        45,739       81,382            78,382               1.87
   326     5/31/2006 (T-3 Ann.)       126,200        71,400       54,800            49,850               1.20
   327     5/31/2006 (T-4 Ann.)       108,357        56,087       52,270            48,270               1.23
   328     5/31/2006 (T-4 Ann.)       202,236       119,914       82,322            73,822               1.88
   329    5/31/2006 (T-12 Ann.)        76,975        22,755       54,220            52,420               1.34
   330     5/31/2006 (T-4 Ann.)        76,665        29,338       47,327            46,202               1.19
   331          5/31/2006 (TTM)        91,913        45,031       46,882            44,382               1.13
   332              12/31/2005         68,685        21,064       47,621            45,821               1.21
   333     5/31/2006 (T-5 Ann.)       115,462        44,173       71,289            68,789               1.98

                                                          ORIGINAL                    CUT-OFF DATE
              CUT-OFF DATE              ORIGINAL          BALANCE     CUT-OFF DATE     BALANCE PER   MATURITY/ARD       MATURITY
 LOAN #   LTV (%)(3)(5)(7)(13)(43)  BALANCE ($)(8)(36)  PER UNIT ($)  BALANCE ($)(8)   UNIT ($)(3)   BALANCE ($)(8)  LTV %(3)(5)(7)
------------------------------------------------------------------------------------------------------------------------------------

    1              55.6                  800,000,000     267,212.97     800,000,000    267,212.97      800,000,000      55.6
  1.01                                   618,867,925                    618,867,925                    618,867,925
  1.02                                   181,132,075                    181,132,075                    181,132,075
    2              52.3                  170,000,000         382.92     170,000,000        382.92      170,000,000      52.3
    3              61.3                  125,000,000     668,449.20     125,000,000    668,449.20      109,592,500      53.7
    4              76.9                   83,000,000     168,699.19      83,000,000    168,699.19       83,000,000      76.9
    5              72.6                   82,000,000         208.59      82,000,000        208.59       76,325,713      67.5
    6              78.8                   67,000,000          42.23      67,000,000         42.23       67,000,000      78.8
  6.01                                     8,644,000                      8,644,000                      8,644,000
  6.02                                     7,400,000                      7,400,000                      7,400,000
  6.03                                     7,000,000                      7,000,000                      7,000,000
  6.04                                     6,200,000                      6,200,000                      6,200,000
  6.05                                     6,050,000                      6,050,000                      6,050,000
  6.06                                     5,200,000                      5,200,000                      5,200,000
  6.07                                     4,624,000                      4,624,000                      4,624,000
  6.08                                     4,200,000                      4,200,000                      4,200,000
  6.09                                     4,088,000                      4,088,000                      4,088,000
  6.10                                     2,900,000                      2,900,000                      2,900,000
  6.11                                     2,400,000                      2,400,000                      2,400,000
  6.12                                     2,308,000                      2,308,000                      2,308,000
  6.13                                     2,250,000                      2,250,000                      2,250,000
  6.14                                     2,200,000                      2,200,000                      2,200,000
  6.15                                     1,536,000                      1,536,000                      1,536,000
    7              74.8                   65,000,000         139.43      65,000,000        139.43       60,395,047      69.5
    8              63.3                   62,000,000         302.81      62,000,000        302.81       62,000,000      63.3
    9              58.5                   55,000,000     241,228.07      55,000,000    241,228.07       51,046,333      54.3
   10              79.9                   53,500,000          71.70      53,500,000         71.70       53,500,000      79.9
   11              70.1                   50,000,000         301.02      50,000,000        301.02       46,668,821      64.9
   12              79.9                   50,000,000         116.86      50,000,000        116.86       50,000,000      79.9
  12.01                                   18,400,000                     18,400,000                     18,400,000
  12.02                                   18,400,000                     18,400,000                     18,400,000
  12.03                                   13,200,000                     13,200,000                     13,200,000
                   38.9                   43,500,000      71,663.92      43,375,525     71,458.86       34,233,829      30.7
   13              38.9                   18,924,359      71,663.92      18,870,207     71,458.86       14,893,179      30.7
   14              38.9                   12,291,538      71,663.92      12,256,366     71,458.86        9,673,251      30.7
   15              38.9                   12,284,103      71,663.92      12,248,952     71,458.86        9,667,400      30.7
   16              66.0                   42,900,000      85,119.05      42,900,000     85,119.05       42,900,000      66.0
   17              69.5                   41,000,000      79,150.58      41,000,000     79,150.58       38,276,202      64.9
   18              74.5                   39,500,000          73.97      39,500,000         73.97       39,500,000      74.5
   19              73.7                   38,700,000         193.50      38,700,000        193.50       38,700,000      73.7
   20              76.1                   37,500,000         200.42      37,500,000        200.42       34,941,178      70.9
   21              74.9                   37,000,000         127.76      36,938,986        127.55       32,952,527      66.8
   22              76.5                   35,000,000         144.78      35,000,000        144.78       32,601,525      71.3
   23              77.7                   35,000,000          77.22      34,954,278         77.12       29,826,230      66.3
   24              73.2                   34,500,000         146.51      34,500,000        146.51       29,161,080      61.9
   25              79.6                   33,600,000          41.51      33,600,000         41.51       30,714,004      72.8
   26              79.8                   33,500,000         135.55      33,500,000        135.55       31,205,619      74.3
   27              65.6                   33,000,000          37.42      32,803,754         37.19       25,424,884      50.9
   28              64.6                   32,500,000     213,815.79      32,500,000    213,815.79       32,500,000      64.6
   29              80.0                   31,680,000          92.61      31,680,000         92.61       29,421,989      74.3
   30              73.2                   31,390,000      71,340.91      31,321,340     71,184.86       26,563,635      62.1
  30.01                                   20,790,000                     20,744,525                     17,593,436
  30.02                                   10,600,000                     10,576,814                      8,970,199
   31              73.5                   30,850,000         107.47      30,850,000        107.47       28,208,410      67.2
   32              76.5                   30,615,000          42.77      30,615,000         42.77       27,528,498      68.8
   33              78.5                   30,500,000      95,911.95      30,500,000     95,911.95       30,500,000      78.5
   34              76.8                   28,800,000          86.86      28,800,000         86.86       26,898,940      71.7
   35              79.9                   28,000,000         152.33      27,949,962        152.06       24,652,074      70.4
   36              77.1                   27,568,000         123.54      27,464,243        123.08       23,604,177      66.3
   37              64.8                   27,105,000         145.51      27,040,066        145.16       22,436,070      53.8
   38              72.0                   27,000,000         193.65      27,000,000        193.65       27,000,000      72.0
   39              73.2                   26,325,000      51,820.87      26,325,000     51,820.87       26,325,000      73.2
  39.01                                   11,325,000                     11,325,000                     11,325,000
  39.02                                   10,500,000                     10,500,000                     10,500,000
  39.03                                    4,500,000                      4,500,000                      4,500,000
   40              41.4                   25,000,000         203.94      24,226,992        197.63       19,484,972      33.3
 40.001                                      130,208                        126,182                        101,485
 40.002                                      130,208                        126,182                        101,485
 40.003                                      130,208                        126,182                        101,485
 40.004                                      130,208                        126,182                        101,485
 40.005                                      130,208                        126,182                        101,485
 40.006                                      130,208                        126,182                        101,485
 40.007                                      130,208                        126,182                        101,485
 40.008                                      130,208                        126,182                        101,485
 40.009                                      130,208                        126,182                        101,485
 40.010                                      130,208                        126,182                        101,485
 40.011                                      130,208                        126,182                        101,485
 40.012                                      130,208                        126,182                        101,485
 40.013                                      130,208                        126,182                        101,485
 40.014                                      130,208                        126,182                        101,485
 40.015                                      130,208                        126,182                        101,485
 40.016                                      130,208                        126,182                        101,485
 40.017                                      130,208                        126,182                        101,485
 40.018                                      130,208                        126,182                        101,485
 40.019                                      130,208                        126,182                        101,485
 40.020                                      130,208                        126,182                        101,485
 40.021                                      130,208                        126,182                        101,485
 40.022                                      130,208                        126,182                        101,485
 40.023                                      130,208                        126,182                        101,485
 40.024                                      130,208                        126,182                        101,485
 40.025                                      130,208                        126,182                        101,485
 40.026                                      130,208                        126,182                        101,485
 40.027                                      130,208                        126,182                        101,485
 40.028                                      130,208                        126,182                        101,485
 40.029                                      130,208                        126,182                        101,485
 40.030                                      130,208                        126,182                        101,485
 40.031                                      130,208                        126,182                        101,485
 40.032                                      130,208                        126,182                        101,485
 40.033                                      130,208                        126,182                        101,485
 40.034                                      130,208                        126,182                        101,485
 40.035                                      130,208                        126,182                        101,485
 40.036                                      130,208                        126,182                        101,485
 40.037                                      130,208                        126,182                        101,485
 40.038                                      130,208                        126,182                        101,485
 40.039                                      130,208                        126,182                        101,485
 40.040                                      130,208                        126,182                        101,485
 40.041                                      130,208                        126,182                        101,485
 40.042                                      130,208                        126,182                        101,485
 40.043                                      130,208                        126,182                        101,485
 40.044                                      130,208                        126,182                        101,485
 40.045                                      130,208                        126,182                        101,485
 40.046                                      130,208                        126,182                        101,485
 40.047                                      130,208                        126,182                        101,485
 40.048                                      130,208                        126,182                        101,485
 40.049                                      130,208                        126,182                        101,485
 40.050                                      130,208                        126,182                        101,485
 40.051                                      130,208                        126,182                        101,485
 40.052                                      130,208                        126,182                        101,485
 40.053                                      130,208                        126,182                        101,485
 40.054                                      130,208                        126,182                        101,485
 40.055                                      130,208                        126,182                        101,485
 40.056                                      130,208                        126,182                        101,485
 40.057                                      130,208                        126,182                        101,485
 40.058                                      130,208                        126,182                        101,485
 40.059                                      130,208                        126,182                        101,485
 40.060                                      130,208                        126,182                        101,485
 40.061                                      130,208                        126,182                        101,485
 40.062                                      130,208                        126,182                        101,485
 40.063                                      130,208                        126,182                        101,485
 40.064                                      130,208                        126,182                        101,485
 40.065                                      130,208                        126,182                        101,485
 40.066                                      130,208                        126,182                        101,485
 40.067                                      130,208                        126,182                        101,485
 40.068                                      130,208                        126,182                        101,485
 40.069                                      130,208                        126,182                        101,485
 40.070                                      130,208                        126,182                        101,485
 40.071                                      130,208                        126,182                        101,485
 40.072                                      130,208                        126,182                        101,485
 40.073                                      130,208                        126,182                        101,485
 40.074                                      130,208                        126,182                        101,485
 40.075                                      130,208                        126,182                        101,485
 40.076                                      130,208                        126,182                        101,485
 40.077                                      130,208                        126,182                        101,485
 40.078                                      130,208                        126,182                        101,485
 40.079                                      130,208                        126,182                        101,485
 40.080                                      130,208                        126,182                        101,485
 40.081                                      130,208                        126,182                        101,485
 40.082                                      130,208                        126,182                        101,485
 40.083                                      130,208                        126,182                        101,485
 40.084                                      130,208                        126,182                        101,485
 40.085                                      130,208                        126,182                        101,485
 40.086                                      130,208                        126,182                        101,485
 40.087                                      130,208                        126,182                        101,485
 40.088                                      130,208                        126,182                        101,485
 40.089                                      130,208                        126,182                        101,485
 40.090                                      130,208                        126,182                        101,485
 40.091                                      130,208                        126,182                        101,485
 40.092                                      130,208                        126,182                        101,485
 40.093                                      130,208                        126,182                        101,485
 40.094                                      130,208                        126,182                        101,485
 40.095                                      130,208                        126,182                        101,485
 40.096                                      130,208                        126,182                        101,485
 40.097                                      130,208                        126,182                        101,485
 40.098                                      130,208                        126,182                        101,485
 40.099                                      130,208                        126,182                        101,485
 40.100                                      130,208                        126,182                        101,485
 40.101                                      130,208                        126,182                        101,485
 40.102                                      130,208                        126,182                        101,485
 40.103                                      130,208                        126,182                        101,485
 40.104                                      130,208                        126,182                        101,485
 40.105                                      130,208                        126,182                        101,485
 40.106                                      130,208                        126,182                        101,485
 40.107                                      130,208                        126,182                        101,485
 40.108                                      130,208                        126,182                        101,485
 40.109                                      130,208                        126,182                        101,485
 40.110                                      130,208                        126,182                        101,485
 40.111                                      130,208                        126,182                        101,485
 40.112                                      130,208                        126,182                        101,485
 40.113                                      130,208                        126,182                        101,485
 40.114                                      130,208                        126,182                        101,485
 40.115                                      130,208                        126,182                        101,485
 40.116                                      130,208                        126,182                        101,485
 40.117                                      130,208                        126,182                        101,485
 40.118                                      130,208                        126,182                        101,485
 40.119                                      130,208                        126,182                        101,485
 40.120                                      130,208                        126,182                        101,485
 40.121                                      130,208                        126,182                        101,485
 40.122                                      130,208                        126,182                        101,485
 40.123                                      130,208                        126,182                        101,485
 40.124                                      130,208                        126,182                        101,485
 40.125                                      130,208                        126,182                        101,485
 40.126                                      130,208                        126,182                        101,485
 40.127                                      130,208                        126,182                        101,485
 40.128                                      130,208                        126,182                        101,485
 40.129                                      130,208                        126,182                        101,485
 40.130                                      130,208                        126,182                        101,485
 40.131                                      130,208                        126,182                        101,485
 40.132                                      130,208                        126,182                        101,485
 40.133                                      130,208                        126,182                        101,485
 40.134                                      130,208                        126,182                        101,485
 40.135                                      130,208                        126,182                        101,485
 40.136                                      130,208                        126,182                        101,485
 40.137                                      130,208                        126,182                        101,485
 40.138                                      130,208                        126,182                        101,485
 40.139                                      130,208                        126,182                        101,485
 40.140                                      130,208                        126,182                        101,485
 40.141                                      130,208                        126,182                        101,485
 40.142                                      130,208                        126,182                        101,485
 40.143                                      130,208                        126,182                        101,485
 40.144                                      130,208                        126,182                        101,485
 40.145                                      130,208                        126,182                        101,485
 40.146                                      130,208                        126,182                        101,485
 40.147                                      130,208                        126,182                        101,485
 40.148                                      130,208                        126,182                        101,485
 40.149                                      130,208                        126,182                        101,485
 40.150                                      130,208                        126,182                        101,485
 40.151                                      130,208                        126,182                        101,485
 40.152                                      130,208                        126,182                        101,485
 40.153                                      130,208                        126,182                        101,485
 40.154                                      130,208                        126,182                        101,485
 40.155                                      130,208                        126,182                        101,485
 40.156                                      130,208                        126,182                        101,485
 40.157                                      130,208                        126,182                        101,485
 40.158                                      130,208                        126,182                        101,485
 40.159                                      130,208                        126,182                        101,485
 40.160                                      130,208                        126,182                        101,485
 40.161                                      130,208                        126,182                        101,483
 40.162                                      130,208                        126,182                        101,483
 40.163                                      130,208                        126,182                        101,483
 40.164                                      130,208                        126,182                        101,483
 40.165                                      130,208                        126,182                        101,483
 40.166                                      130,208                        126,182                        101,483
 40.167                                      130,208                        126,182                        101,483
 40.168                                      130,208                        126,182                        101,483
 40.169                                      130,208                        126,182                        101,483
 40.170                                      130,208                        126,182                        101,483
 40.171                                      130,208                        126,182                        101,483
 40.172                                      130,208                        126,182                        101,483
 40.173                                      130,208                        126,182                        101,483
 40.174                                      130,208                        126,182                        101,483
 40.175                                      130,208                        126,182                        101,483
 40.176                                      130,208                        126,182                        101,483
 40.177                                      130,208                        126,182                        101,483
 40.178                                      130,208                        126,182                        101,483
 40.179                                      130,208                        126,182                        101,483
 40.180                                      130,208                        126,182                        101,483
 40.181                                      130,208                        126,182                        101,483
 40.182                                      130,208                        126,182                        101,483
 40.183                                      130,208                        126,182                        101,483
 40.184                                      130,208                        126,182                        101,483
 40.185                                      130,208                        126,182                        101,483
 40.186                                      130,208                        126,182                        101,483
 40.187                                      130,208                        126,182                        101,483
 40.188                                      130,208                        126,182                        101,483
 40.189                                      130,208                        126,182                        101,483
 40.190                                      130,208                        126,182                        101,483
 40.191                                      130,208                        126,182                        101,483
 40.192                                      130,208                        126,182                        101,483
   41              77.9                   24,000,000         156.17      24,000,000        156.17       21,221,509      68.9
   42              79.7                   23,600,000         123.06      23,546,525        122.78       20,990,157      71.0
   43              72.1                   23,437,500         147.28      23,437,500        147.28       21,989,478      67.7
   44              75.0                   23,175,000          64.52      23,175,000         64.52       21,177,174      68.5
   45              68.8                   22,700,000          51.92      22,700,000         51.92       22,700,000      68.8
   46              78.1                   22,640,000         192.89      22,640,000        192.89       21,026,321      72.5
   47              68.1                   22,125,000      56,441.33      22,125,000     56,441.33       22,125,000      68.1
   48              78.7                   21,175,000         179.92      21,175,000        179.92       21,175,000      78.7
   49              65.5                   20,300,000     165,040.65      20,300,000    165,040.65       18,349,574      59.2
   50              79.7                   20,000,000         141.65      20,000,000        141.65       18,668,227      74.4
   51              76.8                   20,000,000      41,067.76      19,973,150     41,012.63       16,909,292      65.0
   52              76.9                   19,600,000         121.28      19,600,000        121.28       19,600,000      76.9
   53              78.3                   19,100,000         234.32      19,100,000        234.32       16,751,322      68.7
   54              80.0                   18,000,000         136.52      18,000,000        136.52       16,216,479      72.1
   55              70.7                   17,570,000         204.90      17,570,000        204.90       17,570,000      70.7
   56              64.7                   17,500,000         132.58      17,456,080        132.24       11,444,083      42.4
   57              80.0                   17,320,000      48,651.69      17,320,000     48,651.69       17,320,000      80.0
  57.01                                   11,720,000                     11,720,000                     11,720,000
  57.02                                    5,600,000                      5,600,000                      5,600,000
   58              75.5                   17,225,000     144,747.90      17,225,000    144,747.90       14,958,397      65.6
   59              78.2                   17,100,000      56,622.52      17,100,000     56,622.52       17,100,000      78.2
   60              59.3                   16,000,000         319.25      16,000,000        319.25       13,831,817      51.2
   61              79.8                   15,600,000         230.74      15,600,000        230.74       14,526,981      74.3
   62              68.9                   15,500,000      93,373.49      15,500,000     93,373.49       15,500,000      68.9
   63              69.4                   15,125,000         325.02      15,125,000        325.02       13,641,475      62.6
   64              72.2                   15,088,000         117.78      15,088,000        117.78       14,034,777      67.2
   65              78.9                   15,000,000          79.94      15,000,000         79.94       13,955,277      73.4
  65.01                                   10,900,000                     10,900,000                     10,140,835
  65.02                                    4,100,000                      4,100,000                      3,814,442
   66              60.1                   15,000,000     100,000.00      14,964,230     99,761.53       12,491,133      50.2
   67              71.9                   14,925,000         113.68      14,925,000        113.68       14,015,605      67.5
   68              71.0                   14,520,000         160.97      14,520,000        160.97       13,525,407      66.1
   69              69.0                   14,500,000     107,407.41      14,500,000    107,407.41       13,110,360      62.4
   70              66.0                   14,500,000          41.70      14,442,966         41.54       12,333,223      56.4
  70.01                                    4,640,000                      4,621,749                      3,946,632
  70.02                                    4,190,000                      4,173,519                      3,563,876
  70.03                                    2,570,000                      2,559,891                      2,185,958
  70.04                                    1,900,000                      1,892,527                      1,616,078
  70.05                                    1,200,000                      1,195,280                      1,020,681
   71              79.9                   14,350,000         219.39      14,350,000        219.39        9,361,779      52.2
   72              73.5                   14,000,000      19,943.02      13,958,776     19,884.30       11,907,246      62.7
   73              73.0                   13,775,000         129.70      13,775,000        129.70       13,775,000      73.0
  73.01                                    6,788,951                      6,788,951                      6,788,951
  73.02                                    4,890,964                      4,890,964                      4,890,964
  73.03                                    2,095,085                      2,095,085                      2,095,085
   74              78.0                   13,725,000      80,735.29      13,725,000     80,735.29       13,725,000      78.0
   75              54.2                   13,500,000      55,785.12      13,500,000     55,785.12       12,801,754      51.4
   76              78.5                   13,500,000      90,000.00      13,500,000     90,000.00       12,126,826      70.5
   77              76.1                   13,400,000          41.49      13,400,000         41.49       12,496,422      71.0
   78              77.2                   13,300,000      37,570.62      13,270,537     37,487.39       11,229,114      65.3
  78.01                                    8,590,000                      8,570,971                      7,252,488
  78.02                                    4,710,000                      4,699,566                      3,976,626
   79              79.8                   12,920,000          94.31      12,920,000         94.31       12,920,000      79.8
   80              79.2                   12,600,000         139.51      12,600,000        139.51       11,738,018      73.8
                   39.0                   12,573,750          25.20      12,573,750         25.20                0       0.0
   81              39.0                    6,637,500          25.20       6,637,500         25.20                0       0.0
   82              39.0                    5,936,250          25.20       5,936,250         25.20                0       0.0
   83              78.1                   12,500,000         245.00      12,500,000        245.00       11,241,362      70.3
   84              73.5                   12,330,000         212.58      12,193,424        210.22       10,502,793      63.3
   85              74.2                   12,100,000          87.75      12,100,000         87.75       11,261,427      69.1
   86              74.5                   12,100,000     103,418.80      12,063,019    103,102.73       10,232,283      63.2
  86.01                                    8,855,138                      8,828,074                      8,828,074
  86.02                                    3,244,862                      3,234,945                      3,234,945
   87              75.0                   12,000,000      58,252.43      12,000,000     58,252.43       11,164,094      69.8
   88              73.3                   11,950,000         119.01      11,950,000        119.01       11,950,000      73.3
   89              68.3                   11,885,000         149.14      11,885,000        149.14       11,885,000      68.3
   90              78.5                   11,850,000     124,736.84      11,850,000    124,736.84       10,290,682      68.2
   91              70.9                   11,700,000          97.02      11,700,000         97.02       11,249,934      68.2
   92              75.0                   11,700,000         114.78      11,700,000        114.78       10,918,268      70.0
   93              79.6                   11,665,000         189.12      11,665,000        189.12       10,935,745      74.7
   94              71.3                   11,550,000          96.43      11,550,000         96.43       11,550,000      71.3
   95              62.4                   11,500,000          59.58      11,475,326         59.45        8,199,333      44.6
   96              65.4                   11,190,000         130.50      11,190,000        130.50       11,190,000      65.4
   97              79.1                   11,000,000         117.84      11,000,000        117.84       10,247,334      73.7
   98              57.9                   11,000,000         118.85      10,974,697        118.57        9,222,816      48.7
   99              63.1                   11,000,000          91.51      10,972,304         91.28        7,182,330      41.3
   100             76.5                   10,900,000          30.28      10,900,000         30.28        9,341,415      65.6
   101             84.0                   10,874,000         260.49      10,874,000        260.49       10,191,524      78.7
   102             79.8                   10,850,000         329.71      10,850,000        329.71        9,759,447      71.8
   103             75.0                   10,800,000          90.23      10,800,000         90.23       10,800,000      75.0
   104             65.6                   10,700,000          86.44      10,700,000         86.44       10,032,213      61.5
   105             62.9                   10,500,000          92.44      10,500,000         92.44       10,500,000      62.9
   106             81.6                   10,500,000         175.54      10,500,000        175.54        9,468,920      73.6
   107             71.2                   10,500,000      51,470.59      10,500,000     51,470.59        9,438,837      64.0
   108             80.0                   10,360,000          97.96      10,360,000         97.96        9,629,122      74.4
   109             69.1                   10,300,000         225.53      10,300,000        225.53        9,243,538      62.0
   110             80.0                   10,160,000          93.11      10,160,000         93.11        9,547,810      75.2
   111             61.7                   10,000,000          49.73      10,000,000         49.73       10,000,000      61.7
   112             79.7                   10,000,000         110.59      10,000,000        110.59        8,822,871      70.3
   113             79.9                   10,000,000      52,083.33      10,000,000     52,083.33        8,988,780      71.9
   114             45.5                   10,000,000         218.34      10,000,000        218.34       10,000,000      45.5
   115             76.9                   10,000,000         177.43      10,000,000        177.43        8,986,802      69.1
   116             73.0                   10,000,000          74.18       9,987,039         74.09        8,541,406      62.4
 116.01                                    4,283,626                      4,278,074                      3,658,819
 116.02                                    3,318,713                      3,314,412                      2,834,647
 116.03                                    2,397,661                      2,394,553                      2,047,940
   117             60.1                    9,800,000         348.92       9,800,000        348.92        9,800,000      60.1
   118             78.9                    9,700,000         181.31       9,700,000        181.31        9,049,128      73.6
   119             67.5                    9,250,000         104.08       9,250,000        104.08        8,187,365      59.8
   120             73.6                    9,200,000         212.88       9,200,000        212.88        8,080,561      64.6
   121             73.1                    9,100,000          79.37       9,080,006         79.20        7,694,543      61.9
 121.01                                    4,960,000                      4,949,102                      4,193,949
 121.02                                    4,140,000                      4,130,904                      3,500,594
   122             78.3                    9,000,000         355.07       9,000,000        355.07        8,384,269      72.9
   123             59.1                    9,000,000          78.68       8,987,546         78.57        7,542,898      49.6
   124             65.5                    9,000,000         138.53       8,970,278        138.08        7,516,448      54.9
   125             69.5                    8,900,000          34.87       8,900,000         34.87        8,031,217      62.7
   126             60.6                    8,850,000         126.35       8,850,000        126.35        8,195,271      56.1
   127             76.0                    8,700,000         139.33       8,700,000        139.33        8,084,795      70.6
   128             66.5                    8,510,000         115.47       8,510,000        115.47        8,510,000      66.5
   129             78.0                    8,500,000          57.58       8,500,000         57.58        7,773,896      71.3
   130             67.7                    8,400,000         175.00       8,400,000        175.00        7,586,475      61.2
   131             69.9                    8,385,000         114.24       8,385,000        114.24        8,385,000      69.9
   132             66.1                    8,325,000         109.02       8,325,000        109.02        8,325,000      66.1
   133             78.3                    8,300,000      87,368.42       8,300,000     87,368.42        7,213,407      68.1
   134             51.7                    8,320,000          89.31       8,295,289         89.05        7,067,000      44.0
   135             67.1                    8,250,000         112.90       8,250,000        112.90        8,250,000      67.1
   136             78.8                    8,200,000         174.85       8,200,000        174.85        7,351,047      70.7
   137             72.3                    8,100,000         100.62       8,100,000        100.62        7,128,798      63.6
   138             71.7                    8,100,000         229.83       8,100,000        229.83        7,551,282      66.8
   139             74.8                    8,000,000      65,573.77       8,000,000     65,573.77        7,079,901      66.2
   140             61.0                    7,740,000         105.13       7,740,000        105.13        7,740,000      61.0
   141             75.0                    7,575,000         147.38       7,575,000        147.38        7,575,000      75.0
   142             79.8                    7,500,000         125.00       7,500,000        125.00        6,984,904      74.3
   143             67.1                    7,400,000      64,912.28       7,382,474     64,758.54        4,974,571      45.2
   144             72.8                    7,250,000         166.53       7,240,337        166.31        6,142,335      61.7
   145             71.8                    7,200,000         127.32       7,183,211        127.02        6,021,358      60.2
   146             79.4                    7,150,000          55.17       7,150,000         55.17        6,425,306      71.4
   147             80.0                    6,800,000      30,357.14       6,800,000     30,357.14        6,114,451      71.9
   148             69.1                    6,800,000      82,926.83       6,768,467     82,542.28        4,411,484      45.0
   149             77.9                    6,732,000      49,500.00       6,732,000     49,500.00        6,073,903      70.3
   150             68.5                    6,600,000      78,571.43       6,579,072     78,322.28        5,064,843      52.8
   151             77.8                    6,531,000      83,730.77       6,531,000     83,730.77        5,671,599      67.5
   152             63.1                    6,500,000          86.50       6,500,000         86.50        6,077,222      59.0
   153             63.0                    6,490,000          91.23       6,490,000         91.23        6,490,000      63.0
   154             74.3                    6,315,000         517.16       6,315,000        517.16        6,315,000      74.3
   155             70.7                    6,300,000         195.12       6,290,042        194.81        5,643,649      63.4
   156             61.7                    6,100,000      29,756.10       6,081,286     29,664.81        5,155,350      52.3
   157             45.1                    6,000,000          55.17       6,000,000         55.17        5,592,943      42.1
   158             80.0                    6,000,000      62,500.00       6,000,000     62,500.00        5,249,351      70.0
   159             70.5                    6,000,000      73,170.73       5,992,115     73,074.57        5,104,188      60.0
   160             60.5                    6,000,000         394.17       5,987,711        393.36        5,137,165      51.9
   161             75.0                    5,960,000      36,564.42       5,960,000     36,564.42        5,251,511      66.1
   162             78.4                    5,900,000         135.94       5,900,000        135.94        5,487,452      72.9
   163             74.0                    5,800,000      49,572.65       5,800,000     49,572.65        5,388,157      68.7
   164             64.8                    5,770,000          76.40       5,770,000         76.40        5,770,000      64.8
   165             74.7                    5,750,000      47,520.66       5,750,000     47,520.66        4,971,692      64.6
   166             74.4                    5,600,000      62,222.22       5,582,895     62,032.16        4,736,024      63.1
   167             69.5                    5,500,000      42,635.66       5,469,448     42,398.82        4,301,184      54.6
   168             71.9                    5,450,000          74.47       5,450,000         74.47        4,893,963      64.6
   169             79.4                    5,436,000         375.16       5,436,000        375.16        5,436,000      79.4
   170             74.1                    5,350,000         107.86       5,338,197        107.62        4,520,348      62.8
   171             81.0                    5,300,000         232.24       5,300,000        232.24        4,716,827      72.1
   172             79.3                    5,300,000          34.24       5,292,951         34.19        4,493,169      67.3
   173             57.8                    5,200,000         221.34       5,200,000        221.34        4,570,498      50.8
                   66.7                    5,200,000          26.82       5,183,680         26.74        4,378,918      56.4
   174             66.7                    3,000,000          26.82       2,990,584         26.74        2,526,299      56.4
   175             66.7                    2,200,000          26.82       2,193,095         26.74        1,852,619      56.4
   176             64.7                    5,200,000      36,363.64       5,173,017     36,174.94        3,088,688      38.6
   177             57.3                    5,100,000          80.77       5,100,000         80.77        4,385,983      49.3
   178             63.3                    5,060,000          80.99       5,060,000         80.99        5,060,000      63.3
   179             48.5                    5,200,000         173.17       5,058,745        168.47        4,224,413      40.5
 179.01                                      737,872                        717,828                        599,437
 179.02                                      717,929                        698,427                        583,237
 179.03                                      688,015                        669,326                        558,935
 179.04                                      663,087                        645,075                        538,683
 179.05                                      573,346                        557,771                        465,779
 179.06                                      548,418                        533,521                        445,528
 179.07                                      533,461                        518,970                        433,377
 179.08                                      518,504                        504,419                        421,226
 179.09                                      219,367                        213,408                        178,212
   180             71.9                    5,050,000      57,386.36       5,034,507     57,210.31        4,267,953      61.0
   181             71.4                    5,000,000         199.20       5,000,000        199.20        4,420,225      63.1
   182             70.5                    5,000,000          60.39       5,000,000         60.39        4,674,786      65.9
   183             69.9                    5,000,000          88.87       5,000,000         88.87        4,405,308      61.6
   184             72.2                    4,900,000      47,115.38       4,900,000     47,115.38        4,900,000      72.2
   185             79.0                    4,880,000          56.69       4,880,000         56.69        4,570,916      74.0
   186             77.3                    4,800,000         118.52       4,792,222        118.33        3,839,990      61.9
   187             72.0                    4,760,000      45,769.23       4,749,499     45,668.25        4,021,842      60.9
   188             75.5                    4,700,000         128.71       4,689,622        128.43        3,970,554      63.9
   189             61.9                    4,645,000          87.68       4,645,000         87.68        4,645,000      61.9
                   67.9                    4,620,000         128.05       4,620,000        128.05        4,170,819      61.3
   190             67.9                    3,520,000         128.05       3,520,000        128.05        3,177,030      61.3
   191             67.9                    1,100,000         128.05       1,100,000        128.05          993,789      61.3
   192             69.4                    4,600,000      57,500.00       4,580,430     57,255.38        3,076,839      46.6
   193             79.9                    4,560,000         314.70       4,553,872        314.28        3,854,173      67.6
   194             78.3                    4,500,000         129.94       4,500,000        129.94        4,192,091      72.9
   195             78.9                    4,500,000         105.30       4,500,000        105.30        4,041,462      70.9
   196             66.9                    4,425,000         196.45       4,415,214        196.01        3,737,119      56.6
   197             40.4                    4,400,000         636.76       4,382,511        634.23        3,736,486      34.4
   198             78.4                    4,350,000      29,391.89       4,350,000     29,391.89        3,838,171      69.2
   199             55.9                    4,300,000          64.51       4,300,000         64.51        3,797,332      49.4
   200             65.3                    4,200,000          62.33       4,180,917         62.05        2,744,916      42.9
   201             38.9                    4,180,000          82.27       4,180,000         82.27        3,904,164      36.3
   202             75.0                    4,135,000         299.12       4,135,000        299.12        3,868,669      70.2
   203             71.6                    4,085,000          38.54       4,078,932         38.48        3,689,933      64.7
   204             62.5                    4,000,000      23,809.52       4,000,000     23,809.52        3,528,595      55.1
   205             77.7                    4,000,000         265.25       4,000,000        265.25        3,737,488      72.6
   206             69.6                    4,000,000         269.91       4,000,000        269.91        3,528,595      61.4
   207             80.0                    3,920,000         200.95       3,920,000        200.95        3,517,368      71.8
   208             72.6                    3,920,000         264.51       3,920,000        264.51        3,645,386      67.5
   209             76.3                    3,860,000         368.99       3,850,660        368.10        3,194,609      63.3
   210             74.2                    3,850,000         198.63       3,850,000        198.63        3,406,426      65.6
   211             49.6                    3,840,000          58.62       3,828,595         58.44        3,261,692      42.2
   212             44.9                    3,840,000          66.85       3,828,595         66.65        3,261,692      38.3
   213             69.1                    3,800,000         267.61       3,800,000        267.61        3,463,011      63.0
   214             74.2                    3,800,000          48.95       3,800,000         48.95        3,663,329      71.5
   215             66.6                    3,750,000      28,846.15       3,740,746     28,774.97        2,472,120      44.0
   216             59.6                    3,700,000          39.01       3,695,113         38.96        3,143,001      50.7
   217             59.6                    3,700,000         159.60       3,695,023        159.39        3,126,359      50.4
   218             43.5                    3,750,000          37.71       3,694,791         37.16          839,727       9.9
   219             68.3                    3,700,000          61.28       3,688,365         61.09        3,449,430      63.9
   220             47.9                    3,620,000          83.12       3,620,000         83.12        3,376,735      44.7
   221             76.6                    3,600,000     100,000.00       3,600,000    100,000.00        3,099,744      66.0
   222             54.5                    3,600,000      35,294.12       3,595,076     35,245.84        3,027,284      45.9
   223             73.2                    3,563,000         241.53       3,563,000        241.53        3,147,209      64.6
   224             71.8                    3,500,000      32,407.41       3,495,466     32,365.43        3,284,716      67.4
   225             63.2                    3,475,000         224.06       3,475,000        224.06        3,243,256      59.0
 225.01                                    2,880,000                      2,880,000                      2,687,936
 225.02                                      595,000                        595,000                        555,320
   226             53.9                    3,450,000         119.92       3,450,000        119.92        3,101,997      48.5
   227             77.3                    3,430,000         234.00       3,430,000        234.00        3,028,338      68.2
   228             46.8                    3,400,000          21.96       3,393,903         21.92        2,623,600      36.2
   229             68.6                    3,350,000      21,202.53       3,339,265     21,134.59        2,811,619      57.7
   230             67.9                    3,346,000         136.68       3,335,197        136.24        2,804,823      57.1
   231             69.8                    3,300,000         130.10       3,300,000        130.10        2,903,908      61.4
   232             80.0                    3,200,000      26,890.76       3,200,000     26,890.76        2,785,685      69.6
   233             76.9                    3,200,000         289.10       3,200,000        289.10        2,749,978      66.1
   234             69.0                    3,200,000          39.08       3,189,668         38.95        2,682,438      58.1
   235             78.8                    3,000,000         145.10       2,993,724        144.79        2,559,043      67.3
   236             78.7                    3,000,000         267.86       2,990,673        267.02        2,530,108      66.6
   237             64.5                    3,000,000      24,000.00       2,990,513     23,924.10        2,523,241      54.4
   238             60.8                    3,000,000         223.88       2,978,520        222.28           38,817       0.8
   239             79.3                    2,900,800      48,346.67       2,900,800     48,346.67          182,065       5.0
   240             67.1                    2,800,000         114.54       2,791,436        114.19        2,168,207      52.1
   241             79.8                    2,800,000         250.00       2,791,295        249.22        2,361,434      67.5
   242             53.0                    2,800,000         109.48       2,780,713        108.73        1,265,111      24.1
   243             69.8                    2,730,000         214.66       2,722,046        214.03        2,325,631      59.6
   244             77.0                    2,705,000          64.40       2,694,662         64.16        2,456,121      70.2
   245             62.7                    2,700,000      37,500.00       2,693,960     37,416.11        2,275,496      52.9
   246             69.5                    2,650,000          46.59       2,641,993         46.45        2,244,949      59.1
   247             62.6                    2,575,000          79.82       2,566,857         79.57        2,165,782      52.8
   248             31.3                    2,500,000         143.84       2,500,000        143.84        2,193,883      27.4
   249             71.3                    2,500,000          79.20       2,496,644         79.09        2,113,662      60.4
   250             50.9                    2,500,000         227.79       2,492,432        227.10        2,117,250      43.2
   251             60.8                    2,500,000      56,818.18       2,492,094     56,638.50        2,102,701      51.3
   252             66.3                    2,470,000      95,000.00       2,454,619     94,408.43          206,253       5.6
   253             60.6                    2,450,000      74,242.42       2,450,000     74,242.42        2,212,580      54.8
   254             64.7                    2,440,000          60.28       2,432,122         60.08        2,045,358      54.4
   255             54.7                    2,400,000      32,000.00       2,394,735     31,929.80        2,029,933      46.3
   256             56.0                    2,350,000         205.74       2,350,000        205.74        2,225,959      53.0
   257              5.0                    2,300,000      36,507.94       2,289,908     36,347.75        1,372,071       3.0
   258             78.9                    2,250,000         570.49       2,250,000        570.49        2,024,094      71.0
   259             69.7                    2,250,000          37.45       2,242,952         37.34        1,895,296      58.9
   260             73.1                    2,200,000         142.86       2,200,000        142.86        1,940,583      64.5
   261             73.3                    2,180,000         213.73       2,180,000        213.73        2,036,905      68.5
   262             70.1                    2,175,000          91.51       2,172,095         91.38        1,841,667      59.4
   263             71.5                    2,160,000      33,750.00       2,153,411     33,647.05        1,827,134      60.7
   264             81.1                    2,150,000      32,575.76       2,150,000     32,575.76        1,871,631      70.6
   265             75.4                    2,100,000         207.41       2,100,000        207.41        1,889,155      67.8
   266             58.0                    2,100,000          59.13       2,093,422         58.95        1,768,943      49.0
   267             70.0                    2,050,000          85.62       2,046,314         85.47        1,580,264      54.0
   268             79.9                    2,005,000          74.14       2,002,319         74.04        1,697,169      67.8
 268.01                                      707,301                        706,355                        598,708
 268.02                                      692,919                        691,993                        586,533
 268.03                                      604,780                        603,971                        511,928
   269             66.7                    2,000,000         197.16       2,000,000        197.16        1,765,388      58.8
   270             63.3                    2,000,000         162.19       2,000,000        162.19        1,727,148      54.7
   271             64.1                    2,000,000         293.94       1,993,991        293.06        1,695,803      54.5
   272             39.9                    2,000,000          71.42       1,993,922         71.20        1,692,796      33.9
   273             31.2                    2,000,000     125,000.00       1,993,639    124,602.45        1,680,628      26.3
   274             49.8                    2,000,000     125,000.00       1,991,230    124,451.89        1,323,723      33.1
   275             78.6                    1,950,000         125.51       1,945,764        125.23        1,652,255      66.8
   276             77.8                    1,950,000         174.11       1,943,938        173.57        1,644,570      65.8
   277             79.8                    1,896,000      26,333.33       1,891,807     26,275.09        1,601,260      67.6
   278             69.5                    1,890,000         101.77       1,890,000        101.77        1,705,624      62.7
   279             50.1                    1,825,000         168.36       1,825,000        168.36        1,825,000      50.1
   280             72.8                    1,850,000          75.49       1,819,246         74.24        1,538,479      61.5
   281             78.7                    1,788,000          66.12       1,785,609         66.03        1,513,484      66.7
 281.01                                      608,996                        608,182                        515,496
 281.02                                      600,851                        600,048                        508,601
 281.03                                      578,153                        577,380                        489,388
   282             75.0                    1,798,000      59,933.33       1,785,158     59,505.27          147,484       6.2
   283             41.9                    1,750,000         154.87       1,740,488        154.03        1,339,110      32.3
   284             74.8                    1,720,000      38,222.22       1,720,000     38,222.22        1,516,833      65.9
   285             74.1                    1,700,000         331.71       1,700,000        331.71        1,502,074      65.5
   286             66.4                    1,685,000      93,611.11       1,674,207     93,011.51          134,037       5.3
   287             71.3                    1,662,000         208.93       1,662,000        208.93        1,498,099      64.3
   288             47.5                    1,650,000          86.05       1,640,241         85.54        1,270,164      36.8
   289             70.8                    1,560,000      31,836.73       1,557,970     31,795.31        1,330,931      60.5
   290             75.4                    1,500,000          91.46       1,500,000         91.46        1,322,513      66.5
   291             61.5                    1,500,000         230.70       1,500,000        230.70        1,331,996      54.6
   292             62.9                    1,500,000          84.53       1,496,742         84.35        1,270,965      53.4
   293             67.2                    1,505,000      32,717.39       1,494,251     32,483.71          123,447       5.5
   294             79.8                    1,456,000      45,500.00       1,452,780     45,399.37        1,229,659      67.6
   295             73.7                    1,400,000         186.42       1,400,000        186.42        1,264,659      66.6
   296             79.9                    1,400,000      36,842.11       1,398,117     36,792.54        1,182,947      67.6
   297             78.3                    1,375,000          55.03       1,370,877         54.86        1,166,209      66.6
   298             73.0                    1,350,000      28,723.40       1,350,000     28,723.40        1,171,332      63.3
   299             78.0                    1,260,000      23,773.58       1,251,248     23,608.45          108,458       6.8
   300             65.7                    1,250,000         300.99       1,247,410        300.36        1,068,107      56.2
   301             75.0                    1,200,000          80.00       1,200,000         80.00        1,029,776      64.4
   302             61.5                    1,100,000         211.21       1,100,000        211.21          972,986      54.4
   303             56.9                    1,030,000      28,611.11       1,024,644     28,462.34           95,493       5.3
   304             58.5                    1,030,000      17,457.63       1,023,365     17,345.18           81,135       4.6
   305             64.1                    1,015,000      50,750.00       1,012,817     50,640.85          656,837      41.6
   306             80.2                    1,010,000      42,083.33       1,010,000     42,083.33          897,415      71.2
   307             45.1                    1,000,000         101.80         992,846        101.07          442,372      20.1
   308             59.0                      950,000      59,375.00         944,751     59,046.91           79,264       5.0
   309             72.2                      900,000         100.10         894,677         99.51          692,816      55.9
   310             57.3                      863,000      86,300.00         856,664     85,666.36           67,434       4.5
   311             62.9                      848,000      42,400.00         843,052     42,152.62           64,211       4.8
   312             56.1                      800,000     114,285.71         800,000    114,285.71           49,772       3.5
   313             79.8                      800,000         197.68         798,262        197.25          677,848      67.8
   314             74.6                      785,000          87.09         783,363         86.91          670,002      63.8
   315             62.1                      750,000      75,000.00         745,695     74,569.45           58,470       4.9
   316             44.6                      730,000      66,363.64         725,298     65,936.16           57,498       3.5
   317             55.4                      725,000      90,625.00         720,330     90,041.25           57,104       4.4
   318             40.3                      675,000          62.06         671,625         61.75          525,291      31.5
   319             66.6                      657,000      41,062.50         652,768     40,798.00           51,751       5.3
   320             63.6                      640,000      32,000.00         636,425     31,821.23           52,385       5.2
   321             44.1                      615,000      61,500.00         610,926     61,092.65           46,131       3.3
   322             53.3                      590,000         261.76         586,804        260.34          461,841      42.0
   323             58.2                      585,000      48,750.00         581,838     48,486.48           50,723       5.1
   324             65.9                      540,000      38,571.43         536,983     38,355.95           44,190       5.4
   325             29.6                      530,000      44,166.67         527,055     43,921.28           43,798       2.5
   326             68.6                      500,000      22,727.27         497,528     22,614.93           50,468       7.0
   327             39.3                      500,000      31,250.00         496,851     31,053.19           40,942       3.2
   328             24.8                      500,000      14,705.88         496,851     14,613.27           40,942       2.0
   329             45.2                      500,000      62,500.00         496,815     62,101.91           40,154       3.7
   330             51.2                      500,000     100,000.00         496,329     99,265.77           39,068       4.0
   331             43.6                      510,000      51,000.00         488,172     48,817.18              351       0.0
   332             61.3                      485,000      60,625.00         481,439     60,179.87           37,900       4.8
   333             28.8                      434,000      43,400.00         431,373     43,137.34           38,034       2.5

                                   % OF APPLICABLE                                                       NET
                % OF INITIAL           LOAN GROUP              INTEREST               ADMIN.           MORTGAGE
 LOAN #         POOL BALANCE            BALANCE           RATE %(9)(12)(30)(31)      FEE %(9)(10)      RATE %(9)      ACCRUAL TYPE
------------------------------------------------------------------------------------------------------------------------------------

    1               18.1%                66.4%                  6.4340                 0.0205            6.4135       Actual/360
  1.01              14.0%                51.3%
  1.02              4.1%                 15.0%
    2               3.8%                  5.3%                  6.1230                 0.0205            6.1025       Actual/360
    3               2.8%                  3.9%                  6.4700                 0.0205            6.4495       Actual/360
    4               1.9%                  2.6%                  5.5065                 0.0205            5.4860       Actual/360
    5               1.9%                  2.6%                  5.4750                 0.0505            5.4245       Actual/360
    6               1.5%                  2.1%                  5.4704                 0.0205            5.4499       Actual/360
  6.01              0.2%                  0.3%
  6.02              0.2%                  0.2%
  6.03              0.2%                  0.2%
  6.04              0.1%                  0.2%
  6.05              0.1%                  0.2%
  6.06              0.1%                  0.2%
  6.07              0.1%                  0.1%
  6.08              0.1%                  0.1%
  6.09              0.1%                  0.1%
  6.10              0.1%                  0.1%
  6.11              0.1%                  0.1%
  6.12              0.1%                  0.1%
  6.13              0.1%                  0.1%
  6.14              0.0%                  0.1%
  6.15              0.0%                  0.0%
    7               1.5%                  2.0%                  5.5000                 0.0505            5.4495       Actual/360
    8               1.4%                  1.9%                  5.5830                 0.0205            5.5625       Actual/360
    9               1.2%                  1.7%                  6.5000                 0.0205            6.4795       Actual/360
   10               1.2%                  1.7%                  5.4700                 0.0205            5.4495       Actual/360
   11               1.1%                  1.6%                  5.8280                 0.0205            5.8075       Actual/360
   12               1.1%                  1.6%                  5.8700                 0.0205            5.8495       Actual/360
  12.01             0.4%                  0.6%
  12.02             0.4%                  0.6%
  12.03             0.3%                  0.4%
                    1.0%                  1.4%                                                                        Actual/360
   13               0.4%                  0.6%                  6.4890                 0.0205            6.4685       Actual/360
   14               0.3%                  0.4%                  6.4890                 0.0205            6.4685       Actual/360
   15               0.3%                  0.4%                  6.4890                 0.0205            6.4685       Actual/360
   16               1.0%                  3.6%                  5.6770                 0.0205            5.6565       Actual/360
   17               0.9%                  1.3%                  5.8400                 0.0305            5.8095       Actual/360
   18               0.9%                  1.2%                  5.6625                 0.0205            5.6420       Actual/360
   19               0.9%                  1.2%                  5.7430                 0.0205            5.7225       Actual/360
   20               0.8%                  1.2%                  5.6996                 0.0205            5.6791       Actual/360
   21               0.8%                  1.2%                  5.7500                 0.0205            5.7295       Actual/360
   22               0.8%                  1.1%                  5.6770                 0.1105            5.5665       Actual/360
   23               0.8%                  1.1%                  6.1700                 0.0205            6.1495       Actual/360
   24               0.8%                  1.1%                  5.7300                 0.0505            5.6795       Actual/360
   25               0.8%                  1.0%                  5.6100                 0.0205            5.5895       Actual/360
   26               0.8%                  1.0%                  5.6800                 0.0505            5.6295       Actual/360
   27               0.7%                  1.0%                  5.8500                 0.0505            5.7995       Actual/360
   28               0.7%                  1.0%                  5.8100                 0.0205            5.7895       Actual/360
   29               0.7%                  1.0%                  5.4700                 0.0305            5.4395       Actual/360
   30               0.7%                  1.0%                  5.9275                 0.0305            5.8970       Actual/360
  30.01             0.5%                  0.6%
  30.02             0.2%                  0.3%
   31               0.7%                  1.0%                  5.6270                 0.0205            5.6065       Actual/360
   32               0.7%                  1.0%                  5.7530                 0.0205            5.7325       Actual/360
   33               0.7%                  2.5%                  5.6500                 0.0205            5.6295       Actual/360
   34               0.7%                  0.9%                  5.8700                 0.0205            5.8495       Actual/360
   35               0.6%                  0.9%                  5.3270                 0.0205            5.3065       Actual/360
   36               0.6%                  0.9%                  6.3300                 0.0405            6.2895       Actual/360
   37               0.6%                  0.8%                  6.2100                 0.0205            6.1895       Actual/360
   38               0.6%                  0.8%                  5.6350                 0.0230            5.6120       Actual/360
   39               0.6%                  2.2%                  5.7900                 0.1105            5.6795       Actual/360
  39.01             0.3%                  0.9%
  39.02             0.2%                  0.9%
  39.03             0.1%                  0.4%
   40               0.5%                  0.8%                  6.1900                 0.0305            6.1595       Actual/360
 40.001             0.0%                  0.0%
 40.002             0.0%                  0.0%
 40.003             0.0%                  0.0%
 40.004             0.0%                  0.0%
 40.005             0.0%                  0.0%
 40.006             0.0%                  0.0%
 40.007             0.0%                  0.0%
 40.008             0.0%                  0.0%
 40.009             0.0%                  0.0%
 40.010             0.0%                  0.0%
 40.011             0.0%                  0.0%
 40.012             0.0%                  0.0%
 40.013             0.0%                  0.0%
 40.014             0.0%                  0.0%
 40.015             0.0%                  0.0%
 40.016             0.0%                  0.0%
 40.017             0.0%                  0.0%
 40.018             0.0%                  0.0%
 40.019             0.0%                  0.0%
 40.020             0.0%                  0.0%
 40.021             0.0%                  0.0%
 40.022             0.0%                  0.0%
 40.023             0.0%                  0.0%
 40.024             0.0%                  0.0%
 40.025             0.0%                  0.0%
 40.026             0.0%                  0.0%
 40.027             0.0%                  0.0%
 40.028             0.0%                  0.0%
 40.029             0.0%                  0.0%
 40.030             0.0%                  0.0%
 40.031             0.0%                  0.0%
 40.032             0.0%                  0.0%
 40.033             0.0%                  0.0%
 40.034             0.0%                  0.0%
 40.035             0.0%                  0.0%
 40.036             0.0%                  0.0%
 40.037             0.0%                  0.0%
 40.038             0.0%                  0.0%
 40.039             0.0%                  0.0%
 40.040             0.0%                  0.0%
 40.041             0.0%                  0.0%
 40.042             0.0%                  0.0%
 40.043             0.0%                  0.0%
 40.044             0.0%                  0.0%
 40.045             0.0%                  0.0%
 40.046             0.0%                  0.0%
 40.047             0.0%                  0.0%
 40.048             0.0%                  0.0%
 40.049             0.0%                  0.0%
 40.050             0.0%                  0.0%
 40.051             0.0%                  0.0%
 40.052             0.0%                  0.0%
 40.053             0.0%                  0.0%
 40.054             0.0%                  0.0%
 40.055             0.0%                  0.0%
 40.056             0.0%                  0.0%
 40.057             0.0%                  0.0%
 40.058             0.0%                  0.0%
 40.059             0.0%                  0.0%
 40.060             0.0%                  0.0%
 40.061             0.0%                  0.0%
 40.062             0.0%                  0.0%
 40.063             0.0%                  0.0%
 40.064             0.0%                  0.0%
 40.065             0.0%                  0.0%
 40.066             0.0%                  0.0%
 40.067             0.0%                  0.0%
 40.068             0.0%                  0.0%
 40.069             0.0%                  0.0%
 40.070             0.0%                  0.0%
 40.071             0.0%                  0.0%
 40.072             0.0%                  0.0%
 40.073             0.0%                  0.0%
 40.074             0.0%                  0.0%
 40.075             0.0%                  0.0%
 40.076             0.0%                  0.0%
 40.077             0.0%                  0.0%
 40.078             0.0%                  0.0%
 40.079             0.0%                  0.0%
 40.080             0.0%                  0.0%
 40.081             0.0%                  0.0%
 40.082             0.0%                  0.0%
 40.083             0.0%                  0.0%
 40.084             0.0%                  0.0%
 40.085             0.0%                  0.0%
 40.086             0.0%                  0.0%
 40.087             0.0%                  0.0%
 40.088             0.0%                  0.0%
 40.089             0.0%                  0.0%
 40.090             0.0%                  0.0%
 40.091             0.0%                  0.0%
 40.092             0.0%                  0.0%
 40.093             0.0%                  0.0%
 40.094             0.0%                  0.0%
 40.095             0.0%                  0.0%
 40.096             0.0%                  0.0%
 40.097             0.0%                  0.0%
 40.098             0.0%                  0.0%
 40.099             0.0%                  0.0%
 40.100             0.0%                  0.0%
 40.101             0.0%                  0.0%
 40.102             0.0%                  0.0%
 40.103             0.0%                  0.0%
 40.104             0.0%                  0.0%
 40.105             0.0%                  0.0%
 40.106             0.0%                  0.0%
 40.107             0.0%                  0.0%
 40.108             0.0%                  0.0%
 40.109             0.0%                  0.0%
 40.110             0.0%                  0.0%
 40.111             0.0%                  0.0%
 40.112             0.0%                  0.0%
 40.113             0.0%                  0.0%
 40.114             0.0%                  0.0%
 40.115             0.0%                  0.0%
 40.116             0.0%                  0.0%
 40.117             0.0%                  0.0%
 40.118             0.0%                  0.0%
 40.119             0.0%                  0.0%
 40.120             0.0%                  0.0%
 40.121             0.0%                  0.0%
 40.122             0.0%                  0.0%
 40.123             0.0%                  0.0%
 40.124             0.0%                  0.0%
 40.125             0.0%                  0.0%
 40.126             0.0%                  0.0%
 40.127             0.0%                  0.0%
 40.128             0.0%                  0.0%
 40.129             0.0%                  0.0%
 40.130             0.0%                  0.0%
 40.131             0.0%                  0.0%
 40.132             0.0%                  0.0%
 40.133             0.0%                  0.0%
 40.134             0.0%                  0.0%
 40.135             0.0%                  0.0%
 40.136             0.0%                  0.0%
 40.137             0.0%                  0.0%
 40.138             0.0%                  0.0%
 40.139             0.0%                  0.0%
 40.140             0.0%                  0.0%
 40.141             0.0%                  0.0%
 40.142             0.0%                  0.0%
 40.143             0.0%                  0.0%
 40.144             0.0%                  0.0%
 40.145             0.0%                  0.0%
 40.146             0.0%                  0.0%
 40.147             0.0%                  0.0%
 40.148             0.0%                  0.0%
 40.149             0.0%                  0.0%
 40.150             0.0%                  0.0%
 40.151             0.0%                  0.0%
 40.152             0.0%                  0.0%
 40.153             0.0%                  0.0%
 40.154             0.0%                  0.0%
 40.155             0.0%                  0.0%
 40.156             0.0%                  0.0%
 40.157             0.0%                  0.0%
 40.158             0.0%                  0.0%
 40.159             0.0%                  0.0%
 40.160             0.0%                  0.0%
 40.161             0.0%                  0.0%
 40.162             0.0%                  0.0%
 40.163             0.0%                  0.0%
 40.164             0.0%                  0.0%
 40.165             0.0%                  0.0%
 40.166             0.0%                  0.0%
 40.167             0.0%                  0.0%
 40.168             0.0%                  0.0%
 40.169             0.0%                  0.0%
 40.170             0.0%                  0.0%
 40.171             0.0%                  0.0%
 40.172             0.0%                  0.0%
 40.173             0.0%                  0.0%
 40.174             0.0%                  0.0%
 40.175             0.0%                  0.0%
 40.176             0.0%                  0.0%
 40.177             0.0%                  0.0%
 40.178             0.0%                  0.0%
 40.179             0.0%                  0.0%
 40.180             0.0%                  0.0%
 40.181             0.0%                  0.0%
 40.182             0.0%                  0.0%
 40.183             0.0%                  0.0%
 40.184             0.0%                  0.0%
 40.185             0.0%                  0.0%
 40.186             0.0%                  0.0%
 40.187             0.0%                  0.0%
 40.188             0.0%                  0.0%
 40.189             0.0%                  0.0%
 40.190             0.0%                  0.0%
 40.191             0.0%                  0.0%
 40.192             0.0%                  0.0%
   41               0.5%                  0.7%                  5.9050                 0.0305            5.8745          Actual/360
   42               0.5%                  0.7%                  5.6960                 0.0455            5.6505          Actual/360
   43               0.5%                  0.7%                  6.2100                 0.0205            6.1895          Actual/360
   44               0.5%                  0.7%                  5.5900                 0.0205            5.5695          Actual/360
   45               0.5%                  0.7%                  5.5700                 0.0205            5.5495          Actual/360
   46               0.5%                  0.7%                  5.4700                 0.0505            5.4195          Actual/360
   47               0.5%                  1.8%                  5.8350                 0.0205            5.8145          Actual/360
   48               0.5%                  0.7%                  5.8530                 0.0205            5.8325          Actual/360
   49               0.5%                  0.6%                  6.0130                 0.0205            5.9925          Actual/360
   50               0.5%                  0.6%                  5.8250                 0.0205            5.8045          Actual/360
   51               0.5%                  1.7%                  5.9000                 0.0205            5.8795          Actual/360
   52               0.4%                  0.6%                  5.5400                 0.0305            5.5095          Actual/360
   53               0.4%                  0.6%                  5.5550                 0.0305            5.5245          Actual/360
   54               0.4%                  0.6%                  5.8500                 0.0205            5.8295          Actual/360
   55               0.4%                  0.5%                  5.7600                 0.0405            5.7195          Actual/360
   56               0.4%                  0.5%                  5.9400                 0.0205            5.9195          Actual/360
   57               0.4%                  1.4%                  5.7100                 0.0205            5.6895          Actual/360
  57.01             0.3%                  1.0%
  57.02             0.1%                  0.5%
   58               0.4%                  0.5%                  6.0300                 0.0205            6.0095          Actual/360
   59               0.4%                  1.4%                  5.6590                 0.0505            5.6085          Actual/360
   60               0.4%                  0.5%                  6.3300                 0.0505            6.2795            30/360
   61               0.4%                  0.5%                  5.6600                 0.0505            5.6095          Actual/360
   62               0.4%                  1.3%                  5.5400                 0.0205            5.5195          Actual/360
   63               0.3%                  0.5%                  5.9000                 0.0205            5.8795          Actual/360
   64               0.3%                  0.5%                  5.5790                 0.0205            5.5585          Actual/360
   65               0.3%                  0.5%                  5.5910                 0.0205            5.5705          Actual/360
  65.01             0.2%                  0.3%
  65.02             0.1%                  0.1%
   66               0.3%                  0.5%                  5.4000                 0.0205            5.3795          Actual/360
   67               0.3%                  0.5%                  6.2800                 0.0205            6.2595          Actual/360
   68               0.3%                  0.5%                  5.6820                 0.0205            5.6615          Actual/360
   69               0.3%                  0.5%                  6.0310                 0.0205            6.0105          Actual/360
   70               0.3%                  0.4%                  6.1000                 0.0805            6.0195          Actual/360
  70.01             0.1%                  0.1%
  70.02             0.1%                  0.1%
  70.03             0.1%                  0.1%
  70.04             0.0%                  0.1%
  70.05             0.0%                  0.0%
   71               0.3%                  0.4%                  5.8600                 0.0505            5.8095          Actual/360
   72               0.3%                  1.2%                  6.0950                 0.0905            6.0045          Actual/360
   73               0.3%                  0.4%                  6.0000                 0.0505            5.9495          Actual/360
  73.01             0.2%                  0.2%
  73.02             0.1%                  0.2%
  73.03             0.0%                  0.1%
   74               0.3%                  1.1%                  5.8400                 0.0505            5.7895          Actual/360
   75               0.3%                  0.4%                  5.8300                 0.0205            5.8095          Actual/360
   76               0.3%                  1.1%                  5.7000                 0.0505            5.6495          Actual/360
   77               0.3%                  0.4%                  5.7620                 0.0205            5.7415          Actual/360
   78               0.3%                  1.1%                  5.8500                 0.0205            5.8295          Actual/360
  78.01             0.2%                  0.7%
  78.02             0.1%                  0.4%
   79               0.3%                  0.4%                  5.7750                 0.0205            5.7545          Actual/360
   80               0.3%                  0.4%                  5.6860                 0.0205            5.6655          Actual/360
                    0.3%                  0.4%                                                                           Actual/360
   81               0.2%                  0.2%                  4.9900                 0.0205            4.9695          Actual/360
   82               0.1%                  0.2%                  4.9900                 0.0205            4.9695          Actual/360
   83               0.3%                  0.4%                  5.7600                 0.0505            5.7095          Actual/360
   84               0.3%                  0.4%                  6.1400                 0.0305            6.1095          Actual/360
   85               0.3%                  0.4%                  5.6200                 0.0205            5.5995          Actual/360
   86               0.3%                  1.0%                  5.9000                 0.1005            5.7995          Actual/360
  86.01             0.2%                  0.7%
  86.02             0.1%                  0.3%
   87               0.3%                  1.0%                  5.7000                 0.0205            5.6795          Actual/360
   88               0.3%                  0.4%                  5.7600                 0.0405            5.7195          Actual/360
   89               0.3%                  0.4%                  5.7600                 0.0405            5.7195          Actual/360
   90               0.3%                  0.4%                  6.0300                 0.0205            6.0095          Actual/360
   91               0.3%                  0.4%                  5.7390                 0.0705            5.6685          Actual/360
   92               0.3%                  0.4%                  5.8130                 0.0205            5.7925          Actual/360
   93               0.3%                  0.4%                  6.1600                 0.0505            6.1095          Actual/360
   94               0.3%                  0.4%                  5.3500                 0.0505            5.2995            30/360
   95               0.3%                  0.4%                  6.1000                 0.0205            6.0795          Actual/360
   96               0.3%                  0.3%                  5.7600                 0.0405            5.7195          Actual/360
   97               0.2%                  0.3%                  5.6850                 0.0205            5.6645          Actual/360
   98               0.2%                  0.3%                  5.6200                 0.0505            5.5695          Actual/360
   99               0.2%                  0.3%                  5.9000                 0.0205            5.8795          Actual/360
   100              0.2%                  0.3%                  5.5300                 0.0205            5.5095          Actual/360
   101              0.2%                  0.3%                  6.1400                 0.0505            6.0895          Actual/360
   102              0.2%                  0.3%                  5.7700                 0.0505            5.7195          Actual/360
   103              0.2%                  0.3%                  5.7700                 0.0505            5.7195            30/360
   104              0.2%                  0.3%                  6.6710                 0.0305            6.6405          Actual/360
   105              0.2%                  0.3%                  5.7900                 0.0505            5.7395          Actual/360
   106              0.2%                  0.3%                  5.9000                 0.0505            5.8495          Actual/360
   107              0.2%                  0.9%                  5.5900                 0.0205            5.5695          Actual/360
   108              0.2%                  0.3%                  5.5200                 0.0305            5.4895          Actual/360
   109              0.2%                  0.3%                  5.6500                 0.0305            5.6195          Actual/360
   110              0.2%                  0.3%                  6.3300                 0.0305            6.2995          Actual/360
   111              0.2%                  0.3%                  5.5700                 0.0205            5.5495          Actual/360
   112              0.2%                  0.3%                  5.8100                 0.0705            5.7395          Actual/360
   113              0.2%                  0.8%                  5.7300                 0.0305            5.6995          Actual/360
   114              0.2%                  0.3%                  5.6300                 0.0505            5.5795          Actual/360
   115              0.2%                  0.3%                  5.7250                 0.0205            5.7045          Actual/360
   116              0.2%                  0.3%                  6.2500                 0.0305            6.2195          Actual/360
 116.01             0.1%                  0.1%
 116.02             0.1%                  0.1%
 116.03             0.1%                  0.1%
   117              0.2%                  0.3%                  5.7820                 0.0205            5.7615          Actual/360
   118              0.2%                  0.3%                  5.7850                 0.0305            5.7545          Actual/360
   119              0.2%                  0.3%                  5.9500                 0.0205            5.9295          Actual/360
   120              0.2%                  0.3%                  5.6200                 0.0305            5.5895          Actual/360
   121              0.2%                  0.3%                  5.9000                 0.0205            5.8795          Actual/360
 121.01             0.1%                  0.2%
 121.02             0.1%                  0.1%
   122              0.2%                  0.3%                  5.8300                 0.0205            5.8095          Actual/360
   123              0.2%                  0.3%                  5.6100                 0.0305            5.5795          Actual/360
   124              0.2%                  0.3%                  5.4900                 0.0305            5.4595          Actual/360
   125              0.2%                  0.3%                  6.2500                 0.0205            6.2295          Actual/360
   126              0.2%                  0.3%                  6.4000                 0.0205            6.3795          Actual/360
   127              0.2%                  0.3%                  5.5100                 0.1005            5.4095          Actual/360
   128              0.2%                  0.3%                  5.7600                 0.0405            5.7195          Actual/360
   129              0.2%                  0.3%                  5.6400                 0.0205            5.6195          Actual/360
   130              0.2%                  0.3%                  5.9700                 0.0505            5.9195          Actual/360
   131              0.2%                  0.3%                  5.7600                 0.0405            5.7195          Actual/360
   132              0.2%                  0.3%                  5.7600                 0.0405            5.7195          Actual/360
   133              0.2%                  0.3%                  6.0600                 0.0205            6.0395          Actual/360
   134              0.2%                  0.3%                  6.0500                 0.0205            6.0295          Actual/360
   135              0.2%                  0.3%                  5.7600                 0.0405            5.7195          Actual/360
   136              0.2%                  0.3%                  5.6000                 0.0205            5.5795          Actual/360
   137              0.2%                  0.3%                  5.7000                 0.0205            5.6795          Actual/360
   138              0.2%                  0.3%                  5.7350                 0.0205            5.7145          Actual/360
   139              0.2%                  0.2%                  5.9400                 0.0205            5.9195          Actual/360
   140              0.2%                  0.2%                  5.7600                 0.0405            5.7195          Actual/360
   141              0.2%                  0.2%                  5.8800                 0.0205            5.8595          Actual/360
   142              0.2%                  0.2%                  5.6680                 0.0205            5.6475          Actual/360
   143              0.2%                  0.2%                  6.6700                 0.0205            6.6495          Actual/360
   144              0.2%                  0.2%                  5.9700                 0.0305            5.9395          Actual/360
   145              0.2%                  0.2%                  5.5370                 0.0205            5.5165          Actual/360
   146              0.2%                  0.2%                  5.7200                 0.0205            5.6995          Actual/360
   147              0.2%                  0.6%                  5.7500                 0.0205            5.7295          Actual/360
   148              0.2%                  0.2%                  5.7300                 0.0305            5.6995          Actual/360
   149              0.2%                  0.6%                  5.9250                 0.0205            5.9045          Actual/360
   150              0.1%                  0.2%                  5.7350                 0.0505            5.6845          Actual/360
   151              0.1%                  0.2%                  6.0300                 0.0205            6.0095          Actual/360
   152              0.1%                  0.2%                  5.9500                 0.0205            5.9295          Actual/360
   153              0.1%                  0.2%                  5.7600                 0.0405            5.7195          Actual/360
   154              0.1%                  0.2%                  5.5200                 0.0205            5.4995          Actual/360
   155              0.1%                  0.2%                  5.9740                 0.1105            5.8635          Actual/360
   156              0.1%                  0.5%                  5.8800                 0.0205            5.8595          Actual/360
   157              0.1%                  0.2%                  5.7300                 0.0505            5.6795          Actual/360
   158              0.1%                  0.5%                  5.4500                 0.0205            5.4295          Actual/360
   159              0.1%                  0.2%                  6.1100                 0.0205            6.0895          Actual/360
   160              0.1%                  0.2%                  6.3300                 0.0205            6.3095          Actual/360
   161              0.1%                  0.5%                  5.7500                 0.0205            5.7295          Actual/360
   162              0.1%                  0.2%                  5.5700                 0.0205            5.5495          Actual/360
   163              0.1%                  0.2%                  5.6700                 0.0205            5.6495          Actual/360
   164              0.1%                  0.2%                  5.6300                 0.1005            5.5295          Actual/360
   165              0.1%                  0.2%                  5.8600                 0.0205            5.8395          Actual/360
   166              0.1%                  0.2%                  5.9030                 0.0905            5.8125          Actual/360
   167              0.1%                  0.2%                  6.2950                 0.0205            6.2745          Actual/360
   168              0.1%                  0.2%                  5.6800                 0.0505            5.6295          Actual/360
   169              0.1%                  0.2%                  5.9300                 0.0205            5.9095          Actual/360
   170              0.1%                  0.2%                  5.8750                 0.0205            5.8545          Actual/360
   171              0.1%                  0.2%                  6.1900                 0.0205            6.1695          Actual/360
   172              0.1%                  0.2%                  5.9920                 0.0205            5.9715          Actual/360
   173              0.1%                  0.2%                  5.6500                 0.0205            5.6295          Actual/360
                    0.1%                  0.2%                                                                           Actual/360
   174              0.1%                  0.1%                  5.7600                 0.0205            5.7395          Actual/360
   175              0.0%                  0.1%                  5.7600                 0.0205            5.7395          Actual/360
   176              0.1%                  0.2%                  6.3000                 0.0205            6.2795          Actual/360
   177              0.1%                  0.2%                  5.6550                 0.0205            5.6345          Actual/360
   178              0.1%                  0.2%                  5.7600                 0.0405            5.7195          Actual/360
   179              0.1%                  0.2%                  7.5000                 0.0305            7.4695          Actual/360
 179.01             0.0%                  0.0%
 179.02             0.0%                  0.0%
 179.03             0.0%                  0.0%
 179.04             0.0%                  0.0%
 179.05             0.0%                  0.0%
 179.06             0.0%                  0.0%
 179.07             0.0%                  0.0%
 179.08             0.0%                  0.0%
 179.09             0.0%                  0.0%
   180              0.1%                  0.2%                  5.8800                 0.0205            5.8595          Actual/360
   181              0.1%                  0.2%                  5.9000                 0.0205            5.8795          Actual/360
   182              0.1%                  0.2%                  5.9500                 0.0505            5.8995          Actual/360
   183              0.1%                  0.2%                  5.7500                 0.0205            5.7295          Actual/360
   184              0.1%                  0.2%                  6.0200                 0.0205            5.9995          Actual/360
   185              0.1%                  0.2%                  6.0900                 0.0205            6.0695          Actual/360
   186              0.1%                  0.1%                  6.3200                 0.1005            6.2195          Actual/360
   187              0.1%                  0.1%                  5.8750                 0.0205            5.8545          Actual/360
   188              0.1%                  0.1%                  5.8700                 0.0205            5.8495          Actual/360
   189              0.1%                  0.1%                  5.7600                 0.0405            5.7195          Actual/360
                    0.1%                  0.1%                                                                           Actual/360
   190              0.1%                  0.1%                  5.9400                 0.0505            5.8895          Actual/360
   191              0.0%                  0.0%                  5.9900                 0.0505            5.9395          Actual/360
   192              0.1%                  0.1%                  6.5300                 0.0205            6.5095          Actual/360
   193              0.1%                  0.1%                  5.8900                 0.0205            5.8695          Actual/360
   194              0.1%                  0.1%                  5.6850                 0.0205            5.6645          Actual/360
   195              0.1%                  0.1%                  5.6900                 0.1005            5.5895          Actual/360
   196              0.1%                  0.1%                  5.8600                 0.0205            5.8395          Actual/360
   197              0.1%                  0.1%                  6.0450                 0.0205            6.0245          Actual/360
   198              0.1%                  0.4%                  5.8125                 0.0205            5.7920          Actual/360
   199              0.1%                  0.1%                  5.8500                 0.0205            5.8295          Actual/360
   200              0.1%                  0.1%                  5.9200                 0.0205            5.8995          Actual/360
   201              0.1%                  0.1%                  5.8750                 0.0205            5.8545          Actual/360
   202              0.1%                  0.1%                  6.0000                 0.0205            5.9795          Actual/360
   203              0.1%                  0.1%                  6.3050                 0.1105            6.1945          Actual/360
   204              0.1%                  0.3%                  5.8000                 0.0205            5.7795          Actual/360
   205              0.1%                  0.1%                  5.9030                 0.0205            5.8825          Actual/360
   206              0.1%                  0.1%                  5.8000                 0.0205            5.7795          Actual/360
   207              0.1%                  0.1%                  5.6450                 0.0205            5.6245          Actual/360
   208              0.1%                  0.1%                  5.5600                 0.0205            5.5395          Actual/360
   209              0.1%                  0.1%                  5.8540                 0.0205            5.8335          Actual/360
   210              0.1%                  0.1%                  5.9300                 0.0205            5.9095          Actual/360
   211              0.1%                  0.1%                  6.0500                 0.0205            6.0295          Actual/360
   212              0.1%                  0.1%                  6.0500                 0.0205            6.0295          Actual/360
   213              0.1%                  0.1%                  5.4360                 0.0205            5.4155          Actual/360
   214              0.1%                  0.1%                  6.0700                 0.0605            6.0095          Actual/360
   215              0.1%                  0.1%                  6.1500                 0.0205            6.1295          Actual/360
   216              0.1%                  0.1%                  6.0600                 0.0205            6.0395          Actual/360
   217              0.1%                  0.1%                  5.8800                 0.0505            5.8295          Actual/360
   218              0.1%                  0.1%                  5.6000                 0.0205            5.5795          Actual/360
   219              0.1%                  0.1%                  5.7500                 0.0205            5.7295          Actual/360
   220              0.1%                  0.1%                  5.7800                 0.0505            5.7295          Actual/360
   221              0.1%                  0.3%                  5.7000                 0.0205            5.6795          Actual/360
   222              0.1%                  0.3%                  5.7200                 0.0205            5.6995          Actual/360
   223              0.1%                  0.1%                  5.8600                 0.0205            5.8395          Actual/360
   224              0.1%                  0.3%                  6.2550                 0.0205            6.2345          Actual/360
   225              0.1%                  0.1%                  5.8200                 0.0205            5.7995          Actual/360
 225.01             0.1%                  0.1%
 225.02             0.0%                  0.0%
   226              0.1%                  0.1%                  5.7500                 0.0205            5.7295          Actual/360
   227              0.1%                  0.1%                  5.8400                 0.0205            5.8195          Actual/360
   228              0.1%                  0.1%                  5.9000                 0.0205            5.8795          Actual/360
   229              0.1%                  0.3%                  5.6500                 0.0205            5.6295          Actual/360
   230              0.1%                  0.1%                  5.6100                 0.0505            5.5595          Actual/360
   231              0.1%                  0.1%                  5.7000                 0.0505            5.6495          Actual/360
   232              0.1%                  0.3%                  6.1200                 0.0505            6.0695          Actual/360
   233              0.1%                  0.1%                  5.6310                 0.0205            5.6105          Actual/360
   234              0.1%                  0.1%                  5.6100                 0.0505            5.5595          Actual/360
   235              0.1%                  0.1%                  6.2000                 0.0205            6.1795          Actual/360
   236              0.1%                  0.1%                  5.8100                 0.0205            5.7895          Actual/360
   237              0.1%                  0.2%                  5.7200                 0.0205            5.6995          Actual/360
   238              0.1%                  0.1%                  5.8200                 0.1005            5.7195          Actual/360
   239              0.1%                  0.2%                  6.8750                 0.0205            6.8545          Actual/360
   240              0.1%                  0.1%                  6.0000                 0.0205            5.9795          Actual/360
   241              0.1%                  0.1%                  5.8100                 0.0205            5.7895          Actual/360
   242              0.1%                  0.1%                  6.3100                 0.0205            6.2895          Actual/360
   243              0.1%                  0.1%                  6.1500                 0.1005            6.0495          Actual/360
   244              0.1%                  0.1%                  6.2500                 0.0205            6.2295          Actual/360
   245              0.1%                  0.2%                  5.7900                 0.0205            5.7695          Actual/360
   246              0.1%                  0.1%                  5.9600                 0.0205            5.9395          Actual/360
   247              0.1%                  0.1%                  5.7200                 0.0505            5.6695          Actual/360
   248              0.1%                  0.1%                  5.5800                 0.1005            5.4795          Actual/360
   249              0.1%                  0.1%                  5.9000                 0.0205            5.8795          Actual/360
   250              0.1%                  0.1%                  5.9500                 0.0205            5.9295          Actual/360
   251              0.1%                  0.2%                  5.7200                 0.0205            5.6995          Actual/360
   252              0.1%                  0.2%                  6.9000                 0.0205            6.8795          Actual/360
   253              0.1%                  0.2%                  5.9700                 0.0205            5.9495          Actual/360
   254              0.1%                  0.1%                  5.6100                 0.0505            5.5595          Actual/360
   255              0.1%                  0.2%                  5.9100                 0.0205            5.8895          Actual/360
   256              0.1%                  0.1%                  5.7300                 0.0505            5.6795          Actual/360
   257              0.1%                  0.2%                  5.9400                 0.0505            5.8895          Actual/360
   258              0.1%                  0.1%                  5.7700                 0.0505            5.7195          Actual/360
   259              0.1%                  0.1%                  5.7700                 0.0205            5.7495          Actual/360
   260              0.0%                  0.1%                  5.8000                 0.0205            5.7795          Actual/360
   261              0.0%                  0.1%                  5.9100                 0.0205            5.8895          Actual/360
   262              0.0%                  0.1%                  5.9510                 0.0205            5.9305          Actual/360
   263              0.0%                  0.2%                  5.9100                 0.0805            5.8295          Actual/360
   264              0.0%                  0.2%                  6.1200                 0.0505            6.0695          Actual/360
   265              0.0%                  0.1%                  5.7700                 0.0505            5.7195          Actual/360
   266              0.0%                  0.1%                  5.7700                 0.0205            5.7495          Actual/360
   267              0.0%                  0.1%                  5.8700                 0.0205            5.8495          Actual/360
   268              0.0%                  0.1%                  5.9400                 0.0305            5.9095          Actual/360
 268.01             0.0%                  0.0%
 268.02             0.0%                  0.0%
 268.03             0.0%                  0.0%
   269              0.0%                  0.1%                  5.8300                 0.0205            5.8095          Actual/360
   270              0.0%                  0.1%                  5.8100                 0.0205            5.7895          Actual/360
   271              0.0%                  0.1%                  5.9900                 0.0305            5.9595          Actual/360
   272              0.0%                  0.1%                  5.9300                 0.0205            5.9095          Actual/360
   273              0.0%                  0.1%                  5.6900                 0.0205            5.6695          Actual/360
   274              0.0%                  0.1%                  6.2500                 0.0205            6.2295          Actual/360
   275              0.0%                  0.1%                  5.9700                 0.0205            5.9495          Actual/360
   276              0.0%                  0.1%                  5.8100                 0.0205            5.7895          Actual/360
   277              0.0%                  0.2%                  5.8600                 0.0305            5.8295          Actual/360
   278              0.0%                  0.1%                  5.9300                 0.0205            5.9095          Actual/360
   279              0.0%                  0.1%                  5.9600                 0.0205            5.9395          Actual/360
   280              0.0%                  0.1%                  5.3600                 0.0305            5.3295          Actual/360
   281              0.0%                  0.1%                  5.9400                 0.0305            5.9095          Actual/360
 281.01             0.0%                  0.0%
 281.02             0.0%                  0.0%
 281.03             0.0%                  0.0%
   282              0.0%                  0.1%                  6.8750                 0.0205            6.8545          Actual/360
   283              0.0%                  0.1%                  7.0000                 0.0205            6.9795          Actual/360
   284              0.0%                  0.1%                  5.7900                 0.0205            5.7695          Actual/360
   285              0.0%                  0.1%                  5.8700                 0.0505            5.8195          Actual/360
   286              0.0%                  0.1%                  6.7750                 0.0205            6.7545          Actual/360
   287              0.0%                  0.1%                  5.8700                 0.0205            5.8495          Actual/360
   288              0.0%                  0.1%                  7.1250                 0.0205            7.1045          Actual/360
   289              0.0%                  0.1%                  6.2100                 0.0205            6.1895          Actual/360
   290              0.0%                  0.0%                  5.7800                 0.0305            5.7495          Actual/360
   291              0.0%                  0.0%                  6.0940                 0.0205            6.0735          Actual/360
   292              0.0%                  0.0%                  5.9700                 0.0205            5.9495          Actual/360
   293              0.0%                  0.1%                  6.8750                 0.0205            6.8545          Actual/360
   294              0.0%                  0.1%                  5.8600                 0.0305            5.8295          Actual/360
   295              0.0%                  0.0%                  5.9800                 0.0205            5.9595          Actual/360
   296              0.0%                  0.1%                  5.8800                 0.0305            5.8495          Actual/360
   297              0.0%                  0.0%                  6.0000                 0.0305            5.9695          Actual/360
   298              0.0%                  0.1%                  5.9920                 0.0205            5.9715          Actual/360
   299              0.0%                  0.1%                  7.0000                 0.0205            6.9795          Actual/360
   300              0.0%                  0.0%                  6.2600                 0.0205            6.2395          Actual/360
   301              0.0%                  0.0%                  6.3960                 0.0205            6.3755          Actual/360
   302              0.0%                  0.0%                  5.9200                 0.0205            5.8995          Actual/360
   303              0.0%                  0.1%                  7.2000                 0.0205            7.1795          Actual/360
   304              0.0%                  0.1%                  6.7500                 0.0205            6.7295          Actual/360
   305              0.0%                  0.1%                  7.2000                 0.0205            7.1795          Actual/360
   306              0.0%                  0.1%                  6.1200                 0.0205            6.0995          Actual/360
   307              0.0%                  0.0%                  5.8300                 0.0305            5.7995          Actual/360
   308              0.0%                  0.1%                  6.9250                 0.0205            6.9045          Actual/360
   309              0.0%                  0.0%                  7.1250                 0.0205            7.1045          Actual/360
   310              0.0%                  0.1%                  6.7500                 0.0205            6.7295          Actual/360
   311              0.0%                  0.1%                  6.6750                 0.0205            6.6545          Actual/360
   312              0.0%                  0.1%                  6.8750                 0.0205            6.8545          Actual/360
   313              0.0%                  0.0%                  5.9700                 0.0205            5.9495          Actual/360
   314              0.0%                  0.0%                  6.2200                 0.0205            6.1995          Actual/360
   315              0.0%                  0.1%                  6.7500                 0.0205            6.7295          Actual/360
   316              0.0%                  0.1%                  6.7500                 0.0205            6.7295          Actual/360
   317              0.0%                  0.1%                  6.7500                 0.0205            6.7295          Actual/360
   318              0.0%                  0.0%                  7.3750                 0.0205            7.3545          Actual/360
   319              0.0%                  0.1%                  6.7500                 0.0205            6.7295          Actual/360
   320              0.0%                  0.1%                  6.8750                 0.0205            6.8545          Actual/360
   321              0.0%                  0.1%                  6.6250                 0.0205            6.6045          Actual/360
   322              0.0%                  0.0%                  7.5000                 0.0205            7.4795          Actual/360
   323              0.0%                  0.0%                  7.0250                 0.0205            7.0045          Actual/360
   324              0.0%                  0.0%                  6.8750                 0.0205            6.8545          Actual/360
   325              0.0%                  0.0%                  6.9000                 0.0205            6.8795          Actual/360
   326              0.0%                  0.0%                  7.4250                 0.0205            7.4045          Actual/360
   327              0.0%                  0.0%                  6.8500                 0.0205            6.8295          Actual/360
   328              0.0%                  0.0%                  6.8500                 0.0205            6.8295          Actual/360
   329              0.0%                  0.0%                  6.8000                 0.0205            6.7795          Actual/360
   330              0.0%                  0.0%                  6.7500                 0.0205            6.7295          Actual/360
   331              0.0%                  0.0%                  6.6750                 0.0205            6.6545          Actual/360
   332              0.0%                  0.0%                  6.7500                 0.0205            6.7295          Actual/360
   333              0.0%                  0.0%                  7.0250                 0.0205            7.0045          Actual/360

                   MONTHLY
                   P&I DEBT                  ANNUAL P&I DEBT                              FIRST            PAYMENT      MATURITY/
 LOAN #   SERVICE ($)(4)(30)(37)(38)(44)  SERVICE ($)(4)(37)(38)  NOTE DATE (35)    PAYMENT DATE (35)      DUE DATE      ARD DATE
------------------------------------------------------------------------------------------------------------------------------------

    1             4360822.22                 52,329,866.64           11/17/2006          1/8/2007              8         12/8/2016
  1.01
  1.02
    2             881,882.08                 10,582,584.96            1/25/2007          3/8/2007              8          2/8/2017
    3             806,353.09                  9,676,237.08            2/13/2007          4/8/2007              8          3/8/2017
    4             387,214.02                  4,646,568.24            12/8/2006          1/8/2007              8         12/8/2016
    5             468,936.59                  5,627,239.08           11/30/2006          1/1/2007              1         12/1/2016
    6             310,521.18                  3,726,254.16           12/28/2006          2/8/2007              8          1/8/2017
  6.01
  6.02
  6.03
  6.04
  6.05
  6.06
  6.07
  6.08
  6.09
  6.10
  6.11
  6.12
  6.13
  6.14
  6.15
    7             369,062.85                  4,428,754.20           12/28/2006          2/1/2007              1          1/1/2017
    8             293,262.58                  3,519,150.96           12/19/2006          2/8/2007              8          1/8/2017
    9             358,153.60                  4,297,843.20           10/31/2006         12/5/2006              5         11/5/2016
   10             247,935.35                  2,975,224.20            1/22/2007          3/8/2007              8          2/8/2014
   11             294,268.66                  3,531,223.92            1/10/2007          3/8/2007              8          2/8/2017
   12             248,659.72                  2,983,916.64            12/7/2006          1/8/2007              8         12/8/2016
  12.01
  12.02
  12.03
                  293,416.19                  3,520,994.28           12/11/2006          2/8/2007              8          1/8/2017
   13             127,648.58                  1,531,782.96           12/11/2006          2/8/2007              8          1/8/2017
   14              82,908.88                    994,906.56           12/11/2006          2/8/2007              8          1/8/2017
   15              82,858.73                    994,304.76           12/11/2006          2/8/2007              8          1/8/2017
   16             206,335.30                  2,476,023.60           12/18/2006          2/8/2007              8          1/8/2017
   17             241,614.15                  2,899,369.80           12/27/2006          2/1/2007              1          1/1/2017
   18             189,497.14                  2,273,965.68             1/5/2007          2/8/2007              8          1/8/2012
   19             188,298.61                  2,259,583.32           12/21/2006          2/5/2007              5          1/5/2017
   20             217,640.65                  2,611,687.80           12/14/2006          2/5/2007              5          1/5/2017
   21             204,795.27                  2,457,543.24           12/28/2006          2/8/2007              8          1/8/2017
   22             202,630.30                  2,431,563.60           12/19/2006          2/8/2007              8          1/8/2017
   23             213,683.26                  2,564,199.12            1/24/2007          3/7/2007              7          2/7/2017
   24             200,894.52                  2,410,734.24           12/26/2006          2/1/2007              1          1/1/2017
   25             193,102.46                  2,317,229.52            1/11/2007          2/8/2007              8          1/8/2017
   26             194,009.77                  2,328,117.24           12/20/2006          2/1/2007              1          1/1/2017
   27             209,603.94                  2,515,247.28            10/6/2006         12/1/2006              1         11/1/2016
   28             159,976.74                  1,919,720.88            1/12/2007          3/8/2007              8          2/8/2012
   29             179,279.72                  2,151,356.64            1/24/2007          3/1/2007              1          2/1/2017
   30             186,738.26                  2,240,859.12            12/8/2006          2/1/2007              1          1/1/2017
  30.01
  30.02
   31             177,628.96                  2,131,547.52           12/27/2006          2/8/2007              8          1/8/2017
   32             178,719.18                  2,144,630.16            1/10/2007          3/8/2007              8          2/8/2017
   33             145,997.57                  1,751,970.84           11/28/2006          1/1/2007              1         12/1/2011
   34             170,270.85                  2,043,250.20            9/27/2006         11/1/2006              1         10/1/2016
   35             147,205.04                  1,766,460.48           12/18/2006          2/8/2007              8          1/8/2017
   36             171,177.89                  2,054,134.68           10/12/2006        12/11/2006             11        11/11/2016
   37             170,336.28                  2,044,035.36           12/29/2006          2/8/2007              8          1/8/2017
   38             128,900.63                  1,546,807.56            1/18/2007          3/8/2007              8          2/8/2017
   39             129,135.09                  1,549,621.08           12/12/2006          2/1/2007              1          1/1/2014
  39.01
  39.02
  39.03
   40             163,991.36                  1,967,896.32            4/12/2005          6/1/2005              1          5/1/2015
 40.001
 40.002
 40.003
 40.004
 40.005
 40.006
 40.007
 40.008
 40.009
 40.010
 40.011
 40.012
 40.013
 40.014
 40.015
 40.016
 40.017
 40.018
 40.019
 40.020
 40.021
 40.022
 40.023
 40.024
 40.025
 40.026
 40.027
 40.028
 40.029
 40.030
 40.031
 40.032
 40.033
 40.034
 40.035
 40.036
 40.037
 40.038
 40.039
 40.040
 40.041
 40.042
 40.043
 40.044
 40.045
 40.046
 40.047
 40.048
 40.049
 40.050
 40.051
 40.052
 40.053
 40.054
 40.055
 40.056
 40.057
 40.058
 40.059
 40.060
 40.061
 40.062
 40.063
 40.064
 40.065
 40.066
 40.067
 40.068
 40.069
 40.070
 40.071
 40.072
 40.073
 40.074
 40.075
 40.076
 40.077
 40.078
 40.079
 40.080
 40.081
 40.082
 40.083
 40.084
 40.085
 40.086
 40.087
 40.088
 40.089
 40.090
 40.091
 40.092
 40.093
 40.094
 40.095
 40.096
 40.097
 40.098
 40.099
 40.100
 40.101
 40.102
 40.103
 40.104
 40.105
 40.106
 40.107
 40.108
 40.109
 40.110
 40.111
 40.112
 40.113
 40.114
 40.115
 40.116
 40.117
 40.118
 40.119
 40.120
 40.121
 40.122
 40.123
 40.124
 40.125
 40.126
 40.127
 40.128
 40.129
 40.130
 40.131
 40.132
 40.133
 40.134
 40.135
 40.136
 40.137
 40.138
 40.139
 40.140
 40.141
 40.142
 40.143
 40.144
 40.145
 40.146
 40.147
 40.148
 40.149
 40.150
 40.151
 40.152
 40.153
 40.154
 40.155
 40.156
 40.157
 40.158
 40.159
 40.160
 40.161
 40.162
 40.163
 40.164
 40.165
 40.166
 40.167
 40.168
 40.169
 40.170
 40.171
 40.172
 40.173
 40.174
 40.175
 40.176
 40.177
 40.178
 40.179
 40.180
 40.181
 40.182
 40.183
 40.184
 40.185
 40.186
 40.187
 40.188
 40.189
 40.190
 40.191
 40.192
   41             142,429.56                  1,709,154.72           10/24/2006         12/1/2006              1         11/1/2016
   42             129,781.72                  1,557,380.64            12/1/2006          1/1/2007              1         12/1/2016
   43             143,699.54                  1,724,394.48           11/16/2006          1/8/2007              8         12/8/2016
   44             132,896.70                  1,594,760.40           12/20/2006          2/5/2007              5          1/5/2017
   45             107,121.93                  1,285,463.16           12/20/2006          2/8/2007              8          1/8/2017
   46             128,121.61                  1,537,459.32            1/31/2007          3/1/2007              1          2/1/2017
   47             109,375.86                  1,312,510.32           11/30/2006          1/8/2007              8         12/8/2016
   48             105,002.41                  1,260,028.92             2/9/2007          4/8/2007              8          3/8/2017
   49             121,878.47                  1,462,541.64            9/15/2006         11/8/2006              8         10/8/2016
   50             117,669.20                  1,412,030.40           11/30/2006         1/11/2007             11        12/11/2016
   51             118,627.30                  1,423,527.60            1/30/2007          3/8/2007              8          2/8/2017
   52              91,994.78                  1,103,937.36            1/23/2007          3/1/2007              1          2/1/2017
   53             109,107.72                  1,309,292.64           12/20/2006          2/1/2007              1          1/1/2017
   54             106,189.37                  1,274,272.44            1/18/2007          3/8/2007              8          2/8/2017
   55              85,741.60                  1,028,899.20            12/1/2006          1/1/2007              1         12/1/2016
   56             124,770.44                  1,497,245.28             2/1/2007          3/8/2007              8          2/8/2017
   57              83,787.91                  1,005,454.92           12/28/2006          2/8/2007              8          1/8/2017
  57.01
  57.02
   58             103,605.04                  1,243,260.48            1/19/2007          3/8/2007              8          2/8/2017
   59              81,984.76                    983,817.12           11/17/2006          1/1/2007              1         12/1/2016
   60              99,348.75                  1,192,185.00            6/16/2006          8/1/2006              1          7/1/2016
   61              90,147.42                  1,081,769.04            1/23/2007          3/1/2007              1          2/1/2017
   62              72,750.97                    873,011.64            1/12/2007          3/8/2007              8          2/8/2017
   63              89,711.90                  1,076,542.80            11/3/2006          1/1/2007              1         12/1/2016
   64              86,417.34                  1,037,008.08           12/19/2006          2/8/2007              8          1/8/2017
   65              86,026.74                  1,032,320.88           12/13/2006          2/5/2007              5          1/5/2017
  65.01
  65.02
   66              84,229.62                  1,010,755.44           12/27/2006          2/8/2007              8          1/8/2017
   67              92,187.20                  1,106,246.40            12/8/2006          1/8/2007              8         12/8/2016
   68              84,108.59                  1,009,303.08            1/11/2007          3/7/2007              7          2/7/2017
   69              87,224.03                  1,046,688.36             1/5/2007          2/8/2007              8          1/8/2017
   70              87,869.24                  1,054,430.88           10/11/2006         12/1/2006              1         11/1/2016
  70.01
  70.02
  70.03
  70.04
  70.05
   71             101,652.23                  1,219,826.76            2/14/2007          4/1/2007              1          3/1/2017
   72              84,794.06                  1,017,528.72            12/8/2006          1/8/2007              8         12/8/2016
   73              70,022.92                    840,275.04             2/8/2007          4/1/2007              1          3/1/2017
  73.01
  73.02
  73.03
   74              67,908.25                    814,899.00           11/29/2006          1/5/2007              5         12/5/2011
   75              79,469.76                    953,637.12            12/7/2006          1/8/2007              8         12/8/2013
   76              78,354.06                    940,248.72           12/15/2006          2/1/2007              1          1/1/2017
   77              78,300.94                    939,611.28           12/28/2006          2/8/2007              8          1/8/2017
   78              78,462.14                    941,545.68           12/15/2006          2/8/2007              8          1/8/2017
  78.01
  78.02
   79              63,213.79                    758,565.48            12/5/2006          1/8/2007              8         12/8/2014
   80              73,018.71                    876,224.52           12/20/2006          2/5/2007              5          1/5/2017
                  158,240.64                  1,898,887.68             3/8/2007          4/8/2007              8           Various
   81              83,346.63                  1,000,159.56             3/8/2007          4/8/2007              8          5/8/2015
   82              74,894.01                    898,728.12             3/8/2007          4/8/2007              8          4/8/2015
   83              73,026.03                    876,312.36             1/5/2007          3/1/2007              1          2/1/2017
   84              75,038.02                    900,456.24             2/3/2006          4/1/2006              1          3/1/2016
   85              69,616.23                    835,394.76            1/31/2007          3/8/2007              8          2/8/2017
   86              71,769.52                    861,234.24            11/6/2006          1/1/2007              1         12/1/2016
  86.01
  86.02
   87              69,648.05                    835,776.60            1/11/2007          3/8/2007              8          2/8/2014
   88              58,316.00                    699,792.00            12/1/2006          1/1/2007              1         12/1/2016
   89              57,998.80                    695,985.60            12/1/2006          1/1/2007              1         12/1/2016
   90              71,275.46                    855,305.52            1/19/2007          3/8/2007              8          2/8/2017
   91              68,196.29                    818,355.48           12/27/2006          2/8/2007              8          1/8/2012
   92              68,746.99                    824,963.88            1/17/2007          3/8/2007              8          2/8/2017
   93              71,142.00                    853,704.00             2/9/2007          4/1/2007              1          3/1/2014
   94              51,493.75                    617,925.00           12/22/2006          2/1/2007              1          1/1/2017
   95              79,234.63                    950,815.56             2/2/2007          3/5/2007              5          2/5/2017
   96              54,607.20                    655,286.40            12/1/2006          1/1/2007              1         12/1/2016
   97              63,739.52                    764,874.24           12/15/2006          2/5/2007              5          1/5/2017
   98              63,287.48                    759,449.76            12/8/2006          2/1/2007              1          1/1/2017
   99              78,174.14                    938,089.68             2/8/2007          3/8/2007              8          2/8/2017
   100             62,094.32                    745,131.84           12/11/2006          2/8/2007              8          1/8/2017
   101             66,177.09                    794,125.08             2/9/2007          4/1/2007              1          3/1/2014
   102             63,455.57                    761,466.84             1/4/2007          3/1/2007              1          2/1/2017
   103             51,930.00                    623,160.00            12/4/2006          2/1/2007              1          1/1/2017
   104             68,839.04                    826,068.48           12/28/2006          2/1/2007              1          6/1/2015
   105             51,506.88                    618,082.56           12/27/2006          2/1/2007              1          1/1/2017
   106             62,279.33                    747,351.96            1/31/2007          3/1/2007              1          2/1/2017
   107             60,543.40                    726,520.80           10/11/2006         12/8/2006              8         11/8/2016
   108             58,953.01                    707,436.12           11/16/2006          1/1/2007              1         12/1/2016
   109             59,455.29                    713,463.48           11/27/2006          1/1/2007              1         12/1/2016
   110             63,086.46                    757,037.52             2/8/2007          4/1/2007              1          3/1/2012
   111             47,190.28                    566,283.36             2/8/2007          3/8/2007              8          2/8/2012
   112             58,739.00                    704,868.00           12/21/2006          2/8/2007              8          1/8/2017
   113             58,230.30                    698,763.60           11/14/2006          1/1/2007              1         12/1/2016
   114             47,698.61                    572,383.32           12/20/2006          2/1/2007              1          1/1/2017
   115             58,198.57                    698,382.84            1/29/2007          3/8/2007              8          2/8/2017
   116             61,571.72                    738,860.64            1/22/2007          3/1/2007              1          2/1/2017
 116.01
 116.02
 116.03
   117             48,006.66                    576,079.92             1/9/2007          3/8/2007              8          2/8/2017
   118             56,822.42                    681,869.04           11/10/2006          1/1/2007              1         12/1/2016
   119             55,161.42                    661,937.04           12/29/2006          2/8/2007              8          1/8/2017
   120             52,931.34                    635,176.08             1/2/2007          3/1/2007              1          2/1/2017
   121             53,975.42                    647,705.04           12/19/2006          2/8/2007              8          1/8/2017
 121.01
 121.02
   122             50,293.73                    603,524.76           12/28/2006          2/8/2007              8          1/8/2017
   123             51,723.87                    620,686.44            1/24/2007          3/1/2007              1          2/1/2017
   124             51,044.55                    612,534.60           11/14/2006          1/1/2007              1         12/1/2016
   125             52,249.81                    626,997.72            2/22/2007          4/8/2007              8          3/8/2017
   126             55,357.27                    664,287.24            12/1/2006          1/8/2007              8         12/8/2016
   127             49,452.24                    593,426.88           12/19/2006          2/1/2007              1          1/1/2017
   128             41,528.80                    498,345.60            12/1/2006          1/1/2007              1         12/1/2016
   129             49,011.32                    588,135.84           12/28/2006          2/8/2007              8          1/8/2017
   130             50,200.34                    602,404.08           11/30/2006          1/1/2007              1         12/1/2016
   131             40,918.80                    491,025.60            12/1/2006          1/1/2007              1         12/1/2016
   132             40,626.00                    487,512.00            12/1/2006          1/1/2007              1         12/1/2016
   133             50,083.32                    600,999.84            1/17/2007          3/8/2007              8          2/8/2017
   134             50,150.37                    601,804.44            12/4/2006          1/8/2007              8         12/8/2016
   135             40,260.00                    483,120.00            12/1/2006          1/1/2007              1         12/1/2016
   136             47,074.48                    564,893.76           12/15/2006          2/5/2007              5          1/5/2017
   137             47,012.43                    564,149.16            12/8/2006          1/8/2007              8         12/8/2016
   138             47,192.25                    566,307.00           11/20/2006          1/8/2007              8         12/8/2016
   139             47,655.88                    571,870.56           11/10/2006          1/8/2007              8         12/8/2016
   140             37,771.20                    453,254.40            12/1/2006          1/1/2007              1         12/1/2016
   141             37,736.13                    452,833.56            11/9/2006          1/8/2007              8         12/8/2016
   142             43,378.06                    520,536.72            1/16/2007          3/8/2007              8          2/8/2017
   143             55,915.52                    670,986.24            1/18/2007          3/5/2007              5          2/5/2017
   144             43,327.67                    519,932.04            1/17/2007          3/1/2007              1          2/1/2017
   145              41048.11                    492,577.32           12/28/2006          2/5/2007              5          1/5/2017
   146             41,589.30                    499,071.60           12/27/2006          2/8/2007              8          1/8/2017
   147             39,682.95                    476,195.40           12/21/2006          2/8/2007              8          1/8/2017
   148             47,664.07                    571,968.84           12/18/2006          2/3/2007              3          1/3/2017
   149             40,037.71                    480,452.52            1/31/2007          3/8/2007              8          2/8/2017
   150             41,461.22                    497,534.64           12/15/2006          2/5/2007              5          1/5/2017
   151             39,282.70                    471,392.40            1/18/2007          3/8/2007              8          2/8/2017
   152             38,762.08                    465,144.96           12/21/2006          2/8/2007              8          1/8/2017
   153             31,671.20                    380,054.40            12/1/2006          1/1/2007              1         12/1/2016
   154             29,533.15                    354,397.80           12/28/2006          2/8/2007              8          1/8/2017
   155             35,812.02                    429,744.24           12/13/2006          2/8/2007              8          1/8/2017
   156             36,103.30                    433,239.60           11/28/2006          1/8/2007              8         12/8/2016
   157             34,938.18                    419,258.16           12/28/2006          2/1/2007              1          1/1/2017
   158             33,879.35                    406,552.20            12/5/2006          1/8/2007              8         12/8/2016
   159             36,398.45                    436,781.40            1/19/2007          3/5/2007              5          2/5/2017
   160             37,255.78                    447,069.36           12/28/2006          2/8/2007              8          1/8/2017
   161             34,780.94                    417,371.28           11/29/2006          1/1/2007              1         12/1/2016
   162             33,759.13                    405,109.56           12/29/2006          2/8/2007              8          1/8/2017
   163             31,795.78                    381,549.36           12/27/2006          2/8/2007              8          1/8/2017
   164             27,446.90                    329,362.80             2/5/2007          4/1/2007              1          3/1/2017
   165             33,958.32                    407,499.84           12/21/2006          2/8/2007              8          1/8/2017
   166             33,226.40                    398,716.80           11/15/2006          1/1/2007              1         12/1/2016
   167             36,434.96                    437,219.52           10/10/2006         12/8/2006              8         11/8/2016
   168             31,562.78                    378,753.36           11/22/2006          1/1/2007              1         12/1/2016
   169             27,310.62                    327,727.44             1/4/2007          2/8/2007              8          1/8/2017
   170             31,647.27                    379,767.24           12/26/2006          2/8/2007              8          1/8/2017
   171             32,426.47                    389,117.64           11/20/2006          1/8/2007              8         12/8/2016
   172             31,748.92                    380,987.04            1/29/2007          3/8/2007              8          2/8/2017
   173             30,016.26                    360,195.12            1/25/2007          3/8/2007              8          2/8/2017
                   30,378.83                    364,545.96           11/30/2006          1/8/2007              8         12/8/2016
   174             17,526.25                    210,315.00           11/30/2006          1/8/2007              8         12/8/2016
   175             12,852.58                    154,230.96           11/30/2006          1/8/2007              8         12/8/2016
   176             40,307.07                    483,684.84           12/21/2006          2/5/2007              5          1/5/2017
   177             29,455.15                    353,461.80           11/28/2006          1/8/2007              8         12/8/2016
   178             24,692.80                    296,313.60            12/1/2006          1/1/2007              1         12/1/2016
   179             38,427.54                    461,130.48            2/28/2005          4/1/2005              1          3/1/2015
 179.01
 179.02
 179.03
 179.04
 179.05
 179.06
 179.07
 179.08
 179.09
   180             29,888.80                    358,665.60            12/8/2006          1/8/2007              8         12/8/2016
   181             29,656.83                    355,881.96            1/18/2007          3/8/2007              8          2/8/2017
   182             29,816.99                    357,803.88           12/13/2006          2/1/2007              1          1/1/2017
   183             29,178.64                    350,143.68           12/18/2006          2/8/2007              8          1/8/2017
   184             24,991.36                    299,896.32             1/8/2007          2/8/2007              8          1/8/2012
   185             29,541.03                    354,492.36            1/19/2007          3/8/2007              8          2/8/2017
   186             31,372.39                    376,468.68             1/9/2007          3/1/2007              1          2/1/2017
   187             28,157.20                    337,886.40            12/8/2006          2/8/2007              8          1/8/2017
   188             27,787.26                    333,447.12           12/28/2006          2/8/2007              8          1/8/2017
   189             22,667.60                    272,011.20            12/1/2006          1/1/2007              1         12/1/2016
                   27,556.58                    330,678.96           12/22/2006          2/1/2007              1          1/1/2017
   190             20,968.59                    251,623.08           12/22/2006          2/1/2007              1          1/1/2017
   191              6,587.99                     79,055.88           12/22/2006          2/1/2007              1          1/1/2017
   192             34,377.66                    412,531.92           12/20/2006          2/5/2007              5          1/5/2017
   193             27,017.85                    324,214.20            1/12/2007          3/8/2007              8          2/8/2017
   194             26,075.26                    312,903.12           12/15/2006          2/5/2007              5          1/5/2017
   195             26,089.51                    313,074.12           12/18/2006          2/1/2007              1          1/1/2017
   196             26,133.14                    313,597.68           12/20/2006          2/8/2007              8          1/8/2017
   197             26,507.66                    318,091.92           10/12/2006         12/7/2006              7         11/7/2016
   198             25,558.39                    306,700.68           12/29/2006          2/5/2007              5          1/5/2017
   199             25,367.46                    304,409.52           12/21/2006          2/8/2007              8          1/8/2017
   200             29,896.59                    358,759.08             1/2/2007          2/5/2007              5          1/5/2017
   201             24,726.28                    296,715.36           12/22/2006          2/8/2007              8          1/8/2017
   202             24,791.41                    297,496.92           10/25/2006         12/1/2006              1         11/1/2016
   203             24,134.89                    289,618.68           12/20/2006          2/8/2007              8          1/8/2017
   204             23,470.12                    281,641.44           11/30/2006          1/8/2007              8         12/8/2016
   205             23,733.14                    284,797.68           10/18/2006         12/1/2006              1         11/1/2016
   206             23,470.12                    281,641.44           11/30/2006          1/1/2007              1         12/1/2016
   207             22,615.25                    271,383.00           12/15/2006          2/8/2007              8          1/8/2017
   208             22,405.12                    268,861.44           12/29/2006          2/8/2007              8          1/8/2017
   209             23,177.96                    278,135.52           12/28/2006          2/8/2007              8          1/8/2017
   210             22,909.71                    274,916.52            12/5/2006          1/8/2007              8         12/8/2016
   211             23,146.33                    277,755.96            12/4/2006          1/8/2007              8         12/8/2016
   212             23,146.33                    277,755.96            12/4/2006          1/8/2007              8         12/8/2016
   213             21,423.64                    257,083.68            1/22/2007          3/8/2007              8          2/8/2017
   214              22954.22                    275,450.64            12/4/2006          1/8/2007              8         12/8/2011
   215             27,191.68                    326,300.16            1/11/2007          3/5/2007              5          2/5/2017
   216             22,326.30                    267,915.60             2/1/2007          3/8/2007              8          2/8/2017
   217             21,898.72                    262,784.64            1/18/2007          3/1/2007              1          2/1/2017
   218             35,822.86                    429,874.32            12/1/2006          1/5/2007              5         12/5/2016
   219             21,592.20                    259,106.40           11/16/2006          1/8/2007              8         12/8/2011
   220             21,194.38                    254,332.56           12/22/2006          2/1/2007              1          1/1/2017
   221             20,894.42                    250,733.04            12/7/2006          1/8/2007              8         12/8/2016
   222             20,940.06                    251,280.72            1/11/2007          3/8/2007              8          2/8/2017
   223             21,042.35                    252,508.20             1/4/2007          2/8/2007              8          1/8/2017
   224             21,561.49                    258,737.88            1/31/2007          3/5/2007              5          2/5/2012
   225             20,433.95                    245,207.40            12/4/2006          2/1/2007              1          1/1/2017
 225.01
 225.02
   226             20,133.26                    241,599.12            1/30/2007          3/8/2007              8          2/8/2017
   227             20,213.08                    242,556.96           12/12/2006          2/8/2007              8          1/8/2017
   228             21,698.88                    260,386.56            1/11/2007          3/8/2007              8          2/8/2017
   229             19,337.40                    232,048.80           11/30/2006          1/8/2007              8         12/8/2016
   230             19,229.79                    230,757.48           11/16/2006          1/1/2007              1         12/1/2016
   231             19,153.21                    229,838.52            1/30/2007          3/1/2007              1          2/1/2017
   232             19,433.19                    233,198.28           10/27/2006         12/1/2006              1         11/1/2016
   233             18,433.13                    221,197.56           12/22/2006          2/8/2007              8          1/8/2017
   234             18,390.71                    220,688.52           11/16/2006          1/1/2007              1         12/1/2016
   235             18,374.07                    220,488.84           12/21/2006          2/8/2007              8          1/8/2017
   236             17,621.70                    211,460.40            12/5/2006          1/8/2007              8         12/8/2016
   237             17,450.05                    209,400.60           11/30/2006          1/8/2007              8         12/8/2016
   238             25,024.89                    300,298.68           12/29/2006          2/1/2007              1          1/1/2022
   239             19,716.36                    236,596.32            6/12/2006          8/1/2006              1          7/1/2036
   240             18,040.44                    216,485.28           12/13/2006          2/8/2007              8          1/8/2017
   241             16,446.92                    197,363.04            12/5/2006          1/8/2007              8         12/8/2016
   242             24,099.50                    289,194.00             1/2/2007          2/8/2007              8          1/8/2017
   243             16,631.93                    199,583.16            12/1/2006          1/1/2007              1         12/1/2016
   244             16,655.15                    199,861.80           10/27/2006         12/1/2006              1         11/1/2013
   245             15,825.14                    189,901.68           12/14/2006          2/8/2007              8          1/8/2017
   246             15,820.00                    189,840.00            12/4/2006          1/8/2007              8         12/8/2016
   247             14,977.96                    179,735.52           11/16/2006          1/1/2007              1         12/1/2016
   248             14,320.46                    171,845.52           12/19/2006          2/1/2007              1          1/1/2017
   249             14,828.41                    177,940.92            1/19/2007          3/8/2007              8          2/8/2017
   250             14,908.49                    178,901.88           11/16/2006          1/8/2007              8         12/8/2016
   251             14,541.71                    174,500.52            12/8/2006          1/8/2007              8         12/8/2016
   252              16267.42                    195,209.04            6/16/2006          8/1/2006              1          7/1/2036
   253             14,641.77                    175,701.24           12/20/2006          2/8/2007              8          1/8/2017
   254             14,022.92                    168,275.04           11/16/2006          1/1/2007              1         12/1/2016
   255             14,250.64                    171,007.68           12/11/2006          2/8/2007              8          1/8/2017
   256             13,684.12                    164,209.44           12/22/2006          2/1/2007              1          1/1/2017
   257             14,734.69                    176,816.28           11/22/2006          1/1/2007              1         12/1/2021
   258             13,158.99                    157,907.88           11/30/2006          1/1/2007              1         12/1/2016
   259             13,158.99                    157,907.88           11/29/2006          1/8/2007              8         12/8/2016
   260             12,908.57                    154,902.84             1/3/2007          2/8/2007              8          1/8/2017
   261             12,944.33                    155,331.96             2/7/2007          4/5/2007              5          3/5/2017
   262             12,971.78                    155,661.36            1/19/2007          3/8/2007              8          2/8/2017
   263             12,825.57                    153,906.84           11/20/2006          1/1/2007              1         12/1/2016
   264             13,056.68                    156,680.16           10/27/2006         12/1/2006              1         11/1/2016
   265             12,281.72                    147,380.64           11/29/2006          1/1/2007              1         12/1/2016
   266             12,281.72                    147,380.64           11/29/2006          1/8/2007              8         12/8/2016
   267             13,045.75                    156,549.00            1/18/2007          3/5/2007              5          2/5/2017
   268             11,943.75                    143,325.00             1/5/2007          3/1/2007              1          2/1/2017
 268.01
 268.02
 268.03
   269             11,773.30                    141,279.60           12/13/2006          2/8/2007              8          1/8/2017
   270             11,747.80                    140,973.60            12/1/2006          1/8/2007              8         12/8/2016
   271             11,978.16                    143,737.92           11/15/2006          1/1/2007              1         12/1/2016
   272             11,901.15                    142,813.80           11/27/2006          1/8/2007              8         12/8/2016
   273             11,595.34                    139,144.08           11/27/2006          1/8/2007              8         12/8/2016
   274             14,618.56                    175,422.72           12/18/2006          2/8/2007              8          1/8/2017
   275             11,653.65                    139,843.80             1/8/2007          2/8/2007              8          1/8/2017
   276             11,454.11                    137,449.32            12/5/2006          1/8/2007              8         12/8/2016
   277             11,197.39                    134,368.68           12/21/2006          2/1/2007              1          1/1/2017
   278             11,246.59                    134,959.08            12/1/2006          1/8/2007              8         12/8/2016
   279              9,215.24                    110,582.88           11/28/2006          1/8/2007              8         12/8/2016
   280             10,342.18                    124,106.16            12/1/2005          1/1/2006              1         12/1/2015
   281             10,651.09                    127,813.08             1/5/2007          3/1/2007              1          2/1/2017
 281.01
 281.02
 281.03
   282             11,811.58                    141,738.96            5/24/2006          7/1/2006              1          6/1/2036
   283             11,642.79                    139,713.48            7/26/2006          9/1/2006              1          8/1/2021
   284             10,081.20                    120,974.40           12/29/2006          2/7/2007              7          1/7/2017
   285             10,050.71                    120,608.52           11/20/2006          1/1/2007              1         12/1/2016
   286              10956.89                    131,482.68            6/26/2006          8/1/2006              1          7/1/2036
   287              9,826.05                    117,912.60            12/6/2006          1/7/2007              7         12/7/2016
   288             11,116.36                    133,396.32            6/27/2006          8/1/2006              1          7/1/2021
   289              9,564.64                    114,775.68             2/7/2007          3/8/2007              8          2/8/2017
   290              8,782.20                    105,386.40            12/5/2006          2/1/2007              1          1/1/2017
   291              9,084.11                    109,009.32           12/14/2006          2/8/2007              8          1/8/2017
   292              8,964.35                    107,572.20             1/8/2007          2/8/2007              8          1/8/2017
   293              9,886.78                    118,641.36            5/24/2006          7/1/2006              1          6/1/2036
   294              8,598.84                    103,186.08            12/6/2006          2/1/2007              1          1/1/2017
   295              8,375.71                    100,508.52           11/30/2006          1/8/2007              8         12/8/2016
   296              8,286.00                     99,432.00            1/10/2007          3/1/2007              1          2/1/2017
   297              8,243.82                     98,925.84           11/22/2006          1/1/2007              1         12/1/2016
   298              8,086.99                     97,043.88            11/6/2006         12/8/2006              8         11/8/2016
   299              8,382.81                    100,593.72            5/15/2006          7/1/2006              1          6/1/2036
   300              7,704.60                     92,455.20           12/27/2006          2/8/2007              8          1/8/2017
   301              7,502.93                     90,035.16            2/21/2007          4/8/2007              8          3/8/2017
   302              6,538.59                     78,463.08            11/2/2006         12/8/2006              8         11/8/2016
   303              6,991.52                     83,898.24            7/14/2006          9/1/2006              1          8/1/2036
   304              6,680.56                     80,166.72             6/7/2006          8/1/2006              1          7/1/2036
   305              6,455.51                     77,466.12            7/26/2006          9/1/2006              1          8/1/2036
   306              6,133.60                     73,603.20           10/31/2006         12/8/2006              8         11/8/2016
   307              8,347.00                    100,164.00           12/21/2006          2/1/2007              1          1/1/2017
   308              6,272.60                     75,271.20             7/5/2006          9/1/2006              1          8/1/2036
   309              6,063.47                     72,761.64             6/9/2006          8/1/2006              1          7/1/2021
   310              5,597.40                     67,168.80            5/12/2006          7/1/2006              1          6/1/2036
   311              5,457.90                     65,494.80            7/14/2006          9/1/2006              1          8/1/2036
   312              5,437.50                     65,250.00            5/23/2006          7/1/2006              1          6/1/2036
   313              4,780.99                     57,371.88             1/8/2007          2/8/2007              8          1/8/2017
   314              4,818.07                     57,816.84             1/2/2007          2/8/2007              8          1/8/2017
   315              4,864.49                     58,373.88            7/13/2006          9/1/2006              1          8/1/2036
   316              4,734.77                     56,817.24            6/23/2006          8/1/2006              1          7/1/2036
   317              4,702.34                     56,428.08             6/2/2006          8/1/2006              1          7/1/2036
   318              4,662.06                     55,944.72            7/25/2006          9/1/2006              1          8/1/2021
   319              4,261.29                     51,135.48            6/20/2006          8/1/2006              1          7/1/2036
   320              4,204.34                     50,452.08            7/18/2006          9/1/2006              1          8/1/2036
   321              3,937.91                     47,254.92             6/7/2006          8/1/2006              1          7/1/2036
   322              4,125.37                     49,504.44            6/23/2006          8/1/2006              1          7/1/2021
   323              3,901.85                     46,822.20            7/21/2006          9/1/2006              1          8/1/2036
   324              3,547.42                     42,569.04            7/13/2006          9/1/2006              1          8/1/2036
   325              3,490.58                     41,886.96            7/26/2006          9/1/2006              1          8/1/2036
   326              3,470.43                     41,645.16            7/21/2006          9/1/2006              1          8/1/2036
   327              3,276.30                     39,315.60            6/21/2006          8/1/2006              1          7/1/2036
   328              3,276.30                     39,315.60            6/21/2006          8/1/2006              1          7/1/2036
   329              3,259.63                     39,115.56            6/27/2006          8/1/2006              1          7/1/2036
   330              3,242.99                     38,915.88            5/19/2006          7/1/2006              1          6/1/2036
   331              3,282.46                     39,389.52             7/7/2006          9/1/2006              1          5/1/2034
   332              3,145.70                     37,748.40            5/12/2006          7/1/2006              1          6/1/2036
   333              2,894.70                     34,736.40            6/12/2006          8/1/2006              1          7/1/2036

                                            ORIGINAL                       ORIGINAL
          ARD /      FINAL                    TERM      REMAINING TERM   AMORTIZATION      REMAINING       INITIAL       REMAINING
        CONVERTING  MATURITY    SEASONING  TO MATURITY   TO MATURITY    TERM (39)(40)    AMORTIZATION   INTEREST ONLY  INTEREST ONLY
LOAN #   LOAN(31)   DATE(32)      (35)       OR ARD        OR ARD            (44)         TERM (39)(40)    PERIOD         PERIOD
------------------------------------------------------------------------------------------------------------------------------------

   1        No                      3          120           117              0                 0              120          117
 1.01
 1.02
   2        No                      1          120           119              0                 0              120          119
   3        No                      0          120           120             336               336             24           24
   4        No                      3          120           117              0                 0              120          117
   5        No                      3          120           117             360               360             60           57
   6        No                      2          120           118              0                 0              120          118
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
 6.07
 6.08
 6.09
 6.10
 6.11
 6.12
 6.13
 6.14
 6.15
   7        No                      2          120           118             360               360             60           58
   8        No                      2          120           118              0                 0              120          118
   9        No                      4          120           116             330               330             60           56
  10        No                      1          84            83               0                 0              84           83
  11        No                      1          120           119             360               360             60           59
  12        No                      3          120           117              0                 0              120          117
 12.01
 12.02
 12.03
            No                      2          120           118             300               298              0            0
  13        No                      2          120           118             300               298              0            0
  14        No                      2          120           118             300               298              0            0
  15        No                      2          120           118             300               298              0            0
  16        No                      2          120           118              0                 0              120          118
  17        No                      2          120           118             360               360             60           58
  18        No                      2          60            58               0                 0              60           58
  19        No                      2          120           118              0                 0              120          118
  20        No                      2          120           118             360               360             60           58
  21        No                      2          120           118             420               418              0            0
  22        No                      2          120           118             360               360             60           58
  23        No                      1          120           119             360               359              0            0
  24        No                      2          120           118             360               360              2            0
  25        No                      2          120           118             360               360             48           46
  26        Yes       1/1/2037      2          120           118             360               360             60           58
  27        Yes      11/1/2031      4          120           116             300               296              0            0
  28        No                      1          60            59               0                 0              60           59
  29        No                      1          120           119             360               360             60           59
  30        No                      2          120           118             360               358              0            0
 30.01
 30.02
  31        No                      2          120           118             360               360             48           46
  32        No                      1          120           119             360               360             36           35
  33        No                      3          60            57               0                 0              60           57
  34        Yes      10/1/2036      5          120           115             360               360             60           55
  35        No                      2          120           118             420               418              0            0
  36        No                      4          120           116             360               356              0            0
  37        No                      2          120           118             336               334              0            0
  38        No                      1          120           119              0                 0              120          119
  39        No                      2          84            82               0                 0              84           82
 39.01
 39.02
 39.03
  40        No                     22          120           98              300               278              0            0
40.001
40.002
40.003
40.004
40.005
40.006
40.007
40.008
40.009
40.010
40.011
40.012
40.013
40.014
40.015
40.016
40.017
40.018
40.019
40.020
40.021
40.022
40.023
40.024
40.025
40.026
40.027
40.028
40.029
40.030
40.031
40.032
40.033
40.034
40.035
40.036
40.037
40.038
40.039
40.040
40.041
40.042
40.043
40.044
40.045
40.046
40.047
40.048
40.049
40.050
40.051
40.052
40.053
40.054
40.055
40.056
40.057
40.058
40.059
40.060
40.061
40.062
40.063
40.064
40.065
40.066
40.067
40.068
40.069
40.070
40.071
40.072
40.073
40.074
40.075
40.076
40.077
40.078
40.079
40.080
40.081
40.082
40.083
40.084
40.085
40.086
40.087
40.088
40.089
40.090
40.091
40.092
40.093
40.094
40.095
40.096
40.097
40.098
40.099
40.100
40.101
40.102
40.103
40.104
40.105
40.106
40.107
40.108
40.109
40.110
40.111
40.112
40.113
40.114
40.115
40.116
40.117
40.118
40.119
40.120
40.121
40.122
40.123
40.124
40.125
40.126
40.127
40.128
40.129
40.130
40.131
40.132
40.133
40.134
40.135
40.136
40.137
40.138
40.139
40.140
40.141
40.142
40.143
40.144
40.145
40.146
40.147
40.148
40.149
40.150
40.151
40.152
40.153
40.154
40.155
40.156
40.157
40.158
40.159
40.160
40.161
40.162
40.163
40.164
40.165
40.166
40.167
40.168
40.169
40.170
40.171
40.172
40.173
40.174
40.175
40.176
40.177
40.178
40.179
40.180
40.181
40.182
40.183
40.184
40.185
40.186
40.187
40.188
40.189
40.190
40.191
40.192
  41        Yes      11/1/2038      4          120           116             360               360             24           20
  42        No                      3          120           117             420               417              0            0
  43        No                      3          120           117             360               360             60           57
  44        No                      2          120           118             360               360             48           46
  45        No                      2          120           118              0                 0              120          118
  46        No                      1          120           119             360               360             60           59
  47        No                      3          120           117              0                 0              120          117
  48        No                      0          120           120              0                 0              120          120
  49        No                      5          120           115             360               360             36           31
  50        No                      3          120           117             360               360             60           57
  51        No                      1          120           119             360               359              0            0
  52        No                      1          120           119              0                 0              120          119
  53        No                      2          120           118             360               360             24           22
  54        No                      1          120           119             360               360             36           35
  55        No                      3          120           117              0                 0              120          117
  56        No                      1          120           119             240               239              0            0
  57        No                      2          120           118              0                 0              120          118
 57.01
 57.02
  58        No                      1          120           119             360               360             12           11
  59        No                      3          120           117              0                 0              120          117
  60        No                      8          120           112             360               360             12            4
  61        No                      1          120           119             360               360             60           59
  62        No                      1          120           119              0                 0              120          119
  63        No                      3          120           117             360               360             36           33
  64        No                      2          120           118             360               360             60           58
  65        No                      2          120           118             360               360             60           58
 65.01
 65.02
  66        No                      2          120           118             360               358              0            0
  67        No                      3          120           117             360               360             60           57
  68        No                      1          120           119             360               360             60           59
  69        No                      2          120           118             360               360             36           34
  70        No                      4          120           116             360               356              0            0
 70.01
 70.02
 70.03
 70.04
 70.05
  71        Yes       3/1/2027      0          120           120             240               240              0            0
  72        No                      3          120           117             360               357              0            0
  73        No                      0          120           120              0                 0              120          120
 73.01
 73.02
 73.03
  74        No                      3          60            57               0                 0              60           57
  75        No                      3          84            81              360               360             36           33
  76        No                      2          120           118             360               360             36           34
  77        No                      2          120           118             360               360             60           58
  78        No                      2          120           118             360               358              0            0
 78.01
 78.02
  79        No                      3          96            93               0                 0              96           93
  80        No                      2          120           118             360               360             60           58
            No                      0        Various       Various         Various           Various            0            0
  81        No                      0          98            98               98                98              0            0
  82        No                      0          97            97               97                97              0            0
  83        No                      1          120           119             360               360             36           35
  84        No                     12          120           108             360               348              0            0
  85        No                      1          120           119             360               360             60           59
  86        No                      3          120           117             360               357              0            0
 86.01
 86.02
  87        No                      1          84            83              360               360             23           22
  88        No                      3          120           117              0                 0              120          117
  89        No                      3          120           117              0                 0              120          117
  90        No                      1          120           119             360               360             12           11
  91        No                      2          60            58              360               360             24           22
  92        No                      1          120           119             360               360             60           59
  93        No                      0          84            84              360               360             24           24
  94        No                      2          120           118              0                 0              120          118
  95        No                      1          120           119             264               263              0            0
  96        No                      3          120           117              0                 0              120          117
  97        No                      2          120           118             360               360             60           58
  98        No                      2          120           118             360               358              0            0
  99        No                      1          120           119             240               239              0            0
  100       No                      2          120           118             360               360             12           10
  101       No                      0          84            84              360               360             24           24
  102       No                      1          120           119             360               360             36           35
  103       No                      2          120           118              0                 0              120          118
  104       No                      2          101           99              360               360             36           34
  105       No                      2          120           118              0                 0              120          118
  106       No                      1          120           119             360               360             36           35
  107       No                      4          120           116             360               360             36           32
  108       No                      3          120           117             360               360             60           57
  109       No                      3          120           117             360               360             36           33
  110       No                      0          60            60              360               360              0            0
  111       No                      1          60            59               0                 0              60           59
  112       No                      2          120           118             360               360             24           22
  113       No                      3          120           117             360               360             36           33
  114       No                      2          120           118              0                 0              120          118
  115       No                      1          120           119             360               360             36           35
  116       No                      1          120           119             360               359              0            0
116.01
116.02
116.03
  117       No                      1          120           119              0                 0              120          119
  118       No                      3          120           117             360               360             60           57
  119       No                      2          120           118             360               360             24           22
  120       No                      1          120           119             360               360             24           23
  121       No                      2          120           118             360               358              0            0
121.01
121.02
  122       No                      2          120           118             420               420             36           34
  123       No                      1          120           119             360               359              0            0
  124       No                      3          120           117             360               357              0            0
  125       No                      0          120           120             420               420              0            0
  126       No                      3          120           117             360               360             48           45
  127       No                      2          120           118             360               360             60           58
  128       No                      3          120           117              0                 0              120          117
  129       No                      2          120           118             360               360             48           46
  130       No                      3          120           117             360               360             36           33
  131       No                      3          120           117              0                 0              120          117
  132       No                      3          120           117              0                 0              120          117
  133       No                      1          120           119             360               360             12           11
  134       No                      3          120           117             360               357              0            0
  135       No                      3          120           117              0                 0              120          117
  136       No                      2          120           118             360               360             36           34
  137       No                      3          120           117             360               360             24           21
  138       No                      3          120           117             360               360             60           57
  139       No                      3          120           117             360               360             24           21
  140       No                      3          120           117              0                 0              120          117
  141       No                      3          120           117              0                 0              120          117
  142       No                      1          120           119             360               360             60           59
  143       No                      1          120           119             240               239              0            0
  144       No                      1          120           119             360               359              0            0
  145       No                      2          120           118             360               358              0            0
  146       No                      2          120           118             360               360             36           34
  147       No                      2          120           118             360               360             36           34
  148       No                      2          120           118             240               238              0            0
  149       No                      1          120           119             360               360             36           35
  150       No                      2          120           118             300               298              0            0
  151       No                      1          120           119             360               360             12           11
  152       No                      2          120           118             360               360             60           58
  153       No                      3          120           117              0                 0              120          117
  154       No                      2          120           118              0                 0              120          118
  155       No                      2          120           118             420               418              0            0
  156       No                      3          120           117             360               357              0            0
  157       No                      2          120           118             360               360             60           58
  158       No                      3          120           117             360               360             24           21
  159       No                      1          120           119             360               359              0            0
  160       No                      2          120           118             360               358              0            0
  161       No                      3          120           117             360               360             24           21
  162       No                      2          120           118             360               360             60           58
  163       No                      2          120           118             420               420             36           34
  164       Yes       3/1/2037      0          120           120              0                 0              120          120
  165       No                      2          120           118             360               360             12           10
  166       No                      3          120           117             360               357              0            0
  167       No                      4          120           116             300               296              0            0
  168       No                      3          120           117             360               360             36           33
  169       No                      2          120           118              0                 0              120          118
  170       No                      2          120           118             360               358              0            0
  171       No                      3          120           117             360               360             24           21
  172       No                      1          120           119             360               359              0            0
  173       No                      1          120           119             360               360             24           23
            No                      3          120           117             360               357              0            0
  174       No                      3          120           117             360               357              0            0
  175       No                      3          120           117             360               357              0            0
  176       No                      2          120           118             216               214              0            0
  177       No                      3          120           117             360               360             12            9
  178       No                      3          120           117              0                 0              120          117
  179       No                     24          120           96              300               276              0            0
179.01
179.02
179.03
179.04
179.05
179.06
179.07
179.08
179.09
  180       No                      3          120           117             360               357              0            0
  181       No                      1          120           119             360               360             24           23
  182       No                      2          120           118             360               360             60           58
  183       No                      2          120           118             360               360             24           22
  184       No                      2          60            58               0                 0              60           58
  185       No                      1          120           119             360               360             60           59
  186       Yes       2/1/2033      1          120           119             312               311              0            0
  187       No                      2          120           118             360               358              0            0
  188       No                      2          120           118             360               358              0            0
  189       No                      3          120           117              0                 0              120          117
            No                      2          120           118             360               360             36           34
  190       No                      2          120           118             360               360             36           34
  191       No                      2          120           118             360               360             36           34
  192       No                      2          120           118             240               238              0            0
  193       No                      1          120           119             360               359              0            0
  194       No                      2          120           118             360               360             60           58
  195       No                      2          120           118             360               360             36           34
  196       No                      2          120           118             360               358              0            0
  197       No                      4          120           116             360               356              0            0
  198       No                      2          120           118             360               360             24           22
  199       No                      2          120           118             360               360             24           22
  200       No                      2          120           118             240               238              0            0
  201       No                      2          120           118             360               360             60           58
  202       No                      4          120           116             360               360             60           56
  203       No                      2          120           118             420               418              0            0
  204       No                      3          120           117             360               360             24           21
  205       No                      4          120           116             360               360             60           56
  206       No                      3          120           117             360               360             24           21
  207       No                      2          120           118             360               360             36           34
  208       No                      2          120           118             360               360             60           58
  209       No                      2          120           118             344               342              0            0
  210       No                      3          120           117             360               360             24           21
  211       No                      3          120           117             360               357              0            0
  212       No                      3          120           117             360               357              0            0
  213       No                      1          120           119             360               360             48           47
  214       No                      3          60            57              360               360             24           21
  215       No                      1          120           119             240               239              0            0
  216       No                      1          120           119             360               359              0            0
  217       No                      1          120           119             360               359              0            0
  218       No                      3          120           117             144               141              0            0
  219       No                      3          60            57              360               357              0            0
  220       No                      2          120           118             360               360             60           58
  221       No                      3          120           117             360               360             12            9
  222       No                      1          120           119             360               359              0            0
  223       No                      2          120           118             360               360             24           22
  224       No                      1          60            59              360               359              0            0
  225       No                      2          120           118             360               360             60           58
225.01
225.02
  226       No                      1          120           119             360               360             36           35
  227       No                      2          120           118             360               360             24           22
  228       No                      1          120           119             300               299              0            0
  229       No                      3          120           117             360               357              0            0
  230       Yes      12/1/2036      3          120           117             360               357              0            0
  231       No                      1          120           119             360               360             24           23
  232       No                      4          120           116             360               360             12            8
  233       No                      2          120           118             360               360             12           10
  234       Yes      12/1/2036      3          120           117             360               357              0            0
  235       No                      2          120           118             360               358              0            0
  236       No                      3          120           117             360               357              0            0
  237       No                      3          120           117             360               357              0            0
  238       No                      2          180           178             180               178              0            0
  239     Hybrid                    8          360           352             324               324             36           28
  240       No                      2          120           118             300               298              0            0
  241       No                      3          120           117             360               357              0            0
  242       No                      2          120           118             180               178              0            0
  243       No                      3          120           117             360               357              0            0
  244       Yes      11/1/2036      4          84            80              360               356              0            0
  245       No                      2          120           118             360               358              0            0
  246       No                      3          120           117             360               357              0            0
  247       Yes      12/1/2036      3          120           117             360               357              0            0
  248       No                      2          120           118             360               360             24           22
  249       No                      1          120           119             360               359              0            0
  250       No                      3          120           117             360               357              0            0
  251       No                      3          120           117             360               357              0            0
  252     Hybrid                    8          360           352             360               352              0            0
  253       No                      2          120           118             360               360             36           34
  254       Yes      12/1/2036      3          120           117             360               357              0            0
  255       No                      2          120           118             360               358              0            0
  256       No                      2          120           118             360               360             72           70
  257       No                      3          180           177             300               297              0            0
  258       No                      3          120           117             360               360             36           33
  259       No                      3          120           117             360               357              0            0
  260       No                      2          120           118             360               360             24           22
  261       No                      0          120           120             360               360             60           60
  262       No                      1          120           119             360               359              0            0
  263       No                      3          120           117             360               357              0            0
  264       No                      4          120           116             360               360             12            8
  265       No                      3          120           117             360               360             36           33
  266       No                      3          120           117             360               357              0            0
  267       No                      1          120           119             300               299              0            0
  268       No                      1          120           119             360               359              0            0
268.01
268.02
268.03
  269       No                      2          120           118             360               360             24           22
  270       No                      3          120           117             360               360             12            9
  271       No                      3          120           117             360               357              0            0
  272       No                      3          120           117             360               357              0            0
  273       No                      3          120           117             360               357              0            0
  274       No                      2          120           118             240               238              0            0
  275       No                      2          120           118             360               358              0            0
  276       No                      3          120           117             360               357              0            0
  277       No                      2          120           118             360               358              0            0
  278       No                      3          120           117             360               360             36           33
  279       No                      3          120           117              0                 0              120          117
  280       No                     15          120           105             360               345              0            0
  281       No                      1          120           119             360               359              0            0
281.01
281.02
281.03
  282     Hybrid                    9          360           351             360               351              0            0
  283     Hybrid                    7          180           173             360               353              0            0
  284       No                      2          120           118             360               360             24           22
  285       No                      3          120           117             360               360             24           21
  286     Hybrid                    8          360           352             360               352              0            0
  287       No                      3          120           117             360               360             36           33
  288     Hybrid                    8          180           172             360               352              0            0
  289       No                      1          120           119             360               359              0            0
  290       No                      2          120           118             360               360             24           22
  291       No                      2          120           118             360               360             24           22
  292       No                      2          120           118             360               358              0            0
  293     Hybrid                    9          360           351             360               351              0            0
  294       No                      2          120           118             360               358              0            0
  295       No                      3          120           117             360               360             36           33
  296       No                      1          120           119             360               359              0            0
  297       No                      3          120           117             360               357              0            0
  298       No                      4          120           116             360               360             12            8
  299     Hybrid                    9          360           351             360               351              0            0
  300       No                      2          120           118             360               358              0            0
  301       No                      0          120           120             360               360              0            0
  302       No                      4          120           116             360               360             24           20
  303     Hybrid                    7          360           353             360               353              0            0
  304     Hybrid                    8          360           352             360               352              0            0
  305     Hybrid                    7          360           353             480               473              0            0
  306       No                      4          120           116             360               360             24           20
  307       No                      2          120           118             180               178              0            0
  308     Hybrid                    7          360           353             360               353              0            0
  309     Hybrid                    8          180           172             360               352              0            0
  310     Hybrid                    9          360           351             360               351              0            0
  311     Hybrid                    7          360           353             360               353              0            0
  312     Hybrid                    9          360           351             324               324             36           27
  313       No                      2          120           118             360               358              0            0
  314       No                      2          120           118             360               358              0            0
  315     Hybrid                    7          360           353             360               353              0            0
  316     Hybrid                    8          360           352             360               352              0            0
  317     Hybrid                    8          360           352             360               352              0            0
  318     Hybrid                    7          180           173             360               353              0            0
  319     Hybrid                    8          360           352             360               352              0            0
  320     Hybrid                    7          360           353             360               353              0            0
  321     Hybrid                    8          360           352             360               352              0            0
  322     Hybrid                    8          180           172             360               352              0            0
  323     Hybrid                    7          360           353             360               353              0            0
  324     Hybrid                    7          360           353             360               353              0            0
  325     Hybrid                    7          360           353             360               353              0            0
  326     Hybrid                    7          360           353             360               353              0            0
  327     Hybrid                    8          360           352             360               352              0            0
  328     Hybrid                    8          360           352             360               352              0            0
  329     Hybrid                    8          360           352             360               352              0            0
  330     Hybrid                    9          360           351             360               351              0            0
  331     Hybrid                    7          333           326             333               326              0            0
  332     Hybrid                    9          360           351             360               351              0            0
  333     Hybrid                    8          360           352             360               352              0            0

                                                                                                     ORIGINAL
                                                                                               PREPAYMENT PROVISION
                         GRACE                             GRACE                (PAYMENTS)(14)(15)(16)(17)(18)(19)(20)(21)(22)(23)
LOAN #                  TO LATE                          TO DEFAULT                        (24)(25)(26)(27)(28)(29)(33)
------------------------------------------------------------------------------------------------------------------------------------

   1                       0                                 0                LO(27),Def(89),O(4)
 1.01
 1.02
   2                       0                                 0                LO(25),Def(92),O(3)
   3                       5                                 0                LO(24),Def(92),O(4)
   4                       0                                 0                LO(27),Def(90),O(3)
   5           0 (excluding principal due
                 on the Maturity Date)                       5                LO(27),Def(89),O(4)
   6       0 (5 days for first late payment)                 0                LO(26),Def(87),O(7)
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
 6.07
 6.08
 6.09
 6.10
 6.11
 6.12
 6.13
 6.14
 6.15
   7                       5                                 5                LO(26),Def(90),O(4)
   8                       0                                 0                LO(26),Def(34),LESSofDeforGRTRofYMor1%(56),O(4)
   9                       0                                 0                LO(24),YM(93),O(3)
  10                       0                                 0                LO(25),Def(57),O(2)
  11                       0                                 0                LO(25),Def(89),O(6)
  12                       0                                 0                LO(27),Def(89),O(4)
 12.01
 12.02
 12.03
                           0                                 0
  13                       0                                 0                LO(38),GRTRof1%orYMorDef(80),O(2)
  14                       0                                 0                LO(38),GRTRof1%orYMorDef(80),O(2)
  15                       0                                 0                LO(38),GRTRof1%orYMorDef(80),O(2)
  16                       0                                 5                LO(26),Def(91),O(3)
  17                       5                                 5                LO(26),GRTR1%orYMorDef(90),O(4)
  18                       0                                 0                LO(25),GRTRof1%orYM(29),O(6)
  19                       0                                 0                LO(26),Def(88),O(6)
  20               10 (semiannually)                         0                LO(26),Def(89),O(5)
  21                       0                                 0                LO(26),Def(92),O(2)
  22                       0                                 0                LO(26),Def(91),O(3)
  23                       0                                 0                LO(25),Def(91),O(4)
  24                       5                                 5                GRTR1%orYM(116),O(4)
  25                       0                                 0                LO(26),Def(90),O(4)
  26                       5                                 5                LO(26),Def(90),O(4)
  27                       5                                 5                GRTR1%orYM(116),O(4)
  28                       0                                 0                LO(5),YM1%(20),LESSofDeforGRTRofYMor1%(22),
                                                                              LESSofDeforYM(11),O(2)
  29                       5                                 5                LO(35),Def(81),O(4)
  30                       5                                 5                LO(35),Def(81),O(4)
 30.01
 30.02
  31                       0                                 0                LO(25),GRTRof1%orYM(91),O(4)
  32                       0                                 0                LO(25),Def(91),O(4)
  33                       5                                 5                LO(27),Def(29),O(4)
  34                       5                                 5                LO(29),Def(87),O(4)
  35                       0                                 0                LO(26),Def(90),O(4)
  36                       0                                 0                LO(28),Def(89),O(3)
  37                       0                                 0                LO(26),Def(90),O(4)
  38                       0                                 0                LO(25),Def(91),O(4)
  39                       5                                 5                LO(23),GRTRof1%orYM(57),O(4)
 39.01
 39.02
 39.03
  40                       5                                 5                LO(46),Def(70),O(4)
40.001
40.002
40.003
40.004
40.005
40.006
40.007
40.008
40.009
40.010
40.011
40.012
40.013
40.014
40.015
40.016
40.017
40.018
40.019
40.020
40.021
40.022
40.023
40.024
40.025
40.026
40.027
40.028
40.029
40.030
40.031
40.032
40.033
40.034
40.035
40.036
40.037
40.038
40.039
40.040
40.041
40.042
40.043
40.044
40.045
40.046
40.047
40.048
40.049
40.050
40.051
40.052
40.053
40.054
40.055
40.056
40.057
40.058
40.059
40.060
40.061
40.062
40.063
40.064
40.065
40.066
40.067
40.068
40.069
40.070
40.071
40.072
40.073
40.074
40.075
40.076
40.077
40.078
40.079
40.080
40.081
40.082
40.083
40.084
40.085
40.086
40.087
40.088
40.089
40.090
40.091
40.092
40.093
40.094
40.095
40.096
40.097
40.098
40.099
40.100
40.101
40.102
40.103
40.104
40.105
40.106
40.107
40.108
40.109
40.110
40.111
40.112
40.113
40.114
40.115
40.116
40.117
40.118
40.119
40.120
40.121
40.122
40.123
40.124
40.125
40.126
40.127
40.128
40.129
40.130
40.131
40.132
40.133
40.134
40.135
40.136
40.137
40.138
40.139
40.140
40.141
40.142
40.143
40.144
40.145
40.146
40.147
40.148
40.149
40.150
40.151
40.152
40.153
40.154
40.155
40.156
40.157
40.158
40.159
40.160
40.161
40.162
40.163
40.164
40.165
40.166
40.167
40.168
40.169
40.170
40.171
40.172
40.173
40.174
40.175
40.176
40.177
40.178
40.179
40.180
40.181
40.182
40.183
40.184
40.185
40.186
40.187
40.188
40.189
40.190
40.191
40.192
  41                       5                                 5                LO(35),Def(83),O(2)
  42                       5                                 5                LO(27),Def(86),O(7)
  43                       0                                 0                LO(27),Def(89),O(4)
  44                       0                                 0                LO(26),Def(90),O(4)
  45                       0                                 0                LO(26),Def(90),O(4)
  46                       5                                 5                LO(25),Def(92),O(3)
  47                       0                                 0                LO(27),Def(89),O(4)
  48                       0                                 0                LO(24),Def(92),O(4)
  49                       0                                 0                LO(29),Def(87),O(4)
  50                       0                                 0                LO(27),Def(88),O(5)
  51                       0                                 0                LO(25),Def(91),O(4)
  52                       5                                 5                LO(35),Def(81),O(4)
  53                       5                                 5                LO(26),Def(90),O(4)
  54                       0                                 0                LO(25),Def(91),O(4)
  55                       7                                 5                LO(47),YM1%(69),O(4)
  56                       0                                 0                LO(25),Def(91),O(4)
  57                       0                                 0                LO(26),Def(87),O(7)
 57.01
 57.02
  58                       0                                 0                LO(25),Def(91),O(4)
  59                       5                                 5                LO(27),GRTRof1%orYM(89),O(4)
  60                       5                                 5                LO(36),5%(24),4%(24),3%(12),2%(12),1%(8),O(4)
  61                       5                                 5                LO(25),Def(92),O(3)
  62                       0                                 0                LO(25),Def(91),O(4)
  63                       5                                 5                LO(27),Def(89),O(4)
  64                       0                                 0                LO(26),Def(90),O(4)
  65                       0                                 0                LO(26),Def(90),O(4)
 65.01
 65.02
  66                       0                                 0                LO(26),Def(90),O(4)
  67                       10                                0                LO(27),Def(89),O(4)
  68                       0                                 0                LO(25),Def(89),O(6)
  69                       0                                 0                LO(26),Def(90),O(4)
  70                       5                                 5                LO(28),Def(88),O(4)
 70.01
 70.02
 70.03
 70.04
 70.05
  71                       5                                 5                LO(24),Def(92),O(4)
  72                       0                                 0                LO(27),Def(33),GRTRof5%orYMorDef(12),
                                                                              GRTRof4%orYMorDef(12),GRTRof3%orYMorDef(12),
                                                                              GRTRof2%orYMorDef(12),GRTRof1%orYMorDef(8),O(4)
  73                       5                                 5                GRTR1%orYM(116),O(4)
 73.01
 73.02
 73.03
  74                       0                                 0                LO(27),Def(29),O(4)
  75                       0                                 0                LO(27),Def(53),O(4)
  76                       5                                 5                LO(26),Def(91),O(3)
  77                       0                                 0                LO(26),Def(90),O(4)
  78                       0                                 0                LO(26),Def(90),O(4)
 78.01
 78.02
  79                       0                                 0                LO(27),Def(65),O(4)
  80                       0                                 0                LO(26),Def(90),O(4)
                           0                                 0                Various
  81                       0                                 0                LO(24),Def(72),O(2)
  82                       0                                 0                LO(24),Def(72),O(1)
  83                       5                                 5                LO(25),Def(92),O(3)
  84                       5                                 5                LO(36),Def(80),O(4)
  85                       0                                 0                LO(25),Def(91),O(4)
  86                       5                                 5                LO(27),Def(90),O(3)
 86.01
 86.02
  87                       0                                 0                LO(11),YM1(14),LESSofDeforGRTRofYMor1%(55),O(4)
  88                       7                                 5                LO(47),YM1%(69),O(4)
  89                       7                                 5                LO(47),YM1%(69),O(4)
  90                       0                                 0                LO(25),Def(91),O(4)
  91                       0                                 0                LO(26),Def(29),O(5)
  92                       10                                0                LO(25),Def(91),O(4)
  93                       5                                 5                LO(24),Def(57),O(3)
  94     5 (excluding payment on Maturity Date)  5, 2 (after Maturity Date)   LO(26),Def(90),O(4)
  95                       0                                 0                LO(25),Def(91),O(4)
  96                       7                                 5                LO(47),YM1%(69),O(4)
  97                       0                                 0                LO(26),Def(90),O(4)
  98                       10                                5                GRTR1%orYM(116),O(4)
  99                       0                                 0                LO(25),Def(91),O(4)
  100       0 (5 days once every 12 months)                  0                LO(26),Def(90),O(4)
  101                      5                                 5                LO(24),Def(57),O(3)
  102                      5                                 5                GRTR1%orYM(116),O(4)
  103                      5                     5, 2 (after Maturity Date)   LO(26),Def(90),O(4)
  104                      5                                 5                LO(26),GRTR1%orYMorDef(71),O(4)
  105                      5                                 5                GRTR1%orYM(59),O(61)
  106                      5                                 5                LO(25),Def(92),O(3)
  107                      0                                 0                LO(28),Def(88),O(4)
  108                      5                                 5                LO(27),Def(89),O(4)
  109                      5                                 5                LO(27),Def(89),O(4)
  110                      5                                 5                LO(35),Def(21),O(4)
  111                      0                                 0                LO(25),Def(17),DEFor3%(6),DEFor2%(9),O(3)
  112                      0                                 0                LO(26),Def(90),O(4)
  113                      5                                 5                LO(35),Def(81),O(4)
  114                      5                                 5                GRTR1%orYM(116),O(4)
  115                      0                                 0                LO(25),Def(92),O(3)
  116                      5                                 5                LO(35),GRTR1%orYMorDef(81),O(4)
116.01
116.02
116.03
  117                      0                                 0                LO(24),GRTRof1%orYM(93),O(3)
  118                      5                                 5                LO(35),Def(81),O(4)
  119                      0                                 0                LO(26),Def(90),O(4)
  120                      5                                 5                LO(25),Def(91),O(4)
  121                      0                                 0                LO(26),Def(90),O(4)
121.01
121.02
  122                      0                                 0                LO(26),Def(90),O(4)
  123                      5                                 5                LO(35),Def(81),O(4)
  124                      5                                 5                LO(35),Def(81),O(4)
  125                      0                                 0                LO(24),Def(95),O(1)
  126                      0                                 0                LO(27),Def(86),O(7)
  127                      5                                 5                LO(26),Def(91),O(3)
  128                      7                                 5                LO(47),YM1%(69),O(4)
  129                      0                                 0                LO(26),Def(90),O(4)
  130    5 (excluding payment on Maturity Date)              5                GRTR1%orYM(116),O(4)
  131                      7                                 5                LO(47),YM1%(69),O(4)
  132                      7                                 5                LO(47),YM1%(69),O(4)
  133                      0                                 0                LO(25),Def(91),O(4)
  134                      0                                 0                LO(27),Def(86),O(7)
  135                      7                                 5                LO(47),YM1%(69),O(4)
  136                      0                                 0                LO(26),Def(91),O(3)
  137                      0                                 0                LO(27),Def(89),O(4)
  138                      0                                 0                LO(27),Def(89),O(4)
  139                      0                                 0                LO(27),Def(89),O(4)
  140                      7                                 5                LO(47),YM1%(69),O(4)
  141                      0                                 0                LO(27),Def(89),O(4)
  142                      0                                 0                LO(25),Def(92),O(3)
  143                      0                                 0                LO(25),Def(92),O(3)
  144                      5                                 5                LO(35),Def(78),O(7)
  145                      0                                 0                LO(26),Def(91),O(3)
  146                      0                                 0                LO(26),Def(90),O(4)
  147                      0                                 0                LO(26),Def(92),O(2)
  148                      2                                 2                LO(26),YM(91),O(3)
  149                      0                                 0                LO(25),Def(91),O(4)
  150                      0                                 0                LO(26),Def(91),O(3)
  151                      0                                 0                LO(25),Def(91),O(4)
  152                      0                                 0                LO(26),Def(87),O(7)
  153                      7                                 5                LO(47),YM1%(69),O(4)
  154                      0                                 0                LO(26),Def(87),O(7)
  155                      0                                 0                LO(26),Def(90),O(4)
  156                      0                                 0                LO(27),Def(89),O(4)
  157                      5                                 5                GRTR1%orYM(59),O(61)
  158                      10                                0                LO(27),Def(89),O(4)
  159                      0                                 0                LO(25),Def(92),O(3)
  160                      0                                 0                LO(26),Def(90),O(4)
  161                      5                                 5                LO(27),Def(89),O(4)
  162                      0                                 0                LO(26),Def(90),O(4)
  163                      0                                 0                LO(26),Def(90),O(4)
  164                      7                                 7                LO(24),Def(71),O(25)
  165                      15                                0                LO(26),Def(90),O(4)
  166                      5                                 5                LO(27),Def(89),O(4)
  167                      0                                 0                LO(28),Def(88),O(4)
  168                      5                                 5                LO(27),Def(89),O(4)
  169                      0                                 0                LO(26),Def(90),O(4)
  170                      0                                 0                LO(26),Def(93),O(1)
  171                      0                                 0                LO(27),Def(89),O(4)
  172                      0                                 0                LO(25),Def(91),O(4)
  173                      0                                 0                LO(25),Def(91),O(4)
                           0                                 0                LO(27),Def(89),O(4)
  174                      0                                 0                LO(27),Def(89),O(4)
  175                      0                                 0                LO(27),Def(89),O(4)
  176                      0                                 0                LO(26),Def(91),O(3)
  177                      0                                 0                LO(27),Def(89),O(4)
  178                      7                                 5                LO(47),YM1%(69),O(4)
  179                      5                                 5                LO(48),GRTR1%orYMorDef(68),O(4)
179.01
179.02
179.03
179.04
179.05
179.06
179.07
179.08
179.09
  180                      10                                0                LO(27),Def(89),O(4)
  181                      0                                 0                LO(25),Def(91),O(4)
  182                      5                                 5                LO(26),Def(91),O(3)
  183                      0                                 0                LO(26),Def(90),O(4)
  184                      0                                 0                LO(26),Def(30),O(4)
  185                      0                                 0                LO(60),LESSofDeforGRTRofYMor1%(56),O(4)
  186                      10                                10               LO(25),Def(91),O(4)
  187                      0                                 0                LO(26),Def(90),O(4)
  188                      0                                 0                LO(26),Def(90),O(4)
  189                      7                                 5                LO(47),YM1%(69),O(4)
                           5                                 5                GRTR1%orYM(116),O(4)
  190                      5                                 5                GRTR1%orYM(116),O(4)
  191                      5                                 5                GRTR1%orYM(116),O(4)
  192                      0                                 0                LO(26),Def(91),O(3)
  193                      0                                 0                LO(25),Def(91),O(4)
  194                      0                                 0                LO(26),Def(90),O(4)
  195                      5                                 5                LO(26),Def(91),O(3)
  196                      0                                 0                LO(26),Def(90),O(4)
  197                      0                                 0                YM(117),O(3)
  198                      3                                 3                LO(26),Def(90),O(4)
  199                      0                                 0                LO(26),Def(33),YM5%(12),YM4%(12),YM3%(12),YM2%(12),
                                                                              YM1%(9),O(4)
  200                      0                                 0                LO(26),Def(90),O(4)
  201                      0                                 0                LO(26),Def(93),O(1)
  202                      5                                 5                LO(28),Def(88),O(4)
  203                      0                                 0                LO(26),Def(90),O(4)
  204                      0                                 0                LO(27),Def(89),O(4)
  205                      5                                 5                LO(28),Def(88),O(4)
  206                      5                                 5                LO(27),Def(91),O(2)
  207                      0                                 0                LO(26),Def(90),O(4)
  208                      0                                 0                LO(26),Def(91),O(3)
  209                      0                                 0                LO(26),Def(91),O(3)
  210                      0                                 0                LO(27),Def(89),O(4)
  211                      0                                 0                LO(27),Def(86),O(7)
  212                      0                                 0                LO(27),Def(86),O(7)
  213                      0                                 0                LO(25),Def(91),O(4)
  214                      0                                 0                LO(27),LESSofDeforGRTRofYMor1%(29),O(4)
  215                      0                                 0                LO(25),Def(92),O(3)
  216                      0                                 0                LO(25),Def(91),O(4)
  217                      10                                10               GRTR1%orYM(116),O(4)
  218                      0                                 0                LO(27),Def(89),O(4)
  219                      0                                 0                LO(27),Def(31),O(2)
  220                      5                                 5                GRTR1%orYM(59),O(61)
  221                      0                                 0                LO(59),LESSofDeforGRTRofYMor3%(12),
                                                                              LESSofDeforGRTRofYMor2%(12),
                                                                              LESSofDeforGRTRofYMor1%(33),O(4)
  222                      0                                 0                LO(25),Def(91),O(4)
  223                      0                                 0                LO(26),Def(93),O(1)
  224                      0                                 0                LO(25),Def(32),O(3)
  225                      5                                 5                LO(26),Def(90),O(4)
225.01
225.02
  226                      0                                 0                LO(25),Def(94),O(1)
  227                      0                                 0                LO(26),Def(90),O(4)
  228                      0                                 0                LO(25),Def(92),O(3)
  229                      0                                 0                LO(27),Def(89),O(4)
  230                      5                                 5                LO(27),Def(88),O(5)
  231                      5                                 5                LO(25),Def(92),O(3)
  232                      10                                10               LO(28),Def(89),O(3)
  233                      0                                 0                LO(26),Def(93),O(1)
  234                      5                                 5                LO(27),Def(88),O(5)
  235                      0                                 0                LO(26),Def(90),O(4)
  236                      0                                 0                LO(27),Def(89),O(4)
  237                      0                                 0                LO(27),Def(89),O(4)
  238                      5                                 5                LO(26),Def(151),O(3)
  239                      10                                30               LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(241)
  240                      0                                 0                LO(26),Def(90),O(4)
  241                      0                                 0                LO(27),Def(89),O(4)
  242                      0                                 0                LO(26),Def(90),O(4)
  243                      5                                 5                LO(27),Def(90),O(3)
  244                      5                                 5                LO(28),Def(52),O(4)
  245                      0                                 0                LO(26),Def(90),O(4)
  246                      0                                 0                LO(27),Def(89),O(4)
  247                      5                                 5                LO(27),Def(88),O(5)
  248                      5                                 5                GRTR1%orYM(116),O(4)
  249                      0                                 0                LO(25),Def(91),O(4)
  250                      0                                 0                LO(27),Def(89),O(4)
  251                      0                                 0                LO(27),Def(89),O(4)
  252                      10                                30               3%(35), 2%(36), 1%(36), O(253)
  253                      0                                 0                LO(26),Def(90),O(4)
  254                      5                                 5                LO(27),Def(88),O(5)
  255                      0                                 0                LO(26),Def(90),O(4)
  256                      5                                 5                GRTR1%orYM(116),O(4)
  257                      5                                 5                GRTR5%orYM(176),O(4)
  258                      5                                 5                YM(116),O(4)
  259                      0                                 0                LO(27),Def(89),O(4)
  260                      0                                 0                LO(26),Def(90),O(4)
  261                      0                                 0                LO(24),Def(92),O(4)
  262                      0                                 0                LO(25),Def(93),O(2)
  263                      5                                 5                LO(35),GRTR1%orYMorDef(81),O(4)
  264                      10                                10               LO(28),Def(89),O(3)
  265                      5                                 5                YM(116),O(4)
  266                      0                                 0                LO(27),Def(89),O(4)
  267                      0                                 0                LO(25),Def(91),O(4)
  268                      5                                 5                LO(25),GRTR1%orYMorDef(91),O(4)
268.01
268.02
268.03
  269                      0                                 0                LO(26),Def(90),O(4)
  270                      0                                 0                LO(27),Def(89),O(4)
  271                      5                                 5                LO(35),Def(81),O(4)
  272                      0                                 0                LO(27),Def(89),O(4)
  273                      0                                 0                LO(27),Def(89),O(4)
  274                      0                                 0                LO(26),Def(90),O(4)
  275                      0                                 0                LO(26),Def(90),O(4)
  276                      0                                 0                LO(27),Def(89),O(4)
  277                      5                                 5                LO(35),Def(81),O(4)
  278                      0                                 0                LO(27),Def(89),O(4)
  279                      0                                 0                LO(27),Def(89),O(4)
  280                      5                                 5                LO(35),YM1(4),GRTR1%orYMorDef(77),O(4)
  281                      5                                 5                LO(25),GRTR1%orYMorDef(91),O(4)
281.01
281.02
281.03
  282                      10                                30               LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(241)
  283                      10                                30               LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(61)
  284                      0                                 0                LO(26),Def(91),O(3)
  285                      5                                 5                YM(116),O(4)
  286                      10                                30               3%(35), 2%(36), 1%(36), O(253)
  287                      0                                 0                LO(27),Def(90),O(3)
  288                      10                                30               LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(61)
  289                      0                                 0                LO(25),Def(91),O(4)
  290                      5                                 5                LO(35),Def(81),O(4)
  291                      0                                 0                LO(26),Def(90),O(4)
  292                      0                                 0                LO(26),Def(90),O(4)
  293                      10                                30               LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(241)
  294                      5                                 5                LO(35),Def(81),O(4)
  295                      0                                 0                LO(27),Def(89),O(4)
  296                      5                                 5                LO(35),Def(81),O(4)
  297                      5                                 5                LO(35),Def(81),O(4)
  298                      0                                 0                LO(28),Def(88),O(4)
  299                      10                                30               LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(241)
  300                      0                                 0                LO(26),Def(90),O(4)
  301                      0                                 0                LO(24),Def(93),O(3)
  302                      0                                 0                LO(60),LESSofDeforGRTRofYMor1%(56),O(4)
  303                      10                                30               3%(35), 2%(36), 1%(36), O(253)
  304                      10                                30               LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(241)
  305                      10                                30               3%(35), 2%(36), 1%(36), O(253)
  306                      0                                 0                LO(60),LESSofDeforGRTRofYMor3%(11),
                                                                              LESSofDeforGRTRofYMor2%(12),
                                                                              LESSofDeforGRTRofYMor1%(33),O(4)
  307                      5                                 5                LO(35),Def(81),O(4)
  308                      10                                30               3%(35), 2%(36), 1%(36), O(253)
  309                      10                                30               LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(61)
  310                      10                                30               LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(241)
  311                      10                                30               3%(35), 2%(36), 1%(36), O(253)
  312                      10                                30               LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(241)
  313                      0                                 0                LO(26),Def(90),O(4)
  314                      0                                 0                LO(26),Def(90),O(4)
  315                      10                                30               LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(241)
  316                      10                                30               LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(241)
  317                      10                                30               LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(241)
  318                      10                                30               LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(61)
  319                      10                                30               LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(241)
  320                      10                                30               LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(241)
  321                      10                                30               LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(241)
  322                      10                                30               5%(23), 4%(24), 3%(24), 2%(24), 1%(24), O(61)
  323                      10                                30               3%(35), 2%(36), 1%(36), O(253)
  324                      10                                30               LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(241)
  325                      10                                30               3%(35), 2%(36), 1%(36), O(253)
  326                      10                                30               3%(35), 2%(36), 1%(36), O(253)
  327                      10                                30               3%(35), 2%(36), 1%(36), O(253)
  328                      10                                30               3%(35), 2%(36), 1%(36), O(253)
  329                      10                                30               3%(35), 2%(36), 1%(36), O(253)
  330                      10                                30               LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(241)
  331                      10                                30               3%(35), 2%(36), 1%(36), O(226)
  332                      10                                30               LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(241)
  333                      10                                30               3%(35), 2%(36), 1%(36), O(253)

                   UPFRONT          UPFRONT              UPFRONT             UPFRONT               UPFRONT              UPFRONT
                 ENGINEERING         CAPEX                TI/LC               RE TAX                INS.                 OTHER
 LOAN #          RESERVE ($)      RESERVE ($)          RESERVE ($)         RESERVE ($)           RESERVE ($)          RESERVE ($)
------------------------------------------------------------------------------------------------------------------------------------

    1                              60,000,000                                 3,539,035              987,198          590,000,000
  1.01
  1.02
    2                                   9,249                                 1,103,388               56,154
    3                                                                           516,571              230,460
    4
    5              1,000,000                             3,301,480
    6              1,700,000          700,000            1,400,000                                    55,000            1,580,000
  6.01
  6.02
  6.03
  6.04
  6.05
  6.06
  6.07
  6.08
  6.09
  6.10
  6.11
  6.12
  6.13
  6.14
  6.15
    7
    8
    9
   10                                                                           207,322               87,353
   11                                                                                                  5,275            5,176,000
   12                                                      323,208              363,165               36,730            5,057,000
  12.01
  12.02
  12.03

   13                                                                                                 50,412
   14                                                                                                 52,247
   15                                                                                                 37,322
   16                                                                           178,359               94,000
   17                              10,000,000
   18                                  11,042               16,083              211,750                5,192
   19
   20                                                                           231,013               30,769
   21                                                                           219,384                7,083            1,236,000
   22                                                                           164,692                5,078
   23                                                                           127,235               86,897               65,694
   24                                                       12,500
   25                                 250,000              405,000              176,131               80,967
   26                 51,250                                                     55,213                3,401                5,000
   27                 45,500            8,470                                   104,961
   28                                                                           207,707               25,257
   29                                                                            37,720
   30
  30.01
  30.02
   31                                                                                                                     952,749
   32
   33                                                                            47,188                5,787
   34                                                                           120,435               11,461              170,271
   35                                                                                                  9,824
   36                                 742,500                                    90,114               11,381              977,000
   37                                                                           278,958
   38                                                                                                                     122,967
   39                                                                                                  7,403
  39.01
  39.02
  39.03
   40                                                                                                                     685,000
 40.001
 40.002
 40.003
 40.004
 40.005
 40.006
 40.007
 40.008
 40.009
 40.010
 40.011
 40.012
 40.013
 40.014
 40.015
 40.016
 40.017
 40.018
 40.019
 40.020
 40.021
 40.022
 40.023
 40.024
 40.025
 40.026
 40.027
 40.028
 40.029
 40.030
 40.031
 40.032
 40.033
 40.034
 40.035
 40.036
 40.037
 40.038
 40.039
 40.040
 40.041
 40.042
 40.043
 40.044
 40.045
 40.046
 40.047
 40.048
 40.049
 40.050
 40.051
 40.052
 40.053
 40.054
 40.055
 40.056
 40.057
 40.058
 40.059
 40.060
 40.061
 40.062
 40.063
 40.064
 40.065
 40.066
 40.067
 40.068
 40.069
 40.070
 40.071
 40.072
 40.073
 40.074
 40.075
 40.076
 40.077
 40.078
 40.079
 40.080
 40.081
 40.082
 40.083
 40.084
 40.085
 40.086
 40.087
 40.088
 40.089
 40.090
 40.091
 40.092
 40.093
 40.094
 40.095
 40.096
 40.097
 40.098
 40.099
 40.100
 40.101
 40.102
 40.103
 40.104
 40.105
 40.106
 40.107
 40.108
 40.109
 40.110
 40.111
 40.112
 40.113
 40.114
 40.115
 40.116
 40.117
 40.118
 40.119
 40.120
 40.121
 40.122
 40.123
 40.124
 40.125
 40.126
 40.127
 40.128
 40.129
 40.130
 40.131
 40.132
 40.133
 40.134
 40.135
 40.136
 40.137
 40.138
 40.139
 40.140
 40.141
 40.142
 40.143
 40.144
 40.145
 40.146
 40.147
 40.148
 40.149
 40.150
 40.151
 40.152
 40.153
 40.154
 40.155
 40.156
 40.157
 40.158
 40.159
 40.160
 40.161
 40.162
 40.163
 40.164
 40.165
 40.166
 40.167
 40.168
 40.169
 40.170
 40.171
 40.172
 40.173
 40.174
 40.175
 40.176
 40.177
 40.178
 40.179
 40.180
 40.181
 40.182
 40.183
 40.184
 40.185
 40.186
 40.187
 40.188
 40.189
 40.190
 40.191
 40.192
   41                                 250,000                                    28,744                6,487
   42                                 430,000              169,000               77,623                7,986               97,667
   43                                                      735,000               84,056                                   192,667
   44                                                                            18,261               35,278              658,450
   45
   46                                     978
   47                 47,500
   48                  3,750                                                     30,888               18,532            2,864,480
   49
   50                    625                                                     95,790               10,000
   51                                                                            17,191               63,027
   52                      0                0              214,186               36,300                8,782
   53                 31,306           27,676              365,000                3,607               55,793                    0
   54                                                                            22,000                8,600               22,000
   55                                                                            10,496
   56                                                                             4,000
   57                173,500                                                     15,379                8,731
  57.01
  57.02
   58                                                                            67,951               14,639               22,500
   59                 18,750                                                     41,128               12,243
   60                                                                            58,314
   61                                                                            46,055                9,650            2,397,926
   62                102,678          260,750                                                          7,914
   63
   64
   65                  1,250                               500,000              217,999                8,934
  65.01
  65.02
   66                                                                           116,592
   67                                                      550,000                                                        556,648
   68                  4,750                               180,000               11,520                4,312               89,100
   69                                                                                                                     500,000
   70                                                                                                 70,742               12,453
  70.01
  70.02
  70.03
  70.04
  70.05
   71                                                                            51,110               46,820              400,000
   72                 52,650                                                     27,090               92,959
   73                                   1,769
  73.01
  73.02
  73.03
   74                214,375                                                     66,318               18,673
   75                                                                           160,051                8,242            1,806,375
   76                                   2,688                                                         35,255                3,000
   77                                                                                                 16,023              400,000
   78                110,000                                                    193,382                                   750,000
  78.01
  78.02
   79                                                      500,000               71,360                8,660
   80                  3,750                                                     38,163                                    33,634

   81
   82
   83                                                                            32,446               23,505
   84                 23,000                                                     60,635               14,000
   85
   86                                                                            35,860               15,056              415,000
  86.01
  86.02
   87                 16,813                                                     33,000
   88                                                                            46,598
   89                                                                            34,439
   90                                                                            32,262                7,021               75,500
   91                 10,000                               150,000                                    23,708
   92                                                      250,000                                       771
   93                                   1,028                2,500              100,705                                    72,014
   94                                                                                                                       5,000
   95                                                      120,000               10,500                6,013
   96                                                                            35,216
   97                  1,250                                34,820               37,997                                    26,877
   98                                                                            82,375                7,433
   99                 37,500                                                    136,535               64,116
   100                12,500                                                     30,839               18,668                4,625
   101                                                                           15,472                                    64,034
   102                                    411                1,250                7,590               36,565              205,412
   103
   104
   105                                                                           41,064
   106                                                                                                                    104,971
   107                                 12,775                                    85,000               13,250
   108                                                                            5,582                2,778
   109
   110                                 49,104              180,000               79,463               19,104
   111               133,125                                                     79,856               25,904            1,054,810
   112                                 36,000              200,000               21,745                1,608              500,000
   113                                                                          211,167               13,842
   114                                                                           26,690                6,696
   115                 4,688                                                     20,064                2,964
   116
 116.01
 116.02
 116.03
   117                                                                           60,686                3,004
   118                                                     144,000               59,084                3,768              210,000
   119                                                                           53,738                5,812            1,000,000
   120                                                                           55,730                9,468
   121                                274,375                8,333              140,521
 121.01
 121.02
   122                                                                           33,393                4,574
   123                                                     100,000                                     6,198
   124                                                                           30,978                  806
   125                15,250          167,000                                    26,806               12,650
   126                                 25,000              200,000               31,625                2,445
   127                                                                            5,515
   128                                                                           20,876
   129                                 45,000              100,000               23,336               27,557              484,783
   130                                    800                                     5,040               55,000
   131                                                                           28,889
   132                                                                           21,039
   133                                                                           29,989               11,830              137,250
   134                                                                            7,508
   135                                                                           20,190
   136                                                                           11,549                1,613
   137                                                                           20,393               12,310
   138                                                                           80,000                6,500
   139                                                                            8,156                3,294              200,000
   140                                                                           22,783
   141
   142                                                                           36,161                3,406
   143                                                                           28,841                5,777
   144                19,894                                                     16,304                6,292
   145                                                                           31,602                7,755
   146
   147               366,295                                                      9,999                9,193            1,100,000
   148                                                                            5,433                4,996
   149                                                                           64,614                3,266
   150                                500,000                                    10,761                6,533
   151                                                                           13,289                6,979               62,500
   152                                                                           20,537                                 1,500,000
   153                                                                           14,891
   154
   155                34,604                                                     16,380                3,103            1,000,000
   156                 5,000                                                     18,276                6,315
   157
   158                                                                                                 3,301
   159                                                                            8,313                2,500
   160                                                                           19,072               12,315              300,000
   161                                 77,199
   162                 4,500                                                     17,863                5,393
   163                                                                           29,974                4,881
   164
   165
   166                                400,000                                    15,531
   167                17,000
   168                                                      12,000               11,589               18,140
   169
   170                                                                           15,417               31,177               16,000
   171                                    571                3,331               16,844                5,302
   172                                 50,000                                    35,700                9,237               50,000
   173                                                                            8,418                  986              200,000
                       5,000                                                      7,465                6,091
   174                                                                            3,531                3,028
   175                 5,000                                                      3,934                3,063
   176                 9,125                                                      8,630               50,263
   177                11,264                                                    114,000               10,500              200,000
   178                                                                           16,381
   179                                                                                                                    250,000
 179.01
 179.02
 179.03
 179.04
 179.05
 179.06
 179.07
 179.08
 179.09
   180                                                                            7,845               18,000
   181                                                                           11,816                4,898              650,000
   182                                  1,035                                    28,841                3,846
   183                                                                           13,819                5,998
   184                                                                           32,522                3,390
   185                                                                           21,639                2,655
   186                                                                                                                    101,925
   187                                                                           37,226                                   380,000
   188                                                                           12,642                3,125
   189                                                                           18,086
                                           76                                    15,745                  611
   190                                                                           13,165
   191                                     76                                     2,580                  611
   192                                                                           37,143               26,996              354,750
   193                                                                            3,153
   194                                                                            2,296
   195                                    712                2,083               81,797
   196                                                                           27,257                2,442
   197                                                                           17,703                1,984              129,964
   198                                                                           30,556               17,176
   199                                                                           22,890              102,033
   200                                                                           11,500                3,637              120,000
   201                                                                           40,183              139,584
   202                                                                                                                     24,791
   203                                                                           73,458                3,100                5,000
   204                13,688                               100,000               17,516               31,749
   205                                                                                                                    157,325
   206                                                                                                                     25,000
   207                                                      50,000
   208                                                                                                                     37,405
   209
   210                                                                           12,108                7,997              559,855
   211                                                                            2,671
   212                                                                            2,689
   213                                                      60,000
   214                15,619                                50,000                2,095                                    26,438
   215                18,125                                                      9,450                1,558
   216
   217                                    387                2,491               19,495                2,566
   218                                                                           20,835                7,944
   219                                                                           16,199                3,328
   220
   221                                                                            5,172               13,048              104,228
   222                                                                           14,547                2,073
   223                                                                                                 1,980
   224                56,250                                                     17,281               13,001              100,000
   225                                                     300,000                6,283                9,452
 225.01
 225.02
   226                                                                           11,921                6,676
   227                                    366                1,466                7,767                5,386              430,000
   228                                                                           21,367                3,515
   229                18,250          188,000                                    18,126                9,199               30,000
   230
   231                                  7,608               30,000
   232                                  3,033                                    30,003               13,669
   233                                                      27,500               27,728                  658              129,562
   234                                                       1,420
   235                11,100              446                2,500               37,698                5,815
   236                                    187
   237                38,206                                                      6,511                2,471              100,000
   238                                                                                                                     33,277
   239                                                                                                 1,434
   240                                                                                                 1,131               17,500
   241                                    187
   242                                                                            8,162                3,483
   243                                    159                  490                1,434                1,015               50,000
   244                                                                                                 1,619               18,174
   245                                                                            7,250                1,325
   246                                                                            3,497                9,596
   247
   248                                                                           40,728
   249                                                                           19,782                3,358
   250                 8,050                                                      4,320                  952
   251                                                                            5,349                  532
   252                                                                           19,482                1,710
   253                                                                           15,153                4,203
   254
   255                   938                                                      9,929                8,546
   256                                                                            2,946                4,206
   257
   258
   259                                                                           10,180                6,982
   260                                                      50,000                4,873                8,500
   261                                 10,000               44,000                                     2,493
   262                52,813                                                      4,819                9,695              135,000
   263                                                                            3,826                2,210
   264                                  2,411                                    20,936                9,447              150,000
   265
   266                                                                           10,839                2,115
   267                                                                            9,379                1,689               12,500
   268
 268.01
 268.02
 268.03
   269                                                                            4,944                  593               28,548
   270                                                                           10,763                  391
   271                                                                            3,402                2,256               75,955
   272
   273
   274                                                                            6,217                2,983
   275                                                                            8,995                3,900
   276                                    187
   277                19,225                                                                           1,021
   278
   279                                                                                                 1,824
   280                                                                            2,286                2,880
   281
 281.01
 281.02
 281.03
   282                                                                           10,007                1,497
   283                                                                           26,697                  659
   284                   625                                                     21,999               19,050
   285                                                       1,167
   286                                                                           14,317                1,397
   287                                                                                                   443
   288
   289                                 23,275                                    24,524
   290                                                                            4,302                  362
   291                                  1,950                9,753               15,916                  201
   292                                                                            9,849                1,924
   293                                                                            5,144                  951
   294                                                                           29,371                7,642
   295                                                                            3,951                  485               14,380
   296                14,250                                                     10,124                4,480
   297                                                                            3,866                1,977
   298                12,000                                                      2,471                  319               67,500
   299                                                                           20,311                1,833
   300                                                      50,000                3,349                1,973
   301                                                      75,000                4,107                  770                8,974
   302                                                      25,000                2,259                  784
   303                                                                            4,780
   304                                                                            2,580                1,146
   305                                                                           10,808                  917
   306                                  1,296                                    15,680                1,149
   307                                                                            6,704                  502
   308                                                                            8,516                1,913
   309                                                                           14,614                  455
   310                                                                            3,954                  732
   311                                                                            9,486                  577
   312                                                                            3,084                1,230
   313                                                      25,000                7,905                  370
   314                                                                              908                  631
   315                                                                            4,375                  517
   316                                                                            7,039                1,933
   317                                                                            1,519                  711
   318                                                                            7,326                  482
   319                                                                           17,617                1,558
   320                                                                            5,919                4,728
   321                                                                            7,907                  769
   322                                                                            5,583                  246
   323                                                                            6,708                  555
   324                                                                            1,300
   325                                                                            8,276                5,538
   326                                                                            9,583                3,203
   327                                                                            4,567                  633
   328                                                                            7,187                1,696
   329                                                                            2,898                  231
   330                                                                            1,787                  501
   331
   332                                                                              731                  435
   333

                                                                   UPFRONT
                                                                    OTHER
 LOAN #                                                      RESERVE DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------

    1     General Reserve (190,000,00), Debt Service Reserve (400,000,000)
  1.01
  1.02
    2
    3
    4
    5
    6     International Paper ($1,000,000.00); Zomax ($400,000.00); Exel ($180,000.00)
  6.01
  6.02
  6.03
  6.04
  6.05
  6.06
  6.07
  6.08
  6.09
  6.10
  6.11
  6.12
  6.13
  6.14
  6.15
    7
    8
    9
   10
   11     Special Earnout LOC
   12     Earnout ($3,500,000.00); Free Rent Reserve($307,000.00); Special Rollover Reserve & Occupancy Reserve ($1,250,000.00)
  12.01
  12.02
  12.03

   13
   14
   15
   16
   17
   18
   19
   20
   21     Mesaba Reserve (436,000), Rent Reserve (800,000)
   22
   23     Upfront leasing for Bavarian Wealth Management ($7,343), Haley & McKee ($39,680), Irvin and Orihuela ($9,077), SYSCOM
          ($3,834), and U.S. Security & Associates, Inc. ($5,760).
   24
   25
   26     Kohl's Estoppel Holdback
   27
   28
   29
   30
  30.01
  30.02
   31     Occupancy Reserve (142,749), Hartford Occupancy Reserve (750,000), Utica Mutual Reserve (60,000)
   32
   33
   34     Debt Service Reserve
   35
   36     Optimus Cash Collateral Reserve ($277,000); Debt Service Reserve ($700,000)
   37
   38     Debt Service Reserve
   39
  39.01
  39.02
  39.03
   40     Debt Service / Franchise Tenant Rent Impound
 40.001
 40.002
 40.003
 40.004
 40.005
 40.006
 40.007
 40.008
 40.009
 40.010
 40.011
 40.012
 40.013
 40.014
 40.015
 40.016
 40.017
 40.018
 40.019
 40.020
 40.021
 40.022
 40.023
 40.024
 40.025
 40.026
 40.027
 40.028
 40.029
 40.030
 40.031
 40.032
 40.033
 40.034
 40.035
 40.036
 40.037
 40.038
 40.039
 40.040
 40.041
 40.042
 40.043
 40.044
 40.045
 40.046
 40.047
 40.048
 40.049
 40.050
 40.051
 40.052
 40.053
 40.054
 40.055
 40.056
 40.057
 40.058
 40.059
 40.060
 40.061
 40.062
 40.063
 40.064
 40.065
 40.066
 40.067
 40.068
 40.069
 40.070
 40.071
 40.072
 40.073
 40.074
 40.075
 40.076
 40.077
 40.078
 40.079
 40.080
 40.081
 40.082
 40.083
 40.084
 40.085
 40.086
 40.087
 40.088
 40.089
 40.090
 40.091
 40.092
 40.093
 40.094
 40.095
 40.096
 40.097
 40.098
 40.099
 40.100
 40.101
 40.102
 40.103
 40.104
 40.105
 40.106
 40.107
 40.108
 40.109
 40.110
 40.111
 40.112
 40.113
 40.114
 40.115
 40.116
 40.117
 40.118
 40.119
 40.120
 40.121
 40.122
 40.123
 40.124
 40.125
 40.126
 40.127
 40.128
 40.129
 40.130
 40.131
 40.132
 40.133
 40.134
 40.135
 40.136
 40.137
 40.138
 40.139
 40.140
 40.141
 40.142
 40.143
 40.144
 40.145
 40.146
 40.147
 40.148
 40.149
 40.150
 40.151
 40.152
 40.153
 40.154
 40.155
 40.156
 40.157
 40.158
 40.159
 40.160
 40.161
 40.162
 40.163
 40.164
 40.165
 40.166
 40.167
 40.168
 40.169
 40.170
 40.171
 40.172
 40.173
 40.174
 40.175
 40.176
 40.177
 40.178
 40.179
 40.180
 40.181
 40.182
 40.183
 40.184
 40.185
 40.186
 40.187
 40.188
 40.189
 40.190
 40.191
 40.192
   41
   42     Initial Holdback Reserve
   43     Amgen Rental Reserve; PST Rental Reserve
   44     Free Rent Reserve - Steve and Barry's (391,532); Steve and Barry's Tenant Improvement Reserve ($214,380); JC Penney Tenant
          Improvement Reserve ($28,140); PACSUN Tenant Improvement Reserve ($24,397.50)
   45
   46
   47
   48     Rite Aid TI Obligation ($1,554,480), Rite Aid Leasing Commission ($35,000), Rite Aid Rent Reserve ($275,000), Food 4 Less
          Holdback ($1,000,000)
   49
   50
   51
   52
   53
   54     Environmental Holdback
   55
   56
   57
  57.01
  57.02
   58     PIP Reserve
   59
   60
   61     Stabilization Escrow (265,926.17); Holdback Escrow (2,132,000.00)
   62
   63
   64
   65
  65.01
  65.02
   66
   67     Rent Reserve Escrow ($110,778.42); Outstanding TI/LC Reserve ($445,869.75)
   68     Ground Rent Escrow
   69     Holdback Reserve LOC
   70     Lotus Reserve (4,440.00); ZLB Reserve (8,013.00)
  70.01
  70.02
  70.03
  70.04
  70.05
   71     Lease Up Escrow
   72
   73
  73.01
  73.02
  73.03
   74
   75     PIP Reserve ($1,800,000); Environmental Reserve ($6,375)
   76      Alternate FSR Deposit
   77     Xtreme Karting Occupancy Reserve
   78     Holdback
  78.01
  78.02
   79
   80     Ground Rent Escrow

   81
   82
   83
   84
   85
   86     DSCR Holdback (400,000.00); Insurance Holdback (15,000.00)
  86.01
  86.02
   87
   88
   89
   90     PIP Reserve
   91
   92
   93     Occupancy Escrow (72,014.00)
   94     Mold O/M Escrow
   95
   96
   97     Free Rent Reserve
   98
   99
   100    Environmental Remediation Reserve
   101    Finish Escrow (43,612.50); Occupancy Escrow (20,421.00)
   102    Lease Up Holdback Escrow (143,400.00); FedEx Holdback Escrow (37,974.00); Occupancy Holdback Escrow (27,038.00)
   103
   104
   105
   106    Rent Holdback
   107
   108
   109
   110
   111    Unsatisfied Judgement ($20,000); Holdback ($1,034,810)
   112    Lease Up Reserve
   113
   114
   115
   116
 116.01
 116.02
 116.03
   117
   118    Rent Holdback impound
   119    Holdback Reserve ($500,000); Leasing Holdback Reserve ($500,000)
   120
   121
 121.01
 121.02
   122
   123
   124
   125
   126
   127
   128
   129    Princetion Lease Rent Reserve ($203,947); Steak n' Shake Lease Allowance Reserve ($280,836)
   130
   131
   132
   133    PIP Reserve
   134
   135
   136
   137
   138
   139    PIP Reserve
   140
   141
   142
   143
   144
   145
   146
   147    Performance Holdback
   148
   149
   150
   151    PIP Reserve
   152    Albertson's Reserve
   153
   154
   155    Occupancy Reserve LOC
   156
   157
   158
   159
   160    $300,000 Holdback
   161
   162
   163
   164
   165
   166
   167
   168
   169
   170    Occupancy Reserve
   171
   172    GQ Menswear Holdback
   173    Holdback Reserve

   174
   175
   176
   177    Sports Authority Lease LOC
   178
   179    Deductible Impound
 179.01
 179.02
 179.03
 179.04
 179.05
 179.06
 179.07
 179.08
 179.09
   180
   181    Holdback
   182
   183
   184
   185
   186    Rent Reserve Escrow (50,625.00); Lease Security Deposit (51,300.00)
   187    PIP Reserve (350,000.00), Seasonality Reserve (30,000)
   188
   189

   190
   191
   192    Franchise Expense Reserve
   193
   194
   195
   196
   197    Navona Antiques Collateral Reserve
   198
   199
   200    Dollar General Space Reserve
   201
   202    Debt Service Reserve
   203    Temporary CO Reserve
   204
   205    Tenant Improvements Allowance Reserve
   206    Tenant Estoppel Reserve
   207
   208    Debt Service Reserve (22,405.12), Holdback Reserve (15,000)
   209
   210    4 Paws Holdback Funds (19,855.00); Holdback Funds (540,000.00)
   211
   212
   213
   214    Weatherford Rent Holdback
   215
   216
   217
   218
   219
   220
   221    Debt Service Reserve
   222
   223
   224    Insurance Deductible Reserve
   225
 225.01
 225.02
   226
   227    Holdback Reserve
   228
   229    Environmental Reserve
   230
   231
   232
   233    Tenant Occupancy Reserve (36,866.26), Vacancy Reserve (61,903), Edible Arrangements Reserve (15,100.33), Honey Baked Ham
          Reserve (15,692.33)
   234
   235
   236
   237    Holdback
   238    Rent Holdback Escrow
   239
   240    Cucina Reserve
   241
   242
   243    Rent Holdback
   244    Debt Service Reserve
   245
   246
   247
   248
   249
   250
   251
   252
   253
   254
   255
   256
   257
   258
   259
   260
   261
   262    Occupancy Reserve
   263
   264    Holdback Escrow
   265
   266
   267    Ground Rent Escrow
   268
 268.01
 268.02
 268.03
   269    Rome/Avalar Holdback Reserve
   270
   271    Discounted Rent Letter of Credit/Cash Lease Impound
   272
   273
   274
   275
   276
   277
   278
   279
   280
   281
 281.01
 281.02
 281.03
   282
   283
   284
   285
   286
   287
   288
   289
   290
   291
   292
   293
   294
   295    Holdback for Laser Smooth Rent
   296
   297
   298    Holdback
   299
   300
   301    Debt Service Reserve
   302
   303
   304
   305
   306
   307
   308
   309
   310
   311
   312
   313
   314
   315
   316
   317
   318
   319
   320
   321
   322
   323
   324
   325
   326
   327
   328
   329
   330
   331
   332
   333

                          MONTHLY                            MONTHLY                               MONTHLY
                           CAPEX                              CAPEX                                 TI/LC
 LOAN #                 RESERVE ($)                      RESERVE CAP ($)                         RESERVE ($)
------------------------------------------------------------------------------------------------------------------------------------

    1                     234,000
  1.01
  1.02
    2                      9,249
    3                     38,750
    4              4 % of Gross Revenue
    5              6,670.00 (Springing)                      240,105                        25,948.00 (Springing)
    6                                                         13,882
  6.01
  6.02
  6.03
  6.04
  6.05
  6.06
  6.07
  6.08
  6.09
  6.10
  6.11
  6.12
  6.13
  6.14
  6.15
    7
    8
    9                     12,592
   10                      6,153                                                                    15,417
   11                      2,049
   12                      5,349                             192,564                                35,654
  12.01
  12.02
  12.03

   13                      7,166
   14                      7,066
   15                      5,999
   16
   17
   18                     11,042                             500,000                                16,083
   19
   20                      3,118                             187,000                                23,076
   21                      4,827                                                                    23,886
   22                      3,867
   23                      7,500                                                                    34,000
   24              3,916.67 (Springing)                                         12,500.00 (until an Investment Grade Event or
                                                                                      Cash Flow Sweep Suspension Event)
   25                                                        250,000
   26
   27                      8,470                             304,920
   28
   29                      4,306                             103,340                                11,820
   30          4% of Monthly Gross Revenues                                             Trailing 12 Months Collections
  30.01
  30.02
   31                      4,784                                                                    10,250
   32
   33
   34
   35
   36                                                                                               20,833
   37
   38                      1,162
   39                      8,806                             105,670
  39.01
  39.02
  39.03
   40
 40.001
 40.002
 40.003
 40.004
 40.005
 40.006
 40.007
 40.008
 40.009
 40.010
 40.011
 40.012
 40.013
 40.014
 40.015
 40.016
 40.017
 40.018
 40.019
 40.020
 40.021
 40.022
 40.023
 40.024
 40.025
 40.026
 40.027
 40.028
 40.029
 40.030
 40.031
 40.032
 40.033
 40.034
 40.035
 40.036
 40.037
 40.038
 40.039
 40.040
 40.041
 40.042
 40.043
 40.044
 40.045
 40.046
 40.047
 40.048
 40.049
 40.050
 40.051
 40.052
 40.053
 40.054
 40.055
 40.056
 40.057
 40.058
 40.059
 40.060
 40.061
 40.062
 40.063
 40.064
 40.065
 40.066
 40.067
 40.068
 40.069
 40.070
 40.071
 40.072
 40.073
 40.074
 40.075
 40.076
 40.077
 40.078
 40.079
 40.080
 40.081
 40.082
 40.083
 40.084
 40.085
 40.086
 40.087
 40.088
 40.089
 40.090
 40.091
 40.092
 40.093
 40.094
 40.095
 40.096
 40.097
 40.098
 40.099
 40.100
 40.101
 40.102
 40.103
 40.104
 40.105
 40.106
 40.107
 40.108
 40.109
 40.110
 40.111
 40.112
 40.113
 40.114
 40.115
 40.116
 40.117
 40.118
 40.119
 40.120
 40.121
 40.122
 40.123
 40.124
 40.125
 40.126
 40.127
 40.128
 40.129
 40.130
 40.131
 40.132
 40.133
 40.134
 40.135
 40.136
 40.137
 40.138
 40.139
 40.140
 40.141
 40.142
 40.143
 40.144
 40.145
 40.146
 40.147
 40.148
 40.149
 40.150
 40.151
 40.152
 40.153
 40.154
 40.155
 40.156
 40.157
 40.158
 40.159
 40.160
 40.161
 40.162
 40.163
 40.164
 40.165
 40.166
 40.167
 40.168
 40.169
 40.170
 40.171
 40.172
 40.173
 40.174
 40.175
 40.176
 40.177
 40.178
 40.179
 40.180
 40.181
 40.182
 40.183
 40.184
 40.185
 40.186
 40.187
 40.188
 40.189
 40.190
 40.191
 40.192
   41
   42
   43                      1,989                              95,482
   44                      4,479                              60,000                                10,417
   45
   46                       978                               35,211
   47                      8,167
   48                      1,587
   49
   50                      2,353                                                                    12,500
   51                     10,146                             243,500
   52                      2,020                                   0                                4,700
   53                      1,304                                   0                                  0
   54                    5,153.13                                                                   3,147
   55
   56                      2,200                              52,800
   57                      7,417
  57.01
  57.02
   58                     13,700
   59                      5,663
   60
   61      564.33 (Commencing in February 2013)               13,544                 564.33 (Commencing in February 2013)
   62
   63
   64                      1,601                                                                    5,337
   65                      3,482                             250,000
  65.01
  65.02
   66
   67                      1,641                              78,770
   68                      1,400                                                                    7,600
   69
   70                      4,345                                                                    20,833
  70.01
  70.02
  70.03
  70.04
  70.05
   71              1,000.00 (Springing)                       24,000                         1,000.00 (Springing)
   72                     14,625
   73                      1,769                              42,456      300,000.00 (Springing, one-time deposit one year prior to
                                                                                 expiration of lease for Nationwide property)
  73.01
  73.02
  73.03
   74                      3,542
   75
   76                      2,688                              96,750
   77                      2,660
   78                      7,375                             265,500
  78.01
  78.02
   79                      1,712
   80                      1,505                              54,000                                3,763

   81
   82
   83        2,375.00 (Commencing on 3/1/2010)                85,600                   400.00 (Commencing on 3/1/2010)
   84                       967                                                                     6,851
   85                                                                                               1,656
   86              3,933.00 (Springing)
  86.01
  86.02
   87                      4,130
   88
   89
   90                     10,361
   91                      2,010                                                                    8,333
   92                      1,274                              61,159                                13,750
   93                      1,028                              37,008                                2,500
   94                      1,886                              67,896                         5,693.00 (Springing)
   95                      2,413
   96
   97                      1,554                              55,000                                6,293
   98
   99
   100                     4,410                                                                    6,968
   101
   102                      411                                                                     1,250
   103             1,497.00 (Springing)                       53,892                         3,851.00 (Springing)
   104                     2,063                              49,513                                5,492
   105             1,892.00 (Springing)
   106
   107                     3,400
   108
   109
   110                                                        49,104
   111                     1,676
   112                     1,491                              36,000
   113                     4,000
   114
   115                     1,415
   116
 116.01
 116.02
 116.03
   117                      468
   118                      668                                8,013                                3,647
   119                     1,111                              26,700
   120                      541                                                                     2,327
   121                     1,132
 121.01
 121.02
   122                      317                                                                     2,112
   123
   124                     1,245                              20,000
   125                     4,280                             260,000                                12,426
   126                      876                               31,512                                7,063
   127                      781
   128
   129                     1,845                                                                    9,226
   130                      800                                                          2,083.33 (starting 1/1/2010)
   131
   132
   133                     9,594
   134
   135
   136                      586                                                                     2,526
   137                     1,006                                                                    3,180
   138                      147                                5,286                                2,526
   139                    11,999
   140
   141
   142                      750
   143                    16,680
   144                      545                               32,680                                2,710
   145                      566                                                                     1,668
   146
   147                     4,667
   148                     6,113
   149                     2,833
   150                                                       500,000
   151                     8,380
   152                      965                               34,742                                4,060
   153
   154
   155                      700                               25,200                                2,500
   156
   157             1,812.00 (Springing)
   158                     2,000                              48,000
   159                     5,988
   160                      378                                                                      634
   161                     2,753
   162                      723                                                                     2,894
   163
   164
   165                     8,126
   166                     7,047
   167                    11,718                             421,830
   168                      915                               32,940                                12,000
   169
   170                      827                                                                     2,067
   171                      285                                                                     1,665
   172                     2,964                             140,000                                1,934
   173
                           2,466                              88,764
   174                     1,208                              43,494
   175                     1,258                              45,270
   176                     9,277
   177                      263                                                                     2,631
   178
   179
 179.01
 179.02
 179.03
 179.04
 179.05
 179.06
 179.07
 179.08
 179.09
   180                     6,153
   181                      210                                                                     1,365
   182                     1,035
   183                      712                               25,650
   184
   185                      375                               13,500
   186              506.25 (Springing)
   187                     2,976
   188                      459                               22,016                                2,712
   189
                            451
   190                      375
   191                      76
   192                     5,364
   193
   194                      577                               20,000                                2,164
   195                      712                               25,641                                2,083
   196                      282                                                                      939
   197                      86                                                                       432
   198                     3,083
   199                      833                                                                     3,611
   200                      898                                                                     5,000
   201                      847                                                                     6,257
   202
   203                      883                                                                      833
   204                                                                                              4,590
   205                                                                                               628
   206
   207                      244                                                                      946
   208
   209
   210                      242                                                                      808
   211
   212
   213                      178                                6,390                                1,250
   214                      969                                                                     2,000
   215                     5,261
   216
   217                      387                                                                     2,490
   218                     1,243
   219                      530
   220              725.00 (Springing)
   221                                                                                               900
   222
   223                      184
   224                     2,250
   225                      258
 225.01
 225.02
   226                      360
   227                      183                                6,500                                 733
   228                     1,447                                                                    4,167
   229                     2,633
   230
   231              317.00 (Springing)                         7,608                         1,886.00 (Springing)
   232                     3,033                             109,203
   233
   234                                                                                              1,420
   235                      446                               16,055                                2,500
   236                      93
   237                     2,604                              93,750
   238
   239
   240                      308                                                                     1,669
   241                      93
   242
   243                      159                                5,725                                 490
   244                      350
   245
   246                      617
   247
   248
   249                      526                               18,940                                1,710
   250                      183                               10,000                                 457
   251
   252
   253                      667
   254
   255                     1,563
   256              143.00 (Springing)
   257
   258
   259                      501
   260                      193
   261                      128                               10,000                                 638
   262                      396                                                                     1,250
   263
   264                     2,411                              86,778
   265
   266                      500                               18,000
   267                      299                                                                     1,750
   268
 268.01
 268.02
 268.03
   269                      127                                4,500                                 634
   270                      154                                                                      769
   271
   272                                                                                              1,667
   273                      327
   274
   275                      266                               15,980                                1,394
   276                      93
   277                     1,650                              54,000
   278                      155                                9,286
   279
   280
   281
 281.01
 281.02
 281.03
   282
   283
   284                      938
   285                                                                                              1,167
   286
   287                      100                                                                      603
   288
   289                     1,021                              36,756
   290                      205                                                                      558
   291                      81                                                                       406
   292                      222                               13,310                                1,485
   293
   294                      752                               24,000
   295                      63                                                                       626
   296                      966                               30,000
   297                      479                                                                      745
   298                      107
   299
   300                      52                                                                       346
   301                      188                                6,750                                1,350
   302                      43
   303
   304
   305
   306                      648                               38,880
   307                      123                                                                      747
   308
   309
   310
   311
   312
   313                      51                                                                       170
   314                                                                                               396
   315
   316
   317
   318
   319
   320
   321
   322
   323
   324
   325
   326
   327
   328
   329
   330
   331
   332
   333

               MONTHLY                 MONTHLY                                      MONTHLY                               MONTHLY
                TI/LC                  RE TAX                                        INS.                                  OTHER
 LOAN #    RESERVE CAP ($)           RESERVE ($)                                  RESERVE ($)                           RESERVE ($)
------------------------------------------------------------------------------------------------------------------------------------

    1                                 3,539,035                                     493,599
  1.01
  1.02
    2                                  551,694                                      11,231
    3                                  129,143                                      18,614
    4                        1/12 Annual Property Taxes                  1/12 Annual Insurance Premium
    5          934,122
    6                                  107,490                                       5,338
  6.01
  6.02
  6.03
  6.04
  6.05
  6.06
  6.07
  6.08
  6.09
  6.10
  6.11
  6.12
  6.13
  6.14
  6.15
    7
    8
    9                                  66,667                                       15,469
   10          450,000                 69,107                                       43,677
   11                                  37,021                                        1,758
   12         1,283,544                72,633                                       11,257
  12.01
  12.02
  12.03

   13                                  18,561                                       25,206
   14                                  36,060                                       26,123
   15                                  29,117                                       18,661
   16                                  35,672                                        7,840
   17
   18          600,000                 52,938                                        5,192                                10,001
   19
   20          554,000                 46,300                                        2,600
   21                                  73,128                                        7,083
   22                                  45,299                                        5,078
   23                                  63,900                                       32,700
   24
   25          405,000                 58,710                                        8,097
   26                                  55,213            Home Depot - 1,700.39 (Springing), All other spaces -1,700.39
   27                                  27,671
   28                                  41,541                                        4,102
   29          283,760                  9,209
   30
  30.01
  30.02
   31          525,000                 92,243
   32
   33                                  23,594                                        5,787
   34                                  24,087                                       11,461
   35                                  60,722                                        4,912
   36          500,000                 22,528                                        3,794
   37                                  54,167
   38
   39                                  31,623                                        7,137
  39.01
  39.02
  39.03
   40
 40.001
 40.002
 40.003
 40.004
 40.005
 40.006
 40.007
 40.008
 40.009
 40.010
 40.011
 40.012
 40.013
 40.014
 40.015
 40.016
 40.017
 40.018
 40.019
 40.020
 40.021
 40.022
 40.023
 40.024
 40.025
 40.026
 40.027
 40.028
 40.029
 40.030
 40.031
 40.032
 40.033
 40.034
 40.035
 40.036
 40.037
 40.038
 40.039
 40.040
 40.041
 40.042
 40.043
 40.044
 40.045
 40.046
 40.047
 40.048
 40.049
 40.050
 40.051
 40.052
 40.053
 40.054
 40.055
 40.056
 40.057
 40.058
 40.059
 40.060
 40.061
 40.062
 40.063
 40.064
 40.065
 40.066
 40.067
 40.068
 40.069
 40.070
 40.071
 40.072
 40.073
 40.074
 40.075
 40.076
 40.077
 40.078
 40.079
 40.080
 40.081
 40.082
 40.083
 40.084
 40.085
 40.086
 40.087
 40.088
 40.089
 40.090
 40.091
 40.092
 40.093
 40.094
 40.095
 40.096
 40.097
 40.098
 40.099
 40.100
 40.101
 40.102
 40.103
 40.104
 40.105
 40.106
 40.107
 40.108
 40.109
 40.110
 40.111
 40.112
 40.113
 40.114
 40.115
 40.116
 40.117
 40.118
 40.119
 40.120
 40.121
 40.122
 40.123
 40.124
 40.125
 40.126
 40.127
 40.128
 40.129
 40.130
 40.131
 40.132
 40.133
 40.134
 40.135
 40.136
 40.137
 40.138
 40.139
 40.140
 40.141
 40.142
 40.143
 40.144
 40.145
 40.146
 40.147
 40.148
 40.149
 40.150
 40.151
 40.152
 40.153
 40.154
 40.155
 40.156
 40.157
 40.158
 40.159
 40.160
 40.161
 40.162
 40.163
 40.164
 40.165
 40.166
 40.167
 40.168
 40.169
 40.170
 40.171
 40.172
 40.173
 40.174
 40.175
 40.176
 40.177
 40.178
 40.179
 40.180
 40.181
 40.182
 40.183
 40.184
 40.185
 40.186
 40.187
 40.188
 40.189
 40.190
 40.191
 40.192
   41                                  28,744                                        1,423
   42                                  25,874                                        2,662
   43          750,000                 28,019                                        2,064
   44          380,000                 18,261
   45
   46                                   9,415
   47                                  56,537                                        7,079
   48                                  15,444                                        3,089
   49
   50          300,000                 18,776
   51                                  17,191                                        7,003
   52          325,000                  7,260                                        4,391
   53          215,000                 24,049                                          0
   54          541,706                 11,000                                        4,300
   55                                   2,642
   56                                   1,904                                        3,451
   57                                  15,379                                        8,731
  57.01
  57.02
   58                                  16,988                                        7,320
   59                                  41,128                                        4,081
   60                                   6,479
   61           90,000                 11,514
   62                                  22,702                                        3,957
   63
   64                                  12,275                                        1,842
   65          500,000                 43,487                                        4,021
  65.01
  65.02
   66                                  37,732                                        3,107
   67          550,000                 18,376                                        2,139
   68          180,000                 11,520                                        2,200                                44,550
   69
   70          450,000                 31,207                                        7,074
  70.01
  70.02
  70.03
  70.04
  70.05
   71          120,000                  7,301                                        5,202
   72                                   6,772                                       16,518
   73
  73.01
  73.02
  73.03
   74                                  11,053                                        5,405
   75                                  26,675                                        8,242
   76                                  17,128                                        3,917
   77                                  32,214                                       67,358
   78                                  38,676                                        6,604
  78.01
  78.02
   79                                  18,660                                        1,237
   80          150,000                  9,541                                        1,528

   81
   82
   83           14,400                  8,111                                        2,351
   84          285,000                 12,127                                        1,166
   85           59,633
   86                                  11,953                                        7,528
  86.01
  86.02
   87                                  10,736                                        3,886
   88                                  11,650
   89                                   5,740
   90                                   8,066                                        3,511
   91          250,000                  7,385                                        2,963
   92          580,000                 24,085                                         771
   93           90,000                 33,567
   94          204,954
   95                                   3,500                                         668
   96                                   8,804
   97          225,000                 12,666                                        2,175
   98                                  20,594                                        1,858
   99                                  17,067                                       12,823
   100                                 15,420                                        1,556
   101                                  7,347
   102          75,000                  2,530                                        4,063
   103         231,030
   104         329,500                 23,953
   105                                 10,266
   106
   107                                 20,129                                        3,331
   108                                  2,791                                        1,389
   109
   110         180,000                 13,244                                        2,388
   111                                 26,619                                        2,878
   112                                 10,873                                         804
   113                                 19,197                                        4,614
   114                                  6,673                                         939
   115                                 17,106                                        2,964                                24,983
   116
 116.01
 116.02
 116.03
   117                                  7,586                                        1,001
   118         131,304                 14,771                                        1,834
   119                                 10,475                                        1,453
   120          85,000                 11,146                                        1,052
   121                                 19,889                                        1,302
 121.01
 121.02
   122          76,041                   653                                         5,566
   123         100,000                  9,661                                        2,066
   124                                 10,326                                         806
   125         597,000                  8,935                                        3,162
   126         254,253                 10,752                                        1,223
   127                                  5,515
   128                                  3,479
   129                                  7,779                                        2,756
   130         150,000                  5,040                                        4,813
   131                                  7,222
   132                                  5,260
   133                                  7,497                                        5,915
   134                                  7,508
   135                                  3,365
   136          90,945                  2,310                                        1,613
   137                                 10,197                                        6,155
   138         120,000                 19,978                                         588
   139                                  8,156                                        3,294
   140                                  5,696
   141
   142                                 12,054                                        1,703
   143                                  9,614                                         963
   144                                  8,152                                        1,573
   145         100,000                  6,320                                        1,551
   146
   147                                  5,000                                        4,597
   148                                  5,433                                         833
   149                                 16,154                                        2,516
   150                                  3,587                                        1,673
   151                                  4,430                                        3,490
   152         243,615                  5,212                                        3,547
   153                                  2,482
   154
   155          90,000                  5,460                                        1,552
   156                                  6,092                                         631
   157
   158                                  7,120                                        3,301
   159                                  8,313                                        2,500
   160                                  3,179                                        2,463
   161                                  9,526                                        4,314
   162         104,167                  5,954                                         899
   163                                  4,996                                         610
   164
   165                                  5,725
   166                                  5,177
   167                                  7,459                                        2,268
   168         336,000                  5,794                                        2,267
   169
   170                                  7,708                                        6,928
   171                                  8,422                                        2,651
   172          69,588                  5,950                                         924
   173                                  4,209                                         493
                                        3,733                                         870
   174                                  1,765                                         433
   175                                  1,967                                         438
   176                                  4,315                                        4,189
   177                                 28,481                                         949
   178                                  2,730
   179
 179.01
 179.02
 179.03
 179.04
 179.05
 179.06
 179.07
 179.08
 179.09
   180                                  7,845                                        1,773
   181          76,000                 11,816                                        1,244
   182                                  7,210                                         769
   183                                  3,455                                         545
   184                                  5,420                                         424
   185                                 10,820                                         664
   186
   187                                  7,445
   188          97,644                  4,214                                         625
   189                                  3,014
                                       Various                                        305
   190                          6,582.54 (Springing)
   191                                  1,290                                         305
   192                                  4,643                                        2,291
   193                                  1,051
   194          75,000                  1,148                                         579
   195          75,000
   196                                  5,451                                        1,221
   197                                  6,100                                         165
   198                                  7,639                                        2,642
   199                                 11,445                                       12,754
   200         210,000                  3,833                                         455
   201                                 13,394                                       12,689
   202
   203          50,000                  9,182                                         745
   204                                  8,758                                        4,536
   205                                  2,274                                         453
   206
   207          50,000                  2,255                                         458
   208
   209
   210          60,000                  6,054                                        1,333
   211                                  2,671
   212                                  2,689
   213          60,000                  2,600
   214         100,000                  1,048
   215                                  3,150                                        1,558
   216
   217          59,766                  3,899                                         642
   218                                  5,300                                        1,200
   219                                  5,400                                         555
   220
   221                                  2,586                                        1,631
   222                                  4,849                                         691
   223                                                                                660
   224                                  5,760                                        6,500
   225                                  3,500                                        3,151
 225.01
 225.02
   226                                  2,384                                         484
   227          30,000                  3,883                                        1,077
   228                                  5,342                                        1,172
   229                                  9,063                                        1,150
   230
   231          30,000          4,638.33 (Springing)                         1,258.86 (Springing)
   232                                  6,001                                        1,243
   233                                  2,773                                         219
   234
   235          90,000                  5,218                                         478
   236
   237                                  3,256                                         917
   238
   239                                  2,000                                         717
   240                                  4,304                                         565
   241
   242                                  4,081                                         498
   243          53,000                   478                                          254
   244                                                                               1,619
   245                                  3,625                                         662
   246                                  1,749                                        1,371
   247
   248
   249          41,036                  3,297                                         526
   250          40,000                  2,160                                         476
   251                                  5,349                                         532
   252                                  3,247                                         855
   253                                  1,894                                         701
   254
   255                                  3,310                                        1,709
   256                                   737                                  600.86 (Springing)
   257
   258
   259                                  5,090                                         776
   260                                  2,437                                         944
   261          44,000                  2,500                                         831
   262                                  2,409                                        1,939
   263                                  1,913                                        1,105
   264                                  4,187                                         859
   265
   266                                  3,351                                         353
   267                                  1,563                                         188
   268
 268.01
 268.02
 268.03
   269          40,000                  2,472                                         296
   270          45,000                  1,538                                         196
   271                                  1,701                                         282
   272          60,000
   273
   274                                  3,108                                         746
   275                                  2,249                                         390
   276
   277                                  4,398                                        1,021
   278
   279                                  2,749                                         912
   280                                  2,286                                         360
   281
 281.01
 281.02
 281.03
   282                                  2,502                                         749
   283                                  3,814                                         330
   284                                  5,500                                        1,667
   285          42,000
   286                                  2,386                                         698
   287          21,750                  2,900                                         500
   288
   289                                  3,953                                         760
   290                                  1,434                                         362
   291                                  1,326                                         101
   292                                  2,462                                         192
   293                                  1,715                                         476
   294                                  2,570                                         615
   295          38,000                  1,975                                         242
   296                                  2,531                                        1,120
   297                                  1,933                                         659
   298                                   824                                          64
   299                                  5,078                                         917
   300          50,000                   670                                          247
   301          75,000                  1,027                                         257
   302                                  1,129                                         392
   303                                  2,390
   304                                  1,290                                         382
   305                                  1,544                                         458
   306                                  2,138                                         575
   307          45,000                  3,352                                         502
   308                                  1,217                                         273
   309                                  2,088                                         228
   310                                   791                                          366
   311                                  1,355                                         288
   312                                   771                                          615
   313          25,000                   988                                          185
   314                                   908                                          315
   315                                   625                                          259
   316                                  1,173                                         276
   317                                   253                                          142
   318                                  1,832                                         241
   319                                  1,762                                         779
   320                                  1,480                                         788
   321                                  1,318                                         384
   322                                   558                                          123
   323                                   958                                          278
   324                                  1,300
   325                                  1,182                                         462
   326                                  1,198                                         641
   327                                   761                                          316
   328                                  1,198                                         848
   329                                   483                                          116
   330                                   357                                          250
   331
   332                                   146                                          218
   333

                      OTHER
                     RESERVE                     LOAN                CROSSED            RELATED
 LOAN #            DESCRIPTION                  PURPOSE                LOAN             BORROWER                  TITLE TYPE
------------------------------------------------------------------------------------------------------------------------------------

    1                                         Acquisition                                                       Fee
  1.01                                                                                                          Fee
  1.02                                                                                                          Fee
    2                                          Refinance                                                        Fee/Leasehold
    3                                          Refinance                                                        Fee
    4                                         Acquisition                                                       Fee
    5                                         Acquisition                                                       Fee/Leasehold
    6                                         Acquisition                                                       Fee
  6.01                                                                                                          Fee
  6.02                                                                                                          Fee
  6.03                                                                                                          Fee
  6.04                                                                                                          Fee
  6.05                                                                                                          Fee
  6.06                                                                                                          Fee
  6.07                                                                                                          Fee
  6.08                                                                                                          Fee
  6.09                                                                                                          Fee
  6.10                                                                                                          Fee
  6.11                                                                                                          Fee
  6.12                                                                                                          Fee
  6.13                                                                                                          Fee
  6.14                                                                                                          Fee
  6.15                                                                                                          Fee
    7                                          Refinance                                Yes (2)                 Fee
    8                                          Refinance                                                        Leasehold
    9                                          Refinance                                                        Fee
   10                                         Acquisition                                                       Fee
   11                                          Refinance                                                        Fee
   12                                          Refinance                                                        Fee
  12.01                                                                                                         Fee
  12.02                                                                                                         Fee
  12.03                                                                                                         Fee
                                               Refinance            Yes                                         Fee
   13                                          Refinance            Yes                 Yes (6)                 Fee
   14                                          Refinance            Yes                 Yes (6)                 Fee
   15                                          Refinance            Yes                 Yes (6)                 Fee
   16                                         Acquisition                                                       Fee
   17                                          Refinance                                                        Leasehold
   18        Ground Lease Reserve              Refinance                                                        Fee/Leasehold
   19                                         Acquisition                                                       Fee
   20                                         Acquisition                                                       Fee
   21                                          Refinance                                                        Fee
   22                                          Refinance                                                        Fee/Leasehold
   23                                          Refinance                                                        Fee
   24                                          Refinance                                                        Fee
   25                                         Acquisition                               Yes (7)                 Fee
   26                                         Acquisition                                                       Fee
   27                                          Refinance                                                        Fee
   28                                         Acquisition                                                       Fee/Leasehold
   29                                         Acquisition                                                       Fee
   30                                          Refinance                                                        Fee
  30.01                                                                                                         Fee
  30.02                                                                                                         Fee
   31                                         Acquisition                                                       Fee
   32                                         Acquisition                               Yes (8)                 Fee
   33                                         Acquisition                                                       Fee
   34                                         Acquisition                                                       Fee
   35                                          Refinance                                                        Fee
   36                                          Refinance                                Yes (4)                 Fee
   37                                         Acquisition                                                       Fee/Leasehold
   38                                         Acquisition                                                       Fee
   39                                         Acquisition                                                       Fee
  39.01                                                                                                         Fee
  39.02                                                                                                         Fee
  39.03                                                                                                         Fee
   40                                          Refinance                                                        Fee
 40.001                                                                                                         Fee
 40.002                                                                                                         Fee
 40.003                                                                                                         Fee
 40.004                                                                                                         Fee
 40.005                                                                                                         Fee
 40.006                                                                                                         Fee
 40.007                                                                                                         Fee
 40.008                                                                                                         Fee
 40.009                                                                                                         Fee
 40.010                                                                                                         Fee
 40.011                                                                                                         Fee
 40.012                                                                                                         Fee
 40.013                                                                                                         Fee
 40.014                                                                                                         Fee
 40.015                                                                                                         Fee
 40.016                                                                                                         Fee
 40.017                                                                                                         Fee
 40.018                                                                                                         Fee
 40.019                                                                                                         Fee
 40.020                                                                                                         Fee
 40.021                                                                                                         Fee
 40.022                                                                                                         Fee
 40.023                                                                                                         Fee
 40.024                                                                                                         Fee
 40.025                                                                                                         Fee
 40.026                                                                                                         Fee
 40.027                                                                                                         Fee
 40.028                                                                                                         Fee
 40.029                                                                                                         Fee
 40.030                                                                                                         Fee
 40.031                                                                                                         Fee
 40.032                                                                                                         Fee
 40.033                                                                                                         Fee
 40.034                                                                                                         Fee
 40.035                                                                                                         Fee
 40.036                                                                                                         Fee
 40.037                                                                                                         Fee
 40.038                                                                                                         Fee
 40.039                                                                                                         Fee
 40.040                                                                                                         Fee
 40.041                                                                                                         Fee
 40.042                                                                                                         Fee
 40.043                                                                                                         Fee
 40.044                                                                                                         Fee
 40.045                                                                                                         Fee
 40.046                                                                                                         Fee
 40.047                                                                                                         Fee
 40.048                                                                                                         Fee
 40.049                                                                                                         Fee
 40.050                                                                                                         Fee
 40.051                                                                                                         Fee
 40.052                                                                                                         Fee
 40.053                                                                                                         Fee
 40.054                                                                                                         Fee
 40.055                                                                                                         Fee
 40.056                                                                                                         Fee
 40.057                                                                                                         Fee
 40.058                                                                                                         Fee
 40.059                                                                                                         Fee
 40.060                                                                                                         Fee
 40.061                                                                                                         Fee
 40.062                                                                                                         Fee
 40.063                                                                                                         Fee
 40.064                                                                                                         Fee
 40.065                                                                                                         Fee
 40.066                                                                                                         Fee
 40.067                                                                                                         Fee
 40.068                                                                                                         Fee
 40.069                                                                                                         Fee
 40.070                                                                                                         Fee
 40.071                                                                                                         Fee
 40.072                                                                                                         Fee
 40.073                                                                                                         Fee
 40.074                                                                                                         Fee
 40.075                                                                                                         Fee
 40.076                                                                                                         Fee
 40.077                                                                                                         Fee
 40.078                                                                                                         Fee
 40.079                                                                                                         Fee
 40.080                                                                                                         Fee
 40.081                                                                                                         Fee
 40.082                                                                                                         Fee
 40.083                                                                                                         Fee
 40.084                                                                                                         Fee
 40.085                                                                                                         Fee
 40.086                                                                                                         Fee
 40.087                                                                                                         Fee
 40.088                                                                                                         Fee
 40.089                                                                                                         Fee
 40.090                                                                                                         Fee
 40.091                                                                                                         Fee
 40.092                                                                                                         Fee
 40.093                                                                                                         Fee
 40.094                                                                                                         Fee
 40.095                                                                                                         Fee
 40.096                                                                                                         Fee
 40.097                                                                                                         Fee
 40.098                                                                                                         Fee
 40.099                                                                                                         Fee
 40.100                                                                                                         Fee
 40.101                                                                                                         Fee
 40.102                                                                                                         Fee
 40.103                                                                                                         Fee
 40.104                                                                                                         Fee
 40.105                                                                                                         Fee
 40.106                                                                                                         Fee
 40.107                                                                                                         Fee
 40.108                                                                                                         Fee
 40.109                                                                                                         Fee
 40.110                                                                                                         Fee
 40.111                                                                                                         Fee
 40.112                                                                                                         Fee
 40.113                                                                                                         Fee
 40.114                                                                                                         Fee
 40.115                                                                                                         Fee
 40.116                                                                                                         Fee
 40.117                                                                                                         Fee
 40.118                                                                                                         Fee
 40.119                                                                                                         Fee
 40.120                                                                                                         Fee
 40.121                                                                                                         Fee
 40.122                                                                                                         Fee
 40.123                                                                                                         Fee
 40.124                                                                                                         Fee
 40.125                                                                                                         Fee
 40.126                                                                                                         Fee
 40.127                                                                                                         Fee
 40.128                                                                                                         Fee
 40.129                                                                                                         Fee
 40.130                                                                                                         Fee
 40.131                                                                                                         Fee
 40.132                                                                                                         Fee
 40.133                                                                                                         Fee
 40.134                                                                                                         Fee
 40.135                                                                                                         Fee
 40.136                                                                                                         Fee
 40.137                                                                                                         Fee
 40.138                                                                                                         Fee
 40.139                                                                                                         Fee
 40.140                                                                                                         Fee
 40.141                                                                                                         Fee
 40.142                                                                                                         Fee
 40.143                                                                                                         Fee
 40.144                                                                                                         Fee
 40.145                                                                                                         Fee
 40.146                                                                                                         Fee
 40.147                                                                                                         Fee
 40.148                                                                                                         Fee
 40.149                                                                                                         Fee
 40.150                                                                                                         Fee
 40.151                                                                                                         Fee
 40.152                                                                                                         Fee
 40.153                                                                                                         Fee
 40.154                                                                                                         Fee
 40.155                                                                                                         Fee
 40.156                                                                                                         Fee
 40.157                                                                                                         Fee
 40.158                                                                                                         Fee
 40.159                                                                                                         Fee
 40.160                                                                                                         Fee
 40.161                                                                                                         Fee
 40.162                                                                                                         Fee
 40.163                                                                                                         Fee
 40.164                                                                                                         Fee
 40.165                                                                                                         Fee
 40.166                                                                                                         Fee
 40.167                                                                                                         Fee
 40.168                                                                                                         Fee
 40.169                                                                                                         Fee
 40.170                                                                                                         Fee
 40.171                                                                                                         Fee
 40.172                                                                                                         Fee
 40.173                                                                                                         Fee
 40.174                                                                                                         Fee
 40.175                                                                                                         Fee
 40.176                                                                                                         Fee
 40.177                                                                                                         Fee
 40.178                                                                                                         Fee
 40.179                                                                                                         Fee
 40.180                                                                                                         Fee
 40.181                                                                                                         Fee
 40.182                                                                                                         Fee
 40.183                                                                                                         Fee
 40.184                                                                                                         Fee
 40.185                                                                                                         Fee
 40.186                                                                                                         Fee
 40.187                                                                                                         Fee
 40.188                                                                                                         Fee
 40.189                                                                                                         Fee
 40.190                                                                                                         Fee
 40.191                                                                                                         Fee
 40.192                                                                                                         Fee
   41                                          Refinance                                                        Fee
   42                                          Refinance                                                        Fee/Leasehold
   43                                         Acquisition                               Yes (3)                 Fee
   44                                          Refinance                                                        Fee
   45                                         Acquisition                                                       Fee
   46                                         Acquisition                                                       Fee
   47                                         Acquisition                               Yes (9)                 Fee
   48                                          Refinance                                                        Fee
   49                                         Acquisition                                                       Fee
   50                                          Refinance                                Yes (4)                 Fee
   51                                          Refinance                                                        Fee
   52                                         Acquisition                                                       Fee
   53                                         Acquisition                                                       Fee
   54                                          Refinance                                                        Fee
   55                                          Refinance                                Yes (1)                 Fee
   56                                          Refinance                                                        Fee/Leasehold
   57                                         Acquisition                                                       Fee
  57.01                                                                                                         Fee
  57.02                                                                                                         Fee
   58                                         Acquisition                               Yes (5)                 Fee
   59                                          Refinance                                                        Fee
   60                                          Refinance                                                        Fee
   61                                          Refinance                                                        Fee
   62                                         Acquisition                               Yes (9)                 Fee
   63                                         Acquisition                                                       Fee
   64                                          Refinance                                                        Fee
   65                                         Acquisition                                                       Fee
  65.01                                                                                                         Fee
  65.02                                                                                                         Fee
   66                                          Refinance                                                        Fee
   67                                         Acquisition                               Yes (3)                 Fee
   68        Ground Rent Escrow               Acquisition                                                       Leasehold
   69                                          Refinance                                                        Fee
   70                                          Refinance                                                        Fee
  70.01                                                                                                         Fee
  70.02                                                                                                         Fee
  70.03                                                                                                         Fee
  70.04                                                                                                         Fee
  70.05                                                                                                         Fee
   71                                          Refinance                                                        Fee
   72                                          Refinance                                                        Fee
   73                                          Refinance                                                        Fee
  73.01                                                                                                         Fee
  73.02                                                                                                         Fee
  73.03                                                                                                         Fee
   74                                         Acquisition                                                       Fee
   75                                          Refinance                                                        Fee
   76                                          Refinance                                                        Fee
   77                                          Refinance                                                        Fee
   78                                          Refinance                                                        Fee
  78.01                                                                                                         Fee
  78.02                                                                                                         Fee
   79                                         Acquisition                                                       Fee
   80                                          Refinance                                Yes (10)                Leasehold
                                              Acquisition           Yes                                         Fee/Leasehold
   81                                         Acquisition           Yes                 Yes (17)                Fee/Leasehold
   82                                         Acquisition           Yes                 Yes (17)                Fee/Leasehold
   83                                          Refinance                                                        Fee
   84                                          Refinance                                                        Fee
   85                                         Acquisition                                                       Leasehold
   86                                          Refinance                                                        Fee
  86.01                                                                                                         Fee
  86.02                                                                                                         Fee
   87                                          Refinance                                                        Fee
   88                                          Refinance                                Yes (1)                 Fee
   89                                          Refinance                                Yes (1)                 Fee
   90                                         Acquisition                               Yes (5)                 Fee
   91                                          Refinance                                                        Fee
   92                                         Acquisition                               Yes (3)                 Fee
   93                                          Refinance                                Yes (11)                Leasehold
   94                                         Acquisition                               Yes (12)                Fee
   95                                          Refinance                                Yes (13)                Fee
   96                                          Refinance                                Yes (1)                 Fee
   97                                          Refinance                                Yes (10)                Fee
   98                                          Refinance                                                        Leasehold
   99                                          Refinance                                                        Fee
   100                                         Refinance                                                        Fee
   101                                         Refinance                                Yes (11)                Leasehold
   102                                         Refinance                                                        Fee
   103                                        Acquisition                               Yes (12)                Fee
   104                                         Refinance                                                        Fee
   105                                         Refinance                                                        Fee
   106                                         Refinance                                                        Leasehold
   107                                        Acquisition                                                       Fee
   108                                        Acquisition                                                       Fee
   109                                        Acquisition                                                       Fee
   110                                         Refinance                                                        Fee
   111                                         Refinance                                                        Fee
   112                                        Acquisition                                                       Fee
   113                                        Acquisition                                                       Fee
   114                                         Refinance                                                        Fee
   115       Ground Lease Reserve              Refinance                                                        Leasehold
   116                                         Refinance                                                        Fee
 116.01                                                                                                         Fee
 116.02                                                                                                         Fee
 116.03                                                                                                         Fee
   117                                         Refinance                                                        Fee
   118                                        Acquisition                                                       Fee
   119                                         Refinance                                                        Fee
   120                                        Acquisition                                                       Fee
   121                                         Refinance                                                        Fee
 121.01                                                                                                         Fee
 121.02                                                                                                         Fee
   122                                         Refinance                                                        Fee
   123                                         Refinance                                                        Fee
   124                                        Acquisition                                                       Fee
   125                                         Refinance                                                        Fee
   126                                         Refinance                                Yes (15)                Leasehold
   127                                         Refinance                                                        Fee
   128                                         Refinance                                Yes (1)                 Fee
   129                                        Acquisition                               Yes (7)                 Fee
   130                                         Refinance                                                        Leasehold
   131                                         Refinance                                Yes (1)                 Fee
   132                                         Refinance                                Yes (1)                 Fee
   133                                        Acquisition                               Yes (5)                 Fee
   134                                         Refinance                                Yes (14)                Fee
   135                                         Refinance                                Yes (1)                 Fee
   136                                        Acquisition                                                       Fee
   137                                        Acquisition                                                       Fee
   138                                         Refinance                                Yes (16)                Fee
   139                                        Acquisition                                                       Fee
   140                                         Refinance                                Yes (1)                 Fee
   141                                        Acquisition                                                       Fee
   142                                        Acquisition                                                       Fee
   143                                         Refinance                                                        Fee
   144                                         Refinance                                                        Fee
   145                                         Refinance                                                        Fee
   146                                        Acquisition                               Yes (8)                 Fee
   147                                        Acquisition                                                       Fee
   148                                         Refinance                                                        Fee
   149                                        Acquisition                                                       Fee
   150                                         Refinance                                                        Fee
   151                                        Acquisition                               Yes (5)                 Fee
   152                                         Refinance                                Yes (15)                Leasehold
   153                                         Refinance                                Yes (1)                 Fee
   154                                         Refinance                                                        Fee
   155                                         Refinance                                                        Fee
   156                                         Refinance                                                        Fee
   157                                         Refinance                                Yes (19)                Fee
   158                                         Refinance                                                        Fee
   159                                         Refinance                                                        Fee
   160                                         Refinance                                                        Fee
   161                                        Acquisition                                                       Fee/Leasehold
   162                                        Acquisition                                                       Fee
   163                                         Refinance                                Yes (18)                Fee
   164                                        Acquisition                                                       Fee
   165                                         Refinance                                                        Fee
   166                                         Refinance                                                        Fee
   167                                         Refinance                                                        Fee
   168                                         Refinance                                                        Fee
   169                                        Acquisition                                                       Fee
   170                                         Refinance                                                        Fee
   171                                        Acquisition                                                       Fee
   172                                         Refinance                                                        Fee
   173                                         Refinance                                                        Fee
                                                Various             Yes                                         Fee
   174                                        Acquisition           Yes                 Yes (24)                Fee
   175                                         Refinance            Yes                 Yes (24)                Fee
   176                                         Refinance                                                        Fee
   177                                         Refinance                                Yes (16)                Fee
   178                                         Refinance                                Yes (1)                 Fee
   179                                         Refinance                                                        Fee/Leasehold
 179.01                                                                                                         Fee
 179.02                                                                                                         Fee
 179.03                                                                                                         Fee
 179.04                                                                                                         Fee
 179.05                                                                                                         Fee
 179.06                                                                                                         Fee
 179.07                                                                                                         Fee
 179.08                                                                                                         Fee
 179.09                                                                                                         Leasehold
   180                                         Refinance                                                        Fee
   181                                         Refinance                                                        Fee
   182                                         Refinance                                                        Fee
   183                                         Refinance                                                        Fee
   184                                         Refinance                                Yes (18)                Fee
   185                                        Acquisition                                                       Fee
   186                                        Acquisition                                                       Fee
   187                                         Refinance                                                        Fee
   188                                         Refinance                                                        Fee
   189                                         Refinance                                Yes (1)                 Fee
                                               Refinance            Yes                                         Various
   190                                         Refinance            Yes                 Yes (25)                Fee/Leasehold
   191                                         Refinance            Yes                 Yes (25)                Fee
   192                                         Refinance                                                        Fee
   193                                        Acquisition                                                       Fee
   194                                         Refinance                                Yes (10)                Fee
   195                                         Refinance                                                        Fee
   196                                         Refinance                                                        Fee
   197                                        Acquisition                                                       Fee
   198                                        Acquisition                                                       Fee
   199                                         Refinance                                                        Fee
   200                                         Refinance                                Yes (13)                Fee
   201                                         Refinance                                                        Fee
   202                                        Acquisition                                                       Fee
   203                                         Refinance                                                        Fee
   204                                         Refinance                                                        Fee
   205                                        Acquisition                                                       Fee
   206                                         Refinance                                                        Fee
   207                                        Acquisition                                                       Fee
   208                                        Acquisition                                                       Fee
   209                                         Refinance                                                        Fee
   210                                         Refinance                                                        Fee
   211                                         Refinance                                Yes (14)                Fee
   212                                         Refinance                                Yes (14)                Fee
   213                                         Refinance                                                        Fee
   214                                         Refinance                                                        Fee
   215                                         Refinance                                                        Fee
   216                                         Refinance                                                        Fee
   217                                         Refinance                                                        Fee
   218                                         Refinance                                                        Fee
   219                                         Refinance                                                        Fee
   220                                         Refinance                                Yes (19)                Fee
   221                                         Refinance                                                        Fee
   222                                         Refinance                                Yes (20)                Fee
   223                                        Acquisition                                                       Fee
   224                                        Acquisition                                                       Fee
   225                                         Refinance                                                        Fee
 225.01                                                                                                         Fee
 225.02                                                                                                         Fee
   226                                         Refinance                                                        Fee
   227                                         Refinance                                                        Fee
   228                                         Refinance                                                        Fee
   229                                         Refinance                                                        Fee
   230                                        Acquisition                               Yes (2)                 Fee
   231                                         Refinance                                                        Fee
   232                                         Refinance                                Yes (23)                Fee
   233                                         Refinance                                                        Fee
   234                                        Acquisition                               Yes (2)                 Fee
   235                                         Refinance                                                        Fee
   236                                         Refinance                                Yes (21)                Fee
   237                                        Acquisition                                                       Fee
   238                                         Refinance                                                        Fee
   239                                        Acquisition                                                       Fee
   240                                         Refinance                                                        Fee
   241                                         Refinance                                Yes (21)                Fee
   242                                         Refinance                                                        Fee
   243                                         Refinance                                                        Fee
   244                                         Refinance                                                        Fee
   245                                         Refinance                                Yes (20)                Fee
   246                                         Refinance                                                        Fee
   247                                        Acquisition                               Yes (2)                 Fee
   248                                         Refinance                                                        Fee
   249                                        Acquisition                                                       Fee
   250                                         Refinance                                                        Fee
   251                                         Refinance                                Yes (20)                Fee
   252                                         Refinance                                                        Fee
   253                                         Refinance                                                        Fee
   254                                        Acquisition                               Yes (2)                 Fee
   255                                         Refinance                                                        Fee
   256                                         Refinance                                                        Fee
   257                                         Refinance                                                        Fee
   258                                         Refinance                                Yes (22)                Fee
   259                                         Refinance                                                        Fee
   260                                         Refinance                                                        Fee
   261                                        Acquisition                                                       Fee
   262                                         Refinance                                                        Fee
   263                                        Acquisition                                                       Fee
   264                                         Refinance                                Yes (23)                Fee
   265                                         Refinance                                Yes (22)                Fee
   266                                        Acquisition                                                       Fee
   267                                         Refinance                                Yes (13)                Leasehold
   268                                        Acquisition                               Yes (26)                Fee
 268.01                                                                                                         Fee
 268.02                                                                                                         Fee
 268.03                                                                                                         Fee
   269                                         Refinance                                                        Fee
   270                                        Acquisition                                                       Fee
   271                                        Acquisition                                                       Fee
   272                                         Refinance                                                        Fee
   273                                         Refinance                                                        Fee
   274                                         Refinance                                                        Fee
   275                                         Refinance                                Yes (27)                Fee
   276                                         Refinance                                Yes (21)                Fee
   277                                         Refinance                                Yes (28)                Fee
   278                                        Acquisition                                                       Fee
   279                                        Acquisition                                                       Fee
   280                                         Refinance                                                        Fee
   281                                        Acquisition                               Yes (26)                Fee
 281.01                                                                                                         Fee
 281.02                                                                                                         Fee
 281.03                                                                                                         Fee
   282                                        Acquisition                                                       Fee
   283                                        Acquisition                                                       Fee
   284                                         Refinance                                                        Fee
   285                                        Acquisition                               Yes (22)                Fee
   286                                         Refinance                                                        Fee
   287                                        Acquisition                                                       Fee
   288                                        Acquisition                                                       Fee
   289                                         Refinance                                                        Fee
   290                                         Refinance                                                        Fee
   291                                        Acquisition                                                       Fee
   292                                         Refinance                                Yes (27)                Fee
   293                                        Acquisition                                                       Fee
   294                                         Refinance                                Yes (28)                Fee
   295                                        Acquisition                                                       Fee
   296                                        Acquisition                                                       Fee
   297                                         Refinance                                                        Fee
   298                                         Refinance                                Yes (18)                Fee
   299                                        Acquisition                                                       Fee
   300                                         Refinance                                                        Fee
   301                                         Refinance                                                        Fee
   302                                        Acquisition                                                       Fee
   303                                         Refinance                                                        Fee
   304                                         Refinance                                                        Fee
   305                                        Acquisition                                                       Fee
   306                                        Acquisition                                                       Fee
   307                                         Refinance                                                        Fee
   308                                         Refinance                                                        Fee
   309                                        Acquisition                                                       Fee
   310                                         Refinance                                Yes (29)                Fee
   311                                        Acquisition                                                       Fee
   312                                         Refinance                                                        Fee
   313                                         Refinance                                                        Fee
   314                                        Acquisition                                                       Fee
   315                                         Refinance                                                        Fee
   316                                         Refinance                                                        Fee
   317                                         Refinance                                                        Fee
   318                                        Acquisition                                                       Fee
   319                                        Acquisition                                                       Fee
   320                                         Refinance                                                        Fee
   321                                        Acquisition                                                       Fee
   322                                        Acquisition                                                       Fee
   323                                        Acquisition                                                       Fee
   324                                         Refinance                                                        Fee
   325                                         Refinance                                                        Fee
   326                                         Refinance                                                        Fee
   327                                         Refinance                                Yes (30)                Fee
   328                                         Refinance                                Yes (30)                Fee
   329                                         Refinance                                                        Fee
   330                                         Refinance                                                        Fee
   331                                        Acquisition                                                       Fee
   332                                         Refinance                                Yes (29)                Fee
   333                                        Acquisition                                                       Fee

                                              UNITS/
                                   YEAR       ROOMS/           UNIT OF                         OCCUPANCY           APPRAISED
 LOAN #      YEAR BUILT         RENOVATED      PADS            MEASURE       OCCUPANCY %          DATE            VALUE ($)(8)
------------------------------------------------------------------------------------------------------------------------------------

    1           1945               2006         11,227          Units            98.3           11/30/2006        5,400,000,000
  1.01          1945               2006          8,746          Units            98.5           11/30/2006
  1.02          1945               2006          2,481          Units            97.7           11/30/2006
    2           1989                           443,956           SF             100.0           10/31/2006          325,000,000
    3           2004                               187          Rooms            83.9           12/31/2006          204,000,000
    4           1986               2006            492          Rooms            73.0           12/31/2006          108,000,000
    5           1988                           393,107           SF              95.1           11/30/2006          113,000,000
    6          Various                       1,586,544           SF              87.5           12/28/2006           85,030,000
  6.01          1988                           100,000           SF             100.0           12/28/2006           11,310,000
  6.02          1986                           182,724           SF              75.0           12/28/2006            8,670,000
  6.03          1988                            75,643           SF             100.0           12/28/2006            9,980,000
  6.04          1989                           227,500           SF             100.0           12/28/2006            7,380,000
  6.05          1995                            80,013           SF             100.0           12/28/2006            9,060,000
  6.06          1985                            86,700           SF              91.4           12/28/2006            6,630,000
  6.07          1979                           200,000           SF             100.0           12/28/2006            5,840,000
  6.08          1990                            78,300           SF              34.6           12/28/2006            4,630,000
  6.09          1989                           118,400           SF              79.7           12/28/2006            5,120,000
  6.10          1989                           131,904           SF              53.0           12/28/2006            3,420,000
  6.11          1985                            36,000           SF             100.0           12/28/2006            3,010,000
  6.12          1988                            50,000           SF              83.1           12/28/2006            3,010,000
  6.13          1987                            69,244           SF             100.0           12/28/2006            2,660,000
  6.14          1989                            81,808           SF             100.0           12/28/2006            2,440,000
  6.15          1989                            68,308           SF             100.0           12/28/2006            1,870,000
    7           1960            2004-2006      466,195           SF              98.5             1/1/2007           86,900,000
    8           1965               1977        204,747           SF             100.0           11/14/2006           98,000,000
    9           2006                               228          Rooms            80.3           12/31/2006           94,000,000
   10           1984               1987        746,189           SF              99.4             1/4/2007           67,000,000
   11           2001                           166,103           SF              88.7           11/30/2006           63,900,000
   12           1986                           427,852           SF              78.7           10/26/2006           62,600,000
  12.01         1986                           157,627           SF              71.3           10/26/2006           21,600,000
  12.02         1986                           157,328           SF              80.7           10/26/2006           22,400,000
  12.03         1986                           112,897           SF              84.0           10/26/2006           18,600,000
               Various             2004            607          Beds             95.9            6/30/2006          111,400,000
   13           1994               2004            215          Beds             97.7            6/30/2006           49,000,000
   14           1994               2004            212          Beds             94.7            6/30/2006           28,600,000
   15           1987               2004            180          Beds             95.1            6/30/2006           33,800,000
   16           2001                               504          Units            94.1           10/11/2006           65,000,000
   17           1983            1994-1998          518          Rooms            64.2           11/22/2006           59,000,000
   18           1977               2005        534,020           SF              94.9           12/21/2006           53,000,000
   19           1984                           200,002           SF             100.0             1/1/2007           52,500,000
   20           1986               2005        187,106           SF              93.0            11/1/2006           49,300,000
   21           2002                           289,595           SF              94.3            8/28/2006           49,300,000
   22           1959               2006        241,741           SF              86.4            12/1/2006           45,750,000
   23           1983               2006        453,255           SF              86.5           11/14/2006           45,000,000
   24           2006                           235,485           SF             100.0           12/18/2006           47,150,000
   25           1970               1990        809,385           SF              94.9            12/1/2006           42,200,000
   26           1971               1995        247,146           SF             100.0           12/14/2006           42,000,000
   27     1947, 1965, 1970         2006        881,975           SF             100.0           11/30/2006           50,000,000
   28           1953               1997            152          Rooms            65.6           11/30/2006           50,300,000
   29        1973 - 2006                       342,069           SF              98.0             1/8/2007           39,600,000
   30          Various          2000-2004          440          Rooms            75.3            8/31/2006           42,800,000
  30.01         1992            2000-2004          286          Rooms            75.5            8/31/2006           27,600,000
  30.02         1994            2000-2004          154          Rooms            75.0            8/31/2006           15,200,000
   31           1958               1999        287,065           SF              90.6            11/1/2006           42,000,000
   32           2007                           715,745           SF             100.0           11/30/2006           40,000,000
   33           1984                               318          Units            93.4           11/13/2006           38,830,000
   34           2000                           331,580           SF             100.0             6/7/2006           37,500,000
   35           1997                           183,813           SF              87.8           11/13/2006           35,000,000
   36           1971               2004        223,150           SF              74.5            9/25/2006           35,600,000
   37           1976               2006        186,281           SF             100.0             1/1/2007           41,700,000
   38           2005                           139,424           SF             100.0           10/12/2006           37,500,000
   39          Various                             508          Units            91.1            12/6/2006           35,950,000
  39.01         2000                               214          Units            94.4            12/6/2006           14,550,000
  39.02         2001                               186          Units            88.7            12/6/2006           14,450,000
  39.03         2001                               108          Units            88.9            12/6/2006            6,950,000
   40          Various                         245,175           SF             100.0             3/1/2007          117,000,000
 40.001         1971                               945           SF             100.0             3/1/2007              609,375
 40.002         1971                               945           SF             100.0             3/1/2007              609,375
 40.003         1970                               764           SF             100.0             3/1/2007              609,375
 40.004         1971                               960           SF             100.0             3/1/2007              609,375
 40.005         1971                             1,140           SF             100.0             3/1/2007              609,375
 40.006         1971                             1,500           SF             100.0             3/1/2007              609,375
 40.007         1971                             2,123           SF             100.0             3/1/2007              609,375
 40.008         1971                               945           SF             100.0             3/1/2007              609,375
 40.009         1971                               960           SF             100.0             3/1/2007              609,375
 40.010         1971                             1,230           SF             100.0             3/1/2007              609,375
 40.011         1971                               960           SF             100.0             3/1/2007              609,375
 40.012         1971                               983           SF             100.0             3/1/2007              609,375
 40.013         1971                               985           SF             100.0             3/1/2007              609,375
 40.014         1981                             1,470           SF             100.0             3/1/2007              609,375
 40.015         1981                             1,302           SF             100.0             3/1/2007              609,375
 40.016         1972                               983           SF             100.0             3/1/2007              609,375
 40.017         1972                               983           SF             100.0             3/1/2007              609,375
 40.018         1972                             1,169           SF             100.0             3/1/2007              609,375
 40.019         1972                               983           SF             100.0             3/1/2007              609,375
 40.020         1972                               983           SF             100.0             3/1/2007              609,375
 40.021         1980                             1,190           SF             100.0             3/1/2007              609,375
 40.022         1972                             1,200           SF             100.0             3/1/2007              609,375
 40.023         1971                             1,260           SF             100.0             3/1/2007              609,375
 40.024         1972                             1,360           SF             100.0             3/1/2007              609,375
 40.025         1972                             1,286           SF             100.0             3/1/2007              609,375
 40.026         1973                             1,144           SF             100.0             3/1/2007              609,375
 40.027         1997                             1,150           SF             100.0             3/1/2007              609,375
 40.028         1973                             1,516           SF             100.0             3/1/2007              609,375
 40.029         1976                             1,144           SF             100.0             3/1/2007              609,375
 40.030         1976                             1,144           SF             100.0             3/1/2007              609,375
 40.031         1976                             1,118           SF             100.0             3/1/2007              609,375
 40.032         1976                             1,190           SF             100.0             3/1/2007              609,375
 40.033         1973                             1,122           SF             100.0             3/1/2007              609,375
 40.034         1974                             1,144           SF             100.0             3/1/2007              609,375
 40.035         1974                             1,144           SF             100.0             3/1/2007              609,375
 40.036         1974                             1,155           SF             100.0             3/1/2007              609,375
 40.037         1976                             1,100           SF             100.0             3/1/2007              609,375
 40.038         1975                             1,144           SF             100.0             3/1/2007              609,375
 40.039         1974                             1,172           SF             100.0             3/1/2007              609,375
 40.040         1974                             1,157           SF             100.0             3/1/2007              609,375
 40.041         1975                             1,144           SF             100.0             3/1/2007              609,375
 40.042         1975                             1,156           SF             100.0             3/1/2007              609,375
 40.043         1976                             1,176           SF             100.0             3/1/2007              609,375
 40.044         1976                             1,144           SF             100.0             3/1/2007              609,375
 40.045         1976                             1,190           SF             100.0             3/1/2007              609,375
 40.046         1977                             1,296           SF             100.0             3/1/2007              609,375
 40.047         1974                             1,122           SF             100.0             3/1/2007              609,375
 40.048         1975                             1,190           SF             100.0             3/1/2007              609,375
 40.049         1975                             1,144           SF             100.0             3/1/2007              609,375
 40.050         1975                             1,543           SF             100.0             3/1/2007              609,375
 40.051         1975                             1,122           SF             100.0             3/1/2007              609,375
 40.052         1975                             1,144           SF             100.0             3/1/2007              609,375
 40.053         1975                             1,144           SF             100.0             3/1/2007              609,375
 40.054         1976                             1,122           SF             100.0             3/1/2007              609,375
 40.055         1976                             1,144           SF             100.0             3/1/2007              609,375
 40.056         1976                             1,144           SF             100.0             3/1/2007              609,375
 40.057         1976                             1,924           SF             100.0             3/1/2007              609,375
 40.058         1977                               994           SF             100.0             3/1/2007              609,375
 40.059         1976                               875           SF             100.0             3/1/2007              609,375
 40.060         1976                             1,491           SF             100.0             3/1/2007              609,375
 40.061         1976                               987           SF             100.0             3/1/2007              609,375
 40.062         1977                             1,335           SF             100.0             3/1/2007              609,375
 40.063         1977                             1,335           SF             100.0             3/1/2007              609,375
 40.064         1977                             1,335           SF             100.0             3/1/2007              609,375
 40.065         1979                             1,335           SF             100.0             3/1/2007              609,375
 40.066         1977                             1,491           SF             100.0             3/1/2007              609,375
 40.067         1977                             1,320           SF             100.0             3/1/2007              609,375
 40.068         1978                             1,335           SF             100.0             3/1/2007              609,375
 40.069         1977                             1,335           SF             100.0             3/1/2007              609,375
 40.070         1976                             1,008           SF             100.0             3/1/2007              609,375
 40.071         1977                             1,100           SF             100.0             3/1/2007              609,375
 40.072         1977                               966           SF             100.0             3/1/2007              609,375
 40.073         1980                             1,169           SF             100.0             3/1/2007              609,375
 40.074         1979                             1,320           SF             100.0             3/1/2007              609,375
 40.075         1978                             1,335           SF             100.0             3/1/2007              609,375
 40.076         1978                             1,335           SF             100.0             3/1/2007              609,375
 40.077         1978                             1,335           SF             100.0             3/1/2007              609,375
 40.078         1978                             1,335           SF             100.0             3/1/2007              609,375
 40.079         1978                             1,335           SF             100.0             3/1/2007              609,375
 40.080         1978                             1,335           SF             100.0             3/1/2007              609,375
 40.081         1979                             1,134           SF             100.0             3/1/2007              609,375
 40.082         1979                             1,276           SF             100.0             3/1/2007              609,375
 40.083         1980                             1,800           SF             100.0             3/1/2007              609,375
 40.084         1980                             1,176           SF             100.0             3/1/2007              609,375
 40.085         1980                               420           SF             100.0             3/1/2007              609,375
 40.086         1980                             1,390           SF             100.0             3/1/2007              609,375
 40.087         1980                             1,169           SF             100.0             3/1/2007              609,375
 40.088         1980                             1,169           SF             100.0             3/1/2007              609,375
 40.089         1982                             1,176           SF             100.0             3/1/2007              609,375
 40.090         1983                             1,395           SF             100.0             3/1/2007              609,375
 40.091         1983                             1,176           SF             100.0             3/1/2007              609,375
 40.092         1983                             1,176           SF             100.0             3/1/2007              609,375
 40.093         1983                             1,169           SF             100.0             3/1/2007              609,375
 40.094         1983                             1,335           SF             100.0             3/1/2007              609,375
 40.095         1983                             1,855           SF             100.0             3/1/2007              609,375
 40.096         1984                             1,364           SF             100.0             3/1/2007              609,375
 40.097         1984                             1,176           SF             100.0             3/1/2007              609,375
 40.098         1996                             1,774           SF             100.0             3/1/2007              609,375
 40.099         1984                               420           SF             100.0             3/1/2007              609,375
 40.100         1988                             1,572           SF             100.0             3/1/2007              609,375
 40.101         1989                             1,169           SF             100.0             3/1/2007              609,375
 40.102         1984                             1,470           SF             100.0             3/1/2007              609,375
 40.103         1984                               420           SF             100.0             3/1/2007              609,375
 40.104         1984                             1,512           SF             100.0             3/1/2007              609,375
 40.105         1984                             1,781           SF             100.0             3/1/2007              609,375
 40.106         1984                               480           SF             100.0             3/1/2007              609,375
 40.107         1988                             1,100           SF             100.0             3/1/2007              609,375
 40.108         1984                             1,169           SF             100.0             3/1/2007              609,375
 40.109         1984                             1,169           SF             100.0             3/1/2007              609,375
 40.110         1988                             1,169           SF             100.0             3/1/2007              609,375
 40.111         1984                             1,176           SF             100.0             3/1/2007              609,375
 40.112         1984                               420           SF             100.0             3/1/2007              609,375
 40.113         1985                             1,701           SF             100.0             3/1/2007              609,375
 40.114         1985                             2,080           SF             100.0             3/1/2007              609,375
 40.115         1985                             1,470           SF             100.0             3/1/2007              609,375
 40.116         1985                               420           SF             100.0             3/1/2007              609,375
 40.117         1985                             1,218           SF             100.0             3/1/2007              609,375
 40.118         1985                             1,800           SF             100.0             3/1/2007              609,375
 40.119         1985                             1,462           SF             100.0             3/1/2007              609,375
 40.120         1985                             1,386           SF             100.0             3/1/2007              609,375
 40.121         1985                             1,336           SF             100.0             3/1/2007              609,375
 40.122         1985                             1,169           SF             100.0             3/1/2007              609,375
 40.123         1985                             1,496           SF             100.0             3/1/2007              609,375
 40.124         1985                             1,924           SF             100.0             3/1/2007              609,375
 40.125         1985                             1,176           SF             100.0             3/1/2007              609,375
 40.126         1985                             1,350           SF             100.0             3/1/2007              609,375
 40.127         1985                               420           SF             100.0             3/1/2007              609,375
 40.128         1985                             1,750           SF             100.0             3/1/2007              609,375
 40.129         1985                             1,274           SF             100.0             3/1/2007              609,375
 40.130         1985                             1,428           SF             100.0             3/1/2007              609,375
 40.131         1985                             1,512           SF             100.0             3/1/2007              609,375
 40.132         1986                             1,280           SF             100.0             3/1/2007              609,375
 40.133         1986                             1,758           SF             100.0             3/1/2007              609,375
 40.134         1986                               576           SF             100.0             3/1/2007              609,375
 40.135         1986                             1,945           SF             100.0             3/1/2007              609,375
 40.136         1986                               787           SF             100.0             3/1/2007              609,375
 40.137         1986                               950           SF             100.0             3/1/2007              609,375
 40.138         1990                             1,575           SF             100.0             3/1/2007              609,375
 40.139         1993                             2,378           SF             100.0             3/1/2007              609,375
 40.140         1998                             1,472           SF             100.0             3/1/2007              609,375
 40.141         1997                             1,800           SF             100.0             3/1/2007              609,375
 40.142         1997                             1,934           SF             100.0             3/1/2007              609,375
 40.143         1998                             1,500           SF             100.0             3/1/2007              609,375
 40.144         1998                             1,560           SF             100.0             3/1/2007              609,375
 40.145         1999                             1,100           SF             100.0             3/1/2007              609,375
 40.146         1999                             1,230           SF             100.0             3/1/2007              609,375
 40.147         1998                             1,232           SF             100.0             3/1/2007              609,375
 40.148         1999                             1,230           SF             100.0             3/1/2007              609,375
 40.149         1999                             1,230           SF             100.0             3/1/2007              609,375
 40.150         1999                             1,230           SF             100.0             3/1/2007              609,375
 40.151         1999                             1,100           SF             100.0             3/1/2007              609,375
 40.152         2000                             1,200           SF             100.0             3/1/2007              609,375
 40.153         2000                             1,200           SF             100.0             3/1/2007              609,375
 40.154         2000                             1,784           SF             100.0             3/1/2007              609,375
 40.155         2001                             1,945           SF             100.0             3/1/2007              609,375
 40.156         2001                             2,600           SF             100.0             3/1/2007              609,375
 40.157         2002                             1,723           SF             100.0             3/1/2007              609,375
 40.158         2004                             2,123           SF             100.0             3/1/2007              609,375
 40.159         2003                             2,123           SF             100.0             3/1/2007              609,375
 40.160         2003                             2,123           SF             100.0             3/1/2007              609,375
 40.161         1965                             5,468           SF             100.0             3/1/2007              609,375
 40.162         1967                               638           SF             100.0             3/1/2007              609,375
 40.163         1966                             1,590           SF             100.0             3/1/2007              609,375
 40.164         1967                               886           SF             100.0             3/1/2007              609,375
 40.165         2003                             1,945           SF             100.0             3/1/2007              609,375
 40.166         1967                               780           SF             100.0             3/1/2007              609,375
 40.167         1968                               780           SF             100.0             3/1/2007              609,375
 40.168         1968                             1,180           SF             100.0             3/1/2007              609,375
 40.169         1965                             1,430           SF             100.0             3/1/2007              609,375
 40.170         1980                             1,155           SF             100.0             3/1/2007              609,375
 40.171         1996                             1,395           SF             100.0             3/1/2007              609,375
 40.172         1968                               787           SF             100.0             3/1/2007              609,375
 40.173         1968                               800           SF             100.0             3/1/2007              609,375
 40.174         1969                               852           SF             100.0             3/1/2007              609,375
 40.175         1980                             1,350           SF             100.0             3/1/2007              609,375
 40.176         1969                             1,196           SF             100.0             3/1/2007              609,375
 40.177         1996                             1,080           SF             100.0             3/1/2007              609,375
 40.178         1996                             1,245           SF             100.0             3/1/2007              609,375
 40.179         1996                             1,110           SF             100.0             3/1/2007              609,375
 40.180         1981                             1,750           SF             100.0             3/1/2007              609,375
 40.181         1981                             1,106           SF             100.0             3/1/2007              609,375
 40.182         1981                             1,176           SF             100.0             3/1/2007              609,375
 40.183         1970                               787           SF             100.0             3/1/2007              609,375
 40.184         1970                             1,406           SF             100.0             3/1/2007              609,375
 40.185         1970                               780           SF             100.0             3/1/2007              609,375
 40.186         1992                             1,144           SF             100.0             3/1/2007              609,375
 40.187         1970                             1,300           SF             100.0             3/1/2007              609,375
 40.188         1979                             1,134           SF             100.0             3/1/2007              609,375
 40.189         1970                             1,130           SF             100.0             3/1/2007              609,375
 40.190         1996                               940           SF             100.0             3/1/2007              609,375
 40.191         1970                               950           SF             100.0             3/1/2007              609,375
 40.192         1970                               945           SF             100.0             3/1/2007              609,375
   41           1974               1998        153,678           SF             100.0            9/25/2006           30,800,000
   42           1986                           191,775           SF              92.9            11/1/2006           29,550,000
   43           1961               2001        159,137           SF              93.0            11/1/2006           32,500,000
   44           1982               2006        359,180           SF              92.1            10/9/2006           30,900,000
   45           2001                           437,214           SF             100.0           12/19/2006           33,000,000
   46           1998               2003        117,372           SF              98.3           12/31/2006           29,000,000
   47           2000                               392          Units            96.2            7/26/2006           32,500,000
   48           1990               2005        117,691           SF              93.2            12/4/2006           26,900,000
   49           2005                               123          Rooms            74.9            8/11/2006           31,000,000
   50           1972               1996        141,190           SF              94.3            10/5/2006           25,100,000
   51           1965               1991            487          Units            97.9             2/1/2007           26,000,000
   52           1975               2006        161,608           SF              96.6           10/19/2006           25,500,000
   53           1910               2002         81,512           SF             100.0             1/1/2007           24,400,000
   54           1956               1988        131,849           SF             100.0           12/31/2006           22,500,000
   55           2001                            85,750           SF              85.2            7/31/2006           24,840,000
   56           1950               2006        132,000           SF              98.5           11/30/2006           27,000,000
   57          Various                             356          Units            85.7              Various           21,650,000
  57.01         1970                               256          Units            84.0            11/1/2006           14,150,000
  57.02         1982                               100          Units            90.0            11/3/2006            7,500,000
   58           2005                               119          Rooms            81.3           10/31/2006           22,800,000
   59           1999                               302          Units            93.0           11/13/2006           21,860,000
   60         2005-2006                         50,117           SF             100.0             6/9/2006           27,000,000
   61           2005                            67,608           SF              88.0           12/31/2006           19,550,000
   62           1984                               166          Units            89.2            1/12/2007           22,500,000
   63           1999                            46,535           SF             100.0            10/9/2006           21,800,000
   64           1982               2005        128,098           SF              89.5            12/1/2006           20,900,000
   65          Various             2002        187,642           SF              98.9              Various           19,000,000
  65.01         1990               2002        130,898           SF              98.4           10/10/2006           13,800,000
  65.02         1974               2002         56,744           SF             100.0            10/1/2006            5,200,000
   66           1995                               150          Rooms            81.0            9/30/2006           24,900,000
   67           1913               2004        131,284           SF              96.1           10/18/2006           20,750,000
   68           1999                            90,203           SF              90.9             1/1/2007           20,450,000
   69           2006                               135          Rooms            69.0             1/1/2007           21,000,000
   70          Various           Various       347,727           SF              89.9            9/12/2006           21,875,000
  70.01         1985                            86,025           SF              90.3            9/12/2006            6,800,000
  70.02         1984                            89,401           SF              90.3            9/12/2006            6,200,000
  70.03         1984               2005         61,435           SF              92.3            9/12/2006            3,575,000
  70.04         1986                            63,410           SF             100.0            9/12/2006            2,900,000
  70.05         1970                            47,456           SF              71.6            9/12/2006            2,400,000
   71           2006                            65,408           SF             100.0            12/8/2006           17,950,000
   72           1953               1995            702          Units            89.7           10/24/2006           19,000,000
   73          Various           Various       106,206           SF             100.0            1/23/2007           18,870,000
  73.01         2001               2005         51,993           SF             100.0            1/23/2007            9,300,000
  73.02         1972               2000         42,213           SF             100.0            1/23/2007            6,700,000
  73.03         1998                            12,000           SF             100.0            1/23/2007            2,870,000
   74           1969               2006            170          Units            92.9           11/15/2006           17,600,000
   75           1982               2005            242          Rooms            62.5            9/30/2006           24,900,000
   76        2002 - 2004                           150          Units            88.0            12/8/2006           17,200,000
   77           1976               2006        323,000           SF              99.5            9/25/2006           17,600,000
   78           1985                               354          Units            95.2            11/1/2006           17,200,000
  78.01         1985                               132          Units            96.2            11/1/2006            6,500,000
  78.02         1985                               222          Units            94.6            11/1/2006           10,700,000
   79           1974               1999        136,990           SF             100.0            9/30/2006           16,200,000
   80           1999                            90,316           SF             100.0           10/27/2006           15,900,000
               Various           Various       498,998           SF             100.0            6/30/2005           32,200,000
   81           1988               1999        336,350           SF             100.0            6/30/2005           16,800,000
   82           1998               2001        162,648           SF             100.0            6/30/2005           15,400,000
   83        2004, 2006                         51,020           SF              95.6             1/3/2007           16,000,000
   84           1999                            58,003           SF              98.3             2/3/2006           16,600,000
   85           2005                           137,886           SF              97.8           12/22/2006           16,300,000
   86          Various                             117          Units            95.7            1/22/2007           16,200,000
  86.01       2003-2005                             82          Units            96.3            1/22/2007           11,855,639
  86.02         1994                                35          Units            97.1            1/22/2007            4,344,361
   87           1973               2006            206          Units            90.3           12/31/2006           16,000,000
   88           1986               2001        100,413           SF              85.6            7/31/2006           16,300,000
   89           1968               2002         79,689           SF              85.8            7/31/2006           17,400,000
   90           2005                                95          Rooms            76.5           10/31/2006           15,100,000
   91           1924               1986        120,598           SF              96.2            11/7/2006           16,500,000
   92           1998                           101,932           SF             100.0           12/31/2006           15,600,000
   93           2006                            61,680           SF              98.1            1/30/2007           14,650,000
   94           1990                           119,776           SF              91.0           12/18/2006           16,200,000
   95           1989               1999        193,013           SF              73.5            11/1/2006           18,400,000
   96           1999                            85,750           SF              85.0            7/31/2006           17,100,000
   97           1985               2000         93,345           SF              89.4           10/27/2006           13,900,000
   98           1994                            92,556           SF              95.6            12/1/2006           18,950,000
   99           1942                           120,200           SF             100.0            12/5/2006           17,400,000
   100          1956                           360,005           SF              86.1            9/13/2006           14,250,000
   101          2006                            41,744           SF              95.1            1/30/2007           12,950,000
   102          2006                            32,908           SF              94.1            12/1/2006           13,600,000
   103          1996                           119,695           SF             100.0            11/8/2006           14,400,000
   104          2001               2006        123,782           SF              96.4           12/13/2006           16,300,000
   105       1970, 1972         2003, 2006     113,587           SF              95.7            12/1/2006           16,700,000
   106          2007                            59,816           SF             100.0            1/10/2007           12,875,000
   107          2004                               204          Units            75.5            9/28/2006           14,750,000
   108          1989                           105,758           SF             100.0            10/3/2006           12,950,000
   109          1990                            45,670           SF              95.9           11/27/2006           14,900,000
   110          1990                           109,114           SF             100.0             2/1/2007           12,700,000
   111          1956               1995        201,100           SF              95.0            12/1/2006           16,200,000
   112          1966               1996         90,422           SF              81.3           11/30/2006           12,550,000
   113          1983               1997            192          Units            96.4           10/24/2006           12,510,000
   114          1973                            45,801           SF              97.4            12/5/2006           22,000,000
   115          1972               1999         56,361           SF              92.0           11/15/2006           13,000,000
   116         Various           Various       134,801           SF             100.0           10/18/2006           13,680,000
 116.01      1972, 1977                         62,444           SF             100.0           10/18/2006            5,860,000
 116.02         1981                            43,855           SF             100.0           10/18/2006            4,540,000
 116.03         1967               1980         28,502           SF             100.0           10/18/2006            3,280,000
   117          2001                            28,087           SF              97.1             1/4/2007           16,300,000
   118          2004                            53,500           SF              82.5            11/7/2006           12,300,000
   119          1990               1997         88,873           SF              94.2            12/4/2006           13,700,000
   120          2004                            43,216           SF             100.0             2/5/2007           12,500,000
   121         Various                         114,649           SF              98.3            10/1/2006           12,425,000
 121.01         1989               2004         65,577           SF              97.0            10/1/2006            6,750,000
 121.02         1987                            49,072           SF             100.0            10/1/2006            5,675,000
   122          2006                            25,347           SF              88.6           12/15/2006           11,500,000
   123          1990                           114,386           SF             100.0            11/1/2006           15,200,000
   124          1993                            64,966           SF             100.0            9/30/2006           13,700,000
   125          1987               2002        255,230           SF             100.0            12/1/2006           12,800,000
   126          1986                            70,042           SF             100.0             6/1/2006           14,600,000
   127          2004                            62,440           SF              93.6           12/13/2006           11,450,000
   128          1999                            73,700           SF              74.3            7/31/2006           12,800,000
   129          1910               1989        147,610           SF              87.3             2/1/2007           10,900,000
   130          2006                            48,000           SF              95.5           11/14/2006           12,400,000
   131          1999                            73,400           SF              85.2            7/31/2006           12,000,000
   132          1999                            76,362           SF              84.1            7/31/2006           12,600,000
   133          1999                                95          Rooms            79.1           10/31/2006           10,600,000
   134          1975                            93,155           SF              84.7            9/30/2006           16,060,000
   135          2000                            73,075           SF              86.7            7/31/2006           12,300,000
   136          1967               2002         46,896           SF              93.8             9/1/2006           10,400,000
   137          1994                            80,499           SF             100.0             8/1/2006           11,200,000
   138          1988                            35,244           SF              93.1           11/30/2006           11,300,000
   139          1998               2006            122          Rooms            69.7            9/30/2006           10,700,000
   140          2001                            73,625           SF              81.2            7/31/2006           12,680,000
   141          2001                            51,398           SF             100.0            11/3/2006           10,100,000
   142          2002                            60,000           SF             100.0           11/29/2006            9,400,000
   143          1971               2005            114          Rooms            65.2            9/30/2006           11,000,000
   144          1984                            43,535           SF              91.7            11/1/2006            9,950,000
   145          1999                            56,550           SF              90.3            12/7/2006           10,000,000
   146          2006                           129,600           SF             100.0           12/26/2006            9,000,000
   147          1982                               224          Units            85.7           12/12/2006            8,500,000
   148          2001               2006             82          Rooms            71.6           10/31/2006            9,800,000
   149          1998                               136          Units            94.9           10/27/2006            8,640,000
   150          2000               2006             84          Rooms            67.8            8/31/2006            9,600,000
   151          1998                                78          Rooms            76.0           10/31/2006            8,400,000
   152          1985                            75,148           SF              89.1           12/19/2006           10,300,000
   153          1997                            71,136           SF              81.4            7/31/2006           10,300,000
   154          2005                            12,211           SF             100.0           12/14/2006            8,500,000
   155          1914               1997         32,288           SF              96.2           10/25/2006            8,900,000
   156          1984                               205          Pads             85.4            11/3/2006            9,850,000
   157          1999                           108,755           SF              89.7            11/1/2006           13,300,000
   158          1999                                96          Units            95.8           11/22/2006            7,500,000
   159          2004                                82          Rooms            60.3           10/31/2006            8,500,000
   160          2006                            15,222           SF              90.2           11/21/2006            9,900,000
   161          1963                               163          Units            97.5            9/13/2006            7,950,000
   162          1996                            43,403           SF              99.2           10/31/2006            7,525,000
   163          1964                               117          Pads            100.0            12/1/2006            7,840,000
   164          1989                            75,522           SF             100.0            1/16/2007            8,900,000
   165          1998                               121          Rooms            78.0           10/31/2006            7,700,000
   166          1992                                90          Rooms            76.9            9/30/2006            7,500,000
   167          1989                               129          Rooms            77.0           12/31/2006            7,875,000
   168          2001                            73,187           SF              92.2           11/20/2006            7,580,000
   169          2006                            14,490           SF             100.0           10/23/2006            6,850,000
   170          1988               2006         49,600           SF              93.2           11/13/2006            7,200,000
   171          2004                            22,821           SF             100.0            11/3/2006            6,540,000
   172          1977               2007        154,789           SF             100.0            11/8/2006            6,675,000
   173          1914               2006         23,493           SF              80.6             1/1/2007            8,990,000
               Various           Various       193,877           SF              89.6              Various            7,770,000
   174          1990               2001         93,277           SF              84.9           10/25/2006            4,500,000
   175          1989               1996        100,600           SF              93.9           10/30/2006            3,270,000
   176          1971               2000            143          Rooms            57.9            9/30/2006            8,000,000
   177          1974               2000         63,142           SF              92.2            11/3/2006            8,900,000
   178          1998                            62,475           SF              86.2            7/31/2006            8,000,000
   179         Various                          30,028           SF             100.0             3/1/2007           10,430,000
 179.01         1999                             3,200           SF             100.0             3/1/2007            1,480,000
 179.02         1999                             2,871           SF             100.0             3/1/2007            1,440,000
 179.03         1985                             3,011           SF             100.0             3/1/2007            1,380,000
 179.04         1979                             3,923           SF             100.0             3/1/2007            1,330,000
 179.05         1976                             3,889           SF             100.0             3/1/2007            1,150,000
 179.06         2000                             3,939           SF             100.0             3/1/2007            1,100,000
 179.07         1990                             3,000           SF             100.0             3/1/2007            1,070,000
 179.08         1983                             2,695           SF             100.0             3/1/2007            1,040,000
 179.09         2000                             3,500           SF             100.0             3/1/2007              440,000
   180          2004                                88          Rooms            74.0           10/31/2006            7,000,000
   181          1999                            25,100           SF             100.0            11/9/2006            7,000,000
   182          2001                            82,802           SF              83.2            12/6/2006            7,095,000
   183          2003                            56,265           SF              83.0           10/17/2006            7,150,000
   184          1966               2005            104          Pads            100.0            12/5/2006            6,790,000
   185          2004                            86,078           SF              70.5           12/12/2006            6,180,000
   186          2006                            40,500           SF             100.0             1/3/2007            6,200,000
   187          1998               2001            104          Rooms            63.3            8/31/2006            6,600,000
   188          1907               2005         36,516           SF              85.4           10/31/2006            6,210,000
   189          1991                            52,975           SF              86.1            7/31/2006            7,500,000
                1996                            36,080           SF             100.0           11/30/2006            6,800,000
   190          1996                            30,000           SF             100.0           11/30/2006            5,100,000
   191          1996                             6,080           SF             100.0           11/30/2006            1,700,000
   192          2003                                80          Rooms            71.9           10/31/2006            6,600,000
   193          2003                            14,490           SF             100.0           11/29/2006            5,700,000
   194          1870               2000         34,631           SF              94.9           10/27/2006            5,750,000
   195          1996                            42,737           SF              82.1           12/13/2006            5,700,000
   196          1967               2005         22,525           SF             100.0            11/9/2006            6,600,000
   197          1955               2003          6,910           SF             100.0            11/1/2006           10,850,000
   198          1989                               148          Units            98.0           12/14/2006            5,550,000
   199          1996                            66,656           SF             100.0           10/27/2006            7,690,000
   200          1986                            67,379           SF              91.1            11/1/2006            6,400,000
   201          1999               2004         50,809           SF             100.0           12/11/2006           10,750,000
   202          2004                            13,824           SF             100.0            8/15/2006            5,510,000
   203          2000               2006        106,000           SF             100.0           11/30/2006            5,700,000
   204          1973               2004            168          Units            86.3            9/30/2006            6,400,000
   205          2006                            15,080           SF             100.0            10/6/2006            5,150,000
   206          2007                            14,820           SF             100.0             4/3/2006            5,750,000
   207          2001                            19,507           SF              91.6           10/31/2006            4,900,000
   208          2006                            14,820           SF             100.0            11/6/2006            5,400,000
   209          2000                            10,461           SF             100.0           10/15/2006            5,050,000
   210          2005                            19,383           SF              77.8            8/31/2006            5,190,000
   211          1974                            65,510           SF              98.2            9/30/2006            7,720,000
   212          1977                            57,443           SF              93.0             9/1/2006            8,520,000
   213          2006                            14,200           SF             100.0            1/31/2007            5,500,000
   214          1982                            77,626           SF              88.1            12/1/2006            5,120,000
   215          1994               1998            130          Rooms            60.6            9/30/2006            5,615,000
   216          1990                            94,841           SF             100.0            9/30/2005            6,200,000
   217       1971, 1980         1998, 2006      23,183           SF             100.0             1/1/2007            6,200,000
   218          1975                            99,440           SF             100.0            9/15/2006            8,500,000
   219          2004                            60,375           SF              88.1            8/31/2006            5,400,000
   220          1997                            43,550           SF             100.0           10/31/2006            7,550,000
   221          2004                                36          Units           100.0            9/28/2006            4,700,000
   222          2006                               102          Units            99.2            9/30/2006            6,600,000
   223          2006                            14,752           SF             100.0            9/16/2006            4,870,000
   224          1970               1995            108          Units            95.4           11/27/2006            4,870,000
   225         Various             2003         15,509           SF             100.0            9/30/2006            5,500,000
 225.01         1981               2003         11,570           SF             100.0            9/30/2006            4,558,273
 225.02         1910               2003          3,939           SF             100.0            9/30/2006              941,727
   226          2000                            28,770           SF             100.0            12/6/2006            6,400,000
   227          2005                            14,658           SF              85.0            11/2/2006            4,440,000
   228          1973               1995        154,800           SF             100.0             6/1/2006            7,250,000
   229          1992                               158          Units            91.8            11/8/2006            4,870,000
   230          2005                            24,480           SF             100.0            11/1/2006            4,910,000
   231          1985                            25,365           SF             100.0            11/8/2006            4,730,000
   232        1978-1982            2005            119          Units            94.1            1/18/2007            4,000,000
   233          2006                            11,069           SF              85.9            11/1/2006            4,160,000
   234          1972                            81,891           SF              92.6            11/1/2006            4,620,000
   235          1974               2006         20,676           SF              88.2           11/29/2006            3,800,000
   236          1999               2004         11,200           SF             100.0           10/25/2006            3,800,000
   237          1973               2006            125          Units            92.0             9/1/2006            4,640,000
   238          2006                            13,400           SF             100.0           12/20/2006            4,900,000
   239          1992                                60          Units            88.3             6/8/2006            3,660,000
   240          1945               2005         24,445           SF              90.1            12/7/2006            4,160,000
   241          1998                            11,200           SF             100.0           10/25/2006            3,500,000
   242          2002               2006         25,575           SF             100.0           11/14/2006            5,250,000
   243          2006                            12,718           SF             100.0           11/30/2006            3,900,000
   244          2006                            42,000           SF             100.0             6/9/2006            3,500,000
   245          2001                                72          Units            93.1            12/5/2006            4,300,000
   246          1970               2005         56,883           SF              90.3            7/31/2006            3,800,000
   247          1980               2001         32,259           SF             100.0            11/1/2006            4,100,000
   248          2006                            17,380           SF              84.4           12/12/2006            8,000,000
   249          1972               1987         31,566           SF              91.5           12/21/2006            3,500,000
   250          1950                            10,975           SF             100.0             8/3/2006            4,900,000
   251          1998                                44          Units            94.9            9/30/2006            4,100,000
   252          1963                                26          Units           100.0            6/19/2006            3,700,000
   253          1988                                33          Units           100.0            9/30/2006            4,040,000
   254          2002                            40,480           SF             100.0            11/1/2006            3,760,000
   255          1923               2005             75          Units            98.7           10/23/2006            4,380,000
   256          2006                            11,422           SF             100.0            12/1/2006            4,200,000
   257          1916               1996             63          Units           100.0            10/5/2006           46,000,000
   258          2004                             3,944           SF             100.0           10/19/2006            2,850,000
   259          1996               2004         60,075           SF              73.6           10/17/2006            3,220,000
   260          2005                            15,400           SF             100.0           11/16/2006            3,010,000
   261          2006                            10,200           SF             100.0            9/15/2006            2,975,000
   262          1954               1996         23,769           SF             100.0           11/13/2006            3,100,000
   263          1971                                64          Units            98.2            10/4/2006            3,010,000
   264          1985               2006             66          Units           100.0            1/18/2007            2,650,000
   265          2000                            10,125           SF             100.0           10/19/2006            2,785,000
   266          1963               1987         35,512           SF              96.6            11/1/2006            3,610,000
   267          2001                            23,942           SF             100.0            11/1/2006            2,925,000
   268         Various                          27,042           SF             100.0             3/1/2007            2,505,000
 268.01         2006                             9,014           SF             100.0             3/1/2007              875,000
 268.02         2006                             9,014           SF             100.0             3/1/2007              880,000
 268.03         2006                             9,014           SF             100.0             3/1/2007              750,000
   269          2006                            10,144           SF             100.0           11/13/2006            3,000,000
   270          2005                            12,331           SF              89.6           10/31/2006            3,160,000
   271          2005                             6,804           SF             100.0            8/31/2006            3,110,000
   272          1987                            28,005           SF              89.5            10/1/2006            5,000,000
   273          1929               2006             16          Units            93.8           10/16/2006            6,400,000
   274          1925               1992             16          Units           100.0           10/19/2006            4,000,000
   275          1987               1994         15,537           SF              91.1           12/15/2006            2,475,000
   276          1997                            11,200           SF             100.0           10/25/2006            2,500,000
   277        1974/1976            2004             72          Units           100.0           12/19/2006            2,370,000
   278          2006                            18,571           SF             100.0            11/7/2006            2,720,000
   279          2005                            10,840           SF             100.0             4/1/2006            3,640,000
   280          1979               2002         24,506           SF              87.1            1/16/2007            2,500,000
   281         Various                          27,042           SF             100.0             3/1/2007            2,270,000
 281.01         2006                             9,014           SF             100.0             3/1/2007              790,000
 281.02         2005                             9,014           SF             100.0             3/1/2007              730,000
 281.03         2006                             9,014           SF             100.0             3/1/2007              750,000
   282          1972                                30          Units            96.7             5/1/2006            2,380,000
   283          2005                            11,300           SF             100.0             6/2/2006            4,150,000
   284          1981               2006             45          Units           100.0            10/1/2006            2,300,000
   285          2006                             5,125           SF             100.0           11/13/2006            2,295,000
   286          1964                                18          Units            94.4            6/27/2006            2,520,000
   287          2001                             7,955           SF             100.0            10/1/2006            2,330,000
   288          1996               1999         19,176           SF             100.0            5/23/2006            3,450,000
   289          1977               2002             49          Units            93.9           10/31/2006            2,200,000
   290          2005                            16,400           SF             100.0           11/29/2006            1,990,000
   291          2001                             6,502           SF             100.0             9/1/2006            2,440,000
   292          1977               1994         17,745           SF              83.5           11/11/2006            2,380,000
   293          1985                                46          Units            95.7             3/1/2006            2,225,000
   294          1983                                32          Units           100.0            11/1/2006            1,820,000
   295          2005                             7,510           SF             100.0            9/15/2006            1,900,000
   296          1971                                38          Units            92.1             1/4/2007            1,750,000
   297          2002                            24,987           SF              94.3           10/26/2006            1,750,000
   298          1958                                47          Pads             97.9             9/6/2006            1,850,000
   299          1978                                53          Units            94.3            4/28/2006            1,605,000
   300          1988                             4,153           SF             100.0           10/19/2006            1,900,000
   301          2002                            15,000           SF             100.0           11/22/2006            1,600,000
   302          2005                             5,208           SF             100.0            10/9/2006            1,790,000
   303          1990                                36          Units           100.0             7/1/2006            1,800,000
   304          1990                                59          Units            94.9             6/9/2006            1,750,000
   305          1945                                20          Units           100.0            7/31/2006            1,580,000
   306          1984                                24          Units           100.0            10/2/2006            1,260,000
   307          2006                             9,823           SF             100.0           10/25/2006            2,200,000
   308          1972                                16          Units           100.0            6/30/2006            1,600,000
   309          1972                             8,991           SF              89.6            3/23/2006            1,240,000
   310          1985                                10          Units           100.0            4/30/2006            1,495,000
   311          1964                                20          Units            95.0            5/31/2006            1,340,000
   312          1936               1998              7          Units           100.0            5/24/2006            1,425,000
   313          1993                             4,047           SF             100.0            12/1/2006            1,000,000
   314          2006                             9,014           SF             100.0           11/30/2006            1,050,000
   315          1963                                10          Units           100.0            7/25/2006            1,200,000
   316          1958                                11          Units           100.0            6/26/2006            1,625,000
   317          1963                                 8          Units           100.0             6/1/2006            1,300,000
   318          1998                            10,876           SF              79.0             6/1/2006            1,665,000
   319          2004                                16          Units            93.8            6/23/2006              980,000
   320          1894               1980             20          Units           100.0            6/26/2006            1,000,000
   321          1961                                10          Units           100.0             6/9/2006            1,385,000
   322          1978                             2,254           SF             100.0            5/15/2006            1,100,000
   323          1928                                12          Units           100.0            6/14/2006            1,000,000
   324          1996                                14          Units           100.0            6/30/2006              815,000
   325          1958                                12          Units           100.0            6/29/2006            1,780,000
   326          1965                                22          Units           100.0            7/11/2006              725,000
   327          1956                                16          Units           100.0            6/21/2006            1,265,000
   328          1962                                34          Units           100.0            6/21/2006            2,000,000
   329          1986                                 8          Units           100.0            6/30/2006            1,100,000
   330          1960                                 5          Units           100.0             5/1/2006              970,000
   331          1958                                10          Units           100.0             7/5/2006            1,120,000
   332          1960                                 8          Units           100.0            4/30/2006              785,000
   333          1991                                10          Units           100.0            6/13/2006            1,500,000

                                                                                                                      LARGEST TENANT
           APPRAISAL                                  SINGLE
 LOAN #       DATE                  PML %             TENANT                                     TENANT NAME
------------------------------------------------------------------------------------------------------------------------------------

    1        11/1/2006
  1.01
  1.02
    2         1/1/2007                                                    D.E. Shaw & Co. LP
    3         6/1/2006
    4       11/27/2006
    5       10/30/2006                                                    RSUI Group
    6       11/17/2006                                Various
  6.01      11/17/2006                                Yes                 International Paper
  6.02      11/17/2006                                                    Memphis Group
  6.03      11/17/2006                                Yes                 International Paper
  6.04      11/17/2006                                Yes                 Zomax Inc
  6.05      11/17/2006                                Yes                 International Paper
  6.06      11/17/2006                                                    Fujitsu Computer Systems
  6.07      11/17/2006                                Yes                 Dynamic Tire
  6.08      11/17/2006                                                    Renal Care Group, Inc
  6.09      11/17/2006                                                    Crown Equipment
  6.10      11/17/2006                                                    Terminex International
  6.11      11/17/2006                                Yes                 Fed Ex
  6.12      11/17/2006                                                    Securitas Secuirty Services USA
  6.13      11/17/2006                                                    EPAC Tech
  6.14      11/17/2006                                                    Exel
  6.15      11/17/2006                                                    Tech Print
    7       11/27/2006                                                    Boscov's #12
    8       11/13/2006               14                                   The Angeles Clinic
    9         2/1/2007
   10       12/20/2006                                                    Orion Engines
   11       10/23/2006                                                    Ashley's Furniture
   12       10/17/2006
  12.01     10/17/2006                                                    Dibble & Associates
  12.02     10/17/2006                                                    United Health Care
  12.03     10/17/2006                                                    Multi Systems Inc
              8/9/2006
   13         8/9/2006
   14         8/9/2006
   15         8/9/2006
   16        11/2/2006
   17        11/1/2007
   18        11/2/2006                                                    Belk
   19        12/5/2006               14               Yes                 San Diego Gas & Electric Company
   20       11/10/2006               16                                   Marina Medical Billing Service (800)
   21       11/17/2006                                                    Wells Fargo
   22        12/1/2006                                                    Barr Research
   23        11/1/2006                                                    International Shipholding
   24         1/1/2007                                Yes                 Quintiles Transnational Corp.
   25        11/9/2006                                                    Priority Mail Facility
   26        11/9/2006                                                    Home Depot
   27         7/1/2006                                Yes                 Raymour & Flanigan
   28         1/1/2009
   29        11/1/2006                                                    Service Merchandise
   30       10/17/2006
  30.01     10/17/2006
  30.02     10/17/2006
   31       10/12/2006                                                    Comcast of New Jersey II, LLC
   32         5/1/2007                                Yes                 AMCOR Pet Packaging USA Inc
   33        8/31/2006               19
   34         6/7/2006                                Yes                 The Yankee Candle Company
   35        12/1/2006                                                    Tom Thumb
   36        10/1/2006                                                    Stamford Hospital Basement
   37       12/15/2006                                                    Tudson Medical Center
   38       10/12/2006                                Yes                 Cellco Partnership d/b/a Verizon Wireless
   39        9/25/2006
  39.01      9/25/2006
  39.02      9/25/2006
  39.03      9/25/2006
   40        3/29/2005                                Yes
 40.001      3/29/2005                                Yes                 Cajun Operating Company
 40.002      3/29/2005                                Yes                 Cajun Operating Company
 40.003      3/29/2005                                Yes                 Cajun Operating Company
 40.004      3/29/2005                                Yes                 Cajun Operating Company
 40.005      3/29/2005                                Yes                 Cajun Operating Company
 40.006      3/29/2005                                Yes                 Cajun Operating Company
 40.007      3/29/2005                                Yes                 Cajun Operating Company
 40.008      3/29/2005                                Yes                 Cajun Operating Company
 40.009      3/29/2005                                Yes                 Cajun Operating Company
 40.010      3/29/2005                                Yes                 Cajun Operating Company
 40.011      3/29/2005                                Yes                 Cajun Operating Company
 40.012      3/29/2005                                Yes                 Cajun Operating Company
 40.013      3/29/2005                                Yes                 Cajun Operating Company
 40.014      3/29/2005                                Yes                 Cajun Operating Company
 40.015      3/29/2005                                Yes                 Cajun Operating Company
 40.016      3/29/2005                                Yes                 Cajun Operating Company
 40.017      3/29/2005                                Yes                 Cajun Operating Company
 40.018      3/29/2005                                Yes                 Cajun Operating Company
 40.019      3/29/2005                                Yes                 Cajun Operating Company
 40.020      3/29/2005                                Yes                 Cajun Operating Company
 40.021      3/29/2005                                Yes                 Cajun Operating Company
 40.022      3/29/2005                                Yes                 Cajun Operating Company
 40.023      3/29/2005                                Yes                 Cajun Operating Company
 40.024      3/29/2005                                Yes                 Cajun Operating Company
 40.025      3/29/2005                                Yes                 Cajun Operating Company
 40.026      3/29/2005                                Yes                 Cajun Operating Company
 40.027      3/29/2005                                Yes                 Cajun Operating Company
 40.028      3/29/2005                                Yes                 Cajun Operating Company
 40.029      3/29/2005                                Yes                 Cajun Operating Company
 40.030      3/29/2005                                Yes                 Cajun Operating Company
 40.031      3/29/2005                                Yes                 Cajun Operating Company
 40.032      3/29/2005                                Yes                 Cajun Operating Company
 40.033      3/29/2005                                Yes                 Cajun Operating Company
 40.034      3/29/2005                                Yes                 Cajun Operating Company
 40.035      3/29/2005                                Yes                 Cajun Operating Company
 40.036      3/29/2005                                Yes                 Cajun Operating Company
 40.037      3/29/2005                                Yes                 Cajun Operating Company
 40.038      3/29/2005                                Yes                 Cajun Operating Company
 40.039      3/29/2005                                Yes                 Cajun Operating Company
 40.040      3/29/2005                                Yes                 Cajun Operating Company
 40.041      3/29/2005                                Yes                 Cajun Operating Company
 40.042      3/29/2005                                Yes                 Cajun Operating Company
 40.043      3/29/2005                                Yes                 Cajun Operating Company
 40.044      3/29/2005                                Yes                 Cajun Operating Company
 40.045      3/29/2005                                Yes                 Cajun Operating Company
 40.046      3/29/2005                                Yes                 Cajun Operating Company
 40.047      3/29/2005                                Yes                 Cajun Operating Company
 40.048      3/29/2005                                Yes                 Cajun Operating Company
 40.049      3/29/2005                                Yes                 Cajun Operating Company
 40.050      3/29/2005                                Yes                 Cajun Operating Company
 40.051      3/29/2005                                Yes                 Cajun Operating Company
 40.052      3/29/2005                                Yes                 Cajun Operating Company
 40.053      3/29/2005                                Yes                 Cajun Operating Company
 40.054      3/29/2005                                Yes                 Cajun Operating Company
 40.055      3/29/2005                                Yes                 Cajun Operating Company
 40.056      3/29/2005                                Yes                 Cajun Operating Company
 40.057      3/29/2005                                Yes                 Cajun Operating Company
 40.058      3/29/2005                                Yes                 Cajun Operating Company
 40.059      3/29/2005                                Yes                 Cajun Operating Company
 40.060      3/29/2005                                Yes                 Cajun Operating Company
 40.061      3/29/2005                                Yes                 Cajun Operating Company
 40.062      3/29/2005                                Yes                 Cajun Operating Company
 40.063      3/29/2005                                Yes                 Cajun Operating Company
 40.064      3/29/2005                                Yes                 Cajun Operating Company
 40.065      3/29/2005                                Yes                 Cajun Operating Company
 40.066      3/29/2005                                Yes                 Cajun Operating Company
 40.067      3/29/2005                                Yes                 Cajun Operating Company
 40.068      3/29/2005                                Yes                 Cajun Operating Company
 40.069      3/29/2005                                Yes                 Cajun Operating Company
 40.070      3/29/2005                                Yes                 Cajun Operating Company
 40.071      3/29/2005                                Yes                 Cajun Operating Company
 40.072      3/29/2005                                Yes                 Cajun Operating Company
 40.073      3/29/2005                                Yes                 Cajun Operating Company
 40.074      3/29/2005                                Yes                 Cajun Operating Company
 40.075      3/29/2005                                Yes                 Cajun Operating Company
 40.076      3/29/2005                                Yes                 Cajun Operating Company
 40.077      3/29/2005                                Yes                 Cajun Operating Company
 40.078      3/29/2005                                Yes                 Cajun Operating Company
 40.079      3/29/2005                                Yes                 Cajun Operating Company
 40.080      3/29/2005                                Yes                 Cajun Operating Company
 40.081      3/29/2005                                Yes                 Cajun Operating Company
 40.082      3/29/2005                                Yes                 Cajun Operating Company
 40.083      3/29/2005                                Yes                 Cajun Operating Company
 40.084      3/29/2005                                Yes                 Cajun Operating Company
 40.085      3/29/2005                                Yes                 Cajun Operating Company
 40.086      3/29/2005                                Yes                 Cajun Operating Company
 40.087      3/29/2005                                Yes                 Cajun Operating Company
 40.088      3/29/2005                                Yes                 Cajun Operating Company
 40.089      3/29/2005                                Yes                 Cajun Operating Company
 40.090      3/29/2005                                Yes                 Cajun Operating Company
 40.091      3/29/2005                                Yes                 Cajun Operating Company
 40.092      3/29/2005                                Yes                 Cajun Operating Company
 40.093      3/29/2005                                Yes                 Cajun Operating Company
 40.094      3/29/2005                                Yes                 Cajun Operating Company
 40.095      3/29/2005                                Yes                 Cajun Operating Company
 40.096      3/29/2005                                Yes                 Cajun Operating Company
 40.097      3/29/2005                                Yes                 Cajun Operating Company
 40.098      3/29/2005                                Yes                 Cajun Operating Company
 40.099      3/29/2005                                Yes                 Cajun Operating Company
 40.100      3/29/2005                                Yes                 Cajun Operating Company
 40.101      3/29/2005                                Yes                 Cajun Operating Company
 40.102      3/29/2005                                Yes                 Cajun Operating Company
 40.103      3/29/2005                                Yes                 Cajun Operating Company
 40.104      3/29/2005                                Yes                 Cajun Operating Company
 40.105      3/29/2005                                Yes                 Cajun Operating Company
 40.106      3/29/2005                                Yes                 Cajun Operating Company
 40.107      3/29/2005                                Yes                 Cajun Operating Company
 40.108      3/29/2005                                Yes                 Cajun Operating Company
 40.109      3/29/2005                                Yes                 Cajun Operating Company
 40.110      3/29/2005                                Yes                 Cajun Operating Company
 40.111      3/29/2005                                Yes                 Cajun Operating Company
 40.112      3/29/2005                                Yes                 Cajun Operating Company
 40.113      3/29/2005                                Yes                 Cajun Operating Company
 40.114      3/29/2005                                Yes                 Cajun Operating Company
 40.115      3/29/2005                                Yes                 Cajun Operating Company
 40.116      3/29/2005                                Yes                 Cajun Operating Company
 40.117      3/29/2005                                Yes                 Cajun Operating Company
 40.118      3/29/2005                                Yes                 Cajun Operating Company
 40.119      3/29/2005                                Yes                 Cajun Operating Company
 40.120      3/29/2005                                Yes                 Cajun Operating Company
 40.121      3/29/2005                                Yes                 Cajun Operating Company
 40.122      3/29/2005                                Yes                 Cajun Operating Company
 40.123      3/29/2005                                Yes                 Cajun Operating Company
 40.124      3/29/2005                                Yes                 Cajun Operating Company
 40.125      3/29/2005                                Yes                 Cajun Operating Company
 40.126      3/29/2005                                Yes                 Cajun Operating Company
 40.127      3/29/2005                                Yes                 Cajun Operating Company
 40.128      3/29/2005                                Yes                 Cajun Operating Company
 40.129      3/29/2005                                Yes                 Cajun Operating Company
 40.130      3/29/2005                                Yes                 Cajun Operating Company
 40.131      3/29/2005                                Yes                 Cajun Operating Company
 40.132      3/29/2005                                Yes                 Cajun Operating Company
 40.133      3/29/2005                                Yes                 Cajun Operating Company
 40.134      3/29/2005                                Yes                 Cajun Operating Company
 40.135      3/29/2005                                Yes                 Cajun Operating Company
 40.136      3/29/2005                                Yes                 Cajun Operating Company
 40.137      3/29/2005                                Yes                 Cajun Operating Company
 40.138      3/29/2005                                Yes                 Cajun Operating Company
 40.139      3/29/2005                                Yes                 Cajun Operating Company
 40.140      3/29/2005                                Yes                 Cajun Operating Company
 40.141      3/29/2005                                Yes                 Cajun Operating Company
 40.142      3/29/2005                                Yes                 Cajun Operating Company
 40.143      3/29/2005                                Yes                 Cajun Operating Company
 40.144      3/29/2005                                Yes                 Cajun Operating Company
 40.145      3/29/2005                                Yes                 Cajun Operating Company
 40.146      3/29/2005                                Yes                 Cajun Operating Company
 40.147      3/29/2005                                Yes                 Cajun Operating Company
 40.148      3/29/2005                                Yes                 Cajun Operating Company
 40.149      3/29/2005                                Yes                 Cajun Operating Company
 40.150      3/29/2005                                Yes                 Cajun Operating Company
 40.151      3/29/2005                                Yes                 Cajun Operating Company
 40.152      3/29/2005                                Yes                 Cajun Operating Company
 40.153      3/29/2005                                Yes                 Cajun Operating Company
 40.154      3/29/2005                                Yes                 Cajun Operating Company
 40.155      3/29/2005                                Yes                 Cajun Operating Company
 40.156      3/29/2005                                Yes                 Cajun Operating Company
 40.157      3/29/2005                                Yes                 Cajun Operating Company
 40.158      3/29/2005                                Yes                 Cajun Operating Company
 40.159      3/29/2005                                Yes                 Cajun Operating Company
 40.160      3/29/2005                                Yes                 Cajun Operating Company
 40.161      3/29/2005                                Yes                 Cajun Operating Company
 40.162      3/29/2005                                Yes                 Cajun Operating Company
 40.163      3/29/2005                                Yes                 Cajun Operating Company
 40.164      3/29/2005                                Yes                 Cajun Operating Company
 40.165      3/29/2005                                Yes                 Cajun Operating Company
 40.166      3/29/2005                                Yes                 Cajun Operating Company
 40.167      3/29/2005                                Yes                 Cajun Operating Company
 40.168      3/29/2005                                Yes                 Cajun Operating Company
 40.169      3/29/2005                                Yes                 Cajun Operating Company
 40.170      3/29/2005                                Yes                 Cajun Operating Company
 40.171      3/29/2005                                Yes                 Cajun Operating Company
 40.172      3/29/2005                                Yes                 Cajun Operating Company
 40.173      3/29/2005                                Yes                 Cajun Operating Company
 40.174      3/29/2005                                Yes                 Cajun Operating Company
 40.175      3/29/2005                                Yes                 Cajun Operating Company
 40.176      3/29/2005                                Yes                 Cajun Operating Company
 40.177      3/29/2005                                Yes                 Cajun Operating Company
 40.178      3/29/2005                                Yes                 Cajun Operating Company
 40.179      3/29/2005                                Yes                 Cajun Operating Company
 40.180      3/29/2005                                Yes                 Cajun Operating Company
 40.181      3/29/2005                                Yes                 Cajun Operating Company
 40.182      3/29/2005                                Yes                 Cajun Operating Company
 40.183      3/29/2005                                Yes                 Cajun Operating Company
 40.184      3/29/2005                                Yes                 Cajun Operating Company
 40.185      3/29/2005                                Yes                 Cajun Operating Company
 40.186      3/29/2005                                Yes                 Cajun Operating Company
 40.187      3/29/2005                                Yes                 Cajun Operating Company
 40.188      3/29/2005                                Yes                 Cajun Operating Company
 40.189      3/29/2005                                Yes                 Cajun Operating Company
 40.190      3/29/2005                                Yes                 Cajun Operating Company
 40.191      3/29/2005                                Yes                 Cajun Operating Company
 40.192      3/29/2005                                Yes                 Cajun Operating Company
   41        10/6/2006                                                    Levitz Furniture
   42       10/20/2006                                                    Ollies Bargin Outlet
   43         9/6/2006               19                                   Amgen USA, Inc.
   44        12/1/2006                                                    JC Penney
   45       11/28/2006                                Yes                 Flextronics International USA, Inc.
   46         1/4/2007               12                                   Albertsons #6041
   47        9/13/2006
   48         7/1/2007               13                                   Food 4 Less
   49         8/1/2006
   50       10/13/2006                                                    My Publisher
   51        11/2/2006
   52       12/14/2006               0                                    Fiesta Mexicana Market
   53       11/20/2006                                                    County of Hudson Technical School
   54        12/8/2006                                                    Sikorsky Aircraft Corporation
   55       10/19/2006
   56       11/10/2006                                                    Barkley
   57       10/10/2006
  57.01     10/10/2006
  57.02     10/10/2006
   58        12/1/2006
   59       10/17/2006
   60         8/1/2006                                                    Edwin Watts Golf Shops
   61         1/2/2007                                                    Terri's Consign
   62       11/28/2006               14
   63         9/1/2006                                Yes                 Carmax Auto Superstores, Inc.
   64       10/23/2006                                                    Safeway Inc.
   65          Various
  65.01      10/5/2006                                                    Rainbow Foods
  65.02     10/12/2006                                                    Toys R Us
   66        11/1/2006
   67        10/3/2006                                                    Rees Associates, Inc.
   68       10/17/2006                                                    Wild Oats
   69         1/1/2007
   70        7/18/2006
  70.01      7/18/2006                                                    Minyards Food Store
  70.02      7/18/2006                                                    United Supermarkets, Ltd.
  70.03      7/18/2006                                                    Tractor Supply
  70.04      7/18/2006                                                    Brookshires
  70.05      7/18/2006                                                    O'Reilly Automotive
   71       12/31/2006               10               Yes                 Afognak Native Corporation
   72       10/23/2006
   73          Various                                Yes
  73.01     12/15/2006                                Yes                 Corinthian Colleges, Inc.
  73.02      12/4/2006                                Yes                 Nationwide Insurance
  73.03     11/27/2006                                Yes                 San Jacinto Methodist Hospital
   74        9/28/2006
   75       10/12/2006
   76        9/25/2006
   77        9/28/2006                                                    Xtreme Indoor Karting
   78       10/16/2006
  78.01     10/16/2006
  78.02     10/16/2006
   79        8/30/2006                                                    City of Phoenix
   80       11/16/2006                                                    Colonial Bank
             7/20/2005                                Yes
   81        7/20/2005                                Yes                 Dana Corporation
   82        7/20/2005                                Yes                 Dana Corporation
   83        12/2/2006               12                                   Anytime Fitness
   84       11/23/2005                                                    VDL Management
   85         8/9/2006                                                    Walgreens (Pad Lease)
   86        8/17/2006
  86.01      8/17/2006
  86.02      8/17/2006
   87       10/23/2006
   88       10/24/2006
   89       10/17/2006
   90       11/17/2006
   91       10/31/2006               18                                   City of Long Beach
   92        11/6/2006                                                    Laboratory Corporation of America
   93       11/15/2006                                                    St. John Detroit Riverview Hospital (Outpatient Space)
   94       12/20/2006                                                    Roche Bros. Supermarkets, LLC
   95       11/30/2006                                                    Kmart
   96       10/24/2006
   97       11/16/2006                                                    MFI Office Centers
   98        11/6/2006               15                                   St Johns Regional Medical Center
   99       11/27/2006                                                    Yang Shing Trading Co., Inc.
   100       11/1/2006                                                    Haynes Furniture Company, Inc.
   101      11/29/2006                                                    East Orange Ambulatory Surgery Center
   102        1/1/2007                                                    Washington Mutual Bank, F.A.
   103      11/11/2006                                                    Shoder Furniture
   104      11/28/2006               17                                   W5 Networks
   105      11/27/2006                                                    Dr. David G. O'Neal
   106        1/1/2007                                Yes                 TCF National Bank
   107        9/1/2006
   108      10/18/2006                                                    Albertsons
   109       11/1/2006               8                                    Scripps Health
   110       11/1/2006                                                    Goodwill
   111       12/7/2006                                                    S&K Investment
   112      11/27/2006                                                    VA Hospital
   113      10/23/2006
   114      10/12/2006               18                                   Jordan Property Group
   115      10/25/2006                                                    Staples
   116       11/8/2006            Various
 116.01      11/8/2006               15                                   Crystal Day Care
 116.02      11/8/2006               15                                   GI Joe's Army Airforce Surplus Outlet
 116.03      11/8/2006               18                                   Alaska Bingo Supply, Incorporated
   117       11/7/2006                                                    Total Merchant Services, Inc.
   118      10/26/2006                                                    Iowa Realty
   119       9/27/2006                                                    Gap Outlet
   120       12/6/2006               11                                   Trader Joe's Co.
   121       10/5/2006
 121.01      10/5/2006                                                    Metro Mattress
 121.02      10/5/2006                                                    Genesse Survey
   122       12/5/2006               17                                   Bubble's Laundry
   123      12/13/2006               18                                   EA Productions (John Stagliano, Inc.)
   124      10/28/2006               17                                   Save Mart Supermarkets -FoodMaxx
   125      11/10/2006                                                     Steve & Barry's
   126        6/3/2006               13                                   La Mesa  OB/ Gyn
   127       12/6/2006                                                    Publix Supermarkets
   128      10/17/2006
   129       11/1/2006                                                    Steak and Shake Company
   130       12/1/2006                                                    Wellington Regional Medical Center
   131      10/24/2006
   132      10/17/2006
   133      11/28/2006
   134       8/18/2006               12
   135      10/17/2006
   136       11/2/2006                                                    Happy Harrys
   137      10/19/2006                                                    Publix
   138      10/18/2006                                                    Advocate Medical
   139        9/1/2006
   140      10/19/2006
   141      10/12/2006                                Yes                 Aaron Rents, Inc.
   142      11/29/2006                                Yes                 HSBC Private Label Corporation
   143      11/28/2006
   144      11/15/2006                                                    Goodwill Industries
   145       12/6/2006                                                    Food Lion
   146       12/6/2006                                Yes                 Herbalife
   147      11/28/2006
   148       11/8/2006
   149      10/18/2006
   150       11/2/2006
   151      11/29/2006
   152       12/2/2006               13                                   Albertsons
   153      10/17/2006
   154      10/23/2006               10               Yes                 Walgreen Co.
   155      10/18/2006               19                                   Bruce Graney & Company, Inc.
   156      10/11/2006               13
   157      11/16/2006               13                                   Arcsoft, Inc. #859
   158      10/27/2006
   159        1/1/2007
   160      10/20/2006               14                                   Beauty Shack
   161       9/13/2006               14
   162       12/1/2006               12                                   TCI Cablevision of Utah, Inc
   163      11/30/2006               17
   164      11/22/2006                                Yes                 Coca-Cola Enterprises Inc.
   165       11/1/2006
   166       10/1/2006
   167        8/4/2006
   168       10/5/2006               11                                   Christine Alexander
   169       11/2/2006                                Yes                 Walgreen Co.
   170      11/19/2006                                                    Mugshots Bar & Grill
   171       11/1/2006                                                    Stonewood
   172      11/14/2006                                                    K-Mart
   173      11/20/2006               16                                   Sina Fashion
            10/20/2006               10
   174      10/20/2006               10
   175      10/20/2006               10
   176        6/1/2006
   177       11/1/2007                                                    Sports Authority
   178      10/17/2006
   179         Various                                Yes
 179.01      1/26/2005                                Yes                 Strategic Restaurants Acquisition Corp.
 179.02      1/26/2005                                Yes                 Strategic Restaurants Acquisition Corp.
 179.03      1/10/2005                                Yes                 Strategic Restaurants Acquisition Corp.
 179.04      1/10/2005                                Yes                 Strategic Restaurants Acquisition Corp.
 179.05      1/26/2005                                Yes                 Strategic Restaurants Acquisition Corp.
 179.06      1/10/2005                                Yes                 Strategic Restaurants Acquisition Corp.
 179.07      1/10/2005                                Yes                 Strategic Restaurants Acquisition Corp.
 179.08      1/10/2005                                Yes                 Strategic Restaurants Acquisition Corp.
 179.09      1/12/2005                                Yes                 Strategic Restaurants Acquisition Corp.
   180      10/12/2006
   181       11/2/2006                                                    Maytag
   182       9/26/2006               8
   183      11/20/2006               16
   184      10/27/2006               11
   185       12/6/2006
   186      12/11/2006                                Yes                 Turner Furniture of North Carolina, LLC
   187       11/1/2006
   188       11/9/2006               19                                   Lisa Breslau
   189      10/17/2006
             9/25/2006                                Yes
   190       9/25/2006                                Yes                 Barnes & Noble
   191       9/25/2006                                Yes                 Kinko's
   192       10/6/2006
   193       12/1/2006                                Yes                 Walgreen Co.
   194      11/13/2006                                                    U.S. Post Office
   195       12/4/2006                                                    Butter's Bar
   196      11/20/2006               14                                   Adult Day Care
   197       9/15/2006               17                                   Ralf's Antiques
   198      11/30/2006
   199      11/10/2006                                                    Winn Dixie
   200      11/22/2006                                                    Mike's Furniture
   201       11/7/2006                                                    Little Switzerland
   202        8/2/2006                                Yes                 CVS
   203      11/30/2006                                                    COMAC, Inc.
   204       10/4/2006
   205        9/1/2006                                                    Darque Tan
   206       1/15/2007                                Yes                 Walgreen's
   207      10/14/2006                                                    Jason's Deli
   208       11/6/2006                                Yes                 Walgreens Co.
   209      10/15/2006                                Yes                 CVS
   210      10/22/2006                                                    Sampaio's Restaurant
   211       8/23/2006               16
   212       8/23/2006               15
   213      12/11/2006               12                                   Chong S. Won
   214       10/5/2006                                                    The University of Phoenix
   215       9/19/2006               9
   216      11/14/2006                                Yes                 K-Mart
   217       11/6/2006               11                                   Groove Addicts Inc.
   218       9/20/2006                                                    GSA
   219      10/18/2006               16
   220      11/29/2006                                                    Interceramic, Tile & Stone Gallery
   221      11/13/2006
   222       9/19/2006
   223       9/16/2006                                Yes                 CVS
   224      11/21/2006
   225       11/6/2006
 225.01                                                                   The Compass Group
 225.02                                                                   Halper-Rawiszer Financial Group
   226      11/16/2006                                                    Happy Harry's Inc.
   227       11/9/2006                                                    Amish Craftsmen, L.P.
   228      10/16/2006               8                                    Bowers Steel
   229      10/20/2006
   230      10/23/2006                                Yes                 Discount Drug Mart
   231      11/13/2006                                                    LAM Enterprises
   232        8/7/2006
   233      10/15/2006                                                    Honeybaked Ham
   234      10/23/2006                                                    Gabriel Brothers, Inc.
   235       12/1/2006                                                    Dr. William M. Healy; Dr. Mathew D. Antalek
   236       9/25/2006                                Yes                 CVS Pharmacy, Inc
   237       10/5/2006
   238        2/1/2007                                Yes                 Shane Co.
   239       4/24/2006
   240       10/3/2006                                                    Gravitas Restaurant
   241       9/25/2006                                Yes                 CVS Pharmacy, Inc.
   242       11/6/2006               12               Yes                 Los Angeles County Department of Public Social Services
   243       2/28/2007               10                                   Panera Bread
   244       9/26/2006                                Yes                 Frito Lay
   245       9/19/2006
   246       11/1/2006
   247      10/23/2006                                Yes                 Discount Drug Mart
   248      11/14/2006               13                                   Falletti Market
   249       12/9/2006                                                    Mountain Empire Vet Services
   250       9/25/2006               18                                   Video Hut
   251      10/10/2006
   252       5/30/2006
   253       11/7/2006               12
   254      10/23/2006                                                    Discount Drug Mart
   255      10/23/2006               19
   256       12/1/2006               9                                    Makan Sushi Restaurant
   257      12/15/2005
   258      10/18/2006                                Yes                 Regions Bank
   259       11/6/2006
   260      11/20/2006                                                    Converse Pizza
   261       10/4/2006               6                                    Thai Palace
   262      10/18/2006                                                    Dollar General
   263      10/23/2006
   264        8/7/2006
   265      11/13/2006                                Yes                 CVS Corporation
   266      10/17/2006               14
   267      11/30/2006                                Yes                 Staples of Henderson
   268         Various                                Yes
 268.01      11/2/2006                                Yes                 Dollar General
 268.02      11/3/2006                                Yes                 Dollar General
 268.03      11/2/2006                                Yes                 Dollar General
   269      11/14/2006                                                    Rome's Pizza
   270      10/11/2006                                                    Style Exchange
   271      10/25/2006                                                    Prickly Pear Fresh Mexican Grill
   272       10/1/2006                                                    Johnson Engineering
   273       10/4/2006               18
   274        9/1/2006                                                    Stanley Schoen - Store
   275      11/21/2006                                                    Maria Castillo d'Oro
   276       9/25/2006                                Yes                 CVS Pharmacy, Inc.
   277      10/16/2006
   278      10/30/2006                                Yes                 Office Depot
   279      10/19/2006                                                    Payless Shoe Source
   280       1/22/2007                                                    Amegy Bank
   281         Various                                Yes
 281.01     11/17/2006                                Yes                 Dollar General
 281.02      11/3/2006                                Yes                 Dollar General
 281.03      11/2/2006                                Yes                 Dollar General
   282       4/10/2006
   283       6/13/2006                                Yes                 Tutor Time of Eastvale
   284      10/27/2006
   285      10/18/2006                                Yes                 Panera, LLC
   286        5/9/2006
   287      10/27/2006                                                    Cafe Express
   288       5/17/2006                                                    Insurance Profit Systems
   289       11/9/2006
   290       9/15/2006                                                    Cato Corporation
   291       11/2/2006                                                    Panda Express
   292      11/20/2006                                                    Pasta Lira Provinos
   293       4/27/2006
   294      10/16/2006
   295      10/14/2006                                                    TC Homes
   296      11/10/2006
   297       9/20/2006                                                    Jekyll & Hyde Restaurant
   298       3/22/2006               11
   299       3/21/2006
   300      10/31/2006               11                                   Liquor Store
   301      11/22/2006               12               Yes                 Accolade Motorsports, LLC, dba BMW of Salt Lake
   302       9/30/2006                                                    Trustco Bank
   303        5/8/2006
   304       4/26/2006
   305       6/29/2006
   306      10/13/2006
   307      11/16/2006                                                    Valley Wine and Spirits
   308       6/13/2006
   309       5/13/2006                                                    Dr Hill
   310       3/29/2006
   311       6/12/2006
   312        5/1/2006
   313      11/28/2006                                                    Pizza Hut
   314       12/5/2006                                Yes                 Dollar General
   315       6/22/2006
   316       3/10/2006
   317       5/11/2006
   318       7/10/2006                                                    Koreana Grill
   319       5/22/2006
   320       6/23/2006
   321       5/19/2006
   322        6/2/2006                                Yes                 Starbucks
   323       6/19/2006
   324        6/8/2006
   325       7/11/2006
   326       6/23/2006
   327      12/19/2005
   328      12/19/2005
   329        6/5/2006
   330       4/13/2006
   331       6/20/2006
   332       3/29/2006
   333       5/18/2006

                                                                                                                  2ND LARGEST TENANT
                                   LEASE
 LOAN #        UNIT SIZE       EXPIRATION(32)                                           TENANT NAME
------------------------------------------------------------------------------------------------------------------------------------

    1
  1.01
  1.02
    2          192,837           3/31/2017             Pzena Investment Management
    3
    4
    5          134,124           6/30/2020             Fisher & Phillips
    6
  6.01         100,000           4/30/2011
  6.02          91,362           7/31/2009             Jacob tubing
  6.03          75,643           4/30/2011
  6.04         227,500           4/30/2008
  6.05          80,013          11/30/2007
  6.06          60,670           2/28/2011             Fed Ex
  6.07         200,000          11/30/2012
  6.08          10,000           7/31/2013             R&L Inc
  6.09          38,539          11/30/2011             Besser Company
  6.10          69,958           4/30/2010
  6.11          36,000           9/30/2009
  6.12           5,236          11/30/2011             Staffing Solutions SE
  6.13          46,045           1/31/2011             Rockwell Collins
  6.14          45,404                 MTM             Quality Incentive Company
  6.15          30,404           5/31/2009             Hagemeyer North America
    7          167,597           9/30/2010             Giant Food Stores # 269
    8           14,089           2/28/2011             ALHE, L.L.C.
    9
   10           23,134           6/30/2007             West Michigan
   11           35,246          11/30/2011             Spencer's A/C & Appliance
   12
  12.01         23,048           9/30/2011             Hendricks & Partners
  12.02         47,746            2/1/2008             Realty Executives
  12.03         26,121           1/31/2012             CIGNA

   13
   14
   15
   16
   17
   18          101,547           3/31/2011             Sears
   19          200,002          12/31/2017
   20           49,533           2/28/2009             Western Union Financials (900)
   21          140,251           7/31/2010             Pan Am International Flight Academy
   22           39,382          11/30/2014             Hamilton Lane Advisors
   23           30,648          12/31/2008             Heller, Draper, Hayden
   24          235,485          12/31/2016
   25           93,880          10/31/2007             Rolls-Royce Corporation
   26          109,800          11/30/2020             Kohls
   27          881,975           8/31/2021
   28
   29           60,000           2/28/2009             Office Depot
   30
  30.01
  30.02
   31           36,771           6/30/2016             ClinPhone, Inc.
   32          715,745          10/31/2021
   33
   34          331,580           1/31/2016
   35           70,658           6/12/2018             Mohous Salon
   36           57,442          11/30/2021             Acxiom Corporations
   37           94,616          12/31/2021             Avalon Health Center
   38          139,424            3/9/2016
   39
  39.01
  39.02
  39.03
   40
 40.001            945          12/27/2024
 40.002            945          12/27/2024
 40.003            764          12/27/2024
 40.004            960          12/27/2024
 40.005          1,140          12/27/2024
 40.006          1,500          12/27/2024
 40.007          2,123          12/27/2024
 40.008            945          12/27/2024
 40.009            960          12/27/2024
 40.010          1,230          12/27/2024
 40.011            960          12/27/2024
 40.012            983          12/27/2024
 40.013            985          12/27/2024
 40.014          1,470          12/27/2024
 40.015          1,302          12/27/2024
 40.016            983          12/27/2024
 40.017            983          12/27/2024
 40.018          1,169          12/27/2024
 40.019            983          12/27/2024
 40.020            983          12/27/2024
 40.021          1,190          12/27/2024
 40.022          1,200          12/27/2024
 40.023          1,260          12/27/2024
 40.024          1,360          12/27/2024
 40.025          1,286          12/27/2024
 40.026          1,144          12/27/2024
 40.027          1,150          12/27/2024
 40.028          1,516          12/27/2024
 40.029          1,144          12/27/2024
 40.030          1,144          12/27/2024
 40.031          1,118          12/27/2024
 40.032          1,190          12/27/2024
 40.033          1,122          12/27/2024
 40.034          1,144          12/27/2024
 40.035          1,144          12/27/2024
 40.036          1,155          12/27/2024
 40.037          1,100          12/27/2024
 40.038          1,144          12/27/2024
 40.039          1,172          12/27/2024
 40.040          1,157          12/27/2024
 40.041          1,144          12/27/2024
 40.042          1,156          12/27/2024
 40.043          1,176          12/27/2024
 40.044          1,144          12/27/2024
 40.045          1,190          12/27/2024
 40.046          1,296          12/27/2024
 40.047          1,122          12/27/2024
 40.048          1,190          12/27/2024
 40.049          1,144          12/27/2024
 40.050          1,543          12/27/2024
 40.051          1,122          12/27/2024
 40.052          1,144          12/27/2024
 40.053          1,144          12/27/2024
 40.054          1,122          12/27/2024
 40.055          1,144          12/27/2024
 40.056          1,144          12/27/2024
 40.057          1,924          12/27/2024
 40.058            994          12/27/2024
 40.059            875          12/27/2024
 40.060          1,491          12/27/2024
 40.061            987          12/27/2024
 40.062          1,335          12/27/2024
 40.063          1,335          12/27/2024
 40.064          1,335          12/27/2024
 40.065          1,335          12/27/2024
 40.066          1,491          12/27/2024
 40.067          1,320          12/27/2024
 40.068          1,335          12/27/2024
 40.069          1,335          12/27/2024
 40.070          1,008          12/27/2024
 40.071          1,100          12/27/2024
 40.072            966          12/27/2024
 40.073          1,169          12/27/2024
 40.074          1,320          12/27/2024
 40.075          1,335          12/27/2024
 40.076          1,335          12/27/2024
 40.077          1,335          12/27/2024
 40.078          1,335          12/27/2024
 40.079          1,335          12/27/2024
 40.080          1,335          12/27/2024
 40.081          1,134          12/27/2024
 40.082          1,276          12/27/2024
 40.083          1,800          12/27/2024
 40.084          1,176          12/27/2024
 40.085            420          12/27/2024
 40.086          1,390          12/27/2024
 40.087          1,169          12/27/2024
 40.088          1,169          12/27/2024
 40.089          1,176          12/27/2024
 40.090          1,395          12/27/2024
 40.091          1,176          12/27/2024
 40.092          1,176          12/27/2024
 40.093          1,169          12/27/2024
 40.094          1,335          12/27/2024
 40.095          1,855          12/27/2024
 40.096          1,364          12/27/2024
 40.097          1,176          12/27/2024
 40.098          1,774          12/27/2024
 40.099            420          12/27/2024
 40.100          1,572          12/27/2024
 40.101          1,169          12/27/2024
 40.102          1,470          12/27/2024
 40.103            420          12/27/2024
 40.104          1,512          12/27/2024
 40.105          1,781          12/27/2024
 40.106            480          12/27/2024
 40.107          1,100          12/27/2024
 40.108          1,169          12/27/2024
 40.109          1,169          12/27/2024
 40.110          1,169          12/27/2024
 40.111          1,176          12/27/2024
 40.112            420          12/27/2024
 40.113          1,701          12/27/2024
 40.114          2,080          12/27/2024
 40.115          1,470          12/27/2024
 40.116            420          12/27/2024
 40.117          1,218          12/27/2024
 40.118          1,800          12/27/2024
 40.119          1,462          12/27/2024
 40.120          1,386          12/27/2024
 40.121          1,336          12/27/2024
 40.122          1,169          12/27/2024
 40.123          1,496          12/27/2024
 40.124          1,924          12/27/2024
 40.125          1,176          12/27/2024
 40.126          1,350          12/27/2024
 40.127            420          12/27/2024
 40.128          1,750          12/27/2024
 40.129          1,274          12/27/2024
 40.130          1,428          12/27/2024
 40.131          1,512          12/27/2024
 40.132          1,280          12/27/2024
 40.133          1,758          12/27/2024
 40.134            576          12/27/2024
 40.135          1,945          12/27/2024
 40.136            787          12/27/2024
 40.137            950          12/27/2024
 40.138          1,575          12/27/2024
 40.139          2,378          12/27/2024
 40.140          1,472          12/27/2024
 40.141          1,800          12/27/2024
 40.142          1,934          12/27/2024
 40.143          1,500          12/27/2024
 40.144          1,560          12/27/2024
 40.145          1,100          12/27/2024
 40.146          1,230          12/27/2024
 40.147          1,232          12/27/2024
 40.148          1,230          12/27/2024
 40.149          1,230          12/27/2024
 40.150          1,230          12/27/2024
 40.151          1,100          12/27/2024
 40.152          1,200          12/27/2024
 40.153          1,200          12/27/2024
 40.154          1,784          12/27/2024
 40.155          1,945          12/27/2024
 40.156          2,600          12/27/2024
 40.157          1,723          12/27/2024
 40.158          2,123          12/27/2024
 40.159          2,123          12/27/2024
 40.160          2,123          12/27/2024
 40.161          5,468          12/27/2024
 40.162            638          12/27/2024
 40.163          1,590          12/27/2024
 40.164            886          12/27/2024
 40.165          1,945          12/27/2024
 40.166            780          12/27/2024
 40.167            780          12/27/2024
 40.168          1,180          12/27/2024
 40.169          1,430          12/27/2024
 40.170          1,155          12/27/2024
 40.171          1,395          12/27/2024
 40.172            787          12/27/2024
 40.173            800          12/27/2024
 40.174            852          12/27/2024
 40.175          1,350          12/27/2024
 40.176          1,196          12/27/2024
 40.177          1,080          12/27/2024
 40.178          1,245          12/27/2024
 40.179          1,110          12/27/2024
 40.180          1,750          12/27/2024
 40.181          1,106          12/27/2024
 40.182          1,176          12/27/2024
 40.183            787          12/27/2024
 40.184          1,406          12/27/2024
 40.185            780          12/27/2024
 40.186          1,144          12/27/2024
 40.187          1,300          12/27/2024
 40.188          1,134          12/27/2024
 40.189          1,130          12/27/2024
 40.190            940          12/27/2024
 40.191            950          12/27/2024
 40.192            945          12/27/2024
   41           91,103           6/30/2019             Babies R Us
   42           36,416           1/31/2010             Bon Ton
   43           48,622          10/31/2013             Ceres, Inc.
   44           80,373          11/30/2007             Beall's
   45          437,214          12/31/2016
   46           62,433           3/31/2023             CVS Pharmacy, Inc. #08789-01
   47
   48           55,000            2/9/2010             24 Hour Fitness
   49
   50           19,305           2/29/2012             All Aboard Day Care
   51
   52           52,400          10/31/2014             99 Cent Only Store
   53           13,300           6/30/2007             State of New Jersey
   54          109,624           9/30/2011             OLM, LLC
   55
   56          130,000          10/31/2016
   57
  57.01
  57.02
   58
   59
   60           11,392          11/30/2015             Millers Boca Ale House
   61           19,000           9/30/2015             Lina's
   62
   63           46,535            8/9/2016
   64           50,243            7/8/2012             AAA Colorado, Inc.
   65
  65.01         65,476           8/15/2010             Marshalls
  65.02         43,300           1/31/2015             Carpet King
   66
   67           29,912           11/1/2015             Blue Vista
   68           27,000          11/30/2013             MoneyWorld Realty
   69
   70
  70.01         46,046          10/31/2009             ZLB Plasma
  70.02         40,500          10/31/2008             Dollar General
  70.03         24,548          10/31/2015             Dollar General
  70.04         26,600           2/18/2011             Dollar General
  70.05          8,505          11/30/2007             Family Dollar
   71           65,408           1/31/2022
   72
   73
  73.01         51,993           6/30/2015
  73.02         42,213           7/31/2010
  73.03         12,000           4/30/2013
   74
   75
   76
   77           85,000           7/31/2013             ABC Supply Co., Inc
   78
  78.01
  78.02
   79           61,850           1/30/2011             Leslie's Poolmart
   80           41,565           3/30/2020             Sirote & Permutt

   81          336,350           6/30/2025
   82          162,648           6/30/2025
   83            6,143           1/31/2013             Harbor Rock Bar & Grill
   84           10,500           9/30/2009             Leavitt Medical
   85           69,000           8/30/2080             Wells Fargo Bank (Pad Lease)
   86
  86.01
  86.02
   87
   88
   89
   90
   91           20,466           9/30/2011             110 Pine Minisuites
   92           55,139           6/30/2009             XO Arizona, Inc.
   93           22,130           8/31/2016             Riverview Lifeline Center, PLLC
   94           46,167           9/30/2010             Charming Shoppes, Inc.
   95           86,479           6/30/2016             Food Lion
   96
   97           20,835           2/28/2019             Kenney & Solomon
   98           31,156          12/14/2018             PMK Medical Group
   99          104,200           2/28/2019             Gusto Food Inc.
   100          77,675           1/31/2013             Goodwill
   101          17,434          10/31/2011             Newburgh Internal Medicine, PC
   102           4,012           5/31/2016             Verizon Wireless
   103          42,600           3/31/2012             PetsMart
   104          17,396            8/1/2007             Verseon, Inc.
   105           7,767           2/28/2009             Dr. Mintz (Dental Care Alliance)
   106          59,816          12/31/2021
   107
   108          42,630           7/31/2010             Walgreen's
   109          11,284          11/14/2020             Paradise Valley Hospital
   110          44,000           7/31/2010             Dollar General
   111         141,300           7/31/2014             J.P. Express
   112          11,389           11/1/2011             REL Properties
   113
   114           3,030           1/31/2008             Casa Olamendi's Restaurant
   115          28,054            5/1/2012             Lucille Roberts
   116
 116.01         14,000          12/31/2010             Anchorage School District
 116.02          5,900           8/31/2007             American Dinner
 116.03         14,307          11/30/2013             Northern Lights Preschool
   117          18,912            9/1/2010             Community Banks
   118          10,896           8/31/2015             Krieger's Pub & Grill
   119           7,482           4/30/2008             Bass
   120          12,780           1/31/2014             Home Consignment Center
   121
 121.01          9,226           8/31/2008             Bills Carpet Center
 121.02         12,980            2/1/2008             Longkar, Rimkus, & Assoc.
   122           2,880           9/30/2026             Panda Express
   123          24,427           7/31/2009             KCI USA, Inc.
   124          50,052           5/31/2008             Rent-A-Center
   125          44,000           5/31/2015              Elder Beerman
   126           5,641           3/31/2010             Children's Urgent Care
   127          44,840          11/30/2024             Studio 11
   128
   129          57,201           3/31/2011             Princetion Search Group
   130           7,514          12/31/2016             Hurwitz, Dr. Simon, Dr. Steinberg, Dr. Rubin
   131
   132
   133
   134
   135
   136          12,000          12/31/2017             Dollar General
   137          55,999           9/30/2013             Party On (Geckos)
   138           5,507           4/30/2016             Schwartz's Intimate Apparel
   139
   140
   141          51,398           5/31/2021
   142          60,000           3/31/2012
   143
   144          12,340           7/30/2010             Burger Tex
   145          33,000          10/31/2019             Crystal Palace
   146         129,600          12/31/2016
   147
   148
   149
   150
   151
   152          42,966           11/1/2010             California Beauty College
   153
   154          12,211          12/31/2080
   155           6,587           3/31/2007             Revival Antiques
   156
   157          26,200           6/30/2009             Netopia, Inc.
   158
   159
   160           1,847           9/30/2016             Patricia Arciniega, DDS
   161
   162           8,100          12/31/2008             Hidden Valley Family Medicine
   163
   164          75,522          10/31/2021
   165
   166
   167
   168          39,827           2/28/2009             Olympic Aerospace, Inc.
   169          14,490           6/30/2081
   170           8,000          10/31/2009             Delicities of the World
   171           6,000           3/31/2013             National Commercial Holdings
   172          87,061           5/31/2007             A&P (office depot)
   173           2,000          12/31/2009             Sweet Tease

   174
   175
   176
   177          44,753           8/31/2017             New China Buffet
   178
   179
 179.01          3,200            6/5/2029
 179.02          2,871            6/5/2029
 179.03          3,011            6/5/2029
 179.04          3,923            6/5/2029
 179.05          3,889            6/5/2029
 179.06          3,939            6/5/2029
 179.07          3,000            6/5/2029
 179.08          2,695            6/5/2029
 179.09          3,500            6/5/2029
   180
   181           7,600            7/1/2011             Family Christian Stores
   182
   183
   184
   185
   186          40,500          12/31/2022
   187
   188           4,825           8/31/2008             Great Society LLC
   189

   190          30,000           1/31/2017
   191           6,080            4/6/2012
   192
   193          14,490           2/23/2078
   194           8,000           3/31/2019             Melaver, Inc.
   195           4,008           2/28/2011             Buckeye Brew Thru
   196          12,456           4/27/2014             Nation Wide Corp.
   197           3,950          12/31/2009             Navona Antiques
   198
   199          61,656           10/9/2016             Hers Health
   200          37,100           1/31/2010             Superpetz
   201          17,686            6/1/2013             Marc Bell Capital Partners
   202          13,824           10/8/2024
   203          86,000          11/30/2016             Ashland Group, LLC
   204
   205           2,860           4/30/2016             Franklin Bank SSB
   206          14,820           9/30/2081
   207           4,790           8/31/2011             Fiesta Maya
   208          14,820           5/31/2081
   209          10,461            1/1/2023
   210           3,347          12/31/2015             Blue Star Cafe
   211
   212
   213           3,350           8/31/2009             Yoon Sook Yu
   214          18,481           6/30/2011             Weatherford U.S., L.P.
   215
   216          94,841          11/30/2018
   217          10,828          11/14/2009             Mark Tregubov (dba Under the Sea)
   218          70,000           2/29/2016             GSU Holding Corp
   219
   220          12,039           2/28/2009             TSP Holding Company
   221
   222
   223          14,752           1/31/2032
   224
   225
 225.01          7,450           7/31/2014             Birinyi Associates
 225.02          3,039          12/31/2010             Stoneybrook Capital LLC
   226          12,000           9/26/2020             First State Liquors
   227           4,081           8/14/2011             Catalan Food and Wine Restaurant
   228          40,800           1/31/2009             Grandero Management
   229
   230          24,480           3/31/2021
   231           5,700           7/31/2010             Payless ShoeSource #1374
   232
   233           2,780           9/30/2016             Advance America
   234          57,193           5/31/2014             Northcoast Medical Training
   235           5,466           9/30/2018             Dr. Nora Meahey-Elman
   236          11,200           7/27/2019
   237
   238          13,400           1/31/2017
   239
   240           6,800           6/30/2015             Bering & James Gallery
   241          11,200           7/21/2018
   242          25,575           6/30/2021
   243           4,400           8/31/2016             Figaro's Southwestern Grill
   244          42,000            6/8/2016
   245
   246
   247          32,259           3/31/2017
   248           6,700          10/31/2016             Bank of America
   249           5,225          11/30/2008             Other Mothers
   250           4,000           1/31/2009             Electric Lotus
   251
   252
   253
   254          25,480           3/31/2016             Family Dollar
   255
   256           3,704          10/31/2013             Dominos Pizza
   257
   258           3,944           9/20/2024
   259
   260           4,900           6/30/2015             Lings Dragon Restruant
   261           2,500           8/31/2011             Countrywide Home Loans
   262           9,712          10/31/2011             Sunny's Food Market
   263
   264
   265          10,125           1/31/2021
   266
   267          23,942           3/21/2016
   268
 268.01          9,014           4/30/2016
 268.02          9,014           9/30/2015
 268.03          9,014           3/31/2015
   269           2,594          11/30/2013             Scooters Coffee
   270           2,419          11/30/2011             Payday Loan Store
   271           3,890           5/31/2015             Bear Rock Cafe
   272           3,347          12/31/2010             Exit Realty
   273
   274           1,200          12/31/2012
   275           5,824           6/30/2011             Realcitylife.com
   276          11,200          12/27/2017
   277
   278          18,571           9/30/2021
   279           3,200           3/31/2011             Radio Shack
   280           9,639           2/28/2015             Reach Out Home Care
   281
 281.01          9,014           9/30/2015
 281.02          9,014           7/31/2015
 281.03          9,014           8/31/2016
   282
   283          11,300           8/31/2025
   284
   285           5,125            5/2/2021
   286
   287           5,852           2/28/2013             C Rolls Sushi
   288           4,244          11/30/2007             Deschutes Medical
   289
   290           4,160           1/31/2011             Design Inspiration
   291           2,082           3/31/2012             Starbucks
   292           4,710           7/31/2008             Fingertip Nails
   293
   294
   295           3,556           2/28/2010             Laser Smooth
   296
   297           6,358          10/31/2008             1st American Home Mortgage
   298
   299
   300           1,475           2/28/2014             Pizza Hut
   301          15,000           6/30/2012
   302           2,000            2/6/2026             All Floors of Orlando
   303
   304
   305
   306
   307           3,968           2/28/2013             Powell Vision Care
   308
   309           1,482          10/14/2009             Dr Droel
   310
   311
   312
   313           1,344          11/30/2009             Thai Heaven
   314           9,014           8/31/2016
   315
   316
   317
   318           3,113           8/13/2011             Moxie Java
   319
   320
   321
   322           2,254           3/31/2016
   323
   324
   325
   326
   327
   328
   329
   330
   331
   332
   333

                                                                                                                  3RD LARGEST TENANT
                                         LEASE
   LOAN #            UNIT SIZE         EXPIRATION                                              TENANT NAME
------------------------------------------------------------------------------------------------------------------------------------

     1
    1.01
    1.02
     2                   24,958                9/30/2015             NEC Business Network Solutions
     3
     4
     5                   71,207               12/31/2010             Epsterin, Becker & Green, PC
     6
    6.01
    6.02                 20,250               12/31/2007             Enovation
    6.03
    6.04
    6.05
    6.06                 11,130                2/28/2007             BE Aerospace Inc
    6.07
    6.08                  5,168                5/31/2006             Compudata Products, Inc
    6.09                 35,519               12/31/2009             Streamline, LLC
    6.10
    6.11
    6.12                  5,175                6/30/2008             OneSource Facility Services
    6.13                 23,199                8/31/2007
    6.14                 36,404                5/31/2008
    6.15                 25,554                3/31/2009             Pro Motion, LLC
     7                   92,939               10/31/2025             LA Fitness
     8                   12,405                9/30/2013             Pacific Heart Institute
     9
     10                  19,400                2/28/2008             Florida International
     11                  16,130                6/30/2013             Steinway of Phoenix
     12
   12.01                 15,248                 3/6/2014             Willdan
   12.02                 11,397                1/31/2014             PHC - PNS
   12.03                 18,664                1/31/2008             Assocaited Retina

     13
     14
     15
     16
     17
     18                  93,750                3/10/2011             JC Penney
     19
     20                  39,153               10/23/2009             The Bascom Group, LLC
     21                  68,849                2/12/2017             Mesaba Aviation
     22                  19,691               10/31/2010             Strategic Marketing Corporation
     23                  14,607                3/31/2012             Shields Mott Lund, LLP
     24
     25                  39,245                9/30/2011             Bell Industries, Inc
     26                  80,371                1/31/2017             Dicks
     27
     28
     29                  41,900                6/25/2010             Stein Mart
     30
   30.01
   30.02
     31                  33,352                7/31/2016             Commonwealth Business Media
     32
     33
     34
     35                   7,943                4/30/2013             Beauty Brands (Ground Lease)
     36                  23,914               10/30/2007             Insight Express
     37                  34,340               12/31/2016             Regency Hospital of Tucson
     38
     39
   39.01
   39.02
   39.03
     40
   40.001
   40.002
   40.003
   40.004
   40.005
   40.006
   40.007
   40.008
   40.009
   40.010
   40.011
   40.012
   40.013
   40.014
   40.015
   40.016
   40.017
   40.018
   40.019
   40.020
   40.021
   40.022
   40.023
   40.024
   40.025
   40.026
   40.027
   40.028
   40.029
   40.030
   40.031
   40.032
   40.033
   40.034
   40.035
   40.036
   40.037
   40.038
   40.039
   40.040
   40.041
   40.042
   40.043
   40.044
   40.045
   40.046
   40.047
   40.048
   40.049
   40.050
   40.051
   40.052
   40.053
   40.054
   40.055
   40.056
   40.057
   40.058
   40.059
   40.060
   40.061
   40.062
   40.063
   40.064
   40.065
   40.066
   40.067
   40.068
   40.069
   40.070
   40.071
   40.072
   40.073
   40.074
   40.075
   40.076
   40.077
   40.078
   40.079
   40.080
   40.081
   40.082
   40.083
   40.084
   40.085
   40.086
   40.087
   40.088
   40.089
   40.090
   40.091
   40.092
   40.093
   40.094
   40.095
   40.096
   40.097
   40.098
   40.099
   40.100
   40.101
   40.102
   40.103
   40.104
   40.105
   40.106
   40.107
   40.108
   40.109
   40.110
   40.111
   40.112
   40.113
   40.114
   40.115
   40.116
   40.117
   40.118
   40.119
   40.120
   40.121
   40.122
   40.123
   40.124
   40.125
   40.126
   40.127
   40.128
   40.129
   40.130
   40.131
   40.132
   40.133
   40.134
   40.135
   40.136
   40.137
   40.138
   40.139
   40.140
   40.141
   40.142
   40.143
   40.144
   40.145
   40.146
   40.147
   40.148
   40.149
   40.150
   40.151
   40.152
   40.153
   40.154
   40.155
   40.156
   40.157
   40.158
   40.159
   40.160
   40.161
   40.162
   40.163
   40.164
   40.165
   40.166
   40.167
   40.168
   40.169
   40.170
   40.171
   40.172
   40.173
   40.174
   40.175
   40.176
   40.177
   40.178
   40.179
   40.180
   40.181
   40.182
   40.183
   40.184
   40.185
   40.186
   40.187
   40.188
   40.189
   40.190
   40.191
   40.192
     41                  39,220                1/31/2019             Wade Odell Wade, Padded Van Service
     42                  32,000                1/28/2017             TJ Maxx
     43                  48,598                3/31/2014             Kendle International
     44                  54,416               11/30/2013             Ross
     45
     46                  17,089                3/31/2023             Hollywood Video #028-414
     47
     48                  22,000               12/31/2012             Taste Buffet
     49
     50                  15,154               11/30/2014             Sunburst Technology
     51
     52                  31,200                1/31/2010             Blockbuster Video
     53                  11,780                2/28/2016             Canova Supermarket
     54                  13,500                5/31/2013             Nuance Communications , Inc.
     55
     56
     57
   57.01
   57.02
     58
     59
     60                   8,203                 4/6/2016             Keyes Company
     61                  15,890                3/31/2011             Dazzle
     62
     63
     64                   4,800                6/30/2009             99 Cents Store
     65
   65.01                 27,000                1/31/2012             Dollar Tree
   65.02                  6,864                9/30/2008             Checker Auto
     66
     67                  17,909                5/15/2011             Innodata Isogen
     68                   5,964                 5/6/2007             Dunn Edwards
     69
     70
   70.01                  9,967                8/14/2008             Family Dollar
   70.02                  7,000                4/30/2008             Betty Rose's, Inc.
   70.03                 10,000                4/30/2008             CVS Pharmacy
   70.04                  9,480               11/30/2009             Family Dollar Stores
   70.05                  8,050               12/31/2009             Erwin Dist., Inc.
     71
     72
     73
   73.01
   73.02
   73.03
     74
     75
     76
     77                  79,145                6/30/2011             Jasmov, Inc./Bekins
     78
   78.01
   78.02
     79                  53,705                6/30/2009             Free Life
     80                  25,164                6/30/2010             Morgan Keegan

     81
     82
     83                   5,463                1/31/2016             Farrelli's Pizza
     84                   7,500                6/30/2006             Orlando Pain
     85                  46,000                7/24/2045             Bravo Pizzeria (Pad Lease)
     86
   86.01
   86.02
     87
     88
     89
     90
     91                  17,934                8/31/2011             The Madison
     92                  24,492               12/31/2018             Expeditors International of Washington, Inc.
     93                   5,833                9/30/2013             Health Centers Detroit Foundation, Inc.
     94                  12,150                1/31/2009             Dollar Tree Stores, Inc.
     95                  47,990                2/28/2010             Office Max
     96
     97                   5,415               12/31/2007             Wachovia Bank of Georgia
     98                   7,986                9/30/2011             Veena Mummaneni, M.D.
     99                  16,000                 3/1/2008
    100                  47,747                 6/2/2007             Food Lion Store
    101                   4,076               10/31/2011             Hudson Valley Orthopedic Surgery, PC
    102                   2,800                7/31/2009             Shane's Rib Shack
    103                  26,115                1/31/2013             Goody's #202
    104                  12,944                5/31/2009             SoftSol Resources, Inc.
    105                   6,456               12/31/2007             Total Renal Care
    106
    107
    108                  13,500               10/31/2009             Family Dollar
    109                   9,524                4/30/2020             National MRI Centers, Inc.
    110                   9,600                8/31/2007             Stevi B's Pizza
    111                  32,800                6/30/2008             MCL Trucking
    112                   5,005               12/31/2007             Disability Link
    113
    114                   3,020               12/31/2009             Heritage Escrow
    115                   9,000                 4/1/2010             Outback Steakhouse
    116
   116.01                 8,300                6/30/2010             M. Billards
   116.02                 4,800               11/30/2020             Today's Mobile Electronics & Accessories
   116.03                14,195               12/31/2010             Bad Ass Coffee
    117                   2,185               10/31/2011             Emaginary
    118                   4,300                6/30/2015             Fidelity Bank
    119                   6,490               12/31/2007             SuperVue Theater
    120                  12,585                8/31/2014             Bases Loaded
    121
   121.01                 7,012                 8/1/2011             China Buffet
   121.02                 7,800                 6/1/2007             Javlyn, Inc.
    122                   2,482               12/31/2016             Cindy's Formal Wear
    123                  10,688                7/31/2007             Jules Jordan Video, Inc.
    124                   5,284                5/31/2009             Sangram's Palace
    125                  40,000                 2/2/2013             Dunham's Sports
    126                   5,441               10/14/2006             OB/Gyn
    127                   2,800                5/31/2010             Johhny Ray's BBQ
    128
    129                  21,098                9/30/2016             DLZ Indiana, Inc
    130                   4,673               12/31/2016             Palm Beach Surgical Associates, LLC
    131
    132
    133
    134
    135
    136                   8,000                2/28/2010             Lisa's Small Plates
    137                   3,500               10/31/2008             Physiotherapy
    138                   5,021                9/30/2010             JP Morgan Chase
    139
    140
    141
    142
    143
    144                   3,600                4/30/2015             Carousel Pediatrics
    145                   4,700                8/31/2011             Red Hot & Blue
    146
    147
    148
    149
    150
    151
    152                   4,076               11/30/2013             Furniture Plus For Less
    153
    154
    155                   3,281                5/30/2010             Fashion Cleaners
    156
    157                  11,085               11/30/2007             Power Quotient Int'l #949
    158
    159
    160                   1,380               11/30/2016             Starbucks
    161
    162                   5,107                8/31/2011             ALC - Salt Lake City
    163
    164
    165
    166
    167
    168                   7,849                6/30/2008             The Witt Company
    169
    170                   6,800               11/16/2016             Physical Health & Rehab
    171                   5,109                5/31/2018             Stickney Point Splash
    172                  32,000                8/31/2007             Hancock Fabrics
    173                   1,934                      M-M             Ashanti Fabric

    174
    175
    176
    177                   5,280                6/30/2008             Catherines
    178
    179
   179.01
   179.02
   179.03
   179.04
   179.05
   179.06
   179.07
   179.08
   179.09
    180
    181                   7,500               11/30/2008             Colorado Billiards
    182
    183
    184
    185
    186
    187
    188                   2,450                5/31/2007             George & Joni Kuhlman
    189

    190
    191
    192
    193
    194                   4,730                5/31/2019             Alligator Soul, Inc.
    195                   3,200                2/28/2011             Benchmark Bank
    196                   2,860                9/30/2009             Surgical Center
    197                   2,960               10/31/2016
    198
    199                   3,750               10/31/2009             Seminole Hair
    200                  20,900                6/30/2010             Krispy Kreme
    201                  11,426               12/16/2018             Laird Plastics
    202
    203                  20,000                1/17/2009
    204
    205                   2,844                4/30/2016             Park Avenue Cleaners IV, LLC
    206
    207                   3,030                 1/5/2013             Superior Fitness
    208
    209
    210                   2,665                1/31/2011             JR Salon
    211
    212
    213                   3,350                7/31/2009             Mohammad Yousef
    214                  10,259                1/31/2011             LLOG Exploration Company
    215
    216
    217                   5,893                8/14/2008             Stuart Kinzey and Michelle Zahn
    218                  20,800               11/30/2010             Henry M Sweeny
    219
    220                  11,954               11/30/2009             Emser Tile L.L.C.
    221
    222
    223
    224
    225
   225.01                 4,120                2/28/2009
   225.02                   450                3/31/2007             I.K Builders LLC
    226                   3,000                8/26/2011             Bank Shots
    227                   4,000                12/1/2015             Cova Wine Bar
    228                  39,000                1/31/2009             Manchester Tank
    229
    230
    231                   3,000                4/30/2008             Dental Village/Ledingham Den (exact name unclear)
    232
    233                   1,392                7/23/2009             Lavendar Nails
    234                  18,652                1/31/2014
    235                   2,733                9/30/2018             Dr. Allyn Norman
    236
    237
    238
    239
    240                   3,505                1/31/2011             Ithica Contractors, LLC
    241
    242
    243                   3,500               11/30/2011             Floors To Go
    244
    245
    246
    247
    248                   4,250               12/31/2013             DeLessio
    249                   4,330               12/31/2011             Burger King
    250                   3,550               12/31/2007             Cingular Store
    251
    252
    253
    254                   8,000               12/31/2011             Sherwin Williams #1361
    255
    256                   3,101   11/30/2009, 11/30/2011             Charo Chicken
    257
    258
    259
    260                   3,900                4/30/2016             Radio Shack
    261                   2,000                7/31/2010             Starbucks
    262                   5,200                3/31/2010             Burger King
    263
    264
    265
    266
    267
    268
   268.01
   268.02
   268.03
    269                   1,350                4/30/2016             Image Cleaners
    270                   2,020                9/30/2011             Cingular Wireless
    271                   2,914                8/31/2016
    272                   3,048                5/31/2009             US Bank
    273
    274
    275                   1,584                11/1/2009             World Acceptance Corp.
    276
    277
    278
    279                   2,400                1/31/2011             Game Stop
    280                   3,225                2/28/2008             Myers Development Corp.
    281
   281.01
   281.02
   281.03
    282
    283
    284
    285
    286
    287                   2,103                4/30/2011
    288                   2,590                      MTM             Gillet Houston
    289
    290                   3,280                1/14/2012             Radio Shack
    291                   2,000                4/30/2012             Sports Clips
    292                   2,250                8/31/2007             Netcom
    293
    294
    295                   1,977               10/31/2011             Wine Styles
    296
    297                   1,420               11/30/2008             Bahama Bronze
    298
    299
    300                   1,349               10/15/2015             Salvatorian Restaurant
    301
    302                   1,115                6/17/2010             Wanda Caraballo Hair Salon
    303
    304
    305
    306
    307                   1,470                2/28/2011             Long CPA, PA
    308
    309                   1,192                6/30/2010             Dr Snyder
    310
    311
    312
    313                   1,344                5/31/2010             Douglas J. Maund
    314
    315
    316
    317
    318                   1,640               11/30/2010             Phet's Siam Market
    319
    320
    321
    322
    323
    324
    325
    326
    327
    328
    329
    330
    331
    332
    333

                                       LEASE
    LOAN #          UNIT SIZE       EXPIRATION
-------------------------------------------------

     1
    1.01
    1.02
     2                15,981          9/30/2011
     3
     4
     5                59,327         10/31/2014
     6
    6.01
    6.02              15,125          5/31/2012
    6.03
    6.04
    6.05
    6.06               7,450         12/31/2007
    6.07
    6.08               5,000          3/31/2011
    6.09              20,267          9/30/2007
    6.10
    6.11
    6.12               4,725         11/30/2007
    6.13
    6.14
    6.15              12,350         12/31/2010
     7                42,000         12/31/2021
     8                 9,552          2/28/2012
     9
     10               12,700          6/30/2008
     11               10,096          9/30/2015
     12
   12.01              13,146          10/1/2011
   12.02              10,376         10/31/2010
   12.03               9,329          8/31/2012

     13
     14
     15
     16
     17
     18               87,623          2/28/2012
     19
     20               17,870          5/31/2012
     21               32,921         12/31/2013
     22               19,691         10/31/2016
     23               11,100          4/30/2011
     24
     25               29,510          8/31/2007
     26               56,975          5/31/2016
     27
     28
     29               37,250          3/31/2015
     30
   30.01
   30.02
     31               21,522          6/30/2007
     32
     33
     34
     35                6,000          12/1/2031
     36               17,526          3/15/2008
     37               33,325         12/31/2011
     38
     39
   39.01
   39.02
   39.03
     40
   40.001
   40.002
   40.003
   40.004
   40.005
   40.006
   40.007
   40.008
   40.009
   40.010
   40.011
   40.012
   40.013
   40.014
   40.015
   40.016
   40.017
   40.018
   40.019
   40.020
   40.021
   40.022
   40.023
   40.024
   40.025
   40.026
   40.027
   40.028
   40.029
   40.030
   40.031
   40.032
   40.033
   40.034
   40.035
   40.036
   40.037
   40.038
   40.039
   40.040
   40.041
   40.042
   40.043
   40.044
   40.045
   40.046
   40.047
   40.048
   40.049
   40.050
   40.051
   40.052
   40.053
   40.054
   40.055
   40.056
   40.057
   40.058
   40.059
   40.060
   40.061
   40.062
   40.063
   40.064
   40.065
   40.066
   40.067
   40.068
   40.069
   40.070
   40.071
   40.072
   40.073
   40.074
   40.075
   40.076
   40.077
   40.078
   40.079
   40.080
   40.081
   40.082
   40.083
   40.084
   40.085
   40.086
   40.087
   40.088
   40.089
   40.090
   40.091
   40.092
   40.093
   40.094
   40.095
   40.096
   40.097
   40.098
   40.099
   40.100
   40.101
   40.102
   40.103
   40.104
   40.105
   40.106
   40.107
   40.108
   40.109
   40.110
   40.111
   40.112
   40.113
   40.114
   40.115
   40.116
   40.117
   40.118
   40.119
   40.120
   40.121
   40.122
   40.123
   40.124
   40.125
   40.126
   40.127
   40.128
   40.129
   40.130
   40.131
   40.132
   40.133
   40.134
   40.135
   40.136
   40.137
   40.138
   40.139
   40.140
   40.141
   40.142
   40.143
   40.144
   40.145
   40.146
   40.147
   40.148
   40.149
   40.150
   40.151
   40.152
   40.153
   40.154
   40.155
   40.156
   40.157
   40.158
   40.159
   40.160
   40.161
   40.162
   40.163
   40.164
   40.165
   40.166
   40.167
   40.168
   40.169
   40.170
   40.171
   40.172
   40.173
   40.174
   40.175
   40.176
   40.177
   40.178
   40.179
   40.180
   40.181
   40.182
   40.183
   40.184
   40.185
   40.186
   40.187
   40.188
   40.189
   40.190
   40.191
   40.192
     41               23,355           8/1/2007
     42               25,000          1/31/2009
     43               16,872          1/27/2011
     44               30,428          1/31/2016
     45
     46                6,656         11/16/2008
     47
     48                7,000          6/30/2011
     49
     50               12,196          9/30/2008
     51
     52                6,008         11/30/2007
     53                7,860         11/30/2024
     54                8,500          10/7/2011
     55
     56
     57
   57.01
   57.02
     58
     59
     60                4,200         11/30/2015
     61                3,900          1/30/2012
     62
     63
     64                4,200          7/31/2009
     65
   65.01              15,434          7/31/2009
   65.02               6,580          4/30/2009
     66
     67               11,002          1/11/2011
     68                5,964          11/1/2007
     69
     70
   70.01               8,450         12/31/2007
   70.02               4,353          5/31/2007
   70.03               8,450         11/30/2007
   70.04               8,450         12/31/2008
   70.05               7,090          1/31/2008
     71
     72
     73
   73.01
   73.02
   73.03
     74
     75
     76
     77               60,000          5/31/2009
     78
   78.01
   78.02
     79               21,435         10/31/2008
     80               10,474          8/31/2010

     81
     82
     83                5,283          1/28/2009
     84                5,690         10/31/2011
     85                2,193          3/31/2011
     86
   86.01
   86.02
     87
     88
     89
     90
     91               16,000          3/31/2014
     92               22,301          4/30/2011
     93                4,895          3/30/2017
     94                6,950          3/31/2011
     95               23,500          1/31/2015
     96
     97                4,015          4/30/2010
     98                4,498          3/14/2008
     99
    100               37,985          12/9/2021
    101                4,068          3/31/2017
    102                2,390         10/31/2016
    103               24,920          8/31/2009
    104               11,730          7/15/2013
    105                6,358          9/30/2017
    106
    107
    108                9,935         12/31/2007
    109                2,583         12/31/2020
    110                8,640          4/30/2008
    111               17,000          7/31/2008
    112                4,286          9/30/2014
    113
    114                3,000          6/30/2010
    115                6,743           5/1/2012
    116
   116.01              5,233           5/3/2009
   116.02              3,000          4/30/2007
   116.03                  0          2/28/2010
    117                1,975         10/31/2008
    118                4,000         12/31/2009
    119                6,430          9/30/2007
    120                6,420         12/31/2008
    121
   121.01              6,860           3/1/2011
   121.02              7,500           6/1/2008
    122                2,160         10/31/2011
    123                7,446         12/31/2010
    124                1,520          2/28/2010
    125               34,244          1/31/2009
    126                4,475         11/30/2016
    127                1,800          8/31/2015
    128
    129               14,877          9/30/2011
    130                4,429         12/31/2016
    131
    132
    133
    134
    135
    136                5,000         12/31/2015
    137                2,400           7/1/2007
    138                4,615          3/31/2016
    139
    140
    141
    142
    143
    144                3,266          7/31/2010
    145                4,500          1/31/2015
    146
    147
    148
    149
    150
    151
    152                3,236          5/31/2008
    153
    154
    155                2,627          9/30/2012
    156
    157               10,547          2/29/2008
    158
    159
    160                1,235         11/13/2011
    161
    162                4,427          8/31/2011
    163
    164
    165
    166
    167
    168                6,966          4/15/2011
    169
    170                3,450         11/30/2008
    171                4,900          1/30/2009
    172               10,700         10/31/2007
    173                1,934                M-M

    174
    175
    176
    177                4,887          5/31/2012
    178
    179
   179.01
   179.02
   179.03
   179.04
   179.05
   179.06
   179.07
   179.08
   179.09
    180
    181                5,000          3/31/2012
    182
    183
    184
    185
    186
    187
    188                2,120          7/31/2009
    189

    190
    191
    192
    193
    194                4,596          2/28/2010
    195                2,434          5/31/2007
    196                1,800          7/31/2007
    197
    198
    199                1,250          7/31/2007
    200                2,065          4/30/2012
    201                8,363          3/31/2015
    202
    203
    204                    0
    205                2,040          7/31/2016
    206
    207                3,000         10/31/2007
    208
    209
    210                2,519          9/30/2012
    211
    212
    213                2,500          6/30/2009
    214                7,503         11/30/2007
    215
    216
    217                4,372          5/31/2007
    218                8,640          9/30/2008
    219
    220                9,865           7/8/2010
    221
    222
    223
    224
    225
   225.01
   225.02                450          6/30/2007
    226                2,520          9/30/2011
    227                2,273           7/6/2010
    228               30,000         11/30/2008
    229
    230
    231                2,400         12/31/2011
    232
    233                1,390          6/30/2011
    234
    235                2,500           4/1/2010
    236
    237
    238
    239
    240                2,372          9/30/2009
    241
    242
    243                1,606         11/30/2011
    244
    245
    246
    247
    248                2,499         10/31/2016
    249                4,246          1/31/2008
    250                1,250          7/31/2009
    251
    252
    253
    254                5,000          9/30/2009
    255
    256                2,072         11/30/2011
    257
    258
    259
    260                2,450          5/31/2010
    261                1,600          7/31/2016
    262                4,017          4/30/2018
    263
    264
    265
    266
    267
    268
   268.01
   268.02
   268.03
    269                1,240          5/31/2011
    270                1,800          8/31/2011
    271
    272                1,830          8/31/2007
    273
    274
    275                1,582          4/30/2008
    276
    277
    278
    279                2,040         10/31/2010
    280                2,732         10/31/2007
    281
   281.01
   281.02
   281.03
    282
    283
    284
    285
    286
    287
    288                2,057          3/31/2007
    289
    290                2,400          7/31/2010
    291                1,320          2/28/2012
    292                1,960          8/31/2009
    293
    294
    295                1,977         10/15/2011
    296
    297                1,385          9/30/2008
    298
    299
    300                1,329          8/14/2010
    301
    302                1,053          4/10/2010
    303
    304
    305
    306
    307                1,469          7/31/2009
    308
    309                1,053          7/31/2007
    310
    311
    312
    313                  819          5/31/2011
    314
    315
    316
    317
    318                1,520          6/30/2011
    319
    320
    321
    322
    323
    324
    325
    326
    327
    328
    329
    330
    331
    332
    333
Footnotes to Annex A-1

1	MLML − Merrill Lynch Mortgage Lending, Inc., CRF − Countrywide Commercial Real Estate Finance, Inc., KEY − Keybank National Association, IXIS − IXIS Real Estate Capital Inc.,WFB − Wells Fargo Bank

2	With respect to mortgage loan numbers 12, 64, 147, 233, 87, 112, 181, 185, 210, 219, 237 and 289 the UW NCF ($) and UW DSCR (x) for the mortgage loans were calculated using ‘‘as stabilized’’ Cash Flows. ‘‘In Place’’ NCF is $3,397,169, $1,118,752, $465,397, $257,408, $885,964, $810,977, $368,044, $296,458, $287,894, $286,438, $245,890, and $145,504 respectively, resulting in an UW DSCR (x) of 1.14x, 1.08x, 0.98x, 1.16x, 1.06x, 1.15x, 1.03x, 0.84x, 1.05x, 1.11x, 1.17x, and 1.27x respectively.

3	With respect to mortgage loans that are presented as cross-collateralized and cross-defaulted, Cut-Off Date LTV (%), Maturity LTV (%), UW DSCR (x) and Cut-Off Date Balance per Unit ($) were calculated in the aggregate.

4	With respect to mortgage loans with partial interest only periods, Annual P&I Debt Service ($), Monthly P&I Debt Service ($) and UW DSCR (x) are shown after the expiration of the Initial Interest Only Period.

5	With respect to mortgage loan numbers 28, 48, 171 and 177, the Cut-Off Date LTV (%) was calculated using the full loan amount and the ‘‘as stabilized’’ Appraised Value ($). Using the full loan amount and the ‘‘as is’’ value, the Cut-Off Date LTV (%) is 82.5%, 85.9%, 82.0% and 69.9% respectively, and the Maturity LTV (%) is 82.5%, 85.9%, 73.0% and 60.1% respectively.

6	With respect to mortgage loans which are Interest-Only for the entire term, the UW DSCR (x) is calculated using the interest-only annual payment.

7	With respect to mortgage loan number 11, the UW DSCR (x), the Cut-Off Date LTV (%) and the Maturity LTV (%) are calculated after taking into account certain holdback amounts, letters of credit or reserve amounts. The ‘‘as-is’’ UW DSCR (x), Cut-Off Date LTV (%) and Maturity LTV (%) for the mortgage loan are 1.07x, 78.2%, 73.0%.

8	With respect to mortgage loans secured by multiple properties each mortgage loan’s Original Balance ($), Cut-Off Date Balance ($) and Maturity/ARD Balance ($) are allocated to the respective properties based on an allocation determined by Appraised Value ($), Underwritten NCF ($), or based on allocations in the related loan documents.

9	The Net Mortgage Rate (%) equates to the related Interest Rate (%) less the related Admin.Fee(%).

10	The Admin. Fee (%) includes the primary servicing fee, master servicing fee, sub-servicing fee and trustee fees applicable to each mortgage loan.

11	With respect to mortgage loan number 1, Underwritten Revenues, Expenses, NOI, NCF and Underwritten DSCR (x) are based on underwritten cash flows for 2011 derived based on certain assumptions including the following: (1) an annual rate of conversion of units from rent-stabalized units to deregulated units consistent with a rate of conversion assumed by the appraisal of the mortgaged property resulting in 6,397 deregulated units in existence by January 1, 2011, and (2) increases in (a) major capital improvements, (b) revenues from retail, professional and parking spaces and (c) real estate tax expenses based on the appraisal’s projections for 2011. The DSCR calculated on NOI for 2006 is .58. Conversion of units from rent-stabalized units to deregulated units at a rate lower than the assumed rate would have a negative impact on the Underwritten DSCR.

12	With respect to mortgage loan number 5, the Interest Rate is 5.475% through November 30, 2009, bumps to 5.565% from December 1, 2009 through November 30, 2012, and is 5.665% from December 1, 2012 thereafter until payment in full of the loan. Underwritten DSCR is calculated at the Amortizing Interest Rate.

13	With respect to mortgage loan number 264, as determined by a new appraisal the property shall have achieved a net operating income sufficient to produce a DSCR of no less than 1.20:1.00 and support a LTV of no more than 80% within 18 months of closing. If borrower fails to satisfy these conditions, the lender may apply the deposit of $150,000.00 in reduction of the debt and the borrower is required to pay the applicable Yield Maintenance Amount from funds other than the deposit.

14	Mortgage loan numbers 9, 148, and 197, each provide for a yield maintenance premium which is a prepayment fee equal to the product obtained by multiplying: (A) the amount of Principal being prepaid, by (B) the excess (if any) of the Monthly Note Rate over the Assumed Reinvestment Rate (ARR) by (C) 1-(1/1+ARR)n/ARR. Where n = number of months remaining between the date of prepayment and the Open Prepayment. ‘‘ARR’’ = Assumed Reinvestment Rate, which is equal to one-twelfth (1/12) of the yield rate equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Stated Maturity Date, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the Debt, with each such yield being based on the bid price for such issue as published in the Wall Street Journal on the date that is fourteen (14) days prior to the date of such prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

15	Mortgage loans 27, 24, 98, 102, 105, 114, 130, 157, 190, 191, 220, 248, 256, and 257 provide for a prepayment premium that is equal to (a) 1% of the outstanding principal balance of the note at the time of prepayment or (b) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate (hereinafter defined), less the amount of principal being prepaid. The term ‘‘Discount Rate’’ shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate (hereinafter defined) when compounded semiannually. The term ‘‘Treasury Rate’’ shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H. 1 5-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates most nearly approximating the Maturity Date.

16	Mortgage loans 73, 217, 258, 265 and 285 provide for a prepayment premium that is equal to the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate (hereinafter defined), less the amount of principal being prepaid. The term ‘‘Discount Rate’’ shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate (hereinafter defined) when compounded semi-annually. The term ‘‘Treasury Rate’’ shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (If Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.)

17	Mortgage loan number 13, 14, 15, 18, 31, 59, 117 provide for a prepayment premium that is equal to the sum of (iii) the greater of (A) one percent (1%) of the outstanding principal balance of the Note or (B) the positive difference, if any, between (x) the present value on the date of such prepayment of all future installments which the borrower would otherwise be required to pay under the notes and this security instrument during the original term hereof absent such prepayment, including the outstanding principal amount which would otherwise be due upon the scheduled maturity date absent such prepayment, with such present value being determined by the use of a discount rate equal to the yield to maturity (adjusted to a ‘‘Mortgage Equivalent Basis’’), on the date of such prepayment, of the United States Treasury Security having the term to maturity closest to what otherwise would have been the remaining term hereof absent such prepayment, and (y) the outstanding principal amount on the date of such prepayment.

18	Mortgage loan number 39 provides for a prepayment premium that is equal to the sum of (i) all amounts incurred by the lender in connection with the enforcement of its rights under the note, the security instrument, this agreement or any of the other loan documents, (ii) any amounts incurred by the lender to protect the property or the lien or security created by the loan documents, or for taxes, assessments or insurance premiums as provided in the loan documents, and (iii) the greater of (A) 1% of the outstanding principal amount of the loan and (B) the positive difference, if any, between (x) the present value on the date of such prepayment of all future installments which Borrower would otherwise be required to pay under the note and this agreement during the original term hereof up to and including the date immediately prior to the scheduled payment date that is three (3) months prior to the maturity date absent such prepayment, including the outstanding principal amount which would otherwise be due upon the scheduled maturity date absent such prepayment, with such present value being determined by the use of a discount rate equal to (1) the yield to maturity (adjusted to a ‘‘Mortgage Equivalent Basis’’ ), on the date of such prepayment, of the United States Treasury Security having the term to maturity closest to what otherwise would have been the remaining term hereof up to and including the date immediately prior to the scheduled payment date that is three (3) months prior to the maturity date absent such prepayment plus (2) .30%, and (y) the outstanding principal amount on the date of such prepayment.

19	Mortgage loan number 72 provides for a prepayment premium that is equal to the sum of (i) all amounts incurred by the lender in connection with the enforcement of its rights under the note, the security instrument, this agreement or any of the other loan documents, (ii) any amounts incurred by the lender to protect the property or the lien or security created by the loan documents, or for taxes, assessments or insurance premiums as provided in the loan documents, and (iii) the greater of (A) 5% of the outstanding principal amount of the loan during the period from and including January 1, 20 12 until December 1, 20 12; 4% of the outstanding principal amount of the loan during the period from and including January 1, 2013 until December 1, 2013; 3% of the outstanding principal amount of the loan during the period from and including January 1, 2014 until December 1, 2014; 2% of the outstanding principal amount of the loan during the period from and including January 1, 2015 until December 1, 2015; or 1% of the outstanding principal amount of the loan during the period fiom and including January 1, 201 6 until December 1, 20 16, and (B) the positive difference, if any, between (x) the present value on the date of such prepayment of all future installments which the borrower would otherwise be required to pay under the note and this agreement during the original term hereof absent such prepayment, including the outstanding principal amount which would otherwise be due upon the scheduled maturity date absent such prepayment, with such present value being determined by the use of a discount rate equal to the yield to maturity (adjusted to a ‘‘Mortgage Equivalent Basis’’), on the date of such prepayment, of the United States Treasury Security having the term to maturity closest to what otherwise would have been the remaining term hereof absent such prepayment, and (y) the outstanding principal amount on the date of such prepayment.

20	The Medical Centre of Santa Monica mortgage loan number 8 provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness (‘‘PI’’) being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate (‘‘AYR’’) from Adjusted Interest Rate (‘‘AIR’’), by (C) present value factor calculated using formula: (1 − (1 + r/12)ˆ-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

‘‘AIR’’ means Interest Rate multiplied by 365.25/360. ‘‘AYR’’ means product of formula: (((1+Reference Treasury Yield/2)ˆ(1/6)) − 1) multiplied by 12. ‘‘Minimum Fee’’ means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 61st Payment Date but prior to the Open Date. ‘‘Reference Treasury Yield’’ means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

21	The Capitol Hill Suites mortgage loan number 28 provides for a prepayment with yield maintainence on or after the 6th payment date. The loan provides for prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness (‘‘PI’’) being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate (‘‘AYR’’) from Adjusted Interest Rate (‘‘AIR’’), by (C) present value factor calculated using formula: (1 − (1 + r/12)ˆ-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and the payment date immediately prior to the maturity date, multiplied by 12/365.25.

‘‘AIR’’ means Interest Rate multiplied by 365.25/360. ‘‘AYR’’ means product of formula: (((1+Reference Treasury Yield/2)ˆ(1/6)) − 1) multiplied by 12. ‘‘Minimum Fee’’ means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made prior to the 48th payment date. ‘‘Reference Treasury Yield’’ means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

22	The Walnut Knolls mortgage loan number 87 provides for a prepayment with yield maintainence on or after the 12th payment date. The loan provides for prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness (‘‘PI’’) being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate (‘‘AYR’’) from Adjusted Interest Rate (‘‘AIR’’), by (C) present value factor calculated using formula: (1 − (1 + r/12)ˆ-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and open period, multiplied by 12/365.25.

‘‘AIR’’ means Interest Rate multiplied by 365.25/360. ‘‘AYR’’ means product of formula: (((1+Reference Treasury Yield/2)ˆ(1/6)) − 1) multiplied by 12. ‘‘Minimum Fee’’ means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 12th Payment Date but prior to the Open Date. ‘‘Reference Treasury Yield’’ means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

23	The Spare Space Storage mortgage loan number 185 provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness (‘‘PI’’) being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate (‘‘AYR’’) from Adjusted Interest Rate (‘‘AIR’’), by (C) present value factor calculated using formula: (1 − (1 + r/12)ˆ-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

‘‘AIR’’ means Interest Rate multiplied by 365.25/360. ‘‘AYR’’ means product of formula: (((1+Reference Treasury Yield/2)ˆ(1/6)) − 1) multiplied by 12. ‘‘Minimum Fee’’ means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 61st Payment Date but prior to the Open Date. ‘‘Reference Treasury Yield’’ means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

24	The Park Place MarketPlace mortgage loan number 199 provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness (‘‘PI’’) being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate (‘‘AYR’’) from Adjusted Interest Rate (‘‘AIR’’), by(C) present value factor calculated using formula: (1 − (1 + r/12)ˆ-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

‘‘AIR’’ means Interest Rate multiplied by 365.25/360. ‘‘AYR’’ means product of formula: (((1+Reference Treasury Yield/2)ˆ(1/6)) − 1) multiplied by 12. ‘‘Minimum Fee’’ means: (a) 5.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 60th Payment Date but prior to the 72nd Payment Date, (b) 4.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 72nd Payment Date but prior to the 84th Payment Date, (c) 3.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 84th Payment Date but prior to the 96th payment date, (d) 2.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 96th Payment Date but prior to the 108th Payment Date, or (b) 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 108th Payment Date but prior to the but prior to the Open Date. ‘‘Reference Treasury Yield’’ means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

25	The Energy Plaza mortgage loan number 214 provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness (‘‘PI’’) being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate (‘‘AYR’’) from Adjusted Interest Rate (‘‘AIR’’), by (C) present value factor calculated using formula: (1 − (1 + r/12)ˆ-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

‘‘AIR’’ means Interest Rate multiplied by 365.25/360. ‘‘AYR’’ means product of formula: (((1+Reference Treasury Yield/2)ˆ(1/6)) − 1) multiplied by 12. ‘‘Minimum Fee’’ means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 28th Payment Date but prior to the Open Date. ‘‘Reference Treasury Yield’’ means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

26	The Dillon Park mortgage loan number 221 provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness (‘‘PI’’) being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate (‘‘AYR’’) from Adjusted Interest Rate (‘‘AIR’’), by (C) present value factor calculated using formula: (1 − (1 + r/12)ˆ-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

‘‘AIR’’ means Interest Rate multiplied by 365.25/360. ‘‘AYR’’ means product of formula: (((1+Reference Treasury Yield/2)ˆ(1/6)) − 1) multiplied by 12. ‘‘Minimum Fee’’ means: (a) 3.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 60th Payment Date but prior to the 72nd Payment Date, (b) 2.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 72nd Payment Date but prior to the 84th Payment Date, (c) 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 84th Payment Date but prior to the Open Date. ‘‘Reference Treasury Yield’’ means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

27	The Shoppes at Bonneville mortgage loan number 302 provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness (‘‘PI’’) being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate (‘‘AYR’’) from Adjusted Interest Rate (‘‘AIR’’), by (C) present value factor calculated using formula: (1 − (1 + r/12)ˆ-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

‘‘AIR’’ means Interest Rate multiplied by 365.25/360. ‘‘AYR’’ means product of formula: (((1+Reference Treasury Yield/2)ˆ(1/6)) − 1) multiplied by 12. ‘‘Minimum Fee’’ means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 61st Payment Date but prior to the Open Date. ‘‘Reference Treasury Yield’’ means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

28	The Clintonview Townhomes mortgage loan number 306 provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness (‘‘PI’’) being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate (‘‘AYR’’) from Adjusted Interest Rate (‘‘AIR’’), by (C) present value factor calculated using formula: (1 − (1 + r/12)ˆ-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

‘‘AIR’’ means Interest Rate multiplied by 365.25/360. ‘‘AYR’’ means product of formula: (((1+Reference Treasury Yield/2)ˆ(1/6)) − 1) multiplied by 12. ‘‘Minimum Fee’’ means: (a) 3.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 61st Payment Date but prior to the 72nd Payment Date, (b) 2.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 72nd Payment Date but prior to the 84th Payment Date, (c) 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 84th Payment Date but prior to the Open Date. ‘‘Reference Treasury Yield’’ means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

29	With respect to the EZ Self Storage loans (55, 88, 89, 96, 128, 131, 132, 135, 140, 153, 178 and 189) the loans provide for prepayment premiums that are equal to the greater of Minimum Fee and (ii) the present value as of the Prepayment Date of the remaining scheduled payments of the principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such prepayment at the Discount Rate, less the amount of principal being prepaid.

‘‘Minimum Fee’’ means: 1.00% of the amount of the principal balance being prepaid in the event such prepayment is made on or after the 48th Payment Date but prior to the Open Date. ‘‘Discount Rate’’ means the rate, which, when compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually. ‘‘Treasury Rate’’ means the yield calculated by the linear interpolation of the yield, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading ‘‘U.S. Government Securities/Treasury Constant Maturities’’ for the week ending prior to the Prepayment Date, of the U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximately the Maturity Date. In the even Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.

30	With respect to mortgage loan number 107, the loan has an ascending interest rate schedule with an initial interest rate of 5.59%. From and including the payment date November 8, 2008, the interest rate adjusts up to 5.64%; from and including the payment date November 8, 2010 the interest rate adjusts up to 5.69%; from and including the payment date November 8, 2012 the interest rate adjusts up 5.79% and from and including the payment date November 8, 2014 through and including the Maturity Date, the interest rate is 5.84%. The annual payment represents a payment of the 5.64% rate and 360 month amortization. For purposes of aggregating interest rates in the tables throughout, the 5.59% interest rate was used.

31	With respect to mortgage loan numbers 239, 252, 282, 283, 286, 288, 293, 299, 303, 304, 305, 308, 309, 310, 311, 312, 315, 316, 317, 318, 319, 320, 321, 322, 323, 324, 325, 326, 327, 328, 329, 330, 331, 332 and 333, the interest rates presented in the annex and tables throughout represent the interest rates for 10 years after the first payment date. On the 120th payment, these loans convert from a fixed rate loan to a floating rate loan, providing that during the floating rate period the interest rate must be at least as high as the related fixed interest rate specified in this prospectus supplement.

32	With respect to mortgage loan number 12.02, the tenant United Health Care has 11,439 sf rolling in 6/30/2007 and 36,307 sf rolling in 1/31/2009.

33	With regard to mortgage loan numbers 17, 104, 116, 179, 263, 268, 280 and 281, Yield Maintenance calculations involve:

Basic Charge.

Except as provided below, if this Note is prepaid prior to the Open Period Start Date, whether such prepayment is voluntary, involuntary or upon acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts:

(i) an amount equal to 1% of the amount prepaid; or

(ii) an amount equal to (a) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such payments from their respective Due Dates (or, with respect to the payment required on the Maturity Date, from Maturity Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (b) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date.

For purposes of the foregoing, ‘‘Periodic Treasury Yield’’ means (x) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (y) 12, if the Due Dates are monthly, or 4, if Due Dates are quarterly.

Additional Charge.

If this Note is prepaid on any day other than a Due Date, whether such prepayment is voluntary, involuntary or upon full acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to the basic prepayment charge described in the section above and all other sums then due and owing to Lender under this Note and the other Loan Documents) an additional prepayment charge equal to the interest which would otherwise have accrued on the amount prepaid (had such prepayment not occurred during the period from and including the prepayment date to and including the last day of the month in which the prepayment occurred.

Exclusion.

Notwithstanding the foregoing, no prepayment charge of any kind shall apply in respect to any prepayment resulting from Lender’s application of any insurance proceeds or condemnation awards to the outstanding principal balance of the Loan.

34	With respect to mortgage loan number 25 the property addresses are as follows: 5522-5538 West Raymond Street; 2152-2160 South Lynhurst Drive; 2645, 2710-2762, and 2832 Rand Road; 2610, 2701 and 2801 Fortune Circle East; 2837 Executive Drive, 2840 and 5601 Fortune Circle East; 5524, 5601, 5604, and 5701 Fortune Circle South.

35	With respect to mortgage loan numbers 81 and 82 ‘‘Note Date’’, ‘‘Seasoning’’ and ‘‘First Payment Date’’ herein reflect the date that the loan combination was split into a Note A and a Note B. The loan combination was originated on August 31, 2005.

36	With respect to mortgage loan numbers 81 and 82 ‘‘Original Balance’’ reflects the principal balance of Note A as of the Cut-off Date. The loan combination principal balance as of its original closing dates are $12,127,609.00 and $10,846,385.00.

37	With respect to mortgage loan number 81 ‘‘Debt Service’’ payments include the excess payment specified under the ‘‘10000 Business Blvd. Amortization Schedule’’ (under the column titled ‘‘Curtailment’’), set forth in Annex A-5.

38	With respect to mortgage loan number 82 ‘‘Debt Service’’ payments include the excess payment specified under the ‘‘4010 Airpark Drive Amortization Schedule’’ (under the column titled ‘‘Curtailment’’), set forth in Annex A-6.

39	With respect to mortgage loan number 82 ‘‘Term’’ and ‘‘Amortization’’ are calculated based on the date of Note A (See column entitled ‘‘Note Date’’ herein) through the maturity date of Note A, based on a revised amortization schedule (including the excess payment described therein under the column titled ‘‘Curtailment’’) specified under the ‘‘4010 Airpark Drive Amortization Schedule’’, set forth in Annex A-6.

40	With respect to mortgage loan number 81 ‘‘Term’’ and ‘‘Amortization’’ are calculated based on the date of Note A (See column entitled ‘‘Note Date’’ herein) through the maturity date of Note A, based on a revised amortization schedule (including the excess payment described therein under the column titled ‘‘Curtailment’’) specified under the ‘‘10000 Business Blvd. Amortization Schedule’’, set forth in Annex A-5.

41	With respect to mortgage loan number 81 ‘‘DSCR’’ is based on the principal balance of Note A and excludes the excess payment specified under the ‘‘10000 Business Blvd. Amortization Schedule’’ (under the column titled ‘‘Curtailment’’), set forth in Annex A-5. The DSCR on the loan combination is 1.45.

42	With respect to mortgage loan number 82 ‘‘DSCR’’ is based on the principal balance of Note A and excludes the excess payment specified under the ‘‘4010 Airpark Drive Amortization Schedule’’ (under the column titled ‘‘Curtailment’’), set forth in Annex A-6. The DSCR on the loan combination is 1.46x.

43	With respect to mortgage loan numbers 81 and 82 ‘‘LTV’’ is based on the principal balance of Note A. The LTV’s on the loan combination are 66.1% and 65.7%

44	Prior to the date hereof, a portion of the 1105 S. Standard Avenue loan was prepaid in the amount of $18,852.62. However, the monthly payment of principal and interest is based on the original loan balance, resulting In an amortization based on a 333 month schedule.

                                   ANNEX A-2

          CERTAIN STATISTICAL INFORMATION REGARDING THE MORTGAGE LOANS

                                     A-2-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                              ANNEX A-2 (ALL LOANS)

LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                                % OF               WTD. AVG.                              WTD. AVG.
                                                AGGREGATE     INITIAL              REMAINING                              MATURITY
                                  NUMBER OF      CUT-OFF      MORTGAGE  WTD. AVG.   TERM TO                 WTD. AVG.       DATE
                                   MORTGAGE   DATE PRINCIPAL    POOL    MORTGAGE   MATURITY/   WTD. AVG.  CUT-OFF DATE   OR ARD LTV
MORTGAGE LOAN SELLER                LOANS      BALANCE ($)    BALANCE   RATE (%)   ARD (MOS.)  DSCR (X)   LTV RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

MLML                                  54       1,735,571,061     39.3%   6.1075       114        1.55         62.4          60.3
CRF                                  168       1,387,144,690     31.4%   5.8768       118        1.40         69.9          64.9
KEY                                   48         560,107,033     12.7%   5.7133       117        1.34         72.0          65.0
IXIS                                  32         402,050,377      9.1%   5.9633       115        1.30         71.7          63.8
WFB                                   31         332,146,705      7.5%   5.8603       113        1.43         71.4          63.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              333      $4,417,019,866    100.0%   5.9533       116        1.44X        67.5          62.9
====================================================================================================================================

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                % OF               WTD. AVG.                              WTD. AVG.
                                                AGGREGATE     INITIAL              REMAINING                              MATURITY
                                  NUMBER OF      CUT-OFF      MORTGAGE  WTD. AVG.   TERM TO                 WTD. AVG.       DATE
                                  MORTGAGED   DATE PRINCIPAL    POOL    MORTGAGE   MATURITY/   WTD. AVG.  CUT-OFF DATE   OR ARD LTV
PROPERTY TYPE                     PROPERTIES   BALANCE ($)    BALANCE   RATE (%)   ARD (MOS.)  DSCR (X)   LTV RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Multifamily                           83       1,218,290,763     27.6%   6.2317       119        1.58         61.3          59.5
  Multifamily                         79       1,200,159,477     27.2%   6.2373       119        1.59         61.2          59.5
  Manufactured Housing                4           18,131,286      0.4%   5.8590       101        1.25         69.3          63.7
Retail                               331         978,570,432     22.2%   5.7626       115        1.31         72.3          65.7
  Anchored                            40         589,866,335     13.4%   5.6675       113        1.26         74.7          68.8
  Unanchored                          42         184,239,862      4.2%   5.8500       119        1.32         69.1          61.4
  Shadow Anchored                     17          82,700,216      1.9%   5.8972       117        1.27         71.5          64.6
  Single Tenant                      232         121,764,018      2.8%   5.9998       115        1.55         65.8          57.8
Office                                57       1,031,241,937     23.3%   5.8712       116        1.30         69.5          64.4
Hospitality                           28         549,794,238     12.4%   6.0481       114        1.49         67.5          60.7
Industrial                            37         367,324,641      8.3%   5.6503       109        1.39         72.3          68.6
Self Storage                          24         156,682,890      3.5%   5.8090       116        1.64         66.0          63.8
Mixed Use                             7           71,739,441      1.6%   5.8255       117        1.28         72.8          66.0
Healthcare                            3           43,375,525      1.0%   6.4890       118        3.48         38.9          30.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              570      $4,417,019,867    100.0%   5.9533       116        1.44X        67.5          62.9
====================================================================================================================================

PROPERTY STATE/LOCATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                % OF               WTD. AVG.                              WTD. AVG.
                                                AGGREGATE     INITIAL              REMAINING                              MATURITY
                                  NUMBER OF      CUT-OFF      MORTGAGE  WTD. AVG.   TERM TO                 WTD. AVG.       DATE
                                  MORTGAGED   DATE PRINCIPAL    POOL    MORTGAGE   MATURITY/   WTD. AVG.  CUT-OFF DATE   OR ARD LTV
PROPERTY STATE/LOCATION           PROPERTIES   BALANCE ($)    BALANCE   RATE (%)   ARD (MOS.)  DSCR (X)   LTV RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

New York                              18       1,263,266,173     28.6%   6.3489       117        1.58         57.1          55.3
California                            69         488,932,619     11.1%   5.8203       119        1.37         67.0          63.6
  Southern                            58         430,888,702      9.8%   5.8094       120        1.38         67.4          64.4
  Northern                            11          58,043,918      1.3%   5.9011       113        1.33         64.1          57.8
Texas                                143         396,362,050      9.0%   5.7448       118        1.45         72.8          67.9
Arizona                               27         244,091,655      5.5%   5.8343       117        1.31         71.7          67.9
Florida                               28         240,506,258      5.4%   5.8119       109        1.36         72.1          66.1
Maryland                              19         181,101,265      4.1%   5.7307       113        1.58         68.8          67.3
Georgia                               33         165,607,344      3.7%   5.6955       114        1.27         72.8          66.1
Pennsylvania                          8          143,352,300      3.2%   5.6289       118        1.20         76.0          69.3
Tennessee                             32         130,417,453      3.0%   5.6077        99        1.46         76.5          74.7
New Jersey                            6          117,325,525      2.7%   5.9908       118        2.09         62.4          54.3
North Carolina                        14          80,966,393      1.8%   5.8962       106        1.37         72.9          65.8
Virginia                              10          78,863,788      1.8%   5.8660       121        1.35         72.1          63.5
Ohio                                  12          78,637,753      1.8%   5.7749       121        1.27         74.7          67.6
Alabama                               20          63,449,694      1.4%   5.8413       118        1.29         76.5          68.3
Indiana                               5           62,230,117      1.4%   5.6716       111        1.25         78.3          71.6
Connecticut                           5           56,321,717      1.3%   6.1897       117        1.28         75.9          64.9
Minnesota                             4           54,839,786      1.2%   5.7660       130        1.25         76.2          65.3
Colorado                              7           48,982,677      1.1%   5.7690       109        1.37         64.7          60.3
Massachusetts                         3           46,342,115      1.0%   5.7714       116        1.41         74.6          70.1
South Carolina                        5           45,744,467      1.0%   5.8215       118        1.33         74.6          67.3
Kentucky                              3           44,253,750      1.0%   5.3336       113        1.61         68.4          74.3
Louisiana                             5           44,055,079      1.0%   6.1550       113        1.25         77.1          66.4
Kansas                                8           42,396,574      1.0%   5.8323       121        1.26         69.4          59.1
Nevada                                3           38,510,000      0.9%   5.5682       119        1.19         75.2          69.8
Michigan                              3           35,665,000      0.8%   5.9093       107        1.22         79.8          72.8
District of Columbia                  1           32,500,000      0.7%   5.8100        59        1.49         64.6          64.6
Washington                            5           25,334,798      0.6%   5.8411       132        1.27         71.3          63.1
Iowa                                  4           24,528,507      0.6%   5.8472       118        1.16         77.5          68.3
Alaska                                4           24,337,039      0.6%   6.0200       120        1.30         77.1          56.4
Missouri                              11          23,119,442      0.5%   6.1407       112        1.26         63.9          45.2
Illinois                              5           22,811,793      0.5%   5.8648       117        1.35         68.6          61.2
Oklahoma                              11          15,989,889      0.4%   5.9900       117        1.33         73.8          60.9
New Mexico                            9           15,607,607      0.4%   5.6158       116        1.35         74.7          67.8
Oregon                                5           12,100,346      0.3%   6.0720       128        1.31         66.9          56.0
Utah                                  3           10,840,746      0.2%   5.8616       119        1.32         74.0          62.0
Vermont                               2            5,348,158      0.1%   6.1988       196        1.18         73.8          64.6
Delaware                              1            3,450,000      0.1%   5.7500       119        1.64         53.9          48.5
North Dakota                          2            3,344,587      0.1%   5.8600       118        1.31         79.8          67.6
Wisconsin                             2            2,536,983      0.1%   6.0354       167        1.36         63.9          54.7
Mississippi                           8            1,009,458      0.0%   6.1900        98        2.67         41.4          33.3
Idaho                                 1              671,625      0.0%   7.3750       173        1.30         40.3          31.5
New Hampshire                         1              636,425      0.0%   6.8750       353        1.33         63.6           0.0
Arkansas                              5              630,911      0.0%   6.1900        98        2.67         41.4          33.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              570      $4,417,019,867    100.0%   5.9533       116        1.44X        67.5          62.9
====================================================================================================================================

CUT-OFF DATE PRINCIPAL BALANCES ($)

------------------------------------------------------------------------------------------------------------------------------------
                                                                % OF               WTD. AVG.                              WTD. AVG.
                                                AGGREGATE     INITIAL              REMAINING                              MATURITY
                                  NUMBER OF      CUT-OFF      MORTGAGE  WTD. AVG.   TERM TO                 WTD. AVG.       DATE
RANGE OF CUT-OFF                   MORTGAGE   DATE PRINCIPAL    POOL    MORTGAGE   MATURITY/   WTD. AVG.  CUT-OFF DATE   OR ARD LTV
DATE PRINCIPAL BALANCES ($)         LOANS      BALANCE ($)    BALANCE   RATE (%)   ARD (MOS.)  DSCR (X)   LTV RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

      431,373  -   1,999,999          64          75,281,183      1.7%   6.3071       191        1.32         63.7          54.8
    2,000,000  -   3,999,999          67         197,682,400      4.5%   5.8795       122        1.53         65.6          55.1
    4,000,000  -   4,999,999          21          92,813,219      2.1%   5.9503       115        1.32         69.1          60.5
    5,000,000  -   5,999,999          24         130,591,835      3.0%   5.9138       116        1.49         68.4          61.3
    6,000,000  -   6,999,999          13          83,724,366      1.9%   5.7252       116        1.44         67.0          61.0
    7,000,000  -   7,999,999          7           51,771,022      1.2%   5.8869       118        1.30         72.3          64.1
    8,000,000  -   9,999,999          24         209,790,159      4.7%   5.8405       118        1.36         69.9          63.7
   10,000,000  -   12,999,999         37         415,238,089      9.4%   5.8516       109        1.47         70.9          64.9
   13,000,000  -   19,999,999         29         457,358,947     10.4%   5.8433       115        1.39         71.6          64.6
   20,000,000  -   49,999,999         35       1,040,268,647     23.6%   5.7818       111        1.36         73.3          67.8
   50,000,000  -   99,999,999         9          567,500,000     12.8%   5.6585       114        1.38         72.9          70.7
  100,000,000  -   800,000,000        3        1,095,000,000     24.8%   6.3898       118        1.59         55.7          54.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              333      $4,417,019,866    100.0%   5.9533       116        1.44X        67.5          62.9
====================================================================================================================================

Minimum:             $431,373
Maximum:             $800,000,000
Average:             $13,264,324

MORTGAGE RATES (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                % OF               WTD. AVG.                              WTD. AVG.
                                                AGGREGATE     INITIAL              REMAINING                              MATURITY
                                  NUMBER OF      CUT-OFF      MORTGAGE  WTD. AVG.   TERM TO                 WTD. AVG.       DATE
                                   MORTGAGE   DATE PRINCIPAL    POOL    MORTGAGE   MATURITY/   WTD. AVG.  CUT-OFF DATE   OR ARD LTV
RANGE OF MORTGAGE RATES (%)         LOANS      BALANCE ($)    BALANCE   RATE (%)   ARD (MOS.)  DSCR (X)   LTV RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

       4.9900  -   5.2499             2           12,573,750      0.3%   4.9900        98        2.60         39.0           0.0
       5.2500  -   5.4999             12         331,873,716      7.5%   5.4511       112        1.31         76.0          72.0
       5.5000  -   5.7499             80       1,179,656,740     26.7%   5.6288       113        1.34         73.1          68.7
       5.7500  -   5.9999            136       1,149,792,596     26.0%   5.8412       114        1.39         71.7          65.3
       6.0000  -   6.0999             20         153,847,192      3.5%   6.0375       114        1.40         69.3          62.0
       6.1000  -   6.1999             15         313,946,893      7.1%   6.1355       114        1.32         59.9          55.3
       6.2000  -   6.2999             13         104,522,878      2.4%   6.2354       115        1.31         69.7          61.6
       6.3000  -   6.4999             15       1,054,862,363     23.9%   6.4323       117        1.72         56.7          54.6
       6.5000  -   7.5000             40         115,943,738      2.6%   6.6923       173        1.31         60.1          50.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              333      $4,417,019,866    100.0%   5.9533       116        1.44X        67.5          62.9
====================================================================================================================================

Minimum:             4.9900
Maximum:             7.5000
Weighted Average:    5.9533

DEBT SERVICE COVERAGE RATIOS (X)

------------------------------------------------------------------------------------------------------------------------------------
                                                                % OF               WTD. AVG.                              WTD. AVG.
                                                AGGREGATE     INITIAL              REMAINING                              MATURITY
                                  NUMBER OF      CUT-OFF      MORTGAGE  WTD. AVG.   TERM TO                 WTD. AVG.       DATE
RANGE OF                           MORTGAGE   DATE PRINCIPAL    POOL    MORTGAGE   MATURITY/   WTD. AVG.  CUT-OFF DATE   OR ARD LTV
DEBT SERVICE COVERAGE RATIOS (X)    LOANS      BALANCE ($)    BALANCE   RATE (%)   ARD (MOS.)  DSCR (X)   LTV RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

         1.05  -   1.19               58         712,289,583     16.1%   5.8872       124        1.17         70.0          64.4
         1.20  -   1.24               74         748,921,974     17.0%   5.7414       116        1.21         73.8          66.3
         1.25  -   1.29               47         410,846,506      9.3%   5.9384       117        1.27         72.8          65.3
         1.30  -   1.34               27         205,033,918      4.6%   5.8918       107        1.31         74.1          68.5
         1.35  -   1.39               35         411,616,400      9.3%   5.8038       112        1.37         71.5          66.6
         1.40  -   1.44               15         152,518,034      3.5%   5.8164       115        1.41         75.2          70.4
         1.45  -   1.49               15         310,297,211      7.0%   6.1124       108        1.48         65.2          59.4
         1.50  -   1.74               40       1,305,211,157     29.5%   6.1469       115        1.67         60.7          59.9
         1.75  -   1.99               10          55,845,603      1.3%   5.7188       124        1.79         56.2          52.5
         2.00  -   15.11              12         104,439,482      2.4%   6.1273       112        3.16         41.1          32.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              333      $4,417,019,866    100.0%   5.9533       116        1.44X        67.5          62.9
====================================================================================================================================

Minimum:             1.05x
Maximum:             15.11x
Weighted Average:    1.44x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                % OF               WTD. AVG.                              WTD. AVG.
                                                AGGREGATE     INITIAL              REMAINING                              MATURITY
                                  NUMBER OF      CUT-OFF      MORTGAGE  WTD. AVG.   TERM TO                 WTD. AVG.       DATE
RANGE OF CUT-OFF DATE              MORTGAGE   DATE PRINCIPAL    POOL    MORTGAGE   MATURITY/   WTD. AVG.  CUT-OFF DATE   OR ARD LTV
LOAN-TO-VALUE RATIOS (%)            LOANS      BALANCE ($)    BALANCE   RATE (%)   ARD (MOS.)  DSCR (X)   LTV RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

        5.00   -   50.00              33         148,250,650      3.4%   6.1291       121        2.65         40.9          33.5
        50.01  -   60.00              30       1,132,763,770     25.6%   6.3451       118        1.58         55.3          54.4
        60.01  -   65.00              40         431,894,245      9.8%   6.0208       115        1.50         62.5          55.9
        65.01  -   70.00              56         461,927,447     10.5%   5.8729       120        1.39         67.6          61.3
        70.01  -   75.00              75         920,685,854     20.8%   5.7587       113        1.33         73.1          67.6
        75.01  -   77.50              23         385,305,097      8.7%   5.7504       117        1.31         76.6          70.7
        77.51  -   80.00              71         906,358,802     20.5%   5.7242       113        1.26         79.2          73.4
        80.01  -   84.00              5           29,834,000      0.7%   6.0623       106        1.22         82.3          74.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              333      $4,417,019,866    100.0%   5.9533       116        1.44X        67.5          62.9
====================================================================================================================================

Minimum:             5.00
Maximum:             84.00
Weighted Average:    67.46

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                % OF               WTD. AVG.                              WTD. AVG.
                                                AGGREGATE     INITIAL              REMAINING                              MATURITY
                                  NUMBER OF      CUT-OFF      MORTGAGE  WTD. AVG.   TERM TO                 WTD. AVG.       DATE
RANGE OF MATURITY DATE             MORTGAGE   DATE PRINCIPAL    POOL    MORTGAGE   MATURITY/   WTD. AVG.  CUT-OFF DATE   OR ARD LTV
OR ARD LTV RATIOS (%)               LOANS      BALANCE ($)    BALANCE   RATE (%)   ARD (MOS.)  DSCR (X)   LTV RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Fully Amortizing                      30          38,526,906      0.9%   6.1698       255        1.68         53.1           0.0
            3.00  -   40.00           22         114,550,747      2.6%   6.2829       124        2.84         42.2          30.1
           40.01  -   49.99           25         148,346,901      3.4%   5.9742       119        1.41         58.4          44.9
           50.00  -   60.00           54       1,453,259,285     32.9%   6.2995       117        1.54         57.7          54.7
           60.01  -   62.50           26         214,920,431      4.9%   5.8912       114        1.38         69.9          61.6
           62.51  -   65.00           35         389,500,446      8.8%   5.8150       112        1.42         69.3          63.9
           65.01  -   67.50           38         456,402,342     10.3%   5.7934       117        1.29         73.1          66.6
           67.51  -   70.00           31         382,729,657      8.7%   5.7274       115        1.28         74.3          68.8
           70.01  -   80.00           72       1,218,783,149     27.6%   5.6863       110        1.32         77.8          74.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              333      $4,417,019,866    100.0%   5.9533       116        1.44X        67.5          62.9
====================================================================================================================================

Minimum:             3.00
Maximum:             80.00
Weighted Average:    62.90

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                                % OF               WTD. AVG.                              WTD. AVG.
                                                AGGREGATE     INITIAL              REMAINING                              MATURITY
                                  NUMBER OF      CUT-OFF      MORTGAGE  WTD. AVG.   TERM TO                 WTD. AVG.       DATE
RANGE OF REMAINING                 MORTGAGE   DATE PRINCIPAL    POOL    MORTGAGE   MATURITY/   WTD. AVG.  CUT-OFF DATE   OR ARD LTV
TERMS TO MATURITY (MOS.)            LOANS      BALANCE ($)    BALANCE   RATE (%)   ARD (MOS.)  DSCR (X)   LTV RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

           57  -   60                 11         163,968,831      3.7%   5.7802        58        1.45         72.6          71.9
           61  -   84                 7          130,558,662      3.0%   5.7264        83        1.35         75.7          73.9
          85  -   121                278       4,084,001,857     92.5%   5.9598       117        1.44         67.1          62.3
          122  -   353                37          38,490,516      0.9%   6.7782       302        2.07         56.6          22.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              333      $4,417,019,866    100.0%   5.9533       116        1.44X        67.5          62.9
====================================================================================================================================

Minimum:             57 mos.
Maximum:             353 mos.
Weighted Average:    116 mos.

REMAINING STATED AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                                % OF               WTD. AVG.                              WTD. AVG.
                                                AGGREGATE     INITIAL              REMAINING                              MATURITY
                                  NUMBER OF      CUT-OFF      MORTGAGE  WTD. AVG.   TERM TO                 WTD. AVG.       DATE
RANGE OF REMAINING                 MORTGAGE   DATE PRINCIPAL    POOL    MORTGAGE   MATURITY/   WTD. AVG.  CUT-OFF DATE   OR ARD LTV
STATED AMORTIZATION TERMS (MOS.)    LOANS      BALANCE ($)    BALANCE   RATE (%)   ARD (MOS.)  DSCR (X)   LTV RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Interest Only                         48       1,903,336,000     43.1%   6.0304       112        1.54         63.6          63.6
           97  -   240                16          99,616,284      2.3%   5.8961       118        1.47         62.5          42.0
          241  -   300                13         139,510,423      3.2%   6.2061       114        2.47         51.1          39.8
          301  -   360               247       2,151,039,894     48.7%   5.8846       119        1.30         71.7          64.3
          361  -   473                9          123,517,265      2.8%   5.7237       120        1.22         76.4          68.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              333      $4,417,019,866    100.0%   5.9533       116        1.44X        67.5          62.9
====================================================================================================================================

Minimum:             97 mos.
Maximum:             473 mos.
Weighted Average:    350 mos.

AMORTIZATION TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                % OF               WTD. AVG.                              WTD. AVG.
                                                AGGREGATE     INITIAL              REMAINING                              MATURITY
                                  NUMBER OF      CUT-OFF      MORTGAGE  WTD. AVG.   TERM TO                 WTD. AVG.       DATE
                                   MORTGAGE   DATE PRINCIPAL    POOL    MORTGAGE   MATURITY/   WTD. AVG.  CUT-OFF DATE   OR ARD LTV
AMORTIZATION TYPES                  LOANS      BALANCE ($)    BALANCE   RATE (%)   ARD (MOS.)  DSCR (X)   LTV RATIO (%)   RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Interest Only                         47       1,897,566,000     43.0%   6.0316       112        1.54         63.6          63.6
IO-Balloon                           132       1,562,158,300     35.4%   5.8430       117        1.29         72.2          65.6
Balloon                              112         760,534,178     17.2%   6.0006       117        1.55         66.7          55.4
Partial IO-ARD                        3           86,300,000      2.0%   5.8060       116        1.21         78.3          71.9
ARD                                   8           66,164,481      1.5%   5.8650       116        1.34         70.1          53.6
Fully Amortizing                      30          38,526,906      0.9%   6.1698       255        1.68         53.1           0.0
IO-ARD                                1            5,770,000      0.1%   5.6300       120        1.68         64.8          64.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              333      $4,417,019,866    100.0%   5.9533       116        1.44X        67.5          62.9
====================================================================================================================================

ESCROW TYPES

----------------------------------------------------------------------
                                                                % OF
                                                AGGREGATE     INITIAL
                                  NUMBER OF      CUT-OFF      MORTGAGE
                                   MORTGAGE   DATE PRINCIPAL    POOL
ESCROW TYPES                        LOANS      BALANCE ($)    BALANCE
----------------------------------------------------------------------
Real Estate Tax                      274       3,696,076,889   83.7%
Insurance                            239       3,322,611,358   75.2%
Replacement Reserves                 209       3,427,901,828   77.6%
TI/LC Reserves                       116       1,323,527,916   54.0%

LOCKBOX TYPES

----------------------------------------------------------------------
                                                                % OF
                                                AGGREGATE     INITIAL
                                  NUMBER OF      CUT-OFF      MORTGAGE
                                   MORTGAGE   DATE PRINCIPAL    POOL
LOCKBOX TYPES                       LOANS      BALANCE ($)    BALANCE
----------------------------------------------------------------------
Hard                                  65       2,142,318,835   48.5%
None at Closing, Springing Hard       49         572,087,759   13.0%
Soft at Closing, Springing Hard       2           91,800,000    2.1%
Soft                                  5           82,503,363    1.9%

                            Annex A-2 (Loan Group 1)

LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                 WTD. AVG.                              WTD. AVG.
                                         AGGREGATE                              REMAINING                                MATURITY
                           NUMBER OF      CUT-OFF      % OF INITIAL  WTD. AVG.    TERM TO                 WTD. AVG.        DATE
                            MORTGAGE   DATE PRINCIPAL  LOAN GROUP 1  MORTGAGE  MATURITY/ARD  WTD. AVG.  CUT-OFF DATE      OR ARD
MORTGAGE LOAN SELLER          LOAN      BALANCE ($)      BALANCE     RATE (%)     (MOS.)     DSCR (X)   LTV RATIO (%)  LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

CRF                            116      1,198,480,850         37.3%   5.8690        113        1.42         69.8           64.9
MLML                            45        787,677,286         24.5%   5.8451        114        1.44         67.1           63.1
KEY                             43        526,904,105         16.4%   5.7042        117        1.28         71.9           65.1
IXIS                            29        383,109,911         11.9%   5.9658        118        1.29         71.5           63.2
WFB                             26        315,250,590          9.8%   5.8641        113        1.44         71.0           63.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        259     $3,211,422,742        100.0%   5.8472        114        1.39X        69.8           64.2
====================================================================================================================================

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                 WTD. AVG.                              WTD. AVG.
                                         AGGREGATE                              REMAINING                                MATURITY
                            NUMBER OF     CUT-OFF      % OF INITIAL  WTD. AVG.    TERM TO                 WTD. AVG.        DATE
                            MORTGAGE   DATE PRINCIPAL  LOAN GROUP 1  MORTGAGE  MATURITY/ARD  WTD. AVG.  CUT-OFF DATE      OR ARD
PROPERTY TYPE              PROPERTIES   BALANCE ($)      BALANCE     RATE (%)     (MOS.)     DSCR (X)   LTV RATIO (%)  LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Office                          57      1,031,241,937         32.1%   5.8712        116         1.30        69.5           64.4
Retail                         331        978,570,432         30.5%   5.7626        115         1.31        72.3           65.7
  Anchored                      40        589,866,335         18.4%   5.6675        113         1.26        74.7           68.8
  Unanchored                    42        184,239,862          5.7%   5.8500        119         1.32        69.1           61.4
  Shadow Anchored               17         82,700,216          2.6%   5.8972        117         1.27        71.5           64.6
  Single Tenant                232        121,764,018          3.8%   5.9998        115         1.55        65.8           57.8
Hospitality                     28        549,794,238         17.1%   6.0481        114         1.49        67.5           60.7
Industrial                      37        367,324,641         11.4%   5.6503        109         1.39        72.3           68.6
Self Storage                    24        156,682,890          4.9%   5.8090        116         1.64        66.0           63.8
Mixed Use                        7         71,739,441          2.2%   5.8255        117         1.28        72.8           66.0
Healthcare                       3         43,375,525          1.4%   6.4890        118         3.48        38.9           30.7
Manufactured Housing             2         10,700,000          0.3%   5.8303         91         1.28        73.2           70.3
Multifamily                      1          1,993,639          0.1%   5.6900        117         1.58        31.2           26.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        490     $3,211,422,743        100.0%   5.8472        114        1.39X        69.8           64.2
====================================================================================================================================

PROPERTY STATE/LOCATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                 WTD. AVG.                              WTD. AVG.
                                         AGGREGATE                              REMAINING                                MATURITY
                           NUMBER OF      CUT-OFF      % OF INITIAL  WTD. AVG.    TERM TO                 WTD. AVG.        DATE
                           MORTGAGED   DATE PRINCIPAL  LOAN GROUP 1  MORTGAGE  MATURITY/ARD  WTD. AVG.  CUT-OFF DATE      OR ARD
PROPERTY STATE/LOCATION    PROPERTIES   BALANCE ($)      BALANCE     RATE (%)     (MOS.)     DSCR (X)   LTV RATIO (%)  LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

New York                        13        458,715,017         14.3%   6.2012        116         1.31        60.0           54.9
California                      44        416,121,516         13.0%   5.8020        115         1.39        66.8           62.8
  Southern                      34        358,877,598         11.2%   5.7884        116         1.40        67.2           63.5
  Northern                      10         57,243,918          1.8%   5.8875        109         1.33        64.2           58.5
Texas                          135        331,636,753         10.3%   5.7429        117         1.49        72.5           67.3
Florida                         27        237,010,792          7.4%   5.8054        109         1.36        72.1           66.1
Arizona                         25        199,038,244          6.2%   5.8674        116         1.33        73.0           68.4
Maryland                        18        167,376,265          5.2%   5.7218        117         1.60        68.1           66.4
Georgia                         33        165,607,344          5.2%   5.6955        114         1.27        72.8           66.1
Pennsylvania                     5        129,569,281          4.0%   5.6015        118         1.19        76.1           69.9
Tennessee                       31        124,457,453          3.9%   5.6008         99         1.46        76.6           75.1
New Jersey                       6        117,325,525          3.7%   5.9908        118         2.09        62.4           54.3
Virginia                         9         77,840,423          2.4%   5.8543        118         1.35        72.3           63.5
Ohio                             7         58,423,843          1.8%   5.7586        118         1.23        75.5           68.6
Connecticut                      5         56,321,717          1.8%   6.1897        117         1.28        75.9           64.9
Minnesota                        3         51,938,986          1.6%   5.7041        118         1.25        76.1           68.7
Colorado                         7         48,982,677          1.5%   5.7690        109         1.37        64.7           60.3
Massachusetts                    3         46,342,115          1.4%   5.7714        116         1.41        74.6           70.1
Kentucky                         3         44,253,750          1.4%   5.3336        113         1.61        68.4           74.3
Louisiana                        5         44,055,079          1.4%   6.1550        113         1.25        77.1           66.4
Alabama                         19         43,476,544          1.4%   5.8143        117         1.30        76.4           69.8
Kansas                           8         42,396,574          1.3%   5.8323        121         1.26        69.4           59.1
Indiana                          2         42,100,000          1.3%   5.6161        118         1.25        79.3           72.5
Nevada                           2         37,160,000          1.2%   5.5528        119         1.19        75.3           70.0
District of Columbia             1         32,500,000          1.0%   5.8100         59         1.49        64.6           64.6
North Carolina                   7         31,901,487          1.0%   5.9394        118         1.33        76.3           65.5
South Carolina                   3         28,424,467          0.9%   5.8894        118         1.32        71.3           59.5
Alaska                           4         24,337,039          0.8%   6.0200        120         1.30        77.1           56.4
Washington                       4         23,840,547          0.7%   5.7763        119         1.28        71.5           63.1
Missouri                        11         23,119,442          0.7%   6.1407        112         1.26        63.9           45.2
Illinois                         5         22,811,793          0.7%   5.8648        117         1.35        68.6           61.2
Michigan                         2         22,165,000          0.7%   6.0368        101         1.23        80.5           74.2
New Mexico                       8         12,617,094          0.4%   5.5911        116         1.37        77.1           71.0
Oregon                           5         12,100,346          0.4%   6.0720        128         1.31        66.9           56.0
Utah                             3         10,840,746          0.3%   5.8616        119         1.32        74.0           62.0
Iowa                             1          9,700,000          0.3%   5.7850        117         1.05        78.9           73.6
Oklahoma                         9          5,589,889          0.2%   6.4686        114         1.49        64.3           44.2
Vermont                          1          3,563,000          0.1%   5.8600        118         1.22        73.2           64.6
Delaware                         1          3,450,000          0.1%   5.7500        119         1.64        53.9           48.5
Wisconsin                        1          2,000,000          0.1%   5.8100        117         1.39        63.3           54.7
Mississippi                      8          1,009,458          0.0%   6.1900         98         2.67        41.4           33.3
Idaho                            1            671,625          0.0%   7.3750        173         1.30        40.3           31.5
Arkansas                         5            630,911          0.0%   6.1900         98         2.67        41.4           33.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        490     $3,211,422,743        100.0%   5.8472        114        1.39X        69.8           64.2
====================================================================================================================================

CUT-OFF DATE PRINCIPAL BALANCES ($)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                WTD. AVG.                               WTD. AVG.
                                         AGGREGATE                              REMAINING                                MATURITY
                            NUMBER OF     CUT-OFF      % OF INITIAL  WTD. AVG.   TERM TO                  WTD. AVG.        DATE
RANGE OF CUT-OFF DATE       MORTGAGE   DATE PRINCIPAL  LOAN GROUP 1  MORTGAGE  MATURITY/ARD  WTD. AVG.  CUT-OFF DATE      OR ARD
PRINCIPAL BALANCES ($)        LOAN      BALANCE ($)      BALANCE     RATE (%)     (MOS.)     DSCR (X)   LTV RATIO (%)  LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

    586,804  -   2,999,999      57        111,261,572          3.5%   5.9657       121         1.35         65.6           55.6
  3,000,000  -   3,999,999      24         86,788,656          2.7%   5.8145       113         1.43         64.7           55.3
  4,000,000  -   4,999,999      19         84,463,219          2.6%   5.9645       114         1.33         68.9           60.3
  5,000,000  -   5,999,999      23        124,631,835          3.9%   5.9217       116         1.49         68.1           61.1
  6,000,000  -   6,999,999       9         58,111,080          1.8%   5.7113       116         1.53         63.5           58.4
  7,000,000  -   7,999,999       7         51,771,022          1.6%   5.8869       118         1.30         72.3           64.1
  8,000,000  -   9,999,999      24        209,790,159          6.5%   5.8405       118         1.36         69.9           63.7
 10,000,000  -   14,999,999     42        499,052,266         15.5%   5.8701       111         1.45         70.1           63.7
 15,000,000  -   19,999,999     12        204,634,287          6.4%   5.8546       118         1.48         70.2           62.8
 20,000,000  -   49,999,999     31        918,418,647         28.6%   5.7896       113         1.37         73.6           67.3
 50,000,000  -   99,999,999      9        567,500,000         17.7%   5.6585       114         1.38         72.9           70.7
100,000,000  -   170,000,000     2        295,000,000          9.2%   6.2700       119         1.31         56.1           52.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        259     $3,211,422,742        100.0%   5.8472       114        1.39X         69.8           64.2
====================================================================================================================================

Minimum:         $586,804
Maximum:         $170,000,000
Average:         $12,399,316

MORTGAGE RATES (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                WTD. AVG.                               WTD. AVG.
                                         AGGREGATE                              REMAINING                                MATURITY
                            NUMBER OF     CUT-OFF      % OF INITIAL  WTD. AVG.   TERM TO                  WTD. AVG.        DATE
RANGE OF                    MORTGAGE   DATE PRINCIPAL  LOAN GROUP 1  MORTGAGE  MATURITY/ARD  WTD. AVG.  CUT-OFF DATE      OR ARD
MORTGAGE RATES (%)            LOAN      BALANCE ($)      BALANCE     RATE (%)     (MOS.)     DSCR (X)   LTV RATIO (%)  LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

     4.9900  -   5.4999         13        338,447,466         10.5%   5.4340        112         1.36        74.6           72.0
     5.5000  -   5.7499         66        994,319,792         31.0%   5.6219        114         1.35        73.1           68.3
     5.7500  -   5.9999        114        988,592,885         30.8%   5.8404        115         1.38        71.6           65.2
     6.0000  -   6.0999         19        139,888,416          4.4%   6.0317        114         1.41        68.8           61.9
     6.1000  -   6.1999         12        307,586,893          9.6%   6.1358        114         1.32        59.5           55.0
     6.2000  -   6.2999         11         99,469,442          3.1%   6.2351        117         1.30        69.6           61.4
     6.3000  -   6.3999          9         77,636,838          2.4%   6.3264        109         1.32        70.5           59.5
     6.4000  -   6.4999          5        177,225,525          5.5%   6.4712        119         1.96        55.8           48.2
     6.5000  -   6.5999          2         59,580,430          1.9%   6.5023        116         1.37        59.3           53.7
     6.6000  -   7.5000          8         28,675,054          0.9%   6.9105        118         1.27        59.9           49.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        259     $3,211,422,742        100.0%   5.8472        114        1.39X        69.8           64.2
====================================================================================================================================

Minimum:          4.9900
Maximum:          7.5000
Weighted Average: 5.8472

DEBT SERVICE COVERAGE RATIOS (X)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                WTD. AVG.                               WTD. AVG.
                                         AGGREGATE                              REMAINING                                MATURITY
                            NUMBER OF     CUT-OFF      % OF INITIAL  WTD. AVG.   TERM TO                  WTD. AVG.        DATE
RANGE OF DEBT SERVICE       MORTGAGE   DATE PRINCIPAL  LOAN GROUP 1  MORTGAGE  MATURITY/ARD  WTD. AVG.  CUT-OFF DATE      OR ARD
COVERAGE RATIOS (X)           LOAN      BALANCE ($)      BALANCE     RATE (%)     (MOS.)     DSCR (X)   LTV RATIO (%)  LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

       1.05  -   1.19           37        621,236,885         19.3%   5.8793        118         1.16        70.0           64.2
       1.20  -   1.24           60        674,858,372         21.0%   5.7322        116         1.21        73.7           66.3
       1.25  -   1.29           35        325,100,521         10.1%   5.9645        117         1.27        73.3           65.3
       1.30  -   1.34           18        135,487,713          4.2%   5.9342        119         1.31        72.9           66.3
       1.35  -   1.44           41        521,799,255         16.2%   5.8098        111         1.38        72.3           67.4
       1.45  -   1.49           12        271,914,240          8.5%   6.1632        110         1.49        64.2           57.8
       1.50  -   1.59           15        194,454,337          6.1%   5.6439        118         1.55        71.2           69.5
       1.60  -   1.79           27        353,370,752         11.0%   5.7060        109         1.67        66.2           63.8
       1.80  -   3.48           14        113,200,667          3.5%   6.1191        111         2.79        42.4           34.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        259     $3,211,422,742        100.0%   5.8472        114        1.39X        69.8           64.2
====================================================================================================================================

Minimum:          1.05x
Maximum:          3.48x
Weighted Average: 1.39x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                WTD. AVG.                               WTD. AVG.
                                         AGGREGATE                              REMAINING                                MATURITY
                            NUMBER OF     CUT-OFF      % OF INITIAL  WTD. AVG.   TERM TO                  WTD. AVG.        DATE
RANGE OF CUT-OFF DATE       MORTGAGE   DATE PRINCIPAL  LOAN GROUP 1  MORTGAGE  MATURITY/ARD  WTD. AVG.  CUT-OFF DATE      OR ARD
LOAN-TO-VALUE RATIOS (%)      LOAN      BALANCE ($)      BALANCE     RATE (%)     (MOS.)     DSCR (X)   LTV RATIO (%)  LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

       31.2  -   50.0           24        141,687,399          4.4%   6.1119        113         2.48        41.6           34.0
       50.0  -   60.0           19        320,326,038         10.0%   6.1225        116         1.29        54.6           51.6
       60.0  -   65.0           29        407,466,965         12.7%   6.0231        113         1.51        62.5           56.1
       65.0  -   70.0           46        370,752,825         11.5%   5.8938        116         1.43        67.8           60.0
       70.0  -   75.0           63        827,817,054         25.8%   5.7468        114         1.33        73.0           67.6
       75.0  -   77.5           20        348,461,409         10.9%   5.7386        117         1.31        76.6           71.3
       77.5  -   80.0           55        768,237,051         23.9%   5.7179        114         1.26        79.2           73.4
       80.0  -   84.0            3         26,674,000          0.8%   6.0555        104         1.22        82.5           75.4
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        259     $3,211,422,742        100.0%   5.8472        114        1.39X        69.8           64.2
====================================================================================================================================

Minimum:          31.2
Maximum:          84.0
Weighted Average: 69.8

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                WTD. AVG.                               WTD. AVG.
                                         AGGREGATE                              REMAINING                                MATURITY
                            NUMBER OF     CUT-OFF      % OF INITIAL  WTD. AVG.   TERM TO                  WTD. AVG.        DATE
RANGE OF MATURITY DATE      MORTGAGE   DATE PRINCIPAL  LOAN GROUP 1  MORTGAGE  MATURITY/ARD  WTD. AVG.  CUT-OFF DATE      OR ARD
OR ARD LTV RATIOS (%)         LOAN      BALANCE ($)      BALANCE     RATE (%)     (MOS.)     DSCR (X)   LTV RATIO (%)  LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Fully Amortizing                 3         15,552,270          0.5%   5.1490        113         2.33        43.2            0.0
        9.9  -   50.0           41        249,904,312          7.8%   6.1020        117         1.94        51.3           39.1
       50.0  -   55.0           27        530,357,156         16.5%   6.1737        117         1.35        59.0           52.8
       55.0  -   60.0           19         98,855,012          3.1%   6.0077        117         1.33        66.2           58.2
       60.0  -   62.5           24        211,209,050          6.6%   5.8887        114         1.38        69.9           61.7
       62.5  -   65.0           30        331,655,500         10.3%   5.8014        111         1.44        68.4           64.0
       65.0  -   67.5           32        385,456,339         12.0%   5.8018        118         1.30        73.7           66.8
       67.5  -   70.0           22        314,811,954          9.8%   5.7282        116         1.28        74.7           68.8
       70.0  -   79.9           61      1,073,621,149         33.4%   5.6791        112         1.33        77.8           74.4
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        259     $3,211,422,742        100.0%   5.8472        114        1.39X        69.8           64.2
====================================================================================================================================

Minimum:          9.9
Maximum:          79.9
Weighted Average: 64.2

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                WTD. AVG.                               WTD. AVG.
                                         AGGREGATE                              REMAINING                                MATURITY
                            NUMBER OF     CUT-OFF      % OF INITIAL  WTD. AVG.   TERM TO                  WTD. AVG.        DATE
RANGE OF REMAINING          MORTGAGE   DATE PRINCIPAL  LOAN GROUP 1  MORTGAGE  MATURITY/ARD  WTD. AVG.  CUT-OFF DATE      OR ARD
TERMS TO MATURITY (MOS.)      LOAN      BALANCE ($)      BALANCE     RATE (%)     (MOS.)     DSCR (X)   LTV RATIO (%)  LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

         57  -   84             13        208,482,027          6.5%   5.7570         69         1.44        73.1           71.8
         85  -   114             9         95,492,157          3.0%   6.1004        101         1.81        57.1           53.1
        115  -   121           231      2,898,936,203         90.3%   5.8428        118         1.37        70.0           64.0
        122  -   178             6          8,512,355          0.3%   6.6884        174         1.28        53.4           38.4
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        259     $3,211,422,742        100.0%   5.8472        114        1.39X        69.8           64.2
====================================================================================================================================

Minimum:          57 mos.
Maximum:          178 mos.
Weighted Average: 114 mos.

REMAINING STATED AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                WTD. AVG.                               WTD. AVG.
                                         AGGREGATE                              REMAINING                                MATURITY
RANGE OF REMAINING          NUMBER OF     CUT-OFF      % OF INITIAL  WTD. AVG.   TERM TO                  WTD. AVG.        DATE
STATED AMORTIZATION         MORTGAGE   DATE PRINCIPAL  LOAN GROUP 1  MORTGAGE  MATURITY/ARD  WTD. AVG.  CUT-OFF DATE      OR ARD
TERMS (MOS).                  LOAN      BALANCE ($)      BALANCE     RATE (%)     (MOS.)     DSCR (X)   LTV RATIO (%)  LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Interest Only                   39        917,841,000         28.6%   5.7434        110         1.45        68.6           68.6
         97  -   240            16         99,616,284          3.1%   5.8961        118         1.47        62.5           42.0
        241  -   300            12        137,220,515          4.3%   6.2106        113         2.26        51.9           40.4
        301  -   360           184      1,934,240,496         60.2%   5.8767        116         1.31        71.6           64.4
        361  -   420             8        122,504,448          3.8%   5.7115        118         1.22        76.5           68.4
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        259     $3,211,422,742        100.0%   5.8472        114        1.39X        69.8           64.2
====================================================================================================================================

Minimum:          97 mos.
Maximum:          420 mos.
Weighted Average: 350 mos.

AMORTIZATION TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                WTD. AVG.                               WTD. AVG.
                                         AGGREGATE                              REMAINING                                MATURITY
                            NUMBER OF     CUT-OFF      % OF INITIAL  WTD. AVG.   TERM TO                  WTD. AVG.        DATE
                            MORTGAGE   DATE PRINCIPAL  LOAN GROUP 1  MORTGAGE  MATURITY/ARD  WTD. AVG.  CUT-OFF DATE      OR ARD
AMORTIZATION TYPES            LOAN      BALANCE ($)      BALANCE     RATE (%)     (MOS.)     DSCR (X)   LTV RATIO (%)  LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

IO-Balloon                     113      1,463,135,500         45.6%   5.8466        116         1.29        71.9           65.6
Interest Only                   38        912,071,000         28.4%   5.7441        110         1.45        68.7           68.7
Balloon                         93        662,429,491         20.6%   6.0122        116         1.54        66.2           54.8
Partial IO-ARD                   3         86,300,000          2.7%   5.8060        116         1.21        78.3           71.9
ARD                              8         66,164,481          2.1%   5.8650        116         1.34        70.1           53.6
Fully Amortizing                 3         15,552,270          0.5%   5.1490        113         2.33        43.2            0.0
IO-ARD                           1          5,770,000          0.2%   5.6300        120         1.68        64.8           64.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        259     $3,211,422,742        100.0%   5.8472        114        1.39X        69.8           64.2
====================================================================================================================================

ESCROW TYPES

-------------------------------------------------------------------
                                         AGGREGATE
                            NUMBER OF     CUT-OFF      % OF INITIAL
                            MORTGAGE   DATE PRINCIPAL  LOAN GROUP 1
ESCROW TYPES                  LOAN      BALANCE ($)      BALANCE
-------------------------------------------------------------------
Real Estate Tax                203      2,493,689,218         77.7%
Replacement Reserves           175      2,350,298,693         73.2%
Insurance                      170      2,121,785,315         66.1%
TI/LC Reserves                 116      1,323,527,916         54.0%

LOCKBOX TYPES

-------------------------------------------------------------------
                                         AGGREGATE
                            NUMBER OF     CUT-OFF      % OF INITIAL
                            MORTGAGE   DATE PRINCIPAL  LOAN GROUP 1
LOCKBOX TYPES                 LOAN      BALANCE ($)      BALANCE
-------------------------------------------------------------------
Hard                            62      1,298,093,835          40.4%
None at Closing,
Springing Hard                  46        564,582,384          17.6%
Soft at Closing,
Springing Hard                   2         91,800,000           2.9%
Soft                             3         54,683,363           1.7%
-------------------------------------------------------------------

LOAN SELLERS

----------------------------------------------------------------------------------------------------------------------------
                                                                                                    WTD. AVG.
                                      NUMBER OF   AGGREGATE CUT-OFF   % OF INITIAL   WTD. AVG.   REMAINING TERM
                                      MORTGAGE     DATE PRINCIPAL     LOAN GROUP 2   MORTGAGE    TO MATURITY/ARD   WTD. AVG.
MORTGAGE LOAN SELLER                    LOANS        BALANCE ($)        BALANCE      RATE (%)        (MOS.)        DSCR (X)
----------------------------------------------------------------------------------------------------------------------------

MLML                                      9             947,893,776       78.6%       6.3256           114           1.63
CRF                                      52             188,663,840       15.6%       5.9258           150           1.28
KEY                                       5              33,202,928        2.8%       5.8569           121           2.20
IXIS                                      3              18,940,466        1.6%       5.9120            63           1.31
WFB                                       5              16,896,114        1.4%       5.7911           117           1.22
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  74       $   1,205,597,124      100.0%       6.2361           119           1.58X
============================================================================================================================

-------------------------------------------------------------------
                                                        WTD. AVG.
                                        WTD. AVG.     MATURITY DATE
                                      CUT-OFF DATE        OR ARD
MORTGAGE LOAN SELLER                  LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------

MLML                                      58.4            58.1
CRF                                       70.5            64.3
KEY                                       72.3            63.1
IXIS                                      76.6            74.9
WFB                                       78.8            69.3
-------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   61.2            59.5
===================================================================

PROPERTY TYPES

----------------------------------------------------------------------------------------------------------------------------
                                                                                                     WTD. AVG.
                                      NUMBER OF   AGGREGATE CUT-OFF   % OF INITIAL   WTD. AVG.   REMAINING TERM
                                      MORTGAGED    DATE PRINCIPAL     LOAN GROUP 2   MORTGAGE    TO MATURITY/ARD   WTD. AVG.
PROPERTY TYPE                        PROPERTIES      BALANCE ($)        BALANCE      RATE (%)        (MOS.)        DSCR (X)
----------------------------------------------------------------------------------------------------------------------------

Multifamily                              78           1,198,165,838       99.4%       6.2382           119           1.59
Manufactured Housing                      2               7,431,286        0.6%       5.9003           117           1.21
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  80       $   1,205,597,124      100.0%       6.2361           119           1.58X
============================================================================================================================

-------------------------------------------------------------------
                                                        WTD. AVG.
                                        WTD. AVG.     MATURITY DATE
                                      CUT-OFF DATE        OR ARD
PROPERTY TYPE                         LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------

Multifamily                               61.2            59.5
Manufactured Housing                      63.8            54.3
-------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   61.2            59.5
===================================================================

PROPERTY STATE/LOCATION

----------------------------------------------------------------------------------------------------------------------------
                                                                                                     WTD. AVG.
                                      NUMBER OF   AGGREGATE CUT-OFF   % OF INITIAL   WTD. AVG.   REMAINING TERM
                                      MORTGAGED    DATE PRINCIPAL     LOAN GROUP 2   MORTGAGE    TO MATURITY/ARD   WTD. AVG.
PROPERTY STATE/LOCATION              PROPERTIES      BALANCE ($)        BALANCE      RATE (%)        (MOS.)        DSCR (X)
----------------------------------------------------------------------------------------------------------------------------

New York                                  5             804,551,156       66.7%       6.4331           118           1.74
California                               25              72,811,103        6.0%       5.9248           143           1.27
Texas                                     8              64,725,297        5.4%       5.7544           121           1.24
North Carolina                            7              49,064,906        4.1%       5.8681            98           1.40
Arizona                                   2              45,053,411        3.7%       5.6881           118           1.19
Ohio                                      5              20,213,909        1.7%       5.8218           128           1.39
Indiana                                   3              20,130,117        1.7%       5.7877            98           1.25
Alabama                                   1              19,973,150        1.7%       5.9000           119           1.27
South Carolina                            2              17,320,000        1.4%       5.7100           118           1.35
Iowa                                      3              14,828,507        1.2%       5.8878           118           1.23
Pennsylvania                              3              13,783,019        1.1%       5.8863           117           1.28
Maryland                                  1              13,725,000        1.1%       5.8400            57           1.31
Michigan                                  1              13,500,000        1.1%       5.7000           118           1.20
Oklahoma                                  2              10,400,000        0.9%       5.7327           118           1.24
Tennessee                                 1               5,960,000        0.5%       5.7500           117           1.36
Florida                                   1               3,495,466        0.3%       6.2550            59           1.29
North Dakota                              2               3,344,587        0.3%       5.8600           118           1.31
New Mexico                                1               2,990,513        0.2%       5.7200           117           1.26
Minnesota                                 1               2,900,800        0.2%       6.8750           352           1.14
Vermont                                   1               1,785,158        0.1%       6.8750           351           1.10
Washington                                1               1,494,251        0.1%       6.8750           351           1.15
Nevada                                    1               1,350,000        0.1%       5.9920           116           1.18
Virginia                                  1               1,023,365        0.1%       6.7500           352           1.35
New Hampshire                             1                 636,425        0.1%       6.8750           353           1.33
Wisconsin                                 1                 536,983        0.0%       6.8750           353           1.25
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  80       $   1,205,597,124      100.0%       6.2361          119            1.58X
============================================================================================================================

------------------------------------------------------------------
                                                       WTD. AVG.
                                       WTD. AVG.     MATURITY DATE
                                     CUT-OFF DATE        OR ARD
PROPERTY STATE/LOCATION              LTV RATIO (%)   LTV RATIO (%)
------------------------------------------------------------------

New York                                 55.5            55.5
California                               68.6            69.3
Texas                                    74.0            70.9
North Carolina                           70.7            66.0
Arizona                                  66.3            65.7
Ohio                                     72.5            64.6
Indiana                                  76.3            69.8
Alabama                                  76.8            65.0
South Carolina                           80.0            80.0
Iowa                                     76.5            64.8
Pennsylvania                             74.5            63.5
Maryland                                 78.0            78.0
Michigan                                 78.5            70.5
Oklahoma                                 78.8            69.9
Tennessee                                75.0            66.1
Florida                                  71.8            67.4
North Dakota                             79.8            67.6
New Mexico                               64.5            54.4
Minnesota                                79.3             5.0
Vermont                                  75.0             0.0
Washington                               67.2             0.0
Nevada                                   73.0            63.3
Virginia                                 58.5             0.0
New Hampshire                            63.6             0.0
Wisconsin                                65.9             0.0
------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  61.2            59.5
==================================================================

CUT-OFF DATE PRINCIPAL BALANCES ($)

----------------------------------------------------------------------------------------------------------------------------
                                                                                                    WTD. AVG.
                                      NUMBER OF   AGGREGATE CUT-OFF   % OF INITIAL   WTD. AVG.   REMAINING TERM
RANGE OF                              MORTGAGE     DATE PRINCIPAL     LOAN GROUP 2   MORTGAGE    TO MATURITY/ARD   WTD. AVG.
CUT-OFF DATE PRINCIPAL BALANCES ($)     LOANS        BALANCE ($)        BALANCE      RATE (%)        (MOS.)        DSCR (X)
----------------------------------------------------------------------------------------------------------------------------

      431,373   -   3,499,999            48              67,718,279        5.6%       6.3148           212           1.74
    3,500,000   -   4,499,999             4              15,545,076        1.3%       5.7618           118           1.29
    5,500,000   -   6,999,999             5              31,573,286        2.6%       5.7553           118           1.27
   10,000,000   -   12,999,999            4              44,563,019        3.7%       5.7350           108           1.28
   13,000,000   -   19,999,999            8             124,347,464       10.3%       5.7837           111           1.26
   20,000,000   -   800,000,000           5             921,850,000       76.5%       6.3401           114           1.65
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  74       $   1,205,597,124      100.0%       6.2361           119           1.58X
============================================================================================================================

-------------------------------------------------------------------
                                                        WTD. AVG.
                                        WTD. AVG.     MATURITY DATE
RANGE OF                              CUT-OFF DATE        OR ARD
CUT-OFF DATE PRINCIPAL BALANCES ($)   LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------

      431,373   -   3,499,999             64.7            52.8
    3,500,000   -   4,499,999             68.4            59.4
    5,500,000   -   6,999,999             75.1            66.3
   10,000,000   -   12,999,999            75.1            67.1
   13,000,000   -   19,999,999            76.4            71.2
   20,000,000   -   800,000,000           57.6            57.6
-------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   61.2            59.5
===================================================================

Minimum:                $431,373
Maximum:                $800,000,000
Average:                $16,291,853

MORTGAGE RATES (%)

----------------------------------------------------------------------------------------------------------------------------
                                                                                                    WTD. AVG.
                                      NUMBER OF   AGGREGATE CUT-OFF   % OF INITIAL   WTD. AVG.   REMAINING TERM
RANGE OF                              MORTGAGE     DATE PRINCIPAL     LOAN GROUP 2   MORTGAGE    TO MATURITY/ARD   WTD. AVG.
MORTGAGE RATES (%)                      LOANS        BALANCE ($)        BALANCE      RATE (%)        (MOS.)        DSCR (X)
----------------------------------------------------------------------------------------------------------------------------

         5.4500  -  5.7999               20             234,835,908       19.5%       5.6810           104           1.28
         5.8000  -  5.8999                9              68,294,526        5.7%       5.8416           105           1.26
         5.9000  -  6.0999                9              63,365,000        5.3%       5.9524           120           1.78
         6.1000  -  6.1999                3               6,360,000        0.5%       6.1200           116           1.29
         6.2000  -  7.4250               33             832,741,689       69.1%       6.4475           125           1.68
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  74       $   1,205,597,124      100.0%       6.2361           119           1.58X
============================================================================================================================

-------------------------------------------------------------------
                                                        WTD. AVG.
                                        WTD. AVG.     MATURITY DATE
RANGE OF                              CUT-OFF DATE        OR ARD
MORTGAGE RATES (%)                    LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------

         5.4500  -  5.7999                73.5             70.6
         5.8000  -  5.8999                72.4             67.4
         5.9000  -  6.0999                71.4             61.2
         6.1000  -  6.1999                80.4             70.2
         6.2000  -  7.4250                55.9             55.4
-------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   61.2             59.5
===================================================================

Minimum:                5.4500
Maximum:                7.4250
Weighted Average:       6.2361

DEBT SERVICE COVERAGE RATIOS (X)

----------------------------------------------------------------------------------------------------------------------------
                                                                                                    WTD. AVG.
                                      NUMBER OF   AGGREGATE CUT-OFF   % OF INITIAL   WTD. AVG.   REMAINING TERM
RANGE OF                              MORTGAGE     DATE PRINCIPAL     LOAN GROUP 2   MORTGAGE    TO MATURITY/ARD   WTD. AVG.
DEBT SERVICE COVERAGE RATIOS (X)        LOANS        BALANCE ($)        BALANCE      RATE (%)        (MOS.)        DSCR (X)
----------------------------------------------------------------------------------------------------------------------------

           1.10  -  1.19                 21              91,052,698        7.6%       5.9413           168           1.18
           1.20  -  1.24                 14              74,063,601        6.1%       5.8260           117           1.22
           1.25  -  1.29                 12              85,745,985        7.1%       5.8395           119           1.27
           1.30  -  1.39                 18             111,881,384        9.3%       5.7965           100           1.33
           1.40  -  15.11                 9             842,853,456       69.9%       6.4027           117           1.73
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  74       $   1,205,597,124      100.0%       6.2361           119           1.58X
============================================================================================================================

-------------------------------------------------------------------
                                                        WTD. AVG.
                                        WTD. AVG.     MATURITY DATE
RANGE OF                              CUT-OFF DATE        OR ARD
DEBT SERVICE COVERAGE RATIOS (X)      LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------

           1.10  -  1.19                  70.1            66.2
           1.20  -  1.24                  74.6            66.5
           1.25  -  1.29                  70.7            65.1
           1.30  -  1.39                  75.8            72.0
           1.40  -  15.11                 56.2            56.1
-------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   61.2            59.5
===================================================================

Minimum:                1.10x
Maximum:                15.11x
Weighted Average:       1.58x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

----------------------------------------------------------------------------------------------------------------------------
                                                                                                    WTD. AVG.
                                      NUMBER OF   AGGREGATE CUT-OFF   % OF INITIAL   WTD. AVG.   REMAINING TERM
RANGE OF CUT-OFF DATE                 MORTGAGE     DATE PRINCIPAL     LOAN GROUP 2   MORTGAGE    TO MATURITY/ARD   WTD. AVG.
LOAN-TO-VALUE RATIOS (%)                LOANS        BALANCE ($)        BALANCE      RATE (%)        (MOS.)        DSCR (X)
----------------------------------------------------------------------------------------------------------------------------

           5.00  -  70.00                41             934,602,884       77.5%       6.3587           123           1.67
          70.01  -  72.50                 4              17,706,847        1.5%       5.8147           105           1.41
          72.51  -  75.00                 8              75,161,953        6.2%       5.8762           105           1.34
          75.01  -  77.50                 3              36,843,688        3.1%       5.8624           118           1.25
          77.51  -  81.10                18             141,281,751       11.7%       5.7673           106           1.26
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  74       $   1,205,597,124      100.0%       6.2361           119           1.58X
============================================================================================================================

-------------------------------------------------------------------
                                                        WTD. AVG.
                                        WTD. AVG.     MATURITY DATE
RANGE OF CUT-OFF DATE                 CUT-OFF DATE        OR ARD
LOAN-TO-VALUE RATIOS (%)              LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------

           5.00  -  70.00                 56.7            56.3
          70.01  -  72.50                 71.3            64.0
          72.51  -  75.00                 74.0            68.1
          75.01  -  77.50                 76.9            65.2
          77.51  -  81.10                 78.9            73.7
-------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   61.2            59.5
===================================================================

Minimum:                5.00
Maximum:                81.10
Weighted Average:       61.22

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

----------------------------------------------------------------------------------------------------------------------------
                                                                                                    WTD. AVG.
                                      NUMBER OF   AGGREGATE CUT-OFF   % OF INITIAL   WTD. AVG.   REMAINING TERM
RANGE OF MATURITY DATE                MORTGAGE     DATE PRINCIPAL     LOAN GROUP 2   MORTGAGE    TO MATURITY/ARD   WTD. AVG.
OR ARD LTV RATIOS (%)                   LOANS        BALANCE ($)        BALANCE      RATE (%)        (MOS.)        DSCR (X)
----------------------------------------------------------------------------------------------------------------------------

Fully Amortizing                         27              22,974,636        1.9%       6.8609           351           1.25
            3.0  -  60.00                14             837,040,454       69.4%       6.4127           119           1.72
          60.01  -  65.00                 7              61,556,327        5.1%       5.9016           118           1.32
          65.01  -  67.50                 6              70,946,003        5.9%       5.7479           115           1.22
          67.51  -  70.00                 9              67,917,703        5.6%       5.7240           112           1.28
          70.01  -  80.00                11             145,162,000       12.0%       5.7394            93           1.29
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  74       $   1,205,597,124      100.0%       6.2361           119           1.58X
============================================================================================================================

-------------------------------------------------------------------
                                                        WTD. AVG.
                                        WTD. AVG.     MATURITY DATE
RANGE OF MATURITY DATE                CUT-OFF DATE        OR ARD
OR ARD LTV RATIOS (%)                 LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------

Fully Amortizing                          59.8             0.0
            3.0  -  60.00                 55.8            55.1
          60.01  -  65.00                 74.2            63.7
          65.01  -  67.50                 69.9            65.9
          67.51  -  70.00                 72.6            68.9
          70.01  -  80.00                 77.8            75.6
-------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   61.2            59.5
===================================================================

Minimum:                3.00
Maximum:                80.00
Weighted Average:       59.50

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

----------------------------------------------------------------------------------------------------------------------------
                                                                                                    WTD. AVG.
                                      NUMBER OF   AGGREGATE CUT-OFF   % OF INITIAL   WTD. AVG.   REMAINING TERM
RANGE OF REMAINING                    MORTGAGE     DATE PRINCIPAL     LOAN GROUP 2   MORTGAGE    TO MATURITY/ARD   WTD. AVG.
TERMS TO MATURITY (MOS.)                LOANS        BALANCE ($)        BALANCE      RATE (%)        (MOS.)        DSCR (X)
----------------------------------------------------------------------------------------------------------------------------

             57  -  109                   5              86,045,466        7.1%       5.7547            68           1.34
            110  -  353                  69           1,119,551,658       92.9%       6.2731           123           1.60
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  74       $   1,205,597,124      100.0%       6.2361           119           1.58X
============================================================================================================================

-------------------------------------------------------------------
                                                        WTD. AVG.
                                        WTD. AVG.     MATURITY DATE
RANGE OF REMAINING                    CUT-OFF DATE        OR ARD
TERMS TO MATURITY (MOS.)              LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------

             57  -  109                   76.0            75.1
            110  -  353                   60.1            58.3
-------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   61.2            59.5
===================================================================

Minimum:                57 mos.
Maximum:                353 mos.
Weighted Average:       119 mos.

REMAINING STATED AMORTIZATION TERMS

----------------------------------------------------------------------------------------------------------------------------
                                                                                                    WTD. AVG.
                                      NUMBER OF   AGGREGATE CUT-OFF   % OF INITIAL   WTD. AVG.   REMAINING TERM
RANGE OF REMAINING                    MORTGAGE     DATE PRINCIPAL     LOAN GROUP 2   MORTGAGE    TO MATURITY/ARD   WTD. AVG.
STATED AMORTIZATION TERMS (MOS.)        LOANS        BALANCE ($)        BALANCE      RATE (%)        (MOS.)        DSCR (X)
----------------------------------------------------------------------------------------------------------------------------

      Interest Only                       9             985,495,000       81.7%       6.2976           113           1.62
            297  -  360                  64             219,089,307       18.2%       5.9550           144           1.41
            361  -  473                   1               1,012,817        0.1%       7.2000           353           1.19
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  74       $   1,205,597,124      100.0%       6.2361           119           1.58X
============================================================================================================================

-------------------------------------------------------------------
                                                        WTD. AVG.
                                        WTD. AVG.     MATURITY DATE
RANGE OF REMAINING                    CUT-OFF DATE        OR ARD
STATED AMORTIZATION TERMS (MOS.)      LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------

      Interest Only                       58.9            58.9
            297  -  360                   71.8            62.8
            361  -  473                   64.1            41.6
-------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   61.2            59.5
===================================================================

Minimum:                297 mos.
Maximum:                473 mos.
Weighted Average:       357 mos.

AMORTIZATION TYPES

----------------------------------------------------------------------------------------------------------------------------
                                                                                                    WTD. AVG.
                                      NUMBER OF   AGGREGATE CUT-OFF   % OF INITIAL   WTD. AVG.   REMAINING TERM
                                      MORTGAGE     DATE PRINCIPAL     LOAN GROUP 2   MORTGAGE    TO MATURITY/ARD   WTD. AVG.
AMORTIZATION TYPES                      LOANS        BALANCE ($)        BALANCE      RATE (%)        (MOS.)        DSCR (X)
----------------------------------------------------------------------------------------------------------------------------

Interest Only                             9             985,495,000       81.7%       6.2976           113           1.62
IO-Balloon                               19              99,022,800        8.2%       5.7901           122           1.26
Balloon                                  19              98,104,688        8.1%       5.9223           120           1.60
Fully Amortizing                         27              22,974,636        1.9%       6.8609           351           1.25
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  74       $   1,205,597,124      100.0%       6.2361           119           1.58X
============================================================================================================================

-------------------------------------------------------------------
                                                        WTD. AVG.
                                        WTD. AVG.     MATURITY DATE
                                      CUT-OFF DATE        OR ARD
AMORTIZATION TYPES                    LTV RATIO (%)   LTV RATIO (%)
-------------------------------------------------------------------

Interest Only                             58.9            58.9
IO-Balloon                                76.0            65.8
Balloon                                   70.3            59.7
Fully Amortizing                          59.8             0.0
-------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   61.2            59.5
===================================================================

ESCROW TYPES

----------------------------------------------------------------------------------

                                      NUMBER OF   AGGREGATE CUT-OFF   % OF INITIAL
                                      MORTGAGE     DATE PRINCIPAL     LOAN GROUP 2
ESCROW TYPES                            LOANS        BALANCE ($)        BALANCE
----------------------------------------------------------------------------------

Real Estate Tax                          71           1,202,387,670       99.7%
Insurance                                69           1,200,826,043       99.6%
Replacement Reserves                     34           1,077,603,136       89.4%

LOCKBOX TYPES

----------------------------------------------------------------------------------

                                      NUMBER OF   AGGREGATE CUT-OFF   % OF INITIAL
                                      MORTGAGE     DATE PRINCIPAL     LOAN GROUP 2
LOCKBOX TYPES                           LOANS        BALANCE ($)        BALANCE
----------------------------------------------------------------------------------

Hard                                      3             844,225,000       70.0%
Soft                                      2              27,820,000        2.3%
None at Closing, Springing Hard           3               7,505,374        0.6%

                                   ANNEX A-3

           RESURGENS PLAZA TRUST MORTGAGE LOAN AMORTIZATION SCHEDULE

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]
Annex A-3
Resurgens Plaza

Period	Date	Ending Balance	Principal
0	3/1/2007	$82,000,000.00
1	4/1/2007	$82,000,000.00
2	5/1/2007	$82,000,000.00
3	6/1/2007	$82,000,000.00
4	7/1/2007	$82,000,000.00
5	8/1/2007	$82,000,000.00
6	9/1/2007	$82,000,000.00
7	10/1/2007	$82,000,000.00
8	11/1/2007	$82,000,000.00
9	12/1/2007	$82,000,000.00
10	1/1/2008	$82,000,000.00
11	2/1/2008	$82,000,000.00
12	3/1/2008	$82,000,000.00
13	4/1/2008	$82,000,000.00
14	5/1/2008	$82,000,000.00
15	6/1/2008	$82,000,000.00
16	7/1/2008	$82,000,000.00
17	8/1/2008	$82,000,000.00
18	9/1/2008	$82,000,000.00
19	10/1/2008	$82,000,000.00
20	11/1/2008	$82,000,000.00
21	12/1/2008	$82,000,000.00
22	1/1/2009	$82,000,000.00
23	2/1/2009	$82,000,000.00
24	3/1/2009	$82,000,000.00
25	4/1/2009	$82,000,000.00
26	5/1/2009	$82,000,000.00
27	6/1/2009	$82,000,000.00
28	7/1/2009	$82,000,000.00
29	8/1/2009	$82,000,000.00
30	9/1/2009	$82,000,000.00
31	10/1/2009	$82,000,000.00
32	11/1/2009	$82,000,000.00
33	12/1/2009	$82,000,000.00
34	1/1/2010	$82,000,000.00
35	2/1/2010	$82,000,000.00
36	3/1/2010	$82,000,000.00
37	4/1/2010	$82,000,000.00
38	5/1/2010	$82,000,000.00
39	6/1/2010	$82,000,000.00
40	7/1/2010	$82,000,000.00
41	8/1/2010	$82,000,000.00
42	9/1/2010	$82,000,000.00
43	10/1/2010	$82,000,000.00
44	11/1/2010	$82,000,000.00
45	12/1/2010	$82,000,000.00
46	1/1/2011	$82,000,000.00

Period	Date	Ending Balance	Principal
47	2/1/2011	$82,000,000.00
48	3/1/2011	$82,000,000.00
49	4/1/2011	$82,000,000.00
50	5/1/2011	$82,000,000.00
51	6/1/2011	$82,000,000.00
52	7/1/2011	$82,000,000.00
53	8/1/2011	$82,000,000.00
54	9/1/2011	$82,000,000.00
55	10/1/2011	$82,000,000.00
56	11/1/2011	$82,000,000.00
57	12/1/2011	$82,000,000.00
58	1/1/2012	$81,924,014.24	$75,985.76
59	2/1/2012	$81,847,664.36	$76,349.89
60	3/1/2012	$81,745,644.03	$102,020.33
61	4/1/2012	$81,668,439.37	$77,204.65
62	5/1/2012	$81,578,240.17	$90,199.20
63	6/1/2012	$81,500,233.31	$78,006.86
64	7/1/2012	$81,409,254.05	$90,979.26
65	8/1/2012	$81,330,437.39	$78,816.66
66	9/1/2012	$81,251,243.03	$79,194.36
67	10/1/2012	$81,159,109.08	$92,133.95
68	11/1/2012	$81,079,093.70	$80,015.38
69	12/1/2012	$80,986,161.41	$92,932.29
70	1/1/2013	$80,906,778.25	$79,383.17
71	2/1/2013	$80,827,007.83	$79,770.41
72	3/1/2013	$80,708,691.20	$118,316.63
73	4/1/2013	$80,627,954.48	$80,736.72
74	5/1/2013	$80,534,136.21	$93,818.27
75	6/1/2013	$80,452,547.98	$81,588.23
76	7/1/2013	$80,357,901.64	$94,646.34
77	8/1/2013	$80,275,453.70	$82,447.94
78	9/1/2013	$80,192,603.57	$82,850.14
79	10/1/2013	$80,096,730.08	$95,873.49
80	11/1/2013	$80,013,008.09	$83,721.98
81	12/1/2013	$79,916,286.76	$96,721.33
82	1/1/2014	$79,831,684.54	$84,602.22
83	2/1/2014	$79,746,669.61	$85,014.93
84	3/1/2014	$79,623,592.89	$123,076.72
85	4/1/2014	$79,537,562.85	$86,030.04
86	5/1/2014	$79,438,597.02	$98,965.83
87	6/1/2014	$79,351,664.53	$86,932.49
88	7/1/2014	$79,251,821.11	$99,843.43
89	8/1/2014	$79,163,977.49	$87,843.61
90	9/1/2014	$79,075,705.36	$88,272.13
91	10/1/2014	$78,974,559.18	$101,146.18
92	11/1/2014	$78,885,363.03	$89,196.15
93	12/1/2014	$78,783,318.27	$102,044.76
94	1/1/2015	$78,693,189.21	$90,129.06
95	2/1/2015	$78,602,620.48	$90,568.73

Period	Date	Ending Balance	Principal
96	3/1/2015	$78,474,502.95	$128,117.53
97	4/1/2015	$78,382,867.42	$91,635.52
98	5/1/2015	$78,278,450.47	$104,416.95
99	6/1/2015	$78,185,858.56	$92,591.91
100	7/1/2015	$78,080,511.56	$105,347.00
101	8/1/2015	$77,986,954.07	$93,557.49
102	9/1/2015	$77,892,940.19	$94,013.88
103	10/1/2015	$77,786,210.37	$106,729.82
104	11/1/2015	$77,691,217.22	$94,993.15
105	12/1/2015	$77,583,535.10	$107,682.12
106	1/1/2016	$77,487,553.27	$95,981.84
107	2/1/2016	$77,391,103.21	$96,450.06
108	3/1/2016	$77,269,825.95	$121,277.26
109	4/1/2016	$77,172,313.78	$97,512.17
110	5/1/2016	$77,062,182.00	$110,131.78
111	6/1/2016	$76,963,656.90	$98,525.10
112	7/1/2016	$76,852,540.09	$111,116.81
113	8/1/2016	$76,752,992.32	$99,547.77
114	9/1/2016	$76,652,958.93	$100,033.39
115	10/1/2016	$76,540,375.36	$112,583.56
116	11/1/2016	$76,439,304.79	$101,070.57
117	12/1/2016	$76,325,712.60	$113,592.19

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   ANNEX A-4

        TOWNE PARK APARTMENTS TRUST MORTGAGE LOAN AMORTIZATION SCHEDULE

                                     A-4-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]
Annex A-4
Towne Park Apartments

Period	Date	Ending Balance	Principal
0	3/8/2007	$10,500,000.00
1	4/8/2007	$10,500,000.00
2	5/8/2007	$10,500,000.00
3	6/8/2007	$10,500,000.00
4	7/8/2007	$10,500,000.00
5	8/8/2007	$10,500,000.00
6	9/8/2007	$10,500,000.00
7	10/8/2007	$10,500,000.00
8	11/8/2007	$10,500,000.00
9	12/8/2007	$10,500,000.00
10	1/8/2008	$10,500,000.00
11	2/8/2008	$10,500,000.00
12	3/8/2008	$10,500,000.00
13	4/8/2008	$10,500,000.00
14	5/8/2008	$10,500,000.00
15	6/8/2008	$10,500,000.00
16	7/8/2008	$10,500,000.00
17	8/8/2008	$10,500,000.00
18	9/8/2008	$10,500,000.00
19	10/8/2008	$10,500,000.00
20	11/8/2008	$10,500,000.00
21	12/8/2008	$10,500,000.00
22	1/8/2009	$10,500,000.00
23	2/8/2009	$10,500,000.00
24	3/8/2009	$10,500,000.00
25	4/8/2009	$10,500,000.00
26	5/8/2009	$10,500,000.00
27	6/8/2009	$10,500,000.00
28	7/8/2009	$10,500,000.00
29	8/8/2009	$10,500,000.00
30	9/8/2009	$10,500,000.00
31	10/8/2009	$10,500,000.00
32	11/8/2009	$10,500,000.00
33	12/8/2009	$10,488,806.60	$11,193.40
34	1/8/2010	$10,479,203.84	$9,602.76
35	2/8/2010	$10,469,554.44	$9,649.40
36	3/8/2010	$10,454,937.49	$14,616.95
37	4/8/2010	$10,445,170.24	$9,767.25
38	5/8/2010	$10,433,719.14	$11,451.10
39	6/8/2010	$10,423,848.84	$9,870.30
40	7/8/2010	$10,412,297.53	$11,551.31
41	8/8/2010	$10,402,323.19	$9,974.34
42	9/8/2010	$10,392,300.41	$10,022.78
43	10/8/2010	$10,380,600.82	$11,699.59
44	11/8/2010	$10,370,472.54	$10,128.28
45	12/8/2010	$10,358,770.34	$11,702.20
46	1/8/2011	$10,348,649.92	$10,120.42

Period	Date	Ending Balance	Principal
47	2/8/2011	$10,338,479.91	$10,170.01
48	3/8/2011	$10,323,357.91	$15,122.00
49	4/8/2011	$10,313,063.98	$10,293.93
50	5/8/2011	$10,301,089.57	$11,974.41
51	6/8/2011	$10,290,686.53	$10,403.04
52	7/8/2011	$10,278,606.02	$12,080.51
53	8/8/2011	$10,268,092.81	$10,513.21
54	9/8/2011	$10,257,528.09	$10,564.72
55	10/8/2011	$10,245,290.35	$12,237.74
56	11/8/2011	$10,234,613.91	$10,676.44
57	12/8/2011	$10,222,267.52	$12,346.39
58	1/8/2012	$10,211,478.27	$10,789.25
59	2/8/2012	$10,200,636.16	$10,842.11
60	3/8/2012	$10,186,516.39	$14,119.77
61	4/8/2012	$10,175,551.97	$10,964.42
62	5/8/2012	$10,162,925.53	$12,626.44
63	6/8/2012	$10,151,845.52	$11,080.01
64	7/8/2012	$10,139,106.67	$12,738.85
65	8/8/2012	$10,127,909.96	$11,196.71
66	9/8/2012	$10,116,658.39	$11,251.57
67	10/8/2012	$10,103,752.69	$12,905.70
68	11/8/2012	$10,092,382.75	$11,369.94
69	12/8/2012	$10,079,536.28	$12,846.47
70	1/8/2013	$10,068,248.95	$11,287.33
71	2/8/2013	$10,056,905.34	$11,343.61
72	3/8/2013	$10,040,652.72	$16,252.62
73	4/8/2013	$10,029,171.52	$11,481.20
74	5/8/2013	$10,016,020.05	$13,151.47
75	6/8/2013	$10,004,416.04	$11,604.01
76	7/8/2013	$9,991,145.13	$13,270.91
77	8/8/2013	$9,979,417.09	$11,728.04
78	9/8/2013	$9,967,630.58	$11,786.51
79	10/8/2013	$9,954,182.18	$13,448.40
80	11/8/2013	$9,942,269.85	$11,912.33
81	12/8/2013	$9,928,699.08	$13,570.77
82	1/8/2014	$9,916,659.70	$12,039.38
83	2/8/2014	$9,904,560.29	$12,099.41
84	3/8/2014	$9,887,621.61	$16,938.68
85	4/8/2014	$9,875,377.42	$12,244.19
86	5/8/2014	$9,861,483.90	$13,893.52
87	6/8/2014	$9,849,109.40	$12,374.50
88	7/8/2014	$9,835,089.13	$14,020.27
89	8/8/2014	$9,822,583.03	$12,506.10
90	9/8/2014	$9,810,014.57	$12,568.46
91	10/8/2014	$9,795,805.67	$14,208.90
92	11/8/2014	$9,783,103.70	$12,701.97
93	12/8/2014	$9,768,838.01	$14,265.69
94	1/8/2015	$9,756,087.62	$12,750.39
95	2/8/2015	$9,743,273.11	$12,814.51

Period	Date	Ending Balance	Principal
96	3/8/2015	$9,725,652.43	$17,620.68
97	4/8/2015	$9,712,684.87	$12,967.56
98	5/8/2015	$9,698,076.48	$14,608.39
99	6/8/2015	$9,684,970.24	$13,106.24
100	7/8/2015	$9,670,226.97	$14,743.27
101	8/8/2015	$9,656,980.68	$13,246.29
102	9/8/2015	$9,643,667.77	$13,312.91
103	10/8/2015	$9,628,723.50	$14,944.27
104	11/8/2015	$9,615,268.49	$13,455.01
105	12/8/2015	$9,600,186.01	$15,082.48
106	1/8/2016	$9,586,587.49	$13,598.52
107	2/8/2016	$9,572,920.58	$13,666.91
108	3/8/2016	$9,556,079.06	$16,841.52
109	4/8/2016	$9,542,258.73	$13,820.33
110	5/8/2016	$9,526,820.93	$15,437.80
111	6/8/2016	$9,512,853.46	$13,967.47
112	7/8/2016	$9,497,272.56	$15,580.90
113	8/8/2016	$9,483,156.50	$14,116.06
114	9/8/2016	$9,468,969.45	$14,187.05
115	10/8/2016	$9,453,174.98	$15,794.47
116	11/8/2016	$9,438,837.16	$14,337.82

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   ANNEX A-5

          1000 BUSINESS BLVD. TRUST MORTGAGE LOAN AMORTIZATION SCHEDULE

                                     A-5-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]
Annex A-5

10000 Business Blvd.
Note A Schedule

Period	Payment Date	Payment	Interest	Principal	Curtailment	Balance
0	3/8/2007					$6,637,500.00
1	4/8/2007	$36,376.94	$28,520.97	$7,855.97	$46,969.69	$6,582,674.34
2	5/8/2007	$36,376.94	$27,372.95	$9,003.98	$46,969.69	$6,526,700.67
3	6/8/2007	$36,376.94	$28,044.87	$8,332.07	$46,969.69	$6,471,398.91
4	7/8/2007	$36,376.94	$26,910.23	$9,466.70	$46,969.69	$6,414,962.52
5	8/8/2007	$36,376.94	$27,564.74	$8,812.20	$46,969.69	$6,359,180.63
6	9/8/2007	$36,376.94	$27,325.05	$9,051.89	$46,969.69	$6,303,159.05
7	10/8/2007	$36,376.94	$26,210.64	$10,166.30	$46,969.69	$6,246,023.06
8	11/8/2007	$36,376.94	$26,838.81	$9,538.12	$46,969.69	$6,189,515.25
9	12/8/2007	$36,376.94	$25,738.07	$10,638.87	$46,969.69	$6,131,906.69
10	1/8/2008	$36,376.94	$26,348.46	$10,028.47	$46,969.69	$6,074,908.53
11	2/8/2008	$36,376.94	$26,103.54	$10,273.39	$46,969.69	$6,017,665.44
12	3/8/2008	$36,376.94	$24,189.34	$12,187.59	$46,969.69	$5,958,508.16
13	4/8/2008	$36,376.94	$25,603.38	$10,773.56	$46,969.69	$5,900,764.91
14	5/8/2008	$36,376.94	$24,537.35	$11,839.59	$46,969.69	$5,841,955.63
15	6/8/2008	$36,376.94	$25,102.56	$11,274.38	$46,969.69	$5,783,711.57
16	7/8/2008	$36,376.94	$24,050.60	$12,326.34	$46,969.69	$5,724,415.54
17	8/8/2008	$36,376.94	$24,597.50	$11,779.44	$46,969.69	$5,665,666.41
18	9/8/2008	$36,376.94	$24,345.05	$12,031.88	$46,969.69	$5,606,664.84
19	10/8/2008	$36,376.94	$23,314.38	$13,062.56	$46,969.69	$5,546,632.59
20	11/8/2008	$36,376.94	$23,833.57	$12,543.36	$46,969.69	$5,487,119.54
21	12/8/2008	$36,376.94	$22,817.27	$13,559.66	$46,969.69	$5,426,590.18
22	1/8/2009	$36,376.94	$23,317.76	$13,059.18	$46,969.69	$5,366,561.31
23	2/8/2009	$36,376.94	$23,059.82	$13,317.12	$46,969.69	$5,306,274.50
24	3/8/2009	$36,376.94	$20,594.24	$15,782.70	$46,969.69	$5,243,522.12
25	4/8/2009	$36,376.94	$22,531.12	$13,845.81	$46,969.69	$5,182,706.61
26	5/8/2009	$36,376.94	$21,551.42	$14,825.52	$46,969.69	$5,120,911.41
27	6/8/2009	$36,376.94	$22,004.27	$14,372.67	$46,969.69	$5,059,569.05
28	7/8/2009	$36,376.94	$21,039.37	$15,337.56	$46,969.69	$4,997,261.80
29	8/8/2009	$36,376.94	$21,472.96	$14,903.98	$46,969.69	$4,935,388.13
30	9/8/2009	$36,376.94	$21,207.09	$15,169.85	$46,969.69	$4,873,248.59
31	10/8/2009	$36,376.94	$20,264.59	$16,112.34	$46,969.69	$4,810,166.56
32	11/8/2009	$36,376.94	$20,669.02	$15,707.92	$46,969.69	$4,747,488.95
33	12/8/2009	$36,376.94	$19,741.64	$16,635.30	$46,969.69	$4,683,883.97
34	1/8/2010	$36,376.94	$20,126.39	$16,250.55	$46,969.69	$4,620,663.73
35	2/8/2010	$36,376.94	$19,854.74	$16,522.20	$46,969.69	$4,557,171.84
36	3/8/2010	$36,376.94	$17,686.89	$18,690.05	$46,969.69	$4,491,512.10
37	4/8/2010	$36,376.94	$19,299.78	$17,077.16	$46,969.69	$4,427,465.25
38	5/8/2010	$36,376.94	$18,410.88	$17,966.06	$46,969.69	$4,362,529.50
39	6/8/2010	$36,376.94	$18,745.55	$17,631.39	$46,969.69	$4,297,928.42
40	7/8/2010	$36,376.94	$17,872.22	$18,504.72	$46,969.69	$4,232,454.02
41	8/8/2010	$36,376.94	$18,186.62	$18,190.32	$46,969.69	$4,167,294.01
42	9/8/2010	$36,376.94	$17,906.63	$18,470.31	$46,969.69	$4,101,854.01
43	10/8/2010	$36,376.94	$17,056.88	$19,320.06	$46,969.69	$4,035,564.26
44	11/8/2010	$36,376.94	$17,340.60	$19,036.34	$46,969.69	$3,969,558.23

Period	Payment Date	Payment	Interest	Principal	Curtailment	Balance
45	12/8/2010	$36,376.94	$16,506.75	$19,870.19	$46,969.69	$3,902,718.35
46	1/8/2011	$36,376.94	$16,769.76	$19,607.17	$46,969.69	$3,836,141.49
47	2/8/2011	$36,376.94	$16,483.69	$19,893.25	$46,969.69	$3,769,278.55
48	3/8/2011	$36,376.94	$14,628.99	$21,747.95	$46,969.69	$3,700,560.91
49	4/8/2011	$36,376.94	$15,901.10	$20,475.83	$46,969.69	$3,633,115.39
50	5/8/2011	$36,376.94	$15,107.70	$21,269.23	$46,969.69	$3,564,876.47
51	6/8/2011	$36,376.94	$15,318.08	$21,058.86	$46,969.69	$3,496,847.92
52	7/8/2011	$36,376.94	$14,541.06	$21,835.88	$46,969.69	$3,428,042.35
53	8/8/2011	$36,376.94	$14,730.11	$21,646.83	$46,969.69	$3,359,425.83
54	9/8/2011	$36,376.94	$14,435.27	$21,941.67	$46,969.69	$3,290,514.47
55	10/8/2011	$36,376.94	$13,683.06	$22,693.88	$46,969.69	$3,220,850.90
56	11/8/2011	$36,376.94	$13,839.82	$22,537.12	$46,969.69	$3,151,344.09
57	12/8/2011	$36,376.94	$13,104.34	$23,272.60	$46,969.69	$3,081,101.80
58	1/8/2012	$36,376.94	$13,239.32	$23,137.61	$46,969.69	$3,010,994.50
59	2/8/2012	$36,376.94	$12,938.08	$23,438.86	$46,969.69	$2,940,585.95
60	3/8/2012	$36,376.94	$11,820.34	$24,556.60	$46,969.69	$2,869,059.66
61	4/8/2012	$36,376.94	$12,328.19	$24,048.75	$46,969.69	$2,798,041.23
62	5/8/2012	$36,376.94	$11,635.19	$24,741.75	$46,969.69	$2,726,329.79
63	6/8/2012	$36,376.94	$11,714.89	$24,662.05	$46,969.69	$2,654,698.05
64	7/8/2012	$36,376.94	$11,039.12	$25,337.82	$46,969.69	$2,582,390.54
65	8/8/2012	$36,376.94	$11,096.39	$25,280.55	$46,969.69	$2,510,140.30
66	9/8/2012	$36,376.94	$10,785.93	$25,591.00	$46,969.69	$2,437,579.61
67	10/8/2012	$36,376.94	$10,136.27	$26,240.67	$46,969.69	$2,364,369.25
68	11/8/2012	$36,376.94	$10,159.56	$26,217.37	$46,969.69	$2,291,182.19
69	12/8/2012	$36,376.94	$9,527.50	$26,849.44	$46,969.69	$2,217,363.06
70	1/8/2013	$36,376.94	$9,527.89	$26,849.05	$46,969.69	$2,143,544.32
71	2/8/2013	$36,376.94	$9,210.69	$27,166.25	$46,969.69	$2,069,408.39
72	3/8/2013	$36,376.94	$8,031.60	$28,345.33	$46,969.69	$1,994,093.36
73	4/8/2013	$36,376.94	$8,568.51	$27,808.43	$46,969.69	$1,919,315.25
74	5/8/2013	$36,376.94	$7,981.15	$28,395.78	$46,969.69	$1,843,949.77
75	6/8/2013	$36,376.94	$7,923.35	$28,453.59	$46,969.69	$1,768,526.49
76	7/8/2013	$36,376.94	$7,354.12	$29,022.81	$46,969.69	$1,692,533.99
77	8/8/2013	$36,376.94	$7,272.72	$29,104.21	$46,969.69	$1,616,460.09
78	9/8/2013	$36,376.94	$6,945.84	$29,431.10	$46,969.69	$1,540,059.30
79	10/8/2013	$36,376.94	$6,404.08	$29,972.86	$46,969.69	$1,463,116.75
80	11/8/2013	$36,376.94	$6,286.93	$30,090.01	$46,969.69	$1,386,057.06
81	12/8/2013	$36,376.94	$5,763.69	$30,613.25	$46,969.69	$1,308,474.12
82	1/8/2014	$36,376.94	$5,622.44	$30,754.50	$46,969.69	$1,230,749.93
83	2/8/2014	$36,376.94	$5,288.46	$31,088.47	$46,969.69	$1,152,691.77
84	3/8/2014	$36,376.94	$4,473.72	$31,903.21	$46,969.69	$1,073,818.87
85	4/8/2014	$36,376.94	$4,614.14	$31,762.80	$46,969.69	$995,086.38
86	5/8/2014	$36,376.94	$4,137.90	$32,239.04	$46,969.69	$915,877.66
87	6/8/2014	$36,376.94	$3,935.48	$32,441.46	$46,969.69	$836,466.51
88	7/8/2014	$36,376.94	$3,478.31	$32,898.63	$46,969.69	$756,598.19
89	8/8/2014	$36,376.94	$3,251.06	$33,125.88	$46,969.69	$676,502.62
90	9/8/2014	$36,376.94	$2,906.89	$33,470.04	$46,969.69	$596,062.89
91	10/8/2014	$36,376.94	$2,478.63	$33,898.31	$46,969.69	$515,194.89
92	11/8/2014	$36,376.94	$2,213.76	$34,163.17	$46,969.69	$434,062.03
93	12/8/2014	$36,376.94	$1,804.97	$34,571.96	$46,969.69	$352,520.38

Period	Payment Date	Payment	Interest	Principal	Curtailment	Balance
94	1/8/2015	$36,376.94	$1,514.76	$34,862.18	$46,969.69	$270,688.51
95	2/8/2015	$36,376.94	$1,163.13	$35,213.80	$46,969.69	$188,505.02
96	3/8/2015	$36,376.94	$731.61	$35,645.33	$46,969.69	$105,890.00
97	4/8/2015	$36,376.94	$455.00	$35,921.93	$46,969.69	$22,998.38
98	5/8/2015	$23,094.01	$95.63	$22,998.38	$0.00	$0.00
99	6/8/2015	$0.00	$0.00	$0.00	$0.00	$0.00
100	7/8/2015	$0.00	$0.00	$0.00	$0.00	$0.00

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   ANNEX A-6

          4010 AIRPARK DRIVE TRUST MORTGAGE LOAN AMORTIZATION SCHEDULE

                                     A-6-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]
Annex A-6

4010 Airpark Drive
Note A Schedule

Period	Payment Date	Payment	Interest	Principal	Curtailment	Balance
0	3/8/2007					$5,936,250.00
1	4/8/2007	$32,533.89	$25,507.74	$7,026.15	$42,360.12	$5,886,863.73
2	5/8/2007	$32,533.89	$24,479.54	$8,054.35	$42,360.12	$5,836,449.27
3	6/8/2007	$32,533.89	$25,078.90	$7,454.99	$42,360.12	$5,786,634.16
4	7/8/2007	$32,533.89	$24,062.75	$8,471.13	$42,360.12	$5,735,802.90
5	8/8/2007	$32,533.89	$24,646.43	$7,887.46	$42,360.12	$5,685,555.32
6	9/8/2007	$32,533.89	$24,430.52	$8,103.37	$42,360.12	$5,635,091.83
7	10/8/2007	$32,533.89	$23,432.59	$9,101.30	$42,360.12	$5,583,630.42
8	11/8/2007	$32,533.89	$23,992.55	$8,541.34	$42,360.12	$5,532,728.96
9	12/8/2007	$32,533.89	$23,006.93	$9,526.96	$42,360.12	$5,480,841.89
10	1/8/2008	$32,533.89	$23,550.87	$8,983.01	$42,360.12	$5,429,498.75
11	2/8/2008	$32,533.89	$23,330.25	$9,203.63	$42,360.12	$5,377,935.00
12	3/8/2008	$32,533.89	$21,617.80	$10,916.08	$42,360.12	$5,324,658.80
13	4/8/2008	$32,533.89	$22,879.76	$9,654.12	$42,360.12	$5,272,644.56
14	5/8/2008	$32,533.89	$21,925.41	$10,608.47	$42,360.12	$5,219,675.96
15	6/8/2008	$32,533.89	$22,428.66	$10,105.23	$42,360.12	$5,167,210.61
16	7/8/2008	$32,533.89	$21,486.98	$11,046.90	$42,360.12	$5,113,803.59
17	8/8/2008	$32,533.89	$21,973.73	$10,560.16	$42,360.12	$5,060,883.31
18	9/8/2008	$32,533.89	$21,746.33	$10,787.55	$42,360.12	$5,007,735.64
19	10/8/2008	$32,533.89	$20,823.83	$11,710.05	$42,360.12	$4,953,665.47
20	11/8/2008	$32,533.89	$21,285.63	$11,248.26	$42,360.12	$4,900,057.09
21	12/8/2008	$32,533.89	$20,376.07	$12,157.82	$42,360.12	$4,845,539.15
22	1/8/2009	$32,533.89	$20,821.01	$11,712.87	$42,360.12	$4,791,466.16
23	2/8/2009	$32,533.89	$20,588.66	$11,945.22	$42,360.12	$4,737,160.82
24	3/8/2009	$32,533.89	$18,385.45	$14,148.44	$42,360.12	$4,680,652.26
25	4/8/2009	$32,533.89	$20,112.50	$12,421.38	$42,360.12	$4,625,870.75
26	5/8/2009	$32,533.89	$19,235.91	$13,297.97	$42,360.12	$4,570,212.66
27	6/8/2009	$32,533.89	$19,637.95	$12,895.94	$42,360.12	$4,514,956.60
28	7/8/2009	$32,533.89	$18,774.69	$13,759.19	$42,360.12	$4,458,837.29
29	8/8/2009	$32,533.89	$19,159.38	$13,374.51	$42,360.12	$4,403,102.66
30	9/8/2009	$32,533.89	$18,919.89	$13,614.00	$42,360.12	$4,347,128.54
31	10/8/2009	$32,533.89	$18,076.81	$14,457.08	$42,360.12	$4,290,311.34
32	11/8/2009	$32,533.89	$18,435.23	$14,098.66	$42,360.12	$4,233,852.57
33	12/8/2009	$32,533.89	$17,605.77	$14,928.12	$42,360.12	$4,176,564.33
34	1/8/2010	$32,533.89	$17,946.46	$14,587.42	$42,360.12	$4,119,616.79
35	2/8/2010	$32,533.89	$17,701.76	$14,832.12	$42,360.12	$4,062,424.55
36	3/8/2010	$32,533.89	$15,766.72	$16,767.17	$42,360.12	$4,003,297.26
37	4/8/2010	$32,533.89	$17,201.95	$15,331.94	$42,360.12	$3,945,605.20
38	5/8/2010	$32,533.89	$16,407.14	$16,126.75	$42,360.12	$3,887,118.34
39	6/8/2010	$32,533.89	$16,702.73	$15,831.16	$42,360.12	$3,828,927.06
40	7/8/2010	$32,533.89	$15,921.96	$16,611.93	$42,360.12	$3,769,955.01
41	8/8/2010	$32,533.89	$16,199.29	$16,334.60	$42,360.12	$3,711,260.29
42	9/8/2010	$32,533.89	$15,947.08	$16,586.81	$42,360.12	$3,652,313.36
43	10/8/2010	$32,533.89	$15,187.54	$17,346.35	$42,360.12	$3,592,606.89
44	11/8/2010	$32,533.89	$15,437.23	$17,096.65	$42,360.12	$3,533,150.12

Period	Payment Date	Payment	Interest	Principal	Curtailment	Balance
45	12/8/2010	$32,533.89	$14,692.02	$17,841.87	$42,360.12	$3,472,948.13
46	1/8/2011	$32,533.89	$14,923.07	$17,610.82	$42,360.12	$3,412,977.19
47	2/8/2011	$32,533.89	$14,665.37	$17,868.51	$42,360.12	$3,352,748.55
48	3/8/2011	$32,533.89	$13,012.39	$19,521.50	$42,360.12	$3,290,866.94
49	4/8/2011	$32,533.89	$14,140.67	$18,393.21	$42,360.12	$3,230,113.60
50	5/8/2011	$32,533.89	$13,431.89	$19,102.00	$42,360.12	$3,168,651.49
51	6/8/2011	$32,533.89	$13,615.52	$18,918.37	$42,360.12	$3,107,373.00
52	7/8/2011	$32,533.89	$12,921.49	$19,612.39	$42,360.12	$3,045,400.49
53	8/8/2011	$32,533.89	$13,085.92	$19,447.97	$42,360.12	$2,983,592.40
54	9/8/2011	$32,533.89	$12,820.33	$19,713.56	$42,360.12	$2,921,518.72
55	10/8/2011	$32,533.89	$12,148.65	$20,385.24	$42,360.12	$2,858,773.36
56	11/8/2011	$32,533.89	$12,283.99	$20,249.90	$42,360.12	$2,796,163.35
57	12/8/2011	$32,533.89	$11,627.38	$20,906.51	$42,360.12	$2,732,896.72
58	1/8/2012	$32,533.89	$11,743.11	$20,790.78	$42,360.12	$2,669,745.82
59	2/8/2012	$32,533.89	$11,471.75	$21,062.14	$42,360.12	$2,606,323.56
60	3/8/2012	$32,533.89	$10,476.70	$22,057.19	$42,360.12	$2,541,906.25
61	4/8/2012	$32,533.89	$10,922.43	$21,611.46	$42,360.12	$2,477,934.67
62	5/8/2012	$32,533.89	$10,304.08	$22,229.81	$42,360.12	$2,413,344.75
63	6/8/2012	$32,533.89	$10,370.01	$22,163.88	$42,360.12	$2,348,820.75
64	7/8/2012	$32,533.89	$9,767.18	$22,766.71	$42,360.12	$2,283,693.92
65	8/8/2012	$32,533.89	$9,812.91	$22,720.98	$42,360.12	$2,218,612.82
66	9/8/2012	$32,533.89	$9,533.26	$23,000.63	$42,360.12	$2,153,252.07
67	10/8/2012	$32,533.89	$8,953.94	$23,579.95	$42,360.12	$2,087,312.00
68	11/8/2012	$32,533.89	$8,969.06	$23,564.82	$42,360.12	$2,021,387.06
69	12/8/2012	$32,533.89	$8,405.60	$24,128.29	$42,360.12	$1,954,898.65
70	1/8/2013	$32,533.89	$8,400.09	$24,133.80	$42,360.12	$1,888,404.74
71	2/8/2013	$32,533.89	$8,114.37	$24,419.52	$42,360.12	$1,821,625.10
72	3/8/2013	$32,533.89	$7,069.93	$25,463.96	$42,360.12	$1,753,801.03
73	4/8/2013	$32,533.89	$7,535.99	$24,997.90	$42,360.12	$1,686,443.00
74	5/8/2013	$32,533.89	$7,012.79	$25,521.09	$42,360.12	$1,618,561.79
75	6/8/2013	$32,533.89	$6,954.87	$25,579.02	$42,360.12	$1,550,622.65
76	7/8/2013	$32,533.89	$6,448.01	$26,085.88	$42,360.12	$1,482,176.65
77	8/8/2013	$32,533.89	$6,368.83	$26,165.06	$42,360.12	$1,413,651.48
78	9/8/2013	$32,533.89	$6,074.38	$26,459.51	$42,360.12	$1,344,831.85
79	10/8/2013	$32,533.89	$5,592.26	$26,941.63	$42,360.12	$1,275,530.11
80	11/8/2013	$32,533.89	$5,480.88	$27,053.00	$42,360.12	$1,206,116.98
81	12/8/2013	$32,533.89	$5,015.44	$27,518.45	$42,360.12	$1,136,238.41
82	1/8/2014	$32,533.89	$4,882.35	$27,651.53	$42,360.12	$1,066,226.76
83	2/8/2014	$32,533.89	$4,581.52	$27,952.37	$42,360.12	$995,914.27
84	3/8/2014	$32,533.89	$3,865.25	$28,668.63	$42,360.12	$924,885.52
85	4/8/2014	$32,533.89	$3,974.18	$28,559.71	$42,360.12	$853,965.69
86	5/8/2014	$32,533.89	$3,551.07	$28,982.81	$42,360.12	$782,622.76
87	6/8/2014	$32,533.89	$3,362.89	$29,171.00	$42,360.12	$711,091.64
88	7/8/2014	$32,533.89	$2,956.96	$29,576.93	$42,360.12	$639,154.59
89	8/8/2014	$32,533.89	$2,746.41	$29,787.48	$42,360.12	$567,006.99
90	9/8/2014	$32,533.89	$2,436.40	$30,097.49	$42,360.12	$494,549.39
91	10/8/2014	$32,533.89	$2,056.50	$30,477.39	$42,360.12	$421,711.88
92	11/8/2014	$32,533.89	$1,812.07	$30,721.81	$42,360.12	$348,629.95
93	12/8/2014	$32,533.89	$1,449.72	$31,084.17	$42,360.12	$275,185.66

Period	Payment Date	Payment	Interest	Principal	Curtailment	Balance
94	1/8/2015	$32,533.89	$1,182.46	$31,351.43	$42,360.12	$201,474.11
95	2/8/2015	$32,533.89	$865.72	$31,668.16	$42,360.12	$127,445.83
96	3/8/2015	$32,533.89	$494.63	$32,039.26	$42,360.12	$53,046.45
97	4/8/2015	$32,533.89	$227.94	$32,305.95	$20,740.50	$0.00
98	5/8/2015	$0.00	$0.00	$0.00	$0.00	$0.00
99	6/8/2015	$0.00	$0.00	$0.00	$0.00	$0.00
100	7/8/2015	$0.00	$0.00	$0.00	$0.00	$0.00

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   ANNEX B

    CERTAIN CHARACTERISTICS REGARDING MULTIFAMILY PROPERTIES IN LOAN GROUP 2

                                       B-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX B

CERTAIN CHARACTERISTICS REGARDING MULTIFAMILY PROPERTIES IN LOAN GROUP 2

 LOAN #   ORIGINATOR(1)                 PROPERTY NAME                                     STREET ADDRESS
-------------------------------------------------------------------------------------------------------------------------

    1     MLML            Peter Cooper Village and Stuyvesant Town   110 Building Development Between 1st Avenue & Avenue
                                                                     C, Between 14th & East 23rd Streets
  1.01    MLML            Stuyvesant Town
  1.02    MLML            Peter Cooper Village
   16     MLML            Villas at Camelback Crossing               5150 North 99th Avenue
   33     MLML            Somerset Apartments                        42211 Stonewood Road
   39     MLML            Fayetteville Portfolio                     Various
  39.01   MLML            Carlson Bay Apartments                     3500 Carlson Bay Circle
  39.02   MLML            Meadowbrook Apartments                     6707 Watertrail Drive
  39.03   MLML            Stoney Ridge Apartments                    5441 Basking Ridge Drive
   47     CRF             The Cross Creek Apartments                 2701 Grapevine Mills Boulevard
   51     CRF             Waterford Square Apartments                201 Queensbury Drive
   57     CRF             Coastal South Carolina Portfolio           Various
  57.01   CRF             South Pointe                               6220 North Murray Avenue
  57.02   CRF             Rosewood Townhomes                         4501 Harbour Lake Drive
   59     MLML            Abbey at Hightower                         6889 Hightower Drive
   62     CRF             Sierra Vista Apartments - Redlands         10558 Mountain View Avenue
   72     MLML            Town Center Apartments                     2292 Onslow Drive
   74     IXIS            River Pointe                               8340 Indian Head Highway
   76     Key             Stoney Park Place Apartments               56114 Stoney Place Drive
   78     CRF             Westwood and Jordan Creek Apartments       Various
  78.01   CRF             Westwood Apartments                        238 52nd Street
  78.02   CRF             Jordan Creek Apartments                    2120 Grand Avenue
   86     Key             Slippery Rock Portfolio                    Various
  86.01   Key             South Rock Apartments                      347 Keister Road
  86.02   Key             Monteleone Apartments                      654 South Main Street
   87     CRF             Walnut Knolls                              2036 North Walnut Street
   107    CRF             Towne Park Apartments                      1850 Towne Park Drive
   113    WFB             Summerstone                                2301 L. Don Dodson Drive
   147    MLML            Lincoln Glen Apartments                    6732 South Peoria Avenue
   149    CRF             Forest Oaks Apartments                     4100 West Woods Edge Lane
   156    CRF             Park Place MHP                             80 East Dawes  Street
   158    CRF             Kingsgate Apartments                       5750 North Major Drive
   161    MLML            Townhouse Apartments                       1437 Central Avenue
   198    MLML            Country Village Apartments                 900 Highway 1417 South
   204    CRF             Park Apartments                            1300 S. Pleasant Valley
   221    CRF             Dillon Park                                1015 North Chowning Avenue
   222    CRF             Ticon-Bentley Ridge Apartments             5523 NC Highway 55
   224    IXIS            Southpoint Place Apartments                3530 Victoria Park Road
   229    CRF             The Woods                                  39 Cotterrew Drive
   232    Key             Shakertown Apartments I                    5900-5934 Shakertown Drive Northwest
   237    CRF             Buena Vida                                 1505 La Fonda Drive
   239    CRF             Northview Manor                            1805 30th Street Northwest
   245    CRF             Ticon-Avalon at Bridgefield                325 Bridgefield Place
   251    CRF             Ticon-Highgate Townhomes                   5523 NC Highway 55
   252    CRF             9707 Cedar Avenue                          9707 Cedar Avenue
   253    CRF             Fedora Apartments                          823 South Fedora Street
   255    CRF             2nd Street Apartements                     3441 West 2nd Street
   257    Key             789 West End Avenue                        789 West End Avenue
   263    WFB             Canberra Apartments                        2929 North 36th Street
   264    Key             Shakertown Apartments II                   5940-5958 Shakertown Drive Northwest
   277    WFB             Cedarwood Apartments - Minot               525 22nd Avenue NW and 1400 8th Street NW
   282    CRF             Otterside Court Apartments                 21-43 Otterside Court
   284    IXIS            Parkesedge Apartments                      601 Green Street
   286    CRF             16844 Passage Avenue                       16844 Passage Avenue
   289    CRF             Executive Heights                          8405 & 8355 Alice Avenue
   293    CRF             Timothy Apartments                         12010-12040 East Marietta Avenue
   294    WFB             Glacial Manor                              1524 - 1638 12th Street NW
   296    WFB             Ashton Park Apartments                     2917-3039 E 47th Street
   298    CRF             Carmelita Court                            2071 West 4th Street
   299    CRF             156 Robert Drive and 193-195 Mead Street   156 Robert Drive & 193-195 Mead Street
   303    CRF             Two Town Creek Apartments                  1277-1317 Lost Nation Road
   304    CRF             Ivy Garden Apartments                      208 Turner Street
   305    CRF             Sundance Apartments                        904 Atlantic Avenue
   306    CRF             Clintonview Townhomes                      55-57 Clintonview Blvd
   308    CRF             1497 Granite Hills Drive                   1497 Granite Hills Drive
   310    CRF             813 S. Ramona Ave                          813 South Ramona Avenue
   311    CRF             20 Williamson Way                          20 Williamson Way
   312    CRF             3012 Harrison Street                       3012 Harrison Street
   315    CRF             17920 Sierra Hwy                           17920 Sierra Highway
   316    CRF             9236 Somerset Blvd.                        9236 Somerset Boulevard
   317    CRF             909-911 Standard Street                    909-911 Standard Street
   319    CRF             Stonegate Apartments                       1609 & 1701 Walnut Street
   320    CRF             138 Pearl Street                           138 Pearl Street
   321    CRF             1440 Elm Street                            1440 Elm Street
   323    CRF             2067 Cedar Avenue                          2067 Cedar Avenue
   324    CRF             613-615 McHugh Road                        613-615 McHugh Road
   325    CRF             Ten Ten Apartments                         1010 Pico Boulevard
   326    CRF             Bayport Apartments                         233 Bayshore Drive
   327    CRF             1523 West Jefferson Boulevard              1523 West Jefferson Boulevard
   328    CRF             825 South Westlake Avenue                  825 South Westlake Avenue
   329    CRF             1034 North Kemp Street                     1034 North Kemp Street
   330    CRF             2124 West 157th Street                     2124 West 157th Street
   331    CRF             1105 S. Standard Avenue                    1105 South Standard Avenue
   332    CRF             Ambercourt Apartments                      981 West F Street
   333    CRF             5255 Riverton Avenue                       5255 Riverton Avenue

                                                                                          NUMBER OF
 LOAN #   ORIGINATOR(1)           CITY           STATE     ZIP CODE         COUNTY        PROPERTIES
----------------------------------------------------------------------------------------------------

    1     MLML            New York                NY     10009, 10010   New York              2
  1.01    MLML            New York                NY     10009, 10010   New York              1
  1.02    MLML            New York                NY     10009, 10010   New York              1
   16     MLML            Glendale                AZ         85305      Maricopa              1
   33     MLML            Temecula                CA         92591      Riverside             1
   39     MLML            Fayetteville            NC        Various     Cumberland            3
  39.01   MLML            Fayetteville            NC         28314      Cumberland            1
  39.02   MLML            Fayetteville            NC         28311      Cumberland            1
  39.03   MLML            Fayetteville            NC         28311      Cumberland            1
   47     CRF             Grapevine               TX         76051      Tarrant               1
   51     CRF             Huntsville              AL         35802      Madison               1
   57     CRF             Various                 SC        Various     Berkeley              2
  57.01   CRF             Hanahan                 SC         29406      Berkeley              1
  57.02   CRF             Goose Creek             SC         29445      Berkeley              1
   59     MLML            North Richland Hills    TX         76180      Tarrant               1
   62     CRF             Redlands                CA         92373      San Bernardino        1
   72     MLML            Jacksonville            NC         28540      Onslow                1
   74     IXIS            Fort Washington         MD         20744      Prince George's       1
   76     Key             Shelby Township         MI         48316      Macomb                1
   78     CRF             West Des Moines         IA         50265      Polk                  2
  78.01   CRF             West Des Moines         IA         50265      Polk                  1
  78.02   CRF             West Des Moines         IA         50265      Polk                  1
   86     Key             Slippery Rock           PA         16057      Butler                2
  86.01   Key             Slippery Rock           PA         16057      Butler                1
  86.02   Key             Slippery Rock           PA         16057      Butler                1
   87     CRF             Bloomington             IN         47404      Monroe                1
   107    CRF             Troy                    OH         45373      Miami                 1
   113    WFB             Bedford                 TX         76021      Tarrant               1
   147    MLML            Tulsa                   OK         74136      Tulsa                 1
   149    CRF             Muncie                  IN         47304      Delaware              1
   156    CRF             Perris                  CA         92571      Riverside             1
   158    CRF             Beaumont                TX         77713      Jefferson             1
   161    MLML            Memphis                 TN         38104      Shelby                1
   198    MLML            Sherman                 TX         75092      Grayson               1
   204    CRF             Austin                  TX         78741      Travis                1
   221    CRF             Edmond                  OK         73034      Oklahoma              1
   222    CRF             Durham                  NC         27713      Durham                1
   224    IXIS            Jacksonville            FL         32216      Duval                 1
   229    CRF             Blacklick               OH         43004      Franklin              1
   232    Key             Canton                  OH         44718      Stark                 1
   237    CRF             Las Cruces              NM         88001      Dona Ana              1
   239    CRF             Bemidji                 MN         56601      Beltrami              1
   245    CRF             Durham                  NC         27705      Durham                1
   251    CRF             Durham                  NC         27713      Durham                1
   252    CRF             Bellflower              CA         90706      Los Angeles           1
   253    CRF             Los Angeles             CA         90005      Los Angeles           1
   255    CRF             Los Angeles             CA         90004      Los Angeles           1
   257    Key             New York                NY         10025      New York              1
   263    WFB             Phoenix                 AZ         85018      Maricopa              1
   264    Key             Canton                  OH         44718      Stark                 1
   277    WFB             Minot                   ND         58703      Ward                  1
   282    CRF             Middlebury              VT         5753       Addison               1
   284    IXIS            Parkesburg              PA         19365      Chester               1
   286    CRF             Paramount               CA         90723      Los Angeles           1
   289    CRF             Clive                   IA         50325      Polk                  1
   293    CRF             Spokane                 WA         99206      Spokane               1
   294    WFB             Minot                   ND         58703      Ward                  1
   296    WFB             Indianapolis            IN         46205      Marion                1
   298    CRF             Reno                    NV         89501      Washoe                1
   299    CRF             North Tonawanda         NY         14120      Niagara               1
   303    CRF             Willoughby              OH         44094      Lake                  1
   304    CRF             Blacksburg              VA         24060      Montgomery            1
   305    CRF             Long Beach              CA         90813      Los Angeles           1
   306    CRF             New Hartford            NY         13413      Oneida                1
   308    CRF             El Cajon                CA         92019      San Diego             1
   310    CRF             Corona                  CA         92879      Riverside             1
   311    CRF             Bakersfield             CA         93306      Kern                  1
   312    CRF             Oakland                 CA         94611      Alameda               1
   315    CRF             Santa Clarita           CA         91351      Los Angeles           1
   316    CRF             Bellflower              CA         90706      Los Angeles           1
   317    CRF             Santa Ana               CA         92701      Orange                1
   319    CRF             Commerce                TX         75428      Hunt                  1
   320    CRF             Manchester              NH         3101       Hillsborough          1
   321    CRF             Long Beach              CA         90813      Los Angeles           1
   323    CRF             Long Beach              CA         90806      Los Angeles           1
   324    CRF             Holmen                  WI         54636      La Crosse             1
   325    CRF             Santa Monica            CA         90405      Los Angeles           1
   326    CRF             La Porte                TX         77571      Harris                1
   327    CRF             Los Angeles             CA         90018      Los Angeles           1
   328    CRF             Los Angeles             CA         90057      Los Angeles           1
   329    CRF             Ahaheim                 CA         92801      Orange                1
   330    CRF             Gardena                 CA         90249      Los Angeles           1
   331    CRF             Santa Ana               CA         92701      Orange                1
   332    CRF             Colton                  CA         92324      San Bernardino        1
   333    CRF             Los Angeles             CA         91601      Los Angeles           1

                                                                      CUT-OFF DATE     LOAN
                            PROPERTY      PROPERTY     CUT-OFF DATE     BALANCE       GROUP                   OCCUPANCY
 LOAN #   ORIGINATOR(1)       TYPE         SUBTYPE      BALANCE ($)   PER UNIT ($)   1 OR (2)   OCCUPANCY %      DATE
------------------------------------------------------------------------------------------------------------------------

    1     MLML            Multifamily    High Rise     800,000,000      267,212.97      2           98.3      11/30/2006
  1.01    MLML            Multifamily    High Rise     618,867,925                      2           98.5      11/30/2006
  1.02    MLML            Multifamily    High Rise     181,132,075                      2           97.7      11/30/2006
   16     MLML            Multifamily    Garden         42,900,000       85,119.05      2           94.1      10/11/2006
   33     MLML            Multifamily    Garden         30,500,000       95,911.95      2           93.4      11/13/2006
   39     MLML            Multifamily    Garden         26,325,000       51,820.87      2           91.1       12/6/2006
  39.01   MLML            Multifamily    Garden         11,325,000                      2           94.4       12/6/2006
  39.02   MLML            Multifamily    Garden         10,500,000                      2           88.7       12/6/2006
  39.03   MLML            Multifamily    Garden          4,500,000                      2           88.9       12/6/2006
   47     CRF             Multifamily    Garden         22,125,000       56,441.33      2           96.2       7/26/2006
   51     CRF             Multifamily    Garden         19,973,150       41,012.63      2           97.9        2/1/2007
   57     CRF             Multifamily    Garden         17,320,000       48,651.69      2           85.7         Various
  57.01   CRF             Multifamily    Garden         11,720,000                      2           84.0       11/1/2006
  57.02   CRF             Multifamily    Garden          5,600,000                      2           90.0       11/3/2006
   59     MLML            Multifamily    Garden         17,100,000       56,622.52      2           93.0      11/13/2006
   62     CRF             Multifamily    Garden         15,500,000       93,373.49      2           89.2       1/12/2007
   72     MLML            Multifamily    Garden         13,958,776       19,884.30      2           89.7      10/24/2006
   74     IXIS            Multifamily    Garden         13,725,000       80,735.29      2           92.9      11/15/2006
   76     Key             Multifamily    Garden         13,500,000       90,000.00      2           88.0       12/8/2006
   78     CRF             Multifamily    Garden         13,270,537       37,487.39      2           95.2       11/1/2006
  78.01   CRF             Multifamily    Garden          8,570,971                      2           96.2       11/1/2006
  78.02   CRF             Multifamily    Garden          4,699,566                      2           94.6       11/1/2006
   86     Key             Multifamily    Student        12,063,019      103,102.73      2           95.7       1/22/2007
  86.01   Key             Multifamily    Student         8,828,074                      2           96.3       1/22/2007
  86.02   Key             Multifamily    Student         3,234,945                      2           97.1       1/22/2007
   87     CRF             Multifamily    Student
                                         Housing        12,000,000       58,252.43      2           90.3      12/31/2006
   107    CRF             Multifamily    Garden         10,500,000       51,470.59      2           75.5       9/28/2006
   113    WFB             Multifamily    Garden         10,000,000       52,083.33      2           96.4      10/24/2006
   147    MLML            Multifamily    Garden          6,800,000       30,357.14      2           85.7      12/12/2006
   149    CRF             Multifamily    Garden          6,732,000       49,500.00      2           94.9      10/27/2006
   156    CRF             Manufactured   Mobile Home
                          Housing        Park            6,081,286       29,664.81      2           85.4       11/3/2006
   158    CRF             Multifamily    Garden          6,000,000       62,500.00      2           95.8      11/22/2006
   161    MLML            Multifamily    High Rise       5,960,000       36,564.42      2           97.5       9/13/2006
   198    MLML            Multifamily    Garden          4,350,000       29,391.89      2           98.0      12/14/2006
   204    CRF             Multifamily    Garden          4,000,000       23,809.52      2           86.3       9/30/2006
   221    CRF             Multifamily    Student
                                         Housing         3,600,000      100,000.00      2          100.0       9/28/2006
   222    CRF             Multifamily    Garden          3,595,076       35,245.84      2           99.2       9/30/2006
   224    IXIS            Multifamily    Garden          3,495,466       32,365.43      2           95.4      11/27/2006
   229    CRF             Multifamily    Garden          3,339,265       21,134.59      2           91.8       11/8/2006
   232    Key             Multifamily    Garden          3,200,000       26,890.76      2           94.1       1/18/2007
   237    CRF             Multifamily    Garden          2,990,513       23,924.10      2           92.0        9/1/2006
   239    CRF             Multifamily    Garden          2,900,800       48,346.67      2           88.3        6/8/2006
   245    CRF             Multifamily    Garden          2,693,960       37,416.11      2           93.1       12/5/2006
   251    CRF             Multifamily    Garden          2,492,094       56,638.50      2           94.9       9/30/2006
   252    CRF             Multifamily    Garden          2,454,619       94,408.43      2          100.0       6/19/2006
   253    CRF             Multifamily    Garden          2,450,000       74,242.42      2          100.0       9/30/2006
   255    CRF             Multifamily    Mid-Rise        2,394,735       31,929.80      2           98.7      10/23/2006
   257    Key             Multifamily    Garden          2,289,908       36,347.75      2          100.0       10/5/2006
   263    WFB             Multifamily    Garden          2,153,411       33,647.05      2           98.2       10/4/2006
   264    Key             Multifamily    Garden          2,150,000       32,575.76      2          100.0       1/18/2007
   277    WFB             Multifamily    Garden          1,891,807       26,275.09      2          100.0      12/19/2006
   282    CRF             Multifamily    Garden          1,785,158       59,505.27      2           96.7        5/1/2006
   284    IXIS            Multifamily    Senior
                                         Housing         1,720,000       38,222.22      2          100.0       10/1/2006
   286    CRF             Multifamily    Garden          1,674,207       93,011.51      2           94.4       6/27/2006
   289    CRF             Multifamily    Garden          1,557,970       31,795.31      2           93.9      10/31/2006
   293    CRF             Multifamily    Garden          1,494,251       32,483.71      2           95.7        3/1/2006
   294    WFB             Multifamily    Garden          1,452,780       45,399.37      2          100.0       11/1/2006
   296    WFB             Multifamily    Garden          1,398,117       36,792.54      2           92.1        1/4/2007
   298    CRF             Manufactured   Mobile Home
                          Housing        Park            1,350,000       28,723.40      2           97.9        9/6/2006
   299    CRF             Multifamily    Garden          1,251,248       23,608.45      2           94.3       4/28/2006
   303    CRF             Multifamily    Garden          1,024,644       28,462.34      2          100.0        7/1/2006
   304    CRF             Multifamily    Garden          1,023,365       17,345.18      2           94.9        6/9/2006
   305    CRF             Multifamily    Garden          1,012,817       50,640.85      2          100.0       7/31/2006
   306    CRF             Multifamily    Garden          1,010,000       42,083.33      2          100.0       10/2/2006
   308    CRF             Multifamily    Garden            944,751       59,046.91      2          100.0       6/30/2006
   310    CRF             Multifamily    Garden            856,664       85,666.36      2          100.0       4/30/2006
   311    CRF             Multifamily    Garden            843,052       42,152.62      2           95.0       5/31/2006
   312    CRF             Multifamily    Garden            800,000      114,285.71      2          100.0       5/24/2006
   315    CRF             Multifamily    Garden            745,695       74,569.45      2          100.0       7/25/2006
   316    CRF             Multifamily    Garden            725,298       65,936.16      2          100.0       6/26/2006
   317    CRF             Multifamily    Garden            720,330       90,041.25      2          100.0        6/1/2006
   319    CRF             Multifamily    Garden            652,768       40,798.00      2           93.8       6/23/2006
   320    CRF             Multifamily    Garden            636,425       31,821.23      2          100.0       6/26/2006
   321    CRF             Multifamily    Garden            610,926       61,092.65      2          100.0        6/9/2006
   323    CRF             Multifamily    Garden            581,838       48,486.48      2          100.0       6/14/2006
   324    CRF             Multifamily    Garden            536,983       38,355.95      2          100.0       6/30/2006
   325    CRF             Multifamily    Garden            527,055       43,921.28      2          100.0       6/29/2006
   326    CRF             Multifamily    Garden            497,528       22,614.93      2          100.0       7/11/2006
   327    CRF             Multifamily    Garden            496,851       31,053.19      2          100.0       6/21/2006
   328    CRF             Multifamily    Garden            496,851       14,613.27      2          100.0       6/21/2006
   329    CRF             Multifamily    Garden            496,815       62,101.91      2          100.0       6/30/2006
   330    CRF             Multifamily    Garden            496,329       99,265.77      2          100.0        5/1/2006
   331    CRF             Multifamily    Garden            488,172       48,817.18      2          100.0        7/5/2006
   332    CRF             Multifamily    Garden            481,439       60,179.87      2          100.0       4/30/2006
   333    CRF             Multifamily    Garden            431,373       43,137.34      2          100.0       6/13/2006

                                             PADS             STUDIOS               1 BEDROOM
                                         ------------   --------------------   --------------------
                          TOTAL UNITS/   AVG RENT PER     #     AVG RENT PER     #     AVG RENT PER
 LOAN #   ORIGINATOR(1)       PADS        MO. ($)(2)    UNITS     MO. ($)      UNITS     MO. ($)
---------------------------------------------------------------------------------------------------

    1     MLML               11,227                                            5,740      1,596
  1.01    MLML               8,746                                             4,531      1,558
  1.02    MLML               2,481                                             1,209      1,742
   16     MLML                504                                               120        825
   33     MLML                318
   39     MLML                508                                               210        639
  39.01   MLML                214                                               78         645
  39.02   MLML                186                                               78         624
  39.03   MLML                108                                               54         651
   47     CRF                 392                                               240        832
   51     CRF                 487                        14         441         168        513
   57     CRF                 356                                               28         599
  57.01   CRF                 256                                               28         599
  57.02   CRF                 100
   59     MLML                302                                               152        687
   62     CRF                 166                                               10         995
   72     MLML                702                                               64         435
   74     IXIS                170                                               17         894
   76     Key                 150                                               30         935
   78     CRF                 354                                               38         542
  78.01   CRF                 132                                               19         544
  78.02   CRF                 222                                               19         540
   86     Key                 117
  86.01   Key                  82
  86.02   Key                  35
   87     CRF                 206                         4         400         77         585
   107    CRF                 204                                               84         686
   113    WFB                 192                                               40         735
   147    MLML                224                                               168        489
   149    CRF                 136                                               48         652
   156    CRF                 205            462
   158    CRF                  96                                               48         733
   161    MLML                163                        36         545         66         656
   198    MLML                148                                               95         473
   204    CRF                 168                                               88         572
   221    CRF                  36
   222    CRF                 102                                               102        568
   224    IXIS                108                                               38         488
   229    CRF                 158                                               20         478
   232    Key                 119                         6         360         33         483
   237    CRF                 125                                               30         389
   239    CRF                  60                                               38         670
   245    CRF                  72                                               72         602
   251    CRF                  44
   252    CRF                  26                                                1         850
   253    CRF                  33                                               24         890
   255    CRF                  75                        73         549          2         850
   257    Key                  63                                               11         835
   263    WFB                  64                                               61         575
   264    Key                  66                                               12         540
   277    WFB                  72                                               30         386
   282    CRF                  30                                               10         730
   284    IXIS                 45                                               45         860
   286    CRF                  18
   289    CRF                  49
   293    CRF                  46                                                6         450
   294    WFB                  32
   296    WFB                  38
   298    CRF                  47            400
   299    CRF                  53                                               16         388
   303    CRF                  36
   304    CRF                  59                        55         412          4         500
   305    CRF                  20                        16         626          4         731
   306    CRF                  24
   308    CRF                  16                                                6         671
   310    CRF                  10
   311    CRF                  20                                               12         530
   312    CRF                  7                          1         730          2         930
   315    CRF                  10
   316    CRF                  11
   317    CRF                  8
   319    CRF                  16
   320    CRF                  20                                               20         634
   321    CRF                  10
   323    CRF                  12                         4         556          6         671
   324    CRF                  14
   325    CRF                  12                         6         869          6         977
   326    CRF                  22                                               10         445
   327    CRF                  16                                                1         465
   328    CRF                  34                         6         366         20         522
   329    CRF                  8                                                 8         853
   330    CRF                  5
   331    CRF                  10                                               10         868
   332    CRF                  8                                                 5         695
   333    CRF                  10                         4         838          3         908

                               2 BEDROOM              3 BEDROOM              4 BEDROOM
                          --------------------   --------------------   --------------------
                            #     AVG RENT PER     #     AVG RENT PER     #     AVG RENT PER    UTILITIES    ELEVATOR
 LOAN #   ORIGINATOR(1)   UNITS     MO. ($)      UNITS     MO. ($)      UNITS     MO. ($)      TENANT PAYS   PRESENT
----------------------------------------------------------------------------------------------------------------------

    1     MLML            4,976      1,836        472       1,951        39        2,638       None          Yes
  1.01    MLML            3,725      1,787        452       1,933        38        2,636       None          Yes
  1.02    MLML            1,251      1,984        20        2,354         1        2,705       None          Yes
   16     MLML             264        925         120       1,075                              E, S, W       No
   33     MLML             318        983                                                      S, W          No
   39     MLML             254        759         44         858                               E, S, W       No
  39.01   MLML             116        770         20         868                               E, S, W       No
  39.02   MLML              84        750         24         850                               E, S, W       No
  39.03   MLML              54        751                                                      E, S, W       No
   47     CRF              152       1,118                                                     None          No
   51     CRF              210        640         95         760                               E, G, S, W    No
   57     CRF              328        671                                                      None          No
  57.01   CRF              228        646                                                      E, S, W       No
  57.02   CRF              100        729                                                      E, S, W       No
   59     MLML             126        903         24        1,140                              E, W          No
   62     CRF              156       1,073                                                     E, G          No
   72     MLML             574        486         64         561                               E, G          No
   74     IXIS              84        983         51        1,179        18        1,205       E,G           No
   76     Key               90       1,215        30        1,450                              E, G, S, W    No
   78     CRF              315        593          1         680                               None          No
  78.01   CRF              113        598                                                      E             No
  78.02   CRF              202        591          1         680                               E             No
   86     Key               29        407         88         363                               E, S, W       Various
  86.01   Key               22        417         60         383                               E, S, W       No
  86.02   Key               7         377         28         319                               E, S, W       Yes
   87     CRF              125        730                                                      E, S, W       No
   107    CRF               96        852         24        1,050                              E             No
   113    WFB              152        834                                                      E, W          No
   147    MLML              56        639                                                      E, G, W       No
   149    CRF               64        724         24         845                               E             No
   156    CRF                                                                                  E, G, W       No
   158    CRF               24        980         24        1,125                              E, G, S, W    No
   161    MLML              56        790          1         859          4        1,229       E, G, S, W    Yes
   198    MLML              41        566         12         815                               None          No
   204    CRF               80        675                                                      None          No
   221    CRF               1         860          1        1,290        34        1,720       None          No
   222    CRF                                                                                  E             No
   224    IXIS              50        629         19         727          1         765        None          No
   229    CRF              106        515         32         600                               E, S, W       No
   232    Key               80        531                                                      E             No
   237    CRF               65        471         30         574                               E             No
   239    CRF               22        934                                                      E             No
   245    CRF                                                                                  E             No
   251    CRF               44        805                                                      E, S, W       No
   252    CRF               18       1,105         6        1,367                              E, G          No
   253    CRF               9        1,150                                                     E             Yes
   255    CRF                                                                                  E, G          Yes
   257    Key               8        1,214        44        1,592                              E             Yes
   263    WFB               3         715                                                      None          No
   264    Key               54        550                                                      E             No
   277    WFB               42        479                                                      G, S, W       No
   282    CRF               20        799                                                      E             No
   284    IXIS                                                                                 E, S, W       No
   286    CRF               18       1,164                                                     E             No
   289    CRF               49        560                                                      E, G          No
   293    CRF               40        508                                                      E, G          No
   294    WFB               26        660          6         695                               E             No
   296    WFB               38        629                                                      E, S, W       No
   298    CRF                                                                                  E             No
   299    CRF               36        487                                 1         660        E, G          No
   303    CRF               36        688                                                      E, G          No
   304    CRF                                                                                  None          No
   305    CRF                                                                                  E, G          No
   306    CRF               24        611                                                      E, S, W       No
   308    CRF               10        845                                                      E             No
   310    CRF               7         968          2        1,090         1        1,400       E, G          No
   311    CRF               8         638                                                      E, G          No
   312    CRF               5        1,650                                                     E, G          No
   315    CRF               10        913                                                      E, G          No
   316    CRF               11        990                                                      E, G          No
   317    CRF               8        1,000                                                     E, G          No
   319    CRF               16        693                                                      E, G          No
   320    CRF                                                                                  E             No
   321    CRF               10        950                                                      E, G          No
   323    CRF               2         750                                                      E             No
   324    CRF               14        574                                                      None          No
   325    CRF                                                                                  E, G          No
   326    CRF               6         523          6         625                               E, G          No
   327    CRF               15        607                                                      E, G          No
   328    CRF               8         701                                                      E, G          No
   329    CRF                                                                                  E, G, W       No
   330    CRF               4        1,282         1        1,600                              G             No
   331    CRF                                                                                  E, G          No
   332    CRF               3         853                                                      E, G          No
   333    CRF               3        1,349                                                     E, W          No
Footnotes to Annex B

1	MLML − Merrill Lynch Mortgage Lending, Inc., CRF − Countrywide Commercial Real Estate Finance, Inc., KEY — Keybank National Association, IXIS − IXIS Real Estate Capital Inc., WFB — Wells Fargo Bank

2	With respect to mortgage loan number 140, the average rent per pad was calculated using the weighted average pad rent for MH pad sites and permanent RV sites (a total of 294).

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX C

           DESCRIPTION OF THE TEN LARGEST MORTGAGE LOANS OR GROUPS OF
                      CROSS-COLLATERALIZED MORTGAGE LOANS

                                      C-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX C

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

PETER COOPER VILLAGE AND STUYVESANT TOWN

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           2
Location (City/State)                                              New York, NY
Property Type                                                       Multifamily
Size (Units)                                                             11,227
Percentage Physical Occupancy as of
     November 2006                                                         98.3%
Year Built                                                            1945-1949
Year Renovated                                                          Ongoing
Appraisal Value (As-Is) as of November 1, 2006                   $5,400,000,000
Appraisal Value (As-Stabilized) as of                            $6,900,000,000
     January 1, 2011
Land Value (As-Is) as of November 1, 2006                        $3,800,000,000
Average Monthly Rent Per Unit                                            $1,707
Underwritten Economic Occupancy(2)                                        96.9%
Underwritten Revenues(2)                                           $481,725,392
Underwritten Total Expenses2                                       $145,569,012
Underwritten Net Operating Income (NOI)(2)                         $336,156,380
Underwritten Net Cash Flow (NCF)(2)                                $333,909,980
2006 NOI                                                           $112,242,474
2005 NOI                                                            $98,862,497
2004 NOI                                                            $92,102,906
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    2
Origination Date                                              November 17, 2006
Cut-off Date Principal Balance                                   $800,000,000(1)
Cut-off Date Loan Balance Per Unit(1)                                  $267,213
Percentage of Initial Mortgage Pool Balance                                18.1%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                            6.4340%
Amortization Type                                                 Interest Only
IO Period (Months)                                                          120
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         NAP
Call Protection                                            LO(27),Def(89),O(4)3
Lockbox                                                                    Hard
Cut-off Date LTV Ratio(1)                                                  55.6%
LTV Ratio at Maturity or ARD(1)                                            55.6%
Underwritten DSCR on NOI(1),(2)                                           1.71x
Underwritten DSCR on NCF(1),(2)                                           1.70x
Anticipated Shadow Rating (F/M/S)(4)                            BBB-/Baa3/BBB--
--------------------------------------------------------------------------------

(1)   The Peter Cooper Village and Stuyvesant Town loan was originated in the amount of $3,000,000,000 of which $800,000,000 is included in the trust.
      Multiple Pari Passu notes are expected to be securitized during 2007.
      Calculations of LTV, DSCR, and Cut-off Date Loan Balance Per Unit are
      based on the whole loan amount.

(2)   Underwritten Economic Occupancy, Underwritten Revenues, Underwritten Total
      Expenses, Underwritten Net Operating Income, Underwritten Net Cash Flow,
      Underwritten DSCR on NOI and Underwritten DSCR on NCF are based on underwritten cash flows for 2011 derived based on certain assumptions including the following: (1) an annual rate of conversion of units from rent-stabilized units to deregulated units consistent with a rate of conversion assumed by the appraisal of the mortgaged property, resulting in 6,397 deregulated units in existence by January 1, 2011, and (2)
      increases in (a) major capital improvements, (b) revenues from retail, professional and parking spaces and (c) real estate tax expenses, based on the appraisal's projections for 2011. Conversion of units from rent-stabilized units to deregulated units at a rate lower than the assumed rate would have a negative impact on the Underwritten DSCR on NOI and the Underwritten DSCR on NCF. The debt service coverage ratio calculated based on net operating income for 2006 is 0.58x. See "Risk
      Factors -- Litigation or Other Legal Proceedings May Have Adverse Effects
      on Borrowers" in the prospectus supplement.

(3)   Notwithstanding the "LO(27)" Designation, defeasance lock-out period expires 24 months following the securitization of the last Peter Cooper
      Village and Stuyvesant Town Pari Passu Note.

(4)   It has been comfirmed by Fitch, Moody's and S&P, in accordance with their respective methodologies, that the credit characteristics of the mortgage loan are consistent with those of investment-grade rated obligations.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        1

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        2

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        3

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        4

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Peter Cooper Village and Stuyvesant Town
Loan") is evidenced by a single promissory note and is secured by a fee simple first mortgage encumbering a 56-building apartment complex (the "Peter Cooper
Village and Stuyvesant Town Property") situated on approximately 80.43 acres on the island of Manhattan in New York, New York. The complex includes 11,227 apartments, approximately 117,712 square feet of retail and professional space and 400,000 square feet of parking. The Peter Cooper Village and Stuyvesant Town
Loan represents approximately 18.1% of the initial mortgage pool balance and approximately 66.4% of the initial loan group 2 balance.

The Peter Cooper Village and Stuyvesant Town Loan was originated on November 17,
2006 and has a principal balance as of the cut-off date of $800,000,000. The
Peter Cooper Village and Stuyvesant Town Loan has a remaining term of 117 months and is scheduled to mature December 8, 2016. The Peter Cooper Village and
Stuyvesant Town Loan permits defeasance with United States government obligations beginning two years after the securitization of the last Peter
Cooper Village and Stuyvesant Town Pari Passu Note. The loan may be prepaid without penalty on or after September 8, 2016.

The Peter Cooper Village and Stuyvesant Town Loan is pari passu with other promissory notes (the "Peter Cooper Village and Stuyvesant Town Pari Passu
Notes" and, together with the Peter Cooper Village and Stuyvesant Town Loan, the
"Peter Cooper Village and Stuyvesant Town Loan Combination") that have an aggregate principal balance, including the Peter Cooper Village and Stuyvesant
Town Loan, of $3,000,000,000. The Peter Cooper Village and Stuyvesant Town Pari
Passu Notes are secured by the same mortgage as the Peter Cooper Village and
Stuyvesant Town Loan. The Peter Cooper Village and Stuyvesant Town Pari Passu
Notes are pari passu in right of payment and in other respects to the Peter
Cooper Village and Stuyvesant Town Loan and have the same interest rate, maturity date and original term to maturity as the Peter Cooper Village and
Stuyvesant Town Loan. The Peter Cooper Village and Stuyvesant Town Pari Passu
Notes will be held outside of the trust and are expected to be securitized in various transactions. The pooling and servicing agreement for Wachovia Bank
Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series
2007-C30 securitization will govern the servicing of the Peter Cooper Village and Stuyvesant Town Loan Combination. The controlling class of the Wachovia
2007-C30 securitization have the right, in lieu of the controlling class representative of the Series 2007-5 securitization, to direct and advise the master servicer and the special servicer under the Wachovia 2007-C30 pooling and servicing agreement on various servicing matters with respect to the mortgage loans in the Peter Cooper Village and Stuyvesant Town Loan Combination and the
related mortgaged real property. See "Description of the Mortgage Pool -- The
Loan Combinations" in the prospectus supplement.

-----------------------------------
          FIRST MORTGAGE
          $3,000,000,000                Pari Passu Notes
                                        to be sold in various
47.7% Loan to Total Capitalization      conduit/fusion
   $267,213 per unit/$293 per sf        securitizations
Shadow Rated BBB-/Baa3/BBB- (F/M/S)
-----------------------------------

-----------------------------------
            MEZZANINE
          $1,400,000,000               To be privately
                                       placed
69.9% Loan to Total Capitalization
  $391,912 per unit/ $430 per sf
-----------------------------------

-----------------------------------
                                      Sponsor Cash                $1,000,000,000
                                      Acquisition Costs and Fees    $240,000,000
          SPONSOR EQUITY              Interest Reserve              $400,000,000
          $1,890,000,000              General Reserve               $190,000,000
                                      Cap Ex Reserve                 $60,000,000

-----------------------------------

THE PROPERTY. Built in response to the demand for housing generated by returning veterans from World War II, MetLife developed both Peter Cooper Village and
Stuyvesant Town as a community-oriented residential enclave in the heart of New
York City. Stuyvesant Town and Peter Cooper Village together comprise 11,232 units (11,227 units of which are rentable) throughout 110 buildings on 80.43 contiguous acres on the island of Manhattan. Stuyvesant Town contains 8,746 units in 35 buildings with 89 separate addresses and Peter Cooper Village contains 2,481 units in 21 buildings. Gross building area for Stuyvesant Town and Peter Cooper Village is 8,942,176 sq. ft. and 3,122,165 sq. ft.,
respectively. Between the two complexes, the net rentable area is 10,750,670 sq.
ft. broken down as follows: Residential: 10,232,958, Retail: 98,039, Office:
19,673, Parking: 400,000. The 10,232,958 rentable sq. ft. of residential space indicates an average unit size of 911 sq. ft. The rentable unit mix is as follows: 5,740 one bedroom units; 4,976 two bedroom

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        5

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

units; 472 three bedroom units; 2 four bedroom units; and 37 five bedroom units. The grounds include open landscaped areas, 15 playgrounds, designated sports areas, and the signature Stuyvesant Oval fountain. There are 2,260 licensed parking spaces across six parking garages; laundry facilities and rentable storage services operated by U-haul. Onsite retailers offer neighborhood conveniences as grocery stores, banking centers, dry cleaning, movie rentals and apparel outlets.

Currently, approximately 73% of the apartments at the Peter Cooper Village and
Stuyvesant Town Property are rent stabilized. Rent stabilized leases can be 1 or 2 years in length at the option of the tenant. The rental rate that may be charged for a particular rent stabilized apartment is determined by criteria established by the State of New York. An apartment may become deregulated (or destabilized) if it becomes vacant or if criteria involving the legal rental rate level and occupant income levels are met.

PETER COOPER VILLAGE AND STUYVESANT TOWN PROPERTY UNIT MIX:

-------------------------------------------------------------------------------------------------------------------------
                                                  PETER COOPER VILLAGE

                                                AVG           PERCENT OF       AVG             AVG            MONTHLY
UNIT TYPE                  UNIT COUNT(1)   SQUARE FOOT(1)     PCV TOTAL   MONTHLY RENT(1)  RENT PER SF(1)  MARKET RENT(2)
-------------------------------------------------------------------------------------------------------------------------

Deregulated 1 BR                 403             948            16.2%         $2,768          $35.04          $3,595
Deregulated 2 BR                 267           1,224            10.8           3,747           36.74           4,641
Deregulated 3 BR                   3           2,162             0.1           6,520           36.19           8,198
-------------------------------------------------------------------------------------------------------------------------
DEREGULATED TOTALS               673           1,063            27.1%         $3,173          $35.83          $4,031
Stabilized 1 BR                  776             947            31.3%         $1,183          $15.00          $3,595
Stabilized 2 BR                  957           1,223            38.6           1,457           14.30           4,641
Stabilized 3 BR                   17           1,489             0.7           1,619           13.04           8,198
Stabilized 4 BR                    1           2,441             0.0           2,705           13.30           8,426
-------------------------------------------------------------------------------------------------------------------------
STABILIZED TOTALS              1,751           1,103            70.6%         $1,338          $14.55          $4,214

TOTAL OCCUPIED UNITS           2,424           1,092            97.7%          1,848          $20.30          $4,082

Vacant 1 BR                       30             947             1.2%            N/A             N/A           3,595
Vacant 2 BR                       27           1,225             1.1             N/A             N/A           4,641
-------------------------------------------------------------------------------------------------------------------------
VACANT TOTALS                     57           1,078             2.3%            N/A             N/A          $4,090
-------------------------------------------------------------------------------------------------------------------------
PCV TOTALS/WTD. AVG            2,481           1,092           100.0%         $1,848          $20.30          $4,161
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                     STUYVESANT TOWN

                                                AVG           PERCENT OF       AVG             AVG            MONTHLY
UNIT TYPE                  UNIT COUNT(1)   SQUARE FOOT(1)      ST TOTAL   MONTHLY RENT(1)  RENT PER SF(1)  MARKET RENT(2)
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

Deregulated 1 BR                1,386            755            15.8%         $2,504          $39.79          $2,926
Deregulated 2 BR                  872            943            10.0           3,018           38.39           3,658
Deregulated 3 BR                   65          1,165             0.7           4,084           42.06           4,511
Deregulated 4 BR                    1          1,753             0.0           4,950           33.88           6,793
Deregulated 5 BR                    6          1,698             0.1           5,754           40.67           6,580
-------------------------------------------------------------------------------------------------------------------------
DEREGULATED TOTALS              2,330            840            26.6%         $2,750          $39.29          $3,255

Stabilized 1 BR                 3,096            755            35.4%         $1,125          $17.88          $2,926
Stabilized 2 BR                 2,779            943            31.8           1,380           17.55           3,658
Stabilized 3 BR                   381          1,161             4.4           1,544           15.96           4,511
Stabilized 4 BR                                                                  0.0               0           6,793
Stabilized 5 BR                    31          1,681             0.4           1,958           13.98           6,580
-------------------------------------------------------------------------------------------------------------------------
STABILIZED TOTALS               6,287            867            71.9%         $1,267          $17.53          $3,364

TOTAL OCCUPIED UNITS            8,617            860            98.5%         $1,668          $23.27          $3,335
Vacant 1 BR                        49            751             0.6%            N/A             N/A          $2,926
Vacant 2 BR                        74            943             0.8             N/A             N/A           3,658
Vacant 3 BR                         6          1,145             0.1             N/A             N/A           4,511
-------------------------------------------------------------------------------------------------------------------------
VACANT TOTALS                     129            880             1.5%            N/A             N/A          $3,420
-------------------------------------------------------------------------------------------------------------------------
ST TOTALS/WTD. AVG              8,746            860           100.0%         $1,668          $23.27          $3,336
-------------------------------------------------------------------------------------------------------------------------
PCV/ST TOTALS/WTD. AVG         11,227            911          100.00%         $1,707          $22.49          $3,518
-------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from the Peter Cooper Village and Stuyvesant Town
      Borrower's rent roll dated November 2006.

(2)   Information obtained from Appraisal dated November 10, 2006.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        6

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

The borrower is expected to spend approximately $125 million in capital expenditures at the Peter Cooper Village and Stuyvesant Town Property financed through amounts on deposit in the General Reserve. Individual apartments are extensively renovated on an ongoing basis as they move to a deregulated status.
Under past ownership, renovated units were given new kitchens and bathrooms.
Kitchens improvements included include maple wood cabinets, granite countertops, new stainless steel sinks, ceramic tile flooring, and a new appliance package.
Bathroom improvements included marble walls, marble tile flooring, granite counter tops, and new porcelain bathroom fixtures. Additional upgrades included new air conditioning units, wall sconces, and window shades. The original parquet flooring is still utilized but was refinished in these units. It is expected that the new ownership will exceed this level of unit renovation quality.

In addition to the unit renovation, major improvements at the property are expected to enhance the overall quality of life at the Peter Cooper Village and
Stuyvesant Town Property. Among the options under consideration are:
installation of roof decks to take advantage the views provided by approximately
80.43 acres of buildings that are of roughly the same height; creation of a central Fitness Center together with multiple satellite locations, upgrading the entrance to Stuyvesant Town, improving lighting on the site, updating signage, providing shuttle busses both within the site and to and from local subways, and reworking the retail concepts along First Avenue.

HISTORICAL OCCUPANCY AND AVERAGE MONTHLY RENTS:

Historical occupancies at the Peter Cooper Village and Stuyvesant Town Property
over the past five years are as follows: 2002 - 97%; 2003 -- 98%; 2004 -- 98%;
2005 -- 98%; 2006 -- 98%. The average monthly rents for the deregulated units at
Peter Cooper Village over the past three years are $2,757, $2,864 and $3,198 for
2004, 2005 and 2006, respectively. The average monthly rents for the stabilized units at Peter Cooper Village over the past three years are $1,183, $1,247 and
$1,292 for 2004, 2005 and 2006, respectively. The average monthly rents for the deregulated units at Stuyvesant Town over the past three years are $2,333,
$2,464 and $2,767 for 2004, 2005 and 2006, respectively. The average monthly rents for the stabilized units at Stuyvesant Town over the past three years are
$1,165, $1,202 and $1,241 for 2004, 2005 and 2006, respectively.

THE MARKET.(1) The Peter Cooper Village and Stuyvesant Town Property occupies approximately 80.43 acres below Midtown on the east side of the island of
Manhattan. The site occupies the area bounded by East 14th and 23rd Streets and
First Avenue and Avenue C, and is immediately surrounded by the residential neighborhoods of Murray Hill and Kips Bay to the north, Gramercy Park to the west, and the East Village and Lower East Side to the south. These neighborhoods are predominantly residential with retail use along the avenues.

The Manhattan residential market represents one borough of the five which make up the larger New York City residential market. This market is the largest housing market in the United States consisting of over three million housing units. Within this market, rental units are the largest housing category, making up approximately 68% of inventory. The net vacancy for units available for rent in the city was 3.09% according to the 2005 New York City Housing and Vacancy
Survey. In 2005, 4,185 new housing units were delivered to the overall market;
this was above the trailing four year average of 3,163. Rental rates increased during 2005, with REIS reporting increases of 1.2% in effective rents for the fourth quarter of 2005 and 5.4% for the year.

The Manhattan residential market has 737,768 housing units according to the 2005
Housing and Vacancy Survey. Net vacancy for Manhattan in 2005 was 3.79%. Between
1995 and 2005, the number of new housing unit permits averaged 4,549.
Approximately 2,400 apartment units are scheduled for delivery in 2007 and 2008 in Manhattan. According to the appraisal of the properties dated November 10,
2006, annual rents for buildings comparable to Stuyvesant Town and Peter Cooper
Village in the neighborhoods surrounding the properties are $40.67 per sq. ft.
for one bedroom apartments, $41.46 per sq. ft. for two bedroom apartments,
$53.83 per sq. ft. for three bedroom apartments, and $48.85 per sq. ft. for four bedroom apartments.

THE BORROWER. The borrower is PCV ST Owner LP, a Delaware limited partnership, which was formed exclusively to own Peter Cooper Village and Stuyvesant Town.
PCV ST Owner LP as of February 16, 2007, has transferred Stuyvesant Town to ST
Owner LP, a Delaware limited partnership formed exclusively to own Stuyvesant
Town, and PCV ST Owner LP and ST Owner LP are jointly and severally liable as the borrower under the Peter Cooper Village and Stuyvesant Town Loan. Each
Borrower is permitted to own the property that it owns together with personal property related thereto and to be a borrower under the Peter Cooper Village and
Stuyvesant Town Loan. Each Borrower is approximately indirectly 11% owned, through various subsidiary entities, by Tishman Speyer and Blackrock Realty
Advisors, Inc.

Tishman Speyer is a privately held company based in New York City engaged in owning, developing, and operating real estate around the world. Since 1978,
Tishman Speyer has acquired, built or developed more than 142 properties totaling over 77 million square feet representing over $24 billion USD in total value across the United States, Europe and Latin America. The company owns and/or manages the following buildings in Manhattan: 300 Park Avenue, 375 Hudson
Street, 520 Madison Avenue, 666 Fifth Avenue, The Chrysler Building, Rockefeller
Center, The Lipstick Building, and The MetLife Building.

BlackRock Realty Advisors is a real estate investment manager with $9.6 billion in real estate equity assets under management on behalf of public, corporate, and Taft-Hartley pension plans, foundations, endowments, and private investors.
These investments span a wide range of strategies, including core, value-added and opportunistic equity and high-yield debt. The firm offers investments in open-end and closed-end funds and separate account structures. BlackRock Realty
Advisors' parent, BlackRock, is 49% owned by Merrill Lynch.

(1)   Certain information obtained from the appraisal of the Peter Cooper
      Village and Stuyvesant Town Property dated November 10, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        7

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. The Peter Cooper Village and Stuyvesant Town Property is
currently managed by Rose Associates, Inc, a management company operating in the New York market. Beginning April 1, 2007, the Peter Cooper Village and
Stuyvesant Town Property is expected to be managed by affiliates of either
Tishman Speyer Properties, L.P. or Blackrock Financial Management, or such other manager as approved by lender.

LOCKBOX. A hard lockbox with cash management structure is in place. All excess cash is trapped in the general reserve until such time that the debt service coverage ratio is 1.20x or higher for two consecutive quarters and no
"mezzanine accrual period". Thereafter all excess cash will be distributed to the borrower. "Mezzanine Accrual Period" will exist if the borrower under either of the two most Junior Mezzanine Loans Elects, as permitted under the loan documents, to have the applicable monthly Debt Service Payments accrue on the balance of the mezzanine loan in lieu of making such payments monthly. The borrower may be permitted to use cash flow to make certain distributions to its partners to meet certain tax requirements applicable to its tax exempt partners provided no such distributions are permitted during the first five years of the loan term if a cash sweep period exists and the aggregate amount of all such distributions cannot exceed $16,700,000.

ESCROWS.

         ---------------------------------------------------------------
                              ESCROWS / RESERVES
                              ------------------
         TYPE:                               INITIAL         MONTHLY
         ---------------------------------------------------------------
         Taxes                              $3,539,035     $3,539,035
         Insurance                            $987,198       $493,599
         Capital Expenditures Reserve      $60,000,000             $0(1)
         General/Interest Reserve         $590,000,000             $0
         ---------------------------------------------------------------

(1)   $234,000 per month to the extent of available cash flow after the payment of mortgage and mezzanine debt service.

GENERAL RESERVE/INTEREST RESERVE. A "General Reserve" of $590,000,000 was
established at closing. $400,000,000 can be used for the payment of mortgage and mezzanine loan debt service and $190,000,000 can be used at the discretion of the borrower to pay for expenses related to the Peter Cooper Village and
Stuyvesant Town Property provided that no more than $85,000,000 can be used for the payment of asset management fees or acquisition fees pertaining to the syndication of the equity. If at any time the debt service coverage ratio is
1.20x or higher for two consecutive calendar quarters, the balance of the funds on deposit in the General Reserve will be released to borrower. Notwithstanding the foregoing, from and after January 1, 2010, at such time the debt service coverage ratio for the Peter Cooper Village and Stuyvesant Town Loan is 1.0x or
greater for 2 consecutive calendar quarters (a) the debt service component will be converted to and become a part of the discretionary component and (b) the cap on the amount that can be disbursed for the payment of asset management fees will be increased from $85,000,000 to $95,000,000.

ADDITIONAL INDEBTEDNESS.  Borrower is permitted to obtain up to $300,000,000 of pari passu mortgage debt or subordinate mezzanine debt at any time between
November 8, 2011 and May 8, 2013 provided that such additional financing will not result in a debt service coverage ratio less than 1.30x or a loan-to-value ratio greater than 70% and borrower has delivered a rating agency confirmation.
Such debt can relate to one or both properties at borrower's election.

MEZZANINE DEBT. 11 mezzanine borrowers (named PCV ST Mezz 1-11 LP and ST Mezz
1-11 LP) have incurred mezzanine debt for an aggregate total of $1,400,000,000 secured by their direct or indirect equity interests in PCV ST Owner LP and ST
Owner LP. The mezzanine debt is scheduled to mature on December 8, 2016.

SEVERANCE\RELEASE. Subject to the prepayment lockout period, borrower can release (a) an individual property upon partial defeasance of 110% of the allocated loan amount, (b) one or more individual buildings or parcels of undeveloped land that are a part of a Peter Cooper Village and Stuyvesant Town
Property upon partial defeasance of an amount equal to the greater of (1) 110%
of the appraised value of such building or parcel as determined by an appraisal dated not more than 120 days prior to the release and (2) if applicable, the disposition proceeds from the collateral being released, (c) without partial defeasance, certain "development rights" upon the payment of an amount equal to the greater of (1) the disposition proceeds related to the rights that are the subject of a sale, transfer or refinancing and (2) $225.00 per sq. ft. of rights being released provided that any such release of development rights must be accompanied by the applicable yield maintenance premium and (d) without partial defeasance, release of a portion of the mortgaged property subject to casualty or condemnation, upon the payment of an amount equal to 100% of the fair market value of the released parcel immediately prior to such casualty or condemnation. The release of either Stuyvesant Town or Peter Cooper Village is subject to the other property having a debt service coverage ratio of not less than the greater of (A) 1.0x or (B) the debt service coverage ratio immediately prior to the release and a loan-to-value ratio of not more than 70%. Each release of a building or parcel (other than a connection with a condemnation)
is subject to the remainder of the Peter Cooper Village and Stuyvesant Town
Property (i) for the first 10 releases (including development rights releases), having a debt service coverage ratio of not less than the lesser of (A) debt service coverage ratio immediately prior to the release and (B) 1.0x, and (ii)
for each release thereafter, a debt service coverage ratio of not less than
1.0x and in each instance after the release of 10 buildings or parcels
(including development rights releases), a loan-to-value ratio of not more than
70%. The release of either Stuyvesant Town or Peter Cooper Village and the release of a building or a parcel (but not the release of development rights)
will also require a rating agency confirmation. Any prepayment received in connection with an individual property release will be applied pro rata to each of the mortgage notes based on the principal amount evidenced by each such note. Any prepayment in connection with a development rights release or a building or parcel release will be allocated among the mortgage loan and each of the mezzanine loans pro rata based on the principal balance of the mortgage loan and each such mezzanine loan.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        8

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

TOWER 45

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                              New York, NY
Property Type                                                            Office
Size (Square Feet)                                                      443,956
Percentage Physical Occupancy as of October 31, 2006                     100.0%
Year Built                                                                 1989
Year Renovated                                                              NAP
Appraisal Value                                                    $325,000,000
# of Tenant Leases                                                           52
Average Rent Per Square Foot                                             $48.07
Underwritten Economic Occupancy                                           98.2%
Underwritten Revenues                                               $24,095,283
Underwritten Total Expenses                                         $11,173,354
Underwritten Net Operating Income (NOI)                             $12,921,928
Underwritten Net Cash Flow (NCF)                                    $12,366,983
Trailing 12 NOI (as of October 31, 2006)                            $11,090,546
2005 NOI                                                            $10,045,955
2004 NOI                                                            $13,550,918
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    1
Origination Date                                               January 25, 2007
Cut-off Date Principal Balance                                     $170,000,000
Cut-off Date Loan Balance Per SF/Unit                                      $383
Percentage of Initial Mortgage Pool Balance                                3.8%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                              Fee and Leasehold
Mortgage Rate                                                           6.1230%
Amortization Type                                                 Interest Only
IO Period (Months)                                                          120
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         NAP
Original Call Protection                                    LO(25),Def(92),O(3)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                    52.3%
LTV Ratio at Maturity or ARD                                              52.3%
Underwritten DSCR on NOI                                                  1.22x
Underwritten DSCR on NCF                                                  1.17x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        9

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       10

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Tower 45 Loan") is evidenced by a single promissory note and is secured by a first priority fee and leasehold mortgage encumbering an office building (the "Tower 45 Property") located in New York,
New York. The Tower 45 Loan represents approximately 3.8% of the initial mortgage pool balance and approximately 5.3% of the initial loan group 1 balance.

The Tower 45 Loan was originated on January 25, 2007 and has a principal balance as of the cut-off date of $170,000,000. The Tower 45 Loan has a remaining term of 119 months to its maturity date of February 8, 2017. The Tower 45 Loan may be prepaid on or after December 8, 2016 without penalty, and permits defeasance with United States government obligations beginning two years after the creation of the Series 2007-5 securitization trust.

THE PROPERTY. The Tower 45 Loan is secured by the fee and leasehold interest in a 40-story multi-tenant office building with 443,956 square feet of net rentable area and is located on the south side of West 45th Street through block to West
44th Street between Avenue of the Americas and Seventh Avenue in the Plaza
District sub market of Midtown Manhattan. The Tower 45 Property is currently
100.0% leased to 26 office tenants, two retail tenants and one parking garage tenant. The largest tenant is D.E. Shaw & Company L.P. who leases over 43.4% of the total net rentable area. Other major tenants include Pzena Investment
Management (24,958 sq. ft.) and NEC Business Network Solutions (15,981 sq. ft.).

The following table presents certain information relating to the major tenants at the Tower 45 Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                         TENANT INFORMATION
                                                         ------------------

                                                                CREDIT RATINGS       SQUARE   % OF    BASE RENT        LEASE
TENANT NAME                            PARENT COMPANY       (FITCH/MOODY'S/S&P)(1)    FEET    GLA        PSF         EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

D.E. Shaw & Company L.P.                   NAP                       NR             192,837   43.4%    $48.23         Various(2)
Pzena Investment Management                NAP                       NR              24,958    5.6%    $48.00     September 30, 2015
NEC Business Network Solutions  NEC Unified Solutions, Inc.          NR              15,981    3.6%    $55.00     September 30, 2011
------------------------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

(2)   9,711 sq. ft. expires February 28, 2007; 76,284 sq. ft. expires March 31,
      2011; 37,638 sq. ft. expires May 31, 2015; and 69,204 sq. ft. expires
      March 31, 2017.

The following table presents certain information relating to the lease rollover schedule at the Tower 45 Property:

-----------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE(1)
                                                 --------------------------

                          NUMBER                                                      % OF       CUMULATIVE    CUMULATIVE
                         OF LEASES    SQUARE FEET      % OF GLA      BASE RENT      BASE RENT   SQUARE FEET     % OF GLA
YEAR                     EXPIRING      EXPIRING        EXPIRING      EXPIRING       EXPIRING      EXPIRING      EXPIRING
-----------------------------------------------------------------------------------------------------------------------------

Vacant                     NAP               0            0.0%      $         0         0.0%            0          0.0%
MTM                         1              126            0.0                 0         0.0           126          0.0
2007                        2           14,024            3.2           560,960         2.6        14,150          3.2
2008                        4           12,152            2.7           515,596         2.4        26,302          5.9
2009                        4           28,697            6.5         1,293,924         6.1        54,999         12.4
2010                        4            8,041            1.8           394,086         1.8        63,040         14.2
2011                        11         125,933           28.4         6,169,988        28.9       188,973         42.6
2012                        5           36,515            8.2         1,873,049         8.8       225,488         50.8
2013                        4           31,111            7.0         1,492,401         7.0       256,599         57.8
2014                        1           12,355            2.8           543,620         2.5       268,954         60.6
2015                        6           81,954           18.5         4,016,923        18.8       350,908         79.0
2016                        1           12,479            2.8           598,992         2.8       363,387         81.9
2017                        6           69,204           15.6         3,358,811        15.7       432,591         97.4
(greater than) 2017         3           11,365            2.6           523,020         2.5       443,956        100.0
-----------------------------------------------------------------------------------------------------------------------------
TOTAL                       52         443,956          100.0%      $21,341,370       100.0%
-----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------
                 LEASE ROLLOVER SCHEDULE(1)
                 --------------------------

                                      CUMULATIVE
                         CUMULATIVE      % OF
                         BASE RENT     BASE RENT    ANNUAL
 YEAR                    EXPIRING      EXPIRING    RENT PSF
------------------------------------------------------------

 Vacant                 $         0       0.0%     $  0.00
 MTM                              0       0.0         0.00
 2007                       560,960       2.6        40.00
 2008                     1,076,556       5.0        42.43
 2009                     2,370,480      11.1        45.09
 2010                     2,764,566      13.0        49.01
 2011                     8,934,554      41.9        48.99
 2012                    10,807,603      50.6        51.30
 2013                    12,300,004      57.6        47.97
 2014                    12,843,624      60.2        44.00
 2015                    16,860,547      79.0        49.01
 2016                    17,459,539      81.8        48.00
 2017                    20,818,350      97.5        48.53
 (greater than) 2017     21,341,370     100.0        46.02
------------------------------------------------------------
 TOTAL
------------------------------------------------------------

(1)   Information obtained from Tower 45 Borrower's rent roll dated October 31,
      2006.

THE MARKET.(1) The Tower 45 Property is located in the Plaza District ("Plaza
District") submarket of Manhattan. The Plaza District has historically evidenced the highest rents in Midtown due to the demand generated by its premier location and quality space. The average direct primary (Class A) asking rental rate in the four Plaza District sub districts averaged $72.25 in the third quarter of 2006, considerably above the overall direct primary Midtown average of $60.71.

(1)   Certain information obtained from the appraisal of the Tower 45 Property dated December 5, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       11

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

The attractiveness of the Plaza District is reflected by the presence of numerous top firms in a diverse array of businesses, including domestic and international banking, legal services, manufacturing, securities/holdings, printing and publishing, advertising and communications. Seventeen Fortune 500
Industrial companies have headquarters in the Plaza District, including RJR
Nabisco Holdings, Bristol-Myers Squibb and Colgate-Palmolive. There are about two dozen Fortune 500 Service companies in the Plaza District as well, notably,
Chase Manhattan Bank, Citicorp, Time Warner and Bear Stearns.

The Plaza District boasts several first class hotels that offer luxury accommodations to business travelers and tourists. Several of New York's finest hotels are located in the immediate vicinity of the Tower 45 Property, including
The Parker Meridian, The Ritz-Carlton and The Plaza. Within walking distance are the New York Palace, the St. Regis Hotel, The Four Seasons, as well as The
Waldorf-Astoria. More moderately priced hotels are found in the Tower 45
Property's immediate vicinity as well, including the Salisbury, the Helmsley
Windsor, the Wyndham and the New York Hilton.

Many of New York's most famous attractions are located in and near the Plaza
District. East of the Tower 45 Property on Fifth Avenue is St. Patrick's
Cathedral and the renowned Rockefeller Center. Short walks from the Tower 45
Property are the United Nations, Radio City Music Hall, the Museum of Modern
Art, the New York Public Library and Central Park. Notable restaurants within the District include Lutece, Smith & Wollensky, "21" Club, The Sea Grill, the
Rainbow Room, China Grill, The Four Seasons and La Reserve.

The Property is accessible from all major Manhattan commuter transportation hubs. Grand Central Station is a short walk away from the Tower 45 Property.
Commuters arriving at the Port Authority Bus Terminal may also reach the Tower
45 Property by the Times Square Shuttle to Grand Central Terminal.

THE BORROWERS. The borrowers obligated under the promissory note for the Tower
45 Loan are SLG Tower 45 LLC (the "Tower 45 Fee Borrower") and SLG Tower 45
Lessee LLC (the "Tower 45 Leasehold Borrower), (collectively, the "Tower 45
Borrower"). Each Tower 45 Borrower is a single-purpose, bankruptcy remote entity. SLG Tower 45 Lessee LLC is owned and controlled by SL Green Realty Corp.
(the " Tower 45 Sponsor"), a self-administered and self-managed real estate investment trust, or REIT, that predominantly acquires, owns, repositions and manages a portfolio of Manhattan office properties. The Tower 45 Sponsor is the only publicly held REIT that specializes exclusively in this niche. As of
December 31, 2006, the Tower 45 Sponsor owned 28 office properties totaling 19.0 million square feet. The Tower 45 Sponsor's retail space ownership totals
296,000 square feet at eight properties.

REVERSE 1031 EXCHANGE. At loan origination, the Tower 45 Property was subject to a reverse 1031 exchange transaction. SLG Tower 45 LLC is owned and controlled by
Building Exchange Company, in its capacity as an "exchange accommodation titleholder," as defined in Revenue Procedure 2000-37, 2000-2 C/B 308 promulgated under the Internal Revenue Code. Tower 45 Fee Borrower and Tower 45
Leasehold Borrower have entered into a triple net master lease with Tower 45 Fee
Borrower as landlord and Tower 45 Leasehold Borrower as tenant. The reverse 1031 exchange is required to be completed within 180 days of the loan origination, at which time, Building Exchange Company will transfer the equity in Tower 45 Fee
Borrower to the Tower 45 Sponsor or an affiliate of SL Green Operating
Partnership, L.P. and the master lease will be terminated. Upon consummation of the reverse 1031 exchange transaction, the Tower 45 Loan will have one borrower,
Tower 45 Fee Borrower, which will be owned and controlled by the Tower 45
Sponsor. Tower 45 Borrower's failure to comply with the covenants in the loan documents pertaining to the reverse 1031 exchange transaction is an event of default under the loan documents, and the Tower 45 Loan is recourse to the Tower
45 Sponsor for losses lender suffers if the reverse 1031 exchange does not occur in accordance with the terms and conditions of the loan documents.

PROPERTY MANAGEMENT. The property is managed by SL Green Management, LLC, an affiliate of the Tower 45 Sponsor.

LOCKBOX. All tenants at the Tower 45 Property are required to make their monthly rental payments directly into a cash management account controlled by the lender. All funds in the cash management account shall be applied by lender with the following priority: (i) monthly interest payment and any required reserve account deposits due to lender pursuant to the loan documents, (ii) other amounts, if any, due lender under the loan documents, and (iii) prior to a default, the balance to be paid to Tower 45 Borrower.

ESCROWS. The following escrow/reserve accounts have been established with respect to Tower 45 Loan:

         ------------------------------------------------------------
                              ESCROWS / RESERVES
                              ------------------

         TYPE:                               INITIAL         MONTHLY
         ------------------------------------------------------------
         Tax                                $1,103,388       $551,694
         Insurance                             $56,154        $11,231
         Replacement Reserves                   $9,249         $9,249

ADDITIONAL DEBT. Solely in connection with the reverse 1031 exchange transaction, the Tower 45 Loan has subordinate debt that is not secured by the
Tower 45 Property, but is secured by the equity interests in the Tower 45 Fee
Borrower. An affiliate of Sponsor, SL Green Funding LLC, loaned $140,671,602 to
Building Exchange Company to be used for the acquisition of the Tower 45
Property. This junior loan is subject to a subordination and standstill agreement with lender and must be satisfied in full at the time the reverse 1031 exchange is consummated.

RELEASE PROVISIONS. None

SUBSTITUTION PROVISIONS. None

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       12

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

HOTEL GANSEVOORT

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                              New York, NY
Property Type                                                       Hospitality
Size (Rooms)                                                                187
Percentage Physical Occupancy as of
     December 31, 2006                                                    83.9%
Year Built                                                                 2004
Appraisal Value                                                    $204,000,000
Underwritten Economic Occupancy                                           83.9%
Underwritten Revenues                                               $30,321,686
Underwritten Total Expenses                                         $14,679,500
Underwritten Net Operating Income (NOI)                             $15,642,186
Underwritten Net Cash Flow (NCF)                                    $14,425,953
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        CRF
Loan Group                                                                    1
Origination Date                                              February 13, 2007
Cut-off Date Principal Balance                                     $125,000,000
Cut-off Date Loan Balance Per Room                                     $668,449
Percentage of Initial Mortgage Pool Balance                                2.8%
Number of Mortgage Loans                                                      1
Type of Security (fee/leasehold)                                            Fee
Mortgage Rate                                                           6.4700%
Amortization Type                                                    IO-Balloon
IO Period (Months)                                                           24
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         336
Original Call Protection                                    LO(24),Def(92),O(4)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                    61.3%
LTV Ratio at Maturity or ARD                                              53.7%
Underwritten DSCR on NOI(1)                                               1.62x
Underwritten DSCR on NCF(2)                                               1.49x
--------------------------------------------------------------------------------

1     The Underwritten DSCR on NOI during the interest only period is 1.90x.

2     The Underwritten DSCR on NCF during the interest only period is 1.75x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       13

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       14

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Hotel Gansevoort Loan") is evidenced by a single promissory note secured by a first priority mortgage encumbering a full service luxury hotel located in New York, New York (the "Hotel Gansevoort
Property"). The Hotel Gansevoort Loan represents approximately 2.8% of the initial mortgage pool balance and approximately 3.9% of the initial loan group 1 balance.

The Hotel Gansevoort Loan was originated on February 13, 2007, and has a principal balance as of the cut-off date of $125,000,000. The Hotel Gansevoort
Loan has a remaining term of 120 months and a scheduled maturity date of March
8, 2017. The Hotel Gansevoort Loan permits defeasance of the entire loan with
United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Hotel Gansevoort Loan is permitted on or after December 8,
2016, without penalty.

THE PROPERTY. The Hotel Gansevoort Property is a 187-room full service, luxury hotel, located in the heart of Manhattan's Meatpacking District, which opened in
March of 2004. Amenities at the property include a heated rooftop pool and garden with 360 degree views of Manhattan and the Hudson River, the indoor/outdoor 2-story Ono restaurant and bar owned by Jeffrey Chodorow, which opened in 2004 ($11 million invested by tenant in improvements), a rooftop event loft and lounge (which caters to large corporate and high net worth individual's events), leased retail space, 2 meeting rooms and the 3,500 square foot G Spa and Lounge, which opened in January, 2006.

The guest rooms are outfitted with feather beds, Egyptian cotton linens, plasma screen TVs, high-speed internet access, Sony CD players, multi-line telephones with voice mail and data line capabilities and safes that accommodate a laptop computer. The hotel's suites include Bose 3-2-1 home entertainment systems, cordless telephones and balconies. Additional hotel amenities include: WiFi throughout the entire hotel, a fitness center, 24-hour room service, concierge, business center and same day laundry/dry cleaning services. Additionally, the hotel has arranged for a 24-hour car service for hotel guests and rooftop bar patrons.

The following tables present certain information regarding the Hotel Gansevoort
Loan Property.

--------------------------------------------------------------------------------
                             OPERATIONAL STATISTICS
                                2005          2006       APPRAISAL        UW
--------------------------------------------------------------------------------
Average Daily Rate (ADR)      $ 388.46      $ 434.55      $ 443.68     $ 434.56
Occupancy %                      83.90%        83.93%        82.00%       83.93%
RevPAR                        $ 325.92      $ 364.72      $ 363.82     $ 364.72

--------------------------------------------------------------------------------
                              PENETRATION INDICES(1)
   PROPERTY NAME             ADR INDEX       OCCUPANCY INDEX     REVPAR INDEX
--------------------------------------------------------------------------------
Hotel Gansevoort                103.6%                 97.4%           100.9%

--------------------------------------------------------------------------------

(1)   Estimated Penetration Indices based on actual hotel performance in 2006 and a STR Report dated February 6, 2007 for local comparables hotels. The
      Hotel Gansevoort does not participate in Smith Travel Research.

THE MARKET(1). The Hotel Gansevoort Property is located in Manhattan's
Meatpacking District, which historically provided warehousing to businesses that distributed meat products to the City of New York . Currently, the Meatpacking
District caters to a growing residential population, while also attracting patrons from throughout Manhattan to the restaurants, bars, clubs and high-end retail stores. Over the past decade, the neighborhood has undergone a significant transition from warehouse/distribution uses to residential and leisure uses including the redevelopment of existing warehouse buildings into upscale condominium buildings, retail and office space, art galleries, restaurants and clubs. The Meatpacking District is in close proximity to the
West Side Highway. In addition, the 14th Street station provides access to the
A, C, E and L subway lines as well as the M14 bus line.

THE BORROWERS. The borrower, Gansevoort, LLC and Regent SPE LLC (the "Hotel
Gansevoort Borrower"), is a single purpose Delaware limited liability company that is obligated for the entire loan amount. The co-borrower, Regent SPE LLC, a single purpose Delaware limited liability company, is obligated for a portion of the loan amount (12.6160% of each interest only payment and $101,729.51 of each principal and interest payment). The non-recourse carve out guarantor is William
S. Achenbaum. Mr. Achenbaum has developed, owned and operated hotels, multifamily, office and industrial properties for over 45 years.

PROPERTY MANAGEMENT. The property manager for the Hotel Gansevoort Loan is
WSA-NY Manager, an affiliate of the Hotel Gansevoort Borrower.

LOCKBOX. The loan requires a hard lockbox and in-place cash management. The loan documents require the Hotel Gansevoort Borrower to (i) cause all revenue
(including credit card receivables) to be deposited into the lockbox account and
(ii) direct all tenants to pay their rent directly to the lockbox account. Prior to an event of default, payments in the collection account will be applied to debt service and reserves in accordance with the loan documents. Following an event of default, all amounts in the collection account will be applied to the indebtedness in any manner that the lender may elect.

(1)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       15

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the Hotel Gansevoort Loan.

         ------------------------------------------------------------
                              ESCROWS / RESERVES

         TYPE:                               INITIAL         MONTHLY
         ------------------------------------------------------------
         Taxes                                $516,571       $129,143
         Insurance                            $230,460        $18,614
         Capital Expenditure / FF&E                 $0        $38,750
         Ground Rent Reserve(1)                     $0        $64,117(1)

(1)   The security for the Hotel Gansevoort Loan is the overlapping fee and leasehold interest in the Hotel Gansevoort Property. The Hotel Gansevoort
      Borrower (as tenant under the ground lease) agreed to pay the lender each month, on behalf of the Hotel Gansevoort Co-Borrower (as landlord under the ground lease) the Hotel Gansevoort Co-Borrower's portion of debt service due under the Hotel Gansevoort Loan, which amount will be deducted from the ground rent due and owing from the Hotel Gansevoort Borrower to the Hotel Gansevoort Co-Borrower in such month. The monthly ground rent reserve is an amount equal to applicable monthly ground rent due and payable under the ground lease, less the portion of monthly debt service attributable to the Hotel Gansevoort Co-Borrower in such month.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       16

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

RENAISSANCE AUSTIN HOTEL

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                                Austin, TX
Property Type                                                       Hospitality
Size (Rooms)                                                                492
Percentage Physical Occupancy as of December 31, 2006  73.0%
Year Built                                                                 1986
Year Renovated                                                             2006
Appraisal Value                                                    $108,000,000
Underwritten Economic Occupancy                                           72.5%
Underwritten Revenues                                               $32,440,990
Underwritten Total Expenses                                         $23,825,860
Underwritten Net Operating Income (NOI)                             $ 8,615,130
Underwritten Net Cash Flow (NCF)                                    $ 7,317,491
2006 NOI                                                            $ 8,316,634
2005 NOI                                                            $ 5,711,158
2004 NOI                                                            $ 5,016,916
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    1
Origination Date                                               December 8, 2006
Cut-off Date Principal Balance                                      $83,000,000
Cut-off Date Loan Balance Per Room                                     $168,699
Percentage of Initial Mortgage Pool Balance                                1.9%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.5065%
Amortization Type                                                 Interest Only
IO Period (Months)                                                          120
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         NAP
Original Call Protection                                    LO(27),Def(90),O(3)
                                                               None at Closing,
Lockbox                                                          Springing Hard
Cut-off Date LTV Ratio                                                    76.9%
LTV Ratio at Maturity or ARD                                              76.9%
Underwritten DSCR on NOI                                                  1.85x
Underwritten DSCR on NCF                                                  1.57x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       17

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       18

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Renaissance Austin Hotel Loan") is evidenced by a single promissory note and is secured by a first mortgage encumbering a full service hotel (the "Renaissance Austin Hotel Property") located in Austin,
Texas. Renaissance Austin Hotel Loan represents approximate 1.9% of the initial mortgage pool balance and approximate 2.6% of the initial loan group 1 balance.

The Renaissance Austin Hotel Loan was originated on December 8, 2006, and has a principal balance as of the cut-off date of $83,000,000. The Renaissance Austin
Hotel Loan has a remaining term of 117 months and a scheduled maturity date of
December 8, 2016. The Renaissance Austin Hotel Loan permits defeasance with US
Government obligations beginning two years after securitization. The Renaissance
Austin Hotel Loan may be voluntarily prepaid without payment of a prepayment premium from and after October 8, 2016.

THE PROPERTY. The Renaissance Austin Hotel Property is a 492-room full service hotel that was built in 1986 and substantially renovated in 2003 and 2006. The hotel is situated on a 9.74-acre parcel and contains approximately 60,000 square feet of meeting space, a restaurant and lounge, a night club, an indoor swimming pool and whirlpool, a fitness center, and a business center. The Renaissance
Austin Hotel Property consists of one ten-story square tower configured around an interior open atrium. A $4.4 million renovation ($8,943/room) was recently completed that included a $1 million renovation to the 30,000 square foot exhibit hall, an upgrade and relocation of the restaurant, improvements to the health club and pool areas, new Marriott bedding in the guestrooms as well as the conversion of 14 Atrium suites to 28 standard guest rooms.

The following tables present certain information regarding the Renaissance
Austin Hotel Property:

-----------------------------------------------------------------------------
                             OPERATIONAL STATISTICS

                   2004             2005            2006              UW
-----------------------------------------------------------------------------
Occupancy             73.7%            72.1%            72.5%            72.5%
ADR                $118.37          $126.73          $141.74          $145.74
RevPAR              $87.21           $91.33          $102.81          $105.71
NOI             $5,016,916       $5,711,158       $7,675,469       $8,615,130
NCF             $3,975,712       $4,584,158       $6,443,796       $7,317,491
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                            OPERATIONAL STATISTICS(1)

                      PROPERTY                            COMPETITIVE SET                          INDEX
          ----------------------------------   ---------------------------------   ------------------------------
          OCCUPANCY      ADR        REVPAR     OCCUPANCY     ADR        REVPAR     OCCUPANCY     ADR      REVPAR
-----------------------------------------------------------------------------------------------------------------

2004        73.3%     $ 118.40     $  86.84      62.7%     $ 108.22     $ 67.80      117.1      109.4      128.1
2005        72.0%     $ 126.75     $  91.30      67.8%     $ 120.69     $ 81.78      106.3      105.0      111.6
2006        73.0%     $ 143.75     $ 104.93      69.3%     $ 135.65     $ 94.04      105.3      106.0      111.6
-----------------------------------------------------------------------------------------------------------------

THE MARKET.(2) The Renaissance Austin Hotel Property is located in metropolitan
Austin, Texas. With over 1.4 million people, Austin is the state capital and is within 220 miles of Texas' three largest cities: Dallas, Houston and San
Antonio. From 1990 to 2000, the Austin-Round Rock MSA experienced population growth at a rate more than three times faster than the national average and is expected to continue at a 2.5% growth rate. Austin's economy, historically driven by the public sector, has more recently been fueled by the growth of high technology firms including IBM, Motorola, Samsung and Advanced Micro Devices.
Dell Computers is the largest employer in the area. More traditional economic forces in the city are still strong and include government jobs and investments as well as the state's flagship university, the University of Texas at Austin.
Austin's unemployment rate has consistently been below both the state and national average. In 2005, the unemployment rate for the MSA was 4.3% while the same rate for the state and the nation were at 5.3% and 5.1%, respectively.

The Austin Convention Center recently underwent a $110 million expansion and now encompasses six city blocks. The increased capacity at this facility has increased room night compression in the market, and it is expected that Austin will capture more tier-two and some tier-one convention meetings and group demand. The Renaissance Austin Hotel Property's primary competitive set includes ten full-service hotels (3,426 rooms) as well as other premiere properties in downtown Austin. The Renaissance Austin Hotel Property has a significant competitive advantage due to its large amount of exhibit and meeting space and its Arboretum location. The Renaissance Austin Hotel Property offers more than twice as much function space per guestroom as the competitive set and has the most meeting space of any hotel in the Arboretum submarket. In 2005, Austin's hotels experienced a 20.5% surge in RevPAR growth according to STR, the highest recorded for the city since STR began tracking the market in 1987. The city also showed a 19.6% increase in RevPAR in the first half of 2006.

(1)   Per Smith Travel Research ("STR) Report dated December 2006.

(2)   Certain information obtained from the appraisal of the Renaissance Austin
      Hotel Property dated December 18, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       19

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

THE BORROWER. The borrower, DRH Austin Owner Limited Partnership (the
"Renaissance Austin Hotel Borrower"), is a Delaware limited partnership and a single purpose entity owned directly or indirectly by the DiamondRock
Hospitality Company ("DRH"). DRH (NYSE: DRH) is a self-advised real estate company committed to maximizing shareholder value through investing in premium full-service hotels and certain premium urban select-service hotels. DRH began operations in July 2004, became a public company in May 2005 and currently owns
17 hotels. As of February 9, 2006, the Company had an equity market capitalization of over $1.68 billion and a stock price of $18.50. The 52-week range for the stock is $12.26 to $19.16. As of December 8, 2006, the company's total debt to enterprise value was 38.8%. All of the DRH's debt carries fixed interest rates, with a weighted-average interest rate of 5.73%.

DRH believes that it can create significant value in its portfolio through innovative asset management strategies such as rebranding, renovating or repositioning. DRH is committed to regularly evaluating its portfolio to determine if these value-added strategies can be employed at its hotels. DRH has rebranded two of its properties, including one conversion from an independently branded hotel to a Marriott brand, which contributed to a 31% increase in revenues and significantly increased operating margins at the hotel in 2005 compared to pro forma 2004. DRH also budgeted to spend approximately $89.5 million in 2006 on identified value-added capital investment opportunities at its existing hotels. The opportunities ranged from room renovations to a total renovation and repositioning.

OPERATING LEASE. Operation and control of the Renaissance Austin Hotel Property is effectuated through a single operating lease (the "Renaissance Austin Hotel
Lease"), with DRH Austin Tenant Limited Partnership as the operating lessee. DRH
Austin Tenant Limited Partnership is a single purpose Delaware limited partnership and an affiliate of the Renaissance Austin Hotel Borrower
(controlled by DiamondRock Hospitality Limited Partnership, the upstream entity controlling both the Renaissance Austin Hotel Borrower and DRH Austin Tenant
Limited Partnership). The Renaissance Austin Hotel Lease is subordinated to the
Renaissance Austin Hotel Loan. All personal property, funds, FF&E and fixed asset supplies are owned by Renaissance Austin Hotel Borrower. Additionally, DRH
Austin Tenant Limited partnership has pledged its assets to Renaissance Austin
Hotel Borrower pursuant to a security agreement, which has been assigned to lender as collateral for the Renaissance Austin Hotel Loan. If an event of default occurs under the loan documents and Renaissance Austin Hotel Borrower shall not have cured such event of default within the applicable notice period set forth in the loan documents, lender has the right to cause the termination of the Renaissance Austin Hotel Lease. Upon expiration of the Renaissance Austin
Hotel Lease, Renaissance Austin Hotel Borrower may renew or enter into a new hotel lease with DRH Austin Tenant Limited Partnership, in substantially the same form as the Renaissance Austin Hotel Lease, without lender's consent.

PROPERTY MANAGEMENT. Renaissance Hotel Operating Company, a subsidiary of
Marriott International, Inc., manages the Renaissance Austin Hotel Property. The management agreement expires on December 31, 2025 and provides for three successive ten-year renewal terms that will be automatically exercised unless prior notice is given to the Renaissance Austin Hotel Borrower. Provided
Marriott or a Marriott affiliate is managing the Renaissance Austin Hotel
Property, lender reserves the right to remove management of the Renaissance
Austin Hotel Property only upon a continuing event of default under the management agreement or the insolvency of the property manager, in each instance, only to the extent that such termination is permitted under the terms of the management agreement. If Marriott or a Marriott affiliate is not managing the Renaissance Austin Hotel Property, lender reserves the right to remove management of the Renaissance Austin Hotel Property (i) upon a continuing event of default under the loan documents or the management agreement; or (ii) for items including, but not limited to, fraud, gross negligence, willful misconduct or misappropriation of funds.

LOCKBOX. The Marriott affiliate collects and applies all rent, credit card and other payments in accordance with the terms of the management agreement to: (i)
operating expenses for the Renaissance Austin Hotel Property; (ii) base management fee, (iii) amounts due to Renaissance Austin Hotel Borrower under the management agreement in the nature of the Renaissance Austin Hotel Borrower's owners priority and additional distribution (from which monthly debt service will be paid); (iv) any incentive management fees; and (v) the Renaissance
Austin Hotel Borrower's additional distributions. The Renaissance Austin Hotel
Borrower's owners priority and additional distributions will be deposited into the Cash Management Account.

At such time as the management agreement with the Marriott affiliate is no longer in effect, Renaissance Austin Hotel Borrower is required to direct all rent, credit card and other payments/revenues directly into a lockbox account acceptable to Lender, which funds will be swept into a cash management account with lender. Monies in the cash management account will be applied to: (i)
monthly interest payment and any required reserve account deposits due to lender pursuant to the loan documents; (ii) other amounts, if any, due to lender under the loan documents; (iii) lockbox bank charges, if any; and (iv) prior to a default, the balance to be paid to Renaissance Austin Hotel Borrower.

ESCROWS. A replacement reserve equal to 4% of gross revenues will be funded monthly into a reserve account administered by property manager. In addition, an amount equal to one-twelfth of all annual tax bills and the insurance premium for the Renaissance Austin Hotel Property will be funded each accounting period
(varies between a four and five week period in accordance with property manager's accounting period) into a manager-administered account. The interests of Renaissance Austin Hotel Borrower and DRH Austin Tenant Limited Partnership
in such reserve accounts have been pledged to lender.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       20

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

ADDITIONAL DEBT. None permitted.

RELEASE PROVISIONS. None.

SUBSTITUTION PROVISIONS. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       21

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       22

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

RESURGENS PLAZA

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                               Atlanta, GA
Property Type                                                   Suburban Office
Size (Square Feet)                                                      393,107
Percentage Physical Occupancy as of November 30, 2006                     95.1%
Year Built                                                                 1988
Year Renovated                                                              NAP
Appraisal Value                                                    $113,000,000
# of Tenant Leases                                                        19(2)
Average Rent Per Square Foot                                          $28.83(2)
Underwritten Economic Occupancy                                           91.4%
Underwritten Revenues                                               $11,333,727
Underwritten Total Expenses                                          $3,687,675
Underwritten Net Operating Income (NOI)                              $7,646,052
Underwritten Net Cash Flow (NCF)                                     $6,885,370
Trailing 10 annualized NOI (as of 10/31/2006)                        $6,541,567
2005 NOI                                                             $7,147,128
2004 NOI                                                             $7,192,295
2003 NOI                                                                    NAV
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        KEY
Loan Group                                                                    1
Origination Date                                               November 30,2006
Cut-off Date Principal Balance                                   $82,000,000(1)
Cut-off Date Loan Balance Per SF/Unit                                $208.59(1)
Percentage of Initial Mortgage Pool Balance                                1.9%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                       Leasehold/Fee air rights
Mortgage Rate                                                        5.4750%(3)
Amortization Type                                                    IO-Balloon
IO Period (Months)                                                           60
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         360
Original Call Protection                                    LO(27),Def(89),O(4)
Lockbox                                         Soft at closing, Springing Hard
Cut-off Date LTV Ratio                                                    72.6%
LTV Ratio at Maturity or ARD                                              67.5%
Underwritten DSCR on NOI(4)                                               1.37x
Underwritten DSCR on NCF(5)                                               1.22x
--------------------------------------------------------------------------------

(1)   Based on a March 1, 2007 cut-off date.

(2)   Information based on the Resurgens Plaza Borrower's November 30, 2006 rent roll.

(3)   The interest rate is 5.475% through November 30, 2009, bumps to 5.565%
      from December 1, 2009 through November 30, 2012, and is 5.665% from
      December 1, 2012 thereafter until payment in full of the loan.

(4)   The Underwritten DSCR on NOI during the interest only period is 1.68x.

(5)   The Underwritten DSCR on NCF during the interest only period is 1.51x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       23

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       24

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Resurgens Plaza Loan") is evidenced by a single promissory note secured by first priority fee in airspace/air rights and leasehold mortgage lien encumbering a Class-A office building (the "Resurgens
Plaza Property") located in Atlanta, Georgia. The Resurgens Plaza Loan represents approximately 1.9% of the initial mortgage pool balance and approximately 2.6% of the initial loan group 1 balance.

The Resurgens Plaza Loan was originated on November 30, 2006, and has a principal balance as of the cut-off date of $82,000,000. The Resurgens Plaza
Loan has a remaining term of 117 months and a scheduled maturity date of
December 1, 2016. The Resurgens Plaza Loan is not prepayable except in whole on any monthly payment date beginning 3 months prior to the maturity date. Any prepayment made in violation of the foregoing sentence is subject to a prepayment penalty (except in the case of casualty or condemnation) equal to the greater of 1% of the then outstanding principal balance and yield maintenance
(calculated using a discount rate equal to the applicable U.S. Treasury Rate ).
The Resurgens Plaza Loan is permitted to be defeased at any time after 2 years after the securitization "start-up date", subject to standard defeasance requirements.

THE PROPERTY. The Resurgens Plaza Loan is secured by a leasehold interest and a fee interest in air rights in a 27-story, Class-A office building totaling
393,107 net rentable square feet, located in Atlanta, Fulton County, Georgia.
The subject property, developed in the air rights over the Metropolitan Atlanta
Rapid Transit Authority ("MARTA") in 1988, is of neo-classical design, and contains a concierge staffed Grand Lobby on the 11th floor, which is framed on the north end by a semi-circular grand staircase, and framed on the south end by a stained glass panel. The building is at street grade on its north side and the north-south route of the MARTA light rail Lenox Station is connected along the southern face of the building, with building access via the 3rd floor lobby.
Levels 1-10, including the remainder of floor 3, which is not lobby area, consist of interior parking decks and the levels above are utilized for office tenants.

The property is 95.1% occupied with 19 tenants. The building houses the headquarters of the largest tenant, RSUI Indemnity Company ("RSUI"), which is a leading underwriter of wholesale specialty insurance, including property, casualty, professional liability and directors and officers liability coverage.
Alleghany purchased RSUI in July, 2003. Other major tenants include the headquarters of Fisher & Phillips, LLP and Epstein, Becker & Green, PC. Fisher &
Phillips, LLP, founded in 1943, was the first firm to exclusively represent employers in labor and employment practices, and its 200 attorneys in 17 locations currently practice law in the areas of labor, employment, civil rights, employee benefits, and business immigration. The 380 attorneys at the 11 office locations of Epstein, Becker & Green, PC, founded in 1973, practice in the areas of labor and employment, health care and life sciences, corporate transactional work, commercial litigation, real estate, and environmental law.

The following table presents certain information relating to the major tenants at the Resurgens Plaza Property:

-------------------------------------------------------------------------------------------------------------------
                                                TENANT INFORMATION
                                                ------------------

                                                   CREDIT RATINGS       SQUARE    % OF    BASE RENT       LEASE
TENANT NAME                  PARENT COMPANY    (FITCH/MOODY'S/S&P)(1)    FEET      GLA       PSF       EXPIRATION
-------------------------------------------------------------------------------------------------------------------

RSUI                           Alleghany            NR/Baa2/BBB+        134,124   34.1%     $27.16      June 2020
Fisher & Phillips, LLP                                   NR              71,207   18.1       30.01    December 2010
Epstein, Becker, & Green PC                              NR              59,327   15.1       25.84    October 2014
-------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Resurgens Plaza Property:

--------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE(2)
                                                   --------------------------

              NUMBER      SQUARE      % OF                  % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
             OF LEASES     FEET       GLA       BASE RENT      RENT      SQUARE FEET    % OF GLA     BASE RENT     OF BASE RENT
YEAR         EXPIRING    EXPIRING   EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING       EXPIRING
--------------------------------------------------------------------------------------------------------------------------------

MTM              0             0         0%             $0        0%             0           0%               $0          0%
2007             1         9,925       2.5         250,446      2.4          9,925         2.5           250,446        2.4
2008             2         8,961       2.3         179,877      1.7         18,886         4.8           430,323        4.1
2009             1         3,460       0.9         104,135      1.0         22,346         5.7           534,458        5.1
2010             3        82,116      20.9       2,434,621     23.4        104,462        26.6         2,969,079       28.5
2011             5        43,964      11.2       1,242,802     11.9        148,426        37.8         4,211,881       40.5
2012             1         2,937       0.7          85,946      0.8        151,363        38.5         4,297,827       41.3
2013             1        23,784       6.1         782,969      7.5        175,147        44.6         5,080,796       48.8
2014             1        59,327      15.1       1,533,428     14.7        234,474        59.6         6,614,224       63.6
2015             0             0         0               0        0        234,474        59.6         6,614,224       63.6
2016             1         5,373       1.4         149,047      1.4        239,847        61.0         6,763,271         65
2017             0             0         0               0        0        239,847        61.0         6,763,271         65
Thereafter       1       134,124      34.1       3,642,568     35.0        373,971        95.1        10,405,839        100
Vacant           0        19,136       4.9               0        0        393,107         100        10,405,839        100
--------------------------------------------------------------------------------------------------------------------------------
TOTAL           17       393,107       100%    $10,405,839      100%
--------------------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

(2)   Information obtained from the Resurgens Plaza Borrower's rent roll dated
      November 30, 2006.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       25

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

THE MARKET.(1) The Resurgens Plaza Property is located within the northern portion of Atlanta, central portion of Fulton County, Georgia, within the
Atlanta MSA. The neighborhood is in the heart of the Buckhead community, known locally and nationally as one of the primary business districts of Atlanta, as well as a vibrant retail and entertainment venue and an upscale residential area. The neighborhood is approximately seven miles northeast of the Atlanta central business district (CBD). Nearly three-fourths of the office sector within the Buckhead submarket is comprised of Class-A office space. This submarket commands the highest rent in the city and continues to see growth in high-rise office development. Lenox Square Mall, a 1.5 million square feet indoor mall, which possesses anchor tenants Macy's, Neiman Marcus, and
Bloomingdale's, as well as 200 smaller shops and restaurants, is located within walking distance. Located across from the Lenox Square Mall is Phipps Plaza, a 1 million square feet mall, which includes anchor tenants Saks Fifth Avenue,
Parisian, and Nordstrom, and designers such as Armani Exchange, Versace, Gucci,
Tiffany, as well as restaurants and a 14-screen cinema. Complementing these malls are a variety of commercial developments, including power shopping centers, a multi-story community center, and various strip retail centers. The area also has a significant level of apartments, condominiums, and many exclusive residential areas. Also, Buckhead is a home to many high-end hotels, and institutions such as American Intercontinental University and Bauder
College.

Buckhead office market's Class-A sector consisted of 43 projects with approximately 12.3 million square feet of office space Year-End 2006. Class-A office property occupancy for the Year-End 2006 was 88.5%, and average quoted rates for available space were $26.36/sf.

Metropolitan Atlanta is home to 27 companies ranked among the latest Fortune
1,000 companies and 15 of which are ranked among the Fortune 500. A strong economic base is evidenced by steady increases in population, in the diversity of the work force, and in job growth. Atlanta continues to gain new jobs faster and to maintain unemployment levels lower than most areas of the United States.
Major employers include Delta Airlines, Publix Supermarkets, BellSouth, Kroger,
and Wal-Mart.

THE BORROWER. Behringer Harvard 945 East Paces Ferry Road, LLC, a Delaware
limited liability company (the "Resurgens Plaza Borrower") is a single member special purpose entity and bankruptcy remote. The Resurgens Plaza Borrower is owned 100% by Behringer Harvard Operating Partnership I, L.P., of which the general partner Behringer Harvard REIT I, Inc. holds a 1% interest and BHR
Partners, LLC holds a 90% limited partnership interest, with the remainder being held by third-party investors.

Behringer Harvard REIT I, Inc., was incorporated in June 2002 as a real estate investment company that sponsors investment products to meet the needs of savvy, diversification-minded investors. Behringer Harvard acquires and operates institutional quality office properties that have premier business addresses, desirable locations, personalized amenities, high quality construction and highly creditworthy commercial tenants. The company also may acquire institutional quality industrial, retail, hospitality, multi-family and other real properties, including existing or newly constructed properties or properties under development or construction. Behringer Harvard completed its first property acquisition in October 2003, and as of 11/27/2006, owned interests in 23 office properties located in California, Colorado, Georgia,
Maryland, Minnesota, Missouri, Oregon, Texas, Tennessee and Washington, D.C. All
of these properties consist of developed institutional quality office buildings, which total approximately 4.7 million rentable square feet.

PROPERTY MANAGEMENT. The Resurgens Plaza Property will be managed by HPT
Management Services, LP, a Texas limited partnership (the "Resurgens Property
Manager"), pursuant to a Master Management Agreement. The Resurgens Property
Manager is entitled to subcontract its management obligations under the Master
Management Agreement. Lender has the ability to terminate the Resurgens Property
Manager in the event of (i) an event of default under the Resurgens Plaza Loan documents, (ii) a default under the Master Management Agreement, or (iii) a bankruptcy of the Resurgens Property Manager.

All properties owned by Behringer Harvard are managed by its subsidiary, HPT
Management Services, LP ("HPT"). HPT may contract with third parties to handle day-to-day management. HPT contracts with CB Richard Ellis for management and leasing of the Resurgens Plaza Property. HPT manages 21 office properties located in California, Colorado, Georgia, Maryland, Minnesota, Missouri, Oregon,
Texas, Tennessee, and Washington D.C. All of these properties consist of developed institutional quality office buildings with approximately 4.7 million rentable square feet.

LOCKBOX. Tenants pay directly into a hard lockbox, with springing cash management triggered upon an event of default under the loan documents and ending if and when such event of default is cured and such cure has been accepted by lender, provided that no more than 2 trigger events and cures occur in any 12 month period or more than 5 times during the term of the Resurgens
Plaza Loan.

(1)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       26

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to the Resurgens Plaza Loan:

      -------------------------------------------------------------------
                              ESCROWS/RESERVES
      TYPE:                            INITIAL            MONTHLY
      -------------------------------------------------------------------
      Taxes                                 $0                         $0
      Insurance                             $0                         $0
      Immediate Repairs                     $0                         $0
      Capital Expenditures          $1,000,000                  $6,670.00
                                                  (springing/with cap)(1)
      Tenant Allowance           $3,301,480.35                         $0
      Rollover Reserve                      $0                 $25,948.00
                                                  (springing/with cap)(2)
      -------------------------------------------------------------------

(1)   The Capital Expenditure monthly reserve deposits are not required to be made by the Resurgens Plaza Borrower except during the continuance of an event of default under the Resurgens Plaza Loan, and the Resurgens Plaza
      Borrower shall not be required to make such deposits if the amount on deposit in the Capital Expenditure Account equals or exceeds $240,105.

(2)   The Rollover Reserve monthly reserve deposits are not required to be made by the Resurgens Plaza Borrower except during the continuance of an event of default under the Resurgens Plaza Loan, and the Resurgens Plaza
      Borrower shall not be required to make such deposits if the amount on deposit in the Rollover Reserve Account equals or exceeds $934,122.

ADDITIONAL DEBT. None, except for trade payables incurred during the ordinary course of business and which do not exceed 2.5% of the original principal balance of the Resurgens Plaza Loan, are not evidenced by a note, and are paid within 60 days after the date incurred.

PERMITTED MEZZANINE DEBT. None.

RELEASE PROVISIONS. None.

LEASEHOLD ESTATE AND FEE ESTATE IN AIR RIGHTS. The Resurgens Plaza Property
consists of a ground lease from MARTA with respect to the property above the existing MARTA Lenox Station up to a horizontal plane 1030 feet above the adjusted median sea level and a fee interest in the air rights above the horizontal plane beginning at 1030 feet above the adjusted median sea level, which includes the limited support rights on the property below the horizontal plane as necessary to develop the Resurgens Plaza Property in accordance with the development agreement also entered into by the Resurgens Plaza Borrower's predecessor-in-interest and MARTA.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       27

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       28

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

HSA MEMPHIS INDUSTRIAL PORTFOLIO

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                          15
Location (City/State)                                               Memphis, TN
Property Type                                                        Industrial
Size (Square Feet)                                                    1,586,544
Percentage Physical Occupancy as of
     December 28, 2006                                                    87.5%
Year Built                                                                  (1)
Year Renovated                                                              (1)
Appraisal Value(1)                                                  $85,030,000
# of Tenants                                                                 42
Average Rent Per Square Foot                                              $4.72
Underwritten Economic Occupancy                                           87.1%
Underwritten Revenues                                                $7,969,833
Underwritten Total Expenses                                          $2,601,028
Underwritten Net Operating Income (NOI)                              $5,368,805
Underwritten Net Cash Flow (NCF)                                     $5,048,525
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        CRF
Loan Group                                                                    1
Origination Date                                              December 28, 2006
Cut-off Date Principal Balance                                      $67,000,000
Cut-off Date Loan Balance Per Square Foot                                   $42
Percentage of Initial Mortgage Pool Balance                                1.5%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.4704%
Amortization Type                                                 Interest Only
IO Period (Months)                                                          120
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         NAP
Original Call Protection                                    LO(26),Def(87),O(7)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                    78.8%
LTV Ratio at Maturity or ARD                                              78.8%
Underwritten DSCR on NOI                                                  1.44x
Underwritten DSCR on NCF                                                  1.35x
--------------------------------------------------------------------------------

(1)   See the table titled, "HSA Memphis Industrial Portfolio Properties" under
      "The Property" below.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       29

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       30

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "HSA Memphis Industrial Portfolio Loan") is evidenced by a single promissory note secured by a first priority deed of trust encumbering 15 Class A office/flex/industrial warehouse buildings (collectively, the "HSA Memphis Industrial Portfolio Properties") located in Memphis,
Tennessee. The HSA Memphis Industrial Portfolio Loan represents approximately
1.5% of the initial mortgage pool balance and approximately 2.1% of the initial loan group 1 balance.

The HSA Memphis Industrial Portfolio Loan was originated on December 28, 2006, and has a principal balance as of the cut-off date of $67,000,000. The HSA
Memphis Industrial Portfolio Loan has a remaining term of 118 months and a scheduled maturity date of January 8, 2017. The HSA Memphis Industrial Portfolio
Loan permits defeasance of the entire loan or partial defeasance (on a property-by-property basis) with United States Treasury obligations or other non-callable government securities (and in the case of a partial defeasance, in an amount equal to at least 105% of the allocated loan amount), in each case beginning two years after the creation of the securitization trust. Voluntary prepayment of the HSA Memphis Industrial Portfolio Loan is permitted on or after
July 8, 2016, without penalty.

THE PROPERTY. The HSA Memphis Industrial Portfolio Loan is secured by 15 industrial properties totaling 1,586,544 square feet, located in Memphis,
Tennessee. The HSA Memphis Industrial Portfolio Properties are located within the Corporate Park (five properties), Willow Lake (nine properties) and Hickory
Hill (one property) business parks.

Corporate Park. The portion of the HSA Memphis Industrial Portfolio Properties located within the Corporate Park business park consists of five light and bulk distribution warehouse facilities totaling approximately 578,764 square feet representing approximately 36.5% of the portfolio. The Corporate Park industrial park was developed in 1987. Uses within the park include a combination of distribution warehouses and flex buildings. The chart below details various characteristics applicable to the HSA Memphis Industrial Portfolio Properties
located within the Corporate Park business park. All of these HSA Memphis
Industrial Portfolio Properties are of tilt-wall concrete construction.

-------------------------------------------------------------------------------------------------
                                   YEAR
BUILDING                    SF     BUILT   CLEAR HEIGHT   DOCKS   PARKING   % OFFICE      TYPE
-------------------------------------------------------------------------------------------------

3605 Knight Rd.           69,244    1987       22'         14       177       29.1%    Bulk Dist.
3635 Knight Rd.          131,904    1989       22'         21       177       10.2%    Bulk Dist.
3660 Knight Rd.           81,808    1989       22'         20       229        6.5%    Bulk Dist.
3834 Knight Rd.          227,500    1989       32'         31       216       13.6%    Bulk Dist.
4600 Cromwell Rd.         68,308    1989       22'         31       229       20.8%    Bulk Dist.
-------------------------------------------------------------------------------------------------

Willow Lake. The portion of the HSA Memphis Industrial Portfolio Properties located within the Willow Lake business park consist of four flex properties, two office buildings and three bulk distribution warehouses facilities totaling approximately 807,780 square feet representing approximately 50.9% of the portfolio. The Willow Lake business park was developed in the late 1980's and early 1990's. The chart below details various characteristics applicable to the
HSA Memphis Industrial Portfolio Properties located within the Willow Lake business park.

-------------------------------------------------------------------------------------------------
                                   YEAR
BUILDING                    SF     BUILT   CLEAR HEIGHT   DOCKS   PARKING   % OFFICE      TYPE
-------------------------------------------------------------------------------------------------

3900 Willow Lake Blvd.   182,724    1986       24'         35       293       27.2%    Bulk Dist.
3960 Willow Lake Blvd.   118,400    1989       24'         32       165       15.2%    Bulk Dist.
4002 Willow Lake Blvd.   100,000    1988       17'         37       318       71.3%       Flex
4090 Willow Lake Blvd.    80,013    1995       17'          4       169        100%      Office
4095 Willow Lake Blvd.    75,643    1988       17'         19       207        100%      Office
4135 Willow Lake Blvd.    50,000    1988       14'          6       142       85.9%       Flex
5070 Raines Rd.           36,000    1985       14'          6        90       13.4%       Flex
5146 Raines Rd.           86,700    1985       17'         36       183       47.3%       Flex
5250 Raines Rd.           78,300    1990       17'         24       200       56.4%       Flex
-------------------------------------------------------------------------------------------------

Hickory Hill. The portion of the HSA Memphis Industrial Portfolio Properties located within the Hickory Hill business park consist of one 200,000 square foot bulk industrial warehouse facility representing approximately 12.6% of the portfolio. The chart below details various characteristics applicable to the HSA
Memphis Industrial Portfolio Property located within the Hickory Hill business park.

-------------------------------------------------------------------------------------------------
                                   YEAR
BUILDING                   SF      BUILT   CLEAR HEIGHT   DOCKS   PARKING   % OFFICE      TYPE
-------------------------------------------------------------------------------------------------

5838 Advantage Cove      200,000    1979       22'         38       61         0%      Bulk Dist.
-------------------------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       31

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

The following tables present certain information regarding the HSA Memphis
Industrial Portfolio Loan Properties.

---------------------------------------------------------------------------------------------------------
                             HSA MEMPHIS INDUSTRIAL PORTFOLIO PROPERTIES(1)

                                        CUT-OFF DATE
                                         ALLOCATED     YEAR BUILT/    SQUARE       % OF TOTAL
PROPERTY                   LOCATION       BALANCE       RENOVATED      FEET       SQUARE FEET   OCCUPANCY
---------------------------------------------------------------------------------------------------------

4095 Willow Lake Blvd.    Memphis, TN    $7,000,000          1988       75,643          4.8%       100.0%
3960 Willow Lake Blvd.    Memphis, TN     4,088,000          1989      118,400          7.5         79.7
4135 Willow Lake Blvd.    Memphis, TN     2,308,000          1988       50,000          3.2         83.1

3900 Willow Lake Blvd.    Memphis, TN     7,400,000          1986      182,724         11.5         75.0
5838 Advantage Cove       Memphis, TN     4,624,000          1979      200,000         12.6        100.0
3660 Knight Rd.           Memphis, TN     2,200,000          1989       81,808          5.2        100.0
4002 Willow Lake Blvd.    Memphis, TN     8,644,000          1988      100,000          6.3        100.0
5146 Raines Rd.           Memphis, TN     5,200,000          1985       86,700          5.5         91.4
4090 Willow Lake Blvd.    Memphis, TN     6,050,000          1995       80,013          5.0        100.0
3635 Knight Rd.           Memphis, TN     2,900,000          1989      131,904          8.3         53.0
5070 Raines Rd.           Memphis, TN     2,400,000          1985       36,000          2.3        100.0
4600 Cromwell Rd.         Memphis, TN     1,536,000          1989       68,308          4.3        100.0
5250 Raines Rd.           Memphis, TN     4,200,000          1990       78,300          4.9         34.6
3605 Knight Rd.           Memphis, TN     2,250,000          1987       69,244          4.4        100.0
3834 Knight Rd.           Memphis, TN     6,200,000          1989      227,500         14.3        100.0
---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                  $67,000,000                  1,586,544        100.0%        87.5%
---------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------
                                                          APPRAISED
PROPERTY                         PRIMARY TENANT             VALUE
----------------------------------------------------------------------

4095 Willow Lake Blvd.        International Paper          $9,980,000
3960 Willow Lake Blvd.          Crown Equipment             5,120,000
4135 Willow Lake Blvd.         Securitas Secuirty           3,010,000
                                  Services USA
3900 Willow Lake Blvd.           Memphis Group              8,670,000
5838 Advantage Cove               Dynamic Tire              5,840,000
3660 Knight Rd.                       Exel                  2,440,000
4002 Willow Lake Blvd.        International Paper          11,310,000
5146 Raines Rd.             Fujitsu Computer Systems        6,630,000
4090 Willow Lake Blvd.        International Paper           9,060,000
3635 Knight Rd.              Terminex International         3,420,000
5070 Raines Rd.                      Fed Ex                 3,010,000
4600 Cromwell Rd.                  Tech Print               1,870,000
5250 Raines Rd.              Renal Care Group, Inc          4,630,000
3605 Knight Rd.                    EPAC Tech                2,660,000
3834 Knight Rd.                    Zomax Inc                7,380,000
----------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                 $85,030,000.00
----------------------------------------------------------------------

(1)   Based on information obtained from the HSA Memphisndustrial Portfolio
      Borrowers' rent roll dated December 28, 2006.

-----------------------------------------------------------------------------------------------------------------------------------
                                                    MAJOR TENANT INFORMATION(1)

                                                                                             BASE RENT
                                                   CREDIT RATING           SQUARE    % OF    PER SQUARE   % OF TOTAL      LEASE
TENANT NAME                  PARENT COMPANY    (FITCH/MOODY'S/S&P)(2)       FEET     GLA        FOOT       BASE RENT    EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

International Paper                                BBB-/Baa3/BBB          255,656    16.1%        $7.84      30.6%     4/30/2011(3)
Zomax Inc(4)                                             NR               227,500    14.3          3.75     13.03       4/30/2008
Dynamic Tire                                             NR               200,000    12.6          3.10      9.47       11/30/2012
Memphis Group                                            NR                91,362     5.8          4.25      5.93       7/31/2009
Terminex International                                   NR                69,958     4.4          3.10      3.31       4/30/2010
Fujitsu Computer Systems    Fujitsu Limited         BBB/Baa1/BBB           60,670     3.8          6.25      5.79       2/28/2011
FedEx                                               BBB/Baa2/BBB           47,130     3.0          6.99      5.03      9/30/2009(5)
EPAC Tech                                                NR                46,045     2.9          4.50      3.16       1/31/2011
Exel                        Deutsche Post AG          A+/A2/A              45,404     2.9          2.70      1.87          MTM
Crown Equipment                                          NR                38,539     2.4          3.19      1.88       11/30/2011
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                  1,082,264    68.2%        $4.85     80.07%
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Based on information obtained from the HSA Memphis Industrial Portfolio
      Borrowers' rent roll dated December 28, 2006.

(2)   Credit Ratings are of the parent company whether or not the parent guarantees the lease.

(3)   80,013 square feet expire November 2007. See table titled
      "Escrows/Reserves" below.

(4)   Reserve held for dark tenant Zomax Inc. See table titled,
      "Escrows/Reserves" for additional information.

(5)   11,130 square feet expire February 28, 2007; the remaining 56,000 square feet expire in September 2009.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       32

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         LEASE ROLLOVER SCHEDULE(1),(2)
                         ------------------------------
                                                                        % OF
                 NUMBER OF      SQUARE FEET   % OF GLA    BASE RENT   BASE RENT
YEAR          LEASES EXPIRING    EXPIRING     EXPIRING    EXPIRING     EXPIRING
--------------------------------------------------------------------------------

Vacant              NAP            198,795       12.5%           $0        0.0%
MTM                  3              53,605        3.4       171,707        2.6%
2007                12             189,735       12.0     1,079,097       16.5
2008                 4             272,754       17.2     1,038,925       15.9
2009                 7             225,414       14.2     1,008,546       15.4
2010                 2              82,308        5.2       272,445        4.2
2011                10             335,832       21.2     2,245,105       34.3
2012                 2             215,125       13.6       682,769       10.4
2013                 1              10,000        0.6        50,000        0.8
2014                 0                   0         --            --         --
2015                 0                   0         --            --         --
2016                 0                   0         --            --         --
Thereafter           1               2,976        0.2            --         --
--------------------------------------------------------------------------------
TOTAL               42           1,586,544      100.0%   $6,548,594      100.0%
--------------------------------------------------------------------------------

----------------------------------------------------------------------
                         LEASE ROLLOVER SCHEDULE(1),(2)
                         ------------------------------

              CUMULATIVE    CUMULATIVE   CUMULATIVE      CUMULATIVE
              SQUARE FEET    % OF GLA     BASE RENT    % OF BASE RENT
YEAR           EXPIRING      EXPIRING     EXPIRING        EXPIRING
----------------------------------------------------------------------

Vacant           198,795       12.5%      $        0         0.0%
MTM              252,400       15.9          171,707         2.6
2007             442,135       27.9        1,250,804        19.1
2008             714,889       45.1        2,289,729        35.0
2009             940,303       59.3        3,298,275        50.4
2010           1,022,611       64.5        3,570,720        54.5
2011           1,358,443       85.6        5,815,825        88.8
2012           1,573,568       99.2        6,498,594        99.2
2013           1,583,568       99.8        6,548,594       100.0
2014           1,583,568       99.8        6,548,594       100.0
2015           1,583,568       99.8        6,548,594       100.0
2016           1,583,568       99.8        6,548,594       100.0
Thereafter     1,586,544      100.0        6,548,594       100.0
----------------------------------------------------------------------
TOTAL
----------------------------------------------------------------------

(1)   Based on information obtained from the HSA Memphis Industrial Portfolio
      Borrower's rent roll dated December 28, 2006.

(2)   The numbers in this chart are based on the assumption that no tenant exercises an early termination option.

THE MARKET.(1) The HSA Memphis Industrial Portfolio Properties are located in the southeastern portion of the city of Memphis. The primary development within the area is the Memphis International Airport, which is located in the southeast quadrants of Interstates 55 and 240. According to the appraiser, given its proximity to the airport and primary traffic carriers, the neighborhood within which the HSA Memphis Industrial Portfolio Properties are located has evolved as the primary industrial destination within the Memphis Metropolitan Statistical
Area ("MSA").

According to CBRE market statistics, the southeast submarket comprises approximately 64.6 million square feet, or 62.1% of the MSA's total industrial inventory. A wide variety of industrial uses are represented within the neighborhood ranging from smaller showroom/warehouse buildings to large modern bulk warehouse facilities. According to 2nd quarter 2006 CBRE, the southeast submarket registered the most absorption at approximately 286,215 square feet.
New deliveries have shown a declining trend, which is expected to continue due to the limited availability of large developable tracks of land. Market-wide vacancy is reported at 19.1% among all industrial property types, with the southeast submarket outperforming the overall market at a lower rate of 16.2%.
The following chart shows submarket vacancy by property type per CBRE:

            ----------------------------------------------------
            PRODUCT TYPE          VACANCY       RENT RANGE (NET)
            ----------------------------------------------------
            Office                  11.3%       $7.82 to $11.50
            Flex                   20.4%*        $6.00 to $9.96
            Bulk/Warehouse         16.2%*        $2.62 to $6.64
            ----------------------------------------------------

* According to the appraisal, the largest available space within the market
(5.03 million square feet) exists in bulk warehouse blocks over 400,000 square feet. This space is not directly competitive with the property type securing the
HSA Memphis Industrial Portfolio Loan. According to CoStar, surveys of properties of similar vintage and physical characteristics to the HSA Memphis
Industrial Portfolio Properties indicate a slightly better occupancy level of
84.9% and 81.3%, respectively, for warehouse and flex properties.

______________
(1)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       33

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

According to the appraisal, the business parks within which the HSA Memphis
Industrial Portfolio Properties are located have historically outperformed the market due to their superior location, amenities, upkeep and overall appeal. All but one of the HSA Memphis Industrial Portfolio Properties are located within the Corporate Park or Willow Lake business parks. These parks have exhibited strong historical occupancies as follows:

              ----------------------------------------------
                          HISTORICAL OCCUPANCIES
                          ----------------------
                                        WILLOW     CORPORATE
              YEAR                       LAKE        PARK
              ----------------------------------------------
              2002                       94.7%        100%
              2003                       89.7%       73.3%
              2004                       87.4%       87.5%
              2005                       88.4%       95.1%
              2006 YTD                   88.0%       87.0%
              ----------------------------------------------
              AVERAGE                    88.4%       89.4%
              ----------------------------------------------

Due to stabilized construction totals and rebounding absorption totals, occupancy rates are expected to increase in the foreseeable future. According to
Reis market wide occupancy rates are projected to increase to 84.7% by year-end
2007 and 85.6% by year-end 2010. The submarket and individual parks are also expected to continue to outperform the overall market.

THE BORROWERS. The borrowers are five tenants in common (collectively, the "HSA
Memphis Industrial Portfolio Borrowers"), each of which is a single purpose entity that is a Delaware limited liability company. Four of these entities are indirectly owned by John E. Shaffer, Melissa S. Pielet, Robert E. Smietana and
Daniel Miranda (collectively, the "Sponsors"), who are also the non-recourse carve out guarantors of the HSA Memphis Industrial Portfolio Loan. The fifth entity, Willow Lake Property, LLC, is controlled by the Sponsors and indirectly owned by the Sponsors and various other investors.

The Sponsors are all principals of HSA Commercial Real Estate ("HSA"). According to HSA, HSA is a full-service real estate firm specializing in leasing, management, marketing, development and financing of commercial real estate. The firm and its principals have developed and acquired more than 30 million square feet of commercial real estate reportedly totaling in excess of $1.5 billion.
Industrial facilities account for 77% of HSA's current portfolio (retail 9%, corporate facilities 7%, office properties 4% and medical facilities 3%).

PROPERTY MANAGEMENT. The property manager for the HSA Memphis Industrial
Portfolio Loan is HSA Commercial, Inc., an affiliate of HSA.

LOCKBOX. The HSA Memphis Industrial Portfolio Loan requires a hard lockbox and in-place cash management. Prior to an event of default payments in the collection account will be applied to debt service and reserves in accordance with the loan documents. Following an event of default all amounts in the collection account will be applied to the indebtedness in any manner that the lender may elect.

ESCROWS / RESERVES. The following escrow/reserve accounts have been established with respect to the HSA Memphis Industrial Portfolio Loan.

   --------------------------------------------------------------------
                             ESCROWS/RESERVES
                             ----------------
   TYPE:                                           INITIAL      MONTHLY
   --------------------------------------------------------------------
   Taxes                                                $0     $107,490
   Insurance                                       $55,000       $5,338
   TI/LC Reserve                                $1,400,000           $0
   Capital Expenditure Reserve                    $700,000      $13,882
   Deferred Maintenance                         $1,700,000           $0
   International Paper Rollover Reserve1        $1,000,000           $0
   Zomax Reserve2                                 $400,000           $0
   Exel Reserve3                                  $180,000           $0
   --------------------------------------------------------------------

(1)   The HSA Memphis Industrial Portfolio Borrowers may use funds in this reserve for rollover costs associated with the expiration of International
      Paper's lease (approximately 1/3 of the space occupied by International
      Paper), scheduled to expire on November 2007. The loan documents require that on the November 2008 payment date, any funds then on deposit in this reserve will be divided into three separate sub-accounts, as follows: (i)
      46.67%, into the sub-account relating to the International Paper lease at the 4002 Willow Property, (ii) 33.33%, into the sub-account relating to the International Paper lease at the 4090 Willow Property, and (iii)
      20.00%, into the sub-account relating to the International Paper lease at the 4095 Willow Property. Funds in these sub-accounts may be released upon satisfaction of certain conditions, including: (a) that the HSA Memphis
      Industrial Portfolio Borrowers enter into a new lease (or extend an existing lease) which (x) covers 90% of the applicable property and (y)
      provides that the initial rental term expires no earlier than December 31,
      2017 (or three years, if such request is made on or after January 2011 ), and (b) the debt service coverage ratio is then 1:35:1.

      The HSA Memphis Industrial Portfolio Borrowers are required to continue to fund these accounts until the reserve caps of $700,000, $500,000 and
      $300,000 respectively, are met. At such time as the replacement reserve is drawn down below $150,000, the HSA Memphis Industrial Portfolio Borrowers
      will be required to deposit monthly deposits of $0.10 per square foot until the reserve has reached $150,000.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       34

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

(2)   Funds in the Zomax Reserve may be released provided that (i) no event of default then exists, (ii) the HSA Memphis Industrial Portfolio Borrowers enter into a new lease or leases (or renew or extend the existing lease), which (a) covers 90% of the premises previously leased by Zomax and (b)
      satisfies all other requirements for new leases set forth in the loan documents and (iii) all Zomax rollover costs have been paid.

(3)   Funds in the Exel Reserve may be released provided that (i) no event of default then exists, (ii) the HSA Memphis Industrial Portfolio Borrowers enter into a new lease or leases (or renew or extend the existing lease)
      which (a) covers the entirety of the premises previously leased by Exel
      Incorporated (b) provides for an initial rental term of no less than one year, (c) is at rent equal to or greater than the rent currently payable under the lease to Exel Incorporated in effect on the origination closing date and (iii) satisfies all other requirements for new leases set forth in the loan documents.

MEZZANINE DEBT. Willow Lake-Memphis, L.P., JES Willow Lake Mezz, LLC, Willow
Lake Tenn Mezz, LLC, MSP Willow Lake Mezz, LLC and RES Willow Lake Mezz, LLC
(collectively, the "Mezzanine Borrowers"), the direct parents of the HSA Memphis
Industrial Portfolio Borrowers, have incurred mezzanine debt in the aggregate amount of $5,000,000 secured by their respective equity interests in the HSA
Memphis Industrial Portfolio Borrowers. The mezzanine debt interest rate is
10.86% per annum and is scheduled to mature on January 8, 2017. It is anticipated that the mezzanine debt will be held by a third party not affiliated with the Mortgage Loan Seller.

In addition, the loan documents permit the Mezzanine Borrowers, at any time after the existing mezzanine loan is paid in full, to obtain additional mezzanine debt provided that certain conditions are satisfied, including: (i)
the aggregate amounts of the HSA Memphis Industrial Portfolio Loan and the new
mezzanine loan immediately after the effective date of the new mezzanine loan does not exceed 85% of the aggregate fair market value of the HSA Memphis
Industrial Portfolio Properties, as reasonably determined by the lender based on an appraisal, (ii) the aggregate debt service coverage ratio for the period from the effective date of the new mezzanine loan through the maturity date, as reasonably determined by the lender, is at least 1.10:1 based on certain assumptions set forth in the loan documents, (iii) the term of the new mezzanine loan (including any extension terms) is co-terminous with the term of the HSA
Memphis Portfolio Loan (or longer if the new mezzanine loan is freely prepayable from and after the maturity date of the HSA Memphis Industrial Portfolio Loan), and (iv) the delivery of a rating agency confirmation that such action would not result in a downgrade, qualification or withdrawal of the Certificates.

RELEASE PROVISIONS. Individual HSA Memphis Industrial Portfolio Properties may
be released from the lien of the related mortgage upon defeasance by the HSA
Memphis Industrial Portfolio Borrowers of a principal amount equal to the highest of the following amounts (i) 105% of the allocated loan amount of the property to be defeased, (ii) 80% of the net sales price for the property that is to be defeased (net of transaction costs) and (iii) the amount that, after giving effect to such defeasance, would result in a debt service coverage ratio of 1.40:1 and an aggregate debt service coverage ratio (including the mezzanine loan) of 1.25:1. In addition, the loan documents permit the HSA Memphis
Industrial Portfolio Borrowers to obtain a release of a parcel located on Knight
Road (consisting of approximately 4.671 acres) without partial defeasance or prepayment, provided, among other things, (i) subdivision of the Knight Road parcel from the remaining HSA Memphis Industrial Portfolio Properties and (ii)
payment of all of lender's out-of-pocket, third party expenses. No income from the Knight Road parcel was taken into account when underwriting the HSA Memphis
Industrial Portfolio Loan.

SUBSTITUTION PROVISIONS. The HSA Memphis Industrial Portfolio Loan permits the
HSA Memphis Industrial Portfolio Borrowers to substitute any one of the HSA
Memphis Industrial Portfolio Properties for another property so long as certain conditions are satisfied, including: (i) the loan to value ratio after giving effect to the proposed property substitution is no greater than the lesser of the loan to value ratio as of the origination date and the loan to value ratio immediately prior to the proposed property substitution, and (ii) after giving effect to the proposed property substitution, the debt service coverage ratio for the aggregate of all the individual properties for the preceding 12 months will be no less than the greater of (x) the debt service coverage ratio as of the origination date, and (y) the debt service coverage ratio immediately prior to the property substitution.

PILOT LEASES. The HSA Memphis Industrial Portfolio Borrowers' interest in three of the HSA Memphis Industrial Portfolio Properties is held pursuant to a PILOT lease with the Industrial Development Board of the City of Memphis and County of
Shelby, Tennessee ("IDB"). The IDB entered into a ground lessor subordination agreement and encumbered its fee interest. Upon termination of the related PILOT lease, the HSA Memphis Industrial Portfolio Borrowers have the right to purchase the related HSA Memphis Industrial Portfolio Properties for a nominal fee.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       35

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       36

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

CAMP HILL SHOPPING CENTER

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                             Camp Hill, PA
Property Type                                                   Anchored Retail
Size (Square Feet)                                                      466,195
Percentage Physical Occupancy as of January 1, 2007                       98.5%
Year Built                                                                 1960
Year Renovated                                                        2004-2006
Appraisal Value                                                     $86,900,000
# of Tenant Leases                                                        26(1)
Average Rent Per Square Foot                                          $12.38(1)
Underwritten Weighted Average Occupancy                                   96.3%
Underwritten Revenues                                                $6,697,457
Underwritten Total Expenses                                          $1,144,537
Underwritten Net Operating Income (NOI)                              $5,552,920
Underwritten Net Cash Flow (NCF)                                     $5,318,262
Trailing 10 annualized NOI (as of 10/31/2006)                        $5,482,454
2005 NOI                                                             $3,852,352
2004 NOI                                                                    NAV
2003 NOI                                                                    NAV
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        KEY
Loan Group                                                                    1
Origination Date                                              December 28, 2006
Cut-off Date Principal Balance                                      $65,000,000
Cut-off Date Loan Balance Per SF/Unit                                   $139.43
Percentage of Initial Mortgage Pool Balance                                1.5%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                             5.50%
Amortization Type                                                    IO-Balloon
IO Period (Months)                                                           60
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         360
Original Call Protection                                    LO(26),Def(90),O(4)
Lockbox                                                                    None
Cut-off Date LTV Ratio                                                    74.8%
LTV Ratio at Maturity or ARD                                              69.5%
Underwritten DSCR on NOI2                                                 1.25x
Underwritten DSCR on NCF3                                                 1.20x
--------------------------------------------------------------------------------

(1)   Information based on the Camp Hill Borrower's rent roll dated January 1,
      2007.

(2)   The Underwritten DSCR on NOI during the interest only period is 1.53x.

(3)   The Underwritten DSCR on NCF during the interest only period is 1.46x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       37

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       38

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Camp Hill Shopping Center Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a 466,195 square foot, Class-A, shopping center (the "Camp Hill Shopping Center Property")
located in Camp Hill, Pennsylvania. The Camp Hill Mall Loan represents approximately 1.5% of the initial mortgage pool balance and approximately 2.0%
of the initial loan group 1 balance.

The Camp Hill Shopping Center Loan was originated on December 28, 2006, and has a principal balance as of the cut-off date of $65,000,000. The Camp Hill
Shopping Center Loan has a remaining term of 118 months and a scheduled maturity date of January 1, 2017. The Camp Hill Shopping Center Loan is interest only for the first five years. The Camp Hill Shopping Center Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years and fifteen days after the creation of the securitization trust. Voluntary prepayment of the Camp Hill Mall Loan is permitted during the last 120 days of the term without penalty.

THE PROPERTY. The Camp Hill Shopping Center Loan is secured by a fee interest in a single-story, Class-A, 466,195 sf (which includes 19,050 sf of outparcel space that is not included in the collateral) anchored shopping center anchored by
Giant Foods and Staples, located in Camp Hill, Cumberland County, Pennsylvania.
Property renovations began in 2004, and the structure was changed from an indoor mall to a multi-faceted retail power center. The total collateral space of
447,145 sf consists of a 359,641 sf renovated building, a 40,904 sf newly constructed state-of-the-art medical office building, a 42,000 sf retail building, and a 4,600 sf outparcel building. This Giant Foods location is a prototype, which is larger than most, and includes an enclosed glass cooking school within the shopping floor, chilled grocery delivery facilities, a wi-fi area, babysitting, and community rooms. Junior anchors include Boscov's, LA
Fitness, Orthopedic Surgeons, Barnes & Noble, and Pier 1 Imports. Some inline tenants include Panera, Card Express, Five Below, Lenscrafters, Regis, and
Subway. In addition, Arby's, Sovereign Bank, Commerce Bank, PNC Bank and
Wachovia Bank are situated on outlots.

The following table presents certain information relating to the major tenants at the Camp Hill Shopping Center Property:

-------------------------------------------------------------------------------------------------------------------------------
                                                      TENANT INFORMATION
                                                      ------------------
                                                                 CREDIT RATINGS       SQUARE     % OF    BASE RENT     LEASE
TENANT NAME                        PARENT COMPANY            (FITCH/MOODY'S/S&P)(1)    FEET      GLA        PSF      EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

Boscov's                   Boscov's Department Store, Inc.            NR              167,597    35.9%     $ 4.43    9/30/2010
Giant Food Store             Koninklijke "Royal" Ahold NV         BB/Ba1/BB+           92,939    19.9       18.08    10/31/2025
LA Fitness                  LA Fitness International, LLC             NR               42,000     9.0       15.27    12/31/2021
Orthopedic Surgeons, Ltd                                              NR               40,904     8.8       16.50    5/31/2016
Barnes & Noble                   Barnes & Noble, Inc.                 NR               24,908     5.3       14.05    1/31/2011
Staples                             Staples, Inc.               BBB+/Baa1/BBB+         20,000     4.3       17.00    6/30/2015
-------------------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

----------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE(2)
                                                    --------------------------
                  NUMBER                                            % OF       CUMULATIVE   CUMULATIVE   CUMULATIVE   CUMULATIVE %
                OF LEASES   SQUARE FEET   % OF GLA    BASE RENT   BASE RENT   SQUARE FEET    % OF GLA    BASE RENT    OF BASE RENT
YEAR             EXPIRING    EXPIRING     EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING
----------------------------------------------------------------------------------------------------------------------------------

MTM                 2             1937       0.4%       $39,000      0.7%         1,937         0.4%        $39,000        0.7%
2007                0                0         0              0        0          1,937         0.4          39,000        0.7
2008                0                0         0              0        0          1,937         0.4          39,000        0.7
2009                3           10,390       2.2        186,410      2.2         12,327         2.6         225,410        3.9
2010                6          183,324      39.3      1,013,883     17.6        195,651        42.0       1,239,293       21.5
2011                2           29,508       6.3        446,600      7.7        225,159        48.3       1,685,893       29.2
2012                1            1,400       0.3         23,072      0.4        226,559        48.6       1,708,965       29.6
2013                0                0         0              0        0        226,559        48.6       1,708,965       29.6
2014                2            2,248       0.5         53,103      0.9        228,807        49.1       1,762,068       30.5
2015                3           37,030       7.9        651,780     11.3        265,837        57.0       2,413,848       41.8
2016                2           45,904       9.8        724,916     12.6        311,741        66.9       3,138,764       54.4
2017                0                0         0              0        0        311,741        66.9       3,138,764       54.4
Thereafter          5          147,289      31.6      2,634,587     45.6        462,230        99.1       5,773,351        100
Vacant              0            7,165       1.5              0      0.0        466,195         100       5,773,351        100
----------------------------------------------------------------------------------------------------------------------------------
TOTAL              26          466,195       100%    $5,773,351      100%
----------------------------------------------------------------------------------------------------------------------------------

(2)   Information based on the Camp Hill Borrower's rent roll dated January 1,
      2007.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       39

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

THE MARKET.(1) The Camp Hill Shopping Center Property is located in Camp Hill,
Cumberland County, Pennsylvania, within the Harrisburg MSA, 80 miles north of the Baltimore MSA and 110 miles west of the Philadelphia MSA. The property is located on the northwest corner of Trindle Road and Route 15, in the "West
Shore" area at Routes 11, 15, and 581, which is approximately 2 miles northwest of I-83. A mix of residential, retail, and small office building properties are located in the immediate vicinity of the subject property. Capital City Mall, a
576,446 sf indoor mall, which possesses anchor tenants Macy's, JCPenney, and
Sears is located approximately 1/4 mile south of the Camp Hill Shopping Center
Property. Also located within the area are the Rossmoyne Business Center and the
US Naval Reservation to the west. The 2006 population within a 1-, 3-, and
5-mile radius of the Camp Hill Shopping Center Property was 7,765, 61,077, and
160,216 respectively. The 2006 median household income within a 1-, 3-, and
5-mile radius was $67,397, $61,971, and $52,422 respectively.

Market rental rates for Community/Power Centers range from $18/sf to $30/sf with an average of $20/sf, and an average vacancy of 2%. The weighted average rental rate at the Camp Hill Shopping Center Property is $12.23/sf with a vacancy of
1.6%.

THE BORROWER. Cedar-Camp Hill, LP, a Delaware limited partnership and special purpose entity (the "Camp Hill Mall Borrower"), holds the fee interest in the
Camp Hill Mall Property. The Camp Hill Mall Borrower is controlled by Cedar Camp
Hill GP, LLC, a Delaware limited liability company, which is, in turn, controlled by Cedar Shopping Centers Partnership, L.P. (also the indemnitor), which is, in turn controlled by Cedar Shopping Centers, Inc. Cedar Shopping
Centers, Inc., formerly Cedar Income Fund, Ltd., was organized in 1984 and became a Real Estate Investment Trust (REIT) in 1986. The company is now a fully integrated, self-administered, self-managed real estate company that is focused on the ownership, operation, and re-development of community and neighborhood shopping centers. As of November 2006, Cedar Shopping Centers, Inc. owned 93 properties, which totaled approximately 9.9 million square feet, located throughout Pennsylvania, Connecticut, Massachusetts, Michigan, Maryland,
Virginia, New York, Ohio, and New Jersey. 36 of their properties are located in
Pennsylvania.

PROPERTY MANAGEMENT. The property is self-managed by Cedar Shopping Centers,
Inc. Cedar Shopping Centers, Inc. manages all properties under ownership. Cedar provides day-to-day property management functions including leasing, management and development services. Cedar is headquartered in Port Washington, New York.
The average occupancy of their portfolio is 91.4%.

LOCKBOX. None.

ESCROWS. None.

ADDITIONAL DEBT. None.

PERMITTED MEZZANINE DEBT. None.

RELEASE PROVISIONS. The Camp Hill Mall Borrower has the right to release a specifically identified, unimproved, non-income producing portion of the Camp
Hill Mall Property from the lien of the mortgage without prepayment or defeasance of the Camp Hill Mall Loan to permit the widening of Harrisburg
Expressway. In connection with said release, the Camp Hill Mall Borrower has the right to grant a temporary easement over a specifically identified, unimproved, non-income producing portion of the Camp Hill Mall Property to accommodate construction related to the widening of Harrisburg Expressway.

ADDITIONAL IMPROVEMENTS. The Camp Hill Mall Borrower has the right to construct
2 additional buildings totaling approximately 8,000 net rentable square feet on the Camp Hill Mall Property as long as certain conditions are satisfied including, but not limited to, obtaining all necessary permits, variances and approvals, and completing the improvements in a good, workmanlike and lien-free manner.

(1)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       40

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

MEDICAL CENTRE OF SANTA MONICA

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                          Santa Monica, CA
Property Type                                                 Office -- Medical
Size (Square Feet)                                                      204,747
Percentage Physical Occupancy as of November 14, 2006                    100.0%
Year Built                                                                 1965
Year Renovated                                                             1977
Appraisal Value                                                     $98,000,000
# of Tenants                                                                 89
Average Rent Per Square Foot                                             $38.67
Underwritten Economic Occupancy                                           95.0%
Underwritten Revenues                                                $9,711,758
Underwritten Total Expenses                                          $3,532,997
Underwritten Net Operating Income (NOI)                              $6,178,761
Underwritten Net Cash Flow (NCF)                                     $5,790,980
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        CRF
Loan Group                                                                    1
Origination Date                                              December 19, 2006
Cut-off Date Principal Balance                                      $62,000,000
Cut-off Date Loan Balance Per Square Foot                                  $303
Percentage of Initial Mortgage Pool Balance                                1.4%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                      Leasehold
Mortgage Rate                                                           5.5830%
Amortization Type                                                 Interest Only
IO Period (Months)                                                          120
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         NAP
Original Call Protection                         LO(26),Def(34),LESSofDeforGRTR
                                                              ofYMor1%(56),O(4)
Lockbox                                                                     NAP
Cut-off Date LTV Ratio                                                    63.3%
LTV Ratio at Maturity or ARD                                              63.3%
Underwritten DSCR on NOI                                                  1.76x
Underwritten DSCR on NCF                                                  1.65x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       41

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       42

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Medical Centre of Santa Monica Loan") is evidenced by a single promissory note secured by a first priority deed of trust encumbering two, Class A medical office buildings and a six-level parking garage in Santa Monica, California (the "Medical Centre of Santa Monica Property"). The
Medical Centre of Santa Monica Loan represents approximately 1.4% of the initial mortgage pool balance and approximately 1.9% of the initial loan group 1 balance.

The Medical Centre of Santa Monica Loan was originated on December 19, 2006, and has a principal balance as of the cut-off date of $62,000,000. The Medical
Centre of Santa Monica Loan has a remaining term of 118 months and a scheduled maturity date of January 8, 2017. The Medical Centre of Santa Monica Loan
permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. In addition, the loan documents permit prepayment from and after the 61st payment date together with yield maintenance (unless the cost to defease the Medical Centre of Santa Monica Loan is less than the cost of prepaying with yield maintenance in which case the Medical Centre of Santa
Monica Borrower will be required to defease the Medical Centre of Santa Monica
Loan). Voluntary prepayment of the Medical Centre of Santa Monica Loan is permitted on or after October 8, 2016, without penalty.

THE PROPERTY. The Medical Centre of Santa Monica Property is secured by the leasehold interest in two, Class A medical office buildings that total 204,747 square feet and a six-level parking garage consisting of 922 spaces (4.6 spaces per 1,000 square feet) located at the northeast corner of Santa Monica Boulevard and 20th Street in Santa Monica, California. The buildings are located adjacent to the St. John's Hospital and Health Center campus, a 182-bed, full-service hospital. In addition, the Santa Monica UCLA Medical Center, an approximately
337-bed acute-case hospital, is located only six blocks west of the Medical
Centre of Santa Monica Property. According to the appraiser, Century City
Hospital and Cedars Sinai Medical Center are also in close proximity to the
Medical Centre of Santa Monica Property. The Medical Centre of Santa Monica
Property is 100% occupied by approximately 90 tenants of diverse medical backgrounds.

The twelve-story West Building, located at 2001 Santa Monica Boulevard, was constructed in 1977 and provides 140,773 net rentable square feet (68.75% of total net rentable area), which includes a 4,564 square foot pharmacy located on the ground floor. The seven-story East Building, located at 2021 Santa Monica
Boulevard, was constructed in 1964 and provides 63,974 net rentable square feet
(31.25% of total net rentable area). The two buildings are connected by an enclosed walkway on the second floor. An additional pedestrian bridge connects the parking garage to the adjacent Saint John's Health Center. The East Building is served by two elevators while the West Building is served by four elevators.

The following tables present certain information regarding the Medical Centre of
Santa Monica Loan Property.

-----------------------------------------------------------------------------------------------------------------
                                           MAJOR TENANT INFORMATION(1)
                                           ---------------------------
                                                           BASE RENT PER    % OF TOTAL BASE
       TENANT NAME            SQUARE FEET     % OF GLA      SQUARE FOOT          RENT            LEASE EXPIRATION
-----------------------------------------------------------------------------------------------------------------

The Angeles Clinic              14,089          6.9%           $39.20             7.0%             2/28/2011
ALHE, LLC                       12,405          6.1             42.15             6.6              9/30/2013
Pacific Heart Institute          9,552          4.7             37.52             4.5              2/28/2012
SMBP Health Services             6,082          3.0             39.01             3.0              3/31/2014
SM Hematology - Oncology         5,577          2.7             37.31             2.6              9/30/2010
-----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE          47,705         23.3%           $39.39            23.7%
-----------------------------------------------------------------------------------------------------------------

(1)   Based on information obtained from the Medical Centre of Santa Monica
      Borrower's rent roll dated November 14, 2006.

-----------------------------------------------------------------------------------------------
                                LEASE ROLLOVER SCHEDULE(1),(2)
                                ------------------------------
                NUMBER OF                                                           CUMULATIVE
                 TENANTS    SQUARE FEET   % OF GLA     BASE RENT   % OF BASE RENT   SQUARE FEET
   YEAR         EXPIRING     EXPIRING     EXPIRING     EXPIRING       EXPIRING       EXPIRING
-----------------------------------------------------------------------------------------------

  Vacant          NAP               0        0.0%             $0         0.0%               0
   MTM             1            2,091        1.0       79,205.00         1.0            2,091
   2007           17           43,524       21.3       1,694,290        21.4           45,615
   2008           20           33,695       16.5       1,295,589        16.4           79,310
   2009            6           13,587        6.6         517,228         6.5           92,897
   2010           17           33,057       16.2       1,264,848        16.0          125,954
   2011           12           31,927       15.6       1,248,235        15.8          157,881
   2012            4           12,487        6.1         470,845         6.0          170,368
   2013            3           15,471        7.6         639,063         8.1          185,839
   2014            5           11,880        5.8         443,965         5.6          197,719
   2015            1            3,487        1.7         132,000         1.7          201,206
   2016            3            3,541        1.7         133,093         1.7          204,747
Thereafter         0               --         --              --          --          204,747
-----------------------------------------------------------------------------------------------
TOTAL             89          204,747      100.0%     $7,918,361       100.0%
-----------------------------------------------------------------------------------------------

-------------------------------------------------------------
                   LEASE ROLLOVER SCHEDULE(1),(2)
                   ------------------------------
                CUMULATIVE %                     CUMULATIVE %
                  OF GLA      CUMULATIVE BASE   OF BASE RENT
   YEAR          EXPIRING      RENT EXPIRING      EXPIRING
-------------------------------------------------------------

  Vacant            0.0%        $        0           0.0%
   MTM              1.0         $79,205.00           1.0
   2007            22.3          1,773,495          22.4
   2008            38.7          3,069,084          38.8
   2009            45.4          3,586,312          45.3
   2010            61.5          4,851,160          61.3
   2011            77.1          6,099,395          77.0
   2012            83.2          6,570,240          83.0
   2013            90.8          7,209,303          91.1
   2014            96.6          7,653,268          96.1
   2015            98.3          7,785,268          98.2
   2016           100.0          7,918,361         100.0
Thereafter        100.0          7,918,361         100.0
-------------------------------------------------------------
TOTAL
-------------------------------------------------------------

(1)   Based on information obtained from the Medical Centre of Santa Monica
      Borrower's rent roll dated November 14, 2006.

(2)   The numbers in this chart are based on the assumption that no tenant exercises an early termination option.

_________________

THE MARKET.(1) The Medical Centre of Santa Monica Property is located in Santa
Monica, California, approximately 15 miles west of downtown Los Angeles. Access to the Medical Centre of Santa Monica Property is provided via Santa Monica
Boulevard, a major east/west artery that is considered

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       43

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

one of Los Angeles most-heavily traveled streets. Additionally, the buildings are located less than a 1/2 mile north of the Santa Monica Freeway (I-10), which connects to Interstate 405 and provides direct access to downtown Los Angeles.

The appraiser identified five rental comparables located within the West Los
Angeles medical office submarket. The comparables were constructed between 1923 and 1989 and range in size from 36,765 to 204,743 square feet. Each of the comparables is 100% occupied. The comparables indicated achieved rental rates ranging from $37.80 to $45.00 per square foot per year on a modified gross basis. The aforementioned rental rates are subject to annual escalations based on the percentage increase in CPI. Concessions are nonexistent within the submarket while tenant improvement allowances range from $10.00 to $35.00 per square foot for new tenants.

THE BORROWER. Medical Associates (the "Medical Centre of Santa Monica Borrower")
is a single purpose entity that is a California limited partnership. The general partner of the Medical Centre of Santa Monica Borrower is Held Group/MCSM,
L.L.C. (with approximately 3.6% ownership interest). The sole member of Held
Group/MCSM, L.L.C. is The Held Group, LLC. The Held Surviving Spouse Trust and
the Held Marital Deduction Trust are each 50% members of the Held Group, LLC.
Harold Held is the trustee of each trust.

The sponsor and the non-recourse carve-out guarantor, Harold A. Held, has been involved in Los Angeles real estate since 1946. He founded Held Properties in
1984 and is currently Chairman of the Board. According to Harold Held, he has
developed, operated and managed the construction of over 2 million square feet of commercial real estate.

PROPERTY MANAGEMENT. The property manager for the Medical Centre of Santa Monica property is Held Properties, Inc., a California corporation that is affiliated with the Borrower.

LOCKBOX. The Medical Centre of Santa Monica Loan documents do not require a lockbox.

ESCROWS/RESERVES. There are no reserves related to the Medical Centre of Santa
Monica Loan.

PERMITTED MEZZANINE DEBT. The Medical Centre of Santa Monica Loan documents permit the direct or indirect parents of the Medical Centre of Santa Monica
Borrower to incur mezzanine debt, not less than twelve months after the origination date, subject to the satisfaction of, among other items, the following conditions: (i) the aggregate amount of the Medical Centre of Santa
Monica Loan and the mezzanine loan (as of the effective date of the mezzanine loan) does not exceed 70% of the fair market value of the Medical Centre of
Santa Monica Property, (ii) the aggregate debt service coverage ratio is at least 1.30x, and the stressed aggregate debt service coverage ratio is at least
0.90x, (iii) the mezzanine lender has executed and delivered an intercreditor agreement acceptable to lender and (iv) the lender has received a confirmation from each of the rating agencies that the incurrence of the mezzanine loan will not result in any qualification, withdrawal or downgrading of any existing ratings of the certificates.

LEASEHOLD INTEREST. The Medical Centre of Santa Monica Loan is secured by the
Medical Centre of Santa Monica Borrower's leasehold interest in the Medical
Centre of Santa Monica Property. Sisters of Charity of Leavenworth Health
Services Corporation, a Kansas not-for-profit corporation that owns St. John's
Hospital and Health Center, is the ground lessor. The ground lease term commenced on November 19, 1975 and expires on December 31, 2050. The basic rent payable under the lease is currently $69,999.84 per annum. In addition to the basic rent, the Medical Centre of Santa Monica Borrower is required to pay additional rent in an amount equal to a certain percentage of gross receipts over an annual floor. The tenant must also pay a certain percentage of gross receipts for a capital improvements reserve.

_______________

(1)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       44

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

HOLIDAY INN EXPRESS -- CHELSEA

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Properties                                                1
Location (City/State)                                              New York, NY
Property Type                                                       Hospitality
Size (Rooms)                                                                228
Percentage Physical Occupancy as of December 31, 2006                     80.3%
Year Built                                                                 2006
Appraisal Value                                                     $94,000,000
Underwritten Economic Occupancy                                           85.0%
Underwritten Revenues                                               $14,205,850
Underwritten Total Expenses                                         $ 7,709,854
Underwritten Net Operating Income (NOI)                              $6,495,996
Underwritten Net Cash Flow (NCF)                                     $5,927,762
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       IXIS
Loan Group                                                                    1
Origination Date                                               October 31, 2006
Cut-off Date Principal Balance                                      $55,000,000
Cut-off Date Loan Balance Per Room                                     $241,228
Percentage of Initial Mortgage Pool Balance                                1.2%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           6.5000%
Amortization Type                                                    IO-Balloon
IO Period (Months)                                                           60
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         330
Original Call Protection                                   LO(24), YM(93), O(3)
Lockbox                                                          Hard, In Place
Cut-off Date LTV Ratio                                                    58.5%
LTV Ratio at Maturity or ARD                                              54.3%
Underwritten DSCR on NOI(1)                                               1.51x
Underwritten DSCR on NCF(2)                                               1.38x
--------------------------------------------------------------------------------

(1)   The Underwritten DSCR on NOI during the interest only period is 1.79x.

(2)   The Underwritten DSCR on NCF during the interest only period is 1.63x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       45

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       46

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Holiday Inn Express -- Chelsea Loan") is evidenced by a single promissory note and is secured by a first priority fee mortgage encumbering the 228 room, limited-service hotel known as the Holiday
Inn Express -- Chelsea (the "Holiday Inn Express -- Chelsea Property"), located in New York, New York. The Holiday Inn Express -- Chelsea Loan represents 1.2%
of the initial mortgage pool balance and 1.7% of the initial loan group 1 balance.

The Holiday Inn Express -- Chelsea Loan was originated October 31, 2006 and has a principal balance as of the cut-off date of $55,000,000. The Holiday Inn
Express -- Chelsea Loan has a remaining term of 116 months to its maturity date of November 5, 2016. Beginning on December 5, 2008, The Holiday Inn Express --
Chelsea Loan permits prepayment subject to payment of a yield maintenance premium. The Holiday Inn Express -- Chelsea Loan may be voluntarily prepaid without payment of a yield maintenance premium on or after September 5, 2016.

THE PROPERTY. The Holiday Inn Express -- Chelsea Property is a fourteen-story, limited service hotel located on the south side of West 29th Street between 7th and 8th Avenues within in the Chelsea neighborhood of lower Midtown Manhattan.
The Holiday Inn Express -- Chelsea Property offers 228 guestrooms including 121 king rooms, 13 king rooms with Jacuzzis, 82 double-doubles, and 12 queen handicap accessible rooms. The rooms include an easy chair, coffee table, microwave, small refrigerator, and coffee maker, desk with an ergonomic chair, telephone and television. All guest rooms have data ports and offer free high speed wireless internet access. Irons, ironing boards, and hair dryers are also standard in every room. Additionally, the hotel will offer the brand standard complimentary continental breakfast "Express Start" breakfast bar on the lobby level, with seating for about 60 people. There is no parking available at the
Holiday Inn Express -- Chelsea Property, but the hotel is adjacent to several public parking garages.

The Holiday Inn Express -- Chelsea Property is a steel frame and concrete block building featuring a brick veneer and an understated porte cochere over the front entryway. The architecture complements the historic attributes of Chelsea but in a contemporary building. The lower level of the Holiday Inn Express --
Chelsea Property houses the guest business center, and a fitness center, and accesses a two-story garden terrace. The main level of the Holiday Inn Express
-- Chelsea Property houses guest registration, the breakfast area and pantry, and offices for the General Manager and the Assistant General Manager/Front
Office Manager. Some guest rooms are located on the this floor as well as the lower level, facing the outdoor garden terrace. Floors 2-14 house the remaining guest rooms and some of the hotel's mechanical rooms.

The following tables present certain information relating to the Holiday Inn
Express -- Chelsea Property:

           -----------------------------------------------------
                         OPERATIONAL STATISTICS(1)
                         -------------------------
                                           YTD DECEMBER 31, 2006
           -----------------------------------------------------
           Average Daily Rate (ADR)               $217.62
           Occupancy %                              80.3%
           RevPAR                                 $174.74
           -----------------------------------------------------

(1)   Information obtained from Borrower's operating statements for the period
      October -- December 2006.

THE MARKET(2). The Holiday Inn Express -- Chelsea Property is located on the south side of West 29th Street between Seventh and Eighth Avenues in the Chelsea neighborhood of lower Midtown Manhattan. The Holiday Inn Express -- Chelsea
Property is within walking distance of Penn Station, Madison Square Garden, the
Jacob K. Javits Convention Center, the Fashion Institute of Technology, the
Empire State Building, publishing houses, ad agencies, retail centers on Lower
Fifth Avenue, and the eclectic array of art galleries, theaters and restaurants throughout Chelsea.

New York City is home to world class cultural, recreational and entertainment attractions, most of which are concentrated in Manhattan. New York City has 150 museums, 400 art galleries, 37 Broadway theaters, Lincoln Center, the
Metropolitan Opera, New York City Ballet-Carnegie Hall, and Radio City Music
Hall, as well as numerous other dance and theater companies. Landmark attractions in Manhattan include Times Square, Rockefeller Center, the Empire
State Building, Central Park, the United Nations, South Street Seaport, the New
York Stock Market, and Battery Park City. Major trade shows and functions occur at venues throughout the city, including Madison Square Garden and Jacob K.
Javits Convention Center. Madison Square Garden is home to the New York Knicks
NBA basketball team and the Rangers NHL hockey team.

The lodging market in New York City has recovered since the devastation of
September 11, 2001. Over the last six years, demand among this competitive set has grown at an average annual rate of 5.9% with supply growth also at 5.9%.
Room supply in the limited service sector has grown every year since 2003 culminating with the opening of the Wingate Inn and Holiday Inn Express in
October 2006. According to Smith Travel Research (STR), lodging demand in the competitive set was flat in 2002, experienced a 3.4% increase in 2003, flourished at 17.2% growth in 2004, and decreased 2.0% in 2005. The decrease in
2005 was partially attributable to the reduction in available rooms at the
Hilton Garden Inn, Hampton Inn Times Square, and Quality Inn, all of which were under major construction. From 2005 to 2006, the competitive set demonstrated further growth with a 15.3% increase in occupancy and a 30.4% increase in revenue per available room.

(2)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       47

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

THE BORROWER. The borrower is Brisam Management (DE) LLC, a Delaware limited liability company and a special purpose entity (the "Holiday Inn Express --
Chelsea Borrower"), controlled by Sam Chang, who is the sponsor of the borrower.
Mr. Chang has experience in all aspects of the lodging industry, including construction, development, operations, renovations, and purchasing. Since 1998,
Mr. Chang has developed more than 60 hotels, as well as other commercial and residential properties.

PROPERTY MANAGEMENT. The Holiday Inn Express -- Chelsea Property is managed by
Hersha Hospitality Management, LP, a Pennsylvania limited partnership, an entity affiliated with the Holiday Inn Express -- Chelsea Borrower.

LOCKBOX. The Holiday Inn Express -- Chelsea Loan requires a hard lockbox and in-place cash management. The Holiday Inn Express -- Chelsea Borrower is required to cause all rents, credit card receivables and other gross revenues to be deposited into an account controlled by the lender within one business day of receipt. Funds on deposit in that account will be swept by the account bank on a daily basis into an account controlled by the lender and will be applied and disbursed in accordance with the loan agreement.

ESCROWS. The following escrows/reserves have been established with respect to the Holiday Inn Express -- Chelsea Loan:

           -----------------------------------------------------
                             ESCROWS/RESERVES
                             ----------------
           TYPE:                           INITIAL       MONTHLY
           -----------------------------------------------------
           Taxes                                $0       $66,667
           Insurance                            $0       $15,469
           Capital Expenditure / FF&E(1)        $0       $12,592
           -----------------------------------------------------

(1)   Monthly FF&E: The replacement reserve payments for periods 1-14 will equal
      2% of gross revenues for the previous month, 2% of the gross revenues for the first calendar year for periods 15-26, 3% of the gross revenues for the second calendar year for periods 27-38, and 4% of gross revenues for the previous calendar year thereafter.

ADDITIONAL DEBT. Brisam Management LLC, the sole member of the Holiday Inn
Express -- Chelsea Borrower, has incurred mezzanine debt from Hersha Hospitality
Limited Partnership in the amount of $15,000,000 secured by its equity interests in the Holiday Inn Express -- Chelsea Borrower.

RELEASE PROVISIONS. None.

SUBSTITUTION PROVISIONS. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       48

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

MIAMI AIRPORT INDUSTRIAL PARKS

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                                 Miami, FL
Property Type                                                        Industrial
Size (Square Feet)                                                      746,189
Percentage Physical Occupancy as of
     January 4, 2007                                                      99.4%
Year Built                                                                 1984
Year Renovated                                                             1987
Appraisal Value                                                     $67,000,000
# of Tenants                                                                193
Average Rent Per Square Foot                                              $8.77
Underwritten Economic Occupancy                                           95.0%
Underwritten Revenues                                                $6,608,008
Underwritten Total Expenses                                          $2,264,137
Underwritten Net Operating Income (NOI)                              $4,343,871
Underwritten Net Cash Flow (NCF)                                     $4,071,802
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        CRF
Loan Group                                                                    1
Origination Date                                               January 22, 2007
Cut-off Date Principal Balance                                      $53,500,000
Cut-off Date Loan Balance Per Square Foot                                   $72
Percentage of Initial Mortgage Pool Balance                                1.2%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.4700%
Amortization Type                                                 Interest Only
IO Period (Months)                                                           84
Original Term to Maturity/ARD (Months)                                       84
Original Amortization Term (Months)                                         NAP
Original Call Protection                                    LO(25),Def(57),O(2)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                    79.9%
LTV Ratio at Maturity or ARD                                              79.9%
Underwritten DSCR on NOI                                                  1.46x
Underwritten DSCR on NCF                                                  1.37x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       49

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       50

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Miami Airport Industrial Parks Loan") is evidenced by a single promissory note secured by a first priority mortgage encumbering 11 industrial buildings consisting of industrial space, showroom space and industrial/showroom space located in two Class B business parks located in Miami, Florida (collectively, the "Miami Airport Industrial Parks
Properties"). The Miami Airport Industrial Parks Loan represents approximately
1.2% of the initial mortgage pool balance and approximately 1.7% of the initial loan group 1 balance.

The Miami Airport Industrial Parks Loan was originated on January 22, 2007, and has a principal balance as of the cut-off date of $53,500,000. The Miami Airport
Industrial Parks Loan has a remaining term of 83 months and a scheduled maturity date of February 8, 2014. The Miami Airport Industrial Parks Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Miami Airport Industrial Parks
Loan is permitted on or after January 8, 2014, without penalty.

THE PROPERTY. The Miami Airport Industrial Parks Loan is secured by 11 industrial buildings located in two Class B business parks, consisting of approximately 746,189 square feet, comprised of industrial space (74.58%), showroom space (18.34%) and industrial/showroom space (7.08%), located in Miami,
Florida. The Miami Airport Industrial Parks Properties are occupied with over
170 tenants, each occupying less than 5% of the total square feet. The buildings were built from 1984.

Miami International Airport Industrial Park. Eight of the eleven buildings are situated at the business park known as the Miami International Airport
Industrial Park and located at 2600-3030 NW 72nd Avenue and 7200-7256 NW 31st
Street. The Miami International Airport Industrial Park is across the street from the cargo entrance to the Miami International Airport. The Miami Airport
Industrial Parks Properties located in this park are improved with eight, masonry and steel, rectangular shaped, single-story, flat roofed industrial and showroom space buildings. The buildings have approximate dimensions of 460' in length and 160' in depth for each leg of the "L" and average approximately
62,300 square feet per building.

Milam Industrial Center. Three of the eleven buildings are situated at the business park known as the Milam Industrial Center located at 4400 NW 72nd
Avenue, 4500 NW 73rd Avenue, and 7301 NW 46th Street. The Milam Industrial
Center is located approximately 2 miles from the Miami International Airport
Industrial Park. The Miami Airport Industrial Parks Properties located in the
Milam Industrial Center are improved with three, masonry and steel, rectangular shaped, single-story, flat roofed industrial and showroom space buildings. Two of the buildings have approximate dimensions of 500' in length and 220' in depth and average approximately 104,000 square feet per building. The other building has approximate dimensions of 460' in length and 120' in depth.

Some interior units at the Miami Airport Industrial Parks Properties are arranged with showroom or office space in the front and storage, receiving and machine shop or service areas in the rear. The office areas are finished with tenant specific display systems. The storage and machine shop style areas are generally open with no specialty offices or display areas. The warehouse portions of the buildings have clear heights of approximately 20'. The Miami
International Airport Industrial Park portion of the Miami Airport Industrial
Parks Properties is occupied by approximately 139 tenants in spaces ranging from
1,900 to 7,600 square feet. The Milam Industrial Center portion of the Miami
Airport Industrial Parks Properties is occupied by approximately 34 tenants in spaces ranging from 2,000 to almost 9,000 square feet.

Interstate 95 provides primary access to the Miami Airport Industrial Parks
Properties from the east and the Florida Turnpike provides access from the west.
Interstate 95 and the Florida Turnpike are accessible from the Dolphin
Expressway (State Route 836), which extends east and west and is located about
3.5 miles to the west of the Miami Airport Industrial Parks Properties. Locally,
access is provided by NW 7th Street, and Lejeune Road (N. W. 42nd Avenue) and NW
72nd Avenue of Milam Dairy Road.

The following tables present certain information regarding the Miami Airport
Industrial Parks Loan Properties.

---------------------------------------------------------------------------------------------------------------------------
                                                MAJOR TENANT INFORMATION(1)
                                                ---------------------------

                                                                      CREDIT RATING        SQUARE     % OF    BASE RENT PER
TENANT NAME                         PARENT COMPANY               (FITCH/MOODY'S/S&P)(2)     FEET      GLA      SQUARE FOOT
---------------------------------------------------------------------------------------------------------------------------

Orion Engines            Mitsubishi UFJ Financial Group, Inc.          NR/NR/A-            47,305      6.3%           $6.79
Florida International                                                     NR               29,100      3.9             7.12
West Michigan                                                             NR               19,400      2.6             6.46
Collection 2000                                                           NR               12,150      1.6             5.76
FSFG                                                                      NR               11,700      1.6             8.50
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                                    119,655     16.0%           $6.88
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------
            MAJOR TENANT INFORMATION(1)
            ---------------------------

                            % OF TOTAL      LEASE
TENANT NAME                 BASE RENT    EXPIRATION
---------------------------------------------------

Orion Engines                   5.0%     6/30/2007
Florida International           3.2      6/30/2008
West Michigan                   1.9      2/28/2008
Collection 2000                 1.0      6/30/2008
FSFG                            1.5      6/30/2007
---------------------------------------------------
TOTAL/WEIGHTED AVERAGE         12.7%
---------------------------------------------------

(1)   Based on information obtained from the Miami Airport Industrial Parks
      Borrowers' rent roll dated January 4, 2007.

(2)   Credit Ratings are of the parent company whether or not the parent guarantees the lease.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       51

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                           LEASE ROLLOVER SCHEDULE(1),(2)

                                                                                    CUMULATIVE
                 NUMBER OF      SQUARE FEET   % OF GLA    BASE RENT     % OF BASE   SQUARE FEET     CUMULATIVE %
YEAR          LEASES EXPIRING    EXPIRING     EXPIRING    EXPIRING    RENT EXPIRING  EXPIRING     OF GLA EXPIRING
------------------------------------------------------------------------------------------------------------------

Vacant              NAP              4,600       0.6%    $        0         0.0%         4,600           0.6%
MTM                 24              82,180      11.0        822,485        12.7         86,780          11.6
2007                76             273,335      36.6      2,574,386        39.8        360,115          48.2
2008                60             237,397      31.8      1,910,865        29.6        597,512          80.0
2009                30             127,602      17.1        991,490        15.3        725,114          97.1
2010                 2              16,400       2.2        109,128         1.7        741,514          99.3
2011                 1               4,675       0.6         59,259         0.9        746,189         100.0
2012                 0                   0        --             --          --        746,189         100.0
Thereafter           0                  --        --             --          --        746,189         100.0
------------------------------------------------------------------------------------------------------------------
TOTAL               193            746,189     100.0%    $6,467,613       100.0%
------------------------------------------------------------------------------------------------------------------

-------------------------------------------
        LEASE ROLLOVER SCHEDULE(1),(2)

               CUMULATIVE     CUMULATIVE
               BASE RENT    % OF BASE RENT
YEAR            EXPIRING       EXPIRING
-------------------------------------------

Vacant         $        0        0.00%
MTM               822,485       12.72
2007            3,396,871       52.52
2008            5,307,736       82.07
2009            6,299,226       97.40
2010            6,408,354       99.08
2011            6,467,613      100.00
2012            6,467,613      100.00
Thereafter      6,467,613      100.00
-------------------------------------------
TOTAL
-------------------------------------------

(1)   Based on Information obtained from the Borrower's rent roll dated January
      4, 2007.

(2)   The numbers in this chart are based on the assumption that no tenant exercises an early termination option.

THE MARKET.(1) The Miami Airport Industrial Parks Properties are within 10 minutes of Miami International Airport and within 25 minutes of the Miami central business district. The Miami International Airport is the primary business generator in the area of the Miami Airport Industrial Parks Properties.
The Miami International Airport is the number one airport in the United States for international freight and the number three airport in the United States for total cargo.

The Miami Airport Industrial Parks Properties are located in the Airport/West submarket. Over the past two years, the vacancy in the Airport/West submarket has ranged between 3.8% and 8.7%. In the third quarter 2006, the Airport/West submarket exhibited net absorption of 627,111 square feet, 811,734 square feet in the second quarter of 2006, 77,417 square feet in the first quarter of 2006, and 143,428 square feet in the fourth quarter of 2005.

The Miami Airport Industrial Parks Properties are located within the Miami-Dade
County market. The Miami-Dade County overall industrial vacancy rate as of the third quarter of 2006 was 3.8%. In this market, flex projects experienced a vacancy rate of 4.9% at the end of the second and third quarters 2006, 6.7% at the end of the first quarter 2006, and 6.1% at the end of the fourth quarter
2005. Warehouse projects experienced a vacancy rate of 3.7% at the end of the third quarter 2006, 4.1% at the end of second quarter 2006, 3.7% at the end of the first quarter 2006, and 4.0% at the end of the fourth quarter 2005. The overall Miami-Dade County Industrial market experienced a positive net absorption of approximately 1,057,887 square feet in the third quarter of 2006.

The average quoted asking rental rate for available industrial space was $7.66 per square foot per year at the end of the third quarter 2006 in the Miami-Dade
County market area, up $0.20 per square foot or 2.7% higher than the quoted rental rate average from the end of the second quarter 2006. The average quoted rate within the flex sector was $15.72 per square foot at the end of the third quarter 2006, while warehouse rates stood at $7.24. The overall industrial rental rate increased 5.9% from one year ago in the third quarter 2005 and 2.45%
in the second quarter of 2006. During this same period, the rental rate for flex space has experienced a 23.3% increase and the rental rate for warehouse space has increased an 11% increase.

THE BORROWERS. The borrowers are six tenants in common (collectively, the "Miami
Airport Industrial Parks Borrowers"), each of which is a single purpose entity, five of which are a Delaware limited liability company and one of which is a
Florida limited liability company. These entities are directly and/or indirectly owned by Francis Greenburger, Robert Lapin, West Eighties Equities II LLC, Time
Equities I Limited Partnership #10, 125 Maiden Equities LLC and other individual investors.

The sponsor is Francis Greenburger, who is also the founder, Chairman and CEO of
Time Equities, Inc. Founded in 1966, Time Equities, Inc. ("TEI") has been in the real estate investment, development and asset & property management business for more than 40 years. According to TEI, it currently holds in its own portfolio approximately 19.4 million square feet of residential, industrial, office and retail property.

PROPERTY MANAGEMENT. The property manager for the Miami Airport Industrial Parks
Loan is Americas Property Management Corporation, an unrelated third party that is not affiliated with the Miami Airport Industrial Parks Borrowers. The property manager is a full service commercial property management firm specializing in industrial and flex properties. According to Americas Property
Management Corporation, it was founded in 1995, and is the 5th largest commercial property management firm in South Florida. The company currently manages over 8 million square feet in 22 business parks and free standing buildings.

LOCKBOX. The Miami Airport Industrial Parks Loan requires a hard lockbox and springing cash management. The Miami Airport Industrial Parks Loan documents require the Miami Airport Industrial Parks Borrowers to direct the tenants to pay their rent directly to the lockbox account. Upon a Cash Management Period, payments in the cash collateral account will be applied to debt service and reserves in accordance with the loan documents.

___________________
(1)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       52

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

A "Cash Management Period" will occur in an event of default or upon a Cash
Sweep Event and will end when the event of default no longer exists or a Cash
Sweep Termination Event has occurred.

A "Cash Sweep Event" will occur if the debt service coverage ratio as of the last day of any calendar quarter is less than 1.05:1.00.

A "Cash Sweep Termination Event" means that the debt service coverage ratio has been at least 1.10:1.00 for at least 2 consecutive calendar quarters and no event of default then exists.

CASHFLOW SWEEP. Commencing on the occurrence of a Cash Sweep Event (as defined above) any funds remaining in the cash collateral account after the funding of debt service, reserves, operating expenses and extraordinary expenses will be swept into the excess cash collateral account and held as additional collateral until the occurrence of a Cash Sweep Termination Event (as defined above).

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the Miami Airport Industrial Parks Loan.

           -----------------------------------------------------
                             ESCROWS/RESERVES
                             ----------------
           TYPE:                            INITIAL      MONTHLY
           -----------------------------------------------------
           Taxes                           $207,322      $69,107
           Insurance                        $87,353      $43,677
           TI/LC Reserve                         $0      $15,417
           Capital Expenditure Reserve           $0       $6,153
           -----------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       53

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX D

                    FORM OF CERTIFICATE ADMINISTRATOR REPORT

                                       D-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-5                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:         04/13/2007
                                                                           RECORD DATE:          03/30/2007
                                                                           DETERMINATION DATE:

                           DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS                                          PAGE(S)
---------------------------------------------------------   -------
Certificate Distribution Detail                                2
Certificate Factor Detail                                      3
Reconciliation Detail                                          4
Other Required Information                                     5
Cash Reconciliation Detail                                     6
Ratings Detail                                                 7
Current Mortgage Loan and Property Stratification Tables     8 - 10
Mortgage Loan Detail                                          11
NOI Detail                                                    12
Principal Prepayment Detail                                   13
Historical Detail                                             14
Delinquency Loan Detail                                       15
Specially Serviced Loan Detail                              16 - 17
Advance Summary                                               18
Modified Loan Detail                                          19
Historical Liquidated Loan Detail                             20
Historical Bond / Collateral Realized Loss Reconciliation     21
Interest Shortfall Reconciliation Detail                    22 - 23
Supplemental Reporting                                        24

DEPOSITOR

Merrill Lynch Mortgage Investors Inc.

4 World Financial Center, 16th Floor
250 Vesey Street
New York, NY 10080

Contact: Robert Denicola
Phone Number: (212) 449-1000

MASTER SERVICER

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, MO 64105

Contact: Marty O'Conner
Phone Number: (816) 221-8800

MASTER SERVICER

Wells Fargo Bank, N.A.
1320 Willow Pass Road, Suite 300
investorreporting@wellsfargo.com
Concord, CA 94520

Contact: Myung J. Nam
Phone Number:

SPECIAL SERVICER

CWCapital Asset Management LLC.
1919 Pennsylvania Avenue, NW
Suite 400
Washington, DC 20006-3434

Contact: Kathleen Olin
Phone Number: (202) 973-6375

This report has been compiled from information provided to Wells Fargo Bank,
N.A. by various third parties, which may include the Master Servicer, Special
Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright 2007, Wells Fargo Bank, N.A.                              Page 1 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-5                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:         04/13/2007
                                                                           RECORD DATE:          03/30/2007
                                                                           DETERMINATION DATE:

                        CERTIFICATE DISTRIBUTION DETAIL

                 Pass-Through   Original   Beginning    Principal       Interest
Class    CUSIP       Rate        Balance    Balance    Distribution   Distribution
----------------------------------------------------------------------------------

A-1                0.000000%        0.00        0.00           0.00           0.00
A-2                0.000000%        0.00        0.00           0.00           0.00
A-3                0.000000%        0.00        0.00           0.00           0.00
A-SB               0.000000%        0.00        0.00           0.00           0.00
A-4                0.000000%        0.00        0.00           0.00           0.00
A-1A               0.000000%        0.00        0.00           0.00           0.00
AM                 0.000000%        0.00        0.00           0.00           0.00
AJ                 0.000000%        0.00        0.00           0.00           0.00
A-2FL              0.000000%        0.00        0.00           0.00           0.00
A-4FL              0.000000%        0.00        0.00           0.00           0.00
AM-FL              0.000000%        0.00        0.00           0.00           0.00
AJ-FL              0.000000%        0.00        0.00           0.00           0.00
B                  0.000000%        0.00        0.00           0.00           0.00
C                  0.000000%        0.00        0.00           0.00           0.00
D                  0.000000%        0.00        0.00           0.00           0.00
E                  0.000000%        0.00        0.00           0.00           0.00
F                  0.000000%        0.00        0.00           0.00           0.00
G                  0.000000%        0.00        0.00           0.00           0.00
H                  0.000000%        0.00        0.00           0.00           0.00
J                  0.000000%        0.00        0.00           0.00           0.00
K                  0.000000%        0.00        0.00           0.00           0.00
L                  0.000000%        0.00        0.00           0.00           0.00
M                  0.000000%        0.00        0.00           0.00           0.00
N                  0.000000%        0.00        0.00           0.00           0.00
P                  0.000000%        0.00        0.00           0.00           0.00
Q                  0.000000%        0.00        0.00           0.00           0.00
Y                  0.000000%        0.00        0.00           0.00           0.00
Z                  0.000000%        0.00        0.00           0.00           0.00
R-I                0.000000%        0.00        0.00           0.00           0.00
R-II               0.000000%        0.00        0.00           0.00           0.00
----------------------------------------------------------------------------------
Totals                              0.00        0.00           0.00           0.00
----------------------------------------------------------------------------------

                       Realized Loss/                                Current
         Prepayment   Additional Trust      Total        Ending   Subordination
Class     Premium       Fund Expenses    Distribution   Balance     Level (1)
-------------------------------------------------------------------------------

A-1            0.00               0.00           0.00      0.00            0.00
A-2            0.00               0.00           0.00      0.00            0.00
A-3            0.00               0.00           0.00      0.00            0.00
A-SB           0.00               0.00           0.00      0.00            0.00
A-4            0.00               0.00           0.00      0.00            0.00
A-1A           0.00               0.00           0.00      0.00            0.00
AM             0.00               0.00           0.00      0.00            0.00
AJ             0.00               0.00           0.00      0.00            0.00
A-2FL          0.00               0.00           0.00      0.00            0.00
A-4FL          0.00               0.00           0.00      0.00            0.00
AM-FL          0.00               0.00           0.00      0.00            0.00
AJ-FL          0.00               0.00           0.00      0.00            0.00
B              0.00               0.00           0.00      0.00            0.00
C              0.00               0.00           0.00      0.00            0.00
D              0.00               0.00           0.00      0.00            0.00
E              0.00               0.00           0.00      0.00            0.00
F              0.00               0.00           0.00      0.00            0.00
G              0.00               0.00           0.00      0.00            0.00
H              0.00               0.00           0.00      0.00            0.00
J              0.00               0.00           0.00      0.00            0.00
K              0.00               0.00           0.00      0.00            0.00
L              0.00               0.00           0.00      0.00            0.00
M              0.00               0.00           0.00      0.00            0.00
N              0.00               0.00           0.00      0.00            0.00
P              0.00               0.00           0.00      0.00            0.00
Q              0.00               0.00           0.00      0.00            0.00
Y              0.00               0.00           0.00      0.00            0.00
Z              0.00               0.00           0.00      0.00            0.00
R-I            0.00               0.00           0.00      0.00            0.00
R-II           0.00               0.00           0.00      0.00            0.00
-------------------------------------------------------------------------------
Totals         0.00               0.00           0.00      0.00            0.00
-------------------------------------------------------------------------------

                                Original   Beginning                                               Ending
                 Pass-Through   Notional    Notional     Interest     Prepayment       Total      Notional
Class    CUSIP       Rate        Amount      Amount    Distribution    Premium     Distribution    Amount
----------------------------------------------------------------------------------------------------------

X                    0.000000%      0.00        0.00           0.00         0.00           0.00       0.00
----------------------------------------------------------------------------------------------------------

(1)  Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright 2007, Wells Fargo Bank, N.A.                              Page 2 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-5                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:         04/13/2007
                                                                           RECORD DATE:          03/30/2007
                                                                           DETERMINATION DATE:

                           Certificate Factor Detail

                                                                   Realized Loss/
               Beginning    Principal     Interest    Prepayment  Additional Trust    Ending
Class  CUSIP    Balance   Distribution  Distribution   Premium    Fund Expenses      Balance
---------------------------------------------------------------------------------------------

 A-1          0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 A-2          0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 A-3          0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
A-SB          0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 A-4          0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
A-1A          0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 AM           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 AJ           0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
A-2FL         0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
A-4FL         0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
AM-FL         0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
AJ-FL         0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 B            0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 C            0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 D            0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 E            0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 F            0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 G            0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 H            0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 J            0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 K            0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 L            0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 M            0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 N            0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 P            0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 Q            0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 Y            0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 Z            0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
 R-I          0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000
R-II          0.00000000   0.00000000    0.00000000   0.00000000     0.00000000     0.00000000

               Beginning                              Ending
               Notional     Interest    Prepayment   Notional
Class  CUSIP    Amount    Distribution   Premium      Amount
--------------------------------------------------------------
  X           0.00000000   0.00000000   0.00000000  0.00000000

Copyright 2007, Wells Fargo Bank, N.A.                              Page 3 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                                                                                   CTSLink Customer Service
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             (301) 815-6600
                                           SERIES 2007-5                   Reports Available @ www.ctslink.com/cmbs

WELLS FARGO BANK, N.A.                                                     PAYMENT DATE:         04/13/2007
CORPORATE TRUST SERVICES                                                   RECORD DATE:          03/30/2007
9062 OLD ANNAPOLIS ROAD                                                    DETERMINATION DATE:
COLUMBIA, MD 21045-1951

                              RECONCILIATION DETAIL

PRINCIPAL RECONCILIATION

                              Unpaid
                            Beginning
        Stated Beginning    Principal   Scheduled   Unscheduled    Principal
        Principal Balance    Balance    Principal    Principal    Adjustments
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Total         0.00             0.00        0.00        0.00           0.00
-----------------------------------------------------------------------------

                                                           Current
                        Stated Ending   Unpaid Ending     Principal
                          Principal       Principal     Distribution
        Realized Loss      Balance         Balance          Amount
--------------------------------------------------------------------

--------------------------------------------------------------------
Total       0.00             0.00            0.00            0.00
--------------------------------------------------------------------

CERTIFICATE INTEREST RECONCILIATION

                                           Net Aggregate
                               Accrued      Prepayment     Distributable
         Accrual   Accrual   Certificate     Interest       Certificate
Class     Dates     Days      Interest       Shortfall       Interest
------------------------------------------------------------------------

  A-1       0         0          0.00           0.00            0.00
  A-2       0         0          0.00           0.00            0.00
  A-3       0         0          0.00           0.00            0.00
 A-SB       0         0          0.00           0.00            0.00
  A-4       0         0          0.00           0.00            0.00
 A-1A       0         0          0.00           0.00            0.00
  AM        0         0          0.00           0.00            0.00
  AJ        0         0          0.00           0.00            0.00
 A-2FL      0         0          0.00           0.00            0.00
 A-4FL      0         0          0.00           0.00            0.00
 AM-FL      0         0          0.00           0.00            0.00
 AJ-FL      0         0          0.00           0.00            0.00
   B        0         0          0.00           0.00            0.00
   C        0         0          0.00           0.00            0.00
   D        0         0          0.00           0.00            0.00
   E        0         0          0.00           0.00            0.00
   F        0         0          0.00           0.00            0.00
   G        0         0          0.00           0.00            0.00
   H        0         0          0.00           0.00            0.00
   J        0         0          0.00           0.00            0.00
   K        0         0          0.00           0.00            0.00
   L        0         0          0.00           0.00            0.00
   M        0         0          0.00           0.00            0.00
   N        0         0          0.00           0.00            0.00
   P        0         0          0.00           0.00            0.00
   Q        0         0          0.00           0.00            0.00
   X        0         0          0.00           0.00            0.00
------------------------------------------------------------------------
Totals                0          0.00           0.00            0.00
------------------------------------------------------------------------

                                                                   Remaining
         Distributable                                              Unpaid
          Certificate                Additional                  Distributable
           Interest       WAC CAP    Trust Fund     Interest      Certificate
Class     Adjustment     Shortfall    Expenses    Distribution     Interest
------------------------------------------------------------------------------

  A-1         0.00          0.00        0.00          0.00            0.00
  A-2         0.00          0.00        0.00          0.00            0.00
  A-3         0.00          0.00        0.00          0.00            0.00
 A-SB         0.00          0.00        0.00          0.00            0.00
  A-4         0.00          0.00        0.00          0.00            0.00
 A-1A         0.00          0.00        0.00          0.00            0.00
  AM          0.00          0.00        0.00          0.00            0.00
  AJ          0.00          0.00        0.00          0.00            0.00
 A-2FL        0.00          0.00        0.00          0.00            0.00
 A-4FL        0.00          0.00        0.00          0.00            0.00
 AM-FL        0.00          0.00        0.00          0.00            0.00
 AJ-FL        0.00          0.00        0.00          0.00            0.00
   B          0.00          0.00        0.00          0.00            0.00
   C          0.00          0.00        0.00          0.00            0.00
   D          0.00          0.00        0.00          0.00            0.00
   E          0.00          0.00        0.00          0.00            0.00
   F          0.00          0.00        0.00          0.00            0.00
   G          0.00          0.00        0.00          0.00            0.00
   H          0.00          0.00        0.00          0.00            0.00
   J          0.00          0.00        0.00          0.00            0.00
   K          0.00          0.00        0.00          0.00            0.00
   L          0.00          0.00        0.00          0.00            0.00
   M          0.00          0.00        0.00          0.00            0.00
   N          0.00          0.00        0.00          0.00            0.00
   P          0.00          0.00        0.00          0.00            0.00
   Q          0.00          0.00        0.00          0.00            0.00
   X          0.00          0.00        0.00          0.00            0.00
------------------------------------------------------------------------------
Totals        0.00          0.00        0.00          0.00            0.00
------------------------------------------------------------------------------

Copyright 2007, Wells Fargo Bank, N.A.                              Page 4 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-5                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:         04/13/2007
                                                                           RECORD DATE:          03/30/2007
                                                                           DETERMINATION DATE:

                           OTHER REQUIRED INFORMATION

Available Distribution Amount (1)                                    0.00

Master Servicing Fee Summary

   Current Period Accrued Master Servicing Fees                      0.00
   Less Delinquent Master Servicing Fees                             0.00
   Less Reductions to Master Servicing Fees                          0.00
   Plus Master Servicing Fees for Delinquent Payments Received       0.00
   Plus Adjustments for Prior Master Servicing Calculation           0.00
   Total Master Servicing Fees Collected                             0.00

Current 1 Month LIBOR Rate                                       0.000000%
Next 1 Month LIBOR Rate                                          0.000000%

Appraisal Reduction Amount

         Appraisal   Cumulative   Most Recent
 Loan    Reduction      ASER       App. Red.
Number    Effected     Amount        Date
---------------------------------------------

---------------------------------------------
Total
---------------------------------------------

(1)  The Available Distribution Amount includes any Prepayment Premiums .

Copyright 2007, Wells Fargo Bank, N.A.                              Page 5 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-5                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:         04/13/2007
                                                                           RECORD DATE:          03/30/2007
                                                                           DETERMINATION DATE:

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED

   INTEREST:

      Interest paid or advanced                                      0.00
      Interest reductions due to Non-Recoverability Determinations   0.00
      Interest Adjustments                                           0.00
      Deferred Interest                                              0.00
      Net Prepayment Interest Shortfall                              0.00
      Net Prepayment Interest Excess                                 0.00
      Extension Interest                                             0.00
      Interest Reserve Withdrawal                                    0.00
                                                                            ----
         TOTAL INTEREST COLLECTED                                           0.00

   PRINCIPAL:
      Scheduled Principal                                            0.00
      Unscheduled Principal                                          0.00
         Principal Prepayments                                       0.00
         Collection of Principal after Maturity Date                 0.00
         Recoveries from Liquidation and Insurance Proceeds          0.00
         Excess of Prior Principal Amounts paid                      0.00
         Curtailments                                                0.00
      Negative Amortization                                          0.00
      Principal Adjustments                                          0.00
                                                                            ----
         TOTAL PRINCIPAL COLLECTED                                          0.00

   OTHER:
      Prepayment Penalties/Yield Maintenance                         0.00
      Repayment Fees                                                 0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Received                                       0.00
      Net Swap Counterparty Payments Received                        0.00
                                                                            ----
         TOTAL OTHER COLLECTED                                              0.00
                                                                            ----
TOTAL FUNDS COLLECTED                                                       0.00
                                                                            ====

TOTAL FUNDS DISTRIBUTED

   FEES:
      Master Servicing Fee                                           0.00
      Trustee Fee                                                    0.00
      Certificate Administration Fee                                 0.00
      Insurer Fee                                                    0.00
      Miscellaneous Fee                                              0.00
                                                                            ----
         TOTAL FEES                                                         0.00

   ADDITIONAL TRUST FUND EXPENSES:

      Reimbursement for Interest on Advances                         0.00
      ASER Amount                                                    0.00
      Special Servicing Fee                                          0.00
      Rating Agency Expenses                                         0.00
      Attorney Fees & Expenses                                       0.00
      Bankruptcy Expense                                             0.00
      Taxes Imposed on Trust Fund                                    0.00
      Non-Recoverable Advances                                       0.00
      Other Expenses                                                 0.00
                                                                            ----
         TOTAL ADDITIONAL TRUST FUND EXPENSES                               0.00

   INTEREST RESERVE DEPOSIT                                                 0.00

   PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
      Interest Distribution                                          0.00
      Principal Distribution                                         0.00
      Prepayment Penalties/Yield Maintenance                         0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Paid                                           0.00
      Net Swap Counterparty Payments Paid                            0.00
                                                                            ----
         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                      0.00
                                                                            ----
TOTAL FUNDS DISTRIBUTED                                                     0.00
                                                                            ====

Copyright 2007, Wells Fargo Bank, N.A.                              Page 6 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-5                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:         04/13/2007
                                                                           RECORD DATE:          03/30/2007
                                                                           DETERMINATION DATE:

                                 RATINGS DETAIL

                    Original Ratings         Current Ratings (1)
                --------------------------------------------------
Class   CUSIP   Fitch    Moody's   S & P   Fitch   Moody's   S & P
------------------------------------------------------------------
 A-1
 A-2
 A-3
 A-SB
 A-4
 A-1A
  AM
  AJ
A-2FL
A-4FL
AM-FL
AJ-FL
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  P
  Q
  X

NR -  Designates that the class was not rated by the above agency at the time of original issuance.

X -   Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A - Data not available this period.

1)    For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service   Standard & Poor's
                                                       Rating Services
One State Street Plaza     99 Church Street            55 Water Street
New York, New York 10004   New York, New York 10007    New York, New York 10041
(212) 908-0500             (212) 553-0300              (212) 438-2430

Copyright 2007, Wells Fargo Bank, N.A.                              Page 7 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-5                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:         04/13/2007
                                                                           RECORD DATE:          03/30/2007
                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                SCHEDULED BALANCE

                                % of
Scheduled    # of   Scheduled   Agg    WAM           Weighted
 Balance    loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
 Totals
---------------------------------------------------------------

                                    STATE (3)

                              % of
          # of    Scheduled   Agg.   WAM           Weighted
 State   Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
-------------------------------------------------------------

-------------------------------------------------------------
Totals
-------------------------------------------------------------

See footnotes on last page of this section.

Copyright 2007, Wells Fargo Bank, N.A.                              Page 8 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-5                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:         04/13/2007
                                                                           RECORD DATE:          03/30/2007
                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          DEBT SERVICE COVERAGE RATIO

                                     % of
 Debt Service    # of    Scheduled   Agg.   WAM           Weighted
Coverage Ratio   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
--------------------------------------------------------------------

                                    NOTE RATE

                             % of
Note     # of    Scheduled   Agg.   WAM           Weighted
Rate     loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------

------------------------------------------------------------
Totals
------------------------------------------------------------

                                PROPERTY TYPE (3)

                                     % of
                 # of    Scheduled   Agg.   WAM           Weighted
Property Type   Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
--------------------------------------------------------------------

                                   SEASONING

                                % of
             # of   Scheduled   Agg.   WAM           Weighted
Seasoning   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
---------------------------------------------------------------

See footnotes on last page of this section.

Copyright 2007, Wells Fargo Bank, N.A.                              Page 9 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-5                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:         04/13/2007
                                                                           RECORD DATE:          03/30/2007
                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                            % of
Anticipated Remaining    # of   Scheduled   Agg.   WAM           Weighted
        Term (2)        loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                  % of
Age of Most   # of    Scheduled   Agg.   WAM           Weighted
 Recent NOI   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
-----------------------------------------------------------------

-----------------------------------------------------------------
Totals
-----------------------------------------------------------------

(1)  Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright 2007, Wells Fargo Bank, N.A.                             Page 10 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-5                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:         04/13/2007
                                                                           RECORD DATE:          03/30/2007
                                                                           DETERMINATION DATE:

                              MORTGAGE LOAN DETAIL

                                                                          Anticipated
 Loan           Property                  Interest   Principal    Gross    Repayment    Maturity
Number   ODCR   Type (1)   City   State    Payment    Payment    Coupon       Date        Date
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------

          Neg.    Beginning     Ending    Paid   Appraisal   Appraisal     Res.     Mod
 Loan    Amort   Scheduled    Scheduled   Thru   Reduction   Reduction    Strat.   Code
Number   (Y/N)     Balance      Balance   Date     Date        Amount    Code(2)    (3)
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Total
---------------------------------------------------------------------------------------

                             (1) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

                          (2) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale

6 - DPO
7 - REO
8 - Resolved
9 - Pending Return
    to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                             (3) Modification Code

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

Copyright 2007, Wells Fargo Bank, N.A.                             Page 11 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-5                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:         04/13/2007
                                                                           RECORD DATE:          03/30/2007
                                                                           DETERMINATION DATE:

                                   NOI DETAIL

                                       Ending      Most      Most   Most Recent  Most Recent
 Loan         Property               Scheduled    Recent    Recent    NOI Start    NOI End
Number  ODCR    Type    City  State   Balance   Fiscal NOI    NOI      Date          Date
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------------------

Copyright 2007, Wells Fargo Bank, N.A.                             Page 12 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-5                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:         04/13/2007
                                                                           RECORD DATE:          03/30/2007
                                                                           DETERMINATION DATE:

                           PRINCIPAL PREPAYMENT DETAIL

                                               Principal Prepayment Amount         Prepayment Penalties
                                               ---------------------------   ------------------------------
                           Offering Document                   Curtailment   Prepayment   Yield Maintenance
Loan Number   Loan Group    Cross-Reference    Payoff Amount      Amount       Premium         Premium
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
   Totals
-----------------------------------------------------------------------------------------------------------

Copyright 2007, Wells Fargo Bank, N.A.                             Page 13 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-5                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:         04/13/2007
                                                                           RECORD DATE:          03/30/2007
                                                                           DETERMINATION DATE:

                                HISTORICAL DETAIL

                                            Delinquencies
--------------------------------------------------------------------------------------------------------
Distribution    30-59 Days     60-89 Days   90 Days or More   Foreclosure        REO       Modifications
    Date        #   Balance    #   Balance    #   Balance      #   Balance    #   Balance    #   Balance
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

                       Prepayments            Rate and Maturities
-------------------------------------------------------------------
Distribution   Curtailments     Payoff      Next Weighted Avg.
    Date        #   Balance    #   Balance    Coupon  Remit     WAM
-------------------------------------------------------------------

-------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Copyright 2007, Wells Fargo Bank, N.A.                             Page 14 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-5                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:         04/13/2007
                                                                           RECORD DATE:          03/30/2007
                                                                           DETERMINATION DATE:

                            DELINQUENCY LOAN DETAIL

                 Offering       # of                  Current   Outstanding  Status of  Resolution
                 Document      Months  Paid Through   P & I       P & I       Mortgage   Strategy
Loan Number  Cross-Reference  Delinq.      Date      Advances  Advances **    Loan (1)   Code (2)
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------

                                          Actual    Outstanding
               Servicing    Foreclosure  Principal   Servicing   Bankruptcy   REO
Loan Number  Transfer Date      Date      Balance     Advances      Date     Date
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------

                          (1) Status of Mortgage Loan

A  - Payments Not Received But Still in Grace Period
B  - Late Payment But Less Than 1 Month Delinquent
0  - Current
1  - One Month Delinquent
2  - Two Months Delinquent
3  - Three or More Months Delinquent
4  - Assumed Scheduled Payment (Performing Matured Loan)
7  - Foreclosure
9  - REO

                          (2) Resolution Strategy Code

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed In Lieu Of Forclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Copyright 2007, Wells Fargo Bank, N.A.                             Page 15 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-5                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:         04/13/2007
                                                                           RECORD DATE:          03/30/2007
                                                                           DETERMINATION DATE:

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

                          Offering     Servicing  Resolution
Distribution   Loan       Document     Transfer    Strategy   Scheduled  Property
   Date       Number  Cross-Reference    Date      Code (1)    Balance   Type (2)  State
----------------------------------------------------------------------------------------

                                     Net                                  Remaining
Distribution  Interest   Actual  Operating   NOI        Note  Maturity  Amortization
   Date         Rate    Balance    Income   Date  DSCR  Date    Date        Term
------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                             (2) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed use
LO - Lodging
SS - Self Storage
OT - Other

Copyright 2007, Wells Fargo Bank, N.A.                             Page 16 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-5                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:         04/13/2007
                                                                           RECORD DATE:          03/30/2007
                                                                           DETERMINATION DATE:

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

                        Offering      Resolution     Site
Distribution   Loan     Document       Strategy   Inspection  Phase 1  Appraisal  Appraisal    Other REO
   Date       Numbr  Cross-Reference   Code (1)     Date        Date      Date       Value   Property Revenue        Comment
------------------------------------------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Copyright 2007, Wells Fargo Bank, N.A.                             Page 17 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-5                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:         04/13/2007
                                                                           RECORD DATE:          03/30/2007
                                                                           DETERMINATION DATE:

                                 ADVANCE SUMMARY

                                                                               Current Period Interest
                       Current P&I   Outstanding P&I   Outstanding Servicing    on P&I and Servicing
                        Advances         Advances           Advances                Advances Paid
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
Totals                 0.00              0.00                    0.00                      0.00
------------------------------------------------------------------------------------------------------

Copyright 2007, Wells Fargo Bank, N.A.                             Page 18 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-5                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:         04/13/2007
                                                                           RECORD DATE:          03/30/2007
                                                                           DETERMINATION DATE:

                              MODIFIED LOAN DETAIL

             Offering
 Loan        Document      Pre-Modification   Post-Modification   Pre-Modification   Post-Modification   Modification   Modification
Number   Cross-Reference        Balance            Balance          Interest Rate      Interest Rate         Date        Description
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

Copyright 2007, Wells Fargo Bank, N.A.                             Page 19 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-5                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:         04/13/2007
                                                                           RECORD DATE:          03/30/2007
                                                                           DETERMINATION DATE:

                        HISTORICAL LIQUIDATED LOAN DETAIL

                          Beginning        Fees,        Most Recent     Gross Sales    Net Proceeds    Net Proceeds
Distribution              Scheduled      Advances,       Appraised      Proceeds or     Received on   Available for
    Date           ODCR    Balance    and Expenses *   Value or BPO   Other Proceeds    Liquidation    Distribution
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Current Total
-------------------------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------------------------

                                          Date of Current   Current Period   Cumulative    Loss to Loan
Distribution                Realized         Period Adj.      Adjustment     Adjustment      with Cum
    Date           ODCR   Loss to Trust       to Trust         to Trust       to Trust    Adj. to Trust
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Current Total
-------------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------------

*    Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright 2007, Wells Fargo Bank, N.A.                             Page 20 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-5                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:         04/13/2007
                                                                           RECORD DATE:          03/30/2007
                                                                           DETERMINATION DATE:

             HISTORICAL BOND/COLLATERAL LOSS RECONCILIATION DETAIL

                  Offering        Beginning      Aggregate     Prior Realized     Amounts        Interest
Distribution     Document         Balance      Realized Loss   Loss Applied      Covered by    (Shortages)/
   Date       Cross-Reference  at Liquidation    on Loans     to Certificates  Credit Support    Excesses
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------

                  Offering      Modification    Additional       Realized Loss      Recoveries of       (Recoveries)/
Distribution     Document        /Appraisal    (Recoveries)       Applied to       Realized Losses   Losses Applied to
   Date       Cross-Reference  Reduction Adj.    /Expenses   Certificates to Date    Paid as Cash    Certificate Interest
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------

Copyright 2007, Wells Fargo Bank, N.A.                             Page 21 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-5                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:         04/13/2007
                                                                           RECORD DATE:          03/30/2007
                                                                           DETERMINATION DATE:

               INTEREST SHORTFALL RECONCILIATION DETAIL - PART (1)

    Offering      Stated Principal   Current Ending        Special Servicing Fees
    Document         Balance at         Scheduled     --------------------------------
Cross-Reference     Contribution         Balance      Monthly   Liquidation   Work Out
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------------

    Offering                             Non-Recoverable                 Modified Interest   Additional
    Document                                (Scheduled     Interest on    Rate (Reduction)   Trust Fund
Cross-Reference   ASER   (PPIS) Excess       Interest)       Advances         /Excess          Expense
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------------------------------

Copyright 2007, Wells Fargo Bank, N.A.                             Page 22 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-5                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:         04/13/2007
                                                                           RECORD DATE:          03/30/2007
                                                                           DETERMINATION DATE:

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 2

                                                      Reimb of Advances to the Servicer
   Offering       Stated Principal   Current Ending   ---------------------------------
   Document          Balance at         Scheduled                     Left to Reimburse   Other (Shortfalls)/
Cross-Reference     Contribution         Balance      Current Month    Master Servicer          Refunds         Comments
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 2 Total                              0.00
------------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 1 Total                              0.00
------------------------------------------------------------------------------------------------------------------------
Total Interest Shortfall Allocated to Trust                                        0.00
------------------------------------------------------------------------------------------------------------------------

Copyright 2007, Wells Fargo Bank, N.A.                             Page 23 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                                                                                   CTSLink Customer Service
WELLS FARGO BANK, N.A.     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES             (301) 815-6600
CORPORATE TRUST SERVICES                   SERIES 2007-5                   Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                    PAYMENT DATE:         04/13/2007
                                                                           RECORD DATE:          03/30/2007
                                                                           DETERMINATION DATE:

                             SUPPLEMENTAL REPORTING

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Copyright 2007, Wells Fargo Bank, N.A.                             Page 24 of 24

                                     ANNEX E

                  CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

                        PRINCIPAL                                    PRINCIPAL                                  PRINCIPAL
   DISTRIBUTION        BALANCE ($)              DISTRIBUTION        BALANCE ($)            DISTRIBUTION        BALANCE ($)
  --------------    -----------------          --------------    -----------------        --------------    -----------------

      4/2007         187,053,000.00               7/2010         187,053,000.00              10/2013         129,492,921.42
      5/2007         187,053,000.00               8/2010         187,053,000.00              11/2013         124,033,655.45
      6/2007         187,053,000.00               9/2010         187,053,000.00              12/2013         120,117,658.14
      7/2007         187,053,000.00              10/2010         187,053,000.00               1/2014         117,100,949.82
      8/2007         187,053,000.00              11/2010         187,053,000.00               2/2014         113,184,952.51
      9/2007         187,053,000.00              12/2010         187,053,000.00               3/2014         109,268,955.20
     10/2007         187,053,000.00               1/2011         187,053,000.00               4/2014         106,226,462.37
     11/2007         187,053,000.00               2/2011         187,053,000.00               5/2014         102,834,614.60
     12/2007         187,053,000.00               3/2011         187,053,000.00               6/2014          99,759,555.39
      1/2008         187,053,000.00               4/2011         187,053,000.00               7/2014          96,336,023.79
      2/2008         187,053,000.00               5/2011         187,053,000.00               8/2014          93,228,071.67
      3/2008         187,053,000.00               6/2011         187,053,000.00               9/2014          90,104,391.96
      4/2008         187,053,000.00               7/2011         187,053,000.00              10/2014          86,633,557.28
      5/2008         187,053,000.00               8/2011         187,053,000.00              11/2014          83,476,497.19
      6/2008         187,053,000.00               9/2011         187,053,000.00              12/2014          79,560,499.88
      7/2008         187,053,000.00              10/2011         187,053,000.00               1/2015          76,369,724.68
      8/2008         187,053,000.00              11/2011         187,053,000.00               2/2015          73,162,800.96
      9/2008         187,053,000.00              12/2011         187,053,000.00               3/2015          64,729,227.05
     10/2008         187,053,000.00               1/2012         187,053,000.00               4/2015          61,517,509.95
     11/2008         187,053,000.00               2/2012         187,053,000.00               5/2015          57,601,512.64
     12/2008         187,053,000.00               3/2012         187,052,577.36               6/2015          53,685,515.33
      1/2009         187,053,000.00               4/2012         184,340,934.44               7/2015          50,312,152.76
      2/2009         187,053,000.00               5/2012         181,264,479.70               8/2015          47,241,946.46
      3/2009         187,053,000.00               6/2012         178,523,982.14               9/2015          44,156,116.68
      4/2009         187,053,000.00               7/2012         175,419,044.00              10/2015          40,735,817.28
      5/2009         187,053,000.00               8/2012         172,648,976.03              11/2015          37,616,883.16
      6/2009         187,053,000.00               9/2012         169,864,899.13              12/2015          32,625,896.02
      7/2009         187,053,000.00              10/2012         166,717,562.79               1/2016          29,476,765.56
      8/2009         187,053,000.00              11/2012         163,903,478.81               2/2016          26,311,607.32
      9/2009         187,053,000.00              12/2012         160,726,948.78               3/2016          22,395,610.01
     10/2009         187,053,000.00               1/2013         157,884,017.98               4/2016          19,214,451.48
     11/2009         187,053,000.00               2/2013         155,024,612.06               5/2016          15,704,153.57
     12/2009         187,053,000.00               3/2013         151,108,614.75               6/2016          12,488,949.30
      1/2010         187,053,000.00               4/2013         148,214,894.18               7/2016           8,572,952.00
      2/2010         187,053,000.00               5/2013         144,960,260.85               8/2016           3,232,979.62
      3/2010         187,053,000.00               6/2013         142,035,415.91               9/2016                 973.23
      4/2010         187,053,000.00               7/2013         138,750,501.79             10/2016
      5/2010         187,053,000.00               8/2013         135,794,220.37          and thereafter                0.00
      6/2010         187,053,000.00               9/2013         132,822,976.80

                                      E-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX F

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in limited circumstances, the globally offered ML-CFC Commercial
Mortgage Trust 2007-5, Commercial Mortgage Pass-Through Certificates, Series
2007-5, class A-1, class A-2, class A-3, class A-SB, class A-4, class A-1A, class AM, class AJ, class B, class C, class D and class X, will be available only in book-entry form.

         The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days'
settlement.

         Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between member organizations of
Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

         As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

         All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

         Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

                                      F-1

         Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

         Since the settlement is taking place during New York business hours,
DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due
to time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of
Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or
Euroclear would be valued instead as of the actual settlement date.

                                      F-2

         Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         o    borrowing the book-entry certificates in the United States from a
              DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

         o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

         1.       from a non-U.S. holder that is classified as a corporation for
                  U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor
                  form);

         2.       from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor
                  form);

         3.       from a non-U.S. holder that is classified as a partnership for
                  U.S. federal income tax purposes, a duly completed and
                  executed IRS Form W-8IMY (or any successor form) with all
                  supporting documentation (as specified in the U.S. Treasury
                  Regulations) required to substantiate exemptions from
                  withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

         4.       from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

                  (a)      if the intermediary is a "qualified intermediary"
                           within the meaning of section 1.1441-1(e)(5)(ii) of
                           the U.S. Treasury Regulations (a "qualified
                           intermediary"), a duly completed and executed IRS
                           Form W-8IMY (or any successor or substitute form):

                           (i)      stating the name, permanent residence
                                    address and qualified intermediary employer
                                    identification number of the qualified
                                    intermediary and the country under the laws
                                    of which the qualified intermediary is
                                    created, incorporated or governed;

                           (ii)     certifying that the qualified intermediary
                                    has provided, or will provide, a withholding
                                    statement as required under section
                                    1.1441-1(e)(5)(v) of the U.S. Treasury
                                    Regulations;

                                      F-3

                           (iii)    certifying that, with respect to accounts it
                                    identifies on its withholding statement, the
                                    qualified intermediary is not acting for its
                                    own account but is acting as a qualified
                                    intermediary; and

                           (iv)     providing any other information,
                                    certifications, or statements that may be
                                    required by the IRS Form W-8IMY or
                                    accompanying instructions in addition to, or
                                    in lieu of, the information and
                                    certifications described in section
                                    1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of
                                    the U.S. Treasury Regulations; or

                  (b)      if the intermediary is not a qualified intermediary
                           (a "nonqualified intermediary"), a duly completed and
                           executed IRS Form W-8IMY (or any successor or
                           substitute form):

                           (i)      stating the name and permanent residence
                                    address of the nonqualified intermediary and
                                    the country under the laws of which the
                                    nonqualified intermediary is created,
                                    incorporated or governed;

                           (ii)     certifying that the nonqualified
                                    intermediary is not acting for its own
                                    account;

                           (iii)    certifying that the nonqualified
                                    intermediary has provided, or will provide,
                                    a withholding statement that is associated
                                    with the appropriate IRS Forms W-8 and W-9
                                    required to substantiate exemptions from
                                    withholding on behalf of such nonqualified
                                    intermediary's beneficial owners; and

                           (iv)     providing any other information,
                                    certifications or statements that may be
                                    required by the IRS Form W-8IMY or
                                    accompanying instructions in addition to, or
                                    in lieu of, the information, certifications,
                                    and statements described in section
                                    1.1441-1(e)(3)(iii) or (iv) of the U.S.
                                    Treasury Regulations; or

         5.       from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form
                  W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

         All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the
U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

         In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

         o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a
              non-U.S. holder;

         o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

         o    can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g.,
              a corporation or a financial institution such as a bank).

         This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                      F-4

PROSPECTUS

              MERRILL LYNCH MORTGAGE INVESTORS, INC., THE DEPOSITOR
             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "METHOD OF DISTRIBUTION."

      THE OFFERED CERTIFICATES:               ASSETS OF THE ISSUING ENTITY:

The offered certificates will be        The assets of each issuing entity will
issuable in series. The issuing         include--
entity for each series of offered
certificates will be a statutory or     o    mortgage loans secured by first
common law trust created at our              and/or junior liens on, or security
direction. Each series of offered            interests in, various interests in
certificates will--                          commercial and multifamily real
                                             properties,
o    have its own series designation,
     and                                o    mortgage-backed securities that
                                             directly or indirectly evidence
o    consist of one or more classes          interests in, or are directly or
     with various payment                    indirectly secured by, those types
     characteristics.                        of mortgage loans, or

The offered certificates will           o    some combination of those types of
represent interests only in the              mortgage loans and mortgage-backed
issuing entity. The offered                  securities.
certificates will not represent
interests in or obligations of the      The assets of the issuing entity may
depositor, any of the sponsors or any   also include cash, permitted
of our or their respective              investments, letters of credit, surety
affiliates.                             bonds, insurance policies, guarantees,
                                        reserve funds, guaranteed investment
                                        contracts, interest rate exchange
                                        agreements, interest rate cap or floor
                                        agreements or currency exchange
                                        agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the assets of the related issuing entity, which may consist of any of the assets described under "THE TRUST FUND.". In that document, we will also state the price to the public for the subject offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

     Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, the subordination of more junior classes of offered and/or non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing. Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 18 IN THIS
PROSPECTUS PRIOR TO INVESTING.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED
UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is March 1, 2007.

                                                                            Page
                                                                            ----

   Arrangements Providing Reinvestment, Interest Rate and Currency

   Collection and Other Servicing Procedures with Respect to Mortgage

   Matters Regarding the Master Servicer, the Special Servicer, the

   Incorporation of Certain Documents by Reference; Reports Filed with
      the SEC............................................................    110
   Reports to Certificateholders.........................................    111

                                       -2-

                                       -3-

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.
In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                              AVAILABLE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. The Securities Act registration statement number for that registration statement is 333-130408. This prospectus is part of that registration statement, but the registration statement contains additional information. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC's Public Reference Room at 100
F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

                                       -4-

--------------------------------------------------------------------------------

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

THE DEPOSITOR.................   We are Merrill Lynch Mortgage Investors, Inc.,
                                 the depositor with respect to each series of
                                 offered certificates. We are a special purpose
                                 Delaware corporation. Our principal offices are
                                 located at 4 World Financial Center, 10th
                                 Floor, 250 Vesey Street, New York, New York
                                 10080. Our main telephone number is
                                 212-449-1000. We will acquire the mortgage
                                 assets that are to back each series of offered
                                 certificates and transfer them to the issuing
                                 entity. See "THE DEPOSITOR."

THE SPONSOR...................   Unless we state otherwise in the related
                                 prospectus supplement, Merrill Lynch Mortgage
                                 Lending, Inc., which is our affiliate, will be
                                 a sponsor with respect to each securitization
                                 transaction involving the issuance of a series
                                 of offered certificates. If and to the extent
                                 that there are other sponsors with respect to
                                 any securitization transaction involving the
                                 issuance of a series of offered certificates,
                                 we will identify each of those sponsors and
                                 include relevant information with respect
                                 thereto in the related prospectus supplement.
                                 With respect to any securitization transaction
                                 involving the issuance of a series of offered
                                 certificates, a sponsor will be a person or
                                 entity that organizes and initiates that
                                 securitization transaction by selling or
                                 transferring assets, either directly or
                                 indirectly, including through an affiliate, to
                                 the issuing entity. See "THE SPONSOR."

THE ISSUING ENTITIES..........   The issuing entity with respect to each series
                                 of offered certificates will be a statutory or
                                 common law trust created at our direction. Each
                                 issuing entity will own and hold assets of the
                                 type described under "THE TRUST FUND" and be
                                 the entity in whose name the subject offered
                                 certificates are issued.

THE ORIGINATORS...............   Some or all of the mortgage loans backing a
                                 series of offered certificates may be
                                 originated by Merrill Lynch Mortgage Lending,
                                 Inc. or by one of our other affiliates. In
                                 addition, there may be other third-party
                                 originators of the mortgage loans backing a
                                 series of offered certificates. See "THE TRUST
                                 FUND--Mortgage Loans--Originators." We will
                                 identify in the related prospectus supplement
                                 for each series of offered certificates any
                                 originator or group of affiliated originators
                                 --apart from a sponsor and/or its affiliates--
                                 that originated or is expected to originate
                                 mortgage loans representing 10% or more of the
                                 related mortgage asset pool, by balance.

THE SECURITIES BEING OFFERED..   The securities that will be offered by this
                                 prospectus and the related prospectus
                                 supplements consist of mortgage pass-through

--------------------------------------------------------------------------------

                                       -5-

--------------------------------------------------------------------------------

                                 certificates. These certificates will be issued
                                 in series, and each series will, in turn,
                                 consist of one or more classes. Each series of
                                 offered certificates will evidence interests
                                 only in the issuing entity. Each class of
                                 offered certificates must, at the time of
                                 issuance, be assigned an investment grade
                                 rating by at least one nationally recognized
                                 statistical rating organization. We will
                                 identify in the related prospectus supplement,
                                 with respect to each class of offered
                                 certificates, each applicable rating agency and
                                 the minimum rating to be assigned. Typically,
                                 the four highest rating categories, within
                                 which there may be sub-categories or gradations
                                 to indicate relative standing, signify
                                 investment grade. See "RATING."

THE OFFERED CERTIFICATES MAY
BE ISSUED WITH OTHER
CERTIFICATES..................   We may not publicly offer all the mortgage
                                 pass-through certificates evidencing interests
                                 in an issuing entity established by us. We may
                                 elect to retain some of those certificates, to
                                 place some privately with institutional
                                 investors, to place some with investors outside
                                 the United States or to deliver some to the
                                 applicable seller as partial consideration for
                                 the mortgage assets that such seller is
                                 contributing to the subject securitization
                                 transaction. In addition, some of those
                                 certificates may not satisfy the rating
                                 requirement for offered certificates described
                                 under "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS.......   In general, a pooling and servicing agreement
                                 or other similar agreement or collection of
                                 agreements will govern, among other things--

                                 o    the issuance of each series of offered
                                      certificates,

                                 o    the creation of and transfer of assets to
                                      the issuing entity, and

                                 o    the servicing and administration of those
                                      assets.

                                 The parties to the governing document(s) for a
                                 series of offered certificates will always
                                 include us and a trustee. We will be
                                 responsible for establishing the issuing entity
                                 for each series of offered certificates. In
                                 addition, we will transfer or arrange for the
                                 transfer of the initial trust assets to each
                                 issuing entity. In general, the trustee for a
                                 series of offered certificates will be
                                 responsible for, among other things, making
                                 payments and preparing and disseminating
                                 various reports to the holders of those offered
                                 certificates.

--------------------------------------------------------------------------------

                                       -6-

--------------------------------------------------------------------------------

                                 If the assets of any issuing entity include
                                 mortgage loans, the parties to the applicable
                                 governing document(s) will also include--

                                 o    one or more master servicers that will
                                      generally be responsible for performing
                                      customary servicing duties with respect to
                                      those mortgage loans that are not
                                      defaulted, nonperforming or otherwise
                                      problematic in any material respect, and

                                 o    one or more special servicers that will
                                      generally be responsible for servicing and
                                      administering (a) those mortgage loans
                                      that are defaulted, nonperforming or
                                      otherwise problematic in any material
                                      respect, including performing work-outs
                                      and foreclosures with respect to those
                                      mortgage loans, and (b) real estate assets
                                      acquired as part of the related trust with
                                      respect to defaulted mortgage loans.

                                 The same person or entity, or affiliated
                                 entities, may act as both master servicer and
                                 special servicer for one of our trusts.
                                 Notwithstanding the reference to the duties of
                                 a special servicer above, we will not transfer
                                 to an issuing entity any mortgage loan that is
                                 more than 90 days delinquent or in foreclosure
                                 or any foreclosure property. However, any
                                 mortgage loan that we transfer to an issuing
                                 entity may subsequently become non-performing
                                 or the related mortgaged real property may
                                 subsequently become foreclosure property.

                                 If the assets of any issuing entity include
                                 mortgage-backed securities, the parties to the
                                 applicable governing document(s) may also
                                 include a manager that will be responsible for
                                 performing various administrative duties with
                                 respect to those mortgage-backed securities. If
                                 the related trustee assumes those duties,
                                 however, there will be no manager.

                                 Compensation arrangements for a trustee, master
                                 servicer, special servicer or manager for any
                                 issuing entity may vary from securitization
                                 transaction to securitization transaction.

                                 In the related prospectus supplement, we will
                                 identify the trustee and any master servicer,
                                 special servicer or manager for each series of
                                 offered certificates and will describe their
                                 respective duties and compensation in further
                                 detail. See "DESCRIPTION OF THE GOVERNING
                                 DOCUMENTS."

                                 Any servicer, master servicer or special
                                 servicer for any issuing entity may perform any
                                 or all of its servicing duties under the
                                 applicable governing document(s) through one or
                                 more primary servicers or sub-servicers. In the
                                 related prospectus supplement, we will identify
                                 any such primary servicer or sub-servicer that,
                                 at

--------------------------------------------------------------------------------

                                      -7-

--------------------------------------------------------------------------------

                                 the time of initial issuance of the subject
                                 offered certificates, is (a) affiliated with us
                                 or with the issuing entity or any sponsor for
                                 the subject securitization transaction or (b)
                                 services 10% or more of the related mortgage
                                 asset pool, by balance.

CHARACTERISTICS OF THE
MORTGAGE ASSETS...............   The assets of any issuing entity will, in
                                 general, include mortgage loans. Each of those
                                 mortgage loans will constitute the obligation
                                 of one or more persons to repay a debt. The
                                 performance of that obligation will be secured
                                 by a first or junior lien on, or security
                                 interest in, the fee, leasehold or other
                                 interest(s) of the related borrower or another
                                 person in or with respect to one or more
                                 commercial or multifamily real properties. In
                                 particular, those properties may include:

                                 o    rental or cooperatively-owned buildings
                                      with multiple dwelling units;

                                 o    retail properties related to the sale of
                                      consumer goods and other products, or
                                      related to providing entertainment,
                                      recreational or personal services, to the
                                      general public;

                                 o    office buildings;

                                 o    hospitality properties;

                                 o    casino properties;

                                 o    health care-related facilities;

                                 o    industrial facilities;

                                 o    warehouse facilities, mini-warehouse
                                      facilities and self-storage facilities;

                                 o    restaurants, taverns and other
                                      establishments involved in the food and
                                      beverage industry;

                                 o    manufactured housing communities, mobile
                                      home parks and recreational vehicle parks;

                                 o    recreational and resort properties;

                                 o    arenas and stadiums;

                                 o    churches and other religious facilities;

                                 o    parking lots and garages;

                                 o    mixed use properties;

--------------------------------------------------------------------------------

                                      -8-

--------------------------------------------------------------------------------

                                 o    other income-producing properties; and/or

                                 o    unimproved land.

                                 The mortgage loans underlying a series of
                                 offered certificates may have a variety of
                                 payment terms. For example, any of those
                                 mortgage loans--

                                 o    may provide for the accrual of interest at
                                      a mortgage interest rate that is fixed
                                      over its term, that resets on one or more
                                      specified dates or that otherwise adjusts
                                      from time to time;

                                 o    may provide for the accrual of interest at
                                      a mortgage interest rate that may be
                                      converted at the borrower's election from
                                      an adjustable to a fixed interest rate or
                                      from a fixed to an adjustable interest
                                      rate;

                                 o    may provide for no accrual of interest;

                                 o    may provide for level payments to stated
                                      maturity, for payments that reset in
                                      amount on one or more specified dates or
                                      for payments that otherwise adjust from
                                      time to time to accommodate changes in the
                                      mortgage interest rate or to reflect the
                                      occurrence of specified events;

                                 o    may be fully amortizing or, alternatively,
                                      may be partially amortizing or
                                      nonamortizing, with a substantial payment
                                      of principal due on its stated maturity
                                      date;

                                 o    may permit the negative amortization or
                                      deferral of accrued interest;

                                 o    may prohibit some or all voluntary
                                      prepayments or require payment of a
                                      premium, fee or charge in connection with
                                      those prepayments;

                                 o    may permit defeasance and the release of
                                      real property collateral in connection
                                      with that defeasance;

                                 o    may provide for payments of principal,
                                      interest or both, on due dates that occur
                                      monthly, bi-monthly, quarterly,
                                      semi-annually, annually or at some other
                                      interval; and/or

                                 o    may have two or more component parts, each
                                      having characteristics that are otherwise
                                      described in this prospectus as being
                                      attributable to separate and distinct
                                      mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates
                                 will be secured by liens on real properties

--------------------------------------------------------------------------------

                                      -9-

--------------------------------------------------------------------------------

                                 located in the United States, its territories
                                 and possessions. However, some of those
                                 mortgage loans may be secured by liens on real
                                 properties located outside the United States,
                                 its territories and possessions, provided that
                                 foreign mortgage loans do not represent more
                                 than 10% of the related mortgage asset pool, by
                                 balance.

                                 We, the depositor, do not originate mortgage
                                 loans. However, some or all of the mortgage
                                 loans held by an issuing entity may be
                                 originated by our affiliates.

                                 Neither we nor any of our affiliates will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates. Unless we expressly state
                                 otherwise in the related prospectus supplement,
                                 no governmental agency or instrumentality will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates.

                                 The assets of any issuing entity may also
                                 include mortgage participations, mortgage
                                 pass-through certificates, collateralized
                                 mortgage obligations and other mortgage-backed
                                 securities, that evidence an interest in, or
                                 are secured by a pledge of, one or more
                                 mortgage loans of the type described above. We
                                 will not transfer a mortgage-backed security to
                                 any issuing entity unless--

                                 o    the security has been registered under the
                                      Securities Act of 1933, as amended, or

                                 o    we would be free to publicly resell the
                                      security without registration.

                                 In addition to the asset classes described
                                 above in this "--Characteristics of the
                                 Mortgage Assets" subsection, we may transfer to
                                 an issuing entity loans secured by equipment or
                                 inventory related to the real property
                                 collateral securing a mortgage loan held by
                                 that issuing entity, provided that such other
                                 asset classes in the aggregate will not exceed
                                 10% by principal balance of the related asset
                                 pool.

                                 We will describe the specific characteristics
                                 of the mortgage assets underlying a series of
                                 offered certificates in the related prospectus
                                 supplement.

                                 Assets held by an issuing entity will also
                                 include: (a) cash, including in the form of
                                 initial deposits and collections on the related
                                 mortgage loans, mortgage-backed securities and
                                 instruments of credit enhancement, guaranteed
                                 investment contracts, interest rate exchange
                                 agreements, interest rate floor or cap
                                 agreements and currency exchange agreements;
                                 (b) bank accounts; (c) permitted investments;
                                 and (d) following

--------------------------------------------------------------------------------

                                      -10-

--------------------------------------------------------------------------------

                                 foreclosure, acceptance of a deed in lieu of
                                 foreclosure or any other enforcement action,
                                 real property and other collateral for
                                 defaulted mortgage loans.

                                 See "THE TRUST FUND--Mortgage Loans" and
                                 "--Mortgage-Backed Securities."

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS....   We will generally acquire the mortgage assets
                                 to be securitized from Merrill Lynch Mortgage
                                 Lending, Inc. or another of our affiliates or
                                 from another seller of commercial and
                                 multifamily mortgage loans. We will then
                                 transfer those mortgage assets to the issuing
                                 entity for the related securitization
                                 transaction.

                                 If and to the extent described in the related
                                 prospectus supplement, we, a mortgage asset
                                 seller or another specified person or entity
                                 may make or assign to or for the benefit of an
                                 issuing entity various representations and
                                 warranties, or may be obligated to deliver to
                                 an issuing entity various documents, in either
                                 case relating to some or all of the mortgage
                                 assets transferred to that issuing entity. A
                                 material breach of one of those representations
                                 and warranties or a failure to deliver a
                                 material document may, under the circumstances
                                 described in the related prospectus supplement,
                                 give rise to an obligation to repurchase the
                                 affected mortgage asset(s) from the subject
                                 issuing entity or to replace the affected
                                 mortgage asset(s) with other mortgage asset(s)
                                 that satisfy the criteria specified in the
                                 related prospectus supplement.

                                 In general, the total outstanding principal
                                 balance of the mortgage assets transferred by
                                 us to any particular issuing entity will equal
                                 or exceed the initial total outstanding
                                 principal balance of the related series of
                                 certificates. In the event that the total
                                 outstanding principal balance of the related
                                 underlying mortgage loans initially delivered
                                 by us to the related trustee is less than the
                                 initial total outstanding principal balance of
                                 any series of certificates, the subject
                                 securitization transaction may include a
                                 prefunding feature, in which case we may
                                 deposit or arrange for the deposit of cash or
                                 liquid investments on an interim basis with the
                                 related trustee to cover the shortfall. For a
                                 specified period, as set forth in the related
                                 prospectus supplement, following the date of
                                 initial issuance of that series of
                                 certificates, which will constitute the
                                 prefunding period, we or our designee will be
                                 entitled to obtain a release of the deposited
                                 cash or investments if we deliver or arrange
                                 for delivery of a corresponding amount of
                                 mortgage assets. If we fail, however, to
                                 deliver or arrange for the delivery of mortgage
                                 assets sufficient to make up the entire
                                 shortfall within the prefunding period, any of
                                 the cash or, following liquidation, investments
                                 remaining on deposit with the related trustee
                                 will be used by the related trustee to pay down
                                 the total principal balance of the

--------------------------------------------------------------------------------

                                      -11-

--------------------------------------------------------------------------------

                                 related series of certificates, as described in
                                 the related prospectus supplement.

                                 If the subject securitization transaction
                                 involves a prefunding feature, then we will
                                 indicate in the related prospectus supplement,
                                 among other things:

                                 o    the term or duration of the prefunding
                                      period, which may not extend beyond one
                                      year from the date of initial issuance of
                                      the related offered certificates;

                                 o    the amount of proceeds to be deposited in
                                      the applicable prefunding account and the
                                      percentage of the mortgage asset pool and
                                      any class or series of offered
                                      certificates represented by those
                                      proceeds, which proceeds may not exceed
                                      50% of the related offering proceeds; and

                                 o    any limitation on the ability to add pool
                                      assets.

                                 If so specified in the related prospectus
                                 supplement, we or another specified person or
                                 entity may be permitted, at our or its option,
                                 but subject to the conditions specified in that
                                 prospectus supplement, to acquire from the
                                 related issuing entity particular mortgage
                                 assets underlying a series of certificates in
                                 exchange for:

                                 o    cash that would be applied to pay down the
                                      principal balances of certificates of that
                                      series; and/or

                                 o    other mortgage loans or mortgage-backed
                                      securities that--

                                      1.   conform to the description of
                                           mortgage assets in this prospectus,
                                           and

                                      2.   satisfy the criteria set forth in the
                                           related prospectus supplement.

                                 For example, if a mortgage loan backing a
                                 series of offered certificates defaults, then
                                 it may be subject to (a) a purchase option on
                                 the part of another lender whose loan is
                                 secured by a lien on the same real estate
                                 collateral or by a lien on an equity interest
                                 in the related borrower and/or (b) a fair value
                                 purchase option under the applicable governing
                                 document(s) for the subject securitization
                                 transaction or another servicing agreement.

                                 In addition, if so specified in the related
                                 prospectus supplement, but subject to the
                                 conditions specified in that prospectus
                                 supplement, one or more holders of certificates
                                 may exchange those certificates for one or more
                                 of the mortgage loans or

--------------------------------------------------------------------------------

                                      -12-

--------------------------------------------------------------------------------

                                 mortgage-backed securities constituting part of
                                 the mortgage pool underlying those
                                 certificates.

                                 Further, if so specified in the related
                                 prospectus supplement, a special servicer or
                                 other specified party for one of our
                                 securitizations may be obligated, under the
                                 circumstances described in that prospectus
                                 supplement, to sell on behalf of the related
                                 issuing entity a delinquent or defaulted
                                 mortgage asset.

                                 See also "--Optional or Mandatory Redemption or
                                 Termination" below.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES .................   An offered certificate may entitle the holder
                                 to receive:

                                 o    a stated principal amount, which will be
                                      represented by its principal balance, if
                                      any;

                                 o    interest on a principal balance or
                                      notional amount, at a fixed, floating,
                                      adjustable or variable pass-through rate,
                                      which pass-through rate may change as of a
                                      specified date or upon the occurrence of
                                      specified events or for any other reason
                                      from one accrual or payment period to
                                      another, as described in the related
                                      prospectus supplement;

                                 o    specified, fixed or variable portions of
                                      the interest, principal or other amounts
                                      received on the related underlying
                                      mortgage loans or mortgage-backed
                                      securities;

                                 o    payments of principal, with
                                      disproportionate, nominal or no payments
                                      of interest;

                                 o    payments of interest, with
                                      disproportionate, nominal or no payments
                                      of principal;

                                 o    payments of interest on a deferred or
                                      partially deferred basis, which deferred
                                      interest may be added to the principal
                                      balance, if any, of the subject class of
                                      offered certificates or which deferred
                                      interest may or may not itself accrue
                                      interest, all as set forth in the related
                                      prospectus supplement;

                                 o    payments of interest or principal that
                                      commence only as of a specified date or
                                      only after the occurrence of specified
                                      events, such as the payment in full of the
                                      interest and principal outstanding on one
                                      or more other classes of certificates of
                                      the same series;

--------------------------------------------------------------------------------

                                      -13-

--------------------------------------------------------------------------------

                                 o    payments of interest or principal that
                                      are, in whole or in part, calculated based
                                      on or payable specifically from payments
                                      or other collections on particular related
                                      underlying mortgage loans or
                                      mortgage-backed securities;

                                 o    payments of principal to be made, from
                                      time to time or for designated periods, at
                                      a rate that is--

                                      1.   faster and, in some cases,
                                           substantially faster, or

                                      2.   slower and, in some cases,
                                           substantially slower,

                                      than the rate at which payments or other
                                      collections of principal are received on
                                      the related underlying mortgage loans or
                                      mortgage-backed securities;

                                 o    payments of principal to be made, subject
                                      to available funds, based on a specified
                                      principal payment schedule or other
                                      methodology;

                                 o    payments of principal that may be
                                      accelerated or slowed in response to a
                                      change in the rate of principal payments
                                      on the related underlying mortgage loans
                                      or mortgage-backed securities in order to
                                      protect the subject class of offered
                                      certificates or, alternatively, to protect
                                      one or more other classes of certificates
                                      of the same series from prepayment and/or
                                      extension risk;

                                 o    payments of principal out of amounts other
                                      than payments or other collections of
                                      principal on the related underlying
                                      mortgage loans or mortgage-backed
                                      securities, such as excess spread on the
                                      related underlying mortgage loans or
                                      mortgage-backed securities or amounts
                                      otherwise payable as interest with respect
                                      to another class of certificates of the
                                      same series, which other class of
                                      certificates provides for the deferral of
                                      interest payments thereon;

                                 o    payments of residual amounts remaining
                                      after required payments have been made
                                      with respect to other classes of
                                      certificates of the same series; or

                                 o    payments of all or part of the prepayment
                                      or repayment premiums, fees and charges,
                                      equity participations payments or other
                                      similar items received on the related
                                      underlying mortgage loans or
                                      mortgage-backed securities.

                                 Any class of offered certificates may be senior
                                 or subordinate to or pari passu with one or
                                 more other classes of certificates of the

--------------------------------------------------------------------------------

                                      -14-

--------------------------------------------------------------------------------

                                 same series, including a non-offered class of
                                 certificates of that series, for purposes of
                                 some or all payments and/or allocations of
                                 losses.

                                 A class of offered certificates may have two or
                                 more component parts, each having
                                 characteristics that are otherwise described in
                                 this prospectus as being attributable to
                                 separate and distinct classes.

                                 Payments on a class of offered certificates may
                                 occur monthly, bi-monthly, quarterly,
                                 semi-annually or at any other specified
                                 interval, commencing on the distribution date
                                 specified in the related prospectus supplement.

                                 We will describe the specific characteristics
                                 of each class of offered certificates in the
                                 related prospectus supplement, including
                                 payment characteristics and authorized
                                 denominations. Among other things, in the
                                 related prospectus supplement, we will
                                 summarize the flow of funds, payment priorities
                                 and allocations among the respective classes of
                                 offered certificates of any particular series,
                                 the respective classes of non-offered
                                 certificates of that series, and fees and
                                 expenses, to the extent necessary to understand
                                 the payment characteristics of those classes of
                                 offered certificates, and we will identify any
                                 events in the applicable governing document(s)
                                 that would alter the transaction structure or
                                 flow of funds. See "DESCRIPTION OF THE
                                 CERTIFICATES."

CREDIT SUPPORT AND
REINVESTMENT, INTEREST RATE
AND CURRENCY-RELATED
PROTECTION FOR THE OFFERED
CERTIFICATES..................   Some classes of offered certificates may be
                                 protected in full or in part against defaults
                                 and losses, or select types of defaults and
                                 losses, on the related underlying mortgage
                                 loans or mortgage-backed securities through the
                                 subordination of one or more other classes of
                                 certificates of the same series or by other
                                 types of credit support. The other types of
                                 credit support may include
                                 overcollateralization or a letter of credit, a
                                 surety bond, an insurance policy, a guarantee
                                 or a reserve fund. We will describe the credit
                                 support, if any, for each class of offered
                                 certificates and, if applicable, we will
                                 identify the provider of that credit support,
                                 in the related prospectus supplement. In
                                 addition, we will summarize in the related
                                 prospectus supplement how losses not covered by
                                 credit enhancement or support will be allocated
                                 to the subject series of offered certificates.

                                 The assets of an issuing entity with respect to
                                 any series of offered certificates may also
                                 include any of the following agreements:

--------------------------------------------------------------------------------

                                      -15-

--------------------------------------------------------------------------------

                                 o    guaranteed investment contracts in
                                      accordance with which moneys held in the
                                      funds and accounts established with
                                      respect to those offered certificates will
                                      be invested at a specified rate;

                                 o    interest rate exchange agreements or
                                      interest rate cap or floor agreements; or

                                 o    currency exchange agreements.

                                 We will describe the types of reinvestment,
                                 interest rate and currency related protection,
                                 if any, for each class of offered certificates
                                 and, if applicable, we will identify the
                                 provider of that protection, in the related
                                 prospectus supplement.

                                 See "RISK FACTORS," "THE TRUST FUND" and
                                 "DESCRIPTION OF CREDIT SUPPORT."

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS...............   If the assets of an issuing entity for a series
                                 of offered certificates include mortgage loans,
                                 then, as and to the extent described in the
                                 related prospectus supplement, the related
                                 master servicer, the related special servicer,
                                 the related trustee, any related provider of
                                 credit support and/or any other specified
                                 person may be obligated to make, or may have
                                 the option of making, advances with respect to
                                 those mortgage loans to cover--

                                 o    delinquent scheduled payments of principal
                                      and/or interest, other than balloon
                                      payments,

                                 o    property protection expenses,

                                 o    other servicing expenses, or

                                 o    any other items specified in the related
                                      prospectus supplement.

                                 Any party making advances will be entitled to
                                 reimbursement from subsequent recoveries on the
                                 related mortgage loan and as otherwise
                                 described in this prospectus or the related
                                 prospectus supplement. That party may also be
                                 entitled to receive interest on its advances
                                 for a specified period. See "DESCRIPTION OF THE
                                 GOVERNING DOCUMENTS--Advances."

                                 If the assets of an issuing entity for a series
                                 of offered certificates include mortgage-backed
                                 securities, we will describe in the related
                                 prospectus supplement any comparable advancing
                                 obligations with respect to those
                                 mortgage-backed securities or the underlying
                                 mortgage loans.

--------------------------------------------------------------------------------

                                      -16-

--------------------------------------------------------------------------------

OPTIONAL OR MANDATORY
REDEMPTION OR TERMINATION.....   We will describe in the related prospectus
                                 supplement any circumstances involving an
                                 optional or mandatory redemption of offered
                                 certificates or an optional or mandatory
                                 termination of the related issuing entity. In
                                 particular, a master servicer, special servicer
                                 or other designated party may be permitted or
                                 obligated to purchase or sell--

                                 o    all the mortgage assets held by any
                                      particular issuing entity, thereby
                                      resulting in a termination of that issuing
                                      entity, or

                                 o    that portion of the mortgage assets held
                                      by any particular issuing entity as is
                                      necessary or sufficient to retire one or
                                      more classes of offered certificates of
                                      the related series.

                                 See "DESCRIPTION OF THE
                                 CERTIFICATES--Termination and Redemption."

FEDERAL INCOME TAX
CONSEQUENCES..................   Any class of offered certificates will
                                 constitute or evidence ownership of:

                                 o    regular interests or residual interests in
                                      a real estate mortgage investment conduit
                                      under Sections 860A through 860G of the
                                      Internal Revenue Code of 1986; or

                                 o    interests in a grantor trust under Subpart
                                      E of Part I of Subchapter J of the
                                      Internal Revenue Code of 1986.

                                 See "FEDERAL INCOME TAX CONSEQUENCES."

ERISA CONSIDERATIONS..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement,
                                 you are encouraged to review with your legal
                                 advisor whether the purchase or holding of
                                 offered certificates could give rise to a
                                 transaction that is prohibited or is not
                                 otherwise permissible under applicable law. See
                                 "ERISA CONSIDERATIONS."

LEGAL INVESTMENT..............   If your investment authority is subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You are encouraged to consult
                                 your legal advisor to determine whether and to
                                 what extent the offered certificates constitute
                                 a legal investment for you. We will specify in
                                 the related prospectus supplement which classes
                                 of the offered certificates, if any, will
                                 constitute mortgage related securities for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. See "LEGAL
                                 INVESTMENT."

--------------------------------------------------------------------------------

                                      -17-

                                  RISK FACTORS

     YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THE FACTORS SET FORTH
UNDER "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT, IN DECIDING WHETHER
TO PURCHASE OFFERED CERTIFICATES.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market.
Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related underlying mortgage loans or mortgage-backed securities. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     o    the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

                                      -18-

     o    legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     o    investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties,
          and

     o    investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related underlying mortgage loans or mortgage-backed securities. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS
OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED
PAYMENTS ON THOSE CERTIFICATES

     The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related issuing entity. The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the assets of the related issuing entity are insufficient. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the assets of the related issuing entity. If the assets of the related issuing entity are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related underlying mortgage loans or mortgage-backed securities. Actual losses may, however, exceed the assumed levels. See "DESCRIPTION OF THE
CERTIFICATES--Allocation of Losses and Shortfalls" and "DESCRIPTION OF CREDIT
SUPPORT." If actual losses on the related underlying mortgage loans or mortgage-backed securities exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses.
For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is

                                      -19-

possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o    an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

     o    a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as to the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o    the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     o    the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

                                      -20-

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related underlying mortgage loans or mortgage-backed securities.
Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o    vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     o    be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your
Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly
Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.
The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a

                                      -21-

series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     There Is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    occupancy levels at or near the time of refinancing;

     o    the operating history of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant geographic area;

     o    changes in rental rates in the relevant geographic area;

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o    the availability of credit for multifamily rental or commercial properties.

                                      -22-

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that real property with the result that the real property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon.

     In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     o    the sufficiency of the net operating income of the applicable real property;

     o    the market value of the applicable real property at or prior to maturity; and

     o    the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related mortgaged property and the related borrower's ability to refinance the mortgage loan or sell the related mortgaged property.

                                      -23-

     Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     o    the location, age, functionality, design and construction quality of the subject property;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

     o    the degree to which the subject property competes with other properties in the area;

     o    the proximity and attractiveness of competing properties;

     o    the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    tenant mix and concentration;

     o    national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o    local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

     o    customer confidence, tastes and preferences;

     o    retroactive changes in building codes and other applicable laws;

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    vulnerability to litigation by tenants and patrons.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     o    an increase in interest rates, real estate taxes and other operating expenses;

     o    an increase in the capital expenditures needed to maintain the property or make improvements;

     o    a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

     o    a decline in rental rates as leases are renewed or replaced;

                                      -24-

     o    natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

     o    environmental contamination.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o    the ratio of fixed operating expenses to those that vary with revenues; and

     o    the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on
Tenants. Generally, multifamily and commercial properties are subject to leases.
The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     o    to pay for maintenance and other operating expenses associated with the property;

     o    to fund repairs, replacements and capital improvements at the property; and

     o    to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

     Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

     o    a general inability to lease space;

     o    an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

                                      -25-

     o    an increase in tenant payment defaults or any other inability to collect rental payments;

     o    a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o    an increase in leasing costs and/or the costs of performing landlord obligations under existing leases;

     o    an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o    a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant.

     With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more--and possibly all--of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

     Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

     Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property
Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Accordingly, factors that will affect the operation and value of a commercial property include:

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

     o    the number of tenants.

                                      -26-

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the
U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     o    the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

     o    an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected Even When Current Operating Income
is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     o    changes in interest rates;

     o    the availability of refinancing sources;

     o    changes in governmental regulations, licensing or fiscal policy;

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

                                      -27-

     o    managing operating expenses; and

     o    ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o    maintain or improve occupancy rates, business and cash flow,

     o    reduce operating and repair costs, and

     o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     o    rental rates;

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     o    offers lower rents;

     o    has lower operating costs;

     o    offers a more favorable location; or

     o    offers better facilities.

                                      -28-

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     The Prospective Performance of the Multifamily and Commercial Mortgage
Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our
Other Trusts. Notwithstanding that there are many common factors affecting the profitability and value of income-producing properties in general, those factors do not apply equally to all income-producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income-producing property. See, for example, "--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan" below. Each income-producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis. Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time. The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY SECURE MORTGAGE LOANS
UNDERLYING A SERIES OF OFFERED CERTIFICATES AND EACH TYPE OF INCOME-PRODUCING
PROPERTY MAY PRESENT SPECIAL RISKS AS COLLATERAL FOR A LOAN

     General. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As discussed under "--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There is No Assurance" above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property, and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

     o    the physical attributes of the property, such as its age, appearance, amenities and construction quality in relation to competing buildings;

     o    the types of services or amenities offered at the property;

     o    the location of the property;

     o    distance from employment centers and shopping areas;

     o    local factory or other large employer closings;

     o    the characteristics of the surrounding neighborhood, which may change over time;

                                      -29-

     o    the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the property's reputation;

     o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o    compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

     o    the ability of management to respond to competition;

     o    the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, or personnel from a local military base or students;

     o    in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

     o    adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o    state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o    the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o    the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

     o    the extent to which increases in operating costs may be passed through to tenants; and

     o    the financial condition of the owner of the property.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the

                                      -30-

tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o    require written leases;

     o    require good cause for eviction;

     o    require disclosure of fees;

     o    prohibit unreasonable rules;

     o    prohibit retaliatory evictions;

     o    prohibit restrictions on a resident's choice of unit vendors;

     o    limit the bases on which a landlord may increase rent; or

     o    prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

                                      -31-

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o    mortgage loan payments,

     o    real property taxes,

     o    maintenance expenses, and

     o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o    maintenance payments from the tenant/shareholders, and

     o    any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

     o    the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

     o    the possibility that, upon foreclosure, if the cooperatively-owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

                                      -32-

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o    shopping centers,

     o    factory outlet centers,

     o    malls,

     o    automotive sales and service centers,

     o    consumer oriented businesses,

     o    department stores,

     o    grocery stores,

     o    convenience stores,

     o    specialty shops,

     o    gas stations,

     o    movie theaters,

     o    fitness centers,

     o    bowling alleys,

     o    salons, and

     o    dry cleaners.

     A number of factors may affect the value and operation of a retail property. Some of these factors include:

     o    the strength, stability, number and quality of the tenants;

     o    tenants' sales;

     o    tenant mix;

                                      -33-

     o    whether the property is in a desirable location;

     o    the physical condition and amenities of the building in relation to competing buildings;

     o    whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

     o    the financial condition of the owner of the property.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

     o    lower rents,

     o    grant a potential tenant a free rent or reduced rent period,

     o    improve the condition of the property generally, or

     o    make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

     o    competition from other retail properties;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    perceptions regarding the safety of the surrounding area;

     o    demographics of the surrounding area;

     o    the strength and stability of the local, regional and national economies;

     o    traffic patterns and access to major thoroughfares;

     o    the visibility of the property;

     o    availability of parking;

     o    the particular mixture of the goods and services offered at the property;

     o    customer tastes, preferences and spending patterns; and

     o    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or

                                      -34-

revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.

     A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

     In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

     Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o    the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

     o    the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be;
          or

     o    a loss of an anchor tenant's ability to attract shoppers.

                                      -35-

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    home shopping networks and programs;

     o    internet web sites and electronic media shopping; and

     o    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include:

     o    the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

     o    the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system.
          parking and the building's compatibility with current business wiring requirements;

     o    whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

     o    the location of the property with respect to the central business district or population centers;

     o    demographic trends within the metropolitan area to move away from or towards the central business district;

     o    social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o    tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o    local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o    the quality and philosophy of building management;

                                      -36-

     o    access to mass transportation;

     o    accessibility from surrounding highways/streets;

     o    changes in zoning laws; and

     o    the financial condition of the owner.

     With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o    rental rates;

     o    the building's age, condition and design, including floor sizes and layout;

     o    access to public transportation and availability of parking; and

     o    amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

     o    the cost and quality of labor;

     o    tax incentives; and

     o    quality of life considerations, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

     o    full service hotels;

     o    resort hotels with many amenities;

     o    limited service hotels;

                                      -37-

     o    hotels and motels associated with national or regional franchise chains;

     o    hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o    other lodging facilities.

     Factors affecting the value, operation and economic performance of a hospitality property include:

     o    the location of the property and its proximity to major population centers or attractions;

     o    the seasonal nature of business at the property;

     o    the level of room rates relative to those charged by competitors;

     o    quality and perception of the franchise affiliation, if any;

     o    economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o    the existence or construction of competing hospitality properties;

     o    nature and quality of the services and facilities;

     o    financial strength and capabilities of the owner and operator;

     o    the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o    increases in operating costs, which may not be offset by increased room rates;

     o    the property's dependence on business and commercial travelers and tourism;

     o    changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

     o    changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a

                                      -38-

franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     o    the continued existence and financial strength of the franchisor;

     o    the public perception of the franchise service mark; and

     o    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.
Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

     Casino Properties. Factors affecting the economic performance of a casino property include:

     o    location, including proximity to or easy access from major population centers;

     o    appearance;

     o    economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o    the existence or construction of competing casinos;

     o    dependence on tourism; and

     o    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o    providing alternate forms of entertainment, such as performers and sporting events, and

     o    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

                                      -39-

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health care-related properties include:

     o    hospitals;

     o    medical offices;

     o    skilled nursing facilities;

     o    nursing homes;

     o    congregate care facilities; and

     o    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

     o    administrative rulings;

     o    policy interpretations;

     o    delays by fiscal intermediaries; and

     o    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

                                      -40-

     Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     o    federal and state licensing requirements;

     o    facility inspections;

     o    rate setting;

     o    reimbursement policies; and

     o    laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.
The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     The value and operation of an industrial property depends on:

     o    location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3.   accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o    building design of the property, the desirability of which in a particular instance may depend on--

                                      -41-

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8.   adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities;
               and

     o    the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

     o    building design,

     o    location and visibility,

     o    tenant privacy,

     o    efficient access to the property,

     o    proximity to potential users, including apartment complexes or commercial users,

     o    services provided at the property, such as security,

     o    age and appearance of the improvements, and

     o    quality of management.

     In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to these facilities.

                                      -42-

Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

     o    competition from facilities having businesses similar to a particular restaurant or tavern;

     o    perceptions by prospective customers of safety, convenience, services and attractiveness;

     o    the cost, quality and availability of food and beverage products;

     o    negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o    changes in demographics, consumer habits and traffic patterns;

     o    the ability to provide or contract for capable management; and

     o    retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o    market segment,

     o    product,

     o    price,

     o    value,

     o    quality,

     o    service,

     o    convenience,

     o    location, and

     o    the nature and condition of the restaurant facility.

                                      -43-

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o    lower operating costs,

     o    more favorable locations,

     o    more effective marketing,

     o    more efficient operations, or

     o    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     o    actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2.   require renovation, refurbishment, expansion or other
               expenditures;

     o    the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o    the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing

                                      -44-

community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     o    location of the manufactured housing property;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the number of comparable competing properties in the local market;

     o    the age, appearance, condition and reputation of the property;

     o    the quality of management; and

     o    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o    multifamily rental properties,

     o    cooperatively-owned apartment buildings,

     o    condominium complexes, and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing

                                      -45-

community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.
Factors affecting the economic performance of a property of this type include:

     o    the location and appearance of the property;

     o    the appeal of the recreational activities offered;

     o    the existence or construction of competing properties, whether are not they offer the same activities;

     o    the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o    geographic location and dependence on tourism;

     o    changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o    seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o    sensitivity to weather and climate changes; and

     o    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

                                      -46-

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

     o    sporting events;

     o    musical events;

     o    theatrical events;

     o    animal shows; and/or

     o    circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

     o    the appeal of the particular event;

     o    the cost of admission;

     o    perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o    perceptions by prospective patrons of the safety of the surrounding area; and

     o    the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

                                      -47-

     o    the number of rentable parking spaces and rates charged;

     o    the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o    the amount of alternative parking spaces in the area;

     o    the availability of mass transit; and

     o    the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o    its location,

     o    its size,

     o    the surrounding neighborhood, and

     o    local zoning laws.

ANY ANALYSIS OF THE VALUE OR INCOME PRODUCING ABILITY OF A COMMERCIAL OR
MULTIFAMILY PROPERTY IS HIGHLY SUBJECTIVE AND SUBJECT TO ERROR

     Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o    the successful operation of the property, and

     o    its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

     o    the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.

                                      -48-

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o    make the loan payments on the related mortgage loan,

     o    cover operating expenses, and

     o    fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o    some health care-related facilities,

     o    hotels and motels,

     o    recreational vehicle parks, and

     o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o    warehouses,

     o    retail stores,

     o    office buildings, and

     o    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o    increases in energy costs and labor costs;

     o    increases in interest rates and real estate tax rates; and

     o    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

                                      -49-

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

     o    the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o    the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o    the lender has greater protection against loss on liquidation following a borrower default.

     However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o    the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o    the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o    the income capitalization method, which takes into account the property's projected net cash flow; or

     o    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     o    it is often difficult to find truly comparable properties that have recently been sold;

     o    the replacement cost of a property may have little to do with its current market value; and

     o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is

                                      -50-

insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

     o    the operation of all of the related real properties, and

     o    the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     o    any adverse economic developments that occur in the locale, state or region where the properties are located;

     o    changes in the real estate market where the properties are located;

     o    changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o    acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

                                      -51-

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

ADDITIONAL SECURED DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON
A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Subordinate Financing."

WITH RESPECT TO CERTAIN MORTGAGE LOANS INCLUDED IN OUR TRUSTS, THE MORTGAGED
PROPERTY OR PROPERTIES THAT SECURE THE SUBJECT MORTGAGE LOAN IN THE TRUST ALSO
SECURE ONE (1) OR MORE RELATED MORTGAGE LOANS THAT ARE NOT IN THE TRUST; THE
INTERESTS OF THE HOLDERS OF THOSE NON-TRUST MORTGAGE LOANS MAY CONFLICT WITH
YOUR INTERESTS

     Certain mortgage loans included in our trusts are each part of a loan combination or split loan structure that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. See "THE TRUST FUND--Mortgage
Loans--Loan Combinations." Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in one of our trusts, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding

                                      -52-

various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer
(without cause) with respect to the mortgage loan in our trust. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any non-trust mortgage loan in a loan combination that includes a mortgage loan in one of our trusts --or, if applicable, any representative, designee or assignee of that holder with respect to the particular right -- will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

     In addition, certain of mortgage loans included in our trusts that are part of a loan combination will be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination. Consequently, the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans and the parties with control over the servicing of those mortgage loans may have interests that conflict with your interests. See "DESCRIPTION OF THE GOVERNING DOCUMENTS--Servicing Mortgage Loans
That Are Part of a Loan Combination."

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS AND/OR HINDER RECOVERY

     Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

     Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

     o    operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

     o    individuals that have personal liabilities unrelated to the property.

     In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower's leasehold interest in the related mortgaged real property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

     However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for

                                      -53-

bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

     With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates. See "--Borrower Bankruptcy
Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your
Offered Certificates" below and "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy
Laws."

     The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

     The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

     The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.
This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

                                      -54-

     A bankruptcy court also may:

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

     o    as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o    that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o    that the results of the environmental testing were accurately evaluated in all cases;

     o    that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o    that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

                                      -55-

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o    tenants at the property, such as gasoline stations or dry cleaners, or

     o    conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o    agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o    the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to
1978--

     o    to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

     o    to deliver to potential residents or purchasers a United States
          Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

                                      -56-

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     o    the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o    the related real property, or

     o    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

                                      -57-

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     o    the default is deemed to be immaterial,

     o    the exercise of those remedies would be inequitable or unjust, or

     o    the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "LEGAL ASPECTS OF MORTGAGE
LOANS--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of U.S. Treasury obligations or other government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CERTAIN ASPECTS OF SUBORDINATION AGREEMENTS, INCLUDING CO-LENDER AGREEMENTS
EXECUTED IN CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES
THAT ARE PART OF A SPLIT LOAN STRUCTURE, MAY BE UNENFORCEABLE

     Pursuant to co-lender, intercreditor and similar agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are, in each case, intended to be senior to one or more other mortgage loans--not included in the related trust--that encumber the related mortgaged property, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust--directly or through an applicable servicer--will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North
LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the
United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the

                                      -58-

trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

WORLD EVENTS AND NATURAL DISASTERS COULD HAVE AN ADVERSE IMPACT ON THE REAL
PROPERTIES SECURING THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES AND
CONSEQUENTLY COULD REDUCE THE CASH FLOW AVAILABLE TO MAKE PAYMENTS ON THE
OFFERED CERTIFICATES

     The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

JURISDICTIONS WITH ONE ACTION OR SECURITY FIRST RULES AND/OR ANTI-DEFICIENCY
LEGISLATION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO FORECLOSE ON A REAL
PROPERTY OR TO REALIZE ON OBLIGATIONS SECURED BY A REAL PROPERTY

     Several states, including California, have laws that prohibit more than one
"judicial action" to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender's realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which "one action," "security first" and/or "anti-deficiency"
rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust's rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional - and perhaps significant additional -
delay and expense in foreclosing on the underlying real properties located in states affected by "one action," "security first" or "anti-deficiency" rules.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure--One Action and Security First
Rules" and "--Foreclosure--Anti-Deficiency Legislation."

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD
LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

                                      -59-

     o    war,

     o    riot, strike and civil commotion,

     o    terrorism,

     o    nuclear, biological or chemical materials,

     o    revolution,

     o    governmental actions,

     o    floods and other water-related causes,

     o    earth movement, including earthquakes, landslides and mudflows,

     o    wet or dry rot,

     o    mold,

     o    vermin, and

     o    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

     Not all of the mortgaged real properties that secure mortgage loans included in one of our trusts will be insured against acts of terrorism. Some of those mortgage loans may not require terrorism insurance coverage. In other cases, because of heightened concern over future terrorist activities in the
United States, it may be difficult for borrowers to obtain or renew terrorism insurance coverage at commercially reasonable rates.

     There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

     Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

                                      -60-

LENDING ON CONDOMINIUM UNITS CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON NON-CONDOMINIUMS

     Some mortgage loans underlying the offered certificates will be secured by--

     o    the related borrower's interest in a commercial condominium unit or multiple units in a residential condominium project, and

     o    the related voting rights in the owners' association for the subject building, development or project.

     Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

     Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any.
Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower's interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

LENDING ON GROUND LEASES CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default under the ground lease on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain

                                      -61-

in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App.
LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy
Code upon the bankruptcy of a landlord, the sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section
363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f)
of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION AND OTHER LEGAL PROCEEDINGS MAY ADVERSELY AFFECT A BORROWER'S ABILITY
TO REPAY ITS MORTGAGE LOAN

     From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. It is possible that such legal proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

                                      -62-

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     o    breach of contract involving a tenant, a supplier or other party;

     o    negligence resulting in a personal injury, or

     o    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

     From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     o    any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986, and

     o    any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

     In addition, in connection with the trust's acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX
CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC,

                                      -63-

regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate.
While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "FEDERAL INCOME TAX CONSEQUENCES--REMICs."

     Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     o    generally will not be reduced by losses from other activities,

     o    for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o    for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Some Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o    individuals,

     o    estates,

     o    trusts beneficially owned by any individual or estate, and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to:

     o    a foreign person under the Internal Revenue Code of 1986, or

     o    a U.S. person that is classified as a partnership under the Internal
          Revenue Code of 1986, unless all of its beneficial owners are U.S.
          persons, or

     o    a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

     It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC

                                      -64-

would exhibit the characteristics, and be subject to the risks, described above in this "--Residual Interests in a Real Estate Mortgage Investment Conduit Have
Adverse Tax Consequences" section.

     See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC
Residual Certificates."

ADDITIONAL COMPENSATION TO THE MASTER SERVICER AND THE SPECIAL SERVICER AND
INTEREST ON ADVANCES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS ON YOUR
OFFERED CERTIFICATES

     To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

INABILITY TO REPLACE THE MASTER SERVICER COULD AFFECT COLLECTIONS AND RECOVERIES
ON THE MORTGAGE ASSETS

     The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o    you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o    you may have only limited access to information regarding your offered certificates;

     o    you may suffer delays in the receipt of payments on your offered certificates; and

     o    your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and
Definitive Certificates."

                                      -65-

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A SERVICER'S PERFORMANCE

     A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.
These relationships may create conflicts of interest.

     In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates--or, in the case of a sub-servicer, a consistent sub-servicing agreement--and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future. However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

THE RISK OF TERRORISM IN THE UNITED STATES AND MILITARY ACTION MAY ADVERSELY
AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGE ASSETS

     It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the
United States Government and others, including military action, will have on
U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Frequently used capitalized terms will have the respective meanings assigned to them in the glossary attached to this prospectus.

                                      -66-

                                 THE TRUST FUND

ISSUING ENTITIES

     The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related underlying mortgage loans or mortgage-backed securities and in whose name those certificates will be issued.
Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State or other jurisdiction specified in the related prospectus supplement. As described in the related prospectus supplement, the Governing Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets. Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust.
However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus.

DESCRIPTION OF THE TRUST ASSETS

     The trust assets backing a series of offered certificates will collectively constitute the related trust fund. Each such trust fund will primarily consist of:

     o    various types of multifamily and/or commercial mortgage loans;

     o    mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o    a combination of mortgage loans and mortgage-backed securities of the types described above.

     In addition to the asset classes described above in this "--Description of the Trust Assets"--section, we may include in the trust fund with respect to any series of offered certificates loans secured by equipment or inventory related to the real property collateral securing a mortgage loan in that trust fund, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

     We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee payment of any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment of any of those mortgage assets.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     o    rental or cooperatively-owned buildings with multiple dwelling units;

                                      -67-

     o    retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o    retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o    office properties;

     o    hospitality properties, such as hotels, motels and other lodging facilities;

     o    casino properties;

     o    health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o    industrial properties;

     o    warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o    restaurants, taverns and other establishments involved in the food and beverage industry;

     o    manufactured housing communities, mobile home parks and recreational vehicle parks;

     o    recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o    arenas and stadiums;

     o    churches and other religious facilities;

     o    parking lots and garages;

     o    mixed use properties;

     o    other income-producing properties; and

     o    unimproved land.

     The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth under "RISK FACTORS--Various Types of Income-Producing
Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates
and Each Type of Income-Producing Property May Present Special Risks as
Collateral for a Loan" is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o    a fee interest or estate, which consists of ownership of the property for an indefinite period,

     o    an estate for years, which consists of ownership of the property for a specified period of years,

                                      -68-

     o    a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     o    shares in a cooperative corporation which owns the property, or

     o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     Junior Mortgage Loans. If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property.
However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied--

     o    first, to the payment of court costs and fees in connection with the foreclosure,

     o    second, to the payment of real estate taxes, and

     o    third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     Delinquent Mortgage Loans. If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o    the period of the delinquency,

     o    any forbearance arrangement then in effect,

     o    the condition of the related real property, and

     o    the ability of the related real property to generate income to service the mortgage debt.

     We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in

                                      -69-

foreclosure. Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

     o    an original term to maturity of not more than approximately 40 years;
          and

     o    scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     o    provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o    provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o    provide for no accrual of interest;

     o    provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o    be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o    permit the negative amortization or deferral of accrued interest;

     o    permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o    prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender, intercreditor or similar agreement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document. Such co-lender, intercreditor or similar agreement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination. See "RISK FACTORS--With
Respect to Certain Mortgage

                                      -70-

Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related
Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those
Non-Trust Mortgage Loans May Conflict with Your Interests."

     Real Property and Other Collateral. Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     o    the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o    the type or types of property that provide security for repayment of the mortgage loans;

     o    the earliest and latest maturity date for the mortgage loans;

     o    the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o    loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o    the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o    if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o    information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o    debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o    the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o    more general information in the related prospectus supplement, and

     o    specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K following the issuance of those certificates.

                                      -71-

     In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

     Originators. Some or all of the mortgage loans included in one of our trusts may be originated by Merrill Lynch Mortgage Lending, Inc. or by one of
our other affiliates. In addition, there may be other third-party originators of the mortgage loans to be included in one of our trusts. Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions. See
"THE SPONSOR." We will identify in the related prospectus supplement any originator or group of affiliated originators--apart from any sponsor and/or its affiliates--that will or is expected to originate mortgage loans representing
10% or more of the related mortgage asset pool, by balance.

     Method and Criteria by Which Mortgage Loans are Selected for Inclusion in a
Securitization. There is no formal method or established criteria by which mortgage loans are selected for inclusion in any particular asset securitization. Merrill Lynch Mortgage Lending, Inc. ("MLML"), which is expected to be one of the sponsors, and its affiliates generally originate mortgage loans in accordance with the underwriting criteria described under the heading "THE
SPONSOR." When any such mortgage loan is originated, MLML or one of its affiliates will generally determine whether the subject mortgage loan is to be targeted for securitization. Mortgage loans targeted for securitization are usually securitized as soon as possible after origination. Accordingly, all such mortgage loans held by MLML pending securitization would be expected to be securitized as soon thereafter as possible.

     Notwithstanding the foregoing, we or MLML could decide not to include one or more mortgage loans in a particular securitization transaction for business reasons. For example, MLML or one of its affiliates could hold a mortgage loan out of securitization transactions until the related mortgaged property
"stabilizes" (such as following significant renovations, a lease-up period or a free rent period for a significant portion of the tenants). A mortgage loan may not be included in a securitization transaction because it would have adverse effects on the diversity of the subject asset pool (including by reason of its size, the related property type or the related geographic property location), which in turn could make the related certificates less appealing to investors or adversely affect rating levels. Also, MLML or an affiliate could remove a mortgage loan from the potential asset pool in response to investor feedback.
Likewise, we could request another sponsor or mortgage loan seller that is contributing mortgage loans to one of our securitizations not to include one or more of those mortgage loans for reasons similar to those above or because of material inconsistencies with MLML's underwriting standards.

MORTGAGE-BACKED SECURITIES

     The mortgage-backed securities underlying a series of offered certificates may include:

     o    mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     o    certificates issued and/or insured or guaranteed by Freddie Mac,
          Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

                                      -72-

     o    will have been registered under the Securities Act, or

     o    will be exempt from the registration requirements of the Securities
          Act, or will have been held for at least the holding period specified in Rule 144(k) under that Act, or

     o    may otherwise be resold by us publicly without registration under the
          Securities Act.

     We will register the offering of any mortgage-backed security to be included in one of our trusts with the SEC if --

     o    the issuer of the subject mortgage-backed securities has a direct or indirect agreement, arrangement, relationship or understanding with the issuing entity, the depositor, any sponsor or an underwriter, relating to inclusion of those mortgage-backed securities in our trust,

     o    the issuer of the subject mortgage-backed securities or any of its affiliates is an affiliate of the issuing entity, the depositor, any sponsor or an underwriter of a series of offered certificates, or

     o    the depositor would not be free to publicly resell the subject mortgage-backed securities without registration under the Securities
          Act.

     Any registration of underlying securities will be made in compliance with the provisions of Rule 190 under the Securities Act. In connection with any such registration--

     o    the prospectus supplement for the related series of offered certificates will describe the plan of distribution for both that series of offered certificates and the underlying mortgage-backed securities; and

     o    the separate prospectus relating to the offering of the underlying mortgage-backed securities will be delivered simultaneously with the delivery of the prospectus relating to the series of offered certificates described in the prospectus supplement that relates to that series of offered certificates, which prospectus supplement will either state that the prospectus for the offering of the underlying mortgage-backed securities is being delivered along with the prospectus for the underlying mortgage-backed securities, or will be combined with the prospectus for the offering of the underlying mortgage-backed securities.

     If the offering of the subject series of offered certificates and the underlying mortgage-backed securities is not made on a firm commitment basis, the issuing entity or the underwriters for the offering of the subject series of offered certificates will be required to distribute a preliminary prospectus for both the subject series of offered certificates and the underlying mortgage-backed securities to any person who is expected to receive a confirmation of sale of the subject series of offered certificates at least 48 hours prior to sending such confirmation.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     o    the initial and outstanding principal amount(s) and type of the securities;

     o    the original and remaining term(s) to stated maturity of the securities;

     o    the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

                                      -73-

     o    the payment characteristics of the securities;

     o    the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o    a description of the related credit support, if any;

     o    the type of mortgage loans underlying the securities;

     o    the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o    the terms and conditions for substituting mortgage loans backing the securities; and

     o    the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     We will generally acquire the mortgage assets to be included in one of our trusts from Merrill Lynch Mortgage Lending, Inc. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

     If and to the extent described in the related prospectus supplement, we, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement.

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related underlying mortgage loans or mortgage-backed securities initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, the subject securitization transaction may include a prefunding feature, in which case we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For a specified period, as set forth in the related prospectus supplement, following the date of initial issuance of that series of certificates, which will constitute the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver or arrange for the delivery of mortgage assets sufficient to make up the entire shortfall within the prefunding period, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

                                      -74-

     If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

     o    the term or duration of the prefunding period, which period may not extend more than one year beyond the date of initial issuance of the related offered certificates;

     o    the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool and any class or series of offered certificates represented by those proceeds, which proceeds may not exceed 50% of the related offering proceeds;

     o    triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers;

     o    when and how new pool assets may be acquired during the prefunding period, and any limits on the amount, type or speed with which pool assets may be acquired;

     o    the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding period, including any differences from the criteria used to select the current asset pool;

     o    which party has the authority to add assets to the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets, and whether or not there will be any independent verification of such person's exercise of authority or determinations;

     o    any requirements to add minimum amounts of pool assets and any effects of not meeting those requirements;

     o    if applicable, the procedures and standards for the temporary investment of funds in a prefunding account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts;

     o    the circumstances under which funds in a prefunding account will be returned to investors or otherwise disposed of; and

     o    a statement of whether, and if so, how investors will be notified of changes to the asset pool.

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

     o    cash that would be applied to pay down the principal balances of certificates of that series; and/or

     o    other mortgage loans or mortgage-backed securities that--

          1.   conform to the description of mortgage assets in this prospectus,
               and

          2.   satisfy the criteria set forth in the related prospectus
               supplement.

     For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on an equity interest in the related borrower and/or (b) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement.

                                      -75-

     In addition, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, one or more holders of certificates may exchange those certificates for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.

     Further, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

     See also "DESCRIPTION OF THE CERTIFICATES--Termination and Redemption."

CASH, ACCOUNTS AND PERMITTED INVESTMENTS

     The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage loans, mortgage-backed securities, instruments of credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and/or currency exchange agreements, as applicable.

     The trust assets underlying a series of offered certificates will also include one or more accounts established and maintained on behalf of the holders. All initial deposits, payments and collections received or advanced on the related mortgage loans, mortgage-backed securities, instruments of credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and/or currency exchange agreements, as the case may be, and any other cash held by one of our trusts will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

     Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in Permitted Investments. In the related prospectus supplement, we will provide a summary description of those Permitted
Investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related underlying mortgage loans or mortgage-backed securities. The types of credit support that may benefit the holders of a class of offered certificates include:

     o    the subordination of one or more other classes of certificates of the same series;

     o    overcollateralization;

     o    a letter of credit;

     o    a surety bond;

     o    an insurance policy;

     o    a guarantee; and/or

     o    a reserve fund.

                                      -76-

     See "DESCRIPTION OF CREDIT SUPPORT".

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     o    interest rate exchange agreements;

     o    interest rate cap agreements;

     o    interest rate floor agreements; or

     o    currency exchange agreements.

     An interest rate exchange agreement, which is a type of swap agreement, is an arrangement whereby two parties (called counterparties) enter into an agreement to exchange periodic interest payments. The dollar amount the counterparties pay each other is an agreed-upon periodic interest rate multiplied by a predetermined dollar principal amount (which may decline over time according to an agreed-upon schedule), called the notional principal amount. No principal (notional amount) is exchanged between the parties to the transaction; only interest is exchanged. In its most common form, one party agrees to the pay the other a fixed rate of interest in exchange for a floating rate.

     An interest rate cap agreement is an arrangement whereby two parties (also called counterparties) enter into an agreement that places a ceiling (a "cap strike") on a floating rate of interest on a specified notional principal amount for a specific term. The buyer of the interest rate cap agreement uses the interest rate cap agreement to limit its maximum payable interest rate in respect of an obligation it has to make payments at a floating rate. If the buyer's floating rate rises above the cap strike, the interest rate cap agreement provides for payments from the seller to the buyer for the difference between the floating rate and the cap strike. If the floating rate remains below the cap strike, no payments are required. The cap buyer is required to pay an up-front fee for the cap agreement.

     An interest rate floor agreement is an arrangement whereby two parties
(also called counterparties) enter into an agreement that places a minimum value
(a "floor strike") on a floating rate of interest on a specified notional principal amount for a specific term. The buyer of the interest rate floor agreement uses the interest rate floor agreement to limit its minimum receivable interest rate in respect of an entitlement it has to receive payments at a floating rate. The seller of the interest rate floor agreement accepts a minimum on the interest rate it will pay in return for the receipt of a premium payment.
If the floating rate drops below the floor strike, the floor agreement provides for payments from the seller to the buyer for the difference between the floor strike and the floating rate.

     A currency exchange agreement, which is a type of swap agreement, is an arrangement whereby two parties (also called counterparties) enter into an agreement to exchange interest and/or principal payments in different currencies on a periodic or one-time basis.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in

                                      -77-

interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                                   THE SPONSOR

GENERAL CHARACTER OF THE SPONSOR AND ITS BUSINESS

     Unless otherwise specified in the related prospectus supplement, Merrill
Lynch Mortgage Lending, Inc. ("MLML") will act as the sole sponsor or a co-sponsor for each securitization transaction involving the issuance of a series of offered certificates. Any other entity which acts as a sponsor or as a co-sponsor with MLML will be described in the related prospectus supplement.

     MLML is a Delaware corporation formerly known as ML Health Care Servicing,
Inc., and is a wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc., which is an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc. MLML makes, and purchases from lenders, commercial and multifamily mortgage loans for the purpose of securitizing them in commercial mortgage-backed securitization
("CMBS") transactions. MLML and its affiliates also purchase prime, subprime, nonperforming and subperforming residential mortgage loans from originators of these loans and aggregates these loans for sale in asset-backed securitization transactions.

     MLML is licensed as a Title II Nonsupervised Mortgagee approved by the
United States Department of Housing and Urban Development to originate and service mortgage loans. MLML acts as servicer of record for a small number of
FHA-insured loans that are serviced by a sub-servicer. MLML does not service the commercial and multifamily loans that it originates or acquires for securitization in CMBS transactions.

     MLML also engages in the origination, and/or buying and selling, of mortgages and other interests in mortgage loans for investment purposes.
Further, MLML enters into resale and repurchase agreements to finance trading inventory positions.

THE SPONSOR'S SECURITIZATION PROGRAM

     MLML and its affiliates, directly or through correspondents, originate multifamily and commercial mortgage loans throughout the United States and abroad. MLML and its affiliates have been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1994. The multifamily and commercial mortgage loans originated and securitized by MLML and its affiliates include both fixed-rate loans and floating-rate loans and both conduit balance loans--which are average-sized by industry standards-- and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by MLML and its affiliates have been originated, directly or through correspondents, by MLML or an affiliate.

     In addition, in the normal course of its securitization program, MLML and its affiliates, may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by MLML or any of its affiliates.
The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

     MLML and its affiliates may also originate multifamily and commercial mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents would perform the underwriting based on various criteria established or reviewed by MLML, and MLML or an affiliate would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

     In connection with its commercial mortgage securitization transactions,
MLML or an affiliate generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity

                                      -78-

for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

     MLML and its affiliates also work with rating agencies, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction. MLML will generally act as sponsor, originator and mortgage loan seller in its commercial mortgage securitization transactions. With respect to certain of its commercial mortgage securitization transactions, there may be a co-sponsor and/or other mortgage loan sellers and originators. We will identify any co-sponsor in the related prospectus supplement. Neither MLML nor any of its affiliates acts as servicer of the multifamily and commercial mortgage loans in its commercial mortgage securitizations. Instead, MLML and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates.

     In connection with MLML or an affiliate contributing mortgage loans to a commercial mortgage securitization transaction, MLML or that affiliate may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

     o    deliver various specified loan documents;

     o    file and/or record various specified loan documents and assignments of those documents; and

     o    make various loan-specific representations and warranties.

     If it is later determined that any mortgage asset contributed by MLML or an affiliate fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related prospectus supplement, then MLML or such affiliate will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

UNDERWRITING STANDARDS

     General. Set forth below is a discussion of certain general underwriting guidelines of MLML with respect to multifamily and commercial mortgage loans originated by MLML. The underwriting guidelines described below may not--and generally will not--apply to multifamily and commercial mortgage loans acquired by MLML from third party originators.

     Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "--Underwriting Standards"
section.

     Loan Analysis. MLML performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case

                                      -79-

basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances,
MLML's underwriting staff and/or legal counsel will review leases of significant tenants. MLML may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. MLML generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a MLML staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by MLML must be approved by one or more --depending on loan size--specified officers of MLML. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, MLML will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

     o    the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

     For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, MLML may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

     o    the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o    the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

                                      -80-

     o    the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o    the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

     o    assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

     o    various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

     There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

     Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by MLML, calculated as described above, will be equal to or greater than 1.20:1 (subject to the discussion under "--Additional Debt"
below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, MLML may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20:1 based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MLML's judgment of improved property performance in the future and/or other relevant factors.

     We expect to provide in the related prospectus supplement debt service coverage ratios for each mortgage loan backing a series of offered certificates and a more detailed discussion of the calculation of net cash flow used in determining those debt service coverage ratios.

     Loan-to-Value Ratio. MLML also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

     o    the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by MLML, calculated as described above, will be equal to or less than 80% (subject to the discussion under "--Additional Debt" below);
however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, MLML may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MLML's judgment of improved property performance in the future and/or other relevant factors.

                                      -81-

     We expect to provide in the related prospectus supplement loan-to-value ratios for each mortgage loan backing a series of offered certificates and the property valuation used in determining those loan-to-value ratios.

     Additional Debt. When underwriting a multifamily or commercial mortgage loan, MLML will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that MLML or an affiliate will be the lender on that additional debt.

     The debt service coverage ratios described above under "--Debt Service
Coverage Ratio" and the loan-to-value ratios described above under
"--Loan-to-Value Ratio" may be below 1.20:1 and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

     Assessments of Property Condition. As part of the underwriting process,
MLML will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis,
MLML may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

     Appraisals. MLML will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute, a membership association of professional real estate appraisers. In addition, MLML will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal
Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions
Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, MLML may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     Environmental Assessment. MLML may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant,
MLML may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, MLML might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when MLML or the environmental consultant believes that such an analysis is warranted under the circumstances.

     Depending on the findings of the initial environmental assessment, MLML may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

     Engineering Assessment. In connection with the origination process, MLML may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, MLML will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

     Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4,
MLML may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of

                                      -82-

the estimated replacement cost for the improvements at the property, MLML may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, MLML will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents;
temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

     Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, MLML will analyze whether--

     o    any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

     o    casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by MLML to be sufficient to pay off the related mortgage loan in full;

     o    the real property collateral, if permitted to be repaired or restored in conformity with current law, would in MLML's judgment constitute adequate security for the related mortgage loan; and/or

     o    to require the related borrower to obtain law and ordinance insurance.

     Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, MLML may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. MLML conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MLML. Furthermore, MLML may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

     Notwithstanding the foregoing discussion under this "--Underwriting
Guidelines" section, we may purchase mortgage loans for inclusion in a trust fund which vary from, or do not comply with, MLML's underwriting guidelines. In addition, in some cases, MLML's and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

                                  THE DEPOSITOR

     We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to each series of certificates offered by this prospectus. We are a corporation organized under the laws of the State of Delaware. We were initially incorporated on June 13, 1986. We are a wholly owned, direct subsidiary of
Merrill Lynch Mortgage

                                      -83-

Capital Inc., which is an indirect wholly owned subsidiary of Merrill Lynch &
Co., Inc. Our principal executive offices are located at 4 World Financial
Center, 10th Floor 250 Vesey Street, New York, New York 10080. Our telephone number is 212-449-1000. There can be no assurance that at any particular time we will have any significant assets. We do not file with the SEC annual reports on
Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section 13(a) or 15(d) of the Exchange Act.

     We were organized, among other things, for the purposes of:

     o    issuing and selling one or more series of bonds secured primarily by mortgage collateral and manufactured housing conditional sales contracts and loan agreements, investing in certain mortgage collateral and manufactured housing conditional sales contracts and loan agreements to be purchased with the proceeds of bonds secured thereby and taking certain other actions with respect thereto;

     o    selling interests in mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements, evidencing those interests with pass-through certificates, using the proceeds of the sale of the pass-through certificates to acquire the mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements, retaining an interest, including a subordinated interest, in the mortgage loans, mortgage collateral or manufactured housing conditional sales contracts and loan agreements acquired and sold and taking certain other actions with respect thereto;

     o    acting as settlor or depositor of trusts formed to issue, sell and deliver series of bonds secured by a pledge or assignment of mortgage obligations, pass-through certificates in mortgage loans or other mortgage collateral and manufactured housing conditional sales contracts and loan agreements and investing in or selling beneficial interests in the same, acquiring, owning, holding and pledging or selling interests in residential mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements and investing cash balances on an interim basis in certain short term investments; and

     o    doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

     Since our incorporation in 1986, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans.

     We will generally acquire the mortgage assets that are to back each series of offered certificates from the sponsor(s) for the subject securitization transaction or, if specified in the prospectus supplement, from one or more other mortgage asset sellers, in each case in privately negotiated transactions.
We will thereupon transfer those mortgage assets to the related trust.

     After the issuance of a series of offered certificates, we may be required, to the extent specified in the related Governing Document, to perform certain actions on a continual basis, including but not limited to:

     o    to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or imposition of a tax upon the trust fund, and thereupon appoint a successor trustee;

     o    to appoint a successor trustee in the event that the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related Governing Document;

                                      -84-

     o    to provide the trustee, the master servicer and the special servicer with any reports, certifications and information--other than with respect to the mortgage loans--that they may reasonably require to comply with the terms of the related Governing Document; and

     o    to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related
          Governing Document.

     Generally, it is expected that the functions and/or duties set out under this "The Depositor" section will be performed by our agents or affiliates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates,

     o    the pass-through rate on your offered certificates, and

     o    the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

                                      -85-

     o    the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o    the dates on which any balloon payments are due; and

     o    the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o    whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o    when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o    be based on the principal balances of some or all of the mortgage assets in the related trust, or

     o    equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o    payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

     o    payments are made in reduction of the total principal balance of the class or classes of certificates, or the designated portion of that total principal balance, referred to in the second bullet point of the prior sentence.

                                      -86-

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     o    the availability of mortgage credit;

     o    the relative economic vitality of the area in which the related real properties are located;

     o    the quality of management of the related real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     In general, those factors that increase--

     o    the attractiveness of selling or refinancing a commercial or multifamily property, or

     o    the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o    prepayment lock-out periods, and

     o    requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     o    to convert to a fixed rate loan and thereby lock in that rate, or

     o    to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o    realize its equity in the property,

                                      -87-

     o    meet cash flow needs or

     o    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o    the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     o    the relative importance of those factors,

     o    the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o    scheduled amortization, or

     o    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2.   involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     In the prospectus supplement for a series of offered certificates, we will specify the projected weighted average life of each class of those offered certificates with principal balances, based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those weighted average lives and assumptions are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

PREPAYMENT MODELS

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2%
per annum of the then outstanding principal

                                      -88-

balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month.
Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o    to refinance the loan, or

     o    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o    the bankruptcy of the borrower, or

     o    adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     o    limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o    provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o    provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

                                      -89-

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series.
Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o    the number of foreclosures with respect to the underlying mortgage loans; and

     o    the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     o    a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o    the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

                                      -90-

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing
Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

     If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, primary servicer, sub-servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the
Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing
Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the
Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "The Depositor."

                                      -91-

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage loans or mortgage-backed securities and any other assets to be included in the related trust fund. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related underlying mortgage loans or mortgage-backed securities in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required.
Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o    in the case of a mortgage loan--

          1.   the address of the related real property,

          2.   the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap
               information,

          3.   the remaining term to maturity,

          4.   if the mortgage loan is a balloon loan, the remaining
               amortization term, and

          5.   the outstanding principal balance; and

     o    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
          Governing Document for that series;

     o    the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

     o    in the case of a mortgage loan--

          1.   the enforceability of the related mortgage note and mortgage,

          2.   the existence of title insurance insuring the lien priority of the related mortgage, and

                                      -92-

          3.   the payment status of the mortgage loan.

     We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement. In most cases, the warranting party will be a prior holder of the particular mortgage assets. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through primary servicers or sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related
Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through primary servicers or sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

     o    maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    ensuring that the related properties are properly insured;

     o    attempting to collect delinquent payments;

     o    supervising foreclosures;

     o    negotiating modifications;

     o    responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o    protecting the interests of certificateholders with respect to senior lienholders;

     o    conducting inspections of the related real properties on a periodic or other basis;

     o    collecting and evaluating financial statements for the related real properties;

                                      -93-

     o    managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o    mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o    mortgage loans as to which there is a material non-monetary default;

     o    mortgage loans as to which the related borrower has--

          1.   entered into or consented to bankruptcy, appointment of a
               receiver or conservator or similar insolvency proceeding, or

          2.   become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o    real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can--

     o    make the initial determination of appropriate action,

     o    evaluate the success of corrective action,

     o    develop additional initiatives,

     o    institute foreclosure proceedings and actually foreclose, or

                                      -94-

     o    accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o    performing property inspections and collecting, and

     o    evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o    continuing to receive payments on the mortgage loan,

     o    making calculations with respect to the mortgage loan, and

     o    making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SERVICING MORTGAGE LOANS THAT ARE PART OF A LOAN COMBINATION

     Certain of the mortgage loans that are included in our trusts will be part of a loan combination as described under "The Trust Fund--Mortgage Loans--Loan
Combinations." With respect to certain of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our trust, in which case the servicers under the Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination. With respect to other mortgage loans in our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans. In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in our trust. See "RISK FACTORS--With Respect to Certain Mortgage
Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related
Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those
Non-Trust Mortgage Loans May Conflict with Your Interests."

                                      -95-

PRIMARY SERVICERS AND SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers, primary servicers and sub-servicers. In addition, an originator or a seller of a mortgage loan may act as primary servicer or sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A primary servicer or sub-servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related primary servicing functions (other than special servicing functions), with related collections and reports being forwarded by that primary servicer or sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

     We will identify in the related prospectus supplement any primary servicer or sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o    that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o    the related trustee will receive payments on that mortgage-backed security; and

     o    subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o    delinquent payments of principal and/or interest, other than balloon payments,

     o    property protection expenses,

                                      -96-

     o    other servicing expenses, or

     o    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o    subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     o    any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o    periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     o    at any other times and from any sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon--

     o    the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     o    a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. In some cases, the appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given. If the duties of the master servicer or the special servicer are transferred to a successor thereto, the master servicing fee and the special servicing fee and, except as otherwise described in the related prospectus supplement, any workout fee and/or any liquidation fee, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will be payable to such successor. The

                                      -97-

Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with its resignation and the resulting transfer of servicing.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related
Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other parties to the related Governing Document will be protected, however, against any liability that would otherwise be imposed by reason of--

     o    willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

     o    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any such loss, liability or expense:

     o    specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o    incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o    incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     o    the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o    either--

          1.   that party is specifically required to bear the expense of the action, or

          2.   the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be
               reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that

                                      -98-

Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o    into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     o    resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

     o    succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document for each series of offered certificates will provide that if the defaulting party is terminated as a result of any such event of default, and if a non-defaulting party to that Governing
Document incurs any costs or expenses in connection with the termination of the defaulting party and the transfer of the defaulting party's duties under that
Governing Document, then those costs and expenses of such non-defaulting party must be borne by the defaulting party, and if not paid by the defaulting party within a specified period after its termination, such non-defaulting party will be entitled to indemnification for those costs and expenses from the related trust fund, although the defaulting party will not thereby be relieved of its liability for those costs and expenses.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

     1.   to cure any ambiguity;

     2.   to correct, modify or supplement any provision in the Governing
          Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

     3.   to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal
          Revenue Code relating to REMICs or grantor trusts if

                                      -99-

          the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     5.   to relax or eliminate any requirement under the Governing Document imposed by the Securities Act, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     6.   to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

     7.   to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC;

     8.   to further clarify or amend any provision of the Governing Document to reflect the new agreement between the parties regarding SEC reporting and filing obligations and related matters; or

     9.   to otherwise modify or delete existing provisions of the Governing
          Document.

     However, no amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, then no such amendment may significantly change the activities of the related trust.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66
2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to the certificateholders of that series.
However, the Governing Document for a series of offered certificates may not be amended to--

     o    reduce in any manner the amount of, or delay the timing of, payments received on the related underlying mortgage loans or mortgage-backed securities that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

     o    adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

     o    modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered

                                      -100-

          and non-offered certificates of that series representing, in total, not less than a majority of the voting rights for that series, without regard to any of those certificates held by us or any of our affiliates or agents.

Notwithstanding the foregoing, the Governing Document for any series of offered certificates may provide that we need not be a party to any amendment to that
Governing Document, but rather may provide that any such amendment may not adversely affect our rights and/or interests without our consent.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing
Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o    make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     o    be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related
Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates and each of its directors, officers, employees, affiliates, agents and "control persons" within the meaning of the Securities Act will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document.
However, the indemnification of a trustee or any of its directors, officers, employees, affiliates, agents and "control persons" will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad

                                      -101-

faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

     The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as authenticating agent, certificate registrar, tax administrator and custodian for that trust.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time by giving written notice thereof to us, the master servicer, the special servicer and all certificateholders. Upon receiving such notice, we will be obligated to appoint a successor to a resigning trustee. If no successor trustee has been appointed and has accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     In general, if--

     o    at any time the trustee ceases to be eligible in accordance with the provisions of the Governing Document and fails to resign after we make a written request for the trustee to resign, or

     o    if at any time the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of
          rehabilitation, conservation or liquidation, or

     o    if the trustee fails (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations or as a result of other circumstances beyond the trustee's reasonable control) to timely deliver or otherwise make available in accordance with the Governing Document certain reports or statements required under the Governing Document and such failure continues unremedied for a period set forth in the Governing Document after receipt of written notice by the trustee of such failure, or

                                      -102-

     o    if a tax is imposed or threatened with respect to the trust fund by any state in which the trustee is located or in which it holds any portion of the trust fund,

then we may remove the trustee and appoint a successor trustee acceptable to us and the master servicer by written instrument, in duplicate, which instrument must be delivered to the trustee so removed and to the successor trustee.

     In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing not less than 51%--or any other percentage specified in the related prospectus supplement--of the voting rights for that series may at any time remove the trustee and appoint a successor trustee by written instrument(s), signed by such holders or their attorneys-in-fact, delivered to the master servicer, the trustee so removed and the successor trustee so appointed.

     In the event that the trustee is terminated or removed, all of its rights and obligations under the Governing Document and in and to the trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee--at the expense of the certificateholders that effected the removal if the trustee has been removed without cause, otherwise, if the trustee has been removed with cause or not at the request of certificateholders, or if such expenses are not paid by such certificateholders within a specified period, at the expense of the trust--all documents related to the mortgage assets held by it or its agent and statements held by it under the Governing
Document.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interests in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o    have the same series designation;

     o    were issued under the same Governing Document; and

     o    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o    have the same class designation; and

     o    have the same payment terms.

                                      -103-

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o    a stated principal amount, which will be represented by its principal balance, if any;

     o    interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events or for any other reason from one accrual or payment period to another, as described in the related prospectus supplement;

     o    specified, fixed or variable portions of the interest, principal or other amounts received on the related underlying mortgage loans or mortgage-backed securities;

     o    payments of principal, with disproportionate, nominal or no payments of interest;

     o    payments of interest, with disproportionate, nominal or no payments of principal;

     o    payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not accrue interest, all as set forth in the related prospectus supplement;

     o    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o    payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related underlying mortgage loans or mortgage-backed securities;

     o    payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the related underlying mortgage loans or mortgage-backed
               securities;

     o    payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

     o    payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related underlying mortgage loans or mortgage-backed securities in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

     o    payments of principal out of amounts other than payments or other collections of principal on the related underlying mortgage loans or mortgage-backed securities such as excess spread on the related underlying mortgage loans or mortgage-backed securities or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

                                      -104-

     o    payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

     o    payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related underlying mortgage loans or mortgage-backed securities.

     Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related underlying mortgage loans or mortgage-backed securities, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related underlying mortgage loans or mortgage-backed securities.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream
Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments and other collections on or with respect to the related underlying mortgage loans or mortgage-backed securities will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify:

     o    the frequency of distributions and the periodic distribution date for that series,

     o    the relevant collection period for payments and other collections on or with respect to the related underlying mortgage loans or mortgage-backed securities that are payable on that series on any particular distribution date; and

     o    the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

                                      -105-

     All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates.
Payments on an offered certificate will be made to the holder entitled thereto either--

     o    by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date, or in most cases, a specified number of days, generally no more than five, prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

     o    by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

     o    the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

     o    any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets, such as a change in distribution priority among classes;

     o    any credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and/or currency exchange agreements, that are designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

     o    how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

     o    an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related underlying mortgage loans or mortgage-backed securities.

     In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets
- such as to reserve accounts, cash collateral accounts or expenses - and the purpose and operation of those requirements.

     Payments of Interest. In the case of a class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.
However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or

                                      -106-

payable, as applicable, on some or all of the related underlying mortgage loans or mortgage-backed securities or on a particular related underlying mortgage loan or mortgage-backed security.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

     o    a specified fixed rate;

     o    a rate based on the interest rate for a particular related mortgage asset;

     o    a rate based on a weighted average of the interest rates for some or all of the related underlying mortgage loans or mortgage-backed securities, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

     o    a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or another similar index rate, as determined from time to time as set forth in the related prospectus supplement;

     o    a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

     o    a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

     o    a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

     o    a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

     o    the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

     o    a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise

                                      -107-

          variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence during other accrual or payment periods.

     We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

     Interest may accrue with respect to any offered certificate on the basis of:

     o    a 360-day year consisting of 12 30-day months,

     o    the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     o    the actual number of days elapsed during each relevant period in a normal calendar year, or

     o    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     o    based on the principal balances of some or all of the related underlying mortgage loans or mortgage-backed securities; or

     o    equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related underlying mortgage loans or mortgage-backed securities.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that

                                      -108-

certificate will be entitled to receive as principal out of the future cash flow on the related underlying mortgage loans or mortgage-backed securities and the other related trust assets (which will be of the type described under "THE TRUST
FUND").

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o    payments of principal actually made to the holders of that class, and

     o    if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related underlying mortgage loans or mortgage-backed securities that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related underlying mortgage loans or mortgage-backed securities transferred by us to the related trust. We will specify in the related prospectus supplement, if applicable the extent, expressed as a percentage, initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related underlying mortgage loans or mortgage-backed securities that we transfer to the trust

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the mortgage assets. Payments of principal on a series of offered certificates may also be made from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal, distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar riggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders

                                      -109-

and changes to the transaction structure or flow of funds if the events or triggers described in the preceding sentence occur.

     The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date. However, if the offered certificates of any particular class or series are not paid in full by a specified date, then, as and to the extent described in the related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related underlying mortgage loans or mortgage-backed securities to retire that class or series.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o    by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o    by establishing a priority of payments among those classes.

     See "DESCRIPTION OF CREDIT SUPPORT."

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

     All documents filed for the trust relating to a series of offered certificates after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus--or in the related prospectus supplement--or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to:

     o    Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as
          Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

     o    Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

     o    Reports on Form 10-D (Asset-Backed Issuer Distribution Report),
          containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

                                      -110-

     o    Report on Form 10-K (Annual Report), containing the items specified in
          Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

     We do not intend, and no other transaction party will be required, to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act with respect to any of our trusts following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities
Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each of our trusts will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under trust's specific number, which will be a series number assigned to the file number for our registration statement as shown under "AVAILABLE
INFORMATION."

     We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form
8-K and amendments to those reports filed or furnished pursuant to section 13(a)
or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. If this is the case, we will identify in the applicable prospectus supplement the address of that website. If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

     We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom a prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in that prospectus but not delivered with that prospectus. We will, in the related prospectus supplement, state the name, address and telephone number to which the request for this information must be made.

REPORTS TO CERTIFICATEHOLDERS

     On or about each distribution date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o    the payments made on that distribution date with respect to the applicable class of offered certificates, and

     o    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate, upon request, a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o    that calendar year, or

     o    the applicable portion of that calendar year during which the person was a certificateholder.

                                      -111-

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

     Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that
Governing Document.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o    with respect to those amendments to the governing documents described under "DESCRIPTION OF THE GOVERNING DOCUMENTS--Amendment," or

     o    as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION AND REDEMPTION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o    the final payment or other liquidation of the last mortgage asset in that trust; and

     o    the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii) to the trustee, the fiscal agent, the master servicer, the special servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

     Written notice of termination of a trust will be given to each affected certificateholder prior to the date of termination. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

     If we so specify in the related prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, if all of the remaining certificates (but excluding any class

                                      -112-

of certificates evidencing a residual interest in a REMIC) are held by the same certificateholder, that certificateholder will be entitled to exchange all of the remaining certificates for all of the mortgage assets underlying that series, thereby effecting the early termination of the related trust. We will describe in the related prospectus supplement the specific circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value or at such other price as may be set forth in, or as may be calculated in accordance with the formula set forth in, the related prospectus supplement. If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates of the applicable series may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

     The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool is still outstanding, will include the word "callable."

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg for so
long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is:

     o    a limited-purpose trust company organized under the New York Banking
          Law,

     o    a "banking corporation" within the meaning of the New York Banking
          Law,

     o    a member of the Federal Reserve System,

     o    a "clearing corporation" within the meaning of the New York Uniform
          Commercial Code, and

     o    a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

                                      -113-

     It is our understanding that Clearstream Banking Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars.
Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional depositary,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.
Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises
Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major
European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this
"--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank
S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear
Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of
Belgium. All operations are conducted by the Euroclear Operator, and all
Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear
Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not

                                      -114-

maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o    governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

     o    the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related distribution date.

                                     -115-

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o    we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o    we notify DTC of our intent to terminate the book-entry system through
          DTC with respect to those offered certificates and, in the event applicable law and/or DTC's procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related underlying mortgage loans or mortgage-backed securities. That credit support may be in the form of any of the following:

     o    the subordination of one or more other classes of certificates of the same series;

     o    overcollateralization, whether in the form of mortgage assets or otherwise;

     o    the use of a letter of credit, a surety bond, an insurance policy, a guarantee;

     o    the establishment of one or more reserve funds; or

                                     -116-

     o    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related underlying mortgage loans or mortgage-backed securities exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o    the nature and amount of coverage under that credit support;

     o    any conditions to payment not otherwise described in this prospectus;

     o    any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

OVERCOLLATERALIZATION

     If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of

                                     -117-

default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series. This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series. As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related certificates.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default and/or loss risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related underlying mortgage loans or mortgage-backed securities as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under it and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, Permitted
Investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only

                                     -118-

against select types of losses and shortfalls. Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MORTGAGE-BACKED SECURITIES

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United
States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United
States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "THE TRUST FUND--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o    the terms of the mortgage,

     o    the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o    the knowledge of the parties to the mortgage, and

     o    in general, the order of recordation of the mortgage in the appropriate public recording office.

                                     -119-

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o    a mortgagor, who is the owner of the encumbered interest in the real property, and

     o    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o    the trustor, who is the equivalent of a mortgagor,

     o    the trustee to whom the real property is conveyed, and

     o    the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     o    the express provisions of the related instrument,

     o    the law of the state in which the real property is located,

     o    various federal laws, and

     o    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property

                                     -120-

in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o    without a hearing or the lender's consent, or

     o    unless the lender's interest in the room rates is given adequate protection.

                                     -121-

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o    judicial foreclosure, involving court proceedings, and

     o    nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o    all parties having a subordinate interest of record in the real property, and

     o    all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

                                     -122-

     Equitable and Other Limitations on Enforceability of Particular Provisions.
United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     o    alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o    require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o    require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o    limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o    upheld the reasonableness of the notice provisions, or

     o    found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger
          constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o    a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o    notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o    record a notice of default and notice of sale, and

     o    send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

     In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most

                                     -123-

states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o    the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist,
          and

     o    the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o    to enable the lender to realize upon its security, and

     o    to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states,

                                     -124-

redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     One Action and Security First Rules. Some states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term "judicial action" broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" and/or "security first" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with "one action" rules might be precluded because of a prior first action, even if such first action occurred in a state without "one action" rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a
"one action" or "security first" jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan.
However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

                                     -125-

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     o    requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

     o    permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

     o    contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt

                                     -126-

are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o    reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o    reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o    extend or shorten the term to maturity of the loan;

     o    permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o    permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o    past due rent,

     o    accelerated rent,

     o    damages, or

     o    a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

                                     -127-

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

     o    assume the lease and either retain it or assign it to a third party,
          or

     o    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.
These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S.
Bankruptcy Code also limits a lessor's damages for lease rejection to:

     o    the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o    unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

                                     -128-

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
(the "Lender Liability Act") amended, among other things, the provisions of
CERCLA with respect to lender liability and the secured creditor exemption. The
Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The
Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o    it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     o    assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and
Recovery Act ("RCRA"), which regulates underground petroleum storage tanks, except heating oil tanks. The Environmental Protection Agency has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of
RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an "owner" or "operator" so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o    impose liability for releases of or exposure to asbestos-containing materials, and

     o    provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

                                     -129-

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository
Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that act and the regulations promulgated under that act. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default and thereby may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust.
The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

                                     -130-

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o    first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to real estate taxes;

     o    third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o    last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o    the borrower may have difficulty servicing and repaying multiple loans;

     o    if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o    if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.
Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans

                                     -131-

originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under that act, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act (commonly referred to as the Patriot Act) and the

                                     -132-

regulations issued pursuant to that Act, as well as the narcotic drug laws.
Under procedures contained in the Comprehensive Crime Control Act of 1984, the
government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties
"known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o    its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

     o    the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was subject to forfeiture.

     However, there is no assurance that such defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates.
This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the
Internal Revenue Code. This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal
Revenue Code, including:

     o    banks,

     o    insurance companies,

     o    foreign investors,

     o    tax exempt investors,

     o    holders whose "functional currency" is not the United States dollar,

     o    United States expatriates, and

     o    holders holding the offered certificates as part of a hedge, straddle or conversion transaction.

     Further, this discussion does not address investors who treat items of income, expense, gain or loss with respect to the offered certificates differently for book and tax purposes.

     This discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the
IRS may take contrary positions.

                                     -133-

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o    given with respect to events that have occurred at the time the advice is rendered, and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "STATE AND
OTHER TAX CONSEQUENCES."

     The following discussion addresses securities of two general types:

     o    REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue
          Code; and

     o    grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing
Document or an agent appointed by that trustee or other party will make a REMIC election and/or act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "THE TRUST FUND--Arrangements Providing Reinvestment,
Interest Rate and Currency Related Protection."

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and
in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue
Code and in the Treasury regulations issued or proposed under those sections.
The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     o    the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

                                     -134-

     o    those offered certificates will represent--

          1.   regular interests in the REMIC, or

          2.   residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

     o    REMIC regular certificates, representing regular interests in the
          REMIC, or

     o    REMIC residual certificates, representing residual interests in the
          REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the
          Internal Revenue Code in the hands of a real estate investment trust,
          and

     o    "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in
          the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section
7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Internal Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the
Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar

                                     -135-

quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable
Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

     o    collections on mortgage loans held pending payment on the related offered certificates, and

     o    any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal
Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue
Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

     o    whether the related REMIC certificates will be "real estate assets"
          within the meaning of Section 856(c)(5)(B) of the Internal Revenue
          Code,

     o    whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the
          Internal Revenue Code, and

     o    whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue
          Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets.

                                     -136-

Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal
Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method described below, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section
1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal
Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the
Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a
REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

     o    a single fixed rate,

     o    a "qualified floating rate,"

     o    an "objective rate,"

     o    a combination of a single fixed rate and one or more "qualified floating rates,"

     o    a combination of a single fixed rate and one "qualified inverse floating rate," or

                                     -137-

     o    a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated
redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     o    the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2.   the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

                                     -138-

     o    a fraction--

          1.   the numerator of which is the amount of the principal payment,
               and

          2.   the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a
REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o    the sum of:

          1.   the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2.   the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     o    the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     o    the issue price of the certificate, increased by

     o    the total amount of original issue discount previously accrued on the certificate, reduced by

     o    the amount of all prior payments of amounts included in its stated
          redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     o    assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

                                     -139-

     o    using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o    taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o    the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

     o    the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "RISK FACTORS--The
Investment Performance of Your Offered Certificate Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

     The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular

                                     -140-

certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal Register.

     The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the
IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, high-yield
REMIC regular interests, and apparent negative-yield instruments. The Treasury
Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Internal Revenue Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC
IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o    in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     o    in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue
Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC
Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

                                     -141-

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the
Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     o    on the basis of a constant yield method,

     o    in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

     o    in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue
Code to amortize the

                                     -142-

premium over the life of the certificate as an offset against qualified stated
interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The
Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your offered certificate, and

     o    the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Internal Revenue Code, if you are
either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o    you will not be entitled to deduct a loss under Section 166 of the
          Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other
Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.
Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently

                                     -143-

than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted
in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the
REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders'
gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of
REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC
residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the
REMIC's termination. Income derived from the REMIC residual certificates will be
"portfolio income" for the purposes of the limitations under Section 469 of the
Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

     The Treasury Department has issued final regulations, effective May 11,
2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.
In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

                                     -144-

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

     o    other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     o    excess inclusions,

     o    residual interests without significant value, and

     o    noneconomic residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "RISK FACTORS--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

     o    the income from the mortgage loans and other assets of the REMIC; plus

     o    any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

          1.   the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

          2.   amortization of any premium on the mortgage loans held by the
               REMIC,

          3.   bad debt losses with respect to the mortgage loans held by the
               REMIC, and

          4.   except as described below in this "--Taxable Income of the REMIC"
               subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are

                                     -145-

retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the
REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of Section 67 of the Internal
Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below.
If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

     o    the amount paid for that REMIC residual certificate,

     o    increased by amounts included in the income of the holder of that
          REMIC residual certificate, and

                                     -146-

     o    decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

     o    through distributions,

     o    through the deduction of any net losses of the REMIC, or

     o    upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual
Certificates--General" above. These adjustments could require a holder of a
REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     o    the daily portions of REMIC taxable income allocable to that certificate, over

     o    the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the

                                     -147-

long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

     o    the issue price of the certificate, increased by

     o    the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     o    any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

     o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o    will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     o    will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

     o    excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     o    alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2)
of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

     o    regulated investment companies,

     o    common trusts, and

                                     -148-

     o    some cooperatives.

The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related
Governing Document:

     o    the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o    the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate. This rate is computed and published monthly by the
IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     o    from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     o    from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

     o    from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (i) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a
"foreign branch") of the transferee or another U.S. taxpayer, and (ii) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a

                                     -149-

reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

     o    the present value of any consideration given to the transferee to acquire the interest,

     o    the present value of the expected future distributions on the interest, and

     o    the present value (computed using a discount rate equal to the applicable Federal short-term rate) of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

     The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

     Prospective investors are encouraged to consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered
REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a
REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue
Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a
REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

                                     -150-

     Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

     then--

     o    an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

     o    the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by an amount equal to the lesser of:

     o    3% of the excess, if any, of such taxpayer's adjusted gross income, or

     o    80% of the amount of itemized deductions otherwise allowable for such tax year.

     Under current law, the applicable reduction will be two-thirds of the above amount for taxable years beginning in 2006 and 2007, and one-third of the above amount for taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the reduction of itemized deductions is repealed.
Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

                                     -151-

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.
The adjusted basis of a REMIC regular certificate generally will equal:

     o    the cost of the certificate to that certificateholder, increased by

     o    income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     o    payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

                                     -152-

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

     o    the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable
          Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     o    the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

     o    reacquires that same REMIC residual certificate,

                                     -153-

     o    acquires any other residual interest in a REMIC, or

     o    acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     o    the disposition of a non-defaulted mortgage loan,

     o    the receipt of income from a source other than a mortgage loan or other Permitted Investments,

     o    the receipt of compensation for services, or

     o    the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the
          REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the
REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a
"Permitted Investment" under Section 860G(a)(5) of the Internal Revenue Code.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so, and

     o    the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

                                     -154-

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

     o    the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     o    events that have occurred up to the time of the transfer,

     o    the prepayment assumption, and

     o    any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     o    the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

     o    as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o    the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified
          Organization, and

     o    the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     o    the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder,
          or

     o    a statement under penalties of perjury that the record holder is not a
          Disqualified Organization.

                                     -155-

     If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o    the residual interests in the entity are not held by Disqualified
          Organizations, and

     o    the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o    income,

     o    deductions,

     o    gains,

     o    losses, and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the

                                     -156-

tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o    corporations,

     o    trusts,

     o    securities dealers, and

     o    various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

     o    30 days after the end of the quarter for which the information was requested, or

     o    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o    income,

     o    excess inclusions,

     o    investment expenses, and

     o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

                                     -157-

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

     o    fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

     o    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

     o    a foreign person, and

     o    not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements.
These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and any other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related
REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o    owns 10% or more of one or more underlying mortgagors, or

     o    if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

                                     -158-

     Unless we otherwise state in the related prospectus supplement, the related
Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

     o    foreign persons, or

     o    U.S. Persons, if classified as a partnership under the Internal
          Revenue Code, unless all of their beneficial owners are (and must be)
          U.S. Persons.

     In addition, under temporary and final Treasury Regulations, effective
August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person (in contravention of the transfer restrictions described above) will be required to pay withholding tax in respect of excess inclusion income allocable to such
non-U.S. partner, even if no cash distributions are made to such partner.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

     o    a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

     o    a grantor trust strip certificate representing ownership of all or a portion of the difference between--

          1.   interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of:

               o    normal administration fees, and

               o    interest paid to the holders of grantor trust fractional
                    interest certificates issued with respect to that grantor
                    trust

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     o    "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but
          only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

     o    "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)
          of the Internal Revenue Code; and

     o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the
          Internal Revenue Code.

                                     -159-

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal
Revenue Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o    consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section
          7701(a)(19)(C)(v) of the Internal Revenue Code,

     o    consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

     o    the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the
          Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

     o    The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein)
          which . . . [are] principally secured by an interest in real property"
          within the meaning of Section 860G(a)(3)(A) of the Internal Revenue
          Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally:

     o    will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o    will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Under current law, the applicable deduction will be decreased by one-third for taxable years beginning in 2006 and 2007, and by two-thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the reduction of itemized deductions is repealed.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may

                                      -160-

be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

     o    a class of grantor trust strip certificates is issued as part of the same series, or

     o    we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

     o    a master servicer,

     o    a special servicer,

     o    any sub-servicer, or

     o    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6)
of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the
Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     In light of the application of Section 1286 of the Internal Revenue Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for

                                      -161-

information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding:

     o    the treatment of some stripped bonds as market discount bonds, and

     o    de minimis market discount.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates-- Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

     o    the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in
          "--Grantor Trusts--Sales of Grantor Trust Certificates," and

     o    the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the
Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

                                      -162-

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when certificates are offered and sold under this prospectus, which we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

     o    there is no original issue discount or only a de minimis amount of original issue discount, or

     o    the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     o    0.25% of the stated redemption price, and

     o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

                                      -163-

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between:

     o    the stated redemption price of the mortgage loans, and

     o    their issue price.

     For a definition of "stated redemption price," see "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     o    the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o    the daily portions of original issue discount for all days during the accrual period prior to that day.

                                      -164-

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

     o    the issue price of the mortgage loan, increased by

     o    the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

     o    the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when the certificates are offered and sold under this prospectus and disclosed in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o    in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     o    in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

                                      -165-

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

     o    be allocated among the payments of stated redemption price on the mortgage loan, and

     o    be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Apply," no regulations or published rulings under Section
1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

                                      -166-

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

     o    the price paid for that grantor trust strip certificate by you, and

     o    the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

     o    an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     Such yield will accrue based generally on the method described in Section
1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "RISK FACTORS--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

     o    the prepayment assumption we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

                                      -167-

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

     o    the amount realized on the sale or exchange of a grantor trust certificate, and

     o    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal:

     o    its cost, increased by

     o    any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     o    any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.
Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

                                      -168-

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On January 24, 2006, the Treasury Department published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust"
under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

     The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to holders in accordance with these new regulations after December 31, 2007.

     Backup Withholding. In general, the rules described under "--REMICs--Backup
Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

                                      -169-

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United
States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "FEDERAL
INCOME TAX CONSEQUENCES," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Internal Revenue Code consequences, each potential investor that is a Plan is advised to consult its own legal advisor with respect to the specific ERISA and Internal Revenue Code consequences of investing in the offered certificates and to make its own independent decision.
The following is merely a summary and should not be construed as legal advice.

     ERISA imposes various requirements on--

     o    ERISA Plans, and

     o    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of
ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

     o    investment prudence and diversification, and

                                      -170-

     o    compliance with the investing ERISA Plan's governing documents.

     Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA
Plan, unless a statutory, regulatory or administrative exemption exists. Section
4975 of the Internal Revenue Code contains similar prohibitions applicable to the assets of an I.R.C. Plan.

     The types of transactions between Plans and Parties in Interest that are prohibited include:

     o    sales, exchanges or leases of property;

     o    loans or other extensions of credit; and

     o    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, resulting in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulation provides that when a Plan acquires an equity interest in an entity, the assets of the Plan include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and employee benefit plans not subject to ERISA or Section 4975 of the Internal
Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

     1.   those with discretionary authority or control over the assets of the entity,

     2.   those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

     3.   those who are affiliates of the persons described in the preceding clauses 1. and 2.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     o    has discretionary authority or control over the management or disposition of the assets of the Plan, or

     o    provides investment advice with respect to the assets of the Plan for a fee.

                                      -171-

     If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     o    deemed to be a fiduciary with respect to the investing Plan, and

     o    subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulation provides that when a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of the Plan include the certificate but do not include any of the mortgages underlying the certificate.
The Plan Asset Regulation includes in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae or Fannie Mae. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulation.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you are encouraged to consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates on behalf of or with assets of the
Plan.

PROHIBITED TRANSACTION EXEMPTIONS

     If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a
Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

     o    Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

     o    Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

     o    Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in
          Interest;

     o    Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

     o    Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in
          Interest; and

                                      -172-

     o    Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions with respect to those certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S.
Department of Labor issued PTE 90-29 to Merrill Lynch, Pierce, Fenner & Smith
Incorporated. Subject to the satisfaction of the conditions specified in that exemption, PTE 90-29, as most recently amended by PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code, various transactions relating to, among other things--

     o    the servicing and operation of some mortgage asset pools, such as the types of mortgage asset pools that will be included in our trusts, and

     o    the purchase, sale and holding of some certificates such as particular classes of the offered certificates that evidence interests in those pools and are underwritten by Merrill Lynch, Pierce, Fenner & Smith
          Incorporated or any person affiliated with Merrill Lynch, Pierce,
          Fenner & Smith Incorporated.

     The related prospectus supplement will state whether PTE 90-29 is or may be available with respect to any offered certificates underwritten by Merrill
Lynch, Pierce, Fenner & Smith Incorporated.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section
401(c) of ERISA, may be treated as Plan assets. In addition, because Section
401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of Plans invested in the separate account. If you are an insurance company and you are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

                                      -173-

CONSULTATION WITH COUNSEL

     If you are a fiduciary of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

     o    consider your general fiduciary obligations under ERISA, and

     o    consult with your legal counsel as to--

          1.   the potential applicability of ERISA and Section 4975 of the
               Internal Revenue Code to that investment, and

          2.   the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the
Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of
Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended.

     Generally, the only classes of offered certificates that will qualify as
"mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

     Mortgage related securities are legal investments for persons, trusts, corporations, partnerships, associations, statutory trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

     o    that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by

                                      -174-

the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

     o    federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. Section 24 (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some Type IV securities, which are defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities (other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's
"investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2).

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk,

                                      -175-

Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a
(December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective
May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

     Except as to the status of some classes as "mortgage related securities,"
we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged to consult with your legal advisor in determining whether and to what extent--

     o    the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o    if applicable, SMMEA has been overridden in your state.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to (a) cover expenses related to that purchase and the issuance of those certificates, including legal and accounting costs, rating agency fees, registration fees, upfront fees of any master servicer, special servicer, manager or trustee, and payments to any provider of credit support or a derivative instrument, (b) fund any prefunding account, (c) fund any reserve accounts or (d) make any initial deposits to the trust necessary to make payments on the related certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                                      -176-

                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     1.   by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.   by placements by us with institutional investors through dealers; and

     3.   by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o    the obligations of the underwriters will be subject to various conditions precedent,

     o    the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

     o    in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

                                      -177-

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

     It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Merrill Lynch,
Pierce, Fenner & Smith Incorporated is an affiliate of Merrill Lynch Mortgage
Investors, Inc.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o    Sidley Austin LLP;

     o    Latham & Watkins LLP; or

     o    Cadwalader, Wickersham & Taft LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o    whether the price paid for those certificates is fair;

     o    whether those certificates are a suitable investment for any particular investor;

                                      -178-

     o    the tax attributes of those certificates or of the related trust;

     o    the yield to maturity or, if they have principal balances, the average life of those certificates;

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o    the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o    whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o    the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o    if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      -179-

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means:

     o    the United States,

     o    any State or political subdivision of the United States,

     o    any foreign government,

     o    any international organization,

     o    any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal
          Revenue Code or the Freddie Mac,

     o    any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the
          Internal Revenue Code, or

     o    any organization described in Section 1381(a)(2)(C) of the Internal
          Revenue Code.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear System, or any successor entity.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System,
Belgian law.

     "Exchange Act" means the Exchange Act of 1934, as amended.

                                      -180-

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FASB 140" means the Financial Accounting Standards Board's Statement No.
140, entitled "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities," issued in September 2002.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and
Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party In Interest" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of Section 4975(e)(2) of the Internal Revenue Code.

     "Pass-Through Entity" means any:

     o    regulated investment company,

     o    real estate investment trust,

     o    trust,

     o    partnership, or

                                      -181-

     o    other entities described in Section 860E(e)(6) of the Internal Revenue
          Code.

     "Permitted Investments" means U.S. government securities and other investment grade obligations, including:

     o    direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

     o    repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are investment grade rated;

     o    federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are investment grade rated;

     o    commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper is investment grade rated;

     o    money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized statistical rating organization; and

     o    any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the related trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

     "Plan" means an ERISA Plan or an I.R.C. Plan.

     "Plan Asset Regulation" means U.S. Department of Labor Regulation Section
2510.3-101 promulgated under ERISA.

     "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor, as it may be amended from time to time, or any successor thereto.

     "RCRA" means the federal Resource Conservation and Recovery Act.

     "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code.

     "Relief Act" means the Servicemembers Civil Relief Act, as amended.

                                      -182-

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

     "REMIC IO" means a REMIC that is entitled to only a specified portion of the interest in respect of one or more mortgage loans held by the REMIC.

     "REO Property" means any mortgaged property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

     "Safe Harbor Regulations" means the final Treasury regulations issued on
July 18, 2002.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPA" means standard prepayment assumption.

     "Title V" means Title V of the Depository Institutions Deregulation and
Monetary Control Act of 1980.

     "Treasury Department" means the United States Department of the Treasury.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means:

     o    a citizen or resident of the United States;

     o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
          Columbia;

     o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business in the United States; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

          2.   one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                                      -183-

The attached CD-ROM contains one spreadsheet file that can be put on a user specified hard drive or network drive. This spreadsheet file is "ML-CFC
2007-5.xls." The spreadsheet file "ML-CFC 2007-5.xls" is a Microsoft Excel(1),
Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the
Mortgage Pool" in this prospectus supplement and on Annexes A-1, A-2, A-3, A-4,
A-5, A-6 and B to this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. The attached CD-ROM also contains copies of the complaints in connection with certain legal proceedings with respect to the mortgage loan identified on Annex A-1 to this prospectus supplement as "Peter Cooper Village and Stuyvesant Town." The files
"Peter Cooper and Stuyvesant Town Tenant Complaint 1.pdf" and "Peter Cooper and
Stuyvesant Town Tenant Complaint 2.pdf" are Adobe Acrobat(2) files. Prospective investors are strongly urged to read this prospectus supplement and the accompanying base prospectus in their respective entireties prior to accessing the spreadsheet file.

------------------

(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

(2) Adobe Acrobat is a registered trademark of Adobe Systems Incorporated.

Until ninety days following the date of the prospectus supplement, all dealers that effect transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

$3,527,828,000

(Approximate)

ML-CFC Commercial Mortgage Trust 2007-5

as Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2007-5

Merrill Lynch Mortgage Investors, Inc.

as Depositor

Merrill Lynch Mortgage Lending, Inc.
Countrywide Commercial Real Estate Finance, Inc.
KeyBank National Association
IXIS Real Estate Capital Inc.

as Sponsors and Loan Sellers

Wells Fargo Bank, National Association

as Loan Seller

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.

Countrywide Securities Corporation

IXIS Securities North America

KeyBanc Capital Markets

Bear, Stearns & Co. Inc.

Banc of America Securities LLC

March 1, 2007

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
----------------------------------------------X Index No.

AMY L. ROBERTS, THOMAS I. SHAMY, and          : Date of Filing With
DAVID AND ANNMARIE HUNTER, on behalf of           Clerk of the Court:
themselves and all others similarly situated, :

                           Plaintiffs,        : SUMMONS

                   -against-                  : Plaintiff designates New York
                                                County as the place of trial.
TISHMAN SPEYER PROPERTIES,L.P., PCV ST        :
OWNER LP, METROPOLITAN LIFE INSURANCE
COMPANY, PCV/ST LLC, METROPOLITAN             : The basis for such venue is the
INSURANCE AND ANNUITY COMPANY, and              residences of defendants and the
METROPOLITAN TOWER LIFE INSURANCE               location of the real property
COMPANY,                                      : whose use or enjoyment would be
                                                affected by the judgment
                                                demanded.
                           Defendants.        :

----------------------------------------------X

TO THE ABOVE NAMED DEFENDANTS

YOU ARE HEREBY SUMMONED to answer the Complaint in this action and to serve a copy of your answer, or, if the Complaint is not served with this Summons, to serve a notice of appearance, on the Plaintiff within 20 days after service of this Summons, exclusive of the day of service (or within 30 days after the service is complete if this Summons, is not personally delivered to you within the State of Now York); and in the case of your failure to appear or answer, judgment will be taken against you by default for the relief demanded in the
Complaint.

Dated: New York, New York
       January 22, 2007

                                        WOLF HALDENSTEIN ADLER FREEMAN
                                          & HERZ LLP
                                        Attorneys for the Plaintiffs

                                        By: /s/ Michael E. Fleiss
                                            ---------------------------------
                                            Michael E. Fleiss
                                        270 Madison Avenue
                                        New York, New York 10016
                                        212/545-4600

                                       -1-

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
----------------------------------------------X

AMY L. ROBERTS, THOMAS I. SHAMY, and          :
DAVID AND ANNMARIE HUNTER, on behalf of
themselves and all others similarly situated, :
                                                Index No.
                           Plaintiffs,        :

                  -against-                   :

TISHMAN SPEYER PROPERTIES, L.P., PCV ST       :
OWNER LP, METROPOLITAN LIFE INSURANCE
COMPANY, PCV/ST LLC, METROPOLITAN             : CLASS ACTION
INSURANCE AND ANNUITY COMPANY, and              COMPLAINT
METROPOLITAN TOWER LIFE INSURANCE             :
COMPANY,

                           Defendants.

----------------------------------------------X

          Amy L. Roberts, Thomas I. Shamy, and David and Annmarie Hunter
(collectively, "Plaintiffs"), on behalf of themselves and all others similarly situated (the "Class"), by their attorneys Wolf Haldenstein Adler Freeman & Herz
LLP, as and for their complaint against defendants Tishman Speyer Properties,
L.P. ("Tishman Speyer"), PCV ST OWNER LP, Metropolitan Life Insurance Company
("Met Life"), PCV/ST LLC, Metropolitan Insurance and Annuity Company ("Met
Insurance"), and Metropolitan Tower Life Insurance Company ("Met Tower")
(collectively, "Defendants"), respectfully set forth and allege as follows:

A.   INTRODUCTION

          1. This is a class action brought on behalf of thousands of current and former tenants of Stuyvesant Town and Peter Cooper Village who have been and continue to be

                                       -1-

wrongfully charged market rate rents for their rental units, although they were and are legally entitled to pay considerably lower rent stabilized rents.

          2. Stuyvesant Town and Peter Cooper Village constitute New York City's largest apartment complex, covering approximately 80 acres -- a full ten city blocks along First Avenue between 14th Street and 23rd Street -- and consisting of 110 apartment buildings containing approximately 11,200 units with at least
20,000 residents.

          3. Defendants, the owners of this large complex, have been receiving real estate tax benefits under New York City's J-51 property tax abatement/exemption program for approximately the past 15 years. Applicable state and local law requires that, during the period in which an owner receives such real estate tax benefits, all of the units shall remain subject to rent stabilization. Yet beginning in or about 2001 or 2002, and continuing through the present time, the owners of Stuyvesant Town and Peter Cooper Village have, upon information and belief, improperly and unlawfully charged thousands of tenants market rents, even as those owners have collected tens of millions of dollars of tax benefits under the J-51 program.

          4. As a result, while tenants at Stuyvesant Town and Peter Cooper
Village have been "priced out" of their apartments in patent violation of the law and forced to leave the complex when they were denied rent stabilized rents, and while other tenants at Stuyvesant Town and Peter Cooper Village have unlawfully been required to pay unregulated rents far higher than the rent stabilized rents which they were supposed to be charged, Defendants have benefited and enriched themselves -- both by illegally charging and collecting such market rate rents from thousands of tenants and at the same time by wrongfully pocketing nearly $25 million in New York City tax benefits that are expressly conditioned on maintaining the apartments as rent stabilized.

                                       -2-

          5. Plaintiffs, for themselves and as representatives of the other members of the Class, therefore seek money damages (including, where applicable, treble damages) and attorneys' fees for the rent overcharges imposed and collected by Defendants. Plaintiffs, for themselves and as representatives of the other members of the Class, also seek a judicial declaration that the units in Stuyvesant Town and Peter Cooper Village remain subject to rent stabilization and will continue to be rent stabilized until the last applicable J-51 tax benefits period for Stuyvesant Town and Peter Cooper Village has expired (upon information and belief, in or about 2017 or 2018) and Defendants thereafter comply with all appropriate legal requirements to deregulate the units.

B.   THE PARTIES

          6. Plaintiff Amy L. Roberts is a residential tenant residing in
Apartment 6H at 530 East 20th Street in the County, City, and State of New York,
which is part of the Stuyvesant Town/Peter Cooper Village complex.

          7. Plaintiff Thomas I. Shamy resides in the County, City, and State of
New York and was, until December 3l, 2006, a residential tenant residing in
Apartment 3F at 449 East 14th Street in the County, City, and State of New York,
which is part of the Stuyvesant Town/Peter Cooper Village complex.

          8. Plaintiffs David and Annmarie Hunter are residential tenants residing in Apartment 9F at 526 East 20th Street in the County, City, and State
of New York, which is part of the Stuyvesant Town/Peter Cooper Village complex.

          9. The plaintiff Class, on whose behalf this action is brought, consists of all persons who are or were tenants of Stuyvesant Town and Peter
Cooper Village and who were charged and/or continue to be charged rents for their rental units at market rates or at other rates

                                       -3-

that exceed rent stabilization levels for any period during which Defendants, the owners of these complexes, were receiving real estate tax benefits under New
York City's J-51 program. The members of the Class have been damaged and will continue to suffer damage as a result of the acts of Defendants set forth herein.

          10. Upon information and belief, Tishman Speyer is, and at all times relevant hereto was, a New York limited partnership with its principal place of business in the County, City, and State of New York. Tishman Speyer holds itself out to be "one of the leading owners, developers, fund managers and operators of real estate in the world, having managed a portfolio of assets since its inception of more than 77 million square feet in major metropolitan across the
United States, Europe, Latin America and Asia."

          11. Upon information and belief, PCV ST OWNER LP is, and at all times relevant hereto was, a Delaware limited partnership with its principal place of business in the County, City, and State of New York.

          12. PCV ST OWNER LP is, upon information and belief, the current owner of Stuyvesant Town and Peter Cooper Village by virtue of its acquisition of the complex on or about November 17, 2006 for approximately $5.4 billion.

          13. PCV ST OWNER LP is, upon information and belief, an affiliate of
Tishman Speyer.

          14. Upon information and belief, Tishman Speyer is the general partner of PCV ST OWNER LP.

          15. Upon information and belief, Met Life is, and at all times relevant hereto was, a New York corporation with its principal place of business in the County, City, and State

                                       -4-

of New York. From in or about 1989 until in or about 2001, it was the owner of
Stuyvesant Town and Peter Cooper Village.

          16. Upon information and belief, PCV/ST LLC is, and at all times relevant hereto was, a New York limited liability company with its principal place of business in the County, City, and State of New York. From in or about
2001 until in or about 2002, it was the owner of Stuyvesant Town and Peter
Cooper Village.

          17. Upon information and belief, Met Insurance is, and at all times relevant hereto was, a Delaware corporation with its principal place of business in the County, City, and State of New York. From in or about 2002 until in or about 2004, it was the owner of Stuyvesant Town and Peter Cooper Village.

          18. Upon information and belief, Met Tower is, and at all times relevant hereto was, a Delaware corporation with its principal place of business in the County, City, and State of New York. Met Tower is, upon information and belief, the successor by merger to Met Insurance, and until on or about
November 17, 2006 was the owner of Stuyvesant Town and Peter Cooper Village.

C.   FACTS COMMON TO ALL CLAIMS

          19. Upon information and belief, on or about June 1, 1943, Met Life and Stuyvesant Town Corporation entered into an agreement with the City of New
York with respect to the acquisition of real property for and the financing, construction, operation, and supervision of the redevelopment project known as
Stuyvesant Town. The agreement was made pursuant to the provisions of the
Redevelopment Companies Law, which was subsequently incorporated into Article V of the Private Housing Finance Law.

                                       -5-

          20. Pursuant to the aforedescribed agreement, Stuyvesant Town
Corporation (as the redevelopment company and owner of the Stuyvesant Town complex) received a real estate tax exemption for a period of twenty-five (25)
years.

          21. In or about late 1952, Stuyvesant Town Corporation entered into a further agreement with Met Life and the City of New York, pursuant to which
Stuyvesant Town Corporation assigned to Met Life all of its rights under the existing agreement with New York City. Met Life thus received the benefit of the remainder of the twenty-five (25) year real estate tax exemption for Stuyvesant
Town.

          22. Upon information and belief, in or about the late 1940s, Met Life entered into an agreement with the City of New York with respect to the acquisition of real property for and the financing, construction, operation, and supervision of the redevelopment project known as Peter Cooper Village.

          23. The said agreement was made pursuant to the provisions of the
Redevelopment Companies Law and, upon information and belief, provided Met Life, as the redevelopment company and owner of Peter Cooper Village, with a real estate tax exemption for a period of twenty-five (25) years.

          24. In or about 1974, New York State enacted an amendment to the
Redevelopment Companies Law which provided, in relevant part, that upon the expiration of the twenty-five (25) year tax exemption granted to redevelopment projects, the real property taxes payable on such projects would be phased in over a ten (10) year period, at the end of which time such projects would be fully taxable.

                                       -6-

          25. In connection with the aforedescribed real property tax phase-in, the rents for tenants residing in Stuyvesant Town and Peter Cooper Village became subject to the New York Rent Stabilization Law.

          26. Since approximately 1974, then, Stuyvesant Town and Peter Cooper
Village have been subject to the Rent Stabilization Law.

          27. New York City enacted the "J-51" program to encourage the renovation of residential properties in the City of New York by providing partial property tax exemption and abatement benefits for a period of time to buildings undertaking rehabilitation work.

          28. Beginning in or about 1992, Met Life, as owner and on behalf of
Stuyvesant Town and Peter Cooper Village, began applying for property tax benefits under New York City's J-51 program for rehabilitation work to the buildings in the complex.

          29. Upon information and belief, from 1992 through the present, the owners of Stuyvesant Town and Peter Cooper Village have applied for and received from New York City approximately $24.5 million in real estate tax relief under the J-51 program.

          30. Upon information and belief, the most recent J-51 real estate tax benefits for Stuyvesant Town and Peter Cooper Village are scheduled to expire in or about 2017 or 2018.

          31. As a condition to receiving J-51 tax benefits for residential buildings, the units in the tax lot which is receiving tax benefits under the
J-51 program are required by law to be subject to the Rent Stabilization Law during the period in which tax benefits are being received. Thus, in order for the landlord to receive tax relief for rehabilitation work to existing buildings under the J-51 program, the units in the premises receiving such benefits must be rent stabilized for the period during which the premises receives J-51 tax benefits, and until they may thereafter be properly deregulated.

                                       -7-

          32. New York City's Rent Stabilization Law provides that rent stabilization applies to dwelling units receiving J-51 benefits until at least the end of the tax benefits period.

          33. New York City's Rent Stabilization Law also provides that if a dwelling unit would be subject to rent stabilization in the absence of J-51 benefits, the end of the J-51 benefits period does not eliminate rent stabilization as to that unit.

          34. According to Section 26-504(c) of the New York City
Administrative Code, which is part of the Rent Stabilization Law, rent stabilization

          shall apply to: Dwelling units in a building or structure
          receiving the benefits of section 11-243 [J-51].... Upon the expiration or termination for any reason of the benefits of section
          11-243 or section 11-244 of the code or article eighteen of the private housing finance law any such dwelling unit shall be subject to this chapter until the occurrence of the first vacancy of such unit after such benefits are no longer being received or if each lease and renewal thereof for such unit for the tenant in residence at the time of the expiration of the tax benefit period has included a notice in at least twelve point type informing such tenant that the unit shall become subject to deregulation upon the expiration of such tax benefit period and states the approximate date on which such tax benefit period is scheduled to expire, such dwelling unit shall be deregulated as of the end of the tax benefit period; provided, however, that if such dwelling unit would have been subject to this chapter or the emergency tenant protection act of the nineteen seventy-four in the absence of this subdivision, such dwelling unit shall, upon the expiration of such benefits, continue to be subject to this chapter or the emergency tenant protection act of nineteen seventy-four to the same extent and in the same manner as if this subdivision had never applied thereto.

(Emphasis added.)

          35. The Rent Stabilization Law further provides that high income decontrol of units (i.e., decontrol of rent stabilized units renting for $2,000 or more per month and in which the residents have combined income of $175,000 or more) and high rent vacancy decontrol of units (i.e. decontrol of rent stabilized units with a rent of $2,000 or more per month at the time

                                       -8-

that the tenant vacates) will remove such units from rent stabilization, but that neither high income decontrol nor high rent vacancy decontrol applies to housing accommodations which are subject to the Rent Stabilization Law by virtue of receiving J-51 real estate tax benefits.

          36. The New York City Department of Housing Preservation and
Development, which is responsible for the administration of New York City's J-51 program, prohibits a landlord from deregulating apartments during the time that it is receiving tax benefits under the J-51 program for those apartments.

          37. The rules and regulations of the Department of Housing
Preservation and Development concerning the J-51 program provide:

          Deregulation of units: (i) With respect to a dwelling unit in any building receiving benefits under the [J-51] Act, (A) such unit shall remain subject to rent regulation until the occurrence of the first vacancy after tax benefits are no longer being received for the building at which time the unit shall be deregulated, unless the unit is otherwise subject to rent regulation...

(Emphasis added.)

          38. The New York State Division of Housing and Community Renewal,
which is responsible for the administration of rent stabilization in New York
City, also bars a landlord from deregulating apartments during the time that it is receiving tax benefits under the J-51 program for those apartments.

          39. Following the passage of New York Local Law 4 in 1994, which enacted amendments to the Rent Stabilization Law concerning high income decontrol, the Division of Housing and Community Renewal issued an Operational
Bulletin stating that

          these deregulation provisions shall not apply to housing
          accommodations which are subject to rent regulation by virtue of receiving tax benefits pursuant to Sections four twenty one-a or four eighty nine of the Real Property Tax Law [the state enabling statute for J-51] until the expiration of the tax abatement period.

                                       -9-

          40. Thus, applicable law, as confirmed by rules and regulations of the
New York City and New York State agencies charged with and responsible for administration of the J-51 program and rent stabilization in the City of New
York, provides that, for at least the period during which a tax lot receives tax benefits under the J-51 program, the units are and remain subject to rent stabilization and may not be deregulated.

          41. Defendants were, at all relevant times, fully aware that
Stuyvesant Town and Peter Cooper Village received J-51 tax benefits and that, by law, the receipt of such tax benefits requires Stuyvesant Town and Peter Cooper
Village to remain subject to rent stabilization during the benefits period and until proper deregulation occurs thereafter.

          42. Nonetheless, during the period in which Defendants were receiving tax benefits under the J-51 program for Stuyvesant Town and Peter Cooper
Village, they caused, upon information and belief, more than one-quarter of the complex's apartments units -- a total of approximately 3,000 apartments at
Stuyvesant Town and Peter Cooper Village -- to be deregulated.

          43. Upon the aforedescribed deregulation and at all times thereafter,
Defendants have charged market rate rents or rents at rates otherwise far in excess of rent stabilization rent levels for such apartments.

D.   CLASS ACTION ALLEGATIONS

          44. This action is brought and may properly be maintained as a class action under the provisions of Article 9 of the CPLR

          45. The Class, as defined above, is so numerous that joinder of all members of the Class, whether otherwise required or permitted, is impracticable.

                                      -10-

          46. There are questions of law and fact common to the Class which predominate over any questions affecting only individual members of the Class. A principal common question of law is whether Defendants wrongfully charged market rents to tenants of Stuyvesant Town and Peter Cooper Village while at the same time taking advantage of and receiving J-51 tax benefits for the complex. This question impacts all Class members.

          47. Plaintiffs' claims are typical of the claims of the other members of the Class. Plaintiffs and all members of the Class have been similarly charged market rents during the period in which Defendants received tax benefits under the J-51 program.

          48. Plaintiffs have no interests antagonistic to the interests of the other members of the Class. There is no conflict between Plaintiffs and any other members of the Class with respect to this action or the claims for relief herein.

          49. Plaintiffs are committed to the vigorous prosecution of this action and have retained competent legal counsel experienced in real estate, landlord/tenant, and class action litigation matters for that purpose.

          50. Plaintiffs are adequate representatives of the Class and, together with their attorneys, are able to, and will fairly and adequately, protect the interests of the Class and its members.

          51. In addition, a class action is superior to other available methods for the fair, just, and efficient adjudication of the claims asserted herein.
Joinder of all members of the Class is impracticable and, for financial and other reasons, it would be impractical for individual members of the Class to pursue separate claims. Moreover, prosecution of separate actions by individual members of the Class would create the risk of varying and inconsistent adjudications, and would unduly burden the courts.

                                      -11-

          52. Plaintiffs anticipate no difficulty in the management of this litigation as a class action, and management of this litigation as a class action will present few problems for this Court.

                              FIRST CAUSE OF ACTION

          53. Plaintiffs, on behalf of themselves and all others similarly situated, repeat and reallege each and every allegation contained in paragraphs
1 through 52 of this Complaint.

          54. At all times relevant hereto, the Stuyvesant Town and Peter Cooper
Village apartments of Plaintiffs and the other members of the Class were and continue to be subject to the provisions of the Rent Stabilization Law for the entire period during which Defendants received J-51 real estate tax benefits
(which, upon information and belief, will continue to run through 2017 or 2018), and until such time as said apartments may thereafter properly be deregulated.

          55. Defendants have nonetheless charged Plaintiffs and the other members of the Class, and required Plaintiffs and the other members of the Class to pay, market rate rents or rents at rates otherwise in excess of rent stabilization rent levels for their apartments at Stuyvesant Town and Peter
Cooper Village.

          56. Defendants have thus overcharged Plaintiffs and the other members of the Class in an amount equal to the difference between their monthly rents and security deposits and their appropriate regulated (i.e., rent stabilized)
rents had their apartments at Stuyvesant Town and Peter Cooper Village not been deregulated.

          57. At all relevant times, the aforedescribed rent overcharges by
Defendants were willful.

                                      -12-

          58. As a result of Defendants' aforedescribed rent overcharges,
Plaintiffs and the other members of the Class have been damaged, and are entitled to an award of money damages against Defendants in the amount of such rent overcharges for the four (4) years immediately prior to the commencement of this action, in an amount to be determined at trial but in no event less than, upon information and belief, $215,000,000.

          59. In addition, as a result of Defendants' aforedescribed rent overcharges, Plaintiffs and the other members of the Class have been damaged, and are entitled to an award of treble damages against Defendants in the amount of three times such rent overcharges for the two (2) years immediately prior to the commencement of this action, in an amount to be determined at trial but in no event less than, upon information and belief, $320,000,000.

          60. Alternatively, in the event Plaintiffs and the other members of the Class do not recover treble damages against Defendants, Plaintiffs and the other members of the Class are entitled to an award of interest on the aforedescribed rent overcharges for the four (4) years immediately prior to the commencement of this action, with such interest accruing from the date of the first overcharge.

          61. Plaintiffs and the other members of the Class also demand reimbursement of any rent overcharges that they may pay during the pendency of this action, together with an award of treble damages against Defendants in the amount of three times any such rent overcharges that they may pay during the pendency of this action.

          62. In addition, Plaintiffs and the other members of the Class are entitled to recover their reasonable attorneys' fees (including costs and disbursements) herein from Defendants.

                                      -13-

                             SECOND CAUSE OF ACTION

          63. Plaintiffs, on behalf of themselves and all others similarly situated, repeat and reallege each and every allegation contained in paragraphs
1 through 62 of this Complaint.

          64. Defendants contend that, despite continuing to receive real estate tax benefits under the J-51 program, the Stuyvesant Town and Peter Cooper
Village apartments of Plaintiffs and the other members of the Class are no longer subject, and are no longer required by applicable law to be subject, to rent stabilization.

          65. Defendants have therefore caused, upon information and belief, more than one-quarter of the apartments in Stuyvesant Town and Peter Cooper
Village to be deregulated during the period in which Defendants have been receiving such J-51 benefits, and have charged rent to Plaintiffs and the other members of the Class at market rates or rates otherwise far in excess of rent stabilization rent levels -- actions that are consistent only with the position that, despite Defendants' continued receipt of real estate tax benefits under the J-51 program, the Stuyvesant Town and Peter Cooper Village apartments of
Plaintiffs and the other members of the Class are no longer subject, and are no longer required by applicable law to be subject, to rent stabilization.

          66. Justiciable and live controversies therefore exist between
Plaintiffs and the other members of the Class, on the one hand, and Defendants on the other hand, concerning whether the Stuyvesant Town and Peter Cooper
Village apartments of Plaintiffs and the other members of the Class continue to be subject to rent stabilization, whether Defendants are required to continue to charge rent to Plaintiffs and the other members of the Class at rent stabilized rates instead of at market rates or rates otherwise in excess of rent stabilization rent levels, and whether the Stuyvesant Town and Peter Cooper
Village apartments of Plaintiffs and

                                      -14-

the other members of the Class will continue to be subject to the provisions of the Rent Stabilization Law for the entire period during which Defendants receive
J-51 real estate tax benefits and until such time as said apartments may thereafter properly be deregulated.

          67. Plaintiffs and the other members of the Class have no adequate remedy at law so far as a declaration of the current and continuing rent stabilized status of their apartments at Stuyvesant Town and Peter Cooper
Village is concerned.

          68. Plaintiffs and the other members of the Class are therefore entitled to Judgment declaring that their Stuyvesant Town and Peter Cooper
Village apartments continue to be subject to rent stabilization, that Defendants are required to continue to charge rent to them at rent stabilized rates instead of at market rates or rates otherwise in excess of rent stabilization rent levels, and that their Stuyvesant Town and Peter Cooper Village apartments will continue to be subject to the provisions of the Rent Stabilization Law for the entire period during which Defendants receive J-51 real estate tax benefits for
Stuyvesant Town and Peter Cooper Village and until such time as said apartments may thereafter properly be deregulated.

          WHEREFORE, Plaintiffs, on behalf of themselves and the other members of the Class, respectfully request Judgment against Defendants as follows:

               (1) On the First Cause of Action, awarding Plaintiffs and the other members of the Class money damages against Defendants, in an amount to be determined at trial but in no event less than $215,000,000; together with treble damages in an amount to be determined at trial but in no event less than
$320,000,000 or, alternatively, interest; and awarding reasonable attorneys'
fees (including costs and disbursements);

               (2) On the Second Cause of Action, declaring that the Stuyvesant
Town and Peter Cooper Village apartments of Plaintiffs and the other members of the Class continue to be subject to rent stabilization, that Defendants are required to continue to charge rent to them at rent stabilized rates instead of at market rates or rates otherwise in excess of rent stabilization rent levels, and that their Stuyvesant Town and Peter Cooper Village apartments will continue to be subject to the provisions of the Rent Stabilization Law for the entire period

                                      -15-

during which Defendants receive J-51 real estate tax benefits for Stuyvesant
Town and Peter Cooper Village and until such time as said apartments may thereafter properly be deregulated;

               (3) Awarding Plaintiffs and the other members of the Class attorneys' fees against Defendants, pursuant to CPLR Rule 909; and

               (4) Awarding Plaintiffs and the other members of the Class such other and further relief, including the costs and disbursements of this action, as this Court finds just and proper.

Dated: New York, New York
       January 22, 2007

                                           WOLF HALDENSTEIN ADLER FREEMAN
                                             & HERZ LLP
                                           Attorneys for the Plaintiffs

                                           By: /s/ Michael E. Fleiss
                                               ---------------------------------
                                               Michael E. Fleiss
                                           270 Madison Avenue
                                           New York, Now York 10016
                                           212/545-4600

                                      -16-

SUPREME COURT OF THE STATE OF NEW YORK                                     INDEX
COUNTY OF NEW YORK                                                          No.

--------------------------------------------------------------------------------

AMY L. ROBERTS, THOMAS I. SHAMY, and DAVID AND ANNMARIE HUNTER,
on behalf of themselves and all others similarly situated,

                                                      Plaintiffs,

                                    -against-

TISHMAN SPEYER PROPERTIES, L.P., PCV ST OWNER LP,
METROPOLITAN LIFE INSURANCE COMPANY, PCV/ST LLC,
METROPOLITAN INSURANCE AND ANNUITY COMPANY, and
METROPOLITAN TOWER LIFE INSURANCE COMPANY,

                                                      Defendants.

--------------------------------------------------------------------------------

                       SUMMONS AND CLASS ACTION COMPLAINT

--------------------------------------------------------------------------------

                   WOLF HALDENSTEIN ADLER FREEMAN & HERZ LLP

                ATTORNEYS FOR PLAINTIFF

                               270 MADISON AVENUE
                               NEW YORK, NY 10016
                                  212-545-4600

--------------------------------------------------------------------------------

TO:                                           Service of a copy of the within
                                              is hereby admitted.

                                              Dated: _________________  20______

                                              __________________________________

Attorney(s) for
--------------------------------------------------------------------------------

PLEASE TAKE NOTICE:

[_] NOTICE OF ENTRY

that the within is a (certified) true copy of an ______________________________
duly entered in the office of the clerk of the within named court on
_____________ 20__

[_] NOTICE OF SETTLEMENT

that an ___________________________________, of which the within is a true copy, will presented for settlement to the Hon. ______________, one of the judges of the within named Court, at __________________________________________________ on
_______________________ 20__, at ________ M.

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK

------------------------------------------------

                                                :
MARGARET CARROLL, On Behalf of Herself and All  :
Others Similarly Situated                       :   Index No.:
                                                :
                           Plaintiff,           :
                                                :   SUMMONS
                  - against -                   :
                                                :   Plaintiff designates New
TISHMAN SPEYER PROPERTIES, L.P., PCV ST         :   York County as the place of
OWNER LP, METROPOLITAN LIFE INSURANCE           :   trial.
COMPANY, PCV/ST LLC, METROPOLITAN               :
INSURANCE AND ANNUITY COMPANY, and              :   The basis for such venue is
METROPOLITAN TOWER LIFE INSURANCE               :   the residences of defendants
COMPANY,                                        :   and the location of the real
                                                :   property whose use or
                                                :   enjoyment would be affected
                                                :   by the judgment demanded.
                           Defendants.          :

------------------------------------------------

TO THE ABOVE NAMED DEFENDANTS

YOU ARE HEREBY SUMMONED to answer the Complaint in this action and to serve a copy of your answer, or, if the Complaint is not served with this Summons, to serve a notice of appearance, on the Plaintiff within 20 days after service of this Summons, exclusive of the day of service (or within 30 days after the service is complete if this Summons, is not personally delivered to you within the State of New York); and in the case of your failure to appear or answer, judgment will be taken against you by default for the relief demanded in the
Complaint.

Dated: New York, New York
       February 14, 2007

                                        BERNSTEIN LIEBHARD & LIFSHITZ, LLP

                                        /s/ Gregory M. Egleston
                                        ----------------------------------------
                                        Robert J. Berg
                                        Ronald A. Aranoff
                                        Gregory M. Egleston
                                        10 East 40th Street
                                        New York, NY 10016
                                        Tel: ###-##-####

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK

------------------------------------------------
                                                :
MARGARET CARROLL, On Behalf of Herself and All  :
Others Similarly Situated                       :   Index No.:
                                                :
                           Plaintiff,           :
                                                :
                   -against-                    :
                                                :
TISHMAN SPEYER PROPERTIES, L.P., PCV ST         :
OWNER LP, METROPOLITAN LIFE INSURANCE           :
COMPANY, PCV/ST LLC, METROPOLITAN               :
INSURANCE AND ANNUITY COMPANY, and              :
METROPOLITAN TOWER LIFE INSURANCE               :
COMPANY,                                        :
                                                :
                           Defendants.          :

------------------------------------------------

                             CLASS ACTION COMPLAINT

     Plaintiff Margaret Carroll, on behalf of herself and all others similarly situated, by her attorneys, as and for her Complaint against defendants Tishman
Speyer Properties, L.P. ("Tishman Speyer"), PCV ST OWNER LP, Metropolitan Life
Insurance Company ("Met Life"), PCV/ST LLC, Metropolitan Insurance and Annuity
Company ("Met Insurance"), and Metropolitan Tower Life Insurance Company ("Met
Tower") (collectively, the "Defendants"), alleges as follows:

     1. This is a class action brought on behalf of thousands of current and former tenants of Stuyvesant Town and Peter Cooper Village who have been and continue to be wrongfully charged market rate rents for their rental units, although they were and are legally entitled to pay considerably lower rents under the applicable New York rent stabilization laws.

     2. Stuyvesant Town and Peter Cooper Village cover approximately 80 acres --
a full ten city blocks along First Avenue between 14th Street and 23rd Street --
and consist of 110 apartment buildings containing approximately 11,200 units with at least 20,000 residents.

     3. The New York City Rent Stabilization Law ("RSL") is the fundamental statute establishing Rent Stabilization regulation in New York City, and through the Rent Stabilization Code ("RSC"), is administered by the New York State
Division of Housing and Community Renewal ("DHCR"). The system was enacted in
1969 when rents were rising sharply in many post-war buildings. The system has been extended and amended frequently, and now about 1 million apartments in the
City are covered by rent stabilization. Rent stabilized tenants are protected from sharp increases in rent and have the right to renew their leases. The Rent
Guidelines Board sets the allowable percentage increase for renewal leases each year.

     4. Defendants, the owners of this large apartment complex, have been receiving real estate tax benefits under the N.Y.C. Administrative Code Section
J-51 property tax abatement/exemption program for approximately the past 15 years. Applicable state and local law requires that, during the period in which an owner receives such real estate tax benefits, all of the until shall remain subject to rent stabilization. Yet beginning in or about 2001 or 2002, and continuing through the present time, the owners of Stuyvesant Town and Peter
Cooper Village have improperly and unlawfully charged thousands of tenants market rents, as opposed to the legally mandated rent stabilized rents, even as those owners have collected tens of millions of dollars of tax benefits under the J-51 program.

     5. As a result, while certain tenants at Stuyvesant Town and Peter Cooper
Village have been "priced out" of their apartments in patent violation of the law and forced to leave the complex when they were illegally denied rent stabilized rents, and while other tenants at Stuyvesant Town and Peter Cooper
Village have unlawfully been required to pay unregulated rents far higher than the rent stabilized rents which they were supposed to be charged, Defendants have benefited and enriched themselves. Defendants have illegally charged and collected market rate rents from thousands of tenants and, at the same time, wrongfully pocketed

                                        2

nearly $25 million in New York City tax benefits that are expressly conditioned on maintaining the apartments as rent stabilized.

     6. Plaintiff, for herself and as a representative of the other members of the Class, therefore seek money damages and attorneys' fees for the rent overcharges imposed and collected by Defendants. Plaintiff, for herself and as a representative of the other members of the Class, also seeks a judicial declaration that the units in Stuyvesant Town and Peter Cooper Village remain subject to rent stabilization and will continue to be rent stabilized until the last applicable J-51 tax benefits period for Stuyvesant Town and Peter Cooper
Village has expired (in or about 2017 or 2018) and Defendants thereafter comply with all appropriate legal requirements to deregulate the units.

                                   THE PARTIES

     7. Plaintiff Margaret Carroll is a residential tenant residing in Apartment
3D at 523 East 23rd Street in the County, City, and State of New York, which is part of the Stuyvesant Town and Peter Cooper Village complex.

     8. The Plaintiff Class, on whose behalf this action is brought, consists of all persons who are or were tenants of Stuyvesant Town and Peter Cooper Village and who were charged and/or continue to be charged rears for their rent-stabilized rental units that exceed the rents authorized by the rent stabilization laws. The members of the Class have been damaged and will continue to suffer damage as a result of the acts of Defendants set forth herein.

     9. Defendant Tishman Speyer is, and at all times relevant hereto was, a
New York limited partnership with its principal place of business in the
County, City, and State of New York. Tishman Speyer purports to be "one of the leading owners, developers, fund managers and operators of real estate in the world, having managed a portfolio of assets since its inception of

                                        3

more than 77 million square feet in major metropolitan across the United States,
Europe, Latin America and Asia."

     10. Defendant PCV ST OWNER LP is, and at all times relevant hereto was, a
Delaware limited partnership with its principal place of business in the County,
City, and State of New York. PCV ST OWNER LP is the current owner of Stuyvesant
Town and Peter Cooper Village by virtue of its acquisition of the complex on or about November 17, 2006 for approximately $5.4 billion. PCV ST OWNER LP is an affiliate of Tishman Speyer. Tishman Speyer is the general partner of PCV ST
OWNER LP.

     11. Defendant Met Life is, and at all times relevant hereto was, a New York corporation with its principal place of business in the County, City, and State of New York. From in or about 1989 until in or about 2001, it was the owner of
Stuyvesant Town and Peter Cooper Village.

     12. Defendant PCV/ST LLC is, and at all times relevant hereto was, a New
York limited liability company with its principal place of business in the
Country, City, and State of New York. From in or about 2001 until in or about
2002, it was the owner of Stuyvesant Town and Peter Cooper Village.

     13. Defendant Met Insurance is, and at all times relevant hereto was, a
Delaware corporation with its principal place of business in the County, City, and State of New York. From in or about 2002 until in or about 2004, it was the owner of Stuyvesant Town and Peter Cooper Village.

     14. Defendant Met Tower is, and at all times relevant hereto was, a
Delaware corporation with its principal place of business in the County, City, and State of New York. Met Tower is the successor by merger to Met Insurance, and until on or about November 17, 2006 was the owner of Stuyvesant Town and
Peter Cooper Village.

                                        4

                            CLASS ACTION ALLEGATIONS

     15. This action is brought and may properly be maintained as a class action under the provisions of Article 9 of the CPLR

     16. The Class is so numerous that joinder of all members of the Class, whether otherwise requited or permitted, is impracticable. The Class is defined as follows:

          All current and former tenants of Stuyvesant Town and Peter
          Cooper Village who have been and continue to be charged
          rents for their rental units that exceed the rents allowable under New York's rent stabilization laws and regulations.

     17. There are questions of law and fact common to the Class which predominate over any questions affecting only individual members of the Class. A principal common question of law is whether Defendants wrongfully charged market rents to tenants of Stuyvesant Town and Peter Cooper Village that exceed the rents allowable under New York's rent stabilization laws and regulations, while at the same time taking advantage of and receiving J-51 tax benefits for the complex. This question impacts all Class members.

     18. Plaintiff's claims are typical of the claims of the other members of the Class, Plaintiff and all members of the Class have been similarly charged excessive rents by Defendants.

     19. Plaintiff has no interests antagonistic to the interests of the other members of the Class. There is no conflict between Plaintiff and any other members of the Class with respect to this action or the claims for relief herein.

     20. Plaintiff is committed to the vigorous prosecution of this action and has retained competent legal counsel experienced in class action litigation matters for that purpose.

     21. Plaintiff is an adequate representative of the Class and, together with her attorneys, is able to, and will fairly and adequately, protect the interests of the Class and its members.

                                        5

     22. In addition, a class action is superior to other available methods for the fair, just, and efficient adjudication of the claims asserted herein.
Joinder of all members of the Class is impracticable and, for financial and other reasons, it would be impractical for individual members of the Class to pursue separate claims. Moreover, prosecution of separate actions by individual members of the Class would create the risk of varying and inconsistent adjudications, and would unduly burden the courts.

     23. Plaintiff anticipates no difficulty in the management of this litigation as a class action, and management of this litigation as a class action will present few problems for this Court.

                                    THE FACTS

     24. On or about June 1, 1943, Met Life and Stuyvesant Town Corporation entered into an agreement with the City of New York with respect to the acquisition of real property for and the financing, construction, operation, and supervision of the redevelopment project known as Stuyvesant Town. The agreement was made pursuant to the provisions of the Redevelopment Companies
Law, which was subsequently incorporated into Article V of the Private
Housing Finance Law (the "Agreement").

     25. Pursuant to the Agreement, Stuyvesant Town Corporation (as the
redevelopment company and owner of the Stuyvesant Town complex) received a real estate tax exemption for a period of twenty-five (25) years.

     26. In or about late 1952, Stuyvesant Town Corporation entered into a further agreement with Met Life and the City of New York, pursuant to which
Stuyvesant Town Corporation assigned to Met Life all of its rights under the existing agreement with New York City. Met Life thus received the benefit of the remainder of the twenty-five (25) year real estate tax exemption for
Stuyvesant Town.

                                        6

     27. In or about the late 1940s, Met Life entered into an agreement with the
City of New York with respect to the acquisition of real property for and the financing, construction, operation, and supervision of the redevelopment project known as Peter Cooper Village (the "Met Life Agreement").

     28. The Met Life Agreement was made pursuant to the provisions of the
Redevelopment Companies Law and, provided Met Life, as the redevelopment company and owner of Peter Cooper Village, with a real estate tax exemption for a period of twenty-five (25) years.

     29. In or about 1974, New York State enacted an amendment to the
Redevelopment Companies Law which provided, in relevant part, that upon the expiration of the twenty-five (25) year tax exemption granted to redevelopment projects, the real property taxes payable on such projects would be phased in over a ten (10) year period, at the end of which time such projects would be fully taxable.

     30. In connection with this real property tax phase-in, the rents for tenants residing in Stuyvesant Town and Peter Cooper Village became subject to the New York Rent Stabilization Law.

     31. Since approximately 1974, Stuyvesant Town and Peter Cooper Village have been subject to the Rent Stabilization Law.

                                THE J-51 PROGRAM

     32. New York City enacted the "J-51" program (the "J-51 Program") to encourage the renovation a residential properties in the City of New York by providing partial property tax exemption and abatement benefits for a period of time to buildings undertaking rehabilitation work. The J-51 program provides real estate tax benefits to owners of residential real property

                                        7

who perform rehabilitation work on their properties. The J-51 Program also grants tax benefits to owners of non-residential buildings who convert their buildings to residential use.

     33. The J-51 Program was originally enacted in 1955 to encourage landlords to upgrade cold water flats by installing heat and hot water systems, and has since been expanded to provide benefits for most major capital improvements, certain repairs, and conversions of buildings to residential use.

     34. The J-51 Program grants two distinct benefits: a tax exemption and a tax abatement. The tax exemption benefit temporarily exempts property from the increase in assessed value which would otherwise occur as a result of significant renovation work. The tax abatement reduces existing taxes by a percentage of the cost of the work performed.

     35. Beginning in or about 1992, Met Life, as owner and on behalf of
Stuyvesant Town and Peter Cooper Village, began applying for property tax benefits under New York City's J-51 Program for rehabilitation work to the buildings in the complex.

     36. From 1992 through the present, the owners of Stuyvesant Town and Peter
Cooper Village have applied for and received from New York City approximately
$24.5 million in real estate tax relief under the J-51 Program.

     37. The most recent J-51 real estate tax benefits for Stuyvesant Town and
Peter Cooper Village are scheduled to expire in or about 2017 or 2018.

     38. As a condition to receiving J-51 tax benefits for residential buildings, the units in the tax lot which is receiving tax benefits under the
J-51 program are required by law to be subject to the Rent Stabilization Law during the period in which tax benefits are being received. Thus, in order for the landlord to receive tax relief for rehabilitation work to existing buildings under the J-51 Program, the units in the premises receiving such benefits must be rent stabilized

                                        8

for the period during which the premises receives J-51 tax benefits, and until they may thereafter be properly deregulated.

     39. Further, as stated in the Division of Tax Programs and Policy Tax
Incentive Programs Unit J-51 Guidebook:

          A rental unit which receives J-51 exemption and/or abatement benefits must be registered with the Division of Housing and Community Renewal
          (DHCR) and SUBJECTED TO RENT STABILIZATION FOR THE FULL TERM OF THE
          J-51 BENEFITS, REGARDLESS OF WHETHER THE RENTAL UNIT WOULD OTHERWISE
          HAVE BEEN SUBJECT TO THE RENT STABILIZATION LAW.

(Emphasis added) (a copy of the Division of Tax Programs and Policy Tax
Incentive Programs Unit J-51 Guidebook is attached hereto as Exhibit A).

     40. New York City's Rent Stabilization Law provides that rent stabilization applies to dwelling units receiving J-51 benefits until at least the end of the tax benefits period.

     41. New York City's Rent Stabilization Law also provides that if a dwelling unit would be subject to rent stabilization in the absence of J-51 benefits, the end of the J-51 benefits period does not eliminate rent stabilization as to that unit.

     42. According to Section 26-504(c) of the New York City Administrative
Code, which is part of the Rent Stabilization Law, rent stabilization shall apply to: DWELLING UNITS IN A BUILDING OR STRUCTURE RECEIVING
          THE BENEFITS OF SECTION 11-243 [J-51]. . . . Upon the expiration or termination for any reason of the benefits of section 11-243 or section l1-244 of the code or article eighteen of the private housing finance law any such dwelling unit shall be subject to this chapter until the occurrence of the first vacancy of such unit after such benefits are no longer being received or if each lease and renewal thereof for such unit for the tenant in residence at the time of the expiration of the tax benefit period has included a notice in at least twelve point type informing such tenant that the unit shall become subject to deregulation upon the expiration of such tax benefit period and states the approximate date on which such tax benefit period is scheduled to expire, such dwelling unit shall be deregulated as of the end of the tax benefit period; provided, however, that if such dwelling unit would have been subject to this chapter or the emergency tenant protection act of the nineteen

                                        9

          seventy-four in the absence of this subdivision, such dwelling unit shall, upon the expiration of such benefits, continue to be subject to this chapter or the emergency tenant protection act of nineteen seventy-four to the same extent and in the same manner as if this subdivision had never applied thereto.

(Emphasis added.)

     43. The Rent Stabilization Law further provides that high income decontrol of units (i.e., decontrol of rent stabilized units renting for $2,000 or more per month and in which the residents have combined income of $175,000 or more)
and high rent vacancy decontrol of units (i.e., decontrol of rent stabilized units with a rent of $2,000 or more per month at the time that the tenant vacates) will remove such units from rent stabilization, but that neither high income decontrol nor high rent vacancy decontrol applies to housing accommodations which are subject to the Rent Stabilization Law by virtue of receiving J-51 real estate tax benefits.

     44. The New York City Department of Housing Preservation and Development,
which is responsible for the administration of New York City's J-51 Program, prohibits a landlord from deregulating apartments during the time that it is receiving tax benefits under the J-51 Program for those apartments.

     45. The rules and regulations of the Department of Housing Preservation and
Development concerning the J-51 program provide:

          Deregulation of units: (i) With respect to a dwelling unit in any building receiving benefits under the [J-51] Act, (A) SUCH UNIT SHALL
          REMAIN SUBJECT TO RENT REGULATION UNTIL THE OCCURRENCE OF THE FIRST
          VACANCY AFTER TAX BENEFITS ARE NO LONGER BEING RECEIVED FOR THE
          BUILDING AT WHICH TIME THE UNIT SHALL BE DEREGULATED, UNLESS THE UNIT
          IS OTHERWISE SUBJECT TO RENT REGULATION ...

(Emphasis added.)

     46. The New York State Division of Housing and Community Renewal, which is responsible for the administration of rent stabilization in New York City, also bars a landlord

                                       10

from deregulating apartments during the time that it is receiving tax benefits under the J-51 Program for those apartments.

     47. Following the passage of New York Local Law 4 in 1994, which enacted amendments to the Rent Stabilization Law concerning high income decontrol, the
Division of Housing and Community Renewal issued an Operational Bulletin stating that

          these deregulation provisions shall not apply to housing
          accommodations which are subject to rent regulation by
          virtue of receiving tax benefits pursuant to Sections four twenty one-a or four eighty nine of the Real Property Tax
          Law [the state enabling statute for J-51] until the
          expiration of the tax abatement period.

     48. Thus, applicable law, as confirmed by rules and regulations of the New
York City and New York State agencies charged with and responsible for administration of the J-51 Program and rent stabilization in the City of New
York, provides that, for at least the period during which a tax lot receives tax benefits under the J-51 program, the units are and remain subject to rent stabilization and may not be deregulated.

     49. Defendants were, at all relevant times, fully aware that Stuyvesant
Town and Peter Cooper Village received J-5l tax benefits and that, by law, the receipt of such tax benefits requires Stuyvesant Town and Peter Cooper Village to remain subject to rent stabilization daring the benefits period and until proper deregulation occurs thereafter.

     50. Nonetheless, during the period in which Defendants were receiving tax benefits under the J-51 Program for Stuyvesant Town and Peter Cooper Village,
they caused more than one-quarter of the complex's apartments units -- a total of approximately 3,000 apartments at Stuyvesant Town and Peter Cooper Village --
to be deregulated.

     51. Upon the aforementioned deregulation and a all times thereafter,
Defendants have charged market rate rents or rents at rates otherwise far in excess of rent stabilization rent levels for such apartments.

                                       11

                              FIRST CAUSE OF ACTION

                VIOLATION OF THE NEW YORK CITY RENT STABILIZATION
       LAW AND SECTION 26-504(C) OF THE NEW YORK CITY ADMINISTRATIVE CODE

     52. Plaintiff hereby incorporates by reference the allegations contained above.

     53. In violation of the New York City Rent Stabilization Law and Section
26-504(c) of the New York City Administrative Code, Defendant used and employed unconscionable practices, deception, fraud, misrepresentations, and/or the knowing concealment, suppression, and/or omission of material facts with the intent that others rely thereon (or, in the case of an omission, with the belief that the parties were ignorant of the true facts), in connection with overcharge of rents at Stuyvesant Town and Peter Cooper Village.

     54. Defendants have charged Plaintiff and the other members of the Class, and required Plaintiff and the other members of the Class to pay, market rate rents or rents at rates otherwise in excess of rent stabilization rent levels for their apartments at Stuyvesant Town and Peter Cooper Village.

     55. Defendants have overcharged Plaintiff and the other members of the
Class in an amount equal to the difference between their monthly rents and security deposits and their appropriate regulated (i.e., rent stabilized) rents had their apartments at Stuyvesant Town and Peter Cooper Village not been deregulated.

     56. At all relevant times, the rent overcharges by Defendants were willful.

     57. As a result of Defendants' rent overcharges, Plaintiff and the other members of the Class have been damaged, and are entitled to an award of money damages against Defendants in the amount of such rent overcharges for the four
(4) year immediately prior to the commencement of this action, in an amount to be determined at trial.

     58. Alternatively, in the event Plaintiff and the other members of the
Class do not recover damages against Defendants, Plaintiff and the other members of the Class are entitled to

                                       12

an award of interest on the rent overcharges for the four (4) years immediately prior to the commencement of this action, with such interest accruing from the date of the fist overcharge.

     59. Plaintiff and the other members of the Class also demand reimbursement of any rent overcharges that they may pay during the pendency of this action.

     60. In addition, Plaintiff and the other members of the Class are entitled to recover their reasonable attorneys' fees (including costs and disbursements)
herein from Defendants.

     61. By virtue of the foregoing, Plaintiff and the Class members have been damaged.

                               SECOND CAUSE ACTION

            (Violation of New York General Business Law Section 349)

     62. Plaintiff hereby incorporates by reference the allegations contained above.

     63. Defendants enjoy a disparity of bargaining power over their tenants.
Defendants engage in conduct (described above) that is consumer-oriented and has a broad impact on consumers at large.

     64. In violation of New York General Business Law Section 349, Defendants
engaged in deceptive acts and practices and false advertising in the conduct of their business, trade, and commerce and in connection with overcharge of rents at Stuyvesant Town and Peter Cooper Village. By virtue of the foregoing,
Plaintiff and the members of the Class have been damaged.

     65. Defendants' practices of charging Plaintiff and the Class market rate rents or rents at rates otherwise in excess of rent stabilization rent levels for their apartments at Stuyvesant Town mad Peter Cooper Village is unfair, objectively unreasonable and unduly excessive, constitute deceptive acts or practices in the conduct of a business, trade or commerce and in the furnishing of a service in this state.

                                       13

     66. As a result of Defendants' deceptive acts or practices described above,
Plaintiff and the Class have been injured.

                              THIRD CAUSE OF ACTION

                                UNJUST ENRICHMENT

     67. Plaintiff hereby incorporates by reference the allegations contained above.

     68. As a direct and proximate result of the acts described above,
Defendants have charged Plaintiff and the other members of the Class, and required Plaintiff and the other members of the Class to pay, market rate rents or rents at rates otherwise in excess of rent stabilization rent levels for their apartments at Stuyvesant Town and Peter Cooper Village.

     69. As a result of the foregoing, Defendants have been unjustly enriched at
Plaintiff's and Class members expense.

     70. Further, Defendants have caused more than one-quarter of the apartments in Stuyvesant Town and Peter Cooper Village to be deregulated during the period in which Defendants have been receiving such J-51 benefits, and have charged rent to Plaintiff and the other members of the Class at market rates or rates otherwise far in excess of rent stabilization rent levels -- actions that are consistent only with the position that, despite Defendants' continued receipt of real estate tax benefits under the J-51 Program, the Stuyvesant Town and Peter
Cooper Village apartments of Plaintiff and the other members of the Class are no forager subject, and are no longer required by applicable law to be subject, to rent stabilization.

                             FOURTH CAUSE OF ACTION

                              DECLARATORY JUDGMENT

     71. Plaintiff hereby incorporates by reference the allegations contained above.

     72. Justiciable and live controversies therefore exist between Plaintiff and the other members of the Class, on the one hand, and Defendants on the other hand, concerning whether

                                       14

the Stuyvesant Town and Peter Cooper Village apartments of Plaintiff and the other members of the Class continue to be subject to rent stabilization, whether
Defendants are required to continue to charge rent to Plaintiff and the other members of the Class at rent stabilized rates instead of at market rates or rates otherwise in excess of rent stabilization rent levels, and whether the
Stuyvesant Town and Peter Cooper Village apartments of Plaintiff and the other members of the Class will continue to be subject to the provisions of the Rent
Stabilization Law for the entire period during which Defendants receive J-51 real estate tax benefits and until such time as said apartments may thereafter properly be deregulated.

     73. Plaintiff and the other members of the Class have no adequate remedy at law so far as a declaration of the current and continuing rent stabilized status of their apartments at Stuyvesant Town and Peter Cooper Village is concerned.

     74. Plaintiff and the other members of the Class are therefore entitled to
Judgment declaring that their Stuyvesant Town and Peter Cooper Village apartments continue to be subject to rent stabilization, that Defendants are required to continue to charge rent to them at rent stabilized rates instead of at market rates or rates otherwise in excess of rent stabilization rent levels, and that their Stuyvesant Town and Peter Cooper Village apartments will continue to be subject to the provisions of the Rent Stabilization Law for the entire period during which Defendants receive J-51 real estate tax benefits for
Stuyvesant Town and Peter Cooper Village and until such time as said apartments may thereafter properly be deregulated.

     WHEREFORE, Plaintiff, on behalf of herself and the other members of the
Class, respectfully requests judgment against Defendants as follows:

          (A) On the First Cause of Action, awarding Plaintiff and the other members of the Class money damages against Defendants, in an amount to be determined at trial, including interest and awarding reasonable attorneys' fees
(including costs and disbursements);

                                       15

          (B) On the Second Cause of Action, declaring that the Stuyvesant Town and Peter Cooper Village apartments of Plaintiff and the other members of the
Class continue to be subject to rent stabilization, that Defendants are required to continue to charge rent to than at rent stabilized rates instead of at market rates or rates otherwise in excess of rent stabilization rent levels, and that their Stuyvesant Town and Peter Cooper Village apartments will continue to be subject to the provisions of the Rent Stabilization Law for the entire period during which Defendants receive J-51 real estate tax benefits for Stuyvesant
Town and Peter Cooper Village and until such time as said apartments may thereafter properly be deregulated;

          (C) Awarding Plaintiff and the other members of the Class attorneys'
fees against Defendants, pursuant to CPLR Rule 909; and

          (D) Awarding Plaintiff and the other members of the Class such other and further relief, including the costs and disbursements of this action, as this Court finds just and proper.

                               JURY TRIAL DEMANDED

Plaintiff hereby demands a trial by jury.

Dated: New York, New York
       February 14, 2007

                                        BERNSTEIN LIEBHARD & LIFSHITZ, LLP

                                        /s/ Gregory M. Egleston
                                        ----------------------------------------
                                        Robert J. Berg
                                        Ronald J. Aranoff
                                        Gregory M. Egleston
                                        10 East 40th Street
                                        New York, New York 10016
                                        Tel: (212) 779-1414

                                       16

================================ NOTICE OF ENTRY ===============================

PLEASE take notice that the within is a (certified) true copy of a duly entered in the office of the clerk of the within named court on

Dated,

                                  Yours, etc.
                               BERNSTEIN LIEBHARD
                                & LIFSHITZ, LLP

Attorneys for

                         Office and Post Office Address
                              10 East 40th Street
                            NEW YORK, NEW YORK 10016

To

Attorney(s) for

============================= NOTICE OF SETTLEMENT =============================

PLEASE take notice that an order

of which the within is a true copy will be presented for settlement to the Hon.

one of the judges of the within named Court, at

on
at                                      M.
Dated,

                                  Yours, etc.
                               BERNSTEIN LIEBHARD
                                & LIFSHITZ, LLP

Attorneys for

                            Office and Post Address
                              10 East 40th Street
                            NEW YORK, NEW YORK 10016

To

Attorney(s) for

Index No.                                    Year

SUPREME COURT OF THE STATE OF NEW YORK COUNTY OF NEW YORK

================================================================================

MARGARET CARROLL, On Behalf of Herself and All Others Similarly Situated

                                             Plaintiff,

                                   - Against -

TISHMAN SPEYER PROPERTIES, L.P., PCV ST OWNER LP,
METROPOLITAN LIFE INSURANCE COMPANY, PCV/ST LLC,
METROPOLITAN INSURANCE AND ANNUITY COMPANY, and
METROPOLITAN TOWER LIFE INSURANCE
COMPANY,

                                                                     Defendants.

================================================================================

                                   COMPLAINT

================================================================================

Signature (Rule 130-1.1-a)

----------------------------------------
Print name beneath Robert J. Berg, Esq.

================================================================================

                               BERNSTEIN LIEBHARD
                                 & LIFSHITZ, LLP

Attorneys for                  Plaintiff

                    Office and Post Office Address, Telephone
                               10 East 40th Street
                            NEW YORK, NEW YORK 10016
                                 (212) 779-1414

================================================================================

To

Attorney(s) for Defendants

================================================================================

Service of a copy of the within is hereby admitted.

Dated
      ____________________________________

Attorney(s) for

================================================================================